UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALTIMETER GROWTH CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid: $3,498,631
	2)	Form, Schedule or Registration Statement No.: Form F-4 (File No. 333- 258349)
	3)	Filing Party: Grab Holdings Limited
	4)	Date Filed: October 18, 2021

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

Altimeter Growth Corp.

and

PROSPECTUS FOR UP TO 3,535,285,223 CLASS A ORDINARY SHARES, 10,000,000 WARRANTS AND

10,000,000 CLASS A ORDINARY SHARES ISSUABLE UPON EXERCISE OF WARRANTS

OF

Grab Holdings Limited

The board of directors of Altimeter Growth Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“AGC”), has unanimously approved the Business Combination Agreement, dated April 12, 2021 (as may be amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among Grab Holdings Limited (formerly known as J1 Holdings Inc.), an exempted company limited by shares incorporated under the laws of the Cayman Islands (“GHL”), AGC, J2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of GHL (“AGC Merger Sub”), J3 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of GHL (“Grab Merger Sub”) and Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Grab”), pursuant to which (i) AGC shall merge with and into AGC Merger Sub, with AGC Merger Sub surviving and remaining as a wholly-owned subsidiary of GHL (the “Initial Merger”) and (ii) following the Initial Merger, Grab Merger Sub shall merge with and into Grab, with Grab being the surviving entity and becoming a wholly-owned subsidiary of GHL (the “Acquisition Merger”, and collectively with the Initial Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). The Business Combination Agreement is attached to this proxy statement/prospectus as Annex A. At the consummation of the Business Combination, GHL’s amended and restated memorandum and articles of association (the “Amended GHL Articles”) shall be substantially in the form attached to this proxy statement/prospectus as Annex B.

AGC shareholders are being asked to consider a vote upon the Business Combination and certain proposals related thereto as described in this proxy statement/prospectus. As a result of, and upon consummation of, the Business Combination, each of AGC Merger Sub and Grab shall become a wholly-owned subsidiary of GHL, and GHL shall become a new public company owned by the prior shareholders of AGC (including certain directors of AGC being Richard N. Barton, Aishetu Fatima Dozie and Dev Ittycheria (collectively, “Certain AGC Directors”) and Altimeter Growth Holdings (the “Sponsor”)), the prior holders of Grab Shares, Grab Options,

Grab RSUs and Grab Restricted Stock, Altimeter Partners Fund, L.P. (“Sponsor Affiliate”), JS Capital LLC (“JS Securities”, and together with Sponsor Affiliate, the “Sponsor Related Parties”) and certain third-party investors (the “PIPE Investors”). GHL has applied for listing, to be effective upon the consummation of the Business Combination, of its Class A ordinary shares, par value $0.000001 per share (“GHL Class A Ordinary Shares”) and warrants (“GHL Warrants” and collectively with GHL Class A Ordinary Shares and GHL Class B Ordinary Shares, “GHL Securities”) to purchase GHL Class A Ordinary Shares on the Nasdaq Stock Market (“NASDAQ”) under the symbols “GRAB” and “GRABW,” respectively.

Pursuant to the Business Combination Agreement, upon the consummation of the Business Combination: (i) each AGC unit (“AGC Unit”) (each consisting of one AGC Class A ordinary shares, par value $0.0001 per share (“AGC Class A Ordinary Shares”) and one-fifth of one AGC redeemable warrant included as part of such unit (the “AGC Warrants”)) issued and outstanding immediately prior to the effective time of the Initial Merger shall be automatically separated and the holder thereof shall be deemed to hold one AGC Class A Ordinary Share and one-fifth of an AGC Warrant; (ii) immediately following the separation of each AGC Unit, each (a) AGC Class A Ordinary Share issued and outstanding immediately prior to the effective time of the Initial Merger shall be cancelled in exchange for the right to receive one GHL Class A Ordinary Share, and (b) AGC Class B ordinary shares, par value $0.0001 per share (“AGC Class B Ordinary Shares” and collectively with the AGC Class A Ordinary Shares, the “AGC Shares”) issued and outstanding immediately prior to the effective time of the Initial Merger shall be cancelled in exchange for the right to receive one GHL Class A Ordinary Share and (iii) each AGC Warrant outstanding immediately prior to the effective time of the Initial Merger shall cease to be a warrant with respect to AGC Shares and be assumed by GHL and converted into a warrant to purchase one GHL Class A Ordinary Share, subject to substantially the same terms and conditions prior to the effective time of the Initial Merger.

In addition, pursuant to the Business Combination Agreement, upon the consummation of the Business Combination: (i) each of the outstanding Grab ordinary shares, par value $0.000001 per share (“Grab Ordinary Shares”) and the outstanding Grab preferred shares, par value $0.000001 per share (“Grab Preferred Shares” and collectively with Grab Ordinary Shares, “Grab Shares”) (excluding shares that are held by Grab shareholders that exercise and perfect their relevant dissenters’ rights, Grab Key Executive Shares and Grab treasury shares) shall be cancelled in exchange for the right to receive such fraction of a newly issued GHL Class A Ordinary Share that is equal to the quotient obtained by dividing $13.032888 (the “Price per Share”) by $10.00 (the “Exchange Ratio”), or 1.3032888 GHL Class A Ordinary Shares for each Grab Share; and (ii) each of the Grab Shares held by Grab CEO and co-founder Anthony Tan, COO and co-founder Tan Hooi Ling and President Maa Ming-Hokng (together, the “Key Executives”) and their respective Permitted Entities (“Grab Key Executive Shares”) shall be cancelled in exchange for the right to receive such fraction of a newly issued GHL Class B Ordinary Share, par value $0.000001 per share (“GHL Class B Ordinary Shares” and collectively with GHL Class A Ordinary Shares, “GHL Ordinary Shares”) that is equal to the Exchange Ratio. The newly issued GHL Class B Ordinary Shares will have the same economic terms as the newly issued GHL Class A Ordinary Shares but differ with respect to voting, conversion and director appointment and removal rights. Each holder of GHL Class A Ordinary Shares will be entitled to one vote per share and each holder of GHL Class B Ordinary Shares is entitled to forty-five (45) votes per share on all matters submitted to them for a vote of all GHL Ordinary Shares voting together as a single class (which is the case for most matters). In addition, holders of a majority of the GHL Class B Ordinary Shares will have the right to nominate, appoint and remove a majority of the members of GHL’s board of directors (such directors, “Class B Directors”). Each GHL Class B Ordinary Share is convertible into one GHL Class A Ordinary Share (as adjusted for share split, share combination and similar transactions occurring), whereas GHL Class A Ordinary Shares are not convertible into GHL Class B Ordinary Shares under any circumstances. Mr. Tan, the other Key Executives and their respective Permitted Entities will hold all of the outstanding GHL Class B Ordinary Shares. Proxies given to Mr. Tan (the “Key Executive Proxies”) by the other Key Executives and certain entities related to such Key Executives or Mr. Tan (the “Covered Holders”) pursuant to the Shareholders’ Deed (as defined in this proxy statement/prospectus) will give Mr. Tan control of the voting power of all outstanding GHL Class B Ordinary Shares. As a result of Mr. Tan’s control over the voting power of all outstanding GHL Class B Ordinary Shares (giving effect to the Key Executive Proxies), Mr. Tan will, immediately following the Business Combination, effectively have the right to nominate, appoint and remove all of the Class B Directors. Furthermore, by virtue of Mr. Tan’s expected ownership of over 60% (giving effect to the Key Executive Proxies) of the total voting power of all issued and outstanding GHL Ordinary Shares immediately following the consummation of the Business Combination under both sets of assumptions laid out below, separate from his right to nominate, appoint and remove all of the Class B Directors, Mr. Tan will have the ability to (i) effectively control matters requiring the affirmative vote of the holders of at least the majority of the issued and outstanding GHL Ordinary Shares voted at a meeting of shareholders, including the election of all of the members of GHL’s board of directors and (ii) decisively influence, if not effectively control, matters requiring a special resolution of the shareholders (which under the laws of the Cayman Islands requires the affirmative vote of at least two-thirds of the issued and outstanding GHL Ordinary Shares voted at a meeting) such as the amendment of GHL’s organizational documents (in each case, other than amendments that would have a material adverse effect on the rights attached of Class A Ordinary Shares which would require the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class). For further information, see “Risk Factors—Risks Relating to GHL—GHL’s dual-class voting structure may limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of GHL’s Class A Ordinary Shares may view as beneficial,” “Description of GHL Securities—Ordinary Shares” and “ Description of GHL Securities—Shareholders’ Deed.”

Substantially concurrently with the execution and delivery of the Business Combination Agreement, (i) GHL, AGC and the PIPE Investors entered into share subscription agreements (“PIPE Subscription Agreements”) pursuant to which the PIPE Investors committed to subscribe for and purchase, in the aggregate, 326,500,000 GHL Class A Ordinary Shares for $10 per share for an aggregate purchase price equal to $3.265 billion; (ii) the Forward Purchase Agreement entered into at the time of AGC’s initial public offering with JS Securities was amended and restated as of April 12, 2021, and pursuant to such amendment, JS Securities committed to subscribe for and purchase 2,500,000 GHL Class A Ordinary Shares and 500,000 GHL Warrants for an aggregate purchase price equal to $25 million; (iii) the Forward Purchase Agreement entered into at the time of AGC’s initial public offering with Sponsor Affiliate was amended and restated as of April 12, 2021, and pursuant to such amendment, Sponsor Affiliate committed to subscribe for and purchase 17,500,000 GHL Class A Ordinary Shares and 3,500,000 GHL Warrants for an aggregate purchase price equal to $175 million (the amended and restated Forward Purchase Agreements referred to in clauses (ii) and (iii), the “Amended and Restated Forward Purchase Agreements”); (iv) AGC, Sponsor Affiliate and GHL entered into a subscription agreement pursuant to which Sponsor Affiliate committed to subscribe for and purchase 57,500,000 GHL Class A Ordinary Shares for $10 per share for an aggregate purchase price equal to $575 million (the “Sponsor Subscription Agreement”); and (v) AGC, Sponsor Affiliate and GHL entered into a subscription agreement pursuant to which Sponsor Affiliate agreed to backstop SPAC Share Redemptions (as defined in the Business Combination Agreement), and to the extent such backstop is required will subscribe for and purchase that number of GHL Class A Ordinary Shares to be determined in accordance with the terms of such subscription agreement for $10 per share (the “Backstop Subscription Agreement”).

It is expected that Mr. Tan will hold approximately 66.11% (giving effect to the Key Executive Proxies) of the total voting power of all issued and outstanding GHL Ordinary Shares immediately following the consummation of the Business Combination, assuming: (i) that no shareholders of AGC elect to have their AGC Shares redeemed for cash in connection with the Business Combination as permitted by AGC’s amended and restated memorandum and articles of association (the “No Redemption Scenario”); (ii) that all of Grab’s outstanding stock options are exercised, all of Grab’s outstanding restricted stock units vest and all remaining Grab Ordinary Shares available for grant under the Grab 2018 Equity Incentive Plan, as amended (the “Grab 2018 Plan”), which will have one vote per share when granted, are granted to employees other than the Key Executives (the “Full Exercise Scenario”); and (iii) that no Grab shareholder exercises its dissenters’ rights. Under these assumptions, holders of AGC’s public shares (“public AGC shareholders”), Grab shareholders (excluding the Key Executives and their respective Permitted Entities), PIPE investors, the Sponsor and Certain AGC Directors, and the Key Executives and their respective Permitted Entities will own 1.27%, 84.03%, 8.27%, 0.32% and 4.15%, respectively, of the total economic interest in GHL, and will hold 0.45%, 29.72%, 2.92%, 0.11% and 66.11%, respectively, of the total voting power of all issued and outstanding GHL Ordinary Shares, in each case immediately following the consummation of the Business Combination. If the actual facts differ from these assumptions set forth above, these percentages will be different. Under a different set of assumptions, assuming: (i) the No Redemption Scenario; (ii) that none of Grab’s outstanding stock options are exercised, none of Grab’s outstanding restricted stock units vest and none of the remaining Grab Ordinary Shares available for grant under the Grab 2018 Plan are granted (the “No Exercise Scenario”); and (iii) that no Grab shareholder exercises its dissenters’ rights, public AGC shareholders, Grab shareholders (excluding the Key Executives and their respective Permitted Entities), PIPE investors, the Sponsor and Certain AGC Directors, and the Key Executives and their respective Permitted Entities will own 1.33%, 83.77%, 8.69%, 0.33% and 3.27%, respectively, of the total economic interest in GHL, and will hold 0.55%, 34.34%, 3.56%, 0.14% and 60.35%, respectively, of the total voting power of all issued and outstanding GHL Ordinary Shares, in each case immediately following the consummation of the Business Combination. If the actual facts differ from these assumptions set forth above, these percentages will be different.

The sum of all GHL Class A Ordinary Shares receivable by AGC shareholders at the Initial Closing is referred to as “Initial Merger Consideration.” The sum of all the GHL Ordinary Shares and other securities receivable by Grab shareholders at Closing is referred to as “Acquisition Merger Consideration.” The Initial Merger Consideration and the Acquisition Merger Consideration are referred to as the “Shareholder Merger Consideration.” Assuming: (i) the No Redemption Scenario; (ii) the Full Exercise Scenario; and (iii) that no Grab shareholder exercises its dissenters’ rights, the Initial Merger Consideration, the Acquisition Merger Consideration and the Shareholder Merger Consideration consist of 62,500,000, 3,482,785,204 and 3,545,285,204 GHL Ordinary Shares, respectively, or $933,125,000, $51,997,983,096 and $52,931,108,096, respectively, based upon a closing price of $14.93 per AGC public share on Nasdaq on November 15, 2021. If the actual facts differ from these assumptions set forth above, these figures will be different. Under a different set of assumptions, assuming: (i) the No Redemption Scenario; (ii) the No Exercise Scenario; and (iii) that no Grab shareholder exercises its dissenters’ rights, the Initial Merger Consideration, the Acquisition Merger Consideration and the Shareholder Merger Consideration consist of 62,500,000, 3,269,207,347 and 3,331,707,347 GHL Ordinary Shares, respectively, or $933,125,000, $48,809,265,691 and $49,742,390,691 respectively, based upon a closing price of $14.93 per AGC public share on Nasdaq on November 15, 2021. If the actual facts differ from these assumptions set forth above, these figures will be different.

Proposals to approve the Business Combination Agreement and the other matters discussed in this proxy statement/prospectus shall be presented at the Extraordinary General Meeting of shareholders of AGC scheduled to be held on November 30, 2021.

This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the Extraordinary General Meeting of AGC shareholders. We encourage you to carefully read this entire document. You should, in particular, carefully consider the risk factors described in “Risk Factors” beginning on page 55 of this proxy statement/prospectus.

The board of directors of AGC has unanimously approved and adopted the Business Combination Agreement and unanimously recommends that the AGC shareholders vote FOR all of the proposals presented to the shareholders. When you consider the board of directors’ recommendation of these proposals, you should keep in mind that certain of AGC’s directors and officers have interests in the Business Combination. See the section entitled “The Business Combination Proposal—Interests of AGC’s Directors and Officers in the Business Combination.”

This proxy statement/prospectus is dated November 19, 2021 and is first being mailed to AGC shareholders on or about November 22, 2021.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

ADDITIONAL INFORMATION

No person is authorized to give any information or to make any representation with respect to the matters that this proxy statement/prospectus describes other than those contained in this proxy statement/ prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by GHL, AGC or Grab. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of this proxy statement/prospectus nor any distribution of securities made under this proxy statement/prospectus will, under any circumstances, create an implication that there has been no change in the affairs of GHL, AGC or Grab since the date of this proxy statement/prospectus or that any information contained herein is correct as of any time subsequent to such date.

ALTIMETER GROWTH CORP.

2550 Sand Hill Road, Suite 150,

Menlo Park, CA 94025

Dear Altimeter Growth Corp. Shareholders:

You are cordially invited to attend the extraordinary general meeting (the “Extraordinary General Meeting”) of Altimeter Growth Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“AGC”), at 12:00 PM, Eastern time, on November 30, 2021 at the offices of Ropes & Gray LLP located at 800 Boylston Street, Boston, Massachusetts 02199, and virtually at https://www.cstproxy.com/altimetergrowth/2021, and on such other date and at such other place to which the meeting may be adjourned. While as a matter of Cayman Islands law we are required to have a physical location for the meeting, we are pleased to utilize virtual shareholder meeting technology to (i) provide ready access and cost savings for AGC shareholders and AGC, and (ii) to promote social distancing pursuant to guidance provided by the CDC and the SEC due to COVID-19. The virtual meeting format allows attendance from any location in the world.

The Extraordinary General Meeting shall be held for the following purpose:

1.

to consider and vote upon a proposal, which is referred to herein as the “Business Combination Proposal,” to approve the business combination and other transactions (and related transaction documents) contemplated by the Business Combination Agreement, dated April 12, 2021 (as it may be amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among Grab Holdings Limited (formerly known as J1 Holdings Inc.), an exempted company limited by shares incorporated under the laws of the Cayman Islands (“GHL”), AGC, J2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of GHL (“AGC Merger Sub”), J3 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of GHL (“Grab Merger Sub”) and Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Grab”). The Business Combination Agreement is attached to this proxy statement/prospectus as Annex A;

2.

to consider and vote upon a proposal to approve, by special resolution, assuming the Business Combination Proposal is approved and adopted, the Business Combination Agreement, the Initial Merger and certain matters relating to the Initial Merger (the “Initial Merger Proposal”);

3.

to consider and vote upon five separate proposals to approve, by special resolution, assuming the Business Combination Proposal is approved and adopted, material differences between AGC’s amended and restated memorandum and articles of association and GHL’s amended and restated memorandum and articles of association (collectively, such five separate proposals are referred to herein as the “Governing Documents Proposal”), which changes will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares subject to the amended and restated memorandum and articles of association of GHL, specifically:

(a)	changes relating to the effective change in authorized share capital from AGC to GHL;

(b)

changes relating to voting power in respect of the AGC Class A Ordinary Shares when compared to the GHL Class A Ordinary Shares given that, following the consummation of the Business Combination each GHL Class A Ordinary Share will be entitled to one (1) vote per share (consistent with the AGC Class A Ordinary Shares) compared with each GHL Class B Ordinary Share being entitled to forty-five (45) votes per share;

(c)	changes related to the rights that holders of AGC Class A Ordinary Shares hold in respect of increasing the number of directors, in that the number of directors of GHL may be increased from time to time up to nine directors solely with the approval of a majority of the Class B ordinary Shares voting as a separate class without the approval of the holders of GHL Class A Ordinary Share;

(d)

changes relating to the quorum requirements applicable to shareholder meetings from (i) the holders of a majority of the AGC Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum for a general meeting of AGC to (ii) one or more shareholders holding not less than an aggregate of one-third of all votes that may be cast in respect of the share capital of GHL in issue present in person or by proxy and entitled to vote; and

(e)

all other changes in connection with the effective replacement of AGC’s amended and restated memorandum and articles with GHL’s amended and restated memorandum and articles effective as of the consummation of the Business Combination, including changing the name from AGC to GHL, and removing certain provisions relating to AGC’s status as a blank check company that will no longer be applicable to GHL following consummation of the Business Combination; and

4.	to consider and approve, if presented, a proposal to adjourn the Extraordinary General Meeting to a later date or dates (the “Adjournment Proposal”).

Each of the Business Combination Proposal, the Initial Merger Proposal and the five separate proposals in the Governing Documents Proposal is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus.

As further described in the accompanying proxy statement/prospectus, subject to the terms and conditions of the Business Combination Agreement, the following transactions will occur:

1.

(i) AGC shall merge with and into AGC Merger Sub, with AGC Merger Sub surviving and remaining as a wholly-owned subsidiary of GHL (the “Initial Merger”) and (ii) following the Initial Merger, Grab Merger Sub shall merge with and into Grab, with Grab being the surviving entity and becoming a wholly-owned subsidiary of GHL (the “Acquisition Merger”, and together with the Initial Merger and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”); and

2.

(i) each AGC Unit (each consisting of one AGC Class A ordinary share, par value $0.0001 per share (“AGC Class A Ordinary Shares”) and one-fifth of one AGC redeemable warrant included as part of such unit (the “AGC Warrants”)) issued and outstanding immediately prior to the effective time of the Initial Merger shall be automatically separated and the holder thereof shall be deemed to hold one AGC Class A Ordinary Share and one-fifth of an AGC Warrant; (ii) immediately following the separation of each AGC Unit, each (a) AGC Class A Ordinary Share issued and outstanding immediately prior to the effective time of the Initial Merger shall be cancelled in exchange for the right to receive one GHL Class A Ordinary Share, and (b) AGC Class B ordinary shares, par value $0.0001 per share (“AGC Class B Ordinary Shares” and collectively with the AGC Class A Ordinary Shares, the “AGC Shares”) issued and outstanding immediately prior to the effective time of the Initial Merger shall be cancelled in exchange for the right to receive one GHL Class A Ordinary Share and (iii) each AGC Warrant outstanding immediately prior to the effective time of the Initial Merger shall cease to be a warrant with respect to AGC Shares and be assumed by GHL and converted into a warrant to purchase one GHL Class A Ordinary Share, subject to substantially the same terms and conditions prior to the effective time of the Initial Merger.

Substantially concurrently with the execution and delivery of the Business Combination Agreement, (i) GHL, AGC and certain third-party investors (the “PIPE Investors”) entered into share subscription agreements (“PIPE Subscription Agreements”) pursuant to which the PIPE Investors have committed to subscribe for and purchase, in the aggregate, 326,500,000 GHL Class A Ordinary Shares for $10 per share for an aggregate purchase price equal to $3.265 billion (the “PIPE Investment”); (ii) the Forward Purchase Agreement entered into at the time of AGC’s initial public offering with JS Capital LLC (“JS Securities”) was amended and restated as of April 12, 2021, and pursuant to such amendment, JS Securities committed to subscribe for and purchase

2,500,000 GHL Class A Ordinary Shares and 500,000 GHL Warrants for an aggregate purchase price equal to $25 million; (iii) the Forward Purchase Agreement entered into at the time of AGC’s initial public offering with Sponsor Affiliate was amended and restated as of April 12, 2021, and pursuant to such amendment, Sponsor Affiliate committed to subscribe for and purchase 17,500,000 GHL Class A Ordinary Shares and 3,500,000 GHL Warrants for an aggregate purchase price equal to $175 million (the amended and restated Forward Purchase Agreements referred to in clauses (ii) and (iii), the “Amended and Restated Forward Purchase Agreements”); (iv) AGC, Altimeter Partners Fund, L.P. (the “Sponsor Affiliate”, and, together with JS Securities, collectively, the “Sponsor Related Parties”) and GHL entered into a subscription agreement pursuant to which Sponsor Affiliate committed to subscribe for and purchase 575,000,000 GHL Class A Ordinary Shares for $10 per share for an aggregate purchase price equal to $575 million; and (v) AGC, Sponsor Affiliate and GHL entered into a subscription agreement pursuant to which Sponsor Affiliate agreed to backstop SPAC Share Redemptions (as defined in the Business Combination Agreement), and to the extent such backstop is required will subscribe for and purchase that number of GHL Class A Ordinary Shares to be determined in accordance with the terms of such subscription agreement for $10 per share.

It is expected that Mr. Tan will hold approximately 66.11% (giving effect to the Key Executive Proxies) of the total voting power of all issued and outstanding GHL Ordinary Shares immediately following the consummation of the Business Combination, assuming: (i) that no shareholders of AGC elect to have their AGC Shares redeemed for cash in connection with the Business Combination as permitted by AGC’s amended and restated memorandum and articles of association (the “No Redemption Scenario”) (ii) that all of Grab’s outstanding stock options are exercised, all of Grab’s outstanding restricted stock units vest and all remaining Grab Ordinary Shares available for grant under the Grab 2018 Equity Incentive Plan, as amended (the “Grab 2018 Plan”), which will have one vote per share when granted, are granted to employees other than the Key Executives; and (iii) that no Grab shareholder exercises its dissenters’ rights. Under these assumptions, holders of AGC’s public shares (“public AGC shareholders”), Grab shareholders (excluding the Key Executives and their respective Permitted Entities), PIPE investors, the Sponsor and certain directors of AGC being Richard N. Barton, Aishetu Fatima Dozie and Dev Ittycheria (collectively, “Certain AGC Directors”), and the Key Executives and their respective Permitted Entities will own 1.27%, 84.03%, 8.27%, 0.32% and 4.15%, respectively, of the total economic interest in GHL, and will hold 0.45%, 29.72%, 2.92%, 0.11% and 66.11%, respectively, of the total voting power of all issued and outstanding GHL Ordinary Shares, in each case immediately following the consummation of the Business Combination. If the actual facts differ from these assumptions set forth above, these percentages will be different. Under a different set of assumptions, assuming: (i) the No Redemption Scenario, (ii) that none of Grab’s outstanding stock options are exercised, none of Grab’s outstanding restricted stock units vest and none of the remaining Grab Ordinary Shares available for grant under the Grab 2018 Plan are granted; and (iii) that no Grab shareholder exercises its dissenters’ rights, public AGC shareholders, Grab shareholders (excluding the Key Executives and their respective Permitted Entities), PIPE investors, the Sponsor and Certain AGC Directors, and the Key Executives and their respective Permitted Entities will own 1.33%, 83.77%, 8.69%, 0.33% and 3.27%, respectively, of the total economic interest in GHL, and will hold 0.55%, 34.34%, 3.56%, 0.14% and 60.35%, respectively, of the total voting power of all issued and outstanding GHL Ordinary Shares, in each case immediately following the consummation of the Business Combination. If the actual facts differ from these assumptions set forth above, these percentages will be different.

Under the Business Combination Agreement, the approval of the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal by the requisite vote of AGC shareholders is a condition to the consummation of the Business Combination. Each of the Business Combination Proposal, the Initial Merger Proposal and the five separate proposals in the Governing Documents Proposal is cross-conditioned on the approval of each other. If any one of these proposals is not approved by AGC shareholders, the Business Combination shall not be consummated.

The Adjournment Proposal, if adopted, shall allow the Chairman of the Extraordinary General Meeting to adjourn the Extraordinary General Meeting to a later date or dates, if necessary. In no event shall AGC solicit proxies to adjourn the Extraordinary General Meeting or consummate the Business Combination and related transactions beyond the date by which it may properly do so under AGC’s amended and restated memorandum and articles of association and the Companies Act (As Revised) of the Cayman Islands (the “Cayman Islands

Companies Act”). The purpose of the Adjournment Proposal is to provide more time to meet the requirements that are necessary to consummate the Business Combination and related transactions. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the accompanying proxy statement/prospectus.

Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which each shareholder is encouraged to read carefully and in its entirety.

In connection with the Business Combination, certain related agreements have been entered into prior to the closing of the Business Combination, including the PIPE Subscription Agreements, Grab Shareholder Support Agreements, Sponsor Support Agreement, Shareholders’ Deed, Registration Rights Agreement, Assignment, Assumption and Amendment Agreement, and Amended and Restated Forward Purchase Agreements (each as defined in the accompanying proxy statement/prospectus). See “Business Combination Proposal—Related Agreements” in the accompanying proxy statement/prospectus for more information.

Pursuant to AGC’s amended and restated memorandum and articles of association, a holder of AGC’s public shares (a “public AGC shareholder”) may request that AGC redeem all or a portion of such public shares for cash in connection with the completion of the Business Combination. Holders of units must elect to separate the units into the underlying public shares and warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and warrants, or if a holder holds units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company (“Continental”), AGC’s transfer agent, directly and instruct it to do so. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its shares. To the extent a holder of AGC Units elects to separate such AGC Units into underlying AGC Shares and AGC Warrants prior to exercising redemption rights with respect to such AGC Shares, such holder’s redemption rights would apply in respect of the underlying AGC Shares. With respect to the related AGC Warrants, the holder would retain such AGC Warrants, and each AGC Warrant outstanding immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to AGC Shares and be assumed by GHL and converted into a warrant to purchase one GHL Class A Ordinary Share, subject to substantially the same terms and conditions prior to the Initial Merger Effective Time in accordance with the provisions of the Assignment, Assumption and Amendment Agreement. Public AGC shareholders may elect to redeem their public shares even if they vote “for” the Business Combination Proposal. If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public AGC shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its share certificates (if any) and other redemption forms (as applicable) to Continental, AGC will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the amount on deposit in the trust account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to AGC. For illustrative purposes, as of November 5, 2021, this would have amounted to approximately $10.00 per issued and outstanding share. If a public AGC shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares (but will continue to own warrants). See “Extraordinary General Meeting of AGC Shareholders—Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a public AGC shareholder, together with any affiliate of such public AGC shareholder or any other person with whom such public AGC shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a public AGC shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

The Sponsor and each AGC director have agreed to, among other things, vote all of their AGC Shares in favor of the proposals being presented at the Extraordinary General Meeting and waive their redemption rights with respect to their AGC Shares in connection with the consummation of the Business Combination. As of the date of this proxy statement/prospectus, on an as-converted basis, Altimeter Growth Holdings (the “Sponsor”) and Certain AGC Directors own, collectively, approximately 20% of the issued and outstanding AGC Shares. The Business Combination Agreement is subject to the satisfaction or waiver of certain other closing conditions as described in the accompanying proxy statement/prospectus. There can be no assurance that the parties to the Business Combination Agreement would waive any such closing condition. In addition, in no event will AGC redeem public shares in an amount that would cause AGC’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) to be less than $5,000,001 after giving effect to the transactions contemplated by the Business Combination Agreement.

AGC is providing the accompanying proxy statement/prospectus and accompanying proxy card to AGC shareholders in connection with the solicitation of proxies to be voted at the Extraordinary General Meeting and at any adjournments of the Extraordinary General Meeting. Information about the Extraordinary General Meeting, the Business Combination and other related business to be considered by AGC shareholders at the Extraordinary General Meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the Extraordinary General Meeting, all of AGC shareholders should read the accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 55 of the accompanying proxy statement/prospectus.

After careful consideration, AGC’s board of directors has unanimously approved the Business Combination and determined that the Business Combination Proposal, the Initial Merger Proposal, the Governing Documents Proposal and the Adjournment Proposal are advisable and fair to and in the best interest of AGC and unanimously recommends that you vote or give instruction to vote “FOR” the Business Combination Proposal, “FOR” the Initial Merger Proposal, “FOR” the Governing Documents Proposal and “FOR” the Adjournment Proposal, if presented. When you consider the board of directors’ recommendation of these proposals, you should keep in mind that our directors and our officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “The Business Combination Proposal—Interests of AGC’s Directors and Officers in the Business Combination.” in the accompanying proxy statement/prospectus for a further discussion of these considerations.

The approval of the Business Combination Proposal will require an ordinary resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of a majority of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting. The approval of the Initial Merger Proposal will require a special resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting. The approval of the Governing Documents Proposal will require a special resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting. The approval of the Adjournment Proposal if presented will require an ordinary resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of a majority of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Extraordinary General Meeting, please sign, date, vote and return the enclosed proxy card as soon as possible in the envelope provided to make sure that your shares are represented at the Extraordinary General Meeting. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker or bank to ensure that votes related to the shares you beneficially own are properly counted. The Business Combination will be consummated only if the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal are approved at the Extraordinary General Meeting. Each of the Business Combination Proposal, the Initial Merger Proposal and the five separate proposals in the Governing Documents Proposal is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the Extraordinary General Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Extraordinary General Meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting. If you are a shareholder of record and you attend the Extraordinary General Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR AGC SHARES BE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS BEFORE THE SCHEDULED DATE OF THE EXTRAORDINARY GENERAL MEETING. IN ORDER TO EXERCISE YOUR REDEMPTION RIGHT, YOU NEED TO IDENTIFY YOURSELF AS A BENEFICIAL HOLDER AND PROVIDE YOUR LEGAL NAME, PHONE NUMBER AND ADDRESS IN YOUR WRITTEN DEMAND. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES SHALL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER, BANK OR OTHER NOMINEE TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “EXTRAORDINARY GENERAL MEETING OF AGC SHAREHOLDERS—REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

On behalf of AGC’s board of directors, I would like to thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,

Brad Gerstner
Chairman of the Board of Directors

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

The accompanying proxy statement/prospectus is dated November 19, 2021, and is first being mailed to shareholders on or about November 22, 2021.

ALTIMETER GROWTH CORP.

NOTICE OF EXTRAORDINARY GENERAL MEETING

TO BE HELD ON NOVEMBER 30, 2021

TO THE SHAREHOLDERS OF ALTIMETER GROWTH CORP.:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) of Altimeter Growth Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“AGC”), shall be held at 12:00 PM, Eastern time, on November 30, 2021 at the offices of Ropes & Gray LLP located at 800 Boylston Street, Boston, Massachusetts 02199, and virtually at https://www.cstproxy.com/altimetergrowth/2021. You are cordially invited to attend the Extraordinary General Meeting, to conduct the following items of business and/or consider, and if thought fit, approve the following resolutions:

1)

Proposal No. 1—the Business Combination Proposal—RESOLVED, as an ordinary resolution, that the business combination contemplated by the Business Combination Agreement, dated as of April 12, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Grab Holdings Limited (formerly known as J1 Holdings Inc.), an exempted company limited by shares incorporated under the laws of the Cayman Islands (“GHL”), AGC, J2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of GHL (“AGC Merger Sub”), J3 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of GHL (“Grab Merger Sub”) and Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Grab”) pursuant to which: (i) AGC shall merge with and into AGC Merger Sub, with AGC Merger Sub surviving and remaining as a wholly-owned subsidiary of GHL (the “Initial Merger”) and (ii) following the Initial Merger, Grab Merger Sub shall merge with and into Grab, with Grab being the surviving entity and becoming a wholly-owned subsidiary of GHL (the “Acquisition Merger”) and the other transactions contemplated by the Business Combination Agreement (the business combination, the Initial Merger, the Acquisition Merger, and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”) be confirmed, ratified and approved in all respects;

2)

Proposal No. 2—the Initial Merger Proposal—RESOLVED, as a special resolution, that AGC be and is hereby authorized to merge with and into AGC Merger Sub so that AGC Merger Sub be the surviving company and all the undertaking, property and liabilities of AGC vest in AGC Merger Sub by virtue of such merger pursuant to the Companies Act (As Revised) of the Cayman Islands;

RESOLVED, as a special resolution, that the Business Combination Agreement and the plan of merger in the form annexed as Exhibit I to the Business Combination Agreement (the “Plan of Merger”) be and are hereby authorized, approved and confirmed in all respects;

RESOLVED, as a special resolution, that AGC be and is hereby authorized to enter into the Business Combination Agreement and the Plan of Merger; and

RESOLVED, as a special resolution, that upon the Effective Time (as defined in the Plan of Merger), the amending and restating of the memorandum and articles of AGC by adoption of the memorandum and articles of association of AGC Merger Sub in the form attached to the Plan of Merger is approved in all respects; and

3)	Proposal No. 3—the Governing Documents Proposal—

(A) Proposal No. 3—the Governing Documents Proposal—Proposal A—RESOLVED, as a special resolution, to approve in all respects the effective change in authorized share capital from (i) the share capital of AGC of $22,100 divided into 200,000,000 AGC Class A Ordinary Shares of a par value of $0.0001 each, 20,000,000 AGC Class B Ordinary Shares of a par value of $0.0001 each and 1,000,000 preference shares of a par value of $0.0001 each to (ii) the share capital of GHL of 50,000,000,000 shares of all classes of capital stock, par value $0.000001 per share, consisting of 49,500,000,000 shares of GHL Class A Ordinary Shares and 500,000,000 shares of GHL Class B Ordinary Shares, which change will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares subject to the amended and restated memorandum and articles of association of GHL.

(B) Proposal No. 3—the Governing Documents Proposal—Proposal B—RESOLVED, as a special resolution, to approve in all respects the effective change in voting power in respect of the AGC Class A Ordinary Shares given that, following the consummation of the Business Combination each GHL Class A Ordinary Share will be entitled to one (1) vote per share (consistent with the AGC Class A Ordinary Shares) compared with each GHL Class B Ordinary Share being entitled to forty-five (45) votes per share, which change will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares.

(C) Proposal No. 3—the Governing Documents Proposal—Proposal C—RESOLVED, as a special resolution, to approve in all respects the change in rights that holders of AGC Class A Ordinary Shares hold in respect of increasing the number of directors, in that the number of directors of GHL may be increased from time to time up to nine directors solely with the approval of a majority of the Class B ordinary Shares voting as a separate class without the approval of the holders of GHL Class A Ordinary Share, whereas AGC’s amended and restated memorandum and articles provided holders of Class A Ordinary Shares with the right to approve such change upon ordinary resolution, which change will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares subject to the amended and restated memorandum and articles of association of GHL.

(D) Proposal No. 3—the Governing Documents Proposal—Proposal D—RESOLVED, as a special resolution, to approve in all respects the effective change in quorum requirements applicable to shareholder meetings from (i) the holders of a majority of the AGC Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum for a general meeting of AGC to (ii) one or more shareholders holding not less than an aggregate of one-third of all votes that may be cast in respect of the share capital of GHL in issue present in person or by proxy and entitled to vote, which change will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares subject to the amended and restated memorandum and articles of association of GHL.

(E) Proposal No. 3—the Governing Documents Proposal—Proposal E—RESOLVED, as a special resolution, to authorize all other changes in connection with the effective replacement of AGC’s amended and restated memorandum and articles with GHL’s amended and restated memorandum and articles effective as of the consummation of the Business Combination, including changing the name from AGC to GHL, and removing certain provisions relating to AGC’s status as a blank check company that will no longer be applicable to GHL following consummation of the Business Combination, which changes will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares subject to the amended and restated memorandum and articles of association of GHL.

4)

Proposal No. 4—the Adjournment Proposal—RESOLVED, as an ordinary resolution, that the adjournment of the Extraordinary General Meeting to a later date or dates to be determined by the chairman of the Extraordinary General Meeting, is hereby confirmed, ratified and approved in all respects.

Under the Business Combination Agreement, the approval of the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal by the requisite vote of AGC shareholders (“AGC shareholders”) is a condition to the consummation of the Business Combination. If any of these proposals is not approved by AGC shareholders, the Business Combination shall not be consummated. Each of the Business Combination Proposal, the Initial Merger Proposal and the five separate proposals in the Governing Documents Proposal is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

These items of business are described in the attached proxy statement/prospectus, which we encourage you to read in its entirety before voting.

Only holders of record of AGC ordinary shares (“AGC Shares”) at the close of business on November 5, 2021 are entitled to notice of the meeting and to vote at the meeting and any adjournments or postponements of the meeting.

This proxy statement/prospectus and accompanying proxy card is being provided to AGC shareholders in connection with the solicitation of proxies to be voted at the Extraordinary General Meeting and at any adjournment of the Extraordinary General Meeting. Whether or not you plan to attend the Extraordinary General Meeting, all of AGC shareholders are urged to read this proxy statement/prospectus, including the Annexes and the documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 55 of this proxy statement/prospectus.

After careful consideration, AGC’s board of directors has unanimously approved the Business Combination and determined that the Business Combination Proposal, the Initial Merger Proposal, the Governing Documents Proposal and the Adjournment Proposal are advisable and fair to and in the best interest of AGC and unanimously recommends that you vote or give instruction to vote “FOR” the Business Combination Proposal, “FOR” the Initial Merger Proposal, “FOR” the Governing Documents Proposal and “FOR” the Adjournment Proposal, if presented. When you consider the board of directors’ recommendation of these proposals, you should keep in mind that our directors and our officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “The Business Combination Proposal—Interests of AGC’s Directors and Officers in the Business Combination” in the accompanying proxy statement/prospectus for a further discussion of these considerations.

Pursuant to AGC’s amended and restated memorandum and articles of association, a public AGC shareholder may request of AGC that AGC redeem all or a portion of its AGC Shares for cash if the Business Combination is consummated. As a holder of AGC Shares, you will be entitled to receive cash for any AGC Shares to be redeemed only if you:

(i) (a) hold AGC Shares, or (b) if you hold AGC Shares through AGC Units, elect to separate your AGC Units into the underlying AGC Shares and AGC Warrants prior to exercising your redemption rights with respect to AGC Shares;

(ii) submit a written request to Continental Stock Transfer & Trust Company (“Continental”), AGC’s transfer agent, in which you (a) request that AGC redeem all or a portion of your AGC Shares for cash, and (b) identify yourself as the beneficial holder of the AGC Shares and provide your legal name, phone number and address; and

(iii) deliver share certificates (if any) and other redemption forms (as applicable) to Continental, AGC’s transfer agent, physically or electronically through The Depository Trust Company.

Holders of AGC Shares must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 PM, Eastern time, on November 26, 2021 (two business days before the Extraordinary General Meeting) in order for their AGC Ordinary Shares to be redeemed.

Holders of AGC Units must elect to separate their AGC Units into the underlying AGC Shares and AGC Warrants prior to exercising redemption rights with respect to the shares. If holders hold their AGC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the AGC Units into the underlying shares and warrants, or if a holder holds AGC Units registered in its own name, the holder must contact Continental, AGC’s transfer agent, directly and instruct them to do so. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its shares.

To the extent a holder of AGC Units elects to separate such AGC Units into underlying AGC Shares and AGC Warrants prior to exercising redemption rights with respect to such AGC Shares, such holder’s redemption rights would apply in respect of the underlying AGC Shares. With respect to the related AGC Warrants, the holder would retain such AGC Warrants, and each AGC Warrant outstanding immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to AGC Shares and be assumed by GHL and converted into a warrant to purchase one GHL Class A Ordinary Share, subject to substantially the same terms and conditions prior to the Initial Merger Effective Time in accordance with the provisions of the Assignment, Assumption and Amendment Agreement.

If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public AGC shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its share certificates (if any) and other redemption forms (as applicable) to Continental, AGC will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the amount on deposit in the trust account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to AGC.

For illustrative purposes, as of November 5, 2021, this would have amounted to approximately $10.00 per issued and outstanding share less any owed but unpaid taxes on the funds in the trust account. There are currently no owed but unpaid income taxes on the funds in the trust account. However, the proceeds deposited in the trust account could become subject to the claims of AGC’s creditors, if any, which would have priority over the claims of AGC shareholders. Therefore, the per share distribution from the trust account in such a situation may be less than originally expected due to such claims. It is expected that the funds to be distributed to AGC shareholders electing to redeem their shares shall be distributed promptly after the consummation of the Business Combination.

A holder of AGC Shares, together with any affiliate of such holder and any person with whom such holder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), may not seek to have more than 15% of the aggregate shares redeemed without the consent of AGC. Under AGC’s amended and restated memorandum and articles of association, the Business Combination may not be consummated if AGC has net tangible assets of less than $5,000,001 either immediately prior to or upon consummation of the Business Combination after taking into account the redemption for cash of all public shares properly demanded to be redeemed by holders of AGC Shares.

Any request for redemption, once made by a holder of shares, may not be withdrawn once submitted to AGC unless the Board of Directors of AGC determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part).

Any corrected or changed written exercise of redemption rights must be received by Continental, AGC’s transfer agent, prior to the vote taken on the Business Combination Proposal at the Extraordinary General Meeting. No request for redemption shall be honored unless the holder’s share certificates (if any) and other redemption forms (as applicable) have been delivered (either physically or electronically) to Continental, at least two business days prior to the vote at the Extraordinary General Meeting.

If you exercise your redemption rights, then you shall be exchanging your AGC Shares share certificates (if any) for cash and shall not be entitled to receive any GHL Class A Ordinary Shares upon consummation of the Business Combination.

If you are a holder of shares and you exercise your redemption rights, such exercise shall not result in the loss of any warrants that you may hold.

Altimeter Growth Holdings (the “Sponsor”) has, pursuant to the Sponsor Support Agreement (as defined in the accompanying proxy statement/prospectus), agreed to, among other things, vote all of its AGC Shares in favor of the proposals being presented at the Extraordinary General Meeting and waive its redemption rights with respect to its AGC Shares in connection with the consummation of the Business Combination. As of the date of this proxy statement/prospectus, on an as-converted basis, the Sponsor and certain AGC directors own, collectively, approximately 20% of the issued and outstanding AGC Shares. See “Business Combination Proposal—Related Agreements—Sponsor Support and Lock-Up Agreement” in the accompanying proxy statement/prospectus for more information related to the Sponsor Support Agreement.

The Business Combination Agreement is also subject to the satisfaction or waiver of certain other closing conditions as described in the accompanying proxy statement/prospectus. There can be no assurance that the parties to the Business Combination Agreement would waive any such provision of the Business Combination Agreement.

All AGC shareholders are cordially invited to attend the Extraordinary General Meeting. To ensure your representation at the Extraordinary General Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible by following the instructions provided in this proxy statement/prospectus and on the enclosed proxy card. If you are a shareholder of record of AGC Shares, you may also cast your vote by means of remote communication at the Extraordinary General Meeting by navigating to https://www.cstproxy.com/altimetergrowth/2021 and entering the control number on your proxy card. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Extraordinary General Meeting and vote by means of remote communication you must obtain a proxy from your broker or bank and a control number from Continental.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Extraordinary General Meeting, please sign, date, vote and return the enclosed proxy card as soon as possible in the envelope provided to make sure that your shares are represented at the Extraordinary General Meeting. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker or bank to ensure that votes related to the shares you beneficially own are properly counted. The Business Combination will be consummated only if the Business Combination Proposal, the Governing Documents Proposal and the Initial Merger Proposal are approved at the Extraordinary General Meeting. Each of the Business Combination Proposal, the Initial Merger Proposal and the five separate proposals in the Governing Documents Proposal is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Brad Gerstner
Chairman, Chief Executive Officer and President

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the Extraordinary General Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Extraordinary General Meeting in person or virtually, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting and will not be voted. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting. If you are a shareholder of record and you attend the Extraordinary General Meeting and wish to vote in person or virtually, you may withdraw your proxy and vote in person. Your attention is directed to the remainder of the proxy statement/prospectus following this notice (including the Annexes and other documents referred to herein) for a more complete description of the proposed Business Combination and related transactions and each of the proposals. You are encouraged to read this proxy statement/prospectus carefully and in its entirety, including the Annexes and other documents referred to herein. If you have any questions or need assistance voting your ordinary shares, please contact Okapi Partners LLC at 1212 Avenue of the Americas, 24th Floor New York, NY 10036, or by emailing info@okapipartners.com.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR AGC SHARES BE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS BEFORE THE SCHEDULED DATE OF THE EXTRAORDINARY GENERAL MEETING. IN ORDER TO EXERCISE YOUR REDEMPTION RIGHT, YOU NEED TO IDENTIFY YOURSELF AS A BENEFICIAL HOLDER AND PROVIDE YOUR LEGAL NAME, PHONE NUMBER

AND ADDRESS IN YOUR WRITTEN DEMAND. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES SHALL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER, BANK OR OTHER NOMINEE TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “EXTRAORDINARY GENERAL MEETING OF AGC SHAREHOLDERS—REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

ANNEXES

Annex A: Business Combination Agreement (filed as Exhibit 2.1 to the proxy statement/prospectus)

Annex B: Amended and Restated Memorandum and Articles of Association of GHL (filed as Exhibit 3.1 to the proxy statement/prospectus)

ADDITIONAL INFORMATION

You may request copies of this proxy statement/prospectus and any other publicly available information concerning AGC, without charge, by written request to Okapi Partners LLC, our proxy solicitor, by calling (888) 785-6709, or by emailing info@okapipartners.com, or from the SEC through the SEC website at http://www.sec.gov.

In order for AGC shareholders to receive timely delivery of the documents in advance of the Extraordinary General Meeting of AGC to be held on November 30, 2021 you must request the information no later than three business days prior to the date of the Extraordinary General Meeting, by November 24, 2021.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission, or the “SEC,” by GHL, constitutes a prospectus of GHL under Section 5 of the U.S. Securities Act of 1933, as amended, or the “Securities Act,” with respect to the GHL Class A Ordinary Shares to be issued to AGC shareholders, the GHL Class A Ordinary Shares to be issued to certain Grab shareholders, the GHL Warrants to be issued to AGC warrant holders and the GHL Class A Ordinary Shares underlying such warrants, if the Business Combination described herein is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Extraordinary General Meeting of AGC shareholders at which AGC shareholders shall be asked to consider and vote upon proposals to approve the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal (each as defined herein) and to adjourn the meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to adopt the Business Combination Proposal, the Initial Merger Proposal or the Governing Documents Proposal.

References to “U.S. Dollars” and “$” in this proxy statement/prospectus are to United States dollars, the legal currency of the United States. Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this proxy statement/prospectus have been rounded to a single decimal place for the convenience of readers. In addition, period on period percentage changes with respect to Grab’s IFRS and non-IFRS measures and operating metrics have been calculated using actual figures derived from Grab’s internal accounting records and not the rounded numbers contained in this proxy statement/prospectus, and as a result, such percentages may differ from those calculated based on the numbers contained in this proxy statement/prospectus.

INDUSTRY AND MARKET DATA

The industry and market position information that appears in this proxy statement/prospectus is from independent market research carried out by Euromonitor International Limited (“Euromonitor”), which was commissioned by Grab. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates.

In addition, certain survey information that appears in this proxy statement/prospectus is from a survey conducted by The Nielsen Company (Malaysia) Sdn Bhd (“NielsenIQ”), which was commissioned by Grab. NielsenIQ information reflects estimates of market conditions based on samples and is prepared primarily as a marketing research tool for consumer services industry. NielsenIQ information is not a substitute for financial, investment, legal or other professional advice and should not independently be viewed as a basis for any investment decision without consideration of the other information contained in this proxy statement/prospectus including under the heading “Risk Factors.” References to NielsenIQ should not be considered as NielsenIQ’s opinion as to the value of any security or the advisability of investing in any company, product or industry.

Such information is supplemented where necessary with Grab’s own internal estimates and information obtained from discussions with its platform users, taking into account publicly available information about other industry participants and Grab’s management’s judgment where information is not publicly available. This information appears in “Summary of the Proxy Statement/Prospectus,” “Grab’s Market Opportunities,” “Grab’s Business” and “Grab Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other sections of this proxy statement/prospectus.

Industry reports, publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. In some cases, we do not expressly refer to the sources from which this data is derived. While we have compiled, extracted, and reproduced industry data from these sources, we have not independently verified the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

FINANCIAL STATEMENT PRESENTATION

AGC

The historical financial statements of AGC were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and are denominated in U.S. Dollars.

Grab

Grab’s unaudited condensed consolidated interim financial statements as of June 30, 2021 and for the six months ended June 30, 2021 and 2020 and audited consolidated financial statements as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 included in this proxy statement/prospectus have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and are reported in U.S. Dollars.

Grab refers in various places in this proxy statement/prospectus to non-IFRS financial measures, Adjusted EBITDA, Total Segment Adjusted EBITDA and Segment Adjusted EBITDA, which are more fully explained in “Selected Historical Financial Data of Grab—Key Non-IFRS Financial Measures and Operating Metrics.” The presentation of non-IFRS information is not meant to be considered in isolation or as a substitute for Grab’s audited consolidated financial results prepared in accordance with IFRS.

GHL

GHL was incorporated on March 12, 2021, for the sole purpose of effectuating the transactions described herein. GHL has no material assets and does not operate any businesses. Accordingly, no financial statements of GHL have been included in this proxy statement/prospectus.

The Business Combination is made up of the series of transactions provided for in the Business Combination Agreement as described elsewhere within this proxy statement/prospectus. The transactions will be accounted for as a reverse acquisition under the acquisition method of accounting in accordance with IFRS 3, Business Combinations, whereby Grab will be considered the accounting acquirer and AGC will be treated as the acquired company. Under this method of accounting, the net assets of Grab will be stated at historical cost.

Immediately following the Business Combination, GHL will qualify as a foreign private issuer and will prepare its consolidated financial statements in accordance with IFRS.

Accordingly, the unaudited pro forma condensed combined financial information and the comparative per share information that will be presented in this proxy statement/prospectus will be prepared in accordance with IFRS.

FREQUENTLY USED TERMS

Key Business and Business Combination Related Terms

Unless otherwise stated or unless the context otherwise requires in this document:

“Acquisition Merger” means the merger between Grab Merger Sub and Grab, with Grab being the surviving entity and becoming a wholly-owned subsidiary of GHL;

“AGC” means Altimeter Growth Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands;

“AGC Merger Sub” means J2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of GHL;

“AI” means artificial intelligence;

“Amended and Restated Forward Purchase Agreements” means (i) the Forward Purchase Agreement entered into at the time of AGC’s initial public offering with JS Securities and amended and restated as of April 12, 2021 (pursuant to such amendment, JS Securities committed to subscribe for and purchase 2,500,000 GHL Class A Ordinary Shares and 500,000 GHL Warrants for an aggregate purchase price equal to $25 million) and (ii) the Forward Purchase Agreement entered into at the time of AGC’s initial public offering with Sponsor Affiliate and amended and restated as of April 12, 2021 (pursuant to such amendment, Sponsor Affiliate committed to subscribe for and purchase 17,500,000 GHL Class A Ordinary Shares and 3,500,000 GHL Warrants for an aggregate purchase price equal to $175 million);

“Assignment, Assumption and Amendment Agreement” means the amendment, dated April 12, 2021, to that certain warrant agreement, dated September 30, 2020, by and between AGC and Continental pursuant to which, among other things, AGC assigned all of its right, title and interest in the Existing Warrant Agreement to GHL effective upon the Initial Closing;

“Backstop Subscription Agreement” means the backstop subscription agreement, dated April 12, 2021, by and among AGC, Sponsor Affiliate and GHL pursuant to which Sponsor Affiliate agreed to backstop SPAC Share Redemptions (as defined in the Business Combination Agreement), and to the extent such backstop is required will subscribe for and purchase that number of GHL Class A Ordinary Shares to be determined in accordance with the terms of the Backstop Subscription Agreement for $10 per share;

“base incentive(s)” means the amount of incentives to driver- and merchant-partners up to the amount of commissions and fees earned by Grab from those driver- and merchant-partners;

“Business Combination” means the Initial Merger, the Acquisition Merger and the other transactions contemplated by the Business Combination Agreement;

“Business Combination Agreement” means the business combination agreement, dated April 12, 2021 (as may be amended, supplemented, or otherwise modified from time to time), by and among GHL, AGC, AGC Merger Sub, Grab Merger Sub and Grab;

“Business Combination Transactions” means, collectively, the Initial Merger, the Acquisition Merger and each of the other transactions contemplated by the Business Combination Agreement, the Confidential Disclosure Agreement, dated as of February 8, 2021, between AGC and Grab, the PIPE Subscription Agreements, the Amended and Restated Forward Purchase Agreements, the Sponsor Support Agreement, the Grab Shareholder Support Agreements, the Registration Rights Agreement, the Shareholders’ Deed, the

Backstop Subscription Agreement, the Sponsor Subscription Agreement, the Assignment, Assumption and Amendment Agreement, the Initial Merger Filing Documents, the Acquisition Merger Filing Documents and any other related agreements, documents or certificates entered into or delivered pursuant thereto;

“CAGR” means compound annual growth rate;

“Closing” means the closing of the Acquisition Merger;

“Closing Date” means the date of the Closing;

“consumer” refers to an end-user who uses services offered through the Grab platform;

“Digital Banking JV” means GXS Bank Pte. Ltd., a private limited company incorporated under the laws of Singapore, which is the joint venture entity with a subsidiary of Grab and a subsidiary of Singapore Telecommunications Limited (“Singtel”) as its shareholders and is the entity through which their joint application to the MAS for a digital full bank license in Singapore was made;

“digital lending” means lending through digital channels with no in-person interactions, which includes both corporate SME lending and consumer lending conducted through such channels;

“driver-partner” refers to an independent third-party contractor who provides mobility and/or deliveries services on the Grab platform;

“e-wallet” means a software-based system that allows individuals to perform digital and/or electronic payments to a business or individual for either goods or services. This includes proximity transactions in which the device must interact with the point of sale (“POS”) terminal in some way in order to initiate the payment transaction and remote transactions in which the location of the device to the POS terminal is irrelevant. Both pass-through and staged e-wallets transactions are included. Peer to peer transfer transactions are excluded;

“excess incentive(s)” occurs when the amount of payments made to driver- and merchant-partners exceed the amount of commissions and fees earned by Grab from those driver- and merchant-partners;

“Exchange Ratio” means the quotient obtained by dividing $13.032888 by $10.00, which is 1.3032888;

“Existing Warrant Agreement” means the warrant agreement, dated September 30, 2020, by and between AGC and Continental;

“Extraordinary General Meeting” means an extraordinary general meeting of shareholders of AGC to be held at 12:00 PM, Eastern time, on November 30, 2021 at the offices of Ropes & Gray LLP located at 800 Boylston Street, Boston, Massachusetts 02199, and virtually at https://www.cstproxy.com/altimetergrowth/2021;

“GDP” means gross domestic product, which is the sum of gross value added by all resident producers in the economy plus any product taxes and minus any subsidies not included in the value of the products. It is calculated without making deductions for depreciation of fabricated assets or for depletion and degradation of natural resources. Current prices of goods and services were used in its calculation;

“GFG” means AA Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and holding company for Grab’s financial services businesses, including its equity interest in the Digital Banking JV;

“GHL” means Grab Holdings Limited (formerly known as J1 Holdings Inc.), an exempted company limited by shares incorporated under the laws of the Cayman Islands, or as the context requires, Grab Holdings Limited and its subsidiaries and consolidated affiliated entities;

“Grab” means Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands, or as the context requires, Grab Holdings Inc. and its subsidiaries and consolidated affiliated entities;

“Grab Merger Sub” means J3 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of GHL;

“Grab Shareholder Support Agreements” means the voting and support agreements, dated April 12, 2021, by and among AGC, GHL, Grab and certain of the shareholders of Grab pursuant to which certain shareholders who hold an aggregate of at least 67% of the outstanding Grab voting shares (on an as converted basis) have agreed, among other things: (a) to appear for purposes of constituting a quorum at any meeting of the shareholders of Grab called to seek approval of the transactions contemplated in the Business Combination Agreement and the other transaction proposals, (b) to vote in favor of the transactions contemplated by the Business Combination Agreement and other transaction proposals, (c) to vote against any proposals that would materially impede the transactions contemplated by the Business Combination Agreement or any other transaction proposal, (d) to not sell or transfer any of their shares prior to the Closing, (e) with respect to certain shareholders, to not transfer their shares during certain periods of time following the Closing, and (f) with respect to the Key Executives, not to transfer certain shares for three years following the closing, subject to certain exceptions;

“GrabBike” refers to Grab’s ride-hailing booking service, which enables driver-partners to accept bookings for private hire motorcycle rides through Grab’s driver-partner application;

“GrabCar” refers to Grab’s ride-hailing booking service, which enables private hire driver-partners to accept bookings through Grab’s driver-partner application, and includes various localized offerings including premium cars (GrabCar Premium), cars equipped to transport persons with mobility needs (GrabAssist), cars equipped with child seats (GrabFamily), large format vehicles or premium economy vehicles (GrabCar Plus) and luxury vans for airport or business travelers (GrabLux);

“GrabExpress” means Grab’s package delivery booking service, which enables driver-partners to accept bookings for package delivery services through Grab’s driver-partner application;

“GrabFood” means Grab’s food ordering and delivery booking service, which enables merchant-partners to accept bookings for prepared meals from consumers (with options for on-demand deliveries, scheduled deliveries and pick-up orders) through Grab’s merchant-partner application and it also enables driver-partners to accept bookings for prepared meal delivery services through Grab’s driver-partner application;

“GrabForGood Fund” means Grab’s proposed endowment fund that aims to introduce and support programs that empower Southeast Asian communities to improve socioeconomic mobility and quality of life;

“GrabHitch” refers to Grab’s carpooling booking service, which enables drivers other than Grab’s driver-partners, who sign up through the Grab platform, to accept bookings for carpool rides through the Grab platform;

“GrabInvest” refers to investment products offered through the Grab platform, including those based on money market and short-term fixed-income mutual funds, in which users can invest and grow their savings;

“GrabKios” refers to the services offered through the Grab platform in Indonesia, which allow GrabKios agents to act as distributors or resellers of digital goods including mobile airtime credits, bill payment services and e-commerce purchasing services;

“GrabKitchen” means Grab’s centralized food preparation facilities, which are used by certain merchant-partners;

“GrabMart” means Grab’s goods ordering and delivery booking service, which enables merchant-partners to accept bookings for goods from consumers (with options for on-demand deliveries, scheduled deliveries and pick-up orders) through Grab’s merchant-partner application, and it also enables driver-partners to accept bookings for goods delivery services through Grab’s driver-partner application;

“GrabMerchant” refers to the platform provided by Grab, which equips merchant-partners with tools to grow their business;

“GrabPay” means Grab’s digital payments solution, which allows consumers to make online and offline electronic payments using their mobile wallet and also allows Grab’s driver- and merchant-partners to receive digital payments for their services;

“GrabRentals” refers to Grab’s offering which facilitates vehicle rental for Grab’s driver-partners at competitive rates through Grab’s rental fleet or third-party rental services, to allow driver-partners with limited vehicle access to offer services on the Grab platform;

“GrabRewards” means Grab’s loyalty platform providing consumers that use services offered through the Grab platform with a large catalog of points redemption options, including offers from both popular merchant-partners and Grab;

“Initial Closing” means the closing of the Initial Merger;

“Initial Merger” means the merger between AGC and AGC Merger Sub, with AGC Merger Sub surviving and remaining as a wholly-owned subsidiary of GHL;

“JS Securities” means JS Capital LLC;

“JustGrab” refers to Grab’s ride-hailing booking service, which enables driver-partners to accept bookings for private hire car rides or taxi rides, in both cases with upfront non-metered pricing;

“Key Executives” refers to Grab CEO and co-founder Anthony Tan, COO and co-founder Tan Hooi Ling and President Maa Ming-Hokng;

“MAS” means the Monetary Authority of Singapore;

“merchant-partner” refers to online and offline merchants, restaurants and food stalls, convenience stores or retail shops or shops that sell products or services on the Grab platform;

“MSMEs” means micro, small and medium sized businesses;

“NASDAQ” means the Nasdaq Stock Market;

“on-demand driver” refers to drivers (regardless of vehicle type) registered with an on-demand service provider, who can be deployed on demand to fulfil a variety of services such as services associated with ride-hailing, food delivery, and logistics;

“online food delivery” means prepared meals (food and drink) which are ordered online and delivered to the consumer. Only orders made by means of platforms are included and does not include takeaway sales, transported off premise by the consumer;

“online investment” means investments through digital channels with no in-person interactions;

“OVO” refers to PT Visionet Internasional, a subsidiary of PT Bumi Cakrawala Perkasa and a digital platform service located in Indonesia that offers payments, customer incentives in the form of loyalty points and financial services;

“Passenger Cars in Use” means the total number of new and used passenger cars in the register of road transport vehicles. A passenger car is a road motor vehicle intended for the carriage of passengers and designed to seat no more than nine persons (including the driver). The term “passenger car” therefore covers microcars (need no permit to be driven), taxis and hired passenger cars, provided that they have fewer than ten seats. Electric cars are also included;

“PayLater” refers to the buy-now-pay-later products offered through the Grab platform that enables receivables factoring or digital lending service (in certain markets) and allow Grab’s driver- and merchant-partners to offer their consumers the option to pay for goods and services either in one bill at the end of the month or such other predetermined period or on an installment basis;

“PDPC” means Personal Data Protection Commission, Singapore’s main authority in matters relating to personal data protection;

“Permitted Entities” of a Key Executive means: (i) any person in respect of which the Key Executive has, directly or indirectly (A) control over the voting of GHL Class B Ordinary Shares held or to be transferred to that person, (B) the ability to direct or cause the direction of the management and policies of that person or any other person having authority referred to in the immediately foregoing, or (C) the operational or practical control of that person, including through the right to appoint, designate, remove or replace the person having the authority referred to in the foregoing; (ii) any trust the beneficiaries of which consist primarily of a Key Executive, his or her family members, and/or any person controlled by a trust, including, with respect to Mr. Tan, Hibiscus Worldwide Ltd.; or (iii) any person controlled by a trust described in the immediately foregoing;

“Permitted Transferee” of a holder of GHL Class B Ordinary Shares means: (i) any Key Executive; (ii) any Key Executive’s Permitted Entities; (iii) the transferee or other recipient in any transfer of any GHL Class B Ordinary Shares by any holder of GHL Class B Ordinary Shares to (A) his or her family members, (B) any other relative or individual approved by the GHL board of directors, (C) any trust or estate planning entity primarily for the benefit of, or the ownership interest of which are controlled by, such holder of GHL Class B Ordinary Shares, his or her family members and/or other trusts or estate planning entities, or any entity controlled by such a trust or estate planning entity, or (D) occurring by operation of law, including in connection with divorce proceedings; (iv) any charitable organization, foundation or similar entity; (v) GrabForGood Fund; (vi) GHL or any of its subsidiaries; and (vii) in connection with a transfer as a result of, or in connection with, the death or incapacity of a Key Executive other than Mr. Tan, any Key Executive’s family members, another holder of GHL Class B Ordinary Shares, or a designee approved by a majority of all members of GHL’s board of directors (and Class B Directors shall form a majority of such majority of all directors); provided that (x) as a condition to the applicable transfer, any Permitted Transferee shall have adhered to the proxy to Mr. Tan; and (y) in case of any transfer of GHL Class B Ordinary Shares pursuant to clauses (ii)-(v) above to a person who later ceases to be a Permitted Transferee, GHL may refuse registration of any subsequent transfer except back to the transferor of such GHL Class B Ordinary Shares;

“PIPE Investors” means the third-party investors who entered into PIPE Subscription Agreements;

“PIPE Investment” means the commitment by the PIPE Investors to subscribe for and purchase, in the aggregate, 326,500,000 GHL Class A Ordinary Shares for $10 per share, or an aggregate purchase price equal to $3.265 billion pursuant to the PIPE Subscription Agreements;

“PIPE Subscription Agreements” means the share subscription agreements, dated April 12, 2021, by and among GHL, AGC and the PIPE Investors pursuant to which the PIPE Investors have committed to subscribe for and purchase, in the aggregate, 326,500,000 GHL Class A Ordinary Shares for $10 per share, or an aggregate purchase price equal to $3.265 billion;

“prepared meal” means food and drink served through channels such as cafés/bars, full-service restaurants, limited-service restaurants, self-service cafeterias and street stalls/kiosks;

“receivables factoring” means the purchasing from merchants or service providers of account payables to them by consumers to whom they have provided goods or services;

“regional corporate costs” means costs that are not attributed to any of the business segments, including certain regional research and development expenses, general and administrative expenses and marketing expenses. These regional research and development expenses also include mapping and payment technologies and support and development of the internal technology infrastructure. These general and administrative expenses also include certain shared costs such as finance, accounting, tax, human resources, technology and legal costs. Regional corporate costs exclude stock-based compensation expenses;

“Registration Rights Agreement” means the registration rights agreement, dated April 12, 2021, by and among AGC, GHL, Sponsor, the Sponsor Related Parties and certain of the shareholders of Grab to be effective upon Closing pursuant to which, among other things, GHL will agree to undertake certain resale shelf registration obligations in accordance with the Securities Act and Sponsor, the Sponsor Related Parties and the shareholders of Grab party thereto have been granted customary demand and piggyback registration rights;

“ride-hailing” means prearranged and on-demand transportation service for compensation in which drivers and passengers connect via digital applications or platforms;

“SEC” means the U.S. Securities and Exchange Commission;

“Shareholders’ Deed” means the shareholders’ deed, dated April 12, 2021, by and among GHL, Sponsor, Grab, the Key Executives and certain entities related to Mr. Tan, pursuant to which (i) the Covered Holders irrevocably appointed Mr. Tan attorney-in-fact and proxy to, among other things, vote such Covered Holder’s GHL Class B Ordinary Shares on their behalf, and (ii) Sponsor agreed to gift or transfer for a nominal amount 1,227,500 GHL Class A Ordinary Shares to the GrabForGood Fund or another charitable organization, foundation, fund or similar entity as agreed between Sponsor and GHL;

“Southeast Asia” refers to Cambodia, Indonesia, Malaysia, Myanmar, the Philippines, Singapore, Thailand, and Vietnam, unless otherwise noted;

“Sponsor” means Altimeter Growth Holdings, a limited liability company incorporated under the laws of the Cayman Islands;

“Sponsor Affiliate” means Altimeter Partners Fund, L.P.;

“Sponsor Related Parties” means Sponsor Affiliate and JS Securities;

“Sponsor Subscription Agreement” means the subscription agreement, dated April 12, 2021, by and among AGC, Sponsor Affiliate and GHL pursuant to which Sponsor Affiliate has committed to subscribe for and purchase 57,500,000 GHL Class A Ordinary Shares for $10 per share for an aggregate purchase price equal to $575 million;

“Sponsor Support Agreement” means the voting support agreement, dated April 12, 2021, by and among AGC, Sponsor, GHL and Grab pursuant to which Sponsor has agreed, among other things and subject to the terms and conditions set forth therein: (a) to vote in favor of the transactions contemplated in the Business Combination Agreement and the other transaction proposals, (b) to waive the anti-dilution rights it held in respect of the AGC Shares under AGC’s amended and restated memorandum and articles of association, (c) to appear at the Extraordinary General Meeting for purposes of constituting a quorum, (d) to vote against any proposals that would materially impede the transactions contemplated in the Business Combination Agreement and the other transaction proposals, (e) not to redeem any AGC Shares held by Sponsor, (f) not to amend that certain letter agreement between AGC, Sponsor and certain other parties thereto, dated as of September 30, 2020, (g) not to transfer any AGC Shares held by Sponsor, (h) to release AGC, GHL, Grab and its subsidiaries from all claims in respect of or relating to the period prior to the closing, subject to the exceptions set forth therein (with Grab agreeing to release the Sponsor and AGC on a reciprocal basis) and (i) to agree to a lock-up of its GHL Class A Ordinary Shares during the period of three years from the Closing;

“superapp” means an integrated mobile application of many applications that aims to provide a one-stop marketplace platform with multiple offerings delivered via a single technology platform and third-party integrations;

“Term Loan B Facility” means the $2 billion senior secured term loan B facility under the Credit and Guaranty Agreement, dated as of January 29, 2021 (as amended), by and among Grab, Grab Technology LLC, certain guarantors, certain lenders, JPMorgan Chase Bank, N.A., as administrative agent, and Wilmington Trust (London) Limited, as collateral agent;

“total insurance premium volume” means direct premium volumes of insurance companies. Premiums paid to state social insurers are not included, and life and non-life premium volume are included; and

“U.S. Dollars” and “$” means United States dollars, the legal currency of the United States.

Non-IFRS Financial Measures

Unless otherwise stated or unless the context otherwise requires in this document:

“Adjusted EBITDA” is a non-IFRS financial measure calculated as net loss adjusted to exclude: (i) net interest income (expenses), (ii) other income (expenses), (iii) income tax expenses, (iv) depreciation and amortization, (v) stock-based compensation expenses, (vi) costs related to mergers and acquisitions, (vii) unrealized foreign exchange gain (loss), (viii) impairment losses on goodwill and non-financial assets, (ix) fair value changes on investments, (x) restructuring costs and (xi) legal, tax and regulatory settlement provisions; and

“Segment Adjusted EBITDA” is a non-IFRS financial measure, representing the Adjusted EBITDA of each of our four business segments, excluding, in each case, regional corporate costs.

Key Operating Metrics

Unless otherwise stated or unless the context otherwise requires in this document:

“consumer incentives” represents the dollar value of discounts and promotions offered to consumers, the effect of which is to reduce revenue;

“GMV” means gross merchandise value, an operating metric representing the sum of the total dollar value of transactions from Grab’s services, including any applicable taxes, tips, tolls and fees, over the period of measurement;

“MTUs” means monthly transacting users, which is an operating metric defined as the monthly number of unique users who transact via Grab’s products, where transact means to have successfully paid for any of Grab’s products. MTUs over a quarterly or annual period are calculated based on the average of the MTUs for each month in the relevant period;

“partner incentives” represents the dollar value of incentives granted to driver- and merchant-partners, the effect of which is to reduce revenue. The incentives granted to driver- and merchant-partners include base incentives and excess incentives, with base incentives being the amount of incentives paid to driver- and merchant-partners up to the amount of commissions and fees earned by Grab from those driver- and merchant-partners, and excess incentives being the amount of payments made to driver- and merchant-partners that exceed the amount of commissions and fees earned by Grab from those driver- and merchant-partners; and

“TPV” means total payments volume received from consumers, which is an operating metric defined as the value of payments, net of payment reversals, successfully completed through Grab’s platform.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Extraordinary General Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to AGC shareholders. AGC shareholders should read this proxy statement/prospectus, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the proposed Business Combination and the voting procedures for the Extraordinary General Meeting, which will be held at 12:00 PM, Eastern time, on November 30, 2021 at the offices of Ropes & Gray LLP located at 800 Boylston Street, Boston, Massachusetts 02199, and virtually via live webcast at https://www.cstproxy.com/altimetergrowth/2021.

Q:	Why am I receiving this proxy statement/ prospectus?

A:	AGC shareholders are being asked to consider and vote upon a proposal to approve and adopt the Business Combination and certain related proposals.

AGC, Grab, GHL and other parties have agreed to the Business Combination under the terms of the Business Combination Agreement that is described in this proxy statement/prospectus. The Business Combination Agreement provides for, among other things, (a) the merger of AGC with and into AGC Merger Sub, with AGC Merger Sub surviving and becoming a wholly-owned subsidiary of GHL (the “Initial Merger”), and each of the current security holders of AGC receiving securities of GHL, and (b) the merger of Grab Merger Sub with and into Grab, with Grab surviving and becoming a wholly-owned subsidiary of GHL (the “Acquisition Merger”). This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Extraordinary General Meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety.

You should read this proxy statement/prospectus and its annexes carefully and in their entirety.

Q:	What proposals are shareholders of AGC being asked to vote upon?

A:	At the Extraordinary General Meeting, AGC is asking holders of its ordinary shares to consider and vote upon the following proposals:

•

Business Combination Proposal—To vote to adopt the Business Combination Agreement and approve the transactions (and related transaction documents) contemplated thereby. See the section entitled “The Business Combination Proposal.”

•	Initial Merger Proposal—To vote to authorize the Initial Merger. See the section entitled “The Initial Merger Proposal.”

•

Governing Documents Proposal—To vote to approve the five separate proposals relating to the material differences between AGC’s amended and restated memorandum and articles of association and GHL’s amended and restated memorandum and articles of association, specifically:

a)	changes relating to the effective change in authorized share capital from AGC to GHL;

b)

changes relating to voting power in respect of the AGC Class A Ordinary Shares when compared to the GHL Class A Ordinary Shares given that, following the consummation of the Business Combination each GHL Class A Ordinary Share will be entitled to one (1) vote per share (consistent with the AGC Class A Ordinary Shares) compared with each GHL Class B Ordinary Share being entitled to forty-five (45) votes per share;

c)

changes related to the rights that holders of AGC Class A Ordinary Shares hold in respect of increasing the number of directors, in that the number of directors of GHL may be increased from time to time up to nine directors solely with the approval of a majority of the Class B Ordinary Shares voting as a separate class without the approval of the holders of GHL Class A Ordinary Share;

d)

changes relating to the quorum requirements applicable to shareholder meetings from (i) the holders of a majority of the AGC Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum for a general meeting of AGC to (ii) one or more shareholders holding not less than an aggregate of one-third of all votes that may be cast in respect of the share capital of GHL in issue present in person or by proxy and entitled to vote; and

e)

all other changes in connection with the effective replacement of AGC’s amended and restated memorandum and articles with GHL’s amended and restated memorandum and articles effective as of the consummation of the Business Combination, including changing the name from AGC to GHL, and removing certain provisions relating to AGC’s status as a blank check company that will no longer be applicable to GHL following consummation of the Business Combination.

See the section entitled “The Governing Documents Proposal.”

•

Adjournment Proposal—To consider and vote upon a proposal to adjourn the meeting to a later date or dates to permit further solicitation and voting of proxies if, based upon the tabulated vote at the time of the Extraordinary General Meeting, AGC would not have been authorized to consummate the Business Combination. See the section entitled “The Adjournment Proposal.”

AGC shall hold the Extraordinary General Meeting of its shareholders to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the Extraordinary General Meeting. Shareholders should read it carefully.

Q:	Are the proposals conditioned on one another?

A:

Yes. Each of the Business Combination Proposal, the Initial Merger Proposal and the five separate proposals in the Governing Documents Proposal is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal.

The vote of shareholders is important. Shareholders are encouraged to submit their completed proxy card as soon as possible after carefully reviewing this proxy statement/prospectus.

Q:	Why is AGC proposing the Business Combination?

A:	AGC was incorporated to consummate a merger, share exchange, asset acquisition, share purchase, reorganization, or other similar business combination with one or more businesses or entities.

Based on its due diligence investigations of Grab and the industries in which it operates, including the financial and other information provided by Grab in the course of AGC’s due diligence investigations, the AGC Board believes that the Business Combination with Grab is in the best interests of AGC and presents an opportunity to increase shareholder value. However, there can be no assurances of this. Although the AGC Board believes that the Business Combination with Grab presents a unique business combination opportunity and is in the best interests of AGC, the AGC Board did consider certain potentially material negative factors in arriving at that conclusion. See “The Business Combination Proposal—AGC’s Board of Directors’ Reasons for the Approval of the Business Combination” for a discussion of the factors considered by the AGC Board in making its decision.

Q:	Did the AGC Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:

No. The AGC Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. However, AGC’s management, the members of the AGC Board and the other representatives of AGC have substantial experience in evaluating the operating and financial merits of companies similar to Grab and reviewed certain financial information of Grab and other relevant financial information selected based on the experience and the professional judgment of AGC’s management team, which enabled them to make the necessary analyses and determinations regarding the Business Combination. Accordingly, investors will be relying solely on the judgment of the AGC Board in valuing Grab’s business and assume the risk that the AGC Board may not have properly valued such business.

Q:	What is expected to happen in the Business Combination?

A:

In accordance with the terms and subject to the conditions of the Business Combination Agreement, the parties to the Business Combination Agreement have agreed that, in connection with the Closing, the parties shall undertake a series of transactions pursuant to which (i) AGC shall merge with and into AGC Merger Sub, with AGC Merger Sub surviving and remaining as a wholly-owned subsidiary of GHL and (ii) following the Initial Merger, Grab Merger Sub shall merge with and into Grab, with Grab being the surviving entity and becoming a wholly-owned subsidiary of GHL. The merger described in (i) is referred to as the “Initial Merger” and the merger described in (ii) is referred to as the “Acquisition Merger.” The Initial Merger, the Acquisition Merger and the other transactions contemplated by the Business Combination Agreement are referred to as the “Business Combination.”

A:

Upon the consummation of the Business Combination, (i) each AGC Unit issued and outstanding immediately prior to the effective time of the Initial Merger shall be automatically separated and the holder thereof shall be deemed to hold one AGC Class A Ordinary Share and one-fifth of an AGC Warrant; (ii) immediately following the separation of each AGC Unit, each (a) AGC Class A Ordinary Share issued and outstanding immediately prior to the effective time of the Initial Merger shall be cancelled in exchange for the right to receive one GHL Class A Ordinary Share, and (b) AGC Class B ordinary shares issued and outstanding immediately prior to the effective time of the Initial Merger shall be cancelled in exchange for the right to receive one GHL Class A Ordinary Share and (iii) each AGC Warrant outstanding immediately prior to the effective time of the Initial Merger shall cease to be a warrant with respect to AGC Shares and be assumed by GHL and converted into a warrant to purchase one GHL Class A Ordinary Share, subject to substantially the same terms and conditions prior to the effective time of the Initial Merger.

In addition, pursuant to the Business Combination Agreement, upon the consummation of the Business Combination: (i) each of the outstanding Grab Ordinary Shares and the outstanding Grab Preferred Shares (excluding shares that are held by Grab shareholders that exercise and perfect their relevant dissenters’ rights, Grab Key Executive Shares and Grab treasury shares) shall be cancelled in exchange for the right to receive such fraction of a newly issued GHL Class A Ordinary Share that is equal to the Exchange Ratio; and (ii) each of the Grab Shares held by Grab CEO and co-founder Anthony Tan, COO and co-founder Tan Hooi Ling and President Maa Ming-Hokng and their respective Permitted Entities shall be cancelled in exchange for the right to receive such fraction of a newly issued GHL Class B Ordinary Share that is equal to the Exchange Ratio.

For more information on the Initial Merger and the Acquisition Merger, see the sections titled “The Business Combination Proposal,” “The Initial Merger Proposal,” “The Governing Documents Proposal” and “The Acquisition Merger Proposal.”

Q:	What is the PIPE financing (private placement)?

A:

Concurrently with the execution and delivery of the Business Combination Agreement, (i) GHL, AGC and the PIPE Investors entered into PIPE Subscription Agreements pursuant to which the PIPE Investors have committed to subscribe for and purchase, in the aggregate, 326,500,000 GHL Class A Ordinary Shares for $10 per share, for an aggregate purchase price equal to $3.265 billion; (ii) AGC, Sponsor Affiliate and GHL entered into a subscription agreement pursuant to which Sponsor Affiliate has committed to subscribe for and purchase 57,500,000 GHL Class A Ordinary Shares for $10 per share for an aggregate purchase price equal to $575 million; and (iii) AGC, Sponsor Affiliate and GHL entered into the Backstop Subscription Agreement pursuant to which Sponsor Affiliate agreed to backstop SPAC Share Redemptions (as defined in the Business Combination Agreement), and to the extent such backstop is required will subscribe for and purchase that number of GHL Class A Ordinary Shares to be determined in accordance with the terms of the Backstop Subscription Agreement for $10 per share. In addition to this financing, pursuant to (i) the Forward Purchase Agreement entered into at the time of AGC’s initial public offering with JS Capital LLC, which was amended and restated as of April 12, 2021, JS Securities committed to subscribe for and purchase 2,500,000 GHL Class A Ordinary Shares and 500,000 GHL Warrants for $10 per share for an aggregate purchase price equal to $25 million and (ii) the Forward Purchase Agreement entered into at the time of AGC’s initial public offering with Sponsor Affiliate, which was amended and restated as of April 12, 2021, Sponsor Affiliate committed to subscribe for and purchase 17,500,000 GHL Class A Ordinary Shares and 3,500,000 GHL Warrants for $10 per share for an aggregate purchase price equal to $175 million.

Q:	What shall be the relative equity stakes of AGC shareholders, the Grab shareholders, the Sponsor Related Parties and the PIPE Investors in GHL upon completion of the Business Combination?

Upon consummation of the Business Combination, GHL shall become a new public company and each of AGC Merger Sub and Grab shall be a wholly-owned subsidiary of GHL. The former security holders of AGC and Grab, the Sponsor Related Parties and the PIPE Investors shall all become security holders of GHL.

Upon consummation of the Business Combination, assuming that no Grab shareholders exercise their dissenters’ rights, the post-Closing share ownership of GHL would be as follows under (1) the No Redemption Scenario; and (2) the scenario where all AGC Shares (other than the 12,275,000 shares held by Sponsor and the 225,000 shares held by certain directors of AGC, which Sponsor and such directors have agreed not to redeem) are redeemed and the Backstop is fully subscribed for as required by the Backstop Subscription Agreement in the case where all such AGC Shares are redeemed (the “Maximum Redemption Scenario”):

Share Ownership in GHL
	Pro Forma Combined (No Redemption Scenario)	Pro Forma Combined (Maximum Redemption Scenario)
Grab Shareholders	3,482,785,223 (88.19%)	3,482,785,223 (88.19%)
AGC Shareholders	50,000,000 (1.27%)	- (0.00%)
Sponsor and certain AGC Directors	12,500,000 (0.32%)	12,500,000 (0.32%)
Sponsor Related Parties	77,500,000 (1.96%)	127,500,000 (3.23%)
PIPE Investors	326,500,000 (8.27%)	326,500,000 (8.27%)

Total	3,949,285,223 (100%)	3,949,285,223 (100%)

(1)

The share amounts and ownership percentages set forth above are not indicative of voting percentages and do not take into account public warrants and private placement warrants that will remain outstanding immediately following the Business Combination and may be exercised thereafter. These share amounts and ownership percentages assume that (a) all outstanding Grab Options are exercised for cash, (b) all outstanding Grab RSUs vest, and (c) all remaining Grab Ordinary Shares available for grant under the Grab 2018 Plan, which will have one vote per share when granted, are granted to employees other than the Key Executives, in each case prior to the completion of the Business Combination. If the actual facts are different than the assumptions set forth above, the share amounts and percentage ownership numbers set forth above will be different.

(2)	For a more detailed description of share ownership upon consummation of the Business Combination, see “Beneficial Ownership of Securities.”

If the actual facts differ from these assumptions, these numbers will be different.

Since each GHL Class B Ordinary Share will be entitled to forty-five (45) votes per share compared with one (1) vote per share for GHL Class A Ordinary Shares, the Key Executives and their respective Permitted Entities will hold all of the outstanding GHL Class B Ordinary Shares and Mr. Tan has been granted the Key Executive Proxies, it is expected that Mr. Tan will hold approximately 66.11% of the total voting power of all issued and outstanding GHL Ordinary Shares voting together as a single class immediately following the consummation of the Business Combination, assuming: (i) the No Redemption Scenario; (ii) that all of Grab’s outstanding stock options are exercised, all of Grab’s outstanding restricted stock units vest, and all remaining Grab Ordinary Shares available for grant under the Grab 2018 Plan, which will have one vote per share when granted, are granted to employees other than the Key Executives; and (iii) that no Grab shareholder exercises its dissenters’ rights.

With respect to the election of the GHL board of directors, under the terms of the Amended GHL Articles, holders of a majority of the GHL Class B Ordinary Shares will have the right to nominate, appoint and remove a majority of the members of GHL’s board of directors, which majority will be designated as Class B Directors. Mr. Tan and his Permitted Entities will own approximately 64.01% of the outstanding GHL Class B Ordinary Shares, assuming that all of Grab’s outstanding stock options are exercised, all of Grab’s outstanding restricted stock units vest, and all remaining Grab Ordinary Shares available for grant under the Grab 2018 Plan, which will have one vote per share when granted, are granted to employees other than the Key Executives. As a result of such ownership as well as the Key Executive Proxies delivered to him, Mr. Tan will effectively have the right to nominate, appoint and remove all of the Class B Directors. In addition, since all of the issued and outstanding GHL Ordinary Shares voting together as a single class will elect the remaining members of GHL’s board of directors, Mr. Tan, by virtue of his holding approximately 66.11% of that total voting power, will effectively have the ability to elect the entire GHL board of directors. For further information, see “Risk Factors—Risks Relating to GHL—GHL’s dual-class voting structure may limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of GHL’s Class A Ordinary Shares may view as beneficial,” “Description of GHL Securities—Ordinary Shares” and “—Shareholders’ Deed.”

Pursuant to AGC’s amended and restated memorandum and articles of association, in connection with the completion of the Business Combination, holders of AGC Shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with AGC’s amended and restated memorandum and articles of association. Payment for such redemptions shall come from the trust account.

To the extent any backstop is required under the Backstop Subscription Agreement, Sponsor Affiliate will subscribe for and purchase that number of GHL Class A Ordinary Shares to be determined in accordance with the terms of the Backstop Subscription Agreement for $10 per share, up to $500 million (the “Backstop”).

Q:	What are the U.S. Federal income tax consequences of the Business Combination to U.S. holders of AGC Share and/or Public Warrants?

A:

Certain material U.S. federal income tax considerations that may be relevant to you in respect of the Business Combination are discussed in more detail in the section titled “Material Tax Considerations.” The discussion of the U.S. federal income tax consequences contained in this proxy statement/prospectus is intended to provide only a general discussion and is not a complete analysis or description of all of the U.S. federal income tax considerations that are applicable to you in respect of the Business Combination, nor does it address any tax considerations arising under U.S. state or local or non-U.S. tax laws. You are urged to consult your tax advisors regarding the tax consequences of the Business Combination.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:	The receipt of cash by a U.S. holder of AGC Shares in redemption of such shares will be a taxable transaction for U.S. federal income tax purposes. Please see the section entitled “Material Tax

Considerations—United States Federal Income Tax Considerations—Redemption of AGC Class A Ordinary Shares” for additional information. You are urged to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:	What conditions must be satisfied to complete the Business Combination?

A:	There are a number of closing conditions to the Business Combination, including, but not limited to, the following:

•	the effectiveness of this Form F-4 and the absence of any issued or pending stop order by the SEC;

•

approval of the Business Combination Proposal by way of ordinary resolution and the Initial Merger Proposal and Governing Documents Proposal by way of special resolution by the AGC shareholders, and the approval of the Business Combination and the transactions contemplated thereby by the Grab shareholders;

•	receipt of approval for GHL Class A Ordinary Shares to be listed on NASDAQ, subject only to official notice of issuance;

•	the absence of any Grab Material Adverse Effect; and

•

the absence of any law (whether temporary, preliminary or permanent) or governmental order then in effect and which has the effect of making the Initial Closing or the Closing illegal or which otherwise prevents or prohibits the consummation of the Initial Closing or the Closing (any of the foregoing, a “restraint”), other than any such restraint that is immaterial.

For a summary of all of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled “The Business Combination Proposal—The Business Combination Agreement.”

Q:	How many votes do I have at the Extraordinary General Meeting?

A:

AGC shareholders are entitled to one vote at the Extraordinary General Meeting for each AGC Share held of record as of November 5, 2021, the record date for the Extraordinary General Meeting (the “record date”). As of the close of business on the record date, there were 62,500,000 AGC Shares outstanding.

This includes 50,000,000 AGC Class A Ordinary Shares and 12,500,000 AGC Class B Ordinary Shares.

Q:	What vote is required to approve the proposals presented at the Extraordinary General Meeting?

The following votes are required for each proposal at the Extraordinary General Meeting:

•

Business Combination Proposal—The approval of the Business Combination Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

•

Initial Merger Proposal—The authorization of the Initial Merger Proposal will require a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

•

Governing Documents Proposal—The approval of the five separate proposals relating to the material differences between AGC’s amended and restated memorandum and articles of association and GHL’s amended and restated memorandum and articles of association (which are summarized more fully in the section titled “The Governing Documents Proposal”) will require a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

•

Adjournment Proposal—The approval of the Adjournment Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

For purposes of the Extraordinary General Meeting, an abstention occurs when a shareholder attends the meeting and does not vote or returns a proxy with an “abstain” vote.

If you are an AGC shareholder that attends the Extraordinary General Meeting and fails to vote on the Business Combination, Initial Merger, Governing Documents or Adjournment Proposals, or if you respond to such proposals with an “abstain” vote, your failure to vote or “abstain” vote in each case will have no effect on the vote count for such proposals. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Extraordinary General Meeting.

AGC shareholders are entitled to one vote at the Extraordinary General Meeting for each AGC Share held of record as of the record date. As of the record date, AGC had 62,500,000 AGC Shares issued and outstanding, of which 50,000,000 were AGC Class A Ordinary Shares and 12,500,000 were AGC Class B Ordinary Shares.

Pursuant to the Sponsor Support Agreement, the Sponsor has agreed to vote its 12,275,000 AGC Class B Ordinary Shares held as of the record date in favor of each of the proposals being presented at the Extraordinary General Meeting. In addition, pursuant to that certain letter agreement between AGC, Sponsor and Certain AGC Directors, dated as of September 30, 2020, Certain AGC Directors have agreed to vote their collective 225,000 AGC Class B Ordinary Shares and 250,000 AGC Class A Ordinary Shares held as of the record date in favor of each of the proposals being presented at the Extraordinary General Meeting.

Assuming all holders that are entitled to vote on such matters vote all of their AGC Shares in person or by proxy, 31,250,001 AGC Shares will need to be voted in favor of the Business Combination Proposal and the Adjournment Proposal in order to approve each of the Business Combination Proposal and Adjournment Proposal, and of these 31,250,001 AGC Shares, 18,500,001 of the shares not held by the Sponsor or Certain AGC Directors, which represents 37.19% of the total shares not held by the Sponsor or Certain AGC Directors and 29.60% of the total AGC Shares entitled to vote, need to be voted in favor to approve the Business Combination Proposal and the Adjournment Proposal.

Assuming all holders that are entitled to vote on such matters vote all of their AGC Shares in person or by proxy, 41,666,667 AGC Shares will need to be voted in favor of the Initial Merger Proposal and each of the five separate proposals in the Governing Documents Proposal in order to approve each of the Initial Merger Proposal and each of five separate proposals in the Governing Documents Proposal and of these 41,666,667 shares, 28,916,667 of the shares not held by Certain AGC Directors or Certain AGC Directors, which represents 58.12% of the total shares not held by the Sponsor or Certain AGC Directors and 46.27% of the total AGC Shares entitled to vote, need to be voted in favor to approve the Initial Merger Proposal and each of the five separate proposals in the Governing Documents Proposal.

Q:	What constitutes a quorum at the Extraordinary General Meeting?

A:

A quorum shall be present at the Extraordinary General Meeting if the holders of a majority of the issued and outstanding AGC Shares entitled to vote at the Extraordinary General Meeting are present in person or by proxy. In the absence of a quorum, the chairman of the meeting has power to adjourn the Extraordinary General Meeting, and AGC is required to do so under the Business Combination Agreement.

As of the record date, 31,250,001 AGC Shares would be required to achieve a quorum.

Q:	How do the insiders of AGC intend to vote on the proposals?

A:

The Sponsor and certain directors of AGC beneficially own and are entitled to vote an aggregate of approximately 20% of the outstanding AGC Shares. These parties are required by certain agreements to vote their securities in favor of the Business Combination Proposal, in favor of the Initial Merger Proposal, in favor of the Governing Documents Proposal and in favor of the Adjournment Proposal, if presented at the meeting.

Q:	What interests do AGC’s Directors and Officers have in the Business Combination?

A:

When considering the AGC Board’s recommendation to vote in favor of approving the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal, AGC shareholders should keep in mind that Sponsor, Sponsor Affiliate and AGC’s directors and executive officers, have interests in such proposals that are different from, or in addition to (and which may conflict with), those of AGC shareholders and warrant holders generally. These interests include, among other things, the interests listed below:

•	the fact that the Sponsor and AGC’s directors have agreed not to redeem any AGC Class B Ordinary Shares held by them in connection with a shareholder vote to approve the proposed Business Combination;

•

the fact that Sponsor paid an aggregate of $25,000 for the 12,500,000 AGC Class B Ordinary Shares currently owned by Sponsor and its directors and such securities will have a significantly higher value after the Business Combination. As of November 15, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these shares, if unrestricted and freely tradable, would be $186,625,000, based upon a closing price of $14.93 per public share on NASDAQ (and will have zero value if neither this Business Combination nor any other business combination is completed on or before the Final Redemption Date);

•

the fact that given the differential in the purchase price that Sponsor paid for the AGC Class B Ordinary Shares as compared to the price of the Units sold in AGC’s IPO and the substantial number of shares of GHL Class A Ordinary Shares that Sponsor will receive upon conversion of the AGC Class B Ordinary Shares in connection with the Business Combination, the Sponsor and its affiliates may earn a positive rate of return on their investment even if the GHL Class A Ordinary Shares trade below the price initially paid for the Units in the AGC IPO and the AGC public shareholders experience a negative rate of return following the completion of the Business Combination;

•

the fact that Sponsor paid $12,000,000 to purchase an aggregate of 12,000,000 private placement warrants, each exercisable to purchase one AGC Class A Ordinary Share at $11.50, subject to adjustment, at a price of $1.00 per warrant, and those warrants would be worthless—and the entire $12,000,000 warrant investment would be lost—if a Business Combination is not consummated by the Final Redemption Date. As of November 15, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these warrants, if unrestricted and freely tradable, would be $56,400,000, based upon a closing price of $4.70 per AGC Warrant on NASDAQ;

•

the fact that Sponsor and AGC’s directors have agreed to waive their rights to liquidating distributions from the trust account with respect to any AGC Shares (other than public shares) held by them if AGC fails to complete an initial business combination by the Final Redemption Date;

•

the fact that pursuant to the Registration Rights Agreement, the Sponsor can demand that GHL register its registrable securities under certain circumstances and will also have piggyback registration rights for these securities in connection with certain registrations of securities that GHL undertakes;

•

the fact that Sponsor Affiliate has agreed to purchase, pursuant to the Amended and Restated Forward Purchase Agreement with Sponsor Affiliate, 17,500,000 GHL Class A Ordinary Shares and 3,500,000 GHL Warrants for an aggregate purchase price equal to $175,000,000 immediately prior to the Closing. As of November 15, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these shares and warrants, if unrestricted and freely tradable, would be $277,725,000, based upon a closing price of $14.93 per public share on NASDAQ (based upon the right to receive one GHL Class A Ordinary Share per AGC Class A Ordinary Share in connection with the Business Combination) and a closing price of $4.70 per AGC Warrant on NASDAQ (based upon the right to receive one GHL Warrant per AGC Warrant in connection with the Business Combination);

•

the fact that Sponsor Affiliate has agreed, pursuant to the Sponsor Subscription Agreement, to purchase 575,000,000 GHL Class A Ordinary Shares for $10 per share for an aggregate purchase price equal to $575 million immediately prior to the Closing. As of November 15, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these shares, if unrestricted and freely tradable, would be $8,584,750,000, based upon a closing price of $14.93 per public share on NASDAQ (based upon the right to receive one GHL Class A Ordinary Share per AGC Share in connection with the Business Combination);

•

the fact that Richard N. Barton, a current director of AGC, has agreed, pursuant to a PIPE Subscription Agreement, to purchase 300,000 GHL Class A Ordinary Shares for $10 per share for an aggregate purchase price equal to $3 million immediately prior to the Closing. As of November 15, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these shares, if unrestricted and freely tradable, would be $4,479,000, based upon a closing price of $14.93 per public share on NASDAQ (based upon a right to receive one GHL Class A Ordinary Share per AGC Share in connection with the Business Combination);

•

the fact that Sponsor Affiliate has agreed, pursuant to the Backstop Subscription Agreement, to backstop SPAC Share Redemptions (as defined in the Business Combination Agreement), and to the extent such backstop is required, will agree to subscribe for and purchase that number of GHL Class A Ordinary Shares to be determined in accordance with the terms of the Backstop Subscription Agreement, for $10 per share;

•

from and after the Closing, GHL will indemnify and hold harmless each present and former director and officer of AGC, among others, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing. For a period of six years from the Closing, GHL, among others, will maintain in effect directors’ and officers’ liability insurance covering those persons who are currently covered by AGC’s directors’ and officers’ liability insurance policies on terms not less favorable than the terms of such current insurance coverage, except that GHL and such others will not be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by AGC for such insurance policy for the year ended December 31, 2020; provided, however, that GHL and such others may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy with respect to claims existing or occurring at or prior to the Closing and, if so, GHL and such others will maintain such policies in effect and continue to honor the obligations thereunder;

•

the fact that Sponsor and AGC’s officers and directors will lose their entire investment in AGC and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by the Final Redemption Date;

•

the fact that if the trust account is liquidated, including in the event AGC is unable to complete an initial business combination by the Final Redemption Date, the Sponsor has agreed to indemnify AGC to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which AGC has discussed entering into a transaction agreement or claims of any third party for services rendered or products sold to AGC, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account; and

•

the fact that the Sponsor (including its representatives and affiliates) and AGC’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to AGC.

For example, in January 2021, the Sponsor and AGC’s officers launched another blank check company, Altimeter Growth Corp. 2 (“AGC 2”) for which Brad Gerstner serves as Chairman, Chief Executive Officer and President; Hab Siam serves as General Counsel and Richard N. Barton serves as a director. The Sponsor and AGC’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to completing the Business Combination. Accordingly, if any of AGC’s officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then current fiduciary or contractual obligations (including AGC 2), he or she will honor his or her fiduciary or contractual obligations to present such Business Combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law.

Q:	I am an AGC shareholder. Do I have redemption rights?

A:

Yes. Pursuant to AGC’s amended and restated memorandum and articles of association, in connection with the completion of the Business Combination, holders of AGC Shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with AGC’s amended and restated memorandum and articles of association. For illustrative purposes, as of November 5, 2021, this would have amounted to approximately $10.00 per share less any owed but unpaid taxes on the funds in the trust account. There are currently no owed but unpaid income taxes on the funds in the trust account. However, the proceeds deposited in the trust account could become subject to the claims of AGC’s creditors, if any, which would have priority over the claims of AGC shareholders. Therefore, the per share distribution from the trust account in such a situation may be less than originally expected due to such claims. It is expected that the funds to be distributed to AGC shareholders electing to redeem their shares shall be distributed promptly after the consummation of the Business Combination. If a holder exercises its redemption rights, then such holder shall be exchanging its AGC Shares for cash. Such a holder shall be entitled to receive cash for its AGC Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to AGC’s transfer agent, Continental, prior to the Extraordinary General Meeting. A holder of AGC Shares, together with any affiliate of such holder and any person with whom such holder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), may not seek to have more than 15% of the aggregate shares redeemed without the consent of AGC. AGC’s amended and restated memorandum and articles of association provide that the Business Combination shall not be consummated if, upon the consummation of the Business Combination, AGC does not have at least $5,000,001 in net tangible assets after giving effect to the payment of amounts that AGC shall be required to pay to redeeming shareholders upon consummation of the Business Combination. See the section titled “Extraordinary General Meeting of AGC shareholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Q:	Will how I vote affect my ability to exercise redemption rights?

A:

No. You may exercise your redemption rights regardless of whether you vote or, if you vote, irrespective of whether you vote “FOR” or “AGAINST” the Business Combination Proposal, the Initial Merger Proposal, the Governing Documents Proposal or the Adjournment Proposal. As a result, the Business Combination Agreement can be approved by shareholders who shall redeem their shares and no longer remain shareholders, leaving shareholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer shareholders and the potential inability to meet the NASDAQ listing standards.

Q:	How do I exercise my redemption rights?

A:	If you are an AGC shareholder and wish to exercise your right to have your AGC Shares redeemed, you must:

•

submit a written request to Continental, AGC’s transfer agent, in which you (i) request that AGC redeem all or a portion of your AGC Shares for cash and (ii) identify yourself as the beneficial holder of the AGC Shares and provide your legal name, phone number and address; and

•	deliver your share certificates (if any) and other redemption forms (as applicable) to Continental, AGC’s transfer agent, physically or electronically through The Depository Trust Company (“DTC”).

Holders must complete the procedures for electing to redeem their shares in the manner described above prior to 5:00 PM, Eastern time, on November 26, 2021, two business days before the Extraordinary General Meeting in order for their shares to be redeemed.

The address of Continental, AGC’s transfer agent, is listed under the question “Who can help answer my questions?” below.

Holders of AGC Units must elect to separate the AGC Units into the underlying shares and warrants prior to exercising redemption rights with respect to the shares. If holders hold their AGC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the AGC Units into the underlying shares and warrants, or if a holder holds AGC Units registered in its own name, the holder must contact Continental, AGC’s transfer agent, directly and instruct them to do so. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its shares.

To the extent a holder of AGC Units elects to separate such AGC Units into underlying AGC Shares and AGC Warrants prior to exercising redemption rights with respect to such AGC Shares, such holder’s redemption rights would apply in respect of the underlying AGC Shares. With respect to the related AGC Warrants, the holder would retain such AGC Warrants, and each AGC Warrant outstanding immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to AGC Shares and be assumed by GHL and converted into a warrant to purchase one GHL Class A Ordinary Share, subject to substantially the same terms and conditions prior to the Initial Merger Effective Time in accordance with the provisions of the Assignment, Assumption and Amendment Agreement.

If a public AGC shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its share certificates (if any) and other redemption forms (as applicable) to Continental, AGC will redeem such public shares for a per share price, payable in cash, equal to the pro rata portion of the amount on deposit in the trust account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to AGC. For illustrative purposes, as of November 5, 2021, this would have amounted to approximately $10.00 per issued and outstanding share less any owed but unpaid taxes on the funds in the trust account. There are currently no owed but unpaid income taxes on the funds in the trust account. However, the proceeds deposited in the trust account could become subject to the claims of AGC’s creditors, if any, which would have priority over the claims of AGC shareholders. Therefore, the per share distribution from the trust account in such a situation may be less than originally expected due to such claims. It is expected that the funds to be distributed to AGC shareholders electing to redeem their shares shall be distributed promptly after the consummation of the Business Combination.

A holder of AGC Shares, together with any affiliate of such holder and any person with whom such holder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), may not seek to have more than 15% of the aggregate shares redeemed without the consent of AGC. Under AGC’s amended and restated memorandum and articles of association, the Business Combination may not be consummated if AGC has net tangible assets of less than $5,000,001 either immediately prior to or upon consummation of the Business Combination after taking into account the redemption for cash of all public shares properly demanded to be redeemed by holders of AGC Shares.

Any request for redemption, once made by a holder of shares, may not be withdrawn once submitted to AGC unless the Board of Directors of AGC determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part).

Any corrected or changed written exercise of redemption rights must be received by Continental, AGC’s transfer agent, prior to the vote taken on the Business Combination Proposal at the Extraordinary General Meeting. No request for redemption shall be honored unless the holder’s share certificates (if any) and other redemption forms (as applicable) have been delivered (either physically or electronically) to Continental, at least two business days prior to the vote at the Extraordinary General Meeting.

If you exercise your redemption rights, then you shall be exchanging your AGC Shares share certificates (if any) for cash and shall not be entitled to GHL Class A Ordinary Shares upon consummation of the Business Combination.

If you are a holder of shares and you exercise your redemption rights, such exercise shall not result in the loss of any warrants that you may hold.

See the section titled “Extraordinary General Meeting of AGC shareholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Q:	If I am a warrant holder, can I exercise redemption rights with respect to my warrants?

A:	No. The holders of warrants have no redemption rights with respect to such securities.

Q:	If I am an AGC Unit holder, can I exercise redemption rights with respect to my units?

A:	Not without first separating the AGC Units. Holders of outstanding AGC Units must separate the underlying AGC Shares and warrants prior to exercising redemption rights with respect to AGC Shares.

If a broker, bank, or other nominee holds your units, you must instruct such broker, bank or nominee to separate your units. Your nominee must send written instructions by facsimile to Continental, AGC’s transfer agent. Such written instructions must include the number of AGC Units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s deposit withdrawal at custodian (DWAC) system, a withdrawal of the relevant AGC Units and a deposit of the number of shares and warrants represented by such units. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the shares from the units. While this is typically done electronically the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your shares to be separated in a timely manner, you shall likely not be able to exercise your redemption rights.

If you hold AGC Units registered in your own name, you must deliver the certificate for such AGC Units to Continental, AGC’s transfer agent, with written instructions to separate such AGC Units into shares and warrants. This must be completed far enough in advance to permit the mailing of the share certificates back to you so that you may then exercise your redemption rights upon the separation of the shares from the units. See “How do I exercise my redemption rights?” above. The address of Continental is listed under the question “Who can help answer my questions?” below.

To the extent a holder of AGC Units elects to separate such AGC Units into underlying AGC Shares and AGC Warrants prior to exercising redemption rights with respect to such AGC Shares, such holder’s redemption rights would apply in respect of the underlying AGC Shares. With respect to the related AGC Warrants, the holder would retain such AGC Warrants, and each AGC Warrant outstanding immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to AGC Shares and be assumed by GHL and converted into a warrant to purchase one GHL Class A Ordinary Share, subject to substantially the same terms and conditions prior to the Initial Merger Effective Time in accordance with the provisions of the Assignment, Assumption and Amendment Agreement.

Q:

What happens if a substantial number of AGC shareholders vote in favor of the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal and exercise their redemption rights?

AGC shareholders may vote in favor of the Business Combination, the Initial Merger Proposal and the Governing Documents Proposal and exercise their redemption rights. Accordingly, the Business

Combination may be consummated even though the funds available from the trust account and the number of AGC shareholders are substantially reduced as a result of redemption by AGC shareholders. AGC’s amended and restated memorandum and articles of association provide that the Business Combination shall not be consummated if, upon the consummation of the Business Combination, AGC does not have at least $5,000,001 in net tangible assets after giving effect to the payment of amounts that AGC shall be required to pay to redeeming shareholders upon consummation of the Business Combination. However, pursuant to the Sponsor Support Agreement, the Sponsor has agreed not to redeem its shares, and pursuant to the Backstop Subscription Agreement, Sponsor Affiliate has agreed to subscribe for and purchase that number of GHL Class A Ordinary Shares submitted for redemption for $10 per share and up to $500 million in accordance with the terms of the Backstop Subscription Agreement. As a result, the foregoing condition in the amended and restated memorandum and articles of association of AGC will be met. Nonetheless, in the event of significant redemptions, with fewer shares and AGC shareholders, the trading market for GHL Class A Ordinary Shares may be less liquid than the market for AGC Shares was prior to the Business Combination. In addition, in the event of significant redemptions, GHL may not be able to meet the NASDAQ listing standards. It is a condition to consummation of the Business Combination in the Business Combination Agreement that the GHL Class A Ordinary Shares to be issued in connection with the Business Combination shall have been approved for listing on NASDAQ, subject only to official notice of issuance thereof. GHL and AGC have certain obligations in the Business Combination Agreement to use reasonable best efforts in connection with the Business Combination, including with respect to satisfying this NASDAQ listing condition.

Q:	Do I have appraisal or dissenters’ rights if I object to the proposed Business Combination?

A:

Neither AGC shareholders nor AGC Unit holders nor AGC warrant holders have appraisal or dissenters’ rights in connection with the Business Combination under the laws of the Cayman Islands. Although under the Cayman Islands Companies Act, shareholders of a Cayman Islands company have dissenters’ rights with respect to a merger, dissenters’ rights are not considered to be available under the Cayman Islands Companies Act if the consideration under the proposed merger consists of shares listed on a national securities exchange. Therefore, no dissenters’ rights are available under the Initial Merger in respect of the AGC Shares; however, holders have a redemption right as further described in this proxy statement/prospectus. See “Extraordinary General Meeting of AGC Shareholders—Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Q:	I am an AGC Warrant holder. Why am I receiving this proxy statement/prospectus?

A:

As a holder of AGC Warrants, which shall, as a result of the Business Combination, become GHL Warrants, you shall be entitled to purchase one GHL Class A Ordinary Share in lieu of one AGC Class A Ordinary Share at a purchase price of $11.50 upon consummation of the Business Combination. This proxy statement/prospectus includes important information about GHL and the business of GHL and its subsidiaries following consummation of the Business Combination. Since holders of AGC Warrants shall become holders of GHL Warrants and may become holders of GHL Class A Ordinary Shares upon consummation of the Business Combination, we urge you to read the information contained in this proxy statement/prospectus carefully.

Q:	What happens to the funds deposited in the trust account after consummation of the Business Combination?

A:

Of the net proceeds of AGC’s IPO (including the net proceeds of the underwriters’ exercise of their over-allotment option) and simultaneous private placements, a total of $500 million was placed in the trust account immediately following the IPO. After consummation of the Business Combination, the funds in the trust account shall be released to GHL and used by GHL to pay holders of the AGC Shares who exercise redemption rights, to pay fees and expenses incurred in connection with the Business Combination with

Grab (including fees of an aggregate of approximately $17,500,000 to certain underwriters in connection with the IPO) and for expenses related to prior proposed business combinations that were not consummated.

Q:	What happens if the Business Combination is not consummated?

A:

If AGC does not complete the Business Combination with Grab (or another initial business combination) by October 5, 2022 (or January 5, 2023, if AGC has executed a letter of intent, agreement in principle or definitive agreement for its business combination by October 5, 2022, but has not completed the business combination by such date) (or such later date as may be approved by AGC shareholders) (such date the “Final Redemption Date”), AGC must redeem 100% of the outstanding shares, at a per-share price, payable in cash, equal to the amount then held in the trust account (net of taxes payable and less up to $100,000 of interest to pay dissolution expenses) divided by the number of outstanding shares.

Q:	When do you expect the Business Combination to be completed?

A:

The Business Combination is expected to be consummated promptly following the satisfaction, or waiver, of the conditions precedent to Closing set forth in the Business Combination Agreement, including the approval of the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal by the holders of AGC Shares. For a description of the conditions for the completion of the Business Combination, see the section entitled “The Business Combination Proposal—The Business Combination Agreement—Conditions to Closing.”

Q:	What else do I need to do now?

A:

AGC urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination shall affect you as a shareholder and/or warrant holder of AGC. Shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q:	How do I vote?

A:

If you are a holder of record of AGC Shares on the record date, you may vote remotely at the Extraordinary General Meeting or by submitting a proxy for the Extraordinary General Meeting. The Extraordinary General Meeting shall be held at 12:00 PM, Eastern time, on November 30, 2021 at the offices of Ropes & Gray LLP located at 800 Boylston Street, Boston, Massachusetts 02199, and virtually via live webcast at https://www.cstproxy.com/altimetergrowth/2021. You shall be able to attend the Extraordinary General Meeting online, vote and submit your questions during the Extraordinary General Meeting by visiting https://www.cstproxy.com/altimetergrowth/2021 and entering the control number on your proxy card. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote remotely, obtain a proxy from your broker, bank or nominee and a control number from Continental, available once you have received your proxy by emailing proxy@continentalstock.com.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:

No. As disclosed in this proxy statement/prospectus, your broker, bank or nominee cannot vote your shares on the Business Combination Proposal, the Initial Merger Proposal or the Governing Documents Proposal

unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. If you are an AGC shareholder holding your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee will not vote your shares on the Business Combination Proposal, the Initial Merger Proposal, the Governing Documents Proposal or the Adjournment Proposal. Such abstentions and broker non-votes will have no effect on the vote count for any of the Proposals.

Q:	May I change my vote after I have mailed my signed proxy card?

A:

Yes. Shareholders may send a later-dated, signed proxy card to Continental at the address set forth below so that it is received by Continental prior to the vote at the Extraordinary General Meeting or attend the Extraordinary General Meeting by visiting https://www.cstproxy.com/altimetergrowth/2021, entering the control number on your proxy card and voting. Shareholders may also revoke their proxy by sending a notice of revocation to Continental, which must be received by Continental prior to the vote at the Extraordinary General Meeting.

Q:	What happens if I fail to take any action with respect to the Extraordinary General Meeting?

A:

If you fail to take any action with respect to the Extraordinary General Meeting and the Business Combination is approved by shareholders and consummated, you shall become a shareholder and/or warrant holder of GHL. If you fail to take any action with respect to the Extraordinary General Meeting and the Business Combination is not approved, you shall continue to be a shareholder and/or warrant holder of AGC. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Extraordinary General Meeting.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:	Signed and dated proxies received by AGC without an indication of how the shareholder intends to vote on a proposal will be voted “FOR” each proposal presented to the shareholders.

Q:	What should I do if I receive more than one set of voting materials?

A:

Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you shall receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you shall receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your AGC Shares.

Q:	What happens if I sell my AGC Shares before the Extraordinary General Meeting?

A:

The record date for the Extraordinary General Meeting is earlier than the date of the Extraordinary General Meeting and earlier than the date the Business Combination is expected to be completed. If you transfer your shares after the applicable record date, but before the Extraordinary General Meeting date, unless you grant a proxy to the transferee, you shall retain your right to vote at the Extraordinary General Meeting.

Q:	Who will solicit and pay the cost of soliciting proxies for the Extraordinary General Meeting?

A:

AGC will pay the cost of soliciting proxies for the Extraordinary General Meeting. AGC has engaged Okapi Partners LLC (“Okapi”) to assist in the solicitation of proxies for the Extraordinary General Meeting. AGC has agreed to pay Okapi an initial fee of $20,000, plus a performance fee of $20,000 upon successful completion of solicitation, plus disbursements, to reimburse Okapi for its reasonable and documented costs and expenses and to indemnify Okapi and its affiliates against certain claims, liabilities, losses, damages and expenses. AGC will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of AGC Class A Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of AGC Class A Ordinary Shares and in obtaining voting instructions from those owners. AGC’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Where can I find the voting results of the extraordinary general meeting?

A:

The preliminary voting results will be announced at the extraordinary general meeting. AGC will publish final voting results of the Extraordinary General Meeting in a Current Report on Form 8-K within four business days after the Extraordinary General Meeting.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact AGC’s proxy solicitor as follows:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

Toll Free: (888) 785-6709

Direct: (212) 297-0720

Email: info@okapipartners.com

To obtain timely delivery, shareholders must request the materials no later than November 24, 2021, or three business days prior to the Extraordinary General Meeting

You may also obtain additional information about AGC from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you are a holder of AGC Shares and you intend to seek redemption of your shares, you shall need to deliver your shares (either physically or electronically) to AGC’s transfer agent at the address below at least two business days prior to the Extraordinary General Meeting. If you have questions regarding the certification of your position or delivery of your shares for redemption, please contact AGC’s transfer agent as follows:

Mark Zimkind

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, NY 10004-1561

Phone: (917) 262-2373

Email: proxy@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the Extraordinary General Meeting, including the Business Combination, you should read this entire document carefully, including the Business Combination Agreement attached as Annex A to this proxy statement/prospectus. The Business Combination Agreement is the legal document that governs the Business Combination and the other transactions that shall be undertaken in connection with the Business Combination. It is also described in detail in this proxy statement/prospectus in the section entitled “The Business Combination Proposal—The Business Combination Agreement.”

The Parties to the Business Combination

Grab

Grab was the category leader in 2020 by GMV in each of food deliveries and mobility and by TPV in the e-wallets segment of financial services in Southeast Asia according to Euromonitor. Grab operates across the deliveries, mobility and digital financial services sectors in over 400 cities in eight countries in the Southeast Asia region—Cambodia, Indonesia, Malaysia, Myanmar, the Philippines, Singapore, Thailand and Vietnam. Grab provides a platform that enables millions of people each day to access services provided by its driver- and merchant-partners through Grab’s superapp to order food or groceries, send packages, hail a ride or taxi, pay for online purchases or access services provided through Grab’s platform such as lending, insurance, wealth management and telemedicine, all through a single “everyday everything” app. Grab was founded in 2012 with the mission to drive Southeast Asia forward by creating economic empowerment for everyone, and since then, the Grab app has been downloaded onto millions of mobile devices. Grab strives to serve a double bottom line: to simultaneously deliver financial performance for its shareholders and a positive social impact in Southeast Asia.

Grab’s revenue was $396 million and $78 million in the six months ended June 30, 2021 and June 30, 2020, respectively, and $469 million and $(845) million in 2020 and 2019, respectively. Grab’s deliveries, mobility, financial services and enterprise and new initiatives segments represented 24.8%, 66.4%, 3.5% and 5.3%, respectively, of its revenue in the six months ended June 30, 2021 and 1.2%, 93.3%, (2.2)% and 7.7%, respectively, of its revenue in the year ended December 31, 2020. In addition, Grab’s revenue in Singapore, Malaysia, Vietnam and the rest of Southeast Asia was $246 million, $91 million, $76 million and $56 million in the year ended December 31, 2020, respectively and $(30) million, $92 million, $(26) million and $(881) million in the year ended December 31, 2019, respectively.

Grab is an exempted company limited by shares incorporated on July 25, 2017 under the laws of the Cayman Islands. The mailing address of Grab’s principal executive office is 7 Straits View, Marina One East Tower, #18-01/06, Singapore 018936, and its phone number is +65-9684-1256. Grab’s corporate website address is https://grab.com/sg/. Grab’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus. After the consummation of the Business Combination, Grab will become a wholly-owned subsidiary of GHL.

AGC

AGC is a blank check company incorporated on August 25, 2020, as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Based on its business activities, AGC is a “shell company,” as defined under the Exchange Act, because it has no operations and nominal assets consisting almost entirely of cash.

Before the completion of an initial business combination, any vacancy on the board of directors of AGC may be filled by a nominee chosen by holders of a majority of its founder shares. In addition, before the completion of an initial business combination, holders of a majority of AGC’s founder shares may remove a member of the board of directors for any reason.

On October 5, 2020, AGC consummated its initial public offering of 50,000,000 AGC Units, which included the full exercise by the underwriters of the over-allotment option to purchase an additional 5,000,000 AGC Units, at $10.00 per AGC Unit, and a private placement with Sponsor of 12,000,000 private placement AGC Warrants at a price of $1.00 per AGC Warrant. Each AGC Unit consists of one AGC Class A Ordinary Share and one-fifth of one AGC Warrant.

Following the closing of AGC’s initial public offering, an amount equal to $500 million of the net proceeds from its initial public offering and the sale of the private placement warrants was placed in the trust account. The trust account may be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government obligations. As of September 30, 2021, funds in the trust account totaled $500,021,794. Except with respect to interest earned on the funds in the trust account that may be released to pay income taxes, the funds held in the trust account will not be released from the trust account (1) to AGC, until the completion of its initial business combination, or (2) to public AGC shareholders, until the earliest of (a) the completion of AGC’s initial business combination, and then only in connection with those AGC Class A Ordinary Shares that such shareholders properly elected to redeem, subject to the limitations described herein, (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend AGC’s amended and restated memorandum and articles of association (A) to modify the substance or timing of AGC’s obligation to provide holders of AGC Class A Ordinary Shares the right to have their shares redeemed in connection with AGC’s initial business combination or to redeem 100% of AGC’s public shares if AGC does not complete its initial business combination by October 5, 2022 (or January 5, 2023, if AGC has executed a letter of intent, agreement in principle or definitive agreement for its business combination by October 5, 2022, but has not completed the business combination by such date) (or such later date as may be approved by AGC shareholders) (such date the “Final Redemption Date”) or (B) with respect to any other provision relating to the rights of holders of AGC Class A Ordinary Shares, and (c) the redemption of AGC’s public shares if it has not consummated its business combination by the Final Redemption Date, subject to applicable law.

AGC Units, Class A Ordinary Shares and AGC Warrants are each traded on NASDAQ under the symbols “AGCUU,” “AGC” and “AGCWW,” respectively.

AGC’s principal executive office is located at 2550 Sand Hill Road, Suite 150, Menlo Park, CA 94025, and its telephone number is (650) 549-9145. AGC’s corporate website address is https://www.altimetergrowth.com/AGC.html. AGC’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus.

GHL

Immediately following the Business Combination, GHL will qualify as a foreign private issuer as defined in Rule 3b-4 under the Exchange Act. GHL was incorporated on March 12, 2021, solely for the purpose of effectuating the Business Combination described herein. GHL was incorporated under the laws of the Cayman Islands as an exempted company limited by shares. GHL does not own any material assets and does not operate any business.

As of the consummation of the Business Combination, the number of directors of GHL will be increased to six, four of whom shall be independent directors. The mailing address of GHL is Harbour Place, 2nd Floor,

103 South Church Street, P.O. Box 472, George Town, Cayman Islands, KY1-1106. Upon the consummation of the Business Combination, the principal executive office of GHL will be located at 3 Media Close, #01-03/06, Singapore 138498. After the consummation of the Business Combination, GHL will become the continuing public company.

The Business Combination Proposal

On April 12, 2021, AGC, GHL, AGC Merger Sub, Grab Merger Sub and Grab entered into the Business Combination Agreement, pursuant to which, subject to the terms and conditions set forth therein, (i) AGC shall merge with and into AGC Merger Sub, with AGC Merger Sub surviving and remaining as a wholly-owned subsidiary of GHL and (ii) following the Initial Merger, Grab Merger Sub shall merge with and into Grab, with Grab being the surviving entity and becoming a wholly-owned subsidiary of GHL. Capitalized terms in this summary of the Business Combination Proposal not otherwise defined in this proxy statement/prospectus shall have the meanings ascribed to them in the Business Combination Agreement.

The Initial Merger

As a result of the Initial Merger, at the Initial Merger Effective Time (i) all the property, rights, privileges, agreements, powers and franchises, liabilities and duties of AGC and AGC Merger Sub shall vest in and become the property, rights, privileges, agreements, powers and franchises, liabilities and duties of AGC Merger Sub as the surviving company, and AGC Merger Sub shall thereafter exist as a wholly-owned subsidiary of GHL, (ii) each issued and outstanding security of AGC immediately prior to the Initial Merger Effective Time shall be cancelled in exchange for or converted into securities of GHL as set out below, (iii) the board of directors and officers of AGC Merger Sub and AGC shall cease to hold office, and the board of directors and officers of AGC Merger Sub shall be as determined by Grab, (iv) AGC Merger Sub’s memorandum and articles of association shall be amended and restated to read in their entirety in the form attached as Exhibit J to the Business Combination Agreement, and (v) GHL’s memorandum and articles of association shall be amended and restated to read in their entirety in the form of the Amended GHL Articles attached as Exhibit L to the Business Combination Agreement.

Subject to the terms and conditions of the Business Combination Agreement, at the Initial Merger Effective Time:

•

each AGC Unit issued and outstanding immediately prior to the Initial Merger Effective Time shall be automatically separated and the holder thereof shall be deemed to hold one AGC Class A Ordinary Share and one-fifth of an AGC Warrant;

•

immediately following the separation of each AGC Unit, each (a) AGC Class A Ordinary Share issued and outstanding immediately prior to the Initial Merger Effective Time shall be cancelled in exchange for the right to receive one GHL Class A Ordinary Share, and (b) AGC Class B Ordinary Share issued and outstanding immediately prior to the Initial Merger Effective Time shall be cancelled in exchange for the right to receive one GHL Class A Ordinary Share;

•

each AGC Warrant outstanding immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to AGC Shares and be assumed by GHL and converted into a warrant to purchase one GHL Class A Ordinary Share, subject to substantially the same terms and conditions prior to the Initial Merger Effective Time in accordance with the provisions of the Assignment, Assumption and Amendment Agreement; and

•	the single GHL Ordinary Share outstanding immediately prior to the Initial Merger Effective Time shall be cancelled for no consideration.

For more information on the Initial Merger and the Initial Merger Proposal, see the sections titled “The Business Combination Proposal—The Initial Merger” and “The Initial Merger Proposal.”

The Acquisition Merger

Following the Initial Merger and the satisfaction of the conditions with respect to the Acquisition Merger, as a result of the Acquisition Merger, at the Acquisition Effective Time (i) all the property, rights, privileges, agreements, powers and franchises, liabilities and duties of Grab Merger Sub and Grab shall vest in and become the assets and liabilities of Grab as the surviving company, and Grab shall thereafter exist as a wholly-owned subsidiary of GHL, (ii) each issued and outstanding security of Grab immediately prior to the Acquisition Effective Time shall be cancelled in exchange for or converted into securities of GHL as set out below, (iii) each share of Grab Merger Sub issued and outstanding immediately prior to the Acquisition Effective Time shall automatically be converted into one ordinary share of the surviving company, (iv) the board of directors and executive officers of Grab Merger Sub shall cease to hold office, and GHL will be the sole corporate director of Grab and (v) Grab’s memorandum and articles of association shall be amended and restated to read in their entirety in the form attached as Exhibit K to the Business Combination Agreement.

Subject to the terms and conditions of the Business Combination Agreement, at the Acquisition Effective Time:

•

each Grab Ordinary Share and Grab Preferred Share (other than Grab Key Executive Shares, Grab Restricted Stock, Grab Key Executive Restricted Stock, Grab Dissenting Shares and Grab Treasury Shares) issued and outstanding immediately prior to the Acquisition Effective Time shall be cancelled in exchange for the right to receive such fraction of a newly issued GHL Class A Ordinary Share that is equal to the Exchange Ratio, without interest, subject to rounding;

•

each Grab Key Executive Share (other than Grab Key Executive Restricted Stock and Grab Dissenting Shares) issued and outstanding immediately prior to the Acquisition Effective Time shall be cancelled in exchange for the right to receive such fraction of a newly issued GHL Class B Ordinary Share that is equal to the Exchange Ratio, without interest, subject to rounding;

•

each Grab Option outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall be automatically assumed by GHL and converted into an option to purchase the number of GHL Class A Ordinary Shares equal to (i) the number of Grab Ordinary Shares subject to such Grab Option immediately prior to the Acquisition Effective Time multiplied by (ii) the Exchange Ratio (such product rounded down to the nearest whole number), and otherwise, shall be subject to substantially the same terms and conditions as were applicable to such Grab Option immediately prior to the Acquisition Effective Time;

•

each Grab Key Executive Option outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall be automatically assumed by GHL and converted into an option to purchase the number of GHL Class B Ordinary Shares equal to (i) the number of Grab Ordinary Shares subject to such Grab Key Executive Option immediately prior to the Acquisition Effective Time multiplied by (ii) the Exchange Ratio (such product rounded down to the nearest whole number), and otherwise, shall be subject to substantially the same terms and conditions as were applicable to such Grab Key Executive Option immediately prior to the Acquisition Effective Time;

•

each award of Grab Restricted Stock outstanding immediately prior to the Acquisition Effective Time shall be automatically converted into an award of restricted GHL Class A Ordinary Shares equal to (i) the number of Grab Shares subject to the Grab Restricted Stock award immediately before the Acquisition Effective Time multiplied by (ii) the Exchange Ratio (such product rounded down to the nearest whole number), and otherwise, shall be subject to substantially the same terms and conditions as were applicable to such award of Grab Restricted Stock immediately prior to the Acquisition Effective Time;

•

each award of Grab Key Executive Restricted Stock outstanding immediately prior to the Acquisition Effective Time shall be automatically converted into an award of restricted GHL Class B Ordinary Shares equal to (i) the number of Grab Shares subject to the Grab Key Executive Restricted Stock award immediately before the Acquisition Effective Time multiplied by (ii) the Exchange Ratio (such product rounded down to the nearest whole number), and otherwise, shall be subject to substantially the same terms and conditions as were applicable to such award of Grab Key Executive Restricted Stock immediately prior to the Acquisition Effective Time;

•

each Grab RSU outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall be automatically assumed by GHL and converted into an award of restricted share units representing the right to receive the number of GHL Class A Ordinary Shares equal to (i) the number of Grab Ordinary Shares subject to such Grab RSU immediately prior to the Acquisition Effective Time multiplied by (ii) the Exchange Ratio (such product rounded down to the nearest whole number), and otherwise, shall be subject to substantially the same terms and conditions as were applicable to such Grab RSU immediately prior to the Acquisition Effective Time; and

•

each Grab Key Executive RSU outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall be automatically assumed by GHL and converted into an award of restricted share units representing the right to receive the number of GHL Class B Ordinary Shares equal to (i) the number of Grab Ordinary Shares subject to such Grab Key Executive RSU immediately prior to the Acquisition Effective Time multiplied by (ii) the Exchange Ratio (such product rounded down to the nearest whole number), and otherwise, shall be subject to substantially the same terms and conditions as were applicable to such Grab Key Executive RSU immediately prior to the Acquisition Effective Time.

For more information on the Acquisition Merger and the Business Combination Proposal, see the section titled “The Business Combination Proposal—The Acquisition Merger.”

Conditions to Closing

In addition to the approval of the Business Combination Proposal and the Initial Merger Proposal, unless waived by the parties to the Business Combination Agreement, the closing of the Business Combination is subject to a number of conditions set forth in the Business Combination Agreement. For more information about the closing conditions to the Business Combination, see the section titled “The Business Combination Proposal—The Business Combination Agreement—Conditions to Closing.”

Organizational Structure

Following the consummation of the Business Combination, the shareholders of AGC and Grab, PIPE Investors and Sponsor Related Parties will become shareholders of GHL. GHL is a limited liability company incorporated in the Cayman Islands that is a holding company and does not have substantive operations. Following the consummation of the Business Combination, GHL will conduct its businesses through subsidiaries and consolidated affiliated entities of Grab Holdings Inc. and their respective subsidiaries and may also own minority interests in certain businesses.

The laws and regulations in certain markets in which Grab operates, including Thailand, Vietnam, the Philippines and Indonesia place restrictions on foreign investment in and ownership of entities engaged in a number of business activities. As a result, in Thailand and with respect to certain businesses in Indonesia, the

Philippines and Vietnam, Grab conducts its business through consolidated affiliated entities in which in addition to its ownership of equity interests, some of which may be minority interests, Grab has certain rights pursuant to contractual arrangements with other shareholders of the relevant entities that allow Grab to consolidate the results of such entities under IFRS.

In addition to directly or indirectly holding equity interests in such consolidated affiliated entities, Grab has entered into certain contractual arrangements, which provide Grab with control over the relevant entities, which consist of the following:

•

In Thailand, Grab exercises control over relevant Thai operating entities as a result of a dual-class share and two-tiered corporate structure. Grab owns ordinary shares in the top level holding company, Thai Entity 2, that gives it control of Thai Entity 2 based on shareholder meeting quorum and voting requirements. Grab’s Thai local partner, Mr. Vee Charununsiri (“Thai local partner”), holds preference shares in Thai Entity 2 which preference shares have limited rights to dividends and distributions. Such arrangements are reflected in the Articles of Association of Thai Entity 2. In addition to the Articles of Association which provide Grab with its control over Thai Entity 2, pursuant to a Call Option Agreement between Grab and our Thai local partner, Grab also has the right to acquire the Thai local partner’s shares in Thai Entity 2 upon certain events occurring.

•

In Indonesia, powers of attorney granted by (i) PT Ekanusa Yadhikarya Indah and PT Ekanusa Yudhakarya Indah (both of which are controlled by Grab’s Indonesian local partner, Mr. Leo Mahamit) with respect to PT Solusi Pengiriman Indonesia and (ii) Grab’s Indonesian local partner, Mr. Stephanus Ardianto, with respect to PT Teknologi Pengangkutan Indonesia provide Grab control over relevant Indonesian operating entities. PT Ekanusa Yadhikarya Indah, PT Ekanusa Yudhakarya Indah and Mr. Stephanus Ardianto agree thereunder to hold their shares in trust for the benefit of Grab and to exercise their voting rights as instructed by Grab. With respect to BCP, pursuant to a shareholders agreement entered into with PT Ide Teknologi Indonesia (which is controlled by Grab’s Indonesian local partners, Mr. Agung Nugroho and Mr. Albert Lucius), PT Cakra Finansindo Investama (which is controlled by Grab’s Indonesian local partner, Mr. Arsjad Rasjid) and PT Abhimata Anugrah Abadi (which is controlled by Grab’s Indonesian local partner, Mr. Alvin Sariaatmadja), Grab has certain contractual rights, which include rights to (a) control the appointment of the Chief Executive Officer, and the Chief Financial Officer (including the right to nominate any such officers as directors or as president director), (b) approve the budget and business plan of BCP and its subsidiaries; and (c) approve future funding of BCP and its subsidiaries, whether through debt, equity or otherwise. In each case, in addition to the aforementioned contractual rights, Grab also has a call option that provides it the right to require the aforementioned local partners to transfer their shares in the aforementioned entities to another party and the local partners’ shares in such entities are also pledged, which means the local partners can transfer their shares only upon receiving Grab’s consent.

•

In Vietnam, Grab exercises control over relevant Vietnam operating entities based on voting thresholds set forth in the Vietnam holding company’s (GTVN) charter, pursuant to which resolutions are passed by way of written resolutions agreed by members holding at least 75% of the company’s share capital or votes at a physical meeting where members holding at least 75% of the company’s share capital vote in favor of the resolution. Since Grab holds 49% of the share capital of the Vietnam holding company, Grab’s affirmative vote is required for passage of any resolution of the Vietnam holding company. In addition, pursuant to a Members’ Agreement entered into by Grab with its Vietnamese local partner, Ms. Ly Thuy Bich Huyen (“Vietnamese local partner”), to the extent permitted by local law, certain reserved matters, including important matters that relate to businesses and operations of Grab Vietnam are subject to Grab’s consent. In addition to the aforementioned charter and Members’ Agreement which provide Grab with control over its Vietnam operating entities, Grab also has a call option that provides it with the right to acquire the Vietnamese local partner’s shares in the Vietnam holding company, and this right is secured by a security arrangement over the Vietnamese local partner’s shares. The Vietnamese local partner’s shares in the Vietnam holding company are also pledged, which prevents the Vietnamese local partner from disposing of its shares without Grab’s consent.

•

In the Philippines, Grab exercises control over relevant Philippine operating entities pursuant to an Investment Agreement between Grab and its Philippine local partner, Mr. Jesse Stefan H. Maxwell, relating to Grab PH Holdings Inc. that gives Grab (A) the right to (i) appoint directors in proportion to its shareholding interest, (ii) exercise veto rights with respect to certain reserved matters that fundamentally affect the business of the company and (iii) receive the economic benefits and absorb losses of the Philippine entities in proportion to the amount and value of Grab’s investment, and (B) an exclusive call option to purchase all or part of the equity interests in certain circumstances. In addition, the above-mentioned control-related rights under the Investment Agreement have been included in the agreed form of Amended Articles of Incorporation and By-Laws of Grab PH Holdings Inc., which are currently pending approval from the Philippines Securities and Exchange Commission. If the Amended Articles of Incorporation and By-Laws are approved by the Philippines Securities and Exchange Commission, the relevant terms of the Investment Agreement will be memorialized in the Amended Articles of Incorporation and By-Laws and become public records that are binding not only on Grab PH Holdings Inc. and the shareholders but also on third-parties in relation to the matters covered thereby. A breach of the Investment Agreement (including in respect of the above-mentioned control rights) would give rise to Grab’s right to bring a claim for breach of contract thereunder. Additionally, any action that contravenes the Amended Articles of Incorporation and By-Laws would be invalid and unenforceable and thereby be incrementally beneficial to the party seeking to enforce its terms. There can be no assurance that such approval will be obtained in a timely manner or at all, and pending such approval Grab will continue to rely solely on its contractual rights in the Investment Agreement. While Grab believes the approval of the Philippines Securities and Exchange Commission to the Amended Articles of Incorporation will strengthen its ability to control Grab PH Holdings Inc. going forward, Grab does not believe the failure to obtain such approval will materially adversely affect its ability to continue to control Grab PH Holdings Inc and consolidate Grab PH Holdings Inc. under IFRS as currently in effect, given that the Investment Agreement provides sufficient control rights to Grab, and that the Investment Agreement also provides that in the event of a conflict between the organizational documents of Grab PH Holdings Inc. (such as the Amended Articles of Incorporation and By-Laws) and the Investment Agreement, the Investment Agreement will prevail and the shareholders of Grab PH Holdings Inc. agree to do all such acts and things and sign and execute all such documents and instruments as may be necessary, desirable or expedient to make the necessary changes in the organizational documents of Grab PH Holdings Inc. (such as the Amended Articles of Incorporation and By-Laws) to remove such inconsistency or otherwise give effect to the Investment Agreement.

Such arrangements involve risks that are greater than those involved in holding a direct equity interest, including, among others, risks related to regulatory actions or disputes with the aforementioned local partners, which could, among other things, adversely impact Grab’s operations in the relevant jurisdictions and cause Grab to incur substantial costs in protecting its rights or result in Grab’s inability to enforce its rights. For a discussion of the foregoing restrictions and certain risks related thereto, see “Regulatory Environment” and “Risk Factors—Risks Relating to Grab’s Corporate Structure and Doing Business in Southeast Asia—In certain jurisdictions, Grab is subject to restrictions on foreign ownership.”

The following summary diagram illustrates Grab’s principal corporate structure as of the date of this proxy statement/prospectus (with reference to the country and date of formation):

Grab Holdings Inc.
(Cayman Islands)
July 25, 2017
100%
A2G Holdings Inc.
(Cayman Islands)
May 3, 2018
87.5%
100%
100%
AA Holdings Inc.
(Cayman Islands)
April 25, 2019
A1 Holdings Inc.
(Cayman Islands)
July 31, 2017
Grab Inc.
(Cayman Islands)
February 17, 2015
100%
GPay Network (S) Pte. Ltd.
(Singapore)
August 8, 2017
100%
GP Network Asia Pte. Ltd.
(Singapore)
January 23, 2017
20.4%
79.6%
PT Bumi Cakrawala Perkasa(1)
(Indonesia)
January 11, 2011
100%
GrabTaxi Holdings Pte. Ltd.
(Singapore)
June 14, 2013
100%
GrabCar Pte. Ltd.
(Singapore)
September 11, 2014
100%
Grab Rentals Pte. Ltd.
(Singapore)
June 23, 2016
94.1%
PT Grab Teknologi Indonesia(1)
(Indonesia)
August 12, 2015
0.03%
99.97%
PT Kudo Teknologi Indonesia
(Indonesia)
June 27, 2014
49%
PT Solusi Pengiriman Indonesia(1)
(Indonesia)
March 27, 2017
51%
49%
PT Teknologi Pengangkutan Indonesia(1)
(Indonesia)
July 24, 2014
51%
49%
51%
Grab Company Limited(2)
(Vietnam)
February 14, 2014
40%
60%
Grab PH Holdings Inc.(4)
(Philippines)
November 8, 2019
40%
60%
MyTaxi.PH, Inc.(4)
(Philippines)
March 4, 2013
100%
MyTeksi Sdn. Bhd.
(Malaysia)
July 21, 2011
100%
GrabCar Sdn. Bhd.
(Malaysia)
April 16, 2014
44.4%
Grabtaxi Holdings (Thailand) Co., Ltd.(3)
(Thailand)
June 28, 2014
15.6%
75%
25%
Grabtaxi (Thailand) Co., Ltd.
(Thailand)
June 6, 2013

___            Grab’s equity ownership.

- - -            Grab’s contractual rights. See footnotes below for information on Grab’s contractual rights.

(1)

Indonesia: In addition to Grab’s ownership of 79.6% of the shares, which, due to a dual-class structure, represent a 30.2% voting interest, of PT Bumi Cakrawala Perkasa (“BCP”) through which Grab owns OVO and conducts its financial services businesses in Indonesia, Grab has contractual rights to (a) control the appointment of the Chief Executive Officer, and the Chief Financial Officer (including the right to nominate any such officers as directors or as president director), (b) approve the budget and business plan of BCP and its subsidiaries; (c) approve future funding of BCP and its subsidiaries, whether through debt, equity or otherwise, and (d) certain economic rights with respect to the remaining shareholding of BCP. Grab conducts its point to point courier delivery business through PT Solusi Pengiriman Indonesia (“SPI”), in which a 94.12% owned subsidiary of Grab owns 49%, and Grab conducts its car rental (with driver-partners) business through PT Teknologi Pengangkutan Indonesia (“TPI”), in which a wholly-owned subsidiary of Grab owns 49%. Grab has entered into contractual arrangements with a third-party Indonesian shareholder (in the case of SPI) and a senior executive of Grab (in the case of TPI), each of which holds 51% of the shares of SPI and TPI, respectively, as a result of which Grab is able to control SPI and TPI and consolidate their financial results in Grab’s consolidated financial statements in accordance with IFRS. The non-controlling interests of minority shareholders in BCP are accounted for in Grab’s consolidated financial statements. See “Risk Factors—Risks Relating to Grab’s Corporate Structure and Doing Business in Southeast Asia—In certain jurisdictions, Grab is subject to restrictions on foreign ownership—Indonesia.”

(2)

Vietnam: In addition to Grab’s ownership of 49% of the shares of Grab Company Limited through which Grab conducts its deliveries and mobility businesses in Vietnam, Grab has entered into contractual arrangements with the holder of the balance of the shares of Grab Company Limited, who is a Vietnamese national and senior executive of Grab, as a result of which Grab is able to control Grab Company Limited and consolidate its financial results in Grab’s consolidated financial statements in accordance with IFRS. See “Risk Factors—Risks Relating to Grab’s Corporate Structure and Doing Business in Southeast Asia—In certain jurisdictions, Grab is subject to restrictions on foreign ownership—Vietnam.”

(3)

Thailand: Grab’s deliveries, mobility and financial services businesses are each conducted through a Thai operating entity (including, in the case of mobility, Grabtaxi (Thailand) Co., Ltd) established using a tiered shareholding structure, so that each Thai entity (including Grabtaxi Holdings (Thailand) Co., Ltd) is more than 50% owned by a Thai person or entity. This tiered shareholding structure, together with certain rights attendant to the classes of shares Grab holds and as otherwise set forth in the organizational documents of the relevant entities within Grab’s shareholding structure in Thailand, enables Grab to control these Thai operating entities and consolidate their financial results in Grab’s consolidated financial statements in accordance with IFRS. The non-controlling interests of relevant Thai shareholders are accounted for in Grab’s consolidated financial statements. See “Risk Factors—Risks Relating to Grab’s Corporate Structure and Doing Business in Southeast Asia—In certain jurisdictions, Grab is subject to restrictions on foreign ownership—Thailand.”

(4)

Philippines: Grab’s four wheel-mobility and delivery businesses are each conducted through a Philippine operating entity (including, in the case of its four wheel-mobility business, MyTaxi.PH, Inc.), the shares of which are 40% owned by Grab, with the balance owned by a Philippine holding company. The shares of the Philippine holding company are owned 40% by Grab, with the balance 60% of the shares held by a Philippine national who is a director of certain of Grab’s Philippine operating entities, including MyTaxi.PH, Inc. Through contractual rights with the Philippine shareholder together with certain other rights, Grab is able to consolidate their financial results in Grab’s consolidated financial statements in accordance with IFRS. The non-controlling interest of the Philippine shareholder is accounted for in Grab’s consolidated financial statements. See “Risk Factors—Risks Relating to Grab’s Corporate Structure and Doing Business in Southeast Asia under—In certain jurisdictions, Grab is subject to restrictions on foreign ownership—Philippines.”

The following simplified diagram illustrates the ownership structure of Grab immediately prior to the consummation of the Acquisition Merger:

The following simplified diagram illustrates the ownership structure of AGC immediately prior to the consummation of the Initial Merger:

The following simplified diagram illustrates the ownership structure of GHL immediately following the consummation of the Business Combination, assuming: (i) the No Redemption Scenario; (ii) the Full Exercise Scenario; and (iii) that no Grab shareholder exercises its dissenters’ rights.

Notes:

(1)	“Certain AGC Directors” refer to Richard N. Barton, Aishetu Fatima Dozie and Dev Ittycheria.
(2)	Sponsor Related Parties refer to Altimeter Partners Fund, L.P. and JS Capital LLC.

Related Agreements

PIPE Financing (Private Placement)

Substantially concurrently with the execution of the Business Combination Agreement, (i) GHL, AGC and the PIPE Investors entered into PIPE Subscription Agreements pursuant to which the PIPE Investors have committed to subscribe for and purchase, in the aggregate, 326,500,000 GHL Class A Ordinary Shares for $10 per share, for an aggregate purchase price equal to $3.265 billion; (ii) AGC, Sponsor Affiliate and GHL entered into a subscription agreement pursuant to which Sponsor Affiliate has committed to subscribe for and purchase 57,500,000 GHL Class A Ordinary Shares for $10 per share for an aggregate purchase price equal to $575 million; and (iii) AGC, Sponsor Affiliate and GHL entered into the Backstop Subscription Agreement pursuant to which Sponsor Affiliate agreed to backstop SPAC Share Redemptions (as defined in the Business Combination Agreement), and to the extent such backstop is required will subscribe for and purchase that number of GHL Class A Ordinary Shares to be determined in accordance with the terms of the Backstop Subscription Agreement for $10 per share. For more information, see the section titled “The Business Combination Proposal—Related Agreements.”

Grab Voting, Support and Lock-Up Agreements

Concurrently with the execution of the Business Combination Agreement, AGC, GHL, Grab and certain shareholders of Grab entered into voting support and lock-up agreements (the “Grab Shareholder Support Agreements”). For more information, see the section titled “The Business Combination Proposal—Related Agreements.”

Sponsor Support and Lock-Up Agreement

Concurrently with the execution of the Business Combination Agreement, AGC, Sponsor, GHL and Grab entered into a voting support agreement (the “Sponsor Support Agreement”). For more information, see the section titled “The Business Combination Proposal—Related Agreements.”

Shareholders’ Deed

Concurrently with the signing of the Business Combination Agreement, GHL entered into the Shareholders’ Deed, with Sponsor, Grab and the Key Executives, pursuant to which Sponsor has agreed to gift or transfer for a nominal amount 1,227,500 GHL Class A Ordinary Shares to the GrabForGood Fund or another charitable organization, foundation, fund or similar entity as agreed between Sponsor and GHL.

In addition, certain Key Executives and other Covered Holders have appointed Mr. Tan attorney-in-fact and proxy for their GHL Class B Ordinary Shares. For more information, see the sections titled “The Business Combination Proposal—Related Agreements” and “Description of GHL Securities—Shareholders’ Deed.”

Registration Rights Agreement

Concurrently with the execution of the Business Combination Agreement, AGC, GHL, Sponsor, the Sponsor Related Parties and certain shareholders of Grab (the “Grab Holders”) entered into a registration rights agreement (the “Registration Rights Agreement”), to be effective upon the Acquisition Closing. For more information, see the sections titled “The Business Combination Proposal—Related Agreements” and “Shares Eligible for Future Sale—Registration Rights.”

Assignment, Assumption and Amendment Agreement

Concurrently with the execution of the Business Combination Agreement, AGC, GHL and Continental entered into the Assignment, Assumption and Amendment Agreement and amended the Existing Warrant Agreement, pursuant to which, among other things, AGC assigned all of its right, title and interest in the Existing Warrant Agreement to GHL effective upon the Initial Closing, and GHL assumed the warrants provided for under the Existing Warrant Agreement. For more information, see the section titled “The Business Combination Proposal—Related Agreements.”

Amended and Restated Forward Purchase Agreements

Concurrently with the execution of the Business Combination Agreement, AGC, GHL and Sponsor Affiliate amended and restated that certain forward purchase agreement, dated September 16, 2020, by and between AGC and Sponsor Affiliate, pursuant to which, among other things, Sponsor Affiliate has agreed to purchase units consisting of 17,500,000 GHL Class A Ordinary Shares and 3,500,000 GHL Warrants for an aggregate price equal to $175,000,000 immediately prior to the Acquisition Closing. In addition, concurrently with the execution of the Business Combination Agreement, AGC, GHL and JS Securities amended and restated that certain forward purchase agreement, dated September 16, 2020, by and between AGC and JS Securities, pursuant to which, among other things, JS Securities has agreed to purchase units consisting of 2,500,000 GHL Class A Ordinary Shares and 500,000 GHL Warrants for an aggregate price equal to $25,000,000 immediately prior to the Acquisition Closing. For more information, see the section titled “The Business Combination Proposal—Related Agreements.”

AGC’s Board of Directors’ Reasons for the Approval of the Business Combination

AGC was formed to complete a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more business entities. As described above, the AGC Board (the “AGC

Board”) sought to do so by using the networks and industry experience of both the Sponsor, the AGC Board, and AGC management to identify and acquire one or more businesses.

In evaluating the transaction with Grab, the AGC Board consulted with its legal counsel and accounting and other advisors and considered a number of factors. In particular, the AGC Board considered, among other things, the following factors, although not weighted or in any order of significance:

•

Grab satisfies a number of acquisition criteria that AGC had established to evaluate prospective business combination targets. The AGC Board determined that Grab satisfies a number of the criteria and guidelines that AGC established at its initial public offering, including (i) operating in a large and growing total-addressable market, (ii) having potential to deliver sustainable top-line growth for the long-term, and (iii) providing an opportunity to partner with a world-class management team capable of scaling a business around the globe.

•

Favorable Prospects for Future Growth and Financial Performance. Current information and forecast projections from AGC and Grab’s management regarding (i) Grab’s business, prospects, financial condition, operations, technology, products, offerings, management, competitive position, and strategic business goals and objectives, with specific reference to GMV, Adjusted Net Revenue, Contribution Profit and Adjusted EBITDA (PIPE) for the 2018, 2019 and 2020 fiscal years, as well as management’s projections for such metrics as well as other financial information for the 2021, 2022 and 2023 fiscal years including the Projections included in this proxy statement/prospectus, which included certain of these metrics presented on a “Pre-Interco” basis, (ii) general economic, industry, regulatory, and financial market conditions, and (iii) opportunities and competitive factors within Grab’s industry.

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Super-App Ecosystem Creates Cross Vertical Synergies. The opportunity to participate in a company that operates a highly synergistic, deeply integrated ecosystem that is designed to maximize usage and lower service costs, underpinned by proprietary technology and financial infrastructure.

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Underpenetrated Market Opportunity. Grab operates in Southeast Asia, a region still in a relatively early stage of online disruption and which represents an underpenetrated market in the online food delivery, ride-hailing, e-wallet payments and digital financial services verticals.

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Large and Growing Total-Addressable Market. Southeast Asia is one of the fastest growing digital economies in the world, with a population approximately twice the size of the United States. Across online food delivery, ride-hailing, e-wallet payments, and digital financial services, Grab expects its total addressable market to grow from approximately $52 billion in 2020 to more than $180 billion by 2025.

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Category Leadership in Presence, Scale, and Diversity. Grab was the category leader in 2020 by GMV in each of food deliveries and mobility and by TPV in the e-wallets segment of financial services in Southeast Asia according to Euromonitor. Grab has a consistent track record of revenue growth diversified across the eight countries in which it operates.

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Hyperlocalized Approach. Grab’s hyperlocal execution enables localized experiences for its driver- and merchant-partners and consumers, promotes regular and transparent dialogue with local government agencies to allow Grab to navigate each market’s unique complexities, and enables landmark partnerships with leading local corporates across various sectors.

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Commitment to R&D Investments. Grab’s commitment to investing in research and development, which has created strong core technology and AI assets that allow Grab to build a trusted and customized platform.

•	Compelling Valuation. The implied pro forma enterprise value in connection with the Business Combination of approximately $31.2 billion, which the AGC Board believes represents an attractive valuation relative to selected comparable companies in analogous markets, including in respect of the deliveries segment, DoorDash Inc. and Meituan; in respect of the mobility segment, Uber Technologies, Inc. and Lyft; in respect of the financial services segment, Square and PayPal Holdings, Inc.; and as relevant global SuperApp comparable companies, MercadoLibre and Sea Limited. The public trading market valuations of these comparable companies implied 2022 projected multiples of enterprise value to sales of 10.1x (DoorDash Inc.); 6.3x (Meituan); 5.1x (Uber Technologies, Inc.); 4.5x (Lyft); 6.7x (Square); 9.4x (PayPal Holdings, Inc.); 9.5x (Sea Limited) and 9.1x (MercadoLibre), in all cases based on publicly available market data as of April 1, 2021. While there is no direct comparable company with leading market share across Southeast Asia, the AGC Board focused most closely on Sea Limited and MercardoLibre for the comparable companies analysis to the exclusion of the other companies which were comparable on a segment-only basis because Sea Limited and MercardoLibre are leading SuperApps with similar operating profiles within the global technology landscape. Given Grab’s overall 2022 projected multiples of enterprise value to sales (9.6x) was in line with MercadoLibre (9.1x) and Sea Limited (9.5x) despite being projected to grow faster, the AGC Board believed the comparable companies analysis supported the valuation; however, given that none of the selected companies is exactly the same as Grab, the AGC Board believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis. Accordingly, the AGC Board also made qualitative judgments, based on its experience and judgment, concerning differences between the operational, business and/or financial characteristics of Grab and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

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Best Available Opportunity. The AGC Board determined, after a thorough review of other business combination opportunities reasonably available to AGC, that the proposed Business Combination represents the best potential business combination for AGC based upon the process utilized to evaluate and assess other potential acquisition targets, and the AGC Board’s belief that such processes had not presented a better alternative.

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Experienced, Proven, and Committed Management Team. The AGC Board considered the fact that GHL will be led by Grab’s founders-led management team, which has a proven track record of operational excellence, financial performance, growth, and innovation.

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Continued Significant Ownership by Grab. The AGC Board considered that Grab’s existing equity holders would be receiving a significant amount of GHL Ordinary Shares in the proposed Business Combination and that Grab’s principal shareholders and Key Executives are “rolling over” their existing equity interests of Grab into equity interests in GHL and are also agreeing to be subject to a “lock-up” of up to three years in certain cases. The current Grab shareholders are expected to hold approximately 88.19% of the pro forma ownership of the combined company after Closing, assuming (i) the No Redemption Scenario; (ii) that all of Grab’s outstanding stock options are exercised, all of Grab’s outstanding restricted stock units vest, and all remaining Grab Ordinary Shares available for grant under the Grab 2018 Plan, which will have one vote per share when granted, are granted to employees other than the Key Executives; and (iii) that no Grab shareholder exercises its dissenters’ rights. If the actual facts are different from these assumptions, the percentage ownership retained by Grab’s existing shareholders in the combined company will be different.

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Substantial Retained Proceeds. A majority of the proceeds to be delivered to the combined company in connection with the Business Combination (including from AGC’s trust account and from the PIPE financing), are expected to remain on the balance sheet of the combined company after Closing in order to fund Grab’s existing operations and support new and existing growth initiatives. AGC’s Board considered this as a strong sign of confidence in GHL following the Business Combination and the benefits to be realized as a result of the Business Combination.

•	PIPE Financing Success. The success of the PIPE financing process, to which sophisticated third-party investors over-subscribed.

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Likelihood of Closing the Business Combination. The AGC Board’s belief that an acquisition by AGC has a reasonable likelihood of closing without potential issues under applicable antitrust and competition laws and without potential issues from any regulatory authorities.

For a more complete description of AGC Board’s reasons for approving the Business Combination, including other factors and risks considered by the AGC Board, see the section entitled “The Business Combination Proposal—AGC’s Board of Directors’ Reasons for the Approval of the Business Combination.”

The Initial Merger Proposal

The shareholders of AGC will vote on a separate proposal to authorize the Initial Merger by way of a special resolution under the Cayman Islands Companies Act. Please see the section entitled “The Initial Merger Proposal.”

The Governing Documents Proposal

The shareholders of AGC will vote on five separate proposals relating to the material differences between AGC’s amended and restated memorandum and articles of association and GHL’s amended and restated memorandum and articles of association. Please see the section entitled “The Governing Documents Proposal.”

The Adjournment Proposal

If, based on the tabulated vote, there are insufficient votes at the time of the Extraordinary General Meeting to authorize AGC to consummate the Initial Merger or the Business Combination, AGC’s board of directors may (and AGC is required under the Business Combination Agreement to) submit a proposal to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation of proxies. Please see the section entitled “The Adjournment Proposal.”

Date, Time and Place of Extraordinary General Meeting of AGC shareholders

The Extraordinary General Meeting of the shareholders of AGC shall be held at 12:00 PM, Eastern time, on November 30, 2021 at the offices of Ropes & Gray LLP located at 800 Boylston Street, Boston, Massachusetts 02199, and virtually via live webcast at https://www.cstproxy.com/altimetergrowth/2021 to consider and vote upon the Business Combination Proposal, the Initial Merger Proposal, the Governing Documents Proposal and if necessary, the Adjournment Proposal.

Voting Power; Record Date

Shareholders shall be entitled to vote or direct votes to be cast at the Extraordinary General Meeting if they owned AGC Shares at the close of business on November 5, 2021, which is the record date for the Extraordinary General Meeting. Shareholders shall have one vote for each AGC Share owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. Warrants do not have voting rights. On the record date, there were 62,500,000 AGC Shares outstanding, of which 12,500,000 were held by the Sponsor and certain directors of AGC.

Quorum and Vote of AGC shareholders

A quorum of AGC shareholders is necessary to hold a valid meeting. A quorum shall be present at the Extraordinary General Meeting if the holders of a majority of the outstanding shares entitled to vote at the

Extraordinary General Meeting are present in person or by proxy. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting. The proposals presented at the Extraordinary General Meeting shall require the following votes:

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Pursuant to AGC’s amended and restated memorandum and articles of association and the Cayman Islands Companies Act, the approval of the Business Combination Proposal will require an ordinary resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of a majority of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

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Pursuant to the Cayman Islands Companies Act, the approval of the Initial Merger Proposal will require a special resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

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Pursuant to the Cayman Islands Companies Act, the approval of the Governing Documents Proposal will require a special resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

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The approval of the Adjournment Proposal if presented will require an ordinary resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of a majority of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

•	An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.

Redemption Rights

Pursuant to AGC’s amended and restated memorandum and articles of association, a public AGC shareholder may request of AGC that AGC redeem all or a portion of its AGC Shares for cash if the Business Combination is consummated. As a holder of AGC Shares, you will be entitled to receive cash for any AGC Shares to be redeemed only if you:

(i) (a) hold AGC Shares, or (b) if you hold AGC Shares through AGC Units, elect to separate your AGC Units into the underlying AGC Shares and AGC Warrants prior to exercising your redemption rights with respect to AGC Shares;

(ii) submit a written request to Continental Stock Transfer & Trust Company (“Continental”), AGC’s transfer agent, in which you (a) request that AGC redeem all or a portion of your AGC Shares for cash, and (b) identify yourself as the beneficial holder of the AGC Shares and provide your legal name, phone number and address; and

(iii) deliver share certificates (if any) and other redemption forms (as applicable) to Continental, AGC’s transfer agent, physically or electronically through The Depository Trust Company.

Holders of AGC Shares must complete the procedures for electing to redeem their public shares in the manner described above prior to 5:00 PM, Eastern time, on November 26, 2021 (two business days before the Extraordinary General Meeting) in order for their AGC Ordinary Shares to be redeemed.

Holders of AGC Units must elect to separate the AGC Units into the underlying shares and warrants prior to exercising redemption rights with respect to the shares. If holders hold their AGC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the AGC Units into the underlying shares and warrants, or if a holder holds AGC Units registered in its own name, the holder must contact Continental, AGC’s transfer agent, directly and instruct them to do so. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to Continental in order to validly redeem its shares.

To the extent a holder of AGC Units elects to separate such AGC Units into underlying AGC Shares and AGC Warrants prior to exercising redemption rights with respect to such AGC Shares, such holder’s redemption rights would apply in respect of the underlying AGC Shares. With respect to the related AGC Warrants, the holder would retain such AGC Warrants, and each AGC Warrant outstanding immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to AGC Shares and be assumed by GHL and converted into a warrant to purchase one GHL Class A Ordinary Share, subject to substantially the same terms and conditions prior to the Initial Merger Effective Time in accordance with the provisions of the Assignment, Assumption and Amendment Agreement.

If the Business Combination is not consummated, the public shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public AGC shareholder properly exercises its right to redeem all or a portion of the public shares that it holds and timely delivers its share certificates (if any) and other redemption forms (as applicable) to Continental, AGC will redeem such public shares for a per-share price, payable in cash, equal to the pro rata portion of the amount on deposit in the trust account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to AGC. If a public AGC shareholder exercises its redemption rights in full, then it will be electing to exchange its public shares for cash and will no longer own public shares. See “Extraordinary General Meeting of AGC Shareholders—Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

A holder of AGC Shares, together with any affiliate of such holder and any person with whom such holder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), may not seek to have more than 15% of the aggregate shares redeemed without the consent of AGC. Under AGC’s amended and restated memorandum and articles of association, the Business Combination may not be consummated if AGC has net tangible assets of less than $5,000,001 either immediately prior to or upon consummation of the Business Combination after taking into account the redemption for cash of all public shares properly demanded to be redeemed by holders of AGC Shares.

Any request for redemption, once made by a holder of shares, may not be withdrawn once submitted to AGC unless the Board of Directors of AGC determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part).

No Appraisal or Dissenters’ Rights

Neither AGC shareholders nor AGC Unit holders nor AGC warrant holders have appraisal or dissenters’ rights in connection with the Business Combination under the laws of the Cayman Islands. Although under the Cayman Islands Companies Act, shareholders of a Cayman Islands company have dissenters’ rights with respect to a merger, dissenters’ rights are not considered to be available under the Cayman Islands Companies Act if the consideration under the proposed merger consists of shares listed on a national securities exchange. Therefore, no dissenters’ rights are available under the Initial Merger in respect of the AGC Shares; however, holders have a redemption right as further described in this proxy statement/prospectus. See “Extraordinary General Meeting of AGC Shareholders—Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. AGC has engaged Okapi Partners LLC to assist in the solicitation of proxies.

If a shareholder grants a proxy, it may still vote its shares at the Extraordinary General Meeting if it revokes its proxy before the Extraordinary General Meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Extraordinary General Meeting of AGC shareholders—Revoking Your Proxy.”

Interests of AGC’s Directors and Officers in the Business Combination

When considering the AGC Board’s recommendation to vote in favor of approving the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal, AGC shareholders should keep in mind that Sponsor, Sponsor Affiliate and AGC’s directors and executive officers, have interests in such proposals that are different from, or in addition to (and which may conflict with), those of AGC shareholders and warrant holders generally. These interests include, among other things, the interests listed below:

•	the fact that the Sponsor and AGC’s directors have agreed not to redeem any AGC Class B Ordinary Shares held by them in connection with a shareholder vote to approve the proposed Business Combination;

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the fact that Sponsor paid an aggregate of $25,000 for the 12,500,000 AGC Class B Ordinary Shares currently owned by Sponsor and its directors and such securities will have a significantly higher value after the Business Combination. As of November 15, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these shares, if unrestricted and freely tradable, would be $186,625,000, based upon a closing price of $14.93 per public share on NASDAQ (and will have zero value if neither this Business Combination nor any other business combination is completed on or before the Final Redemption Date);

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the fact that Sponsor paid $12,000,000 to purchase an aggregate of 12,000,000 private placement warrants, each exercisable to purchase one AGC Class A Ordinary Share at $11.50, subject to adjustment, at a price of $1.00 per warrant, and those warrants would be worthless—and the entire $12,000,000 warrant investment would be lost—if a Business Combination is not consummated by the Final Redemption Date.

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the fact that given the differential in the purchase price that Sponsor paid for the AGC Class B Ordinary Shares as compared to the price of the Units sold in AGC’s IPO and the substantial number of shares of GHL Class A Ordinary Shares that Sponsor will receive upon conversion of the AGC Class B Ordinary Shares in connection with the Business Combination, the Sponsor and its affiliates may earn a positive rate of return on their investment even if the GHL Class A Ordinary Shares trade below the price initially paid for the Units in the AGC IPO and the AGC public shareholders experience a negative rate of return following the completion of the Business Combination;

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As of November 15, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these warrants, if unrestricted and freely tradable, would be $56,400,000, based upon a closing price of $4.70 per AGC Warrant on NASDAQ;

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the fact that Sponsor and AGC’s directors have agreed to waive their rights to liquidating distributions from the trust account with respect to any AGC Shares (other than public shares) held by them if AGC fails to complete an initial business combination by the Final Redemption Date;

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the fact that pursuant to the Registration Rights Agreement, the Sponsor can demand that GHL register its registrable securities under certain circumstances and will also have piggyback registration rights for these securities in connection with certain registrations of securities that GHL undertakes;

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the fact that Sponsor Affiliate has agreed to purchase, pursuant to the Amended and Restated Forward Purchase Agreement with Sponsor Affiliate, 17,500,000 GHL Class A Ordinary Shares and 3,500,000 GHL Warrants for an aggregate purchase price equal to $175,000,000 immediately prior to the Closing. As of November 15, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these shares and warrants, if unrestricted and freely tradable, would be $277,725,000, based upon a closing price of $14.93 per public share on NASDAQ (based upon the right to receive one GHL Class A Ordinary Share per AGC Class A Ordinary Share in connection with the Business Combination) and a closing price of $4.70 per AGC Warrant on NASDAQ (based upon the right to receive one GHL Warrant per AGC Warrant in connection with the Business Combination);

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the fact that Sponsor Affiliate has agreed, pursuant to the Sponsor Subscription Agreement, to purchase 575,000,000 GHL Class A Ordinary Shares for $10 per share for an aggregate purchase price equal to $575 million immediately prior to the Closing. As of November 15, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these shares, if unrestricted and freely tradable, would be $8,584,750,000, based upon a closing price of $14.93 per public share on NASDAQ (based upon the right to receive one GHL Ordinary Share per AGC Share in connection with the Business Combination);

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the fact that Richard N. Barton, a current director of AGC, has agreed, pursuant to a PIPE Subscription Agreement, to purchase 300,000 GHL Class A Ordinary Shares for $10 per share for an aggregate purchase price equal to $3 million immediately prior to the Closing. As of November 15, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these shares, if unrestricted and freely tradable, would be $4,479,000, based upon a closing price of $14.93 per public share on NASDAQ (based upon a right to receive one GHL Class A Ordinary Share per AGC Share in connection with the Business Combination);

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the fact that Sponsor Affiliate has agreed, pursuant to the Backstop Subscription Agreement, to backstop SPAC Share Redemptions (as defined in the Business Combination Agreement), and to the extent such backstop is required, will agree to subscribe for and purchase that number of GHL Class A Ordinary Shares to be determined in accordance with the terms of the Backstop Subscription Agreement, for $10 per share;

•	the continued indemnification of AGC’s directors and officers and the continuation of AGC’s directors’ and officers’ liability insurance after the Business Combination (i.e. a “tail policy”);

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the fact that Sponsor and AGC’s officers and directors will lose their entire investment in AGC and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by the Final Redemption Date;

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the fact that if the trust account is liquidated, including in the event AGC is unable to complete an initial business combination by the Final Redemption Date, the Sponsor has agreed to indemnify AGC to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which AGC has discussed entering into a transaction agreement or claims of any third party for services rendered or products sold to AGC, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account; and

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the fact that the Sponsor (including its representatives and affiliates) and AGC’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to AGC.

For example, in January 2021, the Sponsor and AGC’s officers launched AGC 2 for which Brad Gerstner serves as Chairman, Chief Executive Officer and President; Hab Siam serves as General Counsel and Richard N. Barton serves as a director. The Sponsor and AGC’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to completing the Business Combination. Accordingly, if any of AGC’s officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then current fiduciary or contractual obligations (including AGC 2), he or she will honor his or her fiduciary or contractual obligations to present such Business Combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law.

The Sponsor and each AGC director have agreed to, among other things, vote all of their AGC Shares in favor of the proposals being presented at the Extraordinary General Meeting and waive their redemption rights with respect to their AGC Shares in connection with the consummation of the Business Combination. As of the date of this proxy statement/prospectus, on an as-converted basis, the Sponsor and certain AGC directors own, collectively, approximately 20% of the issued and outstanding AGC Shares.

At any time at or prior to the Business Combination, during a period when they are not then aware of any material nonpublic information regarding AGC or its securities, the Sponsor, Grab, and/or AGC’s or Grab’s directors, officers, advisors or respective affiliates (including separate accounts or other accounts, clients or pooled investment vehicles advised by, or affiliated with, Sponsor Affiliate or its affiliates) may purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, Initial Merger Proposal or the Governing Documents Proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire public shares or vote their public shares in favor of the Business Combination Proposal, Initial Merger Proposal or Governing Documents Proposal. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record or beneficial holder of AGC Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.

If the Sponsor, Grab, and/or AGC’s or Grab’s directors, officers, advisors or respective affiliates (including separate accounts or other accounts, clients or pooled investment vehicles advised by, or affiliated with, Sponsor Affiliate or its affiliates) purchase shares in privately negotiated transactions from public AGC shareholders who have already elected to exercise their redemption rights, then such selling shareholder would be required to revoke their prior elections to redeem their shares. The Sponsor, Grab, and/or AGC’s or Grab’s directors, officers, advisors or respective affiliates (including separate accounts or other accounts, clients or pooled investment vehicles advised by, or affiliated with, Sponsor Affiliate or its affiliates) may also purchase public shares from institutional and other investors who indicate an intention to redeem AGC Shares, or, if the price per share of AGC Shares falls below $10.00 per share, then such parties may seek to enforce their redemption rights. The above-described activity could be especially prevalent in and around the time of Closing. The purpose of such share purchases and other transactions would be to increase the likelihood that the following requirements are satisfied: (i) the Business Combination Proposal is approved by the affirmative vote of the holders of a majority of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting; (ii) the Initial Merger Proposal is approved by the affirmative vote of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting; (iii) the Governing Documents Proposal is approved by the affirmative vote of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting; (iv) otherwise limit the number of public shares electing to redeem; and (v) GHL’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) being at least $5,000,001 after giving effect to the transactions contemplated by the Business Combination Agreement and the PIPE financing. The Sponsor, Grab and/or AGC’s or Grab’s directors, officers, advisors or respective affiliates (including separate accounts or other accounts, clients, or pooled investment vehicles advised by, or affiliated with, Sponsor Affiliate or its affiliates) may also purchase shares from institutional and other investors for investment purposes.

Entering into any such arrangements may have a depressive effect on the AGC Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a lower-than-market price and may therefore be more likely to sell the shares he, she, or they own, either at or before the Business Combination.

If such transactions are executed, then the Business Combination could be completed in circumstances where such consummation would not have otherwise occurred. Share purchases by the persons described above would allow them to exert more influence over approving the proposals to be presented at the Extraordinary General Meeting and would likely increase the chances that such proposals would be approved. AGC will file or submit a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the Extraordinary General Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of one or more of AGC’s directors results in conflicts of interest on the part of such director(s) between what he, she, or they may believe is in the best interests of AGC and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the proposals. In addition, AGC’s officers have interests in the Business Combination that may conflict with your interests as a shareholder.

Please see “The Business Combination Proposal—Interests of AGC’s Directors and Officers in the Business Combination” for additional information on interests of AGC’s directors and officers.

Recommendation to Shareholders

AGC’s board of directors believes that each of the proposals to be presented at the Extraordinary General Meeting is fair to, and in the best interests of, AGC and unanimously recommends that its shareholders vote “FOR” the Business Combination Proposal, “FOR” the Initial Merger Proposal, “FOR” the Governing Documents Proposal and “FOR” the Adjournment Proposal, if presented.

Certain Information Relating to GHL and AGC

GHL Listing

GHL has applied for listing, to be effective at the time of the Closing of the Business Combination, of the GHL Class A Ordinary Shares and the GHL Warrants on NASDAQ and will obtain clearance by DTC as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the Closing Date.

Delisting and Deregistration of AGC

If the Business Combination is completed, AGC Class A Ordinary Shares, AGC Warrants and AGC Units shall be delisted from NASDAQ and shall be deregistered under the Exchange Act.

Emerging Growth Company

Upon consummation of the Business Combination, GHL will be an “emerging growth company” as defined in the JOBS Act. GHL will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which GHL has total annual gross revenue of at least $1.07 billion or (c) in which GHL is deemed to be a large accelerated filer, which means the market value of GHL Shares held by non-affiliates exceeds $700 million as of the last business day of GHL’s prior second fiscal quarter, GHL has been subject to Exchange Act reporting requirements for at least 12 calendar months; and filed at least one annual report, and (ii) the date on which GHL issued more than $1.0 billion in non-convertible debt during the prior three-year period. GHL intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that GHL’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. GHL has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, GHL, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of GHL’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Furthermore, even after GHL no longer qualifies as an “emerging growth company,” as long as GHL continues to qualify as a foreign private issuer under the Exchange Act, GHL will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, GHL will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

Foreign Private Issuer

As a “foreign private issuer,” GHL will be subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that GHL must disclose differ from those governing U.S. companies pursuant to the Exchange Act. GHL will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.

In addition, as a “foreign private issuer,” GHL’s officers and directors and holders of more than 10% of the issued and outstanding GHL Ordinary Shares, will be exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability. See “Risk Factors—Risks Related to GHL—GHL will qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such GHL is exempt from certain provisions applicable to

United States domestic public companies” and “Management of GHL Following the Business Combination—Foreign Private Issuer Status.”

Material Tax Consequences

In the event that a U.S. Holder (as defined in “Material Tax Considerations – United States Federal Income Tax Considerations—General”), elects to redeem its AGC Class A Ordinary Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the AGC Class A Ordinary Shares under Section 302 of the Internal Revenue Code (the “Code”). If the redemption qualifies as a sale or exchange of the AGC Class A Ordinary Shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the AGC Class A Ordinary Shares surrendered in such redemption transaction. There may be certain circumstances, however, in which the redemption may be treated as a distribution for U.S. federal income tax purposes depending on the amount of AGC Class A Ordinary Shares that such U.S. Holder owns or is deemed to own (including through the ownership of AGC warrants) after the redemption. See the section titled “Material Tax Considerations—United States Federal Income Tax Considerations—Redemption of AGC Class A Ordinary Shares.”

Subject to the limitations and qualifications described in “Material Tax Considerations—United States Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders,” the Initial Merger should qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, and, as a result, a U.S. Holder should not recognize gain or loss on the exchange of AGC Class A Ordinary Shares (excluding any redeemed AGC Class A Ordinary Shares), and AGC Warrants (collectively, the “AGC Securities”) for GHL Securities pursuant to the Initial Merger. The discussion in “Material Tax Considerations—United States Federal Income Tax Considerations” reflects the opinion of Ropes & Gray LLP as to the material U.S. federal income tax consequences of the Business Combination to U.S. Holders of AGC Securities, subject to the limitations, exceptions, beliefs, assumptions, and qualifications described therein and otherwise herein.

Anticipated Accounting Treatment

The Business Combination is made up of the series of transactions provided for in the Business Combination Agreement as described elsewhere within this proxy statement/prospectus. The transactions will be accounted for as a reverse acquisition under the acquisition method of accounting in accordance with IFRS 3, Business Combinations, whereby Grab will be considered the accounting acquirer and AGC will be treated as the acquired company. Under this method of accounting, the net assets of Grab will be stated at historical cost.

Regulatory Matters

The Business Combination Agreement and the transactions contemplated by the Business Combination Agreement are not subject as a closing condition to any additional federal, state or foreign regulatory requirement or approval, except for filings with the registrar of the Cayman Islands necessary to effectuate the transactions contemplated by the Business Combination Agreement.

Risk Factor Summary

In evaluating the proposals to be presented at the Extraordinary General Meeting of the shareholders of AGC, a shareholder should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section titled “Risk Factors,” a summary of which is set forth below. The occurrence of one or more of the events or circumstances described below, alone or in combination with other events or circumstances, may adversely affect AGC’s ability to effect the Business Combination, and may have an adverse effect on the business, cash flows, financial condition and results of operations of AGC prior to the Business Combination and that of GHL subsequent to the Business Combination. Such risks include, but are not limited to:

•

Grab’s business is still in a relatively early stage of its growth, and if its business or superapp platform do not continue to grow, grow more slowly than Grab expects, fail to grow as large as Grab expects or fail to achieve profitability, Grab’s business, financial condition, results of operations and prospects could be materially and adversely affected.

•	Grab faces intense competition across the segments and markets it serves.

•	Grab has incurred net losses in each year since inception and may not be able to continue to raise sufficient capital or achieve or sustain profitability.

•

Grab’s ability to decrease its net losses and achieve profitability is dependent on its ability to reduce the amount of partner and consumer incentives it pays relative to the commissions and fees it receives for its service.

•	Grab’s business is subject to numerous legal and regulatory risks that could have an adverse impact on Grab’s business and prospects.

•	Grab’s brand and reputation are among its most important assets and are critical to the success of its business.

•

The COVID-19 pandemic has materially impacted Grab’s business, is still ongoing, and it or other pandemics or public health threats could adversely affect Grab’s business, financial condition, results of operations and prospects.

•	If Grab fails to manage its growth effectively, its business, financial condition, results of operations and prospects could be materially and adversely affected.

•

Grab is subject to various laws with regard to anti-corruption, anti-bribery, anti-money laundering and countering the financing of terrorism and has operations in certain countries known to experience high levels of corruption. Grab’s audit and risk committee led an investigation into potential violations of certain anti-corruption laws related to its operations in one of the countries in which it operates and has voluntarily self-reported the potential violations to the U.S. Department of Justice. There can be no assurance that failure to comply with any such laws would not have a material adverse effect on it.

•	If Grab is required to reclassify drivers as employees or otherwise, or if driver-partners and/or employees unionize, there may be adverse business, financial, tax, legal and other consequences.

•

If Grab is unable to continue to grow its base of platform users, including driver- or merchant-partners and consumers accessing Grab’s offerings, Grab’s value proposition for each such constituent group could diminish, impacting its results of operations and prospects.

•

Security, privacy, or data breaches involving sensitive, personal, or confidential information could also expose Grab to liability under various laws and regulations across jurisdictions, decrease trust in the Grab platform, and increase the risk of litigation and governmental investigation.

•

GHL will qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such GHL is exempt from certain provisions applicable to United States domestic public companies.

•

Industry data, forecasts and estimates, including the Projections, contained in this proxy statement/prospectus are inherently uncertain and subject to interpretation, and may not be an indication of the actual results of the transaction or Grab’s future results. Accordingly, you should not place undue reliance on such information.

•

AGC did not obtain an opinion from an independent investment banking or accounting firm, and consequently, you have no assurance from an independent source that the price AGC is paying in connection with the Business Combination is fair to AGC from a financial point of view.

•	The COVID-19 pandemic triggered an economic crisis which may delay or prevent the consummation of the Business Combination.

•	The Business Combination remains subject to conditions that AGC cannot control and if such conditions are not satisfied or waived, the Business Combination may not be consummated.

•	The other risks and uncertainties discussed in “Risk Factors” elsewhere in this proxy statement/prospectus.

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus includes statements that express AGC’s, GHL’s and Grab’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results of operations or financial condition and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this proxy statement/prospectus and include statements regarding AGC’s, GHL’s and Grab’s intentions, beliefs or current expectations concerning, among other things, the Business Combination, the benefits and synergies of the Business Combination, including anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, the markets in which Grab operates as well as any information concerning possible or assumed future results of operations of the combined company after the consummation of the Business Combination. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting AGC, Grab and GHL. Factors that may impact such forward-looking statements include:

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Developments related to the COVID-19 pandemic, including, among others, with respect to stay-at-home orders, social distancing measures, the success of vaccine rollouts, numbers of COVID-19 cases and the occurrence of new COVID-19 strains;

•	The regulatory environment and changes in laws, regulations or policies in the jurisdictions in which Grab operates;

•	Grab’s ability to successfully compete in highly competitive industries and markets;

•	Grab’s ability to continue to adjust its offerings to meet market demand, attract users to the Grab platform and grow its ecosystem;

•	Political instability in the jurisdictions in which Grab operates;

•	Breaches of laws or regulations in the operation and management of Grab’s current and future businesses and assets;

•	The overall economic environment and general market and economic conditions in the jurisdictions in which Grab operates;

•	Grab’s ability to execute its strategies, manage growth and maintain its corporate culture as it grows;

•	Grab’s anticipated investments in new products and offerings, and the effect of these investments on its results of operations;

•	Changes in the need for capital and the availability of financing and capital to fund these needs;

•	Anticipated technology trends and developments and Grab’s ability to address those trends and developments with its products and offerings;

•	The safety, affordability, convenience and breadth of the Grab platform and offerings;

•

Man-made or natural disasters, including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events and acts of God such as floods, earthquakes, wildfires, typhoons and other adverse weather and natural conditions that affect Grab’s business or assets;

•	The loss of key personnel and the inability to replace such personnel on a timely basis or on acceptable terms;

•	Exchange rate fluctuations;

•	Changes in interest rates or rates of inflation;

•	Legal, regulatory and other proceedings;

•	Changes in applicable laws or regulations, or the application thereof on Grab;

•	The number and percentage of AGC shareholders voting against the Business Combination Proposal, the Initial Merger Proposal, the Governing Documents Proposal and/or seeking redemption;

•	The occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

•	GHL’s ability to initially list, and once listed, maintain the listing of its securities on NASDAQ following the Business Combination; and

•	The results of future financing efforts.

The forward-looking statements contained in this proxy statement/prospectus are based on AGC’s, Grab’s and GHL’s current expectations and beliefs concerning future developments and their potential effects on the Business Combination and GHL. There can be no assurance that future developments affecting AGC, GHL and/or Grab will be those that AGC, Grab or GHL has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond either AGC’s, GHL’s or Grab’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. AGC, Grab and GHL will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before a shareholder grants its proxy, instructs how its vote should be cast or votes on the Business Combination Proposal, the Initial Merger Proposal, the Governing Documents Proposal or the Adjournment Proposal, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus may adversely affect AGC, GHL and/or Grab.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus. Certain of the following risk factors apply to the business and operations of Grab and will also apply to the business and operations of GHL following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, financial condition, results of operations, prospects and trading price of GHL following the Business Combination. The risks discussed below may not prove to be exhaustive and are based on certain assumptions made by GHL, AGC and Grab, which later may prove to be incorrect or incomplete. GHL, AGC and Grab may face additional risks and uncertainties that are not presently known to them, or that are currently deemed immaterial, but which may also ultimately have an adverse effect on any such party.

Risks Relating to Grab’s Business

Grab’s business is still in a relatively early stage of its growth, and if its business or superapp platform do not continue to grow, grow more slowly than Grab expects, fail to grow as large as Grab expects or fail to achieve profitability, Grab’s business, financial condition, results of operations and prospects could be materially and adversely affected.

Although Grab’s business has grown rapidly, Grab’s businesses in Southeast Asia and in particular Grab’s superapp platform are relatively new, and there is no assurance that Grab will be able to achieve and maintain growth and profitability across all of its business segments. There is also no assurance that market acceptance of Grab’s offerings will continue to grow or that new offerings will be accepted. In addition, Grab’s business could be impacted by macro-economic conditions and their effect on discretionary consumer spending, which in turn could impact consumer demand for offerings made available through the Grab platform.

Grab’s management believes that Grab’s growth depends on a number of factors, including its ability to:

•

expand and diversify Grab’s deliveries, mobility, financial services and other offerings, which include innovating in new areas such as financial services and often requires Grab to make long-term investments and absorb losses while it builds scale;

•	maintain and/or increase the scale of Grab’s driver- and merchant-partner base and increase consumer usage of the Grab platform and the synergies within Grab’s ecosystem;

•	optimize Grab’s cost efficiency;

•	reduce incentives paid to driver-partners, merchant-partners and consumers;

•	enhance and develop Grab’s superapp, the tools Grab provides its driver- and merchant-partners and payments network along with its other technology and infrastructure;

•	recruit and retain high quality industry talent;

•

expand Grab’s business in the countries in which it operates, which requires managing varying infrastructure, regulations, systems and user expectations and implementing Grab’s hyperlocal approach to operations;

•	expand into business activities where Grab has limited experience, such as offline businesses, or no experience at all;

•	manage price sensitivity and driver- and merchant-partner and consumer preferences by segment and geographic location, particularly as Grab aims to increase market penetration within its markets;

•	maintain and enhance Grab’s reputation and brand;

•	ensure adequate safety and hygiene standards are established and maintained across its offerings;

•	continue to form strategic partnerships, including with leading multinationals and global brands;

•	manage Grab’s relationships with stakeholders and regulators in each of its markets, as well as the impact of existing and evolving regulations;

•	obtain and maintain licenses and regulatory approvals that may be required for its financial services or other offerings;

•	compete effectively with Grab’s competitors; and

•	manage the challenges associated with the COVID-19 pandemic.

Grab may not successfully accomplish any of these objectives.

In addition, achieving profitability will require Grab, for example, to continue to grow and scale its business, manage promotion and incentive spending, improve monetization, reduce marketing and other spending and increase consumer spending. Grab’s growth so far has been driven in part by incentives Grab offers driver-partners, merchant-partners and consumers. As Grab has achieved greater scale, it has and may continue to seek to reduce incentives, which can impact both profitability and growth.

Grab cannot assure you that it will be able to continue to grow and manage each of its segments or its superapp platform or achieve or maintain profitability. Grab’s success will depend to a substantial extent on its ability to develop appropriate strategies and plans, including Grab’s sales and marketing efforts, and implement such plans effectively. If driver- and merchant-partners and consumers accessing offerings through the Grab platform do not perceive it as beneficial, or choose not to utilize it, then the market for Grab’s business may not further develop, may develop more slowly than Grab expects, or may not achieve the growth potential or profitability Grab expects, any of which could materially and adversely affect Grab’s business, financial condition, results of operations and prospects.

Grab faces intense competition across the segments and markets it serves.

Grab faces competition in each of its segments and markets. The segments and markets in which Grab operates are intensely competitive and characterized by shifting user preferences, fragmentation, and introductions of new services and offerings. Grab competes both for driver- and merchant-partners and for consumers accessing offerings through its platform.

Grab’s competitors may operate in single or multiple segments and in a single market or regionally across multiple markets. These competitors may be well-established or new entrants and focused on providing low-cost alternatives or higher quality offerings, or any combination thereof. New competitors may include established players with existing businesses in other segments or markets that expand to compete in Grab’s segments or markets. Competitors focused on a limited number of segments or markets may be better able to develop specialized expertise or employ resources in a more targeted manner than Grab does. Such competitors may also enjoy lower overhead costs by not operating across multiple segments and markets. Grab’s competitors in certain geographic markets may enjoy competitive advantages such as reputational advantages, better brand recognition, longer operating histories, larger marketing budgets, better localized knowledge, and more supportive regulatory regimes and may also offer discounted services, driver- or merchant-partner incentives, consumer incentives, discounts or promotions, innovative products and offerings, or alternative pricing models. From time to time competitive factors have caused, and may continue to cause Grab to reduce prices or fees and commissions and increase driver-partner, merchant-partner or consumer incentives and marketing expenses, which has impacted and could continue to impact its revenues and costs. Furthermore, the rise of nationalism coupled with government policies favoring the creation or growth of local technology companies could favor Grab’s competitors and impact Grab’s position in Grab’s markets. In addition, some of Grab’s competitors may consolidate to expand their market position and capabilities. For example, in May 2021 there was a merger between Indonesia-based Gojek, which operates in the ride-hailing and deliveries business and Tokopedia, an e-commerce platform.

In Grab’s segments and markets, the barriers to entry are low and driver- and merchant-partners and consumers may choose alternative platforms or services. Grab’s competitors may adopt certain of its product features, or may adopt innovations that consumers or driver- or merchant-partners value more highly than Grab’s, which could render the offerings on the Grab platform less attractive or reduce Grab’s ability to differentiate its offerings. Grab’s driver-partners may shift to the platform with the highest earning potential or highest volume of work, and its merchant-partners may shift to the platform that provides the lowest fees and commissions or the highest volume of business or other opportunities to increase profitability. Driver- and merchant-partners and consumers may shift to the platform that otherwise provides them with the best opportunities. Consumers may access driver or merchant goods or services through the lowest-cost or highest-quality provider or platform or a provider or platform that provides better choices or a more convenient technology platform. With respect to the Grab platform, driver- and merchant-partners and consumers may shift to other platforms based on overall user experience and convenience, tools to enhance profitability, integration with mobile and networking applications, quality of mobile applications, and convenience of payment settlement services.

In Grab’s deliveries segment, it faces competition from regional players such as Foodpanda and Gojek (primarily in Indonesia) and single market players in Southeast Asia, including Deliveroo in Singapore, Now and Baemin in Vietnam and Line Man Wongnai and Robinhood in Thailand. In addition, many chain merchants have their own online ordering platforms and pizza companies, such as Domino’s and other merchants often own and operate their own delivery fleets. Consumers also have other options through offline channels such as in-restaurant and take-out dining, and buying directly from supermarkets, grocery and convenience stores, which may have their own delivery services. The Grab platform also competes with last-mile package delivery services including on-demand services such as Gojek and Lalamove, and single market players such as AhaMove in Vietnam.

In Grab’s mobility segment, it faces competition from Gojek in Indonesia and certain other Southeast Asian countries, licensed taxi operators such as ComfortDelGro in Singapore and traditional ground transportation services, including taxi-hailing. In addition, consumers have other options including public transportation and personal vehicle ownership.

While Grab’s payments and financial services offerings compete with offline options such as cash and credit and debit cards, interbank transfers, traditional banks and other financial institutions, as well as other electronic payment system operators, Grab’s competitors in digital payment services also include ShopeePay, GoPay, and Google Pay and single market players such as Dana in Indonesia and Touch ‘n Go in Malaysia.

In addition, while Grab has non-competition agreements which were put in place in connection with transactions with certain of its shareholders, namely Uber Technologies, Inc. (“Uber”) and Didi Chuxing Technology Co. (“Didi”) that contractually restrict them from competing with Grab in Southeast Asia, such agreements are subject to limited terms. Uber previously operated in the ride-hailing and food deliveries businesses in Southeast Asia prior to Grab’s acquisition of Uber’s business in Southeast Asia in 2018. The non-competition agreement with Uber expires on the later of March 25, 2023, or one year after Uber disposes of all shareholdings in Grab. The non-competition agreement with Didi was suspended in April 2021 and will formally expire upon the closing of the Business Combination. The non-competition agreement with Didi will be reinstated if the Business Combination does not close but will expire 12 months after Didi ceases to own any shares in Grab. Although the suspension of the non-competition agreement with Didi has not had any material impact on Grab’s business to date, if Didi enters, or Uber re-enters, Grab’s markets, Grab could face more intense competition, which could in turn materially impact Grab’s ability to bring driver- and merchant-partners and consumers onto its platform, cause Grab to lose market share, impact its pricing and/or require Grab to increase its incentives in order to retain market share. Furthermore, both Uber and Didi could have certain competitive advantages compared to other new entrants into Grab’s markets given their familiarity with the markets as shareholders of Grab, and in the case of Uber, due also to its previous operations in Southeast Asia prior to Grab’s acquisition of Uber’s business in Southeast Asia.

Any failure to successfully compete could materially and adversely affect Grab’s business, financial condition, results of operations and prospects.

Grab has incurred net losses in each year since inception and may not be able to continue to raise sufficient capital or achieve or sustain profitability.

Grab incurred net losses of $1.5 billion, $2.7 billion and $4.0 billion, and had net cash outflows from operating activities of $303 million, $643 million and $2.1 billion, in the six months ended June 30, 2021 and the years ended December 31, 2020 and 2019, respectively. Grab invests significantly in its business, including, among others, (i) expanding the deliveries, mobility and financial services offerings on its platform; (ii) increasing the scale of its driver- and merchant-partner base and consumer base accessing offerings on its platform; (iii) developing and enhancing its superapp, (iv) enhancing the tools that it provides for its driver- and merchant-partners, its payments network and other technology and infrastructure and (v) recruiting of quality industry talent. Grab is also developing its business across more than 400 cities in Southeast Asia, where each country has different infrastructure, regulations, systems and user expectations, with a strategy that involves a hyperlocal approach to Grab’s operations, all of which requires more investment than if it only operated in one country and a smaller number of cities. Grab’s offerings such as GrabRentals and GrabKitchen, require Grab to make investments and develop scale in order to achieve profitability. To be competitive in certain markets, generate scale and increase liquidity, from time to time Grab lowers fees and offers driver-partner, merchant-partner and consumer incentives, which also reduces its revenue. The COVID-19 pandemic has also had a material adverse impact on certain parts of Grab’s business in 2020 and 2021 and may continue to impact Grab’s results. Grab will continue to require significant capital investment to support its business. Issuances of equity or convertible debt securities could cause existing shareholders to suffer significant dilution, and any new equity securities issued may have rights, preferences, and privileges superior to those of existing shareholders. Debt financing could contain restrictive covenants relating to financial and operational matters including restrictions on the ability to incur additional secured or unsecured indebtedness that may make it more difficult to obtain additional capital with which to pursue business opportunities. Grab may not be able to obtain additional financing on acceptable terms, if at all.

In addition, Grab’s liabilities exceeded its assets by $7.0 billion, $6.3 billion and $4.2 billion as of June 30, 2021 and December 31, 2020 and 2019, respectively. Furthermore, Grab had accumulated losses of $11.9 billion, $10.5 billion as of June 30, 2021 and December 31, 2020, respectively. To support its business plans, Grab raises funding primarily through the issuance of convertible redeemable preference shares, and Grab raised $262 million, $1.4 billion and $1.9 billion of cash during the six months ended June 30, 2021 and the years ended December 31, 2020 and 2019, respectively, through the issuance of convertible redeemable preference shares. Such convertible redeemable preference shares will be cancelled and converted into the right to receive GHL Ordinary Shares upon completion of the Business Combination and as a result, following completion, Grab will no longer recognize any liability component nor any interest expense incurred with respect to such convertible redeemable preference shares. In addition, Grab secured $2.0 billion of financing under the Term Loan B Facility in the first half of 2021. As a result of the capital Grab has raised and the cash and cash equivalents it has had on hand, together with an assessment of its business plans, budgets and forecasts, Grab’s management has been able to conclude that it is appropriate for Grab’s consolidated financial statements to be prepared on a “going concern” basis.

Any failure to increase Grab’s revenue, manage the increase in its operating expenses, continue to raise capital, manage its liquidity or otherwise manage the effects of net liabilities, net losses and net cash outflows, could prevent Grab from continuing as a going concern or achieving or maintaining profitability.

Grab’s ability to decrease its net losses and achieve profitability is dependent on its ability to reduce the amount of partner and consumer incentives it pays relative to the commissions and fees it receives for its service.

Grab has paid significant amounts of incentives to attract new driver and merchant partners and consumers to its services in order to grow its business and generate new demand for its services and may continue to do so in the future. These incentives, which are typically in the form of additional payments made to partners and consumers, have in the past and may in the future exceed the amount of the commissions and fees that Grab receives for its services. Grab’s revenues are reported net of partner and consumer incentives, so if incentives exceed Grab’s commissions and fees received, it can result in Grab reporting negative revenue. For the years ended December 31, 2019 and 2020 and the six months ended June 30, 2021, Grab incurred incentives of $2,351 million, $1,237 million and $740 million, respectively (comprised of partner incentives of $1,234 million, $621 million, and $311 million, respectively, and consumer incentives of $1,117 million, $616 million and $429 million, respectively) resulting in reductions to Grab’s reported revenues of the same amounts, which in the case of the year ended December 31, 2019 resulted in Grab reporting negative revenues of $(845) million. Notwithstanding Grab’s use of significant incentive payments to encourage use of its platform, Grab’s monthly transacting users nevertheless declined from approximately 29.2 million in the year ended December 31, 2019 to approximately 24.5 million for the year ended December 31, 2020, in part due to the impact of the COVID-19 pandemic on Grab’s mobility segment, and thereafter remained relatively stagnant at approximately 24.3 million for the six months ended June 30, 2021.

Grab’s ability to increase its revenues and, in turn, decrease its net losses and achieve profitability is therefore significantly dependent on its ability to effectively use incentives to encourage the use of its platform and over time to reduce the amount of incentives it pays to both its driver and merchant partners and consumers of its services relative to the amount of commissions and fees it receives for its services. If Grab is unable to reduce the amount of incentives it pays over time relative to the commissions and fees it receives, it will likely impact Grab’s ability to increase its revenues, raise capital, reduce its net losses and achieve profitability and reduce its net cash outflows, any or all of which could prevent Grab from continuing as a going concern or achieving or maintaining profitability. In addition, given Grab’s use of incentives to encourage use of its platform, future decreases in the use of incentives could also result in decreased growth in the number of users and driver- and merchant-partners or an overall decrease in users and driver- and merchant-partners and decreases in its revenues, which could negatively impact its financial condition and results of operations.

Grab’s business is subject to numerous legal and regulatory risks that could have an adverse impact on Grab’s business and prospects.

Grab operates across the deliveries, mobility and financial services segments in over 400 cities in the large, diverse and complex Southeast Asian region. Each of Grab’s segments is subject to various regulations in each of the jurisdictions in which Grab operates.

Focus areas of regulatory risk that Grab is exposed to include, among others: (i) evolution of laws and regulations applicable to deliveries, mobility and/or financial services offerings, (ii) various forms of data regulation such as data privacy, data localization, data portability, cybersecurity and advertising or marketing, (iii) gig economy regulations, (iv) anti-trust regulations, (v) economic regulations such as price, supply regulation, safety, health, environment regulations, (vi) foreign ownership restrictions, (vii) artificial intelligence regulation and (viii) regulations regarding the provision of online services, including with respect to the internet, mobile devices and e-commerce.

In addition, Grab may not be able to obtain all the licenses, permits and approvals that may be necessary to provide its offerings and those it plans to offer. Because the industries Grab operates in are relatively new and disruptive in Grab’s markets, the relevant laws and regulations, as well as their interpretations, are often unclear and evolving in certain jurisdictions. This can make it difficult for Grab to assess which licenses and approvals are necessary for its business, or the processes for obtaining such licenses in certain jurisdictions. For these reasons, Grab also cannot be certain that Grab will be able to maintain the licenses and approvals that Grab has previously obtained, or that once they expire Grab will be able to renew them. Grab cannot be sure that its interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators. As Grab expands its businesses, and in particular its financial services business, Grab may be required to obtain new licenses and will be subject to additional laws and regulations in the markets Grab plans to operate in.

Grab’s business is subject to regulations from various regulators within each jurisdiction it operates in, and such regulators may not always act in concert. As a result, Grab may be subject to requirements which separately may not be materially adverse to Grab but when taken together could have a material impact on Grab. In addition, Grab is subject to differing, and sometimes conflicting, laws and regulations in the markets in which it operates.

Segments of Grab’s businesses that are currently unregulated could become regulated, or segments of Grab’s businesses that are already regulated could be subject to new and changing regulatory requirements. Various proposals which may impact Grab’s business are currently before various national, regional, and local legislative bodies and regulatory entities regarding issues related to Grab’s business and business model. For example, in Thailand, there are regulations which regulate how Grab calculates fees and the transportation fares. Additionally, under new regulations in Vietnam, Grab may be required to obtain a transport license in each province or city where mobility services are provided through the Grab platform. Grab is currently engaging with national-level as well as provincial and city-level regulators on this requirement, which poses practical constraints for implementation, given that Grab believes these requirements are not appropriate or suited to a platform business such as Grab. Pending the outcome of these engagement efforts, including how this requirement may be addressed under the new regulations, Grab may be required to make operational adjustments to comply with the necessary regulatory requirements, in order to avoid incurring penalties or disruptions in operations, which could involve significant costs or may not be practicable.

Compliance with existing or new laws and regulations could expose Grab to liabilities or cause it to incur significant expenses or otherwise impact its offerings or prospects. For example, in Malaysia, in order for Grab to operate GrabExpress on a nationwide scale, Grab is required to obtain a Class B license. However, Grab’s application for such license was rejected due to a moratorium on new applications. As a consequence, Grab is not allowed to deliver non-food items weighing less than two kilograms, although Grab is still allowed to deliver food and fresh produce and non-food items weighing more than two kilograms. In addition, any non-compliance resulting from Grab’s consumers using GrabExpress to ship non-food items weighing less than two kilograms, over which Grab has no control, could subject Grab to a penalty of RM300,000 (approximately $73,000) and/or incarceration of no more than three years. In Thailand, the Royal Decree on the Supervision of Digital Platform Service Business (the “ETDA Law”), issued by the Electronic Transactions Development Agency (the “ETDA”), was approved on October 25, 2021 by the cabinet of Thailand and is expected to become effective by March 2022 (with a grace period of 210 days and a tentative plan to issue relevant implementation rules and regulations within 180 days of the publication of the ETDA Law). If Grab’s business as a platform service provider or certain of Grab’s businesses in Thailand are considered by the ETDA to be “digital service platform businesses” regulated under the ETDA Law, Grab’s businesses in Thailand may be adversely affected because the ETDA Law gives the ETDA broad discretion to enforce the terms of the ETDA Law and to protect consumers of digital platform businesses. The ETDA’s enforcement powers include the ability: (i) to order suspension and/or discontinuation of businesses if any breach of the ETDA Law is not remedied; (ii) to order digital platform services providers to share information including potentially commercially sensitive information with consumers and other government agencies; (iii) to impose additional obligations on digital service platform businesses; (iv) before any digital services platform business providers can exit the businesses that the ETDA has jurisdiction over, to take any action to protect or prevent any damage which may potentially incurred by consumers; and (v) to coordinate with the Office of Trade Competition Commission if there is any breach of the Trade Competition Act B.E. 2560. However, the exact impact the ETDA Law may have on Grab is unclear and will depend on the approach that the ETDA takes with respect to enforcing this law once it becomes effective in March 2022, and Grab intends to actively monitor and engage with the ETDA both prior to and after the law becomes effective in order to manage the impact on Grab, if any. There also has been pressure on governments in Southeast Asia to increase or introduce new taxes on the technology sector as it becomes a more important and profitable portion of the economy. In addition, as Grab expands its offerings in new areas, such as financial services and mapping or geospatial technology, Grab may become subject to additional laws and regulations, which may require licenses to be obtained for Grab to provide new offerings or continue to provide existing offerings in the relevant jurisdictions. Further, developments in environmental regulations, such as those applicable to vehicles that run on fossil fuels and those limiting the use of single-use packaging and utensils, may adversely impact Grab’s mobility and delivery businesses.

Grab is subject to laws and regulations that impose general requirements and provide regulators with broad discretion in determining compliance with such laws and regulations. Regulators may interpret laws and regulations in a manner differently than Grab and may have broad discretion in determining any sanctions or remedial measures. Many jurisdictions in which Grab operates currently do not require a commercial taxi license or delivery license for the driver-partners on its platform. However, local regulators may decide to enforce or enact local regulations requiring licenses, imposing caps on drivers or vehicles, mandating drivers to join a licensed entity or which impose other requirements, such as minimum age requirements for driver-partners. There are also regulations with respect to how fares are set between Grab and such special rental transportation companies and regulations requiring delivery driver-partners to join licensed courier companies prior to providing point-to-point delivery services through a platform such as the Grab platform. If regulations evolve or regulators change current policy or enforce local regulations, Grab may face added complexity and risks in providing deliveries and mobility offerings on its platform. In addition, regulators in some jurisdictions impose a cap on both the supply and fares applicable to Grab’s operations, and although Grab has in the past been able to obtain approval to increase capacity when needed, there can be no assurance that Grab will continue to obtain approval to increase capacity to meet demand, which could impact its business and prospects. If Grab or drivers become subject to further caps, limitations, or licensing requirements, Grab’s business, financial condition, results of operations and prospects would be adversely impacted. In certain jurisdictions, there has been public pressure to impose limits on the commissions payable by merchant partners to platforms such as Grab, which, if imposed, could impact Grab’s deliveries business.

In addition, since Grab operates across eight countries, Grab is subject to the risk that regulatory scrutiny or actions in one country may lead to other regulators taking similar actions. Grab, with its significant and varied group of stakeholders, is highly visible to regulators across its markets. Dissatisfaction among stakeholder groups could trigger regulator intervention, impacting Grab.

Grab’s actual or perceived failure to comply with applicable regulation could expose it to regulatory actions, including, but not limited to, potential fines, orders to temporarily or permanently cease all or some of its business activities, a prohibition on taking on new consumers, driver-partners or merchant-partners and the implementation of mandated remedial measures. Any such actions could materially and adversely affect Grab’s business, financial condition, results of operations and prospects.

Grab’s brand and reputation are among its most important assets and are critical to the success of its business.

Grab’s brand and reputation are among its most important assets. “Grab” is a household name in the markets in which it operates that is synonymous with its offerings. Successfully maintaining, protecting, and enhancing Grab’s brand and reputation are critical to the success of its business, including the ability to attract and maintain employees, driver- and merchant-partners and consumers accessing offerings available on the Grab platform, and otherwise expand its deliveries, mobility and financial services offerings. Grab’s brand and reputation are also important to its ability to maintain its standing in the markets Grab serves, including with regulators and community leaders. Any harm to Grab’s brand could lead to regulatory action, litigation and government investigations and weaken Grab’s ability to effect legislative changes and obtain licenses. In addition, because Grab operates regionally across Southeast Asia and various segments, including deliveries, mobility and financial services, an adverse impact on Grab’s brand or reputation in one market or segment can adversely affect other parts of Grab’s business.

A variety of factors and/or incidents, including those that are actual and within Grab’s control, as well as those that are perceived, rumored, or outside of Grab’s control or responsibility, can adversely impact Grab’s brand and reputation, such as:

•	complaints or negative publicity, including those related to personal injury or sexual assault cases involving consumers using Grab’s mobility offerings or other third parties;

•	issues with the choices and quality of Grab’s products and offerings or trust in its offerings;

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illegal or inappropriate behavior by employees, consumers or driver-partners or merchant-partners or other third parties Grab works with, including relating to the safety of consumers and driver- and merchant-partners;

•	improper, unauthorized, or illegal actions by third-parties who conduct fraudulent or other activities, such as phishing-attacks;

•	the convenience and reliability of Grab’s superapp and technology platform, as well as any cybersecurity incidents affecting, disruptions to the availability of or defects in its platform or superapp;

•	issues with the pricing of Grab’s offerings or the terms on which Grab does business with platform users including consumers and driver- and merchant-partners;

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service delays or failures, such as missing, incorrect or cancelled fulfillment of orders or rides, or issues with cleanliness, food tampering or inappropriate or unsanitary food preparation, handling or delivery;

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lack of community support, interest or involvement, including protests or other negative publicity that may stem from a variety of factors beyond Grab’s control, such as the general political environment or a rise in nationalism in any of the markets where Grab operates;

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failing to act responsibly or in compliance with regulatory requirements, some of which may be evolving or ambiguous, in areas including labor, anti-corruption, anti-money laundering, safety and security, data security, privacy, provision of information about consumers and activities on the Grab platform, or environmental requirements in areas including emissions, sustainability, human rights, diversity, non-discrimination and support for employees, driver- and merchant-partners and local communities; and

•	media or legislative scrutiny or litigation or investigations by regulators or other third parties.

Any harm to Grab’s brand or reputation, including as a result of or related to any of the foregoing, could materially and adversely affect Grab’s business, financial condition, results of operations and prospects.

The COVID-19 pandemic has materially impacted Grab’s business, is still ongoing, and it or other pandemics or public health threats could adversely affect Grab’s business, financial condition, results of operations and prospects.

The ongoing COVID-19 pandemic has globally resulted in loss of life, business closures, restrictions on travel, and widespread cancellation of social gatherings, has impacted and continues to impact Grab’s business, and has impaired the fair value of certain of Grab’s investments, goodwill and the recoverable value of its vehicles. In particular, Grab’s business segments were impacted as follows:

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Deliveries: Grab’s deliveries segment experienced significant year-on-year GMV and revenue growth from 2019 to 2020 as consumer adoption of deliveries offerings increased in light of the stay-at-home and movement control orders, work-from-home arrangements and social distancing measures imposed as a result of the COVID-19 pandemic. In light of growing demand, Grab invested in scaling up offerings, such as GrabMart and GrabExpress. However, as the pandemic subsides and governments ease COVID-19 measures, demand for deliveries offerings may decline or may not continue to grow at similar levels. Furthermore, although Grab’s deliveries segment experienced significant overall growth, the pandemic led to closures of many restaurants and merchant-partners, and many of Grab’s partners are still struggling due to substantial declines in dine-in eating and demand in general. To the extent this impacts the breadth of options available to consumers through its platform, usage of the Grab platform could be impacted, which could in turn impact the attractiveness of and level of activity across Grab’s ecosystem of consumers, and driver- and merchant-partners using the Grab platform.

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Mobility: Grab experienced a year-on-year decline in GMV from 2019 to 2020 in its mobility segment resulting from a sharp decrease in rides booked through the Grab platform, although revenue increased year on year. Demand was particularly low during March and April 2020 as stay-at-home orders were imposed in Grab’s key markets. Although demand for mobility offerings experienced some recovery in some of its key markets, such as Singapore and Vietnam, in the second half of 2020, this segment continues to be impacted by stay-at-home or movement control orders, work-from-home arrangements, travel restrictions and social distancing measures that reduce commuter traffic and demand for rides. In the first and second quarter of 2021, Grab’s mobility business continued to be impacted by increases in COVID-19 cases in its markets, including due to the emergence of new COVID-19 variants and related reinstatement of movement control orders and other social distancing measures. In markets where stay-at-home or movement control orders have been lifted, demand has not yet returned to pre-pandemic levels. In addition, in order to comply with social distancing requirements and improve safety, Grab from time to time modifies or suspends certain offerings, such as its GrabShare and GrabHitch offerings, particularly as governments modify rules or guidelines in order to combat the pandemic. There can be no assurance that demand for Grab’s mobility offerings will return to pre-pandemic levels or that Grab will resume all of its mobility offerings in the near future or at all in all of its markets.

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Financial Services: Grab’s financial services business was primarily impacted by the drop in demand for mobility offerings, a decrease in off-platform spending and other COVID-19 measures, which partially offset growth in deliveries-related payments, impacting growth in payment volume. In addition, its lending business was impacted by COVID-19, driven by closures of businesses, a decline in general consumer spending, and compulsory repayment holidays implemented by governments in certain of Grab’s markets. Grab also took a more conservative approach to loan origination as Grab was mindful of the potential effect of COVID-19’s economic impact on creditworthiness of consumers, and Grab delayed the marketing plans of certain insurance products such as travel insurance due to reduced travel.

The extent to which the COVID-19 pandemic will continue to impact Grab’s business going forward depends on future developments, which are highly uncertain and cannot be predicted at this time, including:

•	the occurrence of new COVID-19 strains and other new developments that may emerge concerning the severity of the disease;

•	the efficacy of current and future vaccines and treatments and the speed of vaccine or treatment roll-outs;

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the duration and nature of stay-at-home orders, social distancing measures, business closures or capacity limits, travel restrictions, and other measures implemented to combat the spread of the disease;

•	the economic impact of the pandemic in the markets in which Grab operates, which could impact demand for offerings or opportunities on the Grab platform by consumers and driver- and merchant-partners;

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the continued provision of support and relief to small businesses, residents and economic activity by governments in the countries in which Grab operates, such as in Singapore and Malaysia where the government has implemented substantial and comprehensive support measures that have benefited the population, including consumers and driver- and merchant-partners;

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government measures, intervention or subsidies, or increased government scrutiny with respect to Grab’s business or industry, which could impact, among other things, the competitive landscape in Grab’s markets and cause Grab to incur unforeseen expenses;

•	other business disruptions that affect Grab’s workforce;

•	the impact on capital and financial markets;

•	impairment charges associated with goodwill, long-lived assets, investments and other acquired intangible assets; and

•	other unforeseen operating difficulties and expenditures.

Grab’s ability to mitigate the impact of COVID-19 on its overall business has been partly driven by Grab’s ability to adapt to changes in consumer demand and preferences and the versatility of its platform. For example, as demand in Grab’s mobility segment decreased, Grab was able to utilize driver-partners providing mobility services to provide deliveries for its deliveries segment. In addition, stay-at-home or movement control orders and other COVID-19 measures led to a decrease in the number of driver-partners in March and April 2020, with some recovery starting in May 2020. However, significant uncertainty remains over the severity and duration of the COVID-19 pandemic, and as the pandemic continues, or if other public health threats arise in the future, Grab may need to continue to adapt to changing circumstances. There can be no assurance that Grab will be successful in doing so, including by maintaining and optimizing utilization of its driver-partner base.

In 2020, Grab also contributed to a special relief fund for driver-partners in Singapore to supplement driver income temporarily, which consisted of government-funded support and, during the initial phase of the fund, a weekly fixed payment from Grab. To the extent Grab deems it necessary in the future to take similar or other measures to assist its driver-partners or other partners in the future, Grab’s financial results may be adversely impacted. Grab also undertook a reduction in its labor force in June 2020, which affected approximately 360 employees, in an effort to manage the effects of the COVID-19 pandemic on Grab’s business.

In addition, Grab has taken and continues to take active measures to promote health and safety, including, among others, implementing GrabProtect, a suite of safety and hygiene measures for its mobility offerings, to protect its driver-partners and passengers, providing for no-contact deliveries, and working with driver-partners to take safety measures such as mask wearing, vehicle cleaning and disinfecting, temperature checks, and hand washing and sanitizing. However, Grab’s efforts may not be successful and may not provide sufficient protection from COVID-19 or similar public health threats in the future, or such efforts may not continue to be enough to promote consumer and driver- and merchant-partner confidence. In connection with public health threats, Grab may also be required to temporarily close its corporate offices and have its employees work remotely, as Grab has done in connection with the COVID-19 pandemic, which may impact productivity and may otherwise disrupt its business operations. The current outbreak of COVID-19 has resulted in a widespread global health crisis and adversely affected global economies and financial markets, and similar public health threats could do so in the future. Such events have impacted, and could in the future impact, demand for Grab’s offerings, which in turn, could materially and adversely affect Grab’s business, financial condition, results of operations and prospects.

If Grab fails to manage its growth effectively, its business, financial condition, results of operations and prospects could be materially and adversely affected.

Since Grab’s inception in 2012, Grab has experienced rapid growth in its employee headcount, the number of consumers and driver- and merchant-partners using its platform, Grab’s offerings and the geographic reach and scale of its operations. Grab has also expanded both through acquisitions and strategic partnerships. This expansion increases the complexity of Grab’s business and has placed, and will continue to place, significant strain on its management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. In certain jurisdictions, Grab’s risk management function, particularly relating to enterprise-wide risk management and Sarbanes-Oxley compliance are in relatively early stages of development and therefore Grab may be unable to identify, mitigate and remediate risks as they develop. Grab may not be able to manage its growth effectively, which could damage its reputation and negatively affect its operating results. Properly managing Grab’s growth will require Grab to establish consistent policies across regions and functions, as well as additional localized policies where necessary. A failure to effectively develop and implement any such policies could harm its business. In addition, as Grab expands, if Grab is unsuccessful in hiring, training, managing, and integrating new employees and staff to help manage and operate its businesses, or if Grab is not successful in retaining its existing employees and staff, its business may be harmed.

To manage the growth of Grab’s operations and personnel and improve the technology that supports its business operations, its financial and management systems, disclosure controls and procedures, and its internal controls over financial reporting, Grab will be required to commit substantial financial, operational, and technical resources. In particular, upgrades to Grab’s technology or network infrastructure are critical in supporting its growth, and without effective upgrades, Grab could experience unanticipated system disruptions, slow response times, or poor experiences for consumers, driver- and merchant-partners. Grab is in the process of putting in place a contract management system and does not yet have a central contract repository, which could lead to inefficient tracking of contractual obligations and spending. As Grab’s operations continue to expand, its technology infrastructure systems will need to be scaled to support its operations. In addition, Grab’s organizational structure is complex and will continue to grow as the Grab platform is used by additional consumers and driver- and merchant-partners, and as Grab adds employees, products and offerings, and technologies, and as it continues to expand, including through acquisitions and strategic partnerships, which may include expansion into business activities where Grab has limited experience, such as offline businesses, or no experience at all. If Grab does not manage the growth of its business and operations effectively, the quality of its platform and the efficiency of its operations could suffer, which could materially and adversely affect its brand and reputation and its business, financial condition, results of operations and prospects.

Grab is subject to various laws with regard to anti-corruption, anti-bribery, anti-money laundering and countering the financing of terrorism and has operations in certain countries known to experience high levels of corruption. Grab’s audit and risk committee led an investigation into potential violations of certain anti-corruption laws related to its operations in one of the countries in which it operates and has voluntarily self-reported the potential violations to the U.S. Department of Justice. There can be no assurance that failure to comply with any such laws would not have a material adverse effect on it.

Grab is subject to anti-corruption, anti-bribery, and anti-money laundering and countering the financing of terrorism laws in the jurisdictions in which Grab does business and may also be subject to such laws in other jurisdictions under certain circumstances, including, for example, the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). These laws generally prohibit Grab and its employees from improperly influencing government officials or commercial parties in order to, among other things, obtain or retain business, direct business to any person, or gain any improper advantage. Under applicable anti-bribery and anti-corruption laws, Grab could be held liable for acts of corruption and bribery committed by third-party business partners, representatives, and agents who acted on Grab’s behalf. Grab has operations in, and has business relationships with, entities in countries known to experience high levels of corruption. Grab and its third-party business partners, representatives, and agents may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities, and Grab is subject to the risk that it could be held liable for the corrupt or other illegal activities of these third-party business partners and intermediaries and its and their respective employees, representatives, contractors, and agents, even if Grab does not authorize such activities. Grab’s employees frequently consult or engage in discussions with government officials in the markets where it operates with respect to potential changes in government policies or laws impacting its industries and have engaged in joint ventures and other partnerships with state-owned enterprises or government agencies, which potentially heighten such anti-corruption-related risks. In addition, Grab’s activities in certain countries with high levels of corruption enhance the risk of unauthorized payments or offers of payments by driver-partners, consumers, merchant-partners, shippers or carriers, employees, consultants, or business partners in violation of various anti-corruption laws, including the FCPA, even though the actions of these parties are often outside Grab’s control. While Grab has policies and procedures intended to address compliance with such laws, there is no guarantee that such policies and procedures are or will be fully effective at all times, and Grab’s employees and agents may take actions in violation of Grab’s policies and procedures or applicable laws, for which Grab may be ultimately held responsible. For example, Grab’s audit and risk committee led an investigation into potential violations of certain anti-corruption laws related to its operations in one of the countries in which it operates and has voluntarily self-reported the potential violations to the U.S. Department of Justice. The country did not represent a material portion of Grab’s revenue in 2020 and while no conclusion can be drawn as to the likely outcome of the U.S. Department of Justice matter, currently Grab is not aware of any other contemplated or pending investigations or litigation related to the potential violations that may have a material impact on it.

Additional compliance requirements may compel Grab to revise or expand its compliance program, including the procedures it uses to verify the identity of platform users and monitor international and domestic transactions. Any violation of applicable anti-bribery, anti-corruption, and anti-money laundering and countering the financing of terrorism laws could result in whistleblower complaints, adverse media coverage, harm to its reputation and brand, investigations, imposition of significant legal fees, severe criminal or civil sanctions, suspension or debarment from government licenses, permits and contracts, forced exit from an important market or business segment, substantial diversion of management’s attention, a drop in its stock price, or other adverse consequences, any or all of which could have a material and adverse effect on its business, financial condition, results of operations and prospects.

If Grab is required to reclassify drivers as employees or otherwise, or if driver-partners and/or employees unionize, there may be adverse business, financial, tax, legal and other consequences.

The independent contractor status of drivers is currently being challenged in courts, by government agencies, non-governmental organizations, groups of drivers, labor unions and trade associations all around the world. Driven in part by developments in the United States and Europe, there has been growing interest in this area recently from regulators in Southeast Asia, where Grab operates. The tests governing whether a driver is an independent contractor or an employee vary by governing law and are typically highly sensitive to certain factors including, among others, changes in public opinion and political conditions. Grab believes that Grab’s driver-partners are independent contractors based on existing employment classification frameworks, because, among other things they: (i) can choose whether, when, where, and the manner and means to provide services on its platform; (ii) are able to provide services on its competitors’ platforms; (iii) have each acknowledged and agreed when signing up to Grab’s terms and conditions that its relationship with Grab does not constitute an employment relationship; (iv) may provide their own vehicles to perform services and, in some jurisdictions such as Indonesia, Singapore, Thailand and Malaysia, are also able to rent cars (as lessees) from any rental company or Grab, if needed; and (v) pay a commission for using the Grab platform. Changes to laws or regulations governing the definition or classification of independent contractors, or judicial decisions regarding independent contractor classification, could require reclassification of driver-partners as employees (or workers or quasi-employees where those statuses exist), and if so, Grab would be required to incur significant additional expenses for compensating driver-partners, potentially including expenses associated with the application of wage and hour laws (including minimum wage (which may include requirements to pay wages for periods when a driver-partner is offline or not driving through Grab’s platform), overtime, and meal and rest period requirements), employee benefits (including requirements with respect to statutory contribution, compulsory insurance and trade union fees), taxes, and penalties. In addition, a determination that driver-partners are employees or ostensible agents could lead to claims, charges or other proceedings under laws and regulations applicable to employers and employees, such as claims of joint employer liability or agency liability, harassment and discrimination, and unionization. New employment classifications could be created and applied to Grab’s driver-partners, with additional requirements imposed on Grab beyond current requirements. Any such reclassification or new classifications could have a significant impact on Grab’s labor costs, business operations and employee relations, and an adverse effect on its business and financial condition.

Although Grab’s position with respect to the independent contractor status of driver-partners has generally been upheld in relevant jurisdictions, Grab continues to face challenges from driver-partners alleging employee status in certain jurisdictions. For example, a driver-partner has filed a judicial review in the High Court in Malaysia to quash the Minister of Human Resources’ refusal to refer her unfair dismissal claim against a Grab subsidiary to the Industrial Court of Malaysia. Although the High Court has rejected the judicial review application, the driver-partner has filed an appeal to the Court of Appeal, and the appeal is pending. The final outcome of the case could set a precedent with respect to the classification of driver-partners for companies such as Grab. If the appeal is successful, the case will be heard by the Industrial Court and if the Industrial Court finds that driver-partners should be considered employees, Grab could be liable for various payroll-related obligations with respect to these employees, and could be subject to the unionization and other risks described below. Furthermore, Grab has historically strived to provide driver-partner benefits and privilege schemes including offering support to partners during the COVID-19 pandemic. Such benefits may in certain cases go beyond any statutory requirements and are used to both acquire and encourage the frequent use of Grab’s platform by driver-partners as well as to demonstrate to stakeholders and regulators that Grab is a responsible and good partner to its platform users. However, despite such efforts, regulators may deem Grab’s benefits and welfare schemes insufficient and impose additional requirements on companies such as Grab or change relevant laws or regulations. Policies could change due to, among others, driver welfare concerns with respect to matters such as income protection and certainty, long-term financial condition, professional development, the need for health or other insurance, retirement benefits, the need for fair working conditions and the desire to provide a forum to voice opinions and complaints, and Grab may not be successful in defending the independent contractor status of drivers in some or all jurisdictions in the future. The costs associated with defending, settling, or resolving pending and future lawsuits relating to the independent contractor status of its driver-partners could be material to Grab’s business.

In addition, even if Grab is successful in defending such independent contractor status, governments may nevertheless impose additional requirements on Grab with respect to its independent contractors. For example, informal requests from government regulators to increase insurance coverage and to explore providing minimum wages for driver-partners in certain jurisdictions could increase costs. Although Grab is working closely with certain regulators to address these concerns, including discussing new categories of employment to cater for the needs of gig economy workers in a financially sustainable manner for platform companies such as Grab, it may not be successful in these efforts or be able to do so without impacting consumer experience. Grab may need to incur substantial additional expenses to provide additional benefits to its independent contractors if required or requested by regulators.

Furthermore, Grab’s driver-partners and/or employees could unionize and unionization could lead to inefficiencies in implementing policy or other changes or otherwise cause Grab to incur increased costs, including legal and other associated costs and adversely impact consumer experience. If the driver-partners and/or employees unionize and invoke collective bargaining powers, the terms of collective bargaining agreements could materially adversely affect Grab’s costs, efficiency, ability to generate acceptable returns on the affected operations, financial condition and results of operations. In addition, disputes with driver-partners and/or employees over union and collective bargaining issues could be disruptive and harm Grab’s reputation.

If Grab is unable to continue to grow its base of platform users, including driver- or merchant-partners and consumers accessing Grab’s offerings, Grab’s value proposition for each such constituent group could diminish, impacting its results of operations and prospects.

Grab’s success in a given geographic market depends on its ability to increase the scale of its driver- and merchant-partner base and the number of consumers transacting through its platform as well as expand the deliveries, mobility and financial services offerings on its platform. A key focus of its growth strategy has been to develop Grab’s superapp to create an ecosystem with synergies driving more users on both the supply and demand sides to its platform. This ecosystem, and the synergies within Grab’s ecosystem, take time to develop and grow, because doing so requires Grab to replicate its efforts in more than 400 cities in Southeast Asia, where each country has different infrastructure, regulations, systems and user expectations and preferences, as well as a different approach to localizing Grab’s operations. Although Grab believes there are strong synergies among its business segments that help increase the breadth, depth and interconnectedness of its overall ecosystem, there are a number of risks and uncertainties that may impact the attractiveness of its ecosystem, including the following:

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If consumers are not attracted to the Grab platform or choose deliveries, mobility or financial services providers outside of the Grab platform, Grab may be unable to attract driver- and merchant-partners to its platform, which in turn means consumers using its platform may have fewer choices and may not be able to obtain better value options thereby making its platform less attractive to consumers. Consumers choose the Grab platform based on many factors, including the convenience of its superapp, trust in the services offered through its platform as well as Grab’s technology platform and the choices and quality of its products and offerings. A deterioration in any of these factors could result in a decline in the number of consumers using the offerings on the Grab platform, or the frequency with which they use such offerings.

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If driver-partners are not attracted to the Grab platform or choose not to offer their services through its platform, or elect to offer them through a competitor’s platform, Grab may lack a sufficient supply of driver-partners to attract and retain consumers and merchant-partners to the Grab platform. Driver-partners choose Grab based on many factors, including the opportunity to earn money, the flexibility and autonomy to choose where, when and how often to work, the tools and opportunities Grab provides to seek to maximize productivity and other benefits that Grab provides to them. It is also important that Grab maintains a balance between demand and supply for mobility services in any given area at any given time. Grab has experienced and expects to continue to experience driver-partner supply constraints or oversupply from time to time in certain areas (including certain areas or locations within cities). To the extent that Grab experiences driver-partner supply constraints in a given market, Grab may need to increase, or may not be able to reduce, the driver-partner incentives that Grab offers.

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If merchant-partners, such as restaurants, convenience and grocery stores, multinational franchises and lifestyle service providers, are not attracted to the Grab platform or choose to partner with its competitors, Grab may lack a sufficient variety and supply of options, or lack access to the most popular merchant-partners, such that the offerings on the Grab platform will become less appealing to consumers and its driver-partners will have fewer opportunities to provide services. Grab’s merchant-partners choose Grab based on many factors, including access to the consumer base and delivery and payment network available through the Grab platform, the tools and opportunities Grab provides to enhance their profitability and the opportunity to leverage Grab’s data insights. Grab seeks to leverage off the strong consumer base using its platform in its deliveries and mobility segments to grow its financial services and other businesses.

The number of consumers using the Grab platform may decline or fluctuate as a result of many factors, including dissatisfaction with the operation and security of its superapp or consumer support, pricing levels, dissatisfaction with the deliveries, mobility, financial services or other offerings or quality of services provided by Grab’s driver- and merchant-partners and negative publicity related to its brand or reputation, including as a result of safety incidents, driver or community protests or public perception of Grab’s business. In April 2018, Grab experienced a platform-wide disruption that impacted the availability of Grab’s deliveries and mobility offerings for several hours. This disruption was the result of a systems failure by a third-party service provider that impacted the Grab platform. Grab also experienced a similar disruption in December 2019. If similar incidents occur in the future, consumer satisfaction could be impacted, which in turn could impact the balance of Grab’s ecosystem.

The number of driver- and merchant-partners on the Grab platform may decline or fluctuate as a result of a number of factors, including ceasing to provide services through its platform, passage or enforcement of local laws regulating, restricting, prohibiting or taxing the services and offerings of Grab’s driver- and merchant-partners, the low costs of switching to alternative platforms, dissatisfaction with its brand or reputation, its pricing model (including potential reductions in incentives) or other aspects of Grab’s business. In August 2019, personal information of some of Grab’s driver-partners was exposed to other driver-partners. Additionally, driver or community protests, which have occurred in some of Grab’s markets from time to time, could also negatively impact driver perception of Grab or its industry and impact Grab’s ability to recruit and maintain its base of driver- and/or merchant-partners.

In addition, the synergies Grab seeks to realize from having a superapp-led ecosystem may not materialize as Grab expects them to or in a cost-effective manner. For example, Grab expects its superapp strategy to benefit from developing and growing its financial services offerings, which Grab believes will be linked to lower driver- and merchant-partner and consumer acquisition costs and increased consumer engagement, retention and spending. Further, social engagement applications may encroach on the offerings of transactional applications such as Grab’s.

Any inability to maintain or increase the number of consumers or driver- or merchant-partners that use the Grab platform or a failure to effectively develop Grab’s superapp could have an adverse effect on Grab’s ability to maintain and enhance its ecosystem, as well as the synergies within its ecosystem, and otherwise materially and adversely affect Grab’s business, financial condition, results of operations and prospects.

Security, privacy, or data breaches involving sensitive, personal or confidential information could also expose Grab to liability under various laws and regulations across jurisdictions, decrease trust in the Grab platform, and increase the risk of litigation and governmental investigation.

Grab’s business involves the collection, storage, processing, and transmission of a significant amount of personal and sensitive data, such as that of driver- and merchant-partners, consumers, employees, job candidates and other third parties. From time to time, Grab may also engage third-party vendors to collect data and other insights that are then used by Grab in its business operations. Grab is subject to numerous laws and regulations designed to protect such data. Laws and regulations that impact Grab’s business, and particularly laws, regulations and other measures governments may take based on privacy and data protection concerns, are increasingly strict and complex, change frequently and at times are in conflict among the various jurisdictions where Grab does business. For example, Thailand’s new Personal Data Protection Act is expected to become fully enforceable in 2022 and new data privacy legislation has been discussed by governments in certain other jurisdictions where Grab operates. In certain jurisdictions there are laws and regulations that restrict the flow of data outside the country which may also constrain Grab’s activities and require the use of local servers. Grab may also be required to disclose personal data about an individual to a public agency, where the disclosure is necessary in the public interest, or for the purposes of policy formulation or review. Some of these disclosures may put Grab in a disadvantaged position, especially if the provided data is repurposed for another intent, or adequate protection is not accorded to such data. As such laws increase in their complexity and impose new requirements, Grab may be required to incur increased costs to comply with data privacy laws and could incur penalties for any non-compliance or breaches. These laws may also limit how Grab is able to use data. For more information regarding relevant laws and regulations Grab is subject to, see “Regulatory Environment.”

From time to time Grab implements measures in order to protect sensitive and personal data in accordance with its contracts, data protection laws and consumer laws. However, Grab may be subject to data breach incidents, including where data breach incidents are suffered by third parties that Grab contracts or interacts with, that often involve factors beyond its control. Grab has notified data protection authorities of data breaches and data protection authorities have also opened investigations involving or brought enforcement actions against Grab. For example, in March 2017, two GrabHitch driver-partners in Singapore separately posted the personal data of one of their passengers on a public Facebook page. The PDPC investigated the incident and found that Grab was in breach of the relevant data privacy obligations despite the fact that GrabHitch driver-partners provide the GrabHitch carpooling service in a personal capacity. The PDPC ordered Grab to provide detailed guidance for its GrabHitch driver-partners on the handling of personal data of their passengers and to communicate relevant policies to them, and Grab has since implemented remedial actions to educate them. The PDPC has issued other enforcement decisions as well as penalties against Grab for breaching its protection obligation under Singapore data protection law, and in the Philippines, the National Privacy Commission has taken action relating to some of Grab’s data processing activities. Grab remains subject to the risk that further incidents of this type could occur in the future. Grab also relies on third-party service providers to host or otherwise process some of its platform users’ data in certain jurisdictions and Grab may have limited control or influence over the security policies or measures adopted by such third-party service providers. Any failure by a third party to prevent or mitigate security breaches or improper access to, or disclosure of, such information could have adverse consequences for Grab.

Although Grab maintains, and is in the process of improving, internal access control mechanisms and other security measures to ensure secure and appropriate access to and storage and use of Grab’s sensitive, business, personal, financial or confidential information by anyone including its employees, contractors and consultants, these mechanisms may not be entirely effective, or fully complied with internally. As part of periodic reviews carried out by Grab, Grab has identified, and in the future may identify, data protection issues requiring remediation with respect to such measures that require Grab to further update its compliance functions. In particular, Grab may still be at risk of unauthorized use or disclosure of such information. Any misappropriation of personal information, including credit card or banking information, could harm its relationship with consumers and driver- and merchant-partners and cause Grab to incur financial liability and reputational harm. If any person, including any of Grab’s employees, improperly breaches Grab’s network security or otherwise mismanages or misappropriates driver-partner, merchant-partner or consumer personal or sensitive data, Grab could be subject to regulatory actions and significant fines for violating privacy or data protection and consumer laws or lawsuits for breaching contractual confidentiality or data protection provisions which could result in negative publicity, legal liability, loss of consumers or driver- or merchant-partners and damage to its reputation. Grab is an attractive target of data security attacks by third parties that may attempt to fraudulently induce employees or platform users to disclose information to gain access to Grab’s data or the data of platform users. A successful attempt could lead to the compromise of sensitive, business, personal, financial, credit card, banking or other confidential information, which could result in significant liability and a material loss of revenue resulting from the adverse impact on Grab’s reputation and brand, a diminished ability to retain or attract new platform users and disruption to Grab’s business.

Because the techniques used by an individual or a group to obtain unauthorized access, make unwarranted alteration to our data and source codes, disable or degrade services, or sabotage systems are often complex, not easily recognizable and evasive, Grab may not be able to anticipate these techniques and implement adequate preventative measures. Such individuals or groups may be able to circumvent Grab’s security measures (including, but not limited to, via phishing attacks, malware infection, system intrusion, misuse of systems, website defacement, and DDoS attacks) and may improperly access or misappropriate confidential, proprietary, or personal information held by or on behalf of Grab, disrupt Grab’s operations, damage Grab’s computers, or otherwise damage Grab’s business. Although Grab has developed, and continues to develop, systems and processes that are designed to protect its servers, platform and data, including personal and sensitive data of its driver-partners, merchant-partners, consumers, employees, job candidates and other third parties, Grab cannot guarantee that such measures will be effective at all times. Grab’s efforts may be hindered due to, for example, government surveillance, regulatory requirements or other external events; software bugs or other technical errors or issues; or errors or misconduct of employees, contractors or others; a rapidly evolving threat landscape; and inadequate or failed internal processes or business practice. While Grab invests significant resources to protect against or remediate cybersecurity threats or breaches, or to mitigate the impact of any breaches or threats, it may still be subject to potential liability above the amounts covered by Grab’s insurance.

Any of the foregoing could subject Grab to regulatory fines, scrutiny and actions, including, but not limited to, orders to temporarily or permanently cease all or some of its business activities, a prohibition on taking on new consumers, driver-partners or merchant-partners and the implementation of mandated remedial measures, which could materially and adversely affect Grab’s business, financial condition, results of operations and prospects.

Grab’s financial services business may not ultimately be successful and could subject Grab to additional requirements, risks and regulations.

Grab has expanded, and plans to continue to expand, its financial services offerings and platform. These offerings include services such as digital banking, payments, lending, receivables factoring, insurance distribution and wealth management. For example, Grab now provides credit products, including financing for its driver- and merchant-partners, purchase financing, cash loans, a receivables factoring “PayLater” option for consumers through GrabFinance, and wealth management products through GrabInvest services. Expanding Grab’s financial services offerings requires Grab to engage in activities such as education of driver- and merchant-partners, building awareness of its financial services offerings, attracting and retaining talent with relevant financial services skills, entering into arrangements with new partners, and also exposes Grab to risks including, among others, credit risk, counterparty risk, regulatory risk, compliance and reputational risks.

In addition, the intersection of finance and digital services is a relatively new phenomenon but one that has attracted significant regulatory attention. Grab’s business is subject to laws that govern payment and financial services activities and Grab may face challenges in obtaining and maintaining licenses and regulatory approvals and in managing relationships with regulators. As Grab evolves its business, Grab may be subject to additional laws or requirements related to money transmission, lending, consumer protection, online payments, and financial regulation. These laws govern, among other things, money transmission, prepaid access instruments, electronic funds transfers, anti-money laundering, countering the financing of terrorism, lending, consumer protection, banking, systemic integrity risk assessments, cybersecurity of payment processes, and import and export restrictions. Additionally, Grab’s “PayLater” offering, which allows consumers to pay for products or services within a certain period after the relevant transaction, involves the factoring of receivables of merchant-partners for their customers. Recently, regulators in certain jurisdictions, including Singapore and Malaysia, have been reviewing buy now, pay later offerings with a view toward limiting consumer overspending among other things. There can be no assurance that regulators will not impose requirements or curbs on such offerings and any such requirements or curbs could adversely impact Grab. Grab is subject to regulatory audits in all markets where it operates licensed financial services businesses and such audits carry the risk that regulators could allege violations or view Grab’s continued participation in the market, as an overseas company, undesirable, and impose sanctions, penalties or withdraw licenses.

Further, Grab maintains licensing relationships with all major credit card providers, and any contractual disputes over fees or other violations may result in restrictions or withdrawal of one or more scheme’s services. Furthermore, Grab’s financial services business and the use of such services have historically relied significantly on Grab’s deliveries and mobility segments, as consumers often use GrabPay to pay for deliveries and mobility services offered through the Grab platform. The expansion of Grab’s financial services business will depend to a large extent upon Grab’s ability to continue to grow the use of its financial services for uses outside of its deliveries and mobility segments and for off-platform usage.

As a new entrant in the financial services industry, Grab faces intense competition with existing banks and financial services providers that may have greater experience, better access to capital, a lower cost of capital and more resources than Grab has. Grab will also compete against other new entrants, which, in Singapore, include NYSE-listed Sea Ltd. (which was also selected for the award of a digital full bank license) and Ant Group Co. Ltd. and a consortium led by Greenland Financial Holdings Group Co. Ltd. that were selected for the award of digital wholesale bank licenses. Grab’s ability to achieve or maintain market acceptance for its financial services and products are affected by a number of factors, such as the community’s level of trust in digital financial services and products being provided by a company that is not a traditional financial institution, entrenched preferences in traditional payment methods, insufficient use cases for Grab’s digital payment services and lack of infrastructure support locally. Moreover, even if there is adequate acceptance of Grab’s digital financial services and products, Grab’s business will continue to be subject to the changing needs and demands of users, which may change for a multitude of reasons such as availability of alternative payment methods that are more popular or widely accepted by the population.

Any of the foregoing, including any failure to manage these risks, could materially and adversely affect Grab’s business, financial condition, results of operations and prospects.

Improper, dangerous, illegal or otherwise inappropriate activity by consumers or driver- or merchant-partners or other third parties could harm Grab’s business and reputation and expose Grab to liability.

Due to the breadth of Grab’s operations that span across a wide variety of consumers, driver- and merchant-partners and other third parties in more than 400 cities in Southeast Asia, Grab is exposed to potential risks and liabilities arising from improper, dangerous, illegal or otherwise inappropriate actions by a wide variety of persons that Grab has no control over. Although Grab has implemented certain measures in order to ensure both partner and consumer safety, such measures may not be effective or adequate and any such actions may result in adverse consequences, such as nuisance, property damage, injuries, fatalities, business interruption, brand and reputational damage or significant liabilities for Grab.

Although there are generally certain qualification processes in place for Grab’s driver- and merchant-partners, including background checks on driver-partners, these qualification processes may not bring to light all potentially relevant information and would not bring to light events occurring after the qualification process is complete. In certain jurisdictions, available information may be limited by applicable laws or limited generally, and Grab (or third-party service providers Grab uses to conduct background checks) also may fail to conduct qualification processes adequately. Furthermore, Grab does not independently test the driving skills of its driver-partners or other relevant skills of its other merchant-partners.

In Grab’s mobility business, if Grab’s driver-partners or consumers engage in improper, dangerous, illegal or otherwise inappropriate activities, driver-partners and/or consumers may not consider offerings on the Grab platform to be safe and Grab may otherwise suffer adverse consequences, such as liability due to bodily harm to other users of the Grab platform, and other brand and reputational damage. For example, in Cambodia, most of Grab’s two-wheel and three-wheel driver-partners do not obtain (and in certain cases are not required to obtain) driver’s licenses, which could subject them and Grab to potential risks. In addition, merchant-partners in some of the countries in which Grab operates are not required to obtain food hygiene certificates or may only be subject to limited regulatory guidelines with regard to food safety and hygiene. In Grab’s financial services business, Grab may also be susceptible to potentially illegal or improper uses, which may include the use of Grab’s payment services in connection with fraudulent sales of goods or services, software and other intellectual property piracy, money laundering, bank fraud and prohibited sales of restricted products. If consumers or third parties providing financial services in partnership with Grab engage in improper, illegal or otherwise inappropriate activities while using the Grab platform, other consumers and driver- and merchant-partners may also be unwilling to continue using the Grab platform. Despite measures that Grab has taken to detect and reduce the occurrence of fraudulent or other malicious activity on the Grab platform, Grab cannot guarantee that its measures will be effective.

Any of the foregoing activities, whether or not caused by or known to Grab, could harm Grab’s brand and reputation, result in litigation or regulatory actions, and otherwise materially and adversely affect Grab’s business, financial condition, results of operations and prospects.

Grab is subject to risks associated with strategic alliances and partnerships.

Grab has entered into strategic alliances and partnerships with third parties and may continue to do so in the future. Such alliances and partnerships have included, among others, joint ventures or minority equity investments, such as Grab’s investments in the Digital Banking JV with Singtel and partnerships with strategic investors, including with Mitsubishi UFJ Financial Group Inc. (“MUFG”) for certain digital financial services, such as payments and lending, and with Toyota in several areas related to supporting driver-based services. These alliances and partnerships subject Grab to a number of risks, including risks associated with the sharing of proprietary information between parties, non-performance by Grab or its partners of obligations under relevant agreements, disputes with strategic partners over strategic or operational decisions or other matters, increased expenses in establishing new strategic alliances and non-compete provisions under some of such arrangements which limit Grab’s ability to operate in certain market segments, the need to support or capitalize joint venture or associate entities and reputational risks from association with strategic partners, as well as litigation risks associated therewith. In addition, Singtel has the right to swap all (but not a portion) of its shares in the Digital Banking JV for shares of GFG if GFG pursues a public offering prior to an IPO of the Digital Banking JV, subject to the terms of the shareholders agreement for the Digital Banking JV. Accordingly, Grab will experience dilution of its ownership of GFG if Singtel exercises its right to swap its shares in the Digital Banking JV for GFG shares.

Furthermore, some of Grab’s strategic alliances and partnership agreements contain exclusivity provisions restricting Grab from providing a particular service outside of the strategic alliance or partnership in a particular jurisdiction. For example, Grab and MUFG have entered into an agreement for strategic collaboration under which Grab has granted MUFG’s affiliates in Thailand exclusivity with respect to the provision of certain financial products and services to the driver- and merchant-partners and consumers and Grab has also granted MUFG’s affiliates a right of first offer with respect to certain financial products and services in its markets in which Grab operates. Subject to certain exceptions and carve-outs, the shareholders agreement with Singapore Telecommunications Limited (“Singtel”) for the Digital Banking JV contains restrictions on investments in other digital banking and other financial services businesses as well as restrictions on operating certain banking and financial services businesses outside of the Digital Banking JV. The Digital Banking JV partners have agreed on a process for expanding digital banking and certain financial services into Southeast Asian jurisdictions beyond Singapore. Although Grab agrees to such restrictions because it believes that the overall strategic alliance or partnership is to its benefit, such restrictions could adversely impact Grab’s growth prospects.

Grab’s entry into digital banking in Singapore through the Digital Banking JV is subject to risks.

In December 2020, the MAS selected the Grab and Singtel consortium to be a potential recipient of a digital full bank license. In November 2021, MAS issued the banking license to the Digital Banking JV “GXS Bank” solely for the purpose of facilitating the necessary preparatory work. The Digital Banking JV is not allowed to commence any business activities, until it is operationally ready and has obtained MAS’ approval to do so. However, there can be no assurance that the Digital Banking JV will be successful in obtaining MAS’s approval to commence business activities, given that it is not yet in the final stages of the building phase in preparation for its operations. The Digital Banking JV must meet all relevant prudential requirements and licensing pre-conditions before the MAS grants the approval to commence business, and these requirements and pre-conditions require substantial capital commitments from its shareholders, or may impose additional challenges, and give rise to regulatory and credit risks. In addition, the Digital Banking JV must comply with relevant banking regulations and other requirements on an ongoing basis. In particular, maintaining compliance with the MAS requirement of being “anchored in Singapore, controlled by Singaporeans and headquartered in Singapore” for it to be able to maintain the digital full bank license is subject to continuous regulatory review as Grab’s or GFG’s ownership and management control may evolve. Details of GHL’s corporate governance structures that will become effective immediately upon consummation of the Business Combination have been shared and aligned with MAS’s expectations. However, the MAS, at its sole discretion, may determine that the Business Combination or other future events cause the Digital Banking JV to no longer meet such requirement, which could have adverse consequences. These consequences may include but are not limited to the Digital Banking JV having its bank license suspended or revoked, or failing to obtain MAS’s approval to commence business. The MAS may take other actions to ensure that the Digital Banking JV is anchored in Singapore, controlled by Singaporeans and headquartered in Singapore. This could require Grab to sell or transfer existing shares in the Digital Banking JV to, or enter into proxy arrangements with, or could require the Digital Banking JV to issue new shares to, the joint venture partner, Singtel, or other Singapore citizens or entities. Furthermore, according to MAS’s eligibility criteria, among other requirements, holders of the digital full bank licenses will need S$1.5 billion (approximately $1.1 billion) in minimum paid-up capital as well as additional capital to accommodate certain losses as determined by MAS. As such, the terms of the shareholders agreement with Singtel for the Digital

Banking JV includes the obligation for Grab and its joint venture partner to make capital contributions to the Digital Banking JV of S$1.93 billion total (approximately $1.44 billion), which includes provision for retained losses. Grab believes both it and its joint venture partner, Singtel, each have sufficient cash resources to satisfy their respective obligations when due, and both parties have demonstrated to MAS that they have sufficient corporate funds to meet their respective funding obligations. Grab also has the obligation to indemnify its joint venture partner Singtel from and against certain losses resulting from breaches by Grab of undertakings to make committed capital contributions, undertakings given to the MAS or revocation of the digital full bank license or material restrictions being imposed on Digital Bank JV on account of an action taken by Grab and to indemnify bank customers against any shortfall in non-bank deposits. In addition, upon certain events of default occurring, including a change of control of GFG before 2025, Grab’s joint venture partner Singtel may, with regulatory approval, sell its Digital Banking JV shares to Grab at a 20% premium over fair market value, or purchase Grab’s Digital Banking JV shares at a 20% discount to fair market value.

Grab relies significantly on third-party cloud infrastructure services providers and any disruption of or interference with Grab’s use of their services could adversely affect Grab’s business, financial condition, results of operations and prospects.

The Grab platform is currently hosted within data centers provided by third-party cloud infrastructure services providers. As the continuing and uninterrupted performance of the Grab platform is critical to Grab’s success, any system failures of such third-party providers’ services could reduce the attractiveness of the Grab platform and may adversely affect Grab’s ability to meet the requirements of consumers and driver- and merchant-partners when they are using the Grab platform. Third-party cloud infrastructure services providers are vulnerable to damage or interruptions from factors beyond Grab’s or their control, including but not limited to computer viruses and other malicious code, denial-of-service attacks, cyber and ransomware attacks, phishing attacks, break-ins, sabotage, vandalism, power loss or other telecommunications failure, fire, flood, hurricane, tornado or other natural disasters, software or hardware errors, failures or crashes and other similar disruptive problems. For example, one of Grab’s third-party infrastructure services providers suffered technical failures in March 2018 that caused the loss of a significant number of transactions over a period of several hours. In addition, in February 2021, GrabExpress orders were impacted due to system delays from one of Grab’s third-party infrastructure providers, affecting order fulfilment for GrabExpress deliveries for a period of approximately two hours. Grab expects that in certain jurisdictions, it may become increasingly difficult to ensure reliability of the Grab platform as Grab expands and the usage of its platform increases. Any future disruptions could adversely impact user experience, create negative publicity harming Grab’s reputation, impact the quality, availability and speed of the services Grab provides as well as potentially violate regulatory requirements in relation to technology risk and business continuity risk management. Any of the foregoing could result in interruptions, delays, loss of data, cessations to Grab’s operations or in the provision of offerings through its platform and compensation payments to Grab’s partners and end consumers, and could adversely affect Grab’s business, financial condition, results of operations and prospects.

Furthermore, under its agreements with its third-party cloud infrastructure services providers, Grab is required to meet certain minimum spending commitments. To the extent Grab falls short of meeting such commitments, it could be required by the relevant service provider to pay for the shortfall, which would cause Grab to incur additional expenses.

Grab may continue to be blocked from, or limited in, providing its products and offerings in certain markets, may contravene applicable laws and regulations and may be required to modify its business model in order to manage its compliance with applicable laws and regulations.

Many markets in Southeast Asia may have laws and regulations that do not sufficiently contemplate or cover all of Grab’s business activities. As Grab’s business, business model, products, offerings and operations may be relatively new in these markets, the relevant laws and regulations, as well as their interpretations, may be unclear and evolving. This may make it difficult for Grab to assess which licenses, permits and approvals are necessary for its business, or the processes for obtaining such licenses, permits and approvals. This mismatch between Grab’s businesses and laws in the jurisdictions where it operates may also subject Grab to inconsistent, uncertain and arbitrary application of such laws and increased regulatory scrutiny. Grab may also proceed with business activities on a risk-weighted assumption that certain laws and regulations are invalid or inapplicable, which may not be the case. As part of Grab’s decision making process in such circumstances, Grab has a cross functional team, which includes representatives from its governance, risk and compliance, legal, public affairs and public relations teams, that engages in considering such issues and making decisions that are consistent with the its corporate culture (which includes sustainable growth and a strong focus on compliance) and common sense. Grab also, as part of its decision-making process, typically seeks advice from local law firms with expertise on local regulatory considerations. In certain markets, Grab financed and provided offerings, either directly or through others with whom it had affiliations, while it was still assessing or considering the applicability of laws and regulations to those offerings or while it considered potential changes it may need to implement to comply with such laws and regulations. Grab’s decision to continue operating in these instances has been subject to scrutiny by government authorities. There may have been instances where Grab was not in compliance with applicable laws and regulations or did not have all required licenses, permits and approvals needed to conduct the relevant business.

Grab also cannot be certain that it will be able to maintain licenses, permits and approvals that it has previously obtained, or that, once they expire, Grab will be able to renew them. Grab’s interpretations of laws and regulations and relevant exemptions also may not be consistent with those of the regulators. As Grab expands its businesses, and in particular its financial services business, Grab may be required to obtain new licenses, permits and approvals and will be subject to additional laws and regulations and uncertainties in the markets Grab plans to operate in.

Many of the markets in Southeast Asia have not developed a fully integrated regulatory regime, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in such markets, including, in particular, new or disruptive business models such as those in the technology sector. In Thailand, mobility services provided through online channels, including mobile applications such as the Grab platform, are governed by laws that are broad, and as a result, Grab’s offerings could become subject to additional licensing or registration requirements at the discretion of relevant Thai regulators. On June 23, 2021, a Thai law governing ride-hailing became effective, and on September 30, 2021, additional legislation implementing such law was enacted, which covers (i) pricing, (ii) application and ride-hailing operator certification, (iii) the on-boarding process of driver-partners, (iv) required decals to be placed on a ride-hailing vehicle and (v) a determination of horsepower of vehicles used to provide ride-hailing services. Grab, Grab’s platform and its driver-partners are now required to comply with such new legislation, though Grab believes it may take time for many of its driver-partners to fully comply with the requirements of the new legislation. Although we believe Thai regulators are aware that full compliance with the recently enacted legislation may take some time, if relevant Thai regulators begin to enforce such laws before we or our driver-partners are able to be in full compliance, Grab’s supply of driver-partners in Thailand could be materially impacted, which could impact its ability to continue to operate its mobility segment in Thailand. In addition, a new Thai law became effective on July 1, 2021 that categorized GrabFood, GrabMart and GrabExpress as regulated online delivery services under the purview of the Thai Department of Control. This new law is expected to be supplemented by further implementing legislation that may implement pricing controls. Although Grab cannot currently assess the potential impact of such legislation until implementing legislation is in place, such legislation may result in restrictions on Grab’s ability to introduce new fees and/or adjust existing fees to properly reflect supply and demand. Furthermore, Thai regulators are studying the potential for the enactment of laws related to the control of commissions chargeable to merchant-partners, and the impact of any such potential laws on Grab’s business is uncertain. In Vietnam, Grab entered into a joint venture with a foreign partner to set up a company to operate a car rental and transportation services business but the government did not grant the relevant licenses to set up such a company due to an adverse interpretation of the foreign ownership limit of 49% for the transportation business. After unsuccessful attempts to obtain the relevant licenses, Grab decided to abandon its plans for this business. In Myanmar there are no specific regulations governing operators of ride-hailing booking platforms; and in Malaysia, there are no laws specifically governing operators of certain delivery service booking platforms such as GrabFood and GrabMart. Regulatory risks, including but not limited to the foregoing, could have a material and adverse effect on Grab’s business, financial condition, results of operations and prospects.

In certain circumstances, Grab may not be aware of its violation of certain policies, laws and regulations until after the violation. Where regulators find that Grab has not obtained required licenses, permits and approvals, Grab may come under investigation or otherwise be subject to scrutiny by governmental authorities, may be subject to regulatory fines and penalties and, in certain cases, may be required to cease operations altogether, unless and until laws and regulations are reformed. The regulatory environment in Southeast Asia may also slow the growth of Grab’s business. Grab has incurred, and expects that it will continue to incur, significant costs in managing its legal and regulatory matters, including the ability to operate its business in its markets.

The proper uninterrupted functioning of Grab’s highly complex technology platform is essential to Grab’s business.

Grab’s business depends on the performance and reliability of Grab’s system as well as the efficient and uninterrupted operation of mobile communications systems that are not under Grab’s control. Grab’s superapp platform is a complex system composed of many interoperating components and incorporates software that is highly complex, and therefore, many events that are beyond its control may cause service interruptions or degradations or other performance problems across the whole platform, including but not limited to computer viruses and other malicious code, denial-of-service attacks, cyber and ransomware attacks, phishing attacks, break-ins, sabotage, vandalism, power loss or other telecommunications failure, fire, flood, hurricane, tornado or other natural disasters, software or hardware errors, failures or crashes, and other similar disruptive problems. For example, in April 2018, Grab experienced a platform-wide disruption that impacted the availability of its deliveries and mobility offerings for several hours. Grab also experienced similar incidents in May and December in 2019 and experienced smaller scale disruptions or delays in 2020 and 2021. Grab may experience system failures and other events or conditions from time to time that interrupt the availability or reduce or affect the speed or functionality of its platform. Although Grab has certain disaster response procedures, Grab or its third-party service providers may not currently have a comprehensive business continuity framework in place in all instances. Grab is working with third-party consultants to develop a suitable business continuity framework, but there can be no assurance that such framework will be implemented in a cost-effective manner or at all, or that it will prove effective or meet all the expectations of Grab’s stakeholders, including its consumers, partners and regulators, both current and in the future, in relation to cybersecurity risk, technology risk and business continuity management.

Grab’s software, including third-party or open source software that is incorporated into Grab’s software code, may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in Grab’s software code may only be discovered after the code has been released. Bugs in Grab’s software, third-party software including open source software that is incorporated into Grab’s code, misconfigurations of Grab’s systems and unintended interactions between systems could result in Grab’s failure to comply with certain regulatory reporting obligations or compliance requirements or the introduction of vulnerabilities into Grab’s platform that may be exploited by cyber-attackers or third-parties engaging in fraudulent activities, or could cause downtime that would impact the availability of the Grab platform, which could reduce the attractiveness of the Grab platform to users, increase the likelihood of a successful cyber-attack or result in violations of regulators’ expectations of prescribed technology risk management practices. Cyber-attackers and third-parties engaged in fraudulent activities have in the past exploited vulnerabilities in Grab’s platform and may in the future continue to attempt to do so. If the measures Grab takes to prevent these incidents from occurring are unsuccessful, Grab may incur losses from these fraudulent activities.

Disruptions in internet infrastructure, the absence of available mobile data or global positioning system signals or the failure of telecommunications network operators to provide Grab with the necessary bandwidth for its products and offerings could also interfere with the speed and availability of the Grab platform. Grab’s operations may also rely on virtual private network access in certain jurisdictions, such as China, where Grab has research and development operations. Furthermore, Grab has no control over the costs of the services provided by national telecommunications operators. If mobile internet access fees or other charges to internet users increase, consumer traffic may decrease, which may in turn cause Grab’s revenue to significantly decrease. Grab’s operations also rely on various other third-party software and applications, including with respect to intragroup communications and online word processing, and disruptions with respect to its usage of any such software could cause business interruption.

Furthermore, although Grab seeks to maintain and improve the availability of its platform and to enable rapid releases of new features and services, it may become increasingly difficult to maintain and improve the availability of its platform, especially during peak usage times and as its platform becomes more complex and more products and services are offered through its superapp and user traffic increases. If the Grab platform is unavailable when driver- and merchant-partners, consumers and/or platform users attempt to access it or it does not load as quickly as they expect or it experiences capacity constraints, users may seek other offerings including Grab’s competitors’ products or offerings, and may not return to the Grab platform as often in the future, or at all. This could adversely affect Grab’s ability to maintain its ecosystem of driver- and merchant-partners and consumers and decrease the frequency with which they use the Grab platform. Grab may not effectively address capacity constraints, upgrade systems as needed, or develop technology and network architecture to accommodate actual and anticipated changes in technology.

Any of these events could significantly disrupt Grab’s operations, impact user satisfaction and in turn Grab’s reputation and subject Grab to liability, which could materially and adversely affect Grab’s business, financial condition, results of operations and prospects.

Grab’s business depends upon the interoperability of Grab’s superapp and platform with different devices, operating systems and third-party software that Grab does not control.

One of the most important features of Grab’s superapp and platform is their broad interoperability with a range of devices, operating systems, and third-party applications. Grab’s superapp and platform are accessible from the web and from devices running various operating systems such as iOS and Android. Grab depends on the accessibility of Grab’s superapp and platform across these third-party operating systems and applications that Grab does not control. Moreover, third-party services and products are constantly evolving, and Grab may not be able to modify the Grab platform to assure its compatibility with that of other third parties following development changes. The loss of interoperability, whether due to actions of third parties or otherwise, could materially and adversely affect Grab’s business, financial condition, results of operations and prospects.

As new mobile devices and mobile platforms are released, there is no guarantee that certain mobile devices will continue to support the Grab platform or effectively roll out updates to Grab’s applications. Additionally, in order to deliver high-quality applications, Grab needs to ensure that the Grab platform is designed to work effectively with a range of mobile technologies, systems, networks, and standards. Grab may not be successful in developing or maintaining relationships with key participants in the mobile industry that enhance users’ experience. If consumers or driver- and merchant-partners that utilize the Grab platform encounter any difficulty accessing or using Grab’s applications on their mobile devices or if Grab is unable to adapt to changes in popular mobile operating systems, platform growth and user engagement would be adversely affected.

Grab also depends on third parties maintaining open marketplaces, including the Apple App Store, Google Play and Huawei App Gallery, which make Grab’s superapp available for download. Grab cannot assure you that the marketplaces, through which Grab distributes its superapp, will maintain their current structures or that such marketplaces will not charge Grab fees to list its applications for download. If any such marketplaces cease making its superapp available, this would have a material adverse effect on Grab’s business.

In addition, Grab relies upon certain third parties to provide software or application programming interfaces (“APIs”) for its products and offerings, which are currently important to the functionality of the Grab platform. If such third parties cease to provide access to such third-party software or APIs on terms that Grab believes to be attractive or reasonable, or do not provide Grab with the most current version of such software, Grab may be required to seek comparable solutions from other sources, which may be more expensive or inferior and/or adversely impact user experience. In some cases, such third-party commercial software may be difficult to replace, or become unavailable to Grab on commercially reasonable terms. Any such changes to or unavailability of third-party software or APIs could materially and adversely affect Grab’s business, financial condition, results of operations and prospects.

If Grab does not adequately protect its intellectual property rights, or if third parties claim that Grab is misappropriating the intellectual property of others, Grab may incur significant costs and its business, financial condition, results of operations and prospects may be adversely affected.

Grab’s brand value and technology, including its intellectual property, are some of its core assets. Grab protects its proprietary rights through a combination of intellectual property and contractual rights. These include patents, registered designs, trademarks, copyright, trade secrets, license agreements, confidentiality and non-disclosure agreements with third parties, employee and contractor disclosure and invention assignment agreements, and other similar contractual rights. The efforts Grab has taken to protect its intellectual property may not be sufficient or effective. For instance, intellectual property laws, rules and regulations vary from jurisdiction to jurisdiction, and effective intellectual property protection may not be available in every country in which Grab currently operates. In addition, it may be possible for other parties to copy or reverse-engineer Grab’s products and offerings or obtain and use the content of its website without authorization. Further, Grab may be unable to prevent competitors from acquiring domain names or trademarks that are similar to, infringe upon, or diminish the value of Grab’s domain names, trademarks, service marks and other proprietary rights. In the event of any unauthorized use of Grab’s intellectual property or other proprietary rights by third parties, legal and contractual remedies available to Grab may not adequately compensate Grab. Grab primarily relies on copyrights and confidential information (including source code, trade secrets, know-how and data) protections, for the purposes of protecting Grab’s core technologies and proprietary databases, rather than registered rights such as patents. Further, the registration of intellectual property, especially across multiple jurisdictions, is costly, subject to complex laws, rules and regulations, and can be challenged by third parties, and Grab may choose to limit or not to pursue intellectual property registrations in the future. Grab’s reliance on copyrights and confidential information protections, rather than registered intellectual property rights, may make it more difficult for Grab to protect some of its core technologies against third-party infringement and could increase the risk of third-party infringement actions against Grab.

Grab may also be unable to detect infringement of its intellectual property rights, and even if such violations are found, Grab may not be successful, and may incur significant expenses in protecting its rights. In addition, Grab’s competitors may independently develop technology or services that are equivalent or superior to Grab’s technology services. Any enforcement efforts may be time-consuming, costly and may divert management’s attention. Any failure to protect or any loss or dissolution of Grab’s intellectual property rights may have an adverse effect on Grab’s ability to compete and may adversely affect its business, financial condition, results of operations and prospects.

Furthermore, as Grab faces increasing competition and as its business grows, it may in the future receive notices that claim Grab has misappropriated, misused, or infringed upon other parties’ intellectual property rights. In addition, as Grab’s strategic alliances and partnerships at times involve sharing of intellectual property, Grab is subject to the risk of its partners alleging Grab has misappropriated or misused such partner’s intellectual property or its partners infringing Grab’s intellectual property.

Any intellectual property claim against Grab, regardless of merit, could be time consuming and expensive to settle or litigate, could divert Grab’s management’s attention and other resources, and could hurt goodwill associated with its brand. These claims may also subject Grab to significant liability for damages and may result in Grab having to stop using technology, content, branding, or business methods found to be in violation of another party’s rights. Certain adverse outcomes of such proceedings could adversely affect its ability to compete effectively in existing or future businesses.

Grab may also be required or may opt to seek a license for the right to use intellectual property held by others, which may not be available on commercially reasonable terms, or at all. Even if a license is available, Grab may be required to pay significant royalties, which may increase its operating expenses. If alternative technology, content, branding, or business methods for any allegedly infringing aspect of its business are not available, Grab may be unable to compete effectively or Grab may be prevented from operating its business in certain jurisdictions. Any of these results could harm Grab’s business.

Grab may not be able to make acquisitions or investments, or successfully integrate them into Grab’s business.

As part of Grab’s business strategy, Grab has entered into and regularly pursues a wide array of potential strategic transactions, including strategic investments, alliances, partnerships, joint ventures and acquisitions, in each case relating to businesses, technologies, services and other assets that Grab expects to complement its business or that Grab believes will help to grow its business. In particular, Grab has pursued and continues to consider strategic acquisitions to grow its financial services business. For example, in March 2018, Grab acquired Uber’s Southeast Asian business and has made other acquisitions and investments which it believes will complement its business.

These types of transactions involve numerous risks, including, among others:

•	intense competition for suitable targets and partners, which could increase prices and adversely affect Grab’s ability to consummate deals on favorable or acceptable terms;

•	complex technologies, terms and arrangements, which may be difficult to implement and manage;

•	failures or delays in closing transactions;

•	difficulties integrating brand identity, technologies, operations, existing contracts, and personnel;

•	failure to realize the anticipated return on investment, benefits or synergies;

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exclusivity provisions which prevent Grab from providing a particular service outside of the strategic alliance or partnership in a particular jurisdiction which could serve to limit access to business opportunities;

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failure to identify the problems, liabilities, or other shortcomings or challenges of an acquired company, partner or technology, including but not limited to issues related to intellectual property, cybersecurity risks, regulatory compliance practices, litigation, security interests over assets, contractual issues, revenue recognition or other accounting practices, or employee or user issues;

•	expanding into business activities where Grab has limited experience, such as offline businesses, or no experience at all;

•	risks that regulatory bodies do not approve Grab’s acquisitions or business combinations or delay such approvals or other adverse reactions from regulators;

•	regulatory changes that require adjustments to Grab’s business or shareholding or rights in relation to subsidiaries or joint ventures; and

•	adverse reactions to acquisitions by investors and other stakeholders.

If Grab fails to address the risks or other problems encountered in connection with past or future transactions such as the foregoing, or if Grab fails to successfully integrate or manage such transactions, its business, financial condition, results of operations and prospects could be materially and adversely affected.

Any failure by Grab or its third-party service providers to comply with applicable anti-money laundering or other related laws and regulations could damage its business, reputation, financial condition, and results of operation, or subject it to other risks.

Grab’s payment and financial services related businesses, operations and systems may, in certain jurisdictions, be governed by laws and regulations related to payment and financial services activities, including, among other things, laws and regulations relating to banking, privacy, cross-border and domestic money transmission, anti-money laundering, counter-terrorist financing, electronic funds transfers, systemic integrity risk assessments, cybersecurity of payment processes, import and export restrictions and consumer protection. Grab’s payment and financial services related activities may be susceptible to illegal and improper uses, including money laundering, terrorist financing, fraudulent sales of goods or services, and payments to sanctioned parties. These laws and regulations to which Grab is now, or in the future may be, subject are highly complex, may be vague, and could change and may be interpreted to make it difficult or impossible for Grab to comply with them. Moreover, activities in jurisdictions where Grab allows payments in cash may raise additional legal, regulatory, and operational concerns. Operating a business that uses cash may increase Grab’s compliance risks with respect to a variety of laws and regulations, including those referred to above. In addition, Grab may in the future offer new payment options that may be subject to additional regulations and risks. If Grab fails to comply with applicable laws and regulations, it may be subject to civil or criminal penalties, fines, and higher transaction fees, and Grab may lose its ability to accept or process online payment, payment card or other related transactions, which could make offerings on its platform less convenient and attractive. In the event of any failure to comply with applicable laws and regulations, Grab’s business, financial condition, results of operations and prospects could be adversely affected.

As its payments and financial services related businesses expand, Grab will need to continue to invest in compliance with applicable laws and regulations, and to conduct appropriate risk assessments and implement appropriate controls. Government authorities may scrutinize or seek to bring actions against Grab if its systems are used for improper or illegal purposes or if its risk management or controls are not adequately assessed, updated, or implemented, and the foregoing could result in financial or reputational harm to Grab’s business.

In addition, laws and regulations related to payments and financial services are evolving, and changes in such laws and regulations could affect Grab’s ability to provide services on its platform in the manner that it has done, expects to do, or at all. In addition, as Grab evolves its business or makes changes to its operations, it may be subject to additional laws and regulations. Historical or future non-compliance with these laws and regulations could result in significant criminal and civil lawsuits, penalties, forfeiture of significant assets, or other enforcement actions. Costs associated with fines and enforcement actions, as well as reputational harm, changes in compliance requirements, or limits on Grab’s ability to expand its product offerings, could harm its business.

Grab relies on its partnerships with financial institutions and other third parties for payment processing infrastructure and for the provision of services through its platform.

The convenient payment mechanisms provided by Grab’s superapp and platform are key factors contributing to the development of Grab’s business. Grab relies on strategic partnerships with financial institutions such as Visa and Mastercard and third parties such as Adyen and Stripe for elements of Grab’s payment-processing infrastructure to process and remit payments to and from consumers and driver- and merchant-partners using the Grab platform. Although Grab may develop in-house payment processing capabilities, Grab will likely need to continue to rely on these strategic partnerships and third-party services. If these companies become unwilling or unable to provide these services to Grab on acceptable terms or at all, Grab’s business may be disrupted. For certain payment methods, including credit and debit cards, Grab generally pays interchange fees and other processing and gateway fees, and such fees result in significant costs.

In addition, online payment providers are under continued pressure to pay increased fees to banks to process funds, and there is no assurance that such online payment providers will not pass any increased costs. If these fees increase over time, Grab’s operating costs will increase, which could materially and adversely affect Grab’s business, financial condition, results of operations and prospects.

Failures of the payment processing infrastructure underlying the Grab platform could cause driver- and merchant-partners to lose trust in Grab’s payment operations and could cause them to instead use Grab’s competitors’ platforms. If the quality or convenience of Grab’s payment processing infrastructure declines as a result of these limitations or for any other reason, the attractiveness of Grab’s business to driver- and merchant-partners could be adversely affected. For example, on November 11, 2020, during the “11.11 Sales Day” promotional period, Grab was unable to process GrabPay transactions for approximately fifteen minutes primarily due to delays with one of Grab’s payment processing partners. If Grab is forced to migrate to other third-party payment service providers for any reason, the transition would require significant time and management resources, and may not be as effective, efficient, or well-received by platform users.

Additionally, online payment providers require Grab to comply with payment card network operating rules, which are set and interpreted by the payment card networks. The payment card networks could adopt new operating rules or interpret or reinterpret existing rules in ways that might prohibit Grab from providing certain services to some users, be costly to implement, or be difficult to follow. If Grab fails to comply with these rules or regulations, Grab may be subject to fines and higher transaction fees and/or lose its ability to accept credit and debit card payments from consumers or facilitate other types of online payments. Grab has also agreed to reimburse Grab’s third-party payment processor for any reversals, chargebacks, and fines that are assessed by payment card networks if Grab violates these rules. Any of the foregoing risks could adversely affect Grab’s business, financial condition, results of operations and prospects.

In addition, as a platform business, Grab’s business model generally provides a platform enabling driver- and merchant-partners and other third parties, such as insurance companies and financial institutions to reach a broad base of consumers through its platform. To the extent such third parties use other means to reach consumers instead of the Grab platform, Grab’s business could be adversely impacted as Grab does not provide the services offered through its platform itself.

Changes in, or failure to comply with, competition laws could adversely affect Grab.

Competition authorities closely scrutinize Grab. There has been increased scrutiny over the power and influence of big technology companies globally, and in particular, antitrust regulators in Southeast Asia have taken greater interest in potential abuses of market power or position by big technology companies. If one jurisdiction imposes or proposes to impose new requirements or restrictions on Grab’s business, other jurisdictions may follow. Further, any new requirements or restrictions, or proposed requirements or restrictions, could result in adverse publicity or fines, whether or not valid or subject to appeal.

For example, in connection with Uber’s sale of its Southeast Asian business to Grab in March 2018, Grab faced, among others, public scrutiny from antitrust authorities in Singapore, Malaysia, Vietnam and the Philippines. The Competition and Consumer Commission of Singapore (“CCCS”) directed Grab, among other things, to remove exclusivity arrangements, lock-in periods and termination fees with Grab’s Singapore driver-partners, to maintain its pre-acquisition fare algorithm and driver-partner commission rates and to pay a fine of S$6.42 million (approximately $4.8 million). In addition, there has been increased scrutiny from the CCCS in the online food ordering and deliveries sector, and if the CCCS assesses that any arrangements between Grab and its merchant-partners may be harmful to competition, the CCCS may take enforcement action against Grab that may adversely affect Grab’s business, financial condition, results of operations and prospects. The Philippine Competition Commission (“PCC”) required a series of voluntary commitments from Grab in clearing the Uber acquisition and imposed a fine of approximately 56.5 million Philippine Pesos (approximately $1.2 million) on Grab for violating some of its pricing and service quality commitments after the merger with Uber. In addition, the Malaysian Competition Commission (“MyCC”) issued a proposed decision in October 2019 alleging that Grab had abused its dominant position in the ride-hailing booking and transit media advertising market through the imposition of a number of restrictive clauses on its driver-partners, including restrictions on driver-partners promoting competitors’ products and providing advertising services to third-party enterprises. Pursuant to the proposed decision, MyCC proposed a fine of approximately RM86.8 million (approximately $21 million) and a daily fine of RM15,000 (approximately $3,600) for each day Grab fails to take the remedial actions as directed by MyCC. The penalty is imposed in the event of failure to comply with the interim directions (“Proposed Decision Directions”). Grab believes it has complied with the said Proposed Decision Directions and should not be subject to the daily fines of RM15,000. In addition, Grab submitted its written representation to MyCC in December 2019 and made its oral representation to MyCC in October 2020, challenging MyCC’s proposed decision on several grounds. The matter is pending the issuance of a final decision by MyCC. Grab at the same time has initiated a judicial review application against MyCC. At first instance, Grab’s leave application at the High Court for a judicial review of MyCC’s proposed decision was dismissed. However, the Court of Appeal reversed the High Court’s decision in denying Grab’s leave application and has remitted the substantive hearing to be heard in the High Court. MyCC is applying for a ‘Stay Order’ to pause the substantive hearing in the High Court, as MyCC is appealing to the Federal Court against the Court of Appeal’s decision. In Thailand, the Office of Trade Competition Commission (“OTCC”) has placed increased scrutiny on the online food ordering and deliveries market and issued the Notification of the Trade Competition Commission in relation to Guidelines for consideration of unfair trade practices between food deliveries digital platform operators and restaurant operators effective from December 24, 2020. The notification provides certain guidelines that lay out practices of food deliveries platforms that may be considered as unfair trade practices and prohibits unfair fees, charges and trading conditions. The regulations provided in such notification are unclear, and their interpretation and implementation are subject to the sole discretion of the OTCC, which creates uncertainty.

In addition, governmental agencies and regulators may, among other things, prohibit future acquisitions, divestitures, or combinations that Grab plans to make or re-evaluate previous acquisitions, combinations, or restructuring completed by Grab in the past, impose significant fines or penalties, require divestiture of certain of its assets, or impose other restrictions that limit or require Grab to modify Grab’s operations, including limitations on Grab’s contractual relationships with platform users or restrictions on its pricing models. For example, although the COVID-19 pandemic has not resulted in any regulatory caps on pricing for Grab’s businesses, Grab’s pricing model, including dynamic pricing, could be challenged or limited in emergencies and capped in certain jurisdictions or become the subject of litigation and regulatory inquiries. As a result, Grab may be forced to change its pricing model in certain jurisdictions and in certain circumstances, which could harm Grab’s revenue or result in a sub-optimal tax structure.

In addition, regulators in certain jurisdictions where Grab operates could scrutinize the Business Combination from a competition law perspective. In certain countries where Grab operates, competition laws may be new or relatively new, regulatory bodies may be new or have new mandates, and relevant laws and regulations, as well as their interpretations and application, may otherwise be unclear and evolving. This can make it difficult for Grab to assess (a) which notifications or approvals are required, or (b) the timing and processes for obtaining such approvals in light of the complex structure of the Business Combination. Grab could be subject to fines or penalties, lose credibility with regulators, be subject to other administrative sanctions or otherwise incur expenses and diversion of management attention or other resources, if any regulators choose to investigate Grab, or find that Grab has not made required notifications or filings in connection with the Business Combination.

Unfavorable media coverage could harm Grab’s business, financial condition, results of operations and prospects.

Grab is the subject of regular media coverage. Unfavorable publicity regarding, among other things, Grab’s business model or offerings, user support, technology, platform changes, platform quality, privacy or security practices, regulatory compliance, financial or operating performance, accounting judgments or management team could adversely affect Grab’s reputation. Such negative publicity could also harm the size of Grab’s network and the engagement and loyalty of consumers and driver- and merchant-partners that utilize the Grab platform, which could adversely affect Grab’s business, financial condition, results of operations and prospects. Negative publicity could also draw regulator attention and lead to regulatory action or new laws or regulations impacting Grab’s business. In addition, the foregoing risks are increased by the widespread use of social media and the increasing incidence of fake or unsubstantiated news, particularly on social media and other online platforms.

As the Grab platform continues to scale and public awareness of Grab’s brand increases, any future issues that draw media coverage could have an amplified negative effect on Grab’s reputation and brand. In addition, negative publicity related to key brands or influencers that Grab has partnered with may damage Grab’s reputation, even if the publicity is not directly related to Grab.

Grab relies on third-party background check providers to screen potential driver-partners and they may fail to provide accurate information.

All potential driver-partners are required to go through Grab’s security and safety screening background checks before being qualified as a driver-partner on the Grab platform. Grab relies on third-party background check providers to provide the criminal and/or driving records of potential driver-partners in most of its markets to help identify those that are not qualified to use its platform pursuant to applicable law or its internal standards, and its business may be adversely affected to the extent such providers do not meet their contractual obligations, Grab’s expectations, or the requirements of applicable laws or regulations. If any of Grab’s third-party background check providers terminates its relationship with Grab or refuses to renew its agreement with Grab on commercially reasonable terms, Grab may need to find an alternate provider, and may not be able to secure similar terms or replace such partners in an acceptable timeframe, which in turn could lead to difficulty in onboarding sufficient numbers of driver-partners to meet consumer or merchant-partner demand. Further, if the background checks conducted by its third-party background check providers are inaccurate or do not otherwise meet its expectations, unqualified drivers may be permitted to conduct passenger trips or make deliveries on its platform, and as a result, Grab may be unable to adequately protect or provide a safe environment for consumers and merchant-partners. Inaccurate background checks may also result in otherwise qualified drivers from being inadvertently excluded from the Grab platform. Grab’s reputation and brand could be adversely affected and Grab could be subject to increased regulatory or litigation exposure. In addition, if the background checks conducted by Grab’s third-party background check providers do not meet the requirements under applicable laws and regulations, Grab could face legal liability or negative publicity.

Grab is also subject to a number of laws and regulations applicable to background checks for potential and existing driver-partners that utilize the Grab platform. If Grab or its third-party background check providers fail to comply with applicable laws and regulations, its reputation, business, financial condition, results of operations and prospects could be adversely affected, and Grab could face legal action. In addition, background check qualification processes may be limited in certain jurisdictions based on national and local laws, and Grab’s third-party service providers may fail to conduct such background checks adequately or disclose information that could be relevant to a determination of eligibility.

Any negative publicity related to any of Grab’s third-party background check providers, including publicity related to safety incidents or actual or perceived privacy or data security breaches or other security incidents, could adversely affect Grab’s reputation and brand, and could potentially lead to increased regulatory or litigation exposure. Any of the foregoing risks could adversely affect Grab’s business, financial condition, results of operations and prospects.

Grab’s company culture has contributed to its success and if Grab cannot maintain and evolve Grab’s culture as it grows, Grab’s business could be materially and adversely affected.

Grab believes that its company culture, which was founded on the principle of creating a double bottom line business by delivering financial performance and social impact at the same time and promoting the values of heart, honor, humility and hunger, has been critical to Grab’s success. Grab faces a number of challenges that may affect its ability to sustain Grab’s corporate culture, including:

•	staying true to Grab’s values and withstanding competitive pressures to move in a direction that may divert Grab from doing so;

•	maintaining appropriate alignment between Grab’s values and the fiduciary duties that its directors have under Cayman Islands law to act in the best interests of the company;

•	failure to identify, attract, reward, and retain people in leadership positions in Grab’s organization who share Grab’s values;

•	negative perception of Grab’s treatment of employees, consumers or driver- and merchant-partners; and

•	maintaining Grab’s culture while integrating new personnel and businesses as Grab grows.

If Grab is not able to maintain and evolve its culture, Grab may suffer consequences such as the inability to attract employees, consumers, driver- and merchant-partners and business partners and maintain and grow Grab’s business, and as a result its financial condition, results of operations and prospects could be materially and adversely affected.

Grab depends on talented, experienced and committed personnel, including engineers, to grow and operate Grab’s business, and if Grab is unable to recruit, train, motivate and retain qualified personnel, particularly in the technology sector, Grab’s business, financial condition, results of operations and prospects may be materially and adversely affected.

A fundamental driver of Grab’s ability to succeed is its ability to recruit, train and retain high-quality management, operations, engineering, and other personnel who are in high demand, are often subject to competing employment offers and are attractive recruiting targets for Grab’s competitors. Grab’s senior management, mid-level managers and technology sector employees, including engineers, data scientists and analysts, cybersecurity specialists, product managers and designers are instrumental in implementing Grab’s business strategies, executing Grab’s business plans and supporting Grab’s business operations and growth. There is particularly acute competition for technology sector and research and development employees in some of Grab’s markets. In addition, Grab depends on the continued services and performance of Grab’s key personnel. Grab’s CEO and co-founder Anthony Tan, COO and co-founder Tan Hooi Ling, President Maa Ming-Hokng, Chief Financial Officer Peter Oey and Chief People Officer Ong Chin Yin and their involvement in Grab’s business are important to the success of Grab. The Key Executives play a central role in the development and implementation of Grab’s business strategies and initiatives. Any decrease in the involvement of any of the Key Executives in Grab’s business or loss of key personnel, particularly to competitors, could have an adverse effect on Grab’s business, financial condition, results of operations and prospects. The unexpected or abrupt departure of one or more of Grab’s key personnel and the failure to effectively transfer knowledge and effect smooth key personnel transitions has had and may in the future have an adverse effect on Grab’s business resulting from the loss of such person’s skills, knowledge of Grab’s business, and years of industry experience. Although Grab’s employment contracts contain non-compete clauses, there is the risk that such non-compete clauses may be deemed unenforceable under applicable law. In addition, OVO has experienced changes in its management and management attrition as certain senior executives have departed, and OVO may experience further changes to its management in the future, which could be disruptive to its business and impact its operating performance.

To attract and retain key personnel, Grab uses equity incentives, among other measures, which may not be sufficient to attract and retain the personnel Grab requires to operate its business effectively. As demand in the technology sector intensifies, Grab may be required to offer more in terms of cash or equity in order to attract and retain talent, which would increase its expenses. The equity incentives Grab uses to attract, retain, and motivate employees may not be effective, particularly if the value of the underlying stock does not increase commensurate with expectations or consistent with its historical growth. In addition, in certain countries, the grant of equity incentive may be restricted, preventing Grab from delivering such incentives to personnel in the respective country. Grab may need to invest significant amounts of cash and equity to attract and retain new employees and expend significant time and resources to identify, recruit, train and integrate such employees, and Grab may never realize returns on these investments. If Grab is unable to attract and retain high-quality management and operating personnel, its business, financial condition, results of operations and prospects could be adversely affected.

Grab’s ability to recruit and retain talent at desired compensation levels could also be limited by government attitudes and policies, which at times may favor nationals of the country in which Grab does business rather than hiring talent from abroad, which could impact Grab’s talent pool and the costs associated with it. Travel and other restrictions imposed by governments to address COVID-19 transmission rates may also harm Grab’s ability to recruit and retain nationals from outside Southeast Asia or the country where Grab is recruiting, and may require significant numbers of employees to work remotely, which may impact productivity. Grab’s ability to recruit and retain talent and maintain good relations with its employees could also be impacted by employee activism over social, political other matters, which could impact its relations with its employees.

Adverse litigation judgments or settlements resulting from legal proceedings in which Grab may be involved could expose Grab to monetary damages or limit the ability to operate its business.

Grab has in the past been, is currently, and may in the future be, involved in private actions, collective actions, class actions, investigations, and various other legal proceedings by driver- and merchant-partners, consumers, employees, commercial partners, competitors, or government agencies, among others, relating to, for example, personal injury or property damage cases, wrongful act, subrogation, employment or labor-related disputes such as wrongful termination of employment, consumer complaints, disputes with driver-partners and merchant-partners, contractual disputes with consumers or suppliers, disputes with third parties and regulatory inquiries or proceedings relating to compliance with competition and data privacy regulations. The results of any such litigation, investigations, and legal proceedings are inherently unpredictable and may be expensive. Any claims against Grab, whether meritorious or not, could be time consuming, costly, and harmful to Grab’s reputation, and could require significant amounts of management time and corporate resources. Furthermore, Grab may be held jointly responsible for claims against third parties offering their services through its platform, including driver- or merchant-partners. If any of these legal proceedings were to be determined adversely to Grab, or Grab were to enter into any settlement arrangement, Grab could be exposed to monetary damages or be forced to change the way in which Grab operates its business, which could have an adverse effect on Grab’s business, financial condition, results of operations and prospects.

In addition, Grab regularly includes arbitration provisions in its terms of service with end-users and driver- and merchant-partners, and in certain markets includes other provisions such as mediation provisions or, in Singapore, for certain disputes to be referred to the Small Claims Tribunal. These provisions are intended to streamline the dispute resolution process for all parties involved, as arbitration or other methods of alternative dispute resolution can in some cases be faster and less costly than litigation in court. However, arbitration or other methods of alternative dispute resolution may become more costly for Grab, or the volume of cases may increase and become burdensome. Further, the use of arbitration or other alternative dispute resolution provisions may subject Grab to certain risks to its reputation and brand, as these provisions have been the subject of increasing public scrutiny. To minimize these risks, Grab may voluntarily limit its use of arbitration or other alternative dispute resolution provisions, or Grab may be required to do so, in any legal or regulatory proceeding, either of which could increase its litigation costs and exposure in respect of such proceedings.

In July 2020, the Indonesian Commission for the Supervision of Business Competition (“KPPU”) imposed a financial penalty of approximately $3.5 million on Grab based on allegations by driver-partners that preferential treatment in respect of rides was given to driver-partners that utilized its car rental plans. Although Grab was successful in its appeal in the first instance and KPPU’s subsequent appeal to the Indonesian Supreme Court was dismissed in April 2021, Grab may be subject to similar actions in the future. In December 2020, the Malaysian Association of Taxi, Rental Car, Limousine and Airport Taxi filed a claim against Grab alleging, among other things, certain violations of transport and competition laws, and is seeking damages of approximately $24 million. Grab’s application to dismiss the claim was allowed but the plaintiffs have filed an appeal at the

Court of Appeal. The appeal is pending. In December 2018, Grab was assessed approximately 1.4 billion Philippine Pesos (approximately $29 million) in the Philippines for an alleged deficiency in local business taxes. Grab is contesting this assessment and its case remains under review by the regional trial court. In late 2018, a taxi driver filed a claim against the Thai regulator alleging that the Thai regulator omitted and neglected to perform its duties by allowing Grabtaxi (Thailand) Co., Ltd. (“Grabtaxi Thailand”) to operate GrabCar. Grabtaxi Thailand is a co-defendant in this case and Grab could be subject to potential liabilities as a result. The case is still pending. If Grabtaxi Thailand loses the case, it may be required to compensate the claimant taxi driver for loss of income, and although ride-hailing through online channels has recently been legalized in Thailand, there can be no assurance that there would be no wider impact to Grab’s ride-hailing offering in Thailand from such case. In August 2020, Grabtaxi Thailand had its first meeting with the Thai Office of Trade Competition to discuss accusations that it had unfairly imposed exclusivity clauses on its merchant-partners. Although the case is still on-going, if there is an adverse decision by the Office of Trade Competition, Grab may be required to change its business practices and could face significant fines (potentially up to 10% of GrabFood’s Thailand revenue), and Grabtaxi Thailand’s directors, managers or any working team personnel involved could also be subject to fines. In addition, Grab may face additional litigation in civil lawsuits initiated by competitors and merchant-partners that rely on such decision as grounds to initiate litigation.

Any such disputes or future disputes could subject Grab to negative publicity, have an adverse impact on Grab’s brand and reputation, divert management’s time and attention, involve significant costs and otherwise materially and adversely affect its business, financial condition, results of operations and prospects.

Grab has incurred a significant amount of indebtedness and may in the future incur additional indebtedness. Grab’s payment obligations under such indebtedness may limit the funds available to Grab, and the terms of Grab’s debt agreements may restrict its flexibility in operating its business.

As of June 30, 2021, Grab had total outstanding indebtedness of $2.1 billion. Subject to the limitations in the terms of Grab’s existing and future indebtedness, Grab may incur additional indebtedness, secure existing or future indebtedness, or refinance Grab’s indebtedness. In particular, Grab may need to incur additional indebtedness to finance Grab’s operations and such financing may not be available to Grab on attractive terms, or at all.

Grab may be required to use a substantial portion of its cash flows from operations to pay interest and principal on its indebtedness. Such payments will reduce the funds available to Grab for working capital, capital expenditures, and other corporate purposes and limit its ability to obtain additional financing for working capital, capital expenditures, expansion plans, and other investments, which may in turn limit its ability to implement Grab’s business strategy, heighten its vulnerability to downturns in its business, the industry, or in the general economy, limit its flexibility in planning for, or reacting to, changes in its business and the industry, and prevent Grab from taking advantage of business opportunities as they arise. Grab cannot assure you that its business will generate sufficient cash flow from operations or that future financing will be available to Grab in amounts sufficient to enable Grab to make required and timely payments on its indebtedness, or to fund its operations. To date, Grab has used a substantial amount of cash for operating activities, and Grab cannot assure you when Grab will begin to generate cash from operating activities in amounts sufficient to cover its debt service obligations.

In addition, under Grab’s Term Loan B Facility, Grab Holdings Inc. and certain of Grab Holdings Inc.’s subsidiaries are subject to limitations regarding Grab’s business and operations, including limitations on incurring additional indebtedness and liens, limitations on certain consolidations, mergers, and sales of assets, and restrictions on the payment of dividends or distributions. Any debt financing secured by Grab in the future could involve additional restrictive covenants relating to its capital-raising activities and other financial and operational matters, which may make it more difficult for Grab to obtain additional capital to pursue business opportunities, including potential acquisitions or divestitures. Any default under Grab’s debt arrangements could require that Grab repays its loans immediately and may limit Grab’s ability to obtain additional financing, which in turn may have an adverse effect on its cash flows and liquidity.

In addition, Grab is exposed to interest rate risk related to some of its indebtedness, which is discussed in greater detail under the section titled “Grab Management’s Discussion and Analysis of Financial Condition and Results of Operations—Qualitative and Quantitative Factors about Market Risk—Interest Rate Risk.”

Grab may experience fluctuations in its operating results.

Grab’s operating results are subject to seasonal fluctuations as a result of a variety of factors, some of which are beyond Grab’s control. For example, prior to the COVID-19 pandemic, Grab’s revenue was typically lower in the first quarter of each year as a result of regional holidays, including the lunar new year and T t holiday periods, during which demand for mobility offerings is typically lower. In addition, Grab’s revenue is also impacted by other holidays such as Christmas and celebration of the new year as well as the fasting month of Ramadan, which impacts demand for deliveries and mobility offerings as well as driver-partner supply. Grab’s operating results may also experience seasonal fluctuations due to weather conditions, such as flooding during the rainy season in certain markets, like Indonesia, the Philippines and Vietnam. In addition to seasonality, Grab’s operating results may fluctuate as a result of factors including Grab’s ability to attract and retain new platform users, increased competition in the markets in which Grab operates, its ability to expand Grab’s operations in new and existing markets, its ability to maintain an adequate growth rate and effectively manage that growth, its ability to keep pace with technological changes in the industries in which Grab operates, changes in governmental or other regulations affecting Grab’s business, harm to Grab’s brand or reputation, and other risks described elsewhere in this proxy statement/prospectus. In addition, with the COVID-19 pandemic, Grab has experienced a significant increase in its business revenue and volume as well as accelerated growth in its deliveries segment. Such growth stemming from the effects of the COVID-19 pandemic may not continue in the future, and Grab expects the growth rates to decline in future periods. Furthermore, Grab’s fast paced growth has made, and may in the future make, these fluctuations more pronounced and as a result, harder to predict. As such, Grab may not accurately forecast its operating results.

Grab is exposed to fluctuations in currency exchange rates.

Grab operates in multiple jurisdictions, which exposes Grab to the effects of fluctuations in currency exchange rates. Grab earns revenue denominated in Singapore Dollars, Indonesian Rupiah, Thai Baht, Malaysian Ringgit, Vietnamese Dong and Philippine Pesos, among other currencies. Fluctuations in foreign currency exchange rates will affect its financial results, which Grab reports in U.S. Dollars. Grab has not but may in the future choose to enter into hedging arrangements to manage foreign currency translation, but such activity may not completely eliminate fluctuations in Grab’s operating results due to currency exchange rate changes. Hedging arrangements are inherently risky, and could expose Grab to additional risks that could adversely affect Grab’s business, financial condition, results of operations and prospects.

Grab cannot assure you that movements in foreign currency exchange rates will not have a material adverse effect on its results of operations in future periods. Furthermore, the substantial majority of its revenue is denominated in emerging markets currencies. Because fluctuations in the value of emerging markets currencies are not necessarily correlated, there can be no assurance that Grab’s results of operations will not be adversely affected by such volatility.

Grab tracks certain operating metrics with internal systems and tools and does not independently verify such metrics. Certain of Grab’s operating metrics are subject to inherent challenges in measurement, and any real or perceived inaccuracies in such metrics may adversely affect Grab’s business and reputation.

Grab tracks certain key operating metrics, including, among others, its GMV, MTUs, partner incentives, consumer incentives, registered driver-partners and cohort data, with internal systems and tools that are not independently verified by any third party and which may differ from estimates or similar metrics published by third parties due to differences in sources, methodologies, or the assumptions on which Grab relies. Grab’s internal systems and tools have a number of limitations, and Grab’s methodologies for tracking these metrics may change over time, which could result in unexpected changes to Grab’s metrics, including the metrics Grab publicly discloses. If the internal systems and tools Grab uses to track these metrics undercount or overcount performance or contain algorithmic or other technical errors, the data Grab reports may not be accurate. While these numbers are based on what Grab believes to be reasonable estimates of its metrics for the applicable period of measurement, there are inherent challenges in measuring how the Grab platform is used. For example, the accuracy of Grab’s operating metrics could be impacted by fraudulent users of its platform, and further, Grab believes that there are consumers who have multiple accounts, even though this is prohibited in its Terms of Service and Grab implements measures to detect and prevent this behavior. Consumer usage of multiple accounts may cause Grab to overstate the number of consumers on its platform. In addition, limitations or errors with respect to how Grab measures data or with respect to the data that Grab measures may affect its understanding of certain details of its business, which could affect Grab’s long-term strategies. If Grab’s operating metrics are not accurate representations of its business, if investors do not perceive Grab’s operating metrics to be accurate, or if Grab discovers material inaccuracies with respect to these figures, Grab expects that its business, financial condition, results of operations and prospects could be materially and adversely affected.

Industry data, forecasts and estimates, including the Projections, contained in this proxy statement/prospectus are inherently uncertain and subject to interpretation, and may not be an indication of the actual results of the transaction or Grab’s future results. Accordingly, you should not place undue reliance on such information.

Industry data, forecasts and estimates, including the Projections, included in this proxy statement/prospectus are subject to inherent uncertainty as they necessarily require certain assumptions and judgments. Certain facts, forecasts and other statistics relating to the industries in which Grab competes have been derived from various public data sources, a commissioned third-party industry report and other third-party industry reports and surveys. In connection with this offering, Grab commissioned Euromonitor International Limited to conduct market research concerning the digital services, food deliveries and transportation markets in Southeast Asia. While Grab generally believes Euromonitor’s Report to be reliable, Grab has not independently verified the accuracy or completeness of such information. Euromonitor’s Report may not have been prepared on a comparable basis or may not be consistent with other sources. Moreover, geographic markets and the industries Grab operates in are not clearly defined or subject to standard definitions, and are the result of subjective interpretation. Accordingly, Grab’s use of the terms referring to its geographic markets and industries such as, digital services, food deliveries and transportation markets may be subject to interpretation, and the resulting industry data, projections and estimates are inherently uncertain. You should not place undue reliance on such information. In addition, Grab’s industry data and market share data should be interpreted in light of the defined geographic markets and defined industries in which Grab operates. Any discrepancy in the interpretation thereof could lead to varying industry data, measurements, forecasts and estimates. For these reasons and due to the nature of market research methodologies, you should not place undue reliance on such information as a basis for making, or refraining from making, your investment decision.

Furthermore, Grab does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of its future performance, revenue, financial condition or other results. None of the Projections or forecasts included in this proxy statement/prospectus have been prepared with a view toward public disclosure (other than to certain parties involved in the Business Combination) or complying with SEC guidelines or IFRS. The Projections are forward looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond Grab’s control. The Projections also reflect numerous estimates and assumptions, including, but not limited to, general business, economic, regulatory, market and financial conditions, as well as assumptions about competition, future industry performance and matters specific to Grab’s business. Important factors that may affect actual results and results of Grab’s operations following the Business Combination, or could lead to such projections and forecasts not being achieved include, but are not limited to: competition, Grab’s ability to execute its growth strategies, regulatory factors, the impact of the ongoing COVID-19 pandemic and other factors discussed in this “Risk Factors” section.

Grab’s use of “open source” software under restrictive licenses could: (i) adversely affect Grab’s ability to license and commercialize certain elements of Grab’s proprietary code base on the commercial terms of Grab’s choosing; (ii) result in a loss of Grab’s trade secrets or other intellectual property rights with respect to certain portions of Grab’s proprietary code; and (iii) subject Grab to litigation and other disputes.

Grab has incorporated certain third-party “open source” software (“OSS”) or modified OSS into elements of its proprietary code base in connection with the development of the Grab platform. In general, this OSS has been incorporated and is used pursuant to ‘permissive’ OSS licenses, which are designed to be compatible with Grab’s use and commercialization of its own proprietary code base. However, Grab has also incorporated and uses some OSS under restrictive OSS licenses. Under these restrictive OSS licenses, Grab could be required to release to the public the source code of certain elements of its proprietary software which: (i) incorporate OSS or modified OSS in a certain manner; and (ii) have been conveyed or distributed to the public, or which the public interacts with. In some cases, Grab may be required to ensure that such elements of its proprietary software are licensed to the public on the terms set out in the relevant OSS license or at no cost. This could allow competitors to use certain elements of Grab’s proprietary software on a relatively unrestricted basis, or develop similar software at a lower cost. In addition, open source licensors generally do not provide warranties for their open source software, and the open source software may contain security vulnerabilities that Grab must actively manage or patch. It may be necessary for Grab to commit substantial resources to remediate its use of OSS under restrictive OSS licenses, for example by engineering alternative or work-around code.

There is an increasing number of open-source software license types, and the terms under many of these licenses are unclear or ambiguous, and have not been interpreted by U.S. or foreign courts, and therefore, the potential impact of such licenses on Grab’s business is not fully known or predictable. As a result, these licenses could be construed in a way that could impose unanticipated conditions or restrictions on Grab’s ability to commercialize its own proprietary code (and in particular the elements of its proprietary code which incorporates OSS or modified OSS). Furthermore, Grab could become subject to lawsuits or claims challenging its use of open source software or compliance with open source license terms. If unsuccessful in these lawsuits or claims, Grab may face IP infringement or other liabilities, be required to seek costly licenses from third parties for the continued use of third-party IP, be required to re-engineer elements of its proprietary code base (e.g. for the sake of avoiding third-party IP infringement), discontinue or delay the use of infringing aspects of its proprietary code base (such as if re-engineering is not feasible), or disclose and make generally available, in source code form, certain elements of its proprietary code.

More broadly, the use of OSS can give rise to greater risks than the use of commercially acquired software, since open source licensors usually limit their liability in respect of the use of the OSS, and do not provide support, warranties, indemnifications or other contractual protections regarding the use of the OSS which would ordinarily be provided in the context of commercially acquired software.

Any of the foregoing could adversely impact the value of certain elements of Grab’s proprietary code base, and its ability to enforce its intellectual property rights in such code base against third parties. In turn, this could materially adversely affect Grab’s business, financial condition, results of operations and prospects.

Grab’s business is subject to concentration risks.

Grab’s deliveries, mobility, financial services and enterprise and new initiatives segments represented 24.8%, 66.4%, 3.5% and 5.3%, respectively, of its revenue in the six months ended June 30, 2021 and 1.2%, 93.3%, (2.2)% and 7.7%, respectively, of its revenue in the year ended December 31, 2020. As more than 90% of Grab’s revenue was derived from its deliveries and mobility segments in the six months ended June 30, 2021 and the year ended December 31, 2020, to the extent demand for deliveries and/or mobility offerings are impacted by adverse events, changes in laws or regulations, driver- and merchant-partner supply or consumer-demand based factors, a significant portion of Grab’s business could be adversely impacted. As a result of Grab’s business concentration in its deliveries and mobility segments, adverse developments with respect to such segments could adversely affect Grab’s business, financial condition, results of operations and prospects.

Grab’s business depends heavily on insurance coverage provided by third parties, and Grab is subject to the risk that this may be insufficient or that insurance providers may be unable to meet their obligations.

Grab’s business depends heavily on (i) insurance coverage for driver-partners and on other types of insurance for additional risks related to its business, and (ii) the driver-partners’ ability to procure and maintain insurance required by law. Grab maintains a large number of insurance policies, including, but not limited to, general liability, workers’ compensation, property, cybersecurity and information risk liability, errors and omissions liability and director and officers’ liability. If Grab’s insurance providers change the terms of Grab’s policies in an adverse manner, Grab’s insurance costs could increase, and if the insurance coverage Grab maintains is not adequate to cover losses that occur, Grab could be liable for additional costs. Additionally, if any of Grab’s insurance providers becomes insolvent, it would be unable to pay any claim that Grab makes.

For example, Grab or the relevant regulator requires driver-partners to carry automobile insurance in most countries, and in many cases, Grab also maintains insurance on behalf of driver-partners. Grab relies on a limited number of insurance providers, and should such providers discontinue or increase the cost of coverage, Grab cannot guarantee that Grab, on behalf of driver-partners, would be able to secure replacement coverage on reasonable terms or at all. If Grab is required to purchase additional insurance for other aspects of its business, or if Grab fails to comply with regulations governing insurance coverage, its business could be harmed. Grab also faces risks with respect to its insurance coverage in countries where its business is not yet subject to specific regulations, such as Thailand, as insurance providers may choose to refuse coverage as a result of a lack of clear regulation of the relevant business.

Grab may also be subject to claims of significant liability based on traffic accidents, injuries, or other incidents that are claimed to have been caused by its driver- or merchant-partners. Even if these claims do not result in liability, Grab could incur significant costs in investigating and defending against them. If Grab is subject to claims of liability relating to the acts of driver- or merchant-partners or others using its platform, Grab may be subject to negative publicity and incur additional expenses, which could harm Grab’s business, financial condition, results of operations and prospects.

Increases in fuel, food, labor, energy, and other costs could adversely affect Grab.

Factors such as inflation, increased fuel prices, and increased vehicle purchase, rental, or maintenance costs may increase the costs incurred by Grab’s driver-partners when providing services on its platform. Similarly, factors such as inflation, increased food costs, increased labor and employee benefit costs, increased rental costs, and increased energy costs may increase merchant-partner operating costs. Many of the factors affecting driver- and merchant-partner costs are beyond the control of these parties. In many cases, these increased costs may cause driver-partners to spend less time providing services on the Grab platform or to seek alternative sources of income. Likewise, these increased costs may cause merchant-partners to pass costs on to consumers by increasing prices. A decreased supply of consumers and driver- and merchant-partners on the Grab platform could harm its business, financial condition, results of operations and prospects.

An increase in the use of credit and debit cards may result in lower growth or a decline in the use of Grab’s e-wallet.

Due to the underdevelopment of the banking industry in Southeast Asia, a significant portion of the population in these markets do not have access to credit or debit cards. In addition, many may be unwilling to use debit or credit cards for online transactions due to security concerns. Through the GrabPay wallet, consumers can make payments through the Grab superapp. However, if the banking industry in Southeast Asia continues to develop and there is a significant increase in the availability, acceptance and use of credit cards or debit cards for online or offline payments by consumers in Southeast Asia, usage of Grab’s e-wallet could decline.

Grab’s reported results of operations may be adversely affected by changes in accounting principles.

The accounting for Grab’s business is complicated, particularly in the area of revenue recognition, and is subject to change based on the evolution of its business model, interpretations of relevant accounting principles, enforcement of existing or new regulations, and changes in SEC or other agency policies, rules, regulations, and interpretations of accounting regulations. Changes to Grab’s business model and accounting policies could result in changes to its financial statements, including changes in revenue and expenses in any period, or in certain categories of revenue and expenses moving to different periods, may result in materially different financial results, and may require that Grab change how Grab processes, analyzes and reports financial information and Grab’s financial reporting controls.

Grab allows consumers to pay for rides, deliveries and other offerings or services through its platform using cash, which raises numerous regulatory, operational, and safety concerns.

Grab allows consumers to use cash to pay its driver-partners the entire fare of rides and cost of deliveries (including the service fee payable to Grab by driver-partners from such rides and deliveries). In 2020, cash-paid trips accounted for nearly 43% of Grab’s transactions. The use of cash raises numerous regulatory, operational, and safety concerns. For example, cash collection in some jurisdictions may fall into an ambiguous area between regulated banking activity that requires licenses and activity that is unregulated by relevant law, which creates uncertainty. Failure to comply with regulations could result in the imposition of significant fines and penalties and could result in regulators requiring that Grab suspend operations in those jurisdictions. In addition to these regulatory concerns, the use of cash can increase safety and security risks for its driver-partners, including potential robbery, assault, violent or fatal attacks, and other criminal acts. In certain jurisdictions where Grab operates serious safety incidents, including robberies and violent attacks on driver-partners while they were using the Grab platform, have been reported. Grab has undertaken steps to minimize the use of cash by working with governments on initiatives to drive cashless penetration, providing consumer incentives such as coupons, vouchers or its rewards program to encourage use of GrabPay. In addition, in certain markets the use of cash has been limited due to government measures in light of the COVID-19 pandemic.

In addition, establishing the proper infrastructure to ensure that Grab receives the correct fee on cash trips is complex, and has in the past meant and may continue to mean that Grab cannot collect the entire fee for certain cash-based transactions. Grab has created systems for driver-partners to collect and deposit the cash received for cash-based trips and deliveries, as well as systems for Grab to collect, deposit, and properly account for the cash received, some of which are not always effective, convenient, or widely-adopted. Creating, maintaining, and improving these systems requires significant effort and resources, and Grab cannot guarantee these systems will be effective in collecting amounts due to Grab. Further, operating a business that uses cash raises compliance risks with respect to a variety of rules and regulations, including anti-money laundering laws. If driver-partners fail to pay Grab under the terms of its agreements or if its collection systems fail, Grab may be adversely affected by both the inability to collect amounts due and the cost of enforcing the terms of its contracts, including litigation. Such collection failure and enforcement costs, along with any costs associated with a failure to comply with applicable rules and regulations, could harm Grab’s business, financial condition, results of operations and prospects.

Grab may be affected by governmental economic and trade sanctions laws and regulations that apply to Myanmar.

Grab may be affected by economic and trade sanctions administered by governments relating to Myanmar, including the U.S. government (including without limitation regulations administered and enforced by OFAC, the U.S. Department of Commerce’s Bureau of Industry and Security (“BIS”), and the U.S. Department of State), the Council of the European Union, the Office of Financial Sanctions Implementation of Her Majesty’s Treasury in the United Kingdom (“OFSI”) and the United Nations Security Council. For example, on February 11, 2021, the U.S. government implemented new sanctions with respect to Myanmar in response to the February 1, 2021, military coup. These economic and trade sanctions currently prohibit or restrict transactions and dealings with certain individuals and entities in Myanmar, including with individuals and entities included on OFAC’s List of Specially Designated Nationals (the “SDN List”) and the Department of Commerce’s Entity List, subject to EU or UK asset freezes, or other sanctions measures. On March 4, 2021, BIS added two military and security services entities it identified as responsible for the military coup and escalating violence in Myanmar to the Entity List, along with two commercial entities that are owned and operated by one of these entities, and implemented new restrictions on exports and reexports to Burma, and transfers (in-country) within Myanmar, of certain sensitive items subject to the U.S. Export Administration Regulations. On March 25, 2021, OFAC designated two military holding companies, Myanmar Economic Holdings Public Company Limited (“MEHL”) and Myanmar Economic Corporation Limited (“MEC”). On April 8, 2021, OFAC designated Myanmar Gems Enterprise, on April 21, OFAC further designated Myanmar Timber Enterprise and Myanmar Pearl Enterprise, and on May 17, OFAC designated the State Administrative Council together with certain members of the military regime. On July 2, 2021, OFAC sanctioned additional senior officials of Myanmar’s military and certain of their family members, and BIS added four entities that have provided support to Myanmar’s military to the Department of Commerce’s Entity List. Similarly, on February 18 and 25, 2021, the UK designated nine Myanmar military officers, announcing asset freezes and travel bans and on March 25 and April 1, 2021, the UK respectively sanctioned MEHL, MEC, and their subsidiaries. On March 22, the European Council designated 11 Myanmar government officials, and on April 19, 2021, further designated an additional ten Myanmar government officials, as well as MEHL and MEC. The EU has also announced that it is ready to withhold financial support from the development system to government reform programs. It is possible that the U.S. government, the EU or the UK may increase sanctions on Myanmar or specific individuals and entities in Myanmar in the future. Other jurisdictions may also introduce new sanctions on Myanmar or expand existing sanctions. Continued geopolitical tensions as well as existing and any additional sanctions could result in a material adverse impact on Myanmar’s economy, and while Grab’s operations in Myanmar represent less than one percent of its revenue, Grab’s future prospects in Myanmar could be adversely affected. There is a risk that, despite the internal controls Grab has in place, Grab has engaged or could potentially engage in dealings with persons sanctioned under applicable sanctions laws. Any non-compliance with economic and trade sanctions laws and regulations or related investigations could result in claims or actions against Grab and materially adversely affect its business, financial condition, results of operations and prospects. As Grab’s business continues to grow and regulations change, Grab may be required to make additional investments in its internal controls or modify its business.

During the interim period prior to the consummation of the Business Combination, Grab is prohibited from entering into certain transactions that might otherwise be beneficial to Grab and its shareholders.

Until the earlier of consummation of the Business Combination or termination of the Business Combination Agreement, Grab is subject to certain limitations on the operations of its business, as summarized under “The Business Combination Proposal—The Business Combination Agreement—Covenants of the Parties—Covenants of Grab.” The limitations on Grab’s conduct of its business during this period could have the effect of delaying or preventing other strategic transactions and may, in some cases, make it impossible to pursue business opportunities that are available only for a limited time.

Grab is subject to certain risks in connection with the development of its new headquarters building.

Grab is in the process of setting up a new headquarters building with 42,310 square meters at One-North business park in Singapore, which is expected to be completed and then ready for use by the fourth quarter of 2021. There can be no assurance that Grab’s new headquarters will be completed on time, before Grab’s current leases expire, within budget or at all, or that Grab will be able to transition into the new facilities seamlessly. If Grab’s new headquarters is not completed on time or at all, Grab’s business may suffer as it may incur substantial costs to identify alternative space to accommodate its employees and operations. Furthermore, there can be no assurance that the new headquarters building will adequately serve its intended purposes. Any of the foregoing could have a material and adverse effect on Grab’s business, financial condition, results of operation and prospects.

Grab’s business could be impacted by environmental regulations and policies and related changes in consumer behavior.

Governments in the jurisdictions in which Grab operates may implement regulations and policies aimed at addressing climate change or other environmental concerns including, among others, with respect to emission reduction and higher electrification of the automotive industry, as well as those limiting the use of single-use packaging and utensils. The cost of regulatory compliance for internal combustion engine vehicles could increase or governments may take action to reduce the number of internal combustion engine vehicles on the road. Although Grab has taken measures to increase the proportion of low emission vehicles in its fleet of rental vehicles, government policies or regulations may be implemented quickly. The foregoing could increase costs for Grab, including with respect to changes in regulations, policies and operations, require Grab to purchase new vehicles for or increase costs with respect to its rental fleet, and also create challenges for driver-partners as it could raise costs with respect to vehicle ownership or rental. In addition, Grab may have to incur additional cost for compliance with regulations with respect to, and operating, a fleet of electric vehicles. Furthermore, Grab’s business could be impacted by increased environmental awareness among consumers, for example with respect to the usage of single-use packaging and utensils or mobility or deliveries services generally.

Risks Relating to Grab’s Corporate Structure and Doing Business in Southeast Asia

In certain jurisdictions, Grab is subject to restrictions on foreign ownership.

The laws and regulations in many markets in Southeast Asia, including Thailand, Vietnam, Philippines and Indonesia where Grab conducts its business, place restrictions on foreign investment in, control over, management of, ownership of and ability to obtain licenses for entities engaged in a number of business activities. Set forth below is certain information with respect to foreign ownership restrictions relevant to Grab’s businesses in these jurisdictions. For more information, see “Regulation” and “Corporate Structure.”

Thailand

Pursuant to the Thai Foreign Business Act B.E. 2542 (1999) (the “FBA”) a person or entity that is “Non-Thai” (as defined in the FBA and described in “Regulatory Environment – Thailand”) cannot conduct certain restricted businesses in Thailand, including the businesses that Grab’s entities in Thailand operate, unless an appropriate license is obtained. In addition, the Civil and Commercial Code of Thailand (as amended) requires a private company to have a minimum number of three shareholders. Grab’s deliveries, mobility and financial services businesses are each conducted through a Thai operating entity established using a tiered shareholding structure, so that each Thai entity is more than 50% owned by a Thai person or entity. As Grab’s entities in Thailand are more than 50% owned by Thai persons or entities and Thai laws only consider the immediate level of shareholding (and no cumulative or look-through calculation is applied to determine the foreign ownership status of a company when it has several levels of foreign shareholding), these Thai operating entities are considered Thai entities under the FBA and are not required under the FBA to obtain licenses prescribed thereunder. Under the FBA, it is also unlawful for a Thai national or entity to hold shares in a Thai company as a nominee for or on behalf of a foreigner in order to circumvent the foreign ownership restrictions. While there are no prescribed requirements or criteria under the FBA or promulgated by the Ministry of Commerce of Thailand for determining whether a Thai national or entity is holding shares in a Thai company with his or her own genuine investment intent or as a nominee for or on behalf of a foreigner, the relevant authorities may follow certain guidelines, but generally may exercise discretion in making such a determination.

Under this tiered shareholding structure, Grab’s Thai operating entities are each owned by Grabtaxi Holdings (Thailand) Co., Ltd which owns 75% of the shares of Grab’s Thai operating entities, with the balance owned by one of Grab’s subsidiaries. Grabtaxi Holdings (Thailand) Co., Ltd is owned by a Thai entity (“Thai Entity 1”) holding over half of the shares of Grabtaxi Holdings (Thailand) Co., Ltd (with the balance primarily owned by an affiliate of Grab’s Thai business partner, the Central Group). Thai Entity 1 is in turn owned by another Thai entity (“Thai Entity 2”) holding over half of the shares of Thai Entity 1 (with the balance primarily owned by one of Grab’s subsidiaries). Thai Entity 2 is held by a Thai national who is a senior executive of Grab Thailand holding preference shares equivalent to more than half of the total number of shares of Thai Entity 2 (with the balance primarily held by Grab’s subsidiary holding ordinary shares equivalent to slightly less than half of the total number of shares of Thai Entity 2). For more information, see the section titled “Grab’s Business—Corporate Structure.” Pursuant to the organizational documents of Thai Entity 2, Grab’s rights, which include the quorum for a shareholders meeting requiring Grab’s attendance and all shareholder resolutions requiring Grab’s affirmative vote, enable Grab to control its Thai operating entities and consolidate the financial results of these operating entities in its financial statements in accordance with IFRS. The preference shares of Thai Entity 2 have limited rights to dividends and distributions. The non-controlling interests of relevant Thai shareholders are accounted for in Grab’s financial statements.

Vietnam

Pursuant to the Law on Investment No. 61/2020/QH14 passed by the National Assembly on June 17, 2020 (the “Investment Law 2020”) and the Schedule of Specific Commitments in Services in Vietnam’s Commitments to the WTO, Grab’s four-wheeled mobility business is subject to a foreign ownership limit of 49%. Grab’s deliveries and mobility businesses in Vietnam are conducted through a Vietnamese operating company, the shares of which are owned 49% by Grab, with the balance 51% held by a Vietnamese national who is a senior executive of Grab Vietnam. Through contractual arrangements with this Vietnamese shareholder, Grab is able to control its Vietnamese operating entity and consolidate its financial results in its financial statements in accordance with IFRS.

Philippines

Pursuant to the 1987 Constitution of the Republic of the Philippines, entities engaged in the operation of a public utility are required to be at least 60% owned by Philippine citizens. Grab’s four wheel-deliveries and mobility businesses, which are subject to this restriction, are conducted through Philippine operating entities, the shares of which are each owned by a Philippine holding company, which owns 60% of the shares of the Philippine operating entities, with the balance owned by Grab’s subsidiaries. The shares of the Philippine holding company are owned 40% by Grab, with the balance 60% of the shares held by an entity owned by a Philippine national who is a director of certain of Grab’s operating entities in the Philippines, including MyTaxi.PH, Inc. (upon receipt of relevant Philippine regulatory approvals, the ordinary shares held by Grab and a special purpose vehicle owned by the Philippine shareholder will subscribe to preference shares that will give the Philippine shareholder a 60% voting interest in the Philippine shareholder will be acquired by the Philippine holding company but with limited rights to dividends). Through contractual arrangements with the Philippine shareholder (and, once the preferred shares are issued, together with certain rights attendant to the classes of shares in, and as otherwise set forth in the organizational documents of, the Philippine holding company), Grab is able to (i) appoint directors in proportion to its shareholding interest, (ii) exercise veto rights with respect to certain reserved matters that fundamentally affect the business of the company, (iii) receive the economic benefits and absorb losses of the Philippine entities in proportion to the amount and value of Grab’s investment, (iv) have an exclusive call option to purchase all or part of the equity interests in the event of any change in Philippine law that results in non-Philippine nationals being allowed to hold more than 40% of the outstanding capital stock or shares entitled to vote in the election of directors of entities engaged in nationalized activities and (v) consolidate the financial results in Grab’s consolidated financial statements in accordance with IFRS. The non-controlling interest of the Philippine shareholder is accounted for in Grab’s consolidated financial statements.

Indonesia

Grab’s payment system services business is conducted through PT Bumi Cakrawala Perkasa (“BCP”), an Indonesian entity which owns OVO. BCP is subject to an 85% foreign investment limit (based on ultimate beneficial ownership of shares) pursuant to a payment system regulation which took effect on July 1, 2021. Under this regulation, a voting power limitation of 49% applies to foreign shareholders, and foreign shareholders are prohibited from holding (A) the right to nominate the majority of directors and commissioners, and (B) veto rights with respect to certain strategic decisions that have a significant impact on the company to be adopted at a general meeting of shareholders. Grab owns 79.6% of BCP, which, due to a dual-class structure, represents a 30.2% voting interest, and Grab also has contractual rights to (a) control the appointment of the Chief Executive Officer, and the Chief Financial Officer (including the right to nominate any such officers as directors or as president director), (b) approve the budget and business plan of BCP and its subsidiaries; (c) approve future funding of BCP and its subsidiaries, whether through debt, equity or otherwise, and (d) certain economic rights with respect to the remaining shareholding of BCP. If the foregoing contractual rights are considered to be foreign controlled, BCP could be deemed to be in non-compliance with the foreign investment limit and, as a result, Bank Indonesia may impose administrative sanctions on OVO (including among others, warnings, temporary suspension or suspension of a part of or the entire business activity (including any cooperation) and, if OVO does not take any action with regard to these administrative sanctions, it may lead to revocation of the e-money license. If revocation of the e-money license happens, OVO’s business, results of operations, financial condition and prospects could be materially and adversely impacted. Grab consolidates BCP’s financial results in its financial statements in accordance with IFRS. If Grab is required to amend the shareholding, voting structure or other rights as a foreign shareholder with respect to BCP, Grab may be prevented from continuing to consolidate OVO in its consolidated financial statements. Furthermore, BCP may be limited in its ability to receive cash contributions for additional equity and Grab and other foreign shareholders may be limited in their ability to acquire shares in BCP and if Indonesian shareholders or parties are unwilling to make such contributions, OVO’s business, results of operations, financial condition and prospects could be materially and adversely impacted.

In addition, Grab conducts its point to point courier delivery business through PT Solusi Pengiriman Indonesia (“SPI”), in which a 94.12% owned subsidiary of Grab owns 49%, and Grab conducts its car rental (with driver-partners) business through PT Teknologi Pengangkutan Indonesia (“TPI”), in which a wholly-owned subsidiary of Grab owns 49%. Grab has entered into contractual arrangements with a third-party Indonesian shareholder (in the case of SPI) and a senior executive of Grab (in the case of TPI), each of which holds 51% of the shares of SPI and TPI, respectively, as a result of which Grab is able to control SPI and TPI and consolidate their financial results in Grab’s financial statements in accordance with IFRS.

Based on Grab’s assessment as of the date of this proxy statement/prospectus and opinions of counsel from Baker & McKenzie Ltd. with respect to Thailand, SyCip Salazar Hernandez & Gatmaitan with respect to the Philippines, YKVN LLC with respect to Vietnam and Soewito Suhardiman Eddymurthy Kardono with respect to Indonesia, Grab believes its arrangements in Thailand, Vietnam, the Philippines and Indonesia (other than as set forth above) are in compliance with applicable local laws and regulations. However, local or national authorities or regulatory agencies in any of Thailand, Vietnam, the Philippines or Indonesia, may conclude that Grab’s arrangements in their respective jurisdictions are in violation of local laws and regulations.

If authorities in any of Thailand, Vietnam, the Philippines or Indonesia believe that Grab’s ownership of, or arrangements with respect to, relevant entities do not comply with applicable laws and regulations, including requirements, prohibitions or restrictions on foreign investment in Grab’s lines of business or with respect to necessary registrations, permits or licenses to operate Grab’s businesses in such jurisdictions, they would have broad discretion in dealing with such violations or failures, including imposing civil or criminal sanctions or financial penalties against Grab, deeming Grab’s arrangements void by law and requiring Grab to restructure its ownership structure or operations, revoking Grab’s business licenses and/or operating licenses, prohibiting payments from and funding to Grab’s entities or ordering Grab to cease its operations in the relevant jurisdiction. The foregoing could also result in the inability to consolidate the financial results of relevant entities in Grab’s financial statements in accordance with IFRS.

In addition, to the extent there are disagreements between Grab and its partners, counterparties or holders of equity or other interests, or any of their associated persons such as a holder’s spouse or other family members, with respect to relevant entities, including the business and operation of these entities, Grab cannot assure you that it will be able to resolve such matters in a manner that will be in Grab’s best interests or at all. These persons may be unable or unwilling to fulfill their obligations, whether of a financial nature or otherwise, have economic or business interests or goals that are inconsistent with Grab’s, take actions contrary to Grab’s instructions or requests, or contrary to Grab’s policies and objectives, take actions that are not acceptable to regulatory authorities, or experience financial difficulties. Actions taken by governmental authorities or disputes between Grab and its partners, counterparties or holders of equity or other interests, or any of their associated persons could cause Grab to incur substantial costs in defending its rights.

Grab is subject to risks associated with operating in the rapidly evolving Southeast Asia, and Grab is therefore exposed to various risks inherent in operating and investing in the region.

Grab derives all of its revenue from its operations in countries located in Southeast Asia, and Grab intends to continue to develop and expand its business and penetration in the region. Grab’s operations and investments in Southeast Asia are subject to various risks related to the economic, political and social conditions of the countries in which Grab operates, including risks related to the following:

•	inconsistent and evolving regulations, licensing and legal requirements may increase Grab’s operational risks and cost of operations among the countries in Southeast Asia in which Grab operates;

•	currencies may be devalued or may depreciate or currency restrictions or other restraints on transfer of funds may be imposed;

•	the effects of inflation within Southeast Asia generally and/or within any specific country in which Grab operates may increase Grab’s cost of operations;

•	governments or regulators may impose new or more burdensome regulations, taxes or tariffs;

•	political changes may lead to changes in the business, legal and regulatory environments in which Grab operates;

•	economic downturns, political instability, civil disturbances, war, military conflict, religious or ethnic strife, terrorism and general security concerns may negatively affect Grab’s operations;

•	enactment or any increase in the enforcement of regulations, including, but not limited to, those related to personal data protection and localization and cybersecurity, may incur compliance costs;

•	health epidemics, pandemics or disease outbreaks (including the COVID-19 outbreak) may affect Grab’s operations and demand for its offerings; and

•	natural disasters like volcanic eruptions, floods, typhoons and earthquakes may impact Grab’s operations severely.

For example, volatile political situations in certain Southeast Asian countries could impact Grab’s business. In Myanmar, following the military taking power in February 2021, there have been and continue to be mass protests and instability disrupting business activities. In Thailand, anti-government protest movements demanding the dissolution of parliament and a new democratic constitution continue to take place on a consistent basis, and Vietnam is undergoing changes to its government leadership in 2021. In addition, presidential elections are due to take place in the Philippines in 2022 and Indonesia in 2024, where elections in the past have led to uncertainty, impacting markets and leading to unrest. In Malaysia, there have been several changes in the governing party in the past few years. Any disruptions in Grab’s business activities or volatility or uncertainty in the economic, political or regulatory conditions in the markets Grab operates in, could adversely affect Grab’s business, financial condition, results of operations and prospects.

Additionally, the laws in the countries in which Grab operates may change and their interpretation and enforcement may involve significant uncertainties that could limit the reliability of the legal protections available to Grab. Grab cannot predict the effects of future developments in the legal regimes in the countries in which Grab operates.

Any of the foregoing risks may adversely affect Grab’s business, financial condition, results of operations and prospects.

Grab’s revenue and net income may be materially and adversely affected by any economic slowdown or developments in the social, political, regulatory and economic environments in any regions of Southeast Asia as well as globally.

Grab may be adversely affected by social, political, regulatory and economic developments in countries in which Grab operates. Grab derives all of Grab’s revenue from Southeast Asia and are exposed to political and economic uncertainties, including, but not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation that affect consumer confidence, consumer spending, consumer discretionary income or changes in consumer purchasing habits. As a result, Grab’s revenue and net income could be impacted to a significant extent by economic conditions in Southeast Asia and globally.

Substantially all of Grab’s assets and operations are located in Southeast Asia, and Grab’s revenue in Singapore, Malaysia, Vietnam and the rest of Southeast Asia was $246 million, $91 million, $76 million and $56 million in the year ended December 31, 2020, respectively and $(30) million, $92 million, $(26) million and $(881) million in the year ended December 31, 2019, respectively. As more than half of Grab’s revenue in 2020 was derived from its operations in Singapore, Grab’s business, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Southeast Asia generally, and in particular, in Singapore. The economies in certain Southeast Asian countries differ from most developed markets in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange, government policy on public order and allocation of resources. In some of the Southeast Asia markets, governments continue to play a significant role in regulating industry development by imposing industrial policies. Moreover, some local governments also exercise significant control over the economic growth and public order in their respective jurisdictions through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policies, and providing preferential treatment to particular industries or companies.

While the Southeast Asia economy, as a whole, has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in Southeast Asia or in other markets in neighboring regions (such as China and Japan), or in the policies of the governments or of the laws and regulations in each respective market could have a material adverse effect on the overall economic growth of Southeast Asia. Such developments could adversely affect Grab’s business and operating results, lead to reduction in demand for Grab’s offerings and adversely affect Grab’s competitive position. Many of the governments in Southeast Asia have implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall economy, but may have a negative effect on Grab. For example, Grab’s financial condition and results of operations may be adversely affected by government control over foreign capital investments or changes in tax regulations. Some Southeast Asia markets have historically experienced low growth in their GDP, significant inflation and/or shortages of foreign exchange. Grab is exposed to the risk of rental and other cost increases due to potential inflation in the markets in which Grab operates. In the past, some of the governments in Southeast Asia have implemented certain measures, including interest rate adjustments, currency trading band adjustments and exchange rate controls, to control the pace of economic growth. These measures may cause decreased economic activity in Southeast Asia, which may adversely affect Grab’s business, financial condition, results of operations and prospects.

In addition, some Southeast Asia markets have experienced, and may in the future experience, political instability, including strikes, demonstrations, protests, marches, coups d’état, guerilla activity or other types of civil disorder. These instabilities and any adverse changes in the political environment could increase Grab’s costs, increase its exposure to legal and business risks, disrupt its office operations or affect its ability to expand Grab’s user base.

Uncertainties with respect to the legal system in certain markets in Southeast Asia could adversely affect Grab.

The interpretation and enforcement of laws and regulations involve uncertainties and inconsistencies. Since local administrative and court authorities and in certain cases, independent organizations, have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection Grab may enjoy in many of the localities that Grab operates in. Moreover, local courts may have broad discretion to reject enforcement of foreign awards. These uncertainties may affect Grab’s judgment on the relevance of legal requirements and its ability to enforce Grab’s contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from Grab.

It is possible that a number of laws and regulations may be adopted or construed to apply to Grab in Southeast Asia and elsewhere that could restrict Grab’s business segments. Scrutiny and regulation of the business segments in which Grab operates may further increase, and Grab may be required to devote additional legal and other resources to addressing these regulations. Changes in current laws or regulations or the imposition of new laws and regulations in Southeast Asia or elsewhere regarding Grab’s business segments may slow the growth of Grab’s business segments and adversely affect its business, financial condition, results of operations and prospects.

Grab could face uncertain tax liabilities in various jurisdictions where Grab operates, and suffer adverse financial consequences as a result.

Grab’s management believes Grab is in compliance with all applicable tax laws in the various jurisdictions where Grab is subject to tax, but its tax liabilities could be uncertain, and Grab could suffer adverse tax and other financial consequences if tax authorities do not agree with Grab’s interpretation of the applicable tax laws.

Although Grab Holdings Inc. is incorporated in the Cayman Islands, Grab collectively operates in multiple tax jurisdictions and pays income taxes according to the tax laws of these jurisdictions. Various factors, some of which are beyond Grab’s control, determine its effective tax rate and/or the amount Grab is required to pay, including changes in or interpretations of tax laws in any given jurisdiction and changes in geographical allocation of income. Grab accrues income tax liabilities and tax contingencies based upon its best estimate of the taxes ultimately expected to be paid after considering its knowledge of all relevant facts and circumstances, existing tax laws, its experience with previous audits and settlements, the status of current tax examinations and how the tax authorities view certain issues. Such amounts are included in income taxes payable or deferred income tax liabilities, as appropriate, and are updated over time as more information becomes available.

Grab’s management believes that Grab is filing tax returns and paying taxes in each jurisdiction where Grab is required to do so under the laws of such jurisdiction. However, it is possible that the relevant tax authorities in the jurisdictions where Grab does not file returns may assert that Grab is required to file tax returns and pay taxes in such jurisdictions. There can be no assurance that the subsidiaries will not be taxed in multiple jurisdictions in the future, and any such taxation in multiple jurisdictions could adversely affect Grab’s business, financial condition and results of operations.

In addition, Grab may, from time to time, be subject to inquiries or audits from tax authorities of the relevant jurisdictions on various tax matters, including challenges to positions asserted on income and withholding tax returns. Grab cannot be certain that the tax authorities will agree with its interpretations of the applicable tax laws, or that the tax authorities will resolve any inquiries in its favor. To the extent the relevant tax authorities do not agree with its interpretation, Grab may seek to enter into settlements with the tax authorities which may require significant payments and may adversely affect its results of operations or financial condition. Grab may also appeal against the tax authorities’ determinations to the appropriate governmental authorities, but Grab cannot be sure Grab will prevail. If Grab’s appeal does not prevail, it may have to make significant payments or otherwise record charges (or reduce tax assets) that could adversely affect its results of operations, financial condition and cash flows. Similarly, any adverse or unfavorable determinations by tax authorities on pending inquiries could lead to increased taxation on Grab, that may adversely affect its business, financial condition and results of operations and may also impact its reputation, including but not limited to tax and other regulatory authorities in Southeast Asia. For example, in March 2021, as part of a routine tax audit in Indonesia which commenced in September 2020, the tax authority requested for information with respect to Grab’s position on certain withholding tax matters relating to transactions in fiscal year 2018. Although Grab has not received any tax assessment with respect to any potential relevant tax liabilities, depending on the outcome of this tax audit, if the relevant tax authority makes an assessment that Grab owes additional taxes, Grab could be subject to material tax liabilities.

Natural events, wars, terrorist attacks and other acts of violence involving any of the countries in which Grab has operations could adversely affect its operations.

Natural disaster events (such as earthquakes, tsunamis, volcanic eruptions, floods, tropical weather conditions and landslides), terrorist attacks, civil unrest, protests and other acts of violence or war may adversely disrupt Grab’s operations, lead to economic weakness in the countries in which they occur and affect worldwide financial markets, and could potentially lead to economic recession, which could have an adverse effect on Grab’s business, financial condition and results of operations. These events could precipitate sudden significant changes in regional and global economic conditions and cycles. These events also pose significant risks to Grab’s people and to its business operations. In particular, one of Grab’s largest markets is Indonesia. Indonesia is located in a geologically active part of the world, and has been subject to various forms of natural disasters that have in the past resulted in major losses of life and property and could result in disruptions to Grab’s business.

Risks Relating to AGC and the Business Combination

AGC’s current directors and executive officers and their affiliates have interests that are different than, or in addition to (and which may conflict with), the interests of its shareholders, and therefore potential conflicts of interest exist in recommending that shareholders vote in favor of approval of the Business Combination. Such conflicts of interests include that the Sponsor as well as AGC’s executive officers and directors will lose their entire investment in AGC if the Business Combination is not completed.

When considering the AGC Board’s recommendation to vote in favor of approving the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal, AGC shareholders should keep in mind that the Sponsor, Sponsor Affiliate and AGC’s directors and executive officers, have interests in such proposals that are different from, or in addition to (and which may conflict with), those of AGC shareholders and warrant holders generally.

These interests include, among other things, the interests listed below:

•	the fact that the Sponsor and AGC’s directors have agreed not to redeem any AGC Class B Ordinary Shares held by them in connection with a shareholder vote to approve the proposed Business Combination;

•

the fact that Sponsor paid an aggregate of $25,000 for the 12,500,000 AGC Class B Ordinary Shares currently owned by Sponsor and its directors and such securities will have a significantly higher value after the Business Combination. As of November 15, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these shares, if unrestricted and freely tradable, would be $186,625,000, based upon a closing price of $14.93 per public share on NASDAQ (and will have zero value if neither this Business Combination nor any other business combination is completed on or before the Final Redemption Date);

•

the fact that Sponsor paid $12,000,000 to purchase an aggregate of 12,000,000 private placement warrants, each exercisable to purchase one AGC Class A Ordinary Share at $11.50, subject to adjustment, at a price of $1.00 per warrant, and those warrants would be worthless – and the entire

$12,000,000 warrant investment would be lost – if a Business Combination is not consummated by the Final Redemption Date. As of November 15, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these warrants, if unrestricted and freely tradable, would be $56,400,000, based upon a closing price of $4.70 per AGC Warrant on NASDAQ;

•

the fact that given the differential in the purchase price that Sponsor paid for the AGC Class B Ordinary Shares as compared to the price of the Units sold in AGC’s IPO and the substantial number of shares of GHL Class A Ordinary Shares that Sponsor will receive upon conversion of the AGC Class B Ordinary Shares in connection with the Business Combination, the Sponsor and its affiliates may earn a positive rate of return on their investment even if the GHL Class A Ordinary Shares trade below the price initially paid for the Units in the AGC IPO and the AGC public shareholders experience a negative rate of return following the completion of the Business Combination;

•

the fact that Sponsor and AGC’s directors have agreed to waive their rights to liquidating distributions from the trust account with respect to any AGC Shares (other than public shares) held by them if AGC fails to complete an initial business combination by the Final Redemption Date;

•

the fact that pursuant to the Registration Rights Agreement, the Sponsor can demand that GHL register its registrable securities under certain circumstances and will also have piggyback registration rights for these securities in connection with certain registrations of securities that GHL undertakes;

•

the fact that Sponsor Affiliate has agreed to purchase, pursuant to the Amended and Restated Forward Purchase Agreement with Sponsor Affiliate, 17,500,000 GHL Class A Ordinary Shares and 3,500,000 GHL Warrants for an aggregate purchase price equal to $175,000,000 immediately prior to the Closing. As of November 15, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these shares and warrants, if unrestricted and freely tradable, would be $277,725,000, based upon a closing price of $14.93 per public share on NASDAQ (based upon the right to receive one GHL Class A Ordinary Share per AGC Class A Ordinary Share in connection with the Business Combination) and a closing price of $4.70 per AGC Warrant on NASDAQ (based upon the right to receive one GHL Warrant per AGC Warrant in connection with the Business Combination);

•

the fact that Sponsor Affiliate has agreed, pursuant to the Sponsor Subscription Agreement, to purchase 575,000,000 GHL Class A Ordinary Shares for $10.00 per share for an aggregate purchase price equal to $575 million immediately prior to the Closing. As of November 15, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these shares, if unrestricted and freely tradable, would be $8,584,750,000, based upon a closing price of $14.93 per public share on NASDAQ (based upon the right to receive one GHL Class A Ordinary Share per AGC Share in connection with the Business Combination);

•

the fact that Richard N. Barton, a current director of AGC, has agreed, pursuant to a PIPE Subscription Agreement, to purchase 300,000 GHL Class A Ordinary Shares for $10.00 per share for an aggregate purchase price equal to $3 million immediately prior to the Closing. As of November 15, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these shares, if unrestricted and freely tradable, would be $4,479,000, based upon a closing price of $14.93 per public share on NASDAQ (based upon a right to receive one GHL Class A Ordinary Share per AGC Share in connection with the Business Combination);

•

the fact that Sponsor Affiliate has agreed, pursuant to the Backstop Subscription Agreement, to backstop SPAC Share Redemptions (as defined in the Business Combination Agreement), and to the extent such backstop is required, will agree to subscribe for and purchase that number of GHL Class A Ordinary Shares to be determined in accordance with the terms of the Backstop Subscription Agreement, for $10.00 per share;

•	the continued indemnification of AGC’s directors and officers and the continuation of AGC’s directors’ and officers’ liability insurance after the Business Combination (i.e. a “tail policy”);

•

the fact that Sponsor and AGC’s officers and directors will lose their entire investment in AGC and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by the Final Redemption Date;

•

the fact that if the trust account is liquidated, including in the event AGC is unable to complete an initial business combination by the Final Redemption Date, the Sponsor has agreed to indemnify AGC to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which AGC has discussed entering into a transaction agreement or claims of any third party for services rendered or products sold to AGC, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account; and

•

the fact that the Sponsor (including its representatives and affiliates) and AGC’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to AGC. For example, in January 2021, the Sponsor and AGC’s officers launched another blank check company, AGC 2 for which Brad Gerstner serves as Chairman, Chief Executive Officer and President; Hab Siam serves as General Counsel and Richard N. Barton serves as a director. The Sponsor and AGC’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to completing the Business Combination. Accordingly, if any of AGC’s officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then current fiduciary or contractual obligations (including AGC 2), he or she will honor his or her fiduciary or contractual obligations to present such Business Combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law.

See “The Business Combination Proposal—Interests of AGC’s Directors and Officers in the Business Combination” for additional information on interests of AGC’s directors and officers.

The personal and financial interests of AGC’s initial shareholders as well as AGC’s directors and officers may have influenced their motivation in identifying and selecting Grab as a business combination target, completing an initial business combination with Grab and influencing the operation of the business following the initial business combination. In considering the recommendations of the board of directors and officers of AGC to vote for the Business Combination and other proposals, you should consider these interests.

The exercise of AGC’s directors’ and executive officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in AGC’s best interest.

In the period leading up to the Closing of the Business Combination, events may occur that, pursuant to the Business Combination Agreement, would require AGC to agree to amend the Business Combination Agreement, to consent to certain actions taken by Grab or GHL or to waive rights that AGC is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of Grab’s business, a request by Grab to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on Grab’s business or could entitle AGC to terminate the Business Combination Agreement. In any of such circumstances, it would be at AGC’s discretion, acting through its board of directors, to grant its consent or waive those rights; provided that under the terms of the Business Combination Agreement, such consent or waiver in certain cases is not to be unreasonably withheld. The existence of financial and personal interests of one or more of the directors results in conflicts of interest on the part of such director(s) between what he, she or they may believe is best for AGC and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, AGC does not believe there will be any changes or waivers that AGC’s directors and executive officers would be likely to make after shareholder approval of the Business Combination Proposal, Initial Merger Proposal and the Governing Documents Proposal

have been obtained. While certain changes could be made without further shareholder approval, AGC will circulate a new or amended proxy statement/prospectus and resolicit AGC shareholders if changes to the terms of the transaction that would have a material impact on its shareholders are required prior to the vote on the Business Combination Proposal, Initial Merger Proposal and the Governing Documents Proposal. As a matter of Cayman Island law, the directors of AGC are under a fiduciary duty to act in the best interest of AGC.

We may be forced to close the Business Combination even if we determine it is no longer in AGC shareholders’ best interest.

Public AGC shareholders are protected from a material adverse event of GHL or Grab arising between the date of the Business Combination Agreement and the Closing, primarily by the right to redeem their public shares for a pro rata portion of the funds held in the trust account, calculated as of two business days prior to the vote at the Extraordinary General Meeting. If a material adverse event were to occur after approval of the Business Combination Proposal, Initial Merger Proposal and the Governing Documents Proposal at the Extraordinary General Meeting, AGC may be forced to close the Business Combination even if it determines it is no longer in its shareholders’ best interest to do so (as a result of such material adverse event), which could have a significant negative impact on AGC’s business, financial condition or results of operations.

Sponsor and AGC’s directors and officers agreed to vote in favor of the Business Combination, regardless of how AGC’s public shareholders vote.

The Sponsor and each AGC director have agreed to vote all of their Class B Ordinary Shares and Class A Ordinary Shares in favor of all the proposals being presented at the Extraordinary General Meeting, including the Business Combination Proposal and the transactions contemplated thereby (including the Initial Merger). AGC’s amended and restated memorandum and articles of association provide that it will complete the Business Combination only if it obtains the requisite votes as described under “Extraordinary General Meeting of AGC Shareholders.” As a result, in addition to the Class B Ordinary Shares and Class A Ordinary Shares held by Sponsor and directors, AGC would need 18,500,001, or 37.00% (assuming all issued and outstanding shares are voted), or 2,875,002, or 5.75% (assuming only the minimum number of shares representing a quorum are voted), of the 50,000,000 public shares sold in the Initial Public Offering to be voted in favor of the Business Combination in order to have the Business Combination approved and 28,916,667, or 57.83% (assuming all issued and outstanding shares are voted), or 8,083,334, or 16.17% (assuming only the minimum number of shares representing a quorum are voted), of the 50,000,000 public shares sold in the Initial Public Offering to be voted in favor of the Initial Merger and the Governing Documents Proposal in order to have the Initial Merger and the Governing Documents Proposal approved. Accordingly, the agreement by Sponsor and each member of AGC’s management team to vote in favor of the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal will increase the likelihood that AGC will receive the requisite shareholder approval for such proposals.

AGC is dependent upon its executive officers and directors and their loss could adversely affect AGC’s ability to complete the Business Combination.

AGC’s operations are dependent upon a relatively small group of individuals and, in particular, its executive officers and directors. AGC’s ability to complete its Business Combination depends on the continued service of its officers and directors. AGC does not have an employment agreement with, or key-person insurance on the life of, any of its directors or executive officers.

The unexpected loss of the services of one or more of its directors or executive officers could have a detrimental effect on AGC’s ability to consummate the Business Combination.

AGC’s officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to AGC’s affairs. This conflict of interest could have a negative impact on AGC’s ability to complete the Business Combination.

AGC’s officers and directors are not required to, and will not, commit their full time to its affairs, which may result in conflict of interest in allocating their time between AGC’s operations and the closing of the Business Combination, on the one hand, and their other business endeavors. Each of AGC’s officers and directors is engaged in other businesses for which he or she may be entitled to significant compensation. Furthermore, AGC’s officers and directors are not obligated to contribute any specific number of hours per week to AGC’s affairs and may also serve as officers or board members for other entities. If its officers’ and directors’ other business affairs require them to devote time to such other affairs, this may have a negative impact on AGC’s ability to complete the Business Combination.

Past performance by Brad Gerstner or entities affiliated with AGC or its Sponsor, including its management team, may not be indicative of future performance of an investment in GHL.

Past performance by Brad Gerstner or entities affiliated with AGC or its Sponsor, including its management team (“AGC Affiliated Persons”) is not a guarantee of success with respect to the Business Combination. You should not rely on the historical record of AGC Affiliated Persons as indicative of the future performance of an investment in GHL or the returns GHL will, or is likely to, generate going forward.

Sponsor, AGC’s directors, officers, advisors and their affiliates may elect to purchase shares or public warrants from public shareholders, which may influence a vote on the Business Combination and reduce the public “float” of AGC Shares.

Sponsor, AGC’s directors, officers, advisors or any of their affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal or not redeem their public shares. The purpose of any such transaction could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination and/or decrease the number of redemptions. Any such stock purchases and other transactions may thereby increase the likelihood of obtaining shareholder approval of the Business Combination. This may result in the completion of the Business Combination in a way that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or rights owned by AGC’s initial shareholders for nominal value. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions.

Entering into any such arrangements may have a depressive effect on public shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares it owns, either prior to or immediately after the Extraordinary General Meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of public shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Extraordinary General Meeting and would likely increase the chances that such proposals would be approved. In addition, if such purchases are made, the public “float” of AGC Shares or AGC Warrants may be reduced and the number of beneficial holders of its securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of its securities on a national securities exchange.

AGC did not obtain an opinion from an independent investment banking or accounting firm, and consequently, you have no assurance from an independent source that the price AGC is paying in connection with the Business Combination is fair to AGC from a financial point of view.

AGC is not required to obtain an opinion from an independent investment banking or accounting firm that the price AGC is paying in connection with the Business Combination is fair to AGC from a financial point of view. AGC’s board of directors did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. Accordingly, investors will be relying solely on the judgment of AGC’s board of directors in valuing Grab’s business, and assuming the risk that the board of directors may not have properly valued the Business Combination.

Shareholder litigation could prevent or delay the closing of the Business Combination or otherwise negatively impact business, operating results and financial condition.

AGC may incur additional costs in connection with the defense or settlement of any shareholder litigation in connection with the proposed Business Combination. Litigation may adversely affect AGC’s ability to complete the proposed Business Combination. AGC could incur significant costs in connection with any such litigation lawsuits, including costs associated with the indemnification of obligations to AGC’s directors. Consequently, if a plaintiff were to secure injunctive or other relief prohibiting, delaying or otherwise adversely affecting AGC’s ability to complete the proposed Business Combination, then such injunctive or other relief may prevent the proposed Business Combination from becoming effective within the expected time frame or at all.

The COVID-19 pandemic triggered an economic crisis which may delay or prevent the consummation of the Business Combination.

The COVID-19 pandemic triggered an economic crisis which may delay or prevent the consummation of the Business Combination. In December 2019, a coronavirus (COVID-19) outbreak was reported in China, and, in March 2020, the World Health Organization declared it a pandemic. Since being initially reported in China, the coronavirus has spread throughout the world and has resulted in unprecedented restrictions and limitations on operations of many businesses, educational institutions and governmental entities. Given the ongoing and dynamic nature of the COVID-19 pandemic, it is difficult to predict the impact on the business of AGC and Grab, and there is no guarantee that efforts by AGC and Grab to address the adverse impact of the COVID-19 pandemic will be effective. If AGC or Grab are unable to recover from a business disruption on a timely basis, the Business Combination and Grab’s business and financial conditions and results of operations following the completion of the Business Combination would be adversely affected. The Business Combination may also be delayed and adversely affected by the coronavirus pandemic, and become more costly. Each of AGC and Grab may also incur additional costs to remedy damages caused by such disruptions, which could adversely affect its financial condition and results of operations.

Delays in completing the Business Combination may substantially reduce the expected benefits of the Business Combination.

Satisfying the conditions to, and completion of, the Business Combination may take longer than, and could cost more than, AGC expects. Any delay in completing or any additional conditions imposed in order to complete the Business Combination may materially adversely affect the benefits that AGC expects to achieve from the Business Combination.

AGC may not have sufficient funds to consummate the Business Combination.

As of September 30, 2021, AGC had approximately $57,423 of cash held outside the trust account. If AGC is required to seek additional capital, it may need to borrow funds from its Sponsor, initial shareholders, management team or other third parties to operate or may be forced to liquidate. AGC believes that the funds available to it outside of the trust account, together with funds available from loans from Sponsor, its affiliates or members of AGC’s management team will be sufficient to allow it to operate for at least the period ending on the Final Redemption Date; however, AGC cannot assure you that its estimate is accurate, and Sponsor, its affiliates or members of AGC’s management team are under no obligation to advance funds to AGC in such circumstances.

If AGC is unable to complete this Business Combination, or another Business Combination, within the prescribed time frame, AGC would cease all operations except for the purpose of winding up and redeem its public shares and liquidate.

AGC must complete its initial Business Combination by the Final Redemption Date. If AGC has not completed this Business Combination, or another Business Combination, within such time period, AGC will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay its income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining shareholders and its board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. AGC’s amended and restated memorandum and articles of association provide that, if AGC winds up for any other reason prior to the consummation of its initial Business Combination, it will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law. In either such case, AGC’s public shareholders may receive only $10.00 per public share, or less than $10.00 per public share, on the redemption of their shares, and AGC warrants will expire worthless.

If, before distributing the proceeds in the trust account to its public shareholders, AGC files a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against it that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of its shareholders and the per-share amount that would otherwise be received by its shareholders in connection with its liquidation may be reduced.

If, before distributing the proceeds in the trust account to its public shareholders, AGC files a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against it that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in AGC’s bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, the per-share amount that would otherwise be received by shareholders in connection with AGC’s liquidation may be reduced.

If an Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, AGC’s board of directors will not have the ability to adjourn the Extraordinary General Meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved.

AGC’s board of directors is seeking approval to adjourn the Extraordinary General Meeting to a later date or dates if, at the Extraordinary General Meeting, based upon the tabulated votes, there are insufficient votes to approve the consummation of the Business Combination. If the Adjournment Proposal is not approved, AGC’s board will not have the ability to adjourn the Extraordinary General Meeting to a later date and, therefore, will not have more time to solicit votes to approve the consummation of the Business Combination. In such an event, the Business Combination would not be completed.

Unanticipated losses, write-downs or write-offs, restructuring and impairment or other charges, taxes (direct or indirect), levies or other liabilities may be incurred or required subsequent to, or in connection with, the consummation of the Business Combination, which could have a significant negative effect on GHL’s financial condition and results of operations and the price of GHL Class A Ordinary Shares, which in turn could cause you to lose some or all of your investment.

Many of the countries in Southeast Asia, where Grab operates, are emerging markets involving additional or heightened operational and legal risks as compared to more developed markets. Even when these risks are identified, assessing the impact of those risks on Grab’s business and the Business Combination is inherently uncertain. Previously assessed risks may materialize in a manner that is inconsistent with Grab’s and/or AGC’s original risk analysis or assessment, and there can be no assurance that the operations and businesses of Grab and GHL and the Business Combination will not be exposed to unexpected or unanticipated risks, losses, charges, taxes (direct or indirect), levies or liabilities.

If such risks were to materialize in connection with, or subsequent to, the consummation of the Business Combination, GHL and its shareholders, directly or indirectly, may incur losses and/or additional expenses, including corporate, income, capital gains (direct or indirect), transfer or other taxes, and penalties. As a result of these factors, GHL may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges, taxes (direct or indirect), levies, liabilities or other costs (including fines, penalties and interest) that could result in reporting losses or other liabilities, which could be material. Any of these factors could cause negative market perceptions of GHL and its securities, and materially and adversely impact GHL’s business, results of operations, financial condition and prospects. Any shareholders of AGC who choose not to redeem their AGC Class A Ordinary Shares and, as a result, become shareholders of GHL following the consummation of the Business Combination could suffer a reduction in the value of their GHL Class A Ordinary Shares as a result of the foregoing factors and would be unlikely to have a remedy for such reduction in value. AGC shareholders should consult their own legal, tax and other advisors regarding the consequences of the Business Combination on shareholders of Grab, AGC and GHL.

If third parties bring claims against AGC, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

AGC’s placing of funds in the trust account may not protect those funds from third-party claims against it. Although it will seek to have all vendors, service providers, and other entities with which it does business execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of AGC’s public shareholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against AGC’s assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, AGC’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where AGC may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon the exercise of a redemption right in connection with the Business Combination, AGC will be required to provide for payment of claims of creditors that were not waived that may be brought against AGC within the ten years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to a letter agreement between AGC, Sponsor, and its directors and officers, Sponsor has agreed that it will be liable to AGC if and to the extent any claims by a third party (other than its independent auditors) for services rendered or products sold to it, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay its tax obligations; provided that such liability will not apply to any claims by a third party that executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under AGC’s indemnity of the underwriters of its Initial Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Sponsor will not be responsible to the extent of any liability for such third-party claims.

However, AGC has not asked Sponsor to reserve for such indemnification obligations, nor has AGC independently verified whether Sponsor has sufficient funds to satisfy its indemnity obligations and AGC believes that Sponsor’s only assets are securities of AGC. Therefore, AGC cannot assure you that Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for the Business Combination and redemptions could be reduced to less than $10.00 per public share. In such event, AGC may not be able to complete the Business Combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of AGC’s officers or directors will indemnify AGC for claims by third parties including claims by vendors and prospective target businesses.

If, after AGC distributes the proceeds in the trust account to its public shareholders, AGC files a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against it that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of AGC’s board of directors may be viewed as having breached their fiduciary duties to its creditors, thereby exposing the members of its board of directors and AGC to claims of punitive damages.

If, after AGC distributes the proceeds in the trust account to AGC’s public shareholders, it files a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against it that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by AGC shareholders. In addition, AGC’s board of directors may be viewed as having breached its fiduciary duty to its creditors and/or having acted in bad faith, thereby exposing itself and AGC to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

The Business Combination may be completed even though material adverse effects may result from the announcement of the Business Combination, industry-wide changes and other causes.

In general, either AGC or Grab can refuse to complete the Business Combination if there is a material adverse effect affecting the other party between the signing date of the Business Combination Agreement and the planned closing. However, certain types of changes do not permit either party to refuse to complete the Business

Combination, even if such change could be said to have a material adverse effect on Grab, including, among others, the following events (except, in some cases, where the change has a disproportionate effect on a party):

(a)	any change in applicable laws or IFRS or any interpretation thereof following the date of the Business Combination Agreement;

(b)	any change in interest rates or economic, political, business or financial market conditions generally;

(c)	the taking of any action expressly required to be taken under the Business Combination Agreement;

(d)

any natural disaster (including hurricanes, storms, tornadoes, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any action taken or refrained from being taken in response to COVID-19 or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of the Business Combination Agreement), acts of nature or change in climate (for purposes of which, the term “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar law, directive, guidelines or recommendations promulgated by any governmental authority, in each case, in connection with or in response to COVID-19 for similarly situated companies);

(e)	any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections;

(f)

any failure in and of itself of Grab and any of its subsidiaries to meet any projections or forecasts (provided that this exception shall not prevent or otherwise affect a determination that any change, effect or development underlying such change has resulted in or contributed to a Grab Material Adverse Effect as defined in the Business Combination Agreement);

(g)	any event, state of facts, development, change, circumstance, occurrence or effect generally applicable to the industries or markets in which Grab or any of its subsidiaries operate;

(h)

any matter disclosed in the Grab Disclosure Letter that, reasonably apparent on its face, is responsive to a Grab representation or warranty qualified by Grab Material Adverse Effect (this proxy statement/prospectus includes disclosure of all matters in the Grab Disclosure Letter that are material to investors);

(i)	any event, state of facts, development, change, circumstance, occurrence or effect that is cured by Grab prior to the Closing; or

(j)

any worsening of the event, state of facts, development, change, circumstance, occurrence or effect referred to in clauses (b), (d), (e), (g) or (h) to the extent existing as of the date of the Business Combination Agreement.

Furthermore, AGC or Grab may waive the occurrence of a material adverse effect affecting the other party. If a material adverse effect occurs and the parties still complete the Business Combination, AGC’s share price may suffer.

Becoming a public company through a merger rather than an underwritten offering presents risks to unaffiliated investors. Subsequent to the completion of the Business Combination, GHL may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the price of GHL Securities, which could cause GHL shareholders to lose some or all of their investment.

Becoming a public company through a merger rather than an underwritten offering, as Grab is seeking to do, presents risks to unaffiliated investors. Such risks include the absence of a due diligence investigation conducted by an underwriter that would be subject to liability for any material misstatements or omissions in a registration statement. As a result, GHL may be forced to later write down or write off assets, restructure its operations, or incur impairment or other charges that could result in it reporting losses. Additionally, unexpected risks may arise and previously known risks may materialize. Even though these charges may be non-cash items and not have an immediate impact on GHL’s liquidity, the fact that GHL reports charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. In addition, charges of this nature may cause GHL to be unable to obtain future financing on favorable terms or at all.

During the interim period, AGC is prohibited from entering into certain transactions that might otherwise be beneficial to AGC or its respective shareholders.

Until the earlier of consummation of the Business Combination or termination of the Business Combination Agreement, AGC is subject to certain limitations on the operations of its business, including restrictions on its ability to merge, consolidate or amalgamate with or into, or acquire (by purchasing a substantial portion of the assets of or equity in, or by any other manner ) any entity other than Grab, as summarized under the “The Business Combination Proposal—The Business Combination Agreement—Covenants of the Parties—Covenants of AGC, GHL, AGC Merger Sub and Grab Merger Sub.” The limitations on AGC’s conduct of its business during this period could have the effect of delaying or preventing other strategic transactions and may, in some cases, make it impossible to pursue business opportunities that are available only for a limited time.

The Business Combination remains subject to conditions that AGC cannot control and if such conditions are not satisfied or waived, the Business Combination may not be consummated.

The Business Combination is subject to a number of conditions. There are no assurances that all conditions to the Business Combination will be satisfied or that the conditions will be satisfied in the time frame expected. If the conditions to the Business Combination are not met (and are not waived, to the extent waivable), then either AGC or Grab may, subject to the terms and conditions of the Business Combination Agreement, terminate the Business Combination Agreement or amend the Termination Date. See the section of this proxy statement/prospectus titled “The Business Combination Proposal.”

AGC shareholders may have limited remedies if their shares suffer a reduction in value following the Business Combination, and because AGC (and also GHL, the surviving company) is incorporated under the laws of the Cayman Islands, shareholders may face difficulties in protecting their interests, and a shareholder’s ability to protect its rights through the U.S. federal courts may be limited

Any shareholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value, unless they are able to successfully claim that the reduction was due to the breach by AGC’s officers or directors of a duty of care or other fiduciary duty, or if they are able to successfully bring a private claim under securities laws that the proxy/registration statement relating to the Business Combination contained an actionable material misstatement or material omission.

AGC and GHL are both incorporated under the law of the Cayman Islands. AGC and GHL’s Cayman Islands counsel are not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, AGC or GHL, as applicable will be the proper plaintiff in any claim based on a breach of duty owed to AGC or GHL, as applicable, and a claim against (for example) AGC or GHL’s officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against AGC or GHL where the individual rights of that shareholder have been infringed or are about to be infringed by such company.

AGC has identified a material weakness in its internal control over financial reporting. This material weakness could continue to adversely affect its ability to report its results of operations and financial condition accurately and in a timely manner.

AGC’s management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. AGC’s management is likewise required, on a quarterly basis, to evaluate the effectiveness of its internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of AGC’s annual or interim financial statements will not be prevented or detected on a timely basis.

As described elsewhere in this proxy statement/prospectus, AGC identified a material weakness in its internal control over financial reporting related to the accounting for the AGC Warrants. As a result of this material weakness, its management concluded that its internal control over financial reporting was not effective as of December 31, 2020. This material weakness resulted in a material misstatement of the liabilities relating to AGC Warrants and liabilities under the Amended and Restated Forward Purchase Agreements, change in fair value of AGC Warrants and liabilities under the Amended and Restated Forward Purchase Agreements, AGC Class A Ordinary Shares subject to possible redemption, additional paid-in capital, accumulated deficit and related financial disclosures for the affected periods. See “Note 2—Restatement of Previously Issued Financial Statements” in the accompanying financial statements” in the audited financial statements of AGC as of December 31, 2020 and for period from August 25, 2020 (inception) through December 31, 2020, included elsewhere in this proxy statement/prospectus.

Any failure to maintain internal control over AGC’s financial reporting could adversely impact AGC’s ability to report its financial position and results from operations on a timely and accurate basis, which could delay or disrupt its efforts to consummate an initial business combination. If AGC’s financial statements are not accurate, investors may not have a complete understanding of its operations. Likewise, if AGC’s financial statements are not filed on a timely basis, AGC could be subject to sanctions or investigations by the stock exchange on which its common stock is listed, the SEC or other regulatory authorities. In either case, this could result in a material adverse effect on AGC’s ability to consummate an initial business combination.

AGC can give no assurance as to its ability to timely remediate the material weakness identified, if at all, or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls.

AGC Warrants are accounted for as liabilities and the changes in value of AGC Warrants could have a material effect on AGC’s financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the Existing Warrant Agreement. As a result of the SEC Statement, AGC reevaluated the accounting treatment of its 11,000,000 public warrants and 12,000,000 private placement warrants, as well as the 20,000,000 units under the Amended and Restated

Forward Purchase Agreements that include one-fifth of an AGC Warrant, and determined to classify these items as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.

As a result, included on AGC’s balance sheet as of December 31, 2020 and September 30, 2021 contained elsewhere in this proxy statement/prospectus are derivative liabilities related to embedded features contained within AGC Warrants. Accounting Standards Codification 815, Derivatives and Hedging, provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, AGC’s financial statements and results of operations may fluctuate quarterly, based on factors, which are outside of its control. Due to the recurring fair value measurement, AGC expects that it will recognize non-cash gains or losses on AGC Warrants each reporting period and that the amount of such gains or losses could be material.

Risks Relating to GHL

GHL will issue GHL Class A Ordinary Shares, and GHL Class B Ordinary Shares convertible into GHL Class A Ordinary Shares, as consideration for the Business Combination and the PIPE Investment, and GHL may issue additional GHL Class A Ordinary Shares, GHL Class B Ordinary Shares or other equity or convertible debt securities without approval of the holders of GHL Class A Ordinary Shares, which would dilute existing ownership interests and may depress the market price of GHL Class A Ordinary Shares.

It is anticipated that, following the Business Combination, (i) former Grab shareholders (other than the Key Executives and their respective Permitted Entities) are expected to own approximately 84.03% of the outstanding GHL Ordinary Shares, constituting 29.72% of the voting power of the GHL Ordinary Shares voting together as a single class, (ii) the Key Executives and their respective Permitted Entities are expected to own approximately 4.15% of the outstanding GHL Ordinary Shares, constituting 66.11% of the voting power of the GHL Ordinary Shares voting together as a single class, (iii) former AGC public shareholders are expected to own approximately 1.27% of the outstanding GHL Ordinary Shares, constituting 0.45% of the voting power of the GHL Ordinary Shares voting together as a single class, (iv) Sponsor and certain directors of AGC are expected to own approximately 0.32% of the outstanding GHL Ordinary Shares, constituting 0.11% of the voting power of the GHL Ordinary Shares voting together as a single class, (v) the Sponsor Related Parties are expected to collectively own approximately 1.96% of the outstanding GHL Ordinary Shares, constituting 0.69% of the voting power of the GHL Ordinary Shares voting together as a single class and (vi) the PIPE Investors are expected to own approximately 8.27% of the outstanding GHL Ordinary Shares, constituting 2.92% of the voting power of the GHL Ordinary Shares voting together as a single class. These percentages assume (i) that no Grab shareholder exercises its dissenters’ rights, (ii) that all of Grab’s outstanding stock options are exercised, all of Grab’s outstanding restricted stock units vest, and all remaining Grab Ordinary Shares available for grant under the Grab 2018 Plan, which will have one vote per share when granted, are granted to employees other than the Key Executives; and (iii) the No Redemption Scenario. If the actual facts differ from these assumptions, these percentages will differ.

GHL will continue to require significant capital investment to support its business, and GHL may issue additional GHL Class A Ordinary Shares, GHL Class B Ordinary Shares convertible into GHL Class A Ordinary Shares or other equity or convertible debt securities of equal or senior rank in the future without approval of the holders of the GHL Class A Ordinary Shares in certain circumstances.

GHL’s issuance of additional GHL Class A Ordinary Shares, GHL Class B Ordinary Shares convertible into GHL Class A Ordinary Shares, or other equity or convertible debt securities of equal or senior rank would have the following effects: (i) GHL’s existing shareholders’ proportionate ownership interest in GHL may decrease; (ii) the amount of cash available per share, including for payment of dividends in the future, may decrease; (iii) the relative voting power of each previously outstanding GHL Class A Ordinary Share may be diminished; and (iv) the market price of GHL Class A Ordinary Shares may decline. Under certain circumstances, each GHL Class B Ordinary Share will automatically convert into one GHL Class A Ordinary Share (as adjusted for share splits, share combination and similar transactions occurring), but as the conversion ratio is one-to-one, such mandatory conversion would not have a dilutive effect. See “Description of GHL Securities–Optional and Mandatory Conversion.”

In addition, certain strategic partners of Grab have the right to swap the shares they hold in Grab subsidiaries for GHL Class A Ordinary Shares. Porto Worldwide Limited, an affiliate of Central Group which has invested an aggregate of $199,300,000 in, and holds 15,626,800 shares of, Grabtaxi Holdings (Thailand) Co., Ltd., has a one-time right to, beginning on the latter of (a) May 31, 2022 and (b) the first business day falling six months after the consummation of the Business Combination and valid for 60 days thereafter, swap some or all of such shares held by it for GHL Class A Ordinary Shares at a conversion price of $6.1629, subject to certain terms and conditions. Assuming Porto Worldwide Limited swapped their shares for GHL Class A Ordinary Shares immediately upon the closing of the Business Combination, it would hold approximately 1.06% of the outstanding GHL Ordinary Shares. PT Elang Mahkota Teknologi Tbk. (“Emtek”), which invested an aggregate of $375 million in, and holds 555,846,773 shares (5.88%) of PT Grab Teknologi Indonesia, has a one-time right to, which may be exercised at any time prior to June 30, 2022, swap all of such shares held by it for GHL Class A Ordinary Shares on June 30, 2024 at a conversion price of $6.1629, subject to certain terms and conditions. Assuming Emtek swapped their shares for GHL Class A Ordinary Shares immediately upon the closing of the Business Combination, it would hold approximately 1.97% of the outstanding GHL Ordinary Shares. You will experience additional dilution if such partners exercised their swap right for GHL Ordinary Shares.

Furthermore, Grab is exploring plans under which the shares that certain strategic partners and investors of Grab hold in certain subsidiaries or joint ventures of Grab would be transferred to Grab, through one or more transactions, such that these strategic partners and investors would ultimately receive GHL Class A Ordinary Shares as consideration for such transfers (which we refer to as the “Proposed Share Exchanges”). These subsidiaries and joint ventures include GFG, the Digital Banking JV, GrabPay Philippines, OVOInsure, GrabInsure and GrabLink. Grab expects that these strategic partners and investors would be granted registration rights with respect to any GHL Class A Ordinary Shares ultimately issued to such strategic partners and investors upon any such Proposed Share Exchanges. Grab has started discussions with, and exchanged draft documentation with, some of these strategic partners and investors, and has entered into non-binding term sheets for the Proposed Share Exchanges with respect to two of these investors. However, Grab has not finalized or committed to a plan for any of these Proposed Share Exchanges. If and when Grab agrees on the terms of any agreements relating to the Proposed Share Exchanges with these strategic partners and investors, which would be expected if at all to take place after the closing of the Business Combination, such agreements would then be reviewed by and subject to the approval of GHL’s board of directors, whereupon binding documentation could be entered into with the relevant counterparty. The closing of a number of these Proposed Share Exchanges would also be subject to regulatory approvals. Accordingly, there can be no assurance that any of these Proposed Share Exchanges will occur. If any of the Proposed Share Exchanges take place, existing GHL shareholders will experience dilution. Grab currently estimates that if the Proposed Share Exchanges being discussed actually all occurred, the maximum amount of GHL Class A Ordinary Shares that would be issued (excluding the transaction being discussed with respect to the Digital Banking JV) would not exceed 82.3 million GHL Class A Ordinary Shares, which would be equivalent to 2.2% of GHL Ordinary Shares (based on the number of Ordinary Shares that are expected to be outstanding at the time of closing of the Business Combination). With respect to the Digital Banking JV, while no terms have been agreed, based upon the terms that are currently being discussed, Grab currently expects that its joint venture partner would not be entitled to exchange its shares in the Digital Banking JV for Grab shares under a Proposed Share Exchange until at least six years after the date of the closing of the Business Combination and that any such share exchange would be based upon a formula that considers the then prevailing valuation of the Digital Banking JV and the trading price of GHL Class A Ordinary Shares at the time of the exchange, both of which are not possible to predict with any degree of certainty at this time. For illustrative purposes, however, while there can be no assurance that any Proposed Share Exchange will be agreed with respect to the Digital Banking JV, in the event a Proposed Share Exchange were agreed upon where the number of GHL Class A Ordinary Shares to be received by the joint venture partner were determined by dividing the valuation of the joint venture partner’s stake in the Digital Banking JV by the trading price of GHL Class A

Ordinary Shares and assuming a share price of $10 per GHL Class A Ordinary Shares at the time of closing of such transaction, the joint venture partner would, for every $1 billion of valuation of its stake in the Digital Banking JV (determined at the time of the closing of such transaction), be entitled to 100 million GHL Class A Ordinary Shares, which would be equivalent to 2.6% of GHL Ordinary Shares (based on the number of GHL Ordinary Shares expected to be outstanding at the time of closing of the Business Combination). Given that the terms of the foregoing Proposed Share Exchanges have not been determined and the value of the Digital Banking JV and any GHL Class A Ordinary Shares to be issued to Grab’s joint venture partner in connection with the Digital Banking JV will not be determined for at least six years, the number of GHL Class A Ordinary Shares that may be issued to Grab’s joint venture partner may differ materially from the foregoing and could be materially greater and could represent a significantly higher percentage than 2.6% of GHL Ordinary Shares for each $1 billion of valuation of such joint venture partner’s stake in the Digital Banking JV, thereby resulting in materially greater dilution to Grab shareholders. Furthermore, there can be no assurance that any of the Proposed Share Exchanges will occur or be on the terms, or have the impact, described above, or that shareholders of Grab will not suffer greater dilution (which could be material) from the implementation of any Proposed Share Exchanges.

Employees, directors and consultants of GHL and its subsidiaries and affiliates hold, and after Business Combination, are expected to be granted equity awards under the 2021 Plan and purchase rights under the ESPP. You will experience additional dilution when those equity awards and purchase rights become vested and settled or exercised, as applicable, for GHL Ordinary Shares. See “Management of GHL Following the Business Combination—Compensation of Directors and Executive Officers—Share Incentive Plans.”

There will be material differences between your current rights as a holder of AGC public shares and the rights one will have as a holder of GHL Class A Ordinary Shares, some of which may adversely affect you.

Upon completion of the Business Combination, AGC shareholders will no longer be shareholders of AGC, but will be shareholders of GHL. There will be material differences between the current rights of AGC shareholders and the rights you will have as a holder of the GHL Class A Ordinary Shares and GHL Warrants, some of which may adversely affect you. For a more detailed discussion of the differences in the rights of AGC shareholders and the GHL shareholders, see the section of this proxy statement/prospectus titled “Comparison of Corporate Governance and Shareholder Rights.”

Upon completion of the Business Combination, AGC shareholders will become GHL shareholders, AGC warrant holders will become holders of GHL Warrants and the market price for the GHL Class A Ordinary Shares may be affected by factors different from those that historically have affected AGC.

Upon completion of the Business Combination, AGC shareholders will become GHL shareholders and AGC’s warrant holders will become holders of GHL Warrants, which may be exercised to acquire GHL Class A Ordinary Shares. GHL’s business differs from that of AGC, and, accordingly, the results of operations of GHL will be affected by some factors that are different from those currently affecting the results of operations of AGC. AGC is a special purpose acquisition company incorporated in the Cayman Islands that is not engaged in any operating activity, directly or indirectly. GHL is a holding company incorporated in the Cayman Islands and, after the consummation of the Business Combination its subsidiaries will be engaged in deliveries, mobility and financial services businesses in Southeast Asia. GHL’s business and results of operations will be affected by regional, country, and industry risks and operating risks to which AGC was not exposed. For a discussion of the future business of GHL currently conducted and proposed to be conducted by Grab, see the section of this proxy statement/prospectus titled “Grab’s Business.”

GHL Warrants will become exercisable for GHL Class A Ordinary Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to its shareholders.

GHL Warrants to purchase an aggregate of 10,000,000 GHL Class A Ordinary Shares will become exercisable in accordance with the terms of the Assignment, Assumption and Amendment Agreement and the

Existing Warrant Agreement governing those securities. Assuming the Business Combination closes, these warrants will become exercisable 30 days after the completion of the Business Combination. The exercise price of these warrants will be $11.50 per share. To the extent such warrants are exercised, additional GHL Class A Ordinary Shares will be issued, which will result in dilution to the holders of GHL Class A Ordinary Share and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of GHL Class A Ordinary Shares. However, there is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

If securities or industry analysts do not publish research, publish inaccurate or unfavorable research or cease publishing research about GHL, its share price and trading volume could decline significantly.

The trading market for GHL Class A Ordinary Shares will depend, in part, on the research and reports that securities or industry analysts publish about GHL or its business. GHL may be unable to sustain coverage by well-regarded securities and industry analysts. If either none or only a limited number of securities or industry analysts maintain coverage of GHL, or if these securities or industry analysts are not widely respected within the general investment community, the demand for GHL Ordinary Shares could decrease, which might cause its share price and trading volume to decline significantly. In the event that GHL obtains securities or industry analyst coverage, if one or more of the analysts who cover GHL downgrade their assessment of GHL or publish inaccurate or unfavorable research about GHL’s business, the market price and liquidity for GHL Ordinary Shares could be negatively impacted.

Future resales of GHL Ordinary Shares issued to Grab shareholders and other significant shareholders may cause the market price of the GHL Class A Ordinary Shares to drop significantly, even if GHL’s business is doing well.

Under the Business Combination Agreement, the Grab shareholders will receive, among other things, 3,318,724,277 GHL Class A Ordinary Shares (approximately 20.97% of which will be eligible for sale immediately after the consummation of the Business Combination) or in the case of the Key Executives and their Permitted Entities, 164,060,946 GHL Class B Ordinary Shares convertible into GHL Class A Ordinary Shares. These percentages assume (i) that no Grab shareholder exercises its dissenters’ rights, (ii) that all of Grab’s outstanding stock options are exercised, all of Grab’s outstanding restricted stock units vest and all remaining Grab Ordinary Shares available for grant under the Grab 2018 Plan, which will have one vote per share when granted, are granted to employees other than the Key Executives; and (iii) the No Redemption Scenario. Pursuant to the Grab Shareholder Support Agreements and Sponsor Support Agreement, certain GHL shareholders will be restricted, subject to certain exceptions, from selling certain GHL Securities that they receive as a result of the share exchange, which restrictions will expire and therefore additional GHL Securities will be eligible for resale as follows:

•

Upon the earlier of (x) five days after the first earnings release of GHL after the consummation of the Business Combination if the closing price per share of GHL Class A Ordinary Shares exceeds $12.50 for any five trading days within the 10 consecutive trading day period preceding such earnings release, or (y) after the first earnings release of GHL after the consummation of the Business Combination if the closing price per share of GHL Class A Ordinary Shares exceeds $12.50 for any five trading days within any 10 consecutive trading day period, five days after such fifth trading day, up to 1,299,096,360 GHL Class A held by certain Grab shareholders;

•

180 days after the consummation of the Business Combination, up to 2,598,192,720 GHL Class A Ordinary Shares held by certain Grab shareholders to the extent that such shares have not previously become eligible pursuant to the above;

•

One year after the consummation of the Business Combination, up to 2,867,235 GHL Class A Ordinary Shares received by certain Grab executives upon settlement of certain RSU awards granted with respect to the Business Combination;

•

Three years after the consummation of the Business Combination, up to 32,451,891 GHL Ordinary Shares received by the Key Executives upon settlement of certain restricted stock awards granted with respect to the Business Combination; and

•

Three years after the consummation of the Business Combination, up to 12,275,000 GHL Class A Ordinary Shares, or other securities convertible into or exercisable or exchangeable for GHL Class A Ordinary Shares, held by Sponsor.

See “Shares Eligible for Future Sale—Lock-up Agreements.”

Subject to the Grab Shareholder Support Agreements, certain Grab shareholders party thereto may sell GHL Securities pursuant to Rule 144 under the Securities Act, if available. In these cases, the resales must meet the criteria and conform to the requirements of that rule, including, because AGC and GHL are currently shell companies, waiting until one year after GHL’s filing with the SEC of a Form 20-F transition report reflecting the Business Combination.

Upon expiration or waiver of the applicable lock-up periods, and upon effectiveness of the registration statement GHL files pursuant to the Registration Rights Agreement and the PIPE Subscription Agreements or upon satisfaction of the requirements of Rule 144 under the Securities Act, certain Grab shareholders and certain other significant shareholders of GHL may sell large amounts of GHL Securities in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in GHL’s share price or putting significant downward pressure on the price of the GHL Class A Ordinary Shares. See “Shares Eligible for Future Sale – Registration Rights and – Rule 144.”

A market for GHL’s Class A Ordinary Shares may not develop, which would adversely affect the liquidity and price of GHL’s Class A Ordinary Shares.

An active trading market for GHL Class A Ordinary Shares may never develop or, if developed, it may not be sustained. You may be unable to sell your GHL Class A Ordinary Shares unless a market can be established and sustained. This risk will be exacerbated if there is a high level of redemptions of AGC public shares in connection with the Closing of the Business Combination.

AGC’s Existing Warrant Agreement, which is being assigned to GHL pursuant to the Assignment, Assumption and Amendment Agreement upon the Closing of the Business Combination and under which one AGC Warrant will become one GHL warrant upon such Closing, designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with GHL in connection with such warrants.

Under the terms of the Assignment, Assumption and Amendment Agreement, AGC’s Existing Warrant Agreement is being assigned by AGC to GHL at the Closing of the Business Combination. In connection with this assignment, each AGC warrant will convert into a GHL warrant at such time and all of the terms of the Existing Warrant Agreement not amended by the Assignment, Assumption and Amendment Agreement will remain in effect and applicable to each warrant holder and to GHL after such Closing.

The Existing Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against AGC arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that AGC irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. Each of AGC and GHL has waived any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, these provisions of the Existing Warrant Agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of warrants under the Existing Warrant Agreement shall be deemed to have notice of and to have consented to the forum provisions of the Existing Warrant Agreement. If any action, the subject matter of which is within the scope the forum provisions of the Existing Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

Since the provisions of the Existing Warrant Agreement will continue to apply unless amended by the Assignment, Assumption and Amendment Agreement after the Closing of the Business Combination and the conversion of each warrant from a AGC warrant into a GHL warrant, and since the choice-of-forum and related provisions have not been amended by the Assignment, Assumption and Amendment Agreement, the choice-of-forum provision will continue to limit a warrant holder’s ability after the Closing of the Business Combination to bring a claim in a judicial forum that it finds favorable for disputes with GHL, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Existing Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, GHL may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect its business, financial condition and results of operations and result in a diversion of the time and resources of GHL’s management and board of directors.

The requirements of being a public company may strain GHL’s resources, divert GHL management’s attention and affect GHL’s ability to attract and retain qualified board members.

GHL will be subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, the Dodd-Frank Act, NASDAQ Global Select Market listing requirements and other applicable securities rules and regulations. As such, GHL will incur additional legal, accounting and other expenses following completion of the Business Combination. These expenses may increase even more if GHL no longer qualifies as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. The Exchange Act requires, among other things, that GHL file annual and current reports with respect to its business and operating results. The Sarbanes-Oxley Act requires, among other things, that GHL maintains effective disclosure controls and procedures and internal control over financial reporting. GHL may need to hire more employees post-Business Combination or engage outside consultants to comply with these requirements, which will increase its post-Business Combination costs and expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. GHL expects these laws and regulations to increase its legal and financial compliance costs after the Business Combination and to render some activities more time-consuming and costly, although GHL is currently unable to estimate these costs with any degree of certainty.

Many members of GHL’s management team will have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. GHL’s management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing its growth strategy, which could prevent GHL from improving its business, financial condition and results of operations. Furthermore, GHL expects these rules and regulations to make it more difficult and more expensive for GHL to obtain director and officer liability insurance, and consequently GHL may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on its business, financial condition, results of operations and prospects. These factors could also make it more difficult for GHL to attract and retain qualified members of its board of directors, particularly to serve on GHL’s audit committee, compensation committee and nominating committee, and qualified executive officers.

As a result of disclosure of information in this proxy statement/prospectus and in filings required of a public company, GHL’s business and financial condition will become more visible, which GHL believes may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, GHL’s business and operating results could be adversely affected, and, even if the claims do not result in litigation or are resolved in GHL’s favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on its business, financial condition, results of operations, prospects and reputation.

Any failure to maintain an effective system of disclosure controls and internal control over financial reporting, GHL may not be able to accurately report its financial results or prevent fraud. As a result, shareholders could lose confidence in GHL’s financial and other public reporting, which is likely to negatively affect GHL’s business and the market price of GHL Ordinary Shares.

Prior to the Closing of the Business Combination, Grab has been a private company with limited accounting personnel and other resources with which to address Grab’s internal controls and procedures. Grab’s management has not completed an assessment of the effectiveness of Grab’s internal control over financial reporting and Grab’s independent registered public accounting firm has not conducted an audit of Grab’s internal control over financial reporting.

In connection with the audit of Grab’s consolidated financial statements as of and for the years ended December 31, 2020 and 2019 in accordance with the standards established by PCAOB, Grab and Grab’s independent registered public accounting firm identified material weaknesses in Grab’s internal control over financial reporting which related to (i) improper revenue recognition conclusions with respect to OVO that resulted in a material overstatement of revenue and expenses in Grab’s consolidated financial statements that were previously audited under International Standards on Auditing as a private company; (ii) the review process over assumptions and inputs used in several key accounting estimates; (iii) not having a sufficient number of personnel with an appropriate level of IFRS accounting skills, SEC reporting knowledge and experience and training in internal controls over financial reporting. Grab is committed to remediating its material weaknesses as promptly as possible. However, there can be no assurance as to when these material weaknesses will be remediated or that additional material weaknesses will not arise in the future. Even effective internal control can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. Any failure to remediate the material weaknesses, or the development of new material weaknesses in Grab’s internal control over financial reporting, could result in material misstatements in Grab’s financial statements, which in turn could have a material adverse effect on Grab’s financial condition and results of operations. In addition, GHL cannot assure you that GHL will not identify material weaknesses after the Business Combination.

Ineffective internal control over financial reporting could expose GHL to increased risk of fraud or misuse of corporate assets and subject GHL to potential delisting from the stock exchange on which GHL is listed, regulatory investigations and civil or criminal sanctions. GHL may also be required to restate its financial statements from prior periods. If GHL fails to achieve and maintain an effective internal control environment, it could suffer material misstatements in its financial statements and fail to meet its reporting obligations, which would likely cause investors to lose confidence in GHL’s reported financial information. This could in turn limit GHL’s access to capital markets, harm its financial condition and results of operations, and lead to a decline in the market price of GHL Class A Ordinary Shares.

GHL will be an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make GHL’s Class A Ordinary Shares less attractive to investors, which could have a material and adverse effect on GHL, including its growth prospects.

Upon consummation of the Business Combination, GHL will be an “emerging growth company” as defined in the JOBS Act. GHL will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which GHL has total annual gross revenue of at least $1.07 billion or (c) in which GHL is deemed to be a large accelerated filer, which means the market value of GHL Shares held by non-affiliates exceeds $700 million as of the last business day of GHL’s prior second fiscal quarter, and (ii) the date on which GHL issued more than $1.0 billion in non-convertible debt during the prior three-year period. GHL intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that GHL’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. GHL has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, GHL, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of GHL’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Furthermore, even after GHL no longer qualifies as an “emerging growth company,” as long as GHL continues to qualify as a foreign private issuer under the Exchange Act, GHL will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, GHL will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a result, GHL shareholders may not have access to certain information they deem important. GHL cannot predict if investors will find GHL Class A Ordinary Shares less attractive because it relies on these exemptions. If some investors find GHL Class A Ordinary Shares less attractive as a result, there may be a less active trading market and share price for GHL Class A Ordinary Shares may be more volatile.

GHL will qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such GHL is exempt from certain provisions applicable to United States domestic public companies.

Because GHL will qualify as a foreign private issuer under the Exchange Act immediately following the consummation of the Business Combination, GHL is exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

GHL will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, GHL intends to publish its results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of NASDAQ. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information GHL is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, after the Business Combination, if you continue to hold GHL’s securities, you may receive less or different information about GHL than you currently receive about AGC or that you would receive about a U.S. domestic public company.

GHL could lose its status as a foreign private issuer under current SEC rules and regulations if more than 50% of GHL’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of GHL’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of GHL’s assets are located in the United States; or (iii) GHL’s business is administered principally in the United States. If GHL loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, GHL would likely incur substantial costs in fulfilling these additional regulatory requirements and members of GHL’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled. See “Management of GHL Following the Business Combination–Foreign Private Issuer Status.”

As a company incorporated in the Cayman Islands, GHL is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from NASDAQ corporate governance listing standards applicable to domestic U.S. companies; these practices may afford less protection to shareholders than they would enjoy if GHL complied fully with NASDAQ corporate governance listing standards.

GHL is a company incorporated in the Cayman Islands, and, after the consummation of the Business Combination, will be listed on NASDAQ. NASDAQ market rules permit a foreign private issuer like GHL to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is GHL’s home country, may differ significantly from NASDAQ corporate governance listing standards applicable to domestic U.S. companies.

Among other things, GHL is not required to have: (i) a majority of the board of directors consist of independent directors; (ii) a compensation committee consisting of independent directors; (iii) a nominating committee consisting of independent directors; or (iv) regularly scheduled executive sessions with only independent directors each year.

Although not required and as may be changed from time to time, GHL intends to have, as of the consummation of the Business Combination, a majority-independent board of directors, a majority-independent compensation committee and a nominating committee. Subject to the foregoing, GHL intends to rely on the exemptions listed above. As a result, you may not be provided with the benefits of certain corporate governance requirements of NASDAQ applicable to U.S. domestic public companies. See “Management of GHL Following the Business Combination – Foreign Private Issuer Status.”

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because GHL is incorporated under the law of the Cayman Islands, GHL conducts substantially all of its operations, and a majority of its directors and executive officers reside, outside of the United States.

GHL is an exempted company limited by shares incorporated under the laws of the Cayman Islands, and following the Business Combination, will conduct a majority of its operations through its subsidiary, Grab, outside the United States. Substantially all of GHL’s assets are located outside the United States. A majority of GHL’s officers and directors reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against GHL or against these individuals outside of the United States in the event that you believe that your rights have been infringed upon under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the jurisdictions that comprise the Southeast Asian region could render you unable to enforce a judgment against GHL’s assets or the assets of GHL’s directors and officers.

GHL’s Management has been advised that Indonesia, Singapore, Thailand, Malaysia, Philippines and Vietnam, where GHL will be operating after the consummation of the Business Combination, do not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and Southeast Asia markets would permit effective enforcement of criminal penalties of U.S. federal securities laws.

In addition, GHL’s corporate affairs will be governed by the Amended GHL Articles, the Cayman Islands Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of GHL’s directors to GHL under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of GHL’s shareholders and the fiduciary duties of GHL’s directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like GHL have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association) or to obtain copies of lists of shareholders of these companies. GHL’s directors will have discretion under the Amended GHL Articles to determine whether or not, and under what conditions, GHL’s corporate records may be inspected by its shareholders, but GHL is not obliged to make them available to the shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest. See “Description of GHL Securities–Inspection of Books and Records.”

Certain corporate governance practices in the Cayman Islands, which is GHL’s home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent GHL chooses to follow home country practice with respect to corporate governance matters, its shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. See “Management of GHL Following the Business Combination – Foreign Private Issuer Status.”

As a result of all of the above, GHL’s shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

The ability of GHL’s subsidiaries after the consummation of the Business Combination in certain Southeast Asia markets to distribute dividends to GHL may be subject to restrictions under their respective laws.

GHL is a holding company, and its subsidiaries after the consummation of the Business Combination will be located throughout Southeast Asia in Indonesia, Singapore, Thailand, Malaysia, Philippines, Vietnam, Myanmar and Cambodia. Part of GHL’s primary internal sources of funds to meet its cash needs will be its share of the dividends, if any, paid by GHL’s subsidiaries. The distribution of dividends to GHL from the subsidiaries in these markets as well as other markets where GHL operates is subject to restrictions imposed by the applicable laws and regulations in these markets. In addition, although there are currently no foreign exchange control regulations which restrict the ability of GHL’s subsidiaries in Indonesia (save for the regulations prohibiting the transfer of Indonesian Rupiah to outside of Indonesia and imposing reporting requirements on foreign exchange transactions in excess of a certain amount), Singapore, Malaysia and the Philippines (except for the regulations (i) requiring registration of the foreign investment with the Bangko Sentral ng Pilipinas (“BSP”) to be able to source from the Philippine banking system foreign currency to be used in repatriating capital or remitting dividends outside the Philippines, and (ii) prohibiting the transfer of Philippine pesos to outside of the Philippines in excess of PHP 50,000.00 (approximately $1,000) without prior written authorization from the BSP) to distribute dividends to GHL, the relevant regulations may be changed and the ability of these subsidiaries to distribute dividends to GHL may be restricted in the future.

It is not expected that GHL will pay dividends in the foreseeable future after the Business Combination.

It is expected that GHL will retain most, if not all, of its available funds and any future earnings after the Business Combination to fund the development and growth of its business. As a result, it is not expected that GHL will pay any cash dividends in the foreseeable future.

Following completion of the Business Combination, GHL’s board of directors will have complete discretion as to whether to distribute dividends. Even if the board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by GHL from subsidiaries, GHL’s financial condition, contractual restrictions and other factors deemed relevant by the board of directors. There is no guarantee that the shares of GHL will appreciate in value after the Business Combination or that the trading price of the shares will not decline.

Grab has granted in the past, and GHL will also grant in the future, share incentives, which may result in increased share-based compensation expenses.

In March 2018, Grab’s board of directors adopted and the Grab’s shareholders approved the 2018 Equity Incentive Plan, or the 2018 Plan, which was most recently amended and restated in April 2019 and further amended in April 2021, for the purpose of granting share-based compensation awards to employees, directors and consultants to incentivize their performance and align their interests with Grab. Upon the consummation of the Business Combination, no further awards will be granted under the 2018 Plan. However, in April 2021 in connection with the Business Combination, GHL’s board of directors adopted and GHL’s shareholders approved the GHL 2021 Equity Incentive Plan, or the 2021 Plan. Initially, the maximum number of ordinary shares of GHL that may be issued under the 2021 Plan after it becomes effective will be seven percent (7%) of the total number of GHL Ordinary Shares that are outstanding (on a fully diluted basis) upon consummation of the Business Combination. The 2021 Plan permits the awards of options, share appreciation rights, restricted shares, restricted share units, or RSUs, and other awards to employees, directors and consultants of GHL and its subsidiaries and affiliates. GHL will account for compensation costs for all share options using a fair-value based method and recognize expenses in its consolidated statements of profit or loss in accordance with IFRS. As a result of these grants, Grab incurred share-based compensation of $54 million and $34 million in 2020 and 2019, respectively. For more information on the share incentive plans, see “Management of GHL Following the Business Combination—Share Incentive Plan.” Grab believes the granting of share-based compensation is of significant importance to its ability to attract and retain key personnel and employees, and as such, after the consummation of the Business Combination, GHL will also grant share-based compensation and incur share-based compensation expenses. As a result, expenses associated with share-based compensation may increase, which may have an adverse effect on Grab and GHL’s business and results of operations.

GHL’s dual-class voting structure may limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of GHL’s Class A Ordinary Shares may view as beneficial.

GHL’s authorized and issued ordinary shares will be divided into Class A Ordinary Shares and Class B Ordinary Shares. Each Class A Ordinary Share will be entitled to one vote, while each Class B Ordinary Share will be entitled to 45 votes. Only GHL’s Class A Ordinary Shares will be listed and traded on NASDAQ, and GHL intends to maintain the dual-class voting structure after the consummation of the Business Combination.

The Key Executives and their respective Permitted Entities will hold all of the outstanding GHL Class B Ordinary Shares. The Key Executive Proxies given to Mr. Tan by the other Key Executives and certain entities related to such Key Executives or Mr. Tan will give Mr. Tan control of the voting power of all outstanding GHL Class B Ordinary Shares. As a result, it is expected that Mr. Tan will, assuming a No Redemption Scenario and that all of Grab’s outstanding stock options are exercised, all of Grab’s outstanding restricted stock units vest and all remaining Grab Ordinary Shares available for grant under the Grab 2018 Plan, which will have one vote per share when granted, are granted to employees other than the Key Executives, control approximately 66.11% of the total voting power of all issued and outstanding GHL Ordinary Shares voting together as a single class immediately following the consummation of the Business Combination, even though he and his Permitted Entities will only own 2.66% of outstanding GHL Ordinary Shares.

With respect to the election of the GHL board of directors, under the terms of the GHL Class B Ordinary Shares, holders of a majority of the GHL Class B Ordinary Shares will have the right to nominate, appoint and remove a majority of the members of GHL’s board of directors, which majority will be designated as Class B Directors. Mr. Tan and his Permitted Entities will own approximately 64.01% of the outstanding GHL Class B Ordinary Shares. As a result of such ownership, as well as the Key Executive Proxies delivered to him by the other Key Executives and certain entities related to such Key Executives or Mr. Tan, Mr. Tan will effectively have the right to nominate, appoint and remove all of the Class B Directors. In addition, since all of the issued and outstanding GHL Ordinary Shares voting together as a single class will elect the remaining members of GHL’s board of directors, then Mr. Tan, by virtue of his control of approximately 66.11% of that total voting power, will effectively have the ability to elect and remove the entire GHL board of directors. For further information, see “Description of GHL Securities—Ordinary Shares” and “—Shareholders’ Deed.”

Additionally, the Key Executives and certain entities related to the Key Executives are expected to enter into a letter agreement (the “ROFO Agreement”), pursuant to which, subject to certain limited exceptions, in the event any holder of GHL Class B Ordinary Shares intends to sell or otherwise transfer GHL Class B Ordinary Shares in an open market or private transaction, that transferring shareholder first shall irrevocably offer those shares to each other holder of GHL Class B Ordinary Shares by way of a notice delivered to each such other holder. Each recipient holder then shall have a right of first offer to purchase any or all of those shares at a price per share equal to the market price (as defined in the ROFO Agreement) of the GHL Class A Ordinary Shares

(into which those shares would automatically convert if sold in an open market or private transaction to other purchasers). The recipients of the right of first offer generally shall have three business days within which to exercise such right, which shall be allocated pro rata among exercising recipients if the total of all shares exercised exceed the total amount of shares to be transferred. The ROFO Agreement will have the effect of providing GHL Class B Ordinary Shareholders the right to preserve the continued ownership of the GHL Class B Ordinary Shares within that group of holders. Since all of those holders shall have delivered the Key Executive Proxies, the ROFO Agreement also will have the effect of preserving Mr. Tan’s control over the GHL Class B Ordinary Shares and GHL as discuss herein.

If GHL Class A Ordinary Shares or the GHL Warrants are not eligible for deposit and clearing within the facilities of the Depository Trust Company, then transactions in the GHL Class A Ordinary Shares or the GHL Warrants may be disrupted.

The facilities of the Depository Trust Company (“DTC”) are a widely used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms. GHL expects that GHL Class A Ordinary Shares or the GHL Warrants will be eligible for deposit and clearing within the DTC system. GHL expects to enter into arrangements with DTC whereby it will agree to indemnify DTC for stamp duty that may be assessed upon it as a result of its service as a depository and clearing agency for the GHL Class A Ordinary Shares or the GHL Warrants. GHL expects these actions, among others, will result in DTC agreeing to accept the GHL Class A Ordinary Shares or the GHL Warrants for deposit and clearing within its facilities.

DTC is not obligated to accept GHL Class A Ordinary Shares or the GHL Warrants for deposit and clearing within its facilities in connection with the listing and, even if DTC does initially accept GHL Class A Ordinary Shares or the GHL Warrants, it will generally have discretion to cease to act as a depository and clearing agency for GHL Class A Ordinary Shares or the GHL Warrants.

If DTC determines at any time after the completion of the transactions and the listing that GHL Class A Ordinary Shares or the GHL Warrants were not eligible for continued deposit and clearance within its facilities, then GHL believes GHL Class A Ordinary Shares or the GHL Warrants would not be eligible for continued listing on a U.S. securities exchange and trading in the shares would be disrupted. While GHL would pursue alternative arrangements to preserve its listing and maintain trading, any such disruption could have a material adverse effect on the market price of GHL Class A Ordinary Shares or the GHL Warrants.

Risks Relating to Taxation

The Initial Merger may be a taxable event for U.S. Holders of AGC Class A Ordinary Shares and AGC Warrants.

Subject to the limitations and qualifications described in “United States Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders,” the Initial Merger should qualify as a “reorganization” within the meaning of Section 368 of the Code and, as a result, a U.S. Holder (as defined in “United States Federal Income Tax Considerations—U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders”) should not recognize gain or loss on the exchange of AGC Securities for GHL Securities, as applicable, pursuant to the Business Combination. However, if the Initial Merger does not qualify as a reorganization within the meaning of Section 368 of the Code for any reason, a U.S. Holder that exchanges its AGC Securities for the consideration under the Business Combination will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the GHL Securities received and (ii) the U.S. Holder’s adjusted tax basis in the AGC Securities exchanged.

GHL may be or become a passive foreign investment company (“PFIC”), which could result in adverse U.S. federal income tax consequences to U.S. Holders.

If GHL (or its predecessor AGC) or any of its subsidiaries is a PFIC for any taxable year, or portion thereof, that is included in the holding period of a beneficial owner of the GHL Class A Ordinary Shares or GHL Warrants that is a U.S. Holder, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. GHL and its subsidiaries are not currently expected to be treated as PFICs for U.S. federal income tax purposes for the taxable year of the Business Combination, the prior taxable year, or foreseeable future taxable years. However, this conclusion is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to change. Accordingly, there can be no assurance that GHL or any of its subsidiaries will not be treated as a PFIC for any taxable year. Moreover, GHL does not expect to provide a PFIC annual information statement for 2021 or future taxable years. Please see the section entitled “United States Federal Income Tax Considerations—Passive Foreign Investment Company Status” for a more detailed discussion with respect to GHL’s PFIC status. U.S. Holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of the GHL Class A Ordinary Shares and GHL Warrants.

Future changes to tax laws could materially and adversely affect GHL and reduce net returns to GHL’s shareholders.

GHL’s tax treatment is subject to changes in tax laws, regulations, and treaties, or the interpretation thereof, tax policy initiatives and reforms under consideration, and the practices of tax authorities in jurisdictions in which we operate. The income and other tax rules in the jurisdictions in which GHL operate are constantly under review by taxing authorities and other governmental bodies. Changes to tax laws (which changes may have retroactive application) could adversely affect GHL or its shareholders. We are unable to predict what tax proposals may be proposed or enacted in the future or what effect such changes would have on GHL’s business, but such changes, to the extent they are brought into tax legislation, regulations, policies or practices, could affect GHL’s financial position and overall or effective tax rates in the future in countries where we have operations and where GHL is organized or resident for tax purposes, and increase the complexity, burden and cost of tax compliance. We urge investors to consult with their legal and tax advisers regarding the implication of potential changes in tax laws on an investment in GHL Class A Ordinary Shares and GHL Warrants.

Risks Relating to Redemption of AGC Class A Ordinary Shares

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to redeem or sell your public shares or warrants, potentially at a loss.

AGC shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) AGC’s completion of the Business Combination, and then only in connection with those shares of AGC Shares that such shareholder properly elected to redeem, subject to the limitations described herein, and (ii) the redemption of AGC’s public shares if AGC is unable to complete a business combination by the Final Redemption Date, subject to applicable law and as further described herein. In addition, if AGC plans to redeem its public shares because AGC is unable to complete a business combination by the Final Redemption Date, for any reason, compliance with Cayman Islands law may require that AGC submit a plan of dissolution to AGC’s then-existing shareholders for approval prior to the distribution of the proceeds held in AGC’s trust account. In that case, AGC shareholders may be forced to wait beyond the Final Redemption Date, before they receive funds from the trust account. In no other circumstances will AGC shareholders have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Shareholders of AGC who wish to redeem their shares for a pro rata portion of the trust account must comply with specific requirements for redemption, which may make it difficult for them to exercise their redemption rights prior to the deadline. If shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their AGC Shares for a pro rata portion of the funds held in the trust account.

AGC shareholders who wish to redeem their shares for a pro rata portion of the trust account must submit a written request to Continental, in which you (i) request that AGC redeem all or a portion of your AGC Shares for cash and (ii) identify yourself as the beneficial holder of the AGC Shares and provide your legal name, phone number and address; and deliver your share certificates (if any) and other redemption forms (as applicable) to Continental, physically or electronically through the DTC. Any AGC shareholder who fails to properly demand redemption of such shareholder’s public shares will not be entitled to convert his or her public shares into a pro rata portion of the trust account. In addition, AGC will comply with the proxy rules when conducting redemptions in connection with the Business Combination. Despite AGC’s compliance with these rules, if a shareholder fails to receive AGC’s tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. Furthermore, the proxy materials, as applicable, that AGC will furnish to holders of its public shares in connection with the Business Combination will describe the various procedures that must be complied with in order to validly redeem public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed.

AGC does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for AGC to complete a business combination with which a substantial majority of its shareholders do not agree.

AGC’s amended and restated memorandum and articles of association does not provide a specified maximum redemption threshold, except that in no event will AGC redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,0001, such that AGC is not subject to the SEC’s “penny stock” rules. This minimum net tangible asset amount is also required as an obligation to each party’s obligation to consummate the Business Combination under the Business Combination Agreement. If the Business Combination is not consummated, AGC will not redeem any shares, all AGC Shares submitted for redemption will be returned to the holders thereof, and AGC instead may search for an alternate business combination.

The grant and future exercise of registration rights may adversely affect the market price of GHL Class A Ordinary Shares upon consummation of the Business Combination.

Pursuant to the Registration Rights Agreement entered into in connection with the Business Combination and which is described elsewhere in this proxy statement/prospectus, Sponsor, Sponsor Related Parties and certain Grab Holders that entered into such agreement can each demand that GHL register their registrable securities under certain circumstances and will each also have piggyback registration rights for these securities in connection with certain registrations of securities that GHL undertakes. In addition, following the consummation of the Business Combination, GHL is required to file and maintain an effective registration statement under the Securities Act covering such securities and certain other securities of GHL. Additionally, pursuant to the PIPE Subscription Agreements and Registration Rights Agreement, GHL must file a registration statement within 30 days after the consummation of the Business Combination to register up to 326,500,000 GHL Class A Ordinary Shares held by the PIPE Investors, as well as GHL Class A Ordinary Shares held by the Sponsor Related Parties and GHL Class A Ordinary Shares as requested by other holders under the Registration Rights Agreement. See “Shares Eligible for Future Sale–Registration Rights.”

The registration of these securities will permit the public sale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of GHL Class A Ordinary Shares post-Business Combination.

If you or a “group” of shareholders of which you are a part are deemed to hold an aggregate of more than 15% of the Class A Shares issued in the AGC IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the Class A Shares issued in the AGC IPO.

A shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the Class A Shares included in the units sold in the AGC IPO. In order to determine whether a shareholder is acting in concert or as a group with another shareholder, AGC will require each shareholder seeking to exercise redemption rights to certify to AGC whether such shareholder is acting in concert or as a group with any other shareholder. Such certifications, together with other public information relating to share ownership available to AGC at that time, such as Schedule 13D, Schedule 13G and Section 16 filings under the Exchange Act, will be the sole basis on which AGC makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over AGC’s ability to consummate the Business Combination and you could suffer a material loss on your investment in AGC if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if AGC consummates the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the shares sold in the AGC IPO and, in order to dispose of such excess shares, would be required to sell your Class A Shares in open market transactions, potentially at a loss. There is no assurance that the value of such excess shares will appreciate over time following the Business Combination or that the market price of the AGC Class A Shares will exceed the per-share redemption price. Notwithstanding the foregoing, shareholders may challenge AGC’s determination as to whether a shareholder is acting in concert or as a group with another shareholder in a court of competent jurisdiction.

However, AGC shareholders’ ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.

There is no guarantee that a shareholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the shareholder in a better future economic position.

There is no assurance as to the price at which an AGC shareholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in the share price, and may result in a lower value realized now than a shareholder of AGC might realize in the future had the shareholder not redeemed its shares. Similarly, if a shareholder does not redeem its shares, the shareholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a shareholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A shareholder should consult the shareholder’s tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

EXTRAORDINARY GENERAL MEETING OF AGC SHAREHOLDERS

General

AGC is furnishing this proxy statement/prospectus to AGC shareholders as part of the solicitation of proxies by AGC’s board of directors for use at the Extraordinary General Meeting of AGC shareholders to be held on November 30, 2021, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to AGC shareholders on or about November 22, 2021 in connection with the vote on the proposals described in this proxy statement/prospectus. This proxy statement/prospectus provides AGC shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Extraordinary General Meeting.

Date, Time and Place

The Extraordinary General Meeting of shareholders shall be held on November 30, 2021 at 12:00 PM, Eastern time at the offices of Ropes & Gray LLP located at 800 Boylston Street, Boston, Massachusetts 02199. The Extraordinary General Meeting shall be held in person and virtually via live webcast at https://www.cstproxy.com/altimetergrowth/2021. Should AGC shareholders attend the Extraordinary General Meeting virtually, each may vote and submit questions during the Extraordinary General Meeting by visiting https://www.cstproxy.com/altimetergrowth/2021 and entering their control number. We are pleased to utilize virtual shareholder meeting technology to (i) provide ready access and cost savings for AGC shareholders and AGC, and (ii) to promote social distancing pursuant to guidance provided by the CDC and the SEC due to COVID-19. The virtual meeting format allows attendance from any location in the world.

Purpose of AGC Extraordinary General Meeting

At the Extraordinary General Meeting, AGC is asking holders of AGC Shares to:

•	consider and vote upon the Business Combination Proposal;

•	consider and vote upon the Initial Merger Proposal;

•	consider and vote upon the Governing Documents Proposal; and

•	if presented, consider and vote upon the Adjournment Proposal.

The approval of the Business Combination Proposal is a condition to the consummation of the Business Combination Transactions. If the Business Combination Proposal is not approved, the other proposals (except the Adjournment Proposal, as described below) shall not be presented to the AGC shareholders for a vote.

Recommendation of AGC Board of Directors FOR the Business Combination, the Initial Merger Proposal, the Governing Documents Proposal and the Adjournment Proposal

AGC’s board of directors has unanimously determined that the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal are fair to and in the best interests of AGC; has unanimously approved the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal; unanimously recommends that shareholders vote “FOR” the Business Combination Proposal, “FOR” the Initial Merger Proposal and “FOR” the Governing Documents Proposal; and unanimously recommends that shareholders vote “FOR” the Adjournment Proposal if it is presented to the meeting.

The existence of financial and personal interests of one or more of AGC’s directors results in conflicts of interest on the part of such director(s) between what he, she or they may believe is in the best interests of AGC and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, AGC’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “Business Combination Proposal—Interests of AGC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

Record Date; Outstanding Shares; Shareholders Entitled to Vote

AGC has fixed the close of business on November 5, 2021, as the “record date” for determining AGC shareholders entitled to notice of and to attend and vote at the Extraordinary General Meeting. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Our warrants do not have voting rights. As of the close of business on the record date, there were 50,000,000 AGC Class A Ordinary Shares and 12,500,000 AGC Class B Ordinary Shares outstanding and entitled to vote. All of the AGC Class B Ordinary Shares are held by the Sponsor and AGC’s directors. Each AGC Share is entitled to one vote per share at the Extraordinary General Meeting.

Quorum

The presence, by means of remote communication or by proxy, of the holders of a majority of all the issued and outstanding AGC Shares entitled to vote at the Extraordinary General Meeting constitutes a quorum at the Extraordinary General Meeting. As of the record date for the Extraordinary General Meeting, 31,250,001 AGC Shares would be required to achieve a quorum.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to AGC but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters, but they will not be treated as shares voted on the matter. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe all the proposals presented to the shareholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction.

Vote Required

The approval of the Business Combination Proposal will require an ordinary resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of a majority of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting. The approval of the Initial Merger Proposal will require a special resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting. The approval of the Governing Documents Proposal will require a special resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting. The approval of the Adjournment Proposal if presented will require an ordinary resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of a majority of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.

Voting Your Shares

Each AGC Share that you own in your name entitles you to one vote. Your proxy card shows the number of AGC Shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are two ways to vote your AGC Shares at the Extraordinary General Meeting:

•	You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the AGC board of directors “FOR” the Business Combination Proposal, “FOR” the Initial Merger Proposal, “FOR” the Governing Documents Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the Extraordinary General Meeting. Votes received after a matter has been voted upon at the Extraordinary General Meeting will not be counted; or

•	You can attend the Extraordinary General Meeting virtually and vote electronically.

Beneficial shareholders who wish to attend the Extraordinary General Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mailing a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial shareholders who email a valid legal proxy shall be issued a meeting control number that shall allow them to register to attend and participate in the Extraordinary General Meeting. After contacting our transfer agent, a beneficial holder shall receive an email prior to the meeting with a link and instructions for entering the Extraordinary General Meeting. Beneficial shareholders should contact our transfer agent at least three business days prior to the meeting date.

Revoking Your Proxy

If you are a shareholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date; or

•

you may notify AGC’s general counsel, in writing, before the Extraordinary General Meeting that you have revoked your proxy (if you do so, you may attend the Extraordinary General Meeting virtually and vote via electronic communication, as indicated above).

Who Can Answer Your Questions About Voting Your Shares

If you are a shareholder and have any questions about how to vote or direct a vote in respect of your AGC Shares, you may call Okapi Partners LLC, AGC’s proxy solicitor, at (888) 785-6709, or banks and brokers can call collect at (212) 297-0720, or by email at info@okapipartners.com.

Redemption Rights

Holders of AGC Shares may seek to have their shares redeemed for cash, regardless of whether they vote or, if they do vote, irrespective of whether they vote for or against the Business Combination Proposal, the Initial Merger Proposal or the Governing Documents Proposal. Any shareholder holding AGC Shares as of the record date may demand that AGC redeem such shares for a pro rata portion of the trust account (which was $10.00 per share as of November 5, 2021, the record date), calculated as of two business days prior to the anticipated consummation of the Business Combination. If a holder properly seeks redemption as described in this section and the Business Combination is consummated, AGC shall redeem these shares for a pro rata portion of funds deposited in the trust account and the holder shall no longer own these shares. A holder of AGC Shares, together with any affiliate of such holder and any person with whom such holder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act) may not seek to have more than 15% of the aggregate AGC Shares redeemed without the consent of AGC.

The Sponsor and AGC’s directors shall not have redemption rights with respect to any AGC Shares owned by them, directly or indirectly.

AGC shareholders who seek to have their AGC Shares redeemed are required to (A) submit a redemption request in writing to Continental, AGC’s transfer agent, in which (i) they request that AGC redeems all or a portion of their AGC Shares for cash and (ii) identify themselves as the beneficial holders of the shares and provide their legal name, phone number and address, and (B) deliver their shares, either physically or electronically using DTC’s DWAC System, to AGC’s transfer agent no later than 5:00 PM, Eastern time on November 26, 2021 (two business days prior to the Extraordinary General Meeting). If you hold the shares in street name, you shall have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures shall not be converted into cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent shall typically charge the tendering broker $100.00 and it would be up to the broker whether or not to pass this cost on to the converting shareholder. In the event the proposed Business Combination is not consummated, this may result in an additional cost to shareholders for the return of their shares.

Any request to have AGC Shares redeemed, once made by a holder of AGC Shares, may be withdrawn at any time up to the vote on the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal, but only with the consent of AGC. If a holder of AGC Shares delivers shares for redemption and later decides prior to the Extraordinary General Meeting not to elect redemption, such holder may request that AGC consent to the return of such shares to such holder. Such a request must be made by contacting Continental, AGC’s transfer agent, at the phone number or address set out elsewhere in this proxy statement/prospectus.

If the Business Combination is not approved or completed for any reason, then AGC shareholders who elected to exercise their redemption rights shall not be entitled to have their shares redeemed for a full pro rata portion of the trust account. AGC shall thereafter promptly return any shares delivered by AGC shareholders. In such case, AGC shareholders may only share in the assets of the trust account upon the liquidation of AGC. This may result in AGC shareholders receiving less than they would have received if the Business Combination was completed and they had exercised redemption rights in connection therewith due to potential claims of creditors.

The closing price of AGC Class A Ordinary Shares on the record date was $11.93. The cash held in the trust account on such date was approximately $500,024,966.50 (approximately $10.00 per AGC Share). Prior to exercising redemption rights, AGC shareholders should verify the market price of AGC Class A Ordinary Shares as they may receive higher proceeds from the sale of their AGC Class A Ordinary Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. AGC cannot assure its shareholders that they shall be able to sell their AGC Class A Ordinary Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.

Appraisal or Dissenters’ Rights

Neither AGC shareholders nor AGC Unit holders nor AGC warrant holders have appraisal or dissenters’ rights in connection with the Business Combination under the laws of the Cayman Islands. Although under the Cayman Islands Companies Act, shareholders of a Cayman Islands company have dissenters’ rights with respect to a merger, dissenters’ rights are not considered to be available under the Cayman Islands Companies Act if the consideration under the proposed merger consists of shares listed on a national securities exchange. Therefore, no dissenters’ rights are available under the Initial Merger in respect of the AGC Shares; however, holders have a redemption right as further described in this proxy statement/prospectus. See “Extraordinary General Meeting of AGC Shareholders—Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Proxy Solicitation Costs

AGC is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. AGC and its directors, officers and employees may also solicit proxies in person by telephone or by other electronic means. AGC shall bear the cost of the solicitation.

AGC has hired Okapi Partners LLC (“Okapi”) to assist in the proxy solicitation process. AGC shall pay that firm an initial fee of $20,000, plus a performance fee of $20,000 upon successful completion of solicitation, plus disbursements, shall reimburse Okapi for its reasonable and documented costs and expenses and shall indemnify Okapi and its affiliates against certain claims, liabilities, losses, damages and expenses. Such fee shall be paid with non-trust account funds. AGC shall pay the cost of soliciting proxies for the Extraordinary General Meeting.

AGC shall ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions, and shall reimburse such parties for their expenses in forwarding soliciting materials to beneficial owners of Class A Ordinary Shares and in obtaining voting instructions from those owners.

AGC’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

THE BUSINESS COMBINATION PROPOSAL

General

Holders of AGC Shares are being asked to adopt the Business Combination Agreement, approve the terms thereof and approve the transactions contemplated thereby, including the Business Combination. AGC shareholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. Please see the section entitled “—The Business Combination Agreement” below, for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.

AGC may consummate the Business Combination only if the Business Combination Proposal is approved by the affirmative vote of the holders of a majority of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting, and the Initial Merger Proposal and the Governing Documents Proposal are approved by the affirmative vote of the holders of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

The Business Combination Agreement

On April 12, 2021, AGC, GHL, AGC Merger Sub, Grab Merger Sub and Grab entered into the Business Combination Agreement. The subsections that follow this subsection describe the material provisions of the Business Combination Agreement, but do not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A hereto. AGC shareholders and other interested parties are urged to read the Business Combination Agreement carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the Business Combination.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the disclosure schedules referred to therein which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders. The disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision. Moreover, certain representations and warranties in the Business Combination Agreement may, may not have been or may not be, as applicable, accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about GHL, AGC, Grab, AGC Merger Sub, Grab Merger Sub or any other matter.

Capitalized terms in this section not otherwise defined in this proxy statement/prospectus shall have the meanings ascribed to them in the Business Combination Agreement.

General Description of the Business Combination Transactions

In accordance with the terms and subject to the conditions of the Business Combination Agreement, the parties to the Business Combination Agreement have agreed that, in connection with the Closing, the parties shall undertake a series of transactions pursuant to which (i) AGC shall merge with and into AGC Merger Sub, with AGC Merger Sub surviving and remaining as a wholly-owned subsidiary of GHL and (ii) following the Initial Merger, Grab Merger Sub shall merge with and into Grab, with Grab being the surviving entity and becoming a wholly-owned subsidiary of GHL. The merger described in (i) is referred to as the “Initial Merger” and the merger described in (ii) is referred to as the “Acquisition Merger.” The Initial Merger, the Acquisition Merger and the other transactions contemplated by the Business Combination Agreement are referred to as the “Business Combination.”

The Initial Merger

The Initial Merger shall become effective on the date which is three business days after the first date on which all conditions set forth in the Business Combination Agreement that are required to be satisfied or waived (other than the conditions that by their terms are to be satisfied at the Initial Closing, but subject to the satisfaction or waiver of such conditions) on or prior to the closing of the Initial Merger (the “Initial Closing”) or at such other time as may be agreed by Grab and AGC in writing. As a result of the Initial Merger, at the Initial Merger Effective Time (i) all the property, rights, privileges, agreements, powers and franchises, liabilities and duties of AGC and AGC Merger Sub shall vest in and become the property, rights, privileges, agreements, powers and franchises, liabilities and duties of AGC Merger Sub as the surviving company, and AGC Merger Sub shall thereafter exist as a wholly-owned subsidiary of GHL and the separate corporate existence of AGC shall cease to exist, (ii) each issued and outstanding security of AGC immediately prior to the Initial Merger Effective Time shall be cancelled in exchange for or converted into securities of GHL as set out below, (iii) the board of directors and officers of AGC Merger Sub and AGC shall cease to hold office, and the board of directors and officers of AGC Merger Sub shall be as determined by Grab, (iv) AGC Merger Sub’s memorandum and articles of association shall be amended and restated to read in their entirety in the form attached as Exhibit J to the Business Combination Agreement, and (v) GHL’s memorandum and articles of association shall be amended and restated to read in their entirety in the form attached as Exhibit L to the Business Combination Agreement.

Subject to the terms and conditions of the Business Combination Agreement, at the Initial Merger Effective Time:

•

each AGC Unit issued and outstanding immediately prior to the Initial Merger Effective Time shall be automatically separated and the holder thereof shall be deemed to hold one AGC Class A Ordinary Share and one-fifth of an AGC Warrant;

•

immediately following the separation of each AGC Unit, each (a) AGC Class A Ordinary Share issued and outstanding immediately prior to the Initial Merger Effective Time shall be cancelled in exchange for the right to receive one GHL Class A Ordinary Share, and (b) AGC Class B Ordinary Share issued and outstanding immediately prior to the Initial Merger Effective Time shall be cancelled in exchange for the right to receive one GHL Class A Ordinary Share;

•

each AGC Warrant outstanding immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to AGC Shares and be assumed by GHL and converted into a warrant to purchase one GHL Class A Ordinary Share, subject to substantially the same terms and conditions prior to the Initial Merger Effective Time in accordance with the provisions of the Assignment, Assumption and Amendment Agreement; and

•	the single GHL Ordinary Share outstanding immediately prior to the Initial Merger Effective Time shall be cancelled for no consideration.

The sum of all GHL Class A Ordinary Shares receivable by AGC shareholders is referred to as “Initial Merger Consideration.”

Subsequent Merger

In the event that following the consummation of the Initial Merger, and prior to the Closing, the Business Combination Agreement is terminated in certain limited circumstances in accordance with the terms thereof, then immediately prior to such termination: (i) AGC Merger Sub shall merge with and into GHL, with GHL continuing as the surviving company (the “Subsequent Survivor”) in such merger (the “Subsequent Merger”), and such actions shall occur automatically without the need for action by any party thereto; (ii) the memorandum and articles of association of the Subsequent Survivor shall be amended and restated in its entirety to read in the form of the AGC Charter; (iii) (x) each GHL Class A Ordinary Share that immediately prior to the Initial Merger Effective Time represented an AGC Class A Ordinary Share shall be converted into the right to receive a Class A ordinary share of the Subsequent Survivor and (y) each GHL Class A Ordinary Share that immediately prior to the Initial Merger Effective Time represented an AGC Class B Ordinary Share shall be converted into the right to receive a Class B ordinary share of the Subsequent Survivor; (iv) the directors of the Subsequent Survivor shall be the persons who were directors of AGC immediately prior to the Initial Merger Effective Time; (v) each GHL Warrant that immediately prior to the Initial Merger Effective Time (excluding any GHL Warrants that were separated immediately prior to the Initial Merger Effective Time) was exercisable for the right to receive an AGC Share shall be converted into a warrant exercisable for the right to receive a corresponding ordinary share of the Subsequent Survivor; and (vi) a plan of merger shall be filed with the registrar of the Cayman Islands in respect of the Subsequent Merger consistent with the foregoing.

The Acquisition Merger

Following the Initial Merger, subject to the terms and conditions set forth in the Business Combination Agreement, the Acquisition Merger shall become effective as soon as practicable following the later of three hours and one minute following the Initial Merger Effective Time and the time on which all conditions set forth in the Business Combination Agreement that are required to be satisfied or waived (other than the conditions that by their terms are to be satisfied at Closing, but subject to the satisfaction or waiver of such conditions) on or prior to the closing of the Acquisition Merger (the “Closing”) or at such other time as may be agreed by GHL (with the prior written consent of the GHL directors appointed by both AGC and Grab) and Grab in writing. As a result of the Acquisition Merger, at the Acquisition Effective Time (i) all the property, rights, privileges, agreements, powers and franchises, liabilities and duties of Grab Merger Sub and Grab shall vest in and become the assets and liabilities of Grab as the surviving company, and Grab shall thereafter exist as a wholly-owned subsidiary of GHL and the separate corporate existence of Grab Merger Sub shall cease to exist, (ii) each issued and outstanding security of Grab immediately prior to the Acquisition Effective Time shall be cancelled in exchange for or converted into securities of GHL as set out below, (iii) each share of Grab Merger Sub issued and outstanding immediately prior to the Acquisition Effective Time shall automatically be converted into one ordinary share of the surviving company, (iv) the board of directors and officers of Grab Merger Sub shall cease to hold office, and the board of directors and officers of Grab shall be as determined by Grab and (v) Grab’s memorandum and articles of association shall be amended and restated to read in their entirety in the form attached as Exhibit K to the Business Combination Agreement.

Subject to the terms and conditions of the Business Combination Agreement, at the Acquisition Effective Time:

•

each Grab Ordinary Share and Grab Preferred Share (other than Grab Key Executive Shares, Grab Restricted Stock, Grab Key Executive Restricted Stock, Grab Dissenting Shares and Grab Treasury Shares) issued and outstanding immediately prior to the Acquisition Effective Time shall be cancelled in exchange for the right to receive such fraction of a newly issued GHL Class A Ordinary Share that is equal to the Exchange Ratio, without interest, subject to rounding up to the nearest whole GHL Class A Ordinary Share;

•	each Grab Key Executive Share (other than Grab Key Executive Restricted Stock and Grab Dissenting Shares) issued and outstanding immediately prior to the Acquisition Effective Time shall be cancelled in exchange for the right to receive such fraction of a newly issued GHL Class B Ordinary Share that is equal to the Exchange Ratio, without interest, subject to rounding up to the nearest whole GHL Class A Ordinary Share;

•

each Grab Option outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall be automatically assumed by GHL and converted into an option to purchase the number of GHL Class A Ordinary Shares equal to (i) the number of Grab Ordinary Shares subject to such Grab Option immediately prior to the Acquisition Effective Time multiplied by (ii) the Exchange Ratio (such product rounded down to the nearest whole number), and otherwise, shall be subject to substantially the same terms and conditions as were applicable to such Grab Option immediately prior to the Acquisition Effective Time;

•

each Grab Key Executive Option outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall be automatically assumed by GHL and converted into an option to purchase the number of GHL Class B Ordinary Shares equal to (i) the number of Grab Ordinary Shares subject to such Grab Key Executive Option immediately prior to the Acquisition Effective Time multiplied by (ii) the Exchange Ratio (such product rounded down to the nearest whole number), and otherwise, shall be subject to substantially the same terms and conditions as were applicable to such Grab Key Executive Option immediately prior to the Acquisition Effective Time;

•

each award of Grab Restricted Stock outstanding immediately prior to the Acquisition Effective Time shall be automatically converted into an award of restricted GHL Class A Ordinary Shares equal to (i) the number of Grab Shares subject to the Grab Restricted Stock award immediately before the Acquisition Effective Time multiplied by (ii) the Exchange Ratio (such product rounded down to the nearest whole number), and otherwise, shall be subject to substantially the same terms and conditions as were applicable to such award of Grab Restricted Stock immediately prior to the Acquisition Effective Time;

•

each award of Grab Key Executive Restricted Stock outstanding immediately prior to the Acquisition Effective Time shall be automatically converted into an award of restricted GHL Class B Ordinary Shares equal to (i) the number of Grab Shares subject to the Grab Key Executive Restricted Stock award immediately before the Acquisition Effective Time multiplied by (ii) the Exchange Ratio (such product rounded down to the nearest whole number), and otherwise, shall be subject to substantially the same terms and conditions as were applicable to such award of Grab Key Executive Restricted Stock immediately prior to the Acquisition Effective Time;

•

each Grab RSU outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall be automatically assumed by GHL and converted into an award of restricted share units representing the right to receive the number of GHL Class A Ordinary Shares equal to (i) the number of Grab Ordinary Shares subject to such Grab RSU immediately prior to the Acquisition Effective Time multiplied by (ii) the Exchange Ratio (such product rounded down to the nearest whole number), and otherwise, shall be subject to substantially the same terms and conditions as were applicable to such Grab RSU immediately prior to the Acquisition Effective Time; and

•

each Grab Key Executive RSU outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall be automatically assumed by GHL and converted into an award of restricted share units representing the right to receive the number of GHL Class B Ordinary Shares equal to (i) the number of Grab Ordinary Shares subject to such Grab Key Executive RSU immediately prior to the Acquisition Effective Time multiplied by (ii) the Exchange Ratio (such product rounded down to the nearest whole number), and otherwise, shall be subject to substantially the same terms and conditions as were applicable to such Grab Key Executive RSU immediately prior to the Acquisition Effective Time.

The sum of all the GHL Ordinary Shares and other securities receivable by Grab shareholders is referred to as “Acquisition Merger Consideration,” and the Initial Merger Consideration and the Acquisition Merger

Consideration are referred to as the “Shareholder Merger Consideration.” At or prior to the Initial Merger Effective Time, GHL shall deposit, or cause to be deposited with Continental as Exchange Agent (or another exchange agent reasonably acceptable to Grab) the Shareholder Merger Consideration.

Grab Dissenting Shares

To the extent available under the Cayman Islands Companies Act, Grab Shares that are outstanding immediately prior to the Acquisition Effective Time and that are held by Grab shareholders who shall have demanded properly in writing dissenters’ rights for such Company Shares in accordance with Section 238 of the Cayman Islands Companies Act and otherwise complied with all of the provisions of the Cayman Islands Companies Act relevant to the exercise and perfection of dissenters’ rights (the “Grab Dissenting Shares”) shall not be converted into, and such shareholders shall have no right to receive, the applicable portion of the Acquisition Merger Consideration unless and until such shareholder fails to perfect or withdraws or otherwise loses his, her or its right to dissenters’ rights under the Cayman Islands Companies Act. The Grab Shares owned by any Grab shareholder who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights pursuant to the Cayman Islands Companies Act shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Acquisition Effective Time, the right to receive the applicable portion of the Acquisition Merger Consideration, without any interest thereon. Grab shall have complete control over all negotiations and proceedings with respect to such dissenters’ rights (including the ability to make any payment with respect to any exercise by a shareholder of its rights to dissent from the Acquisition Merger or any demands for appraisal or offer to settle or settle any such demands or approve any withdrawal of any such dissenter rights or demands).

Closing

The closing of the Acquisition Merger (the “Closing”) shall take place remotely by conference call and electronic exchange of documents and signatures as soon as practicable following the later of three hours and one minute following the Initial Merger Effective Time and the time on which all conditions set forth in the Business Combination Agreement that are required to be satisfied or waived (other than the conditions that by their terms are to be satisfied at Closing, but subject to the satisfaction or waiver of such conditions) on or prior to the Closing or at such other time or in such other manner as may be agreed by GHL (with the prior written consent of the GHL directors appointed by both AGC and Grab) and Grab in writing.

Representations and Warranties

The Business Combination Agreement contains representations and warranties of Grab, AGC, GHL, AGC Merger Sub and Grab Merger Sub. The representations and warranties are, in certain cases, subject to specified exceptions, materiality qualifiers, Grab Material Adverse Effect and AGC Material Adverse Effect (see “—Material Adverse Effect” below), knowledge or other qualifications which may be further modified, qualified or limited by the Disclosure Letters to the Business Combination Agreement.

Representations and Warranties of Grab

The Business Combination Agreement contains representations and warranties of Grab relating to, among other things:

•

the due organization, qualification and good standing (where applicable) of Grab and its material subsidiaries (a material subsidiary is defined as each subsidiary (x) other than those which, when considered individually or in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X or (y) other than a subsidiary that has less than $5,000,000 of assets or revenues in any fiscal year period);

•	the capitalization of Grab and its material subsidiaries, including their outstanding ordinary shares, preference shares, warrants and other share purchase rights;

•	the due authorization of Grab to execute the Business Combination Agreement and other transaction documents and to perform its obligations thereunder;

•

the absence of conflicts by the execution, delivery and performance of the Business Combination Agreement and other transaction documents with laws applicable to, or organizational documents and material contracts of, Grab and its material subsidiaries;

•

filings, submissions, applications or consents from governmental authorities required in connection with the execution, delivery and performance of the Business Combination Agreement and other transaction documents by Grab;

•	material tax returns required to be filed by or with respect to Grab, and audits, assessment or other proceedings in relation to the tax returns or taxes of Grab and its material subsidiaries;

•

the audited consolidated balance sheet of Grab as of, and the audited consolidated statements of income and profit and loss, and cash flows, for the 12-month period ending as of December 31, 2018, and December 31, 2019, and the unaudited consolidated balance sheet of Grab as at December 31, 2020, and the unaudited consolidated statements of income and profit and loss account, and cash flows, for the twelve-month period ending on December 31, 2020;

•

the operation of the business in the ordinary course since December 31, 2020 by Grab and its material subsidiaries, including the collection of receivables and paid payables and similar obligations in the ordinary course, and there having not been any Grab Material Adverse Effect;

•	litigation and proceedings pending or threatened against, or judgments or awards unsatisfied against Grab and its subsidiaries;

•

the compliance with applicable laws (including, without limitation, anticorruption laws, labor and employment laws, other laws relating to Grab’s benefit plans and environmental laws) by Grab and its subsidiaries;

•	Grab’s registered intellectual property, and the violation, infringement or misappropriation of intellectual property against or by Grab and its subsidiaries;

•	compliance by Grab with its published data privacy and data security policies and applicable laws relating to the use, collection, retention, or other processing or dealing of any personal data;

•

the maintenance and implementation of reasonable and appropriate disaster recovery and security plans and other steps to safeguard Grab’s and its subsidiaries’ trade secrets, personal data and IT systems from unauthorized or illegal access and use;

•	brokerage, finder’s or other fee or commission based upon arrangements made by Grab or its controlled affiliates in connection with the transactions contemplated by the Business Combination Agreement;

•	the information supplied by Grab in writing specifically for inclusion in the proxy statement/prospectus; and

•	Grab’s and its material subsidiaries’ insurance policies.

Representations and Warranties of AGC

The Business Combination Agreement contains representations and warranties of AGC relating to, among other things:

•	the due organization, qualification and good standing (where applicable) of AGC;

•	the capitalization of AGC, including its outstanding ordinary shares, preference shares, warrants and other share purchase rights;

•	the due authorization of AGC to execute the Business Combination Agreement and other transaction documents and to perform its obligations thereunder;

•

the absence of conflicts by the execution, delivery and performance of the Business Combination Agreement and other transaction documents with laws applicable to, or organizational documents and material contracts of, AGC;

•

filings, submissions, applications or consents from governmental authorities required in connection with the execution, delivery and performance of the Business Combination Agreement and other transaction documents by AGC;

•	material tax returns required to be filed by or with respect to AGC, and audits, assessment or other proceedings in relation to the tax returns or taxes of AGC;

•	the financial statements contained in AGC’s SEC filings;

•

the operation of the business in the ordinary course since December 31, 2020, by AGC (including the collection of receivables and paid payables and similar obligations in the ordinary course), and there having not been any AGC Material Adverse Effect;

•	the absence of any business activities of AGC other than activities related to AGC’s IPO or directed toward the accomplishment of a business combination;

•	litigation and proceedings pending or threatened against, or judgments or awards unsatisfied against AGC;

•	brokerage, finder’s or other fee or commission based upon arrangements made by AGC or its affiliates in connection with the transactions under the Business Combination Agreement;

•	the information supplied by AGC in writing specifically for inclusion in the proxy statement/prospectus;

•	AGC’s trust account, including there being at least $500,000,000 in such trust account;

•

AGC’s status as not being an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act and AGC’s status as an “emerging growth company” within the meaning of the JOBS Act;

•	the Nasdaq listing status of the AGC Class A Ordinary Shares, the AGC Warrants and the AGC Units; and

•	the PIPE Subscription Agreements, including the aggregate investment amount to be paid under such agreements.

Representations and Warranties of GHL, AGC Merger Sub and Grab Merger Sub

The Business Combination Agreement contains representations and warranties of each of GHL, AGC Merger Sub and Grab Merger Sub relating to, among other things:

•	the due organization, qualification and good standing (where applicable) of each of GHL, AGC Merger Sub and Grab Merger Sub;

•	the capitalization of each of GHL, AGC Merger Sub and Grab Merger Sub, including its issued and outstanding share capital and authorized share capital;

•	the due authorization of each of GHL, AGC Merger Sub and Grab Merger Sub to execute of the Business Combination Agreement and the other transaction documents and to perform its obligations thereunder;

•

the absence of conflicts by the execution, delivery and performance of the Business Combination Agreement and other transaction documents with laws applicable to, or organizational documents and material contracts of GHL, AGC Merger Sub or Grab Merger Sub;

•

filings, submissions, applications or consents from governmental authorities required in connection with the execution, delivery and performance of the Business Combination Agreement and the other transaction documents having been made or obtained (as applicable) on the part of GHL, AGC Merger Sub or Grab Merger Sub;

•

the operation of the business in the ordinary course by each of GHL, AGC Merger Sub and Grab Merger Sub, and the formation of each of GHL, AGC Merger Sub and Grab Merger Sub solely for the purpose of effecting the transactions contemplated by the Business Combination Agreement;

•	litigation and proceedings pending or threatened against, or judgments or awards unsatisfied against GHL, AGC Merger Sub or Grab Merger Sub;

•

brokerage, finder’s or other fee or commission based upon arrangements made by GHL, AGC Merger Sub, Grab Merger Sub or each of their respective affiliates in connection with the transactions contemplated by the Business Combination Agreement;

•	the information supplied by each of GHL, AGC Merger Sub and Grab Merger Sub in writing specifically for inclusion in the proxy statement/prospectus;

•

the status of each of GHL, AGC Merger Sub and Grab Merger Sub not being an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act;

•	the PIPE Subscription Agreements, including the aggregate investment amount to be paid under such agreements;

•	the election by each of AGC Merger Sub and Grab Merger Sub to be disregarded as an entity separate from GHI for U.S. federal income tax purposes; and

•	GHI’s status as a foreign private issuer as defined in Rule 405 under the Securities Act.

Material Adverse Effect

With respect to Grab, “Grab Material Adverse Effect” as used in the Business Combination Agreement means any event, state of facts, development, change, circumstance, occurrence or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of Grab and its subsidiaries, taken as a whole or (ii) the ability of Grab, any of its subsidiaries, GHL, AGC Merger Sub or Grab Merger Sub to consummate the Business Combination Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Grab Material Adverse Effect”:

(a)	any change in applicable laws or IFRS or any interpretation thereof following the date of the Business Combination Agreement;

(b)	any change in interest rates or economic, political, business or financial market conditions generally;

(c)	the taking of any action expressly required to be taken under the Business Combination Agreement;

(d)

any natural disaster (including hurricanes, storms, tornadoes, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any action taken or refrained from being taken in response to COVID-19 or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of the Business Combination Agreement), acts of nature or change in climate (for purposes of which, the term “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar law, directive, guidelines or recommendations promulgated by any governmental authority in connection with or in response to COVID-19 for similarly situated companies);

(e)	any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections;

(f)

any failure in and of itself of Grab and any of its subsidiaries to meet any projections or forecasts (provided that this exception shall not prevent or otherwise affect a determination that any change, effect or development underlying such change has resulted in or contributed to a Grab Material Adverse Effect);

(g)	any event, state of facts, development, change, circumstance, occurrence or effect generally applicable to the industries or markets in which Grab or any of its subsidiaries operate;

(h)

any matter disclosed in the Grab Disclosure Letter that, reasonably apparent on its face, is responsive to a Grab representation or warranty qualified by Grab Material Adverse Effect (this proxy statement/prospectus includes disclosure of all matters in the Grab Disclosure Letter that are material to investors);

(i)	any event, state of facts, development, change, circumstance, occurrence or effect that is cured by Grab prior to the Closing; or

(j)

any worsening of the event, state of facts, development, change, circumstance, occurrence or effect referred to in clauses (b), (d), (e), (g) or (h) to the extent existing as of the date of the Business Combination Agreement;

provided, further, that in the case of each of clauses (b), (d), (e) and (g), any such event, state of facts, development, change, circumstance, occurrence or effect to the extent it disproportionately affects Grab or any of its subsidiaries relative to other participants in the industries and geographies in which such persons operate shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a Grab Material Adverse Effect.

With respect to AGC, “AGC Material Adverse Effect” as used in the Business Combination Agreement means any event, state of facts, development, change, circumstance, occurrence or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of AGC or (ii) the ability of AGC to consummate the Business Combination Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, an “AGC Material Adverse Effect”:

(a)	any change in applicable laws or U.S. GAAP or any interpretation thereof following the date of the Business Combination Agreement;

(b)	any change in interest rates or economic, political, business or financial market conditions generally;

(c)	the taking of any action expressly required to be taken under the Business Combination Agreement;

(d)

any natural disaster (including hurricanes, storms, tornadoes, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any action taken or refrained from being taken in response to COVID-19 or any COVID-19 Measures (as defined above) or any change in such COVID-19 Measures or interpretations following the date of the Business Combination Agreement), acts of nature or change in climate;

(e)	any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections;

(f)	any matter set forth in, or deemed to be incorporated in, Section 1.1 of the AGC Disclosure Letter;

(g)	any event, state of facts, development, change, circumstance, occurrence or effect that is cured by AGC prior to the Closing;

(h)	any change in the trading price or volume of the AGC Units, AGC Shares or AGC Warrants (provided that the underlying causes of such changes referred to in this clause (h) may be considered in determining whether there is an AGC Material Adverse Effect except to the extent such cause is within the scope of any other exception within this definition); or

(i)

any worsening of the event, state of facts, development, change, circumstance, occurrence or effect referred to in clauses (b), (d), (e) or (f) to the extent existing as of the date of the Business Combination Agreement;

provided, however, that in the case of each of clauses (b), (d) and (e), any such event, state of facts, development, change, circumstance, occurrence or effect to the extent it disproportionately affects AGC relative to other special purpose acquisition companies shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, an AGC Material Adverse Effect. Notwithstanding the foregoing, with respect to AGC, the amount of redemptions or the failure to obtain approval from AGC shareholders shall not be deemed to be an AGC Material Adverse Effect.

Covenants of the Parties

Covenants of Grab

Grab made certain covenants under the Business Combination Agreement (subject to the terms and conditions set forth therein), including, among others, the following:

•

From the signing date of the Business Combination Agreement through the earlier of the Closing or valid termination of the Business Combination Agreement (the “Interim Period”), subject to certain exceptions and except as otherwise consented to by AGC in accordance therewith, Grab shall use commercially reasonable efforts to operate the business of Grab and its material subsidiaries in all material respects in the ordinary course and shall not, and shall not permit its material subsidiaries to:

•	amend its memorandum and articles of association or other organizational documents (whether by merger, consolidation, amalgamation or otherwise), subject to certain exceptions;

•	propose or adopt a plan of complete or partial liquidation or dissolution, consolidation, restructuring, recapitalization or other reorganization, subject to certain exceptions;

•

incur, assume, guarantee or repurchase or otherwise become liable for any indebtedness for borrowed money, issue or sell any debt securities or options, warrants or other rights to acquire debt securities in a principal amount exceeding $325,000,000, subject to certain exceptions;

•

transfer, issue, sell, grant, pledge or otherwise dispose of any capital stock, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests and any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, or any other rights, agreements, arrangements, or commitment obligations of Grab to issue, deliver or sell, any such capital stock, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests, subject to certain exceptions;

•

amend, modify, adopt, enter into or terminate any benefit plan or any benefit or compensation plan, policy, program or contract that would be a benefit plan if in effect as of the date of the Business Combination Agreement, which exists solely for the benefit of a senior management member or which would materially disproportionately benefit a senior management member relative to the other participants in such benefit plan, subject to certain exceptions;

•

take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any senior management member, subject to certain exceptions;

•

sell, lease, exclusively license, transfer, abandon, allow to lapse or dispose of any material property or assets, in any single transaction or series of related transactions, subject to certain exceptions;

•	merge, consolidate or amalgamate with or into any person, subject to certain exceptions;

•

make any acquisition of, or investment in, a business, by purchase of stock, securities or assets, merger or consolidation, or contributions to capital, or loans or advances, in any such case with a value or purchase price in excess of $150,000,000 individually and $300,000,000 in the aggregate;

•

settle any charge, claim, action, complaint, petition, investigation, appeal, suit, litigation or other similar proceeding by any governmental authority or any other third-party material to the business of Grab in excess of $50,000,000 individually and $100,000,000 in the aggregate, subject to certain exceptions;

•	split, combine or reclassify any shares of its share capital, subject to certain exceptions;

•

redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its equity securities, except for the redemption of equity securities issued under the ESOP in accordance with repurchase rights existing on the date of the Business Combination Agreement, subject to certain exceptions;

•	declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital, subject to certain exceptions;

•	amend any term or alter any rights of any of its outstanding equity securities, subject to certain exceptions;

•

authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith, other than any capital expenditures or obligations or liabilities in an amount not to exceed $60,000,000 in the aggregate;

•

enter into any material contract, or amend any such material contract in any material respect, in each case in a manner that is adverse to Grab and its subsidiaries, taken as a whole, subject to certain exceptions;

•	voluntarily terminate, suspend, abrogate, amend or modify any material permit in a manner materially adverse to Grab and its subsidiaries, taken as a whole, subject to certain exceptions;

•	make any material change in its accounting principles or methods unless required by IFRS; or

•	enter into any agreement or otherwise make a commitment to do any of the foregoing, subject to certain exceptions.

•

During the Interim Period, Grab shall not and shall cause its controlled affiliates and its and their respective representatives not to directly or indirectly (a) solicit, initiate, submit facilitate, discuss or negotiate any inquiry, proposal or offer (written or oral) with any third party with respect to a Grab acquisition proposal, (b) furnish or disclose any non-public information to any third party in connection with or that would reasonably be expected to lead to a Grab acquisition proposal, (c) enter into any agreement, arrangement or understanding with any third party regarding a Grab acquisition proposal, (d) prepare or take any steps in connection with a public offering of any equity securities of Grab, any of its material subsidiaries or a newly formed holding company of Grab or such material subsidiaries, or (e) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any person to do or seek to do any of the foregoing.

•

Grab shall use reasonable efforts to take, or cause to be taken, and do, or cause to be done, all actions to assist AGC and GHL in their efforts to consummate the transactions contemplated by the PIPE Subscription Agreements, the Sponsor Subscription Agreement, the Backstop Subscription Agreement or the Amended and Restated Forward Purchase Agreement (collectively, the “Subscription Agreements”) on the terms and conditions described therein; provided, however, that Grab shall not be required to incur any expenses or make any other payments in connection therewith other than the incurrence of Grab’s ordinary course legal fees in connection with such matters.

•

Prior to or as promptly as practicable after this proxy statement/prospectus is declared effective under the Securities Act, Grab shall establish a record date for, duly call, give notice of, convene and hold a meeting of the Grab shareholders to be held as promptly as reasonably practicable following the date that this proxy statement/prospectus is declared effective under the Securities Act for the purpose of voting on the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal and obtaining the Grab shareholders’ approval (including any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of the Business Combination Agreement), and such other matter as may be mutually agreed by AGC and Grab. Grab shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the adoption of the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal and shall take all other action necessary or advisable to obtain such proxies and Grab shareholders’ approval and to secure the vote or consent of its shareholders required by and in compliance with all applicable law.

Covenants of AGC, GHL, AGC Merger Sub and Grab Merger Sub

AGC, GHL, AGC Merger Sub and Grab Merger Sub made certain covenants under the Business Combination Agreement (subject to the terms and conditions set forth therein), including, among others, the following:

•	GHL shall grant awards under the GHL Incentive Equity Plan in the form attached as Exhibit M-1 to the Business Combination Agreement;

•

upon satisfaction or waiver of the conditions set forth in the Business Combination Agreement and the Trust Agreement, AGC Merger Sub shall cause at Closing (i) any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered; (ii) the funds in the trust account to be disbursed in accordance with the Trust Agreement; and (iii) all remaining amounts then available in the trust account to be made available to GHL for immediate use, subject to the Business Combination Agreement and the Trust Agreement;

•

AGC shall ensure AGC remains listed as a public company on NASDAQ from the date of the Business Combination Agreement until the closing of the Initial Merger. GHL shall apply for, and shall use reasonable best efforts to cause, the GHL Ordinary Shares to be issued in connection with the Business Combination Transactions to be approved for, listing on NASDAQ and accepted for clearance by DTC, subject to official notice of issuance, prior to the Closing Date;

•	during the Interim Period, subject to certain exceptions, AGC, GHL, AGC Merger Sub and Grab Merger Sub, shall operate its respective business in the ordinary course and shall not:

•

with respect to AGC only, seek any approval from AGC shareholders to change, modify or amend the Trust Agreement or the AGC charter, except as contemplated by the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal;

•	make or declare any dividend or distribution to AGC shareholders or make any other distributions in respect of any capital stock, share capital or equity securities;

•	split, combine, reclassify or otherwise amend any terms of any shares or series of its capital stock or equity securities;

•

purchase, repurchase, redeem or otherwise acquire any of its issued and outstanding share capital, outstanding shares of capital stock or membership interests, warrants or other equity securities, other than a redemption of AGC Class A Ordinary Shares made as part of SPAC share redemptions;

•

merge, consolidate or amalgamate with or into, or acquire (by purchasing a substantial portion of the assets of or equity in, or by any other manner) any other person or be acquired by any other person;

•	make or change any material election in respect of material Taxes, except to comply with U.S. GAAP or applicable law;

•	enter into, renew or amend in any material respect, any transaction or material contract, subject to certain exceptions;

•

incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness or other material liability in a principal amount or amount, as applicable, exceeding $2,000,000 in the aggregate, subject to certain exceptions;

•	make any change in accounting principles or methods unless required by U.S. GAAP;

•	issue any equity securities, other than the issuance of equity securities of GHL pursuant to the Subscription Agreements or the Business Combination Agreement;

•	grant any options, warrants or other equity-based awards;

•

settle or agree to settle any litigation, action, proceeding or investigation before any Governmental Authority or that imposes injunctive or other non-monetary relief on AGC, GHL, AGC Merger Sub or Grab Merger Sub;

•	form any subsidiary;

•	liquidate, dissolve, reorganize or otherwise wind-up the business and operations of AGC; or

•	enter into any agreement to do any action prohibited under any of the foregoing.

•

During the period from the Initial Closing through the Closing, neither AGC Merger Sub nor GHL shall take any action except as required or contemplated by the Business Combination or other relevant transaction documents;

•

Subject to the terms and conditions of the Amended GHL Articles and the Business Combination Agreement, GHL shall take all such action within its power as may be necessary or appropriate such that immediately following the Closing:

•

the board of directors of GHL (i) shall have been reconstituted to consist of six directors, which shall be Anthony Tan, Hooi Ling Tan, Dara Khosrowshahi, Ng Shin Ein, John Rogers and Oliver Jay (or, if any such person is unable or unwilling to serve as a director, a replacement determined by Grab), subject to such persons passing customary background checks and (ii) shall have reconstituted its applicable committees to consist of the directors designated by Grab prior to the Closing Date; provided that any such directors designated by Grab in accordance with clause (ii) of this sentence as members of the audit committee shall qualify as “independent” under the NASDAQ listing rules;

•	the Chairperson of the board of directors of GHL shall initially be Anthony Tan; and

•

the officers of Grab holding such positions as set forth on the Grab Disclosure Letter shall be the officers of GHL, each such officer to hold office in accordance with the Amended GHL Articles or until their respective successors are duly elected or appointed and qualified.

•

During the Interim Period, AGC shall not and shall cause its affiliates and its and their respective representatives not to directly or indirectly (a) solicit, initiate, submit, facilitate, discuss or negotiate any inquiry, proposal or offer (written or oral) with respect to an AGC acquisition proposal,(b) furnish or disclose any non-public information to any person or entity in connection with or that could reasonably be expected to lead to an AGC acquisition proposal, (c) enter into any agreement, arrangement or understanding regarding an AGC acquisition proposal, or (d) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any person to do or seek to do any of the foregoing.

•

During the Interim Period, each of AGC and GHL shall use reasonable efforts to keep current, accurate and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable laws.

•

Unless otherwise consented in writing by Grab (which consent shall not be unreasonably withheld, conditioned or delayed), neither AGC nor GHL shall permit any amendment or modification in any material respect to be made to, any waiver (in whole or in part) or provide consent to (including consent to termination), any provision or remedy under, or any replacements of, any of the Subscription Agreements. AGC and GHL shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including, among other things, maintaining in effect the Subscription Agreements and consummating the transactions contemplated thereby.

•

Prior to the Closing Date, AGC shall take all such steps (to the extent permitted under applicable law) as are reasonably necessary to cause any acquisition or disposition of GHL Ordinary Shares or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Business Combination Transactions by each person who is or will be or may become subject to Section 16 of the Exchange Act with respect to GHL, including by virtue of being deemed a director by deputization, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

•

At any meeting of the shareholders of Grab called to seek the Grab shareholders’ approval, or at any adjournment thereof, or in connection with any written consent of the Grab shareholders or in any other circumstances upon which a vote, consent or other approval with respect to the Business Combination Agreement, any other transaction document contemplated thereby, the Acquisition Merger, or any other Transaction is sought, AGC (a) shall, if a meeting is held, appear at such meeting or otherwise cause Grab Shares for which AGC has received a proxy pursuant to the Grab Shareholder Support Agreements to be counted as present at such meeting for purposes of establishing a quorum and respond to each request by Grab for written consent, if any, and (b) shall vote or cause to be voted (including by written consent, if applicable) such Grab Shares in favor of granting the Grab shareholders’ approval.

•

Prior to or as promptly as practicable after this proxy statement/prospectus is declared effective under the Securities Act, AGC shall establish a record date for, duly call, give notice of, convene and hold a meeting of the AGC shareholders to be held as promptly as reasonably practicable following the date that this proxy statement/prospectus is declared effective under the Securities Act for the purpose of voting on the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal and obtaining the AGC shareholders’ approval (including any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of the Business Combination Agreement), providing AGC shareholders with the opportunity to elect to effect a SPAC Share Redemption and such other matter as may be mutually agreed by AGC and Grab. AGC shall use its reasonable best efforts to (i) solicit from its shareholders proxies in favor of the adoption of the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal and shall take all other action necessary or advisable to obtain such proxies and AGC shareholders’ approval and (ii) to obtain the vote or consent of its shareholders required by and in compliance with all applicable law, NASDAQ rules and the AGC Charter. In connection with the foregoing, AGC (i) shall consult with Grab regarding the record date and the date of the meeting of the AGC shareholders, (ii) shall not adjourn or postpone such meeting without the prior written consent of Grab (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that AGC shall adjourn or postpone such meeting (a) to the extent necessary to ensure any supplement or amendment to the proxy statement/prospectus that AGC or GHL reasonably determines is necessary to comply with applicable laws is provided to AGC shareholders in advance of such meeting, (b) if, as of the time that such meeting is originally scheduled, adjournment of such meeting is necessary to enable solicitation of additional proxies in order to obtain the approvals necessary for the Business

Combination Proposal, Initial Merger Proposal and the Governing Documents Proposal; provided, further, however, that the adjournment of such meeting shall not take place on more than three occasions and the date of such meeting cannot be adjourned more than an aggregate of 45 consecutive days in connection with such adjournment.

Joint Covenants

The Business Combination Agreement also contains certain other covenants and agreements among the various parties, including, among others, that each of GHL, Grab, AGC, AGC Merger Sub and Grab Merger Sub shall use commercially reasonable efforts to, subject to the terms and conditions contained therein:

•

cooperate in good faith with any governmental authority and to undertake promptly any and all action required to obtain any necessary or advisable regulatory approvals, consents, actions, nonactions or waivers in connection with the Business Combination Transactions as soon as practicable and any and all action necessary to consummate the Business Combination Transactions, and to use commercially reasonable efforts to cause the expiration or termination of the waiting, notice or review periods under any applicable regulatory approval with respect to the Business Combination Transactions as promptly as possible;

•

diligently and expeditiously defend and obtain any necessary clearance, approval, consent or regulatory approval under any applicable laws prescribed or enforceable by any governmental authority for the Business Combination Transactions and to resolve any objections as may be asserted by any governmental authority with respect to the Business Combination Transactions, and cooperate fully with each other in the defense of such matters; and

•

obtain all material consents and approvals of third parties that Grab and any of its subsidiaries or any of AGC, GHL, AGC Merger Sub and Grab Merger Sub, as applicable, are required to obtain in order to consummate the Business Combination Transactions.

Further, the Business Combination Agreement also contains additional covenants and agreements among the parties thereto in respect of, among other matters:

•	access to information, properties and personnel;

•	preparing, filing and distributing this proxy statement/prospectus on Form F-4 (including any amendments or supplements thereto);

•	preparing and delivering certain accounts and financial statements;

•	tax matters, including with respect to the intended tax treatment;

•	litigation matters with respect to the Business Combination;

•	indemnification of present and former directors and officers of Grab, AGC, GHL, AGC Merger Sub and Grab Merger Sub;

•

written notice (i) of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or is reasonably likely to cause any condition to the obligations of any party to effect the Business Combination Transactions not to be satisfied or (ii) of any notice or other communication from any governmental authority which is reasonably likely to have a material adverse effect on the ability of the parties to the Business Combination Agreement to consummate the Business Combination Transactions or to materially delay the timing thereof; and

•

maintaining in effect liability insurances covering those persons who are currently covered by directors’ and officers’ liability insurance policies of Grab, AGC, GHL, AGC Merger Sub or Grab Merger Sub or their respective subsidiaries.

Conditions to Closing

Mutual Conditions

The obligations of the applicable parties to consummate, or cause to be consummated, the Business Combination Transactions at the Initial Closing and, solely with respect to the last bullet point in the following list, the Acquisition Closing, at the Closing are each subject to the satisfaction of the following mutual conditions (in each case, unless waived in writing by all parties):

•

approval of the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal by the AGC shareholders and approval of the Business Combination and the transactions contemplated thereby by the Grab shareholders;

•

the effectiveness of the Form F-4 and the absence of any issued or pending stop order by the SEC, and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

•

GHL’s initial listing application with NASDAQ in connection with the Business Combination Transactions shall have been conditionally approved and, immediately following the Closing, GHL shall satisfy any applicable initial and continuing listing requirements of NASDAQ and GHL shall not have received any notice of non-compliance therewith;

•	receipt of approval for GHL Class A Ordinary Shares to be listed on NASDAQ, subject only to official notice of issuance; and

•

the absence of any law (whether temporary, preliminary or permanent) or governmental order then in effect and which has the effect of making the Initial Closing or the Closing illegal or which otherwise prevents or prohibits the consummation of the Initial Closing or the Closing (any of the foregoing, a “restraint”), other than any such restraint that is immaterial.

Unless waived by AGC in writing, the obligations of AGC to consummate, or cause to be consummated, the Business Combination Transactions to occur at the Initial Closing are also subject to the satisfaction of each of the following conditions:

•

the representations and warranties of Grab, GHL, AGC Merger Sub and Grab Merger Sub pertaining to corporate organization, due authorization and the absence of a Grab Material Adverse Effect being true and correct as of the Initial Closing Date as if made at the Initial Closing Date;

•

the representations and warranties of Grab and its subsidiaries, GHL, AGC Merger Sub and Grab Merger Sub pertaining to capitalization and voting rights and the representations and warranties of GHL, AGC Merger Sub and Grab Merger Sub as to their business activities being true and correct in all material respects as of the Initial Closing Date as if made at the Initial Closing Date;

•

all other representations and warranties made by Grab, GHL, AGC Merger Sub and Grab Merger Sub being true and correct as of the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date) except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or “Grab Material Adverse Effect” or another similar materiality qualification set forth therein, other than in representations and warranties made by Grab pertaining to liabilities of Grab or its subsidiaries which would not have a Grab Material Adverse Effect) individually or in the aggregate, has not had, and would not reasonably be expected to have, a Grab Material Adverse Effect; and

•	each of the covenants of Grab, GHL, AGC Merger Sub and Grab Merger Sub to be performed as of or prior to the Initial Closing having been performed in all material respects.

Unless waived by Grab in writing, the obligations of GHL, AGC Merger Sub and Grab Merger Sub to consummate, or cause to be consummated, the Business Combination Transactions to occur at the Initial Closing are also subject to the satisfaction of each the following conditions:

•

the representations and warranties of AGC pertaining to corporate organization, due authorization and the absence of any AGC Material Adverse Effect being true and correct in all respects as of the Initial Closing Date as if made at the Initial Closing Date;

•

the representations and warranties of AGC pertaining to capitalization and voting rights being true and correct in all material respects as of the Initial Closing Date as if made at the Initial Closing Date;

•

all other representations and warranties made by AGC being true and correct as of the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date) except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or “AGC Material Adverse Effect” or another similar materiality qualification set forth therein, other than in representations and warranties made by AGC pertaining to the AGC Financial Statements) individually or in the aggregate, has not had, and would not reasonably be expected to have, an AGC Material Adverse Effect;

•	each of the covenants of AGC to be performed as of or prior to the Initial Closing having been performed in all material respects; and

•

each of the covenants of Sponsor and Sponsor Affiliate required under the Subscription Agreements to which Sponsor or Sponsor Affiliate, as applicable, is a party, and under Section 5(c) (Waiver of Anti-Dilution Protection) and Section 7 (Sponsor Affiliate Arrangements) of the Sponsor Support Agreement to be performed as of or prior to the Initial Closing having been performed in all material respects.

The obligations of Grab to consummate, or cause to be consummated, the Business Combination Transactions at the Acquisition Closing are also subject to the satisfaction of the following condition:

•

Proceeds to GHL from the PIPE Investment and under the Amended and Restated Forward Purchase Agreements and the Sponsor Subscription Agreement shall be at least $2.5 billion consisting of (i) an amount of no less than $1.9 billion in cash which has been received by GHL and (ii) binding commitments from certain mutual fund investors in an amount of no less $600 million, subject to certain exceptions, subject to AGC having the option to arrange for other investors (which may include Sponsor or its affiliates) to subscribe for additional GHL Class A Ordinary Shares up to an aggregate amount of $336 million on the same terms and conditions as the PIPE Investors in order to meet the $2.5 billion proceeds condition.

Termination

The Business Combination Agreement may be terminated and the transactions contemplated thereby abandoned under certain customary and limited circumstances, notwithstanding approval of the Business Combination Agreement by the AGC shareholders, as follows:

•	by mutual written consent of Grab and AGC;

•

by written notice from Grab or AGC to the other if any governmental authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which has become final and non-appealable and has the effect of making consummation of the Business Combination Transactions illegal or otherwise preventing or prohibiting consummation of the Business Combination Transactions;

•	by written notice from Grab or AGC to the other if the Closing shall not have occurred on the 15th business day following the occurrence of the Initial Closing;

•

by written notice from Grab to AGC if the AGC shareholders’ approval shall not have been obtained by reason of the failure to obtain the required vote at the Extraordinary General Meeting duly convened therefor or at any adjournment or postponement thereof;

•

by written notice to Grab from AGC if there is any breach of any representation, warranty, covenant or agreement on the part of Grab, GHL, AGC Merger Sub and Grab Merger Sub set forth in the Business Combination Agreement, such that the conditions to AGC’s obligations to consummate the Business Combination Transactions would not be satisfied at the Initial Closing or the Closing, as applicable, and such breach cannot be or has not been cured within 30 days following receipt by Grab of notice from AGC of such breach;

•

by written notice to AGC from Grab if there is any breach of any representation, warranty, covenant or agreement on the part of AGC, Sponsor or Sponsor Affiliate set forth in the Business Combination Agreement, such that the conditions to Grab’s obligation to consummate the Business Combination Transactions would not be satisfied at the Initial Closing or the Closing, as applicable, and such breach cannot be or has not been cured within 30 days following receipt by AGC of notice from Grab of such breach;

•

by written notice from AGC to Grab if the AGC shareholders’ approval shall not have been obtained at the Extraordinary General Meeting, or at any adjournment or postponement thereof taken in accordance with the Business Combination Agreement, unless AGC has materially breached any of its obligations with respect to obtaining AGC shareholders’ approval under the Business Combination Agreement; or

•	by either AGC or Grab, if the transactions contemplated by the Business Combination Agreement shall not have been consummated on or prior to January 7, 2022.

In the event of termination of the Business Combination Agreement, the Business Combination Agreement shall become void and have no effect, without any liability on the part of any party thereto or its respective affiliates, officers, directors or shareholders, other than liability of any party thereto for any willful and material breach of the Business Combination Agreement by such party prior to such termination; provided that obligations under the NDA (as defined in the Business Combination Agreement) and certain obligations related to the trust account and certain other provisions required under the Business Combination Agreement shall, in each case, survive any termination of the Business Combination Agreement.

Enforcement

Each party is entitled under the Business Combination Agreement to an injunction or injunctions to prevent breaches of the Business Combination Agreement and to specific enforcement of the terms and provisions of the Business Combination Agreement, in addition to any other remedy to which any party is entitled at law or in equity.

Non-Recourse

All claims or causes of action that are based upon, arising out of, or related to the Business Combination Agreement or the Business Combination Transactions contemplated therein may be made only against the entities expressly named as parties to the Business Combination Agreement, and then only with respect to the specific obligations set forth therein with respect to such party.

Further, unless a named party to the Business Combination Agreement, and then only to the extent of the specific obligations undertaken by such named party under the Business Combination Agreement, no past, present or future director, officer, employee, incorporator, member, partner, shareholder, affiliate, agent, attorney, advisor or other representative of a named party to the Business Combination Agreement or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any other party for any claim based on, arising out of, or related to the Business Combination Agreement or the Business Combination Transactions contemplated thereby. Furthermore, there will be no recourse against the trust account in connection with any such claims or causes of action.

Non-Survival of Representations, Warranties and Covenants

Except, in the event of termination of the Business Combination Agreement, for obligations under the NDA and certain obligations related to the trust account and certain other provisions of the Business Combination Agreement, none of the representations, warranties, covenants, obligations or other agreements in the Business Combination Agreement, or in any related document or instrument delivered pursuant to the Business Combination Agreement, shall survive the Closing and shall terminate and expire upon the occurrence of the Closing except for (i) any covenants and agreements contained therein that expressly by their terms apply either in part or in whole after the Closing and (ii) the miscellaneous provisions thereof, which include, among others, provisions regarding trust account waiver, waiver, notice, assignment, no third-party rights, expenses, headings and counterparts, Disclosure Letters, entire agreement, amendments, publicity, confidentiality, severability and conflicts and privilege.

Governing Law and Jurisdiction

The Business Combination Agreement is governed by Delaware law, except that certain provisions including with respect to fiduciary duties are governed by the laws of the Cayman Islands. Any action based upon, arising out of or related to the Business Combination Agreement or the Business Combination Transactions contemplated thereby shall be brought in federal and state courts located in the State of Delaware. Each party has waived its rights to trial by jury in any action based upon, arising out of or related to the Business Combination Agreement or the Business Combination Transactions contemplated thereby.

Grab Disclosure Letter

In connection with the execution and delivery of the Business Combination Agreement, Grab also prepared and delivered to AGC a disclosure letter, which is dated as of the date of the Business Combination Agreement and was delivered with the Business Combination Agreement, containing disclosures relating to the representations and warranties made by Grab in the Business Combination Agreement and the interim operating covenants of Grab contained in the Business Combination Agreement (the “Grab Disclosure Letter”). As is customary for transactions of this nature, the purpose of the Grab Disclosure Letter is to (i) list certain information called for by the representations and warranties contained in the Business Combination Agreement; and (ii) qualify or limit certain representations and warranties and covenants contained in the Business Combination Agreement to the extent there are exceptions to such representations and warranties or covenants. The Grab Disclosure Letter was delivered to AGC at signing of the Business Combination Agreement on April 12, 2021.

All material terms and disclosures in the Grab Disclosure Letter have been disclosed in this proxy statement/prospectus, and there are no other material terms in the Grab Disclosure Letter. In particular:

•

The material shareholding arrangements relating to Grab described in the Grab Disclosure Letter are disclosed in this proxy statement/prospectus including in the sections entitled “Grab’s Business—Corporate Structure” and “Risk Factors—Grab’s Corporate Structure and Doing Business in Southeast Asia—In certain jurisdictions, Grab is subject to restrictions on foreign ownership”;

•

The material aspects of Grab’s capitalization, including with respect to Grab Key Executive Options and Grab RSUs, described in the Grab Disclosure Letter are disclosed in this proxy statement/prospectus including in the sections entitled “Beneficial Ownership of Securities” and “Executive Officers and Members of the Board Of Directors Of GHL following the Business Combination—Share Incentive Plans”;

•

Descriptions of the material regulatory/compliance investigations relating to the Grab and its subsidiaries (collectively, the “Group”) and which are described in the Grab Disclosure Letter are contained in this proxy statement/prospectus including in the sections entitled “Risk Factors—Risks Relating to Grab’s Business” and “Grab’s Business—Legal Proceedings”;

•

Descriptions of any material tax investigations or audits relating to the Group and which are described in the Grab Disclosure Letter are contained in this proxy statement/prospectus including in the section entitled “Risk Factors— Risks Relating to Grab’s Corporate Structure and Doing Business in Southeast Asia—Grab could face uncertain tax liabilities in various jurisdictions where Grab operates, and suffer adverse financial consequences as a result”;

•

Descriptions of the material litigation relating to the Group and which is described in the Grab Disclosure Letter are contained in this proxy statement/prospectus including in the sections entitled “Risk Factors—Risks Relating to Grab’s Business” and “Grab’s Business—Legal Proceedings”;

•

Descriptions of the material contracts entered into by a member of the Group and which are described in the Grab Disclosure Letter are contained in this proxy statement/prospectus including in the sections entitled “Risk Factors—Risks Relating to Grab’s Business” and “Grab’s Business”;

•

Descriptions of the related party transactions entered into by Grab and which are described in the Grab Disclosure Letter are contained in this proxy statement/prospectus including in the section entitled “Certain Relationships and Related Person Transactions”;

•

Descriptions of the intellectual property held by the Group and which is described in the Grab Disclosure Letter are contained in this proxy statement/prospectus including in the section entitled “Grab’s Business—Intellectual Property”;

•

Descriptions of any material data protection breaches involving the Group and which are described in the Grab Disclosure Letter are contained in this proxy statement/prospectus including in the section entitled “Risk Factors—Risks Relating to Grab’s Business”;

•

A summary of the Group’s labor relations and its unions and which are described in the Grab Disclosure Letter is contained in this proxy statement/prospectus in the section entitled “Grab’s Business—Culture and Employees”; and

•

A list of the officers of GHL contained in the Grab Disclosure Letter is contained in this proxy statement/prospectus in the section entitled “Executive Officers and Members of the Board Of Directors Of GHL following the Business Combination—Share Incentive Plans”.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements, and you are urged to read such Related Agreements in their entirety.

PIPE Financing (Private Placement)

Substantially concurrently with the execution of the Business Combination Agreement, (i) GHL, AGC and the PIPE Investors entered into PIPE Subscription Agreements pursuant to which the PIPE Investors have committed to subscribe for and purchase, in the aggregate, 326,500,000 GHL Class A Ordinary Shares for $10 per share, for an aggregate purchase price equal to $3.265 billion; (ii) AGC, Sponsor Affiliate and GHL entered into a subscription agreement pursuant to which Sponsor Affiliate has committed to subscribe for and purchase 57,500,000 GHL Class A Ordinary Shares for $10.00 per share for an aggregate purchase price equal to $575 million; and (iii) AGC, Sponsor Affiliate and GHL entered into the Backstop Subscription Agreement pursuant to which Sponsor Affiliate agreed to backstop SPAC Share Redemptions (as defined in the Business

Combination Agreement), and to the extent such backstop is required will subscribe for and purchase that number of GHL Class A Ordinary Shares to be determined in accordance with the terms of the Backstop Subscription Agreement for $10 per share.

Grab Voting, Support and Lock-Up Agreements

Concurrently with the execution of the Business Combination Agreement, AGC, GHL, Grab and certain of the shareholders of Grab entered into voting support and lock-up agreements (the “Grab Shareholder Support Agreements”), pursuant to which certain shareholders who hold an aggregate of at least 67% of the outstanding Grab voting shares (on an as converted basis) have agreed, among other things: (a) to appear for purposes of constituting a quorum at any meeting of the shareholders of Grab called to seek approval of the transactions contemplated in the Business Combination Agreement and the other transaction proposals, (b) to vote in favor of the transactions contemplated by the Business Combination Agreement and other transaction proposals, (c) to vote against any proposals that would materially impede the transactions contemplated by the Business Combination Agreement or any other transaction proposal and (d) not to sell or transfer any of their shares.

The following is the list of shareholders of Grab that have entered into the Grab Shareholder Support Agreements: Anthony Tan Ping Yeow, Tan Hooi Ling, Maa Ming-Hokng, Peter Oey, Chin Yin Ong, SVF Investments (UK) Limited, Uber Technologies, Inc., Xiaoju Kuaizhi Inc., Marvelous Yarra Limited, Toyota Motor Corporation, MUFG Bank Limited, MUFG Innovation Partners No.1 Investment Partnership, Krungsri Finnovate Co. Ltd, Hibiscus Worldwide Ltd, Invesco Global Allocation Fund, OFI Global China Fund, LLC, MML Strategic Emerging Markets Fund, MassMutual Premier Strategic Emerging Markets Fund, Invesco Emerging Markets Equity Trust, Invesco Emerging Markets Equity Fund, LP, Hyundai Motor Company, KIA Corporation, SK MENA Investment B.V., SK Latin America Investment, S.A., SK S.E. Asia Pte. Ltd, SK Technology Innovation Company, SK Inc., Himension Fund, Maple Universal Limited, Chengdong Investment Corporation, Silvershore Internet Opportunity I LP, Silvershore Internet Opportunity II LP, Silvershore Internet Opportunity IV LP, Booking Holdings Treasury Company, STIC Special Situation Evergreen Cayman Limited, Coatue PE Asia III LLC, Coatue CT VII LLC, Microsoft Global Finance, TIS Inc., Fortune Technology Limited, JenCap AT, JenCap Genie Partners L.P., GGV Capital IV L.P., GGV Capital IV Entrepreneurs Fund L.P., GPI Capital Guardian HoldCo LP, Davis Opportunity Fund, Davis Global Fund, Davis International Fund, Selected International Fund, Reinet Columbus Limited, Beacon Venture Capital Company Limited, Sunshine Life Insurance Corporation Limited, Cinnamon Elites Limited and New Soul Limited.

Sponsor Support and Lock-Up Agreement

Concurrently with the execution of the Business Combination Agreement, AGC, Sponsor, GHL and Grab entered into a voting support agreement (the “Sponsor Support Agreement”), pursuant to which Sponsor has agreed, among other things and subject to the terms and conditions set forth therein: (a) to vote in favor of (i) the transactions contemplated in the Business Combination Agreement and the other transaction proposals, (b) to waive the anti-dilution rights it held in respect of the AGC Shares under AGC’s amended and restated memorandum and articles of association, (c) to appear at the Extraordinary General Meeting for purposes of constituting a quorum, (d) to vote against any proposals that would materially impede the transactions contemplated in the Business Combination Agreement and the other transaction proposals, (e) not to redeem any AGC Shares held by Sponsor, (f) not to amend that certain letter agreement between AGC, Sponsor and certain other parties thereto, dated as of September 30, 2020, (g) not to transfer any AGC Shares held by Sponsor, (h) to release AGC, GHL, Grab and its subsidiaries from all claims in respect of or relating to the period prior to the closing, subject to the exceptions set forth therein (with Grab agreeing to release the Sponsor and AGC on a reciprocal basis) and (i) to agree to a lock-up of its GHL Class A Ordinary Shares a during the period of three years from the Closing.

Shareholders’ Deed

Concurrently with the execution of the Business Combination Agreement, GHL entered into the Shareholders’ Deed, with Sponsor, Grab and the Key Executives, pursuant to which Sponsor has agreed to gift or transfer for a nominal amount 1,227,500 GHL Class A Ordinary Shares to the GrabForGood Fund or another charitable organization, foundation, fund or similar entity as agreed between Sponsor and GHL. Sponsor has the right to make such gift or transfer at any time but is not obligated to do so until such GHL Class A Ordinary Shares have been registered for resale on an effective registration statement filed with the SEC. In addition, the Key Executives other than Mr. Tan and certain entities related to such Key Executives or Mr. Tan have appointed Mr. Tan attorney-in-fact and proxy for their GHL Class B Ordinary Shares. Such Key Executive Proxies will remain in effect until all GHL Class B Ordinary Shares are converted into GHL Class A Ordinary Shares. See “Description of GHL Securities” and “Shareholders’ Deed.”

Registration Rights Agreement

Concurrently with the execution of the Business Combination Agreement, AGC, GHL, Sponsor, the Sponsor Related Parties and the Grab Holders entered into a registration rights agreement (the “Registration Rights Agreement”), to be effective upon the Acquisition Closing pursuant to which, among other things, GHL will agree to undertake certain resale shelf registration obligations in accordance with the U.S. Securities Act of 1933, as amended (the “Securities Act”) and Sponsor, the Sponsor Related Parties and the Grab Holders have been granted customary demand and piggyback registration rights. See “Shares Eligible for Future Sale—Registration Rights.”

Assignment, Assumption and Amendment Agreement

Concurrently with the execution of the Business Combination Agreement, AGC, GHL and Continental entered into the Assignment, Assumption and Amendment Agreement and amended the Existing Warrant Agreement, pursuant to which, among other things, AGC assigned all of its right, title and interest in the Existing Warrant Agreement to GHL effective upon the Initial Closing, and GHL assumed the warrants provided for under the Existing Warrant Agreement.

Amended and Restated Forward Purchase Agreements

Concurrently with the execution of the Business Combination Agreement, AGC, GHL and Sponsor Affiliate amended and restated that certain forward purchase agreement, dated September 16, 2020, by and between AGC and Sponsor Affiliate, and pursuant to such amendment, among other things, Sponsor Affiliate has agreed to purchase units consisting of 17,500,000 GHL Class A Ordinary Shares and 3,500,000 GHL Warrants for an aggregate price equal to $175 million immediately prior to the Acquisition Closing.

Concurrently with the execution of the Business Combination Agreement, AGC, GHL and JS Securities amended and restated that certain forward purchase agreement, dated September 16, 2020, by and between AGC and JS Securities, and pursuant to such amendment, among other things, JS Securities has agreed to purchase units consisting of 2,500,000 GHL Class A Ordinary Shares and 500,000 GHL Warrants for an aggregate price equal to $25,000,000 immediately prior to the Acquisition Closing.

Organizational Structure

The following simplified diagram illustrates the ownership structure of Grab immediately prior to the consummation of the Acquisition Merger:

The following simplified diagram illustrates the ownership structure of AGC immediately prior to the consummation of the Initial Merger:

The following simplified diagram illustrates the ownership structure of GHL immediately following the consummation of the Business Combination, assuming: (i) the No Redemption Scenario; (ii) the Full Exercise Scenario; and (iii) that no Grab shareholder exercises its dissenters’ rights.

Notes:

(1)	“Certain AGC Directors” refer to Richard N. Barton, Aishetu Fatima Dozie and Dev Ittycheria.
(2)	Sponsor Related Parties refer to Altimeter Partners Fund, L.P. and JS Capital LLC.

Charter Documents of GHL Following the Business Combination

Pursuant to the Business Combination Agreement, upon the Closing of the Business Combination, GHL’s memorandum and articles of association shall be amended. See “Description of GHL Securities,” for a description of the Amended GHL Articles and “Comparison of Corporate Governance and Shareholder Rights” for a comparison to the provisions of AGC’s organizational documents.

Stock Exchange Listing of GHL Class A Ordinary Shares and GHL Warrants

GHL has applied for, and shall use reasonable best efforts to cause, the GHL Class A Ordinary Shares and GHL Warrants to be issued in connection with the Business Combination Transactions to be approved for, listing on NASDAQ and accepted for clearance by DTC.

Delisting and Deregistration of AGC Shares

If the Business Combination is completed, AGC Class A Ordinary Shares, AGC Warrants and AGC Units shall be delisted from NASDAQ and shall be deregistered under the Exchange Act.

Headquarters

After completion of the transactions contemplated by the Business Combination Agreement the corporate headquarters and principal executive offices of GHL shall be located at 3 Media Close, #01-03/06, 138498 Singapore.

Background of the Business Combination

The terms of the Business Combination Agreement and related ancillary documents are the result of extensive negotiations between AGC, Grab and their respective representatives. The following is a brief description of the background of these negotiations, the proposed Business Combination and related transactions. It is not, and does not purport to be, a complete catalogue of every interaction between the applicable parties.

AGC is a blank check company incorporated as a Cayman Islands exempted company on August 25, 2020. AGC was formed to complete a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. AGC’s objective was to identify, acquire, and operate a business in a secular-growth area of the technology sector that will compound growth over the long-term for exponential value creation, though AGC reserved the right to pursue an acquisition opportunity in any business or industry.

On October 5, 2020, AGC completed its initial public offering of 50,000,000 units. Each unit consists of one share of Class A common stock and one-fifth of one redeemable warrant to purchase one share of Class A common stock. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $500 million (before underwriting discounts and commissions and offering expenses). Simultaneously with the closing of the initial public offering, AGC consummated the sale of an aggregate of 12,000,000 warrants at a price of $1.00 per warrant in a private placement to the Sponsor, generating gross proceeds of $12 million. In connection with AGC’s initial public offering, Citigroup Global Markets Inc. (“Citigroup”), Goldman Sachs & Co. LLC (“Goldman”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) acted as underwriters to AGC, Ropes & Gray LLP (“Ropes”) acted as U.S. legal advisor to AGC, Maples and Calder (Cayman) LLP acted as Cayman Islands legal advisor to AGC and WithumSmith+Brown, PC acted as the independent registered public accounting firm to AGC. Citigroup, Goldman and Morgan Stanley were not engaged to render, and did not render, a fairness opinion with respect to the Business Combination. The underwriters, including Morgan Stanley, will receive deferred underwriting compensation from AGC if the Business Combination is completed. In addition, Morgan Stanley Asia (Singapore) Pte. was engaged by Grab to act as co-advisor to Grab in connection with the Business Combination and provided valuation and other financial advisory assistance in support of that transaction. See “—Certain Engagements in Connection with the Business Combination and Related Transactions”.

The net proceeds from AGC’s initial public offering and certain proceeds from the sale of the private placement warrants, in the aggregate amount of $500 million, were deposited in a trust account established for the benefit of AGC’s public shareholders.

After its initial public offering, consistent with AGC’s business purpose, AGC’s officers and directors commenced an active, targeted search for an initial set of potential business combination targets, leveraging AGC and the Sponsor’s network of relationships, as well as the prior experience and network of AGC’s officers and directors. Representatives of AGC contacted and were contacted by numerous individuals and entities who presented ideas for business combination opportunities, including financial advisors and companies in the technology sector. In connection with the foregoing, AGC considered more than thirty businesses located outside of the United States and in the United States and focused on a subset of those businesses that it believed had attractive long-term growth potential, were well-positioned within their industry and would benefit from the substantial intellectual capital, operational experience, and network of AGC’s management team. In particular, AGC focused on businesses in a secular-growth area of the technology sector that would compound growth over the long-term for potentially exponential value creation.

In the process that led to identifying Grab as an attractive investment opportunity, between approximately February 4, 2021, and February 23, 2021, AGC and its representatives engaged in discussions with another company with respect to an initial business combination. In connection with these discussions, AGC entered into a customary confidentiality agreement which did not contain a standstill provision, and conducted preliminary due diligence and negotiations, including with respect to a term sheet. The discussions with the potential counterparty did not ultimately lead to a transaction because of a difference in valuation expectations between AGC and the potential counterparty. Ultimately AGC determined that Grab was the most attractive business for a business combination given that other potential target companies did not align as well as Grab with its investment criteria and that Grab presented the most attractive opportunity given that it operates in a large and growing total-addressable market, has the potential to deliver sustainable top-line growth over a long horizon and provides an opportunity to partner with a world-class management team capable of scaling its business around the globe. Additionally, AGC was attracted to Grab’s SuperApp platform, and the opportunity to participate in a company that operates a highly synergistic, deeply integrated ecosystem that is designed to maximize usage and lower service costs, underpinned by proprietary technology and financial infrastructure.

On February 4, 2021, AGC’s Chief Executive Officer, Brad Gerstner, Grab’s President, Ming Maa and Grab’s Head of Fundraising, Chuck Kim met over a conference call to discuss a potential business combination. Mr. Gerstner had been introduced to Ming Maa and Chuck Kim through a mutual business connection. Mr. Gerstner presented information on AGC Sponsor and various Sponsor affiliates and certain next steps were discussed including potentially signing a non-disclosure agreement.

On February 8, 2021, AGC and Grab entered into a customary confidentiality agreement. The confidentiality agreement did not contain a standstill provision.

On February 8, 2021, representatives of Evercore Group L.L.C. (“Evercore”), which as the lead financial adviser to Grab was conducting a competitive bidding process to seek a special purpose acquisition company counterparty for a business combination transaction, held a conference call with AGC representatives to discuss a potential business combination.

On February 10, 2021, Grab and AGC held a video conference where Grab’s Chief Executive Officer and Co-founder, Anthony Tan, Mr. Maa, Grab’s Chief Financial Officer, Peter Oey, and Mr. Kim made a management presentation to AGC describing the business, financial performance and results of operations of Grab.

On February 12, 2021, AGC received access to a virtual data room to begin preliminary due diligence.

On February 18, 2021, representatives of Evercore provided AGC with certain Grab management projections and Grab’s requirements, terms and conditions as contained in a form of letter of intent (which included a term sheet) circulated to potential bidders, including AGC, to complete with their proposed terms.

On February 19, 2021, representatives of Evercore spoke with AGC representatives to schedule a due diligence conference call to discuss historical financials and projections, among other information.

On February 21, 2021, representatives of Grab and AGC held a due diligence call through video conference. The primary focus of this video conference was Grab’s historical financials and management projections for its respective business segments.

On February 22, 2021, AGC submitted its non-binding letter of intent (“LOI”) to Grab, which included a letter from Mr. Gerstner to Grab’s founders and board of directors, a summary term sheet, certain information about AGC, and certain valuation information, including an initial, pre-money enterprise value of Grab between $42 billion to $45 billion on a pro forma basis based upon and subject to certain assumptions, including then-prevailing market conditions, including approximately $500 million of net proceeds from AGC’s trust account (assuming no redemptions), $1.5 billion of PIPE financing, and other relevant assumptions consistent with AGC management’s evaluation of the business.

As of February 24, 2021, Grab received bids from four potential business combination counterparties that included AGC, Company A, Company B and Company C (“Potential Bidders”), in response to the form of letter of intent circulated by Evercore on February 18, 2021 to a small number of potential business combination counterparties. The Potential Bidders were counterparties who have a strong track record of investing in technology-enabled businesses and/or assisting companies in going public via a transaction involving a SPAC.

From February 24, 2021 through February 28, 2021, Evercore provided customary assistance to management of Grab in its review and evaluation of the initial terms of bids received from Potential Bidders (including, but not limited to, proposed valuation for Grab, targeted capital raise, PIPE financing, funds committed by the sponsor or its affiliates, and lock-up agreements). In addition, Evercore, J.P. Morgan’s M&A Advisory Group and Morgan Stanley Asia (Singapore) Pte., as financial advisors, provided assistance to management of Grab in its review and evaluation of the alternatives for potentially becoming public, which comprised, among others things, a comparison of considerations between going public by way of (a) an initial public offering and (b) a business combination with a SPAC.

On February 28, 2021, Evercore arranged for AGC, Company A and Company B to present their respective proposals to Grab’s management.

Throughout the period from February 24, 2021 to March 5, 2021, discussions were held between representatives of Evercore, AGC and other Potential Bidders on the general economic and other terms of a potential transaction, including but not limited to, proposed valuation of Grab, which, in respect of the bid from AGC, generally remained consistent with the pre-money enterprise value of Grab between $42 billion to $45 billion on a pro forma basis upon and subject to certain assumptions including then-prevailing market conditions, a targeted capital raise, PIPE financing, other funds committed by the sponsor or its affiliates (including to backstop any redemptions out of the trust fund), the proposed use of proceeds, post-transaction corporate governance, sponsor promote, open-market purchases, lock-up agreements and a proposed transaction timeline.

As part of the negotiations between AGC, Sponsor, Grab and representatives of Evercore involving the terms of the LOI and in order to make its proposal more attractive, Sponsor offered to increase the lock-up of its shares to be held in the combined entity from 180 days to a period of three years and increased the amount it was willing to provide commitments for in respect of the Business Combination through the Sponsor Related Parties. The parties also agreed to increase the size of the PIPE financing from $1.5 billion to $2.5 billion. In addition, during this time period, discussions were held between Grab’s legal counsels, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) and Hughes Hubbard & Reed LLP (“Hughes Hubbard”), and AGC’s legal counsel, Ropes, regarding the LOI, which included a term sheet for the key terms of the transaction documents. In addition, discussions were held and drafts were exchanged between the parties and their legal advisers on the provisions of the term sheet and the final term sheet was prepared. The principal issues discussed included the determination of the enterprise value and commercial terms regarding capital commitments to the PIPE investment, back-stop, the sponsor promote, the proposed GrabForGood Fund, open-market purchases, and post-closing lock-up agreements.

On March 1, 2021, AGC shared its diligence request list with Grab.

On March 3, 2021, AGC shared certain other materials with Grab, including presentation materials for Grab’s board of directors.

On March 4, 2021, representatives of Evercore presented a summary of the bids received to Grab’s board of directors, and also arranged for AGC and Company A to present their proposals to Grab’s board of directors thereafter. AGC was eventually selected by Grab’s management and board of directors as Grab’s preferred acquirer primarily due to the management team of Sponsor’s (i) proven track record of successfully investing in leading technology companies including marketplace internet businesses and helping such companies go public, (ii) strong conviction of Grab’s equity story, demonstrated by the sizeable amount of capital which the Sponsor Affiliate agreed to commit alongside the transaction and its proposal to subject its sponsor promote to a 3-year lockup, and (iii) alignment with Grab’s mission, demonstrated by the Sponsor’s offer to donate 10% of its sponsor promote to the GrabForGood Fund. Proposals received from the other Potential Bidders were considered but were eventually not selected as the preferred proposal following various events in the process. Company A was ultimately not selected following its presentation to Grab’s board on March 4, 2021 due to (a) the amount of funds committed by the sponsor of Company A and its respective affiliates (including the amount of proposed backstop agreement for any redemptions by public shareholders of Company A) and (b) an assessment of its alignment with Grab’s social mission. Company B was ultimately not selected following its presentation to Grab’s management on February 28, 2021 due to (a) the amount of funds committed by the sponsor of Company B and its respective affiliates (including the amount of proposed backstop agreement for any redemptions by public shareholders of Company B), (b) the length of its proposed sponsor promote lock-up and (c) an assessment of its alignment with Grab’s social mission. Company C was ultimately not selected following the initial review period which took place between February 24, 2021 and February 28, 2021, due to (a) its proposed valuation of Grab, (b) the amount of funds committed by the sponsor of Company C and its respective affiliates (including the amount of proposed backstop agreement for any redemptions by public shareholders of Company C), (c) the length of its proposed sponsor promote lock-up and (d) an assessment of its alignment with Grab’s social mission.

On or around March 5, 2021, AGC engaged J.P. Morgan’s Equity Capital Markets Group and Morgan Stanley as lead placement agents and Evercore and UBS Securities LLC (“UBS”) as its co-placement agents in connection with the PIPE financing. As consideration for providing these services, upon consummation of the Business Combination, J.P. Morgan is entitled to a fee of at least $27.3 million, Morgan Stanley is entitled to a fee of at least $27.3 million, Evercore is entitled to a fee of at least $3.4 million and UBS is entitled to a fee of at least $3.4 million. Evercore will also receive $30 million in connection with its role as financial advisor to Grab, and Morgan Stanley will receive $7 million as deferred underwriting fee for AGC’s initial public offering if the Business Combination is completed. In addition to the fees mentioned above, $6.8 million will be disbursed among J.P. Morgan, Morgan Stanley, Evercore and UBS for their roles as placement agents in connection with the PIPE financing upon the consummation of the Business Combination, subject to AGC Board’s discretion, with the exact allocation to be determined on the date of closing of the Business Combination based on (i) the number of PIPE investor meetings set up by the respective firms, (ii) the total amount of investment made by PIPE investor accounts assigned to, and managed by, the respective firms and (iii) an assessment of the overall performance of the respective firms. AGC also has discretion to pay J.P. Morgan, Morgan Stanley, Evercore and UBS additional fees of up to $8.2 million in connection with their roles as placement agents in connection with the PIPE financing upon consummation of the Business Combination, though AGC may decide not to pay any such fees. The payment and allocation of up to an additional $8.2 million of discretionary fees, if any, will be determined by the AGC Board based on the same factors as the aforementioned $6.8 million disbursement and are additional incremental fees for the work performed by the respective placement agents in connection with the PIPE financing. The maximum aggregate amount of fees (excluding any to be determined discretionary fees) that J.P. Morgan, Morgan Stanley, Evercore and UBS can be paid in connection with the Business Combination is $113.5 million.

On March 5, 2021, the non-binding LOI between AGC and Grab was executed and included the term sheet setting forth the key terms of the transaction documentation as well as standard confidentiality and exclusivity terms. Pursuant to the LOI, each of Grab and AGC agreed to be subject to an exclusivity period from the date of the LOI until the earliest of (i) the parties’ mutual agreement in writing to terminate the exclusivity obligations contained in the LOI and (ii) April 18, 2021 (subject to extension for an additional ten business days by either party by giving notice to the other prior to such date) (the “Exclusivity Period”). During the Exclusivity Period, each of Grab, on the one hand, and AGC, on the other hand, agreed that it would not and would direct its representatives acting on its behalf not to, (i) solicit, initiate, submit, facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer with respect to a third-party acquirer (in the case of Grab) or potential business combination targets (in the case of AGC); (ii) furnish or disclose any non-public information to any such person or entity; (iii) enter into any agreement, arrangement or understanding with respect to any such entity; or (iv) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any or entity to do or seek to do any of the foregoing, subject to certain agreed upon exceptions. In addition, the LOI noted the parties’ agreement on the following material terms of the transaction and ancillary documents: (i) a pre-money enterprise value of the combined entity between $42 billion to $45 billion on a pro forma basis upon and subject to certain assumptions (such as to valuation of certain equity grants utilizing the treasury method), (ii) a lock-up of three years for the Sponsor and of 180 days, with an early release mechanism under certain circumstances, for certain shareholders of Grab for the shares to be held by them in the combined entity, (iii) certain terms of the Registration Rights Agreement, including limiting the Sponsor to no more than three demand rights and (iv) the corporate governance of the combined entity to include a dual class structure that provides voting control to Mr. Tan through high-voting rights and voting proxies granted by Tan Hooi Ling and Ming Maa. In particular, the post-combination dual-class structure with high-voting Class B ordinary shares was agreed upon by both parties in order to ensure stability in the combined entity and allow for the continuation of the existing control that Mr. Tan exercises over Grab.

On March 5, 2021, an all-parties kick-off video conference call was held between AGC, Grab, and their respective advisers to discuss a proposed transaction timetable and coordination matters. Shortly thereafter, Grab provided AGC and its legal advisors with access to a virtual data room for purposes of conducting further business, operational, financial, legal, tax, intellectual property, key partnership arrangements and other due diligence with respect to Grab. Between March 5, 2021, through the time of the AGC Board approval of the Business Combination Agreement, representatives of AGC conducted further business, financial and other due diligence with respect to Grab and, over the same period of time, Grab’s legal and tax advisors conducted due diligence with respect to Grab, including calls and other exchanges among the relevant parties. Before reaching the conclusion that it was in the best interests of AGC to approve the proposed transaction, AGC was provided with high-level summaries of the due diligence process and key due diligence findings of AGC’s and its representatives’ and tax and legal advisors’ due diligence. The due diligence process included, but was not limited to: (i) a comprehensive review of the materials provided in the virtual data room; requests for follow-up data and information from Grab, including Grab responses to due diligence questions; (ii) multiple meetings and calls with Grab regarding Grab’s business and operations, projections and technical diligence matters, as well as financial, tax and legal matters, including those related to intellectual property and technology matters, regulatory matters, litigation matters, corporate matters (including material contracts, capitalization and other customary corporate matters), and labor and employment matters; and (iii) summaries provided to AGC of key findings with respect to business, operational and financial due diligence, which included a high-level summary of the financial, tax and legal due diligence findings by AGC’s various tax and legal advisors engaged in connection with the transaction, including Ropes and other local counsel in the jurisdictions in which Grab operates (legal matters) and KPMG LLP (financial and tax diligence).

Between March 5 and April 12, 2021, representatives of AGC, Grab and certain of their financial and legal advisors held several video conferences each week to discuss the status of the Business Combination and related PIPE financing and any issues relating to such transactions.

In light of (i) Morgan Stanley’s role as an underwriter in AGC’s initial public offering, (ii) Morgan Stanley Asia (Singapore) Pte.’s role as co-advisor to Grab in connection with the Business Combination, and (iii) Morgan Stanley’s role as a lead placement agent in connection with the PIPE financing, Grab signed a conflicts waiver letter on March 16, 2021, and AGC signed a conflict waiver letter on March 17, 2021. Pursuant to these letter agreements, Grab and AGC, respectively, after careful consideration of the potential benefits of engaging Morgan Stanley and its affiliate in such roles, consented to Morgan Stanley Asia (Singapore) Pte.’s role as co-advisor to Grab in connection with the Business Combination and Morgan Stanley’s roles as joint placement agent to AGC in connection with the PIPE financing and as an underwriter in AGC’s public offering. The aggregate fees payable to Morgan Stanley and its affiliates upon consummation of the Business Combination in connection with the IPO, the PIPE financing and as co-advisor to Grab is at least $34.3 million.

On March 9, 2021, Skadden sent Ropes an initial draft of the form of PIPE Subscription Agreement. On March 11, 2021, Ropes sent initial comments to Skadden, and on the same day, Skadden circulated a revised draft to Cooley LLP (“Cooley”), the U.S. legal advisor to the placement agents in connection with the PIPE financing, and Ropes. Subsequently, Skadden, Cooley and Ropes exchanged numerous drafts of the form of PIPE Subscription Agreement, the most significant exchanges of which are summarized in more detail below, and in connection with each exchange they also held a number of phone discussions regarding the form of PIPE Subscription Agreement. In connection with these exchanged drafts and discussions, Skadden, Cooley and Ropes also had regular contact with their respective clients during this period to keep them apprised of the status of the form of PIPE Subscription Agreement and solicit their feedback in connection with this document.

Between March 8, and March 12, 2021, representatives of Grab, AGC, Evercore, J.P. Morgan’s Equity Capital Markets Group, Morgan Stanley and Morgan Stanley Asia (Singapore) Pte. discussed valuation metrics with regard to the potential business combination and PIPE financing. Based on the discussions, AGC and Grab decided to market the PIPE financing to prospective PIPE investors at a pre-money enterprise value ranging from $30.1 billion to $34.1 billion.

On March 12, 2021, Hughes Hubbard sent Ropes an initial draft of the Business Combination Agreement. The initial draft of the Business Combination Agreement reflected the terms of the executed LOI, which included a term sheet, and as a result, there were relatively few open business points for negotiation among the parties. Subsequently, Hughes Hubbard, Skadden and Ropes exchanged drafts of the Business Combination Agreement and related ancillary documents, the most significant exchanges of which are summarized in more detail below, and in connection with each exchange Ken Lefkowitz, Carlos Lobo, Gerold Niggermann and Alexander Rahn of Hughes Hubbard, Jonathan Stone and Andrew Cohn of Skadden and Paul Scrivano, Sarah Davis and David Acquay of Ropes also held a number of phone discussions and video-conferences regarding the Business Combination Agreement and the other ancillary documents. In connection with these exchanged drafts and discussions, Ropes, Skadden and Hughes Hubbard also had regular contact with their respective clients during this period to keep them apprised of the status of the Business Combination Agreement and related ancillaries and solicit their feedback in connection with the documents. The principal terms of the Business Combination Agreement being negotiated during such time related to, among other things, (i) the structure and terms of the Initial Merger and Acquisition Merger (each as defined in the Business Combination Agreement), (ii) the scope of representations, warranties, interim operating covenants and dollar thresholds as well as the relevant materiality qualifiers, (iii) the applicable pre-closing conditions with respect to both the Initial Merger and the Acquisition Merger and approvals, including regulatory approvals, required to consummate the Business Combination, (iv) the definition of Material Adverse Effect, (v) the composition of the GHL Board of Directors and (vi) certain provisions related to the PIPE financing and the Amended and Restated Forward Purchase Agreements. The parties also negotiated certain terms of the related ancillary documents such as the Shareholders’ Deed pursuant to which, among other things, Tan Hooi Ling and Ming Maa and their Permitted Entities granted proxies to Mr. Tan, the Amended GHL Articles, the Grab Shareholder Support Agreements, the Sponsor Support Agreement, the Lock-up Agreement and the Registration Rights Agreement, which were also negotiated in conjunction with the Business Combination Agreement.

During March 2021 upon the request of Grab, Evercore, J.P. Morgan’s M&A Advisory Group and Morgan Stanley Asia (Singapore) Pte. provided Grab with market information on dual-class structures adopted by US-listed technology companies, and they along with Grab held numerous discussions regarding the voting ratio between the Class B Ordinary Shares and Class A Ordinary Shares. After taking into consideration, among other things, relevant marketing considerations for PIPE investors including such investors’ acceptance of the proposed voting ratio and potential future dilutive transactions, Grab proposed to AGC that each Class B Ordinary Share would carry forty-five (45) votes for such time as such Class B Ordinary Share was held by any of Mr. Tan, Tan Hooi Ling, Ming Maa or their respective Permitted Entities, and that, irrespective of such high-voting rights, the Class B Ordinary Shareholders would have the power to elect the majority of the members of the GHL Board of Directors. The purpose of this proposal was to ensure, in combination with the Shareholders’ Deed, the continuity of the control that Mr. Tan currently exercises. In response to this proposal, the parties discussed under which circumstances and at what time the Class B Ordinary Shares would mandatorily convert into Class A Ordinary Shares, thereby losing their special powers and privileges. During the negotiations, the Key Executives agreed to a lock-up of three years for certain of their equity grants in order to align interests with all shareholders.

On March 14, 2021, Ropes sent Hughes Hubbard a revised draft of the Business Combination Agreement that proposed revisions to the overall suite of representations, warranties and covenants to be provided by each party under the Business Combination Agreement, including, among others, revisions to the scope of the interim operating covenants of Grab and AGC and the required level of shareholder support for the Business Combination.

Beginning on March 14, 2021, representatives of J.P. Morgan’s Equity Capital Markets Group and Morgan Stanley, as lead placement agents in connection with the PIPE financing, and Evercore and UBS, as co-placement agents in connection with the PIPE financing, began contacting a limited number of prospective PIPE investors, each of whom agreed to maintain the confidentiality of the information received pursuant to customary over-the-wall procedures, to discuss Grab, the proposed Business Combination and the PIPE financing and to determine such investors’ potential interest in participating in the PIPE financing. The prospective PIPE investors were selected by AGC and Grab, taking into account previous interactions (if any) in the course of Grab’s investor engagements, as well as inputs from the lead placement agents and co-placement agents, which were institutional investors who had an interest in investing in similar transactions on a “wall cross” basis. Certain of the prospective PIPE investors or their affiliates were existing shareholders of AGC based on prevailing Form 13G filings. Additionally, certain investors in the PIPE are affiliated with the underwriters of AGC’s initial public offering. Certain of the prospective PIPE investors also were existing holders of Grab’s equity or debt securities. J.P. Morgan’s Equity Capital Markets Group, Morgan Stanley, Evercore and UBS each has pre-existing relationships with certain of the prospective PIPE investors.

Beginning on March 14, 2021, and throughout the week of April 5, 2021, representatives of AGC, J.P. Morgan’s Equity Capital Markets Group, Morgan Stanley, Evercore and UBS participated in various video-conference meetings with prospective PIPE investors.

On March 16, 2021, and March 17, 2021, Ropes and Hughes Hubbard held conference calls to discuss certain issues and other matters related to the March 14, 2021 draft of the Business Combination Agreement, specifically with respect to the scope of the representations and warranties (with AGC wanting more fulsome representations and warranties than Grab had initially proposed), the scope of the interim operating covenants of Grab (with AGC wanting broader covenants applicable to Grab than Grab had initially proposed) and AGC and certain closing conditions (with AGC seeking to minimize the conditionality with a more limited set of conditions than Grab had initially proposed). After discussions among the parties relating to these issues the parties reached compromises the final terms of which are reflected in the summary of the Business Combination Agreement included in this proxy statement/prospectus. See “Business Combination Proposal—Business Combination Agreement”.

On March 17, 2021, Skadden and Ropes held a conference call to discuss matters related to the draft of the form of PIPE Subscription Agreement, and on March 19, 2021, Skadden sent a revised draft of the form of PIPE Subscription Agreement to Ropes and Cooley.

On March 19, 2021, Hughes Hubbard sent Ropes a revised draft of the Business Combination Agreement, and on March 22, 2021, Ropes and Hughes Hubbard held a conference call to discuss issues and other matters related to the March 19, 2021 draft of the Business Combination Agreement, most significantly with respect to the representations and warranties of each party, revisions to the scope of the interim operating covenants of Grab and AGC and revisions to certain closing conditions consistent with the conference call held on March 17, 2021.

On March 23, 2021, Hughes Hubbard, Ropes, Grab and AGC held a conference call to discuss transaction structuring considerations under the Business Combination Agreement.

On March 24, 2021, the AGC Board held a board meeting to discuss, among other things, the status of its proposed business combination with Grab and the key terms and structure of the Business Combination and the related PIPE financing. The board also discussed key investment-case and valuation-related materials and analyses included in presentations prepared by AGC as well as data and analysis provided by the Grab management team. Such investment case materials included revenue and revenue multiples as well as Adjusted EBITDA (PIPE) and Adjusted EBITDA (PIPE) multiples and, projected metrics under various expected scenarios with respect to Grab’s performance and market conditions and other underlying assumptions. All board members and representatives of Ropes were present. During this meeting, the AGC Board considered the business and operations of Grab including its Super-App platform and the opportunities it presented. It discussed projections regarding Grab’s business, prospects, financial condition, operations, technology, products, offerings, management, competitive position, and strategic business goals and objectives, general economic, industry, regulatory, and financial market conditions, and opportunities and competitive factors within Grab’s industry. It considered the large and growing addressable market Grab operates in, given Southeast Asia is one of the fastest growing digital economies in the world. It also considered that a business combination with Grab would provide an opportunity to partner with a world-class management team capable of scaling a business around the globe and that Grab’s business had the potential to deliver sustainable top-line growth for the long term.

Balanced against these considerations the AGC Board also focused on certain risks relating to the business and its operations, including:

•

Financial Matters. The AGC Board considered that Grab is still in a relatively early stage of its growth and that future financial performance might be negatively impacted by factors outside Grab’s control.

•

Regulatory Matters. The AGC Board considered that Grab operates in various geographical regions with complex regulatory regimes that apply to Grab’s business and potential difficulties Grab might have complying with such regulatory regimes, including with respect to regulations impacting the payment card industry, digital banking, fraud management, anti-money laundering, distribution of insurance products, ride hailing, worker classification, package delivery services, health and safety, data privacy, e-commerce and competition.

•

Litigation. The AGC Board considered Grab’s involvement in litigation related to driver-partner classification and the investigation relating to potential violations of certain anti-corruption laws that Grab voluntarily self-reported to the U.S. Department of Justice. With respect to driver-partner classification litigation, the only matter the AGC Board considered was Grab’s current involvement in an action relating to a driver-partner’s classification as an independent contractor in Malaysia, which is further described in this proxy statement/prospectus on page 299 under “Independent Contractor Matters” which AGC management concluded did not present a material issue given that at such time the complaint had been dismissed (subject to the former driver-partner having filed an application for judicial review, which was subsequently dismissed) and that this issue could only impact Grab’s mobility segment in Malaysia which accounts for only an immaterial portion of Grab’s overall business given its diverse business model and geographic scale. In light of this context, the AGC Board relied on AGC management’s judgment that such matter did not present a material risk to the transaction or Grab’s business and did not engage in any further specific discussion or analysis on this topic other than to consider it as a potential issue and ultimately conclude it was not material. This issue similarly was not considered material for purposes of the negotiations relating to the Business Combination Agreement and did not influence the negotiations or final terms of the business combination. With respect to the investigation relating to potential violations of certain anti-corruption laws, the AGC Board relied on AGC management’s judgment that such matter did not present a material risk to the transaction or Grab’s business given the potential violations were self-reported on a voluntary basis, relate to operations in a country which did not represent a material portion of Grab’s revenue in 2020 and the monetary amount in respect of such potential violations was immaterial relative to the valuation of the transaction and/or to Grab’s business; therefore, the AGC Board did not engage in any further specific discussion or analysis on this topic other than to consider it as a potential issue and ultimately conclude it was not material. Similarly, in light of this context, while the potential violations were discussed during the due diligence process, the potential violations were not a material part of the negotiations relating to the Business Combination Agreement and did not materially impact its final terms and AGC did not raise these issues in the negotiations because they were immaterial and if they had been raised might have erroneously signaled that AGC was overly focused on immaterial and de minimis issues. See “Risk Factors—Risks Relating to Grab’s Business—Grab is subject to various laws with regard to anti-corruption, anti-bribery, anti-money laundering and countering the financing of terrorism and has operations in certain countries known to experience high levels of corruption.

Grab’s audit and risk committee led an investigation into potential violations of certain anti-corruption laws related to its operations in one of the countries in which it operates and has voluntarily self-reported the potential violations to the U.S. Department of Justice. There can be no assurance that failure to comply with any such laws would not have a material adverse effect on it.”

Risks related to intellectual property, technology, corporate (including material contracts), and labor and employment matters were not specifically discussed on an in-depth level at this meeting. The AGC Board did not consider and engage in discussion of more specific matters relating to the topics described above given that the AGC Board relied on AGC management’s judgment that they did not materially impact the agreed upon valuation of the transaction and did not materially impact the AGC Board’s decision to approve and recommend the transaction on the terms in the Business Combination Agreement. The AGC Board focused their discussions on the key investment-case and valuation-related materials and analyses and related topics that are discussed in “The Business Combination Proposal—AGC’s Board of Directors’ Reasons for the Approval of the Business Combination”.

In connection with considering risks applicable to Grab and the transaction, the AGC Board and its representatives reviewed due diligence summaries prepared by outside advisors (i.e., Ropes, Baker & McKenzie LLP, DFDL, Noerr, Shin & Kim LLC with respect to legal due diligence matters and KPMG LLP with respect to tax, financial, commercial and cyber security due diligence matters) and members of AGC management discussed the findings contained therein with such outside advisors throughout the time period leading up to approval of the Business Combination. Each of Ropes, Baker & McKenzie LLP, DFDL, Noerr, and Shin & Kim LLC prepared due diligence summaries (collectively, the “legal due diligence summaries”) with respect to legal due diligence matters in their respective jurisdictions, which included the United States, China, Indonesia, Malaysia, Myanmar, Philippines, Singapore, Thailand, Vietnam, Cambodia, Romania and South Korea, with respect to corporate matters, intellectual property matters, regulatory matters, material contracts, and employment matters, as applicable. KPMG LLP provided a due diligence summary with respect to Grab’s tax, financial, commercial and cyber security matters. These due diligence materials were prepared by the relevant advisors to assist AGC in its due diligence review of certain aspects of Grab’s business based on each of the advisor’s respective expertise and their review of materials provided by Grab throughout the due diligence process. The legal due diligence summaries considered matters based on information provided by Grab relating to the impact of the transaction on Grab’s material contracts and employee benefit plans (including with respect to any change of control clauses or other rights triggered upon announcement or consummation of the transaction, indemnification obligations and potential termination events triggered by the transaction), Grab’s corporate organizational structure and the approvals required in connection with the transaction, ongoing litigation, regulatory and compliance matters and the sufficiency of Grab’s programs and policies with respect to protection of its intellectual property. The summary prepared by KPMG considered matters based on information provided by Grab relating to various costs and liabilities identified during the diligence process, a review of Grab’s tax function and related filings, a review of the business verticals and countries covered by Grab, a market assessment by country, a competition assessment by country, and an assessment of Grab’s governance and processes relating to cyber security.

As for potentially material items in the due diligence materials described above, the legal due diligence summaries identified the investigation relating to potential violations of certain anticorruption laws that Grab voluntarily self-reported to the U.S. Department of Justice which the AGC Board considered, and concluded that the issue was not viewed as material as further described above with respect to the March 24, 2021 board meeting. Similarly, given AGC’s view that it was not a material issue, while the potential violations were discussed during the due diligence process, the potential violations were not a material part of the negotiations relating to the Business Combination Agreement. The legal due diligence summaries also identified Grab’s current involvement in an action relating to a driver-partner’s classification as an independent contractor in Malaysia, which is further described in this proxy statement/prospectus on page 299 under “Independent Contractor Matters” which AGC management concluded did not present a material issue given that at such time the complaint had been dismissed (subject to the former driver-partner having filed an application for judicial review, which was subsequently dismissed) and that this issue could only impact Grab’s mobility segment in Malaysia which accounts for only an immaterial portion of Grab’s overall business given its diverse business model and geographic scale. In light of this context, this issue similarly was not considered material for purposes of the negotiations relating to the Business Combination Agreement. Other than these two specific issues, there were no issues in the diligence materials that were specifically discussed or analyzed as potential issues or that were a material part of the negotiations relating to the Business Combination Agreement.

On March 26, 2021, Ropes sent Hughes Hubbard a revised draft of the Business Combination Agreement which included proposed revisions, among others, relating to certain changes to the representations and warranties of Grab and AGC and revisions to the scope of the interim operating covenants of Grab and AGC, and Ropes and Hughes Hubbard held a conference call to discuss these issues.

On March 29, 2021, Skadden and Ropes held a conference call to discuss comments from Ropes received on the same day on the draft of the form of PIPE Subscription Agreement.

On March 30, 2021, Hughes Hubbard sent Ropes a revised draft of the Business Combination Agreement, and on April 3, 2021, Ropes, Skadden and Hughes Hubbard held a conference call to discuss certain issues and other matters related to the March 30, 2021 draft of the Business Combination Agreement and related documents, including the timing of the Grab shareholder approval, the timing of the Initial Merger and Acquisition Closing, the scope of the representations and warranties, the scope of the interim operating covenants of Grab and AGC and certain closing conditions.

On April 1, 2021, the AGC Board held a board meeting to discuss the proposed business combination with Grab and the key terms and structure of the Business Combination and the related PIPE financing. All board members and representatives of Ropes were present. At the meeting, a representative of Ropes provided the AGC Board with an overview of the board’s fiduciary duties in the context of the proposed Business Combination and an overview of the proposed Business Combination and related PIPE financing (including the potential benefits and the risks related thereto), the key terms of the Business Combination Agreement and related ancillary documents (copies of all of which were provided to all of the members of the AGC Board in advance of the meeting) and provided a status update with respect to negotiations around key terms in such documents. The board also discussed key investment-case and valuation-related materials and analyses including updated information based on the same materials considered at the March 24, 2021 board meeting described above. In terms of specific investment-case items discussed, the AGC Board considered that the business combination with Grab presented an opportunity to participate in a company that operates a highly synergistic, deeply integrated ecosystem that is designed to maximize usage and lower service costs, underpinned by proprietary technology and financial infrastructure. It considered Grab’s commitment to investing in research and development, which has created strong core technology and AI assets that allowed Grab to build a trusted and customized platform. In terms of specific risks relating to Grab’s business and operations, the AGC Board focused on the following matters in addition to those previously considered by the Board (which are summarized above with respect to the March 24, 2021 board meeting):

•

Financial Matters. The AGC Board considered that Grab’s future financial performance may not meet the AGC Board’s expectations due to factors in Grab’s control or out of Grab’s control, including risks relating to ongoing and unpredictable developments relating to the COVID-19 pandemic.

•

Intellectual Property and Technology Matters. The AGC Board considered that Grab’s brand value and technology, including its intellectual property, are some of its core assets, and evaluated the sufficiency of Grab’s protection of these assets as well as the potential for infringement or competition to adversely impact the value of Grab’s intellectual property and technology.

•	Tax Matters. The AGC Board considered the material tax compliance programs in place at Grab, and the risk that various positions asserted could be challenged by relevant authorities.

There were no new additional risks related to regulatory or litigation matters and no corporate (including material contracts), and labor and employment matters specifically discussed in depth at this meeting. The AGC

Board did not consider and engage in discussion of more specific matters relating to the topics described above given that the AGC Board relied on AGC management’s judgment that they did not materially impact the agreed upon valuation of the transaction and did not materially impact the AGC Board’s decision to approve and recommend the transaction on the terms in the Business Combination Agreement. The AGC Board focused their discussions on the key investment-case and valuation-related materials and analyses and related topics that are discussed in “The Business Combination Proposal—AGC’s Board of Directors’ Reasons for the Approval of the Business Combination”.

On April 1, 2021, the initial draft of the form of PIPE Subscription Agreement was sent to potential investors considering participating in the proposed PIPE financing in connection with the Business Combination. After a draft form of the PIPE Subscription Agreement had been provided to the prospective PIPE investors, the terms of the forms of PIPE Subscription Agreements, including with respect to certain closing conditions and the registration rights set forth in the form, among other terms and conditions, were further negotiated between representatives of Skadden, Hughes Hubbard, Ropes and Cooley, on behalf of their respective clients, and on behalf of the PIPE investors by their respective advisors.

On April 2, 2021, Ropes sent Hughes Hubbard a revised draft of the Business Combination Agreement which included proposed revisions, among others, relating to certain changes to the representations and warranties of Grab and AGC, revisions to the scope of the interim operating covenants of Grab and AGC and revisions to certain closing conditions and related structuring matters.

On April 3, 2021, Ropes, Skadden and Hughes Hubbard held a conference call to discuss the above-described issues and other matters related to the April 2, 2021 draft of the Business Combination Agreement and related documents and were able to find compromise positions with respect to these issues after further discussing the concerns of each party, which final terms are reflected in the summary of the Business Combination Agreement included in this proxy statement/prospectus. See “Business Combination Proposal—Business Combination Agreement”.

On April 3, 2021, Grab and AGC continued their discussion around pricing transaction at a pre-money enterprise value of $30.4 billion, taking into consideration the market conditions at that time, size of the PIPE financing, feedback from certain prospective PIPE investors, among other things. Such prospective PIPE investors were generally positive on the growth opportunities in Southeast Asia and believed Grab would be able to continue to grow and build on its leading category position in deliveries, mobility and financial services. They also were generally agreeable to the valuation multiples relative to selected comparable companies and, considering the above factors, indicated their willingness to invest at the pre-money enterprise value of $30.4 billion. In addition, the near-final versions of the investor presentations that had been prepared to be used in connection with the PIPE financing were uploaded to the virtual data room for prospective PIPE investors.

On April 5, 2021, Hughes Hubbard sent Ropes revised drafts of the Business Combination Agreement, and Grab, AGC, Ropes, Skadden and Hughes Hubbard held a conference call to discuss issues and other matters related to the April 5, 2021 draft of the Business Combination Agreement and related documents including specifically with respect to the timing and mechanics of the Initial Merger and Acquisition Closing (to ensure structuring would be respected and to minimize changes between the closings), certain changes to the representations and warranties of Grab and AGC (with Grab seeking to limit the representations and warranties applicable to it based on what AGC had proposed), revisions to the scope of the interim operating covenants of Grab (with Grab seeking to have broader exceptions to such covenants than AGC had proposed) and revisions to certain closing conditions. After negotiating compromises based on the priorities of each party, the parties were able to reach agreement which final terms are reflected in the summary of the Business Combination Agreement included in this proxy statement/prospectus. See “Business Combination Proposal—Business Combination Agreement”.

On April 7, 2021, Skadden sent consolidated comments received from potential investors in the proposed PIPE financing to Cooley and Ropes, and after Skadden, Cooley and Ropes exchanged further drafts of the form of PIPE Subscription Agreement, and a second revised draft was sent to the potential PIPE investors on April 9, 2021.

On April 7, 2021, representatives of AGC, Grab, J.P. Morgan’s Equity Capital Markets Group, J.P. Morgan’s M&A Advisory Group, Morgan Stanley, Evercore and UBS held a video-conference call to discuss order allocations to prospective PIPE investors.

On April 8, 2021, Ropes sent Hughes Hubbard a revised draft of the Business Combination Agreement which included proposed revisions, among others, relating to the timing and mechanics of the Initial Merger and Acquisition Closing, the timing of the Grab shareholder approval, certain changes to the representations and warranties of Grab and AGC, revisions to the scope of the interim operating covenants of Grab and AGC and revisions to certain closing conditions.

On or around April 8, 2021, the near-final version of the Business Combination Agreement was uploaded to the virtual data room for prospective PIPE investors.

On April 9, 2021, Ropes and Hughes Hubbard held a conference call to discuss the above-described issues and other matters related to the April 8, 2021 draft of the Business Combination Agreement and related documents and were able to find compromise positions with respect to these issues after further discussing the concerns of each party, which final terms are reflected in the summary of the Business Combination Agreement included in this proxy statement/prospectus. See “Business Combination Proposal—Business Combination Agreement”.

Following signing of the LOI until on or around April 8, 2021 when the key business terms of the Business Combination Agreement were being finalized, Grab and AGC continued to review the initial, pre-money enterprise value of Grab which was agreed at the LOI stage to be between $42 billion to $45 billion on a pro forma basis in light of then-current market conditions and the latest financial information available relating to Grab. Based on the latest available information, the parties immediately prior to signing agreed to a final implied pro forma enterprise value in connection with the Business Combination of approximately $31.2 billion.

On April 9, 2021, another meeting of the AGC Board was held to discuss the proposed business combination with Grab. All board members and representatives of Ropes were present. At the meeting, a representative of Ropes provided the AGC Board with another overview of the board’s fiduciary duties in the context of the proposed Business Combination and an updated overview of the proposed Business Combination and related PIPE financing (including the potential benefits and the risks related thereto). In connection with the foregoing, copies of the Business Combination Agreement and related ancillary documents were provided to all of the members of the AGC Board in advance of the meeting.

In connection with the foregoing, the Board considered that Grab’s hyperlocal strategy enables localized experiences for its driver- and merchant-partners and consumers, which allows Grab to navigate each market’s unique complexities, and enables partnerships with leading local businesses in various sectors. It also considered that Grab operates in a region still in a relatively early stage of online disruption and which represents an underpenetrated market in the online food delivery, ride-hailing, e-wallet payments and digital financial services verticals. In terms of specific risks relating to the business and its operations, the AGC Board focused on the following matters in addition to those previously considered by the Board (which are summarized above with respect to the March 24, 2021 and April 1, 2021 board meetings):

•	Financial Matters. The AGC Board considered that Grab faces intense competition across the segments and markets it serves.

•

Corporate Matters (including Material Contracts). The AGC Board considered that Grab operates in markets such as Thailand, Vietnam, the Philippines and Indonesia with laws and regulations that place restrictions on foreign investment in and ownership of entities engaged in a number of business activities which adds a level of complexity to its structure and contractual arrangements relating to operations in these jurisdictions.

•

Labor and Employment Matters. The AGC Board considered that Grab is required to classify drivers as employees or otherwise, and the independent contractor status of drivers is currently being challenged in courts, by government agencies, non-governmental organizations, groups of drivers, labor unions and trade associations all around the world and this presents an operational and legal risk to Grab.

There were no new additional risks related to regulatory, litigation matters, intellectual property, technology or tax matters specifically discussed in depth at this meeting. The AGC Board did not consider and engage in discussion of more specific matters relating to the topics described above given that the AGC Board relied on AGC management’s judgment that they did not materially impact the agreed upon valuation of the transaction and did not materially impact the AGC Board’s decision to approve and recommend the transaction on the terms in the Business Combination Agreement. The AGC Board focused their discussions on the key investment-case and valuation-related materials and analyses and related topics that are discussed in “The Business Combination Proposal—AGC’s Board of Directors’ Reasons for the Approval of the Business Combination”.

Following an in-depth discussion of the Business Combination Transactions, the board unanimously approved AGC’s entry into the Business Combination Agreement, the Business Combination Transactions and the related ancillary agreements and determined that entry into the transactions and the proposals to be approved pursuant to this proxy statement/prospectus were in the best interest of AGC and recommended that its shareholders vote “FOR” the proposals to be approved pursuant to this proxy statement/prospectus. The AGC Board did not obtain a third-party valuation or fairness opinion in connection with its resolution to approve the Business Combination but determined that AGC’s directors and officers and the other representatives of AGC had substantial experience in evaluating the operating and financial merits of companies similar to Grab and reviewed certain financial information of Grab, including with respect to GMV, Adjusted Net Revenue, Contribution Profit and Adjusted EBITDA (PIPE) for the 2018, 2019 and 2020 fiscal years, as well as management’s projections for such metrics as well as other financial information for the 2021, 2022 and 2023 fiscal years including the Projections included in this proxy statement/prospectus, which included certain of these metrics presented on a “Pre-Interco” basis. AGC concluded that the experience and background of Grab’s directors and officers members, the members of the AGC Board and the other representatives of AGC enabled the AGC Board to make the necessary analyses and determinations regarding the Business Combination.

On April 10, 2021, Hughes Hubbard sent Ropes a revised draft of the Business Combination Agreement.

On April 10, 2021, Ropes sent Hughes Hubbard a revised draft of the Business Combination Agreement.

On April 11, 2021, AGC, Grab, Ropes, Hughes Hubbard and Skadden held a conference call to discuss certain issues and other matters related to the April 10, 2021 draft of the Business Combination Agreement and related documents. Subsequently, Ropes, Skadden and Hughes Hubbard exchanged a number of drafts of the Business Combination Agreement and related documents and held conference calls to discuss the remaining issues in connection with the same, which related primarily to the timing and mechanics of the Initial Merger and Acquisition Closing (with all parties wanting to be sure the sequencing and conditionality aligned with each party’s objectives) and revisions to certain closing conditions (including in respect of regulatory approvals, which AGC sought to minimize to the extent not required by law), up until the execution of the Business Combination Agreement and related documents. In each case, the parties were able to find compromise positions with respect to these issues after further discussing the concerns of each party, which final terms are reflected in the summary of the Business Combination Agreement included in this proxy statement/prospectus. See “Business Combination Proposal—Business Combination Agreement”.

On April 11, 2021, Skadden sent a revised consolidated draft of the form of PIPE Subscription Agreement to Ropes and Cooley based on the comments received from potential PIPE investors and Ropes. After exchanging further comments, a revised draft of the form of PIPE Subscription Agreement was sent to potential PIPE investors on April 11, 2021.

On April 11, 2021, the Grab board of directors also unanimously approved Grab’s entry into the Business Combination Agreement.

On April 12, 2021, the respective sole director and the shareholders of GHL, AGC Merger Sub and Grab Merger Sub also approved GHL, AGC Merger Sub and Grab Merger Sub’s respective entry into the Business Combination Agreement.

On April 12, 2021, Skadden and Ropes held conference calls to discuss the final comments from the PIPE Investors on the form of PIPE Subscription Agreement, and on April 12, 2021, a final execution version of the PIPE Subscription Agreement was sent to the PIPE Investors for execution.

On April 12, 2021, Grab and AGC mutually executed and delivered the Business Combination Agreement and related documents and agreements.

On April 12, 2021, substantially concurrently with the execution and delivery of the Business Combination Agreement, (i) GHL, AGC and the PIPE Investors entered into the PIPE Subscription Agreements pursuant to which the PIPE Investors committed to subscribe for and purchase, in the aggregate, 326,500,000 GHL Class A Ordinary Shares for $10 per share for an aggregate purchase price equal to $3.265 billion.

Before the market open on April 13, 2021, AGC and Grab issued a joint press release announcing the execution of the Business Combination Agreement. On the same date, AGC filed with the SEC a Current Report on Form 8-K and Form 8-K/A announcing the execution of the Business Combination Agreement. The Current Report on Form 8-K and Form 8-K/A also contained other ancillary documents and the investor presentations prepared by members of the AGC and Grab management teams and representatives and used in connection with meetings with prospective PIPE investors and other persons regarding Grab and the Business Combination.

AGC’s Board of Directors’ Reasons for the Approval of the Business Combination

AGC was formed to complete a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more business entities. As described above, the AGC Board (the “AGC Board”) sought to do so by using the networks and industry experience of both the Sponsor, the AGC Board, and AGC management to identify and acquire one or more businesses.

In evaluating the transaction with Grab, the AGC Board consulted with its legal counsel and accounting and other advisors. In determining that the terms and conditions of the Business Combination Agreement and the transactions contemplated thereby are in AGC’s best interests, the AGC Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination Agreement and the transactions contemplated thereby, the AGC Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that the AGC Board considered in reaching its determination and supporting its decision. The AGC Board viewed its decision as being based on all of the information available and the factors presented to and considered by the AGC Board. In addition, individual directors may have given different weight to different factors. The AGC Board realized that there can be no assurance about future results, including results considered or expected as disclosed in the following reasons. This explanation of AGC’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

The members of the AGC Board are well qualified to evaluate the Business Combination with Grab. The AGC Board and management collectively have extensive transactional experience, particularly in the software, internet, fin-tech, and technology sectors.

The AGC Board considered a number of factors pertaining to the Business Combination Agreement and the transactions contemplated thereby in determining that the Business Combination Agreement, the Business Combination, and the other transactions contemplated by the Business Combination Agreement, were in AGC’s best interests. The following discussion of the information and factors considered by the AGC Board of directors is not intended to be exhaustive. In particular, the AGC Board considered the following reasons or made the following determinations, as applicable:

•

Grab satisfies a number of acquisition criteria that AGC had established to evaluate prospective business combination targets. The AGC Board determined that Grab satisfies a number of the criteria and guidelines that AGC established at its initial public offering, including (i) operating in a large and growing total-addressable market, (ii) having potential to deliver sustainable top-line growth for the long-term, and (iii) providing an opportunity to partner with a world-class management team capable of scaling a business around the globe.

•

Favorable Prospects for Future Growth and Financial Performance. Current information and forecast projections from AGC and Grab’s management regarding (i) Grab’s business, prospects, financial condition, operations, technology, products, offerings, management, competitive position, and strategic business goals and objectives, with specific reference to GMV, Adjusted Net Revenue, Contribution Profit and Adjusted EBITDA (PIPE) for the 2018, 2019 and 2020 fiscal years, as well as management’s projections for such metrics as well as other financial information for the 2021, 2022 and 2023 fiscal years including the Projections included in this proxy statement/prospectus, which included certain of these metrics presented on a “Pre-Interco” basis, (ii) general economic, industry, regulatory, and financial market conditions, and (iii) opportunities and competitive factors within Grab’s industry.

•

Super-App Ecosystem Creates Cross Vertical Synergies. The opportunity to participate in a company that operates a highly synergistic, deeply integrated ecosystem that is designed to maximize usage and lower service costs, underpinned by proprietary technology and financial infrastructure.

•

Underpenetrated Market Opportunity. Grab operates in Southeast Asia, a region still in a relatively early stage of online disruption and which represents an underpenetrated market in the online food delivery, ride-hailing, e-wallet payments and digital financial services verticals.

•

Large and Growing Total-Addressable Market. Southeast Asia is one of the fastest growing digital economies in the world, with a population approximately twice the size of the United States. Across online food delivery, ride-hailing, e-wallet payments, and digital financial services, Grab expects its total addressable market to grow from approximately $52 billion in 2020 to more than $180 billion by 2025.

•

Category Leadership in Presence, Scale, and Diversity. Grab was the category leader in 2020 by GMV in each of food deliveries and mobility and by TPV in the e-wallets segment of financial services in Southeast Asia according to Euromonitor. Grab has a consistent track record of revenue growth diversified across the eight countries in which it operates.

•

Hyperlocalized Approach. Grab’s hyperlocal execution enables localized experiences for its driver- and merchant-partners and consumers, promotes regular and transparent dialogue with local government agencies to allow Grab to navigate each market’s unique complexities, and enables landmark partnerships with leading local corporates across various sectors.

•

Commitment to R&D Investments. Grab’s commitment to investing in research and development, which has created strong core technology and AI assets that allow Grab to build a trusted and customized platform.

•

Compelling Valuation. The implied pro forma enterprise value in connection with the Business Combination of approximately $31.2 billion, which the AGC Board believes represents an attractive valuation relative to selected comparable companies in analogous markets, including in respect of the deliveries segment, DoorDash Inc. and Meituan; in respect of the mobility segment, Uber Technologies, Inc. and Lyft; in respect of the financial services segment, Square and PayPal Holdings,

Inc.; and as relevant global SuperApp comparable companies, MercadoLibre and Sea Limited. The public trading market valuations of these comparable companies implied 2022 projected multiples of enterprise value to sales of 10.1x (DoorDash Inc.); 6.3x (Meituan); 5.1x (Uber Technologies, Inc.); 4.5x (Lyft); 6.7x (Square); 9.4x (PayPal Holdings, Inc.); 9.5x (Sea Limited) and 9.1x (MercadoLibre), in all cases based on publicly available market data as of April 1, 2021. While there is no direct comparable company with leading market share across Southeast Asia, the AGC Board focused most closely on Sea Limited and MercardoLibre for the comparable companies analysis to the exclusion of the other companies which were comparable on a segment-only basis because Sea Limited and MercardoLibre are leading SuperApps with similar operating profiles within the global technology landscape. Given Grab’s overall 2022 projected multiples of enterprise value to sales (9.6x) was in line with MercadoLibre (9.1x) and Sea Limited (9.5x) despite being projected to grow faster, the AGC Board believed the comparable companies analysis supported the valuation; however, given that none of the selected companies is exactly the same as Grab, the AGC Board believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis. Accordingly, the AGC Board also made qualitative judgments, based on its experience and judgment, concerning differences between the operational, business and/or financial characteristics of Grab and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

•

Best Available Opportunity. The AGC Board determined, after a thorough review of other business combination opportunities reasonably available to AGC, that the proposed Business Combination represents the best potential business combination for AGC based upon the process utilized to evaluate and assess other potential acquisition targets, and the AGC Board’s belief that such processes had not presented a better alternative.

•

Experienced, Proven, and Committed Management Team. The AGC Board considered the fact that GHL will be led by Grab’s founders-led management team, which has a proven track record of operational excellence, financial performance, growth, and innovation.

•

Continued Significant Ownership by Grab. The AGC Board considered that Grab’s existing equity holders would be receiving a significant amount of GHL Ordinary Shares in the proposed Business Combination and that Grab’s principal shareholders and Key Executives are “rolling over” their existing equity interests of Grab into equity interests in GHL and are also agreeing to be subject to a “lock-up” of up to three years in certain cases. The current Grab shareholders are expected to hold approximately 88.19% of the pro forma ownership of the combined company after Closing, assuming (i) the No Redemption Scenario; (ii) that all of Grab’s outstanding stock options are exercised, all of Grab’s outstanding restricted stock units vest, and all remaining Grab Ordinary Shares available for grant under the Grab 2018 Plan, which will have one vote per share when granted, are granted to employees other than the Key Executives; and (iii) that no Grab shareholder exercises its dissenters’ rights. If the actual facts are different from these assumptions, the percentage ownership retained by Grab’s existing shareholders in the combined company will be different.

•

Substantial Retained Proceeds. A majority of the proceeds to be delivered to the combined company in connection with the Business Combination (including from AGC’s trust account and from the PIPE financing), are expected to remain on the balance sheet of the combined company after Closing in order to fund Grab’s existing operations and support new and existing growth initiatives. AGC’s Board considered this as a strong sign of confidence in GHL following the Business Combination and the benefits to be realized as a result of the Business Combination.

•	PIPE Financing Success. The success of the PIPE financing process, to which sophisticated third-party investors over-subscribed.

•

Likelihood of Closing the Business Combination. The AGC Board’s belief that an acquisition by AGC has a reasonable likelihood of closing without potential issues under applicable antitrust and competition laws and without potential issues from any regulatory authorities.

The AGC Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•

Business Risk. The risk that the future financial performance of Grab may not meet the AGC Board’s expectations due to factors in Grab’s control or out of Grab’s control, including risks relating to ongoing and unpredictable developments relating to the COVID-19 pandemic.

•	Competition Risk. The risk that Grab faces intense competition across the segments and markets it serves.

•

Legal and Regulatory Risk. The risks involved with Grab being subject to various laws in multiple jurisdictions, including with respect to (i) to anti-corruption, anti-bribery, anti-money laundering and countering the financing of terrorism, (ii) security and data privacy and (iii) the classification of drivers as employees or otherwise.

•

Benefits May Not Be Achieved. The risk that the Business Combination’s potential benefits may not be achieved in full or in part, including the risk that Grab would not be able to achieve its growth projections, or may not be achieved within the expected timeframe.

•

Closing of the Business Combination May Not Occur. The risks and costs to AGC if the Business Combination is not completed, including the risk of diverting management focus and resources to other business combination opportunities, which could result in AGC being unable to effect a business combination by the Final Redemption Date, forcing AGC to liquidate the trust account.

•

Current Public Shareholders Exercising Redemption Rights. The risk that some of AGC’s current public shareholders would decide to exercise their redemption rights, thereby depleting the amount of cash available in the trust account and requiring Sponsor Affiliate to backstop such redemptions.

•	No Third-Party Valuation. The risk that AGC did not obtain a third-party valuation or fairness opinion in connection with the Business Combination.

•	Closing Conditions of the Business Combination. That the Business Combination’s closing is conditioned on satisfying certain closing conditions, many of which are not within AGC’s control.

•

AGC Shareholders Not Holding a Majority Position in GHL. The fact that AGC shareholders will not hold a majority position in GHL following the Business Combination, which may reduce the influence that AGC’s current shareholders have on GHL’s management.

•

Post-Closing Corporate Governance. The fact that post-Closing, Mr. Tan will control the voting power of all outstanding GHL Class B Ordinary Shares and the voting power of approximately 66.11% of total issued and outstanding GHL Ordinary Shares voting together as a single class assuming a No Redemption Scenario and that all of Grab’s outstanding stock options are exercised, all of Grab’s outstanding restricted stock units vest and all remaining Grab Ordinary Shares available for grant under the Grab 2018 Plan, which will have one vote per share when granted, are granted to employees other than the Key Executives. Given the rights of holders of GHL Class B Ordinary Shares to elect and remove the Class B Directors, Mr. Tan will be able to nominate, appoint and remove a majority of GHL’s board of directors, and given Mr. Tan’s voting power over the GHL Ordinary Shares as described in this paragraph, Mr. Tan will effectively be able to nominate, appoint and remove the entirety of GHL’s board of directors. Mr. Tan will therefore have decisive influence over matters requiring shareholder approval by ordinary resolution and significant influence over matters requiring shareholder approval by special resolution, including significant corporate transactions, such as a merger or sale of GHL or its assets.

•	Litigation Related to the Business Combination. The risk of potential litigation challenging the Business Combination.

•	No Survival of Remedies for Breach of Representations, Warranties or Covenants of Grab. The Business Combination Agreement provides that AGC will not have any surviving remedies against

Grab or its equity holders after the Closing to recover for losses as a result of any inaccuracies or breaches of the representations, warranties or covenants of Grab set forth in the Business Combination Agreement. As a result, AGC shareholders could be adversely affected by, among other things, a decrease in the financial performance or worsening of financial condition of Grab prior to the Closing, whether determined before or after the Closing, without any ability to recover for the amount of any damages. The AGC Board determined that this structure was appropriate and customary in light of the fact that several similar transactions include similar terms and the current equity holders of Grab will be, collectively, the majority equity holders in GHL and therefore would bear a majority of any such losses.

•

Transaction Fees and Expenses Incurred by AGC. The substantial transaction fees and expenses to be incurred in connection with the Business Combination (which are currently expected to be approximately $150 million) and the negative impact of such expenses on AGC’s cash reserves and operating results if the Business Combination is not completed.

•

Negative Impact Resulting from the Announcement of the Business Combination. The possible negative effect of the Business Combination and public announcement of the Business Combination of AGC’s financial performance, operating results, and stock price.

•

Exclusivity. The fact that the Business Combination Agreement includes an exclusivity provision that prohibits AGC from soliciting or discussing other business combination proposals, which restricts AGC’s ability to consider other potential business combinations for so long as the Business Combination Agreement remains in effect.

•

Other Risks. Other factors that the AGC Board deemed relevant, including various other risks associated with the Business Combination, AGC’s business, and Grab’s business as described under the section entitled “Risk Factors.”

In addition to considering the factors described above, the AGC Board also considered that certain AGC officers and directors may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of AGC shareholders. The AGC Board reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and approving the Business Combination Agreement and the transactions contemplated therein, including the Business Combination.

The AGC Board concluded that the potential benefits that the AGC Board expected AGC and its shareholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the AGC Board determined that the Business Combination Agreement, the Business Combination, and the other transactions contemplated by the Business Combination Agreement, were in AGC’s best interests.

Certain Prospective Operational and Financial Information

Grab does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of its future performance, revenue, financial condition or other results, nor does it expect or undertake to do so in the future. Nonetheless, the below summary of certain financial projections is provided in this proxy statement/prospectus because Grab provided certain internally prepared unaudited prospective financial information of Grab, including certain forecasts for the financial years ending December 31, 2021, 2022 and 2023 (the “Projections”), to AGC and AGC’s board of directors in connection with their review of the proposed Business Combination and to the PIPE Investors in connection with the PIPE financing.

The Projections were not prepared with a view toward public disclosure (other than to certain parties involved in the Business Combination) nor complying with SEC guidelines or IFRS. The Projections were prepared in good faith by Grab’s management, based on their reasonable best judgment, estimates and assumptions with respect to the expected future financial performance of Grab at the time the Projections were prepared and speak only as of that time. The Projections were prepared as of March 2021. The Projections, except as updated herein, do not take into account any circumstances or events occurring after the date as of which they were prepared.

The inclusion of the Projections in this proxy statement/prospectus should not be regarded as an indication that AGC, the AGC board, Grab, GHL, or their respective affiliates, advisors or other representatives considered, or now considers, such Projections necessarily to be predictive of actual future results. The Projections are not included in this proxy statement/prospectus in order to induce any AGC stockholders to vote for or against the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal. None of AGC, Grab or GHL, or any of their respective affiliates, officers, directors, advisors or other representatives, has made any representation or warranty as to the accuracy, reliability, appropriateness or completeness of the Projections. The Projections are not facts and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus, including investors or shareholders, are cautioned not to place undue reliance on this information.

The Projections included GMV, Adjusted Net Revenue, Contribution Profit and Adjusted EBITDA (PIPE) of Grab, as summarized in the following table. GHL has included GMV as operating metrics in “Grab Management’s Discussion And Analysis Of Financial Condition And Results Of Operations.” The other measures in the Projections are not included by GHL as non-IFRS financial measures or operating metrics in “Grab Management’s Discussion And Analysis Of Financial Condition And Results Of Operations.” Adjusted EBITDA (PIPE) as used in the Projections, and as set forth in the following table, differs from Adjusted EBITDA, which is included as a non-IFRS financial measure in “Grab Management’s Discussion And Analysis Of Financial Condition And Results Of Operations”. GHL does not intend or expect to refer back to the Projections in its future periodic reports filed under the Exchange Act. The following tables summarize the Projections of Grab for the periods presented.

($ billions unless otherwise stated)	Year Ending December 31,
	2023E	2022E	2021E(5)
GMV(1)	34.2	24.7	16.7
Adjusted Net Revenue(2)	4.5	3.3	2.3
Contribution Profit(3)	1.7	1.0	0.5
Adjusted EBITDA (PIPE)(4)	0.5	(0.2)	(0.6)

(1)

GMV is an operating metric representing the sum of the total dollar value of transactions from Grab’s services, including any applicable taxes, tips, tolls and fees, over the period of measurement. GMV projections for 2023E, 2022E and 2021E for the deliveries segment were $14.7 billion, $10.6 billion and $7.5 billion, respectively. GMV projections for 2023E, 2022E and 2021E for the mobility segment were $7.9 billion, $6.1 billion and $4.2 billion, respectively. GMV projections for 2023E, 2022E and 2021E for the enterprise and others segment (which is referred to as the “enterprise and new initiatives” segment in this proxy statement/prospectus) were $0.3 billion, $0.2 billion and $0.1 billion, respectively. GMV projections for 2023E, 2022E and 2021E for the financial services segment were $11.3 billion, $7.8 billion and $4.9 billion, respectively (GMV for the financial services segment is equivalent to the total payments volume, or TPV, processed through our platform for the financial services segment, excluding amounts from transactions between entities within the Grab group that are eliminated upon consolidation).

(2)

Adjusted Net Revenue is an operating metric that was included in the Projections and was defined as the total dollar value paid to Grab in the form of commissions and fees from each transaction less driver- and merchant-partner base incentives, over the period of measurement. Adjusted Net Revenue projections for 2023E, 2022E and 2021E for the deliveries segment were $2.2 billion, $1.6 billion and $1.2 billion, respectively. Adjusted Net Revenue projections for 2023E, 2022E and 2021E for the mobility segment were $1.6 billion, $1.2 billion and $0.8 billion, respectively. Adjusted Net Revenue projections for 2023E, 2022E and 2021E for the financial services segment were $0.4 billion, $0.3 billion and $0.2 billion, respectively, and Adjusted Net Revenue projections for 2023E, 2022E and 2021E for the enterprise and others segment were $0.3 billion, $0.2 billion and $0.1 billion, respectively.

(3)

Contribution Profit is a non-IFRS financial measure, defined as Adjusted Net Revenue less direct costs (adjusted net revenue less subsidies, financial services costs, rewards costs and other direct costs) and sales and marketing expense (marketing costs and acquisition costs).

(4)

Adjusted EBITDA (PIPE) is a non-IFRS financial measure calculated as net loss adjusted to exclude: (i) net interest income (loss), (ii) interest expense, (iii) income tax expenses, (iv) depreciation and amortization, (v) stock-based compensation expenses, (vi) costs related to mergers and acquisitions, (vii) impairment losses on goodwill and long-term assets, (viii) fair value changes on investments, and (ix) restructuring costs. Adjusted EBITDA (PIPE) differs from Adjusted EBITDA, which is included as a non-IFRS financial measure in “Grab Management’s Discussion And Analysis Of Financial Condition And Results Of Operations.” Adjusted EBITDA (PIPE) does not include both realized and unrealized foreign exchange gain (loss) while Adjusted EBITDA excludes only the unrealized portion. In addition, Adjusted EBITDA (PIPE) does not exclude legal, tax and regulatory settlement provisions, which are excluded from Adjusted EBITDA. Consolidated Adjusted EBITDA (PIPE) projections for 2023E, 2022E and 2021E were $0.5 billion, $(0.2) billion and $(0.6) billion, respectively, and consolidated Adjusted EBITDA (PIPE) projections for 2023E, 2022E and 2021E include regional corporate costs of $0.8 billion, $0.8 billion and $0.7 billion, respectively. Adjusted EBITDA (PIPE) projections for 2023E, 2022E and 2021E for the deliveries segment were $0.5 billion, $0.2 billion and $0.1 billion, respectively. Adjusted EBITDA (PIPE) projections for 2023E, 2022E and 2021E for the mobility segment were $1.0 billion, $0.8 billion and $0.5 billion, respectively. Adjusted EBITDA (PIPE) projections for 2023E, 2022E and 2021E for the financial services segment were $(0.3) billion, $(0.4) billion and $(0.5) billion, respectively. Adjusted EBITDA (PIPE) projections for 2023E, 2022E and 2021E for the enterprise and others segment were $0.1 billion, $0.1 billion and $0.0 billion, respectively.

(5)

The Projections for the financial year ending December 31, 2021, also does not include additional costs related to a U.S. listing, such as (i) costs for Sarbanes-Oxley Act compliance, including additional hires to expand the Grab finance and compliance teams, (ii) costs of having NASDAQ-listed securities, and (iii) costs related to independent board members.

($ billions unless otherwise stated)	Year Ending December 31,
	2023E	2022E	2021E(1)
Pre-InterCo GMV	42.0	31.5	22.8
Pre-InterCo TPV	19.1	14.6	11.0
Pre-InterCo consolidated Adjusted Net Revenue	4.7	3.4	2.5
Pre-InterCo Adjusted EBITDA (PIPE) for deliveries	0.3	0.1	(0.0)
Pre-InterCo Adjusted EBITDA (PIPE) for mobility	1.0	0.7	0.5
Pre-InterCo Adjusted EBITDA (PIPE) for financial services	(0.1)	(0.3)	(0.3)

(1)

The Projections for the financial year ending December 31, 2021, also does not include additional costs related to a U.S. listing, such as (i) costs for Sarbanes-Oxley Act compliance, including additional hires to expand the Grab finance and compliance teams, (ii) costs of having NASDAQ-listed securities, and (iii) costs related to independent board members.

The “Pre-InterCo” data set forth above includes earnings and other amounts from transactions between entities within the Grab group that are eliminated upon consolidation, and these figures differ materially from segment data that is presented after elimination of transactions between entities within the Grab group. Such Pre-InterCo segment data was presented to help to show the extent to which Grab’s offerings are in use across the Grab platform and ecosystem. In particular, historical Pre-InterCo segment data helps Grab’s management understand the usage and scale of the businesses on the Grab platform and facilitates the monitoring of consumer adoption, frequency of use and assimilation of consumers onto the broader Grab ecosystem. For example, Pre-InterCo financial services data allows Grab’s management to understand the extent to which Grab’s e-wallet is used by consumers for Grab services. Given the potentially high-frequency nature of ride-hailing and food delivery services, such Pre-InterCo scale and growth serve an important role in tracking and understanding the adoption/penetration rate of Grab’s services.

The Projections reflect numerous estimates and assumptions with respect to general business, economic, regulatory, market and financial conditions and competition, future industry performance and competitor actions and other future events, as well as matters specific to Grab’s business, all of which are difficult to predict and many of which are beyond Grab’s and AGC’s control. The Projections are forward looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond Grab’s and AGC’s control. In developing the Projections, Grab’s management made a number of significant assumptions, in addition to the assumptions described above, some of which are outlined below.

Projected growth in GMV was driven by assumptions of an increasing number of users of Grab’s services, as well as increasing transaction frequency and spend per transaction. The table below sets forth Grab management’s assumptions with respect to the number of users of Grab’s services (as measured by overall MTUs), transaction frequency (as measured by transactions per MTU) and spend per transaction (as measured by GMV per transaction) used in developing the Projections. However, such assumptions for the year ending December 31, 2021 below have been revised to reflect a range in line with the updated Projections for the year ended December 31, 2021.

	Year Ended December 31,			Year Ending December 31,
	2018	2019	2020	2021E	2022E	2023E
Overall MTU (in millions)	23	29	25	24 to 25	36	43
GMV per MTU ($)	249	419	509	612 to 657	684	799
Transactions per MTU	81	91	78	78 to 83	97	104
GMV per transaction ($)	3.1	4.6	6.6	7.0 to 7.9	7.0	7.7

Although the overall MTUs decreased from 2019 to 2020 and remained relatively stagnant between 2020 and 2021 due to COVID-19 related lockdowns and restrictions that affected the mobility segment in particular, Grab’s management expects MTUs for both mobility and deleveries to increase as such restrictions are eased and markets reopen. In particular, Grab’s management expects mobility MTUs to increase as lockdowns and other mobility restrictions are lifted, more people return to commuting to and from their places of employment and other locations and both domestic and international travel levels increase. With respect to deliveries MTUs, although Grab’s management expects that there may be a modest decline in food deliveries as markets reopen and consumers return to dining in restaurants, Grab’s management also expects overall deliveries MTUs to continue to increase as Grab continues to expand its deliveries offerings, including groceries and daily essentials (through GrabMart), parcel deliveries (through GrabExpress) and last-mile delivery services for e-commerce business, among others. Based on this outlook and expectations regarding continued growth in the financial services segment, Grab’s management assumed that there would be an increasing number of users of Grab’s services in preparing the Projections. Similarly, Grab’s management expects frequency of use as measured by transactions per MTU to increase as the mobility segment recovers. In addition, Grab’s management assumed that spend per transaction as measured by GMV per transaction would continue to increase in line with historic results.

In addition, Grab’s deliveries segment was assumed to be a key contributor of GMV growth, as Grab anticipated it would be able to continue to scale existing offerings and expand into new verticals. In the near-term, Grab’s mobility projections assume that it would be subject to the effects of the COVID-19 pandemic, but it also anticipates return to secular growth trends in the medium- to longer-term. Growth in financial services TPV assumed increasing scale of Grab’s established payments business and also the continued expansion of its off-platform payments and non-payments financial services.

Furthermore, Grab’s projections for adjusted net revenue assumed that Grab’s take rate as a percentage of GMV would increase to reach steady state levels. Grab assumed that EBITDA margins would continue to improve as stated in the Projections as its business continues to scale, which was consistent with trends that Grab has observed historically. Grab expected Contribution Profit margin and Adjusted EBITDA (PIPE) margin to increase, as its revenue base grows faster than its fixed cost base and Grab is able to take advantage of economies of scale. While Grab is close to its expected long-term margins for the mobility business, Grab assumed that there is significant headroom to improve margins for the delivery and financial services businesses.

The Projections are forward looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond Grab’s control. Grab believes the assumptions relating to the Projections were reasonable at the time the Projections were prepared, given the information Grab had at the time. However, important factors that may affect actual results and cause the results reflected in the Projections not to be achieved include, among other things, risks and uncertainties relating to Grab’s business, industry performance, the regulatory environment, and general business and economic conditions. The Projections also reflect assumptions as to certain business decisions that are subject to change. The various contingencies, uncertainties and risks include those set forth in the “Risk Factors,” “Grab Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” sections of this proxy statement/prospectus. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than projected. Since the Projections cover multiple years, such information by its nature becomes less reliable with each successive year. These Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

Given in part to the material impact of COVID-19 on Grab’s business, including ongoing and unpredictable developments relating to the COVID-19 pandemic, Grab is considering how COVID-19 and other developments may impact the Projections. For example, the impact from COVID-19 has previously resulted in certain positive impacts on the deliveries segment and certain negative impact on the mobility segment as well as overall volatility in demand. Accordingly, the Projections related to the deliveries and mobility segments are expected be positively or negatively impacted based on factors that are not predictable. With respect to the financial services segment, after the date of preparation of the Projections, Grab reassessed its revenue recognition conclusions for prior periods with respect to its OVO points program (which resulted in a reduction of $135 million and $204 million from revenues for 2020 and 2019, respectively, with an equivalent reversal under cost of revenue); however, OVO operates in a single country and represents just one part of Grab’s financial services, which in itself represents a small portion of Grab’s overall business. Accordingly, the reassessment of Grab’s revenue recognition conclusion for prior periods with respect to its OVO points program did not materially impact the projections as presented. See “Risk Factors—Risks Relating to Grab’s Business” including “Risk Factors—Risks Relating to Grab’s Business Industry data, forecasts and estimates, including the Projections, contained in this proxy statement/prospectus are inherently uncertain and subject to interpretation, and may not be an indication of the actual results of the transaction or Grab’s future results. Accordingly, you should not place undue reliance on such information” and “Risk Factors—Risks Relating to GHL—If GHL fails to maintain an effective system of disclosure controls and internal control over financial reporting, GHL may not be able to accurately report its financial results or prevent fraud. As a result, shareholders could lose confidence in GHL’s financial and other public reporting, which is likely to negatively affect GHL’s business and the market price of GHL Ordinary Shares.”

Separately, Grab is providing an update to the Projections for the year ended December 31, 2021 below. In providing the update, Grab’s management considered the following factors and information, among others:

•

Macroeconomic factors including (i) the projected compounded annual growth rate (“CAGR”) of Southeast Asia’s nominal GDP of 7.4% from 2020 to 2025, compared to 7.1% and 4.6% for China and the U.S., respectively (according to Euromonitor); and (ii) economic growth based on digitization;

•

COVID-19 related information including (i) vaccination rates based on public government sources; (ii) published government policy on COVID-19 restrictions; (iii) general trend towards reopening and historical behaviors/growth post-implementation and cessation of COVID-19 measures; (iv) internal estimates on reopening of borders and travel and (v) internal historical data during the post-pandemic period;

•

Factors related to penetration growth for on-demand services such as (i) approximately 20% of Southeast Asian population gaining internet access between 2016 and 2020; (ii) online penetration of meal ordering in Southeast Asia being 12% in 2020 compared with 21% in the United States and China, based on the percentage of total prepared meals ordered online (including online ordering for dine-in and takeaway) according to Euromonitor; (iii) on-demand mobility penetration in Southeast Asia in 2020 being only 3% compared with 12% in China and 5% in the United States, based on the percentage of total personal consumption expenditure on ride-hailing out of personal consumption expenditure on buses, coaches and taxis, and operation of personal transport equipment according to Euromonitor; and (iv) roughly six in every ten adults in the region being either unbanked or underbanked according to Euromonitor, and the vast majority of commerce (by transaction volume) continuing to be conducted in cash;

•	Competitive benchmarking of growth rates of global peers based on public sources; and

•	Internal data such as historical growth rates, consumer research data based on marketing surveys and industry/competition landscape studies.

Based on above-mentioned factors, Grab’s management considered the following, among others, assumptions in updating the Projections for 2021:

•

Group: Despite the COVID-19 pandemic, Grab’s management believes that Grab’s fundamentals remain sound and detrimental changes are not expected to be permanent as the region makes progress towards recovery;

•

Deliveries: Healthy growth rates (although slower than recent historical trends) are expected based on continued digitalization of traditional businesses, growing middle class and affluence in the region and opportunities beyond F&B such as groceries and on-demand parcel deliveries; however, short-term growth rates will likely vary significantly (or even become negative in some periods) due to the COVID-19 pandemic;

•

Mobility: Mobility segment expected to recover in line with peers globally, and the pace of recovery in 2021 and 2022 is expected to largely depend on COVID-19 related factors such as (i) the pace of vaccination in the region, which Grab’s management believes will pick up towards the end of 2021 and in 2022 with greater availability of vaccines, (ii) local government lockdowns and movement control orders that are expected to vary significantly across countries; and (iii) the resumption of international and regional travel;

•

Financial services: Grab’s on-platform financial services are expected to grow in-line with the deliveries and mobility segments and the growth of off-platform financial services is expected to depend on the increasing adoption of digital financial services, acceleration of partnerships and cross-selling of portfolio of financial services to under-banked consumers; and

•

Enterprise and new initiatives: A large portion of the enterprise and new initiatives business is advertisement tied to the deliveries segment, and growth rate expected to track or outpace that of the deliveries business. Current penetration level of the advertisement services as a percentage of total GMV still remains fairly low compared to global peers.

However, the spread of the Delta variant has led to lockdowns of varying extents and durations in the region, and there is increasing uncertainty as to recovery paths. For example, in Indonesia, strict social restrictions including closing of shopping malls, dining limitations and mandatory online learning for schools were reintroduced at the end of June 2021 for Java and Bali as COVID-19 cases reached an all-time high. In Vietnam, COVID-19 restrictions were introduced to halt both mobility and deliveries services across many provinces. While Grab expects the current trends to change as the COVID-19 pandemic situation in Southeast Asia improves, including through the increased prevalence of vaccinations in the region, the timing of such improvement is difficult to forecast given the evolving situation with respect to the Delta variant and the unknown impact of possible additional variants. In such uncertain circumstances, forecasting of segment level performance is increasingly difficult as Grab’s business segments are affected very differently by the COVID-19 pandemic. In the event of tighter and prolonged COVID restrictions, Grab’s mobility business will likely be materially negatively impacted as fewer consumers utilize the service for commuting and travel, but Grab expects this would be offset by increased demand for Grab’s deliveries offerings. In the event of accelerated recovery from COVID, Grab expects the reverse would hold: Grab’s mobility segment will likely benefit from increased travel and general commuting, but the greater capacity to dine at restaurants could impact the pace of Grab’s deliveries segment’s growth. However, Grab’s management believes in either situation, overall performance and growth at the group level would be similar despite the variance in segment performance. As such, Grab believes the diversified nature of Grab’s business across segments and geographies provide a more stable basis for updating the Projections at the group level. Accordingly, Grab is updating the Projections for 2021 at the group level, but is not updating the Projections for 2021, 2022 and 2023 at a segment level. Accordingly, Projections at a segment level should no longer be relied upon. Subject to the inherent uncertainty of projections and the uncertainties, contingencies and assumptions described herein relating to the Projections, many of which are beyond Grab’s control, Grab management believes, given the information available at the time the updated Projections were prepared, that as of such time and the date of the proxy statement/prospectus, the updated Projections were achievable. The changes to the initial Projections and the need to update the Projections have not impacted Grab management’s recommendation in favor of the business combination.

($ billions unless otherwise stated)	Year Ending December 31, 2021E
GMV	15.0 to 15.5
Adjusted Net Revenue	2.1 to 2.2
Contribution Profit	0.1 to 0.3
Adjusted EBITDA(PIPE)	(0.9) to (0.7)

Certain of the measures included in the Projections may be considered non-IFRS financial measures. Non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS, and non-IFRS financial measures as used by Grab may not be comparable to similarly titled amounts used by other companies. These items are uncertain, and depend on various factors and so reconciliations for non-IFRS financial measures have not been provided. These items and factors could be material to Grab’s results computed in accordance with IFRS. We encourage you to review the financial statements of Grab included elsewhere in this proxy statement/prospectus and to not rely on any single financial measure nor to place undue reliance on any of the Projections.

The Projections included in this proxy statement/prospectus have been prepared by, and are the responsibility of, Grab’s management. Neither WithumSmith+Brown, PC nor KPMG LLP has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Projections and accordingly, neither WithumSmith+Brown, PC nor KPMG LLP expresses any opinion or any other form of assurance with respect thereto. The KPMG LLP report included in this proxy statement/prospectus relates to Grab’s historical financial statements, and the WithumSmith+Brown, PC report included in this proxy statement/prospectus relates to AGC’s historical financial statements. These reports of WithumSmith+Brown, PC and KPMG LLP do not extend to the Projections and should not be read to do so.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT/PROSPECTUS A SUMMARY OF THE PROJECTIONS FOR GRAB, EACH OF AGC, GHL AND GRAB UNDERTAKES NO OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED CIRCUMSTANCES OR EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE DATE OF PREPARATION OF THESE PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

Interests of AGC’s Directors and Officers in the Business Combination

When considering the AGC Board’s recommendation to vote in favor of approving the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal, AGC shareholders should keep in mind that Sponsor, Sponsor Affiliate and AGC’s directors and executive officers, have interests in such proposals that are different from, or in addition to (and which may conflict with), those of AGC shareholders and warrant holders generally. These interests include, among other things, the interests listed below:

•	the fact that the Sponsor and AGC’s directors have agreed not to redeem any AGC Class B Ordinary Shares held by them in connection with a shareholder vote to approve the proposed Business Combination;

•

the fact that Sponsor paid an aggregate of $25,000 for the 12,500,000 AGC Class B Ordinary Shares currently owned by Sponsor and its directors and such securities will have a significantly higher value after the Business Combination. As of November 15, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these shares, if unrestricted and freely tradable, would be $186,625,000, based upon a closing price of $14.93 per public share on NASDAQ (and will have zero value if neither this Business Combination nor any other business combination is completed on or before the Final Redemption Date);

•

the fact that Sponsor paid $12,000,000 to purchase an aggregate of 12,000,000 private placement warrants, each exercisable to purchase one AGC Class A Ordinary Share at $11.50, subject to adjustment, at a price of $1.00 per warrant, and those warrants would be worthless – and the entire $12,000,000 warrant investment would be lost – if a Business Combination is not consummated by the Final Redemption Date. As of November 15, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these warrants, if unrestricted and freely tradable, would be $56,400,000, based upon a closing price of $4.70 per AGC Warrant on NASDAQ;

•

the fact that given the differential in the purchase price that Sponsor paid for the AGC Class B Ordinary Shares as compared to the price of the Units sold in AGC’s IPO and the substantial number of shares of GHL Class A Ordinary Shares that Sponsor will receive upon conversion of the AGC Class B Ordinary Shares in connection with the Business Combination, the Sponsor and its affiliates may earn a positive rate of return on their investment even if the GHL Class A Ordinary Shares trade below the price initially paid for the Units in the AGC IPO and the AGC public shareholders experience a negative rate of return following the completion of the Business Combination;

•

the fact that Sponsor and AGC’s directors have agreed to waive their rights to liquidating distributions from the trust account with respect to any AGC Shares (other than public shares) held by them if AGC fails to complete an initial business combination by the Final Redemption Date;

•

the fact that pursuant to the Registration Rights Agreement, the Sponsor can demand that GHL register its registrable securities under certain circumstances and will also have piggyback registration rights for these securities in connection with certain registrations of securities that GHL undertakes;

•

the fact that Sponsor Affiliate has agreed to purchase, pursuant to the Amended and Restated Forward Purchase Agreement with Sponsor Affiliate, 17,500,000 GHL Class A Ordinary Shares and 3,500,000 GHL Warrants for an aggregate purchase price equal to $175,000,000 immediately prior to the Closing. As of November 15, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these shares and warrants, if unrestricted and freely tradable, would be $277,725,000, based upon a closing price of $14.93 per public share on NASDAQ (based upon the right to receive one GHL Class A Ordinary Share per AGC Class A Ordinary Share in connection with the Business Combination) and a closing price of $4.70 per AGC Warrant on NASDAQ (based upon the right to receive one GHL Warrant per AGC Warrant in connection with the Business Combination);

•

the fact that Sponsor Affiliate has agreed, pursuant to the Sponsor Subscription Agreement, to purchase 575,000,000 GHL Class A Ordinary Shares for $10 per share for an aggregate purchase price equal to $575 million immediately prior to the Closing. As of November 15, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these shares, if unrestricted and freely tradable, would be $8,584,750,000, based upon a closing price of $14.93 per public share on NASDAQ (based upon the right to receive one GHL Class A Ordinary Share per AGC Share in connection with the Business Combination);

•

the fact that Richard N. Barton, a current director of AGC, has agreed, pursuant to a PIPE Subscription Agreement, to purchase 300,000 GHL Class A Ordinary Shares for $10 per share for an aggregate purchase price equal to $3 million immediately prior to the Closing. As of November 15, 2021, the most recent practicable date prior to the date of this proxy statement/prospectus, the aggregate market value of these shares, if unrestricted and freely tradable, would be $4,479,000, based upon a closing price of $14.93 per public share on NASDAQ (based upon a right to receive one GHL Class A Ordinary Share per AGC Share in connection with the Business Combination);

•

the fact that Sponsor Affiliate has agreed, pursuant to the Backstop Subscription Agreement, to backstop SPAC Share Redemptions (as defined in the Business Combination Agreement), and to the extent such backstop is required, will agree to subscribe for and purchase that number of GHL Class A Ordinary Shares to be determined in accordance with the terms of the Backstop Subscription Agreement, for $10 per share;

•	the continued indemnification of AGC’s directors and officers and the continuation of AGC’s directors’ and officers’ liability insurance after the Business Combination (i.e. a “tail policy”);

•

the fact that Sponsor and AGC’s officers and directors will lose their entire investment in AGC and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by the Final Redemption Date;

•

the fact that if the trust account is liquidated, including in the event AGC is unable to complete an initial business combination by the Final Redemption Date, the Sponsor has agreed to indemnify AGC to ensure that the proceeds in the trust account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the trust account on the liquidation date, by the claims of prospective target businesses with which AGC has discussed entering into a transaction agreement or claims of any third party for services rendered or products sold to AGC, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the trust account; and

•

the fact that the Sponsor (including its representatives and affiliates) and AGC’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to AGC. For example, in January 2021, the Sponsor and AGC’s officers launched AGC 2 for which Brad Gerstner serves as Chairman, Chief Executive Officer and President; Hab Siam serves as General Counsel and Richard N. Barton serves as a director. The Sponsor and AGC’s directors and officers are not prohibited from sponsoring, or otherwise becoming involved with, any other blank check companies prior to completing the Business Combination. Accordingly, if any of AGC’s officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then current fiduciary or contractual obligations (including AGC 2), he or she will honor his or her fiduciary or contractual obligations to present such Business Combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law.

The Sponsor and each AGC director have agreed to, among other things, vote all of their AGC Shares in favor of the proposals being presented at the Extraordinary General Meeting and waive their redemption rights with respect to their AGC Shares in connection with the consummation of the Business Combination. As of the date of this proxy statement/prospectus, on an as-converted basis, the Sponsor and certain AGC directors own, collectively, approximately 20% of issued and outstanding AGC Shares.

At any time at or before the Business Combination, during a period when they are not then aware of any material nonpublic information regarding AGC or its securities, the Sponsor, Grab, and/or AGC’s or Grab’s directors, officers, advisors or respective affiliates (including separate accounts or other accounts, clients, funds, or pooled investment vehicles managed or advised by, or affiliated with, Sponsor Affiliate or its affiliates) may purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, Initial Merger Proposal or the Governing Documents Proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire public shares or vote their public shares in favor of the Business Combination Proposal, Initial Merger Proposal or the Governing Documents Proposal. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record or beneficial holder of AGC Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.

If the Sponsor, Grab, and/or AGC’s or Grab’s directors, officers, advisors, or respective affiliates (including separate accounts or other accounts, clients, funds, or pooled investment vehicles managed or advised by, or affiliated with, Sponsor Affiliate or its affiliates) purchase shares in privately negotiated transactions from public AGC shareholders who have already elected to exercise their redemption rights, then such selling shareholder would be required to revoke their prior elections to redeem their shares. The Sponsor, Grab, and/or AGC’s or Grab’s directors, officers, advisors or respective affiliates (including separate accounts or other accounts, clients, funds, or pooled investment vehicles managed or advised by, or affiliated with, Sponsor Affiliate or its affiliates) may also purchase public shares from institutional and other investors who indicate an intention to redeem AGC Shares, or, if the price per share of AGC Shares falls below $10.00 per share, then such parties may seek to enforce their redemption rights. The above-described activity could be especially prevalent in and around the time of Closing. The purpose of such share purchases and other transactions would be to increase the likelihood that the following requirements are satisfied: (i) the Business Combination Proposal is approved by the affirmative vote of the holders of a majority of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting; (ii) the Initial Merger Proposal is approved by the affirmative vote of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting; (iii) the Governing Documents Proposal is approved by the affirmative vote of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting (iv) otherwise limit the number of public shares electing to redeem; and (v) GHL’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) being at least $5,000,001 after giving effect to the transactions contemplated by the Business Combination Agreement and the PIPE financing. The Sponsor, Grab and/or AGC’s or Grab’s directors, officers, advisors, or respective affiliates (including separate accounts or other accounts, clients, funds, or pooled investment vehicles managed or advised by, or affiliated with, Sponsor Affiliate or its affiliates) may also purchase shares from institutional and other investors for investment purposes.

Entering into any such arrangements may have a depressive effect on the AGC Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a lower-than-market price and may therefore be more likely to sell the shares he, she, or they own, either at or before the Business Combination. If such transactions are executed, then the Business Combination could be completed in circumstances where such consummation could not have otherwise occurred. Share purchases by the persons described above would allow them to exert more influence over approving the proposals to be presented at the Extraordinary General Meeting and would likely increase the chances that such proposals would be approved. AGC will file or submit a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the persons mentioned in the preceding paragraph that would affect the vote on the proposals to be put to the Extraordinary General Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of one or more of AGC’s directors results in conflicts of interest on the part of such director(s) between what he, she, or they may believe is in the best interests of AGC and what he, she, or they may believe is best for himself, herself, or themselves in determining to recommend that shareholders vote for the proposals. In addition, AGC’s officers have interests in the Business Combination that may conflict with your interests as a shareholder.

In addition to the above, please see “Risk Factors— Risks Relating to AGC and the Business Combination” and “Information Related to AGC – Conflicts of Interest” for additional information on interests of AGC’s directors and officers.

Certain Engagements in Connection with the Business Combination and Related Transactions

J.P. Morgan’s Equity Capital Markets Group (“J.P. Morgan”) and Morgan Stanley acted as lead placement agents, and Evercore and UBS acted as co-placement agents to AGC in connection with the PIPE financing pursuant to the PIPE Subscription Agreements. As consideration for providing these services, upon consummation of the Business Combination, J.P. Morgan is entitled to a fee of at least $27.3 million, Morgan Stanley is entitled to a fee of at least $27.3 million, Evercore is entitled to a fee of at least $3.4 million and UBS is entitled to a fee of at least $3.4 million. In addition, Evercore acted as lead financial advisor, and J.P. Morgan’s M&A Advisory Group and Morgan Stanley Asia (Singapore) Pte. acted as co-advisors to Grab in connection with the Business Combination. Evercore will also receive $30 million in connection with its role as financial advisor to Grab, and Morgan Stanley will receive $7 million as deferred underwriting fee for AGC’s initial public offering if the Business Combination is completed. In addition to the fees mentioned above, $6.8 million will be disbursed among J.P. Morgan, Morgan Stanley, Evercore and UBS for their roles as placement agents in connection with the PIPE financing upon the consummation of the Business Combination, subject to AGC Board’s discretion, with the exact allocation to be determined on the date of closing of the Business Combination based on (i) the number of PIPE investor meetings set up by the respective firms, (ii) the total amount of investment made by PIPE investor accounts assigned to, and managed by, the respective firms and (iii) an assessment of the overall performance of the respective firms. AGC also has discretion to pay J.P. Morgan, Morgan Stanley, Evercore and UBS additional fees of up to $8.2 million in connection with their roles as placement agents in connection with the PIPE financing upon consummation of the Business Combination, though AGC may decide not to pay any such fees. The payment and allocation of up to an additional $8.2 million of discretionary fees, if any, will be determined by the AGC Board based on the same factors as the aforementioned $6.8 million disbursement and are additional incremental fees for the work performed by the respective placement agents in connection with the PIPE financing. The maximum aggregate amount of fees (excluding any to be determined discretionary fees) that J.P. Morgan, Morgan Stanley, Evercore and UBS can be paid in connection with the Business Combination is $113.5 million.

Morgan Stanley previously acted as one of the several underwriters in AGC’s initial public offering consummated on October 5, 2020, and will receive deferred underwriting compensation from AGC for AGC’s initial public offering if the Business Combination is completed. Morgan Stanley or its affiliates’ financial interests tied to the consummation of an initial business combination transaction may give rise to potential conflicts of interest in providing such additional services to AGC and Grab, including potential conflicts of interest in connection with the Business Combination.

After carefully considering the potential benefits of engaging J.P. Morgan’s Equity Capital Markets Group, Morgan Stanley, Evercore and UBS as placement agents for the PIPE financing, and the potential benefits of engaging Evercore, J.P. Morgan’s M&A Advisory Group and Morgan Stanley Asia (Singapore) Pte. as advisors to Grab in connection with the Business Combination, and the potential conflicts of interest or a perception thereof, that may arise from such engagements, including that each of J.P. Morgan, an affiliate of Morgan Stanley and UBS acted as placement agent in connection with prior issuances of preferred shares by Grab, AGC and Grab each consented to these engagements and waived potential conflicts in connection with such roles.

In addition, each of J.P. Morgan, Morgan Stanley, Evercore and UBS, together with its respective affiliates, is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, wealth management, investment research, principal investing, hedging, market making, brokerage and other financial and non-financial activities and services, and they may provide investment banking and other services to AGC, Grab and their respective affiliates from time to time, for which they would expect to receive compensation.

In addition, in the ordinary course of its business activities, J.P. Morgan, Morgan Stanley, Evercore and UBS, and their respective affiliates, officers, directors and employees may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments, and may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of GHL, AGC, Grab or their respective affiliates.

In considering the recommendation of AGC’s board of directors to vote in favor of approval of the Business Combination Proposal, the Initial Merger Proposal and the Governing Documents Proposal, shareholders should keep in mind that AGC’s or Grab’s advisors and respective entities affiliated with these advisors have interests in such proposals that are different from, or in addition to (and which may conflict with), those of AGC shareholders and warrant holders generally, including those discussed above.

Anticipated Accounting Treatment

The Business Combination is made up of the series of transactions provided for in the Business Combination Agreement as described elsewhere within this proxy statement/prospectus. The transactions will be accounted for as a reverse acquisition under the acquisition method of accounting in accordance with IFRS 3, Business Combinations, whereby Grab will be considered the accounting acquirer and AGC will be treated as the acquired company. Under this method of accounting, the net assets of Grab will be stated at historical cost.

Regulatory Matters

The Business Combination Agreement and the transactions contemplated by the Business Combination Agreement are not subject as a closing condition to any additional federal, state or foreign regulatory requirement or approval, except for filings with the registrar of the Cayman Islands necessary to effectuate the transactions contemplated by the Business Combination Agreement.

Appraisal or Dissenters’ Rights

Neither AGC shareholders nor AGC Unit holders nor AGC warrant holders have appraisal or dissenters’ rights in connection with the Business Combination under the laws of the Cayman Islands. Although under the Cayman Islands Companies Act, shareholders of a Cayman Islands company have dissenters’ rights with respect to a merger, dissenters’ rights are not considered to be available under the Cayman Islands Companies Act if the consideration under the proposed merger consists of shares listed on a national securities exchange. Therefore, no dissenters’ rights are available under the Initial Merger in respect of the AGC Shares; however, holders have a redemption right as further described in this proxy statement/prospectus. See “Extraordinary General Meeting of AGC Shareholders—Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, that the business combination contemplated by the Business Combination Agreement, dated April 12, 2021 (as may be amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”), by and among Grab Holdings Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“GHL”), AGC, J2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of GHL (“AGC Merger Sub”), J3 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of GHL (“Grab Merger Sub”) and Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Grab”), pursuant to which (i) AGC shall merge with and into AGC Merger Sub, with AGC Merger Sub surviving and remaining as a wholly-owned subsidiary of GHL (the “Initial Merger”) and (ii) following the Initial Merger, Grab Merger Sub shall merge with and into Grab, with Grab being the surviving entity and becoming a wholly-owned subsidiary of GHL (the “Acquisition Merger”) and the other transactions contemplated by the Business Combination Agreement (the business combination, the Initial Merger, the Acquisition Merger, and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”) be confirmed, ratified and approved in all respects.”

Votes Required for Approval

The approval of the Business Combination Proposal will require an ordinary resolution, being the affirmative vote of the holders of a majority of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting. The approval of the Initial Merger Proposal will require a special resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting. The approval of the Governing Documents Proposal will require a special resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting. The approval of the Adjournment Proposal, if presented, will be sought as an ordinary resolution, being the affirmative vote of the holders of a majority of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

The approval of the Business Combination Proposal is a condition to the consummation of the Business Combination Transactions. If the Business Combination Proposal is not approved, the other proposals (except the Adjournment Proposal, as described below) shall not be presented to the AGC shareholders for a vote.

An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.

Recommendation of AGC Board of Directors

THE AGC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE AGC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

THE INITIAL MERGER PROPOSAL

General

Holders of AGC Shares are being asked to authorize the Initial Merger.

Resolutions to be Voted Upon

The full text of the resolutions to be proposed is as follows:

“RESOLVED, as a special resolution, that AGC be and is hereby authorized to merge with and into J2 Holdings Inc. so that J2 Holdings Inc. be the surviving company and all the undertaking, property and liabilities of AGC vest in J2 Holdings Inc. by virtue of such merger pursuant to the Companies Act (As Revised) of the Cayman Islands;

RESOLVED, as a special resolution, that the Business Combination Agreement and the plan of merger in the form annexed as Exhibit I to the Business Combination Agreement (the “Plan of Merger”) be and are hereby authorized, approved and confirmed in all respects;

RESOLVED, as a special resolution, that AGC be and is hereby authorized to enter into the Business Combination Agreement and the Plan of Merger; and

RESOLVED, as a special resolution, that upon the Effective Time (as defined in the Plan of Merger), the amending and restating of the memorandum and articles of AGC by adoption of the memorandum and articles of association of AGC Merger Sub in the form attached to the Plan of Merger is approved in all respects.”

Votes Required for Approval

The approval of the Initial Merger Proposal will require a special resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.

Recommendation of AGC Board of Directors

THE AGC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE AGC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE INITIAL MERGER PROPOSAL.

THE GOVERNING DOCUMENTS PROPOSAL

General

If the Business Combination is consummated, AGC’s amended and restated memorandum and articles of association (the “Existing AGC Articles”) will effectively be replaced by the Amended GHL Articles given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares subject to the Amended GHL Articles.

AGC’s shareholders are asked to consider and vote upon and to approve by special resolution five separate proposals (collectively, the “Governing Documents Proposal”) in connection with the replacement of the Existing AGC Articles with the Amended GHL Articles. Each of the Business Combination Proposal, the Initial Merger Proposal and the five separate proposals in the Governing Documents Proposal are cross-conditioned on the approval of each other. If any one of these proposals is not approved by AGC shareholders, the Business Combination shall not be consummated.

The Amended GHL Articles differ materially from the Existing AGC Articles. The following table sets forth a summary of the material changes proposed between the Existing AGC Articles and the Amended GHL Articles that are included in the Governing Documents Proposal. This summary is qualified by reference to the complete text of the Amended GHL Articles, attached to this proxy statement/prospectus as Annex B. AGC shareholders are encouraged to read the Amended GHL Articles in their entirety for a more complete description of their terms. Additionally, we encourage shareholders to carefully consult the information set out under the “Comparison of Corporate Governance and Shareholder Rights” section of this proxy statement/prospectus.

Existing AGC Articles	Amended GHL Articles

Authorized Share Capital (Governing Documents Proposal A)

AGC authorized share capital is $22,100 divided into 200,000,000 AGC Class A Ordinary Shares of a par value of $0.0001 each, 20,000,000 AGC Class B Ordinary Shares of a par value of $0.0001 each and 1,000,000 preference shares of a par value of $0.0001 each.

GHL will be authorized to issue 50,000,000,000 shares of all classes of capital stock, par value $0.000001 per share, consisting of 49,500,000,000 shares of GHL Class A Ordinary Shares and 500,000,000 shares of GHL Class B Ordinary Shares.

Voting Power (Governing Documents Proposal B)

In respect of all matters upon which holders of AGC Class A Ordinary Shares are entitled to vote, each AGC Class A Ordinary Share is entitled to (1) vote per share.

In respect of all matters upon which holders of GHL Ordinary Shares are entitled to vote, each GHL Class

A Ordinary Share will be entitled to (1) vote per share and each GHL Class B Ordinary Share will be entitled to (45) votes per share.

Number of Directors (Governing Documents Proposal C)

The number of directors on the AGC Board may be increased or reduced by ordinary resolution of the holders of AGC Class A Ordinary Shares.

The number of directors on the board of directors of GHL may be increased to up to nine if and as determined by the holders of a majority of the GHL Class B Ordinary Shares, voting exclusively and as a separate class.

Existing AGC Articles	Amended GHL Articles

Quorum (Governing Documents Proposal D)

The holders of a majority of the AGC Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum for a general meeting of AGC.

No business will be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. One or more shareholders holding not less than an aggregate of one-third of all votes that may be cast in respect of the share capital of GHL in issue present in person or by proxy and entitled to vote will be a quorum for all purposes; provided that the presence in person or by proxy of holders of a majority of GHL Class B Ordinary Shares will be required in any event.

Other Provisions including Status as a Blank Check Company (Governing Documents Proposal E)

The Existing AGC Articles include various provisions related to AGC’s status as a blank check company prior to the consummation of a business combination.	The Amended GHL Articles do not include provisions related to GHL’s status as a blank check company, as these will no longer be applicable to GHL upon consummation of the Business Combination.

Resolutions to be Voted Upon

The full text of each of the resolutions to be proposed in respect of the five separate proposals within the Governing Documents Proposal is as follows:

RESOLVED, as a resolution, to approve in all respects the effective change in authorized share capital from (i) the share capital of AGC of $22,100 divided into 200,000,000 AGC Class A Ordinary Shares of a par value of $0.0001 each, 20,000,000 AGC Class B Ordinary Shares of a par value of $0.0001 each and 1,000,000 preference shares of a par value of $0.0001 each to (ii) the share capital of GHL of 50,000,000,000 shares of all classes of capital stock, par value $0.000001 per share, consisting of 49,500,000,000 shares of GHL Class A Ordinary Shares and 500,000,000 shares of GHL Class B Ordinary Shares, which change will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares subject to the amended and restated memorandum and articles of association of GHL.

RESOLVED, as a special resolution, to approve in all respects the effective change in voting power in respect of the AGC Class A Ordinary Shares given that, following the consummation of the Business Combination each GHL Class A Ordinary Share will be entitled to one (1) vote per share (consistent with the AGC Class A Ordinary Shares) compared with each GHL Class B Ordinary Share being entitled to forty-five (45) votes per share, which change will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares.

RESOLVED, as a special resolution, to approve in all respects the change in rights that holders of AGC Class A Ordinary Shares hold in respect of increasing the number of directors, in that the number of directors of GHL may be increased from time to time up to nine directors solely with the approval of a majority of the Class B ordinary Shares voting as a separate class without the approval of the holders of GHL Class A Ordinary Share, whereas AGC’s amended and restated memorandum and articles provided holders of Class A Ordinary Shares with the right to approve such change upon ordinary resolution, which change will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares subject to the amended and restated memorandum and articles of association of GHL.

RESOLVED, as a special resolution, to approve in all respects the effective change in quorum requirements applicable to shareholder meetings from (i) the holders of a majority of the AGC Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum for a general meeting of AGC to (ii) one or more shareholders holding not less than an aggregate of one-third of all votes that may be cast in respect of the share capital of GHL in issue present in person or by proxy and entitled to vote, which change will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares subject to the amended and restated memorandum and articles of association of GHL.

RESOLVED, as a special resolution, to authorize all other changes in connection with the effective replacement of AGC’s amended and restated memorandum and articles with GHL’s amended and restated memorandum and articles effective as of the consummation of the Business Combination, including changing the name from AGC to GHL, and removing certain provisions relating to AGC’s status as a blank check company that will no longer be applicable to GHL following consummation of the Business Combination, which changes will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares subject to the amended and restated memorandum and articles of association of GHL.

THE GOVERNING DOCUMENTS PROPOSAL A (AUTHORIZED SHARE CAPITAL)

Overview

Governing Documents Proposal A—to authorize the effective change in authorized share capital from (i) the share capital of AGC of $22,100 divided into 200,000,000 AGC Class A Ordinary Shares of a par value of $0.0001 each, 20,000,000 AGC Class B Ordinary Shares of a par value of $0.0001 each and 1,000,000 preference shares of a par value of $0.0001 each to (ii) the share capital of GHL of 50,000,000,000 shares of all classes of capital stock, par value $0.000001 per share, consisting of 49,500,000,000 shares of GHL Class A Ordinary Shares and 500,000,000 shares of GHL Class B Ordinary Shares, which change will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares subject to the Amended GHL Articles.

Assuming the Business Combination Proposal is approved, AGC shareholders are also being asked to approve Governing Documents Proposal A, which is, in the judgment of AGC’s board of directors, necessary to adequately address the needs of GHL after the Business Combination.

If Governing Documents Proposal A is approved, the share capital will be effectively changed as set forth above.

This summary is qualified by reference to the complete text of the Amended GHL Articles, copies of which are attached to this proxy statement/prospectus as Annex B. All AGC stockholders are encouraged to read the Amended GHL Articles in their entirety for a more complete description of their terms.

Reasons for the Change

The purpose of this proposal is to provide for an authorized capital structure of GHL that will enable it to have available for issuance a number of authorized shares of ordinary shares and preference shares sufficient to support its growth and to provide flexibility for future corporate needs.

Votes Required for Approval

The approval of the Governing Documents Proposal A will require a special resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.

Recommendation of AGC Board of Directors

THE AGC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE AGC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE GOVERNING DOCUMENTS PROPOSAL A.

THE GOVERNING DOCUMENTS PROPOSAL B (VOTING POWER)

Overview

Governing Documents Proposal B—to authorize the effective change in voting power in respect of the AGC Class A Ordinary Shares given that, following the consummation of the Business Combination each GHL Class A Ordinary Share will be entitled to one (1) vote per share (consistent with the AGC Class A Ordinary Shares) compared with each GHL Class B Ordinary Share being entitled to forty-five (45) votes per share, which change will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares.

Assuming the Business Combination Proposal is approved, AGC shareholders are also being asked to approve Governing Documents Proposal B, which is, in the judgment of AGC’s board of directors, necessary to adequately address the needs of GHL after the Business Combination.

If Governing Documents Proposal B is approved, holders of shares of GHL Class B Ordinary Shares will have forty-five (45) votes per share on each matter properly submitted to the shareholders entitled to vote whereas holders of shares of GHL Class A Ordinary Shares will be entitled to one (1) vote per share.

This summary is qualified by reference to the complete text of the Amended GHL Articles, copies of which are attached to this proxy statement/prospectus as Annex B. All AGC stockholders are encouraged to read the Amended GHL Articles in their entirety for a more complete description of their terms.

Reasons for the Change

The purpose of this proposal is to ensure, in combination with the Shareholders’ Deed, that the voting control that Grab CEO and co-founder Anthony Tan currently exercises with respect to Grab continues with respect to GHL on the basis of voting proxies from Grab investors (which voting proxies will cease to apply after the Closing). Giving Mr. Tan this level of voting control will allow him to execute GHL’s long-term strategy following the Business Combination.

Votes Required for Approval

The approval of the Governing Documents Proposal B will require a special resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.

Recommendation of AGC Board of Directors

THE AGC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE AGC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE GOVERNING DOCUMENTS PROPOSAL B.

THE GOVERNING DOCUMENTS PROPOSAL C (NUMBER OF DIRECTORS)

Overview

Governing Documents Proposal C—to authorize the effective change related to the rights that holders of AGC Class A Ordinary Shares hold in respect of increasing the number of directors, in that the number of directors of GHL may be increased from time to time up to nine directors solely with the approval of a majority of the Class B ordinary Shares voting as a separate class without the approval of the holders of GHL Class A Ordinary Share.

Assuming the Business Combination Proposal is approved, AGC shareholders are also being asked to approve Governing Documents Proposal C, which is, in the judgment of AGC’s board of directors, necessary to adequately address the needs of GHL after the Business Combination.

If Governing Documents Proposal C is approved, the voting requirements around increasing the number of directors will be effectively changed as set forth above.

This summary is qualified by reference to the complete text of the Amended GHL Articles, copies of which are attached to this proxy statement/prospectus as Annex B. All AGC stockholders are encouraged to read the Amended GHL Articles in their entirety for a more complete description of their terms.

Reasons for the Change

Related to Governing Documents Proposal B, the purpose of this proposal is to ensure that Grab CEO and co-founder Anthony Tan controls decisions in respect of increasing the number of directors. Giving Mr. Tan control over the appointment of a majority of the directors will allow him to execute GHL’s long-term strategy following the Business Combination.

Votes Required for Approval

The approval of the Governing Documents Proposal C will require a special resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.

Recommendation of AGC Board of Directors

THE AGC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE AGC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE GOVERNING DOCUMENTS PROPOSAL C.

THE GOVERNING DOCUMENTS PROPOSAL D (QUORUM)

Overview

Governing Documents Proposal D—to authorize effective change in quorum requirements applicable to shareholder meetings from (i) the holders of a majority of the AGC Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum for a general meeting of AGC to (ii) one or more shareholders holding not less than an aggregate of one-third of all votes that may be cast in respect of the share capital of GHL in issue present in person or by proxy and entitled to vote, which change will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares), hold GHL Class A Ordinary Shares subject to the Amended GHL Articles.

Assuming the Business Combination Proposal is approved, AGC shareholders are also being asked to approve Governing Documents Proposal D, which is, in the judgment of AGC’s board of directors, necessary to adequately address the needs of GHL after the Business Combination.

If Governing Documents Proposal D is approved, the quorum requirements will be effectively changed as set forth above.

This summary is qualified by reference to the complete text of the Amended GHL Articles, copies of which are attached to this proxy statement/prospectus as Annex B. All AGC stockholders are encouraged to read the Amended GHL Articles in their entirety for a more complete description of their terms.

Reasons for the Change

The principal purpose of this proposal is to provide GHL the opportunity to meet the quorum requirement more easily such that it may efficiently obtain necessary approvals required to be obtained at shareholder meetings.

Votes Required for Approval

The approval of the Governing Documents Proposal D will require a special resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.

Recommendation of AGC Board of Directors

THE AGC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE AGC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE GOVERNING DOCUMENTS PROPOSAL D.

THE GOVERNING DOCUMENTS PROPOSAL E

(OTHER PROVISIONS INCLUDING STATUS AS A BLANK CHECK COMPANY)

Overview

Governing Documents Proposal E—to authorize all other changes in connection with the effective replacement of the Existing AGC Articles with the Amended GHL Articles effective as of the consummation of the Business Combination, including changing the name from AGC to GHL, and removing certain provisions relating to AGC’s status as a blank check company that will no longer be applicable to GHL following consummation of the Business Combination, which changes will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares), hold GHL Class A Ordinary Shares subject to the Amended GHL Articles.

Assuming the Business Combination Proposal is approved, AGC shareholders are also being asked to approve Governing Documents Proposal E, which is, in the judgment of AGC’s board of directors, necessary to adequately address the needs of GHL after the Business Combination.

The Amended GHL Articles will not contain provisions related to a blank check company (including those related to operation of the trust account, winding up of AGC’s operations should AGC not complete a business combination by a specified date, and other such blank check-specific provisions as are present in the Existing AGC Articles) because following the consummation of the Business Combination, GHL will not be a blank check company.

Approval of each of the five separate proposals constituting the Governing Documents Proposal, assuming approval of the Business Combination Proposal, will result, upon the closing of the Business Combination, in the wholesale replacement of the Existing AGC Articles with the Amended GHL Articles. While certain material changes between the Existing AGC Articles and the Amended GHL Articles have been unbundled into distinct Governing Documents Proposals or otherwise identified in this Governing Documents Proposal E, there are other differences between the Existing AGC Articles and Amended GHL Articles that will be approved (subject to the approval of the aforementioned related proposals and consummation of the Business Combination) if AGC shareholders approve this Governing Documents Proposal E. Accordingly, we encourage AGC shareholders to carefully review the terms of the Amended GHL Articles, attached hereto as Annex B, as well as the information provided in the “Comparison of Corporate Governance and Shareholder Rights” section of this proxy statement/prospectus.

This summary is qualified by reference to the complete text of the Amended GHL Articles, copies of which are attached to this proxy statement/prospectus as Annex B. All AGC stockholders are encouraged to read the Amended GHL Articles in their entirety for a more complete description of their terms.

Reasons for the Change

The GHL board of directors believes that changing the post-business combination corporate name from “Altimeter Growth Corp.” to “Grab Holdings Limited.” is desirable to reflect the Business Combination with Grab and to clearly identify GHL as the publicly traded entity.

The elimination of certain provisions related to AGC’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, the Amended GHL Articles do not include the requirement to dissolve GHL upon failure to consummate a business combination in accordance with its terms, and allows GHL to continue as a corporate entity following the Business Combination. In addition, certain other provisions in AGC’s current certificate require that proceeds from AGC’s initial public offering be held in the trust account until a business combination or liquidation of AGC has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the Amended GHL Articles.

Votes Required for Approval

The approval of the Governing Documents Proposal E will require a special resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.

Recommendation of AGC Board of Directors

THE AGC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE AGC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE GOVERNING DOCUMENTS PROPOSAL E.

THE ADJOURNMENT PROPOSAL

General

Holders of AGC Shares are being asked to adopt the Adjournment Proposal.

The Adjournment Proposal, if adopted, shall allow AGC’s board of directors to adjourn the Extraordinary General Meeting to a later date or dates, if necessary. In no event shall AGC solicit proxies to adjourn the Extraordinary General Meeting or consummate the Business Combination Transactions beyond the date by which it may properly do so under the AGC amended and restated memorandum and articles of association and the Cayman Islands Companies Act. The purpose of the adjournment proposal is to provide more time to meet the requirements that are necessary to consummate the Business Combination Transactions. See the section titled “The Business Combination Proposal—Interests of AGC’s Directors and Officers in the Business Combination.”

Consequences If the Adjournment Proposal Is Not Approved

If the Adjournment Proposal is presented to the meeting and is not approved by the shareholders, AGC’s Board may not be able to adjourn the Extraordinary General Meeting to a later date or dates. In such event, the Business Combination Transactions would not be completed.

Resolution to be Voted Upon

The full text of the resolution to be proposed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the Extraordinary General Meeting to a later date or dates to be determined by the chairman of the Extraordinary General Meeting, if necessary, to permit further solicitation and vote of proxies is hereby confirmed, ratified and approved in all respects.”

Votes Required for Approval

The approval of the Adjournment Proposal will require an ordinary resolution, being the affirmative vote of the holders of a majority of the issued and outstanding AGC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting.

An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting.

Recommendation of AGC Board of Directors

THE AGC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE AGC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

MATERIAL TAX CONSIDERATIONS

United States Federal Income Tax Considerations

General

The following is a general discussion of the material U.S. federal income tax consequences (i) of the Business Combination to U.S. Holders (defined below) of AGC Class A Ordinary Shares (excluding any redeemed shares), and AGC Warrants (collectively, the “AGC Securities”), (ii) of the subsequent ownership and disposition of GHL Class A Ordinary Shares and GHL Warrants (collectively, the “GHL Units”) received in the Business Combination by U.S. Holders and (iii) of the exercise of redemption rights by AGC shareholders that are U.S. Holders (defined below).

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to U.S. federal income tax considerations relevant to U.S. Holders that hold AGC Securities and, after the completion of the Business Combination, GHL Securities, as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•	Sponsor or AGC’s officers or directors;

•	banks, financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market accounting rules;

•	tax-exempt entities;

•	S-corporations;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more of the shares of AGC or, following the Business Combination, GHL by vote or value;

•	persons that acquired AGC Securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•	persons that hold AGC Securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of AGC Securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect under applicable U.S. Treasury regulations a valid election to be treated as a U.S. person.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold AGC Securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of AGC Securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding AGC Securities, we urge you to consult your own tax advisor.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. AGC SHAREHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF GHL SECURITIES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

Characterization of an AGC Unit

For purposes of this discussion, because any AGC Unit consisting of one AGC Class A Ordinary Share and one-fifth of one AGC Warrant to acquire one AGC Class A Ordinary Share is separable at the option of the holder, AGC is treating any AGC Class A Ordinary Share and one-fifth of one AGC Warrant to acquire one AGC Class A Ordinary Share held by a holder in the form of a single AGC Unit as separate instruments and is assuming that the AGC Unit itself will not be treated as an integrated instrument. Accordingly, the cancellation or separation of the AGC Units in connection with the consummation of the Initial Merger or the exercise of redemption rights generally should not be a taxable event for U.S. federal income tax purposes. This position is not free from doubt, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position.

U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders

The following discussion, “—U.S. Federal Income Tax Consequences of the Business Combination to U.S. Holders,” constitutes the opinion of Ropes & Gray LLP, counsel to AGC, as to the material U.S. federal income tax consequences of the Business Combination to the U.S. Holders of AGC Securities, subject to the limitations, exceptions, beliefs, assumptions, and qualifications described in such opinion and otherwise herein.

Qualification of the Initial Merger as a Reorganization

The Initial Merger should qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code. To qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, the Initial Merger must be a mere change in identity, form, or place of organization of AGC. Due to the absence of direct guidance on the specific circumstances of the Initial Merger, there is some uncertainty as to whether the Initial Merger will satisfy this requirement and, in turn, qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code. U.S. Holders should be aware that the completion of the Business Combination is not conditioned on the receipt of an opinion of counsel that the Mergers qualify as tax-free transactions, and that GHL has not requested and does not intend to request a ruling from the IRS with respect to the U.S. federal income tax treatment of the Business Combination. There can be no assurance that the IRS will not take a contrary position to views expressed herein or that a court will not agree with a contrary position of the IRS.

Assuming that the Initial Merger qualifies as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, a U.S. Holder that exchanges its AGC Securities pursuant to the Business Combination will not recognize gain or loss on the exchange of AGC Securities for GHL Securities; the aggregate adjusted tax basis of a U.S. Holder in the GHL Class A Ordinary Shares received as a result of the Business Combination will equal the aggregate adjusted tax basis of the AGC Class A Ordinary Shares surrendered in the exchange, and the aggregate adjusted tax basis in the GHL Warrants received as a result of such exchange will equal the aggregate adjusted tax basis of the AGC Warrants surrendered in the exchange; and a U.S. Holder’s holding period for the GHL Securities received in the exchange will include the holding period for the AGC Securities surrendered in the exchange (however, it is unclear whether the redemption rights with respect to the AGC Class A Ordinary Shares may prevent the holding period of the AGC Class A Ordinary Shares from commencing prior to the termination of such rights).

U.S. Holders should consult their own tax advisors as to the particular consequences to them of the exchange of AGC Securities for GHL Securities pursuant to the Business Combination and the qualification of the Initial Merger as a tax-free reorganization.

U.S. Federal Income Tax Consequences of Ownership and Disposition of GHL Securities

The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of GHL Securities to U.S. Holders who receive such GHL Securities pursuant to the Business Combination.

Taxation of Distributions

Subject to the PFIC rules, a U.S. Holder generally will be required to include in gross income as a dividend the amount of any distribution paid on GHL Class A Ordinary Shares to the extent the distribution is paid out of GHL’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by GHL will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Subject to the PFIC rules described below, distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in GHL Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of GHL Class A Ordinary Shares and Warrants” below).

With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of GHL Class A Ordinary Shares and Warrants” below) provided that GHL Class A Ordinary Shares are readily tradable on an established securities market in the United States, and GHL is not treated as a PFIC at the time the dividend was paid or in the preceding year and certain holding period and other requirements are met. However, it is unclear whether the redemption rights with respect to the AGC Shares may prevent the holding period of the AGC Shares from commencing prior to the termination of such rights. U.S. Treasury Department guidance indicates that shares listed on NASDAQ (on which GHL intends to apply to list the GHL Class A Ordinary Shares) will be considered readily tradable on an established securities market in the United States. Even if the GHL Class A Ordinary Shares are listed on NASDAQ, there can be no assurance that the GHL Class A Ordinary Shares will be considered readily tradable on an established securities market in future years. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to GHL Class A Ordinary Shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of GHL Class A Ordinary Shares and Warrants

Subject to the PFIC rules, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of GHL Class A Ordinary Shares or warrants in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such GHL Ordinary Shares or GHL Warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A Ordinary Shares or warrants exceeds one year. However, it is unclear whether the redemption rights with respect to the AGC Shares may prevent the holding period of the AGC Shares from commencing prior to the termination of such rights. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations.

Exercise, Lapse or Redemption of a Warrant

Subject to the PFIC rules and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a GHL Class A Ordinary Share on the exercise of a GHL Warrant for cash. A U.S. Holder’s tax basis in a GHL Class A Ordinary Share received upon exercise of the GHL Warrant generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the GHL Warrant exchanged therefor and the exercise price. The U.S. Holder’s holding period for a GHL Class A Ordinary Share received upon exercise of the GHL Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the GHL Warrant and will not include the period during which the U.S. Holder held the GHL Warrant. If a GHL Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the GHL Warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. Subject to the PFIC rules discussed below, a cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. Although we expect a U.S. Holder’s cashless exercise of our warrants (including after we provide notice of our intent to redeem warrants for cash) to be treated as a recapitalization, a cashless exercise could alternatively be treated as a taxable exchange in which gain or loss would be recognized.

In either tax-free situation, a U.S. Holder’s tax basis in the GHL Class A Ordinary Shares received generally would equal the U.S. Holder’s tax basis in the GHL Warrants. If the cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the GHL Class A Ordinary Share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise is treated as a recapitalization, the holding period of the GHL Class A Ordinary Shares would include the holding period of the warrants.

It is also possible that a cashless exercise may be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a portion of the GHL Warrants to be exercised on a cashless basis could, for

U.S. federal income tax purposes, be deemed to have been surrendered in consideration for the exercise price of the remaining GHL Warrants, which would be deemed to be exercised. For this purpose, a U.S. Holder may be deemed to have surrendered a number of GHL Warrants having an aggregate value equal to the exercise price for the total number of warrants to be deemed exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the exercise price for the total number of warrants deemed exercised and the U.S. Holder’s tax basis in such GHL Warrants. In this case, a U.S. Holder’s tax basis in the GHL Class A Ordinary Shares received would equal the U.S. Holder’s tax basis in the GHL Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. It is unclear whether a U.S. Holder’s holding period for the GHL Class A Ordinary Shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, a U.S. Holder should consult its tax advisor regarding the tax consequences of a cashless exercise.

Subject to the PFIC rules described below, if GHL redeems warrants for cash or purchases warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—Exercise, Lapse or Redemption of a Warrant.”

Possible Constructive Distributions

The terms of each GHL Warrant provide for an adjustment to the number of GHL Class A Ordinary Shares for which the GHL Warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of GHL Securities—Warrants—Public Shareholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the GHL Warrants would, however, be treated as receiving a constructive distribution from GHL if, for example, the adjustment increases such U.S. Holders’ proportionate interest in our assets or earnings and profits (e.g. through an increase in the number of GHL Class A Ordinary Shares that would be obtained upon exercise or through a decrease to the exercise price of a GHL Warrant) as a result of a distribution of cash or other property to the holders of GHL Class A ordinary Shares which is taxable to the U.S. Holders of such GHL Class A ordinary Shares as described under “—Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest, and would increase a U.S. Holder’s adjusted tax basis in its GHL Warrants to the extent that such distribution is treated as a dividend.

Redemption of AGC Class A Ordinary Shares

Subject to the PFIC rules, in the event that a U.S. Holder’s AGC Class A Ordinary Shares are redeemed pursuant to the redemption provisions described in this proxy statement/prospectus under “Description of GHL Securities—Ordinary Shares”, the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A Ordinary Shares under Section 302 of the Code.

If the redemption qualifies as a sale of AGC Class A Ordinary Shares, the U.S. Holder will recognize capital gain or loss on the sale or other taxable disposition of GHL Class A Ordinary Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such GHL Ordinary Shares. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A Ordinary Shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations.

If the redemption does not qualify as a sale of AGC Class A Ordinary Shares, the U.S. Holder will be treated as receiving a corporate distribution. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from AGC’s or GHL’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the AGC Class A Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the AGC Class A Ordinary Shares. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate provided that AGC Class A Ordinary Shares are readily tradable on an established securities market in the United States, AGC is not treated as a PFIC at the time the dividend was paid or in the preceding year and certain holding period and other requirements are met. However, it is unclear whether the redemption rights with respect to the AGC Class A Ordinary Shares may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Whether a redemption qualifies for sale treatment will depend largely on the total number of AGC Class A Ordinary Shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder described in the following paragraph) relative to all of the AGC Class A Ordinary Shares outstanding both before and after such redemption, taking into account other transactions occurring in connection with the redemption (including the Business Combination (treating GHL Class A Ordinary Shares as AGC Class A Ordinary Shares for this purpose)). The redemption of AGC Class A Ordinary Shares generally will be treated as a sale of the AGC Class A Ordinary Shares (rather than as a corporate distribution) if such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the tests is satisfied, a U.S. Holder takes into account not only AGC Class A Ordinary Shares actually owned by the U.S. Holder, but also AGC Class A Ordinary Shares that are constructively owned by such U.S. Holder. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include AGC Class A Ordinary Shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of AGC Class A Ordinary Shares must, among other requirements, be less than 80 percent of the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. Before the Business Combination, the AGC Class A Ordinary Shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of AGC Shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of AGC Shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours. The redemption of the AGC Class A Ordinary Shares will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in AGC.

Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and taxed in the manner described above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed AGC Class A Ordinary Shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by such U.S. Holder.

Passive Foreign Investment Company Status

The treatment of U.S. Holders of GHL Class A Ordinary Shares and GHL Public Warrants could be materially different from that described above if AGC or GHL is or was treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.

A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

GHL is not expected to be treated as a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination made annually and, thus, is subject to change. With certain exceptions, the GHL Class A Ordinary Shares would be treated as stock in a PFIC with respect to a U.S. Holder if GHL (or its predecessor AGC) were a PFIC at any time during a U.S. Holder’s holding period in such U.S. Holder’s GHL or AGC Class A Ordinary Shares. Although AGC likely met one or both of the PFIC tests described above in its first taxable year, it may qualify for an exception under which a corporation will not be treated as a PFIC for the first taxable year in which it has gross income. There can be no assurance, however, that GHL and AGC will not be treated as a PFIC for any taxable year or at any time during a U.S. Holder’s holding period.

If AGC is determined to be a PFIC with respect to a U.S. Holder who exchanges AGC Class A Ordinary Shares or AGC Warrants for GHL Class A Ordinary Shares or GHL Warrants in connection with the Merger and such U.S. Holder did not make any of the PFIC elections described below with respect to the AGC Class A Ordinary Shares or AGC Warrants, then although not free from doubt, GHL would also be treated as a PFIC as to such U.S. Holder with respect to such GHL Class A Ordinary Shares or GHL Warrants even if GHL did not meet the test for PFIC status unless such U.S. Holder makes a purging election with respect to its shares. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described below. As a result of this election, the U.S. Holder will have additional basis (to the extent of any gain recognized in the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in such holder’s GHL Class A Ordinary Shares. In the absence of a purging election, such U.S. Holder would be treated for purposes of the PFIC rules as if it held such GHL Class A Ordinary Shares and GHL Public Warrants for a period that includes its holding period for the AGC Class A Ordinary Shares and AGC Warrants exchanged therefor, respectively. U.S. Holders are urged to consult their tax advisors regarding the application of the purging elections rules to their particular circumstances.

In addition, if AGC is determined to be a PFIC, any income or gain recognized by a U.S. Holder electing to have its AGC Class A Ordinary Shares redeemed, as described above under the heading “—Redemption of AGC Class A Ordinary Shares,” would generally be subject to a special tax and interest charge if such U.S. Holder did not make either a qualified electing fund (“QEF”) election for AGC’s first taxable year as a PFIC in which such U.S. Holder held (or was deemed to hold) such shares, a QEF election along with an applicable purging election, or a mark-to-market election (collectively, the “PFIC Elections”). However, GHL does not expect to furnish U.S. Holders with the tax information necessary to enable a U.S. Holder to make a QEF election. In addition, an election for mark-to-market treatment is unlikely to be available to mitigate any adverse tax consequences with respect to a subsidiary that is also a PFIC.

If AGC or GHL is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of GHL Class A Ordinary Shares or GHL Warrants and, in the case of GHL Class A Ordinary Shares, the U.S. Holder did not make an applicable PFIC Election, such U.S. Holder generally would be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its GHL Class A Ordinary Shares or GHL Warrants and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the GHL Class A Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the GHL Class A Ordinary Shares).

Under these rules:

•

the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the GHL Class A Ordinary Shares or GHL Warrants (including any portion of such holding period prior to the Merger);

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of GHL’s first taxable year in which GHL was a PFIC, will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•

an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

If GHL is a PFIC and, at any time, has a non-U.S. subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if GHL (or a subsidiary of GHL) receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

In general, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of the GHL Class A Ordinary Shares (but not the GHL Warrants) by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of GHL’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which GHL’s taxable year ends. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. However, GHL does not expect to furnish U.S. Holders with the tax information necessary to enable a U.S. Holder to make a QEF election.

Alternatively, if GHL is a PFIC and the GHL Class A Ordinary Shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) the GHL Class A Ordinary Shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its GHL Class A Ordinary Shares at the end of such year over its adjusted basis in its GHL Class A Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its GHL Class A Ordinary Shares over the fair market value of its GHL Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its GHL Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its GHL Class A Ordinary Shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to GHL Warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including NASDAQ (on which the GHL Class A Ordinary Shares will be listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Moreover, a mark-to-market election made with respect to GHL Class A Ordinary Shares would not apply to a U.S. Holder’s indirect interest in any lower tier PFICs in which GHL owns shares. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to the GHL Class A Ordinary Shares under their particular circumstances.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of the GHL Class A Ordinary Shares and GHL Warrants should consult their tax advisors concerning the application of the PFIC rules to GHL Securities under their particular circumstances.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a holder who, for U.S. federal income tax purposes, is a beneficial owner of GHL Securities (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect of GHL Class A Ordinary Shares generally will not be subject to U.S. federal income tax unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of GHL Securities unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States), or the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from the United States sources generally is subject to tax at a 30% rate or a lower applicable treaty rate).

Dividends (including constructive dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s GHL Class A Ordinary Shares will generally correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Class A Ordinary Shares, as described in “Redemption of AGC Class A Ordinary Shares” above, and the consequences of the redemption to the Non-U.S. Holder will be as described in the paragraphs above under the heading “Non-U.S. Holders” based on such characterization.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a GHL Warrant, or the lapse of a GHL Warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described in “Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of GHL Securities.

Information Reporting and Backup Withholding

Dividend payments (including constructive dividends) with respect to GHL Class A Ordinary Shares and proceeds from the sale, exchange or redemption of GHL Securities may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding (currently at a rate of 24%) will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will not be subject to the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of an applicable dollar threshold are required to report information to the IRS relating to GHL Securities, subject to certain exceptions (including an exception for GHL Securities held in an account maintained with a U.S. financial institution), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold GHL Securities.

Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the AGC Class A Ordinary Shares and GHL Class A Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of AGC Securities and GHL Securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of AGC Class A Ordinary Shares or GHL Class A Ordinary Shares, as the case may be, nor will gains derived from the disposal of the AGC Class A Ordinary Shares or GHL Class A Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of AGC Securities or GHL Securities or on an instrument of transfer in respect of an AGC Security or a GHL Security.

Both AGC and GHL have been incorporated under the laws of the Cayman Islands as exempted companies with limited liability and, as such, have obtained undertakings from the Governor in Cabinet of the Cayman Islands in the following form:

The Tax Concessions Law

Undertaking as to Tax Concessions

In accordance with Section 6 of the Tax Concessions Act (2018 Revision) of the Cayman Islands, the Governor in Cabinet undertakes with AGC:

(a)	that no law which is hereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to AGC or its operations; and

(b)	in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)	on or in respect of the shares, debentures or other obligations of AGC; or

(ii)	by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law.

These concessions shall be for a period of TWENTY years from August 28, 2020.

In addition, in accordance with section 6 of the Tax Concessions Act (2018 Revision) of the Cayman Islands, the Governor in Cabinet of the Cayman Islands has undertaken with GHL that:

(a)	no law which is thereafter enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to GHL or its operations; and

(b)	in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)	on or in respect of the shares, debentures or other obligations of GHL; or

(ii)	by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act.

The concessions apply for a period of THIRTY years from May 13, 2021.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to GHL levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

INFORMATION RELATED TO GHL

The information provided below pertains to GHL prior to the Business Combination. As of the date of this proxy statement/prospectus, GHL has not conducted any material activities other than those incident to its formation and to the matters related to effectuating the Business Combination, such as the making of certain required SEC filings, the establishment of AGC Merger Sub and Grab Merger Sub and the preparation of this proxy statement/prospectus. Upon the consummation of the Business Combination Agreement, GHL will become the ultimate parent of Grab. For information about GHL’s management and corporate governance following the Business Combination, see the section titled “Management of GHL Following the Business Combination.”

Incorporation

GHL was incorporated under the laws of Cayman Islands on March 12, 2021, solely for the purpose of effectuating the Business Combination.

GHL was incorporated with an aggregate share capital of $50,000 divided into 5,000,000,000 registered shares of a par value of $0.000001 per share. One such share is currently issued and outstanding. For descriptions of GHL Securities, please see the section titled “Description of GHL Securities.” At incorporation, its assets consisted of the par value contributed for its sole outstanding share.

GHL’s corporate purpose is unrestricted and GHL shall have the full power and authority to carry out any object not prohibited by the Cayman Islands Companies Act or any other law of the Cayman Islands.

GHL will, immediately after the consummation of the Business Combination, qualify as a foreign private issuer as defined in Rule 3b-4 under the Exchange Act.

GHL will, immediately after the consummation of the Business Combination, be an “emerging growth company” as defined in the JOBS Act. GHL will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which GHL has total annual gross revenue of at least $1.07 billion or (c) in which GHL is deemed to be a large accelerated filer, which means the market value of GHL Shares held by non-affiliates exceeds $700 million as of the last business day of GHL’s prior second fiscal quarter, and (ii) the date on which GHL issued more than $1.0 billion in non-convertible debt during the prior three-year period. GHL intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that GHL’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. GHL has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, GHL, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of GHL’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Furthermore, even after GHL no longer qualifies as an “emerging growth company,” as long as GHL continues to qualify as a foreign private issuer under the Exchange Act, GHL will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, GHL will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

Memorandum and Articles of Association

At the consummation of the Business Combination, the Amended GHL Articles shall be substantially in the form attached to this proxy statement/prospectus as Annex B. See section entitled “Description of GHL Securities.”

Principal Executive Office

The mailing address of GHL is Harbour Place, 2nd Floor, 103 South Church Street, P.O. Box 472, George Town, Cayman Islands, KY1-1106. After the consummation of the Business Combination, its principal executive office shall be located at 3 Media Close, #01-03/06, Singapore 138498 and its telephone number is +65-9684-1256.

Financial Year

GHL has no material assets and does not operate any businesses. Accordingly, no financial statements of GHL have been included in this proxy statement/prospectus.

GHL’s financial year is currently the calendar year. GHL’s auditor after the consummation of the Business Combination will be KPMG LLP, located at 16 Raffles Quay #22-00, Hong Leong Building, Singapore 048581.

Subsidiaries

AGC Merger Sub and Grab Merger Sub, newly incorporated Cayman Islands exempted companies, are wholly-owned subsidiaries of GHL. As of the date of this proxy statement/prospectus, AGC Merger Sub and Grab Merger Sub have not conducted any material activities other than those incident to its formation and to the matters contemplated by the Business Combination Agreement.

Sole Shareholder

Prior to the consummation of the Business Combination, the sole shareholder of GHL is International Corporation Services Ltd. Upon the consummation of the Business Combination, GHL will become a new public company owned by the prior shareholders of AGC, the prior holders of Grab Shares, Grab Options, Grab RSUs and Grab Restricted Stock, the Sponsor Related Parties and the PIPE Investors.

Board of Directors

Prior to the consummation of the Business Combination, the directors of GHL are Mr. Artawat Udompholkul (a.k.a. Mr. John Cordova), who is Deputy General Counsel of Grab, and, from the date of the

Initial Merger until the date of the Acquisition Merger, Mr. Hab Siam. As of the consummation of the Business Combination, the number of directors of GHL shall be increased to six persons, Mr. Artawat Udompholkul and Mr. Hab Siam will cease to be the directors of GHL, and Anthony Tan, Hooi Ling Tan, Dara Khosrowshahi, Ng Shin Ein, John Rogers and Oliver Jay are expected to become the directors of GHL. Immediately following the consummation of the Business Combination, a majority of the directors will be independent directors under NASDAQ listing rules.

Legal Proceedings

As of the date of this proxy statement/prospectus, GHL was not party to any material legal proceedings. In the future, GHL may become party to legal matters and claims arising in the ordinary course of business.

Properties

GHL currently does not own or lease any physical property.

Employees

GHL currently has no employees.

INFORMATION RELATED TO AGC

Unless the context otherwise requires, all references in this section to the “Company,” “Altimeter,” “we,” “us” or “our” refer to AGC prior to the consummation of the Business Combination.

Introduction

We are a blank check company incorporated on August 25, 2020, as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. We reviewed a number of opportunities to enter into a business combination with an operating business, and entered into the Business Combination Agreement on April 12, 2021. We intend to effectuate the Business Combination using cash from the proceeds of our initial public offering, the sale of the private placement AGC Warrants and proceeds from the PIPE financing. Based on our business activities, the Company is a “shell company,” as defined under the Exchange Act, because we have no operations and nominal assets consisting almost entirely of cash.

Our Sponsor is affiliated with Altimeter Capital Management, LP (“Altimeter Capital Management”), a technology-focused investment firm based in Menlo Park, CA and Boston, MA, with approximately $16.3 billion of assets under management as of December 31, 2020. Brad Gerstner, our Chief Executive Officer, is the founder and CEO of Altimeter Capital Management. We intend to pursue opportunities in a secular-growth area of the technology sector that can compound growth over the long-term for exponential value creation, though we reserve the right to pursue an acquisition opportunity in any business or industry. We will use our investment team’s prior experience and track record of investing in public and private technology companies, along with our rigorous bottom-up research approach, to position us to successfully identify and execute an initial business combination.

Founded in 2008, Altimeter Capital Management has focused on both venture capital and public equity investments and is known for its deep expertise in enterprise software and marketplace internet businesses. The firm has a proven track record of successfully investing in leading technology companies in both the private and public markets. Some of Altimeter’s prior investments include Expedia, Zillow, Facebook, Uber, AirBnB, ByteDance, AppDynamics, MongoDB, Okta, Twilio, Unity, and Snowflake. We plan to leverage Altimeter Capital Management’s investment team’s capabilities, relationships, network, and deal pipeline to support us in the identification and diligence of potential targets for the initial business combination.

Altimeter Capital Management has successfully executed over 50 private transactions with companies in various stages of their life cycle including mid-stage and late-stage investments. The firm prides itself on providing scalable capital, re-investing in high conviction companies to support their growth journeys. Altimeter Capital Management has helped its private portfolio companies consider strategic options including going public through traditional IPOs and direct listings. Altimeter Capital Management has also been actively involved as a shareholder in its public company investments. Altimeter Capital Management believes it derives unique and differentiated insights thanks to its sector specialization and involvement with both private and public companies. We believe this domain expertise and long-established combination of private and public market know-how make Altimeter Capital Management a valued partner in our endeavor to find and execute an initial business combination.

On October 5, 2020, we consummated our initial public offering of 50,000,000 AGC Units, which included the full exercise by the underwriters of the over-allotment option to purchase an additional 5,000,000 AGC Units, at $10.00 per AGC Unit, generating gross proceeds of $500,000,000. Simultaneously with the closing of our initial public offering, we consummated the sale of an aggregate of 12,000,000 private placement AGC Warrants to our Sponsor at a price of $1.00 per AGC Warrant, generating gross proceeds of $12,000,000.

A total of $500 million from the proceeds we received from our initial public offering and the sale of the private placement AGC Warrants was placed in a segregated trust account located in the United States, with

Continental Stock Transfer & Trust Company acting as trustee. The amounts held in our trust account are invested in permitted United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds in the trust account that may be released to pay income taxes, the funds held in the trust account will not be released from the trust account (1) to AGC, until the completion of its initial business combination, or (2) to public AGC shareholders, until the earliest of (a) the completion of AGC’s initial business combination, and then only in connection with those AGC Class A Ordinary Shares that such shareholders properly elected to redeem, subject to the limitations described herein, (b) the redemption of any public shares properly tendered in connection with a shareholder vote to amend AGC’s amended and restated memorandum and articles of association (A) to modify the substance or timing of AGC’s obligation to provide holders of AGC Class A Ordinary Shares the right to have their shares redeemed in connection with AGC’s initial business combination or to redeem 100% of AGC’s public shares if AGC does not complete its initial business combination by October 5, 2022 (or January 5, 2023, if AGC has executed a letter of intent, agreement in principle or definitive agreement for its business combination by October 5, 2022, but has not completed the business combination by such date) (or such later date as may be approved by AGC shareholders) (such date the “Final Redemption Date”) or (B) with respect to any other provision relating to the rights of holders of AGC Class A Ordinary Shares, and (c) the redemption of AGC’s public shares if it has not consummated its business combination by the Final Redemption Date, subject to applicable law.

As of September 30, 2021, there was $500,021,794 in investments and cash held in our trust account and $57,423 of cash held outside our trust account. As of September 30, 2021, no funds had been withdrawn from our trust account to pay taxes.

Effecting Our Business Combination

Fair Market Value of Grab’s Business

Altimeter’s initial business combination must occur with one or more operating businesses or assets that together have an aggregate fair market value equal to at least 80% of the assets held in our trust account (net of amounts disbursed to management for working capital purposes and excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of signing a definitive agreement to enter into a business combination. Altimeter will not complete a business combination unless the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. The AGC Board determined that this test was met in connection with the proposed Business Combination.

Sponsor Consent Right

In connection with Altimeter’s initial public offering, Altimeter agreed that it would not enter into a definitive agreement regarding an initial business combination without the prior written consent of the Sponsor. The Sponsor has consented to our entry into the Business Combination Agreement.

Voting Restrictions in Connection with Extraordinary General Meeting

Our Sponsor and members of our management team have agreed to vote in favor of the Business Combination, regardless of how our public shareholders vote. In addition, pursuant to the Sponsor Support Agreement, the Sponsor has agreed, among other things and subject to the terms and conditions set forth therein: (a) to vote in favor of (i) the transactions contemplated in the Business Combination Agreement and the other transaction proposals, (b) to waive the anti-dilution rights it held in respect of the AGC Shares under AGC’s amended and restated memorandum and articles of association, (c) to appear at the Extraordinary General

Meeting for purposes of constituting a quorum, (d) to vote against any proposals that would materially impede the transactions contemplated in the Business Combination Agreement and the other transaction proposals, (e) not to redeem any AGC Shares held by Sponsor, (f) not to amend that certain letter agreement between AGC, Sponsor and certain other parties thereto, dated as of September 30, 2020, (g) not to transfer any AGC Shares held by Sponsor, (h) to release AGC, GHL, Grab and its subsidiaries from all claims in respect of or relating to the period prior to the closing, subject to the exceptions set forth therein (with Grab agreeing to release the Sponsor and AGC on a reciprocal basis) and (i) to agree to a lock-up of its GHL Class A Ordinary Shares during the period of three years from the Closing. For additional information, see “The Business Combination Proposal—Related Agreements—Sponsor Support and Lock-Up Agreement.”

Redemption Rights for Public AGC Shareholders upon Completion of the Business Combination

Our public shareholders may redeem all or a portion of their AGC Class A Ordinary Shares upon our initial business combination’s completion at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days before the closing of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters of our initial public offering. The redemption rights will include the requirement that a beneficial holder must identify itself in writing as a beneficial holder and provide its legal name, phone number, and address to the transfer agent in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to AGC Warrants. Further, we will not proceed with redeeming our public shares, even if a public AGC shareholder has properly elected to redeem its shares, if a business combination does not close. See the section titled “Extraordinary General Meeting of AGC Shareholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Our Sponsor and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with (i) the completion of our initial business combination, and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of the AGC Class A Ordinary Shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by the Final Redemption Date or (B) with respect to any other provision relating to the rights of holders of the AGC Class A Ordinary Shares.

Limitations on Redemption Rights

Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either before or upon closing of an initial business combination (so that we do not then become subject to the SEC’s “penny stock” rules). Although we will not redeem shares in an amount that would cause our net tangible assets to fall below $5,000,001, we do not have a maximum redemption threshold based on the percentage of shares sold in our initial public offering, as many blank check companies do. In the event the aggregate cash consideration we would be required to pay for all AGC Class A Ordinary Shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all AGC Class A Ordinary Shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Redemption of Public Shares and Liquidation if No Business Combination

Our amended and restated memorandum and articles of association provide that we will have only until the time period ending on the Final Redemption Date to consummate an initial business combination. If we have not consummated an initial business combination by the Final Redemption Date, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding public shares, which redemption will completely extinguish public AGC shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under the laws of the Cayman Islands to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to AGC Warrants, which will expire worthless if we fail to consummate an initial business combination by the Final Redemption Date. Our amended and restated memorandum and articles of association provide that, if we wind up for any other reason before the closing of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable laws of the Cayman Islands.

Our Sponsor and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination by the Final Redemption Date (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame).

Our Sponsor, executive officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of AGC Class A Ordinary Shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by the Final Redemption Date or (B) with respect to any other provision relating to the rights of holders of AGC Class A Ordinary Shares, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either before or upon the closing of an initial business combination (so that we do not then become subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our public shares at such time. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our Sponsor, any executive officer or director, or any other person.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1 million held outside the trust account plus up to $100,000 of funds from the trust account available to us to pay dissolution expenses, although we cannot assure you that there will be sufficient funds for such purpose.

If we were to expend all of the net proceeds of our initial public offering and the sale of the private placement AGC Warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited, to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. Citigroup, Goldman and Morgan Stanley, the underwriters of our initial public offering, will not execute an agreement with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that any such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third-party for services rendered or products sold to us (other than our independent registered public accounting firm), or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations; provided that such liability will not apply to any claims by a third-party or prospective target business that executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay our income tax obligations, and our Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

We will seek to reduce the possibility that our Sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our Sponsor will also not be liable as to any claims under our indemnity of the underwriters of our initial public offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,000,000 following our initial public offering and the sale of the private placement AGC Warrants with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors, however such liability will not be greater than the amount of funds from our trust account received by any such shareholder. In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1 million, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.00 per public share to our public shareholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public AGC shareholders from the trust account before addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination by the Final Redemption Date, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of AGC Class A Ordinary Shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by the Final Redemption Date or (B) with respect to any other provision relating to the rights of holders of AGC Class A Ordinary Shares, or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. Public AGC shareholders who redeem their AGC Class A Ordinary Shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination by the Final Redemption Date, with respect to such AGC Class A Ordinary Shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, such as in connection with the Business Combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

See “Risk Factors—Risks Relating to Redemption of AGC Class A Ordinary Shares” and “Risk Factors—Risks Relating to AGC and the Business Combination.”

Employees

We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination.

Officers and Directors

Our executive officers and directors are as follows:

Name	Age	Position
Brad Gerstner	50	Chairman, Chief Executive Officer and President
Hab Siam	51	General Counsel and Director
Richard N. Barton	54	Director
Aishetu Fatima Dozie	44	Director
Dev Ittycheria	54	Director

Brad Gerstner serves as the Chairman, Chief Executive Officer and President of Altimeter. Mr. Gerstner founded Altimeter Capital Management, LP in 2008 with a mission to build a leading technology focused investment firm and serves as its Chief Executive Officer. Mr. Gerstner also serves as Chairman, Chief Executive Officer and President of Altimeter. 2. Prior to founding Altimeter Capital Management, LP, Mr. Gerstner was a founding principal at General Catalyst and led technology and internet investments at PAR Capital. Mr. Gerstner is also an operator after founding and leading multiple online search businesses with successful exits, including acquisitions by Interactive Corp, Marchex and Google. Mr. Gerstner currently serves on the board of directors of iHeartMedia. He received his undergraduate degree from Wabash College, a J.D. from Indiana University School of Law and an MBA from Harvard Business School.

Hab Siam serves as the General Counsel and a Director of Altimeter. Mr. Siam also currently serves as Altimeter Capital Management, LP’s General Counsel and Altimeter 2’s General Counsel. Prior to Altimeter, Mr. Siam served as Financial Services Counsel in Washington, DC for Illinois 10th District Congressman Robert Dold, a member of the House Financial Services Committee. Mr. Siam also served as General Counsel and Corporate Secretary for NextG Networks, Inc. and as Corporate Lawyer at Wilson Sonsini Goodrich & Rosati and Kirkland & Ellis. He received his undergraduate degree from University of Illinois and a J.D. from Indiana University School of Law.

Richard N. Barton serves on the board of directors of Altimeter. Mr. Barton is the co-founder of Zillow Group, Inc. (“Zillow”) and has served as its Chief Executive Officer since February 2019. Mr. Barton has been a member of Zillow’s board of directors since its inception in December 2004, served as its Chief Executive Officer from inception until September 2010 and served as its Executive Chairman from September 2010 to February 2019. Mr. Barton served as a venture partner at Benchmark, a venture capital firm, from February 2005 through September 2018. Prior to co-founding Zillow, Mr. Barton founded Expedia as a group within Microsoft Corporation in 1994. Microsoft spun out the group as Expedia, Inc. in 1999, and Mr. Barton served as Expedia’s President, Chief Executive Officer and as a member of its board of directors from 1999 to 2003. Mr. Barton also co-founded and served as Non-Executive Chairman of Glassdoor from June 2007 through the company’s acquisition in June 2018. Mr. Barton has served on the board of directors of Netflix, Inc. since 2002; Qurate Retail, Inc. (formerly Liberty Interactive Corporation) since 2016, AGC since September 2020 and AGC 2 since January 2021. Mr. Barton holds a B.S. in General Engineering: Industrial Economics from Stanford University.

Aishetu Fatima Dozie serves on the board of directors of Altimeter. Ms. Dozie is the Founder and Chief Executive Officer of Bossy Cosmetics, Inc. (“Bossy Cosmetics”), a mission-driven cruelty-free beauty company. Prior to founding Bossy Cosmetics in 2018, Ms. Dozie served as a Fellow at the Distinguished Careers Institute at Stanford University. Previously, Ms. Dozie served as General Manager and Head of Investment Banking, West Africa at Rand Merchant Bank from 2015 until 2017. Prior to Rand Merchant Bank, Ms. Dozie has worked for Lehman Brothers, Morgan Stanley and Standard Chartered Bank as a senior investment banking executive. Ms. Dozie has also worked at the World Bank in Washington, DC, where she focused on financing businesses in the manufacturing, infrastructure, and service sectors in regions such as Central and South America, Eastern Europe, and Eastern Africa. In addition, Ms. Dozie founded a first-of-its-kind children’s play and activity center in Lagos, Nigeria and authored a children’s picture book entitled “Paloo & Friends in Imaginaria.” Ms. Dozie recently executive produced an online television series named “African HERstory,” where she interviewed successful female African executives to highlight their impact on the continent’s development. Ms. Dozie holds a B.A. in Economics from Cornell University and an M.B.A. from Harvard Business School and participated in the Leaders in Development Program at the John F. Kennedy School at Harvard University.

Dev Ittycheria serves on the board of directors of Altimeter. Mr. Ittycheria serves as President, Chief Executive Officer and as a member of board of directors of MongoDB, Inc. (“MongoDB”) since September 2014. Prior to joining MongoDB, Mr. Ittycheria served as a Managing Director at OpenView Venture Partners, a venture capital firm, from October 2013 to September 2014. From February 2012 to June 2013, Mr. Ittycheria served as Venture Partner at Greylock Partners, a venture capital firm. From April 2008 to February 2010, Mr. Ittycheria served as President-Enterprise Management at BMC Software, Inc., a computer software company, which he joined in connection with its acquisition of BladeLogic, Inc., a computer software company that Mr. Ittycheria co-founded and for which he served as Chief Executive Officer. Mr. Ittycheria currently serves as lead independent director of the board of directors of Datadog, Inc., a public software company. Mr. Ittycheria previously served on the boards of directors of Bazaarvoice, Inc., a public software company (January 2010 to August 2014); athenahealth, Inc., a public cloud-based services company (June 2010 to February 2019); and AppDynamics, Inc., a private software company (March 2011 until its acquisition by Cisco Systems, Inc. in March 2017). Mr. Ittycheria received his B.S. in Electrical Engineering from Rutgers University.

Number and Terms of Officers and Directors

Our board of directors consists of five members. In accordance with the NASDAQ corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on NASDAQ. The term of office of our initial directors will expire at our first annual general meeting.

Before the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, before the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provides that our officers may consist of one or more chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Committees of the Board of Directors

Our board of directors has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of NASDAQ require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the board of directors. Richard N. Barton, Aishetu Fatima Dozie and Dev Ittycheria serve as members of our audit committee. Our board of directors has determined that each of Richard N. Barton, Aishetu Fatima Dozie and Dev Ittycheria are independent under NASDAQ listing standards and applicable SEC rules. Richard N. Barton serves as the Chairman of the audit committee. Under NASDAQ listing standards and applicable SEC rules, all the directors on the audit committee must be independent. Our board of directors has determined that Richard N. Barton, Aishetu Fatima Dozie and Dev Ittycheria qualify as an “audit committee financial expert” as defined in applicable SEC rules.

The audit committee is responsible for:

•	meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

•	monitoring the independence of the independent registered public accounting firm;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•	appointing or replacing the independent registered public accounting firm;

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determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

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monitoring compliance on a quarterly basis with the terms of our initial public offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of our initial public offering; and

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reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Compensation Committee

We have established a compensation committee of our board of directors. The members of our compensation committee are Richard N. Barton and Aishetu Fatima Dozie, and Aishetu Fatima Dozie serves as chairman of the compensation committee.

Under NASDAQ listing standards, we are required to have a compensation committee composed entirely of independent directors. Our board of directors has determined that each of Richard N. Barton and Aishetu Fatima Dozie are independent. We have adopted a compensation committee charter, which will detail the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other Section 16 executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser.

However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Code of Business Conduct and Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. A copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a current report on Form 8-K.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our company’s securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than 10% beneficial owners are required by applicable regulations to furnish our company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to our company and information involving securities transactions of which the company is aware, all of our officers, directors and holders of more than 10% of the outstanding securities of the company complied with the filing requirements pursuant to Section 16(a) of the Exchange Act with the exception of one late Form 4 filing by Mr. Barton relating to the acquisition of 250,000 units of the company on October 5, 2020, by an entity controlled by Mr. Barton in connection with our company’s directed shares program.

Conflicts of Interest

Under the laws of the Cayman Islands, directors and officers owe the following fiduciary duties:

•	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•	directors should not improperly fetter the exercise of future discretion;

•	duty to exercise powers fairly as between different sections of shareholders;

•	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care that is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As described above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Each of our directors and officers presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities (including with respect to AGC 2, as defined below) pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations (including with respect to AGC 2), he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Our amended and restated memorandum and articles of association provide that we renounce our interest in any business combination opportunity offered to any founder, director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as an AGC director or officer and it is an opportunity that we are able to complete on a reasonable basis.

Notwithstanding the foregoing, we may, at our option, pursue an affiliated joint acquisition opportunity with an entity to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by making a specified future issuance to any such entity.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties, contractual obligations or other material management relationships:

Individual	Entity	Entity’s Business	Affiliation
Brad Gerstner	Altimeter Capital Management, LP(1)	Asset Management	Founder, Chief Executive Officer, Chief Investment Officer, and Managing Partner

	IHeartMedia, Inc.	Audio Media	Director

Hab Siam	Altimeter Capital Management, LP(1)	Asset Management	General Counsel

Richard N. Barton	Zillow Group, Inc.	Real Estate Platform	Chief Executive Officer, Co-Founder and Director
	Netflix, Inc.	Streaming Entertainment Service	Director

	Qurate Retail, Inc.	Video and Online Commerce	Director

	Art.sy, Inc.	Online Art Platform	Director

Aishetu Fatima Dozie	Bossy Cosmetics, Inc.	Beauty Company	Founder and Chief Executive Officer
	Peer Health Exchange	Non-Profit	National Board Member and Finance Subcommittee Member
	Imagine Worldwide	Non-Profit	Board Director
	Fair Trade USA	Non-Profit	Advisory Council Member and Finance Subcommittee Member

Dev Ittycheria	MongoDB, Inc.	Database Platform Company	President, Chief Executive Officer and Director
	Datadog, Inc.	Software Company	Director

(1)	Includes Altimeter Capital Management, LP and certain of its funds, affiliates, and other related entities, including certain portfolio companies in which the funds and other related entities invest.

You should also be aware of the following other potential conflicts of interest:

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Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which results in conflicts of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees before completing our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

•	Sponsor subscribed for AGC Class B Ordinary Shares before our initial public offering and private placement AGC Warrants in a transaction that closed concurrently with our initial public offering.

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We entered into an amended and restated forward purchase agreement with Sponsor Affiliate, which is an affiliate of our Sponsor. Sponsor Affiliate also acquired 10,000 units in our initial public offering and continues to hold those units.

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Sponsor and each member of our management team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any AGC Class A Ordinary Shares and AGC Class B Ordinary Shares held by them in connection with (i) the completion of our initial business combination, and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of AGC Class A Ordinary Shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by the Final Redemption Date, or (B) with respect to any other provision relating to the rights of holders of AGC Class A Ordinary Shares. Additionally, our Sponsor and each member of our management team has agreed to waive their rights to liquidating distributions from the trust account with respect to its founder shares if we fail to complete our initial business combination within the prescribed time frame. If we do not complete our initial business combination within the prescribed time frame, then the private placement AGC Warrants will expire worthless. Except as described herein, our Sponsor and our directors and executive officers have agreed not to transfer, assign, or sell any of their founder shares until the earliest of (A) one year after the completion of our initial business combination and (B) after our initial business combination, (x) if the closing price of AGC Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations, and similar reclassifications affecting AGC’s securities) for any 20 trading days within any 30-trading day period commencing at least 120 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, or other similar transaction that results in all of our public shareholders having the right to exchange their AGC Shares for cash, securities, or other property. Except as described herein, the private placement AGC Warrants will not be transferable until 30 days following the completion of our initial business combination. Because each of our executive officers and directors owns AGC Shares and/or AGC Warrants directly or indirectly, they have a conflict of interest in determining whether a particular target business is an appropriate business with which to complete our initial business combination.

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Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors is included by a target business as a condition to any agreement with respect to our initial business combination. In addition, our founder, Sponsor, officers, and directors may sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination. For example, in January 2021, an affiliate of our Sponsor and officers launched AGC 2. Any such companies, including AGC 2, may present additional conflicts of interest in pursuing an acquisition target, particularly since the investment mandates are likely to overlap (and do overlap in the case of AGC 2). However, we do not currently expect that any such other blank check company would materially affect our ability to complete our initial business combination.

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Our management team, affiliates of our management team, and Altimeter Capital Management invest across multiple platforms, including private investment funds, public/private hybrid funds, and AGC 2, and may in their sole discretion determine a particular opportunity is better suited for a different investment vehicle.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with Altimeter Capital Management, our Sponsor or our officers or directors. If we seek to complete our initial business combination with such a company, then we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.

We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

Executive Compensation

None of our executive officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities were first listed on NASDAQ through the earlier of consummation of our initial business combination and our liquidation, we are obligated to reimburse an affiliate of our Sponsor for office space, secretarial and administrative services provided to us in the amount of $20,000 per month. In addition, our Sponsor, executive officers and directors, or their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our Sponsor, executive officers or directors, or their affiliates. Any such payments before an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our Sponsor, executive officers and directors, or their respective affiliates, before completion of our initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Director Independence

The NASDAQ listing rules require that a majority of the AGC Board be independent. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The AGC Board has determined that each of Richard N. Barton, Aishetu Fatima Dozie and Dev Ittycheria are independent under NASDAQ listing standards and applicable SEC rules.

Legal Proceedings

On August 6, 2021, Jeff Sguigna, a purported stockholder, filed a lawsuit in the Supreme Court of the State of New York, County of New York, captioned Sguigna v. Altimeter Group Corp., et al., Index No. 654832/2021, against the Company and the members of its board of directors (the “Complaint”). The Complaint asserts a breach of fiduciary duty claim against the directors and an aiding and abetting claim against the Company in connection with the proposed Business Combination. The Complaint alleges, among other things, that (i) defendants agreed to unfair consideration in connection with the proposed transaction, and (ii) that the Form F-4 Registration Statement filed with the SEC on August 2, 2021 in connection with the proposed transaction is materially misleading. The Complaint seeks, among other things, to enjoin the proposed Business Combination, rescind the transaction or award rescissory damages to the extent it is consummated, and an award of attorneys’ fees and expenses. The Company believes the Complaint is without merit. The defendants have not yet responded to the Complaint.

Properties

We currently maintain our executive offices at 2550 Sand Hill Road, Suite 150, Menlo Park, CA 94025. The cost for our use of this space is included in the $20,000 per month fee we are obligated to pay to an affiliate of our Sponsor for office space, administrative and support services. We consider our current office space adequate for our current operations.

Competition

If we succeed in effecting the Business Combination with Grab, there will be, in all likelihood, significant competition from their competitors. We cannot assure you that, subsequent to the Business Combination, we will have the resources or ability to compete effectively.

Periodic Reporting and Financial Information

We have registered our securities under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, Altimeter’s annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We are required to evaluate our internal control procedures for the fiscal year ending December 31, 2021 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Cayman Islands Companies Act. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (As Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of the AGC Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of AGC Shares held by non-affiliates exceeds $250 million as of the prior June 30 or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of AGC Shares held by non-affiliates exceeds $700 million as of the prior June 30.

AGC’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of AGC’s financial condition and results of operations should be read in conjunction with AGC’s financial statements and the related notes to those statements included elsewhere in this proxy statement/prospectus. In addition to historical financial information, the following discussion contains forward-looking statements that involve risks and uncertainties. AGC’s actual results could differ materially from those discussed in the forward-looking statements as a result of many factors, including those factors set forth in the sections titled “Risk Factors” and “Forward-Looking Statements”, which you should review for a discussion of some of the factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis and elsewhere in this proxy statement/prospectus.

Overview

AGC is a blank check company incorporated on August 25, 2020, as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. AGC reviewed a number of opportunities to enter into a business combination with an operating business, and entered into the Business Combination Agreement on April 12, 2021. AGC intends to effectuate the Business Combination using cash from the proceeds of its initial public offering, the sale of the private placement AGC Warrants and proceeds from the PIPE financing.

On April 12, 2021, AGC entered into the Business Combination Agreement, as further described in the section entitled “The Business Combination Proposal” in this proxy statement/prospectus.

Results of Operations

AGC has neither engaged in any operations nor generated any revenues to date. AGC’s only activities since inception have been organizational activities, those necessary to prepare for its initial public offering, identifying a target company for its initial business combination and activities relating to the Business Combination Transactions. AGC does not expect to generate any operating revenues until after completion of its initial business combination. AGC generates non-operating income in the form of interest income on marketable securities held in its trust account. It incurs expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses relating to due diligence on prospective initial business combination candidates and activities relating to the Business Combination Transactions.

For the nine months ended September 30, 2021, AGC had net income of $83,708,515, which consists of non-cash gains of $49,582,029 and $41,941,059 related to changes in the fair value of its warrants and forward purchase agreements, respectively, interest income on marketable securities held in its trust account of $21,794, and operating costs of $7,836,367. For the three months ended September 30, 2021, AGC had net income of $49,385,333, which consists of non-cash gains of $24,983,421 and $31,354,748 related to changes in the fair value of its warrants and forward purchase agreements, respectively, interest income on marketable securities held in its trust account of $7,682 and operating costs of $6,960,518. For the period from August 25, 2020 (inception) through September 30, 2020, AGC had a net loss of $5,000, which consisted of formation and operating costs.

Liquidity and Capital Resources

As of September 30, 2021, AGC had $57,423 in its cash account, $500,021,794 in securities held in its trust account to be used for a business combination or to repurchase or redeem its common stock in connection therewith and a working capital deficiency of $6,768,904. As of September 30, 2021, $21,794 of the amount on deposit in AGC’s trust account represented interest income, which is available for payment of taxes and expenses in connection with the liquidation of AGC’s trust account.

If AGC is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of a business combination. AGC cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

As a result of the above, in connection with the AGC’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” AGC’s management has determined that the liquidity condition and date for mandatory liquidation and dissolution raise substantial doubt about AGC’s ability to continue as a going concern through approximately one year from the date of filing. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should AGC be unable to continue as a going concern.

Prior to the consummation of its initial public offering, AGC’s liquidity needs have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the founder shares to the Sponsor, and a $300,000 promissory note payable to the Sponsor.

On October 5, 2020, AGC completed its initial public offering of 50,000,000 AGC Units, which includes the full exercise by the underwriters of their over-allotment option in the amount of 5,000,000 AGC Units, at a price of $10.00 per AGC Unit, generating gross proceeds of $500,000,000. Simultaneously with the closing of its initial public offering, AGC completed the sale of 12,000,000 private placement warrants to the Sponsor at a price of $1.00 per private placement warrant generating gross proceeds of $12,000,000.

Following AGC’s initial public offering and the sale of the private placement warrants, a total of $500,000,000 was placed in AGC’s trust account, and it had $1,961,900 of cash held outside of its trust account after payment of costs related to its initial public offering, and available for working capital purposes. AGC incurred $28,244,738 in transaction costs, including $10,000,000 of underwriting fees, $17,500,000 of deferred underwriting fees and $744,738 of other costs.

As of September 30, 2021, AGC had marketable securities held in its trust account of $500,021,794 (including approximately $21,794 of unrealized gains) consisting of U.S. Treasury Bills with a maturity of 185 days or less.

For the nine months ended September 30, 2021, cash used in operating activities was $888,394. Net income of $83,708,515 was affected by an unrealized gain on marketable securities held in AGC’s trust account of $21,794, change in fair value of warrant liabilities of $49,582,029, change in fair value of forward purchase agreement liability of $41,941,059, and changes in operating assets and liabilities, which provided $6,947,973 of cash. As of September 30, 2020, AGC had no cash.

AGC intends to use substantially all of the funds held in its trust account, including any amounts representing interest earned on its trust account, which interest shall be net of taxes payable and excluding deferred underwriting commissions, to complete its initial business combination. AGC may withdraw interest from its trust account to pay taxes, if any. To the extent that its share capital or debt is used, in whole or in part, as consideration to complete an initial business combination, the remaining proceeds held in AGC’s trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue its growth strategies.

At September 30, 2021, AGC had cash of $57,423 held outside of its trust account. AGC intends to use the funds held outside its trust account as needed primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete an initial business combination such as the Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an initial business combination, the Sponsor or an affiliate of the Sponsor or certain of AGC’s officers and directors may, but are not obligated to, loan AGC funds as may be required. If AGC completes an initial business combination, it may repay such loaned amounts out of the proceeds of its trust account released to it. In the event that an initial business combination does not close, AGC may use a portion of the working capital held outside its trust account to repay such loaned amounts, but no proceeds from its trust account would be used for such repayment. Up to $2,000,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant, at the option of the lender. The warrants would be identical to AGC’s private placement warrants.

AGC believes its working capital is sufficient for its present requirements. AGC does not believe it will need to raise additional funds in order to meet the expenditures required for operating its business. However, if AGC’s estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, AGC may have insufficient funds available to operate its business prior to its initial business combination. Moreover, AGC may need to obtain additional financing to complete its initial business combination, in which case AGC may issue additional securities or incur debt in connection with such initial business combination.

Off-Balance Sheet Financing Arrangements

AGC has no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2021. AGC does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. AGC has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

AGC does not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliate of the Sponsor a monthly fee of $20,000 for office space, utilities and secretarial, and administrative support services provided to it. AGC began incurring these fees on September 30, 2020 and will continue to incur these fees monthly until the earlier of the completion of an initial business combination and the Company’s liquidation.

The underwriters are entitled to a deferred fee of $0.35 per AGC Unit, or $17,500,000. The deferred fee will become payable to the underwriters from the amounts held in its trust account solely in the event that AGC completes an initial business combination, subject to the terms of the underwriting agreement.

In connection with its initial public offering, AGC entered into forward purchase agreements which provided for the purchase by each of Sponsor Affiliate and JS Securities of up to an aggregate of 20,000,000 AGC Units, with each unit consisting of one AGC Class A Ordinary Share and one-fifth of one redeemable warrant to purchase one AGC Class A Ordinary Share at an exercise price of $11.50 per whole share, for a purchase price of $10.00 per AGC Unit, in a private placement to close concurrently with the closing of its initial business combination. In connection with the Business Combination Transactions, assuming such transactions close, the obligations to issue such units will become obligations of GHL to issue units of GHL, as further described in this proxy statement/prospectus.

Critical Accounting Policies

The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. AGC has identified the following as its critical accounting policies:

Warrant and FPA Liabilities

AGC accounts for its warrants and forward purchase agreements as either equity-classified or liability-classified instruments based on an assessment of the specific terms of its warrants and forward purchase agreements and the applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“Warrants and FPAs ASC 815”). The assessment considers whether they are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether its warrants and forward purchase agreements are indexed to the Company’s own ordinary common shares and whether the holders of the Warrants could potentially require “net cash settlement” in a circumstance outside of AGC’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance of its warrants and execution of the forward purchase agreements and as of each subsequent quarterly period end date while its warrants and purchase agreements are outstanding. For issued or modified warrants that meet all of the criteria for equity classification, such warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, such warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of liability-classified warrants are recognized as a non-cash gain or loss on the statements of operations.

AGC Class A Ordinary Shares Subject to Possible Redemption

AGC accounts for AGC Class A Ordinary Shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” AGC Class A Ordinary Shares subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable AGC Shares (including AGC Shares that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within AGC’s control) is classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. AGC Class A Ordinary Shares feature certain redemption rights that are considered to be outside of AGC’s control and subject to occurrence of uncertain future events. Accordingly, AGC Class A Ordinary Shares subject to possible redemption is presented as temporary equity, outside of the shareholders’ equity section of AGC’s balance sheets.

Net Income (Loss) per AGC Share

AGC applies the two-class method in calculating earnings per share. Net income per AGC Share, basic and diluted for redeemable AGC Class A Ordinary Shares is calculated by dividing the interest income earned on AGC’s trust account by the weighted average number of redeemable AGC Class A Ordinary Shares outstanding since original issuance. Net loss per AGC Share, basic and diluted for non-redeemable AGC Class B Ordinary Shares is calculated by dividing the net income (loss), less income attributable to redeemable AGC Class A Ordinary Shares, by the weighted average number of AGC Shares outstanding for the periods presented.

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. AGC is currently evaluating the impact of the accounting pronouncement and therefore has not yet adopted as of September 30, 2021.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on AGC’s condensed financial statements.

Quantitative and Qualitative Disclosures About Market Risk

AGC is a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and is not required to provide the information otherwise required under this item.

SELECTED HISTORICAL FINANCIAL DATA OF AGC

The following tables present AGC’s selected historical financial information derived from AGC’s audited financial statements included elsewhere in this proxy statement/prospectus as of December 31, 2020 and for the period from August 25, 2020 (inception) through December 31, 2020 and AGC’s unaudited financial statements included elsewhere in this proxy statement/prospectus as of September 30, 2021 and for the three and nine months ended September 30, 2021.

The financial data set forth below should be read in conjunction with, and is qualified by reference to, “AGC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this proxy statement/prospectus. AGC’s financial statements are prepared and presented in accordance with U.S. GAAP.

	For the nine months ended September 30, 2021 (unaudited)	For the period from August 25, 2020 through December 31, 2020
Statement of Operations Data:
Operating expense	$7,836,367	$212,799
Other income (expense)
Other income (expense) net	91,544,882	(130,787,090)

Net Income (Loss)	$83,708,515	$(130,999,889)

Weighted average shares outstanding of Class A redeemable ordinary shares	50,000,000	50,000,000
Basic and diluted income per share, Class A redeemable ordinary shares	$1.34	$0.00
Weighted average shares outstanding of Class B non-redeemable ordinary shares	12,500,000	12,116,142
Basic and diluted income (loss) per share, Class B non-redeemable ordinary shares	$1.34	$(10.81)

	As of September 30, 2021 (unaudited)	As of December 31, 2020 (as revised)
Balance Sheet Data:
Total current assets	$223,430	$1,131,563
Cash and Marketable Securities held in Trust Account	500,021,794	500,000,000

Total assets	$500,245,224	$501,131,563

Total current liabilities	$6,992,334	$64,100
Warrant liability	53,297,928	102,879,957
FPA liability	12,368,995	54,310,054
Deferred underwriting fee payable	17,500,000	17,500,000

Total liabilities	90,159,257	174,754,111

Class A ordinary shares subject to possible redemption, 50,000,000 shares issued and outstanding as of September 30, 2021 and December 30, 2020, at $10 per share	500,000,000	500,000,000
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized, none outstanding	—	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized, 12,500,000 issued and outstanding	1,250	1,250
Additional paid-in capital	—	—
Accumulated Deficit	(89,915,283)	(173,623,798)
Total shareholders’ equity (Deficit)	(89,914,033)	(173,622,548)

Total liabilities and shareholders’ equity (deficit)	$500,245,224	$501,131,563

GRAB’S MARKET OPPORTUNITIES

Southeast Asia’s Richness of Diversity and Growth

Grab operates in Southeast Asia, which is a large, diverse and complex region. The markets in which Grab operates are, in alphabetical order, Cambodia, Indonesia, Malaysia, Myanmar, the Philippines, Singapore, Thailand and Vietnam. In this section, references to Southeast Asia refer to the region comprising these markets. These markets are home to approximately 660 million people, and if considered together as a country, would be the third largest by population in the world and also have one of the youngest populations in the world. Grab’s region spans a wide range of languages, cultures, local preferences and macroeconomic and social factors. Grab believes it is one of the most exciting and dynamic regions in the world.

Key Thematic Drivers for Grab’s Industry in Southeast Asia

•	Rapid urbanization driven by macroeconomic and demographic growth.

•	Mobile-first population with increasing digital engagement.

•	Increasing digitalization of services and consumption.

•	Regulatory landscape supportive of technology and digital advancement.

•	Large unbanked and underserved population.

Rapid Urbanization Driven by Macroeconomic and Demographic Growth

Southeast Asia is among the fastest growing economies in the world, and is poised to become the world’s sixth largest economy by Gross Domestic Product (“GDP”) by 2030. According to Euromonitor, nominal GDP is projected to grow at a compounded annual growth rate (“CAGR”), of 7.4% from 2020 to 2025, compared to 7.1% and 4.6% for China and the U.S., respectively.

Southeast Asia’s fast-growing population together with rising disposable income is driving rapid urbanization and the creation of new cities, with the Southeast Asian urban population projected to grow by over 35 million from 2020 to 2025, powering strong growth in consumption in the region with total disposable income expected to grow at a CAGR of 8.2% from 2020 to 2025, according to Euromonitor.

Chart 1 Nominal GDP CAGR (2020-2025)	Chart 2 Share of population under 30 years old (2020)	Chart 3 Urbanization Rate (2020)

Source: Euromonitor International Passport – Economies and Consumers 2021 Edition

Mobile-first Population with Increasing Digital Engagement

Mobile-first. Southeast Asians have generally been a mobile-first population, having in large part leap-frogged the personal computer generational cycle. Driven by the availability of affordable smartphones, Southeast Asia is one of the largest smartphone markets in the world, with more than 90 million units sold in 2020. According to Euromonitor, the percentage of households having at least one smartphone was 68% in 2020, and is expected to grow to 84% by 2025.

High Internet Penetration. The breadth and quality of mobile internet coverage in Southeast Asia is growing rapidly. In 2020, mobile internet penetration (being the number of mobile internet subscriptions over the total population) was 88%, with average mobile internet download speeds ranging from 17.6 Mbps to 66.7 Mbps across countries, according to Ookla’s Speedtest Global Index. More than 130 million Southeast Asians, or approximately 20% of the population, gained internet access between 2016 and 2020. Combined with the ubiquity of smartphones, mobile is the preferred mode of accessing the internet in Southeast Asia.

Deep Digital Engagement. Southeast Asians are one of the most digitally engaged populations in the world, spending on average more than eight hours a day on the internet, which is significantly higher than average of 6.9 hours globally (calculated as the average amount of time that internet users aged 16 to 64 spend using the internet each day on any device as of the third quarter of 2020), according to Hootsuite and We Are Social. From 2016 to 2020, the percentage of the Southeast Asian population accessing the internet daily increased significantly from 27% to 48% according to Euromonitor. There is still substantial room for usage to increase as a large portion of the Southeast Asian population still does not actively use the internet. Therefore, digital engagement is expected to increase further in the next few years.

Increasing Digitalization of Services and Consumption

Propensity for Online Consumption. Consumers in Southeast Asia traditionally have limited means to engage with businesses and services outside of their nearby vicinity due to the lack of digital connectivity. Similarly, apart from large business and food chains, MSMEs, which are generally defined as businesses with less than 200 employees, face challenges in expanding consumer reach due to the lack of or limited store front presence and technological means. With technology-enabled marketplace models, businesses are able to increase their reach and consumers are able to more easily access goods and services. Increased smartphone and internet availability have transformed the nature of access to and consumption of goods and services.

Acceleration Due to COVID-19. The COVID-19 pandemic further accelerated the digitalization of both consumption and businesses. Technology-enabled marketplace models stepped up to support businesses as in-store demand declined, or disappeared entirely as governments mandated shelter-in-place, stay-at-home and/or other physical distancing or safety measures in response to the COVID-19 pandemic. According to Bain, Google and Temasek e-Conomy SEA 2020, in 2020, more than one in every three digital service consumers in Southeast Asia accessed their first digital service during the COVID-19 pandemic, and 94% of new digital service consumers intend to continue with the service. Traditionally offline businesses, especially MSMEs, have been incentivized to embrace digitalization to continue to maintain their businesses.

Significant headroom still remains for further digitalization, with digital penetration across services such as deliveries, mobility and digital financial services still significantly lower in Southeast Asia compared to countries such as China and the U.S.

Regulatory Landscape Supportive of Technology and Digital Advancement

Governments across Southeast Asia have generally invested heavily to support the digital economy, through development of internet infrastructure and through collaborative and transparent policy frameworks.

Governments in Southeast Asia have generally enacted regulations covering ride-hailing and/or ride-hailing booking services. Such regulations provide a defined set of rules within which ride-hailing and/or ride-hailing booking services providers are able to operate. Governments in the region have also been receptive and have been seeking opportunities to pursue public-private partnerships to digitalize their economies. For example, in Indonesia, the Ministry of Cooperatives and Small and Medium Enterprises of the Republic of Indonesia entered into a partnership agreement with Grab and PT Indonesia Digital Identity (VIDA) in May 2021 to expedite the onboarding and verification of new SMEs under the Ministry onto the Grab ecosystem, so as to accelerate the digital transformation of SMEs and to enable greater participation in the digital economy. In Malaysia, the government partnered with Foodpanda to facilitate the digitization of micro-enterprises and SMEs and to encourage consumers digital spending. This is part of Foodpanda’s eCommerce and Shop Malaysia Online campaign, in which Foodpanda supported new micro-enterprises and SMEs with additional and targeted marketing support and specialized digital discount vouchers where available to encourage online spending on targeted local vendors on Foodpanda’s platform. In Singapore, Grab is collaborating with the Infocomm Media Development Authority, or the IMDA, and Digital Industry Singapore to grow its core product and engineering teams’ capabilities through a range of talent development programs such as the TechSkills Accelerator (“TeSA”). These collaborative programs seek to enhance the technical skills of experienced professionals and provide hands-on training opportunities to individuals looking to explore roles in the technology sector.

Countries across Southeast Asia generally have implemented regulations governing the provision of digital financial services. Some Southeast Asian regulators have established regulatory sandboxes which allow companies to conduct limited tests of new innovations in a defined environment, enabling products and services to be tested and ultimately brought to market at a faster rate. Several countries, including Malaysia, Indonesia and Singapore, have established nationwide standards for Quick Response, or QR, payment codes, facilitating greater interoperability between payment methods and increasing the adoption and efficiency of digital financial services. In December 2020, the MAS chose four selectees of digital bank licenses (subject to certain conditions) – two digital full bank licenses and two digital wholesale bank licenses, and Grab’s joint application with Singtel was selected to be granted one of the digital full bank licenses. Malaysia and the Philippines have recently approved digital banking licensing frameworks, while other countries such as Thailand, Indonesia, and Vietnam are evaluating the issuance of digital bank licenses as an option to increase financial inclusion as well. The regulatory environment in Southeast Asia is expected to continue to be supportive of innovation in the digital financial services sector, while establishing and enforcing necessary protections for consumers and businesses. Bank Negara Malaysia issued a licensing framework for digital banks in December 2020 and has confirmed that 29 applicants (including Digital Banking JV, together with a consortium of Malaysian investors that comprise four independent third-party investors and two entities that will hold minority interests and are affiliated with Dato’ Khor Swee Wah and Datuk Tong Kooi Ong, who are related to Mr. Anthony Tan) have submitted applications to what is a competitive bidding process. It is anticipated that Bank Negara Malaysia will award five licenses. The results of the bidding process are expected to be announced in the first quarter of 2022 with tentative timelines for successful applicants to launch their banking business in a three to five year foundational phase commencing in mid-2023.

For additional information about the regulatory environment, see the sections titled “Risk Factors—Risks Relating to Grab’s Corporate Structure and Doing Business in Southeast Asia” and “Regulatory Environment.”

Large Unbanked and Underserved Population

The demand for financial services in Southeast Asia has been largely unmet, with a severe mismatch in demand and supply across fundamental services such as payments, transfers, savings, credit and insurance.

In Southeast Asia, cash payments remain the primary form of exchange between businesses and consumers, with over 80% of transaction volumes in 2020 being cash transactions, largely due to a lack of cashless payment options or access to cashless alternatives, according to Euromonitor. The lack of cashless payment options creates meaningful transaction friction, and low credit availability which discourages consumption and participation in the digital economy. The majority of the population in Southeast Asia is left out of the formal financial services system, according to Euromonitor, with, as of 2020, more than 40% of the population aged 15 or over being “unbanked,” which is a status that can be characterized by a lack of a relationship with financial institutions, lack of transactional or demand deposit accounts, not possessing credit cards, not having any type of insurance or not utilizing any long-term savings products. Furthermore, out of the banked population, approximately 39% is underserved, characterized by having access to only one of a credit card, checking/current account or savings account services. The under penetration in insurance and wealth management services limits consumers’ ability to enjoy financial protection and long-term wealth accumulation.

Penetration rates across the financial services industry in Southeast Asia are significantly behind developed country benchmarks, as set forth below:

•	in 2020, banking penetration was under 60% in Southeast Asia compared to 95% in China and 94% in the United States, according to Euromonitor;

•

in 2019, total insurance premium volume as a percentage of GDP was under 3.7% in Southeast Asia compared to 4.3% in China and 11.5% in the United States according figures noted in sigma 4/2020: World Insurance: Riding Out the 2020 Pandemic Storm;

•	in 2020, cashless transactions as a percentage of total transaction volume was 17% in Southeast Asia compared to 43% in China and 82% in the United States, according to Euromonitor; and

•	in 2020, credit card penetration was less than 0.1 cards per capita in Southeast Asia compared to one card per capita in China and two cards per capita in the United States, according to Euromonitor.

From Challenges Arise Opportunities

•	Infrastructure Investment Gap.

•	Low financial inclusion.

•	The informal economy and offline nature of small businesses.

Infrastructure Investment Gap

Investments in infrastructure have lagged the demand created by rapid urbanization and population growth. According to Asian Development Bank, as of 2017, there is an estimated annual infrastructure investment gap of $102 billion in the Southeast Asia (excluding Singapore) region, representing the shortfall in actual investment spending as compared to estimated required infrastructure spending to meet demand. As a result, mass transportation infrastructure is relatively undeveloped and is increasingly crowded, unable to adequately support growing demand.

According to the Indonesian National Development Planning Agency, Jakarta is experiencing an economic loss of $4.6 billion per year resulting from traffic congestion in the city. The Manila National Capital Region, or Metro Manila, is another major area in the region with poor traffic conditions. The Japan International Cooperation Agency estimates that the economic cost of transportation in Metro Manila is more than $25.7 billion per year, and it may climb to about $39.7 billion per year by 2035 without intervention.

Private car ownership is prohibitively expensive relative to incomes for a large segment of the Southeast Asian population. According to Euromonitor, the ratio of car prices to average gross income in Southeast Asia is on average six to 18 times that of the United States and in 2020, the average passenger car ownership rate is 80 per 1,000 people in Southeast Asia, compared to 167 per 1,000 people in China and 436 per 1,000 people in the United States.

Chart 4 2020 Passenger Car Ownership (per 1000 people) in Southeast Asia, China and United States

Source: Euromonitor International Analysis

Technology is a vital force in helping to close the infrastructure gap present in Southeast Asia. It helps improve transportation asset utilization by effectively matching transportation supply and demand, with a wide variety of use cases including transporting people, food, groceries and packages.

Population density in key Southeast Asian cities is high and increasing. Cities such as Kuala Lumpur, Bangkok, Manila, Jakarta and Ho Chi Minh City have population densities over two times that of New York. Southeast Asian cities experience some of the worst traffic congestion in the world with the average commute time in 2019 within major cities such as the Greater Jakarta area at approximately 132 minutes compared to 67 minutes in New York according to Euromonitor. This further enhances the need for on-demand services such as online food delivery, enabling consumers to order food from their favorite restaurants from the comfort of home and save time.

Low financial inclusion

There are two primary structural causes of the under-penetration of financial services within Southeast Asia. First, the relative lack of physical infrastructure outside the major cities makes it costly for financial institutions to build physical branches. Second, the limited availability of public registers, identification systems and reliable credit information, all of which are typical prerequisites for traditional financial institutions, result in limited understanding of the consumer credit profile. Therefore, overall access to various financial products and services in Southeast Asia is low.

Financial inclusion, where individuals and businesses gain access to financial products and services, is a key enabler of reducing poverty and boosting prosperity, especially in emerging countries such as the Philippines and Indonesia. Digital financial services are expected to help alleviate this financial inclusion gap. For example, financial technology companies have started to provide micro-financing loans to individuals and MSMEs in Southeast Asia, providing credit access to sectors of the population which previously had no direct access to traditional financing options due to a lack of a stable or formal income. Similarly, with the introduction of certain “buy now, pay later” services in Southeast Asia, the ease of splitting payments into zero-interest installments is an attractive value proposition to many consumers in the region who lack access to credit cards, according to Euromonitor.

Predominantly offline nature of small business and the informal economy

According to Euromonitor, as of 2019, there were over 70 million MSMEs in Southeast Asia accounting for over 99% of all businesses in the region. Collectively, they drive over 35% of the region’s GDP and provide employment to 150 million people. These businesses operate in a primarily offline fashion, with less than 20% estimated to be using digital technologies to improve their productivity or expand their businesses, according to Bain & Company’s 2018 Advancing Towards ASEAN Digital Integration report. The majority of MSMEs have only adopted basic digital tools such as emails, personal computers, instant messaging and basic office software, while many still do not have a significant digital presence.

The majority of MSMEs still lag behind in terms of digitalization, which impedes their ability to compete in a rapidly growing digital economy. To MSMEs, digitalization may seem too complex, expensive, and distant from their businesses, exacerbated by a lack of knowledge around digitalization tools and benefits. Lack of digital talent and skills are often cited as barriers for digitalization. As a result, MSMEs have been much less prepared than their more established counterparts in navigating the new conditions resulting from the COVID-19 pandemic. Many MSMEs have faced issues such as decreased sales, potential closure of businesses and an increasing inability to engage their customers. Awareness of the importance of digitalization increased in 2020, with digitalization and adoption of a digital marketing strategy being the top two preferred strategies of Southeast Asian MSMEs to gain competitive advantage, according to Euromonitor.

In addition, the informal economy, which includes, among others, day laborers, home-based workers, street vendors, taxi drivers, service workers or domestic workers and other short-term contract workers, includes over 180 million workers as of 2019, according to Euromonitor. The rise of an on-demand economy in the region in recent years has created economic opportunities for participants in the informal economy whose source of income is often limited to the reach of word of mouth or through limited offline advertising. Participation in the on-demand economy has provided access to a much wider pool of potential income opportunities.

Digitalization has lowered the barriers to entry for MSMEs and participants in the informal economy to scale their businesses. Improvements in the ease of onboarding by on-demand platforms in recent years have benefitted a growing group of such MSMEs and participants, creating the opportunity to earn a more sustainable livelihood. With high growth in consumer demand for on-demand services and products, such MSMEs and participants are able to enjoy greater flexibility in their business hours obtaining more opportunities to earn income.

Many participants in the informal economy may be undocumented in government systems, and so may not qualify for government support. The financial challenges of such persons are often exacerbated during times of crisis such as COVID-19, as they may be less visible to government systems and thus may be excluded from financial relief. On-demand platforms in the region have partnered with insurance agencies to make insurance coverage available to these persons who would otherwise find it difficult to obtain such coverage. In many countries, in partnership with governments, on-demand platforms have been able to have their driver-partners classified as essential or front-line, becoming eligible for COVID-19 vaccinations.

Grab’s Addressable Market and Growth Potential

Grab started out by providing a platform addressing the mobility opportunity in Southeast Asia, with the ride-hailing market estimated to be at $4.5 billion in 2020 according to Euromonitor. Grab has since expanded its platform to address food and other deliveries and e-wallet opportunities, estimated at $9.4 billion and $38.9 billion in 2020, for the online food delivery and e-wallet markets respectively.

According to Euromonitor, total personal consumption expenditure for prepared meals and land mobility, which includes operation of personal transport equipment, personal consumption expenditure on buses, coaches and taxis, are expected to reach $170.5 billion and $231.3 billion, respectively, by 2025. Cash payments transaction values are expected by Euromonitor to reach $1,356.1 billion by 2025. Grab expects that digital penetration rates will increase over time as digital alternatives become more popular.

“Personal consumption expenditure” means personal expenditure on goods (durable, semi-durable and non-durable) and on services in the domestic market, including the imputed rent of owner-occupied dwellings, the administrative costs of general insurance and of life assurance and superannuation schemes, according to Euromonitor. Consumption expenditure in the domestic market is equal to the personal consumption expenditure by resident households plus direct purchases in the domestic market by non-resident households and minus direct purchases abroad by resident households.

Source: Euromonitor International Analysis

As Grab continues to expand its platform and increase the breadth of its offerings over time, its platform is able to address additional consumer and business needs, and grow its addressable market. For example, given the importance of small businesses and the informal economy, Grab believes there is a large and important opportunity to help such businesses and participants in the informal economy to navigate an increasingly digital world. Grab leverages its existing reach with its driver- and merchant-partners to provide digital tools and training that are critical to thriving in the increasingly digital economy, helping to lay the foundations for more inclusive growth across the region. With Grab’s scale, ecosystem and platform advantages, it believes that it is well-positioned to navigate the complexity of Southeast Asia and address certain key challenges in the region.

Deliveries

The deliveries offerings available through the Grab platform include prepared meal, grocery and point-to-point delivery services ordered through its mobile application, addressing a vast and rapidly growing addressable market.

The total personal consumption expenditure on prepared meals in Southeast Asia is estimated by Euromonitor to be at $92.3 billion in 2020 and to grow to $170.5 billion by 2025. With a rising middle class across Southeast Asia, preferences are becoming more sophisticated and people are spending more on prepared meals, with average spending at an estimated $140 a year, which represents 5% of personal consumption expenditure per capita in 2020 according to Euromonitor.

Chart 5 Total Personal Consumption Expenditure on Prepared Meals in Southeast Asia ($ billion)

Source: Euromonitor International Passport – Consumer Foodservice, 2021 Edition

According to Euromonitor, the groceries market is estimated to be at $344.1 billion in 2020 and growing to $474.8 billion by 2025, driven by similar trends, with average spending at an estimated $522 a year, which represents 20% of personal consumption expenditure per capita in 2020.

Chart 6 Total Personal Consumption Expenditure on Groceries in Southeast Asia ($ billion)

Source: Euromonitor International Passport, 2021 Edition

Note 1: Grocery includes home care, pet care, hot drinks, soft drinks, packaged food, fresh food, beauty and personal care.

Note 2: Represents Indonesia, Malaysia, the Philippines, Singapore, Thailand and Vietnam only.

An increasing proportion of deliveries for prepared meals and groceries is being ordered online in Southeast Asia. According to Euromonitor, deliveries of prepared meals ordered online were approximately $9.4 billion in 2020, which accounted for 10% of all prepared meals sales in 2020 compared with 4% in 2019, and delivery of groceries ordered online were approximately $4.1 billion in 2020, which accounted for 1.2% of all groceries sales in 2020 compared with 0.7% in 2019.

The online prepared meal and grocery market is underpinned by the evolving consumer lifestyle and the value proposition of food and grocery delivery marketplaces to consumers and merchants alike.

With rapid urbanization and evolving consumer lifestyles, food and grocery delivery and pick-ups are increasingly becoming an important mode of consumption. This is driven by a greater number of dual income families, longer working hours, busier daily routines and higher disposable incomes, which often result in less time to cook at home or to eat out, as well as consumers having the means to afford outsourcing their cooking. For consumers who still prefer to cook at home, grocery delivery caters to this changing lifestyle and spending power. With online food and grocery delivery, consumers can enjoy an unparalleled breadth of selection, a transparent and user-friendly experience, and superior quality and reliability compared to offline food ordering methods and physical grocery shopping.

Online delivery services also provide an attractive value proposition to merchants. The food and grocery merchant base in Southeast Asia primarily consists of small merchants and traditional brick-and-mortar grocery marts. These merchants remain largely fragmented and are generally constrained from meaningfully increasing their earnings due to the relatively smaller size of their stores, budgets and other resources. In recent years, food and grocery merchants have continued to shift from a purely offline model to having an online presence. Online marketplaces provide a simple and effective solution in enabling food and grocery players to build their online sales and fulfilment channels, while ensuring consistent user and merchant experience across each order.

COVID-19 further accelerated the adoption of online food and grocery delivery by both consumers and merchants, resulting in what Euromonitor expects to be a long-term behavioral shift as consumers experienced the convenience and merchants experienced the increase in their businesses.

Online food delivery and grocery delivery markets are estimated by Euromonitor to grow to $28.1 billion and $11.9 billion, respectively, by 2025. This represents penetration of 16% for online food delivery and 3% for online grocery delivery.

Chart 7 Online Food Delivery in Southeast Asia ($ billion)

Source: Euromonitor International estimates

Chart 8 Penetration Rate of Online Food Delivery in Southeast Asia

Source: Euromonitor International estimates

Chart 9 Online Grocery Delivery in Southeast Asia ($ billion)

Source: Euromonitor International Passport, Retailing, 2021 Edition

Note 1: Represents Singapore, Malaysia, Indonesia, Thailand, the Philippines and Vietnam only.

Chart 10 Penetration Rate of Online Grocery Delivery in Southeast Asia

Source: Euromonitor International estimates

In addition to the rapid digitalization of the food and grocery market in Southeast Asia, there has also been a rise in cloud kitchens. Cloud kitchens are shared kitchen concepts, predominantly designed to serve online food deliveries. Cloud kitchens provide a cost-efficient and effective way for food merchants and restaurants to create a digital storefront and expand their kitchen space, allowing them to grow their business at a lower cost. Cloud kitchens also allow merchants to experiment with new concepts and ideas at a lower cost. The growth in cloud kitchens has also been accelerated by the COVID-19 pandemic, as merchants are driven to shift their operations online to sustain their business and cater to consumer preferences as dine-in is affected by stay home and other measures implemented by local authorities. Grab operated 66 kitchens as of June 30, 2021, up from 42 as of December 31, 2019. Given Grab’s wide array of offerings, Grab is able to provide end-to-end services to merchant-partners using its cloud kitchen services through GrabKitchen, making Grab an attractive partner for them.

General point-to-point delivery is also growing in the region, mainly driven by the rapidly growing e-commerce market in Southeast Asia. Grab is able to serve both e-commerce players as well as social e-commerce platforms through GrabExpress, its booking service for on-demand, instant or same day point-to-point deliveries for packages, making its offerings attractive to sellers and buyers.

Mobility

The mobility market is estimated by Euromonitor to be at $149.8 billion in 2020 and to grow to $231.3 billion by 2025. Mobility represented 8.6% of personal consumption expenditure in 2020, with average spending at an estimated $227 a year, which represents 5.0% of average GDP per capita.

Chart 11 Total Personal Consumption Expenditure on Land Mobility in Southeast Asia ($ billion)

Source: Euromonitor International Passport – Economies and Consumers, 2021 Edition

The transportation experience in Southeast Asia faces challenges including structural limitations with an infrastructure investment gap, underdeveloped mass transportation systems and expensive car prices resulting in low car ownership rates.

Also, the traditional taxi industry has not been able to fully take advantage of and reap the benefits of technological advances, leading to a diminished consumer experience driven by continued issues such as long-wait times, acceptance of cash-only payments and lack of fare transparency. There have also been safety risks associated with informal taxi drivers, which are not centrally monitored and lack mechanisms for the safety of both consumers and drivers.

Technology-enabled on-demand transportation helps to alleviate these challenges and concerns, proving to be a compelling alternative to private cars, mass-transportation and traditional taxis. The online segment is estimated by Euromonitor at $4.5 billion in 2020 and is expected to grow to $19.0 billion by 2025, representing online penetration of 3% in 2020 growing to 8% by 2025.

The ride hailing industry in Southeast Asia was hard hit by the pandemic in 2020, when various government-mandated pandemic containment measures such as school closures, work-from-home arrangements,

or stay-at-home orders resulted in a dip in traffic across the country. Moreover, as international tourism came to a halt, demand for ride hailing services at popular tourist sites fell dramatically. The category contracted by 46.9% in 2020 from 2019, wiping out its growth from the past two years. As a result, the penetration rate of ride hailing over total consumer expenditure on land mobility dropped from 5.2% in 2019 to 3.0% in 2020, as the impact of the stagnant tourism on ride hailing is more significant than that on overall land mobility.

Fortunately, major ride hailing platforms were able to adapt quickly to the situation by channeling their driver/ rider partner pool to support the operations of the booming food delivery, grocery delivery, and logistics business. As movement control measures are relaxed, demand for ride hailing services are on a recovery path. Noticeable upticks in ride hailing demand can be seen each time when lockdowns are lifted, suggesting that the industry may recover swiftly once the spread of COVID-19 infections are under control. Domestic tourism initiatives in countries like Malaysia, Singapore and Vietnam have also supported the recovery of ride hailing. Nevertheless, ride hailing demand in the region would likely only breach pre-COVID level after 2022. Ride hailing GMV is estimated at US$4.5 billion in 2020 and is expected to grow to US$19.0 billion by 2025, representing land mobility expenditure penetration of 3% in 2020 and growing to 8% by 2025. Penetration rate of ride hailing in Southeast Asia is relatively low compared to China (12% in 2020) and USA (5% in 2020), signaling ample room for growth.

Chart 12 Ride-Hailing GMV ($ billion)

Source: Euromonitor International Analysis

Chart 13 Penetration Rate of Ride Hailing over Total Personal Consumption Expenditure on Land Mobility

Source: Euromonitor International estimates

Even in Singapore, which boasts a highly developed public transportation system, on-demand transportation has achieved significant growth driven by the ability to minimize waiting times, optimally matching demand and supply to provide affordably priced services and high convenience levels.

Compared to markets such as the United States and China, Southeast Asia is unique with the ability to enable on-demand transportation with various types of vehicles depending on the country, spanning two-wheelers in Indonesia, Thailand and Vietnam, three-wheelers in Cambodia and Myanmar and four-wheelers, localized depending on consumer preference and common vehicle types used for mobility services in each country. In Singapore, the four-wheel ride-hailing offering is generally well-received by consumers due to affordability and convenience. In other countries, two-wheelers offer an important alternative given its better mobility, affordability and cultural popularity. Two-wheelers also provide additional mobility driven by their ability to access unconventional routes such as narrow alleys, which form an important part of the transportation landscape, particularly outside of tier 1 cities where roads are less developed. This further expands use cases and helps integrate on-demand transportation as a preferred and integral part of daily lives as consumers increasingly adopt consumer digital services as well. According to United Nations Habitat, tier 1 cities are defined as cities that have more than 500,000 in population and have the highest degree of significance in parameters such as population size, administrative area, and political, economic and historical significance within the relevant country. Tier 1 cities in Southeast Asia include Bangkok, Ho Chi Minh City, Jakarta, Kuala Lumpur, Manila, Phnom Penh, Singapore and Yangon.

Digital Payments and Financial Services

The total cash transactions market in Southeast Asia is estimated by Euromonitor at $973.8 billion in 2020, and is expected to grow to $1,356.1 billion by 2025. The e-wallets market is estimated by Euromonitor at $38.9 billion in 2020, representing cash transaction penetration of 4%, and is expected to grow to $137.8 billion by 2025, representing cash transaction penetration of over 10%.

Chart 14 Cash Transactions in Southeast Asia ($ billion)

Source: Euromonitor International Passport, Consumer Finance 2021 Edition

Chart 15 E-Wallet Transactions in Southeast Asia ($ billion)

Source: Euromonitor International estimates

Chart 16 Penetration Rate of E-Wallet over Cash Transactions in Southeast Asia

Source: Euromonitor International estimates

Digital payments in Southeast Asia have enjoyed high growth rates in recent years, driven by strong government encouragement of cashless payments, high smartphone and internet penetration rates, and increased merchant acceptance and attractive rewards, when compared to the use of cash. COVID-19 has also accelerated the adoption of cashless payments due to health and hygiene considerations for contactless payments.

Governments in Southeast Asia have been promoting a shift towards a cashless society recently. In Malaysia, the government launched the e-Tunai Rakyat initiative in January 2020 to drive adoption of digital payments in Malaysia and distributed $107 million to its eligible citizens through its e-wallet. Subsequently, the government partnered with the top three e-wallets to distribute $178 million as part of the ePenjana Economic Recovery Plan post-movement control order. GrabPay was the only non-government linked company e-wallet used by the government to distribute financial assistance to eligible citizens. In Singapore, the government has also recognized the importance of digital payments in its path to become a Smart Nation. The introduction of PayNow (a peer-to-peer transfer service) in 2017 was a crucial step in setting the foundation for e-wallet acceptance in recent years, as consumers become more comfortable with mobile payments. The senior population is a segment of focus when it comes to deepening digital payment penetration. The IMDA leads the “Seniors Go Digital” program where senior citizens can learn to use e-payment tools such as QR codes at markets and small food stalls, popularly called hawker stalls, and internet banking applications.

In other Southeast Asian countries such as Thailand, Indonesia, the Philippines and Vietnam, the e-wallet adoption journey started with use cases such as mobile top-ups, utility bill payments and remittance, where digital payment options have helped to bring more convenience to consumers who traditionally need to travel to a physical payment counter regularly to make such payments. The strong growth in smartphone adoption has greatly improved access to digital payments. Recently, e-wallets have been aggressively promoted to fill the gaps in card payments in both online and offline settings. Merchant networks in categories such as e-commerce, offline retail, food service, food delivery, mobility and entertainment, among others, have been widely expanded in these countries over the years, providing more avenues for digital payments to be made, and ultimately creating a structural shift in the payment landscape.

While many consumers were compelled to try e-wallets for the first time by promotion campaigns that typically involve cashback and other rewards, convenience is expected to be the sustainable motivation factor for further e-wallet payment penetration. According to Euromonitor’s Digital Consumer Survey 2020, 65% and 58% of consumers in Indonesia and Thailand, respectively, have indicated that the ease of use of e-wallets is the main reason for using the payment method. Furthermore, not having to carry a physical wallet is another value proposition that resonates with about half of the respondents surveyed. GrabPay caters to such a need for convenience through its GrabPay card launched in 2019, providing its users access to digital payment with millions of merchants worldwide.

Other digital financial services including insurance, lending, wealth management and remittance are still nascent in the region, expected to reach an inflection point over the next five years.

Chart 17 Insurance Purchase Online ($ billion)	Chart 18 Digital Lending ($ billion)	Chart 19 Online Investment ($ billion)

Source: Euromonitor International Analysis

Note 1: Represents Singapore, Malaysia, Indonesia, Thailand, the Philippines and Vietnam only.

COVID-19 was a catalyst for digital insurance adoption in Southeast Asia, as face-to-face sales of insurance policies were forced to be largely suspended for periods in 2020. Online channels helped to facilitate sales of insurance policies during the pandemic, and the digitalization trend is expected to stay, according to Euromonitor. There has been increased interest from consumers in purchasing insurance digitally due to the convenience and value it provides as compared to traditional insurance, especially for simple products that are easier to understand and which do not require medical underwriting. In addition, several micro-insurance products have been launched on the Grab platform in partnership with various insurance underwriters that further serve the underserved population. For example, Grab’s driver-partners are able to pay a micro-premium per trip for products such as critical illness protection, so they can accumulate coverage and protect their ability to earn a living. From April 2019 till March 2021, over 130 million micro-insurance transactions have been facilitated through the Grab platform, indicating the strong market demand. Strong government support to develop relevant and innovative solutions for consumers is also another key driver of future growth. Countries such as Singapore, Malaysia, Indonesia and Thailand have established financial technology regulatory sandboxes to promote innovation in this space. According to Bain, Google and Temasek e-Conomy SEA 2020, the amount of insurance purchased online was estimated to be about $2.0 billion in 2020 and is expected to grow to approximately $7.6 billion in 2025.

The overall digital lending market in Southeast Asia remains under-penetrated. MSMEs and participants in the informal economy are especially under-served by the conventional banking system given the lack of traditional financial records or credit history. As digital adoption by consumers and MSMEs continues to rise, the digital penetration of lending is expected to increase. According to Bain, Google and Temasek e-Conomy SEA 2020, outstanding loans made through digital lending were estimated at $23 billion in 2020, and are expected to grow to $92 billion by 2025. Supportive regulatory frameworks are a key driver for growth of digital lending. Across the region, regulators are working to establish relevant frameworks to improve access to lending to underserved and unserved segments. For example, the Malaysian Ministry of Housing and Local Government announced the approval of eight licenses for digital lending in November 2020, with Grab as a successful applicant for one of these licenses, which are expected to improve access to smaller loan amounts with more affordable interest rates for MSMEs and the bottom 40% income group households. In Thailand, the Bank of Thailand has approved the use of a wider range of alternative data such as utility bills and online shopping information for digital loan assessment, enhancing the ability of digital lending platforms to build more robust credit profiles. Grab’s ability to access how much its driver- and merchant-partners earn on its platform enables

Grab to form a thorough credit profile, which greatly supports its ability to provide responsible lending offerings and differentiates Grab from other digital lending platforms. For example, in 2020, Grab launched its Quick Cash for micro-SMEs in Thailand, one of the first 100% digital and instant cash loan solutions for merchants in the country. These digital instant cash loans supplement government support schemes to improve access to financing for small businesses especially as COVID-19 lockdowns significantly hurt their cash flows.

Digital wealth management is still at a nascent stage in Southeast Asia as financial literacy remains relatively low. With consumers becoming more open to the concept of making investment decisions online, growth potential is expected to be strong. According to Bain, Google and Temasek e-Conomy SEA 2020, digital wealth management assets under management more than doubled from 2019, reaching $21 billion in 2020 and is further expected to increase to $84 billion in 2025. One of the key drivers is the introduction of innovative products and services by robo-advisors and digital wealth management platforms, which focus on lowering the barriers for investment and increasing the perceived value to consumers as compared to conventional means of investing. For example, GrabInvest’s Autoinvest, a micro-savings product, allows automatic transfer of as little as $0.75 cents together with each transaction on the Grab platform via GrabPay. Consumers now also have access to a wide range of portfolios that are easy to understand and suit their risk appetite. To cater to consumers’ need for flexibility, some digital wealth management service providers have removed lock-in periods to give consumers peace of mind and better control over their finances. In addition, service providers have been actively running educational campaigns to raise consumers’ awareness on investment concepts, benefits, and options. As regional adoption and wealth continue to grow, the nascent category is expected to quadruple over the next five years according to Bain, Google and Temasek e-Conomy SEA 2020.

Digital banking is still in the very early stages of development and represents an attractive long-term opportunity as it enables Grab to be able to address all segments of financial services and products. Currently, governments across the region are still either developing the framework or are in the process of issuing licenses, with more digital banking licenses expected to be issued over the next few years.

Enterprise and New Initiative Offerings

Grab’s enterprise and new initiative offerings include advertising and anti-fraud services which Grab believes will unlock the growing market for it.

In the past, television advertising was the preferred channel for marketers in Southeast Asia. However, there has been a shift towards digital means of advertising in recent years, with online advertising spend growing to account for 34% of total advertising spend or $6.2 billion in 2020, according to Euromonitor. This is more than double the share in 2016. According to Euromonitor’s International’s Lifestyle Survey in 2020, on average 55% of consumers found that internet advertisements are influential in determining their choice of product, brand, or service.

The growing importance of digital advertising is increasingly recognized by businesses including MSMEs. For example, the Cooperatives and Small and Medium Enterprises Ministry of Indonesia estimated over 9 million MSMEs have engaged digital technology for advertising as of June 2020. Grab believes significant growth headroom exists in the region as businesses develop a proper digital marketing plan.

Launched in 2018, GrabAds offers advertisements and monetization products that allow merchant-partners and B2B clients to advertise on various surfaces of the Grab app and to leverage its extensive behavioral data for better user segmentation and targeting. Grab also offers offline advertising to B2B clients through car wraps, in-car advertising and sampling.

Anti-fraud is another attractive business opportunity Grab has started to explore. With the region undergoing an unprecedented rate of digital transformation, an increasing number of individuals and businesses have been susceptible to digital fraud. Financial services and e-commerce are two of the most susceptible verticals in Southeast Asia, with bots, click flooding and install hijacking being common fraud types. As the volume of online transactions continues to grow rapidly, businesses are expected to consider adoption of efficient anti-fraud solutions powered by artificial intelligence and machine learning to enable real-time fraud detection and prevention.

Launched in 2020, GrabDefence allows expansion of Grab’s strong suite of in-house fraud detection and prevention technologies to third-party businesses including traditional financial institutions, e-commerce players, online delivery and mobility players from outside of Southeast Asia.

GRAB’S BUSINESS

Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to Grab and its subsidiaries prior to the Closing.

Our Mission

Our mission is to drive Southeast Asia forward by creating economic empowerment for everyone. Our mission is supported by our core principles, which we refer to as the “4Hs,” Heart, Hunger, Honor, and Humility. These principles are set out in The Grab Way, which is a living document that guides our decision making and serves as a reminder of what is important and right as we work to serve Southeast Asia.

Solving Real, Everyday Problems for our Loved Ones

Grab was founded in 2012 when transportation in most Southeast Asian cities was generally neither accessible nor safe for many. Many cities have underdeveloped infrastructure, cars remain either expensive or unaffordable for many, and safety has always been a major concern, particularly for women. When our co-founder, Hooi Ling, took taxis home after a late night of work, she would often call her family and friends for a sense of security.

Our co-founders, Anthony and Hooi Ling, set out to create a mobility solution that would make it safe and easy for anyone to commute. When we first launched in Malaysia, we received overwhelming demand for our taxi-hailing booking service, which strengthened our view that we were filling an important consumer need for a safer mobility option.

We then started signing up more driver-partners, who saw our platform as a new avenue through which to earn income. We helped many drivers download the application, set up a bank account, and purchase and obtain financing for a smartphone. We provided them with the tools to help improve their productivity and income. For many driver-partners this was their first step into the digital economy.

Our focus has been on solving local problems, and solving one problem led us to the next. According to Euromonitor, only 60% of Southeast Asia’s adult population had access to banking services in 2020, compared to 94% and 95% in the United States and China, respectively, and electronic transactions only represented 17% of total transaction volume in 2020. We saw an opportunity to launch the Grab Financial Group to promote financial inclusion and help meet the needs of millions of people in Southeast Asia still underserved by existing financial institutions.

Food and grocery delivery represented a natural adjacency for us, given our existing base of driver-partners. It also presented a significant opportunity for us to help millions of traditionally offline merchant-partners transition to join the digital economy. Southeast Asia’s 70 million MSMEs form the backbone of economies across the region, contributing more than 35% of the region’s GDP. We provide a platform not only to drive increased traffic, but to revolutionize how merchant-partners think about their businesses. For example, we are helping traditional wet market vendors transition online by bringing them onto our platform. Our employees sometimes conduct in-person training to teach traditional sellers onboarding onto GrabMart how to list their fresh produce on the Grab app and process online orders. This initiative is part of our ongoing efforts to build resilience in small businesses through digitalization and to help them adapt and stay relevant in the changing business environment.

Southeast Asia’s Leading Superapp

We are Southeast Asia’s leading superapp, operating primarily across the deliveries, mobility and digital financial services sectors across eight countries in the region—Cambodia, Indonesia, Malaysia, Myanmar, the Philippines, Singapore, Thailand and Vietnam. We enable millions of people each day to access driver- and merchant-partners to order food or groceries, send packages, hail a ride or taxi, pay for online purchases or access services such as lending, insurance, wealth management and telemedicine. Our platform enables important high frequency hyperlocal consumer services—all through a single “everyday everything” app. We were the category leader in 2020 by GMV in each of food deliveries and mobility and by TPV in the e-wallets segment of financial services in Southeast Asia according to Euromonitor.

We operate in over 400 cities in eight countries with over five million registered driver-partners, and a wide selection of over two million registered merchant-partners and more than two million registered GrabKios agents in Indonesia as of June 2021. According to Euromonitor, we had the largest on-demand driver supply network in Southeast Asia in 2020, based on the total number of registered driver-partners, and the largest food delivery network in Southeast Asia in 2020, based on the number of registered food delivery merchant-partners.

Our revenue was $396 million and $78 million in the six months ended June 30, 2021 and June 30, 2020, respectively, representing a year-over-year growth rate of 406% and $469 million and $(845) million in 2020 and 2019, respectively, representing a year-over-year growth rate of 155%. Our revenue in Singapore, Malaysia, Vietnam and the rest of Southeast Asia was $246 million, $91 million, $76 million and $56 million in the year ended December 31, 2020, respectively and $(30) million, $92 million, $(26) million and $(881) million in the year ended December 31, 2019, respectively. Our net loss was $(1.5) billion and $(1.5) billion in the six months ended June 30, 2021 and 2020, respectively, and $(2.7) billion and $(4.0) billion in 2020 and 2019, respectively, representing a year-over-year growth of 31%. Adjusted EBITDA improved from $(550) million for the six months ended June 30, 2020 to $(325) million for the six months ended June 30, 2021, representing a year-over-year growth of 41% and from $(2.2) billion in 2019 to $(780) million in 2020, representing a year-over-year growth of 65%.

Our revenue growth in 2020 and the six months ended June 30, 2021 was driven by an increase in GMV. The revenue growth in 2020 was also driven by a decrease in partner and consumer incentives from $2.4 billion in 2019 to $1.2 billion in 2020. Our GMV was $7.5 billion and $5.9 billion in the six months ended June 30, 2021 and June 30, 2020, respectively, representing a year-over-year growth rate of 28%, and $12.5 billion and $12.3 billion in 2020 and 2019, respectively, representing a year-over-year growth rate of 2%.

The following graphic summarizes our scale and leadership in Southeast Asia as demonstrated by our key financial measures and operating metrics:

Our Offerings

We help our driver- and merchant-partners connect with consumers seeking services made available through our platform.

Deliveries—Our deliveries platform connects our driver- and merchant-partners with consumers to create a local logistics platform, facilitating on-demand and scheduled delivery of a wide variety of daily necessities including in selected markets, ready-to-eat meals and groceries, as well as point-to-point package delivery.

Mobility—Our mobility offerings connect our driver-partners with consumers seeking rides across a wide variety of multi-modal mobility options including private cars, taxis, motorcycles in certain countries, and shared mobility options such as carpooling in selected markets. It also includes GrabRentals, which facilitates vehicle rental for our driver-partners to allow driver-partners (with otherwise limited vehicle access) to be able to offer services through our platform.

Financial Services—Our financial services offerings include digital solutions offered by and with our partners to address the financial needs of driver- and merchant-partners and consumers, including digital payments, lending, receivables factoring, insurance distribution and wealth management in selected markets.

After being selected for the award of a digital full bank license, the Grab-Singtel consortium is also in the process of developing business operations and infrastructure and obtaining such a license.

Enterprise and New Initiatives—We have a growing suite of enterprise offerings including our advertising and marketing offerings, GrabAds, and our anti-fraud offerings, GrabDefence. In addition, our partners offer other lifestyle services to consumers through our superapp, including domestic and home services, flights, hotel bookings, subscriptions and more in certain countries.

Our deliveries, mobility, financial services and enterprise and new initiatives represented (i) 24.8%, 66.4%, 3.5% and 5.3%, respectively, of our revenue in the six months ended June 30, 2021 and (ii) 1.2%, 93.3%, (2.2)% and 7.7%, respectively, of our revenue in the year ended December 31, 2020.

In addition, deliveries, mobility, financial services and enterprise and new initiatives represented (i) 50.2%, 19.9%, 29.2% and 0.8%, respectively, of our GMV in the six months ended June 30, 2021 and (ii) 43.8%, 25.9%, 30.0% and 0.4%, respectively, of our GMV in the year ended December 31, 2020.

Our Double Bottom Line

The stories we hear from our driver- and merchant-partners serve as a firm reminder to us as to why Grab was founded. We want to solve real, everyday problems and improve the quality of life for the people of Southeast Asia. Examples include:

•

When one of our driver-partners visited our first Grab office in Malaysia, he shared how being a driver-partner on the Grab platform had enabled him to not only keep his family safe by repaying the loan shark who had threatened his family’s safety, but to also fund his daughter’s education.

•

In Indonesia, a former construction worker shared how he did not have a bank account until he signed up as a driver-partner on Grab and how our platform provided the income opportunities that led to his ability to buy a house for his family.

•

A bakery worker in Malaysia shared how despite her hearing impairment, being able to drive on the Grab platform in addition to her job enabled her to earn a living and be independent, which she feels is a rare achievement in the hearing-impaired community.

•	Another person told us how she was diagnosed with cerebral palsy and had given up on finding work until she learned about delivering through the Grab platform.

•

The owner of a nasi ayam (or chicken rice) family business that has been running for more than 25 years shifted her business online with Grab during a city lockdown and was able to earn 50% more than usual. She learned how to track sales easily with cashless payments and most importantly to her, continue serving her community with homemade food during Ramadan.

•

A ‘mom-preneur’ who makes jars of her favorite spicy bangus (milkfish) in olive oil contemplated putting her business on hold during the COVID-19 pandemic, but instead was able to schedule her deliveries while maintaining the quality of her food products with GrabExpress package delivery.

•

A former factory worker shared how she was unable to pay her bills on time even when she sold mobile phone credits on the side. However, with a 300% increase in earnings as a GrabKios agent, she was able to expand her mobile phone credit business and also conveniently sell electricity voucher top-ups, groceries and more through GrabKios’ online network of partners and users.

•	A single mother told us how being a GrabCar driver-partner enabled her to support her daughter through college and even pay for her daughter’s wedding.

Since our inception, we have heard from many driver- and merchant-partners who have shared how our platform not only enabled them to increase their earnings, but provided them with the opportunities to earn a living in a way that better supported their life choices and aspirations, whether it is to spend more time with family, to be their own boss or to have the flexibility to pursue multiple interests. Over nine million partners have engaged with the Grab ecosystem since our founding, and in 2020, our driver- and merchant-partners earned $7.1 billion through our platform.

Grab has a double bottom line—we aim to simultaneously deliver financial performance and a social impact, which includes economic empowerment for millions of people in the region, while mitigating our environmental footprint. In April 2021, we deepened our commitment towards long-term sustainability initiatives by creating the GrabForGood Fund, an endowment fund that aims to support programs that deliver social and environmental impact for our partners and the communities we operate in. Our co-founders and president also stated their intention to pledge a combined $25.5 million of GHL Shares as their personal contributions to the fund. We are increasing our commitment to transparency and accountability of our double bottom line and will be releasing annual sustainability reports.

We released our first sustainability report prepared in accordance with the Global Reporting Initiative (“GRI”) standards on June 22, 2021. Certain environmental, social and governance highlights for the year ended December 31, 2020 (unless otherwise indicated) are set forth below:

Notes:

(1)

Driver-partner earnings is defined as the fare, bonuses, tips and fees, net of commission. Merchant-partner earnings is defined as the total order bill, including taxes charged by the restaurant/merchant net of commission, Grab advertising spend and promotion costs.

(2)

Based on surveys conducted on various dates during March 2021 by Cardas Research & Consulting Group among 1,275 GrabFood merchant-partners in Indonesia, the Philippines, Singapore, Thailand, Vietnam and Malaysia.

(3)	Including wet market sellers and small food stalls. Small merchants refer to businesses that are not part of a large chain or quick service restaurants across our GrabFood and GrabMart offerings.
(4)	The cumulative figure is measured by the sum of course completions by unique driver-partners per course level on courses such as digital and financial literacy, and skills development and safety.
(5)	Based on data from inception to December 2020.
(6)	Gross investment into electric vehicles and hybrids in Singapore since 2016, excluding proceeds from the disposal of a small number of vehicles.
(7)

In terms of the number of road accidents (inclusive of accidents that result in minor, moderate, serious or critical injuries) per million kilometers. A road accident is defined as any accident caused by the driver-partner that occurs on-trip resulting in physical injury to the driver-partner, passenger and/or a third party.

Large, Underserved Market Opportunity for Digital Services in Southeast Asia

We operate in a region which has some of the most attractive opportunities globally, and it is still only in the early stages of online disruption.

•	Population and GDP context: A population of approximately 660 million and expected GDP growth at a CAGR of approximately 7% from 2020 to 2025 according to Euromonitor.

•

Meal-ordering potential: According to Euromonitor, online penetration of meal ordering in 2020 was just 12% compared with 21% in the United States and China, based on the percentage of total prepared meals ordered online (including online ordering for dine-in and takeaway).

•

Mobility market size: Additionally, according to Euromonitor, on-demand mobility penetration in 2020 was only 3% compared with 12% in China and 5% in the United States, based on the percentage of total personal consumption expenditure on ride-hailing out of personal consumption expenditure on buses, coaches and taxis, and operation of personal transport equipment.

•

Untapped financial services: Furthermore, roughly six in every ten adults in the region are either unbanked or underbanked according to Euromonitor, and the vast majority of commerce (by transaction volume) continues to be conducted in cash.

There is a tremendous amount of headroom to grow, and Euromonitor estimates our addressable market to be over $180 billion by 2025, consisting of online food delivery, ride-hailing, and e-wallet markets. We are able to address these different market opportunities through our superapp and our Grab ecosystem.

The Grab Ecosystem

Grab ecosystem flywheel

Our platform is unique. It connects millions of consumers with millions of driver- and merchant-partners to facilitate interaction and trade amongst these stakeholders. The continuous interactions that occur on our platform among these participants, as well as between these participants and our platform, create a vibrant ecosystem, which is highly synergistic for our business. As we add more offerings, consumer spending and engagement increases. We call this the “Grab ecosystem flywheel.”

An example of the impact of this flywheel effect is that the proportion of consumers on our platform using more than one offering rose from approximately 33% in December 2018 to approximately 55% in June 2021, and 2016 MTUs using our platform in 2020 spent approximately 3.6 times as much in year five as they did in year one (includes mobility, food delivery, grocery delivery and package delivery). As consumers are better engaged by our offerings, they spend more. This adds to the income opportunities for our driver- and merchant-partners, and that encourages more drivers and merchants to join our platform. This in turn expands our merchant-partner base and value for the consumers, while the increasing driver- and merchant-partner density results in faster delivery times and improved experience for the consumers.

Financial services: integral part of our ecosystem

Our financial services offerings underpin our ecosystem, facilitating seamless transactions and providing additional opportunities for cross-selling. We are able to form credit profiles of our driver- and merchant-partners, a typically underserved segment, which allows them to access formal credit opportunities for the first time. With insights like understanding how much income is earned by our driver- and merchant-partners through our platform, we are able to tailor responsible lending services. For example, we launched our Quick Cash for MSMEs in Thailand in 2020, one of the first 100% digital and instant cash loan solutions for merchants in the country. In the six months ended June 30, 2021, the number of active Quick Cash loans in Thailand grew 13 times, indicating strong demand for such digital instant cash loans as merchant-partners affected by COVID-19 lockdown were seeking quick financing to ease cash flows. While the future easing of lockdowns may partially reduce demand for cash loans, we believe general interest will continue to be strong as this addresses an underserved segment of the community.

Platform-optimized cost structure

The complementary offerings on our platform also provide our partners with more flexibility and enable them to maximize income opportunities, while creating more cost efficiencies for our platform. For example, based on our active driver-partner base across Indonesia, Vietnam, and Thailand, we have a unique shared supply pool where approximately 66% of GrabFood two-wheel driver-partners were also mobility driver-partners in the second quarter of 2021, and half of our merchant-partners in Malaysia are both GrabFood partners and financial services customers as of the second quarter of 2021. Our ecosystem has continued to expand, and the more activity there is on the platform, the more value we create for our stakeholders.

OUR OFFERINGS

The Grab ecosystem is a single, seamless platform brought to life through three superapps, one each for our driver- and merchant-partners and consumers. Together these superapps provide hyperlocal offerings, including deliveries, mobility and financial services offerings, to millions of Southeast Asians every day.

Driver-Partner Superapp

Our superapp for driver-partners supports them across segments including mobility and delivery (food, grocery and packages). Using the same mobile application, our driver-partners are able to perform a variety of tasks including managing their profile and workflows, tracking their earnings and rewards, accessing financial products and services, and even purchasing digital goods. Driver-partners can also access training through the driver-partner superapp.

Our superapp for driver-partners is deeply integrated across our segments, enabling them to seamlessly switch between bookings for the mobility and deliveries segments, optimizing their time more effectively. For example, a motorcycle driver-partner in Indonesia might begin his day delivering breakfast orders, then move on to ferrying passengers to work, subsequently completing some goods delivery orders before moving on again to delivering food at lunch time—all with the same driver-partner superapp. Driver-partners are also able to access insurance products tailored to their needs via the driver-partner superapp, including personal accident, medical, hospitalization and critical illnesses coverage in Singapore, Malaysia, Indonesia and Vietnam. Similarly, driver-partners can tap lending and credit products in Singapore, Malaysia, the Philippines, Thailand and Vietnam in order to access quick cash for unexpected expenses as well as smartphone financing and for working capital needs. The driver wallet also enables driver-partners to make seamless in-app purchases, which in Indonesia and the Philippines is commonly used to purchase mobile airtime, saving them time and effort of having to make these purchases elsewhere, and enabling them to prevent any disruption to their ability to receive bookings.

Southeast Asia’s road network is more than 2.4 million kilometers long and is changing rapidly with increasing urbanization. Our proprietary routing and mapping technologies allow us to add new or smaller streets and alleyways and more localized points-of-interest to our maps, which improve the quality of our driver-partners’ experience on our platform with more accurate routing and navigation. This enables shorter travel times and makes it easier to locate passengers and merchants, hence improving our driver-partners’ productivity and earnings. Our proprietary mapping and routing technology enable arrival time estimation with almost 85% prediction accuracy in the quarter ended June 30, 2021.

Our superapp for driver-partners also provides access to features that seek to enhance the productivity of our driver-partners while providing flexibility. A few examples include back-to-back bookings, demand-supply heat maps and more job allocations in specific directions (such as when driver-partners are going home).

GrabBenefits, our loyalty platform integrated in our superapp, enables us to reward our driver-partners and encourage loyalty. Driver-partners can see which tier they are in and how far they are from the next tier, and they can discover new benefits such as fuel and vehicle maintenance discounts that are available and redeem them. Depending on the country and service type, there are typically three to five benefit tiers, and the driver-partners’ eligibility for each benefit tier is determined by the commissions contributed in a quarter, while maintaining a minimum service standards as measured by the driver rating in that quarter. As driver-partners progress up through the tiers, they gain access to an increased array of tier benefits, which differ by markets and are selected to address prevailing localized driver needs and offerings available. In Singapore for example, a mobility driver-partners in the Ruby tier has access to benefits such as medical insurance, discounted auto repairs and maintenance, subsidies on phone data plans, supermarket discounts, whereas a mobility driver-partner in the higher Sapphire tier has access to all of the Ruby tier benefits, and will additionally receive fuel discounts, priority allocation, access to special merchandise from Grab.

GrabAcademy, our online training platform integrated into our superapp, enables training of our driver-partners, equipping them with the necessary information required to perform at their best. Modules span from basic application usage to driver safety and quality lessons. We are also able to ensure compulsory modules to maintain high service quality on our platform.

Safety of both our driver-partners and consumers is one of the key pillars for our offerings. Our driver-partners undergo a fast but thorough onboarding process, where they go through our safety and quality requirements and are trained on how to use the application to maximize their earnings as well as remain safe on the platform. We aim to continue raising the bar for safety, going beyond minimum requirements set forth by regulators in many countries we operate in. Our key regional initiatives, depending on country needs, include eKYC, proof of valid driver license, criminal background checks, and requirements for suitable and safe vehicles and engine size.

In most of the markets in which we operate, we require consumers to take a selfie for verification before making transactions on our platform. This has allowed us to verify their identity and deter criminal activities on our platform. Since the introduction of the selfie verification feature in September 2019, almost 75% of monthly active users in mobility were verified by December 2020, and passenger-caused crime rates have dropped by more than 60% over the same period.

We enable a secure chat with automatic translation (GrabChat) between driver-partners and consumers, enabling them to interact for the duration of the ride, without having to ever share each other’s numbers and therefore keeping their information safe. We also provide an automatic chat translation feature, which was popular with expats, tourists and travelers across Southeast Asia before COVID-19 travel restrictions were introduced. We also have other integrated en-route safety features for both driver-partners and consumers such as Free Call (VoIP), Number Masking, Emergency Button and Share My Ride.

We have developed our in-house mobile telematics insights and capabilities that leverage data received from a driver-partner’s phone to capture location-based intelligence and driving behavior signals. Our algorithms allow us to enhance safety of both our driver-partners and passengers through incident detection and management, identifying dangerous driving patterns and improving driving behavior.

Overall, we have successfully reduced safety incident rates including road traffic accidents and criminal offenses on our platform by 40% between 2019 and 2020. We launched GrabProtect, a suite of safety and hygiene measures, during the COVID-19 pandemic to protect our driver-partners and consumers as we seek to set higher standards for the industry and start to restore consumer confidence in travel.

Integrated superapp for our driver-partners with technology-driven productivity and safety features

Merchant-Partner Superapp

Our unified merchant-partner platform is integrated across our deliveries and financial services offerings, and provides a seamless experience for all our merchant-partners, including all our GrabFood, GrabMart and GrabPay merchant-partners across Southeast Asia.

The GrabMerchant platform provides our merchant-partners with tools to grow their business. While the application enables day-to-day store operations for cashiers and managers, including processing of incoming food orders and accepting digital payments, the GrabMerchant web-portal enables business owners and staff, such as finance and marketing managers, to get a 360-degree view of their business across multiple stores and make useful interventions to support growth of their business.

Our GrabMerchant platform offers:

•

Merchant Self Onboarding: An easy-to-use tool that empowers and guides new merchants to sign up to be a Grab merchant-partner. This end-to-end process includes entering business profile information, uploading documents for legal requirements and creating a menu with appetizing (in the case of food) photographs. Self-onboarding for GrabFood merchant-partners has rolled out in Indonesia and Thailand. We will be progressively rolling out self-onboarding for all business verticals regionally.

•

Insights: Merchant-partners can get insights on their business performance, consumer orders, best-selling items and consumer profile information. Merchant-partners can also view consumer reviews and ratings. This tool equips merchant-partners with information on the health of their business so that they may plan and manage their resources and marketing strategy more effectively.

•

Employee and Store Management: Merchant-partners are able to create employee profiles with differentiated application restrictions/permissions based on their roles. Merchant-partners with multiple locations can switch outlets within the application without needing to log in for each separate outlet.

•

Merchant-Partner Support: Merchant-partners are given access to a comprehensive help center in-app, which includes informative articles and frequently asked questions, or they can also receive direct support via live chat or phone call with our support center agents.

•

Ad Manager: Merchant-partners can create advertisements and bid for advertisement placements to boost their brand visibility and sales. They have the option to select search or banner advertisements and can make edits to their advertising campaigns to optimize performance. They can track the performance of advertising campaigns real time and be guided by in-app recommendations.

•

Promotions: Merchant-partners have access to a suite of tools that enables them to create discounts and promotions. Merchant-partners can also join a campaign and get features across Grab marketing channels to help achieve their sales goals.

•

GrabAcademy: GrabAcademy is an in-app online training platform for our merchant-partners aimed at equipping them with certain essential know-how to optimize their value and experience from the Grab platform.

•

Supplies: Launched in Indonesia, we connect merchant-partners to suppliers to reduce inventory cost by allowing them to buy supplies and fresh ingredients through the application at bulk prices and have them delivered to their stores.

•	Merchant-Partner Loans: In Thailand, the Philippines and Singapore, low-interest loans can be accessed by our merchant-partners to enable them to grow their businesses.

Unified GrabMerchant platform, where merchants can seamlessly access tools from one place

*	Countries & other offerings: Indonesia – GoFood; Malaysia – FoodPanda; Singapore – Deliveroo, FoodPanda; Thailand – FoodPanda, Lineman, Get (GoFood); Vietnam – Now, Philippines – FoodPanda

Survey conducted by Cardas Research & Consulting Group from March to April 2021; Sample size: 30 Merchants for each alternative offering; Grab data as of April 18, 2021; Onboarding is defined as the duration from submission of signed contract to Activation in Food delivery service platform.

Tools like Ad Manager and Menu that merchants can use to manage their business in real-time

GrabMerchant web-portal providing merchant-partners a 360-degree view of their business

Consumer Superapp

The key to our superapp is the relevance of our offerings to consumers’ everyday lives from the time the consumer wakes up and orders breakfast, commutes to and from the workplace, all the way to the evening when the consumer orders dinner, pays for bills or shops online. We focus on everyday transactions such as transportation, eating, shopping and digital payments and other financial services. At a touch of a button, consumers have access to all offerings on our platform through a single mobile application.

In a region as geographically diverse as Southeast Asia, the offerings on our platform are deeply and widely penetrated, operating in capital cities, major commercial and tourist cities, as well as non-tier 1 cities and towns across Southeast Asia. Our application offers localized offerings and personalized experiences based on the consumer’s location.

Tight-knit integration across the offerings available through our platform provides, we believe, a consistently high-quality experience for consumers and encourages consumers to use more of the offerings on our platform. From December 2018 to June 2021, we saw the percentage of our MTUs using two or more offerings increase by over 60% from 33% to 55%. Integration across offerings on our platform also strengthens the superapp ecosystem, enabling the launch of new innovative products. For example, linking deliveries and financial services offerings on our platform, we have enabled deliveries-based coverage (together with our insurance partners in certain jurisdictions) such as Delivery Cover, which provides consumers protection against damage, theft or loss of an item when using the GrabExpress offering.

Our superapp provides consumers with simple and seamless access to a wide range of services and allows them to discover new offerings

Deliveries Offerings

Our deliveries platform connects our driver- and merchant-partners with consumers to create a local logistics platform, facilitating on-demand delivery of a wide variety of daily necessities including ready-to-eat meals and groceries, as well as point-to-point package delivery. We enable consumers to conveniently discover and place food and grocery delivery orders, empower our merchant-partners to build an online presence, reach consumers and scale their business and provide our driver-partners with income opportunities outside of our mobility offerings.

Key deliveries offerings on our platform include the following:

•

GrabFood is a food ordering and delivery booking service, which enables merchant-partners to accept bookings for prepared meals from consumers (with options for on-demand deliveries, scheduled deliveries and pick-up orders) through Grab’s merchant-partner application, and it also enables driver-partners to accept bookings for prepared meal delivery services through Grab’s driver-partner application.

•

GrabKitchen offers centralized food preparation facilities in Indonesia, Malaysia, Myanmar, Singapore, Thailand, the Philippines and Vietnam that enable merchant-partners to scale to multiple locations and to meet the rising demand for food delivery services in cost-effective ways. Consumers may also combine their favorite menus from two or more restaurants housed within GrabKitchen in one GrabFood order and delivery.

•

GrabMart is a goods ordering and delivery booking service, which enables merchant-partners to accept bookings for goods from consumers (with options for on-demand deliveries, scheduled deliveries and pick-up orders) through Grab’s merchant-partner application, and it also enables driver-partners to accept bookings for goods delivery services through Grab’s driver-partner application. Through GrabMart, consumers can order everyday items ranging from groceries and household goods, to gifts and electronics for delivery to their doorstep on-demand. In some countries such as Singapore and Malaysia, we also offer new localized offerings that enable delivery of fresh produce from morning market merchant-partners and delivery of a wide range of products from distributors and wholesalers from our dark stores.

•

GrabExpress is a package delivery booking service, which enables driver-partners to accept bookings for package delivery services through Grab’s driver-partner application. Consumers can arrange for instant or same-day deliveries using different vehicle types to cater for different package sizes. Consumers can also arrange non-instant, non-same day services through GrabExpress via our partners.

•

Leveraging our open application programming interfaces (“APIs”), e-commerce businesses can offer last mile delivery services to their customers as part of their checkout experience, and social sellers can make bulk delivery bookings via our GrabExpress web booking portal.

•

Grab for Business platform offers a unified management portal for corporate clients to easily digitize the management of work-related employee mobility and corporate food and package delivery services with advanced features that enable businesses to set policies, controls and corporate billing arrangements, as well as track and monitor all business usage of Grab’s offerings, which help to drive cost efficiencies, transparency and increased productivity. Grab for Business also offers integration with certain corporate expense management systems, making it easier and more seamless for employees to claim work-related spend on Grab’s offerings.

In Indonesia, we offer GrabKios. GrabKios agents act as an offline channel to sell digital goods including mobile airtime credits, bill payment services and e-commerce purchasing services. We are currently focusing on expanding our digital goods and financial services offerings by facilitating services such as mobile top ups, driver-partner top ups, bill payments, domestic money remittances and insurance products through the consumer and driver-partner superapps and GrabKios agents.

Deliveries user experience on our superapp

1

Home
Enjoy FREE delivery* from your store of choice, islandwide.
New on GrabFood
Toast and Tonic Brunch Club
Chaoyuan Gourmet - Upper Street

GrabFood home shows categories, promoted, new, popular, and personalised recommendations as well as favorites

2

Toast and Tonic Brunch Club
See Details
Check for available offers
Today's Offer
Vegan Salad Bowl

Restaurant menu shows key information, current offers, featured menu items

3

Vegan Nicoise Salad
14.40
Add toppings
Onions
Tomatoes
Kalamata Olives
Tofu
Pick condiments
Add to Basket - 14.40

Menu item offers item customisations, notes to restaurant, and shows if an item is discounted by the merchant-partner

4

Toast and Tonic Brunch Club
Order Summary
Vegan Nicoise Salad
People also ordered
Potato Patties
Subtotal
Service fees
No cutlery requested
Payment Details
Total
S$14.60
Place Order

Checkout enables the consumer to select payment type, promotions, and see any additional fees transparently

5

Contact support
9:45 - 10:00 AM
We've got your order!
Toast & Tonic Brunch Club
Total
S$14.60
View order summary
Check this out while you wait
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In-transit experience gives the consumer consistent updates and accurate estimated time of arrival

6

Contact Support
Let's rate your driver's delivery service
Total paid
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Rating screen allows the consumer to rate the food and the driver-partner separately, and then **tip their driver-partner**

GrabExpress user experience on our superapp

1
Welcome to Delivery
Schude Tower
Deliver to...
Delivery form
Sending from Serene Centre
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Create a delivery form
Book again
Car - Instant
Toast and Tonic Brunch Club

GrabExpress home screen allows consumers to book directly or repeat a booking, and offers relevant nudges

2
Estimated Price
Home
John's
+ Add more stops
Instant
Bike
Add-ons
Cash on Delivery
Total
S$12.90
Add Delivery Details

Deliveries can be instant or same day, and can be made using different vehicle types depending on package size and weight

3
Delivery details
Sender
Recipient
Total item weight
Total
S$12.90
Next

Delivery details allow consumers to enter in specific contact and package information to make the delivery seamless

4
Review Delivery
Delivery details
Jolene Ng
John Teo
Instant
Total weight
Bike
Add-ons
Cash on Delivery
Payment method
Total
S$12.90
Book a delivery

Booking screen allows consumer to select payment method including GrabPay, card or cash on delivery

5
Processing
Cancel Booking
Delivery details
Jolene Ng
John Teo
See details
Total
S$12.90

In-transit experience will keep the consumer updated on the status of the delivery

6
How was the delivery service by Zachary Teo?
Total amount
S$12.90

Rating screen allows the consumer to rate and tip the driver-partner, and see GrabRewards points earned

Mobility Offerings

The desire to bring safe and convenient mobility to Southeast Asia is how we got started as a company back in 2012. Our mobility offerings connect consumers with rides provided by driver-partners across a wide variety of multi-modal mobility options including private cars, taxis, motorcycles, and shared mobility options such as carpooling. We enable safe, delightful and economical mobility options for consumers using our platform while enabling economic empowerment for our driver-partners by providing flexibility to earn a living in ways best suited to their objectives.

The breadth of offerings on our platform spans four-wheel, three-wheel and two-wheel vehicle modes. We also pool traditional taxi and car supply through our JustGrab offering. This reflects the unique structural advantages of Southeast Asia and the Grab platform.

Key mobility offerings on our platform include the following:

•

GrabCar enables a private hire driver-partner to register with us and accept bookings through our driver-partner application. It includes a variety of localized solutions that vary across our markets, including premium cars (GrabCar Premium), cars equipped to transport persons with mobility needs (GrabAssist), cars equipped with child seats (GrabFamily), cars equipped to transport pets (GrabPet), large format vehicles or premium economy vehicles (GrabCar Plus), and luxury vans for airport or business travelers (GrabLux). Driver-partners who offer more specialized services through GrabFamily, GrabPet and GrabAssist receive additional customized training to help them better serve the needs of their passengers.

•	GrabTaxi enables a licensed taxi driver-partner in all markets we operate in except for Cambodia to register with Grab and accept bookings through the Grab driver-partner application.

•

JustGrab enables consumers in Cambodia, Malaysia, Singapore and Thailand to conveniently book either a private car or a traditional taxi with upfront non-metered pricing. By enabling bookings of either vehicle type, we are able to pool the supply of both taxis and private cars and enable faster booking of rides and a more efficient mobility platform.

•

GrabBike is a motorcycle ride-hailing offering. It is a popular choice among the local population, especially in Indonesia, Thailand and Vietnam, as it is an affordable and efficient mobility mode in congested cities. Through our GrabNow solution available in Indonesia and Vietnam, we enable consumers to directly flag down a GrabBike driver-partner without pre-booking through our app.

•

Three-wheel vehicles provide culturally popular localized modes under a variety of local names such as GrabTukTuk (in Cambodia and Thailand), GrabTrike (in the Philippines), GrabThoneBane (in Myanmar) and GrabRemorque (in Cambodia).

•

Our shared mobility options, such as carpooling (GrabShare and GrabHitch) also enable more affordable alternatives on our platform for consumers. However, due to the COVID-19 restrictions, some shared mobility options are currently suspended and may resume in the future.

•

Grab for Business platform offers a unified management portal for corporate clients to easily digitize the management of work-related employee mobility and corporate food and package delivery services with advanced features that enable businesses to set policies, controls and corporate billing arrangements, as well as track and monitor all business usage of Grab’s offerings, which help to drive cost efficiencies, transparency and increased productivity. Grab for Business also offers integration with certain corporate expense management systems, making it easier and more seamless for employees to claim work-related spend on Grab’s offerings.

We provide a variety of offerings based in each city that we operate, based on local needs and preferences.

Specific to our driver-partners, we offer GrabRentals which was launched in 2016. GrabRentals facilitates vehicle rental for our driver-partners at competitive rates through our rental fleet or third-party rental services to allow driver-partners with limited vehicle access to offer services on our platform. We provide four-wheel vehicle rental services to our driver-partners in Indonesia, Singapore and Malaysia, as well as motorcycle rental services in Singapore and Indonesia.

Mobility user experience on our superapp

1
GrabProtect
Follow our health and hygiene standards for rides
I Accept

Pre-ride, consumers are reminded about important **health standards** specific to their country's guidelines

2
Where to?

Consumers **book a ride** by search or selection of recommended rides based on the consumer's booking history

3
Book JustGrab

Select ride type, payment method and **offer** (promotion or reward)

4

In-transit experience gives the consumer relevant nudges, safety features, and ability to rate driver-partner

5
Unplanned stop?
I'm OK
Get Help

In the event of an **unplanned stop**, Grab will ask the consumer (and driver-partner) if they are ok or if they need help

6
How was your ride?

Upon completion of the ride, the consumer will be able to **rate and tip the driver-partner**, and collect **GrabRewards points**

Financial Services Offerings

Using the wealth of data generated across our ecosystem of daily life use cases, we have built an analytical and risk management platform to provide our consumers, driver- and merchant-partners with a suite of financial services—which for many would likely be their first ever financial service product.

We have had a strong focus on fraud prevention and risk management technologies since our inception, which we believe provides us with an advantage in navigating the complexities of financial services in Southeast Asia. Our in-house proprietary anti-fraud technologies can be used to mitigate the risk of fraudulent activity including account takeovers. Furthermore, our AI-enabled credit scoring models seek to protect against anomalous and suspicious transactions, and efficiently assign credit scores to consumers.

We also have strategic partnerships with a number of local and regional banks in Southeast Asia to grow our business.

Key financial services offerings on our platform include the following:

•

GrabPay is our digital payments solution addressing unique digital payments challenges and is available in Indonesia (through OVO), Malaysia, the Philippines, Singapore, Thailand and Vietnam (as GrabPay by Moca). It allows consumers to make online and offline electronic payments using their mobile wallet. We enable consumers, lacking access to a bank account, to add money to their mobile wallet through our driver-partner network, amongst many other top up channels. It also allows our driver- and merchant-partners to receive digital payments for their services, allowing them access to serve a large consumer base and saving them the hassle and risk of having to handle cash payments.

•

In 2019, we launched the GrabPay card in partnership with Mastercard in Singapore and the Philippines, enabling the mobile wallet of our driver-partners and consumers to be accepted at every online and offline merchant globally that accepts Mastercard payments.

•

GrabRewards is our loyalty platform providing consumers that use our platform with a large catalog of points redemption options, including offers from both popular merchant-partners and Grab. Integration with our offerings allows for a seamless experience, including automatic suggestions to pay for a ride or delivery using GrabRewards points (OVO Points in Indonesia).

•

GrabFinance provides our driver- and merchant-partners and consumers greater access to financial services through our platform. Offerings include digital and offline lending, PayLater services, white goods financing, receivables factoring and working capital loans. For many of our driver- and merchant-partners, GrabFinance is their first and only source of affordable financing, helping them smoothen out their cash flows and providing them a source of emergency funds.

•

PayLater enables our merchant-partners to offer their consumers the option to pay for goods and services on a later date or in installments and is available in Malaysia, the Philippines and Singapore. In 2020, we expanded PayLater to include online shopping and installment payments in Singapore and Malaysia. Our PayLater offering drives sales to merchant-partners by improving their discoverability by consumers who use our consumer superapp, and by improving the affordability of their goods and services to the consumer. Merchant-partners have reported up to 80% increase in sales since accepting payments via our payment offerings.

•

GrabInsure connects affordable insurance products to consumers and our driver-partners, and is available in Singapore, Indonesia, Malaysia, the Philippines and Vietnam. Products offered include protections for rides and package deliveries, personal accident insurance, income protection insurance, critical illness insurance, vehicle insurance and travel insurance. The majority of the policies transacted over our platform are innovative micro-insurance policies. The accessibility and affordability of the micro-insurance policies allows more people in Southeast Asia to protect themselves, their families and their livelihoods. Since April 2019 to June 2021, over 180 million micro-insurance policies transactions have been facilitated through the Grab platform.

•

GrabInvest enables our financial services partners to offer their investment products through our platform, including those based on money market and short-term fixed-income mutual funds, in which consumers can invest and grow their savings. In 2020, we launched GrabInvest’s first micro-investment product, AutoInvest in Singapore, which allows consumers to invest from as little as $1 every time they use our offerings.

•

GrabLink, our in-house payment service gateway, aimed at reducing dependency on third-party providers, helps us reduce our cost of funds across Grab transactions. Today, almost all card transactions on our platform in Malaysia, Singapore and Thailand are processed using GrabLink.

•

Our joint venture with Singtel, Singapore’s leading telecommunications player, has been granted in-principle approval for a digital full bank license in Singapore, which upon being granted the license, will permit us to provide a wide range of financial services, including lending services and taking deposits from retail consumers and businesses.

Financial services user experience on our superapp

Payments
GrabPay Wallet
SGD 20.00
Order GrabPay Card
Complete one-step verification
Top up
Scan to Pay
Send
Financial services
Insurance
Invest
PayLater
Loans
Do more with your money

Consumers can sign up for **GrabPay**, **PayLater** and other financial services plus secure their account via pin verification

GrabPay Card
GrabPay
Card Details
Lock Card
Update PIN
Reorder Physical Card
Learn about GrabPay Card
Visit Help Center

GrabPay Card offers an extension of the GrabPay wallet, so consumers can use GrabPay anywhere Mastercard is accepted

Insurance
Explore
My Plans
Ride Cover
Travel Cover
Help Centre

GrabInsure enables a variety of insurance coverages to the consumers, such as critical illnesses, personal accident and travel protection

Invest
Explore
My Plans
AutoInvest
View
Education Centre
Invest with AutoSave
What's Investing?
FAQs
Help Centre

AutoInvest helps consumers begin investing with micro top ups on every Grab transaction

PayLater
S$200.00
S$300.00
S$120.00
Due soon
View All
Pay in 4 instalments

PayLater lets consumers search and discover merchant-partners that accept PayLater

Checkout with Grab
480.00
Payment methods
Confirm and pay

Consumers can use **PayLater** to buy goods from merchant-partners and pay the next month or on instalments basis

Platinum
My Rewards
Hottest Brands
See All
amazon
Super Savers
See All

GrabRewards gives consumers rewards points on every Grab transaction that they can redeem for offers with merchant-partners or Grab service discounts

Enterprise and New Initiative Offerings

We have a growing suite of enterprise offerings including our advertising and marketing offerings, GrabAds and anti-fraud offerings, GrabDefence.

GrabAds enables businesses to foster growth through different advertising touch points depending on their target audience and objectives. We provide online advertising solutions on our superapp and deliveries offerings, and offline advertising solutions on our vehicle fleet. Our superapp is the first touchpoint for consumers accessing our platform, providing an important mobile advertising opportunity for consumer-facing businesses. For our GrabFood and GrabMart merchant-partners, we provide promoted listings and banner advertisements enabling them to promote their businesses within the food and grocery delivery offerings on our platform and enhance their consumer reach. While our GrabAds offering is relatively new, in the first half of 2021, 47% of our food and grocery merchant-partners utilized our marketing services. We also provide offline advertising solutions by leveraging our vehicle fleet, such as in-car product placements and mobile billboards to generate mass awareness.

GrabDefence allows us to offer our suite of self-developed in-house fraud detection and prevention technologies to third-party businesses, including traditional financial institutions and on-demand delivery, in order to help them protect their ecosystems.

Additionally, in pursuit of continuing to experiment with new offerings to better serve the needs of our driver- and merchant-partners and consumers, our platform also facilitates other lifestyle services through our superapp including managing home services, attraction tickets, flights and hotel bookings.

Our Competitive Advantage

Category Leadership with Recognized and Trusted Brand

We were the category leader in 2020 by GMV in each of food deliveries, mobility and by TPV in the e-wallets segment of financial services in Southeast Asia according to Euromonitor. We have a diversified business model across the eight countries in which we operate. With our scale and category leadership, we are well-positioned to further penetrate our markets within Southeast Asia.

•

Deliveries: According to Euromonitor’s estimates, we were the leading food delivery platform in the region, facilitating approximately half of total online food delivery GMV in Southeast Asia, with the next closest competitor having approximately 20% of regional GMV share.

•

However, food remains a highly competitive sector, as price-sensitive consumers in Southeast Asia continue to have easy access to a variety of food options, from restaurants, to hawker centers, to jollijeeps, to warungs. Amid the COVID-19 pandemic, home cooking has also become a popular and necessary trend as consumers spend more time at home.

•

Mobility: We were the category leader regionally by GMV in 2020 according to Euromonitor’s estimates, facilitating approximately 72% of GMV for ride-hailing in Southeast Asia, with the next closest competitor contributing approximately 15% of regional GMV.

•

As there are a diverse range of transportation options in Southeast Asia, we face competitive pressures from other players in the private transportation sector, affordable public transportation and vehicle ownership.

•

Financial Services: We operated the largest e-wallet by total payments volume in Southeast Asia in 2020 according to Euromonitor’s estimates, with an extensive suite of financial services licenses across our markets. We have substantially increased the breadth of our payments business, and in the first half of 2021, almost 40% of GrabPay transaction volumes took place outside of our platform. Examples of these off-platform transactions include: QR scan-enabled instore payments, online payments on

e-commerce and other platforms, airtime (mobile credit) top-ups, bill payments, P2P transfers, insurance premium payments and remittance.

•

With various types of companies offering e-wallet payment services, the e-wallet industry in Southeast Asia is highly competitive, and traditional payment methods still remain very relevant and widely-used.

	Euromonitor estimated regional category share in 2020		Grab’s share relative to next largest competitor
Segment	Grab	Next closest competitor
Online food delivery	50%	20%	2.5X
Ride hailing	72%	15%	4.8X
E-wallet	23%	14%	1.6X

Source: Euromonitor International estimates from desk research and trade interviews with leading market players and relevant industry stakeholders in the prepared meal, ride hailing and e-wallet sectors

Our brand is closely associated with quality, reliability, safety and convenience in the minds of the Southeast Asian consumers that seek to access services offered through our platform. For example, in a consumer survey on online food delivery services conducted by Euromonitor across six Southeast Asian countries, GrabFood was found to be the top brand that came to consumers’ mind when thinking about online food delivery service providers, with 44% of consumers naming the brand unprompted, and 36% of the respondents from the same survey also selected GrabFood as the online food delivery platform that they use most frequently, ahead of all other regional competitors.

	% of SEA consumers surveyed by Euromonitor
	GrabFood	Next closest competitor
Unprompted food delivery brand recall	44%	27%
Most often used food delivery brand	36%	27%

Source: Euromonitor International survey in 2021. Base: All respondents who have used online food delivery services in the past 6 months

Note: SEA includes Singapore, Malaysia, Indonesia, Thailand, the Philippines and Vietnam only

We believe driver- and merchant-partners want to partner with us because of our scale and the strength of our brand, and consumers choose to use our platform first for key everyday needs. We believe our presence, scale and the strength of our brand also makes us the partner of choice for multinational corporations that are looking to accelerate growth of their businesses in Southeast Asia. For example, we have developed a number of highly successful corporate partnerships with leading multinational companies including Heineken, Marriott International, Mastercard, Singapore Airlines, Unilever and Watsons, and we have strong relationships with top Southeast Asian companies including Ayala Land, Central Group and LinkAja.

Our Business Model

Our platform connects millions of consumers with millions of driver- and merchant-partners to facilitate interaction and trade between these stakeholders. We generate the majority of our revenue from service fees and commissions paid by driver- and merchant-partners for use of the Grab superapp to connect them with consumers and facilitate transactions. Based on service agreements with driver- and merchant-partners, we retain the applicable fee or commission from the fare or order and related charges that we collect on behalf of the driver- and merchant-partners.

We offer various incentives to our driver- and merchant-partners, which are deducted from the fees normally received from driver- or merchant-partners (typically being a percentage of the fare paid by the consumer to the driver- or merchant-partner) and such incentives may sometimes exceed Grab’s fee from a particular transaction. Excess incentives refer to payments made to driver- and merchant-partners that exceed the amount of commissions and fees earned by Grab from those driver- and merchant-partners. We also offer consumer incentives. All of the foregoing incentives are recorded as reductions in revenue. We also generate revenue from payment processing services transaction fees charged to merchant-partners.

Set forth below are descriptions of our business model by segment.

Deliveries. Our deliveries platform connects driver- and merchant-partners with consumers to create a localized logistics platform, facilitating on-demand and scheduled delivery of a wide variety of daily necessities, including ready-to-eat meals and groceries, as well as point-to-point package delivery. This segment includes GrabFood, GrabKitchen, GrabMart, GrabExpress, and GrabKios.

The graphic below illustrates the economics of a typical deliveries order:

Consumer Economics: The consumer pays the total dollar value of goods ordered, delivery fee, and platform and other fees, which is partially offset by a promotion given. In the example above, the GMV of the consumer’s delivery order is $27.60, consisting of the following components:

•	The dollar value of goods ordered: $24.00;

•	Delivery fee: $3.40; and

•	Platform and other fees: $0.20.

Merchant-partner Economics: We charge our merchant-partners a commission by applying an agreed-upon commission to the total dollar value of goods ordered. Merchant-partners receive the dollar value of goods ordered as well as any incentives, net of the Grab commission. In the example above, the merchant receives $20.00.

Driver-partner Economics: The driver-partners receive the delivery fee, and we may charge a commission in certain markets. In the example above, the driver-partner receives $4.60, which consists of the delivery fee and incentives.

Grab Economics: We retain the commission paid by merchant-partners and driver-partners. In the example above, we would retain $1.00 in total, of the $5.00, after accounting for partner incentives of $2.00 and consumer incentives of $2.00.

Platform and Other fees: Platform fees are ultimately borne by the driver-partner for benefits that they receive from utilizing our offerings. We collect the platform fees from consumers on behalf of driver-partners which enables us to maintain and enhance safety measures, costs for platform improvements and support our driver-partner’s welfare. Other fees include a small order fee which is the difference between the order amount and the minimum order quantity when the goods ordered are less than the specified minimum order amount.

Mobility. Our mobility offerings connect consumers with rides provided by driver-partners across a wide variety of multi-modal mobility options including private cars, taxis, motorcycles (in certain countries), and shared mobility options, such as carpooling. This segment includes GrabCar, GrabTaxi, JustGrab, GrabBike, three-wheel vehicles, GrabShare, and GrabRentals. Through GrabRentals, we utilize Grab’s fleet of cars to provide one-stop car rental to driver-partners at affordable rates.

The graphic below illustrates the economics of a typical ride:

Consumer Economics: The consumer pays the total dollar value of the ride, including any tolls (tolls are collected by us from the consumer and remitted directly to the driver-partner who paid for the initial toll), tips, and other platform fees, which is partially offset by an incentive given. In the example above, the consumer pays $13.00. The GMV of the consumer’s ride is $14.00, consisting of the following components:

•	The dollar value of the ride: $13.00;

•	Tolls and other fees: $0.80; and

•	Platform fee: $0.20.

Driver-partner Economics: The driver-partner receives the value of the ride, including tolls and other platform fees, and incentives, net of the Grab commission. Commissions are based on an agreed-upon rate based on the cost of the ride. In the example above, the driver-partner earns $12.40.

Grab Economics: We retain the commission earned from the journey. In the example above, Grab earns $0.60 after accounting for partner incentives of $1.00 and consumer incentives of $1.00.

Financial Services Our financial services offerings include digital solutions to address the financial needs of our driver- and merchant-partners and consumers, including digital payments, lending, receivables factoring, insurance and wealth management. This segment includes GrabPay, GrabRewards, GrabFinance, GrabInsure, GrabInvest, and OVO. The financial results of OVO, which is a leading Indonesian digital payments and smart financial services business, are consolidated in our financial results and included in our financial services segment. We are also in the process of launching our digital bank in Singapore after being selected for the award of a digital full bank license by the Monetary Authority of Singapore.

Merchant-partners that have entered into contractual agreements with Grab pay us a commission fee, based on transaction volumes, to support the GrabPay e-wallet services we provide or facilitate for merchant-partners and consumers. Inter-company revenue generated from on-platform payments, together with the corresponding costs charged to other Grab segments, is eliminated when we consolidate our financial results. Consumer incentives and consumer rewards are recorded as reductions in revenue (and not as expense), and therefore in the past, we have recorded negative revenues from financial services for certain periods.

We also generate revenue from other financial services, namely lending, insurance, wealth management, and others. For lending and receivables factoring, we generate revenue primarily based on the interest income we receive from the loans we extend to borrowers and from the factoring fee or discount when we purchase the receivables. For other financial services, we generate revenue through commissions received from the sale of products and services. We also maintain a rewards program, which helps to increase retention as consumers earn rewards points that can be redeemed on our platform.

Enterprise and New Initiatives. We have a growing suite of enterprise offerings, including GrabAds and GrabDefence, that we are progressively making available to our driver- and merchant-partners and consumers. In addition, this segment includes other lifestyle services offered by third party service providers to consumers through the Grab app, including domestic and home services, flight bookings, hotel bookings, subscriptions and more in certain countries.

GrabAds provides online and offline advertising solutions for brands. We provide GrabAds offerings across three categories—mobile billboards, which turns our fleet of vehicles into roving billboards to generate mass offline awareness, and generates additional income for our driver-partners, in-car engagement and in-app engagement, which includes merchants-featured advertising and other digital content through our Grab superapp. GrabDefence opens our strong suite of in-house fraud detection and prevention technologies to third-party businesses. We generate revenue by directly selling these services to merchants and businesses.

For lifestyle offerings, we earn revenues from commissions charged to service providers in return for selling these services through our platform.

Superapp Ecosystem with Strong Synergies

Grab ecosystem flywheel

We believe our platform has gained strong synergies through the creation and expansion of the “Grab ecosystem flywheel.” The impact of our flywheel includes:

Encourage consumers to use the Grab platform

More offerings and partners on our platform drive greater selection, better value, more bookings and faster delivery times, all of which, along with our incentives, encourage consumers to use the Grab platform more to access our mix of offerings.

Each cohort spends more

Our ecosystem drives significant synergistic benefits. More partners on our platform drive greater selection, better value, more booking allocations, and faster delivery times, all of which encourage consumers to use the platform more, leading to increased engagement. As consumers spend more, the income opportunities for our driver- and merchant-partners grow, and that encourages more drivers and merchants to join and remain on our platform. Our financial services offerings underpin the ecosystem, facilitating seamless transactions and providing additional opportunities for creating value. The more activity there is on the platform, the more value we create for our stakeholders as our ecosystem grows.

A cohort is defined as consumers who use any of the offerings on our platform for the first time in a specific year and continue to use our platform as of 2020. Each of our cohorts has been consistently spending more with our partners on our platform each year. As consumers use the offerings on our platform more frequently, the GMV generated by each cohort has also grown consistently. New cohorts are also increasing their spending at a faster rate than older cohorts, except for cohort growth in 2020 which was adversely affected by the COVID pandemic but still showed significant improvements in cohort spending. This was despite consumer incentives decreasing across the period; for example, consumer incentives as a percentage of GMV decreased from 7% in Mobility and 16% on Deliveries in 2019, to 3% and 8% in 2020, respectively.

The chart below illustrates the growth in spending by consumer cohort indexed to year 1. For example, the 2016 cohort includes all consumers who placed their first order on our platform between January 1, 2016 and December 31, 2016 and continue to use our platform. This cohort spent approximately 3.6 times as much with our partners on the platform in 2020 as they did in 2016 across mobility, GrabFood, GrabMart, and GrabExpress, demonstrating increased consumer engagement over time. As the period covered extends beyond the introduction of Grab’s first financial services offerings, and the contribution of financial services GMV could be larger than the rest of Grab’s segments, spending on financial services was excluded in the cohort information to ensure that the cohort information presents a reasonable representation of the overall spend on mobility and deliveries segments and does not lead to an unfair representation of GMV per MTU.

GMV per Consumer by Cohort, Indexed to Year 1(1)

Notes:

(1)	Includes only mobility and deliveries (excluding non-consumer services such as GrabRentals and GrabKios)
(2)	Cohort GMV growth in 2020 despite COVID impact

Higher cross-offering usage

We provide consumers with a broad range of high frequency offerings that they need each day. As we have expanded the depth and breadth of offerings on our platform, the income opportunities for our driver- and merchant-partners have grown and our platform has become more present in consumers’ daily lives. Over time, consumers have been using more offerings available on our platform.

The chart below shows how MTUs using more than one offering were 55% of total MTUs as of June 30, 2021, increasing by more than 60% since December 2018 when they were only 33%. In the six months ended June 30, 2021, 33% of GrabFood MTUs were also mobility MTUs as a result of the impact of COVID-19 on mobility. Prior to COVID-19 in the three months ended March 31, 2020, 56% of GrabFood MTUs were also mobility MTUs, and we expect to return to this trend to continue as economies recover from the pandemic due to the increased penetration of food delivery users on our platform. The diversified offerings available on our platform also benefit many of our driver-partners, who are able to switch seamlessly between mobility and deliveries offerings, leading to increased productivity and income. For example, with respect to our driver-partner base across Indonesia, Vietnam and Thailand, approximately 66% of GrabFood two-wheel driver-partners were also mobility driver-partners in the three months ended June 30, 2021.

Monthly Transacting Users Split by Number of Offerings (%)(1)

Note:

(1)	Figures may not add up to 100% due to rounding

Retention Rates for Multi-Offering Users:

The more offerings that consumers use on our platform, the more loyal they tend to be, with a direct correlation between retention rates and the number of offerings consumed. The one-year retention rate is calculated as the number of users in June 2020 that had transactions in June 2021, divided by the number of users that had transactions in June 2020. The chart below shows how consumers (transacting users as of June 30, 2020) using one, two, three, or more than three offerings demonstrated increasing one-year retention rates of approximately 34%, 60%, 76%, and 85%, respectively. Our GrabRewards and OVO rewards loyalty programs are also important components of the consumer retention strategy, incentivizing consumers to transact on our platform.

One Year Retention Rate for all MTUs who had Transactions in the month of June 2020

Help achieve operational efficiencies

Our scale and ecosystem also spur growth and facilitate the rapid rollout of new offerings. Leveraging our existing base of driver-partners, we were able to rapidly scale our food delivery offering to become Southeast Asia’s category leader in just two years. Not only are we able to rapidly scale our offerings, but we are able to do so at lower costs.

Diverse Offerings and Resilient Business Model

Our platform is diversified and flexible. We facilitate important high-frequency everyday consumer services and cater to a wide range of price points and demographics, enabling us to remain present throughout consumers’ daily lives. Our focus on providing a broad range of key offerings contributes to the resilience of our business model. Our offerings are also deeply integrated into the lives of consumers, often on a daily basis, which drives loyalty and retention.

For example, in our mobility segment consumers in several of our markets have the ability to book an affordable two-wheel ride, a six-seater car for a family or a premium car service. Similarly, in our deliveries segment, our platform offers the widest choices of food to consumers in Southeast Asia according to Euromonitor, based on the total number of registered food delivery merchant-partners and the country coverage of registered merchant-partner pool in 2020.

Our diversified “everyday everything” app strategy provides us with the flexibility to adapt and deploy resources where consumer demand is highest. This diversification and resilience of our business enabled us to emerge, we believe, stronger from the COVID-19 pandemic.

For example, the benefits of our model were best evidenced during the COVID-19 pandemic, when demand for mobility offerings declined as regions were subject to stay-at-home and social distancing orders, but demand for deliveries rose significantly. In response, we enabled more than 237,000 driver-partners who were previously only serving the mobility segment to have the choice to serve both our mobility and deliveries segments in 2020 to respond to changes in demand. In addition, we were able to expand GrabMart from two countries to all of our eight Southeast Asian markets within three months.

Furthermore, our overall revenue has recovered to pre-COVID-19 levels because we already had the foundations in place to divert resources to, and expand, our deliveries and financial services offerings during the pandemic.

Despite the COVID-19 impact, our revenue grew by $317 million to $396 million for the six months ended June 30, 2020 compared to $78 million for the six months ended June 30, 2020.

Hyperlocal Approach to Solving Problems of Driver- and Merchant-Partners and Consumers

As a pan-regional operator, with our superapp platform, we believe we are unique in Southeast Asia. We have demonstrated our ability to succeed and compete across multiple geographies because we recognize that every country we operate in is different.

Being hyperlocal helps us adapt and grow in each market

Each country has different infrastructure, regulations, systems and consumer expectations. Recognizing this diversity is key to successful expansion in the region, and so we take a hyperlocal approach to our operations.

This starts with having dedicated, local ‘boots-on-the-ground’ execution teams led by local leaders in each country that we operate. Around 90% of our workforce is based in-market, and that includes technology teams in Indonesia, Malaysia, Singapore and Vietnam. We also invest significant time in developing and maintaining deep and long-standing local relationships across the region, and a key aspect of our approach to doing business is our collaborative approach with various stakeholders and regulators in each of our markets.

Being hyperlocal helps us meet our users’ different needs

User experience is customized to suit the needs of our driver- and merchant-partners and consumers in each individual market. We recognize that problem solving at the local level is essential to succeed rather than a ‘one-size fits all’ approach, and we tailor our offerings accordingly. For example, we have developed solutions for locally popular modes of transportation, including GrabThoneBane in Mandalay, Myanmar, GrabTukTuk in Cambodia and Thailand and GrabTrike in the Philippines. In Singapore, we combined taxis and private cars into a single fixed upfront fee supply pool under JustGrab because we realized that passengers were generally indifferent to the type of car that picked them up, so long as it was the fastest to arrive and there was upfront certainty over fares. During the fasting month of Ramadan, some Ramadan bazaars were cancelled across the region due to social distancing requirements. We worked with local governments to encourage bazaar sellers to join GrabFood and/or GrabMart to mitigate the impact of social distancing requirements on a traditionally important time of the year for generating income.

Localized superapp for each of our core markets:

Indonesia

9:41 AM
100%
Penawaran, makanan, dan destinasi
OVO IDR 100.000
3,200 Poin
Makanan
Mart
Express
Pulsa/Token
Mobil
Motor
Kesehatan
Lainnya
Terus menjelajah
GrabBike
GrabCar
Jalan aman
Rp 80rb
Buruan, ada diskon buat jalan aman
Sampai 21 Aug
Pesan belanjaan dari toko favoritmu
GrabMart
Beranda
Aktivitas
Pembayaran
Inbox
Akun

Malaysia

9:41 AM
100%
Offers, food, and places to go
RM 52.30
3,200 Points
Food
Mart
Express
Transport
Insurance
Gift Cards
Offers
More
Keep discovering
SHOP MALAYSIA ONLINE
Up to 50% OFF
Grab
Up to RM50 rebate
GrabPay
Shop Malaysia Online is back!
GrabFood
Jom shopping online
GrabFood
Home
Activity
Payment
Messages
Account

Philippines

9:41 AM
100%
Offers, food, and places to go
PHP 880.00
3,200 Points
Food
Express
Mart
Car
Pabili
Offers
Load
More
Keep discovering
FREE DELIVERY
Unli Free Delivery!
GrabMart
Your personalised report
Get FREE DELIVERY everyday on GrabMart
Until 30 Sep
See how your orders created first times
1 min read
Home
Activity
Payment
Messages
Account

Singapore

9:41 AM
100%
Offers, food, and places to go
SGD 52.30
3,200 Points
Food
Mart
Express
Transport
Insurance
Gift Cards
Offers
More
Keep discovering
Order from your favourite restaurants
GrabFood
Save more with GrabPay deals and Rewards
1 min read
Home
Activity
Payment
Messages
Account

Thailand

9:41 AM
100%
THB 2500
อาหาร
ร้านค้า
ส่งของ
เดินทาง
แพ็กเกจ
เพิ่มเติม
ค้นพบประสบการณ์ใหม่
ลดสูงสุด50%
สดจากฟาร์ม
40%
Mart
GrabFood
GrabFood

Vietnam

9:41 AM
100%
Ưu đãi, ẩm thực và địa điểm
VND 100.000
200 Điểm thưởng
Ô tô
Xe máy
Đồ ăn
Giao hàng
Cửa hàng
Nạp tiền ĐT
Hóa đơn
Xem thêm
Khám phá đây đó
Reng reng giờ vàng, ship hàng nửa giá
Xây cầu mơ ước Tiếp bước tương lai
Reng reng giờ vàng, ship hàng nửa giá
Đến 1 Dec
chung grab chung tay
5 phút đọc
Trang chủ
Hoạt động
Thanh toán
Hộp thư
Tài khoản

Leading Technology

Our technology allows us to manage dynamic, real-world interactions every day, support global payment capabilities, provide multilingual real-time community safety and user support and cater to city-specific product requirements.

Technology designed to be scalable, flexible and reliable

As our superapp serves users in more than 400 cities across Southeast Asia, our technology systems are designed to be scalable, yet flexible enough to be hyperlocal. With millions of transactions taking place on our platform every day, our technology aims to deliver a sophisticated and hyperlocal experience, while ensuring reliability. Furthermore, we are able to deliver localized user experiences that take into account languages and other local variations specific to countries and cities across Southeast Asia. For example, the Grab app includes a secure chat with automatic translation between our driver-partners and the consumer (GrabChat).

Technology that strives for security and integrity

Our superapp is powered by a unified technology and data platform, and improvements to our core technology architecture can be scaled quickly across our markets. For example, upon identifying fraud patterns on our booking flows, we can roll out pre-allocation risk algorithms, a complex set of real-time logic that uses machine learning to predict the probability of fraudulent transactions before allocating the transaction. In the six months ended June 30, 2021, this predictive AI proactively defended the approximately one billion transactions on our platform from malicious activities, and it continues to provide a layer of preventative protection.

Global tech talent pool, local solutions

Our team of engineers, data scientists, data analysts, designers and product managers are located across eight research and development centers in Bangalore, Beijing, Cluj-Napoca, Ho Chi Minh City, Jakarta, Kuala Lumpur, Seattle and Singapore. Our geographically diverse technology and engineering network allows us to combine local perspectives in places where the driver- and merchant-partners and consumers using our platform live with some of the best specialized technological talent located around the world. Our technology team not only designs, builds and optimizes our offerings for a broad spectrum of driver- and merchant-partners and consumers, but also keeps our technology platform running efficiently. They conduct hundreds of controlled experiments each month using our proprietary experimentation engine, “ExP,” to drive regular improvements to both product experience and marketplace efficiency.

Our technology priorities have been:

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Reliability and resilience. We aim to provide a platform enabling a wide range of offerings to be provided to millions of people across Southeast Asia every day, and we take this responsibility seriously. If our systems fail to function correctly, we know that this directly impacts livelihoods. We strive to build technological capabilities and infrastructure that monitor our systems, detect software, hardware, or dependency problems quickly and offer a solution to mitigate disruptions. Due to such efforts, the reliability of our technology has generally improved, despite our business’ growing scale and number of offerings.

•

Security. We aim to provide a secure platform for our wide range of offerings. We strive to incorporate security practices into our product development lifecycle, and to regularly review and update them according to what we believe to be industry best practices, as well as to regularly update our infrastructure for protection against the latest security vulnerabilities.

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Trust & safety. We build technology solutions with the aim of creating and maintaining a safe and trusted experience on our platform, including facial recognition for the driver-partners and consumers using our platform where necessary (barring local regulatory or operating restrictions), trip monitoring to detect possible safety incidents, telematics to improve driving quality, digital know-your-customer checks for our driver- and merchant-partners as required by local regulations and ongoing fraud detection and prevention. Our constant investment in this area has enabled us to progressively improve and maintain low safety and fraud incident rates on our platform.

•

Marketplace optimization. Our technology systems make a vast number of decisions in real-time to try to optimize demand and supply across a multi-sided marketplace consisting of the driver- and merchant-partners and the consumers using our platform. With machine learning, we are able to derive an estimated demand forecast in real time for up to 20 minutes ahead for certain mobility and deliveries offerings. Our marketplace design focuses on assisting our driver- and merchant-partners to maximize productivity while helping to ensure that the consumers are able to obtain rides from driver-partners as needed and receive deliveries from our merchant-partners in a timely manner. In order to achieve this, our pricing, allocation and batching engines are designed to draw from a combination of artificial intelligence and machine learning to observe historical trends, match them with real-time environmental data and usage patterns and make intelligent decisions. For example, every order request factors in a large number of different attributes including the driver-partner profile, consumer ride history, location, time of day and more to help us make the best match possible. In addition, we forecast areas that we expect will see a spike in demand and make the data available to driver- and merchant-partners to improve the overall efficiency of our marketplace.

•

Artificial intelligence. The volume and frequency of data that we process through our platform each and every day provides valuable insights on consumption patterns and consumer behavior in Southeast Asia. We bring this data together with deep artificial intelligence and machine learning capabilities to deliver intelligent, personalized experiences and help solve problems in the region such as fraud. For example, our technology enables us to provide a predictive ride recommendation, so that a ride can be booked with one tap. We use computer vision to detect, identify and flag unclear images submitted by our merchant-partners. We also use machine learning, paired with GPS data from our driver-partners, to detect potentially unmapped roads.

We have invested in building key technology infrastructure in-house in order to better serve the needs of our partners, our employees and the consumers. Today, these proprietary technologies not only provide us with a competitive advantage, but have also enabled us to become less dependent on external technology providers in certain cases. For example:

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GrabDefence is our proprietary anti-fraud detection and prevention system that learns from the millions of transactions we process daily to help us stay ahead of fraudulent activity. We have commercialized this technology to help secure the systems of certain corporate partners.

•

Our platform has served over eight billion driver-partner trips and aggregated over 44 billion kilometers of GPS trace data. More importantly, many streets in the cities we operate in are actually alleys or shortcuts that are not mapped by mapping service providers. However, our two-wheel driver-partners are able to utilize these alleys and shortcuts in many situations. We integrate data from trips through these alleys and shortcuts into our maps, using the real-time mapping data we collect from our driver-partners. With our data and the investments we have made into AI and other technologies, we have developed proprietary mapping, routing, journey time prediction and point of interest (“POI”) capabilities. This has not only helped reduce our reliance on external mapping service providers, but has also enabled us to improve user experience with more accurate travel time prediction and better routing.

•

We have developed a proprietary technology stack to power GrabAds, our in-house advertising platform. This stack includes advertisement serving, personalization and reporting capabilities that leverage Grab’s unique assets, such as geo-location, loyalty rewards and GrabPay. The combination of these tools is aimed at enabling us to deliver a competitive return on advertising spend for our advertising clients and merchant-partners while ensuring we continue to provide relevant, engaging content for consumers using our superapp.

•

GrabLink, our in-house PCI-compliant secure payment gateway, provides the ability for Grab to process card payments without third-party payment service providers. Today, GrabLink is directly connected to seven acquirers in five countries and processes more than a million payment transactions daily, saving us millions of dollars in payment processing costs every year.

Global and Talented Team with a Heart to Serve

Over the years, we have built a deep technical and business bench that thrives in a strong corporate culture. As a founders-led, mission-driven company that seeks to uplift our communities across the region, we place as much emphasis on cultural alignment with The Grab Way and our 4H principles as we do on technical or functional competency. This is reflected in our hiring and performance management practices and over time has enabled us to assemble a global and talented team that not only has a deep understanding of the local cultures and markets of Southeast Asia but also truly believes in our mission, the gravity of the societal problems we are solving and has a heart for, and the hunger to serve, our communities.

Consumers Who Use Our Platform

Our almost 25 million Monthly Transacting Users (“MTUs”) in the second quarter of 2021, come from a wide range of demographics and socio-economic backgrounds. Consumers who use our platform are highly engaged and demand high-quality services, technological functionality, and prompt responsiveness.

Why do consumers use Grab?

•

Convenient access to services through our easy-to-use superapp. Hyperlocal services are made available through a single high-quality superapp that is tailored to each market where we operate. Such offerings are available on-demand with average wait times of just over five minutes for rides and under 30 minutes for food deliveries, respectively, in the first half of 2021;

•

Greater choice and value. Our platform offers a broad range of choices to suit a variety of needs across a wide spectrum of price points. For example, in our mobility segment, lower cost motorcycle booking services are offered through GrabBike in certain markets, and premium vehicles can be booked through GrabCar Premium. In our deliveries segment, our merchant-partners range from small food stalls, popularly called hawker stalls, to Michelin Star restaurants that offer a variety of cuisines on our platform;

•

High quality, trustworthy offerings. Our driver- and merchant-partners, through our platform, provide high quality services that consumers can trust. We run a regular benchmarking exercise to measure mobility safety performance on the Grab platform against Singapore’s Land Transport Authority’s Quality of Service standards. Singapore has high safety standards for the ride-hailing industry, and we believe that this is a relevant benchmark for our business across Southeast Asia. We facilitate and strive to ensure safety of consumers accessing rides through our mobility offerings by leveraging safety features such as trip monitoring algorithms and digital know-your-customer checks as required by local regulations. For 2020, the road accident rate associated with our mobility business across Southeast Asia of 0.12 accidents per 100,000 rides was over 75% better than the Quality of Service benchmark for ride-hailing booking service providers in Singapore. We are also committed to improving food safety standards. For example, in Thailand, we partnered with the Ministry of Public Health to encourage merchant-partners to complete the government’s “Clean Food Good Taste” certification program and to conduct online training courses to educate driver-partners on food safety and hygiene. We also collaborated with the Bangkok Metropolitan Administration to implement additional safety measures such as temperature checks for driver-partners before entering restaurant premises; and

•

Seamless transactions and access to inclusive financial services. Our integrated payments capabilities facilitate seamless transactions on our platform. By and with our partners, our platform also offers consumers access to a broad range of digital financial services, including payments and rewards, insurance, lending and wealth management.

Our Driver-Partners

Our more than five million registered driver-partners as of June 30, 2021, represent a diverse range of individuals across many different ethnicities and age groups. Our driver-partners take pride in satisfying consumers by providing rides, food deliveries and package deliveries each day. Our driver-partner network is also highly inclusive. Today, over 1,100 individuals with disabilities proudly serve as driver-partners on the Grab platform.

Why do driver-partners choose Grab?

•

Ability to earn a sustainable living. According to the survey of more than 5,000 driver-partners conducted by NielsenIQ in April 2021, 46% of respondents said they were not working prior to becoming a driver-partner on the Grab platform, and 61% of respondents agreed that they were able to earn a higher average monthly income through their partnership with the Grab platform;

•

Flexibility to work when, where and how much they want. Grab empowers driver-partners to have significant flexibility over how much and when they work. Driver-partners have the potential to switch between mobility and deliveries segments to suit their preferences and maximize earnings. Driver-partners also have the option to concurrently partner with other platforms similar to ours;

•

Ability to earn an income (as a driver-partner) without having access to a vehicle. GrabRentals facilitates vehicle rental for our driver-partners at competitive rates through our rental fleet or, as relevant, third-party rental services, to allow driver-partners (with otherwise limited vehicle access) to be able to offer services through our platform;

•

Improved efficiency through technology. Driver-partners are able to manage their profile and booking or order workflows using our driver-partner superapp. We provide tools including dynamic pricing, back-to-back bookings and demand heat maps, and enable driver-partners to accept bookings along the driver-partner’s way home to make their time on our platform more efficient;

•

Comprehensive ecosystem supporting driver-partner needs. Catering to the needs of our driver-partners, we provide support for our driver-partners with fuel discounts, priority allocation, off-day perks, insurance and learning and development opportunities that vary depending on the country and time the driver-partner has spent providing services through our platform; and

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Access to inclusive financial services. Our payments infrastructure allows our driver-partners to conveniently receive payments from the consumers and keep track of their earnings and incentives. We helped many of our driver-partners with opening their first bank accounts, and we are able to offer and assist them in obtaining a range of other targeted financial services, including purchase financing and insurance.

Our Merchant-Partners

Our over two million registered merchant-partners and over two million registered GrabKios agents in Indonesia, as of June 30, 2021, range from local entrepreneurs, including small restaurants, convenience and grocery stores, to multinational franchises and lifestyle service providers, including hotels, travel agents, and home services providers.

Why do merchant-partners choose Grab?

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Increased reach. Merchant-partners are able to leverage our online presence and access a vast user base using our platform to drive increased traffic both online and offline. Across our regional marketplace, merchants on the platform have an extended reach, with most of them receiving demand from consumers as far as 7.5 kilometers or more from their physical location, something a conventional in-store model would seldom allow, especially in the congested cities of Southeast Asia;

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Greater efficiency and profitability through our technology. Our GrabMerchant platform allows our merchant-partners to build their online presence, manage advertisements and track performance in real-time. In the first half of 2021, approximately 47% of our food and grocery merchant-partners leveraged our advertising and promotion tools and offerings;

•

Access to infrastructure and innovation. We enable our merchant-partners to overcome geographic barriers and economically scale into new markets. For example, by offering kitchen operating space coupled with marketing support, GrabKitchen cloud kitchens offer merchant-partners a lower-cost and lower-risk way of expanding to new locations; and

•

Financial services infrastructure. Our payments infrastructure allows our merchant-partners to accept cashless transactions, offer “PayLater” option, and access the large consumer base using GrabRewards and GrabPay. Additionally, together with our partners we are able to offer our merchant-partners other targeted financial services, including working capital loans and insurance to help them grow and protect their businesses even better.

Our Roadmap for Sustainable Future Growth

Invest in Technology and Infrastructure

We plan to continue to invest in technology and infrastructure to enhance user experience and improve operational efficiency. For example, we plan to continue to:

•	refine our on-demand delivery algorithm and mapping capabilities to further optimize routing and reduce delivery times;

•	focus investment on AI to better predict our users’ needs in surfacing more relevant recommendations and search results;

•	use AI to increase the efficiency and automation of operational processes such as the processing of support enquiries; and

•

focus on refining the online and offline tools we provide our merchant-partners including an integrated platform which enables them to build an online store, purchase supplies, and track reporting and insights in real-time.

We will continue to recruit high quality talent, including industry-leading researchers, experienced engineers, and top graduates from world-renowned institutions.

Drive Efficiencies and Monetization Opportunities across our Partner Network

The scale of our driver- and merchant-partner base and consumers using our platform creates significant opportunities for us to drive further growth and efficiency. For example, we plan to continue to:

•	Increase engagement as well as addressable advertising opportunities by increasing the breadth and deepening the personalization of our diversified offerings.

•	Optimize our driver-partner network and maximize efficiencies as we enable more driver-partners to service multiple verticals to satisfy demand.

•	Offer more tools to assist our merchant-partners to innovate and increase their revenue and productivity.

•	Cross-sell financial services products to our driver- and merchant-partners and consumers and leverage our extensive loyalty program, GrabRewards.

Expand our Range of Products and Offerings with Focus on High Growth Areas

We are focused on expanding product offerings on our platform in the areas which we believe have the highest growth potential and which have the strongest synergies with the rest of our ecosystem. This includes:

•

Package and groceries delivery: These businesses are still relatively nascent and have much room for growth in tandem with the growth in e-commerce and the pandemic-induced shift to online grocery shopping.

•

Financial services: The opportunity for financial services in Southeast Asia is significant, with roughly six in every ten adults in the region either unbanked or underbanked according to Euromonitor, and the vast majority of commerce (by transaction volume) conducted in cash. From our foothold in payments, we have continued to broaden our offerings. In 2020, we acquired the tech start-up, Bento Invest Holding Company Pte. Ltd., rebranded as GrabInvest, which has brought retail wealth management and investment solutions to the platform users. Additionally, we were among the first group of companies recently selected for the award of the first digital full bank licenses in Singapore, along with our consortium partner, Singtel. Furthermore, Digital Banking JV, our consortium with Singtel, submitted an application to Bank Negara Malaysia for the Malaysian digital bank license together with a consortium of other Malaysian investors on June 30, 2021. We believe that the digital bank will further our goal to empower more people to gain control of their finances and achieve better economic outcomes.

•

Enterprise services We see significant potential in targeted advertising for merchant-partners so they may better realize opportunities from our extensive ecosystem and its unique features to increase their sales. Similarly, GrabDefence, our anti-fraud technology, is an area of future growth within our enterprise offering.

Furthermore, we see plenty of room for growth outside tier 1 cities that remain underpenetrated today. We will look to expand and localize our product offerings to address the needs of consumers in those cities.

Pursue Targeted Investments, Acquisitions, and Strategic Partnerships

To complement our organic growth strategy, we expect to continue to selectively pursue investments and acquisitions that we believe will enhance user experience, as well as solidify and extend our category leadership position. We have also successfully pursued a strategy of making strategic alliances with suitable partners, and we expect to continue to do so in the future. We intend to focus on investments, acquisitions and alliances that we believe will attract new consumers to our platform and broaden our offerings.

Our Response to COVID-19

The COVID-19 outbreak has been a human tragedy at an unprecedented global scale, affecting the lives and livelihood of millions, especially participants in the informal economy and small businesses. We saw this as our call to action, and launched over 100 initiatives in the months following the outbreak to support our driver- and merchant-partners, frontline workers, and communities impacted by COVID-19. As cities shut down, we stepped up our efforts to help deliver essential services, providing consumers on our platform with access to food, groceries, and other daily necessities as they sheltered at home. We adapted our platform and pivoted our business to sustain driver-partner income through food and grocery deliveries. We increased our focus on helping small and traditional businesses digitalize and leverage our online reach and delivery network, so that they could continue to grow as the region experienced an accelerated shift from offline to online channels. Millions of our driver- and merchant-partners were able to sustain their livelihoods during this difficult period, and we were even able to extend income generating opportunities to many who had lost their jobs.

Our response to COVID-19 went through three phases of evolution. Our immediate response was to seek to take care of the constituents of our ecosystem, then we subsequently broadened our efforts to work to support governments and communities, and, as measures were implemented to mitigate the impact of COVID-19, we have continued to reinvent the way we approach problems in order to support longer term recovery through inclusive growth. We recognize there is more work to do and we remain committed to continue supporting our partners and communities.

Ensuring economic continuity, safety and wellbeing of our ecosystem constituents

Our Driver-Partners. Our driver-partners have encountered challenges as their earnings have been impacted by the COVID-19 pandemic since it started in 2020, and we remain determined to continue helping them with their livelihoods in this time of need. We realized during the pandemic that the sharp increase in demand for deliveries represented an opportunity. In 2020, we enabled more than 237,000 driver-partners who were previously only serving the mobility segment to have the choice to serve both our mobility and deliveries segments, enabling them to continue earning an income.

We launched GrabProtect, a suite of safety and hygiene measures for our mobility segment, to help protect our driver-partners and passengers, and foster the establishment of higher standards for the entire industry and help restore consumer confidence in travel. We also donated 576,000 kilograms of rice to our driver-partners to support them and their families, provided subsidies in the form of rental rebates and loan repayment holidays to ease the burden on our driver-partners, and where possible, provided free COVID-19 tests to our driver-partners and healthcare workers.

Since February 28, 2021, in collaboration with Good Doctor, we have set up Grab drive-through vaccination services in 54 cities across Indonesia to support the Ministry of Health’s national vaccination efforts. To date, over 140,000 members of the public, including over 110,000 of our driver-partners, have received their vaccinations at these drive-through vaccination centers. In the Philippines, we similarly set up and funded administration of vaccines to over 9,000 of our driver-partners with support of vaccines under the national vaccine program.

Our Merchant-Partners. The impact of COVID-19 on offline commerce underscored the importance of online sales. In Malaysia and Indonesia, when Ramadan bazaars were cancelled due to social distancing measures, we worked to bring bazaar sellers online as they relied upon the Ramadan season for a disproportionately high share of their annual incomes. In Singapore, we brought 40% of government-managed open-air food courts, popularly called hawker centers, onto our restaurant network. Our deliveries platform enabled restaurants to survive even as in-store foot traffic declined or even disappeared. We accelerated our merchant-partner onboarding processes so that new merchant-partners could become listed on our platform in half the time. This enabled almost 600,000 small businesses, including wet market sellers and small food stall hawkers to sign up as new GrabFood and GrabMart merchant-partners in 2020. In 2020, our small merchant-partners, which are non-chain, non-quick service restaurants across our GrabFood and GrabMart offerings, saw the average order values from Grab grow 31% year on year. We also helped merchant-partners in Malaysia, Singapore, and Thailand who were facing significant cash flow challenges by temporarily reducing or suspending our commissions.

Since the onset of COVID-19, we have also helped merchant-partners adjust their business models using our different offerings to replace and even improve upon lost business. For example, Sweet Sundae Ice Cream, an ice cream supplier for hotels and restaurants in Yogyakarta, Indonesia, saw its business plummet by 80% when the pandemic hit. Its owner, Andromeda, quickly pivoted from a B2B to a B2C business, by signing up as a GrabFood merchant-partner. Within two months of becoming a GrabFood merchant-partner, his monthly sales volume increased by 85%. He was able to retain his 25 staff members. We are proud to have helped Andromeda and many other merchants who found themselves in similar situations.

Our Community. We looked for areas in which we could alleviate the immense challenges faced by our community. As economic activity became affected by the pandemic, we created income opportunities for over 370,000 people who signed up to become our driver-partners in 2020. When we saw an inadequate supply of grocery delivery services, for which demand increased during COVID-19, we rolled out GrabMart to facilitate grocery delivery services in five new countries in less than three months.

We also saw examples of stronger community engagement, and are proud to have been able to facilitate acts of kindness through our platform. Our driver-partners received on average over two times more tips per month in 2020 than the year prior, and more than 470,000 meals for our driver-partners have been purchased by consumers through the “Meal For Your Driver” in-app feature. In 2020, Grab employees donated over $300,000 worth of employee allowance, which we matched dollar for dollar, to contribute to our partner and community initiatives during this trying time.

Supporting our governments to solve the challenges of COVID-19

We have engaged with certain governments in Southeast Asia to seek to combat COVID-19 and help mitigate its effects. At the onset of the pandemic, we built a dashboard in one day to support contact-tracing efforts in all of our markets. We distributed aid packages, ranging from financial assistance to daily necessities, to certain underprivileged segments of the population.

In August 2021, we contributed 1,000 10 ml oxygen concentrators via Temasek Foundation and 1,000 40 liter 6 ml oxygen cylinder tanks via Benih Baik Foundation to the Indonesian Ministry of Health to be used in hospitals across Indonesia to address a spike in COVID-19 cases.

In Singapore, when we noticed that healthcare workers were facing difficulties getting rides to work and home, we developed a dedicated transport booking service for healthcare workers, GrabCare, in under 72 hours. More than 110,000 GrabCare rides were completed in 2020 in Singapore and the Philippines. In Indonesia, we worked with the Ministry of Agriculture to deliver fresh produce to businesses and consumers. In Malaysia, we were the only non-government-linked company e-wallet used by the Government of Malaysia to distribute financial assistance to eligible citizens. In Indonesia, our e-wallet OVO had a significant category share in government COVID-19 related subsidies (called the “Prakerja program”) channeled through it. In the Philippines, we partnered with the government to use our delivery network to simplify the supply chain for produce and meats. In Thailand, we worked with the Ministry of Agriculture and Cooperatives to help fruit merchants from three provinces market their surplus produce on GrabMart. We also worked with governments to improve food safety and hygiene standards, partnering with the Ministry of Public Health in Thailand to encourage merchant-partners to complete the government’s “Clean Food Good Taste” certification program, and to conduct online training courses to educate driver-partners on food safety and hygiene. We collaborated with the Bangkok Metropolitan Administration to implement additional safety measures such as temperature checks for driver-partners before entering restaurant premises.

Supporting longer term economic recovery through inclusive growth

In April 2021, Grab announced the launch of the GrabForGood Fund, an endowment fund that aims to introduce programs with long-term social and environmental impact in Southeast Asia, encompassing areas such as education, financial support for underserved communities and environmental issues. The total initial fund size is approximately $275 million (which is to be funded in both cash and GHL shares), based on share value expectations at the time of the fund’s establishment.

As a starting point for driving Southeast Asia’s recovery, we are committed to supporting government vaccination efforts across the region. Grab has allocated up to $20 million in cash from the GrabForGood Fund to subsidize the cost of COVID-19 vaccines and help with vaccine administration for eligible driver- and merchant-partners who are not covered by a national vaccination program. We are optimistic that this program, conducted in close collaboration with governments, means we can do our part to help Southeast Asia shift into recovery mode.

We believe that Southeast Asia’s long-term growth should be built upon inclusive growth. Bringing traditionally offline businesses online is a first step in empowerment, and we seek to foster the opportunities for such businesses to become competent in an increasingly digitized world. We launched our Small Business Booster Program, which, depending on the country, includes different tools and initiatives to help offline businesses digitalize, and help our merchant-partners increase their visibility online and improve business operations. A beneficiary is Mr. Koay, who operates a noodles food stall in Malaysia and brought his business online by becoming a GrabFood merchant-partner. Not only has he been able to keep his business afloat during the pandemic, he has doubled his income by accessing and receiving training on digital tools such as sales analytics and campaign management that we provide on our platform. We are committed to help provide traditional and small businesses, such as Mr. Koay’s noodles food stall, with the tools and training to thrive in the rapidly growing digital economy.

We also launched upskilling programs for our driver-and merchant-partners through our training platform, GrabAcademy, allowing them to better connect to the digital economy. For our merchant-partners, our initiatives include training and assistance in setting up digital stores and growing their businesses. For our driver-partners, we have launched partnerships with Microsoft and higher education institutions to raise their digital proficiency and create a pathway for them to pursue careers in technology. Mr. Ramdan, a former Singapore-based Grab driver-partner, is now working full-time as a Service Assurance Engineer in Grab after completing a train-and-place program in software development initiated by Grab and our partners. As of December 2020, more than 250,000 driver-partners across Indonesia, Singapore, Malaysia, the Philippines and Vietnam had participated in the Microsoft Digital Literacy program, receiving more than 550,000 certifications for courses completed. We plan to expand this initiative to additional countries as well.

Competition

We have a technology platform providing a broad range of everyday local offerings in a seamless superapp offered at a regional scale, localized for each country where we operate. The segments and markets in which we operate are intensely competitive and characterized by shifting user preferences, fragmentation and frequent introductions of new offerings. We face competition in each of our segments and markets from single market and regional competitors and single segment and multiple segment players. We compete to attract, engage and retain consumers, driver-partners and merchant-partners and enable access to consumers based primarily on the following criteria:

•

Consumers. We compete to enable driver- and merchant-partners to be able to attract, engage and retain consumers based on, among other things, convenience, reliability and value of offerings on our platform. We believe we are positioned favorably based on safety, value and breadth, depth and quality of offerings on our platform. The integration of offerings on our superapp platform provides consumers with one-stop access to everyday needs, differentiating us from many of our competitors.

•

Driver-Partners. We compete based on, among others, our ability to provide flexible income opportunities, attractive earning potential and the quality of our driver-partner community and work experience. We believe that we are positioned favorably, driven by the scale and breadth of our support for driver-partners, including technology-driven tools and services that enable them to increase their productivity and earnings. We also focus on supporting our driver-partners by providing them training and education initiatives that may be helpful with their career objectives.

•

Merchant-Partners. We compete based on, among others, our ability to generate consumer demand and the quality and value of our demand fulfilment and support services. We believe we are positioned favorably based on the scale of the consumer base on our platform and demand fulfillment capabilities as well as our broad array of merchant tools and services that enable merchant-partners to launch and scale their businesses.

In Indonesia, Gojek is one of our key competitors with deliveries, mobility and financial services offerings, and in other markets, we also compete with other meal and delivery offerings providers such as Foodpanda.

Generally, consumers accessing our platform have alternatives, including personal vehicle ownership, other transportation options, offline dining and alternative grocery choices. With respect to financial services, services on our platform primarily compete with, or consumers have alternative choices including, usage of cash and/or credit card and debit cards, banks with payment processing offerings, other offline payment options and other electronic payment system operators and smaller and pure play digital service providers. To a lesser extent, we compete with NYSE-listed Sea Limited in the context of certain digital financial services in some of our markets. However, we also collaborate with Sea Limited to facilitate delivery services for its e-commerce business in some of its markets.

For additional information about the risks to our business related to competition, see the section titled “Risk Factors—Risks Relating to Grab’s Business— Grab faces intense competition across the segments and markets it serves.”

Intellectual Property

Our brand value and technology, including our intellectual property, are some of our core assets. We protect our proprietary rights through a combination of intellectual property, contractual rights, and internal controls and procedures. These procedures include registered intellectual property, such as patents and patent applications, registered designs, registered trademarks, and registered copyright, and unregistered intellectual property, including unregistered trademarks, unregistered copyrights, and trade secrets. We also protect our proprietary rights through license agreements, confidentiality and non-disclosure agreements with third parties, employees and contractors, employee and contractor disclosure and invention assignment agreements, and other similar contractual rights, as well as administrative, physical, and technical controls to protect our confidential information and trade secrets.

As of September 30, 2021, we had 638 registered trademarks and 383 pending trademark applications across the various markets we operate in, and we had registered 818 domain names.

As of September 30, 2021, we had 18 granted patents, 313 pending patent applications and 56 filed and/or registered designs throughout our markets of operation and research and development locations. Many of the patents and pending patent applications relate to our core technology such as customer matching, booking intelligence, location intelligence, platform optimization, safety and tracking services. Our software is also protected by copyright and trade secrets/confidential information laws. However, we cannot guarantee that any of our patent applications will result in the issuance of a patent or whether such patent applications will issue with the same or similar claim scope as currently present. For example, we may narrow the claim scope of a patent application during the examination process. In addition, patents may be contested, circumvented, found unenforceable or invalid, and we may not be able to detect third party infringement or our intellectual property or prevent third parties from infringing them.

We generally control access to and use of our proprietary technology and other confidential information with internal and external policies, processes and controls, including network security and contractual protections with employees, contractors and other third parties. To preserve our brand value, we also have brand enforcement programs in place and conduct regular reviews to monitor any infringement by third parties of our intellectual property rights.

Despite our various efforts to protect our proprietary rights, unauthorized parties may still copy or otherwise obtain and use our technology. In addition, as we face increasing competition and as our business grows, we could face allegations that we have infringed the trademarks, copyrights, patents, trade secrets or other intellectual property rights of third parties, including of our competitors, strategic partners, investors and other entities with whom we may share information or receive information from, and as a result may be subject to legal proceedings and claims from time to time relating to the intellectual property of others.

Insurance

We maintain insurance coverage that we believe is relevant for our businesses and operations. Our insurance includes local property insurance in various countries, which also covers business interruptions and public liabilities, errors and omissions, commercial motor insurance covering our vehicle fleets, employee insurance covering varying combinations of outpatient and inpatient medical, term life, work injury and personal accidents, intellectual property infringement liability insurance, special risk insurance covering 56 types of perils including cyber and information risks, and directors’ and officers’ liability insurance, among other coverage. In addition to this special risk insurance, we have also procured cyber liability insurance covering primarily data and system recovery, cyber extortion, privacy and network security, media, technological professional liability and business interruption arising therefrom. We also have general commercial third-party liability insurance for GrabFood, personal accident insurance and prolonged medical leave insurance coverage for our driver-partners in Singapore, as well as rider’s liability insurance in certain countries, including Singapore. We cannot guarantee, however, that we will not incur any losses or be the subject of any claims that exceed the scope of the relevant insurance coverage. We reassess our insurance structure at each renewal, taking into account both insurance market conditions and the expansion and development of our business.

Facilities

Our corporate headquarters is located in Marina One, Singapore, and is leased until October 2021. Our new headquarters building with 42,310 square meters will be located at One-North business park in Singapore and is expected to be completed and be ready for use by the fourth quarter of 2021. We expect to start moving into the premises from the fourth quarter of 2021 onwards. Our lease agreement for the new headquarters has a term that expires in July 2032. The new headquarters will be home to the largest of our eight research and development centers and can house up to 3,000 employees. As of June 30, 2021, we leased office facilities around the world totaling over 80,000 square meters, and we also have local offices in each of our markets outside of Singapore, including Indonesia, Malaysia, Thailand, Vietnam, the Philippines, Cambodia and Myanmar. We believe our facilities are adequate and suitable for our current needs and that should it be needed, suitable additional or alternative space will be available to accommodate our operations.

Culture and Employees

Our employees are critical to our success and have scaled in line with the growth of the business. As such, we focus on cultivating a values-driven corporate culture anchored around the principles “4 Hs” being heart, hunger, honor and humility, which serve to guide our employees towards our mission to drive Southeast Asia forward by creating economic empowerment for everyone. Each of the “4 Hs” is demonstrated daily through a set of behaviors that define The Grab Way:

•

Heart: To serve Grab’s communities, we aim to take a long-term view to understanding and balancing the needs of our driver- and merchant-partners and the consumers on our platform and gain strength through teamwork as one organization rather than focusing on individual functions or business lines.

•	Hunger: We value dedication, drive and adaptability in responding to our challenges in creative ways and encourage our people to learn from mistakes, seek feedback and provide help to others.

•	Honor: Integrity is a key enabler of our mission for all our stakeholders, and we strive to build successful marketplaces grounded in trust.

•	Humility: We recognize that there is always room for growth and seek to learn from consumers, partners, communities and employees.

We firmly believe that The Grab Way fosters a collaborative, innovative and respectful work environment that makes Grab one of the best places to work in Southeast Asia. The following table indicates the distribution of our full-time employees by function as of September 30, 2021:

Function	Number of Employees
General and administrative	1,037
Sales and marketing	793
Operations and support	3,845
Research and development	2,699

Total	8,374

In addition, as of September 30, 2021, we had 241 fixed-term contract employees and 6,763 temporary agency workers. Our employee relations are strong, and we consistently gather ground-up employee feedback through engagement surveys. None of our employees are represented by a labor union.

Legal Proceedings

We are from time to time involved in private actions, collective actions, class actions, investigations and various other legal proceedings by consumers, driver- and merchant-partners, restaurants, employees, commercial partners, competitors and government agencies, among others, relating to, for example, personal injury or property damage cases, employment or labor-related disputes such as wrongful termination of employment, consumer complaints, disputes with driver- and merchant-partners, contractual disputes with suppliers or commercial partners, disputes with third parties and regulatory inquiries and proceedings relating to compliance with competition, privacy or other applicable regulations. We may also initiate various legal proceedings such as against former employees, suppliers or merchant-partners to enforce our rights. There are inherent uncertainties in these matters, some of which are beyond our management’s control, making the ultimate outcomes difficult to predict.

Information is provided below regarding the nature and status of certain legal proceedings against Grab. Other than as set forth below, we are not a party to, nor are we aware of, any legal proceeding, investigation or claim which, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or results of operations.

Government Proceedings

We have been, and are currently, involved in actions brought by government authorities and third parties, alleging violations of competition laws, consumer protection laws, data protection laws and other laws. We dispute any allegations of wrongdoing and intend to continue to defend ourselves vigorously in these matters. For example, on October 3, 2019, the Malaysia Competition Commission, or MyCC, served a proposed decision against Grabcar Sdn. Bhd., MyTeksi Sdn. Bhd. and Grab Inc. for allegedly abusing Grab’s dominant position by restricting driver-partners from promoting competitors’ products and providing advertising services to third-party enterprises. MyCC imposed a proposed financial penalty of RM86.8 million (approximately $20.9 million), along with the directive for MyTeksi Sdn. Bhd. and Grabcar Sdn. Bhd. to remove the restrictive clause permanently from the relevant terms and code of conduct and to notify all driver-partners of such removal for a period of 12 weeks. The matter is pending the issuance of a final decision by the MyCC. Grabcar Sdn. Bhd., MyTeksi Sdn. Bhd. and Grab Inc.’s initial application to the High Court for a judicial review of MyCC’s proposed decision was dismissed and they have since been granted leave by the Court of Appeal to have the judicial review application against MyCC’s proposed decision heard in the High Court. MyCC has filed an application to seek leave to appeal the decision of the Court of Appeal.

Personal Injury Matters

In the ordinary course of our business, various parties have from time to time claimed, and may claim in the future, that we are liable for damages related to accidents or other incidents involving driver-partners or passengers using or who have used services offered through our platform, as well as from third parties. For example, on August 10, 2020, a passenger who was injured in an accident while using GrabBike, filed a claim in the Thai Civil Court against Grabtaxi Holdings Pte Ltd, Grabtaxi (Thailand) Co., Ltd and the driver-partner for approximately THB53 million (approximately $1.7 million) in damages. Although the case is still pending and ongoing, our management is of the view that the claim amount is exaggerated and the plaintiff is unlikely to be able to substantiate the amount of the claim.

Independent Contractor Matters

In the ordinary course of our business, various driver-partners have challenged, and may challenge in the future, their classification on our platform as independent contractors, seeking monetary, injunctive, or other relief although we have generally been able to defend such actions. We are currently involved in one such action filed by an individual driver-partner seeking damages for wrongful termination. On January 3, 2020 a former driver-partner filed a claim against MyTeksi Sdn Bhd in the Kuala Lumpur Industrial Relations Department alleging unfair dismissal from the Grab platform. The Minister of Human Resources declined to refer the driver-partner’s claim to the Industrial Relations Court based on his sole discretion, and the former driver-partner’s subsequent application to the Kuala Lumpur High Court for judicial review of the Minister’s decision was also dismissed. The former driver-partner filed an appeal to the Court of Appeal and the appeal is pending. Grab believes that the appeal is unlikely to succeed given that the Self-Employed Social Security Act 2017 recognizes that driver-partners are self-employed and the recent amendment to the aforesaid Act reinforces this point by adding and recognizing delivery partners as independent contractors. However, if the appeal is successful and the former driver-partner is allowed to bring the claim in the Industrial Relations Court, the classification of driver-partners as independent contractors in Malaysia would be challenged. In addition, we are also regularly subject to claims, lawsuits, arbitration proceedings, administrative actions, government investigations and other legal and regulatory proceedings seeking to hold us liable for the actions of independent contractors on our platform.

Other Actions

We are currently also involved in the following actions:

•

On December 4, 2020, the Malaysian Association of Taxi, Rental Car, Limousine and Airport Taxi, or GTSM, filed a claim against Grabcar Sdn. Bhd. in the Kuala Lumpur High Court claiming that Grabcar Sdn. Bhd. illegally provided online transportation services prior to obtaining the relevant government approval, thereby creating unfair competition and denying its 10,000 members from their livelihood. The claim amount is approximately $24 million. Grabcar Sdn. Bhd. filed an application to strike out the action that was heard in the High Court on June 3, 2021 and was decided in favor of Grabcar Sdn. Bhd. on July 14, 2021. On August 11, 2021, GTSM filed a notice of appeal against the decision of the High Court. The Court of Appeal has set a case management hearing for November 11, 2021.

•

In late 2018, a taxi driver filed a claim against a Thai regulator alleging that the Thai regulator omitted and neglected to perform its duties by allowing Grabtaxi (Thailand) Co., Ltd. to operate GrabCar. Grabtaxi Thailand is a co-defendant in this case. The case is still pending. Grab believes the potential impact in the case of any adverse outcome from this case should be limited to a financial fine that may be imposed by the regulator, subject to statute of limitation and the actual number of arrested partner-drivers prior to June 23, 2021.

•

In December 2018, Grab was assessed approximately PHP 1.4 billion (approximately $28.7 million) in the Philippines for an alleged deficiency in local business taxes. We are contesting this assessment and the case remains under review by the regional trial court.

•

On September 21, 2021, Grab Greco LLP was served with a claim in the Bangalore City Civil Court in India by a former employee and a company from which Grab Greco LLP had acquired intellectual property assets in 2018. The plaintiffs allege that Grab’s wallet platform breaches the plaintiffs’ intellectual property rights. The relief sought from the Bangalore City Civil Court includes an injunction to restrain Grab from using the claimants’ purported copyright and patents and an account of profits. Grab believes the case has no merit and is contesting it on the basis that, among other things, Grab completed the purchase of the relevant intellectual property in 2018. The case is still pending.

Corporate History

Grab was first incorporated in July 2011 as MyTeksi Sdn. Bhd., a Malaysian private limited company, and launched its mobility business in June 2012 in Malaysia with its taxi-hailing booking service MyTeksi.

In June 2013, GrabTaxi Holdings Pte. Ltd., a Singapore private limited company, was incorporated as the ultimate corporate parent of Grab’s subsidiaries, consolidated affiliated entities and other holdings (together, the “Group”). In April 2015, Grab conducted a holding company reorganization and incorporated Grab Inc., a Cayman Islands limited liability company, as the ultimate corporate parent of the Group. In 2016, the Group rebranded from MyTeksi/GrabTaxi to Grab. In March 2018, Grab Inc. completed another holding company reorganization in which Grab Holdings Inc., or GHI, became the ultimate corporate parent of the Group.

The diagram below illustrates the key milestones on our journey, including geographic expansion and the launch of new offerings:

Significant milestones in our corporate history include:

2013 - 2017

•	Commenced operations in Singapore, the Philippines Thailand, Indonesia, Vietnam, Cambodia and Myanmar

2018

•	Completed the acquisition of Uber’s business in Southeast Asia through an all-share deal following which Uber became a major strategic shareholder in Grab

2019

•	Launched GrabForGood, Grab’s social impact program

2021

•	Announced GrabForGood Fund

Below are significant operational milestones in the development of Grab, by segment:

Mobility

2012

•	Launched GrabTaxi (previously called MyTeksi), a taxi booking and dispatch service

2014

•	Launched GrabCar, expanding from taxi to economy and premium ride-hailing booking services

•	Launched GrabBike

2015

•	Launched GrabHitch

2016

•	Launched GrabShare, a commercial carpooling booking service

Deliveries

2015

•	Launched GrabExpress

2017

•	Acquired Kudo, an Indonesian agent network company, later rebranded to GrabKios

2018

•	Launched GrabFood

2019

•	Launched GrabKitchen

•	Launched GrabMart

2020

•	Launched GrabMerchant

Financial Services

2017

•	Launched GrabPay

•	Launched GrabRewards

2018

•	Invested in OVO, a digital payments platform in Indonesia

•	Launched GrabFinance, lending and receivables factoring for driver- and merchant-partners, MSMEs and consumers

2019

•

Launched GrabInsure, a joint venture with a subsidiary of ZhongAn Online P&C Insurance Co., Ltd. for sales, marketing and distribution of insurance for consumers and driver-partners, including health, ride and delivery and travel insurance

•	GrabPay Malaysia entered into a joint venture with Maybank, pursuant to which Maybank acquired a 30% interest in GPay Network (M) Sdn Bhd

2020

•	Entered into strategic alliance with MUFG to create affordable financial services

•	Acquired Bento Invest Holding Company Pte. Ltd., now known as GrabInvest (S) Pte. Ltd., a robo-advisory start-up offering retail wealth management solutions

•	Launched AutoInvest, a micro-investment solution

•	Launched PayLater on selected e-commerce sites

•	Launched payment processing and merchant acquiring services

•	Selected for a digital full bank license in Singapore by the Monetary Authority of Singapore, in partnership with Singtel

•	Raised Series A financing for GFG

2021

•	Signed the joint venture agreement for Digital Banking JV with Singtel

•	Digital Banking JV granted in-principle approval by the MAS for a digital full bank license

•	Increased stake in OVO

Enterprise and New Initiatives

2018

•	Launched GrabAds, our advertising business

2019

•	Launched GrabDefence, a fraud detection and prevention solution

•	Launched GrabHealth – powered by Good Doctor Technology (GDT), a telemedicine offering in partnership with Ping An Good Doctor

Corporate Structure

Grab is a limited liability company incorporated in the Cayman Islands that is a holding company and does not have substantive operations. Grab conducts its businesses through subsidiaries and consolidated affiliated entities of Grab Holdings Inc. and their respective subsidiaries and may also own minority interests in certain businesses. The laws and regulations in certain markets in which Grab operates, including Thailand, Vietnam, the Philippines and Indonesia place restrictions on foreign investment in and ownership of entities engaged in a number of business activities. As a result, in Thailand and with respect to certain businesses in Indonesia, the Philippines and Vietnam, Grab conducts its business through consolidated affiliated entities in which in addition to its ownership of equity interests, some of which may be minority interests, Grab has certain rights pursuant to contractual arrangements with other shareholders of the relevant entities that allow Grab to consolidate the results of such entities under IFRS.

In addition to directly or indirectly holding equity interests in such consolidated affiliated entities, Grab has entered into certain contractual arrangements, which provide Grab with control over the relevant entities, which consist of the following:

•

In Thailand, Grab exercises control over relevant Thai operating entities as a result of a dual-class share and two-tiered corporate structure. Grab owns ordinary shares in the top level holding company, Thai Entity 2, that gives it control of Thai Entity 2 based on shareholder meeting quorum and voting requirements. Grab’s Thai local partner, Mr. Vee Charununsiri (“Thai local partner”), holds preference shares in Thai Entity 2 which preference shares have limited rights to dividends and distributions. Such arrangements are reflected in the Articles of Association of Thai Entity 2. In addition to the Articles of Association which provide Grab with its control over Thai Entity 2, pursuant to a Call Option Agreement between Grab and our Thai local partner, Grab also has the right to acquire the Thai local partner’s shares in Thai Entity 2 upon certain events occurring.

•

In Indonesia, powers of attorney granted by (i) PT Ekanusa Yadhikarya Indah and PT Ekanusa Yudhakarya Indah (both of which are controlled by Grab’s Indonesian local partner, Mr. Leo Mahamit) with respect to PT Solusi Pengiriman Indonesia and (ii) Grab’s Indonesian local partner, Mr. Stephanus Ardianto, with respect to PT Teknologi Pengangkutan Indonesia provide Grab control over relevant Indonesian operating entities. PT Ekanusa Yadhikarya Indah, PT Ekanusa Yudhakarya Indah and Mr. Stephanus Ardianto agree thereunder to hold their shares in trust for the benefit of Grab and to exercise their voting rights as instructed by Grab. With respect to BCP, pursuant to a shareholders agreement entered into with PT Ide Teknologi Indonesia (which is controlled by Grab’s Indonesian local partners, Mr. Agung Nugroho and Mr. Albert Lucius), PT Cakra Finansindo Investama (which is controlled by Grab’s Indonesian local partner, Mr. Arsjad Rasjid) and PT Abhimata Anugrah Abadi (which is controlled by Grab’s Indonesian local partner, Mr. Alvin Sariaatmadja), Grab has certain contractual rights, which include rights to (a) control the appointment of the Chief Executive Officer, and the Chief Financial Officer (including the right to nominate any such officers as directors or as president director), (b) approve the budget and business plan of BCP and its subsidiaries; and (c) approve future funding of BCP and its subsidiaries, whether through debt, equity or otherwise. In each case, in addition to the aforementioned contractual rights, Grab also has a call option that provides it the right to require the aforementioned local partners to transfer their shares in the aforementioned entities to another party and the local partners’ shares in such entities are also pledged, which means the local partners can transfer their shares only upon receiving Grab’s consent.

•

In Vietnam, Grab exercises control over relevant Vietnam operating entities based on voting thresholds set forth in the Vietnam holding company’s (GTVN) charter, pursuant to which resolutions are passed by way of written resolutions agreed by members holding at least 75% of the company’s share capital or votes at a physical meeting where members holding at least 75% of the company’s share capital vote in favor of the resolution. Since Grab holds 49% of the share capital of the Vietnam holding company, Grab’s affirmative vote is required for passage of any resolution of the Vietnam holding company. In addition, pursuant to a Members’ Agreement entered into by Grab with its Vietnamese local partner,

Ms. Ly Thuy Bich Huyen (“Vietnamese local partner”), to the extent permitted by local law, certain reserved matters, including important matters that relate to businesses and operations of Grab Vietnam are subject to Grab’s consent. In addition to the aforementioned charter and Members’ Agreement which provide Grab with control over its Vietnam operating entities, Grab also has a call option that provides it with the right to acquire the Vietnamese local partner’s shares in the Vietnam holding company, and this right is secured by a security arrangement over the Vietnamese local partner’s shares. The Vietnamese local partner’s shares in the Vietnam holding company are also pledged, which prevents the Vietnamese local partner from disposing of its shares without Grab’s consent.

•

In the Philippines, Grab exercises control over relevant Philippine operating entities pursuant to an Investment Agreement between Grab and its Philippine local partner, Mr. Jesse Stefan H. Maxwell, relating to Grab PH Holdings Inc. that gives Grab (A) the right to (i) appoint directors in proportion to its shareholding interest, (ii) exercise veto rights with respect to certain reserved matters that fundamentally affect the business of the company and (iii) receive the economic benefits and absorb losses of the Philippine entities in proportion to the amount and value of Grab’s investment, and (B) an exclusive call option to purchase all or part of the equity interests in certain circumstances. In addition, the above-mentioned control-related rights under the Investment Agreement have been included in the agreed form of Amended Articles of Incorporation and By-Laws of Grab PH Holdings Inc., which are currently pending approval from the Philippines Securities and Exchange Commission. If the Amended Articles of Incorporation and By-Laws are approved by the Philippines Securities and Exchange Commission, the relevant terms of the Investment Agreement will be memorialized in the Amended Articles of Incorporation and By-Laws and become public records that are binding not only on Grab PH Holdings Inc. and the shareholders but also on third-parties in relation to the matters covered thereby. A breach of the Investment Agreement (including in respect of the above-mentioned control rights) would give rise to Grab’s right to bring a claim for breach of contract thereunder. Additionally, any action that contravenes the Amended Articles of Incorporation and By-Laws would be invalid and unenforceable and thereby be incrementally beneficial to the party seeking to enforce its terms. There can be no assurance that such approval will be obtained in a timely manner or at all, and pending such approval Grab will continue to rely solely on its contractual rights in the Investment Agreement. While Grab believes the approval of the Philippines Securities and Exchange Commission to the Amended Articles of Incorporation will strengthen its ability to control Grab PH Holdings Inc. going forward, Grab does not believe the failure to obtain such approval will materially adversely affect its ability to continue to control Grab PH Holdings Inc and consolidate Grab PH Holdings Inc. under IFRS as currently in effect, given that the Investment Agreement provides sufficient control rights to Grab, and that the Investment Agreement also provides that in the event of a conflict between the organizational documents of Grab PH Holdings Inc. (such as the Amended Articles of Incorporation and By-Laws) and the Investment Agreement, the Investment Agreement will prevail and the shareholders of Grab PH Holdings Inc. agree to do all such acts and things and sign and execute all such documents and instruments as may be necessary, desirable or expedient to make the necessary changes in the organizational documents of Grab PH Holdings Inc. (such as the Amended Articles of Incorporation and By-Laws) to remove such inconsistency or otherwise give effect to the Investment Agreement.

Such arrangements involve risks that are greater than those involved in holding a direct equity interest, including, among others, risks related to regulatory actions or disputes with the aforementioned local partners, which could, among other things, adversely impact Grab’s operations in the relevant jurisdictions and Grab’s consolidation of the financial conditions and results of operations of such entities in Grab’s consolidated financial statements, cause Grab to incur substantial costs in protecting its rights or result in Grab’s inability to enforce its rights. For a discussion of the foregoing restrictions and certain risks related thereto, see “Regulatory Environment” and “Risk Factors—Risks Relating to Grab’s Corporate Structure and Doing Business in Southeast Asia—In certain jurisdictions, Grab is subject to restrictions on foreign ownership.”

The following summary diagram illustrates Grab’s principal corporate structure as of the date of this proxy statement/prospectus (with reference to the country and date of formation):

___            Grab’s equity ownership.

- - -            Grab’s contractual rights. See footnotes below for information on Grab’s contractual rights.

(1)

Indonesia: In addition to Grab’s ownership of 79.6% of the shares, which, due to a dual-class structure, represent a 30.2% voting interest, of PT Bumi Cakrawala Perkasa (“BCP”) through which Grab owns OVO and conducts its financial services businesses in Indonesia, Grab has contractual rights to (a) control the appointment of the Chief Executive Officer, and the Chief Financial Officer (including the right to nominate any such officers as directors or as president director), (b) approve the budget and business plan of BCP and its subsidiaries; (c) approve future funding of BCP and its subsidiaries, whether through debt, equity or otherwise, and (d) certain economic rights with respect to the remaining shareholding of BCP. Grab conducts its point to point courier delivery business through PT Solusi Pengiriman Indonesia (“SPI”), in which a 94.12% owned subsidiary of Grab owns 49%, and Grab conducts its car rental (with driver-partners) business through PT Teknologi Pengangkutan Indonesia (“TPI”), in which a wholly-owned subsidiary of Grab owns 49%. Grab has entered into contractual arrangements with a third-party Indonesian shareholder (in the case of SPI) and a senior executive of Grab (in the case of TPI), each of which holds 51% of the shares of SPI and TPI, respectively, as a result of which Grab is able to control SPI and TPI and consolidate their financial results in Grab’s consolidated financial statements in accordance with IFRS. The non-controlling interests of minority shareholders in BCP are accounted for in Grab’s consolidated financial statements. See “Risk Factors—Risks Relating to Grab’s Corporate Structure and Doing Business in Southeast Asia—In certain jurisdictions, Grab is subject to restrictions on foreign ownership—Indonesia.”

(2)

Vietnam: In addition to Grab’s ownership of 49% of the shares of Grab Company Limited through which Grab conducts its deliveries and mobility businesses in Vietnam, Grab has entered into contractual arrangements with the holder of the balance of the shares of Grab Company Limited, who is a Vietnamese national and senior executive of Grab, as a result of which Grab is able to control Grab Company Limited and consolidate its financial results in Grab’s consolidated financial statements in accordance with IFRS. See “Risk Factors—Risks Relating to Grab’s Corporate Structure and Doing Business in Southeast Asia—In certain jurisdictions, Grab is subject to restrictions on foreign ownership—Vietnam.”

(3)

Thailand: Grab’s deliveries, mobility and financial services businesses are each conducted through a Thai operating entity (including, in the case of mobility, Grabtaxi (Thailand) Co., Ltd) established using a tiered shareholding structure, so that each Thai entity (including Grabtaxi Holdings (Thailand) Co., Ltd) is more than 50% owned by a Thai person or entity. This tiered shareholding structure, together with certain rights attendant to the classes of shares Grab holds and as otherwise set forth in the organizational documents of the relevant entities within Grab’s shareholding structure in Thailand, enables Grab to control these Thai operating entities and consolidate their financial results in Grab’s consolidated financial statements in accordance with IFRS. The non-controlling interests of relevant Thai shareholders are accounted for in Grab’s consolidated financial statements. See “Risk Factors—Risks Relating to Grab’s Corporate Structure and Doing Business in Southeast Asia—In certain jurisdictions, Grab is subject to restrictions on foreign ownership—Thailand.”

(4)

Philippines: Grab’s four wheel-mobility and delivery businesses are each conducted through a Philippine operating entity (including, in the case of its four wheel-mobility business, MyTaxi.PH, Inc.), the shares of which are 40% owned by Grab, with the balance owned by a Philippine holding company. The shares of the Philippine holding company are owned 40% by Grab, with the balance 60% of the shares held by a Philippine national who is a director of certain of our Philippine operating entities, including MyTaxi.PH, Inc. Through contractual rights with the Philippine shareholder together with certain other rights, Grab is able to consolidate their financial results in Grab’s consolidated financial statements in accordance with IFRS. The non-controlling interest of the Philippine shareholder is accounted for in Grab’s consolidated financial statements. See “Risk Factors—Risks Relating to Grab’s Corporate Structure and Doing Business in Southeast Asia under—In certain jurisdictions, Grab is subject to restrictions on foreign ownership—Philippines.”

REGULATORY ENVIRONMENT

Except as disclosed in this proxy statement/prospectus, Grab believes it is in material compliance with the referenced regulations and there is not currently a known material risk of noncompliance.

Payment Card Industry Data Security Standard

In addition to the country-specific laws and regulations below, Grab is subject to the Payment Card Industry Data Security Standard (“PCI DSS”) with respect to the acceptance of payment cards in the various jurisdictions in which it operates. PCI DSS sets forth security standards relating to the processing of cardholder data and the systems that process such data.

Indonesia

Regulations on Foreign Investment and Foreign Ownership Restrictions

Foreign investment in Indonesia, including Grab’s investments, is primarily governed under Law No. 25 of 2007 regarding Investment, issued on April 26, 2007 (“Law No. 25/2007”) as amended by Law No. 11 of 2020 regarding Job Creation, dated November 2, 2020 (the “Omnibus Law,” and together with Law No. 25/2007, the “Investment Law”). The Investment Law provides that all business sectors or business lines in Indonesia are open to foreign investment, except those which are expressly closed to or restricted from foreign investment, or those business sectors or business lines that can only be carried out by the central government. The Investment Law also stipulates that foreign direct investment in Indonesia must be in the form of a limited liability company, established by virtue of the laws of and domiciled in the Republic of Indonesia.

The Indonesian government from time to time provides a list of business activities that are either open to foreign investment, subject to certain conditions or closed to foreign investment, which is known as the “Investment List.” The current Investment List is set forth in Presidential Regulation (“PR”) No. 10 of 2021 regarding Investment Business Activities, dated February 2, 2021 as amended by PR No. 49 of 2021 dated May 24, 2021 (“PR 10/2021 as amended”). Foreign investors wishing to invest in Indonesia must structure their investment in accordance with the restrictions or requirements applicable to their intended business activities under PR 10/2021 as amended. They must also determine whether the foreign investment company can be wholly or partially owned by foreign shareholders before setting up the company.

Regulations Related to Business Activities of the Indonesian Subsidiaries

Special Rental Transportation

Minister of Transportation’s (“MOT”) Regulation No. PM 118 of 2018 regarding Special Rental Transportation, dated December 18, 2018, as amended by MOT Regulation No. PM 17 of 2019, dated March 18, 2019 (“MOT Reg. 118/2018 as amended”), defines special rental transportation as door-to-door transportation service with a driver, having an operational area within an urban area, from and to airports, seaports, or other transportation points, in which the booking is made through a technology-based application, with the tariffs disclosed in the application. To engage in the special rental transportation business, which includes both mobility and deliveries services, a company must obtain a special rental transportation organization license. Accordingly, PT Teknologi Pengangkutan Indonesia’s four-wheel rental business is subject to MOT Reg. 118/2018 as amended.

MOT Reg. 118/2018 as amended provides that the minimum and maximum tariffs per kilometer are to be determined by the MOT or governor, depending on the relevant operational area.

Directorate General of Land Transportation Regulation No. SK.3244/AJ.801/DJPD/2017 regarding Upper Limit Tariff and Lower Limit Tariff for Special Rental Transportation, dated June 30, 2017 (“DGLT Reg. 3244/2017”) sets forth the minimum and maximum tariffs as follows:

Region	Minimum Tariff	Maximum Tariff
Sumatra, Java, Bali	IDR3,500/km	IDR6,000/km
Kalimantan, Nusa Tenggara, Sulawesi, Maluku, Papua	IDR3,700/km	IDR6,500/km

The tariffs set forth above may be evaluated periodically, at least every six months.

DGLT Reg. 3244/2017 requires special rental transportation providers to determine the applicable tariffs for their services. They may be required to report the same to the governor or the head of the Transportation Management Agency of each region where the provider is domiciled or conducts its business activities. Failure to comply with the above tariff requirements could subject the offender to administrative sanctions including, but not limited to, written warnings and administrative fines. The written warnings will likely put the offending special rental transportation service company in a reputational risk since, although the warnings will be directly given to the company, there is no guarantee that the regulator will not share the existence of sanctions to stakeholders or the public. Failure to comply with order in written warnings within 60 days will also result in the obligation of the company to pay administrative fines that will be determined by the regulator in the range of IDR 1,000,000 to IDR 5,000,000.

Special rental transportation services must comply with the minimum service standards set out in MOT Reg. 118/2018 as amended. These minimum standards cover security, safety, accessibility, equality, and orderliness. With regard to minimum safety standards, MOT Reg. 118/2018 as amended requires that vehicles used to deliver special rental transportation services be no more than five years old. This is to ensure the safety and comfort of passengers. Failure to comply with this requirement could subject the offending special rental transportation services company to administrative sanctions in the form of written warnings, temporary suspension of license (between three to twelve months), and restriction of business expansion (between six to twelve months). The written warnings will likely put the offending special rental transportation service company in a reputational risk since, although the warnings will be directly given to the company, there is no guarantee that the regulator will not share the existence of sanctions to stakeholders or the public. In addition, if a company fails to comply with an order to restrict their business expansion, the regulator is empowered to revoke their business license.

A special rental transportation services company must be in the form of a legal entity (i.e. state-owned enterprise, regional-owned enterprise, limited liability company or cooperative). Special rental transportation business activities can also be carried out by micro and small enterprises, subject to the applicable laws and regulations including Law No. 20 of 2008 regarding Micro, Small, and Medium Enterprise (“Law No. 20/2008”) as amended by Omnibus Law. On the other hand, a technology-based application company is required to enter into cooperation with such special rental transportation companies, to enable those special rental transportation companies in providing the relevant door-to-door special transportation service to passengers via online application.

Payment Systems

Payment systems, including OVO’s, are generally regulated under two umbrella regulations, namely Bank Indonesia Regulation No. 22/23/PBI/2020 of 2020 regarding Payment Systems, dated December 30, 2020 (“BI Reg. 22/2020”) and Bank Indonesia Regulation No. 23/6/PBI/2021 on Payment Services Provider (“BI Reg 23/2021”), which will come into effect on July 1, 2021. BI Reg. 22/2020 defines a payment system as a system that encompasses a set of regulations, institutions, mechanisms, infrastructure, source of funds for payment, and access to the source of funds for payment, which are used to carry out fund transfers to fulfill obligations arising from an economic activity. Under BI Reg. 22/2020, there are two types of payment system service providers:

(i) a payment service provider (Penyedia Jasa Pembayaran (“PJP”)), which is a bank or non-bank entity that provides services to facilitate payment transactions for users, and (ii) a payment system infrastructure administrator (Penyelenggara Infrastruktur Sistem Pembayaran (“PIP”)), which is a party that provides infrastructure that can be used to conduct fund transfers for the benefit of its members. Bank Indonesia has the authority to issue the license for a PJP and the declaration for a PIP. The PJP license and PIP declaration are non-transferrable.

BI Reg. 22/2020 and BI Reg. 23/2021 imposes a maximum foreign share ownership of 85% (up to the ultimate shareholder level) in a non-banking PJP, subject to the fulfilment of additional foreign control requirements. These additional requirements include: (i) minimum 51% of shares with voting rights being held by a domestic party; (ii) the power to nominate the majority of the board of directors and/or board of commissioners, if any, being held by a domestic party; and (iii) the power to veto a decision or approval made in a general meeting of shareholders that significantly impacts the company, if any, being held by a domestic party. In case of non-compliance with the foregoing restriction, Bank Indonesia may impose administrative sanctions such as warnings, temporary suspension or suspension of a part of or the entire business activity (including any cooperation) and revocation of the payment system license.

Information Technology-Based Lending Services (“P2P Lending”)

P2P Lending, which OVO engages in through PT Indonusa Bara Sejahtera, is regulated under OJK Regulation No. 77/POJK.01/2016 of 2016 regarding Information Technology-Based Lending Services, dated December 28, 2016, as amended by OJK Regulation No. 4/POJK.05/2021 of 2021 dated March 9, 2021 (“OJK Reg. 77/2016 as amended”). Foreign ownership in a P2P Lending company is limited to 85% (either directly or indirectly). Before beginning its business activities, a P2P Lending company must register with the OJK and then submit an application for a license to the OJK. The minimum paid-up capital of a P2P Lending company is IDR2.5 billion (approximately $172,000) at the time the application for a P2P license is submitted.

OJK Reg. 77/2016 as amended imposes a maximum lending limit (the “Lending Threshold”) of IDR2 billion (approximately $137,500) for the amount a P2P Lending company can lend to a borrower. The OJK has the authority to review the Lending Threshold from time to time.

OJK Reg. 77/2016 as amended requires a P2P Lending company to place its data center and disaster recovery center in Indonesia. P2P Lending companies must comply with the minimum standards for technology, technology risk management, technology security, system disturbance and failure resistance, and technology management transfer.

Failure to comply with any provision under OJK Reg. 77/2016 as amended could subject the offending party to administrative sanctions in the form of written warnings, fines, limitations on business activities, and revocation of license.

Data Privacy

Minister of Communication and Informatics’s (“MOCI”) Regulation No. 20 of 2016 regarding Personal Data Protection in Electronic Systems, dated November 7, 2016 (“MOCI Reg. 20/2016”), imposes certain requirements on electronic system providers to ensure the proper processing of personal data. As PT Grab Teknologi Indonesia and PT Kudo Teknologi Indonesia collects personal data of customers, partners and other third parties, these entities are also subject to MOCI Reg. 20/2016. These obligations include obtaining proper prior consent from the data subject before personal data is collected, processed, shared, accessed, disclosed, transferred or erased. In case of non-compliance with the foregoing obligations, MOCI may impose administrative sanctions, i.e., verbal warning, written warning, temporary suspension of business activities and/or announcement of noncompliance in the MOCI’s online website.

Under Government Regulation No. 71 of 2019 regarding the Organization of Electronic Systems and Transactions, dated October 10, 2019 (“GR 71/2019”), electronic system providers are required to notify the personal data owner of any breach involving such owner’s personal data. Failure to comply with the notification obligation under GR 71/2019 may subject the relevant electronic system provider to administrative sanctions in the form of written warnings, fines, temporary suspension of parts of or the entire components or services of an Electronic System, termination of access (such as access blocking, account closure, and/or content removal), and/or removal from the list of registered electronic system providers.

Regulations on Postal Services

Postal services such as Grab’s point-to-point delivery services offering done though PT Solusi Pengiriman Indonesia are generally regulated under Law No. 38 of 2009 regarding Post, dated October 14, 2009, as amended by the Omnibus Law (“Law No. 38/2009 as amended”). Postal service is defined under Law No. 38/2009 as amended as a written communication and/or electronic letter, package, logistics, financial transaction, and postal agency service for public purposes. Postal services are carried out by a provider that can be in the form of a state-owned enterprise, regional-owned enterprise, private enterprise or cooperative.

Universal and commercial postal business activities are subject to foreign ownership restrictions. Under Law No. 38/2009 as amended, and Investment Law (as implemented further under (i) PR 10/2021 as amended and (ii) Indonesia Investment Coordinating Board (Badan Koordinasi Penanaman Modal or “BKPM”) Regulation Number 5 of 2021), foreign ownership in a company that engages in domestic postal business activity is limited to a maximum 49%. In case of non-compliance with the foregoing restriction, BKPM or the relevant authority (e.g. provincial investment agency, municipal investment agency) can impose tiered administrative sanctions, i.e. first-and-final written warning or temporary suspensions of business activities. If no remedy or follow up action is undertaken by the non-compliant entity upon receiving such warning or suspension, BKPM or relevant authority is empowered to revoke the applicable license.

Regulations on Competition

Business competition and monopolistic practices in Indonesia are generally regulated under Law No. 5 of 1999 regarding Prohibition of Monopolistic Practices and Unfair Competition, dated March 5, 1999, as amended by the Omnibus Law (the “Competition Law as amended”). Pursuant to the Competition Law as amended, business actors in Indonesia are prohibited from, among other things, (i) entering into anti-competitive agreements or engaging in conduct that results in oligopoly and/or oligopsony, price-fixing and resale price maintenance, market allocations, boycotts, vertical integration or closed agreements; (ii) engaging in actions such as monopoly, monopsony or market control; and (iii) abusing dominant positions. There are two types of standard of proof recognized under the Competition Law, depending on the provision thereof, namely the “rule of reason” and “illegal per se.” The “rule of reason” requires the assessment of the anti-competitive effects of the business activity, while “illegal per se” provides that a violation exists insofar as all elements provided under the Competition Law are met.

The Business Competition Supervisory Commission (Komisi Pengawas Persaingan Usaha (“KPPU”)) has the authority to supervise the implementation of the Competition Law. The KPPU is an independent institution that reports to the President of the Republic of Indonesia. Further, transactions that meet certain thresholds set forth in the Competition Law and KPPU regulations must be reported post factum to the KPPU within 30 business days of the date the transaction is legally effective. The KPPU has the authority to substantively review whether the transaction is in violation of the Competition Law, which may then be subjected to certain structural and/or behavioral remedies.

Pursuant to the Competition Law, and as further elaborated by Government Regulation No. 44 of 2021 regarding Implementation of Prohibition of Monopolistic Practices and Unfair Competition, dated February 2, 2021, non-compliance with the Competition Law could subject the offending party to administrative sanctions imposed by the KPPU. These administrative sanctions are annulment of the relevant agreement, order of cessation of the prohibited action, unwinding of the relevant transaction, payment of compensation, and administrative fine. The administrative fine is a minimum of IDR1 billion (approximately $69,000) and a maximum of (i) 50% of the net profit received by the perpetrator in the relevant market during the period in which the non-compliance persists, (ii) 10% of the total sales in the relevant market during the period in which the non-compliance persists or (iii) IDR25 billion (approximately $1.7 million), which applies only for failure to report a notifiable transaction to the KPPU in a timely manner.

Regulations on the Distribution of Insurance Products

Marketing channels for insurance products are generally regulated under OJK Regulation No. 23/POJK.05/2015 of 2015 regarding Insurance Products and Marketing of Insurance Products, dated November 26, 2016 (“OJK Reg. 23/2015”), and Grab’s GrabInsurance services under PT Jasa Teknologi Gshield, are subject to OJK Reg. 23/2015. OJK Reg. 23/2015 is an implementing regulation for Law No. 40 of 2014 regarding Insurance, dated October 17, 2014. OJK Reg. 23/2015 regulates that insurance companies can market their insurance products only through: (i) direct marketing; (ii) duly registered and certified insurance agents (self-employed or employees of a business entity, acting on behalf of the insurance company and qualified to represent such insurance company in marketing insurance products) and companies that employ insurance agents; (iii) bancassurance (cooperation between an insurance company and a bank for the purpose of marketing insurance products through the bank); and/or (iv) a non-bank business entity.

The marketing of insurance products through the available marketing channels must be documented in a cooperation agreement. Insurance companies must also obtain prior OJK approval before marketing insurance products through certain marketing channels. Under OJK Circular Letter No. 19/SEOJK.05/2020 regarding Marketing Channels for Insurance Products, dated October 2, 2020 (“CL No. 19”), prior OJK approval is required for the following marketing channels: (i) bancassurance, (ii) sales force of branchless banking agents (agen bank penyelenggara laku pandai) and (iii) a cooperation with a non-bank business entity that utilizes the business entity’s electronic system. Failure to obtain OJK approval prior to the marketing of insurance products could lead to the imposition of administrative sanctions on the insurance company (though not the marketing channel entity), including written warnings, fines and the revocation of its business license.

The marketing of insurance products can be conducted by using an electronic system, be it a website and/or online application system. CL No. 19 requires any insurance company, as well as insurance agent, bank, and non-bank entity acting as an insurance marketing channel, using an electronic system to market its insurance products to (i) have an electronic system provider certificate (Tanda Daftar Penyelenggara Elektronik (“TDPSE”)), a license issued by the MOCI; (ii) own and have implemented a technology risk management policy, standards, and procedures; and (iii) satisfy all requirements set out by the OJK and other authorized government agencies in connection with electronic system administration. OJK may instruct insurance companies to stop all distribution activities and/or cooperation with other parties with respect to the marketing of insurance products in the event that the relevant marketing activities are not in line with the rules set by the OJK.

Singapore

Regulations on Ride-hailing

The Point-to-Point Passenger Transport Industry Act 2019 (Act 20 of 2019) (the “PPPTIA”) is the principal piece of legislation that covers the ride-hailing booking services provided by Grab in Singapore including GrabCar, GrabTaxi and GrabHitch. Licensees are required to, among other things, comply with the conditions set out in their licenses, and to comply with any directions, codes of practice and/or emergency directives issued by the Land Transport Authority. Grab has obtained the relevant licenses under the PPPTIA to provide its ride-hailing booking services in Singapore.

In addition, ride-hail licensees under the PPPTIA are required to ensure that the ride-hail fares associated with their services are consistent with the pricing policies put in place by the Public Transport Council.

Under the conditions of the licenses granted to Grab under the PPPTIA, Grab is also required to ensure that its driver-partners are compliant with certain legislative requirements relating to motor vehicle insurance and public service vehicle licensing.

The penalties for non-compliance with the conditions of the licenses granted under the PPPTIA include revocation or suspension of the licenses and/or the imposition of financial penalties up to the amount of 10% of the licensee’s annual turnover or S$100,000 per instance of non-compliance.

The penalties for non-compliance with the pricing policies put in place by the Public Transport Council include the imposition of fines up to the amount of S$100,000 and/or imprisonment for a term of up to 6 months.

Regulations on GrabFood / GrabMart / GrabExpress

There are no laws in Singapore which specifically govern the provision of package delivery services in Singapore. That said, certain rules under the Road Traffic Act, Chapter 276 of Singapore (the “RTA”) and its subsidiary legislation prohibit chauffeured private hire car drivers and taxi drivers from providing any courier pick-up and delivery service using their chauffeured private hire car or taxi, without the prior approval of the Registrar of Vehicles appointed under the RTA. Such requirements may apply to the driver-partners who provide package delivery services under GrabExpress, and/or delivery services under GrabFood/GrabMart. Grab has, on behalf of its driver-partners and subject to certain terms and conditions, obtained approval from the Registrar of Vehicles in respect of the provision of courier pick-up and delivery services by such driver-partners.

The penalties for non-compliance with the terms and conditions of the aforesaid approval include revocation of the approval.

Regulations on Competition Laws

The Singapore Competition Act, Chapter 50B of Singapore (the “Competition Act”) prohibits anti-competitive practices. Specific prohibited activities include agreements that prevent, restrict or distort competition, abuse of dominance and mergers that substantially lessen competition, whether these take place within or outside of Singapore, so long as they have an impact on a market in Singapore. The Competition and Consumer Commission of Singapore (the “CCCS”) is responsible for administering and enforcing the Competition Act, which covers all industries and sectors unless specifically exempted or excluded. Infringements of the Competition Act can result in financial penalties of up to 10 per cent. of the turnover of the business in Singapore for each year of infringement, up to a maximum of three years. The CCCS also has powers to impose directions requiring infringing undertakings to stop or modify the activity or conduct, or in the case of anti-competitive mergers, to remedy, mitigate or eliminate the adverse effects arising from the merger.

Regulations on Safety and Health of Grab’s Employees and Contractors

The Workplace Safety and Health Act, Chapter 354A of Singapore (the “WSHA”) is the principal legislation governing the safety, health and welfare of persons at work in workplaces. Among other things, the WSHA imposes a duty on every employer and every principal (which would include Grab) to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of its employees, and any contractor, any direct or indirect subcontractor, and any employee employed by such contractor or subcontractor, when at work.

The general penalties for non-compliance with the WSHA include the imposition of fines up to the amount of S$500,000 in the case of a body corporate. Further or other penalties may apply in the case of repeat offences or specific offences under the WSHA or its subsidiary legislation.

Regulations on Financial Services

Payment Services

The MAS regulates the provision of payment services in Singapore under the Payment Services Act (Act 2 of 2019) which came into force on January 28, 2020 (the “PS Act”). Unless excluded or exempt, an entity must obtain the relevant license to provide regulated payment services under the PS Act, which include account issuance service, e-money issuance service, domestic money transfer service, cross-border money transfer service, merchant acquisition service, digital payment token service, and money-changing service.

Under the PS Act, licensees may generally be subject to obligations relating to general approval requirements for changes of control, appointment and removal of CEOs and directors, general notification and record-keeping requirements, audit requirements, base capital requirements, anti-money laundering requirements (see below), the requirement to furnish security (for a major payment institution), the requirement to safeguard customer monies (for a major payment institution), and other applicable requirements. Licensees are expected to implement certain systems, processes and controls in line with MAS’ Guidelines on Risk Management Practices applicable to financial institutions in Singapore. Non-compliance with the above could potentially result in penalties under the PS Act including loss of or restriction on the license, civil damages claims, and criminal penalties for the respective company and/or its officers up to and including fines of SGD250,000 with potential for additional amounts for ongoing non-compliance, for the duration of the non-compliance, and (in the case of officers) imprisonment for a term not exceeding three years, for each offense.

Fund Management Activities

MAS regulates the activities and institutions in the securities and derivatives industry, including leveraged foreign exchange trading, of financial benchmarks and of clearing facilities under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Among other things, the SFA regulates the carrying on of the business of fund management. An entity must (unless exempt) obtain a capital markets services license to undertake the same.

Under the SFA, capital markets services licensees may generally be subject to obligations relating to general approval requirements for changes of control, appointment and removal of CEOs and directors, general notification and record-keeping requirements, audit requirements, risk-based capital requirements, anti-money laundering requirements (see below), and other applicable requirements. A fund management company must also comply with applicable regulations issued under the SFA. For example, the Securities and Futures (Financial Margin Requirements) Regulations set out base capital and financial resources requirements, limitations on aggregate indebtedness, financial and margin requirements, and provisions on the lodgment of documents.

In addition to providing guidance on the abovementioned regulatory requirements, the Guidelines on Licensing, Registration and Conduct of Business for Fund Management Companies SFA 04-G05 also set out specific expectations of MAS relating to the conduct of business of fund management companies, including staffing and competency requirements, compliance arrangements (which must be commensurate with the nature, scale and complexity of the business), requirements relating to custody, valuation, audit and reporting, conflicts of interest mitigation, and disclosure and submission of periodic returns. Non-compliance with the above could potentially result in penalties under the SFA including loss of or restriction on the license, civil damages claims, and criminal penalties for the respective company and/or its officers up to and including fines of SGD250,000 with potential for additional amounts for ongoing non-compliance, for the duration of the non-compliance, and (in the case of officers) imprisonment for a term not exceeding three years, for each offense.

Insurance Agents

MAS regulates the insurance business in Singapore, insurers, insurance intermediaries and related institutions under the Insurance Act, Chapter 142 of Singapore (the “IA”). A person that arranges contracts of insurance on behalf of insurers is likely to be construed as an insurance agent, and if so construed, must register with the General Insurance Association of Singapore (GIA)’s Agents’ Registration Board through the principal insurers that they wish to represent, unless exempt. Among other things, an insurance agent must operate under a written agreement, comply with certain pre-contract disclosures, act only for insurers entitled to carry on business in Singapore, and abide by other conduct of business requirements under Part IIB of the IA, and other relevant regulations and industry best practices. There are also minimum competency requirements that apply to insurance agents imposed on direct general insurers by way of Notices issued by MAS (such as MAS Notice 211 Minimum and Best Practice Training and Competency Standards for Direct General Insurers). Non-compliance with the above could potentially result in penalties under the IA including loss of or restriction on the license, civil damages claims, and criminal penalties for the respective company and/or its officers up to and including fines of SGD250,000 with potential for additional amounts for ongoing non-compliance, for the duration of the non-compliance, and (in the case of officers) imprisonment for a term not exceeding three years, for each offense.

Digital Banking

On June 28, 2019, MAS announced that it would issue up to two digital full bank (“DFB”) licenses and three digital wholesale bank (“DWB”) licenses, pursuant to applications submitted by December 31, 2019. A DFB will be allowed to take deposits from and provide banking services to retail and non-retail customer segments, while a DWB will be allowed to take deposits from and provide banking services to SMEs and other non-retail customer segments. These new digital banks are in addition to any digital banks that Singapore licensed banks may have already established under MAS’ existing internet banking framework.

All successful applicants must first receive an In-Principle-Approval (“IPA”) letter from MAS and will then have up to 12 months to comply with the conditions under the IPA, before being awarded the license and can commence business. DFBs will commence operations as a restricted DFB before becoming a full functioning DFB. Such DFBs, like other banks in Singapore, will be subject to the Banking Act, Chapter 19 of Singapore (the “Banking Act”), and all applicable regulations, notices, guidelines and other regulatory instruments issued thereunder. In particular, certain key provisions applicable to a DFB by virtue of the application of the Banking Act relate to change of control approval requirements, minimum capital requirements, risk-based capital and liquidity requirements (see MAS Notice 637 Risk Based Capital Adequacy Requirements for Banks Incorporated in Singapore and MAS Notice 649 Minimum Liquid Assets and Liquidity Coverage Ratio), audited accounts, minimum asset requirements, prohibited businesses, transfer of business, banking privacy and MAS’ powers. DFBs will also be required to be a member of the Deposit Insurance Scheme.

The minimum paid-up capital requirements, deposit cap requirements, risk-based capital and liquidity rules, and scope of permissible activities are expected to progressively increase as the licensee progresses from a restricted DFB to a full functioning DFB. MAS generally expects a DFB to be fully functioning within three to five years from commencement of business.

Non-compliance with the above could potentially result in penalties under the Banking Act including loss of or restriction on the license, civil damages claims, and criminal penalties for the respective company and/or its officers up to and including fines of SGD250,000 with potential for additional amounts for ongoing non-compliance, for the duration of the non-compliance, and (in the case of officers) imprisonment for a term not exceeding three years, for each offense.

Regulations on Moneylending Business

The Ministry of Law regulates the carrying on of the business of moneylending, the designation and control of a credit bureau, the collection, use and disclosure of borrower information and data under the Moneylenders Act, Chapter 188 of Singapore (the “MLA”). Unless a person is an excluded moneylender or exempt moneylender, a person carrying on the business of moneylending in Singapore would require a license. Since 2012, there has been a moratorium implemented on the issuance of new licenses.

The MLA (and accompanying regulatory instruments) sets out certain duties, conduct of business and other requirements that are applicable to licensed and exempt moneylenders under the MLA. Exempt moneylenders may be subject to conditions to comply with relevant requirements as if they were a licensee – for example, to comply with the Moneylenders (Prevention of Money Laundering and Financing of Terrorism) Rules 2009, which, among other things, sets out requirements relating to internal policies, procedures and controls, risk assessment, customer due diligence, suspicious transaction reporting, record keeping, audit and compliance.

Regulations on Anti-money Laundering and Countering the Financing of Terrorism (“AML/CFT”)

Regulated financial institutions must comply with all applicable AML/CFT obligations, including the relevant AML/CFT Notices and Guidelines issued by MAS. Among other things, the AML/CFT Notices require financial institutions to put in place robust controls to detect and deter the flow of illicit funds through Singapore’s financial system, identify and know their customers (including beneficial owners), conduct regular account reviews, and to monitor and report any suspicious transaction.

The primary AML/CFT legislation in Singapore that are of general application are the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act, Chapter 84A of Singapore (the “CDSA”) and Terrorism (Suppression of Financing) Act, Chapter 325 of Singapore (the “TSOFA”). The CDSA provides for the confiscation of benefits derived from, and to combat, corruption, drug dealing and other serious crimes. Generally, the CDSA criminalizes the concealment or transfer of the benefits of criminal conduct as well as the knowing assistance of the concealment, transfer or retention of such benefits. The TSOFA criminalizes terrorism financing and prohibits any person in Singapore from dealing with or providing services to a terrorist entity, including those designated pursuant to the TSOFA. The CDSA and the TSOFA also require suspicious transaction reports to be lodged with the Suspicious Transaction Reporting Office. If any person fails to lodge the requisite reports under the CDSA and the TSOFA, it may be subject to criminal liability. In addition, financial institutions, non-financial institutions and individuals in Singapore are required to comply with financial sanction requirements in relation to individuals and entities designated by the United Nations.

Regulations on Data Protection

Personal Data Protection Act 2012 (Act 26 of 2012) (the “PDPA”)

The PDPA generally requires organizations to provide notification and obtain consents prior to collection, use or disclosure of personal data (being data, whether true or not, about an individual who can be identified from that data or other accessible information), and to provide individuals with the right to access and correct their own personal data. Organizations have mandatory obligations to assess data breaches they suffer, and to notify the PDPC and where applicable, the relevant individuals where the data breach is (or is likely to be) of a significant scale or resulting in (or is likely to result in) significant harm to individuals. Other obligations include accountability, protection, retention, and requirements around the overseas transfers of personal data.

In addition, Do-Not-Call (“DNC”) requirements require organizations to check “Do-Not-Call” registries prior to sending marketing messages addressed to Singapore telephone numbers, through voice calls, fax or text messages, unless clear and unambiguous consent to such marketing was obtained from the individual.

The PDPC may impose sanctions in connection with the improper collection, use and disclosure of personal data and certain failures to comply with the PDPA, including the DNC requirements. Organizations who contravene provisions of the PDPA may be liable for a financial penalty of up to $1 million or (in 2022, when amendments to the PDPA are expected to come into force) 10% of the organization’s annual local turnover (whichever is higher) and / or imprisonment.

Thailand

Regulations on foreign business in Thailand

Foreign participation in business activities in Thailand is primarily regulated under the Foreign Business Act, B.E. 2542 (1999) (the “FBA”). The FBA limits the rights of foreigners to engage in certain business activities in Thailand. Operating prohibited or restricted businesses in violation of the FBA may subject the violator to criminal charges and penalties.

The FBA defines “aliens” or “foreigners” as natural persons or juristic entities (such as companies, registered partnerships) who do not possess Thai nationality. The definition extends to companies registered in Thailand, in which 50 percent or more of the share capital belongs to foreign individuals or foreign juristic entities. The FBA also prohibits arrangements where a Thai national holds shares in a company as a nominee of a foreigner to circumvent the FBA.

The FBA and its schedules list the categories of controlled business activities, including activities for which foreigners are barred and activities in which foreigners can participate subject to certain limitations and with permission from relevant authorities. A wide range of services (unless explicitly exempted by other applicable laws and regulations), including platform services and e-payment services, are restricted under the FBA. Therefore, foreign parties are not allowed to perform such services in Thailand without first obtaining a relevant foreign business license. The grant of a foreign business license is generally at the sole discretion of the Foreign Business Committee, and based on its current policy, the possibility that a foreign business license will be granted for a service business is generally limited.

Failure to comply with the aforementioned requirement could expose the offender and its responsible director to imprisonment not exceeding three years, or a fine of THB 100,000 to 1,000,000, or both. Additionally, the court is empowered to order the cessation of the business operation. Failure to comply with the court order could expose the offender and its responsible director to a daily fine at the rate of THB 10,000 to THB 50,000 throughout the period of the violation.

Currently, Grab’s Thai subsidiaries are considered Thai companies under the FBA, and therefore not subject to the foreign ownership restrictions under the FBA.

Regulations on e-commerce

In Thailand, any business operator conducting the sale and purchase of goods or services by electronic means via the Internet, including Grab’s mobility and deliveries offerings, is required to obtain a commercial certificate under the Commercial Registration Act, B.E. 2499 (1956), as amended, from the Department of Business Development, Ministry of Commerce. Grab has obtained a commercial certificate in respect of its mobility and delivery businesses carried out by its Thai deliveries and mobility business subsidiaries. Due to the expansion of businesses, Grab must submit an application for the amendment of its commercial certificate to reflect any and all current businesses operated through the Grab platform. Grab is preparing the required documents in order to submit the application and tentatively expects to complete the registration by December 31, 2021, however the application and approval process may be delayed due to the impact of the COVID-19 pandemic in Thailand.

A business operator offering goods or services in Thailand by communicating information about the goods or services directly to consumers, at a distance (i.e. through the Grab platform), with the anticipation that the consumer will respond and purchase those goods or services, can be regarded as an operator of a direct marketing business under the Direct Sales and Direct Marketing Act, B.E. 2545 (2002), as amended. Direct marketing business operators must obtain Direct Marketing Certificate from the Office of the Consumer Protection Board before commencing business.

Failure to register as a direct marketing business operator prior to commencement of a direct marketing business could expose the offender and its responsible director to a fine of up to THB 100,000, imprisonment not exceeding one year, or both. Additionally, the offender and its director could be subject to a daily fine of up to THB 10,000 for a persistent offense.

Regulations on ride-hailing (GrabCar only)

The Vehicle Act, B.E. 2522 (1979) as amended (the “Thai Vehicle Act”), regulates the registration and use of vehicles in Thailand, and therefore applies to Grab’s mobility offerings such as GrabCar, JustGrab and Grab Drive Your Car. The Thai Vehicle Act prescribes certain requirements concerning vehicles, such as with respect to registration, signage, annual taxation and vehicle use. The Thai Vehicle Act prohibits use of any vehicle other than in line with its purpose of use as registered with the Department of Land Transport. Such purposes of use include as a private vehicle, public vehicle or specific purpose specified by sub-regulation. The implementing legislation under the Thai Vehicle Act (the primary law governing ride-hailing became effective on June 23, 2021 with the implementing legislation (except for those related to pricing) in relation to the operator/app license, onboarding process of driver-partners, determination of engine capacity and required stickers becoming effective on October 29, 2021 and the implementing legislation relating to pricing becoming effective on November 12, 2021) defines and prescribes the legal requirements related to applications, ride-hailing operators, and drivers and vehicles and also enables private-hire vehicles to provide ride-hailing services via electronic systems (such as Grab’s platform). One of the key requirements under those regulations is that the ride-hailing operator and its application is required to be certified by the Department of the Land Transport beforehand.

Failure to comply with obligations of the ride-hailing operator shall entitle the Department of Land Transport to revoke the ride-hailing operator license. While the implementing legislation has become effective, Grab’s ride-hailing operator and app license is currently in the application process. Accordingly, the continuation of our ride hailing business in Thailand is potentially at risk of being deemed to be conducting business without a license. The relevant regulator, at its discretion, may order Grab to suspend its mobility operations in Thailand until the license has been granted.

Regulations on e-payment services

Under Thai law, domestic money transfer and payment services are regulated under the Payment Systems Act B.E. 2560 (2017) (the “PSA”) and its sub-regulations. Under the PSA, regulated payment services include the provision of: credit card, debit card, or ATM card services; electronic money services; receiving electronic payment for and on behalf of sellers, service providers or creditors; the service of transferring funds by electronic means; and other payment services that may affect the financial system or the public interest (as to be further announced by the Thai Ministry of Finance (the “MOF”)). Business operators intending to provide services that fall under the definition of such activities, including GrabPay Wallet, must obtain the relevant license from the MOF via the BOT prior to commencing the business. Operating a regulated payment service business without the required license or registration could result in penalties under the PSA (imprisonment for the term of 2 to 10 years or a fine of THB 200,000 to THB 1 million or both).

In the case of violations or failure to comply with the BOT regulations, business operators including their responsible persons may be subject to administrative fine not exceeding THB 2 million. Whereas in the case of failing to operate a business or ceasing to operate a business accordingly, the MOF may revoke the license.

Regulations on nano-financing

Nano-finance businesses, which include Grab’s financial services business such as its lending, smartphone financing and PayLater offerings, are restricted businesses under the Notification of the Ministry of Finance Re: Business Subject to Approval under Section 5 of the Revolutionary Council Decree No. 58 and the Notification of the Bank of Thailand No. SorNorSor 13/2563 (collectively referred to as the “Nano Finance Notifications”). “Nano-finance” means lending, purchasing, discounting, or rediscounting bills or any negotiable instruments, or hire-purchase transactions or leasing to a natural person, without assets or property as collateral, with the borrower intending to use the money to carry on a business or for their occupation.

Regulations on personal loans

Personal loan businesses, including Grab’s lending and PayLater offerings, are restricted businesses under the Revolutionary Council Decree No. 58, as amended and the Notification of Ministry of Finance Re: Business

Subject to Approval to Section 5 of the Revolutionary Council Decree No. 58, together with the Notification of the Bank of Thailand No. SorNorSor 12/2563. A personal loan business operator must obtain an approval from the MOF through the BOT if the personal loans provided to its customers fall within the scope of “personal loans under supervision” which include: (i) personal loans without assets or property as collateral; (ii) lending originating from the hire-purchase and lease of goods that are not normally sold by the business operator (except for cars and motorcycles); and (iii) vehicle registration loan. The personal loan business operator is also subject to certain ongoing requirements and restrictions in business operation e.g. reporting requirements, chargeable fee, qualifications of customers and etc.

Nano-Finance and/or Personal Loan business operators may be ordered to cease business operations in the event they cannot appropriately rectify any non-compliance activities; otherwise, the business operators would be subject to a fine of up to THB 500,000 or THB 1 million depending on relevant matter. However, in certain circumstances, the MOF may revoke the license.

Regulations on personal data protection

In Thailand, personal data is protected under the Personal Data Protection Act, B.E. 2562 (2019) (the “PDPA”), full enforcement of which is expected to take effect in June 2022. Personal data means any information relating to a person, which enables the identification of that person, whether directly or indirectly, but does not include information of deceased persons. The PDPA applies to a person or legal entity that collects, uses or discloses a person’s personal data, with certain exceptions.

The PDPA has both territorial and extra-territorial application. The PDPA has extra-territorial applicability over entities outside Thailand if those entities collect, use and/or disclose personal data of data subjects who are in Thailand in two situations: (i) the offering of goods or services to data subjects who are in Thailand, irrespective of whether the payment is made by the data subject; or (ii) the monitoring of the data subject’s behavior, where the behavior takes place in Thailand.

The PDPA prescribes many requirements and obligations in relation to the collection, usage, disclosure and transfer of personal data which the data controller and data processor must comply with, such as consent requirements, notification requirements, and requirements in relation to the cross-border transfer of personal data. The PDPA also prescribes stricter requirements for the collection, use or disclosure of personal data that is deemed as sensitive personal data.

The consequences for non-compliance under the PDPA including the following:

Type of Liabilities	Description
Civil Liability (section 77-78)	Actual Damage and Punitive Damage

Criminal Liability (section 79-81)

Maximum criminal penalties regarding non-compliance relating to personal data processing or disclosure (i.e., processing or disclosing personal data without the legal basis or consent) is a fine not exceeding THB 1,000,000 and/or imprisonment for a term not exceeding one year.

Where the offender who commits the offense under the PDPA is a juristic person and the offense is conducted as a result of the instructions given by or the act of any director, manager or person, who is be responsible for such act of the juristic person, or in the case where such person has a duty to instruct or perform any act, but omits to instruct or perform such act until the juristic person commits such offense, such person shall also be punished with the punishment as prescribed for such offense.

Type of Liabilities	Description

Administrative Liability (section 82-90)

Maximum criminal penalties for non-compliance under the PDPA is a fine not exceeding THB 5,000,000

Examples of non-compliance under the PDPA are set both below:

-  Collect, use, or disclose sensitive personal data without legal basis or consent (section 26)

- Collect, use or disclose personal data without legal basis or consent (section 27)
- Fail to inform the purposes of data processing and/or use or process personal data for any other new purposes (section 27)
- Transfer personal data to other countries without legal basis or consent, and/or without sufficient security safeguard (section 28)

Regulations on competition

Currently, these regulations apply to GrabFood, GrabKitchen and GrabMart (edible SKU). It is subject to the regulator’s discretion to extend the scope of their applicability. The Trade Competition Act, B.E. 2560 (2017) (the “Thai Trade Competition Act”) is the primary legislation governing competitive interactions among business operators in Thailand. It applies to all business sectors, except certain types of business or activities that are specifically exempted, and the sectors that have already been regulated by specific laws on trade competition matters.

The Thai Trade Competition Act generally regulates all restrictive trade practices in all areas of business that create or might create a monopoly or reduce competition, or be an unfair practice, and also prohibits business operators from abusing their dominant position. Failure to comply with the Thai Trade Competition Act may result in either or both of a criminal penalty or administrative penalty depending on the severity of the offence as prescribed in the Thai Trade Competition Act. Criminal penalties may be up to 10% of the revenue in the year of offence or imprisonment up to 2 years, or both. The director, manager or any person responsible for the company’s operation would also be subject to similar fines. Administrative penalties may be up to THB 6,000,000 and a daily fine penalty of THB 300,000 for persistent offence.

The Office of the Trade Competition Commission (the “OTCC”), an independent body in charge of the supervision and enforcement of the Thai Trade Competition Act, has also published a sector-specific guideline on unfair trade practices for online food delivery businesses. The guideline regulates activities between food delivery platform operators and restaurants. The guideline contains a sweeping provision on free and fair treatment, referencing the principles of non-coercion, non-discrimination and non-restriction. A large section of the guideline is dedicated to laying out practices of food delivery platforms that may cause damage to restaurants, addressing trade terms that may exist in agreements between platforms and restaurants, for example, the increase of commission fees, or variation of commission fees, without justification, and exclusivity restrictions, among others. As OTCC is still developing its legislation in this respect, Grab is closely monitoring the situation to safeguard compliance. In the event of a failure to comply with the guideline, in addition to any applicable penalty under the Thai Trade Competition Act, the company will have to specifically correct its business practices (from the past and going forward) to comply with the OTCC’s relevant decision. Plus, the relevant stakeholders (restaurants/competitors) may rely on the OTCC’s decision as basis to file civil lawsuits against the company for damages incurred.

Regulations on debt collection

Debt collection activity is regulated under the Debt Collection Act, B.E. 2558 (2015) (the “Thai Debt Collection Act”), and accordingly, any debt collection on Grab’s lending products and PayLater are subject to this regulation. This regulation applies to all debt collectors and the method and procedures for debt collection are strictly regulated, and requires the debt collection service business operator to register its business with the Metropolitan Police Bureau or Department of Provincial Administration. Grab’s subsidiary operating its debt collection service business has registered its business with the relevant authority.

Failure to comply with prescribed method and procedure for debt collection activities may result in administrative fines up to THB100,000 or criminal penalties (fines up to THB 500,000 and/or imprisonment up to 5 years). With respect to certain matters, the relevant authority may initially order cessation of such activities or rectification within a specified period. Failure to comply with an order would result in administrative fines. The registration of a debt collection service may be revoked in the event that such debt collection operator (i) has been repeatedly conducting the same non-compliance activities with administrative penalties, or (ii) violates any provision with criminal penalties under the regulation. Directors or officers who are responsible for such non-compliance activities by the company are also be liable to penalties for such offense.

Regulations on the price of goods and services

The Notification of the Central Committee on the Prices of Goods and Services No. 8, B.E. 2564 (2021) Re: Prescribing Controlled Goods and Services, which became effective on July 1, 2021, specifies that online delivery services such as GrabExpress, GrabFood, GrabMart and GrabKitchen are controlled services. However, a regulation regarding the price of online delivery services has not yet been issued by the relevant authority. Therefore, food and package delivery services may be subject to price controls once the regulations on controlling prices are issued. Failure to comply with the regulation regarding the price of online delivery service could expose the offender and its responsible director to a fine of up to THB 100,000, or imprisonment not exceeding 5 years, or both.

Regulations of Anti-Money Laundering and Counter-Terrorism and Proliferation of Weapon of Mass Destruction Financing

Regulated e-payment services and personal loans businesses must comply with all applicable AML/CTPF obligations including the relevant Ministerial Regulations, Notifications, and Ordinances issued by the Anti-Money Laundering Office (“AMLO”) in addition to Anti-Money Laundering Act B.E. 2542 (1999) (“AML Act”) and Counter-Terrorism and Proliferation of Weapon of Mass Destruction Financing Act B.E. 2559 (2016) (“CTPF Act”).

The AML/CTPF obligations require business operators to set up robust controls and measures on ML/TPF risk management and mitigation such as customer due diligence, transaction monitoring and reporting, record-keeping, and asset freezing.

In the event of a failure to comply with the AML obligations, the business operators shall be subject to a fine not exceeding THB 1 million and not exceeding THB 10,000 for each day until rectification is made. In case of concealing facts or presenting false statements, or tipping off, there is a liability of up to 2 years or 5 years imprisonment and a fine of THB 50,000 to 500,000 or THB 100,000 respectively (the latter penalties are regarding tipping-off).

Whereas in the case of failing to comply with the CTPF reporting obligations, the business operators shall be liable to a fine not exceeding THB 500,00 and not exceeding THB 5,000 for each day until rectification is made including their directors or responsible persons, or in the case of not freezing the asset, the penalties shall be an imprisonment term not exceeding 3 years or a fine not exceeding THB 300,000 or both.

Malaysia

Regulations on Ride-hailing

The amended Land Public Transport Act 2010 (“LPTA”), the Commercial Vehicles Licensing Board Act 1987 (“CVLBA”), and the Road Transport Act 1987 are the main pieces of legislation governing the provision of ride-hailing services such as GrabCar and GrabTaxi in Malaysia. The LPTA only applies to Peninsular Malaysia while the CVLBA applies to the East Malaysian States of Sabah and Sarawak.

An operator of a ride-hailing booking service is required to have an intermediation business license which would allow it to carry-on the business of facilitating arrangements, bookings or transactions of a ride-hailing service. An intermediation business licensee, such as Grab, is (i) required to apply a permit for each ride-hailing vehicle ; (ii) required to ensure that each ride-hailing vehicle, complies with certain requirements including, among others, having a minimum of three-star ASEAN NCAP (New Car Assessment Program for Southeast Asian Countries) rating, not be more than 10 years old, and undergoing inspections on an annual basis (for vehicles three years or older); and (iii) subject to various other business limitations and requirements, including limitations on surcharge rates and driver-partner commissions and requirements such as ensuring that each driver-partner, ride-hailing vehicle and passenger is covered by ride-hailing insurance. In the event an operator does not acquire the intermediation business license, this will be deemed as an offense and upon conviction, the offender is liable to a fine not exceeding RM500,000 or imprisonment for a term not exceeding 3 years or both. In addition to the listed offense, the license might be revoked by the authority due to non-compliance. Separately, Driver-partners of ride-hailing vehicles are required to hold a public service vehicles (“PSV”), license.

Regulations on E-money

Under the Financial Services Act 2013 (the “FSA”), no person may carry on an “approved business” (which includes the issuance of e-money) without the prior approval of the Central Bank of Malaysia, Bank Negara Malaysia (“BNM”). Under the FSA, “electronic money” or “e-money” is defined as any payment instrument, whether tangible or intangible, that (a) stores funds electronically in exchange of funds paid to the issuer; and (b) is able to be used as a means of making payment to any person other than the issuer. Approved issuers of e-money, such as Grab, are subject to various operational and ongoing compliance requirements including those set out in the “Guidelines on E-Money” issued by BNM. These requirements relate to governance, risk management, customer protection and management of funds. In particular, BNM has issued the Policy Document on Risk Management in Technology, which sets out requirements in relation to cybersecurity and management of technology risk applicable to financial institutions including e-money issuers. An issuer of e-money is required to provide clear terms and conditions for the use of e-money, and an issuer of a large e-money scheme is required to deposit funds collected in exchange for the e-money issued in a trust account with a licensed financial institution in a timely manner. In general, the funds deposited in the trust account can be used only for refunds to users and payments to merchants. BNM has recently issued an exposure draft of a revised Guidelines on E-Money for public consultation, whereby the final policy document will replace the existing Guidelines on E-Money. The exposure draft is more extensive than the current Guidelines on E-Money and proposes among others, enhanced technology requirements, governance and risk management requirements aimed to ensure the safety and reliability of e-money and preserve customers’ and merchants’ confidence in using or accepting payments in e-money. Non-compliance with the above could potentially result in penalties including loss of or restriction on the license, administrative monetary penalties imposed by BNM, civil damages claims, and criminal penalties for the respective company and/or its officers up to and including fines and (in the case of officers) imprisonment for a term not exceeding ten years.

Regulations on courier services (GrabExpress)

The Postal Services Act 2012 (the “PSA”) provides for the licensing of postal services and the regulation of the postal services industry. The Malaysian Communications and Multimedia Commission (the “MCMC”) is responsible for overseeing and regulating the postal and courier services in Malaysia. The PSA provides for two forms of licenses: (i) a universal service license or (ii) a non-universal service license, for the provision of postal services on such terms and conditions as the Minister of Communications and Multimedia thinks fit and in accordance with the Act. “Universal service” means postal services, which include basic postal services determined by the MCMC to be provided to consumers throughout Malaysia, at the prescribed rates while

“non-universal service” means postal services that may be provided to consumers at rates other than the prescribed rates of the universal service. There are three classes of non-universal service license, i.e. Class A (provision of international and domestic courier service in Malaysia), Class B (provision of international inbound courier service and domestic courier service in Malaysia) or Class C (to provide for intra-state domestic courier service in Malaysia). The Postal Services Act contains, among others, principles on rates settings, general competition practices and provisions on consumer protection that are applicable to postal services licensees. In the case of noncompliance of Section 14 of the PSA, upon conviction, the licensee shall be liable to pay a fine not exceeding three hundred thousand ringgit or imprisonment for a term not exceeding three years or both. Section 17, on the other hand, empowers the minister to suspend or revoke the license if the licensee fails to comply with the provision of the Act or the provision of the conditions stipulated in the license. Section 16 of the PSA prohibits assignment and transfer of license, where upon conviction, the offender would be liable to pay a fine not exceeding five hundred thousand ringgit or imprisonment for a term not exceeding five years or both.

Regulations on Moneylending

Under the Moneylenders Act 1951, no person may conduct business as a moneylender in Malaysia unless licensed under the Moneylenders Act 1951 or other relevant Malaysian legislation. Under the Moneylenders Act 1951, a “moneylender” is defined as a person who lends a sum of money to another at interest. Licenses are issued by the Registrar of Moneylenders under the purview of the Ministry of Housing and Local Government (“KPKT”). A licensed moneylender is subject to operational and ongoing compliance requirements including, among others, the requirement to display at all times its original license in a conspicuous place at the premises where it carries out or operates its business, requirements in relation to the moneylending agreement (including in relation to its form and certain formalities required for the agreement to be enforceable) and record keeping requirements. KPKT has, on November 13, 2020, released the Online Moneylending Guidelines allowing licensed moneylenders to apply to provide loans online from May 13, 2021. Grab is one of eight licensed moneylenders which have been granted with conditional approval in November 2020 to conduct online moneylending business. Non-compliance with the above could potentially result in penalties including loss of or restriction on the license, administrative monetary penalties imposed by the Ministry of Housing and Local Government, civil damages claims, and criminal penalties for the respective company and/or its officers up to and including fines and (in the case of officers) imprisonment for a term not exceeding five years.

Regulations on Insurance Agents

The primary legislation applicable to the carrying on of insurance business is the FSA which has repealed and replaced the Insurance Act 1996 (“Repealed IA”), save for certain provisions of the Repealed IA which shall continue to remain in full force and effect by virtue of section 275 of the FSA. The General Insurance Association of Malaysia (“PIAM”) for general insurance agents has issued the rules for registration and regulation of general insurance agents (the “GIARR”), which provides for regulations for supervision of general insurance agents by PIAM’s members. Under the GIARR, among others, an insurance agent registered with PIAM may represent a maximum number of two general insurance companies at any time and shall comply with certain requirements of conduct. Non-compliance with the above could potentially result in penalties including loss of or restriction on the licence, administrative monetary penalties imposed by BNM, civil damages claims, and criminal penalties for the respective company and/or its officers up to and including fines and (in the case of officers) imprisonment for a term not exceeding ten years.

Competition Law

The Competition Act 2010 applies to all commercial activities which have an effect on competition in any market in Malaysia, whether such activities are carried out within or outside Malaysia. The Competition Act 2010 is generally enforced by the Malaysia Competition Commission, save for competition issues arising in specific sectors (such as the telecommunications sector, the aviation sector and the energy sector which are regulated by other regulators). Infringements of Section 40 of the Competition Act 2010 may result in, among other things, the imposition of a financial penalty of up to 10% of the worldwide turnover of the enterprise for the period during which the infringement occurred. The Malaysia Competition Commission may also take other actions, including issuing cease and desist orders. Infringements of Section 61 of the Competition Act 2010, may result in a (a) fine not exceeding five million ringgit, and for a second or subsequent offence, to a fine not exceeding ten million ringgit; or (b) if such person is not a body corporate, to a fine not exceeding one million ringgit or to imprisonment for a term not exceeding five years or to both, and for a second or subsequent offense, to a fine not exceeding two million ringgit or to imprisonment for a term not exceeding five years or to both.

Regulations on Personal Data Protection

The Personal Data Protection Act 2010 regulates the processing of personal data in the course of commercial transactions in Malaysia, and is enforced by the Personal Data Protection Commissioner. Broadly, the Personal Data Protection Act 2010 sets out seven key data protection principles which must be adhered to by data users (i.e. a person who either alone or jointly or in common with other persons processes any personal data or has control over or authorizes the processing of any personal data, but does not include a processor) in Malaysia which include (i) the requirement to obtain consent prior to processing an individual’s personal data, the requirement to provide written notice to individuals in both English and the Malay language stating, among other things, the purposes for which the personal data will be processed, the classes of third parties to whom personal data will be disclosed, and the individual’s right; and (ii) obligation to ensure that the personal data collected will be processed in a safe and secure manner, and Personal Data Protection Standard 2015 further prescribes the minimum requirement for data security in processing personal data.

Infringement of the Personal Data Protection Act 2010 and Personal Data Protection Act 2013, may result in:

Personal Data Protection Act 2010

S. 6	General Principle

A data user who breaches these Principles commits an offence and shall, on conviction, be liable to a fine not exceeding MYR 300,000 or to imprisonment for a term not exceeding two (2) years or to both.

S.7	Notice and Choice Principle
S.8	Disclosure Principle
S.9	Security Principle
S.10	Retention Principle
S.11	Data Integrity Principle
S.12	Access Principle

S.16	Failure to obtain Certificate of Registration

A person who belongs to the class of data users as specified in the order made under subsection 14(1) and who processes personal data without a certificate of registration issued in pursuance of paragraph 16(1)(a) commits an offence and shall, on conviction, be liable to a fine not exceeding MYR 500,000 or to imprisonment for a term not exceeding three (3) years or to both.

S.18	Processing of Personal Data after revocation of registration

A data user whose registration has been revoked under this section and who continues to process personal data thereafter commits an offence and shall, on conviction, be liable to a fine not exceeding five hundred thousand ringgit or to imprisonment for a term not exceeding three years or to both

S.19	Where the certificate of registration is revoked and certification is not surrendered to the Commission

A person who fails to surrender the revoked certification commits an offence and shall, on conviction, be liable to a fine not exceeding MYR 200,000 or to imprisonment for a term not exceeding two (2) years or to both.

S.29	Non-compliance with code of practice

A data user who fails to comply with any provision of the code of practice that is applicable to the data user commits an offence and shall, on conviction, be liable to a fine not exceeding MYR 100,000 or to imprisonment for a term not exceeding one (1) year or to both

S.37

Notification of refusal to comply with data correction request

(1)   Where a data user who pursuant to section 36 refuses to comply with a data correction request under section 34, he shall, not later than twenty-one days from the date of receipt of the data correction request, by notice in writing, inform the requestor—

A data user who contravenes subsection (2) commits an offence and shall, on conviction, be liable to a fine not exceeding MYR 100,000 or to imprisonment for a term not exceeding one (1) year or to both

(a) of the refusal and the reasons for the refusal; and

(b) where paragraph 36(1)(e) is applicable, of the name and address of the other data user concerned.

(2)   Without prejudice to the generality of subsection (1), where personal data to which the data correction request relates is an expression of opinion and the data user is not satisfied that the expression of opinion is inaccurate, incomplete, misleading or not up-to-date, the data user shall—

(a)   make a note, whether annexed to the personal data or elsewhere—

(i) of the matters in respect of which the expression of opinion is considered by the requestor to be inaccurate, incomplete, misleading or not up-to-date; and

(ii) in such a way that the personal data cannot be used by any person without the note being drawn to the attention of and being available for inspection by that person; and

(b) attach a copy of the note to the notice referred to in subsection (1) which relates to the data correction request.

(3) In this section, “expression of opinion” includes an assertion of fact which is unverifiable or in all circumstances of the case is not practicable to verify

S.38	Withdrawal of consent to process personal data (1) A data subject may by notice in writing withdraw his consent to the processing of personal data in respect of which he is the data subject.	A data user who contravenes subsection (2) commits an offence and shall, on conviction, be liable to a fine not exceeding MYR 100,000 or to imprisonment for a term not exceeding one year or to both.

(2) The data user shall, upon receiving the notice under subsection (1), cease the processing of the personal data.

S.40	Processing of sensitive personal data not in accordance with the Personal Data Protection Act 2010	A person who contravenes subsection (1) commits an offence and shall, on conviction, be liable to a fine not exceeding MYR 200,000 or to imprisonment for a term not exceeding two (2) years or to both.

S.42	Failure to comply with Commissioner’s direction to comply with data subject notice to prevent processing likely to cause damage or distress

A person who contravenes the relevant subsection commits an offence and shall, on conviction, be liable to a fine not exceeding MYR 200,000 or to imprisonment for a term not exceeding two (2) years or to both

S.43	Failure to comply with Commissioner’s direction to comply with data subject request to prevent processing for purposes of direct marketing

A person who contravenes the relevant subsection commits an offence and shall, on conviction, be liable to a fine not exceeding MYR 200,000 or to imprisonment for a term not exceeding two (2) years or to both

S.108	Failure to comply with an enforcement notice by the Commissioner

A person who fails to comply with an enforcement notice commits an offence and shall, on conviction, be liable to a fine not exceeding MYR 200,000 or to imprisonment for a term not exceeding two (2) years or to both.

S.113	Search and seizure with warrant	A person who, without lawful authority, breaks, tampers with or damages the seal during a search and seizure by the Commissioner or removes any computer, book, account, computerized data or other document, signboard, card, letter, pamphlet, leaflet, notice, equipment, instrument or article under seal or attempts to do so commits an offence and shall, on conviction, be liable to a fine not exceeding MYR 50,000 or to imprisonment for a term not exceeding six (6) months or to both.

S.120	Obstruction to search

Any person who—

(a)   refuses any authorized officer access to any premise which the authorized officer is entitled to have under this Act or in the execution of any duty imposed or power conferred by this Act;

(b)   assaults, obstructs, hinders or delays any authorized officer in effecting any entry which the authorized officer is entitled to effect under this Act, or in the execution of any duty imposed or power conferred by this Act; or

(c)   refuses any authorized officer any information relating to an offence or suspected offence under this Act or any other information which may reasonably be required of him and which he has in his knowledge or power to give, commits an offence and shall, on conviction, be liable to imprisonment for a term not exceeding two (2) years or to a fine not exceeding MYR10,000 or to both.

S.129	Transfer of personal data to places outside Malaysia in contravention of the Personal Data Protection Act

A data user who contravenes this subsection commits an offence and shall, on conviction, be liable to a fine not exceeding MYR 300,000 or to imprisonment for a term not exceeding two (2) years or to both.

S.130	Unlawful collecting, etc., of personal data	A person who commits an offence under this section shall, upon conviction, be liable to a fine not exceeding MYR 500,000 or to imprisonment for a term not exceeding three (3) years or to both.

S.141	Obligation of secrecy Except for any of the purposes of this Act or for the purposes of any civil or criminal proceedings under any written law or where otherwise authorized by the Minister—	A person who contravenes this subsection commits an offence and shall, on conviction, be liable to a fine not exceeding MYR 100,000 or to imprisonment for a term not exceeding one (1) year or to both.

(a)   the Commissioner, Deputy Commissioner, Assistant Commissioner, any officer or servant of the Commissioner, any member of the Advisory Committee, any member, officer or servant of the Appeal Tribunal, any authorized officer or any person attending any meeting or deliberation of the

     Advisory Committee, whether during or after his tenure of office or employment, shall not disclose any information obtained by him in the course of his duties; and

(b)   no other person who has by any means access to any information or documents relating to the affairs of the Commissioner shall disclose such information or document.

PERSONAL DATA PROTECTION REGULATIONS 2013

S.3(1)	Consent of data subject to be obtained in any form that such consent can be recorded and maintained properly by the data user.

Any data user who contravenes sub-regulation 3(1), regulations 6, 7 and 8 commits an offence and shall, on conviction, be liable to a fine not exceeding MYR 250,000 or imprisonment for a term not exceeding two years or to both.

S.6	Security policy The data user shall develop and implement a security policy for the purposes of section 9 of the PDPA.
S.7

Retention standard

For the purposes of section 10 of the PDPA, the personal data of a data subject shall be retained in accordance with the retention standard set out from time to time by the Commissioner.

S.8

Data integrity standard

For the purposes of section 11 of this PDPA, the data user shall process the personal data in accordance with the data integrity standard set out from time to time by the Commissioner.

Regulations on Anti-money Laundering and Prevention of Terrorism Financing

The Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001 (“AMLATFA”), makes it an offense for any person to engage in or abet the commission of money laundering and terrorist financing, and seeks, among other things, to implement measures for the prevention of money laundering and terrorism financing offences. These measures include the imposition of obligations on reporting institutions (including certain Grab entities in Malaysia) such as an obligation to report transactions exceeding a specified threshold and suspicious transactions, customer due diligence obligations and record keeping obligations. Reporting institutions under the AMLATFA include approved issuers of e-money under the FSA and licensed moneylenders under the Moneylenders Act 1951. BNM is empowered under Section 83 of the AMLATFA to issue guidelines, circulars or notices to give full effect to or for carrying out the provisions of the AMLATFA. In this regard, BNM has issued policy documents on anti-money laundering, countering financing of terrorism and targeted financial sanctions applicable to licensed moneylenders and approved issuers of e-money. Infringement of the Act, may result in a fine not exceeding 250,000 ringgit.

Worker Classification

Under Malaysian law, an “employee” means a person engaged under a contract of service while an “independent contractor” means a person engaged pursuant to a contract for services. The EA defines “contract of service” as any agreement, whether oral or in writing and whether express or implied, whereby one person agrees to employ another as an employee and that other agrees to serve his or her employer as an employee and includes an apprenticeship contract. There is no single legal test to determine whether a person is engaged as an employee or an independent contractor. The degree of control exercised over the person engaged is an important factor but not the sole criteria in making a determination. The Industrial Court of Malaysia will examine all facts and circumstances and the conduct of the parties, including but not limited to the degree of control, whether there is a fixed compensation package or whether the individual undertook a business risk, exclusivity, whether any statutory contributions (such as EPF) have been made and the contractual terms of the engagement in determining the status of an employee or independent contractor.

Philippines

Regulation of Public Utilities and Other Related Matters

Foreign Ownership Restriction

The Philippine Constitution restricts the operation of a public utility to citizens of the Philippines or to corporations or associations organized under the laws of the Philippines at least 60% of whose capital is owned by such citizens. It also limits the participation of foreign investors in the governing body of any public utility to the foreign investors’ proportionate share in its capital, and mandates that all the executive and managing officers of such public utility be citizens of the Philippines.

The Foreign Investments Act, as amended, defines a Philippine national as, among others, a citizen of the Philippines or a corporation organized under the laws of the Philippines of which at least sixty percent (60%) of the capital stock outstanding and entitled to vote is owned and held by citizens of the Philippines. Under Memorandum Circular No. 8, series of 2013 issued by the Philippine Securities and Exchange Commission (the “PSEC”), the minimum Filipino percentage of ownership applies to both (a) the total number of outstanding shares of stock entitled to vote in the election of directors, and (b) the total number of outstanding shares of stock, whether or not entitled to vote in the election of directors.

Commonwealth Act No. 108, known as the Anti-Dummy Law (“ADL”), imposes imprisonment up to fifteen years, fine up to the value of the franchise, and possible closure of business, upon, among others, (a) any entity exercising a right or franchise that is reserved for Philippine citizens or entities without complying with the required ownership by Philippine citizens, (b) any person who allows his name or citizenship to be used for the purpose of evading such ownership requirement, or (c) who falsely simulates the existence of the required minimum percentage of Philippine ownership. The ADL also penalizes persons, corporations or partnerships that allow foreigners to intervene in the management, control or administration of such entity and any person who knowingly aids, assists or abets in the planning, consummation or perpetration of such acts by imprisonment and/or fine.

Commonwealth Act No. 146, as amended (the “Public Service Act”), lists common carriers in the definition of the term “public service.”

Ride-hailing Industry

Under Department of Transportation Order No. 2018-13 dated June 11, 2018, Transport Network Companies (“TNCs”) and the accredited Transport Network Vehicle Service (“TNVS”) are deemed as engaged in the operation of a public utility, and are thus subject to the foreign ownership restriction under the Philippine Constitution. Such restrictions apply to Grab’s four-wheel mobility offerings.

TNCs pertain to persons or entities that provide pre-arranged transportation services for compensation using an internet-based technology application or digital platform technology to connect passengers with drivers using their personal vehicles; while TNVS refers to a TNC-accredited private vehicle owner, which is a common carrier, using the internet-based technology application or digital platform technology, transporting passengers from one point to another, for compensation. TNCs are required to secure a Certificate of TNC Accreditation from the Land Transportation Franchising and Regulatory Board (the “LTFRB”); while TNVSs are required to secure a Certificate of Public Convenience from the LTFRB. Any violation or non-compliance by a TNC and a TNVS of any guidelines set by the LTFRB shall be a ground for imposition of administrative fines up to PhP 10,000, suspension, or cancellation of accreditation.

Motorcycle-hailing Applications

Under Republic Act No. 4136 (the “Land Transportation and Traffic Code”), motorcycles shall not be used for hire and shall not be used to solicit, accept, or be used to transport passengers or freight for pay. Further, the Omnibus Guidelines on the Planning and Identification of Public Road Transportation Services and Franchise Issuance dated June 19, 2017, of the Department of Transportation or the Omnibus Guidelines excludes motorcycles from the allowable vehicles to be used as a TNVS. In 2019, the Motorcycle Taxi Technical Working Group implemented a pilot run for motorcycle taxis which ended in January 2020 but was resumed on November 23, 2020. There is currently no official end date of the pilot. The Certificate of Compliance issued to motorcycle TNCs, including for Grab’s two-wheel mobility offerings, will be valid for the duration of the pilot run unless sooner revoked.

Any violation or non-compliance with Land Transportation Traffic Code or any guidelines set by the LTO shall be a basis for imposition of administrative fines up to PhP 6,000, impounding of the vehicle, and imprisonment.

Private Express and/or Messenger Delivery Service (“PEMEDES”)

Presidential Decree No. 240 issued on July 9, 1973 states that no express and/or messenger delivery service firm shall operate in the Philippines without possessing “Authority to Operate and/or Messenger Delivery Service” to be issued by the Postmaster General (now the Department of Information and Communications Technology or the DICT). Only Filipino citizens or entities at least 60% of whose capital stock is owned by Filipino citizens may apply to operate a PEMEDES. Any violation or non-compliance by a PEMEDES of any guidelines set by the DICT shall be a ground for imposition of administrative fines and revocation of authority.

Regulations on Electronic Money Issuers

The Bangko Sentral ng Pilipinas (the “BSP”), or the central monetary authority of the Philippines, regulates the issuance of electronic money and the operations of electronic money issuers or EMIs such as Grab due to its GPay offering in the Philippines. The Manual of Regulations for Non-Bank Financial Institutions (the “MORNBFI”) promulgated by the BSP defines e-money as monetary value as represented by a claim on its issuer, that is: (a) electronically stored in an instrument or device; (b) issued against receipt of funds of an amount not lesser in value than the monetary value issued; (c) accepted as a means of payment by persons or entities other than the issuer; (d) withdrawable in cash or cash equivalent; and (e) issued in accordance with the BSP’s regulations. Prior BSP approval is required before operating as an EMI. Any violation or non-compliance of the National Payments Act or any guidelines set by the BSP shall be a basis for imposition of administrative or civil fines up to PHP 2 million, suspension of directors, and officers, and revocation of authority, and possible imprisonment up to ten years.

Regulations on Financing Companies

Republic Act No. 5980, as amended (the “Financing Company Act”) , require financing companies to secure the respective license from the SEC. Financing companies refer to “corporations, except banks,

investments houses, savings and loan associations, insurance companies, cooperatives, and other financial institutions organized or operating under other special laws, which are primarily organized for the purpose of extending credit facilities to consumers and to industrial, commercial, or agricultural enterprises, by direct lending or by discounting or factoring commercial papers or accounts receivable, or by buying and selling contracts, leases, chattel mortgages, or other evidences of indebtedness, or by financial leasing of movable as well as immovable property.” There are no foreign equity restrictions applicable to financing companies.

The Financing Company Act authorizes the SEC to regulate financing companies, including the maximum rate or rates of purchase discounts, lease rentals, fees, service and other charges of financing companies, and to change, eliminate or grant exemptions from or suspend the effectivity of such rules whenever warranted by prevailing economic and social conditions. The said law also regulates the minimum paid-up capital of financing companies. Accordingly, Grab’s lending offerings are subject to the Financing Company Act.

Any violation or non-compliance of the Financing Company Act or any guidelines set by the SEC shall be a basis for imposition of administrative fines up to PHP 10,000, imprisonment up to six months, and revocation of authority.

Regulations on Operators of Payment Systems (“OPS”)

Republic Act No. 11127 (the “National Payment Systems Act”), provides a comprehensive legal and regulatory framework for payment systems and governs services such as GPay and GrabLink. The law defines payment systems as the set of payment instructions, processes, procedures and participants that ensures the circulation of money or the movement of funds; and operators as persons who provide clearing or settlement services in a payment system or define, prescribe, design, control, or maintain the operational framework of the payment system. All OPS must register with the BSP. BSP Circular No. 1049 issued on September 9, 2019 provides for the rules and regulations on the registration of OPS to implement the National Payment Systems Act.

Any violation or non-compliance of the National Payments Act or any guidelines set by the BSP shall be a basis for imposition of administrative or civil fines up to PHP 2,000,000, suspension of directors, and officers, and revocation of authority, and possible imprisonment up to ten years.

Anti-Money Laundering Act 2001, as amended

Republic Act No. 9160 (Anti-Money Laundering Act of 2001), as amended (the “AMLA”), requires covered institutions which include banks, non-banks, quasi-banks, trust entities, and all other institutions and their subsidiaries and affiliates supervised or regulated by the BSP, to provide for customer identification, keep records, and report covered and suspicious transactions. Covered persons are also required to report to the Anti-Money Laundering Council covered transactions and suspicious transactions. Violations of the AMLA are subject to administrative and criminal penalties. Each of the BSP, the PSEC and the Insurance Commission has also issued its own set of regulations implementing the AMLA to cover institutions under their respective supervision.

Regulations on Insurance

The applicable laws governing insurance contracts and matters related to insurance business are Republic Act No. 10607 (the “Insurance Code”) and the Civil Code of the Philippines. The Insurance Code mandates that only persons duly licensed by the Insurance Commission, such as insurance agents and brokers, may engage in the solicitation or procurement of applications for insurance. No person shall act as an insurance agent unless it has first secured from the Insurance Commission a license to act as an insurance agent, which must be renewed every three years thereafter. Acting as an insurance agent without authority is unlawful and is penalized by fine up to PHP 250,000 and/or imprisonment up to six months.

Microinsurance agents/brokers must likewise be licensed by the Insurance Commission and must comply with Insurance Commission Circular Letter No. 2015-54 dated October 16, 2015 (Adoption and Implementation of Enhanced Microinsurance Regulatory Framework).

Regulations on Data Privacy

The Republic Act No. 10173 (the “Data Privacy Act of 2012” or the “DPA”), its implementing rules and regulations, and the issuances of the National Privacy Commission (the “NPC”) govern the processing of all types of personal information. The DPA applies to any natural or juridical person involved in the personal information processing such as the personal information controllers and processors. The DPA expressly requires that before a personal information controller or processor can collate, process, and then use or share personal data, the personal information controller or processor must have a lawful criterion or basis for processing, such as consent (which is defined as any freely given, specific, informed indication of will, whereby the data subject agrees to the collection and processing of his or her personal data). Non-compliance with the DPA is subject to administrative actions (including compliance and enforcement orders, cease and desist orders, temporary or permanent ban on the processing of personal data, and/or payment of fines) and criminal penalties (fine up to PHP 5,000,000 and/or imprisonment up to seven years).

The DPA and its implementing rules require personal information controllers and processors to have a data protection officer or compliance officer who shall be accountable for ensuring compliance with applicable laws and regulations for the protection of data privacy and security. Personal information controllers and processors must also (i) conduct a privacy impact assessment as part of the organizational security measures pursuant to NPC Advisory No. 2017-03, and (ii) register its personal data processing system if (a) it employs more than 250 persons, (b) it employs less than 250 persons but the processing undertaken is likely to pose a risk to the rights and freedoms of the data subject or is not occasional, or involves the processing of sensitive personal information of at least 1,000 individuals, pursuant to NPC Circular No. 17-01.

Personal information controllers and processors are also required to constitute a data breach response team and proper documentation under NPC Circular No. 2016-03.

Regulations on Cybersecurity

BSP Circular No. 808, Series of 2013 provides for the guidelines on technology risk management applicable to all BSP-supervised institutions and requires BSP supervised institutions to establish a robust technology risk management system covering the following components: (1) technology governance, (2) risk identification and assessment, (3) technology control implementation, and (4) risk measurement and monitoring.

Insurance Commission Circular Letter No. 2014-47 (Guidelines on Electronic Commerce of Insurance Products) requires insurance providers to comply with the DPA, maintain adequate security mechanisms to ensure security of payment mechanisms and personal information, and provides guidelines on the collection and processing of data. The Insurance Commission may order insurance providers to cease conducting online distribution of insurance products in case of finding of fraud and injury to the public.

Regulations on Competition Law

The Philippine Competition Act (the “PCA”) is the primary competition policy of the Philippines. It came into effect on August 8, 2015, and was enacted to provide free and fair competition in trade, industry and all commercial economic activities. The PCA prohibits practices that restrict market competition through anti-competitive agreements or conduct and abuse of a dominant position, and requires parties to notify and obtain clearance for certain mergers and acquisitions. The PCA prescribes administrative fines up to PHP 250,000,000 and criminal penalties of imprisonment up to seven years for violations of its provisions.

On September 11, 2020, the Bayanihan to Recover As One Act (the “Bayanihan 2”) was passed which, among others, exempted all mergers and acquisitions with transaction values below PHP 50 billion from compulsory notification under the PCA if entered into within a period of two years from the effectivity of Bayanihan 2, and further, shall be exempt from the PCC’s power to review mergers and acquisitions motu proprio for a period of one year from the effectivity of Bayanihan 2 which was on September 15, 2021.

Regulations on Employment

Independent contractor

Contracting and subcontracting of work is allowed but is heavily regulated by the Philippine Labor Code and Department of Labor and Employment Department Order No. 174, series of 2017. There is legitimate contracting where the contractor (i) conducts an independent business; (ii) with adequate capital to do the job and pay its people; and (iii) exercises direct control over the performance of the workers. “Control” refers to the right reserved to the person for whom the services of the contractual workers are performed, to determine not only the end to be achieved, but also the manner and means to be used in reaching that end. On the other hand, the law prohibits labor-only contracting, which is where the person supplying workers to an employer does not have substantial capital or investment, and the workers recruited and placed by such contractor/subcontractor are performing activities which are directly related to the principal business of such employer, or when the contractor or subcontractor does not exercise the right to control over the performance of the work of the employee. In such cases, the contractor, subcontractor, or intermediary shall be considered merely as an agent of the employer who shall be responsible to the workers in the same manner and extent as if the latter were directly employed by him.

Vietnam

Foreign Investment Regulations

Foreign investment into Vietnam is regulated by both domestic legislation and international agreements, with the primary regulations being Law on Investment No. 61/2020/QH14, and the Schedule of Specific Commitments in Services in Vietnam’s Commitments to the WTO (the “WTO Commitments”). Foreign investment is divided into three general categories: unrestricted, restricted, and prohibited. With respect to the “restricted” category, restrictions can take the form of a specific foreign ownership ceiling in a foreign-invested company, a general requirement to enter into a joint venture with a local party in order to conduct the relevant business, restrictions on the scope of investment activities, the requirement to obtain certain government approvals for foreign ownership, operational license requirements for foreign invested enterprises (“FIEs”), or a combination thereof. For example, foreign ownership in companies providing passenger transport services is subject to a 49% ceiling; and foreign ownership in companies engaging in e-payment or debt trading businesses is not specifically provided for in either domestic legislation or the WTO Commitments and is therefore subject to government approval on a case-by-case basis.

Any investment activities which are not compliant with the Law on Investment and its sub-law guidance shall be subject to monetary administrative fines up to VND 80 million. There will be some remedial measures that will be also further applied depending on the level of violations, among others, which are forced to complete the registration or notification procedures.

Regulations on Core Business Activities

Mobility Segment

(1)	Registration or Notification of E-Commerce Websites and Mobile Applications

Under Decree No. 52/2013/ND-CP guiding e-commerce (as amended by Decree No. 08/2018/ND-CP) (“Decree 52”), and Circular 59/2015/TT-BCT as amended by Circular No. 21/2018/TT-BCT (“Circular 59”),

there are two forms of e-commerce operation in Vietnam: (i) e-commerce direct sale websites or mobile applications, and (ii) e-commerce service provision websites or mobile applications, such as e-commerce marketplace websites or mobile applications, online auction websites or mobile applications, and online promotional marketplace websites or mobile applications. The establishment and operation of e-commerce websites or mobile applications require regulatory approvals from the Ministry of Industry and Trade (the “MOIT”), of Vietnam. In particular, companies that own or operate e-commerce direct sale websites or mobile applications must notify the MOIT of the establishment of such e-commerce direct sale websites or mobile applications while companies that own or operate e-commerce service provision websites or mobile applications must register with the MOIT for their establishment. If there are any changes or supplements to the services provided via the registered or notified e-commerce website or mobile application, the operator of such website or mobile application must notify the MOIT of Vietnam within seven business days. Accordingly, Grab’s two-wheel mobility, GrabFood, GrabMart, GrabKitchen, GrabGifts and Rewards offerings are subject to Decree 52 and Circular 59.

Failure to comply with the registration and notification procedures respectively for e-commerce marketplace websites or mobile applications and e-commerce direct sales websites or mobile applications shall be subject to monetary administrative fines up to VND 60 million and may lead to a suspension of 6 to 12 months in the event of recidivism.

(2)	Automobile Transport Services

As from April 1, 2020, any company who provides a software application supporting in automobile transport, which includes Grab’s four-wheel offerings, connection shall be regulated by Decree No. 10/2020/ND-CP on automobile transport business and business conditions (“Decree 10”). Under Decree 10, in the event a software application company directly involves in deciding the transport booking fares, it is required to obtain an automobile transport business license as issued by the provincial Department of Transport where its head office is located. Decree 10 further provides that in the case two or more transport service providers cooperate to operate a transport business, they must enter into a business cooperation agreement which specifies the responsibilities of the parties, including with respect to direct management of automobile vehicles and drivers for freight and passenger transport and booking fares.

Conducting an automobile transport business without an automobile transport business license shall be subject to fines up to VND 20 million. The automobile transport business license shall be revoked in the event the transport service provider fails to operate transport activities within 6 months as from the issuance date of such license, or has operated but is halted for doing its business for 6 consecutive months.

(3)	Motorcycle Transport Service

Under Circular No. 08/2009/TT-BGTVT (as amended by Circular No. 46/2014/TT-BGVT) (“Circular 08”), individuals are entitled to use motorcycles to provide freight and passenger transport services (such as Grab’s two-wheel mobility, GrabFood, GrabMart and GrabExpress) upon satisfaction of certain conditions, including (i) having a badge/sign or uniform provided by the relevant provincial People’s Committee in order to be identified among other traffic participants; and (ii) having a valid driver’s license. However, currently, Vietnamese law does not have specific regulations covering companies providing a software application supporting in motorcycle transport connection and therefore, Decree 52 applies to this activity. Given such, in case of non-compliance, the regulations in the e-commerce sector will apply.

(4)	Collection of Payment for Booked Goods and Services by Users

For Grab’s mobility and food delivery segments, users booking through a ride-hailing booking services company’s websites or mobile applications make payment for booked goods or services by way of non-cash payment with a credit card, debit card or e-wallet (through intermediary payment service providers appointed by the e-commerce platform service providers) or in cash (through the goods delivery service provider as appointed by the e-commerce platform service providers). Under Decree No. 101/2012/ND-CP on non-cash payments (as amended by Decree No. 80/2016/ND-CP and Decree No. 16/2019/ND-CP) (“Decree 101”), the authorized collection service can be performed through a bank account (account-based cashless payment service) or a non-account-based cashless payment service. In addition to banks, people’s credit funds and micro-finance institutions, certain non-banking entities may be approved by the State Bank of Vietnam, or the SBV, on a case-by-case basis, to provide account-based cashless payment services and non-account-based cashless payment services.

Food Deliveries and Package Deliveries

Under the Law on Post No. 49/2010/QH12 and Decree No. 47/2011/ND-CP providing details for implementation for Law on Post (as amended by Decree No. 150/2018/ND-CP) (“Decree 47”), postal activities include activities, among others, (i) delivery of mails and paper documents and (ii) delivery of goods parcel and package (such as GrabExpress). Vietnamese postal regulations require any entities and individuals providing delivery or postal services (except individuals providing the services free of charge) to obtain a postal license or certificate on postal operation notification, depending on weight and type of items being delivered as well as territory in which the postal service provider operates. Failure to obtain the postal license or certificate on postal operation notification shall be subject to fines up to VND 30 million and is subject to a remedial measure which requires return of all the profits earned from the activities without proper license or notification.

Though the postal regulations require individual drivers to obtain a postal license or certificate on postal operation notification, Decree 47 is silent on the procedure for individual drivers to obtain such license and certificate. In the meantime, Circular 08 is the prevailing regulation governing delivery of goods by motorcycle (as provided above).

Decree No. 09/2018/ND-CP, which sets forth regulations on Law on Commerce and Law on Foreign Trade Management on trading goods and activities directly related to trading of goods of foreign investors and FIEs in Vietnam (“Decree 09”), expressly requires a trading license for FIEs engaging in certain trading activities and e-commerce activities including, among others: (i) retail of goods, (ii) provision of trade promotion services, except advertisement, (iii) provision of trading intermediary services and (iv) e-commerce services. The relevant authority for issuing the trading license is the provincial Department of Industry and Trade (“DOIT”), where the FIE’s head office is located; and for issuance of the trading license, the DOIT must seek approval from the MOIT. The initial term of a trading license is generally five years unless another term is applicable pursuant to treaty. Accordingly, Grab’s GrabFood, GrabMart and GrabKitchen are subject to Decree 09.

Decree 09 also provides an exemption from the requirement to obtain a trading license for FIEs which have obtained an enterprise registration certificate, an investment registration certificate or equivalent documents prior to the effective date of Decree 09 for their trading rights in accordance with Vietnamese law. Those FIEs can continue carrying out their trading activities as previously approved but certain changes including, among others, scope of trading operations, shareholding or legal representative could require the company to apply for a trading license. Failure to obtain the trading license shall be subject to fines up to VND 30 million and is subject to a remedial measure which requires return of all the profits earned from the activities without proper license.

Financial Segment (including e-payment service, debt trading and insurance business)

Intermediary payment services are mainly regulated by Law on Prevention of Money Laundering No. 07/2012/QH13, Decree 101 and its guiding local documents (including Circular No. 39/2014/TT-NHNN as amended by Circular No. 20/2016/TT-NHNN, Circular No. 30/2016/TT-NHNN, and Circular No. 23/2019/TT-NHNN; and Document No. 8104/NHNN dated October 9, 2017). Under Decree 101, intermediary payment services include, among others, e-wallet and e-payment gateway services. Non-financial companies that wish to provide intermediary payment services are required to satisfy certain requirements, among others, having a minimum charter capital of VND 50 billion and qualification and experience requirements for the service providers’ managers, and then must obtain a license for intermediary payment services from the SBV (“IPS License”), which has a 10-year term. Changes in scope must be approved by the SBV prior to its effectiveness. Non-compliance with the above could potentially result in penalties including loss of, or restriction on, the licence, and/or administration fines not exceeding VND 500 million for each instance of non-compliance, imposed by the State Bank of Vietnam.

A company may provide the debt trading license services if it satisfies certain conditions such as registered business activity, qualification and experience requirements, and the minimum charter capital.

A company engaging in insurance agency service (and its staffs directly involved in insurance agency activity) is required to satisfy certain requirements including, among others, execution of the insurance agency agreement with the insurer; and the staff being Vietnamese citizen, residing in Vietnam from 18 years of age or above and holding an insurance agency certificate issued by an institution licensed by the Ministry of Finance. Non-compliance with the above could potentially result in penalties including loss of or restriction on the licence, and/or administrative monetary penalties imposed by the Ministry of Finance against the company and/or its officers not exceeding VND 140 million for each instance of non-compliance

Vietnamese Competition Law

Competition Law No. 23/2018/QH14 (“Competition Law”) is envisaged to be primarily administered under the jurisdiction of the MOIT and the National Competition Commission (“NCC”), which is yet to be established. Presently, the Competition Law is administered by the Vietnam Competition and Consumer Protection Agency (“VCCA”) until the NCC is established. In addition to anti-competitive conduct and abuse of dominance, the NCC will oversee merger control in Vietnam—any transaction considered to be an economic concentration that reaches certain reportable thresholds based on the size of transaction, total assets in Vietnam, total sales (or total purchase volume) in Vietnam, and market share, requires a notification of economic concentration and regulatory consent prior to signing of the transactional documents. For economic concentration implemented outside of Vietnamese territory, the thresholds taken into account are total assets in Vietnam, total sales or purchases generated in Vietnam and market share in Vietnam. The Competition Law provides a two-phase appraisal process of a merger filing: (A) preliminary appraisal and (B) official appraisal. The preliminary appraisal phase may take up to 30 days from the filing date but may be prolonged. A transaction that does not qualify for any of the safe harbors in the preliminary appraisal will undergo the official appraisal phase which takes up to 90 – 150 days, which may be extended at the regulator’s discretion. After the official appraisal phase, Vietnamese authorities may decide to conditionally allow, allow or prohibit the transaction.

Non-compliance with the notification to VCCA before carrying out the execution of merger agreement under the transaction that is determined as an economic concentration may result in a fine from 1% to 5% of the total revenue in the relevant market(s) in the previous financial year of each violating enterprise that involved in the transaction. Similarly, the fine for violations on anti-competitive agreements or abuse of dominance shall be subject to a maximum fine of 10% of the total revenue. The enterprises that commit these violations will also be subject to criminal liabilities which is an additional monetary fine from VND 1 billion up to VND 5 billion and involved business may be suspended from 6 to 12 months; they might also be banned from operating in certain fields or raising capital for 1 to 3 years. Additionally, the person who commits the violations will also be subject to imprisonment up to 5 years.

Vietnamese Law on Protection of Consumers’ Rights and Data Privacy Regulation

Law on Protection of Consumers’ Rights No. 59/2010/QH12 (as amended in 2018) (the “Law on Protection of Consumers’ Rights”) provides regulations on the rights and obligations of consumers, the responsibilities of organizations or individuals trading goods and/or services to consumers, the responsibility of social organizations in protecting the interests of consumers, resolving disputes between consumers and organizations or individuals trading goods and/or services, and the responsibility of the State on the protection of consumers’ interests. Under the Law on Protection of Consumers’ Rights, certain terms in contracts with consumers are voidable, such as waivers of liability for traders provided by law, restrictions on consumer complaints and lawsuits and authorizations for traders to unilaterally amend contractual terms with customers.

Vietnam does not have a comprehensive data protection law. Instead, data protection provisions are prescribed across various legislation, which includes the Civil Code, the Law on Protection of Consumers’ Rights, the Law on Information Technology, and the Law on E-commerce, among others, which are all issued by the National Assembly of Vietnam. A data subject’s right to privacy is protected by laws. Any collection, publication, processing, transfer to a third party, or any other use of a data subject’s personal information requires the consent of such data subject. Non-compliance with the above regulations in terms of consumer information protection, including failure to obtain consumers’ consent, or failure to correct or to provide methods to consumers for them to update or correct the information which is detected inaccurate, may lead to a fine up to VND 80 million.

Regulations on Anti-money Laundering and Prevention of Terrorism Financing

Vietnam’s Law on the Prevention of Money Laundering contains anti-money laundering and prevention of terrorism financing regulations and applies to all financial institutions and certain non-financial institutions engaged in specific business activities, which include payment services. The Department of Anti-Money Laundering established under the SBV monitors and regulates Vietnam’s anti-money laundering regime. Entities subject to the anti-money laundering regime must report certain transactions to the Department of Anti-Money Laundering, including high-value transactions, suspicious transactions, and transactions involving companies or individuals in the countries and territories on the “black list” published by the Ministry of Public Security. Moreover, apart from the know-your-client procedures required by Vietnamese law, entities subject to the anti-money laundering regime must perform an enhanced due diligence investigation on high-risk parties, which include foreign individuals on the list of “politically influenced persons” published by the SBV, or individuals or entities conducting transactions using new technologies (i.e. technology enabling such individuals or entities to conduct transactions without meeting in person with a member or staff of the bank). Non-compliance with the above could potentially result in penalties including loss of or restriction on the license, suspension or dismissal of officers, and/or fines not exceeding VND 500 million.

GRAB MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to Grab and its subsidiaries prior to the Closing.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with “Selected Consolidated Financial Data” and our unaudited and audited consolidated financial statements and the related notes and other financial information included elsewhere in this proxy statement/prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements as a result of many factors, including those factors set forth in the sections titled “Risk Factors” and “Forward-Looking Statements”, which you should review for a discussion of some of the factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis and elsewhere in this proxy statement/prospectus.

Southeast Asia’s Leading Superapp

We are Southeast Asia’s leading superapp, operating primarily across the deliveries, mobility and digital financial services sectors across eight countries in the region—Malaysia, Singapore, the Philippines, Thailand, Indonesia, Vietnam, Cambodia, and Myanmar. We enable millions of people each day to access driver- and merchant-partners to order food or groceries, hail a ride or taxi, pay for online purchases, or use offerings such as lending, insurance and telemedicine. Our platform allows important high frequency hyperlocal experiences—all available in a single “everyday everything” app. We were the category leader in 2020 by GMV in each of online food delivery and mobility and by TPV in e-wallet payments in Southeast Asia according to Euromonitor.

We operate in over 400 cities in eight countries with over five million registered driver-partners, a wide selection of over two million registered merchant-partners across the region and over two million registered GrabKios agents in Indonesia as of June 2021. According to Euromonitor, we had the region’s largest on-demand driver supply network, based on the total number of registered driver-partners in Southeast Asia in 2020, and its largest food delivery network, based on the number of registered food delivery merchant-partners in Southeast Asia in 2020.

Recent Developments

Resilience through COVID-19

Our well-diversified “everyday everything” app strategy provides us with the flexibility to deploy resources to where demand is highest. For example, our driver-partners can seamlessly service multiple verticals and we have the ability to quickly roll out new offerings to enable them to meet the needs of consumers. During the COVID-19 pandemic, our operational and technology teams were able to adjust to evolving demands. In 2020, we transitioned 237,000 driver-partners from mobility bookings to food, grocery and package delivery, enabling them to continue earning an income. Furthermore, we were able to roll out our GrabMart delivery offering across five new countries (Singapore, Thailand, Vietnam, the Philippines, and Myanmar) in less than three months. We also have a highly variable cost structure, which has allowed us to reduce expenses, in particular sales and marketing, through a sustained downturn without compromising our growth ambitions.

As cities and countries went through lockdowns in 2020 and 2021, we have experienced an acceleration of our deliveries business as stay-at-home, work-from-home and social distancing measures increased the demand for food and grocery delivery services. During periods where lockdowns have eased, we have seen increases in demand for our mobility offerings, demonstrating the resilience of this business.

However, the governments in the markets we operate in from time to time continue to implement measures or encourage actions to curb the spread of COVID-19, including new stay-at-home and movement control orders, work-from-home arrangements and social distancing measures as cases spike, and as a result, our business continues to be impacted. The COVID-19 pandemic and government actions to curb the pandemic are constantly evolving, and uncertainty remains with respect to the duration of the pandemic and its impact on our business going forward.

Key Financial and Operational Highlights for the Three Months Ended September 30, 2021

The unaudited selected financial and operating data for the three months ended September 30, 2021 and 2020 discussed below has been prepared by Grab’s management. KPMG LLP has not audited, reviewed, compiled, or performed any procedures with respect to the financial data, and KPMG LLP expresses no opinion nor any other form of assurance with respect thereto.

Despite tighter movement controls and heightened restrictions across Southeast Asia, we continued to demonstrate resilience across our consolidated business in the three months ended September 30, 2021.

•

Revenue was $157 million for the three months ended September 30, 2021, down 9% year-over-year, as a result of the decline in mobility due to the severe lockdowns in Vietnam. Revenue is net of consumer incentives and merchant- and driver-partner incentives.

•

Loss for the period for the three months ended September 30, 2021 grew by $366 million to $(988) million and includes $748 million in non-cash items. The non-cash items primarily consists of interest accrued on our convertible redeemable preference shares, equity-settled share-based payment and fair value changes on investments.

•

Adjusted EBITDA was $(212) million for the three months ended September 30, 2021, down by $85 million year-over-year. The Adjusted EBITDA margin for the three months ended September 30, 2021 was (5.3)% of GMV. Adjusted EBITDA in the three months ended September 30, 2021 was negatively impacted by a drop in mobility, which had been segment Adjusted EBITDA positive since the three months ended December 31, 2020, as well as an increase in regional corporate costs as we continued to invest in product development and technological investments for the future.

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GMV for the three months ended September 30, 2021 grew 32% year-over-year to reach $4.0 billion. Deliveries GMV grew 63% year-over-year to reach $2.3 billion, which offset a 30% year-over-year decline in mobility GMV due to lockdowns and movement restrictions in many of our markets caused by COVID-19 and the Delta variant.

•

MTUs for the three months ended September 30, 2021 declined by 8% year-over-year, as a result of total lockdowns across Vietnam between July and September 2021 which resulted in suspension of both food delivery and ride-hailing services.

•	Average spend per user for the three months ended September 30, 2021, defined as GMV per MTU, increased 43% year-over-year.

As of September 30, 2021, we had $5.2 billion of cash liquidity (including $2.7 billion of unrestricted cash, $1.7 billion of time deposits, $495 million of marketable securities and $264 million of restricted cash), an increase of $1.5 billion from $3.7 billion as of December 31, 2020. Our total outstanding debt as of September 30, 2021 was $2.2 billion, a $2.0 billion increase from $212 million as of December 31, 2020, primarily due to the closing of our first senior secured term loan facility, the $2.0 billion Term Loan B Facility, in January 2021.

($ in millions, unless otherwise stated)	Three Months Ended September 30,		2020- 2021% Change
	2021	2020
Financial Measures:
Revenue	157	172	(9)%
Loss for the period	(988)	(621)	(59)%
Total Segment Adjusted EBITDA (Non-IFRS)(1)	(33)	10	NM
Adjusted EBITDA (Non-IFRS)(1)	(212)	(128)	(66)%

Operating Metrics:
GMV(2)	4,038	3,061	32%
MTU(3) (millions of users)	22.1	23.9	(8)%
GMV per MTU ($)	183	128	43%
Partner incentives(4)	(187)	(132)	42%
Consumer incentives(5)	(271)	(132)	106%

Notes:

(1)	For a reconciliation to the most directly comparable IFRS measure see the section titled “—Reconciliation of Non-IFRS Financial Measures for the Three Months Ended September 30, 2021 and 2020.”
(2)

GMV means gross merchandise value, an operating metric representing the sum of the total dollar value of transactions from Grab’s services, including any applicable taxes, tips, tolls and fees, over the period of measurement.

(3)

MTUs means monthly transacting users, which is defined as the monthly number of unique users who transact via Grab’s products, where transact means to have successfully paid for any of Grab’s products. MTUs over a quarterly or annual period are calculated based on the average of the MTUs for each month in the relevant period.

(4)

Partner incentives represent the dollar value of incentives granted to driver- and merchant-partners, the effect of which is to reduce revenue. The incentives granted to driver- and merchant-partners include base incentives and excess incentives, with base incentives being the amount of incentives paid to driver- and merchant-partners up to the amount of commissions and fees earned by Grab from those driver- and merchant-partners, and excess incentives being the amount of payments made to driver- and merchant-partners that exceed the amount of commissions and fees earned by Grab from those driver- and merchant-partners. Base incentives amounted to $37 million and $36 million, for the three months ended September 30, 2021 and 2020, respectively.

(5)	Consumer incentives represent the dollar value of discounts and promotions offered to consumers, the effect of which is to reduce revenue.

Segment Highlights

Deliveries

•	Revenue for deliveries for the three months ended September 30, 2021 grew 58% year-over-year to $49 million.

•

Deliveries Segment Adjusted EBITDA for the three months ended September 30, 2021 of $(22) million improved by $1 million year-over-year. Deliveries Segment Adjusted EBITDA margin was at (0.9)% as a percentage of deliveries GMV, an improvement compared to (1.6)% in the three months ended September 30, 2020.

•

GMV for deliveries for the three months ended September 30, 2021 grew 63% year-over-year to $2.3 billion. GrabMart continued to show strong traction, with GMV growing approximately 380% year-over-year.

•	We continue to expand our role as an e-commerce enabler, particularly in deliveries. In November, we announced a partnership with Lazada to enable Lazada sellers to provide same-day delivery services for their consumers in Singapore via GrabExpress. We have a similar partnership with Lazada in Indonesia and Malaysia.

•

We also announced in November the addition of new major retail chains to GrabMart as we continue to scale up grocery delivery across Southeast Asia. New partners joining GrabMart include convenience store chain, Indomaret in Indonesia, hypermarket chain, Big C in Thailand, supermarket chain Lotus’s (formerly known as Tesco) in Malaysia, and S&R supermarket in the Philippines best known for their attractive members-only discounts, and Mega Market in Vietnam, a leading wholesaler and distributor of grocery products.

Mobility

•	Mobility revenue for the three months ended September 30, 2021 was $88 million, down 26% year-over-year.

•

Mobility Segment Adjusted EBITDA for the three months ended September 30, 2021 was $64 million, a 26% decrease year-over-year. Segment Adjusted EBITDA margin for mobility reached 12.0% of GMV, up from 11.4% in the three months ended September 30, 2020.

•	GMV for mobility for the three months ended September 30, 2021 declined 30% year-over-year to $529 million, primarily due to increased movement restrictions across the region as a result of COVID-19.

Financial Services

•	Financial services revenue for the three months ended September 30, 2021 grew by 11% year-over-year to $14 million.

•	Financial services Segment Adjusted EBITDA for the three months ended September 30, 2021 was $(76) million, compared to $(58) million in the three months ended September 30, 2020.

•	Our financial service segment achieved Pre-Interco TPV of $3.1 billion for the three months ended September 30, 2021, a 44% increase year-over-year.

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The percentage of mobility and deliveries GMV that were transacted via Grab Financial Group products such as GrabPay have increased from 58.5% for the three months ended September 30, 2020 to 69.9% for the three months ended September 30, 2021.

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We have increased our ownership stake in OVO in October 2021, which operates on an open ecosystem platform with a wide range of acceptance points. We believe closer collaboration with OVO will create a stronger financial services platform with an open ecosystem, allowing both companies to expand the suite of financial services they can offer to ecosystem partners as well as increase speed to market.

Enterprise and New Initiatives

•	Revenue for the segment for the three months ended September 30, 2021 declined by 37% year-over-year to $7 million.

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Enterprise and new initiatives Segment Adjusted EBITDA for the three months ended September 30, 2021 was $1 million, down $4 million year-over-year due to continued reinvestments into growing the merchant-partner base.

•	Segment Adjusted EBITDA margin for enterprise and new initiatives for the three months ended September 30, 2021 was 2.1% of GMV, down from 60.3% in the three months ended September 30, 2020.

•	GMV for enterprise and new initiatives for the three months ended September 30, 2021 grew 351% year-over-year to $41 million.

Reconciliation of Non-IFRS Financial Measures for the Three Months Ended September 30, 2021 and 2020

The following tables provide reconciliations of Adjusted EBITDA, Segment Adjusted EBITDA and Total Segment Adjusted EBITDA.

	For the three months ended Sept 30,
($ in millions, unless otherwise stated)	2021	2020
Loss for the period	(988)	(621)
Net interest expenses	472	364
Other income	(8)	(5)
Income tax expenses	3	5
Depreciation and amortization	86	93
Stock-based compensation expenses	106	37
Unrealized foreign exchange gain	(5)	(8)
Impairment losses on goodwill and non-financial assets	*	20
Fair value changes on investments	113	*
Restructuring costs	1	(6)
Legal, tax and regulatory settlement provisions	8	(7)

Adjusted EBITDA	(212)	(128)
Regional corporate costs	179	138

Total Segment Adjusted EBITDA	(33)	10

Segment Adjusted EBITDA
Deliveries	(22)	(23)
Mobility	64	86
Financial services	(76)	(58)
Enterprise and new initiatives	1	5

Total Segment Adjusted EBITDA	(33)	10

Note:

*Amount	less than $1 million

Financial and Operational Highlights

($ in millions, unless otherwise stated)	Six Months Ended June 30,		2021-2020 % Change	Year Ended December 31,		2020-2019 % Change
	2021	2020		2020	2019
Financial Measures:
Revenue	396	78	406%	469	(845)	155%
Loss for the period	(1,467)	(1,489)	1%	(2,745)	(3,988)	31%
Total Segment Adjusted EBITDA (Non-IFRS)(1)	21	(285)	NM	(226)	(1,554)	85%
Adjusted EBITDA (Non-IFRS)(1)	(325)	(550)	41%	(780)	(2,237)	65%

Operating Metrics:
GMV(2)	7,522	5,858	28%	12,492	12,251	2%
MTU(3) (millions of users)	24.3	24.5	(1)%	24.5	29.2	(16)%
GMV per MTU ($)	310	239	30%	509	419	21%
Partner incentives(4)	(311)	(364)	(14)%	(621)	(1,234)	(50)%
Consumer incentives(5)	(429)	(322)	33%	(616)	(1,117)	(45)%

Notes:

(1)	For a reconciliation to the most directly comparable IFRS measure see the section titled “—Reconciliation of Non-IFRS Financial Measures.”

(2)

GMV means gross merchandise value, an operating metric representing the sum of the total dollar value of transactions from Grab’s services, including any applicable taxes, tips, tolls and fees, over the period of measurement.

(3)

MTUs means monthly transacting users, which is defined as the monthly number of unique users who transact via Grab’s products, where transact means to have successfully paid for any of Grab’s products. MTUs over a quarterly or annual period are calculated based on the average of the MTUs for each month in the relevant period.

(4)

Partner incentives represent the dollar value of incentives granted to driver- and merchant-partners, the effect of which is to reduce revenue. The incentives granted to driver- and merchant-partners include base incentives and excess incentives, with base incentives being the amount of incentives paid to driver- and merchant-partners up to the amount of commissions and fees earned by Grab from those driver- and merchant-partners, and excess incentives being the amount of payments made to driver- and merchant-partners that exceed the amount of commissions and fees earned by Grab from those driver- and merchant-partners. Base incentives amounted to $78 million and $111 million, for the six months ended June 30, 2021 and 2020, respectively, and $178 million and $519 million for the year ended December 31, 2020 and 2019, respectively.

(5)	Consumer incentives represent the dollar value of discounts and promotions offered to consumers, the effect of which is to reduce revenue.

The COVID-19 pandemic negatively impacted our operations in 2020. For example, we saw a decline in demand for our mobility offerings starting in March 2020 when the first city and country lockdowns were implemented in our markets. However, the diversification and resilience of our business enabled us to grow despite the COVID-19 pandemic as, for example, demand for deliveries increased as consumption patterns shifted, and our business continued to scale and benefitted from synergies.

Our deliveries, mobility, financial services and enterprise and new initiatives represented (i) 24.8%, 66.4%, 3.5% and 5.3%, respectively, of our revenue in the six months ended June 30, 2021 and (ii) 1.2%, 93.3%, (2.2)% and 7.7%, respectively, of our revenue in the year ended December 31, 2020.

Our revenue growth in 2020 and the six months ended June 30, 2021 was driven by an increase in GMV for the same periods. The revenue growth in 2020 was also driven by a decrease in partner and consumer incentives. Deliveries, mobility, financial services and enterprise and new initiatives represented (i) 50.2%, 19.9%, 29.2% and 0.8%, respectively, of our GMV in the six months ended June 30, 2021 and (ii) 43.8%, 25.9%, 30.0% and 0.4%, respectively, of our GMV in the year ended December 31, 2020.

As of June 30, 2021, we had $5.3 billion of cash liquidity (including $3.3 billion of unrestricted cash, $1.5 billion of time deposits, $264 million of marketable securities and $263 million of restricted cash), an increase of $1.6 billion from $3.7 billion which included $2.0 billion of unrestricted cash, $1.3 billion of time deposits, $250 million of marketable securities and $169 million of restricted cash) as of December 31, 2020. Our total outstanding debt as of June 30, 2021 was $2.1 billion, a $1.9 billion increase from our $212 million outstanding debt as of December 31, 2020, primarily due to the closing of our first senior secured term loan facility, the $2.0 billion Term Loan B Facility, in January 2021.

Key Factors Affecting Our Performance

Our ability to grow and engage platform consumers

The number of platform consumers, which we measure by MTUs, is a key driver of the activity on our platform and the scale of our business. More consumers accessing offerings on our platform not only drives increased revenue, but contributes to powerful synergies that accelerate with scale. We expect platform consumers to grow as the value offered to them on our platform increases through product innovation, improved user experience, and more offerings. Building on our brand and category leadership across online food delivery, mobility and e-wallet payments, we expect platform consumers to grow organically. We also intend to continue to use promotions to attract consumers to our platform base and to engage MTUs.

We believe platform consumers will increase their usage and spend on services offered through our platform as they discover additional features and offerings, and as they choose to incorporate them more deeply into their daily lives. In addition, we expect usage and spend to increase as we grow our platform, benefiting our driver- and merchant-partners. This is demonstrated by the increase in the average number of offerings used per MTU and GMV per MTU.

Our ability to grow driver- and merchant-partners and scope of our offerings

Our growing base of merchant-partners provides opportunities to drive revenue growth, and our expanding base of driver-partners allows us to benefit from significant cost synergies and economies of scale as we deploy resources more efficiently. Our ability to maintain and grow our merchant-partner base depends in part on our ability to continue to solve mission-critical challenges for our merchant-partners. We therefore continue to invest in our merchant-centric initiatives to enable more small businesses to thrive on our platform. We also plan to continue investing in strengthening our sales force. We have also invested substantially in our technology platform to provide our merchant-partners with the tools they need to thrive in the digital economy.

Additionally, maintaining and continuing to grow our base of driver-partners is critical to delivering a quality experience on our platform. The more driver-partners that we have on our platform, the more deliveries and rides our driver-partners are able to provide, while maintaining high quality service and low wait times. Our driver-partner loyalty program provides our most engaged driver-partners with a variety of benefits, and we have encouraged our driver-partners to participate in training programs. As of December 2020, more than 550,000 digital literacy certificates had been issued to our driver-partners through GrabAcademy, our online training platform available through the Grab driver-partner app. Finally, we actively listen to our driver-partners’ concerns and feedback. Driver-partners’ representative committees gather and provide insights on how Grab can further enhance their experience.

We have also created the GrabForGood Fund that will support programs that help to uplift our driver- and merchant-partners’ lives, as well as the broader Southeast Asia community. This includes plans to provide free COVID-19 vaccinations for Grab partners who are not covered by a national vaccination program, and initiatives such as subsidized insurance and financial and digital literacy programs that will provide the foundations for social and economic mobility.

We believe that increasing the depth and breadth of our offerings will attract more consumers to our platform and in turn more driver- and merchant-partners to our platform. We intend to enhance our value proposition to driver- and merchant-partners by continuing to evolve the scope of our offerings, increasing the size and engagement of the consumer base to drive greater demand, developing innovative marketing services, and improving the analytics tools available to our partners.

Our ability to realize operating leverage on our platform

Since our founding, we have established numerous touch points with consumers, which allows us to facilitate a broad range of additional services through our platform. We believe we can leverage our platform and ecosystem to roll out new offerings faster than any of our peers. For example, we expanded our food deliveries business across four markets in just three months because of our experience and expertise from building our mobility business in these markets. Similarly, the gross written premiums of our online insurance business more than tripled within three months from its launch in Singapore in April 2019 due to significant demand from our extensive driver-partner base and our distribution platform. Increasing the depth and breadth of offerings on our platform drives the attractiveness of our platform for merchant-partners and consumers.

We foster an ecosystem in which participants engage with each other through our platform. Consumers purchase goods and services from driver- and merchant-partners, and driver- and merchant-partners interact with each other to fulfill delivery orders. Driver- and merchant-partners also purchase financial services directly through our platform and transact across verticals. We believe that this is a unique aspect of our platform, which underpins the strength of our competitive advantage.

During the initial stages of growth, we offered significant incentives and promotions to attract platform consumers as well as incentives to attract driver- and merchant-partners, and conducted advertising activities to enhance our brand awareness. We also invested in research and development and other operating expenses to support the growth of our platform. Going forward, with increasing scale and synergies on our platform, we expect to enjoy economies of scale, which we expect will allow us to more efficiently and cost effectively acquire new platform consumers and engage existing consumers.

Our ability to invest effectively in technology and research and development

We have made, and will continue to make, significant investments in research and development and technology to improve our platform to attract and retain driver- and merchant-partners, and consumers, expand the capabilities and scope of our offerings, and enhance the consumer experience.

Our engineers and data scientists are critical to the success of our business and we will continue to invest in the best talent in these areas. In addition, we have dedicated and will continue to dedicate significant resources to research and development efforts, focusing on developing innovative applications and offerings aimed at fulfilling the everyday needs of consumers by enabling merchant-partners to improve their service quality and operational efficiency, as well as advancing our big data and AI capabilities.

Our ability to enter into win-win strategic partnerships, investments, and acquisitions

Since our founding, we have made a number of critical strategic investments and acquisitions to enhance our platform and attract consumers. The most strategic of these was our acquisition of Uber’s Southeast Asia operations in 2018, which led to us becoming the category leader by GMV in 2020 for food deliveries and mobility in Southeast Asia according to Euromonitor.

We expect to continue to make strategic investments in, and acquisitions of, other businesses that we believe will expand or enhance the offerings on our platform and attract more merchants and consumers to our platform. We have already acquired an extensive suite of financial services licenses, including payments licenses in six core regional markets, and were recently selected to be a recipient of a digital full bank license in Singapore through a consortium with our partner Singtel.

Our ability to continue to reduce driver- and merchant-partner and consumer incentives

We offer various incentives to our driver- and merchant-partners that are deducted from the fees received from driver- or merchant-partners (typically being a percentage of the fare paid by the consumer to the driver- or merchant-partner). We also offer consumer incentives that reduce the amount payable by a consumer to driver- or merchant-partners. The incentives that we offer to driver- and merchant-partners and consumers for a transaction may sometimes exceed Grab’s fees and commissions from a particular transaction, and may in aggregate sometimes exceed Grab’s aggregate fees and commissions in a particular reporting period.

Grab’s revenues are reported net of partner and consumer incentives, so if incentives exceed Grab’s commissions and fees received, it can result in Grab reporting negative revenue. For the years ended December 31, 2019 and 2020 and the six months ended June 30, 2021, Grab incurred incentives of $2,351 million, $1,237 million and $740 million, respectively (comprised of partner incentives of $1,234 million, $621 million, and $311 million, respectively, and consumer incentives of $1,117 million, $616 million and $429 million, respectively) resulting in reductions to Grab’s reported revenues of the same amounts, which in the case of the year ended December 31, 2019 resulted in Grab reporting negative revenues of $(845) million. Notwithstanding Grab’s use of significant incentive payments to encourage use of its platform, Grab’s monthly transacting users nevertheless declined from approximately 29.2 million in the year ended December 31, 2019 to approximately 24.5 million for the year ended December 31, 2020, and thereafter remained relatively stagnant at approximately 24.3 million for the six months ended June 30, 2021. The decline in monthly transacting users during the year ended December 31, 2020 was primarily driven by a decrease in users of Grab’s mobility services as a result of various degrees of COVID-19 related travel restrictions imposed across Southeast Asia.

The incentives that Grab provides to its partners and consumers represented a higher proportion of our GMV during the initial stages of growth of our business. For example in 2019, incentives accounted for $2.1 billion (24% of GMV) across mobility and deliveries segment whereas in 2020 and the first half of 2021, this number dropped to $1.2 billion (13% of GMV) and $668 million (13% of GMV), respectively. This is due to both reduced incentive spend over time as well as growth in GMV in the respective segments. As our platform grows, we have been able to take advantage of the synergies of our platform and more effectively use incentives to encourage the use of our platform and acquire driver- and merchant-partners on to our platform over time, leading to an increase in revenue as a percentage of GMV in 2020. However, from time to time we may also increase incentives due to competitive factors in a particular country or area.

We expect that our ability to successfully reduce the amount of incentives paid to driver- and merchant-partners and consumers over time relative to the commissions and fees we receive will likely impact our ability to increase revenues, raise capital, reduce net losses and achieve profitability and reduce net cash outflows. In addition, future decreases in the use of incentives could also result in decreased growth in the number of users and driver- and merchant-partners or an overall decrease in users and driver- and merchant-partners, which could negatively impact our financial condition and results of operations.

The impact of government policies and regulations in the markets in which we operate

We operate across the deliveries, mobility and financial services segments in the Southeast Asia region. Each of our businesses is subject to government regulation in each jurisdiction in which we operate. Regulations have impacted or could impact, among others, the nature of and scope of offerings we are able to make available through our platform, the pricing of offerings on our platform, our relationship with, and incentives, fees and commissions provided to or charged from, driver- and merchant-partners, incentives provided to consumers, our ability to operate in certain segments of our business, our ownership percentage in operating entities that may be subject to foreign ownership restrictions and insurance we are required to maintain. We expect that our ability to manage our relationships with regulators in each of our markets, as well as existing and evolving regulations will continue to impact our results in the future.

Components of Results of Operations

Revenue

We primarily generate revenue from commissions and fees for our deliveries, mobility and financial services offerings. Revenue is presented net of driver-partner, merchant-partner and consumer incentives, which could result in negative revenue where these amounts exceed Grab’s commissions and fees. We act as an agent in connecting our driver- and merchant-partners to consumers. For further details on our revenue recognition, see “—Significant Accounting Policies—Revenue.”

Business Segments

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Deliveries. We primarily generate revenue from commissions and other fees from driver- and merchant-partners. We also generate revenue from order, platform, delivery and other fees. Our revenue from the deliveries segment is recognized net of driver-partner, merchant-partner and consumer incentives, and is recognized when the product is successfully fulfilled and delivered to the consumer. We earn GrabKios revenues through commissions charged as a percentage of the value of transactions through GrabKios agents.

•

Mobility. We primarily generate revenue from commissions paid by driver-partners and platform fees from consumers for the use of our platform. Our revenue from the mobility segment is recognized net of driver-partner and consumer incentives and we recognize revenue upon the completion of each booking. We also generate other revenue through rental fees paid by driver-partners from our GrabRentals offering.

•

Financial Services. We primarily generate revenue from transaction and commission fees. For payment services, we generate revenue from transaction fees from merchant-partners and transaction platforms based on a percentage of transaction volumes. We also generate revenue from non-payments related financial services, namely lending, insurance, wealth management, and other financial services. For lending and receivables factoring, we generate revenue primarily based on the interest income we receive from the loans we extend and from the factoring fee or discount when we purchase the receivables. For other financial services, we generate revenue through commissions received from the provision of the service.

•

Enterprise and New Initiatives. Our enterprise revenues primarily consist of advertising revenue earned from our GrabAds offering and licensing fees for our other enterprise offerings such as GrabDefence. We generate other revenue from lifestyle and other offerings, through the commissions that we receive when such services are sold through our platform.

Cost of Revenue

Cost of revenue comprises expenses directly or indirectly attributable to our deliveries, mobility, financial services and enterprise and new initiatives offerings and primarily consists of data management and platform related technology costs including amortization of technology and market activity related intangible assets, compensation costs (including share-based compensation) for operations and support personnel, payment processing fees, costs incurred in relation to our motor vehicle fleet used for rental services (including depreciation and impairment) and costs incurred for certain deliveries transactions where we are primarily responsible for delivery services and pay delivery driver-partners for their services provided.

We expect that operation costs will increase on an absolute dollar basis in tandem with the growth of our businesses for the foreseeable future as we continue to invest and broaden our offerings and scale our operations. To the extent we are successful in becoming more efficient in supporting platform users and partners, we expect cost of revenue as a percentage of revenue to decrease.

Other Income

Other income includes income earned from government grants and other miscellaneous income.

Sales and Marketing Expenses

Sales and marketing expenses primarily consist of advertising costs, compensation costs (including share-based compensation) to sales and marketing employees and allocation of associated corporate costs. These costs are recognized as incurred.

We plan to continue to invest in sales and marketing expenses to attract and retain platform users and increase our brand awareness. We expect that, in the long-term, our sales and marketing expenses will decrease as a percentage of revenue.

General and Administrative Expenses

General and administrative expenses primarily consist of compensation costs (including share-based compensation) for executive management and administrative personnel (including finance and accounting, human resources, policy and communications, legal, facility and general administration employees), occupancy and facility costs, administrative fees, professional service fees, depreciation on certain administration assets, legal settlement accrual and allocation of associated corporate costs.

We expect that general and administrative expenses as a percentage of revenue will decrease in the longer term as our business achieves scale. However, in the short-term, we expect to incur additional expenses as a result of operating as a public company, including expenses to comply with the rules and regulations applicable to companies listed on a national securities exchange, expenses related to compliance and reporting obligations pursuant to the rules and regulations of the Securities and Exchange Commission, as well as higher expenses for general and director and officer insurance, investor relations, and professional services.

Research and Development Expenses

Research and development expenses primarily consist of compensation cost (including share-based compensation) to engineering, design and product development employees and allocation of associated corporate costs.

Net Impairment Losses on Financial Assets

Net impairment losses on financial assets relate to impairment losses in respect of trade receivables and loans and advances to driver- and merchant-partners.

Other Expenses

Other expenses mainly include goodwill impairment.

Net Finance Costs

Net finance costs primarily consist of interest expense on our outstanding debt instruments, partially offset by interest earned on debt investments and cash and cash equivalents, coupled with the fair value gain or loss on the debt instruments. Net finance costs also include accrued interest on redeemable convertible preference shares, which will convert into GHL Class A Ordinary Shares upon the consummation of the Business Combination. Additionally, net finance costs include the foreign currency gain or loss on financial assets and financial liabilities.

Share of Loss of Equity-Accounted Investees (Net of Tax)

Share of loss of equity-accounted investees (net of tax) relates to Grab’s share of the results of our investments in associates and joint ventures.

Income Tax (Expense)/Credit

We are subject to income taxes in the jurisdictions in which we do business. These foreign jurisdictions have different statutory tax rates. Accordingly, our effective tax rate will vary depending on the relative proportion of income derived in each jurisdiction, use of tax credits, changes in the valuation of our deferred tax assets, and liabilities and changes in tax laws.

Results of Operations

The following table summarizes our consolidated statements of profit or loss for each of the periods presented:

($ in millions, unless otherwise stated)	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
Revenue	396	78	469	(845)
Cost of revenue	(507)	(496)	(963)	(1,320)
Other income	16	16	33	14
Sales and marketing expenses	(105)	(77)	(151)	(238)
General and administrative expense	(243)	(163)	(326)	(304)
Research and development expenses	(167)	(135)	(257)	(231)
Net impairment losses on financial assets	(10)	(27)	(63)	(56)
Other expenses	*	(6)	(40)	(30)

Operating loss	(620)	(810)	(1,298)	(3,010)
Net finance costs	(840)	(677)	(1,437)	(971)
Share of loss of equity-accounted investees (net of tax)	(4)	(4)	(8)	*

Loss before income tax	(1,464)	(1,491)	(2,743)	(3,981)
Income tax (expense)/credit	(3)	2	(2)	(7)

Loss for the period	(1,467)	(1,489)	(2,745)	(3,988)

Note:

*Amounts less than $1 million

Comparison of the Six Months Ended June 30, 2021 and 2020

Revenue

($ in millions, unless otherwise stated)	Six Months Ended June 30,
	2021	2020
Revenue	396	78
Deliveries	98	(76)
Mobility	263	175
Financial Services	14	(19)
Enterprise and New Initiatives	21	(2)

Revenue by segment

Our revenue increased by $317 million to $396 million in the six months ended June 30, 2021 from $78 million in the six months ended June 30, 2020.

Revenue is presented net of base incentives, excess incentives and consumer incentives. Base incentives were $78 million and $111 million in the six months ended June 30, 2021 and 2020, respectively. Excess incentives were $233 million and $252 million in the six months ended June 30, 2021 and 2020, respectively, and consumer incentives were $429 million and $322 million in the six months ended June 30, 2021 and 2020, respectively.

Deliveries revenue was $98 million for the six months ended June 30, 2021 compared to $(76) million for the six months ended June 30, 2020. These increases were driven by an increase in deliveries GMV of 54%, or $1.3 billion, to $3.8 billion in the six months ended June 30, 2021 compared to $2.4 billion in the six months ended June 30, 2020, driven primarily by increasing consumer demand and number of merchant-partners using our platform. The increased demand for deliveries was driven by stay-at-home and movement control orders, work-from-home arrangements and social distancing measures implemented as a result of the COVID-19 pandemic in our markets. We were also able to utilize our driver-partners providing mobility services to support and meet the increasing demand for delivery services. Deliveries revenue as a percentage of deliveries GMV improved as we gained network efficiency in our driver-partner base, and were able to improve our overall value proposition in terms of merchant selection, delivery performance and application experience on our superapp platform. Our partner incentives were $262 million and $251 million for the six months ended June 30, 2021 and 2020, respectively. Our consumer incentives were $323 million and $211 million for the six months ended June 30, 2021 and 2020, respectively. We increased our consumer incentives during the six months ended June 30, 2021 to maintain the strong growth momentum in our deliveries GMV and market share, with the increase in consumer incentives of 53% slightly below the 54% increase in our deliveries GMV.

Mobility revenue increased by $88 million to $263 million for the six months ended June 30, 2021 compared to $175 million for the six months ended June 30, 2020, which was primarily due to ride hailing revenue increasing by $87 million and rental income from motor vehicles increasing by $1 million. The increase in revenue was primarily due to the reduction of driver-partner incentives and fees and consumer incentives, despite a decrease in ride hailing demand, which was adversely impacted by the COVID-19 pandemic, as reflected by the decrease in GMV for mobility. Our incentives decreased by $83 million (comprised of decreases of $61 million in partner incentives and $23 million in consumer incentives) to $82 million (comprised of $48 million in partner incentives and $34 million in consumer incentives) for the six months ended June 30, 2021 compared to $166 million (comprised of $109 million in partner incentives and $57 million in consumer incentives) for the six months ended June 30, 2020, which resulted in a corresponding increase in our mobility revenue, as we reduced incentives in the face of the COVID-19 pandemic. The COVID-19 pandemic and the associated stay-at-home and movement control orders, work-from-home arrangements and social distancing measures, as well as border closures and travel restrictions, had a negative impact on mobility demand, and accordingly also on mobility GMV, though mobility GMV for the six months ended June 30, 2021 only decreased slightly to $1.5 billion as compared to mobility GMV of $1.6 billion for the six months ended June 30, 2020 as a result of the six month period ended June 30, 2020 reflecting the gradual onset of the COVID-19 pandemic while the six months ended June 30, 2021 reflected the effects of the ongoing COVID-19 pandemic throughout the entire period. In addition, in order to comply with social distancing requirements and improve safety, we suspended our GrabShare offering and temporarily suspended our GrabHitch offering. The increase in rental income from motor vehicles was due to increased demand from corporate users. Mobility revenue as a percentage of mobility GMV increased from 11% in the six months ended June 30, 2020 to 18% in the six months ended June 30, 2021, as we continued to reduce partner and consumer incentives.

Financial services revenue improved to $14 million in the six months ended June 30, 2021, compared to $(19) million in the six months ended June 30, 2020. The increase was primarily due to optimization in the issuance of free OVO points and growth in our GrabPay e-wallet business as consumers increased online spending and increased usage of the GrabPay as cashless transactions increased, in each case driven primarily by changing consumer preferences resulting from the COVID-19 pandemic and an increase in merchant-partners acceptance of GrabPay.

Enterprise and new initiatives revenue increased by $22 million to $21 million in the six months ended June 30, 2021 compared to $(2) million in the six months ended June 30, 2020. The increase was primarily due to the growth of GrabAds and other services in the six months ended June 30, 2021.

Cost of revenue

($ in millions, unless otherwise stated)	Six Months Ended June 30,		2020-2021
	2021	2020	% Change
Cost of revenue	507	496	2%

Cost of revenue increased by $11 million, or 2%, to $507 million in the six months ended June 30, 2021 from $496 million in the six months ended June 30, 2020, primarily due to higher staff costs associated with an increase in headcount, which was partially offset by lower depreciation of fixed assets and amortization of intangible assets.

Sales and marketing expenses

($ in millions, unless otherwise stated)	Six Months Ended June 30,		2020-2021
	2021	2020	% Change
Sales and marketing expenses	105	77	36%

Sales and marketing expenses increased by $28 million, or 36%, to $105 million in the six months ended June 30, 2021 from $77 million in the six months ended June 30, 2020. The increase was due to the increase in media and direct marketing activities in response to changes in consumers’ preferences during the COVID-19 pandemic.

General and administrative expenses

($ in millions, unless otherwise stated)	Six Months Ended June 30,		2020-2021
	2021	2020	% Change
General and administrative expenses	243	163	48%

General and administrative expenses increased by $79 million, or 48%, to $243 million in the six months ended June 30, 2021 from $163 million in the six months ended June 30, 2020. This was primarily due to higher professional fees relating to mergers and acquisitions, and corporate initiatives, and higher staff compensation cost with the expansion of our operations.

Research and development expenses

($ in millions, unless otherwise stated)	Six Months Ended June 30,		2020-2021
	2021	2020	% Change
Research and development expenses	167	135	23%

Research and development expenses increased by $31 million, or 23%, to $167 million in the six months ended June 30, 2021, primarily due to the increase in personnel-related compensation from incentives such as bonus and equity compensation.

Net impairment losses on financial assets

($ in millions, unless otherwise stated)	Six Months Ended June 30,		2020-2021
	2021	2020	% Change
Net impairment losses on financial assets	10	27	(63)%

Net impairment losses on financial assets decreased by $17 million, or 63%, to $10 million in the six months ended June 30, 2021, primarily driven by lower provision for bad debts with the transition towards electronic wallets.

Other expenses

($ in millions, unless otherwise stated)	Six Months Ended June 30,		2020-2021
	2021	2020	% Change
Other expenses	*	6	NM

Note:

*Amounts less than $1 million

Other expenses decreased by $6 million to less than $1 million in the six months ended June 30, 2021, due to a reduction in loss on disposal of fixed assets.

Net finance costs

($ in millions, unless otherwise stated)	Six Months Ended June 30,		2020-2021
	2021	2020	% Change
Net finance costs	840	677	24%

Net finance costs increased by $162 million, or 24%, to $840 million in the six months ended June 30, 2021. The increase in net finance costs was primarily due to a higher interest incurred as a result of the issuance of additional convertible redeemable preference shares and secured term loan, and interest accretion. For the six months ended June 30, 2021, the Company issued $262 million of convertible redeemable preference shares with a net increase in finance costs by $157 million from higher interest accretion.

Comparison of the Years Ended December 31, 2020 and 2019

Revenue

($ in millions, unless otherwise stated)	Year Ended December 31,
	2020	2019
Revenue	469	(845)
Deliveries	5	(638)
Mobility	438	9
Financial Services	(10)	(229)
Enterprise and New Initiatives	36	13

Revenue by segment

($ in millions, unless otherwise stated)	Year Ended December 31,
	2020	2019
Singapore	246	(30)
Malaysia	91	92
Vietnam	76	(26)
Rest of Southeast Asia	56	(881)

	469	(845)

Our revenue increased by $1.3 billion, to $469 million in 2020 from $(845) million in 2019.

Revenue is presented net of base incentives, excess incentives and consumer incentives. Base incentives were $178 million and $519 million in 2020 and 2019, respectively. Excess incentives were $443 million and $715 million in 2020 and 2019, respectively, and consumer incentives were $616 million and $1.1 billion in 2020 and 2019, respectively.

Deliveries revenue was $5 million in 2020 compared to revenue of $(638) million in 2019. These increases were driven by an increase in deliveries GMV of 86%, or $2.5 billion, to $5.5 billion in 2020 compared to $2.9 billion in 2019, driven primarily by increasing consumer demand and number of merchant-partners using our platform. Demand was driven by growth in digitalization resulting from stay-at-home and movement control orders, work-from-home arrangements and social distancing measures implemented as a result of the COVID-19 pandemic in our markets. We were also able to utilize our driver-partners providing mobility services to support and meet the increasing demand for delivery services. Deliveries revenue as a percentage of deliveries GMV improved as we gained network efficiency in our driver-partner base, and were able to improve our overall value proposition in terms of merchant selection, delivery performance and application experience on our superapp platform. In addition, the increase in revenue was also due to the reduction of driver- and merchant-partner and consumer incentives. Our partner incentives were $466 million and $477 million in 2020 and 2019, respectively. Our consumer incentives were $437 million and $483 million in 2020 and 2019, respectively.

Mobility revenue increased by $429 million, to $438 million in 2020 compared to $9 million in 2019, which was primarily due to ride hailing revenue increasing by $474 million, partially offset by decrease in rental income from motor vehicles of $45 million. The increase in revenue was primarily due to the reduction of driver-partner incentives and fees and consumer incentives, despite a decrease in ride hailing demand, which was adversely impacted by the COVID-19 pandemic, as reflected by the decrease in GMV for mobility. Our incentives decreased by $887 million (comprised of decreases of $592 million in partner incentives and $294 million in consumer incentives) to $251 million (comprised of $151 million in partner incentives and $100 million in consumer incentives) for the year ended December 31, 2020 compared to $1,137 million (comprised of $743 million in partner incentives and $394 million in consumer incentives) for the year ended December 31, 2019, which resulted in a corresponding increase in our mobility revenue, as we reduced incentives in the face of the COVID-19 pandemic. The COVID-19 pandemic and the associated stay-at-home and movement control orders, work-from-home arrangements and social distancing measures, as well as border closures and travel restrictions, which started in 2020, had a negative impact on mobility demand, and accordingly also on mobility GMV, in 2020. As a result of the effects of the COVID-19 pandemic, GMV for mobility decreased to $3.2 billion in 2020 compared to $5.7 billion in 2019. In addition, in order to comply with social distancing requirements and improve safety, we suspended our GrabShare offering and temporarily suspended our GrabHitch offering. The decrease in rental income was due to reduced demand for mobility offerings. Mobility revenue as a percentage of mobility GMV increased from 0% in 2019 to 14% in 2020, as we continued to reduce partner and consumer incentives and our reliance on such incentives to maintain and grow our driver-partner and consumer base.

Financial services revenue improved to $(10) million in 2020, compared to $(229) million in 2019. The increase was primarily due to optimization on reduction in free OVO points issuance coupled with growth in our GrabPay e-wallet business as consumers increased online spending and increased usage of the GrabPay and OVO wallets as cashless transactions increased, in each case driven primarily by changing consumer preferences resulting from the COVID-19 pandemic and an increase in merchant-partners acceptance of GrabPay.

Enterprise and new initiatives revenue increased by $23 million, or 178%, to $36 million in 2020 compared to $13 million in 2019. The increase was primarily due to the introduction of GrabAds through the second half of 2019 and early 2020.

Cost of revenue

($ in millions, unless otherwise stated)	Year Ended December 31,		2019-2020 % Change
	2020	2019
Cost of revenue	963	1,320	(27)%

Cost of revenue decreased by $357 million, or 27%, to $963 million in 2020 from $1.3 billion in 2019, primarily due to the $274 million reduction in the amortization of intangible assets, on a reducing balance basis, relating to our non-compete agreement with Uber. The remaining cost improvement was due to optimization of technology costs, lower processing fees and impairment costs.

Other income

($ in millions, unless otherwise stated)	Year Ended December 31,		2019-2020 % Change
	2020	2019
Other income	33	14	136%

Other income increased by $19 million or 136% to $33 million in 2020 from $14 million in 2019. The increase was due to wage reimbursements from various governments due to the COVID-19 pandemic.

Sales and marketing expenses

($ in millions, unless otherwise stated)	Year Ended December 31,		2019-2020 % Change
	2020	2019
Sales and marketing expenses	151	238	(37)%

Sales and marketing expenses decreased by $87 million, or 37%, to $151 million in 2020 from $238 million in 2019. The reduction is mainly driven by an overall reduction in media and direct marketing activities due to the impact of the COVID-19 pandemic.

General and administrative expenses

($ in millions, unless otherwise stated)	Year Ended December 31,		2019-2020 % Change
	2020	2019
General and administrative expenses	326	304	7%

General and administrative expenses increased by $22 million, or 7%, to $326 million from 2019 to 2020 primarily due to higher professional fees relating to mergers and acquisitions, litigation provisions and higher staff compensation cost as a result of higher headcount as we expanded our operations.

Research and development expenses

($ in millions, unless otherwise stated)	Year Ended December 31,		2019-2020 % Change
	2020	2019
Research and development expenses	257	231	11%

Research and development expenses increased by $26 million, or 11%, to $257 million in 2020, primarily due to the increase in personnel-related compensation from increased research and development headcount to support innovation, coupled with a decrease in capitalized research and development expenses for qualified development projects during 2020 compared to 2019.

Net impairment losses on financial assets

($ in millions, unless otherwise stated)	Year Ended December 31,		2019-2020 % Change
	2020	2019
Net impairment losses on financial assets	63	56	13%

Net impairment losses on financial assets increased by $7 million, or 13%, to $63 million in 2020, primarily driven by increased provision for bad debts as a result of the COVID-19 pandemic.

Other expenses

($ in millions, unless otherwise stated)	Year Ended December 31,		2019-2020 % Change
	2020	2019
Other expenses	40	30	33%

Other expenses increased by $10 million, or 33%, to $40 million in 2020, due to an increase in goodwill impairment.

Net finance costs

($ in millions, unless otherwise stated)	Year Ended December 31,		2019-2020 % Change
	2020	2019
Net finance costs	1,437	971	48%

Net finance costs increased by $466 million, or 48%, to $1.4 billion in 2020. The increase in net finance costs was primarily due to higher interest incurred as a result of the issuance of additional convertible redeemable preference shares, net change in fair value of financial assets and impairment loss and change in fair value on investments in associates. In 2020, the Company issued $1.4 billion of convertible redeemable preference shares with a net increase in finance costs of $384 million from higher interest accretion.

Key Non-IFRS Financial Measures

In addition to the measures presented in our consolidated financial statements, we use the following key non-IFRS financial measures to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.

Total Segment Adjusted EBITDA

Total Segment Adjusted EBITDA is a non-IFRS financial measure representing the sum of Segment Adjusted EBITDA of our four business segments. Segment Adjusted EBITDA is a non-IFRS financial measure, representing the Adjusted EBITDA of each of our four business segments, excluding, in each case, regional corporate costs. Total Segment Adjusted EBITDA and Segment Adjusted EBITDA also reflect any applicable exclusions from Adjusted EBITDA. See “Adjusted EBITDA” below. Total Segment Adjusted EBITDA and Segment Adjusted EBITDA each have limitations as financial measures, should be considered as supplemental in nature, and are not meant as a substitute for the related financial information prepared in accordance with IFRS. For a reconciliation of Total Segment Adjusted EBITDA to the most directly comparable IFRS measure see the section titled “—Reconciliation of Non-IFRS Financial Measures.”

Regional corporate costs are costs that are not attributed to any of the business segments, including certain regional research and development expenses, general and administrative expenses and marketing expenses. These regional research and development expenses also include mapping and payment technologies and support and development of the internal technology infrastructure. These general and administrative expenses also include certain shared costs such as finance, accounting, tax, human resources, technology and legal costs. Regional corporate costs exclude stock-based compensation expenses. Total Segment Adjusted EBITDA is a useful indicator of the economics of our segments, as it does not include regional corporate costs.

Despite the impact of the COVID-19 pandemic, our mobility business experienced revenue growth in 2020 and the six months ended June 30, 2021, and positive Segment Adjusted EBITDA for the same periods. Meanwhile, our deliveries Segment Adjusted EBITDA is trending positively, driven by the revenue growth experienced by the segment in 2020 and the six months ended June 30, 2021. We expect continued Segment Adjusted EBITDA improvement over the long-term as we continue to scale our business and achieve greater efficiencies in our operating expenses.

Total Segment Adjusted EBITDA (in $ millions)

Adjusted EBITDA

Adjusted EBITDA is a non-IFRS financial measure calculated as net loss adjusted to exclude: (i) net interest income (expenses), (ii) other income (expenses), (iii) income tax expenses, (iv) depreciation and amortization, (v) stock-based compensation expenses, (vi) costs related to mergers and acquisitions, (vii) unrealized foreign exchange gain (loss), (viii) impairment losses on goodwill and non-financial assets, (ix) fair value changes on investments, (x) restructuring costs and (xi) legal, tax and regulatory settlement provisions.

Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with IFRS. For a reconciliation of Adjusted EBITDA to the most directly comparable IFRS measure see the section titled “—Reconciliation of Non-IFRS Financial Measures.”

Our loss for the period decreased in 2020 and the six months ended June 30, 2021, in line with the positive trend in the Adjusted EBITDA for the same periods.

Reconciliation of Non-IFRS Financial Measures

To supplement our financial information, we use the following non-IFRS financial measures: Adjusted EBITDA, Segment Adjusted EBITDA and Total Segment Adjusted EBITDA. However, the definitions of our non-IFRS financial measures may be different from those used by other companies, and therefore, may not be comparable. Furthermore, these non-IFRS financial measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated financial statements that are necessary to run our business. Thus, these non-IFRS financial measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with IFRS.

We compensate for these limitations by providing a reconciliation of these non-IFRS financial measures to the related IFRS financial measures. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-IFRS financial measures in conjunction with their respective related IFRS financial measures.

The following tables provide reconciliations of Adjusted EBITDA, Segment Adjusted EBITDA and Total Segment Adjusted EBITDA.

	Six Months Ended June 30,		Year Ended December 31,
($ in millions, unless otherwise stated)	2021	2020	2020	2019
Loss for the period	(1,467)	(1,489)	(2,745)	(3,988)
Net interest (income) expenses	864	644	1,391	977
Other (income)/expense	(10)	(7)	(10)	(13)
Income tax expense/(credit)	3	(2)	2	7
Depreciation and amortization expense	170	195	387	647
Stock-based compensation expense	140	26	54	34
Unrealized foreign exchange (gain)/loss	(4)	(2)	*	4
Impairment losses on goodwill and non-financial assets	1	16	43	60
Fair value change on investments	(47)	49	57	3
Restructuring costs	*	7	2	1
Legal, tax and regulatory settlement provisions	25	13	39	31

Adjusted EBITDA	(325)	(550)	(780)	(2,237)
Regional corporate costs	346	265	554	683

Total Segment Adjusted EBITDA	21	(285)	(226)	(1,554)

Segment Adjusted EBITDA
Deliveries	(24)	(186)	(211)	(809)
Mobility	205	108	307	(194)
Financial Services	(163)	(191)	(331)	(548)
Enterprise and New Initiatives	3	(16)	9	(3)

Total Segment Adjusted EBITDA	21	(285)	(226)	(1,554)

Note:

*	Amount less than $1 million

Financial Measures by Business Segment

Deliveries

The table below highlights key financial measures for our deliveries segment.

($ in millions, unless otherwise stated)	Six Months Ended June 30,		2020-2021 % Change	Year Ended December 31,		2019-2020 % Change
	2021	2020		2020	2019
Revenue	98	(76)	NM	5	(638)	NM
Segment Adjusted EBITDA(1)	(24)	(186)	87%	(211)	(809)	74%
% of GMV	(1)%	(8)%		(4)%	(27)%

Note:

(1)	Segment Adjusted EBITDA is a non-IFRS financial measure, representing the Adjusted EBITDA of each of our four business segments, excluding, in each case, regional corporate costs.

Our deliveries business has scaled significantly since its launch in 2018, with growth further accelerating as consumers increased adoption of deliveries services in response to the COVID-19 pandemic. This strong growth is reflected in an increase in revenue of $174 million to $98 million for the six months ended June 30, 2021. Going forward, we expect Segment Adjusted EBITDA to further improve as we continue to scale and develop our deliveries business.

Mobility

The table below highlights key financial measures for our mobility segment.

($ millions)	Six Months Ended June 30,		2020-2021 % Change	Year Ended December 31,		2019-2020 % Change
	2021	2020		2020	2019
Revenue	263	175	50%	438	9	NM
Segment Adjusted EBITDA(1)	205	108	89%	307	(194)	NM
% of GMV	14%	7%		9%	(3)%

Note:

(1)	Segment Adjusted EBITDA is a non-IFRS financial measure, representing the Adjusted EBITDA of each of our four business segments, excluding, in each case, regional corporate costs.

Our mobility business was impacted significantly by the COVID-19 pandemic and the implementation of city and country lockdowns in the first half of 2020. In the latter half of 2020, mobility volumes began to recover as government mandated restrictions eased and consumers returned to using our mobility offerings. However, governments from time to time continue to implement measures or encourage actions to curb the spread of COVID-19, including new stay-at-home and movement control orders, work-from-home arrangements and social distancing measures, and as a result, our mobility offerings continue to be impacted by the COVID-19 pandemic. Despite these challenging circumstances, revenue increased by 50% to $263 million for the six months ended June 30, 2021, underlining strong unit economics fundamentals in our mobility business.

Financial Services

The table below highlights key financial measures for our financial services segment.

($ in millions, unless otherwise stated)	Six Months Ended June 30,		2020-2021 % Change	Year Ended December 31,		2019-2020 % Change
	2021	2020		2020	2019
Revenue	14	(19)	NM	(10)	(229)	95%
Segment Adjusted EBITDA(1)	(163)	(191)	15%	(331)	(548)	40%

Note:

(1)	Segment Adjusted EBITDA is a non-IFRS financial measure, representing the Adjusted EBITDA of each of our four business segments, excluding, in each case, regional corporate costs.

Our financial services business has scaled significantly over the past three years as we have rolled out new offerings. Despite the impact of the COVID-19 pandemic, our revenue increased from $(19) million for the six months ended June 30, 2020 to $14 million for the six months ended June 30, 2021, reflecting the continued growth potential in the financial services business and we have trended towards positive Segment Adjusted EBITDA.

Enterprises and New Initiatives

The table below highlights key financial measures for our enterprise and new initiatives segment.

($ in millions, unless otherwise stated)	Six Months Ended June 30,		2020-2021 % Change	Year Ended December 31,		2020-2021 % Change
	2021	2020		2020	2019
Revenue	21	(2)	NM	36	13	178%
Segment Adjusted EBITDA(1)	3	(16)	NM	9	(3)	NM
% of GMV	5%	(130)%		21%	(34)%

Note:

(1)	Segment Adjusted EBITDA is a non-IFRS financial measure, representing the Adjusted EBITDA of each of our four business segments, excluding, in each case, regional corporate costs.

The enterprise and new initiatives segment generated revenue of $21 million and ($2) million for the six months ended June 30, 2021 and June 30, 2020, respectively. Additionally, Segment Adjusted EBITDA increased by $19 million to $3 million in the six months ended June 30, 2021 from $(16) million in the six months ended June 30, 2020, and Segment Adjusted EBITDA as a percentage of GMV went from (130)% during the six months ended June 30, 2020 to 5% during the six months ended June 30, 2021.

Key Operating Metrics

Our revenue and results of operations are driven by the following key operating metrics, which our management reviews in order to understand and evaluate our current and past business and financial performance, identify trends affecting our business, formulate business plans, and make strategic decisions.

Gross Merchandise Value

Gross Merchandise Value (“GMV”) is an operating metric representing the sum of the total dollar value of transactions from Grab’s services, including any applicable taxes, tips, tolls and fees, over the period of measurement. GMV is a metric by which we understand, evaluate and manage our business, and we believe is necessary for investors to understand and evaluate our business. GMV provides useful information to investors as it represents the amount of a consumer’s spend that is being directed through our platform. This metric enables us and investors to understand, evaluate and compare the total amount of consumer spending that is being directed through our platform over a period of time. We present GMV as a metric to understand and compare, and to enable investors to understand and compare, our aggregate operating results, which captures significant trends in our business over time. GMV has historically increased as our business has grown and was $7.5 billion for the six months ended June 30, 2021. In 2020, due to the impact of the COVID-19 pandemic, GMV declined for the first half but recovered from the second half onwards. This was underpinned by similar trends in our number of MTUs. This allowed us to achieve growth in GMV from 2020 to 2021 of approximately 28%. We believe that we have a significant opportunity to continue growing GMV due to the extent of the market opportunity across all of our business verticals, along with our platform advantages. In addition to a rebound in mobility volumes and GMV as countries eventually enter into a recovery phase from COVID-19, we expect to achieve growth in our newer deliveries, financial services and enterprise and new initiative businesses as they continue to mature.

Gross Merchandise Value (in $ millions)

Monthly Transacting Users

Monthly transacting users (“MTUs”) is an operating metric defined as the number of unique consumers who have successfully paid for an offering on our platform within a given month, across any of our segments. For example, a consumer who made one food delivery transaction and one mobility transaction in the same month is counted as only one Grab MTU. MTUs over a quarterly or annual period are calculated based on the average of the MTUs for each month in the relevant period. We present our MTUs as a metric to understand and evaluate our business growth, and to enable investors to do the same. Due to the impact of the COVID-19 pandemic, we experienced a decline in MTUs from the second quarter of 2020 as movement restrictions severely impacted our mobility business. As we continue to face continued movement restrictions in 2021, our overall MTUs for the first half of 2021 remained consistent with the first half of 2020. Although we expect a return to MTU growth when economies in our markets recover from the COVID-19 pandemic, uncertainty remains as to the nature and timing of a full recovery as the COVID-19 pandemic continues to impact Southeast Asia and our markets have seen spikes in COVID-19 cases, and government measures are tightened from time to time.

Monthly Transacting Users (monthly average in millions)

The table below sets forth MTUs by segment for the periods indicated.

(in millions, unless otherwise noted)	Six months ended June 30,		2021-2020 % change	Year ended December 31,		2020-2019 % change
	2021	2020		2020	2019
Overall MTUs	24.3	24.5	(1)%	24.5	29.2	(16)%
Deliveries MTUs	16.4	14.1	16%	14.8	10.7	38%
Mobility MTUs	12.5	15.2	(18)%	14.6	24.7	(41)%
Financial Services MTUs	12.3	10.1	22%	10.4	10.3	1%

Overall Group MTUs have stayed relatively stable in the six months ended June 30, 2021 compared to the six months ended June 30, 2020. This was mainly caused by the decrease in mobility MTUs due to the extensive COVID-19 related restrictions and lockdowns across our markets in the first half of 2021, which was partially offset by the increase in deliveries MTUs and financial services MTUs in the same period. However, we expect our MTUs to return to normalized levels as COVID-19 related restrictions and lockdowns ease across our markets. In addition, the decrease in on-platform rides and in-store cashless transactions due to COVID-19 related restrictions and lockdowns also negatively affected the growth trend in our MTUs for financial services. Such negative impact on the growth trend in our MTUs for financial services was partially offset by an increase in on-platform payments for deliveries orders.

Gross Merchandise Value per Monthly Transacting User

Our ecosystem synergies and the continued rollout of new offerings drive increasing spend and engagement across the existing user base and attract new consumers to try offerings on our platform. This is evidenced by our GMV per MTU which has grown significantly since 2020 due to the growing proportion of MTUs using multiple offerings. We expect to drive growth in GMV per MTU as we continue to scale our offerings and realize the benefits of our ecosystem. Financial services offerings have contributed to GMV per MTU growth and we believe this continues to be a meaningful metric as it represents the amount of a consumer’s spend that is being directed through our platform. Financial services GMV includes OVO and GrabPay payments from successful P2P (peer-to-peer), P2M (peer-to-merchant) transactions, payments from successful digital goods transactions from Grab’s airtime and BillPay services, payments from successful online acceptance transactions (on-demand via Wallet Balance or PayLater from non-Grab services online), payments from subscription fees for deliveries and mobility offerings, value of buy transactions for wealth products and gross written premiums for insurance products.

GMV per MTU (in $)

Partner Incentives and Consumer Incentives

Partner incentives represent the dollar value of incentives granted to driver- and merchant-partners, the effect of which is to reduce revenue. The incentives granted to driver- and merchant-partners include base incentives and excess incentives, with base incentives being the amount of incentives paid to driver- and merchant-partners up to the amount of commissions and fees earned by Grab from those driver- and merchant-partners, and excess incentives being the amount of payments made to driver- and merchant-partners that exceed the amount of commissions and fees earned by Grab from those driver- and merchant-partners. Consumer incentives represent the dollar value of discounts and promotions offered to consumers, the effect of which is to reduce revenue. Partner incentives and consumer incentives are metrics by which we understand, evaluate and manage our business, and we believe are necessary for investors to understand and evaluate our business. We believe these metrics capture significant trends in our business over time.

Partner Incentives (in $ millions)

Consumer Incentives (in $ millions)

Partner and Consumer Incentives (in $ millions)

Key Operating Metrics by Business Segment

Deliveries

The table below highlights key operating metrics which drive our revenue for the deliveries segment.

($ in millions, unless otherwise stated)	Six Months Ended June 30,		2020-2021 % Change	Year Ended December 31,		2019-2020 % Change
	2021	2020		2020	2019
Revenue	98	(76)	NM	5	(638)	NM
GMV(1)	3,775	2,449	54%	5,468	2,947	86%
Partner incentives(2)	(262)	(251)	5%	(466)	(477)	(2)%
Consumer incentives(3)	(323)	(211)	53%	(437)	(483)	(10)%

Note:

(1)

GMV means gross merchandise value, an operating metric representing the sum of the total dollar value of transactions from Grab’s services, including any applicable taxes, tips, tolls and fees, over the period of measurement.

(2)

Partner incentives represent the dollar value of incentives granted to driver- and merchant-partners, the effect of which is to reduce revenue. The incentives granted to driver- and merchant-partners include base incentives and excess incentives, with base incentives being the amount of incentives paid to driver- and merchant-partners up to the amount of commissions and fees earned by Grab from those driver- and merchant-partners, and excess incentives being the amount of payments made to driver- and merchant-partners that exceed the amount of commissions and fees earned by Grab from those driver- and merchant-partners. Base incentives amounted to $46 million and $31 million, for the six months ended June 30, 2021 and 2020, respectively, and $64 million and $53 million for the year ended December 31, 2020 and 2019, respectively.

(3)	Consumer incentives represent the dollar value of discounts and promotions offered to consumers, the effect of which is to reduce revenue.

The revenue growth for our deliveries segment in 2020 and the six months ended June 30, 2021 was driven by an increase in GMV for the same periods. For the six months ended June 30, 2021, the revenue growth was partially offset by an increase in partner and consumer incentives. GMV for our deliveries segment is calculated as the sum of the total dollar value of the orders placed through our platform, including any applicable taxes, tips, tolls, delivery fees and platform and other fees. We generate revenue through commissions from driver- and merchant-partners, calculated as a percentage of the total dollar value and delivery fee of each GrabFood,

GrabKitchen, GrabMart, and GrabExpress order. For GrabKios, we generate revenue by charging a commission on the total value of goods sold by GrabKios agents.

Mobility

The table below highlights key operating metrics which drive our revenue for the mobility segment.

($ in millions, unless otherwise stated)	Six Months Ended June 30,		2020-2021 % Change	Year Ended December 31,		2019-2020 % Change
	2021	2020		2020	2019
Revenue	263	175	50%	438	9	NM
GMV(1)	1,493	1,621	(8)%	3,232	5,715	(43)%
Partner incentives(2)	(48)	(109)	(56)%	(151)	(743)	(80)%
Consumer incentives(3)	(34)	(57)	(40)%	(100)	(394)	(75)%

Note:

(1)

GMV means gross merchandise value, an operating metric representing the sum of the total dollar value of transactions from Grab’s services, including any applicable taxes, tips, tolls and fees, over the period of measurement.

(2)

Partner incentives represent the dollar value of incentives granted to driver- and merchant-partners, the effect of which is to reduce revenue. The incentives granted to driver- and merchant-partners include base incentives and excess incentives, with base incentives being the amount of incentives paid to driver- and merchant-partners up to the amount of commissions and fees earned by Grab from those driver- and merchant-partners, and excess incentives being the amount of payments made to driver- and merchant-partners that exceed the amount of commissions and fees earned by Grab from those driver- and merchant-partners. Base incentives amounted to $32 million and $80 million, for the six months ended June 30, 2021 and 2020, respectively, and $114 million and $464 million for the year ended December 31, 2020 and 2019, respectively.

(3)	Consumer incentives represent the dollar value of discounts and promotions offered to consumers, the effect of which is to reduce revenue.

Our mobility segment experienced revenue growth in 2020 and the six months ended June 30, 2021. The reduced demand for mobility offerings due to the COVID-19 pandemic was reflected in decreased GMV for the same periods. Despite challenging conditions, we continued to reduce partner and consumer incentives for the mobility segment in the six months ended June 30, 2021, which drove the growth in revenue. GMV for our mobility segment is calculated as the sum of the total dollar value of rides taken on our platform, including any applicable taxes, tips, tolls, and fees. Revenue from lease payments from our rentals business is also included in our mobility segment financials. We generate revenue for each ride based on a commission as a percentage of the total cost of the ride, exclusive of tolls and taxes.

Financial Services

The table below highlights the key operating metrics which drive our revenue for the financial services segment.

($ in millions, unless otherwise stated)	Six Months Ended June 30,			2020-2021 % Change	Year Ended December 31,		2019-2020 % Change
	2021		2020		2020	2019
Revenue	14		(19)	NM	(10)	(229)	95%
Pre-InterCo TPV(1)	5,614		4,046	39%	8,856	7,773	14%
GMV(2)	2,193		1,775	24%	3,748	3,579	5%
Partner incentives(3)	(*	)	(2)	(86)%	(3)	(13)	(80)%
Consumer incentives(4)	(34)		(45)	(23)%	(80)	(244)	(67)%

Note:

*	Amount less than $1 million.
(1)

Pre-InterCo TPV for the financial services segment is equivalent to the total payments volume, or TPV, processed through our platform for the financial services segment. TPV is the value of payments received from consumers, net of payment reversals, successfully completed through our platform.

(2)

GMV for the financial services segment is equivalent to the total payments volume, or TPV, processed through our platform for the financial services segment, excluding amounts from transactions between entities within the Grab group that are eliminated upon consolidation.

(3)

Partner incentives represent the dollar value of incentives granted to driver- and merchant-partners, the effect of which is to reduce revenue. The incentives granted to driver- and merchant-partners include base incentives and excess incentives, with base incentives being the amount of incentives paid to driver- and merchant-partners up to the amount of commissions and fees earned by Grab from those driver- and merchant-partners, and excess incentives being the amount of payments made to driver- and merchant-partners that exceed the amount of commissions and fees earned by Grab from those driver- and merchant-partners. Base incentives were less than $1 million for the six months ended June 30, 2021 and 2020 and $1 million and $2 million for the year ended December 31, 2020 and 2019, respectively.

(4)	Consumer incentives represent the dollar value of discounts and promotions offered to consumers, the effect of which is to reduce revenue.

The revenue growth for our financial services segment in 2020 and the six months ended June 30, 2021 was driven by an increase in GMV for the same periods with the roll-out of new offerings.

Enterprise and New Initiatives

The table below highlights the key operating metrics which drive our revenue for the enterprise and new initiatives segment.

($ in millions, unless otherwise stated)	Six Months Ended June 30,			2020-2021 % Change	Full Year Ended December 31,			2020-2021 % Change
	2021		2020		2020		2019
Revenue	21		(2)	NM	36		13	178%
GMV(1)	61		12	399%	44		9	416%
Partner incentives(2)	(*	)	(2)	(99)%	(2)		(1)	139%
Consumer incentives(3)	(37)		(9)	301%	(*	)	5	NM

Note:

*	Amount less than $1 million
(1)

GMV means gross merchandise value, an operating metric representing the sum of the total dollar value of transactions from Grab’s services, including any applicable taxes, tips, tolls and fees, over the period of measurement.

(2)

Partner incentives represent the dollar value of incentives granted to driver- and merchant-partners, the effect of which is to reduce revenue. The incentives granted to driver- and merchant-partners include base incentives and excess incentives, with base incentives being the amount of incentives paid to driver- and merchant-partners up to the amount of commissions and fees earned by Grab from those driver- and merchant-partners, and excess incentives being the amount of payments made to driver- and merchant-partners that exceed the amount of commissions and fees earned by Grab from those driver- and merchant-partners. Base incentives were less than $1 million for the six months ended June 30, 2021 and 2020 and for the year ended December 31, 2020 and 2019.

(3)	Consumer incentives represent the dollar value of discounts and promotions offered to consumers, the effect of which is to reduce revenue.

The revenue growth for our enterprises and new initiatives segment in 2020 and the six months ended June 30, 2021 was driven by an increase in GMV with the growth in services.

Liquidity and Capital Resources

Our principal sources of liquidity have been cash and cash equivalents raised from the issuance of convertible redeemable preference shares, loan facilities, equity financing at the subsidiary level and cash generated from operating activities.

Our liabilities exceeded our assets by $7.0 billion and $6.3 billion as of June 30, 2021 and December 31, 2020, respectively, and we incurred a net loss after tax of $1.5 billion and $1.5 billion for the six months ended June 30, 2021 and 2020, respectively. In addition, we had accumulated losses of $11.9 billion as of June 30, 2021. To support our business plans, we raise funding primarily through a term loan facility and issuance of convertible redeemable preference shares. We have secured additional liquidity with the closing of our first senior secured term loan facility, the Term Loan B Facility, in January 2021 of $2.0 billion that carries an interest rate based on cost of funds plus 4.5%. We also secured additional funding of approximately $45 million as part of our Series A financing round for our Grab Financial Group for the six months ended June 2021. We raised $0.3 billion and $0.7 billion of cash during the six months ended June 30, 2021 and June 30, 2020, respectively, through the issuance of convertible redeemable preference shares. We also incurred non-cash interest expenses related to such convertible redeemable preference shares of $0.8 billion and $0.7 billion for the six months ended June 30, 2021 and 2020, respectively. Such convertible redeemable preference shares will be cancelled and converted into the right to receive GHL Ordinary Shares upon completion of the Business Combination and as a result, following completion, we will no longer recognize any liability component nor any interest expense incurred with respect to such convertible redeemable preference shares.

Our unrestricted cash and cash equivalents comprise cash balances and short-term deposits with maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value and are used to manage short-term commitments. Marketable securities consisted primarily of investment-grade corporate bonds. Restricted cash comprises deposits pledged with banks as security in relation to the utilization of certain bank services, monies received and held in escrow in connection with certain contractual obligations and advances received in connection with our electronic wallet or e-wallet services. Our cash and cash equivalents are primarily denominated in U.S. Dollars as well as in local currencies of the markets where we operate.

We believe that our current available cash and cash equivalents and our credit facilities will be sufficient to meet our working capital requirements and capital expenditures in the ordinary course of business for a period of at least twelve months from the date hereof. We intend to finance our future working capital requirements and capital expenditures from cash generated from operating activities, funds raised from financing activities, and funds raised in connection with the Business Combination Transactions, including proceeds raised from the PIPE Investment, the funds in the trust account and proceeds raised under the Amended and Restated Forward Purchase Agreements and the Sponsor Subscription Agreement. We may use debt, equity or a portion of the proceeds from the PIPE Investment to refinance all or a portion of our debt under our existing credit facilities. Our future capital requirements depend on many factors including our growth rate, the continuing market acceptance of our offerings, the timing and extent of spending to support our efforts to develop our platform, and the expansion of sales and marketing activities. Further, we may in the future enter into arrangements to acquire or invest in businesses, products, services, and technologies, Therefore, we may decide to enhance our liquidity position or increase our cash reserve for future investments or operations through additional financing activities, which may include further equity or debt financing. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating or financial covenants that restrict our operations.

The following table sets forth a summary of our cash flows for the periods indicated.

($ in millions, unless otherwise stated)	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
Net cash flow	1,323	439	617	232
Net cash used in operating activities	(303)	(537)	(643)	(2,112)
Net cash provided by (used in) investing activities	(700)	374	(318)	393
Net cash provided by financing activities	2,326	602	1,578	1,951

Operating Activities

Net cash used in operating activities was $303 million for the six months ended June 30, 2021, primarily consisting of $1.5 billion of loss for the period, adjusted for certain non-cash items, which included a $0.9 billion non-cash charge mainly for finance costs relating to convertible redeemable preference shares, a $117 million non-cash amortization of intangible assets mainly relating to a non-compete agreement, depreciation expense of $53 million, $10 million of financial assets impairment, non-cash stock compensation expense of $140 million, and a $4 million share of loss from equity accounted investees. This was offset by a $61 million change in finance income mainly relating to interest income on our debt investments. The net change in operating assets and liabilities is primarily due to a $50 million increase in trade and other payables, with a partial offsetting from a $43 million increase in trade and other receivables. Additionally, there was a $4 million charge for taxes paid.

Net cash used in operating activities was $537 million for the six months ended June 30, 2020, primarily consisting of $1.5 billion of loss for the period, adjusted for certain non-cash items, which included a $0.7 billion non-cash charge mainly for finance costs relating to convertible redeemable preference shares and $129 million in amortization of intangible assets mainly relating to a non-compete agreement, depreciation expense of $67 million, $16 million of non-cash impairment of property, plant and equipment, $27 million of financial assets impairment and non-cash stock compensation expense of $26 million. This was offset by a change in finance income mainly relating to interest income on our debt investments of $42 million. The net change in operating assets and liabilities was due to a $10 million decrease in trade and other receivables, with partial offsetting from a $4 million decrease in trade and other payables. Additionally, there was a $3 million charge for tax paid.

Net cash used in operating activities was $643 million for the year ended December 31, 2020, primarily consisting of $2.7 billion of loss for the year, adjusted for certain non-cash items, which included a $1.5 billion non-cash charge mainly for finance costs relating to convertible redeemable preference shares, non-cash amortization of intangible assets mainly relating to a non-compete agreement of $261 million related to the Uber non-competition arrangement, depreciation expense of $126 million, $43 million of non-cash impairment of intangible assets and property, plant and equipment, $63 million of financial assets impairment, non-cash stock compensation expense of $54 million, a non-cash charge to litigation provisions of $31 million, a $8 million loss of our share of loss of equity accounted investees, and a $9 million loss on disposal of property, plant and equipment. This was offset by a change in finance income mainly relating to interest income on our debt investments of $53 million. The net change in operating assets and liabilities are primarily the result of a $31 million decrease in trade and other receivables and a $42 million increase in trade and other payables. Additionally, there was a $7 million charge for taxes paid.

Net cash used in operating activities was $2.1 billion for the year ended December 31, 2019, primarily consisting of $4.0 billion of loss for the year, adjusted for certain non-cash items, which included a $1.1 billion non-cash charge mainly for finance costs relating to convertible redeemable preference shares and amortization of intangible assets mainly relating to a non-compete agreement of $538 million, depreciation expense of $109 million, $60 million of non-cash impairment of intangible assets and property, plant and equipment, $56 million of financial assets impairment and non-cash stock compensation expense of $34 million. This was offset by a change in finance income mainly relating to interest income on our debt investments of $85 million. The net change in operating assets and liabilities was primarily the result of a $75 million increase in trade and other receivables and a $181 million increase in trade and other payables. Additionally, there was a $8 million charge for tax paid.

Investing Activities

Net cash used in investing activities was $700 million for the six months ended June 30, 2021, primarily consisting of $614 million for the purchase of other investments, placement of certain restricted cash deposits of $94 million and $9 million in share subscription in an associate. Additionally, $22 million was used for the purchases of property, plant and equipment and intangible assets. These were offset by proceeds from the sale of property, plant and equipment of $17 million, proceeds from sale of an associate of $8 million and cash interest received of $14 million.

Net cash from investing activities was $374 million for the six months ended June 30, 2020, primarily consisting of $378 million in proceeds from the sale of other investments, $30 million in cash interest received, $33 million in proceeds from the sale of property, plant and equipment, offset by $6 million for the purchase of intangible assets, $18 million for the purchases of property, plant and equipment, $3 million for the acquisition of businesses and the placement of certain fixed restricted cash deposits of $40 million.

Net cash used in investing activities was $318 million in 2020, primarily consisting of $109 million for the purchase of investments, coupled with the purchase of certain investment bonds of $250 million and the placement of certain restricted cash deposits of $30 million. Additionally, $18 million used for the purchase of intangible assets and $22 million used for the purchases of property, plant and equipment were offset by proceeds from the sale of property, plant and equipment of $63 million and cash interest received of $51 million.

Net cash from investing activities was $393 million in 2019, primarily consisting of $579 million in proceeds from the sale of other investments, $79 million in cash interest received and $6 million in proceeds from the sale of property, plant and equipment offset by $42 million for the purchase of intangible assets, $98 million for the purchases of property, plant and equipment, $32 million for the acquisition of subsidiaries and non-controlling interests and the placement of certain fixed restricted cash deposits of $99 million.

Financing Activities

Net cash provided by financing activities was $2.3 billion for the six months ended June 30, 2021, primarily consisting of $1.9 billion in proceeds from borrowings, $262 million in the issuance of convertible redeemable preference shares, and an additional $217 million attributed from proceeds from subscription of shares in a subsidiary by non-controlling interests, $44 million from the proceeds of the exercising of share options, offset by $89 million in the repayment of long and short-term debt, $12 million for the payment of lease liabilities and $40 million for cash interest paid.

Net cash provided by financing activities was $602 million for the six months ended June 30, 2020, primarily consisting of $659 million in proceeds from the issuance of convertible redeemable preference shares, $2 million from the proceeds of the exercising of share options, $4 million from long and short-term debts and an additional $25 million attributed from proceeds from subscription of shares in a subsidiary by non-controlling interests, offset by $61 million in the repayment of long and short-term debt, $17 million for the payment of lease liabilities and $10 million for cash interest paid.

Net cash provided by financing activities was $1.6 billion in 2020, primarily consisting of $1.4 billion in proceeds from the issuance of convertible redeemable preference shares, and an additional $329 million attributed from proceeds from subscription of shares in a subsidiary by non-controlling interests, $5 million from the proceeds of the exercising of share options and $8 million in proceeds from borrowings, offset by

$106 million in the repayment of long and short-term debt, $30 million for the payment of lease liabilities and $17 million for cash interest paid.

Net cash provided by financing activities was $2.0 billion in 2019, primarily consisting of $1.9 billion in proceeds from the issuance of convertible redeemable preference shares, $6 million from the proceeds of the exercising of share options and an additional $327 million from proceeds from subscription of shares in a subsidiary by non-controlling interests, offset by $69 million in the repayment of long and short-term debt, $28 million for the payment of lease liabilities, $203 million for the acquisition of noncontrolling interests and $20 million for cash interest paid.

Capital Expenditures

Our capital expenditures amounted to $32 million and $40 million for the six months ended June 30, 2021 and 2020, respectively. Our historical capital expenditures are primarily related to our facilities and procurement of our vehicles fleet, primarily across Singapore and Indonesia. We expect to continue to make capital expenditures to meet the expected growth in scale of our business and expect that cash generated from our cash and cash equivalents following the Business Combination Transactions and cash from operating activities and financing activities may be used to meet our capital expenditure needs in the foreseeable future.

Indebtedness

The following table shows the amount of Grab’s total consolidated short-term and long-term debt outstanding as of June 30, 2021 and 2020 and December 31, 2020 and 2019:

($ in millions, unless otherwise stated)	Six Months Ended June 30,		As of December 31,
	2021	2020	2020	2019
Current maturities of long-term liabilities
Bank loans and term loans	146	121	91	163
Long-term liabilities—net of current maturities
Bank loans and term loans	1,942	116	121	133

Total	2,088	238	212	296

We entered into a $2.0 billion senior secured term loan B facility (the “Term Loan B Facility”) in January 2021. Borrowings under the Term Loan B Facility bear interest at a floating rate equal to either, at Grab’s option, (i) a base rate, subject to a 2.00% floor, plus a margin of 3.50% per annum or (ii) a Eurodollar rate, subject to a 1.00% floor, plus a margin of 4.50% per annum. The Term Loan B Facility matures on January 29, 2026, and requires quarterly principal payments of 0.25% of the original principal amount per quarter through December 31, 2025, with any remaining balance payable on January 29, 2026. The term loan credit agreement in connection with the Term Loan B Facility contains certain affirmative and negative covenants applicable to Grab and certain of Grab’s subsidiaries, including, among other things, restrictions on indebtedness, liens and fundamental changes. The Term Loan B Facility is secured by substantially all assets of Grab and certain of Grab’s subsidiaries and all proceeds and products of the foregoing. The Term Loan B Facility proceeds may be used for general corporate purposes of Grab and certain of its subsidiaries. As of June 30, 2021, $2.0 billion in principal amount and accrued interest was outstanding under the Term Loan B Facility.

As of June 30, 2021, we and our subsidiaries had available credit facilities of an aggregate of $2.6 billion, of which $2.1 billion was drawn and outstanding while $485 million was unutilized. From time to time, we may also decide to refinance our indebtedness, including the Term Loan B Facility. Other than the Term Loan B Facility, a majority of these facilities are secured against vehicles rented to driver-partners through our rental business in Malaysia, Singapore and Indonesia. These financings are on an arm’s-length terms with an average duration of five years and interest rates of up to 11.50%. These facilities are denominated in local currencies with local financial institutions and leasing companies and contain customary affirmative and negative covenants applicable to Grab and/or certain of our subsidiaries, including, among other things, restrictions on indebtedness, liens, and fundamental changes. Among such facilities is an aggregate of approximately $283 million (the “Maybank Facilities”) entered into based on letters of blanket hire purchase facility with Malayan Banking Berhad, by one of our subsidiaries, Grab Rentals Pte. Ltd., of which approximately $55 million was drawn and outstanding as of June 30, 2021. The Maybank Facilities are secured against vehicles we rent to driver-partners in Singapore and have tiered interest rates ranging between 1.8% and 2.08% with an average duration of five years.

Contractual Obligations and Commitments

The following table summarizes our contractual obligations and commitments as of June 30, 2021:

($ in millions, unless otherwise stated)	Payments Due by Period
	Total	Less than 1 year	1-5 years	More than 5 years
Bank loans and term loans(1)	2,676	249	2,427	—
Lease liabilities commitments	32	13	18	*
Obligations for leases not yet commenced	104	3	47	54
Non-cancelable purchase obligations(2)	831	396	435	—

Total contractual obligations	3,643	661	2,927	55

Notes:

*	Amount less than $1 million
(1)	Each item includes expected interest payments.
(2)	Non-cancelable purchase obligations primarily pertain to the purchase of onboarding, data processing and technology platform infrastructure services.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Internal Control Over Financial Reporting

We are a private company with limited accounting personnel and other resources to address our internal control over financial reporting. In connection with the audit of our consolidated financial statements as of and for the years ended December 31, 2020 and 2019, we and our independent registered public accounting firm identified three material weaknesses as of December 31, 2020, in accordance with the standards established by PCAOB. As defined in standards established by the PCAOB, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified relate to (i) improper revenue recognition conclusions with respect to OVO that resulted in a material overstatement of revenue and expenses in Grab’s consolidated financial statements that were previously audited under International Standards on Auditing as a private company; (ii) the review process over assumptions and inputs used in several key accounting estimates; (iii) not having a sufficient number of personnel with an appropriate level of IFRS accounting skills, SEC reporting knowledge and experience and training in internal controls over financial reporting. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control over financial reporting under the Sarbanes-Oxley Act for purposes of identifying and reporting any weakness or significant deficiency in our internal control over financial reporting, as we and they will be required to do upon the consummation of the Business Combination. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional control deficiencies may have been identified.

To remedy our identified material weaknesses and control deficiencies, we plan to adopt several measures that will improve our internal control over financial reporting, including: (i) evaluating our existing communication channels and making improvements to ensure a higher level of collaboration and compliance with our accounting policies at the subsidiary level; (ii) design management review controls, including establishing proper precision levels at which the management review controls should operate and the timing of when controls should be performed; and (iii) performing a resource and skills gap analysis within our existing finance organization, implementing regular and consistent accounting and financial reporting training programs for our accounting and financial reporting personnel and recruiting more qualified personnel equipped with relevant experience and qualifications to strengthen the financial reporting function and setting up a financial and system control framework.

We expect to complete the measures above as soon as practicable and we will continue to implement measures to remedy our internal control deficiencies. The process of designing and implementing an effective financial reporting system is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a financial reporting system that is adequate to satisfy our reporting obligations. If we fail to develop or maintain an effective system of internal controls over our financial reporting, we may not be able to accurately report our financial results, prevent fraud or meet our reporting obligations. See “Risk Factors—Risks Relating to GHL—If GHL fails to maintain an effective system of disclosure controls and internal control over financial reporting, GHL may not be able to accurately report its financial results or prevent fraud. As a result, shareholders could lose confidence in GHL’s financial and other public reporting, which is likely to negatively affect GHL’s business and the market price of GHL Ordinary Shares.”

Holding Company Structure

Grab Holdings Inc. is a Cayman Islands incorporated investment holding company. It facilitates group treasury activities and international financial transactions such as fund raising but does not have substantive business operations. We conduct our operations in Southeast Asia primarily through our subsidiaries and our consolidated affiliated entities. As a result, our ability to pay dividends depends upon dividends paid by our subsidiaries. If our subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

In addition, as determined in accordance with local regulations, our subsidiaries in certain Southeast Asian markets may be restricted from paying us dividends offshore or from transferring a portion of their assets to us, either in the form of dividends, loans or advances, unless certain requirements are met and regulatory approvals are obtained. Even though we currently do not require any such dividends, loans or advances from our entities for working capital and other funding purposes, we may in the future require additional cash resources from them due to changes in business conditions, to fund future acquisitions and development, or merely to declare and pay dividends or distributions to our shareholders.

Certain of the markets in which we have significant subsidiaries, including Indonesia and Thailand, require those subsidiaries to establish and fund statutory reserves. Indonesian laws require a limited liability company to reserve an unspecified amount from its net profit in any year for which the balance of retained earnings is positive as a reserve fund until such fund amounts to at least 20% of its issued and paid up capital. Regulations in Thailand require a private limited liability company to allocate at least 5% of its retained earnings into a legal reserve fund at the time the dividend is paid until and unless the legal reserve fund reaches 10% of the company’s registered capital. The legal reserve is not available for dividend distribution.

Quantitative and Qualitative Disclosure about Market Risks

We are exposed to market risks in the ordinary course of our business. These risks primarily include credit risk, foreign currency risk and interest rate risk. See Note 24 to our consolidated financial statements included elsewhere in this proxy statement/prospectus for further details.

Credit Risk

We are exposed to credit risk from our operating activities and from our financing activities, which arises principally from our trade receivables, loans and advances to customers or consumers, deposits and cash and cash equivalents. With respect to trade receivables, we are not exposed to a major default risk from a single customer, and we actively monitor and manage credit risk by performing credit checks and optimizing the payment process. With respect to our loans and advances to customers, our credit risk mainly pertains to term loans provided to borrowers. We closely monitor credit quality for the loans and advances to manage and evaluate our related exposure to credit risk, and such efforts begin with initial underwriting and continue through to full repayment of a loan or advance. We have developed risk models using detailed information from internal historical experience, including customers’ prior repayment histories with us, to assess customer requests for a loan or advance. We also use delinquency status and trends and other indicators to assist in making new and ongoing credit decisions, adjust models and plan collection practices and strategies. With respect to our financial instruments, our deposits and cash and cash equivalents are all held with reputable bank and financial institution counterparties.

Foreign Currency Risk

We are exposed to foreign exchange risk on transactional foreign currency risk to the extent that there is a mismatch between the currencies in which sales, purchases, receivables and borrowings that are denominated in a currency other than the respective functional currencies of our entities, including Singapore Dollars, Indonesian Rupiah, Thai Baht, Malaysian Ringgit, Vietnamese Dong and Philippine Pesos, among other currencies. The functional currencies of our entities are primarily the currency of the country in which the entity operates. The currencies in which these transactions primarily are denominated are also in the currency in which the entity operates. Accordingly, changes in exchange rates are reflected in reported income and loss from our international businesses included in our consolidated statements of operations. A continued strengthening of the U.S. dollar would therefore reduce reported revenue and expenses from our international businesses included in our consolidated statements of operations

Interest on external borrowings is denominated in the currency of the borrowing. Generally, our entities’ external borrowings are denominated in currencies that match the cash flows generated by the underlying operations, which is also the currency of the country in which the entity operates.

Based on the above, we believe we are not exposed to significant currency transactional foreign currency risk. We may in the future, enter into derivatives or other financial instruments in an attempt to hedge our foreign currency exchange risk. It is difficult to predict the impact hedging activities would have on our results of operations.

Translation Exposure

We are also exposed to foreign exchange rate fluctuations as we translate the financial statements of our subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the translation adjustments resulting from the conversion of the financial statements of our subsidiaries into U.S. dollars would result in a gain or loss recorded as a component of accumulated other comprehensive income (loss).

Interest Rate Risk

Our main interest rate risk arises from long-term borrowings with variable rates, which expose us to cash flow interest rate risk. Our borrowings at variable rate are mainly denominated in U.S. Dollars and Singapore Dollars. The borrowings are periodically contractually repriced and to the extent are also exposed to the risk of future changes in market interest rates. Therefore, fluctuations in interest rates will impact our consolidated financial statements. A rising interest rate environment will increase the amount of interest paid on these loans. As an example, for the $2 billion Term Loan B Facility, a hypothetical 100 basis point increase in LIBOR, over and above the 1.00% floor, would increase our interest expense by $20 million. At this time, we do not, but we may in the future, enter into derivatives or other financial instruments to hedge our interest rate risk and provide certainty to our fixed obligations.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with IFRS. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses and related disclosures. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and other assumptions that we believe to be reasonable under the circumstances. Our actual results could differ from these estimates under different assumptions or conditions. We believe that the following critical accounting policies reflect the more significant judgments, estimates and assumptions used in the preparation of our consolidated financial statements.

Revenue recognition

We enable access to transportation, delivery, financial services and enterprise offerings in Southeast Asia through our platform; and recognize revenue as or when we satisfy our service obligations. We primarily earn revenue from the following:

Mobility

We earn fees from driver-partners and consumers for connecting consumers with transportation rides provided by driver-partners across a variety of multi-modal mobility options. We recognize revenue upon completion of each ride. Our mobility revenue also includes rental income from the leasing of motor vehicles to driver-partners, who typically use the vehicles to offer services through our platform.

Deliveries

We earn fees from driver-partners, merchant-partners and consumers for connecting driver-partners and merchant-partners with consumers to facilitate deliveries, including of prepared meals and groceries, as well as point-to-point parcel delivery. We recognize revenue on completion of each delivery.

Mobility and Deliveries business: principal vs. agent considerations

We enter into service agreements with driver-partners and merchant-partners to use our platform. A contract exists between us and the driver-partners and merchant-partners once they accept a transaction request and their ability to cancel the transaction lapses.

We evaluate the presentation of revenue on a gross or net basis based on whether we act as a principal by controlling the services provided to consumers, or whether we act as an agent by arranging for third parties to provide the services to consumers. We facilitate the provision of services by driver-partners and merchant-partners to consumers for the driver-partners and merchant-partners to fulfill their contractual promise to consumers. The driver-partners and merchant-partners fulfill their promise to provide services to consumers through use of our platform. While we facilitate setting the price for services, the driver-partners and consumers have discretion in accepting the transaction price through our platform. We are not responsible for fulfilling the services being provided to the consumers nor do we have inventory risk related to these services. We are acting as an agent to facilitate the successful completion of transportation or delivery services by the driver-partners and merchant-partners to consumers. We have concluded that we are an agent to the driver-partners and merchant-partners, as our role is to connect them with consumers to facilitate the successful completion of transportation or delivery services.

In enabling connection, the driver-partners, merchant-partners and consumers are our customers; and we have a separate performance obligation to each:

•	the driver-partners (to connect the drive-partners with consumers to facilitate and successfully complete ride-hailing and delivery services);

•	the merchant-partners (to connect the merchant-partners with consumers to facilitate and successfully complete ordering services); and

•	the consumer (to connect the consumer with driver-partners and merchant-partners).

We recognize fees on the completion of the successful transportation ride or delivery by the driver-partners and merchant-partners. We report revenue on a net basis, reflecting the fee owed to us from the driver-partners and merchant-partners as revenue, and not the gross amount collected from the consumers.

Financial services

We earn fees from digital payment processing services charged to merchant-partners primarily based on the total payments volume (“TPV”) processed through our platform. TPV is the value of payments, net of payment reversals, successfully completed through our platform. Revenue resulting from a payment processing service is recognized once the processing transaction is complete.

Financial services revenue also includes effective interest earned on loans and advances provided to merchant-partners, driver-partners and consumers, and fees from wealth management and insurance distribution offerings.

Enterprise and new initiatives

We earn fees from enterprise offerings which are predominantly from digital advertising and marketing services. Revenue is recognized once the obligation to provide the service is satisfied.

Incentives to customers

We offer various incentive programs to driver-partners, merchant-partners and consumers which are recorded as a reduction from fees from the respective customers as these incentives are considered to be consideration payable to the customers. In certain arrangements, the incentives paid to driver-partners, merchant-partners and consumers could exceed the fees received from the respective customers. In these situations, presenting the incentives as a reduction from fees from the respective customers would resulted in “negative revenue.”

Share-based compensation

We incur share-based payment expenses from options granted to purchase our ordinary shares (‘Share Options’), and restricted share units/awards (‘RSUs’) issued primarily to our employees.

The grant date fair value of Share Options and RSU is recognized as an employee expense, with a corresponding increase in equity, over the period that the employees unconditionally become entitled to the awards. The amount recognized as an expense is adjusted to reflect the number of awards for which the related service and non-market performance conditions are expected to be met, such that the amount ultimately recognized as an expense is based on the number of awards that meet the related service and non-market performance conditions at the vesting date. For share-based payment awards with non-vesting conditions, the grant date fair value of the share-based payment is measured to reflect such conditions and there is no true-up for differences between expected and actual outcomes.

When the terms of an equity-settled award are modified, the minimum expense recognized is the grant date fair value of the unmodified award, provided the original vesting terms of the award are met. An additional expense, measured as at the date of modification, is recognized for any modification that increases the total fair value of the share-based payment transaction, or is otherwise beneficial to the employee. Where an award is cancelled by the entity or by the counterparty, any remaining element of the fair value of the award is expensed immediately through profit or loss.

The grant date fair value of the Share Options and the RSUs are measured using valuation models that require inputs of subjective assumptions that include:

•	Expected term: We estimate the expected term based on the simplified method.

•	Expected volatility: We estimate the volatility of our ordinary shares on the date of grant based on the average historical stock price volatility of comparable publicly traded companies.

•

Ordinary share price: We estimate the value of our ordinary shares on the date of grant based on a hybrid weighted average, scenario-based valuation methodology that involve multiple variables including revenue multiples of comparable companies, expected revenue projections and growth rates and a discount for a lack of marketability in an option pricing model.

Impairment assessment of non-financial assets

Our non-financial assets include:

•	Property, plant and equipment which primarily comprise our motor vehicles held for leasing, property lease right of use assets, property renovations and computers.

•	Intangible assets and goodwill which primarily comprise internally developed and externally acquired software, a non-compete agreement acquired and goodwill recognized from business combinations.

The carrying amounts of our non-financial assets are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. Goodwill is tested annually for impairment and the recoverable amount is estimated each year.

An impairment loss is recognized if the carrying amount of an asset or its related cash-generating unit, or CGU, exceeds its estimated recoverable amount.

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU. For impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. Subject to an operating segment ceiling test, for the purposes of goodwill impairment testing, CGUs to which goodwill has been allocated are aggregated so that the level at which impairment testing is performed reflects the lowest level at which goodwill is monitored for internal reporting purposes. Goodwill acquired in a business combination is allocated to groups of CGUs that are expected to benefit from the synergies of the combination.

Our corporate assets do not generate separate cash inflows and are utilized by more than one CGU. Corporate assets are allocated to CGUs on a reasonable and consistent basis and tested for impairment as part of the testing of the CGU to which the corporate asset is allocated.

Impairment losses are recognized in profit or loss. Impairment losses recognized in respect of CGUs are allocated first to reduce the carrying amount of any goodwill allocated to the CGU (group of CGUs), and then to reduce the carrying amounts of the other assets in the CGU (group of CGUs) on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. In respect of other assets, impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

Impairment of financial assets

We recognize loss allowances for expected credit losses (ECLs) on financial assets measured at amortized costs. Our financial assets primarily comprise trade receivables, loans and advances, fixed term deposits and other receivables.

Loss allowances on financial assets are measured on either of the following bases:

•

12-month ECLs: these are ECLs that result from default events that are possible within the 12 months after the reporting date (or for a shorter period if the expected life of the instrument is less than 12 months); or

•	Lifetime ECLs: these are ECLs that result from all possible default events over the expected life of a financial instrument or contract asset.

Simplified approach

We apply the simplified approach to provide for ECLs for all trade receivables. The simplified approach requires the loss allowance to be measured at an amount equal to lifetime ECLs.

General approach

We apply the general approach to provide for ECLs on all other financial instruments. Under the general approach, the loss allowance is measured at an amount equal to 12-month ECLs at initial recognition.

At each reporting date, we assess whether the credit risk of a financial instrument has increased significantly since initial recognition. When credit risk has increased significantly since initial recognition, loss allowance is measured at an amount equal to lifetime ECLs.

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECLs, we consider reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information and analysis, based on our historical experience and informed credit assessment and includes forward-looking information.

If credit risk has not increased significantly since initial recognition or if the credit quality of the financial instruments improves such that there is no longer a significant increase in credit risk since initial recognition, loss allowance is measured at an amount equal to 12-month ECLs.

We consider a financial asset to be in default when:

•	The borrower is unlikely to pay its credit obligations to us in full, without recourse by Grab to actions such as realizing security (if any is held); or

•	The financial asset is more than 90 days past due (more than 120 days past due for trade receivables).

Measurement of ECLs

ECLs are probability-weighted estimates of credit losses. Credit losses are measured at the present value of all cash shortfalls (i.e. the difference between the cash flows due to the entity in accordance with the contract and the cash flows that we expect to receive). ECLs are discounted at the effective interest rate of the financial asset.

Credit-impaired financial assets

At each reporting date, we assess whether financial assets carried at amortized cost and debt investments at fair value to other comprehensive income (“FVOCI”) are ‘credit-impaired.’ A financial asset is ‘credit-impaired’ when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

Evidence that a financial asset is credit-impaired includes the following observable data:

•	Significant financial difficulty of the borrower or issuer;

•	A breach of contract such as a default or being more than 90 days past due (more than 120 days past due for trade receivables);

•	The restructuring of a loan or advance by us on terms that we would not consider otherwise;

•	It is probable that the borrower will enter bankruptcy or another financial reorganization; or

•	The disappearance of an active market for a security because of financial difficulties.

Presentation of allowance for ECLs in the statement of financial position

Loss allowances for financial assets measured at amortized cost are deducted from the gross carrying amount of the assets.

Write-off

The gross carrying amount of a financial asset is written off (either partially or in full) to the extent that there is no realistic prospect of recovery. This is generally the case when we determine that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with our procedures for recovery of amounts due.

Fair value measurement of financial Instruments

Fair value reflects the price at which an orderly transaction would take place between market participants on the measurement date. Several of our financial instruments require to be measured at fair value on the reporting date. These include our equity and debt investments with a change in value recognized through profit or loss.

These investments include assets for which the markets are not typically active. These can include financial investments which are not quoted on active markets and financial investments for which markets are no longer active as a result of market conditions e.g. market illiquidity. When the markets are not active, there is generally limited observable market data to measure the financial investments at fair value. The determination of whether an active market exists for a financial investment requires our judgement.

If the market for a financial investment is not active, we determine its fair value using valuation techniques. We establish the fair value for these financial investments by using quotations from independent third parties, such as brokers or pricing services or by using internally developed pricing models. Priority is given to publicly available prices from independent sources when available, with the source of pricing and/or the valuation technique chosen with the objective of arriving at an observable fair value measurement. The valuation techniques include the use of recent arm’s length transactions, reference to other instruments that are substantially the same, discounted cash flow analysis, option adjusted spread models and, if applicable, enterprise valuation, and may include a number of assumptions relating to variables such as credit risk and interest rates. Changes in assumptions relating to these variables could impact the reported fair value of these financial investments.

Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

•	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.

•	Level 2: inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

•	Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Provisions and contingent liabilities

We are involved in multiple legal proceedings in the countries in which we operate. These legal proceedings relate to a range of matters including personal injury or property damage cases, employment or labor-related disputes, contractual disputes with suppliers or commercial partners, disputes with third parties and regulatory inquiries and proceedings relating to compliance with competition, privacy, or other applicable regulations.

A provision is recognized if we have a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Provisions are not recognized when we do not consider the proceedings to result in obligations or in the outflow of resources based on our assessment of the facts and circumstances at each reporting date.

Business Combinations

We account for business combinations using the acquisition method when the acquired set of activities and assets meets the definition of a business and control is transferred to us. In determining whether a particular set of activities and assets is a business, we assess whether the set of assets and activities acquired includes, at a minimum, an input and substantive process and whether the acquired set has the ability to produce outputs.

We have an option to apply a ‘concentration test’ that permits a simplified assessment of whether an acquired set of activities and assets is not a business. The optional concentration test is met if substantially all the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets.

We measure goodwill at the date of acquisition as:

•	the fair value of the consideration transferred; plus

•	the recognized amount of any non-controlling interest (“NCI”) in the acquiree; plus

•

if the business combination is achieved in stages, the fair value of the pre-existing equity interest in the acquiree, over the net recognized amount (generally fair value) of the identifiable assets acquired and liabilities assumed. Any goodwill that arises is tested annually for impairment.

The consideration transferred in the acquisition is generally measured at fair value, as are the identifiable net assets acquired. When the excess is negative, a bargain purchase gain is recognized immediately in profit or loss. The consideration transferred does not include amounts related to the settlement of pre-existing relationships. Such amounts are generally recognized in profit or loss.

Any contingent consideration payable is recognized at fair value at the date of acquisition and included in the consideration transferred. If the contingent consideration that meets the definition of financial instruments is classified as equity, it is not remeasured and settlement is accounted for within equity. Otherwise, other contingent consideration is remeasured at fair value at each reporting date and subsequent changes to the fair value of the contingent consideration are recognized in profit or loss.

When share-based payments awards (replacement awards) are exchanged for awards held by the acquiree’s employees (acquiree’s awards) and related to past services, then all or a portion of the amount of the acquirer’s replacement awards is included in measuring the consideration transferred in the business combination. This determination is based on the market-based value of the replacement awards compared with the market-based value of the acquiree’s awards and the extent to which the replacement awards related to past and/or future service.

Non-controlling interest (NCI) that are present ownership interests and entitle their holders to a proportionate share of the acquiree’s net assets in the event of liquidation are measured either at fair value or at the NCI’s proportionate share of the recognized amounts of the acquiree’s identifiable net assets, at the date of acquisition. The measurement basis taken is elected on a transaction-by-transaction basis. All other NCI are measured at acquisition-date fair value, unless another measurement basis is required by IFRSs.

Costs related to the acquisition, other than those associated with the issue of debt or equity securities, that we incur in connection with a business combination are expensed as incurred.

Changes in our interest in a subsidiary that do not result in a loss of control are accounted for as transactions with owners in their capacity as owners and therefore no adjustments are made to goodwill and no gain or loss is recognized in profit or loss. Adjustments to NCI arising from transactions that do not involve the loss of control are based on a proportionate amount of the net assets of the subsidiary.

SELECTED HISTORICAL FINANCIAL DATA OF GRAB

The following tables present Grab’s selected consolidated financial and other data. The consolidated statements of profit or loss for the six months ended June 30, 2021 and 2020 and the years ended December 31, 2020 and 2019 and consolidated statement of financial position as of June 30, 2021 and December 31, 2020 and 2019, have been derived from Grab’s unaudited and audited consolidated financial statements included elsewhere in this proxy statement/prospectus.

The financial data set forth below should be read in conjunction with, and is qualified by reference to, “Grab Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto included elsewhere in this proxy statement/prospectus. Grab’s consolidated financial statements are prepared and presented in accordance with IFRS. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of Grab following the Business Combination.

Consolidated Statement of Profit or Loss Data

($ in millions, except share and per share amounts)	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
Revenue	396	78	469	(845)
Operating expenses	(1,016)	(888)	(1,767)	(2,165)
Operating loss	(620)	(810)	(1,298)	(3,010)
Net finance costs	(840)	(677)	(1,437)	(971)
Share of loss of equity-accounted investees (net of tax)	(4)	(4)	(8)	*
Loss before income tax	(1,464)	(1,491)	(2,743)	(3,981)
Income tax (expense)/credit	(3)	2	(2)	(7)
Loss for the period	(1,467)	(1,489)	(2,745)	(3,988)
Loss Attributable to:
Owners of the Company	(1,425)	(1,425)	(2,608)	(3,747)
Non-controlling interests	(42)	(64)	(137)	(241)
Weighted average shares outstanding	181,283,288	130,454,763	139,024,925	118,258,942
Basic attributable loss per share	(7.86)	(10.92)	(18.76)	(31.68)

Consolidated Statement of Financial Position Data

($ in millions, unless otherwise stated)	As of June 30,	As of December 31,
	2021	2020	2019
Assets
Non-current assets	2,035	1,687	1,884
Current assets	5,624	3,755	3,140
Total assets	7,659	5,442	5,024

Equity
Equity attributable to owners of the Company	(7,195)	(6,399)	(4,291)
Non-controlling interests	146	105	67
Total equity (deficit)	(7,049)	(6,294)	(4,224)

Liabilities
Non-current liabilities	13,818	10,900	8,465
Current liabilities	890	836	783
Total liabilities	14,708	11,736	9,248
Total equity (deficit) and liabilities	7,659	5,442	5,024

Key Financial Measures and Operating Metrics

To evaluate the performance of its business, Grab relies on both its results of operations recorded in accordance with IFRS and certain non-IFRS financial measures, including Total Segment Adjusted EBITDA and Adjusted EBITDA, and certain operating metrics, including GMV, MTU, partner incentives and consumer incentives. However, the definitions of Grab’s key operating metrics and non-IFRS financial measures may be different from those used by other companies, and therefore, may not be comparable. Furthermore, these key non-IFRS financial measures and operating metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in Grab’s consolidated financial statements that are necessary to run its business. Thus, these key non-IFRS financial measures and operating metrics should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with IFRS, and you are encouraged not to rely on any single business or financial measure to evaluate Grab’s business, financial condition or results of operations.

($ in millions, unless otherwise stated)	Six Months Ended June 30,		2021- 2020 % Change	Year Ended December 31,		2020- 2019 % Change
	2021	2020		2020	2019
Financial Measures:
Revenue	396	78	406%	469	(845)	155%
Loss for the period	(1,467)	(1,489)	1%	(2,745)	(3,988)	31%
Total Segment Adjusted EBITDA (Non-IFRS)(1)	21	(285)	NM	(226)	(1,554)	85%
Adjusted EBITDA (Non-IFRS)(1)	(325)	(550)	41%	(780)	(2,237)	65%

Operating Metrics:
GMV(2)	7,522	5,858	28%	12,492	12,251	2%
MTU(3) (millions of users)	24.3	24.5	(1)%	24.5	29.2	(16)%
GMV per MTU ($)	310	239	30%	509	419	21%
Partner incentives(4)	(311)	(364)	(14)%	(621)	(1,234)	(50)%
Consumer incentives(5)	(429)	(322)	33%	(616)	(1,117)	(45)%

Notes:

(1)	For a reconciliation to the most directly comparable IFRS measure see the section titled “—Reconciliation of Non-IFRS Financial Measures.”
(2)

GMV means gross merchandise value, an operating metric representing the sum of the total dollar value of transactions from Grab’s services, including any applicable taxes, tips, tolls and fees, over the period of measurement.

(3)

MTUs means monthly transacting users, which is defined as the monthly number of unique users who transact via Grab’s products, where transact means to have successfully paid for any of Grab’s products. MTUs over a quarterly or annual period are calculated based on the average of the MTUs for each month in the relevant period.

(4)

Partner incentives represent the dollar value of incentives granted to driver- and merchant-partners, the effect of which is to reduce revenue. The incentives granted to driver- and merchant-partners include base incentives and excess incentives, with base incentives being the amount of incentives paid to driver- and merchant-partners up to the amount of commissions and fees earned by Grab from those driver- and merchant-partners, and excess incentives being the amount of payments made to driver- and merchant-partners that exceed the amount of commissions and fees earned by Grab from those driver- and merchant-partners. Base incentives amounted to $78 million and $111 million, for the six months ended June 30, 2021 and 2020, respectively, and $178 million and $519 million for the year ended December 31, 2020 and 2019, respectively.

(5)	Consumer incentives represent the dollar value of discounts and promotions offered to consumers, the effect of which is to reduce revenue.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined statement of financial position as of June 30, 2021 and the unaudited pro forma condensed combined statement of profit or loss for the six months ended June 30, 2021 and for the year ended December 31, 2020, present the combination of the financial information of AGC and Grab after giving effect to the Business Combination Transactions and related adjustments described in the accompanying notes, and have been prepared in accordance with Article 11 of Regulation S-X.

AGC is a blank check company whose purpose is to acquire, through merger, share exchange, asset acquisition, stock purchase, reorganization or other similar transaction with one or more businesses. AGC was incorporated as a Cayman Islands exempted company on August 25, 2020 under the name of Altimeter Growth Opportunities Corp, and on August 31, 2020 the Company’s name was changed to Altimeter Growth Corp. As of June 30, 2021, there was $500,014,112 in investments and cash held in AGC’s trust account and approximately $272,126 of cash held outside its trust account.

Grab is an exempted company limited by shares incorporated on July 25, 2017 under the laws of the Cayman Islands, and it operates across the deliveries, mobility and digital financial services sectors in over 400 cities in eight countries in the Southeast Asia region—Cambodia, Indonesia, Malaysia, Myanmar, the Philippines, Singapore, Thailand and Vietnam. Grab enables millions of people each day to access its driver- and merchant-partners to order food or groceries, send packages, hail a ride or taxi, pay for online purchases or access services such as lending, insurance, wealth management and telemedicine, all through a single “everyday everything” app. Grab is headquartered in Singapore.

The unaudited pro forma condensed combined financial information of AGC combines the accounting periods of AGC and Grab. The historical financial information of AGC was derived from the unaudited financial statements of AGC as of and for the six months ended June 30, 2021 and the audited financial statements for the year ended December 31, 2020, included elsewhere in this proxy statement/prospectus. The historical financial information of Grab was derived from the unaudited consolidated financial statements of Grab as of and for the six months ended June 30, 2021 and the audited consolidated financial statements for the year ended December 31, 2020, included elsewhere in this proxy statement/prospectus. This information should be read together with AGC’s and Grab’s unaudited and audited financial statements and related notes, the sections titled “AGC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Grab’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

Description of the Business Combination

On April 12, 2021, Grab and AGC entered into a Business Combination Agreement. Upon closing of the Business Combination, current security holders of AGC and existing Grab equity holders will become holders of GHL. After the completion of the Business Combination, GHL’s shares and warrants are expected to trade on the NASDAQ under the ticker symbol “GRAB” and “GRABW”, respectively and GHL will become a publicly-listed entity. After giving effect to the Business Combination, GHL will own all of the issued and outstanding equity interests of Grab.

The Business Combination is expected to close in the fourth quarter of 2021, following the receipt of the required approval by AGC’s shareholders and Grab’s shareholders and the fulfilment of other customary closing conditions.

As noted above, the unaudited pro forma condensed combined financial information contained herein assumes that AGC’s shareholders approve the proposed Business Combination. AGC cannot predict how many of the public AGC shareholders will exercise their right to have their AGC Class A Ordinary Shares redeemed for cash. As a result, GHL has elected to provide the unaudited pro forma condensed combined financial information under two different redemption scenarios, which produce different allocations of total GHL equity between holders of GHL Ordinary Shares. As described in greater detail below, the first scenario, or “no redemption scenario”, assumes that none of AGC’s public shareholders will exercise their right to have their AGC Class A ordinary share redeemed for cash, and the second scenario, or “maximum redemption scenario”, assumes that all AGC Shares (other than the 12,275,000 shares held by Sponsor and the 225,000 shares held by certain directors of AGC, which Sponsor and such directors have agreed not to redeem) are redeemed and the Backstop is fully subscribed for as required by the Backstop Subscription Agreement in the case where all such AGC Shares are redeemed. The actual results will likely be within the parameters described by the two scenarios, however, there can be no assurance regarding which scenario will be closest to the actual results. Under both scenarios, Grab is considered to be the accounting acquirer, as further discussed in Note 1 of the “Notes to The Unaudited Pro Forma Condensed Combined Financial Information.”

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below:

•

Scenario 1—Assuming No Redemptions: This presentation assumes that no shareholders of AGC elect to have their AGC Shares redeemed for cash in connection with the Business Combination as permitted by AGC’s amended and restated memorandum and articles of association.

•

Scenario 2—Assuming Maximum Redemptions: This presentation assumes that all AGC Shares (other than the 12,275,000 shares held by Sponsor and the 225,000 shares held by certain directors of AGC, which Sponsor and such directors have agreed not to redeem) are redeemed and the Backstop is fully subscribed for as required by the Backstop Subscription Agreement in the case where all such AGC Shares are redeemed.

Included below is the expected number of shares to be issued, and the related ownership interests, at the completion of the transaction under the two scenarios:

Share Ownership in GHL
	Pro Forma Combined (No Redemption Scenario)	Pro Forma Combined (Maximum Redemption Scenario)
Grab Shareholders	3,482,785,223 (88.19%)	3,482,785,223 (88.19%)
AGC Shareholders	50,000,000 (1.27%)	— (0.00%)
Sponsor and certain AGC Directors	12,500,000 (0.32%)	12,500,000 (0.32%)
Sponsor Related Parties	77,500,000 (1.96%)	127,500,000 (3.23%)
PIPE Investors	326,500,000 (8.26%)	326,500,000 (8.26%)

Total	3,949,285,223 (100%)	3,949,285,223 (100%)

(1)

The share amounts and ownership percentages set forth above are not indicative of voting percentages and do not take into account public warrants and private placement warrants that will remain outstanding immediately following the Business Combination and may be exercised thereafter. These share amounts and ownership percentages assume that (a) all outstanding Grab Options are exercised for cash, (b) all outstanding Grab RSUs vest, and (c) all remaining Grab Ordinary Shares available for grant under the Grab 2018 Plan, which will have one vote per share when granted, are granted to employees other than the Key Executives, in each case prior to the completion of the Business Combination. If the actual facts are different than the assumptions set forth above, the share amounts and percentage ownership numbers set forth above will be different.

(2)	For a more detailed description of share ownership upon consummation of the Business Combination, see “Beneficial Ownership of Securities.”

Included below is the deferred underwriting fee (including the underwriting fee percentage, assuming a value of $500 million (which assumes $10.00 per share)), at the completion of the transaction under the No Redemption Scenario and the Maximum Redemption Scenario. Under both scenarios, at closing of the Business Combination, the underwriting fee as a percentage of the (i) amounts in the trust account plus (ii) any amounts subscribed for as required under the Backstop Subscription Agreement, would be the same. For more information, see the section titled “The Business Combination Proposal—Related Agreements—PIPE Financing.”

	No Redemption Scenario	Maximum Redemption Scenario
Deferred Underwriting Fee	$17,500,000	$17,500,000
Deferred Underwriting Fee as a percentage of the (i) amounts in the trust account plus (ii) any amounts subscribed for as required under the Backstop Subscription Agreement (assuming a total value of $500 million (which assumes $10.00 per share)	3.50%	3.50%

The following unaudited pro forma condensed combined statement of financial position as of June 30, 2021 under the no redemption scenario and maximum redemption scenario and the unaudited pro forma condensed combined statements of profit or loss for the six months ended June 30, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of AGC and Grab, respectively. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF FINANCIAL POSITION

June 30, 2021

($ in millions)

						No Redemption Scenario				Maximum Redemption Scenario
	Altimeter Growth Corp as of June 30, 2021	Grab Holdings Inc. as of June 30, 2021	IFRS Conversion and Presentation Alignment			Transaction Accounting Adjustments			Pro Forma Combined	Transaction Accounting Adjustments			Pro Forma Combined
ASSETS
Non-current Assets:
Property plant, and equipment	—	336	—			—			336	—			336
Intangible assets and goodwill	—	797	—			—			797	—			797
Associates and joint venture	—	9	—			—			9	—			9
Other investments	—	889	—			—			889	—			889
Other receivables	—	4	—			—			4	—			4
Cash and marketable securities held in Trust Account	500	—	—			(500)	(B	)	—	(500)	(B	)	—

Total non-current assets	500	2,035	—			(500)			2,035	(500)			2,035
Current Assets:
Inventories	—	5	—			—			5	—			5
Trade and other receivables	—	528	—			—			528	—			528
Other investments	—	1,532	—			—			1,532	—			1,532
Cash and cash equivalents	—	3,559	—			4,372	(C	)	7,931	4,372	(C	)	7,931

Total assets	500	7,659	—			3,872			12,031	3,872			12,031

EQUITY AND LIABILITIES
Equity:
Grab Holdings Inc. share capital and share premium	—	224	—			—			224	—			224
Grab Holdings Inc. reserves	—	4,437	—			—			4,437	—			4,437
Altimeter Growth Corp. Class A ordinary shares, $0.0001 par value	—	—	—			—			—	—			—
Altimeter Growth Corp. Class B ordinary shares, $0.0001 par value	—	—	—			—			—	—			—
Additional paid-in capital	102	—	—			16,011	(D	)	16,113	16,011	(D	)	16,113
Accumulated losses	(97)	(11,856)	—			97	(G	)	(11,856)	97	(G	)	(11,856)
Non-controlling interests	—	146	—			—			146	—			146

Total equity (deficit)	5	(7,049)	—			16,108			9,064	16,108			9,064
Class A ordinary shares subject to possible redemption	356	—	(356)	(A	)	—			—	—			—
Non-current liabilities:
Convertible redeemable preference shares	—	11,829	—			(11,829)	(H	)	—	(11,829)	(H	)	—
Loans and borrowings	—	1,961	356	(A	)	(356)	(F	)	1,961	(356)	(F	)	1,961
Provisions	—	1	—			—			1	—			1
Other payables	—	26	—			—			26	—			26
Warrant liability	78	—	—			(33)	(I	)	45	(33)	(I	)	45
FPA liability	43	—	—			—			43	—			43
Deferred tax liabilities	—	1	—			—			1	—			1

Total non-current liabilities	121	13,818	356			(12,218)			2,077	(12,218)			2,077

Current liabilities:
Loans and borrowings	—	159	—			—			159	—			159
Trade and other payables	—	697	—			—			697	—			697
Provisions	—	34	—			—			34	—			34
Deferred underwriting fee payable	18	—	—			(18)	(E	)	—	(18)	(E	)	—

Total liabilities	139	14,708	356			(12,236)			2,967	(12,236)			2,967

Total equity (deficit) and liabilities	500	7,659	—			3,872			12,031	3,872			12,031

UNAUDITED PRO FORMA CONDENSED STATEMENT OF PROFIT OR LOSS

Six Months Ended June 30, 2021

(in millions, except share and per share amounts)

			No Redemption Scenario						Maximum Redemption Scenario
	Altimeter Growth Corp Six Months Ended June 30, 2021	Grab Holdings Inc. Six Months Ended June 30, 2021	Transaction Accounting Adjustments			Pro Forma			Transaction Accounting Adjustments			Pro Forma
Revenue	—	396	—			396			—			396
Cost of revenue	—	(507)	—			(507)			—			(507)
Other income	—	16	—			16			—			16
Sales and marketing	—	(105)	—			(105)			—			(105)
General and administrative expenses	(1)	(243)	—			(244)			—			(244)
Research and development expenses	—	(167)	—			(167)			—			(167)
Change in fair value of warrant liability	25	—	(21)	(BB	)	4			(21)	(BB	)	4
Change in fair value of FPA liability	11	—	—			11			—			11
Net impairment losses on financial assets	—	(10)	—			(10)			—			(10)
Other expenses	—	*	—			*			—			*

Operating income (loss)	35	(620)	(21)			(606)			(21)			(606)
Net finance costs	—	(840)	(817)	(CC	)	(23)			(817)	(CC	)	(23)
Share of loss of equity-accounted investees (net of tax)	—	(4)	—			(4)			—			(4)

Profit (loss) before income tax	35	(1,464)	796			(633)			796			(633)

Tax expense	—	(3)	—			(3)			—			(3)

Profit (loss) for the period	35	(1,467)	796			(636)			796			(636)

Other comprehensive income for the period, net of tax	—	(3)	—			(3)			—			(3)
Total comprehensive income (loss) for the period	35	(1,470)	796			(639)			796			(639)
Weighted average shares outstanding of Class A Shares	50,000,000	—				3,949,285,223	(AA	)				3,949,285,223	(AA)
Basic and diluted net loss per share, Class A Shares	(0.00)	—				(0.15)	(AA	)				(0.15	) (AA)
Weighted average shares outstanding of Class B Non-Redeemable Ordinary Shares	12,500,000	—
Basic and diluted net loss per share, Class B Non-Redeemable Ordinary Shares	2.74	—
Basic weighted average ordinary shares outstanding		181,283,288
Basic and diluted net loss per share		(7.86)

UNAUDITED PRO FORMA CONDENSED STATEMENT OF PROFIT OR LOSS

December 31, 2020

(in millions, except share and per share amounts)

			No Redemption Scenario						Maximum Redemption Scenario
	Altimeter Growth Corp Period from August 25, 2020 (Inception) through December 31, 2020	Grab Holdings Inc. Year Ended December 31, 2020	Transaction Accounting Adjustments			Pro Forma			Transaction Accounting Adjustments			Pro Forma
Revenue	—	469	—			469			—			469
Cost of revenue	—	(963)	—			(963)			—			(963)
Other income	—	33	—			33			—			33
Sales and marketing	—	(151)	—			(151)			—			(151)
General and administrative expenses	—	(326)	—			(326)			—			(326)
Research and development expenses	—	(257)	—			(257)			—			(257)
Transaction costs allocable to warrant liability	(1)	—	—			(1)			—			(1)
Loss resulting from issuance of private placement warrants	(7)	—	—			(7)			—			(7)
Change in fair value of warrant liability	(69)	—	30	(BB	)	(39)			30	(BB	)	(39)
Change in fair value of FPA liability	(54)	—	—			(54)			—			(54)
Net impairment losses on financial assets	—	(63)	—			(63)			—			(63)
Other expenses	—	(40)	—			(40)			—			(40)

Operating loss	(131)	(1,298)	30			(1,399)			30			(1,399)
Net finance costs	—	(1,437)	1,433	(CC	)	(4)			1,433	(CC	)	(4)
Share of loss of equity-accounted investees (net of tax)	—	(8)	—			(8)			—			(8)

Loss before income tax	(131)	(2,743)	1,463			(1,411)			1,463			(1,411)

Tax expense	—	(2)	—			(2)			—			(2)

Loss for the year	(131)	(2,745)	1,463			(1,413)			1,463			(1,413)

Other comprehensive income for the year, net of tax	—	3	—			3			—			3
Total comprehensive loss for the year	(131)	(2,742)	1,463			(1,410)			1,463			(1,410)
Weighted average shares outstanding of Class A Shares	50,000,000	—				3,949,285,223	(AA	)				3,949,285,223	(AA)
Basic and diluted net loss per share, Class A Shares	(0.00)	—				(0.36)	(AA	)				(0.36	) (AA)
Weighted average shares outstanding of Class B Non-Redeemable Ordinary Shares	12,116,142	—
Basic and diluted net loss per share, Class B Non-Redeemable Ordinary Shares	(10.81)	—
Basic weighted average ordinary shares outstanding		139,024,925
Basic and diluted net loss per share		(18.76)

Note 1—Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical consolidated financial statements of Grab have been prepared in accordance with IFRS. The historical financial statements of AGC have been prepared in accordance with U.S. GAAP.

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with IFRS. Under this method of accounting, AGC will be treated as the acquired company and Grab will be treated as the acquirer for financial statement reporting purposes. Grab has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

Grab existing equity holders will hold the majority ownership interest. Under the no redemption scenario, AGC shareholders, Sponsor and certain AGC directors, Sponsor Related Parties and PIPE Investors will hold 11.81% ownership interest compared to the 88.19% ownership interest of the existing Grab equity holders. Under the maximum redemption scenario, AGC shareholders, Sponsor and certain AGC directors, Sponsor Related Parties and PIPE Investors will hold 11.81% ownership interest compared to the 88.19% ownership interest of the existing Grab equity holders.

The initial board of directors of the combined company will consist of six directors, which shall be Anthony Tan, Hooi Ling Tan, Dara Khosrowshahi, Ng Shin Ein, John Rogers and Oliver Jay (or, if any such person is unable or unwilling to serve as a director, a replacement determined by Grab), subject to such persons passing customary background checks, with holders of a majority of the GHL Class B Ordinary Shares having the right to nominate, appoint and remove a majority of the members of GHL’s board of directors. Grab’s senior management will be the senior management of the combined company.

Accordingly, for accounting purposes, the financial statements of the combined company will represent a continuation of the consolidated financial statements of Grab with the acquisition being treated as the equivalent of Grab issuing shares for the net assets of AGC, accompanied by a recapitalization. The net assets of Grab and AGC will be stated at historical cost, with no goodwill or other intangible assets recorded.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the consummation are reflected in the unaudited pro forma condensed combined statement of financial position as a direct reduction to the combined company additional paid-in capital and are assumed to be cash settled.

The unaudited pro forma condensed combined statement of financial position as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of Grab and AGC. The accounting adjustments for the Business Combination consist of those necessary to account for the Business Combination.

Grab and AGC did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined statement of financial position as of June 30, 2021 assumes that the Business Combination occurred on June 30, 2021. The unaudited pro forma condensed combined statement of profit or loss for the six months ended June 30, 2021 and for the year ended December 31, 2020 presents pro forma effect to the Business Combination as if it had been completed on January 1, 2020.

The unaudited pro forma condensed combined statement of financial position as of June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	AGC’s unaudited balance sheet as of June 30, 2021, and the related notes for the six months ended June 30, 2021, included elsewhere in this proxy statement/prospectus; and

•	Grab’s unaudited consolidated statement of financial position as of June 30, 2021, and the related notes for the six months ended June 30, 2021 included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of profit or loss for the six months ended June 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Grab’s unaudited consolidated statements of profit or loss for the six months ended June 30, 2021 and the related notes included elsewhere in this proxy statement/prospectus; and

•	AGC’s unaudited statement of operations for the six months ended June 30, 2021 and the related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of profit or loss for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•	Grab’s audited consolidated statements of profit or loss for the year ended December 31, 2020 and the related notes included elsewhere in this proxy statement/prospectus; and

•	AGC’s audited statement of operations for the period from August 25, 2020 (inception) through December 31, 2020 and the related notes included elsewhere in this proxy statement/prospectus.

Information has been prepared based on these preliminary estimates, and the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Grab believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Grab believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of Grab and AGC.

Note 2—Accounting Policies

Based on an initial analysis in preparation for the Business Combination, management did not identify any differences between the two entities’ accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies. Upon consummation of the

Business Combination, management will perform a comprehensive review of the two entities’ accounting policies, and as a result of the comprehensive review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-Business Combination company.

Note 3—Adjustments to Unaudited Pro Forma Condensed Combined Statement of Financial Position ($ millions)

(A)—Reflects the reclassification/alignment of AGC temporary equity to align with the statement of financial position presentation of Grab.

(in millions)
(1) Class A ordinary shares subject to possible redemption	$356

$356

(1)

Reflects the U.S. GAAP to IFRS conversion adjustment related to the reclassification of AGC’s historical mezzanine equity (Class A ordinary shares subject to possible redemption) into non-current liabilities (loans and borrowings).

(B)—Represents release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination to fund the closing of the Business Combination.

(C)—The table below represents the sources and uses of funds as it relates to the Business Combination:

	No Redemption Scenario		Maximum Redemption Scenario
	(in millions)		(in millions)
AGC Cash and marketable securities held in Trust Account	$500	(1)	$500
Proceeds from PIPE	4,040	(2)	4,040
Payment of deferred underwriting fees	(18)	(3)	(18)
Payment of accrued and incremental transaction costs	(150)	(4)	(150)

Total cash balance after the Business Combination	$4,372		$4,372

(1)

Reflects the reclassification of cash equivalents held in the trust account inclusive of accrued interest and to reflect that the cash equivalents are available to effectuate the Business Combination or to pay redeeming AGC shareholders.

(2)

Reflects the net proceeds of $4.04 billion from the issuance and sale of 404,000,000 shares of AGC Class A ordinary shares at $10.00 per share in a private placement pursuant to the Subscription Agreements.

(3)	Represents the payment of deferred underwriting costs incurred as part of AGC’s initial public offering.
(4)	Reflects payment of transaction fees.

The cash balance under the Maximum Redemption scenario does not differ from the No Redemption scenario due to the arrangement under the Backstop Subscription Agreement.

(D)—Represents pro forma adjustments to additional paid-in capital balance to reflect the following:

(in millions)
Issuance of GHL common stock from Subscription Agreements	$4,040
Payment of transaction costs	(150)
Reclassification of contingent liability related to redeemable Class A ordinary shares to equity	356
Elimination of AGC’s accumulated losses	(97)
Public warrants adjustment	33
Convertible redeemable preference shares	11,829

$16,011

(E)—Represents the payment of deferred underwriting commissions costs incurred by AGC in consummating the public offering.

(F)—Reflects the reclassification of $356 million of AGC Class A Ordinary Shares subject to possible redemption to permanent equity.

(G)—Represents elimination of AGC historical accumulated deficit.

(H)—Reflects the provision for convertible redeemable preference shares which will be cancelled and converted into the right to receive GHL Ordinary Shares as a result of the Business Combination.

(I)—Represents the pro forma adjustment to reclassify Public warrants from liability to equity, as a result of the tender offer provision to a single class of shares.

Adjustments to Unaudited Pro Forma Condensed Statement of Profit or Loss

(AA)—Represents pro forma net loss per share based on pro forma net loss and 3,949,285,223 total shares outstanding upon consummation of the Business Combination.

(BB)—Represents the pro forma adjustment to eliminate the change in fair value of the public warrants which will be classified from liability to equity.

(CC)—Represents the interest expense relating to the provision for convertible redeemable preference shares which will be cancelled and converted into the right to receive GHL Ordinary Shares as a result of the Business Combination.

COMPARATIVE PER SHARE DATA

The following table sets forth summary historical comparative share and unit information for AGC and Grab for the six months ended June 30, 2021, and unaudited pro forma condensed combined per share information of the combined company for the six months ended June 30, 2021 after giving effect to the Business Combination, assuming two redemption scenarios as follows:

•

Assuming No Redemption Scenario: This presentation assumes that no shareholders of AGC elect to have their AGC Shares redeemed for cash in connection with the Business Combination as permitted by AGC’s amended and restated memorandum and articles of association.

•

Assuming Maximum Redemption Scenario: This presentation assumes that all AGC Shares (other than the 12,275,000 shares held by Sponsor and the 225,000 shares held by certain directors of AGC, which Sponsor and such directors have agreed not to redeem) are redeemed and the Backstop is fully subscribed for as required by the Backstop Subscription Agreement in the case where all such AGC Shares are redeemed, at a redemption price of approximately $10.00 per share.

If the actual facts differ from these assumptions, these numbers will be different. Under the “no redemption scenario” or the “maximum redemption scenario”, the pro forma book value per share as set forth in the table below is the same given the Backstop Subscription Agreement which provides that the Sponsor Affiliate agrees to subscribe for and purchase that number of GHL Class A Ordinary Shares equal to the number of AGC Class A Ordinary Shares submitted for redemption for $10 per share up to $500 million in accordance with the terms of the Backstop Subscription Agreement.

The unaudited pro forma book value information as of June 30, 2021, gives effect to the Business Combination as if it had occurred on June 30, 2021. The net loss per share, cash dividends per share and weighted average shares outstanding information reflect the Business Combination as if it had occurred on January 1, 2020.

This information is only a summary and should be read together with the summary historical financial information included elsewhere in this proxy statement/prospectus, and the historical financial statements of AGC and Grab and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information of AGC and Grab is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/consent solicitation statement/prospectus.

The adjustments presented in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company after giving effect to the Business Combination.

The unaudited pro forma combined share information below does not purport to represent what the actual results of operations or the net income per share would have been had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Grab would have been had the companies been combined during the periods indicated.

	Historical		Pro Forma Combined
	AGC	Grab	No Redemption Scenario		Maximum Redemption Scenario
As of and for the six months ended June 30, 2021
Book value per share (1)(2)(3)	$0.10	$(30.67)	$2.30	(5)	$2.30	(5)
Net loss per share—basic and diluted Class A Shares	$(0.00)	—	$(0.15)		$(0.15)
Grab Shareholders			3,482,785,223		3,482,785,223
AGC Shareholders			50,000,000		—
Sponsor and certain AGC Directors			12,500,000		12,500,000
Sponsor Related Parties			77,500,000		127,500,000
PIPE Investors			326,500,000		326,500,000

Weighted average Class A Shares outstanding—basic and diluted	50,000,000	—	3,949,285,223	(4)	3,949,285,223	(4)
Net income per share—basic and diluted Class B Non-Redeemable Shares	$2.74	—	—		—
Weighted average Class B Non-Redeemable Shares outstanding—basic and diluted	12,500,000	—	—		—
Net loss per share—basic and diluted	—	$(7.86)	—		—
Weighted average shares outstanding—basic and diluted	—	181,283,288	—		—

For the year ended December 31, 2020
Book value per share (1)(2)(3)	$0.10	$(41.32)	$2.21	(5)	$2.21	(5)
Net loss per share—basic and diluted Class A Shares	$(0.00)	—	$(0.36)		$(0.36)
Grab Shareholders			3,482,785,223		3,482,785,223
AGC Shareholders			50,000,000		—
Sponsor and certain AGC Directors			12,500,000		12,500,000
Sponsor Related Parties			77,500,000		127,500,000
PIPE Investors			326,500,000		326,500,000

Weighted average Class A Shares outstanding—basic and diluted	50,000,000	—	3,949,285,223	(4)	3,949,285,223	(4)
Net income per share—basic and diluted Class B Non-Redeemable Shares	$(10.81)	—	—		—
Weighted average Class B Non-Redeemable Shares outstanding—basic and diluted	12,500,000	—	—		—
Net loss per share—basic and diluted	—	$(18.76)	—		—
Weighted average shares outstanding—basic and diluted	—	139,024,925	—		—

(1)

The historical book value per share for AGC is calculated by dividing total shareholders’ equity, including shares subject to possible redemption, by the number of Class A ordinary shares outstanding at the end of the period.

(2)	The historical book value per share for Grab is calculated by dividing total shareholders’ equity (deficit), by the number of ordinary shares outstanding at the end of the period.
(3)

The pro forma combined book value per share of ordinary shares is computed by dividing total pro forma shareholders’ equity (deficit) by the pro forma number of total shares outstanding at the end of the period on a fully diluted net exercise basis.

(4)

This does not take into account public warrants and private placement warrants that will remain outstanding immediately following the Business Combination and may be exercised thereafter. This assumes that (a) all outstanding Grab Options are exercised for cash, (b) all outstanding Grab RSUs vest, and (c) all remaining Grab Ordinary Shares available for grant under the Grab 2018 Plan, which will have one vote per share when granted, are granted to employees other than the Key Executives, in each case prior to the completion of the Business Combination. If the actual facts are different than the assumptions set forth above, this amount will be different. For a more detailed description of share ownership upon consummation of the Business Combination, see “Beneficial Ownership of Securities.”

(5)

Under the “no redemption scenario” or the “maximum redemption scenario”, the book value per share is the same given the Backstop Subscription Agreement which provides that the Sponsor Affiliate agrees to subscribe for and purchase that number of GHL Class A Ordinary Shares equal to the number of AGC Class A Ordinary Shares submitted for redemption for $10 per share up to $500 million in accordance with the terms of the Backstop Subscription Agreement.

EXECUTIVE OFFICERS AND MEMBERS OF THE BOARD OF DIRECTORS OF GHL FOLLOWING THE BUSINESS COMBINATION

The following table sets forth certain information relating to the executive officers and directors of GHL after the consummation of the Business Combination.

Name	Age	Position/Title
Anthony Tan Ping Yeow	39	Founder, Chairman and Chief Executive Officer
Tan Hooi Ling	38	Founder, Chief Operating Officer and Director
Maa Ming-Hokng	44	President
Peter Oey	50	Chief Financial Officer
Ong Chin Yin	47	Chief People Officer
John Rogers	53	Independent Director
Dara Khosrowshahi	52	Independent Director
Ng Shin Ein	47	Independent Director
Oliver Jay	37	Independent Director
Alex Hungate	55	Chief Operating Officer(1)

Note:

(1)	with effect from January 4, 2022

Anthony Tan Ping Yeow is Grab’s co-founder and has served as its Group Chief Executive Officer since its founding in 2012. Mr. Tan was named among Fortune’s 40 under 40 in 2016 and 2018, The Bloomberg 50 in 2017, Fast Company’s 100 Most Creative People in 2018 and Fortune’s World’s 50 Greatest Leaders list in 2021. He was also awarded the Nikkei Asia Prize in 2020. Mr. Tan received an MBA from Harvard Business School in 2011 and a B.A. with honors in economics and public policy from the University of Chicago in 2004. In his personal capacity, he supports a range of causes in the region such as Transform Cambodia, which rescues and protects street children and offers them healthcare, education and life skills.

Tan Hooi Ling is Grab’s co-founder and, following her graduation from Harvard Business School in mid-2011 through the end of 2011, helped build and run the Grab team in connection with Grab’s incorporation and launching of its business. Ms. Tan returned to Grab in April 2015 and has since served as its Chief Operating Officer. Ms. Tan oversees critical pillars of Grab’s operations, including corporate strategy, technology (product, design, engineering, data science and analytics), user experience and people operations. Ms. Tan led high priority strategic and operational projections at Salesforce from February 2013 to March 2015, specializing in corporate strategy, corporate operations, pricing intelligence and monetization. Ms. Tan was previously a consultant at McKinsey & Company from January 2012 to January 2013 as an Associate, and from October 2006 to June 2009 as a Business Analyst, advising global corporations in Southeast Asia, North America, Latin America and Australia on corporate strategy and operations. Ms. Tan is a member of the National University of Singapore (NUS) Board of Trustees, and sits on the boards of the Economic Development Board (EDB) and Wise (formerly TransferWise). Ms. Tan received an MBA from Harvard Business School in 2011 and a bachelor of engineering (mechanical) degree from the University of Bath in 2006.

Maa Ming-Hokng has served as Grab’s Group President since September 2016, and is responsible for corporate development activities, including strategic partnerships and investment opportunities, managing Grab’s overall capital structure, and other corporate activities. Prior to joining Grab, Mr. Maa was responsible for Investments and M&A at Softbank from July 2014 to September 2016, where he helped oversee SoftBank’s investments in leading companies in the ride-sharing and e-commerce industries, including Softbank’s April 2015 Series D investment in Grab and additional Series F investment in September 2016. From June 2012 to June 2014, Mr. Maa was a Principal at Ancora Capital Management Pte Ltd, an Indonesian private equity firm focused on middle market growth equity investments. From August 2000 to June 2012, Mr. Maa was a Vice President at Goldman Sachs’ Merchant Banking Division, the firm’s global private equity group, and was based in Tokyo, New York and San Francisco. At Goldman Sachs, Mr. Maa managed investments across a wide spectrum of industries and served on the boards of several technology and media companies. From 1998 to 2000, Mr. Maa was an advanced computer systems engineer at the National Aeronautics and Space Administration (NASA). Mr. Maa received a master’s of science degree in 2000 and a bachelor of science degree in 1999, both in computer science and electrical engineering, from the Massachusetts Institute of Technology.

Peter Oey has served as Grab’s Chief Financial Officer since April 2020 and leads financial operations, corporate accounting and reporting, treasury, financial planning and analysis, investor relations, tax, Sarbanes-Oxley Act compliance and procurement. Prior to joining Grab, Mr. Oey served as Chief Financial Officer of LegalZoom.com, Inc., a platform of online legal solutions for small businesses and individuals, from December 2014 to April 2020. From March 2012 to November 2014, Mr. Oey served as Chief Financial Officer of Mylife.com, a U.S. consumer internet business. Between December 1996 and March 2012, Mr. Oey held several financial leadership positions at Activision Blizzard, Inc., a NASDAQ-listed interactive entertainment company, including serving as Vice President and Corporate Controller from February 2005 to March 2012, Senior Director of Finance, Europe from July 2000 to October 2001 and Director of Finance—Asia Pacific from December 1996 to June 2000. Mr. Oey received a bachelor’s degree in economics with a major in accounting from the University of Sydney in 1991 and is a certified practicing accountant registered in Australia.

Ong Chin Yin has served as Grab’s Chief People Officer since November 2015, and leads the People Operations, Grabber Technology Solutions, Corporate Real Estate and Security teams. Prior to joining Grab, Ms. Ong was Regional HR Director—Asia, Middle East & Africa for DXC Technology from July 2014 to October 2015. Previously, Ms. Ong was Head of HR—Asia Pacific for Orange Business Services from December 2007 to June 2014. From 2005 to 2007, Ms. Ong was Director of Human Resources, Asia Pacific for F5 Networks. From 2003 to 2005, Ms. Ong was HR Manager, Greater China for Hyperion Solutions (acquired by Oracle). Ms. Ong obtained a Bachelor of Social Science (with Honors) and Psychology degree from the National University of Singapore in 1997.

John Rogers has served as Chief Financial Officer of WPP plc and a member of its Board of Directors since February 2020. Mr. Rogers joined WPP plc from J Sainsbury plc where he served as Chief Executive Officer of Sainsbury’s Argos from September 2016 to October 2019, leading its integration into the Sainsbury’s business and its digital transformation into one of the UK’s leading online retailers. Prior to his appointment as Chief Executive Officer of Sainsbury’s Argos, Mr. Rogers was Chief Financial Officer of J Sainsbury plc from July 2010 to September 2016, responsible for its business strategy, new business development, Sainsbury’s Online and Sainsbury’s Bank, in addition to its core finance functions. He was a member of the J Sainsbury’s plc Board and the Sainsbury’s Bank Plc Board from July 2010 to October 2019. During his career at J Sainsbury plc, Mr. Rogers also held the positions of Property Director from 2008 to 2010, Director of Group Finance from 2007 to 2008 and Director of Corporate Finance from 2005 to 2007. Mr. Rogers was Group Finance Director of Hanover Acceptances Ltd from 1999 to 2005 and has held senior positions with Monitor Company from 1997 to 1999 and Arthur Andersen from 1991 to 1996. Mr. Rogers has served as a non-executive director of Travis Perkins plc since November 2014 and chaired its Audit Committee and has served as a director of Kantar, one of the world’s leading data, insights and consultancy companies since January 2020. Mr. Rogers is also a member of The Prince’s Advisory Council for Accounting for Sustainability and sits on the UK Retail Sector Council, which acts as a point of liaison between the UK Government and retail sector. Mr. Rogers obtained a Master of Engineering and Associateship of the City and Guilds of London Institute in Electrical Engineering from Imperial College London in 1991 and a Master of Business Administration from INSEAD in 1997.

Dara Khosrowshahi has served on Grab’s board of directors since March 2018. Mr. Khosrowshahi has served as Chief Executive Officer of Uber since September 2017. Previously, Mr. Khosrowshahi served as President and Chief Executive Officer of Expedia, Inc., an online travel company, from August 2005 to August 2017. From August 1998 to August 2005, Mr. Khosrowshahi served in several senior management roles at IAC/InterActiveCorp, a media and internet company, including Chief Executive Officer of IAC Travel, a division of IAC/InterActiveCorp, from January 2005 to August 2005, Executive Vice President and Chief Financial Officer

of IAC/InterActiveCorp from January 2002 to January 2005, and as IAC/InterActiveCorp’s Executive Vice President, Operations and Strategic Planning, from July 2000 to January 2002. Mr. Khosrowshahi worked at Allen & Company LLC from 1991 to 1998, where he served as Vice President from 1995 to 1998. Mr. Khosrowshahi currently serves on the board of directors of Uber and Expedia Group. Mr. Khosrowshahi previously served as a member of the supervisory board of trivago, N.V., a global hotel search company, from December 2016 to September 2017, and previously served on the board of directors for the following companies: The New York Times Company, a news and media company, from May 2015 to September 2017, and TripAdvisor, Inc., an online travel company, from December 2011 to February 2013. Mr. Khosrowshahi obtained a B.S. in Electrical and Electronics Engineering from Brown University in 1991.

Ng Shin Ein has served on the Grab board of directors since November 2020. Ms. Ng has served as a member of the board of directors of Starhub Limited, a telecom company listed on Singapore Exchange Limited (“SGX”), since September 2018. Ms. Ng has served as a member of the board of directors of CSE Global Limited, a global technology company listed on the SGX, since July 2020. Ms. Ng has served as a member of the board of directors of Avarga Limited, an investment holding company listed on the SGX with businesses in Southeast Asia and Canada focused on paper, power generation and building materials, since April 2013. Ms. Ng has also previously served as a member of the board of directors of NTUC Fairprice Cooperative Limited, a supermarket retailer, from 2008 to 2017, Eu Yan Sang Limited, a wellness company listed on the SGX from 2011 to 2016, and Yanlord Land Limited, a real estate company listed on the SGX from 2006 to 2021, respectively. She also served on the board of directors of Dreamscape Networks Limited, an Australian Securities Exchange (ASX)-listed technology company from 2018 to 2019, before it was acquired. Ms. Ng co-founded and served as managing partner of Gryphus Capital Management Pte Ltd, a pan-Asian private equity firm in 2010. From 2003 to 2006, Ms. Ng worked at the SGX and also served on the IPO Approval Committee. Ms. Ng was admitted as an advocate and solicitor of the Singapore Supreme Court in 1998 and practiced as an M&A lawyer in Messrs. Lee & Lee. Ms. Ng also serves as Singapore’s Non-Resident Ambassador to the Republic of Hungary, a post she has held since 2015, and has served on the Board of Governors of the Singapore International Foundation since 2016. Ms. Ng holds a Bachelor of Laws (Honours) from Queen Mary and Westfield College, University of London, obtained in 1996 and a Postgraduate Diploma in Singapore Law from the National University of Singapore, obtained in 1997.

Oliver Jay has served on Grab’s board of directors since May 2015. Since November 2016, Mr. Jay has served as Chief Revenue Officer at Asana, a work management platform that helps teams organize, track, and manage their work, overseeing the company’s sales organization and international expansion efforts. From 2012 to October 2016, Mr. Jay worked at Dropbox, a cloud storage service that helps users create, access and share content, where he built and led the North America Online and Inside Business Sales teams and later served as the Head of Asia Pacific and Latin America. Mr. Jay received a B.A. from the University of Pennsylvania in 2005 and an MBA from Harvard Business School in 2011.

Alex Hungate will serve as Grab’s Chief Operating Officer commencing on or about January 4, 2022, with responsibility for leading the Mobility, Deliveries and Financial Services businesses across the group. Until joining Grab, Mr. Hungate will continue to serve as President and Chief Executive Officer of SATS (SGX S58), with responsibility for leading the SATS group, where he has served since January 2014. Mr. Hungate joined the SATS board of directors as an independent director in July 2011, before becoming an executive director and a member of the board’s executive committee in July 2013. From August 2010 to July 2013, Mr. Hungate served as Chief Executive Officer of HSBC Singapore. Mr. Hungate joined HSBC in 2007 as Group Managing Director of Personal Financial Services and Marketing, based in London. Mr. Hungate also served as the Managing Director, Asia Pacific for Reuters, based in Hong Kong, from August 2005 to August 2007. Prior to serving as Managing Director, Mr. Hungate held various roles at Reuters, based in New York, between 1994 and 2005, culminating in Co-Chief Executive Officer, Americas and Global Chief Marketing Officer for Reuters. From September 1989 to July 1991, Mr. Hungate worked at Booz, Allen & Hamilton, a strategy consultancy, in London. Mr. Hungate serves as a board member of the Singapore Economic Development Board (EDB) and is also a member of the Future Economy Council. Mr. Hungate was appointed to the board of directors of United

Overseas Bank (UOB) Limited as an independent director in July 2017 and was last re-elected as director in June 2020. Mr. Hungate is the chairman of the board’s remuneration and human capital committee and also served as a member of the board’s risk committee until 2019. Mr. Hungate received a degree in engineering, economics and management from Oxford University in 1989 and graduated as a Baker Scholar from the MBA program at Harvard Business School in 1993.

Board of Directors

The board of directors of GHL will initially consist of six directors immediately after the consummation of the Business Combination. Of these initial six directors, four will be independent. These four independent directors were selected and approved by Grab’s current nominating committee through a process that sought to find diversity of experience, expertise and perspectives, as well as deep understandings of different businesses, practices and markets relevant to GHL’s operations. The number of directors may be increased to up to nine or reduced to any number smaller than nine, if and as determined by the holders of a majority of the GHL Class B Ordinary Shares, voting exclusively and as a separate class. A director may vote in respect of any contract or transaction in which he/she is interested provided that the nature of the interest of any director in any such contract or transaction is disclosed at or prior to its consideration and any vote thereon, and such director may be counted in the quorum at any meeting of directors at which any such contract or transaction is considered. A director who is interested in a contract or proposed contract with GHL must declare the nature of his interest at a meeting of the directors. No GHL non-employee director has a service contract with GHL that provides for benefits upon termination of service.

Duties of Directors

Under the laws of the Cayman Islands, directors have a fiduciary duty to act honestly in good faith with a view to the company’s best interests. GHL directors also have a duty to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. A shareholder has the right to seek damages if a duty owed by the directors is breached.

Terms of Directors and Executive Officers

A majority of GHL’s directors are nominated and appointed by the holders of GHL’s Class B Ordinary Shares voting exclusively and as a separate class. The balance of GHL directors are elected by the holders of GHL Class A Ordinary Shares and GHL Class B Ordinary Shares voting together as a single class. No GHL director is subject to a term of office and each will hold office until the earliest to occur of (a) the director’s successor has been elected; (b) the director dies, becomes bankrupt or makes any arrangement or composition with his or her creditors; (c) (i) with respect to any director other than Mr. Tan, a licensed medical practitioner who has evaluated that director gives a written opinion to GHL stating he or she has become physically or mentally incapable of acting as a director and may remain so for more than three months or (ii) with respect to Mr. Tan, a licensed medical practitioner determines that Mr. Tan has a permanent and total disability so that he is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months; (d) such director resigns his or her office by notice in writing to GHL; or (e) such director is removed as described in the following paragraph.

Any director may be removed from office at any time before the expiration of his or her term by ordinary resolution of the holders of GHL Ordinary Shares voting together as a single class; provided that any Class B Director may be removed only by the holders of GHL Class B Ordinary Shares, voting exclusively and as a separate class.

GHL officers are elected by and serve at the discretion of the board of directors.

Board Committees

The GHL board of directors will have an audit committee, a compensation committee and a nominating committee. Each committee’s members and functions are described below.

Audit Committee

The audit committee will consist of John Rogers, Ng Shin Ein and Oliver Jay. Ng Shin Ein will be the chairperson of the audit committee. John Rogers satisfies the criteria of an audit committee financial expert as set forth under the applicable rules of the SEC. Each of John Rogers, Ng Shin Ein and Oliver Jay satisfies the requirements for an “independent director” within the meaning of the NASDAQ listing rules and the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

The audit committee will oversee GHL’s accounting and financial reporting processes. The audit committee will be responsible for, among other things:

•	overseeing the relationship with GHL’s independent auditors, including:

•	appointing, retaining and determining the compensation of GHL’s independent auditors;

•	approving auditing and pre-approving non-auditing services permitted to be performed by the independent auditors;

•	discussing with the independent auditors the overall scope and plans for their audits and other financial reviews;

•	reviewing a least annually the qualifications, performance and independence of the independent auditors;

•

reviewing reports from the independent auditors regarding all critical accounting policies and practices to be used by GHL and all other material written communications between the independent auditors and management; and

•	reviewing and resolving any disagreements between management and the independent auditors regarding financial controls or financial reporting;

•

overseeing the internal audit function, including conducting an annual appraisal of the internal audit function, reviewing and discussing with management the appointment of the head of internal audit, at least quarterly meetings between the chairperson of the audit committee and the head of internal audit, reviewing any significant issues raised in reports to management by internal audit and ensuring that there are no unjustified restrictions or limitations on the internal audit function and that it has sufficient resources;

•	reviewing and recommending all related party transactions to the GHL board of directors for approval, and reviewing and approving all changes to GHL’s related party transactions policy;

•	reviewing and discussing with management the annual audited financial statements and the design, implementation, adequacy and effectiveness of GHL’s internal controls;

•	overseeing risks and exposure associated with financial matters; and

•

establishing and overseeing procedures for the receipt, retention and treatment of complaints received from GHL employees regarding accounting, internal accounting controls or audit matters and the confidential, anonymous submission by GHL employees of concerns regarding questionable accounting, auditing and internal control matters.

Compensation Committee

The compensation committee will consist of Mr. Tan, Ng Shin Ein and Oliver Jay. Oliver Jay will be the chairperson of the compensation committee. Each of Ng Shin Ein and Oliver Jay satisfies the requirements for an “independent director” within the meaning of the NASDAQ listing rules.

The compensation committee will be responsible for, among other things:

•

reviewing at least annually the goals and objectives of GHL’s executive compensation plans, and amending, or recommending that the GHL board of directors amend, these goals and objectives if the committee deems it appropriate;

•

reviewing at least annually GHL’s executive compensation plans in light of GHL’s goals and objectives with respect to such plans, and, if the committee deems it appropriate, adopting, or recommending to the GHL board of directors the adoption of, new, or the amendment of existing, executive compensation plans;

•

evaluating at least annually the performance of the executive officers of GHL in light of the goals and objectives of GHL’s compensation plans, and determining and approving the compensation of such executive officers, provided that Mr. Tan shall not participate in such determination and approval relating to him personally;

•	evaluating annually the appropriate level of compensation for GHL board of directors and committee service by non-employee directors;

•

reviewing and approving any severance or termination arrangements to be made with any executive officer of GHL, provided that Mr. Tan shall not participate in such determination and approval relating to him personally;

•	reviewing perquisites or other personal benefits to GHL’s executive officers and directors and recommend any changes to the GHL board of directors; and

•	administering GHL’s equity plans.

Nominating Committee

The nominating committee will consist of Mr. Tan and Oliver Jay. Mr. Tan will be the chairperson of the nominating committee.

The nominating committee will assist the board of directors in evaluating nominees other than the Class B Directors to the board of directors and its committees. In addition, the nominating committee will be responsible for, among other things:

•	reviewing annually with the board of directors the characteristics such as knowledge, skills, qualifications, experience and diversity of directors other than the Class B Directors;

•	overseeing director training and development programs; and

•

advising the board of directors periodically with regards to significant developments in the law and practice of corporate governance as well as compliance with applicable laws and regulations, and making recommendations to the board of directors on all matters of corporate governance and on any remedial action to be taken.

Foreign Private Issuer Status

GHL is an exempted company limited by shares incorporated in 2021 under the laws of the Cayman Islands. After the consummation of the Business Combination, GHL will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to GHL on June 30, 2022. For so long as GHL qualifies as a foreign private issuer, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

GHL will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, GHL intends to publish its results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of NASDAQ. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information GHL is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, after the Business Combination, GHL shareholders will receive less or different information about GHL than a shareholder of a U.S. domestic public company would receive.

GHL is a non-U.S. company with foreign private issuer status, and, after the consummation of the Business Combination, will be listed on NASDAQ. NASDAQ market rules permit a foreign private issuer like GHL to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is GHL’s home country, may differ significantly from NASDAQ corporate governance listing standards. Among other things, GHL is not required to have:

•	a majority of the board of directors consist of independent directors;

•	a compensation committee consisting of independent directors;

•	a nominating committee consisting of independent directors; or

•	regularly scheduled executive sessions with only independent directors each year.

Although not required and as may be changed from time to time, GHL intends to have, as of the consummation of the Business Combination, a majority-independent board of directors, a majority-independent compensation committee and a nominating committee. Subject to the foregoing, GHL intends to rely on the exemptions listed above. As a result, you may not be provided with the benefits of certain corporate governance requirements of NASDAQ applicable to U.S. domestic public companies.

Code of Business Conduct and Ethics

GHL has adopted a Code of Business Conduct and Ethics applicable to its directors, officers and employees. GHL seeks to conduct business ethically, honestly, and in compliance with applicable laws and regulations. GHL’s Code of Business Conduct and Ethics sets out the principles designed to guide GHL’s business practices—compliance, integrity, respect and dedication. The code applies to all directors, officers, employees and extended workforce, including the Founder, Chairman and Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer and Chief People Officer. Relevant sections of the code also apply to members of the GHL board of directors. GHL expects its suppliers, contractors, consultants, and other business partners to follow the principles set forth in its code when providing goods and services to GHL or acting on GHL’s behalf.

Compensation of Directors and Executive Officers

In 2020, Grab paid an aggregate of S$3.4 million (approximately $2.5 million) in cash compensation and benefits in kind to Grab’s executive officers as a group. Grab’s executive officers do not receive pension, retirement or other similar benefits, and Grab has not set aside or accrued any amount to provide such benefits to its executive officers. Grab’s subsidiaries in Singapore are required by the applicable laws and regulations of

Singapore to make contributions, as employers, to the Central Provident Fund for their executive officers who are employed by Grab’s Singapore subsidiaries as prescribed under the Central Provident Fund Act. The contribution rates vary, depending on the age of the executive officers, and whether such executive officer is a Singapore citizen or permanent resident (contributions are not required or permitted in respect of a foreigner on a work pass). Grab did not pay any cash compensation to its independent directors in 2020.

For information regarding share awards granted to Grab’s directors and executive officers, see the section entitled “—Share Incentive Plans.”

Employment Agreements and Indemnification Agreements

Mr. Tan is party to an employment agreement with Grab, which will become effective upon, and will be assumed by GHL as of, the consummation of the Business Combination. Under the employment agreement, Mr. Tan will serve as Founder, Chairman and Chief Executive Officer of GHL. The employment agreement provides for an initial term of employment of three years, with automatic two-year renewals, upon mutual agreement between the parties on the terms and conditions of such renewal, and subject to earlier termination due to Mr. Tan’s death or disability, a termination by GHL with or without cause, or a resignation by Mr. Tan with or without good reason. In the event that Mr. Tan’s employment is terminated by GHL without cause, Mr. Tan resigns with good reason, or Mr. Tan’s employment is terminated due to his death or disability, Mr. Tan would be entitled to receive certain severance payments and benefits from GHL, subject to his entrance into an effective mutual release of claims and continued compliance with any applicable post-termination restrictive covenants (other than in the case of his death). Mr. Tan’s employment agreement also includes certain restrictive covenants, which include confidentiality and non-disclosure restrictions, non-competition and non-solicitation restrictions that apply during the term and for certain periods following specified terminations of employment, an inventions assignment provision, and certain rights to indemnification by us.

Each of the other executive officers is party to an employment agreement with GrabTaxi Holdings Pte Ltd, a subsidiary of GHL in Singapore. The employment of the other executive officers under these employment agreements is for an indefinite period, but may be terminated by the employer for cause at any time without advance notice or for any other reason by giving prior written notice or by paying certain compensation, and the executive officer may terminate his or her employment at any time by giving the employer prior written notice. The employment agreements with the other executive officers also include confidentiality and non-disclosure restrictions and non-competition and non-solicitation restrictions that apply during employment for certain periods following termination of employment.

GHL will enter into indemnification agreements with each of its directors and executive officers. Under these agreements, GHL may agree to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of GHL.

Share Incentive Plans

2018 Equity Incentive Plan

In March 2018, Grab’s board of directors adopted and Grab’s shareholders approved the Grab 2018 Equity Incentive Plan (the “2018 Plan”), which was most recently amended and restated in April 2019 and further amended in April 2021. The 2018 Plan provides for the issuance of up to an aggregate of 268,473,005 Grab Ordinary Shares, and as of June 30, 2021, under the 2018 Plan, 54,546,820 Grab Ordinary Shares remained available for grant, and options to purchase 41,967,416 Grab Ordinary Shares, RSUs underlying 52,016,049 Grab Ordinary Shares, and restricted shares with respect to 24,900,000 Grab Ordinary Shares were outstanding.

Following the consummation of the Business Combination, no further awards will be granted under the 2018 Plan. In addition, in connection with the Business Combination, all options, RSUs and restricted shares with respect to Grab Ordinary Shares that are outstanding under the 2018 Plan at the time of consummation of the Business Combination will be replaced by options, RSUs and restricted shares with respect to GHL Class A Ordinary Shares (and in the case of the Key Executives, GHL Class B Ordinary Shares) under GHL’s 2021 Plan (as further described in the section entitled “The Business Combination Proposal—The Business Combination Agreement—General Description of the Business Combination Transactions—The Acquisition Merger”).

2021 Equity Incentive Plan

In April 2021, GHL’s board of directors adopted and GHL’s shareholders approved the GHL 2021 Equity Incentive Plan, which was amended and restated (as approved by GHL’s board of directors and GHL’s shareholders) in September 2021 (the “2021 Plan”). The following summarizes the material terms of the 2021 Plan.

Shares Subject to the Plan. Initially, the maximum number of GHL Ordinary Shares that may be issued under the 2021 Plan after it becomes effective will be seven percent (7%) of the total number of GHL Ordinary Shares that are outstanding (on a fully diluted basis) upon consummation of the Business Combination plus the number of ordinary shares that remain available for grant under the 2018 Plan immediately prior to the consummation of the Business Combination. In addition, the number of GHL Ordinary Shares reserved for issuance under the 2021 Plan will automatically increase on January 1 of each calendar year, starting on January 1, 2022 through January 1, 2031, in an amount equal to five percent (5%) of the total number of GHL Ordinary Shares that are outstanding (on a fully diluted basis) on December 31st of the preceding calendar year, or a lesser number of shares determined by GHL’s board of directors or a committee thereof.

If an award (or any portion thereof) expires or otherwise terminates without all shares covered by the award having been issued or is settled in cash, such expiration, termination or settlement will not reduce the number of GHL Ordinary Shares that may be available for issuance under the 2021 Plan. Any GHL Ordinary Shares issued pursuant to an award that are forfeited or repurchased, and any GHL Ordinary Shares reacquired in satisfaction of any tax withholding on an award or reacquired in satisfaction of the exercise or purchase price of an award, will become available for issuance under the 2021 Plan.

In connection with certain corporate transactions with another entity, awards under the 2021 Plan may be granted in substitution for any options or other share or share-based awards granted before such corporate transaction by such other entity, and any such substitute awards will not count against the share reserve under the 2021 Plan.

All awards under the 2021 Plan may be granted for GHL Class A Ordinary Shares. Only awards made to the Key Executives under the 2021 Plan that replace such Key Executive’s outstanding options, restricted share units, and restricted shares under the 2018 Plan in connection with the consummation of the Business Combination and any other awards granted to the Key Executives under the 2021 Plan may be granted for GHL Class B Ordinary Shares.

Capitalization Adjustment. In the event there is a specified type of change in GHL’s capital structure, such as a share split, reverse share split, or recapitalization, appropriate adjustments will be made to (i) the class and maximum number of shares reserved for issuance under the 2021 Plan, (ii) the class and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class and maximum number of shares that may be issued on the exercise of incentive stock options, and (iv) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding share awards.

Types of Awards. The 2021 Plan permits the awards of options, share appreciation rights, restricted shares, restricted share units (“RSUs”) and other awards.

Eligibility. Employees, directors and consultants of GHL and its subsidiaries and affiliates are eligible to participate in the 2021 Plan.

Non-Employee Director Compensation Limit. Beginning with the first calendar year following the consummation of the Business Combination, the aggregate value of all new compensation granted or paid to any non-employee director with respect to any calendar year, including share awards granted and cash fees paid by GHL to such non-employee director, will not exceed $750,000 in total value, or in the event such non-employee director is first appointed or elected to the board during such calendar year, $1,000,000 in total value (in each case, calculating the value of any such share awards based on the grant date fair value of such share awards for financial reporting purposes).

Plan Administration. GHL’s compensation committee, as delegated by the board of directors, administers the 2021 Plan. The administrator determines the participants to receive awards, when and how awards will be granted, the type of award to be granted, the number of awards to be granted, and the other terms and conditions of each award. The administrator may delegate certain authorities under the 2021 Plan to one or more officers of GHL.

Award Agreements. Awards granted under the 2021 Plan are evidenced by award agreements that set forth, consistent with the 2021 Plan, the terms, conditions and limitations for each award.

Conditions of Awards. The administrator determines the provisions, terms and conditions of each award granted under the 2021 Plan, including but not limited to the vesting schedule of the awards.

Change in Control. In the event of a change in control, the administrator may take one or more of the following actions with respect to outstanding awards under the 2021 Plan: arrange for the surviving or acquiring corporation to assume or continue or substitute the award, arrange for the assignment or lapse of any reacquisition or repurchase rights, accelerate the vesting, cancel any award that is unvested or not exercised in exchange for such cash consideration (if any) as determined by the administrator, and make a payment (in such form as determined by the administrator) equal to the excess (if any) of the value the participant would have received upon the exercise of the award immediately prior to the change in control over any exercise price payable by such holder.

Termination. Unless suspended or terminated earlier, the 2021 Plan has a term of ten years from the date it was adopted by GHL’s board of directors (or, if earlier, the date it was approved by GHL’s shareholders). GHL’s board of directors has the authority to suspend or terminate the 2021 Plan at any time; provided, however, that no such suspension or termination may impair the rights and obligations under any awards previously granted without the written consent of the participant.

2021 Equity Stock Purchase Plan

In April 2021, GHL’s board of directors adopted and GHL’s shareholders approved the GHL 2021 Equity Stock Purchase Plan (the “ESPP”). The ESPP consists of two components: a Section 423 component, which is intended to qualify under Section 423 of the Code and a non-Section 423 component, which need not qualify under Section 423 of the Code. The following summarizes the material terms of the ESPP.

Shares Subject to the Plan. Initially, the maximum number of GHL Class A Ordinary Shares that may be issued under the ESPP after it becomes effective will be two percent (2%) of the total number of GHL Ordinary Shares that are outstanding upon consummation of the Business Combination. In addition, the number of GHL Class A Ordinary Shares reserved for issuance under the ESPP will automatically increase on January 1 of each calendar year, starting on January 1, 2022 through January 1, 2031, in an amount equal to one percent (1%) of the total number of GHL Ordinary Shares that are outstanding on December 31st of the preceding calendar year, or a lesser number of shares determined by the administrator.

Plan Administration. GHL’s board of directors or, as delegated by the board of directors, the compensation committee of the board of directors, administers the ESPP. The administrator may delegate certain authorities under the ESPP to one or more officers of GHL.

Eligibility. Employees and other service providers of GHL and its designated subsidiaries and affiliates are eligible to participate in the ESPP if they meet the eligibility requirements under the ESPP established from time to time by the administrator. However, an employee may not be granted rights to purchase shares under the 423 Component of the ESPP if such employee, immediately after the grant, would own (directly or through attribution) shares possessing 5% or more of the total combined voting power or value of all classes of ordinary shares.

Participation. Employees will enroll under the ESPP by completing a payroll deduction form permitting the deduction from their compensation of at least 1% of their compensation but not more than 15% of their compensation. Such payroll deductions will be expressed as a whole number percentage, and the accumulated deductions will be applied to the purchase of shares on each purchase date. However, a participant may not accrue the right to purchase GHL Class A Ordinary Shares under the ESPP at a rate that exceeds $25,000 in fair market value of GHL Class A Ordinary Shares (determined at the time the option is granted) (or in the case of the non-Section 423 component, such other amount as may be determined by the administrator) for each calendar year the option is outstanding (as determined in accordance with Section 423 of the Code).

Offering. Under the ESPP, participants are offered the option to purchase GHL Class A Ordinary Shares at a discount during an offering period. The length of offering periods under the ESPP will be determined by the administrator and may be up to 27 months long. Payroll deductions will be used to purchase GHL Class A Ordinary Shares on each purchase date during an offering period. The number of purchase periods within, and purchase dates during, each offering period will be established by the administrator. Offering periods under the ESPP will commence when determined by the administrator. The administrator may, in its discretion, modify the terms of future offering periods.

The option purchase price will be the lower of not less than 85% of the closing trading price of a GHL Class A Ordinary Share on the first day of an offering period in which a participant is enrolled or not less than 85% of the closing trading price of a GHL Class A Ordinary Share on the purchase date, which will occur on the last day of each purchase period.

Unless a participant has previously canceled his or her participation in the ESPP before the purchase date, the participant will be deemed to have exercised his or her option in full as of each purchase date. Upon exercise, the participant will purchase the number of whole shares that his or her accumulated payroll deductions will buy at the option purchase price, subject to the participation limitations listed above.

A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period. Upon cancellation, the participant will receive a refund of the participant’s account balance in cash without interest. A participant may also decrease (but not increase) his or her payroll deduction authorization once during any purchase period. If a participant wants to increase or decrease the rate of payroll withholding, he or she may do so effective for the next offering period by submitting a new form before the offering period for which such change is to be effective.

Transferability. A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided in the ESPP.

Certain transactions. In the event of certain transactions or events affecting the GHL Class A Ordinary Shares, such as any share dividend, share split, reverse share split, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the administrator will make appropriate adjustments to the ESPP and outstanding rights. In addition, in the event of certain significant transactions, including a change in control, the administrator may (1) if GHL is merged with or acquired by another corporation, provide that each outstanding option will be assumed or exchanged for a substitute option granted by the acquirer or successor corporation or by a parent or subsidiary of the acquirer or successor corporation, (2) cancel each outstanding option and return the balances to the accounts of the participants, without interest, and/or (3) terminate the offering period on or before the date of the proposed sale, merger or similar transaction and provide that any outstanding options will be exercisable either on the purchase date for the applicable offering period or an earlier date as the administrator may specify or return the balances to the accounts of the participants, without interest.

Plan amendment; termination. The administrator may amend, suspend or terminate the ESPP at any time. However, shareholder approval of any amendment to the ESPP must be obtained within 12 months before or after any amendment that would be treated as the adoption of a new plan for purposes of Section 423. The ESPP will terminate on the tenth anniversary of its effective date.

Option, RSU and Restricted Share Grants

As of June 30, 2021, there are a total of 59,927,847 Grab Ordinary Shares underlying grants of outstanding options, RSUs and restricted shares that are held by the executive officers and directors as a group, which include the following:

(i)

Anthony Tan Ping Yeow (Founder, Chairman and Chief Executive Officer) has (x) outstanding options to purchase a total of 16,961,072 Grab Ordinary Shares, with per-share exercise prices that range from $0.87 to $2.47, grant dates that range from May 23, 2018 to December 31, 2019, and expiration dates that range from May 22, 2028 to December 31, 2029, and (y) outstanding restricted shares with respect to a total of 13,000,000 of Grab Ordinary Shares with a grant date of April 11, 2021;

(ii)

Tan Hooi Ling (Chief Operating Officer) who owns less than 1% of the outstanding Grab Ordinary Shares on an as converted basis, has (x) outstanding options to purchase Grab Ordinary Shares, with a per-share exercise price of $2.47, grant dates that range from December 24, 2019 to December 31, 2019, and expiration dates that range from December 24, 2029 to December 31, 2029, and (y) outstanding restricted shares with respect to Grab Ordinary Shares with a grant date of April 11, 2021;

(iii)

Maa Ming-Hokng (President), who owns less than 1% of the outstanding Grab Ordinary Shares on an as converted basis, has (x) outstanding options to purchase Grab Ordinary Shares, with per-share exercise prices that range from $0.87 to $5.24, grant dates that range from November 24, 2017 to December 28, 2020, and expiration dates that range from November 23, 2027 to December 28, 2030, (y) outstanding RSUs with respect to Grab Ordinary Shares with grant dates that range from April 30, 2018 to May 28, 2019, and (z) outstanding restricted shares with respect to Grab Ordinary Shares with a grant date of April 11, 2021;

(iv)

Peter Oey (Chief Financial Officer), who owns less than 1% of the outstanding Grab Ordinary Shares on an as converted basis, has outstanding RSUs with respect to Grab Ordinary Shares with grant dates that range from April 30, 2020 to April 11, 2021;

(v)

Ong Chin Yin (Chief People Officer), who owns less than 1% of the outstanding Grab Ordinary Shares on an as converted basis, has (x) outstanding options to purchase Grab Ordinary Shares, with per-share exercise prices that range from $0.62 to $0.87, grant dates that range from August 26, 2016 to March 22, 2018, and expiration dates that range from August 25, 2026 to March 21, 2028, and (y) outstanding RSUs with respect to Grab Ordinary Shares with grant dates that range from October 23, 2018 to April 11, 2021;

(vi)	John Rogers (Director) does not have any outstanding options, RSUs or restricted shares in respect of Grab Ordinary Shares;

(vii)	Dara Khosrowshahi (Director) does not have any outstanding options, RSUs or restricted shares in respect of Grab Ordinary Shares;

(viii)

Ng Shin Ein (Director), who owns less than 1% of the outstanding Grab Ordinary Shares on an as converted basis, has outstanding RSUs with respect to Grab Ordinary Shares with a grant date of January 28, 2021; and

(ix)

Oliver Jay (Director), who owns less than 1% of the outstanding Grab Ordinary Shares on an as converted basis, has (x) outstanding options to purchase Grab Ordinary Shares, with per-share exercise price of $0.62 and grant date of September 3, 2015, and expiration date of September 2, 2025, and (y) outstanding RSUs with respect to Grab Ordinary Shares with grant date of March 10, 2021.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the expected beneficial ownership of GHL Ordinary Shares immediately following the consummation of the Business Combination by:

•	each person who is expected to beneficially own 5.0% or more of the outstanding GHL Ordinary Shares;

•	each person who will become an executive officer or director of GHL; and

•	all of those executive officers and directors of GHL as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person. Each holder of GHL Class A Ordinary Shares is entitled to one vote per share and each holder of GHL Class B Ordinary Shares is entitled to forty-five (45) votes per share.

The total number of GHL Ordinary Shares expected to be outstanding after the consummation of the Business Combination will be, based on the assumptions set out elsewhere in this proxy statement/prospectus, 3,949,285,223, consisting of 3,826,402,914 GHL Class A Ordinary Shares and 122,882,309 GHL Class B Ordinary Shares.

	Ordinary Shares Beneficially Owned Immediately Prior to Closing of the Business Combination				Ordinary Shares Beneficially Owned Immediately After Closing of the Business Combination
	Pre-closing ordinary share equivalents		% of total ordinary shares	% of voting power	Class A ordinary shares		Class B ordinary shares		% of total ordinary shares		% of voting power(2)
Directors and Executive Officers(1):
Anthony Tan Ping Yeow	63,611,100	(3)	2.5%	2.5%	—		122,882,309	(4)	3.3	%(4)	60.4	%(4)
Tan Hooi Ling	19,608,169		0.8%	0.8%	—		25,555,107	(5)	—	(5)	—	(5)
Ming-Hokng Maa	11,067,055	(12)	0.4%	0.4%	—		14,423,568	(6)	—	(6)	—	(6)
Peter Oey	*		*	*	*		—		*		—
Ong Chin Yin	*		*	*	*		—		*		—
John Rogers	—		—	—	*		—		*		—
Dara Khosrowshahi	—		—	—	—		—		—		—
Ng Shin Ein	*		*	*	*		—		*		—
Oliver Jay	*		*	*	*		—		*		—
All Directors and Executive Officers as a Group	97,255,732		3.9%	3.9%	3,944,994		122,882,309		3.4%		60.4%
Principal Shareholders:
SVF Investments (UK) Limited(7)	536,469,904		21.4%	21.4%	699,175,218		—		18.6%		7.6%
Uber Technologies, Inc.	411,192,808		16.4%	16.4%	535,902,982		—		14.3%		5.8%
Didi Chuxing(8)	214,975,611		8.6%	8.6%	280,175,307		—		7.5%		3.1%
Toyota Motor Corp	171,033,526		6.8%	6.8%	222,906,079		—		5.9%		2.4%
Sponsors and its affiliates:
Altimeter Growth Holdings(9)	—		—	—	119,775,000	(10)	—		3.2%		1.3%
Altimeter Partners Fund, L.P.(11)	—		—	—	17,500,000		—		*		*

*	Less than 1%.
(1)	The business address for the directors and executive officers of Grab is 7 Straits View, Marina One East Tower, #18-01/06, Singapore 018936.
(2)

For each person and group included in this column, the percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of GHL Ordinary Shares as a single class. In respect of matters requiring a shareholder vote, each GHL Class A Ordinary Shares will be entitled to one vote and each GHL Class B Ordinary Share will be entitled to 45 votes. Each GHL Class B Ordinary Share will be convertible into one GHL Class A Ordinary Share at any time by the holder thereof. GHL Class A Ordinary Shares will not be convertible into GHL Class B Ordinary Shares under any circumstances.

(3)	Includes 14,143,590 pre-closing ordinary share equivalents held by Hibiscus Worldwide Ltd., a Cayman limited company (“Hibiscus”).
(4)

Consists of the 64,102,767 GHL Class B Ordinary Shares to be directly beneficially owned by Mr. Tan; 18,800,866 GHL Class B Ordinary Shares to be held by Hibiscus and deemed beneficially owned by Mr. Tan pursuant to the Shareholders’ Deed; 25,555,107 GHL Class B Ordinary Shares to be held by Ms. Tan and a trust expected to be created by Ms. Tan and deemed beneficially owned by Mr. Tan pursuant to the Shareholders’ Deed; and 14,423,568 GHL Class B Ordinary Shares to be held by Mr. Maa and a trust created by Mr. Maa for which he is the trustee (the “Maa Trust”) deemed beneficially owned by Mr. Tan pursuant to the Shareholders’ Deed. Also pursuant to the Shareholders’ Deed, Ms. Tan, Mr. Maa and any trusts created by Ms. Tan or Mr. Maa irrevocably appoints Mr. Tan as attorney-in-fact and proxy to vote all of their GHL Class B Ordinary Shares. See “Description of GHL Securities—Shareholders’ Deed.”

(5)	Pursuant to the Shareholders Deed, these shares will be voted solely, and deemed beneficially owned, by Mr. Tan.
(6)	Pursuant to the Shareholders Deed, these shares will be voted solely, and deemed beneficially owned, by Mr. Tan.
(7)

All ownership amounts and percentages of outstanding shares after the consummation of the Business Combination set forth herein assume and reflect its purchase of the 32,452,254 Grab Ordinary Shares prior to the consummation of the Business Combination. SB Investment Advisers (UK) Limited has been appointed as the alternative investment fund manager of SVF Investments (UK) Limited. Investment and divestment decisions for securities held by SVF Investments (UK) Limited are made by the investment committee of SB Investment Advisers (UK) Limited which, Grab has been informed by SVF Investments (UK) Limited, has three voting members comprised of Masayoshi Son, Rajeev Misra and Saleh Romeih.

(8)	Represents shares held through Xiaoju Kuaizhi Inc. and Marvelous Yarra Limited.
(9)	The Sponsor is controlled by Brad Gerstner.
(10)

Consists of (a) 12,275,000 GHL Class A Ordinary Shares to be converted at the Initial Closing from the same number of AGC Class B Ordinary Shares held by the Sponsor prior to the Initial Merger, (b) 57,500,000 GHL Class A Ordinary Shares to be issued at the Closing pursuant to the Sponsor Subscription Agreement, and (c) assuming the Maximum Redemption Scenario, 50,000,000 GHL Class A Ordinary Shares to be issued at the Closing pursuant to the Backstop Subscription Agreement.

(11)	Altimeter Partners Fund, L.P. is controlled by Brad Gerstner.
(12)	Includes 817,510 Grab Ordinary Shares held by the Maa Trust.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

AGC Relationships and Related Party Transactions

AGC Class B Ordinary Shares

On August 28, 2020, the Sponsor paid $25,000 to cover certain of AGC’s offering costs in consideration for 17,250,000 AGC Class B Ordinary Shares. On September 2, 2020, the Sponsor contributed 4,750,000 AGC Class B Ordinary Shares back to AGC for no consideration, resulting in 12,500,000 AGC Class B Ordinary Shares being issued and outstanding. In September 2020, the Sponsor transferred 75,000 AGC Class B Ordinary Shares to each of AGC’s independent directors. The founder shares (including the AGC Class B Ordinary Shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

Private Placement Warrants

The Sponsor purchased an aggregate of 12,000,000 private placement AGC Warrants for a purchase price of $1.00 per whole warrant, or $12,000,000 in the aggregate, in a private placement that occurred simultaneously with the closing of AGC’s initial public offering. Each private placement AGC Warrant entitles the holder to purchase one AGC Class A Ordinary Share at $11.50 per share, subject to adjustment. The private placement AGC Warrants (including the AGC Class A Ordinary Shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of the Business Combination.

Working Capital Loan

In order to finance transaction costs in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor or certain of AGC’s officers and directors may, but are not obligated to, loan AGC funds as may be required. If AGC completes the Business Combination, it may repay such loaned amounts out of the proceeds of the trust account released to AGC. In the event that the Business Combination does not close, it may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from AGC’s trust account would be used for such repayment. Up to $2,000,000 of such loans may be convertible into AGC Warrants at a price of $1.00 per warrant at the option of the lender. The AGC Warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by AGC’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. AGC does not expect to seek loans from parties other than the Sponsor, its affiliates or AGC’s management team as it does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in AGC’s trust account.

Expense Reimbursement

No compensation of any kind, including finder’s and consulting fees, will be paid to the Sponsor, officers and directors, or their respective affiliates, for services rendered prior to or in connection with the completion of an initial Business Combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on AGC’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. Our audit committee will review on a quarterly basis all payments that were made by us to the Sponsor, officers, directors or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on AGC’s behalf.

Other Relationships

If any of AGC’s officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. AGC’s officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to AGC. AGC may, at its option, pursue an affiliated joint acquisition opportunity with an entity to which an officer or director has a fiduciary or contractual obligation. Any such entity may co-invest with AGC in the target business at the time of its initial business combination, or AGC could raise additional proceeds to complete the acquisition by making a specified future issuance to any such entity.

AGC currently maintains its executive offices at 2550 Sand Hill Road, Suite 150, Menlo Park, California 94025. The cost for AGC’s use of this space is included in the $20,000 per month fee it is obligated to pay to an affiliate of the Sponsor for office space, administrative and support services, commencing on the date that AGC’s securities were first listed on NASDAQ. Upon completion of the Business Combination or AGC’s liquidation, it will cease paying these monthly fees.

After the closing of the Business Combination, members of AGC’s management team who remain with GHL may be paid consulting, management or other fees from GHL with any and all amounts being fully disclosed to its shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to its shareholders. It is unlikely the amount of such compensation will be known at the time of the Extraordinary General Meeting, as it will be up to the directors of the post-Acquisition Closing business to determine executive and director compensation.

Forward Purchase Agreements

Concurrently with the execution of the Business Combination Agreement, (i) AGC, GHL and Sponsor Affiliate amended and restated that certain forward purchase agreement, dated September 16, 2020, by and between AGC and Sponsor Affiliate, and (ii) AGC, GHL and JS Securities amended and restated that certain forward purchase agreement, dated September 16, 2020, by and between AGC and JS Securities. For additional information, see “Business Combination Proposal—Related Agreements—Amended and Restated Forward Purchase Agreements.”

Amended and Restated Registration Rights Agreement

Concurrently with the execution of the Business Combination Agreement, AGC, GHL, Sponsor, the Sponsor Related Parties and the Grab shareholders entered into the Registration Rights Agreement. For additional information, see “Business Combination Proposal—Related Agreements—Registration Rights Agreement.”

PIPE Financing (Private Placement)

Concurrently with the execution and delivery of the Business Combination Agreement, (i) AGC, Sponsor Affiliate and GHL entered into a subscription agreement pursuant to which Sponsor Affiliate committed to subscribe for and purchase 57,500,000 GHL Class A Ordinary Shares for $10 per share for an aggregate purchase price equal to $575 million, and (ii) AGC, Sponsor Affiliate and GHL entered into the Backstop Subscription Agreement. For additional information, see “Business Combination Proposal—Related Agreements—PIPE Financing (Private Placement).”

AGC Sponsor Support and Lock-Up Agreement

Concurrently with the execution of the Business Combination Agreement, AGC, Sponsor, GHL and Grab entered into the Sponsor Support Agreement. For additional information, see “Business Combination Proposal—Related Agreements—Sponsor Support and Lock-Up Agreement”

Grab and GHL Relationships and Related Party Transactions

Shareholders Deed

See “Description of GHL Securities—Shareholders’ Deed.”

Registration Rights Agreement

See “Shares Eligible for Future Sale—Registration Rights.”

Employment Agreements and Indemnification Agreements

See “Management—Employment Agreements and Indemnification Agreements.”

Share Incentive Plan

See “Management—Share Incentive Plan.”

Other Related Party Transactions

Collaboration Agreement with Toyota

Grab is party to a Framework Collaboration Agreement dated June 13, 2018 and renewed and amended on August 15, 2021 (collectively the “FCA”) with Toyota Motor Corp. (“Toyota”), a principal shareholder of Grab. The FCA governs future joint development projects by the two companies, committing Grab to use its best efforts to collaborate with Toyota, as a preferred original equipment manufacturer partner of Grab, in certain research and development efforts. Pursuant to the FCA, Grab also agreed to install and subscribe to Toyota vehicle management and other in-car hardware and software in Grab’s rental vehicle fleet, as well as to use for Grab’s rental fleet, and encourage Grab’s driver-partners to use, Toyota-selected vehicle maintenance centers in all countries in which Grab operates. The FCA also grants Toyota certain preference rights to provide capital for vehicle purchase financing for Grab’s driver-partners, commits Grab to procure certain auto insurance products from parties recommended by Toyota and requires Grab to use its best efforts to recommend Toyota’s inclusion in any auto insurance company which we may establish. The FCA further requires Grab to use its best efforts to maintain an 80% unit share percentage of Toyota vehicles for its rental fleet, subject to mitigating circumstances. In 2020, transactions of an aggregate value of approximately $287 million were conducted under the FCA.

Transactions with GrabFin Operations (Malaysia)

On October 15, 2019, pursuant to a sale and purchase agreement dated as of August 20, 2018, and the supplemental agreement dated as of April 3, 2019, Grab Financial Services Asia Inc. (“GFSA”), an entity in Grab’s financial services segment, acquired a 40% interest in Reversemortgage Sdn. Bhd., which subsequently changed its name to GrabFin Operations (Malaysia) Sdn. Bhd. (“GOM”), a licensed money lender in Malaysia, and an option to purchase the remaining 60% subject to regulatory approval. Prior to the foregoing transactions, the shares in GOM were owned by two individuals holding 10% and 30% respectively and Mr. Kooi Ong Tong (60%), who is Mr. Tan’s father-in-law. Mr. Tong currently retains a 60% interest in GOM.

On February 17, 2020, GFSA, as lender, entered into a loan agreement (the “Loan Agreement”) with GOM, as borrower, pursuant to which it granted GOM a revolving interest free loan facility of RM30 million (approximately $7.2 million) to be used only for general corporate purposes. GFSA can demand repayment of all or any amounts outstanding under the Loan Agreement at its absolute discretion at any time, and any outstanding amount is due within five business days from GOM having received demand from GFSA. As of the date of this proxy statement/prospectus no amount has been drawn or is or has been outstanding under the Loan Agreement.

Contract with National University of Singapore

Grab has a contract with the National University of Singapore’s NUS AI Lab for artificial intelligence research and intellectual property creation related to Grab’s business for S$1.25 million (approximately $929,300) over two years. Since July 2018, Grab COO and co-founder Tan Hooi Ling has served on the Board of Trustees of the National University of Singapore.

Amendment to Subscription Agreement with SVF Investments (UK) Limited

Grab is party to a subscription agreement dated March 6, 2019 (as amended, the “SVF Subscription Agreement”) with SVF Investments (UK) Limited (“SVF”), a principal shareholder of Grab, pursuant to which SVF agreed to purchase Series H Preference Shares of Grab (“Series H Shares”) for an aggregate purchase price of $2.0 billion at multiple closings. To date, SVF has funded and closed on share purchases pursuant to the SVF Subscription Agreement in the aggregate amount of $1.8 billion, with a single closing remaining. On April 12, 2021, Grab and SVF amended the SVF Subscription Agreement to, among other things, reschedule the closing date for the remaining $200 million funding to the third day following the date of the meeting of Grab’s shareholders at which Grab’s shareholders approve an increase of the authorized number of certain Grab Shares under Grab’s memorandum and articles of association in connection with the purchase of such remaining shares. On the rescheduled closing date, SVF is obligated to purchase for $200 million 32,452,254 Grab Shares.

DESCRIPTION OF GHL SECURITIES

A summary of the material provisions governing GHL’s share capital immediately following consummation of the Business Combination is described below. This summary is not complete and should be read together with the Amended GHL Articles, a copy of which is appended to this proxy statement/prospectus as Annex B.

GHL is a Cayman Islands exempted company with limited liability and immediately following consummation of the Business Combination its affairs will be governed by the Amended GHL Articles, the Cayman Islands Companies Act, and the common law of the Cayman Islands.

GHL’s authorized share capital consists of 50,000,000,000 shares of a par value of $0.000001 each, consisting of 49,500,000,000 GHL Class A Ordinary Shares and 500,000,000 GHL Class B Ordinary Shares. All GHL Ordinary Shares issued and outstanding at the consummation of the Business Combination will be fully paid and non-assessable.

The Amended GHL Articles will become effective upon consummation of the Business Combination. The following are summaries of material provisions of the Amended GHL Articles and the Cayman Islands Companies Act insofar as they relate to the material terms of the GHL Ordinary Shares.

Ordinary Shares

General

Holders of GHL Class A Ordinary Shares and GHL Class B Ordinary Shares will generally have the same rights except for voting, conversion and director appointment and removal rights. GHL will maintain a register of its shareholders and a shareholder will only be entitled to a share certificate if the board of directors of GHL resolves that share certificates be issued.

The share capital structure that GHL will adopt following consummation of the Business Combination has, in part, been created with a view to complying with MAS requirements for digital banking licensees. The MAS Eligibility Criteria and Requirements for Digital Banks require licensees to be “anchored in Singapore, controlled by Singaporeans and headquartered in Singapore.” Mr. Anthony Tan, as the Singaporean citizen controlling the Digital Banking JV (through GHL’s 60% interest in Digital Banking JV), needs to hold a majority of the voting rights in GHL in order to fulfil the “controlled by Singaporeans” criteria. Accordingly, a key reason for the enhanced shareholder voting rights given to Mr. Anthony Tan pursuant to the Business Combination is to meet this requirement, which is subject to continuous regulatory review by the MAS. For a discussion of the risks relating to ongoing compliance with the requirements of the MAS, please see “Risk Factors—Grab’s entry into digital banking in Singapore through the Digital Banking JV is subject to risks.”

Immediately following the consummation of the Business Combination, Mr. Tan will control the voting power of all of the outstanding GHL Class B Ordinary Shares. All Key Executives, other than Mr. Tan, and certain entities related to such Key Executives or Mr. Tan, have irrevocably appointed Mr. Tan as attorney-in-fact and proxy to vote all of their GHL Class B Ordinary Shares on their behalf, and agreed to condition any transfer of GHL Class B Ordinary Shares on the transferee agreeing to be bound by such appointment. Each such Tan Proxy will terminate, with respect to any Class B Ordinary Share, on the date that such GHL Class B Ordinary Share is converted into a GHL Class A Ordinary Share. See “– Shareholders’ Deed.” Additionally, all holders of Class B Ordinary Shares have granted each other a reciprocal right of first offer with respect to any transfer of any such holder’s GHL Class B Ordinary Shares to any person other than such holder’s Permitted Transferees, and any acquiring Key Executives shall confirm to Mr. Tan that such GHL Class B Ordinary Shares will be subject to the Key Executive Proxies.

Although Mr. Tan will control the voting power of all of the outstanding GHL Class B Ordinary Shares immediately following the consummation of the Business Combination, his control over those shares is not permanent and is subject to reduction or elimination at any time or after certain periods as a result of a variety of factors. As further described below, upon any transfer of GHL Class B Ordinary Shares by a holder thereof to any person which is not a Permitted Transferee of such holder, those shares will automatically and immediately convert into GHL Class A Ordinary Shares. In addition, all Class B Ordinary Shares will automatically convert to GHL Class A Ordinary Shares in other events described below. See “–Optional and Mandatory Conversion.”

Dividends

The holders of GHL Ordinary Shares will be entitled to such dividends as the board of directors may in its discretion lawfully declare from time to time, or as GHL shareholders may declare by ordinary resolution. GHL Class A Ordinary and GHL Class B Ordinary Shares rank equally as to dividends and other distributions. Dividends may be paid either in cash or in specie, provided, that no dividend can be made in specie on any GHL Class A Ordinary Shares unless a dividend in specie in equal proportion is made on GHL Class B Ordinary Shares.

Voting Rights

In respect of all matters upon which holders of GHL Ordinary Shares are entitled to vote, each GHL Class A Ordinary Share will be entitled to one vote and each GHL Class B Ordinary Share will be entitled to 45 votes. Voting at any meeting of shareholders will be by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the votes that may be cast at such meeting.

GHL Class A Ordinary Shares and GHL Class B Ordinary Shares will vote together on all matters, except that GHL will not, without the approval of holders of a majority of the voting power of the GHL Class B Ordinary Shares, voting exclusively and as a separate class:

•	increase the number of authorized GHL Class B Ordinary Shares;

•	issue any GHL Class B Ordinary Shares or securities convertible into or exchangeable for GHL Class B Ordinary Shares, other than to Key Executives or their affiliates, including Permitted Entities;

•	create, authorize, issue, or reclassify into, any preference shares in the capital of GHL or any shares in the capital of GHL that carry more than one vote per share;

•

reclassify any GHL Class B Ordinary Shares into any other class of shares or consolidate or combine any GHL Class B Ordinary Shares without proportionately increasing the number of votes per GHL Class B Ordinary Share;

•

amend, restate, waive, adopt any provision inconsistent with or otherwise alter any provision of the Amended GHL Articles relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the GHL Class B Ordinary Shares; or

•	nominate, appoint or remove a majority of the board of directors of GHL or the “Class B Directors.”

All holders of GHL Class B Ordinary Shares, other than Mr. Tan, have irrevocably appointed Mr. Tan as attorney-in-fact and proxy to vote all GHL Class B Ordinary Shares on their behalf, and agreed to condition any transfer of GHL Class B Ordinary Shares on the transferee agreeing to be bound by such appointment. See “ – Shareholders’ Deed.”

An ordinary resolution to be passed by the shareholders will require a simple majority of votes cast, including by all holders of a specific class of shares, if applicable, while a special resolution will require not less than two-thirds of votes cast.

Optional and Mandatory Conversion

Each GHL Class B Ordinary Share will be convertible into one GHL Class A Ordinary Share at any time at the option of the holder thereof. GHL Class A Ordinary Shares will not be convertible into GHL Class B Ordinary Shares under any circumstances.

Upon any transfer of GHL Class B Ordinary Shares by a holder thereof to any person which is not a Permitted Transferee of such holder, each such GHL Class B Ordinary Share will automatically and immediately convert into one GHL Class A Ordinary Share. In case of any transfer of GHL Class B Ordinary Shares to a person who at any later time ceases to be a Permitted Transferee, GHL may refuse registration of any subsequent transfer except back to the transferor of such GHL Class B Ordinary Shares, and otherwise, such GHL Class B Ordinary Shares will automatically and immediately convert into an equal number of GHL Class A Ordinary Shares.

Each GHL Class B Ordinary Share will automatically convert into one GHL Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions) on the earliest to occur of 5:00 p.m., Singapore time:

•	on the first anniversary of Mr. Tan’s death or incapacity;

•

on a date determined by the board of directors of GHL during the period commencing 90 days after, and ending 180 days after, the date on which Mr. Tan is terminated for cause (and in the event of a dispute regarding whether there was cause, cause will be deemed not to exist unless and until an affirmative ruling regarding such cause has been made by a court or arbitral panel of competent jurisdiction, and such ruling has become final and non-appealable); or

•

on a date determined by the board of directors of GHL during the period commencing 90 days and ending 180 days after the date that Mr. Tan and his affiliates and Permitted Entities together own less than 33% of the number of GHL Class B Ordinary Shares that he and his affiliates and Permitted Entities owned immediately following the consummation of the Business Combination.

Transfer of Ordinary Shares

Subject to applicable laws, including securities laws, and the restrictions contained in the Amended GHL Articles and to any lock-up agreements to which a GHL shareholder may be a party, any GHL shareholders may transfer all or any of their GHL Class A Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by the board of directors of GHL.

GHL Class B Ordinary Shares may be transferred only to a Permitted Transferee of the holder and, subject to the ROFO Agreement, any GHL Class B Ordinary Shares transferred otherwise will be converted into GHL Class A Ordinary Shares as described above. See “–Optional and Mandatory Conversion.”

The board of directors of GHL may decline to register any transfer of any share in the event that any of the following is known by the directors not to be both applicable and true with respect to such transfer:

•

the instrument of transfer is lodged with GHL, or the designated transfer agent or share registrar, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as the board of directors of GHL may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

•

the transferred shares are fully paid up and free of any lien in favor of GHL (it being understood and agreed that all other liens, e.g. pursuant to a bona fide loan or indebtedness transaction, shall be permitted); or

•	a fee of such maximum sum as NASDAQ may determine to be payable, or such lesser sum as the board of directors of GHL may from time to time require, is paid to GHL in respect thereof.

If the board of directors of GHL refuses to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal stating the facts which are considered to justify the refusal to register the transfer.

Liquidation

The GHL Class A Ordinary Shares and GHL Class B Ordinary Shares will rank equally upon occurrence of any liquidation or winding up of GHL, in the event of which GHL’s assets will be distributed to, or the losses will be borne by, shareholders in proportion to the par value of the shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

The board of directors of GHL may from time to time make calls upon shareholders for any amounts unpaid on their GHL Ordinary Shares. The GHL Ordinary Shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the Cayman Islands Companies Act, GHL may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or GHL. The redemption of such shares will be effected in such manner and upon such other terms as GHL may, by special resolution, determine before the issue of the shares.

Variations of Rights of Shares

Subject to certain Amended GHL Articles provisions governing the GHL Class B Ordinary Shares, if at any time the share capital of GHL is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights. Otherwise, any such variation will be made only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

General Meetings of Shareholders

GHL will hold an annual general meeting at such time and place as the board of directors of GHL will determine. At least seven calendar days’ notice shall be given for any general meeting. The board of directors of GHL may call extraordinary general meetings, and must convene an extraordinary general meeting upon the requisition of (a) GHL shareholders holding at least a majority of the votes that may be cast at such meeting, or (b) the holders of GHL Class B Ordinary Shares entitled to cast (including by proxy) a majority of the votes that all GHL Class B Ordinary Shares are entitled to cast. Separate general meetings of the holders of a class or series of shares may be called only by (a) the chairman of the board of directors of GHL, (b) a majority of the entire board of directors of GHL (unless otherwise specifically provided by the terms of issue of the shares of such class or series), or (c) with respect to general meetings of the holders of GHL Class B Ordinary Shares, Mr. Tan. One or more shareholders holding not less than an aggregate of one-third of all votes that may be cast in respect of the share capital of GHL in issue present in person or by proxy and entitled to vote will be a quorum for all purposes, provided that the presence in person or by proxy of holders of a majority of GHL Class B Ordinary Shares will be required in any event.

Inspection of Books and Records

The board of directors of GHL will determine whether, to what extent, at what times and places and under what conditions or regulations the accounts and books of GHL will be open to the inspection by GHL shareholders, and no GHL shareholder will otherwise have any right of inspecting any account or book or document of GHL except as required by the Cayman Islands Companies Act or authorized by GHL shareholders in a general meeting.

Changes in Capital

GHL may from time to time by ordinary resolution, subject to the rights of holders of GHL Class B Ordinary Shares:

•	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution will prescribe;

•	consolidate and divide all or any share capital into shares of a larger amount than existing shares;

•

sub-divide its existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

•

cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the rights of GHL Class B Ordinary Shares, GHL may by special resolution reduce its share capital or any capital redemption reserve fund in any manner permitted by law.

Warrants

Upon the consummation of the Business Combination, each AGC Warrant outstanding immediately prior will be assumed by GHL and converted into a GHL Warrant. Each GHL Warrant will continue to have and be subject to substantially the same terms and conditions as were applicable to such AGC Warrant immediately prior to the consummation of the Business Combination (including any repurchase rights and cashless exercise provisions).

Exempted Company

GHL is an exempted company with limited liability incorporated under the laws of Cayman Islands. The Cayman Islands Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue no par value shares;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

Shareholders’ Deed

Concurrently with the signing of the Business Combination Agreement and effective upon consummation of the Business Combination, GHL entered into the Shareholders’ Deed with Sponsor, Grab, Mr. Tan, and the Covered Holders, pursuant to which the Covered Holders irrevocably appointed Mr. Tan attorney-in-fact and proxy for and in such Covered Holder’s name, place and stead, to: (i) attend any and all shareholders meetings of GHL; (ii) vote such Covered Holder’s GHL Class B Ordinary Shares at any such meeting; (iii) grant or withhold all written consents with respect to such Covered Holder’s GHL Class B Ordinary Shares; and (iv) represent and otherwise act for such Covered Holder in the same manner and with the same effect as if such Covered Holder was personally present at any such meeting. As a condition of transfer of any GHL Class B Ordinary Shares by a Covered Holder to a third party that is a Permitted Transferee, the Covered Holder must cause such Permitted Transferee to adhere to the Shareholders’ Deed, including the Key Executive Proxies. The Key Executive Proxies granted under the Shareholders’ Deed with respect to any GHL Class B Ordinary Share will remain in effect until such GHL Class B Ordinary Share is converted into a GHL Class A Ordinary Share.

Further pursuant to the Shareholders’ Deed, Sponsor has agreed to gift or transfer for a nominal amount 1,227,500 GHL Class A Ordinary Shares to the GrabForGood Fund or another charitable organization, foundation, fund or similar entity as agreed between Sponsor and GHL. Sponsor has the right to make such gift or transfer at any time but is not obligated to do so until such GHL Class A Ordinary Shares have been registered for resale on an effective registration statement filed with the SEC.

COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS

This section describes the material differences between the rights of AGC shareholders before the consummation of the Business Combination, and the rights of GHL shareholders after the Business Combination. These differences in shareholder rights result from the differences between the respective governing documents of AGC and GHL.

This section does not include a complete description of all differences among such rights, nor does it include a complete description of such rights. Furthermore, the identification of some of the differences of these rights as material is not intended to indicate that other differences that may be equally important do not exist. AGC shareholders are urged to carefully read the relevant provisions of the Amended GHL Articles that will be in effect as of consummation of the Business Combination (which form is included as Annex B to this proxy statement/prospectus). References in this section to the Amended GHL Articles are references thereto as they will be in effect upon consummation of the Business Combination. However, the Amended GHL Articles may be amended at any time prior to consummation of the Business Combination by mutual agreement of AGC and Grab or after the consummation of the Business Combination by amendment in accordance with their terms. If the Amended GHL Articles are amended, the below summary may cease to accurately reflect the Amended GHL Articles as so amended.

AGC	GHL
Authorized Share Capital

AGC authorized share capital is $22,100 divided into 200,000,000 AGC Class A Ordinary Shares of a par value of $0.0001 each, 20,000,000 AGC Class B Ordinary Shares of a par value of $0.0001 each and 1,000,000 preference shares of a par value of $0.0001 each.

GHL will be authorized to issue 50,000,000,000 shares of all classes of capital stock, par value $0.000001 per share, consisting of 49,500,000,000 shares of GHL Class A Ordinary Shares and 500,000,000 shares of GHL Class B Ordinary Shares.

In respect of all matters upon which holders of GHL Ordinary Shares are entitled to vote, each GHL Class

A Ordinary Share will be entitled to one vote and each GHL Class B Ordinary Share will be entitled to 45 votes.

Rights of Preference Shares

Subject to the AGC amended and restated memorandum and articles of association and applicable rules and regulations, the AGC Board may allot, issue, grant options or otherwise dispose of AGC Shares with or without preferred, deferred or other rights or restrictions, provided the AGC Board shall not do any of the foregoing to the extent it may affect the ability of AGC to carry out the conversion of the AGC Class B Ordinary Shares into AGC Class A Ordinary Shares as set out in the AGC amended and restated memorandum and articles of association.

The board of directors will be authorized, subject to the rights of the holders of GHL Series B Ordinary Shares, to provide, out of unissued shares, for series of preference shares and to establish the number of shares to constitute such series and any voting, dividend, redemption, conversion, preference, participating, special and other rights of such series.

Number and Qualification of Directors

The AGC Board must consist of not less than one person; provided that the number of directors may be increased or reduced by ordinary resolution.

Directors will not be required to hold any shares in AGC unless and until such time that AGC in a general meeting fixes a minimum shareholding required to be held by a director.

The board of directors must consist of no more than seven directors, which number may be increased to up to nine if and as determined by the holders of a majority of the GHL Class B Ordinary Shares, voting exclusively and as a separate class.

Directors will not be required to hold any shares in GHL.

AGC	GHL

Election/Removal of Directors

Prior to the closing of a business combination, AGC may appoint or remove any director by ordinary resolution of the holders of AGC Class B Ordinary Shares.

A majority of directors may be designated as “Class B Directors,” nominated, appointed and removed only by the holders of GHL Class B Ordinary Shares, voting exclusively and as a separate class.

Subject to the rights of holders of GHL Class B Ordinary Shares to elect a majority of the board of directors and the maximum number of directors, holders of GHL Class A Ordinary Shares and GHL Class B Ordinary Shares voting together as a single class may by ordinary resolution elect any individual to be a director either to fill a vacancy or as an addition to the existing board of directors. No shareholder will be permitted to cumulate votes at any such election of directors.

Any director may be removed from office at any time before the expiration of his/her term by ordinary resolution; provided that any Class B Director may only be removed by the holders of GHL Class B Ordinary Shares, voting exclusively and as a separate class.

Voting

Cumulative Voting

Holders of AGC Shares will not have cumulative voting rights.	Holders of GHL Ordinary Shares will not have cumulative voting rights.

Vacancies on the Board of Directors

The office of any director shall be vacated if:

(a) such director resigns by notice in writing to AGC;

(b) such director absents himself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the AGC Board without special leave of absence from the other directors, and the other directors pass a resolution that he has by reason of such absence vacated office;

(c) such director dies, becomes bankrupt or makes any arrangement or composition with his creditors;

(d) such director is found to be or becomes of unsound mind; or

(e) all of the other directors (being not less than two in number) determine that such director should be removed as a director, either by a resolution passed by all of the other directors at a meeting of the directors duly convened and held in accordance with the AGC amended and restated memorandum and articles of association or by a resolution in writing signed by all of the other directors.

The office of any director shall be vacated if:

(a) such director dies, becomes bankrupt or makes any arrangement or composition with his creditors;

(b) (i) with respect to any director other than Mr. Tan, a licensed medical practitioner who has evaluated that director gives a written opinion to GHL stating he has become physically or mentally incapable of acting as a director and may remain so for more than three months and (ii) with respect to Mr. Tan, his Incapacity (as defined below) shall have been determined;

(c) such director resigns by notice in writing to GHL; or

(d) such director is removed from office pursuant to the provisions summarized in the third paragraph under “Election/Removal of Directors” above.

“Incapacity” means, with respect to an individual, the permanent and total disability of such individual so that such individual is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which

AGC	GHL

can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months as determined by a licensed medical practitioner. In the event of a dispute regarding whether an individual has suffered an Incapacity, no Incapacity of such individual will be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made by a court or arbitral panel of competent jurisdiction, and such ruling has become final and non-appealable.

Amendment to Articles of Association

Pursuant to Cayman Islands Companies Act, the AGC amended and restated memorandum and articles of association may only be amended by a special resolution of the shareholders.

GHL may at any time and from time to time by special resolution (as defined by the Cayman Islands Companies Act) alter or amend the Amended GHL Articles, in whole or in part; provided that no such amendment or any other provision inconsistent with or to otherwise vary or alter any provision of the Amended GHL Articles relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the GHL Class B Ordinary Shares shall be adopted without the approval of a majority of the voting power of the GHL Class B Ordinary Shares, voting exclusively and as a separate class.

Quorum

Shareholders. The holders of a majority of the AGC Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum for a general meeting of AGC.

Board of Directors. The quorum for the transaction of the business of the AGC directors may be fixed by the AGC directors, and unless so fixed shall be a majority of the AGC directors then in office.

Shareholders. No business will be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. One or more shareholders holding not less than an aggregate of one-third of all votes that may be cast in respect of the share capital of GHL in issue present in person or by proxy and entitled to vote will be a quorum for all purposes; provided that the presence in person or by proxy of holders of a majority of GHL Class B Ordinary Shares will be required in any event.

Board of Directors. The quorum necessary for the transaction of the business of the directors may be fixed by the directors and unless so fixed will be a majority of the directors then in office.

Shareholder Meetings

General meetings may be called only by:

(a) the AGC directors;

(b) the chief executive officer; or

(c) the chairman of the AGC board of directors.

Shareholders do not have the ability to call general meetings.

GHL will hold an annual general meeting and will specify the meeting as such in the notices calling it. The annual general meeting will be held at such time and place as the directors will determine.

The directors may call general meetings, and must convene an extraordinary general meeting at the

AGC	GHL

requisition of shareholders holding a majority of the votes that may be cast by all of the issued share capital of GHL, or the holders of GHL Class B Ordinary Shares entitled to cast (including by proxy) a majority of the votes that all GHL Class B Ordinary Shares are entitled to cast.

Separate general meetings of the holders of a class or series of shares may be called only by:

(a) the chairman of the board of directors;

(b) a majority of the entire board of directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series); or

(c) with respect to general meetings of the holders of GHL Class B Ordinary Shares, Mr. Tan.

Notice of Shareholder Meetings

At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting; provided that a general meeting of AGC will, whether or not the notice provisions have been complied with, be deemed to have been duly convened if it is so agreed:

(a) in the case of an annual general meeting, by all shareholders (or their proxies) entitled to attend and vote thereat; and

(b) in the case of an extraordinary general meeting, by a majority in number of the shareholders having a right to attend and vote at the meeting, together holding not less than ninety-five per cent in par value of the AGC Shares giving that right.

At least seven calendar days’ notice will be given for any general meeting. Every notice will be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and will specify the place, the day and the hour of the meeting and the general nature of the business and will be given in the manner hereinafter mentioned or in such other manner as may be prescribed by GHL; provided that a general meeting of GHL will, whether or not the notice provisions have been complied with, be deemed to have been duly convened if it is so agreed:

(a) in the case of an annual general meeting, by all shareholders (or their proxies) entitled to attend and vote thereat; and

(b) in the case of an extraordinary general meeting, by shareholders (or their proxies) having a right to attend and vote at the meeting, together holding shares entitling the holders to not less than two thirds of the votes entitled to be cast at such extraordinary general meeting.

Indemnification, liability insurance of Directors and Officers

Every AGC director and officer (which for the avoidance of doubt, shall not include auditors of AGC), together with every former director and former officer (each an “Indemnified Person”) shall be indemnified out of AGC’s assets against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, willful neglect or willful default.

To the maximum extent permitted by applicable law, every director and officer of GHL, together with every former director and former officer of GHL, will be indemnified out of the assets of GHL against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default.

AGC	GHL

AGC directors, on behalf of AGC, may purchase and maintain insurance for the benefit of any AGC director or officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to AGC.

The directors, on behalf of GHL, may purchase and maintain insurance for the benefit of any director or officer of GHL against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of fiduciary or other duty or breach of trust of which such Person may be guilty in relation to GHL.

Dividends

Subject to Cayman Islands Companies Act and the AGC amended and restated memorandum and articles of association and except as otherwise provided by the rights attached to any Ordinary Shares, the AGC directors may resolve to pay dividends and other distributions on AGC Shares in issue and authorize payment of the dividends or other distributions out of the funds of AGC lawfully available therefor. A dividend shall be deemed to be an interim dividend unless the terms of the resolution pursuant to which the AGC directors resolve to pay such dividend specifically state that such dividend shall be a final dividend. No dividend or other distribution shall be paid except out of the realized or unrealized profits of AGC, out of the share premium account or as otherwise permitted by law.

Subject to rights and restrictions attached to any class of shares and the Amended GHL Articles, the directors may from time to time declare dividends and other distributions on shares in issue and authorize payment of the same out of the funds of GHL lawfully available therefor.

Subject to rights and restrictions attached to any class of shares and the Amended GHL Articles, GHL shareholders may by ordinary resolution declare dividends, but no dividend may exceed the amount recommended by the directors.

The directors when paying dividends to the shareholders in accordance with the foregoing provisions may make such payment either in cash or in specie; provided that no dividend will be made in specie on any GHL Class A Ordinary Shares unless a dividend in specie in equal proportion is made on the GHL Class B Ordinary Shares.

Winding up

The AGC amended and restated memorandum and articles of association provide that if AGC does not consummate a business combination (as defined in the AGC amended and restated memorandum and articles of association) within twenty-four months after the consummation of AGC’s initial public offering (or up to 27 months if such date is extended as described in the prospectus relating to the initial public offering), AGC will cease all operations except for the purposes of winding up and will redeem the shares issued in AGC’s initial public offering and liquidate its trust account.

Subject to the rights attaching to any shares, in a winding up:

(a) if the assets available for distribution amongst the shareholders are insufficient to repay the whole of GHL’s issued share capital, such assets will be distributed so that, as nearly as may be, the losses be borne by the shareholders in proportion to the par value of the shares held by them; or

(b) if the assets available for distribution amongst the shareholders are more than sufficient to repay the whole of GHL’s issued share capital at the commencement of the winding up, the surplus will be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to GHL for unpaid calls or otherwise.

If GHL is wound up, the liquidator may, subject to the rights attaching to any shares and with the approval of a special resolution and any other approval required by the Cayman Islands Companies

AGC	GHL

Act, divide amongst the shareholders in kind the assets of GHL and may for that purpose value any assets and determine how the division will be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like approval, shall think fit, but so that no shareholder shall be compelled to accept any asset upon which there is a liability.

Supermajority Voting Provisions

A special resolution, requiring not less than a two- thirds vote, is required to:

(a) amend the AGC amended and restated memorandum and articles of association;

(b) change AGC’s name;

(c) change AGC’s registration to a jurisdiction outside the Cayman Islands;

(d) merge or consolidate AGC with one or more other constituent companies;

(e) effect the redemption of any redeemable shares, except for AGC Class A Ordinary Shares issued as part of the AGC Units issued in AGC’s IPO;

(f) reduce AGC’s share capital and any capital redemption reserve; and

(g) in a winding up, approve the liquidator to divide amongst the shareholders the assets of AGC, value the assets for that purpose and determine how the division will be carried out between the shareholders or different classes of shareholders, or vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall think fit, except that no shareholder shall be compelled to accept any asset upon which there is a liability.

Additionally, AGC will not, without the approval of holders of a majority of the voting power of the AGC Class B Ordinary Shares, voting exclusively and as a separate class, appoint any person to be a Director or remove any Director.

A special resolution, requiring not less than a two- thirds vote, is required to:

(a) amend the Amended GHL Articles;

(b) increase the maximum number of directors to above nine;

(c) change GHL’s name;

(d) change GHL’s registration to a jurisdiction outside the Cayman Islands;

(e) merge or consolidate GHL with one or more other constituent companies;

(f) effect the redemption of any redeemable shares;

(g) reduce GHL’s share capital and any capital redemption reserve; and

(h) in a winding up, direct the liquidator to divide amongst the shareholders the assets of GHL, value the assets for that purpose and determine how the division will be carried out between the shareholders or different classes of shareholders.

Additionally, GHL will not, without the approval of holders of a majority of the voting power of the GHL Class B Ordinary Shares, voting exclusively and as a separate class:

(a) increase the number of authorized GHL Class B Ordinary Shares;

(b) issue any GHL Class B Ordinary Shares or securities convertible into or exchangeable for GHL Class B Ordinary Shares, other than to Key Executives or their Permitted Entities;

(c) create, authorize, issue, or reclassify into, any preference shares in the capital of GHL or any shares in the capital of GHL that carry more than one vote per share;

(d) reclassify any GHL Class B Ordinary Shares into any other class of shares or consolidate or combine any GHL Class B Ordinary Shares without proportionately increasing the number of votes per GHL Class B Ordinary Share;

AGC	GHL

(e) amend, restate, waive, adopt any provision inconsistent with or otherwise alter any provision of the Amended GHL Articles relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the GHL Class B Ordinary Shares; or

(f) nominate, appoint or remove a majority of the board of directors of GHL or the Class B Directors.

Anti-Takeover Provisions

The provision of the AGC amended and restated memorandum and articles of association that authorizes the AGC Board to issue and set the voting and other rights of preference shares from time to time and the terms and rights of the AGC Shares.

The provision of the Amended GHL Articles that authorizes the board of directors to issue and set the voting and other rights of preference shares from time to time and the terms and rights of the GHL Series B Ordinary Shares.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the consummation of the Business Combination, GHL will have, based on the assumptions set out elsewhere in this proxy statement/prospectus, up to 3,949,285,223 GHL Ordinary Shares issued and outstanding, consisting of 3,785,224,277 GHL Class A Ordinary Shares and 164,060,946 GHL Class B Ordinary Shares. All of the GHL Class A Ordinary Shares issued to the AGC shareholders in connection with the Business Combination will be freely transferable by persons other than by Sponsor or AGC’s, GHL’s or Grab’s affiliates without restriction or further registration under the Securities Act. Additionally, the Grab shareholders will receive 3,318,724,277 GHL Class A Ordinary Shares, approximately 20.97% of which will be freely transferable immediately after the consummation of the Business Combination. Sales of substantial amounts of the GHL Class A Ordinary Shares in the public market could adversely affect prevailing market prices of the GHL Class A Ordinary Shares. Prior to the Business Combination, there has been no public market for GHL Class A Ordinary Shares. GHL has applied for listing of the GHL Class A Ordinary Shares on NASDAQ, but there can be no assurance that a regular trading market will develop in the GHL Class A Ordinary Shares.

Lock-up Agreements

Concurrently with the signing of the Business Combination Agreement, certain shareholders and executives of Grab, including its principal shareholders and Key Executives, and Sponsor have agreed, pursuant respectively to certain of the Grab Shareholder Support Agreements and Sponsor Support Agreement, not to, without the prior written consent of the board of directors of GHL, for specified periods of time after the consummation of the Business Combination, transfer any GHL Ordinary Shares or other securities convertible into or exercisable or exchangeable for GHL Ordinary Shares, with certain customary exceptions. As a result of these lock-up provisions, additional securities of GHL will be eligible for resale as follows:

•

Upon the earlier of (x) five days after the first earnings release of GHL after the consummation of the Business Combination if the closing price per share of GHL Class A Ordinary Shares exceeds $12.50 for any five trading days within the 10 consecutive trading day period preceding such earnings release, or (y) after the first earnings release of GHL after the consummation of the Business Combination if the closing price per share of GHL Class A Ordinary Shares exceeds $12.50 for any five trading days within any 10 consecutive trading day period, five days after such fifth trading day, up to 1,299,096,360 GHL Class A Ordinary Shares held by certain Grab shareholders;

•

180 days after the consummation of the Business Combination, up to 2,598,192,720 additional GHL Class A Ordinary Shares held by such Grab shareholders, to the extent that such shares have not previously become eligible pursuant to the above;

•

One year after the consummation of the Business Combination, up to 2,867,235 GHL Class A Ordinary Shares received by Mr. Oey and Ms. Ong upon settlement of certain RSUs granted with respect to the Business Combination;

•

Three years after the consummation of the Business Combination, up to 32,451,891 GHL Ordinary Shares received by the Key Executives upon settlement of certain restricted stock awards granted with respect to the Business Combination; and

•

Three years after the consummation of the Business Combination, up to 12,275,000 GHL Class A Ordinary Shares, or other securities convertible into or exercisable or exchangeable for GHL Class A Ordinary Shares, held by Sponsor.

Registration Rights

Pursuant to the PIPE Subscription Agreements, GHL must file a registration statement (the “PIPE Registration Statement”) registering up to 326,500,000 GHL Class A Ordinary Shares held by the PIPE Investors within 30 days after the consummation of the Business Combination.

Concurrently with the signing of the Business Combination Agreement, GHL entered into a registration rights agreement (the “Registration Rights Agreement”) with Sponsor, AGC, the Sponsor Related Parties and certain shareholders of Grab, including its principal shareholders and Key Executives (the “Grab Investors”), pursuant to which the following securities must, subject to the provisions of the Registration Rights Agreement, also be registered in the PIPE Registration Statement: (i) all GHL Ordinary Shares issued pursuant to the Sponsor Subscription Agreement, the Backstop Subscription Agreement or the Amended and Restated Forward Purchase Agreements and (ii) other registrable securities of any other Grab Investor who specifically requests in writing registration of registrable securities held by such Grab Investor. GHL must, as soon as reasonably practicable and in any event no later than 45 days following the date that GHL becomes eligible to use a “shelf” registration statement on Form F-3, prepare and file a “shelf” registration statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Grab Investors of all registrable securities held by or then issuable to Grab Investors. Holders of at least 25% of the then outstanding registrable securities, Sponsor and Key Executive(s) holding a majority in interest of the registrable securities held by all Key Executives, may make demand for registration of all or any portion of such holder’s registrable securities, up to three times if Sponsor and one time if a Key Executive; provided that GHL will only be required to effectuate two underwritten takedowns pursuant to any such demands within any 12-month period. Holders of at least 25% of the then outstanding registrable securities, or if less than all registrable securities of the Grab Investors are registered in the PIPE Registration Statement, any Grab Investor, Sponsor and Key Executive(s) holding a majority in interest of the registrable securities held by all Key Executives, may make demand for registration of at least 15% (or in the case of a Key Executive or the Sponsor, such percentage as determined by them) of the then outstanding number of registrable securities, up to three times if Sponsor and one time if a Key Executive, at any time and from time to time after the expiration of any lock-up to which such securities are subject pursuant to any Lock-Up Agreement. In addition, holders of registrable securities have certain “piggy-back” registration rights with respect to registration statements filed after the expiration of any lock-up to which such securities are subject pursuant to any Lock-Up Agreement, with certain customary exceptions. GHL will bear all costs and expenses incurred in connection with the filing of any such registration statements.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted GHL Ordinary Shares or GHL Warrants for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of GHL’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) GHL is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted GHL Ordinary Shares or GHL Warrants for at least six months but who are GHL’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of GHL Ordinary Shares then issued and outstanding; or

•	the average weekly reported trading volume of the GHL Class A Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by GHL’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about GHL.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

•

at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which is expected to be filed promptly after consummation of the Business Combination, reflecting its status as an entity that is not a shell company.

PRICE RANGE OF SECURITIES AND DIVIDEND INFORMATION

AGC Units, Class A Ordinary Shares and Warrants are each traded on NASDAQ under the symbols “AGCUU,” “AGC” and “AGCWW,” respectively.

The closing price of the AGC Units, AGC Class A Ordinary Shares and Public Warrants on April 12, 2021, the last trading day before announcement of the execution of the Business Combination Agreement, was $14.95, $13.95 and $5.15, respectively. As of November 5, 2021, the record date for the Extraordinary General Meeting, the most recent closing price for each AGC Unit, AGC Class A Ordinary Share and Public Warrant was $12.60, $11.93 and $3.54, respectively.

Holders of the AGC Units, AGC Shares and Public Warrants should obtain current market quotations for their securities. The market price of AGC’s securities could vary at any time before the Business Combination.

Historical market price information regarding Grab is not provided because there is no public market for their securities.

Historical market price information regarding GHL is not provided because there is no public market for its securities. GHL has applied to list the GHL Class A Ordinary Shares and GHL Warrants on NASDAQ “GRAB,” and “GRABW,” respectively. It is a condition to consummation of the Business Combination in the Business Combination Agreement that the GHL Class A Ordinary Shares to be issued in connection with the Business Combination shall have been approved for listing on NASDAQ, subject only to official notice of issuance thereof. GHL, Grab and AGC have certain obligations in the Business Combination Agreement to use reasonable best efforts in connection with the Business Combination, including with respect to satisfying this NASDAQ listing condition. The NASDAQ listing condition in the Business Combination Agreement may be waived by the parties to the Business Combination Agreement.

Holders

As of November 5, 2021, there was one holder of record of AGC Units, one holder of record of AGC Class A Ordinary Shares, four holders of record of AGC Class B Ordinary Shares and three holders of record of AGC Warrants. As of November 11, 2021, there were 4,222 holders of record of Grab Shares. As of November 16, 2021, GHL had one holder of record. See “Beneficial Ownership of Securities.”

Dividend Policy

AGC has not paid any cash dividends on AGC Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination. In addition, Grab has not paid any dividends to its shareholders. The payment of any cash dividends after consummation of the Business Combination shall be dependent upon the revenue, earnings and financial condition of GHL from time to time. The payment of any dividends subsequent to the Business Combination shall be within the discretion of the board of directors of GHL.

ANNUAL MEETING SHAREHOLDER PROPOSALS

If the Business Combination is consummated, you shall be entitled to attend and participate in GHL’s annual meetings of shareholders. If GHL holds a 2021 annual meeting of shareholders, it shall provide notice of or otherwise publicly disclose the date on which the 2021 annual meeting shall be held. As a foreign private issuer, GHL shall not be subject to the SEC’s proxy rules.

OTHER SHAREHOLDER COMMUNICATIONS

Shareholders and interested parties may communicate with AGC’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of AGC, Hab Siam, General Counsel, at Altimeter Growth Corp., 2250 Sand Hill Road, Suite 150, Menlo Park, CA 94025, Attention: Hab Siam. Following the Business Combination, such communications should be sent in care of GHL, Grab Holdings Limited, 3 Media Close, #01-03/06, 138498 Singapore, Attention: Grab Investor Relations (email: investor.relations@grab.com). Each communication shall be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

Grab is being represented by Skadden, Arps, Slate, Meagher & Flom LLP and Hughes Hubbard & Reed LLP with respect to certain legal matters as to United States federal securities and New York State law.

The validity of GHL Ordinary Shares and certain matters related to the assumption of the Warrants by GHL has been passed on by Travers Thorp Alberga, and the validity of GHL Warrants under New York law shall be passed on by Hughes Hubbard & Reed LLP. The material U.S. federal income tax consequences of the Business Combination to U.S. Holders shall be passed upon by Ropes & Gray LLP.

EXPERTS

The financial statements of Altimeter Growth Corp. as of December 31, 2020 and for the period from August 25, 2020 (inception) through December 31, 2020, appearing in this proxy statement/prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance on such report given the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Grab Holdings Inc. and subsidiaries as of and for the years ended December 31, 2020 and 2019, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, AGC and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of AGC’s annual report to shareholders and AGC’s proxy statement. Upon written or oral request, AGC shall deliver a separate copy of the annual report to shareholder and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may likewise request that AGC deliver single copies of such documents in the future. Shareholders receiving multiple copies of such documents may request that AGC deliver single copies of such documents in the future. Shareholders may notify AGC of their requests by calling or writing AGC at its principal executive offices at AGC, c/o AGC, 2550 Sand Hill Road, Suite 150, Menlo Park, CA 94025. Following the Business Combination, such requests should be made by calling +65-9684-1256 or writing GHL at 3 Media Close, #01-03/06, 138498 Singapore, Attention: Grab Investor Relations (email: investor.relations@grab.com).

WHERE YOU CAN FIND MORE INFORMATION

As a foreign private issuer, after the consummation of the Business Combination, GHL shall be required to file its annual report on Form 20-F with the SEC no later than four months following its fiscal year end. AGC files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on AGC at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to AGC has been supplied by AGC, and all such information relating to Grab has been supplied by Grab. Information provided by one entity does not constitute any representation, estimate or projection of the other entity.

Grab does not file any annual, quarterly or current reports, proxy statements or other information with the SEC.

If you would like additional copies of this document or if you have questions about the Business Combination, you should contact via phone or in writing AGC’s proxy solicitation agent at the following address, telephone number and email:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

Toll Free: (888) 785-6709

Direct: (212) 297-0720

Email: info@okapipartners.com

If you are an AGC shareholder and would like to request documents, please do so by November 24, 2021 to receive them before the AGC Extraordinary General Meeting of shareholders. If you request any documents from us, we shall mail them to you by first class mail, or another equally prompt means.

None of AGC, GHL or Grab has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that which is contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you.

The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

Grab Holdings Inc.

(Incorporated in the Cayman Islands)

and its Subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

Index of unaudited condensed consolidated interim financial statements

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

Unaudited condensed consolidated statement of financial position

(in US$ millions)

	Note	June 30 2021	December 31 2020
		$	$
Non-current assets
Property, plant, and equipment	5	336	384
Intangible assets and goodwill		797	913
Associates and joint venture		9	9
Other investments	6	889	377
Other receivables	7	4	4

		2,035	1,687

Current assets
Inventories		5	3
Trade and other receivables	7	528	281
Other investments	6	1,532	1,298
Cash and cash equivalents	8	3,559	2,173

		5,624	3,755

Total assets		7,659	5,442

Equity
Share capital and share premium	9	224	140
Reserves		4,437	3,951
Accumulated losses		(11,856)	(10,490)

Equity (deficit) attributable to owners of the Company		(7,195)	(6,399)
Non-controlling interests		146	105

Total equity (deficit)		(7,049)	(6,294)

Non-current liabilities
Convertible redeemable preference shares	9	11,829	10,767
Loans and borrowings	10	1,961	111
Provisions		1	3
Other payables		26	18
Deferred tax liabilities		1	1

		13,818	10,900

Current liabilities
Loans and borrowings	10	159	140
Provisions		34	35
Trade and other payables		697	661

		890	836
Total liabilities		14,708	11,736

Total equity (deficit) and liabilities		7,659	5,442

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

Unaudited condensed consolidated statement of profit or loss and other comprehensive income

For six months ended June 30

(in US$ millions, except for per share data)

	Note	2021	2020
		$	$
Revenue	12	396	78
Cost of revenue		(507)	(496)
Other income		16	16
Sales and marketing expenses		(105)	(77)
General and administrative expenses		(243)	(163)
Research and development expenses		(167)	(135)
Net impairment losses on financial assets	13	(10)	(27)
Other expenses		*	(6)

Operating loss		(620)	(810)

Finance income		61	42
Finance costs		(901)	(719)

Net finance costs		(840)	(677)

Share of loss of equity-accounted investees (net of tax)		(4)	(4)

Loss before income tax		(1,464)	(1,491)

Income tax (expense)/credit		(3)	2

Loss for the period		(1,467)	(1,489)

Items that are or may be reclassified subsequently to profit or loss:
Foreign currency translation differences – foreign operations		(3)	(27)

Other comprehensive income for the period, net of tax		(3)	(27)

Total comprehensive loss for the period		(1,470)	(1,516)

*	Amount less than $1 million

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

Unaudited condensed consolidated statement of profit or loss and other comprehensive income (continued)

For six months ended June 30

(in US$ millions, except for per share data)

	2021	2020
	$	$
Loss attributable to:
Owners of the Company	(1,425)	(1,425)
Non-controlling interests	(42)	(64)

Loss for the period	(1,467)	(1,489)

Total comprehensive loss attributable to:
Owners of the Company	(1,426)	(1,446)
Non-controlling interests	(44)	(70)

Total comprehensive loss for the period	(1,470)	(1,516)

Loss per share
Basic and diluted loss per share	(7.86)	(10.92)

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

Unaudited condensed consolidated statement of changes in equity

For the six months ended June 30, 2021

(in US$ millions)

	Note	Share capital	Share premium	Accumulated losses	CRPS reserve	Other reserve (Note 6)	Share option reserve	Foreign currency translation reserve	Equity (deficit) attributable to owners of the Company	Non- controlling interests	Total equity (deficit)
		$	$	$	$	$	$	$	$	$	$
At December 31, 2020		*	140	(10,490)	3,850	—	79	22	(6,399)	105	(6,294)
Total comprehensive loss for the period
Loss for the period		—	—	(1,425)	—	—	—	—	(1,425)	(42)	(1,467)
Other comprehensive income
Exchange differences on translation of foreign operations		—	—	—	—	—	—	(1)	(1)	(2)	(3)

Total other comprehensive loss		—	—	—	—	—	—	(1)	(1)	(2)	(3)

Total comprehensive loss for the period		—	—	(1,425)	—	—	—	(1)	(1,426)	(44)	(1,470)

Transactions with owners, recorded directly in equity
Contributions by owners
Share options exercised/restricted stock units vested	11	*	84	—	—	—	(40)	—	44	—	44
Share-based payment	11	—	—	—	—	—	140	—	140	—	140
Equity component of convertible redeemable preference shares (“CRPS”)	9	—	—	—	17	—	—	—	17	—	17

Total contributions by owners		*	84	—	17	—	100	—	201	—	201
Changes in ownership interests in subsidiaries
Changes in non-controlling interests without a loss of control		—	—	59	—	112	—	—	171	85	256

Advance contribution by non-controlling interests		—	—	—	—	258	—	—	258	—	258
Total changes in ownership interests in subsidiaries		—	—	59	—	370	—	—	429	85	514

Total transactions with owners		—	84	59	17	370	100	—	630	85	715

At June 30, 2021		*	224	(11,856)	3,867	370	179	21	(7,195)	146	(7,049)

*	Amounts less than $1 million

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

Unaudited condensed consolidated statement of changes in equity

For the six months ended June 30, 2020

(in US$ millions)

	Note	Share capital	Share premium	Accumulated losses	CRPS reserve	Share option reserve	Foreign currency translation reserve	Equity (deficit) attributable to owners of the Company	Non- controlling interests	Total equity (deficit)
		$	$	$	$	$	$	$	$	$
At December 31, 2019		*	79	(7,982)	3,552	49	11	(4,291)	67	(4,224)

Total comprehensive loss for the period
Loss for the period		—	—	(1,425)	—	—	—	(1,425)	(64)	(1,489)

Other comprehensive income
Exchange differences on translation of foreign operations		—	—	—	—	—	(21)	(21)	(6)	(27)

Total other comprehensive loss		—	—	—	—	—	(21)	(21)	(6)	(27)

Total comprehensive loss for the period		—	—	(1,425)	—	—	(21)	(1,446)	(70)	(1,516)

*	Amount less than $1 million

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

Unaudited consolidated statement of changes in equity (continued)

For the six months ended June 30, 2020

(in US$ millions)

	Note	Share capital		Share premium	Accumulated losses	CRPS reserve	Share option reserve	Foreign currency translation reserve	Equity (deficit) attributable to owners of the Company	Non- controlling interests	Total equity (deficit)
		$		$	$	$	$	$	$	$	$
Transactions with owners, recorded directly in equity
Contributions by owners
Share options exercised/restricted stock units vested	11		*	38	—	—	(35)	—	3	—	3
Share-based payment	11	—		—	—	—	26	—	26	—	26
Equity component of convertible redeemable preference shares	9	—		—	—	172	—	—	172	—	172

Total contributions by owners			*	38	—	172	(9)	—	201	—	201

Changes in ownership interests in subsidiaries
Changes in non-controlling interests without a loss of control		—		—	3	—	—	—	3	7	10

Total changes in ownership interests in subsidiaries		—		—	3	—	—	—	3	7	10

Total transactions with owners			*	38	3	172	(9)	—	204	7	211

At June 30, 2020			*	117	(9,404)	3,724	40	(10)	(5,533)	4	(5,529)

*	Amount less than $1 million

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

Unaudited condensed consolidated statement of cash flows

For the six months ended June 30

(in US$ millions)

	Note	2021	2020
		$	$
Cash flows from operating activities
Loss before income tax		(1,464)	(1,491)
Adjustments for:
Amortization of intangible assets		117	129
Depreciation of property, plant, and equipment		53	67
Impairment of property, plant, and equipment		1	16
Equity-settled share-based payment	11	140	26
Finance costs		901	719
Net impairment loss on financial assets		10	27
Finance income		(61)	(42)
Loss on disposal of property, plant, and equipment		*	4
Gain on disposal of associate		(2)	—
Share of loss of equity-accounted investees (net of tax)		4	4
Change in provisions		(3)	*

		(304)	(541)
Changes in:
– Inventories		(2)	1
– Trade and other receivables		(43)	10
– Trade and other payables		50	(4)

Cash used in operations		(299)	(534)
Income tax paid		(4)	(3)

Net cash used in operating activities		(303)	(537)

Cash flows from investing activities
Acquisition of property, plant, and equipment		(20)	(18)
Purchase and origination of intangible assets		(2)	(6)
Proceeds from disposal of property, plant, and equipment		17	33
Acquisition of businesses, net of cash acquired		—	(3)
Additional subscription of shares in associate		(9)	—
Net (acquisitions of) / proceeds from other investments		(614)	378
Proceeds from disposal of associate		8	—
Restricted cash		(94)	(40)
Interest received		14	30

Net cash (used in)/from investing activities		(700)	374

*	Amount less than $1 million

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

Unaudited condensed consolidated statement of cash flows

For the six months ended June 30

(in US$ millions)

	Note	2021	2020
		$	$
Cash flows from financing activities
Proceeds from exercise of share options		44	2
Proceeds from borrowings		1,944	4
Repayment of borrowings		(89)	(61)
Payment of lease liabilities		(12)	(17)
Proceeds from issuance of convertible redeemable preference shares	9	262	659
Proceeds from subscription of shares in a subsidiary by non-controlling interests		217	25
Interest paid		(40)	(10)

Net cash from financing activities		2,326	602

Net increase in cash and cash equivalents		1,323	439
Cash and cash equivalents at January 1		2,004	1,372
Effect of exchange rate fluctuations on cash held		(31)	(24)

Cash and cash equivalents at June 30		3,296	1,787

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

Notes to the unaudited condensed consolidated interim financial statements

These notes form an integral part of the unaudited condensed consolidated interim financial statements.

1	Domicile and activities

Grab Holdings Inc (the “Company” or “GHI”) was incorporated in the Cayman Islands on July 25, 2017. The address of the Company’s registered office is P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman, KYI-1106, Cayman Islands. The business office is at 9 Straits View, #23-07/12 Marina One West Tower, Singapore 018937.

These condensed consolidated interim financial statements as at and for the six months ended June 30, 2021 comprise the Company and its subsidiaries (together referred to as the “Group” and individually as “Group entities”) and the Group’s interest in equity-accounted investees.

The Company is an investment holding company. The Group enables access to transportation, delivery, mobile payment, financial services and enterprise offerings in Southeast Asia through its mobile application (the “Grab Platform”).

2	Going concern

These condensed consolidated interim financial statements have been prepared on a going concern basis, which assumes that the Group will be able to discharge its liabilities in the ordinary course of business.

The liabilities of the Group exceed its assets by $7,049 million as at June 30, 2021 (as at December 31, 2020: $6,294 million) and the Group has incurred a net loss after tax of $1,467 million for the six months ended June 30, 2021 (six months ended June 30, 2020: $1,489 million).

To support its business plans, the Group has raised funding during 2021 through the issuance of convertible redeemable preference shares of $262 million in cash and secured term loan financing of $2,000 million. As at June 30, 2021, the Group has deposits with banks and financial institutions and cash and cash equivalents of $4,805 million (December 31, 2020: $3,286 million) available. Based on these factors and in consideration of the Group’s business plans, budgets and forecasts, management has a reasonable expectation that the Group has adequate resources to continue in operational existence for at least the next twelve months from date of release of this set of unaudited condensed consolidated interim financial statements.

3	Basis of preparation

3.1	Statement of compliance

These condensed consolidated interim financial statements for the six months ended June 30, 2021 have been prepared in accordance with International Accounting Standards (“IAS”) 34, Interim Financial Reporting and should be read in conjunction with the Group’s last annual consolidated financial statements as at and for the year ended December 31, 2020 (“last annual financial statements”). They do not include all of the information required for a complete set of financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”). However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Group’s financial position and performance since the last annual financial statements.

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

3	Basis of preparation (continued)

3.2	Basis of measurement

These condensed consolidated interim financial statements have been prepared on the historical cost basis except as otherwise indicated in the accounting policies.

3.3	Functional and presentation currency

These condensed consolidated interim financial statements are presented in United States dollars ($), which is the Company’s functional currency. All information presented in $ have been rounded to the nearest million, unless otherwise stated.

3.4	Use of estimates and judgements

The preparation of these condensed consolidated interim financial statements in conformity with IFRS requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

The significant judgements made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those described in the last annual financial statements.

Measurement of fair values

A number of the Group’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

As part of an established control framework, significant unobservable inputs and valuation adjustments are regularly reviewed. If third party information is used to measure fair values, such information is assessed to support the conclusion that such valuations meet the requirements of IFRS, including the level in the fair value hierarchy in which such valuations should be classified.

When measuring the fair value of an asset or a liability, the Group uses observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

•	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.

•	Level 2: inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

•	Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

If the inputs used to measure the fair value of an asset or a liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement (with Level 3 being the lowest).

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

3	Basis of preparation (continued)

3.4	Use of estimates and judgements (continued)

Measurement of fair values (continued)

The Group recognizes transfers between levels of the fair value hierarchy as of the end of the reporting period during which the change has occurred.

Further information about the assumptions made in measuring fair values is included in Note 13 – Financial instruments.

4	New standards, interpretations, and amendments

The accounting policies adopted in the preparation of the condensed consolidated interim financial statements are consistent with those followed in the preparation of the Group’s annual consolidated financial statements for the year ended December 31, 2020.

The Group has initially adopted Interest Rate Benchmark Reform Phase 2 – Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16 (the Phase 2 amendments) from January 1, 2021. These amendments have had no impact on the condensed consolidated interim financial statements of the Group.

A number of new standards and amendments to standards are effective for annual periods beginning after January 1, 2021 and earlier application is permitted. The Group has not early adopted any of the forthcoming new or amended standards in preparing these condensed consolidated interim financial statements.

5	Property, plant, and equipment

i)	Acquisitions and disposals

During the six months ended June 30, 2021, the Group acquired property, plant, and equipment with a cost of $32 million (six months ended June 30, 2020: $40 million) comprising cash payments of $20 million (six months ended June 30, 2020: $18 million), secured bank loan financing of $6 million (six months ended June 30, 2020: $10 million) and right-of-use assets related to leased properties of $6 million (six months ended June 30, 2020: $12 million).

Property, plant, and equipment with a carrying amount of $17 million were disposed of during the six months ended June 30, 2021 (six months ended June 30, 2020: $37 million), resulting in a loss on disposal of less than $0.3 million (six months ended June 30, 2020: $4 million), which was included in ‘Other expenses’ in the condensed consolidated statement of profit or loss.

ii)	Capital commitments

The Group is committed to incur a capital expenditure of $12 million (December 31, 2020: $9 million), which mainly pertain to renovation costs for office premises.

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

6	Other investments

June 30 2021
(in US$ millions)	$
Non-current investments
Time deposits	1
Debt investments – at FVTPL	240
Equity investments – at FVTPL	648

889
Current investments
Time deposits	1,508
Debt investments – at FVTPL	24

1,532

2,421

Equity investment

During the six months ended June 30, 2021, the Group entered into a share swap agreement with PT Elang Mahkota Teknologi Tbk (“Emtek”), an entity listed on the Indonesia Stock Exchange, in which the Group acquired a 4.6% interest in exchange for a 5.9% interest in PT Grab Teknologi Indonesia (“GTI”), a subsidiary of the Group.

The equity interest in Emtek is measured at FVTPL. In addition, Emtek has an option to convert its shares in GTI for a fixed number of shares in GHI before June 30, 2022. The option, which is an equity instrument, is presented in other reserves for the portion of the shares in GTI that have been issued. The advance contribution by NCI recorded in other reserves represent the shares in GTI, and the associated option, that have yet to be issued. Subsequent to period end, all shares in GTI have been issued to Emtek.

7	Trade and other receivables

In conjunction with the agreement with Emtek (see note 6), the Group had placed $210 million with Emtek, which is to be returned once terms of the agreements have been fulfilled. Subsequent to the period end, this sum has been returned as terms have been fulfilled.

8	Cash and cash equivalents

June 30 2021
(in US$ millions)	$
Short-term deposits	381
Cash at banks and on hand	3,178

Cash and cash equivalents in the statement of financial position	3,559
Restricted cash	(263)

Cash and cash equivalent in the statement of cash flows	3,296

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

8	Cash and cash equivalents (continued)

i)	Classification as cash equivalents

Term deposits are presented as cash equivalents if they have a maturity of three months or less from the date of acquisition.

ii)	Restricted cash

The amount of cash and cash equivalents balances held by subsidiaries that operate in countries where legal restrictions apply when the balances are not available for general use by the parent or other subsidiaries.

9	Share capital and convertible redeemable preference shares

i)	Movements in ordinary shares

In thousands of shares	June 30 2021
In issue at January 1, 2021	152,336
Issued for acquisition of NCI/in business combination	740
Restricted share units vested	4,820
Exercise of share options	47,032

In issue at June 30, 2021 – fully paid	204,928
Restricted shares awards issued but not paid	24,900

In issue at June 30, 2021	229,828

During the six months ended June 30, 2021, the Company issued 24,900,000 restricted ordinary shares to certain employees where the vesting of these ordinary shares is dependent on the satisfaction of a combination of service and performance conditions based on the occurrence of a qualifying event. The Company has the right to repurchase these restricted ordinary shares at no costs if the vesting conditions are not satisfied (see Note 11).

As at June 30, 2021, all the restricted ordinary shares are unvested.

ii)	Convertible redeemable preference shares

During the six months ended June 30, 2021, the Company issued 42,792,045 convertible redeemable preference shares amounting to $262 million (six months ended June 30, 2020 issued 107,355,120 convertible redeemable preference shares amounting to $659 million).

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

9	Share capital and convertible redeemable preference shares (continued)

The carrying amount of the liability component of CRPS at the end of the reporting period/year is arrived at as follows:

	June 30 2021	December 31 2020
(in US$ millions)	$	$
Face value of CRPS	11,809	11,547
Less:
Equity component recognized in CRPS reserve #	(3,867)	(3,850)

Liability component of CRPS at initial recognition	7,942	7,697
Add: Accreted interest	3,887	3,070

Liability component of CRPS	11,829	10,767

#	Represents the conversion option in CRPS

10	Loans and borrowings

(in US$ millions)	June 30 2021
$
At January 1, 2021	251
New issues
Bank loans	30
Term loans	1,967
Lease liabilities	5
Repayments
Bank loans	(65)
Term loans	(51)
Lease liabilities	(12)
Other movements	(5)

At June 30, 2021	2,120

During the six months ended June 30, 2021, the Group entered into a term loan financing of $2,000 million secured against assets of the Company and certain subsidiaries. These assets include intellectual property, bank accounts, receivables, property and any proceeds from the sale or disposal of these assets. The term loan facility matures in January 2026 and requires quarterly principal payments of 0.25% of the original principal amount per quarter through to December 2025, with any remaining balance payable in January 2026. The term loan credit agreement contains certain affirmative and negative covenants applicable to Grab and certain of Grab’s subsidiaries, including, among other things, restrictions on indebtedness, liens, and fundamental changes.

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

10	Loans and borrowings (continued)

i) Terms and debt repayment schedule

Terms and conditions of outstanding loans and borrowings (including lease liabilities) are as follows:

	Currency	Nominal interest rate	Year of maturity	Carrying amount
		%		$
2021
Bank loans	MYR	3.09%	2021-2024	10
Bank loans	SGD	1.8% to 2.1%	2021-2026	89
Bank loans	SGD	COF* + 0.85% to 1.1%	2021-2025	24
Bank loans	IDR	9.9% to 11.5%	2021-2025	21
Bank loans	IDR	COF* + 1.75% to 2.0%	2021-2025	15
Bank loans	THB	COF* + 7.0%	2021	13
Term loans	USD	COF* + 4.5%	2026	1,916
Lease liabilities	Multiple	1.85% to 11%	2021-2030	32

				2,120

*	cost of funds based on variable market benchmark rates

ii) Breach of loan covenant

The Group has bank loans in Indonesia with carrying amounts as at June 30, 2021 of $28 million (December 31, 2020: $39 million) which are repayable in 5 years. These loans which are secured against motor vehicles contain financial covenants which include debt service coverage ratios and net-worth based measures which have been breached for the reporting period ending June 30, 2021 (and were breached in year ended December 31, 2020). Subsequent to period end, the Group has requested for letters of good standing from the lenders.

The outstanding balances of these loans are therefore presented as current liabilities. The banks have not requested early repayment of these loans.

11	Share-based payment arrangements

Description of the share-based payment arrangements

As at June 30, 2021, the Company maintains two equity-settled share-based payment arrangements, the 2015 Equity Incentive Plan (“the 2015 Plan”) and the 2018 Equity Incentive Plan (“the 2018 Plan”), which serves as the successor to the 2015 Plan, under which the Company may:

a)	grant options to purchase its ordinary shares (‘Share Options’); or

b)	issue restricted share units/awards (‘RSUs’); or

c)	issue restricted ordinary shares

to selected employees, officers, directors and consultants of the Company and its subsidiaries and non-employee directors of the Company.

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

11	Share-based payment arrangements (continued)

The Share Options and RSUs granted generally vest 25% on each anniversary of the grant, over a four year-period. The maximum term of Share Options granted under the 2015 and 2018 Plan does not exceed ten years from the date of grant. The Share Options and RSUs granted to employees do not have the right of the Ordinary Shares until the Share Options and RSUs are vested, exercised and recorded into the register of members of the Company.

Additionally, during the six months ended June 30, 2021, the Company granted RSU and restricted ordinary shares with performance conditions in addition to time-based service conditions. The performance conditions are satisfied upon the occurrence of a qualifying event.

a)	Reconciliation of outstanding Share Options

The number and weighted-average exercise prices of Share Options under the Grab Holdings Inc. Equity Incentive Plans were as follows:

	Number of Share Options ’000	Weighted average exercise price per share $	Weighted-average remaining contractual life (in years)
As of January 1, 2021	87,658	$1.53	7.54
Granted	2,185	$1.68
Exercised	(47,093)	$1.06
Cancelled and forfeited	(671)	$1.60

As of June 30, 2021	42,079	$2.05	8.26

Exercisable
As of January 1, 2021	44,222	$1.04

As of June 30, 2021	4,993	$1.01

The share options outstanding as at June 30, 2021 have exercise price ranging from $0.36 to $4.73 (December 31, 2020: $0.36 to $7.91) and the weighted average fair value of the options granted for the six months ended June 30, 2021 is $11.66.

The fair value of the Share Options has been measured using the Black-Scholes option-pricing model. The inputs used in the measurement of the fair values at grant date were as follows:

Share price at grant date (weighted average)	$13.00
Expected volatility (weighted average)	61.58%
Expected terms (years) (weighted average)	6.20
Expected dividend (weighted average)	0%
Risk-free interest rate (weighted average)	1.24%

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

11	Share-based payment arrangements (continued)

b)	Reconciliation of outstanding RSUs

The number of unvested RSUs granted were as follows:

In thousands	Number of unvested restricted share units
As of January 1, 2021	28,041
Granted	30,931
Vested	(4,826)
Cancelled and forfeited	(2,287)

As of June 30, 2021	51,859

During the six months ended June 30, 2021, 7,389,000 Restricted Shares Units were granted to employees with both time-based service and performance conditions based on the occurrence of a qualifying event.

The weighted average fair value of the RSUs granted for the six months ended June 30, 2021 is $12.86. At the grant date, the Company measured the RSUs based on the price per ordinary share in the business combination agreement arising from the intended merger with a special purpose acquisition vehicle (SPAC) company Altimeter Growth Corp. as part of the intended listing on Nasdaq.

c)	Restricted ordinary shares

The number of unvested restricted ordinary shares granted were as follows:

In thousands	Number of unvested restricted ordinary shares
As of January 1, 2021	—
Granted	24,900
Vested	—

As of June 30, 2021	24,900

The weighted average fair value of the restricted ordinary shares granted is $13.03 and as at June 30, 2021, all the restricted ordinary shares are unvested. At the grant date, the Company measured the restricted ordinary shares based on the price per ordinary share in the business combination agreement arising from the intended merger with a special purpose acquisition vehicle (SPAC) company Altimeter Growth Corp. as part of the intended listing on Nasdaq.

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

12	Revenue

Revenue streams

	For six months ended June 30
	2021	2020
(in US$ millions)	$	$
Deliveries	98	(76)
Mobility	263	175
Financial services	14	(19)
Enterprise and new initiatives	21	(2)

	396	78

13	Financial instruments

i)	Accounting classification and fair values

The following table shows the carrying amounts and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy. It does not include fair value information for financial assets and financial liabilities not measured at fair value if the carrying amount is a reasonable approximation of fair value.

		Carrying amount				Fair value
	Note	Mandatorily at FVTPL	Financial assets at amortized cost	Other financial liabilities	Total	Level 1	Level 2	Level 3	Total
		$	$	$	$	$	$	$	$
(in US$ millions)
June 30, 2021
Financial assets measured at fair value
Debt investments	6	264	—	—	264	243	21	—	264
Equity investments	6	648	—	—	648	484	—	164	648

		912	—	—	912

Financial assets not measured at fair value
Time deposits	6	—	1,509	—	1,509
Trade and other receivables	7	—	229	—	229
Cash and cash equivalents	8	—	3,559	—	3,559

		—	5,297	—	5,297

Financial liabilities not measured at fair value
Convertible redeemable preference shares – liability component	9	—	—	(11,829)	(11,829)
Bank loans	10	—	—	(172)	(172)
Term loans	10	—	—	(1,916)	(1,916)
Trade and other payables		—	—	(641)	(641)

		—	—	(14,558)	(14,558)

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

13	Financial instruments (continued)

		Carrying amount				Fair value
	Note	Mandatorily at FVTPL	Financial assets at amortized cost	Other financial liabilities	Total	Level 1	Level 2	Level 3	Total
		$	$	$	$	$	$	$	$
(in US$ millions)
December 31, 2020
Financial assets measured at fair value
Debt investments	6	250	—	—	250	228	22	—	250
Equity investments	6	143	—	—	143	—	—	143	143

		393	—	—	393

Financial assets not measured at fair value
Time deposits	6	—	1,282	—	1,282
Trade and other receivables	7	—	214	—	214
Cash and cash equivalents	8	—	2,173	—	2,173

		—	3,669	—	3,669

Financial liabilities not measured at fair value
Convertible redeemable preference shares – liability component	9	—	—	(10,767)	(10,767)
Bank loans	10	—	—	(212)	(212)
Trade and other payables		—	—	(586)	(586)

		—	—	(11,565)	(11,565)

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

13	Financial instruments (continued)

ii)	Measurement of fair values

a)	Valuation techniques and significant unobservable inputs

The following tables show the valuation techniques used in measuring Level 2 and Level 3 fair values for financial instruments in the statement of financial position, as well as the significant unobservable inputs used.

Financial instruments measured at fair value

The movement in fair value arising from reasonably possible changes to the significant unobservable inputs was assessed as not significant.

	Valuation technique	Significant unobservable inputs	Inter-relationship between significant unobservable inputs
Assets
Debt investments	Quoted broker prices	Not applicable	Not applicable
Equity investment	Market Approach or Option Pricing Method	Adjusted market multiple	The estimated fair value would increase (decrease) if the adjusted market multiple were higher (lower).
		Time to liquidation	The estimated fair value would either increase or decrease if the time to liquidation increases.

b)	Level 3 fair values

The following table shows a reconciliation from the opening balances to the ending balances for Level 3 fair values:

$
(in US$ millions)
At January 1, 2020	132
Net change in fair value (unrealized)	(42)
Purchases	10

At June 30, 2020	100

At January 1, 2021	143
Net change in fair value (unrealized)	21

At June 30, 2021	164

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

14	Operating segments

Information about reportable segments

The Chief Operating Decision Maker (“CODM”) evaluates operating segments based on revenue and Segment Adjusted EBITDA. Segment reporting revenue is disclosed in Note 12 - Revenue. Total revenue for reportable segments equals consolidated revenue for the Group.

Adjusted EBITDA is defined as net loss adjusted to exclude: (i) net interest income (expenses), (ii) other income (expenses), (iii) income tax expenses, (iv) depreciation and amortization, (v) stock-based compensation expenses, (vi) costs related to mergers and acquisitions, (vii) unrealized foreign exchange gain (loss), (viii) impairment losses on goodwill and non-financial assets, (ix) fair value changes on investments, (x) restructuring costs and (xi) legal, tax and regulatory settlement provisions. Segment Adjusted EBITDA is the Adjusted EBITDA of each operating segment, excluding, in each case regional corporate costs.

Information about each reportable segment and reconciliation to amounts reported in condensed consolidated interim financial statements is set out below:

	For the six months ended June 30
	2021	2020
(in US$ millions)	$	$
Segment Adjusted EBITDA
Deliveries	(24)	(186)
Mobility	205	108
Financial services	(163)	(191)
Enterprise and new initiatives	3	(16)

Total reportable Segment Adjusted EBITDA	21	(285)
Regional corporate costs	(346)	(265)

Adjusted EBITDA	(325)	(550)
Net interest income (expenses)	(864)	(644)
Other income (expenses)	10	7
Income tax expenses	(3)	2
Depreciation and amortization	(170)	(195)
Stock-based compensation expenses	(140)	(26)
Unrealized foreign exchange gain	4	2
Impairment losses on non-financial assets	(1)	(16)
Fair value changes on investments	47	(49)
Restructuring costs	*	(7)
Legal, tax and regulatory settlement provisions	(25)	(13)

Consolidated loss after tax	(1,467)	(1,489)

*	Amount less than $1 million

Assets and liabilities are predominantly reviewed by the CODM regionally and not at a segment level. Within the Group’s non-current assets are property, plant, and equipment which are primarily located in Singapore and Indonesia. Other non-current assets such as intangible assets, goodwill and other investments are predominantly regional assets.

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc and its subsidiaries

Unaudited condensed consolidated interim financial statements

June 30, 2021

15	Related parties

i)	Transactions with key management personnel compensation

The compensation to Directors and executive officers of the Group comprised the following:

	For the six months ended
	June 30, 2021		June 30, 2020
(in US$ millions)	$		$
Key management personnel
Short-term employee benefits	2		1
Post-employment benefits		*		*
Share-based payment	63		13

*	Amount less than $1 million

The aggregate value of transactions and outstanding balances related to key management personnel and entities over which they have control or joint control is insignificant.

ii)	Other related party transactions

The Group did not enter into other significant related party transactions.

16	Contingencies

In March 2021, as part of a routine tax audit in Indonesia which commenced in September 2020, the tax authority requested for information with regards to the Group’s tax position on certain withholding tax matters relating to transactions in fiscal year 2018. Based on management’s interpretation of Indonesia tax law, the Group has not accrued for any tax liability relating to these withholding tax matters as of June 30, 2021. Although Grab has not received any tax assessment with respect to any potential relevant tax liabilities, depending on the outcome of this tax audit, if the relevant tax authority makes an assessment that Grab owes additional taxes, Grab could be subject to material tax liabilities.

The accompanying notes form an integral part of these unaudited condensed consolidated interim financial statements.

Grab Holdings Inc. and its subsidiaries

Consolidated financial statements for the financial year ended December 31, 2020

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors Grab Holdings Inc:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Grab Holdings Inc (and subsidiaries) (the Company) as of December 31, 2020 and 2019, the related consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2015.

Singapore

August 2, 2021

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

Consolidated statement of financial position

As at December 31

(in US$ millions)

	Note	2020	2019
		$	$
Non-current assets
Property, plant and equipment	5	384	534
Intangible assets and goodwill	6	913	1,180
Associates and joint venture		9	33
Other investments	7	377	132
Other receivables	8	4	5

		1,687	1,884

Current assets
Inventories		3	5
Trade and other receivables	8	281	381
Other investments	7	1,298	1,243
Cash and cash equivalents	9	2,173	1,511

		3,755	3,140

Total assets		5,442	5,024

Equity
Share capital and share premium	10	140	79
Reserves	10	3,951	3,612
Accumulated losses		(10,490)	(7,982)

Equity attributable to owners of the Company		(6,399)	(4,291)
Non-controlling interests	11	105	67

Total equity (deficit)		(6,294)	(4,224)

Non-current liabilities
Convertible redeemable preference shares	12	10,767	8,256
Loans and borrowings	13	111	184
Provisions	14	3	3
Other payables	15	18	16
Deferred tax liabilities	16	1	6

		10,900	8,465

Current liabilities
Loans and borrowings	13	140	161
Provisions	14	35	3
Trade and other payables	15	661	619

		836	783
Total liabilities		11,736	9,248

Total equity and liabilities		5,442	5,024

*	Amount less than $1 million

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

Consolidated statement of profit or loss and other comprehensive income

For the year ended December 31

(in US$ millions, except for per share data)

	Note	2020	2019
		$	$
Revenue	18	469	(845)
Cost of revenue	19(iii)	(963)	(1,320)
Other income	19(i)	33	14
Sales and marketing expenses	19(iii)	(151)	(238)
General and administrative expenses	19(iii)	(326)	(304)
Research and development expenses	19(iii)	(257)	(231)
Net impairment losses on financial assets	24	(63)	(56)
Other expenses	19(ii)	(40)	(30)

Operating loss		(1,298)	(3,010)

Finance income	20	53	85
Finance costs	20	(1,490)	(1,056)

Net finance costs		(1,437)	(971)

Share of loss of equity-accounted investees (net of tax)		(8)	*

Loss before income tax		(2,743)	(3,981)

Income tax expense	16	(2)	(7)

Loss for the year		(2,745)	(3,988)

Items that will not be reclassified to profit or loss:
Defined benefit plan remeasurements		(2)	(2)

Items that are or may be reclassified subsequently to profit or loss:
Foreign currency translation differences – foreign operations		5	6

Other comprehensive income for the year, net of tax		3	4

Total comprehensive loss for the year		(2,742)	(3,984)

*	Amount less than $1 million

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

Consolidated statement of profit or loss and other comprehensive income (continued)

For the year ended December 31

(in US$ millions, except for per share data)

		2020	2019
		$	$
Loss attributable to:
Owners of the Company		(2,608)	(3,747)
Non-controlling interests		(137)	(241)

Loss for the year		(2,745)	(3,988)

Total comprehensive loss attributable to:
Owners of the Company		(2,599)	(3,751)
Non-controlling interests		(143)	(233)

Total comprehensive loss for the year		(2,742)	(3,984)

Loss per share
Basic loss per share	21	(18.76)	(31.68)
Diluted loss per share	21	(18.76)	(31.68)

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

Consolidated statement of changes in equity

For the years ended December 31, 2020 and 2019

(in US$ millions)

	Note	Share capital	Share premium	Accumulated losses	CRPS reserve	Share option reserve	Foreign currency translation reserve	Equity attributable to owners of the Company	Non- controlling interests	Total equity (deficit)
		$	$	$	$	$	$	$	$	$
At January 1, 2020		*	79	(7,982)	3,552	49	11	(4,291)	67	(4,224)
Total comprehensive loss for the year
Loss for the year		—	—	(2,608)	—	—	—	(2,608)	(137)	(2,745)
Other comprehensive income
Defined benefit plan re-measurements		—	—	(2)	—	—	—	(2)	—	(2)
Exchange differences on translation of foreign operations		—	—	—	—	—	11	11	(6)	5

Total other comprehensive loss		—	—	(2)	—	—	11	9	(6)	3

Total comprehensive loss for the year		—	—	(2,610)	—	—	11	(2,599)	(143)	(2,742)

Transactions with owners, recorded directly in equity
Contributions by owners
Shares issued for acquisition of a subsidiary	10	*	1	—	—	—	—	1	—	1
Share options exercised/restricted stock units vested	17	*	27	—	—	(24)	—	3	—	3
Share-based payment	17	—	—	—	—	54	—	54	—	54
Equity component of convertible redeemable preference shares (“CRPS”)	12	—	—	—	298	—	—	298	—	298

Total contributions by owners		*	28	—	298	30	—	356	—	356
Changes in ownership interests in subsidiaries
Changes in non-controlling interests without a loss of control		*	33	102	—	—	—	135	181	316
Total changes in ownership interests in subsidiaries		*	33	102	—	—	—	135	181	316

Total transactions with owners		*	61	102	298	30	—	491	181	672

At December 31, 2020		*	140	(10,490)	3,850	79	22	(6,399)	105	(6,294)

*	Amounts less than $1 million

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

Consolidated statement of changes in equity (continued)

For the years ended December 31, 2020 and 2019

(in US$ millions)

	Note	Share capital	Share premium	Accumulated losses	CRPS reserve	Share option reserve	Foreign currency translation reserve	Equity attributable to owners of the Company	Non- controlling interests	Total equity (deficit)
		$	$	$	$	$	$	$	$	$
At January 1, 2019		*	53	(4,281)	2,987	31	13	(1,197)	132	(1,065)

Total comprehensive loss for the year
Loss for the year		—	—	(3,747)	—	—	—	(3,747)	(241)	(3,988)

Other comprehensive income
Defined benefit plan re-measurements		—	—	(2)	—	—	—	(2)	—	(2)
Exchange differences on translation of foreign operations		—	—	—	—	—	(2)	(2)	8	6

Total other comprehensive loss		—	—	(2)	—	—	(2)	(4)	8	4

Total comprehensive loss for the year		—	—	(3,749)	—	—	(2)	(3,751)	(233)	(3,984)

*	Amount less than $1 million

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

Consolidated statement of changes in equity (continued)

For the years ended December 31, 2020 and 2019

(in US$ millions)

	Note	Share capital	Share premium	Accumulated losses	CRPS reserve	Share option reserve	Foreign currency translation reserve	Equity attributable to owners of the Company	Non- controlling interests	Total equity (deficit)
		$	$	$	$	$	$	$	$	$
Transactions with owners, recorded directly in equity
Contributions by owners
Issue of ordinary shares	10	*	2	—	—	—	—	2	—	2
Issue of ordinary shares related to business combination		*	5	—	—	—	—	5	—	5
Share options exercised/restricted stock units vested	17	*	19	—	—	(16)	—	3	—	3
Share-based payment	17	—	—	—	—	34	—	34	—	34
Equity component of convertible redeemable preference shares	12	—	—	—	565	—	—	565	—	565

Total contributions by owners		*	26	—	565	18	—	609	—	609

Changes in ownership interests in subsidiaries
Changes in non-controlling interests without a loss of control		—	—	48	—	—	—	48	168	216

Total changes in ownership interests in subsidiaries		—	—	48	—	—	—	48	168	216

Total transactions with owners		*	26	48	565	18	—	657	168	825

At December 31, 2019		*	79	(7,982)	3,552	49	11	(4,291)	67	(4,224)

*	Amount less than $1 million

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

Consolidated statement of cash flows

For the year ended December 31

(in US$ millions)

	Note	2020	2019
		$	$
Cash flows from operating activities
Loss before income tax		(2,743)	(3,981)
Adjustments for:
Amortization of intangible assets	6	261	538
Depreciation of property, plant and equipment	5	126	109
Impairment of intangible assets and goodwill	6	28	28
Impairment of property, plant and equipment	5	15	32
Equity-settled share-based payment	17	54	34
Finance costs	20	1,490	1,056
Net impairment loss on financial assets	24	63	56
Finance income	20	(53)	(85)
Loss on disposal of property, plant and equipment		9	1
Loss on disposal of intangible assets		*	1
Share of loss of equity-accounted investees (net of tax)		8	*
Change in provisions	14	31	(1)

		(711)	(2,212)
Changes in:
– Inventories		2	2
– Trade and other receivables		31	(75)
– Trade and other payables		42	181

Cash used in operations		(636)	(2,104)
Income tax paid		(7)	(8)

Net cash used in operating activities		(643)	(2,112)

Cash flows from investing activities
Acquisition of property, plant and equipment		(22)	(98)
Purchase and origination of intangible assets		(18)	(42)
Proceeds from disposal of property, plant and equipment		63	6
Acquisition of businesses, net of cash acquired		(3)	(22)
Acquisition of equity accounted investee		—	(10)
Net proceeds from / (acquisitions of) other investments		(359)	579
Restricted cash	9	(30)	(99)
Interest received		51	79

Net cash (used)/from in investing activities		(318)	393

*	Amount less than $1 million

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

Consolidated statement of cash flows (continued) For the year ended December 31 (in US$ millions)
	Note	2020	2019
		$	$
Cash flows from financing activities
Proceeds from exercise of share options		5	6
Proceeds from bank loans		8	—
Repayment of bank loans		(106)	(69)
Payment of lease liabilities		(30)	(28)
Proceeds from issuance of convertible redeemable preference shares		1,389	1,938
Acquisition of non-controlling interests without change in control		*	(203)
Proceeds from subscription of shares in a subsidiary by non-controlling interests		329	327
Interest paid		(17)	(20)

Net cash from financing activities		1,578	1,951

Net increase in cash and cash equivalents		617	232
Cash and cash equivalents at January 1		1,372	1,128
Effect of exchange rate fluctuations on cash held		15	12

Cash and cash equivalents at December 31	9	2,004	1,372

*	Amount less than $1 million

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

Notes to the consolidated financial statements

These notes form an integral part of the consolidated financial statements.

These consolidated financial statements were authorized for issue by the Board of Directors on August 2, 2021.

1	Domicile and activities

Grab Holdings Inc (the “Company”) was incorporated in the Cayman Islands on July 25, 2017. The address of the Company’s registered office is P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman, KYI-1106, Cayman Islands. The business office is at 7 Straits View, Marina One East Tower, #18-01/06, Singapore 018936.

These consolidated financial statements as at and for the year ended December 31, 2020 comprise the Company and its subsidiaries (together referred to as the “Group” and individually as “Group entities”) and the Group’s interest in equity-accounted investees.

The Company is an investing holding company. The Group enables access to transportation, delivery, mobile payment, financial services and enterprise offerings in Southeast Asia through its mobile application (the “Grab Platform”).

2	Going concern

These consolidated financial statements have been prepared on a going concern basis, which assumes that the Group will be able to discharge its liabilities in the ordinary course of business.

The liabilities of the Group exceed its assets by $6,294 million as at December 31, 2020 (2019: $4,224 million) and the Group has incurred a net loss after tax of $2,745 million for the financial year then ended (2019: $3,988 million).

To support its business plans, the Group raises funding primarily through issuance of convertible redeemable preference shares and during 2020, the Group has raised $1,389 million of cash through the issuance of convertible redeemable preference shares (2019: $1,938 million). Additionally, subsequent to the year end, the Group has raised $2,000 million in term loans which are secured against assets of the Company and certain subsidiaries. These assets include intellectual property, bank accounts, receivables, property and any proceeds from the sale or disposal of these assets. As at December 31, 2020, the Group has deposits with banks and financial institutions and cash and cash equivalents of $3,286 million (2019: $2,615 million) available. Based on these factors and in consideration of the Group’s business plans, budgets and forecasts, management has a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future.

3	Basis of preparation

3.1	Statement of compliance

The consolidated financial statements have been prepared in accordance with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

3.2	Basis of measurement

These consolidated financial statements have been prepared on the historical cost basis except as otherwise indicated in the accounting policies.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

3	Basis of preparation (continued)

3.3	Functional and presentation currency

These consolidated financial statements are presented in United States dollars ($), which is the Company’s functional currency. All information presented in $ have been rounded to the nearest million, unless otherwise stated.

3.4	Use of estimates and judgements

The preparation of consolidated financial statements in conformity with IFRSs requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the year in which the estimates are revised and in any future years affected.

Information about critical judgements in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements is included in the following notes:

•	Note 4.11 and 18 – Revenue recognition: principal vs. agent considerations and customer identification; and

•	Note 4.3 (vii) and 12 – Debt/equity classification of compound financial instruments.

Information about assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment within the next financial year are included in the following notes:

•	Note 5 – Impairment test of property, plant and equipment: key assumptions underlying recoverable amounts.

•	Note 6 – Impairment test of intangible assets and goodwill: key assumptions underlying recoverable amounts, including recoverability of development costs.

•	Note 4.4 (i) and 24 – Measurement of expected credit losses (“ECL”) for financial assets.

•	Note 14 and 27 – Recognition and measurement of provisions and contingencies: key assumptions about the likelihood and magnitude of an outflow of resources.

Measurement of fair values

A number of the Group’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

As part of an established control framework, significant unobservable inputs and valuation adjustments are regularly reviewed. If third party information, such as broker quotes or pricing services, is used to measure fair values, such information is assessed to support the conclusion that such valuations meet the requirements of IFRS, including the level in the fair value hierarchy in which such valuations should be classified.

When measuring the fair value of an asset or a liability, the Group uses observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

•	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

3	Basis of preparation (continued)

3.4	Use of estimates and judgements (continued)

•	Level 2: inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

•	Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

If the inputs used to measure the fair value of an asset or a liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement (with Level 3 being the lowest).

The Group recognizes transfers between levels of the fair value hierarchy as of the end of the reporting year during which the change has occurred.

Further information about the assumptions made in measuring fair values is included in the following notes:

•	Note 6 – Intangible assets and goodwill

•	Note 17 – Share-based payment arrangements

•	Note 24 – Financial instruments, and

•	Note 26 – Business combinations

3.5	Change in accounting policies

The Group has applied the following standards and amendments for the first-time commencing January 1, 2020:

•	Amendments to IAS 1 and IAS 8 – Definition of Material

•	Amendments to IFRS 3 – Definition of a Business

•	Amendments to References to Conceptual Framework in IFRS Standards

•	IFRS 16 (Amendments) – COVID-19 related rent concessions

•	Amendments to IFRS 9, IAS 39 and IFRS 7 – Interest Rate Benchmark Reform

The application of these amendments to standards and interpretations did not have a material effect on the Groups’ consolidated financial statements.

4	Significant accounting policies

The Group has consistently applied the following accounting policies to all years presented in these consolidated financial statements except as described in Note 3.5, which addresses changes in accounting policies.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.1	Basis of consolidation

i)	Business combinations

The Group accounts for business combinations using the acquisition method when the acquired set of activities and assets meets the definition of a business and control is transferred to the Group. In determining whether a particular set of activities and assets is a business, the Group assesses whether the set of assets and activities acquired includes, at a minimum, an input and substantive process and whether the acquired set has the ability to produce outputs.

The Group has an option to apply a ‘concentration test’ that permits a simplified assessment of whether an acquired set of activities and assets is not a business. The optional concentration test is met if substantially all the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets.

The Group measures goodwill at the date of acquisition as:

•	the fair value of the consideration transferred; plus

•	the recognized amount of any non-controlling interest (“NCI”) in the acquiree; plus

•

if the business combination is achieved in stages, the fair value of the pre-existing equity interest in the acquiree, over the net recognized amount (generally fair value) of the identifiable assets acquired and liabilities assumed. Any goodwill that arises is tested annually for impairment.

The consideration transferred in the acquisition is generally measured at fair value, as are the identifiable net assets acquired. When the excess is negative, a bargain purchase gain is recognized immediately in profit or loss.

The consideration transferred does not include amounts related to the settlement of pre-existing relationships. Such amounts are generally recognized in profit or loss.

Any contingent consideration payable is recognized at fair value at the date of acquisition and included in the consideration transferred. If the contingent consideration that meets the definition of financial instruments is classified as equity, it is not remeasured and settlement is accounted for within equity. Otherwise, other contingent consideration is remeasured at fair value at each reporting date and subsequent changes to the fair value of the contingent consideration are recognized in profit or loss.

When share-based payments awards (replacement awards) are exchanged for awards held by the acquiree’s employees (acquiree’s awards) and related to past services, then all or a portion of the amount of the acquirer’s replacement awards is included in measuring the consideration transferred in the business combination. This determination is based on the market-based value of the replacement awards compared with the market-based value of the acquiree’s awards and the extent to which the replacement awards related to past and/or future service.

NCI that are present ownership interests and entitle their holders to a proportionate share of the acquiree’s net assets in the event of liquidation are measured either at fair value or at the NCI’s proportionate share of the recognized amounts of the acquiree’s identifiable net assets, at the date of acquisition. The measurement basis taken is elected on a transaction-by-transaction basis. All other NCI are measured at acquisition-date fair value, unless another measurement basis is required by IFRSs.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.1	Basis of consolidation (continued)

Costs related to the acquisition, other than those associated with the issue of debt or equity securities, that the Group incurs in connection with a business combination are expensed as incurred.

Changes in the Group’s interest in a subsidiary that do not result in a loss of control are accounted for as transactions with owners in their capacity as owners and therefore no adjustments are made to goodwill and no gain or loss is recognized in profit or loss. Adjustments to NCI arising from transactions that do not involve the loss of control are based on a proportionate amount of the net assets of the subsidiary.

ii)	Subsidiaries

Subsidiaries are entities controlled by the Group. The Group controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

The accounting policies of subsidiaries have been changed when necessary to align them with the policies adopted by the Group. Losses applicable to the NCI in a subsidiary are allocated to the NCI even if doing so causes the NCI to have a deficit balance.

iii)	Acquisitions from entities under common control

Business combinations arising from transfers of interests in entities that are under the control of the shareholder that controls the Group are accounted for as if the acquisition had occurred at the beginning of the earliest comparative year presented or, if later, at the date that common control was established; for this purpose, comparatives are restated. The assets and liabilities acquired are recognized at the carrying amounts recognized previously in the Group controlling shareholder’s consolidated financial statements. The components of equity of the acquired entities are added to the same components within Group equity and any gain/loss arising is recognized directly in equity.

iv)	Loss of control

Upon the loss of control, the Group derecognizes the assets and liabilities of the subsidiary, any NCI and the other components of equity related to the subsidiary. Any surplus or deficit arising on the loss of control is recognized in profit or loss. If the Group retains any interest in the former subsidiary, then such interest is measured at fair value at the date that control is lost.

v)	Investments in associates and joint ventures (equity-accounted investees)

Associates are those entities in which the Group has significant influence, but not control or joint control, over the financial and operating policies of these entities. Significant influence is presumed to exist when the Group holds 20% or more of the voting power of another entity. A joint venture is an arrangement in which the Group has joint control, whereby the Group has rights to the net assets of the arrangement, rather than rights to its assets and obligations for its liabilities.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.1	Basis of consolidation (continued)

Investments in associates and joint ventures are accounted for using the equity method. They are recognized initially at cost, which includes transaction costs. Subsequent to initial recognition, the consolidated financial statements include the Group’s share of the profit or loss and other comprehensive income (“OCI”) of equity-accounted investees, after adjustments to align the accounting policies with those of the Group, from the date that significant influence or joint control commences until the date that significant influence or joint control ceases.

When the Group’s share of losses exceeds its investment in an equity-accounted investee, the carrying amount of the investment, together with any long-term interests that form part thereof, is reduced to zero, and the recognition of further losses is discontinued except to the extent that the Group has an obligation to fund the investee’s operations or has made payments on behalf of the investee.

vi)	Investments in associates (measured at fair value through profit or loss)

In the case of associates, when the instrument does not currently give the Group access to the returns associated with an underlying ownership interest, then the investment in associate should be accounted for under IFRS 9.

vii)	Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealized income or expenses arising from intra-group transactions, are eliminated in preparing the consolidated financial statements. Unrealized gains arising from transactions with equity-accounted investees are eliminated against the investment to the extent of the Group’s interest in the investee. Unrealized losses are eliminated in the same way as unrealized gains, but only to the extent that there is no evidence of impairment.

4.2	Foreign currency

i)	Foreign currency transactions

Transactions in foreign currencies are translated to the respective functional currencies of Group entities at the exchange rates at the date of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated to the functional currency at the exchange rate at the reporting date.

Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non-monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rate at the date of the transaction. Foreign currency differences are recognized in profit or loss and presented within finance costs.

However, foreign currency differences arising from the translation of investment in equity securities designated as at fair value to other comprehensive income (“FVOCI”) are recognized in OCI.

ii)	Foreign operations

The assets and liabilities of foreign operations are translated to US dollars at exchange rates at the reporting date. The income and expenses of foreign operations are translated to US dollars at average exchange rates.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.2	Foreign currency (continued)

Foreign currency differences are recognized in OCI and presented in the foreign currency translation reserve in equity except to the extent that the translation difference is allocated to NCI. When a foreign operation is disposed of such that control, significant influence or joint control is lost, the cumulative amount in the translation reserve related to that foreign operation is reclassified to profit or loss as part of the gain or loss on disposal. When the Group disposes of only part of its interest in a subsidiary that includes a foreign operation while retaining control, the relevant proportion of the cumulative amount is reattributed to NCI. When the Group disposes of only part of its investment in an associate or joint venture that includes a foreign operation while retaining significant influence or joint control, the relevant proportion of the cumulative amount is reclassified to profit or loss.

When the settlement of a monetary item receivable from or payable to a foreign operation is neither planned nor likely to occur in the foreseeable future, foreign exchange gains and losses arising from such a monetary item that are considered to form part of a net investment in a foreign operation are recognized in OCI and are presented in the translation reserve in equity.

4.3	Financial instruments

i)	Recognition and initial measurement

Trade receivables and debt investments issued are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Group becomes a party to the contractual provisions of the instrument.

A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus, for an item not at fair value through profit or loss (“FVTPL”), transaction costs that are directly attributable to its acquisition or issue. A trade receivable without a significant financing component is initially measured at the transaction price.

ii)	Classification and subsequent measurement

a)	Financial assets

On initial recognition, a financial asset is classified as measured at: amortized cost; FVOCI – debt investment; FVOCI – equity investment; or FVTPL.

Financial assets are not reclassified subsequent to their initial recognition unless the Group changes its business model for managing financial assets, in which case all affected financial assets are reclassified on the first day of the first reporting year following the change in the business model.

A financial asset is measured at amortized cost if it meets both of the following conditions and is not designated as at FVTPL:

•	it is held within a business model whose objective is to hold assets to collect contractual cash flows; and

•	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.3	Financial instruments (continued)

A debt investment is measured at FVOCI if it meets both of the following conditions and is not designated as at FVTPL:

•	it is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and

•	its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

On initial recognition of an equity investment that is not held-for-trading, the Group may irrevocably elect to present subsequent changes in the investment’s fair value in OCI. This election is made on an investment-by-investment basis.

All financial assets not classified as measured at amortized cost or FVOCI as described above are measured at FVTPL. This includes all derivative financial assets. On initial recognition, the Group may irrevocably designate a financial asset that otherwise meets the requirements to be measured at amortized cost or at FVOCI as at FVTPL if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise.

Financial assets – Business model assessment

The Group makes an assessment of the objective of the business model in which a financial asset is held at a portfolio level because this best reflects the way the business is managed and information is provided to management. The information considered includes:

•

the stated policies and objectives for the portfolio and the operation of those policies in practice. These include whether management’s strategy focuses on earning contractual interest income, maintaining a particular interest rate profile, matching the duration of the financial assets to the duration of any related liabilities or expected cash outflows or realizing cash flows through the sale of the assets;

•	how the performance of the portfolio is evaluated and reported to the Group’s management;

•	the risks that affect the performance of the business model (and the financial assets held within that business model) and how those risks are managed;

•	how managers of the business are compensated – e.g. whether compensation is based on the fair value of the assets managed or the contractual cash flows collected; and

•	the frequency, volume and timing of sales of financial assets in prior years, the reasons for such sales and expectations about future sales activity.

Transfer of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales for this purpose, consistent with the Group’s continuing recognition of the assets.

Financial assets that are held-for-trading or are managed and whose performance is evaluated on a fair value basis are measured at FVTPL.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.3	Financial instruments (continued)

Financial assets – Assessment whether contractual cash flows are solely payments of principal and interest

For the purposes of this assessment, ‘principal’ is defined as the fair value of the financial asset on initial recognition. ‘Interest’ is defined as consideration for the time value of money and for the credit risk associated with the principal amount outstanding during a particular period of time and for other basic lending risks and costs (e.g. liquidity risk and administrative costs), as well as a profit margin.

In assessing whether the contractual cash flows are solely payments of principal and interest, the Group considers the contractual terms of the instrument. This includes assessing whether the financial asset contains a contractual term that could change the timing or amount of contractual cash flows such that it would not meet this condition. In making this assessment, the Group considers:

•	contingent events that would change the amount or timing of cash flows;

•	terms that may adjust the contractual coupon rate, including variable-rate features;

•	prepayment and extension features; and

•	terms that limit the Group’s claim to cash flows from specified assets (e.g. non-recourse features).

A prepayment feature is consistent with the solely payments of principal and interest criterion if the prepayment amount substantially represents unpaid amounts of principal and interest on the principal amount outstanding, which may include reasonable additional compensation for early termination of the contract. Additionally, for a financial asset acquired at a discount or premium to its contractual par amount, a feature that permits or requires prepayment at an amount that substantially represents the contractual par amount plus accrued (but unpaid) contractual interest (which may also include reasonable additional compensation for early termination) is treated as consistent with this criterion if the fair value of the prepayment feature is insignificant at initial recognition.

Financial assets – Subsequent measurement and gains and losses

Financial assets at FVTPL

These assets are subsequently measured at fair value. Net gains and losses, including any interest or dividend income, are recognized in profit or loss.

Financial assets at amortized cost

These assets are subsequently measured at amortized cost using the effective interest method. The amortized cost is reduced by impairment losses. Interest income, foreign exchange gains and losses and impairment are recognized in profit or loss. Any gain or loss on derecognition is recognized in profit or loss.

Debt investments at FVOCI

These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognized in profit or loss. Other net gains and losses are recognized in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.3	Financial instruments (continued)

Equity investments at FVOCI

These assets are subsequently measured at fair value. Dividends are recognized as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognized in OCI and are never reclassified to profit or loss.

b) Financial liabilities – Classification, subsequent measurement and gains and losses

Financial liabilities are classified as measured at amortized cost or FVTPL. A financial liability is classified as at FVTPL if it is classified as held-for-trading, it is a derivative or it is designated as such on initial recognition. Financial liabilities at FVTPL are measured at fair value and net gains and losses, including any interest expense, are recognized in profit or loss. Directly attributable transaction costs are recognized in profit or loss as incurred.

Other financial liabilities are initially measured at fair value less directly attributable transaction costs. They are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. These financial liabilities comprised loans and borrowings, bank overdrafts, and trade and other payables.

iii)	Derecognition

a) Financial assets

The Group derecognizes a financial asset when the contractual rights to the cash flows from the financial asset expire, or it transfers the rights to receive the contractual cash flows in a transaction in which substantially all of the risks and rewards of ownership of the financial asset are transferred or in which the Group neither transfers nor retains substantially all of the risks and rewards of ownership and it does not retain control of the financial asset.

Where the Group enters into transactions whereby it transfers assets recognized in its statement of financial position but retains either all or substantially all of the risks and rewards of the transferred assets, the transferred assets are not derecognized.

b) Financial liabilities

The Group derecognizes a financial liability when its contractual obligations are discharged or cancelled or expire. The Group also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.3	Financial instruments (continued)

iv)	Offsetting

Financial assets and financial liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Group currently has a legally enforceable right to set off the amounts and it intends either to settle them on a net basis or to realize the asset and settle the liability simultaneously.

v)	Cash and cash equivalents

Cash and cash equivalents comprise cash balances and short-term deposits with maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value and are used by the Group in the management of its short-term commitments. For the purpose of the statement of cash flows, bank overdrafts that are repayable on demand and that form an integral part of the Group’s cash management are included in cash and cash equivalents.

vi)	Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares are recognized as a deduction from equity, net of any tax effects.

vii)	Compound financial instruments

Compound financial instruments issued by the Group include convertible redeemable preference shares denominated in United States dollars that can be converted to share capital at the option of the holder, where the number of shares to be issued is fixed and does not vary with changes in fair value.

The liability component of a compound financial instrument is recognized initially at the fair value of a similar liability that does not have an equity conversion option. The equity component is initially recognized at the difference between the fair value of the compound financial instrument as a whole and the fair value of the liability component. Any directly attributable transaction costs are allocated to the liability and equity components in proportion to their initial carrying amounts.

Subsequent to initial recognition, the liability component of a compound financial instrument is measured at amortized cost using the effective interest method. The equity component of a compound financial instrument is not remeasured.

Interest related to the financial liability is recognized in profit or loss and presented within finance costs. On conversion at maturity, the financial liability is reclassified to equity and no gain or loss is recognized.

4.4	Impairment

i)	Non-derivative financial assets

The Group recognizes loss allowances for expected credit loss on financial assets measured at amortized costs.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.4	Impairment (continued)

Loss allowances of the Group are measured on either of the following bases:

•

12-month ECLs: these are ECLs that result from default events that are possible within the 12 months after the reporting date (or for a shorter period if the expected life of the instrument is less than 12 months); or

•	Lifetime ECLs: these are ECLs that result from all possible default events over the expected life of a financial instrument or contract asset.

Simplified approach

The Group applies the simplified approach to provide for ECLs for all trade receivables. The simplified approach requires the loss allowance to be measured at an amount equal to lifetime ECLs.

General approach

The Group applies the general approach to provide for ECLs on all other financial instruments. Under the general approach, the loss allowance is measured at an amount equal to 12-month ECLs at initial recognition.

At each reporting date, the Group assesses whether the credit risk of a financial instrument has increased significantly since initial recognition. When credit risk has increased significantly since initial recognition, loss allowance is measured at an amount equal to lifetime ECLs.

When determining whether the credit risk of a financial asset has increased significantly since initial recognition and when estimating ECLs, the Group considers reasonable and supportable information that is relevant and available without undue cost or effort. This includes both quantitative and qualitative information and analysis, based on the Group’s historical experience and informed credit assessment and includes forward-looking information.

If credit risk has not increased significantly since initial recognition or if the credit quality of the financial instruments improves such that there is no longer a significant increase in credit risk since initial recognition, loss allowance is measured at an amount equal to 12-month ECLs.

The Group considers a financial asset to be in default when:

•	the borrower is unlikely to pay its credit obligations to the Group in full, without recourse by the Group to actions such as realizing security (if any is held); or

•	the financial asset is more than 90 days past due (more than 120 days past due for trade receivables).

Measurement of ECLs

ECLs are probability-weighted estimates of credit losses. Credit losses are measured at the present value of all cash shortfalls (i.e. the difference between the cash flows due to the entity in accordance with the contract and the cash flows that the Group expects to receive). ECLs are discounted at the effective interest rate of the financial asset.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.4	Impairment (continued)

Credit-impaired financial assets

At each reporting date, the Group assesses whether financial assets carried at amortized cost and debt investments at FVOCI are ‘credit-impaired’. A financial asset is ‘credit-impaired’ when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

Evidence that a financial asset is credit-impaired includes the following observable data:

•	significant financial difficulty of the borrower or issuer;

•	a breach of contract such as a default or being more than 90 days past due (more than 120 days past due for trade receivables;

•	the restructuring of a loan or advance by the Group on terms that the Group would not consider otherwise;

•	it is probable that the borrower will enter bankruptcy or another financial reorganisation; or

•	the disappearance of an active market for a security because of financial difficulties.

Presentation of allowance for ECLs in the statement of financial position

Loss allowances for financial assets measured at amortized cost are deducted from the gross carrying amount of the assets.

Write-off

The gross carrying amount of a financial asset is written off (either partially or in full) to the extent that there is no realistic prospect of recovery. This is generally the case when the Group determines that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with the Group’s procedures for recovery of amounts due.

(ii)	Non-financial assets

The carrying amounts of the Group’s non-financial assets, other than inventories and deferred tax assets, are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. Goodwill, and intangible assets that have indefinite useful lives or that are not yet available for use, are tested annually for impairment and the recoverable amount is estimated each year.

An impairment loss is recognized if the carrying amount of an asset or its related cash-generating unit (“CGU”) exceeds its estimated recoverable amount.

The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.4	Impairment (continued)

the asset or CGU. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. Subject to an operating segment ceiling test, for the purposes of goodwill impairment testing, CGUs to which goodwill has been allocated are aggregated so that the level at which impairment testing is performed reflects the lowest level at which goodwill is monitored for internal reporting purposes. Goodwill acquired in a business combination is allocated to groups of CGUs that are expected to benefit from the synergies of the combination.

The Group’s corporate assets do not generate separate cash inflows and are utilised by more than one CGU. Corporate assets are allocated to CGUs on a reasonable and consistent basis and tested for impairment as part of the testing of the CGU to which the corporate asset is allocated.

Impairment losses are recognized in profit or loss. Impairment losses recognized in respect of CGUs are allocated first to reduce the carrying amount of any goodwill allocated to the CGU (group of CGUs), and then to reduce the carrying amounts of the other assets in the CGU (group of CGUs) on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. In respect of other assets, impairment losses recognized in prior years are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

Goodwill that forms part of the carrying amount of an investment in an associate is not recognized separately, and therefore is not tested for impairment separately. Instead, the entire amount of the investment in an associate is tested for impairment as a single asset when there is objective evidence that the investment in an associate may be impaired.

4.5	Property, plant and equipment

Recognition and measurement

Property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment losses.

Cost includes expenditure that is directly attributable to the acquisition of the asset. The cost of self-constructed assets includes:

•	any other costs directly attributable to bringing the assets to a working condition for their intended use; and

•	when the Group has an obligation to remove the asset or restore the site, an estimate of the costs of dismantling and removing the items and restoring the site on which they are located.

Purchased software that is integral to the functionality of the related equipment is capitalized as part of that equipment.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.5	Property, plant and equipment (continued)

When parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items (major components) of property, plant and equipment.

The gain or loss on disposal of an item of property, plant and equipment is recognized in profit or loss and presented within other expenses.

Subsequent costs

The cost of replacing a component of an item of property, plant and equipment is recognized in the carrying amount of the item if it is probable that the future economic benefits embodied within the component will flow to the Group, and its cost can be measured reliably. The costs of the day-to-day servicing of property, plant and equipment are recognized in profit or loss as incurred and presented within cost of revenue and general and administrative expenses.

Depreciation

Depreciation is based on the cost of an asset less its residual value. Significant components of individual assets are assessed and if a component has a useful life that is different from the remainder of that asset, that component is depreciated separately.

Depreciation is recognized as an expense in profit or loss on a straight-line basis over the estimated useful lives of each component of an item of property, plant and equipment, unless it is included in the carrying amount of another asset.

Depreciation is recognized from the date that the property, plant and equipment are installed and are ready for use, or in respect of internally constructed assets, from the date that the asset is completed and ready for use.

The estimated useful lives for the current and comparative years are as follows:

• Computers	2 – 3 years
• Building and renovation	3 – 4 years
• Motor vehicles	5 – 7 years
• Office and other equipment	4 – 5 years

Depreciation methods, useful lives and residual values are reviewed at the end of each reporting year and adjusted if appropriate.

4.6	Intangible assets and goodwill

i)	Recognition and measurement

a) Goodwill

Goodwill that arises upon the acquisition of subsidiaries is included in intangible assets. Goodwill is measured at cost less accumulated impairment losses. In respect of associates, the carrying amount of goodwill is included in the carrying amount of the investment, and an impairment loss on such an investment is not allocated to any assets, including goodwill, that form part of the carrying amount of the associates.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.6	Intangible assets and goodwill (continued)

b) Research and development

Expenditure on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding is recognized in profit or loss as incurred.

Development activities involve a plan or design for the production of new or substantially improved products and processes. Development expenditure is capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Group intends to and has sufficient resources to complete development and to use or sell the asset. The expenditure capitalized includes the cost of material, direct labour and overhead costs that are directly attributable to preparing the asset for its intended use. Other development expenditure is recognized in profit or loss as incurred.

Capitalized development expenditures is measured at cost less accumulated amortization and accumulated impairment losses.

c) Other intangible assets

Other intangible assets, including the non-compete agreement and agent networks, that are acquired by the Group and have finite useful lives, are measured at cost less accumulated amortization and accumulated impairment losses. The non-compete agreement prohibits the counterparty from competing with Grab in multiple business verticals within Southeast Asia, including the ride-sharing industry.

ii)	Subsequent expenditure

Subsequent expenditure is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure, including expenditure on internally generated goodwill and brands is recognized in profit or loss as incurred and presented within general and administrative expenses.

iii)	Amortization

Amortization is calculated based on the cost of the asset, less its residual value.

Amortization is recognized in profit or loss on a straight-line basis over the estimated useful lives of intangible assets, other than the non-compete agreement and goodwill, from the date that they are available for use. For the non-compete agreement, amortization is recognized based on a diminishing balance method that reflects the pattern in which future economic benefits arising from the non-compete agreement are expected to be consumed by the Group.

The estimated useful lives for the current and comparative years are as follows.

• Software	3 years
• Non-compete agreement	4 years
• Other intangible assets	3 years

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.6	Intangible assets and goodwill (continued)

Amortization methods, useful lives and residual values are reviewed at the end of each reporting year and adjusted if appropriate.

4.7	Leases

At inception of a contract, the Group assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

i)	As a lessee

At commencement or on modification of a contract that contains a lease component, the Group allocates the consideration in the contract to each lease component on the basis of its relative stand-alone prices. The Group recognizes a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the end of the lease term, unless the lease transfers ownership of the underlying asset to the Group by the end of the lease term or the cost of the right-of-use asset reflects that the Group will exercise a purchase option. In that case the right-of-use asset will be depreciated over the useful life of the underlying asset, which is determined on the same basis as those of property and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Group’s incremental borrowing rate. Generally, the Group uses its incremental borrowing rate as the discount rate.

The Group determines its incremental borrowing rate by obtaining interest rates from various external financing sources and makes certain adjustments to reflect the terms of the lease and type of the asset leased.

Lease payments included in the measurement of the lease liability comprise the following:

•	fixed payments, including in-substance fixed payments;

•	variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

•	amounts expected to be payable under a residual value guarantee; and

•

the exercise price under a purchase option that the Group is reasonably certain to exercise, lease payments in an optional renewal period if the Group is reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Group is reasonably certain not to terminate early.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.7	Leases (continued)

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Group’s estimate of the amount expected to be payable under a residual value guarantee, if the Group changes its assessment of whether it will exercise a purchase, extension or termination option or if there is a revised in-substance fixed lease payment.

When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The Group presents right-of-use assets that do not meet the definition of investment property in ‘property, plant and equipment’ and lease liabilities in ‘loans and borrowings’ in the statement of financial position.

Short-term leases and leases of low-value assets

The Group has elected not to recognize right-of-use assets and lease liabilities for leases of low-value assets and short-term leases. The Group recognizes the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

ii)	As a lessor

At inception or on modification of a contract that contains a lease component, the Group allocates the consideration in the contract to each lease component on the basis of their relative standalone prices.

When the Group acts as a lessor, it determines at lease inception whether each lease is a finance lease or an operating lease.

To classify each lease, the Group makes an overall assessment of whether the lease transfers substantially all of the risks and rewards incidental to ownership of the underlying asset. If this is the case, then the lease is a finance lease; if not, then it is an operating lease. As part of this assessment, the Group considers certain indicators such as whether the lease is for the major part of the economic life of the asset.

When the Group is an intermediate lessor, it accounts for its interests in the head lease and the sub-lease separately. It assesses the lease classification of a sub-lease with reference to the right-of-use asset arising from the head lease, not with reference to the underlying asset. If a head lease is a short-term lease to which the Group applies the exemption described above, then it classifies the sub-lease as an operating lease.

If an arrangement contains lease and non-lease components, then the Group applies IFRS 15 to allocate the consideration in the contract.

The Group applies the derecognition and impairment requirements in IFRS 9 to the net investment in the lease. The Group further regularly reviews estimated unguaranteed residual values used in calculating the gross investment in the lease.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.7	Leases (continued)

The Group leases motor vehicles to driver-partners who typically use the vehicles to provide transport and delivery services through Grab Platform. The Group recognizes lease payments received under operating leases as income on a straight-line basis over the lease term as part of ‘Revenue’. Rental income from lease of motor vehicles is presented as a part of ‘Mobility revenue (see Note 4.11(i))’.

4.8	Inventories

Inventories are measured at the lower of cost and net realisable value. The cost of inventories is based on the first-in first-out principle, and includes expenditure incurred in acquiring the inventories, production or conversion costs, and other costs incurred in bringing them to their existing location and condition.

Net realisable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and estimated costs necessary to make the sale.

4.9	Employee benefits

i)	Defined contribution plans

A defined contribution plan is a post-employment benefit plan under which an entity pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts. Obligations for contributions to defined contribution pension plans are recognized as an employee benefit expense in profit or loss in the years during which related services are rendered by employees.

ii)	Defined benefits plans

A defined benefit plan is a post-employment benefit plan other than a defined contribution plan. The Group’s net obligation in respect of defined benefits plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in return for their service in the current and prior years that benefit is discounted to determine its present value. The fair value of any plan assets is deducted. The Group determines the net interest expense (income) on the net defined benefit liability (asset) for the year by applying the discount rate used to measure the defined benefit obligation at the beginning of the annual period to the net defined liability (asset).

The discount rate is the yield at the reporting date on bonds that have maturity dates approximating the terms of the Group’s obligations and that are denominated in the currency in which the benefits are expected to be paid.

The calculation is performed annually by a qualified actuary using the projected unit credit method. When the calculation results in a benefit to the Group, the recognized asset is limited to the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. In order to calculate the present value of economic benefits, consideration is given to any minimum funding requirements that apply to any plan in the Group. An economic benefit is available to the Group if it is realisable during the life of the plan, or on settlement of the plan liabilities.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.9	Employee benefits (continued)

Remeasurements of the net defined benefit liability comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest). The Group recognizes them immediately in OCI and all expenses related to defined benefit plans in employee benefits expense in profit or loss. When the benefits of a plan are changed, or when a plan is curtailed, the portion of the changed benefit related to past service by employees, or the gain or loss on curtailment is recognized immediately in profit or loss when the plan amendment or curtailment occurs.

The Group recognizes gains and losses on the settlement of a defined benefit plan when the settlement occurs. The gain or loss on settlement is the difference between the present value of the defined benefit obligation being settled as determined on the date of settlement and the settlement price, including any plan assets transferred and any payments made directly by the Group in connection with the settlement.

iii)	Short term employee benefits

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognized for the amount expected to be paid under short-term cash bonus or profit-sharing plans if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee, and the obligation can be estimated reliably.

iv)	Employee leave entitlement

Employee entitlements to annual leave are recognized when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the reporting date.

v)	Share-based payment transactions

The grant date fair value of equity-settled share-based payment awards granted to employee is recognized as an employee expense, with a corresponding increase in equity, over the period that the employees unconditionally become entitled to the awards. The amount recognized as an expense is adjusted to reflect the number of awards for which the related service and non-market performance conditions are expected to be met, such that the amount ultimately recognized as an expense is based on the number of awards that meet the related service and non-market performance conditions at the vesting date. For share-based payment awards with non-vesting conditions, the grant date fair value of the share-based payment is measured to reflect such conditions and there is no true-up for differences between expected and actual outcomes.

When the terms of an equity-settled award are modified, the minimum expense recognized is the grant date fair value of the unmodified award, provided the original vesting terms of the award are met. An additional expense, measured as at the date of modification, is recognized for any modification that increases the total fair value of the share-based payment transaction, or is otherwise beneficial to the employee. Where an award is cancelled by the entity or by the counterparty, any remaining element of the fair value of the award is expensed immediately through profit or loss.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.10	Provisions

A provision is recognized if, as a result of a past event, the Group has a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognized as finance cost.

Provision for dismantlement, removal and restoration are recognized when the Group has a present legal or constructive obligation as a result of past events, it is more likely than not that an outflow of resources will be required to settle the obligation and the amounts have been reliably estimated.

The Group recognizes the estimated costs of dismantlement, removal or restoration of items of property, plant and equipment arising from the acquisition or use of assets. This provision is estimated based on the best estimate of the expenditure required to settle the obligation, taking into consideration time value.

Changes in the estimated timing or amount of the expenditure or discount rate for asset dismantlement, removal and restoration costs are adjusted against the cost of the related property, plant and equipment, unless the decrease in the liability exceeds the carrying amount of the assets or the asset has reached the end of its useful life. In such cases, the excess of the decrease over the carrying amount of the asset or the changes in the liability is recognized in profit or loss immediately.

4.11	Revenue

The Group enables its driver-partners and merchant-partners to connect with consumers seeking services made available through the Grab Platform. The Group recognizes revenue as or when it satisfies its service obligations. The Group predominantly earns revenue from the following services:

i)	Mobility

Fees earned from driver-partners and consumers for connecting consumers with transportation rides provided by driver-partners across a variety of multi-modal mobility options. Mobility revenue also includes rental income from the leasing of motor vehicles to driver-partners, who typically use the vehicles to offer services through the Grab Platform (see 4.7(ii) for lease accounting as a lessor).

ii)	Deliveries

Fees earned from driver-partners, merchant-partners and consumers for connecting driver-partners and merchant-partners with consumers to facilitate delivery of a variety of daily necessities, including ready-to-eat meals and groceries, as well as point-to-point parcel delivery.

Mobility and Deliveries: principal vs. agent considerations

The Group enters into service agreements with driver-partners and merchant-partners to use the Grab Platform. A contract exists between the Group and the driver-partners and merchant-partners once they accept a transaction request and their ability to cancel the transaction lapses. The Group evaluates the presentation of revenue on a gross or net basis based on whether it acts as a principal by controlling the service provided to the consumer, or whether it acts as an agent by arranging for third parties to provide the service to the consumer. The Group facilitates the provision of the service by driver-partners and merchant-partners to consumers for the driver-partners and merchant-partners to fulfil their contractual promise to the consumers. The driver-partners and merchant-partners fulfil their promise to provide a service to their customer through use of the Grab

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.11	Revenue (continued)

Platform. While the Group facilitates setting the price for services, the driver-partners and consumers have the discretion in accepting the transaction price through the Grab Platform. The Group is not responsible for fulfilling the services being provided to the consumer nor does the Group have inventory risk related to these services. The Group has concluded that the Group is acting as an agent to facilitate the successful completion of transportation and delivery services by the driver-partners and merchant-partners to consumers.

In enabling connection, the driver-partners, merchant-partners and consumers are the Group’s customers; with the Group having a separate performance obligation to each:

•	the driver-partners (to connect the drive-partners with consumers to facilitate and successfully complete transportation and delivery services),

•	the merchant-partners (to connect the merchant-partners with consumers to facilitate and successfully complete ordering services); and

•	the consumer (to connect the consumer with driver-partners and merchant-partners).

The Group recognizes fees on the completion of a successful transportation and delivery service by driver-partners and merchant-partners. The Group reports revenue on a net basis, reflecting the fees owed to the Group from the driver-partners, merchant-partners and consumers as revenue, and not the gross amount collected from consumers.

iii)	Financial services

Fees predominantly earned from digital payment processing services charged to merchant-partners primarily based on the total payments volume (“TPV”) processed through the Grab Platform. TPV is the value of payments, net of payment reversals, successfully completed through the Grab Platform. Transaction fee revenue resulting from a payment processing transaction is recognized once the transaction is complete.

Financial services revenue also includes effective interest earned on loans and advances provided to merchant-partners, driver-partners and consumers (see 4.3(ii) for measurement of financial assets at amortized cost); and fees from wealth management and insurance distribution offerings.

iv)	Enterprise and new initiatives

Fees predominantly earned from digital advertising and marketing services. Revenue is recognized once the obligation to provide the service is satisfied.

Incentives to customers

The Group evaluates the presentation of the incentives paid to the driver-partners, merchant-partners and consumers based on whether the Group receives a separate identifiable benefit from the respective customer. The Group has concluded that it does not receive distinct goods or services from the respective customer and the incentives are therefore recorded as a reduction from fees received from the respective customer. To the extent that such incentives exceed the amount of fees received from the respective customer, the excess is recorded as negative revenue.

For loyalty rewards offered to customers as part of revenue transactions, the Group defers a portion of the revenue based on the estimated standalone selling price of the loyalty rewards earned and recognizes the revenue as they are redeemed in future transactions or when the rewards expire.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.12	Expenses

The components of the Group’s expenses by functions are as follows:

i)

Cost of revenue, comprises expenses directly or indirectly attributable to the Group’s Deliveries, Mobility, Financial Services and Enterprise offerings and primarily consists of data management and platform related technology costs including amortization of technology and market activity related intangible assets, compensation costs (including share-based compensation) for operations and support personnel, payment processing fees, costs incurred in relation to its motor vehicle fleet used for rental services including depreciation and impairment; costs incurred for certain Deliveries transactions where the Group is primarily responsible for delivery services and pay delivery drivers for their services provided; and an allocation of associated corporate costs such as depreciation of right of use assets.

ii)

Sales and marketing primarily consist of advertising costs, compensation costs (including share-based compensation) to sales and marketing employees and an allocation of associated corporate costs such as depreciation of right of use assets.

iii)

Research and development expenses primarily consist of compensation cost (including share-based compensation) to engineering, design and product development employees, and allocation of associated corporate costs such as depreciation of right of use assets.

iv)

General and administrative expenses primarily consist of compensation costs (including share-based compensation) for executive management and administrative personnel (including finance and accounting, human resources, policy and communications, legal, facility and general administration employees), occupancy and facility costs, administrative fees, professional service fees, depreciation on certain administration assets, legal settlement accrual and allocation of associated corporate costs such as depreciation of right of use assets.

4.13	Finance income and finance costs

The Group’s finance income and finance costs include:

•	interest income;

•	interest expense;

•	the net gain or loss on financial assets at FVTPL;

•	the foreign currency gain or loss on financial assets and financial liabilities;

•	the gain or loss on modification of financial liabilities; and

•	the unwinding of the discount on provisions.

Interest income or expense is recognized using the effective interest method.

The ‘effective interest rate’ is the rate that exactly discounts estimated future cash payments or receipts through the expected life of the financial instrument to:

•	the gross carrying amount of the financial asset; or

•	the amortized cost of the financial liability.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.13	Finance income and finance costs (continued)

In calculating interest income and expense, the effective interest rate is applied to the gross carrying amount of the asset (when the asset is not credit-impaired) or to the amortized cost of the liability. However, for financial assets that have become credit-impaired subsequent to initial recognition, interest income is calculated by applying the effective interest rate to the amortized cost of the financial asset. If the asset is no longer credit-impaired, then the calculation of interest income reverts to the gross basis.

Borrowing costs that are not directly attributable to the acquisition, construction or production of a qualifying asset are recognized in profit or loss using the effective interest rate method.

4.14	Related parties

For the purposes of these consolidated financial statements, parties are considered to be related to the Group if the Group has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Group and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

4.15	Income tax

Income tax expense comprises current and deferred tax. Current tax and deferred tax are recognized in profit or loss except to the extent that they relate to a business combination, or items recognized directly in equity or in OCI.

The Group has determined that interest and penalties related to income taxes, including uncertain tax treatments, do not meet the definition of income taxes, and therefore accounted for them under IAS 37 Provisions, Contingent Liabilities and Contingent Assets.

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any.

Current tax assets and liabilities are offset only if certain criteria are met.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for:

•	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

•

temporary differences related to investments in subsidiaries to the extent that the Group is able to control the timing of the reversal of the temporary difference and it is probable that they will not reverse in the foreseeable future; and

•	taxable temporary differences arising on the initial recognition of goodwill.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.15	Income tax (continued)

The measurement of deferred taxes reflects the tax consequences that would follow the manner in which the Group expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

Deferred tax assets are recognized for unused tax losses, unused tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be used. Future taxable profits are determined based on the reversal of relevant taxable temporary differences. If the amount of taxable temporary differences is insufficient to recognize a deferred tax asset in full, then future taxable profits, adjusted for reversals of existing temporary differences, are considered, based on the business plans for individual subsidiaries in the Group. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized; such reductions are reversed when the probability of future taxable profits improves.

Unrecognized deferred tax assets are reassessed at each reporting date and recognized to the extent that it has become probable that future taxable profits will be available against which they can be used.

In determining the amount of current and deferred tax, the Group takes into account the impact of uncertain tax positions and whether additional taxes and interest may be due. The Group believes that its accruals for income tax liabilities are adequate for all open tax years based on its assessment of many factors, including interpretations of tax law and prior experience. This assessment relies on estimates and assumptions and may involve a series of judgements about future events. New information may become available that causes the Group to change its judgement regarding the adequacy of existing tax liabilities; such changes to tax liabilities will impact income tax expense in the period that such a determination is made.

4.16	Loss per share

The Group presents basic and diluted loss per share data for its ordinary shares. Basic loss per share is calculated by dividing the loss attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding during the year, adjusted for own shares held. Diluted loss per share is calculated by giving effect to all potential weighted average dilutive ordinary shares. The dilutive effect of outstanding share options, restricted share units (“RSUs”) and convertible redeemable preference shares is reflected in diluted loss per ordinary share by application of the treasury stock method.

4.17	Segment reporting

An operating segment is a component of the Group that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

4	Significant accounting policies (continued)

4.17	Segment reporting (continued)

Group’s other components. The operating results are reviewed regularly by the Group’s chief executive officer (the Chief Operating Decision Maker or “CODM”) to make decisions about resources to be allocated to the segment and to assess its performance, and for which discrete financial information is available. Segment results that are reported to the Group’s CODM include items directly attributable to a segment as well as those that can be allocated on a reasonable basis. Unallocated items comprise mainly corporate assets, head office expenses, and tax assets and liabilities.

4.18	Government grants

Government grants are recognized when there is reasonable assurance that the grant will be received, and all attaching conditions will be complied with. Government grant shall be recognized in profit or loss on a systematic basis over the periods in which the entity recognizes as expenses the related costs for which the grants are intended to compensate. Government grant is recognized as ‘Other income’ in profit or loss.

4.19	Standards issued but not yet effective

A number of new standards are effective for annual periods beginning after January 1, 2020 and earlier application is permitted; however, the Group has not early adopted the new or amended standards in preparing these consolidated financial statements. Based on an initial assessment, the following new and amended standards are not expected to have a significant impact on the Group’s consolidated financial statements.

•	Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16 – Interest Rate Benchmark Reform – phase 2

•	IAS 16 (Amendments) – Property, plant and equipment: proceeds before intended use

•	IAS 37 (Amendments) – Onerous contract – cost of fulfilling a contract

•	IAS 1 (Amendments) – Classification of liabilities as current and non-current

•	IFRS 17 – Insurance contracts

•	Amendments to IAS 1 and IFRS Practice Statement 2 – Disclosure of Accounting Policies

•	Amendments to IAS 8 – Definition of Accounting Estimates

•	Amendments to IAS 28 and IFRS 10- Sale or contribution of assets between an investor and its associate or joint venture

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

5	Property, plant and equipment

i)	Reconciliation of carrying amount

	Computers	Buildings and renovation	Motor vehicles held for leasing	Office and other equipment	Total

(in US$ millions)	$	$	$	$	$
Cost
At January 1, 2019	24	66	415	18	523
Additions	20	50	146	14	230
Write-offs/disposal	*	(1)	(9)	—	(10)
Effects of movements in exchange rates	1	2	12	1	16

At December 31, 2019	45	117	564	33	759

Additions	6	30	23	4	63
Write-offs/disposal	(2)	(20)	(104)	(1)	(127)
Effects of movements in exchange rates	1	2	3	*	6

At December 31, 2020	50	129	486	36	701

	Computers	Buildings and renovation	Motor vehicles held for leasing	Office and other equipment	Total

(in US$ millions)	$	$	$	$	$
Accumulated depreciation and impairment losses
At January 1, 2019	9	12	58	4	83
Depreciation for the year	11	33	58	7	109
Write-offs/disposal	*	*	(3)	*	(3)
Impairment loss	—	—	32	—	32
Effects of movements in exchange rates	*	1	3	*	4

At December 31, 2019	20	46	148	11	225

Depreciation for the year	15	39	65	7	126
Write-offs/disposal	(1)	(15)	(39)	*	(55)
Impairment loss	—	*	15	—	15
Effects of movements in exchange rates	1	2	3	*	6

At December 31, 2020	35	72	192	18	317

Carrying amounts
At January 1, 2019	15	54	357	14	440
At December 31, 2019	25	71	416	22	534
At December 31, 2020	15	57	294	18	384

Property, plant and equipment includes right-of-use assets of $39 million (2019: $49 million) related to leased properties and motor vehicles (see Note 23).

*	Amounts less than $1 million

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

5	Property, plant and equipment (continued)

During the financial year, the Group acquired motor vehicles with an aggregate cost of $23 million (2019: $146 million) comprising cash payments of $6 million (2019: $50 million) and secured bank loan financing of $17 million (2019: $96 million).

ii)	Depreciation of property, plant and equipment

Property, plant and equipment is depreciated on a straight-line basis over the estimated useful lives, after taking into account the estimated residual value. Management reviews the estimated useful lives and residual value of the assets annually in order to determine the amount of depreciation expenses to be recorded during any reporting year.

The review performed in 2020 did not result in any changes in estimated useful life or residual value. However, as a result of the review in 2019, the expected useful life of motor vehicles held for leasing in Singapore and Indonesia was reduced from 10 to 7 years and 8 to 5 years respectively from the date of purchase. The change was accounted prospectively from the date of the review by adjusting the depreciation in current and future years over the reduced useful life.

iii)	Impairment of motor vehicles held for leasing

Considering the impact of the global pandemic outbreak of COVID-19 during 2020 and the resultant disruption to the motor vehicle rental business activity, the Group performed an impairment review of its motor vehicles held for leasing and recognized an impairment loss of $15 million. In 2019, following a drop in rental rates and utilization rates, the Group performed an impairment review of its motor vehicles held for leasing and recognized an impairment loss of $32 million which is presented in ‘Cost of revenue’.

The recoverable amount of motor vehicles is based on its value in use, determined by discounting pre-tax future cash flows to be generated from the continuing use of the motor vehicles leasing business over the reduced useful life.

Key assumptions used in the estimate of value in use were as follows:

	2020	2019
%
Discount rate	6.9 to 12	6.7 to 12
Budgeted rental rate growth/(decline)	0 to 4	(1) to 0
Utilization rates	45 to 95	93 to 97

The discount rates applied were post-tax measures based on weighted average cost of capital. The pre-tax discount rates were 11.7% to 25.1% (2019: 11.4% to 25.4%). The budgeted rental rates growth was estimated based on historic trends adjusted for estimated future growth rates of the motor vehicles leasing business. Utilization rates were estimated based on historic trends and adjusted for estimated future utilization rates.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

6	Intangible assets and goodwill

i)	Reconciliation of carrying amount

	Software	Goodwill	Non-compete agreement	Other intangible assets	Total
(in US$ millions)	$	$	$	$	$
Cost
At January 1, 2019	21	677	1,644	12	2,354
Additions	16	—	—	5	21
Acquisitions – internally developed	31	—	—	—	31
Acquisition through business combination	*	32	—	—	32
Disposals/Write-off	(2)	—	—	—	(2)
Effects of movements in exchange rates	*	—	—	*	*

At December 31, 2019	66	709	1,644	17	2,436
Additions	6	—	—	*	6
Acquisitions – internally developed	12	—	—	—	12
Acquisition through business combination	2	3	—	—	5
Disposals/Write-off	(2)	—	—	—	(2)
Effects of movements in exchange rates	*	—	—	*	*

At December 31, 2020	84	712	1,644	17	2,457

	Software	Goodwill	Non-compete agreement	Other intangible assets	Total
(in US$ millions)	$	$	$	$	$
Accumulated amortization and impairment losses
At January 1, 2019	9	—	672	9	690
Amortization for the year	19	—	516	3	538
Disposal	(1)	—	—	—	(1)
Impairment loss	—	28	—	—	28
Effects of movements in exchange rates	*	—	—	1	1

At December 31, 2019	27	28	1,188	13	1,256
Amortization for the year	18	—	242	1	261
Disposal	(2)	—	—	—	(2)
Impairment loss	—	28	—	—	28
Effects of movements in exchange rates	*	—	—	1	1

At December 31, 2020	43	56	1,430	15	1,544

Carrying amounts
At January 1, 2019	12	677	972	3	1,664
At December 31, 2019	39	681	456	4	1,180
At December 31, 2020	41	656	214	2	913

*	Amounts less than $1 million

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

6	Intangible assets and goodwill (continued)

ii)	Development costs

Included in the software is an amount of $12 million (2019: $31 million) that represents software development costs capitalized which primarily comprise staff costs.

iii)	Amortization

The amortization of software is predominantly included in ‘Cost of revenue’.

iv)	Impairment testing for CGUs containing goodwill

For the purposes of impairment testing, goodwill has been allocated (net of impairment loss recognized) to the Group’s CGUs as follows:

(in US$ millions)	2020 $	2019 $
Goodwill allocated
Southeast Asia ride hailing CGUs	606	606
Indonesia Payment CGU	34	34
Indonesia Lending CGU	5	33
Indonesia Deliveries CGU	4	4
Multiple units without significant goodwill	7	4

a) Southeast Asia ride hailing cash generating units (“Ride Hailing CGUs”)

For the purpose of impairment testing, goodwill of $606 million has been allocated to the Group’s ride hailing business operations across countries in Southeast Asia, each of which is considered a CGU (“Ride Hailing CGU”). The goodwill is allocated in proportion to the non-compete benefits attributable to each Ride Hailing CGU. These benefits are represented by the fair value of the non-compete agreement on initial recognition attributable to each Ride Hailing CGU, which was based on a valuation technique that reflected the present value of differential cash flows between “with” and “without” non-compete agreement scenarios.

The estimated recoverable amount of each Ride Hailing CGU has exceeded its carrying amount and therefore no impairment loss has been recognized (2019: Nil).

In 2020 and 2019, the recoverable amount of the Ride Hailing CGUs was based on fair value less cost of disposal. To arrive at the fair value less cost of disposal, the Group applied a revenue based multiple of 6.24 from comparable companies to the amount of revenue plus consumer incentives of each Ride Hailing CGUs (2019: a gross merchandise value multiple of 0.46 derived from comparable companies to the gross merchandise value of the Ride Hailing CGUs). The fair value measurement is categorized as a level 3 fair value (2019: level 3 fair value) based on the inputs in the valuation technique used (see Note 3.4). It has been identified that only changes beyond reasonably possible levels of revenue based multiple could cause the carrying amount to exceed the recoverable amount.

b) Indonesian mobile payments and rewards cash generating unit (“Indonesia Payment CGU”)

For the purpose of impairment testing, goodwill of $34 million has been allocated to the Group’s Indonesia Payment CGU.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

6	Intangible assets and goodwill (continued)

The estimated recoverable amount of the Indonesia Payment CGU exceeded its carrying amount and therefore no impairment loss was recognized (2019: Nil).

In 2020 and 2019 the recoverable amount of the Indonesia Payment CGU was based on fair value less cost of disposal. To arrive at the fair value less cost of disposal, the Group applied a revenue based multiple of 10.88 derived from comparable companies to the revenue of its Indonesia Payment CGUs (2019: fair value less cost of disposal derived using the price from a recent fund raising round conducted). The fair value measurement is categorized as a level 3 fair value (2019: level 3 fair value) based on the inputs in the valuation technique used (see Note 3.4). It has been identified that only changes beyond reasonably possible levels of revenue based multiple could cause the carrying amount to exceed the recoverable amount.

c) Indonesian peer to peer lending platform cash generating unit (“Indonesia Lending CGU”)

For the purpose of impairment testing, goodwill of US$33 million has been allocated to the Group’s Indonesia Lending CGU.

The carrying amount of the CGU was determined to be higher than its recoverable value an impairment loss of $28 million was recognized (2019: Nil). The impairment loss was fully allocated to goodwill and included in ‘Other expenses’.

In 2020, the recoverable amount of the Indonesia Lending CGU was based on the present value of the future cash flows expected to be derived from the CGU (value in use), using a post-tax discount rate of 15% (pre-tax discount rate 16%) with a terminal growth of 1% (2019: based on fair value less cost of disposal arrived at using a gross merchandise value multiple of 0.43 derived from that of the Group). The discount rate was based on the rate of 30-year Indonesia government bonds yield issued by the government in the relevant market and in the same currency as the cash flows, adjusted for a risk premium to reflect both the increased risk of investing in equities generally and the systematic risk of the specific CGU. The nominal gross domestic product (GDP) has been used as the long-term growth rate into perpetuity. Following the impairment loss recognized, the recoverable amount of the Indonesia Lending CGU was equal to the carrying amount. Therefore, any adverse movement in a key assumption would lead to further impairment.

d) Indonesian market place platform cash generating unit (“Indonesia Deliveries CGU”)

For the purpose of impairment testing, goodwill of $4 million has been allocated to the Group’s Indonesia Deliveries CGU.

The estimated recoverable amount of the Indonesia Deliveries CGU exceeded its carrying amount and therefore no impairment loss was recognized (in 2019, the carrying amount of the CGU was determined to be higher than its recoverable value and an impairment loss of $28 million was recognized. The impairment loss was fully allocated to goodwill and included in ‘Other expenses’).

In 2020 and 2019 the recoverable amount of this Indonesia Deliveries CGU was based on fair value less cost of disposal. To arrive at the fair value less cost of disposal, the Group applied a revenue based multiple of 1.5 (2019: multiple of 2) derived from comparable companies to the revenue of this Indonesia Deliveries CGU. The fair value measurement is categorized as a level 3 fair value (2019: level 3 fair value) based on the inputs in the valuation technique used (see Note 3.4). It has been identified that only changes beyond reasonably possible levels of revenue based multiple could cause the carrying amount to exceed the recoverable amount.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

7	Other investments

	2020	2019
(in US$ millions)	$	$
Non-current investments
Time deposits	*	*
Debt investments – at FVTPL	234	—
Equity investments – at FVTPL	143	132

	377	132
Current investments
Time deposits	1,282	1,243
Debt investments – at FVTPL	16	—

	1,298	1,243

	1,675	1,375

*	Amounts less than $1 million

Time deposits

These financial assets measured at amortized cost predominantly comprise deposits with banks and financial institutions with a maturity of more than three months from the date of placement.

Financial risk management

The exposure of other investments to relevant financial risks (credit, currency and interest rate risk) is disclosed in Note 24.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

8	Trade and other receivables

	2020	2019
(in US$ millions)	$	$
Non-current
Other receivables	4	5

Current
Trade receivables	124	95
Less: Loss allowance (see Note 24)	(40)	(26)

	84	69

Loans and advances	40	66
Less: Loss allowance (see Note 24)	(9)	(13)

	31	53

Payment cycle receivables	69	59
Less: Loss allowance (see Note 24)	(12)	(8)

	57	51
Tax recoverable	25	71
Deposits	35	39
Others	28	34
Less: Loss allowance (see Note 24)	(13)	(4)

	75	140
Prepayments	34	68

	281	381

Trade receivables

Trade receivables mainly comprise amounts due from driver-partners and merchant-partners under the Deliveries and Mobility segments respectively. They are generally due for settlement within 30 days and therefore are all classified as current.

Loans and advances

These financial assets are term loans provided to driver-partners, merchant-partners and consumers. They are generally due for settlement within 12 months and therefore are all classified as current.

Payment cycle receivables

Amounts receivable to be settled as part of a payment settlement cycle that involves consumers, merchant-partners or driver-partners.

Tax recoverable

These amounts comprise Value-added tax (“VAT”) and withholding tax recoverable which are the amount paid to the respective tax authorities which will be recovered either against future tax liabilities of the same tax authorities or refunded.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

8	Trade and other receivables (continued)

Financial risk management

The exposure of trade and other receivables to relevant financial risks (credit, currency and interest rate risk) is disclosed in Note 24.

9	Cash and cash equivalents

	2020	2019
(in US$ millions)	$	$
Short-term deposits	287	488
Cash at banks and on hand	1,886	1,023

Cash and cash equivalents in the statement of financial position	2,173	1,511
Restricted cash	(169)	(139)

Cash and cash equivalent in the statement of cash flows	2,004	1,372

Classification as cash equivalents

Term deposits are presented as cash equivalents if they have a maturity of three months or less from the date of acquisition.

Restricted cash

The amount of cash and cash equivalents balances held by subsidiaries that operate in countries where legal restrictions apply when the balances are not available for general use by the parent or other subsidiaries.

10	Capital and reserves

i) Share capital and share premium

a) Movements in ordinary shares and convertible redeemable preference shares

	Ordinary shares		Convertible redeemable preference shares

In thousands of shares	2020	2019	2020	2019
In issue at January 1	123,818	108,024	1,977,066	1,661,982
Issued for acquisition of NCI/in business combination	14,833	870	500	667
Issued for cash	—	—	225,592	314,417
Restricted share units vested	7,800	7,867	—	—
Exercise of share options	5,885	7,057	—	—

In issue at December 31 – fully paid	152,336	123,818	2,203,158	1,977,066

All ordinary shares rank equally with regard to the Company’s residual assets. Preference shareholders participate only to the extent of the face value of the shares.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

10	Capital and reserves (continued)

b) Ordinary shares

Ordinary shares have a par value of $0.000001. Amounts received above the par value is recorded as share premium. Holders of these shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at general meetings of the Company. All rights attached to the Company’s shares held by the Group are suspended until those shares are reissued.

c) Convertible redeemable preference shares

See Note 12.

ii) Nature and purpose of reserves

The reserves of the Group comprise of the following balances:

	2020	2019
(in US$ millions)	$	$
CRPS reserve	3,850	3,552
Share option reserve	79	49
Foreign currency translation reserve	22	11

	3,951	3,612

a) CRPS reserve

The CRPS reserve comprises the equity component of the convertible redeemable preference shares.

b) Share option reserve

The share option reserve comprises the cumulative value of employee services received for the issue of share options.

c) Foreign currency translation reserve

The translation reserve comprises all foreign exchange differences arising from the translation of the financial statements of foreign operations.

iii) Dividends

The Company did not declare any dividend for the years ended December 31, 2020 and 2019.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

11	Subsidiaries and non-controlling interests

Details of the significant subsidiaries within the Group are as follows:

Name of subsidiaries	Country of incorporation/ operation	Ownership interests held by the Group
		2020	2019
		%	%
Grab Inc.	Cayman	100	100
A2G Holdings Inc.	Cayman	100	100
GP Network Asia Pte. Ltd.	Singapore	88	100

Non-controlling interest (“NCI”)

The following subsidiary has NCI that are material to the Group.

Name	Country of incorporation/ Principal place of business	Operating Segment	Ownership interests held by NCI
			2020	2019
			%	%
PT Bumi Cakrawala Perkasa (“BCP”)	Indonesia	Financial services	61.1	55.8

The following summarizes the information relating to Group’s subsidiaries that has material NCI, before inter-company eliminations:

	PT Bumi Cakrawala Perkasa
	2020	2019
(in US$ millions)	$	$
Revenue	(20)	(158)
Loss	(205)	(369)
OCI	(1)	8

Total comprehensive loss	(206)	(361)

Attributable to NCI:
– Loss	(117)	(212)
– OCI	(1)	5

– Total comprehensive loss	(118)	(207)

Non-current assets	50	80
Current assets	224	194
Non-current liabilities	(9)	(3)
Current liabilities	(440)	(237)

Net (liabilities)/assets	(175)	34

Net (liabilities)/assets attributable to NCI	(107)	19

Cash flows from operating activities	27	(378)
Cash flows from investing activities	(4)	4
Cash flows from financing activities (dividends to NCI: nil)	65	341

Net increase/(decrease) in cash and cash equivalents	88	(33)

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

12	Convertible redeemable preference shares

Holders of the CRPS receive a non-cumulative dividend of 8% per annum on the issue price at the Company’s discretion, or whenever dividends to ordinary shareholders are declared. They do not have the right to participate in any additional dividends declared for ordinary shareholders. Each CRPS carries one vote.

Each CRPS shall be redeemed, at the option of the CRPS shareholders at any time after the June 29, 2023 at the redemption price equivalent to the issue price of the CRPS together with compound interest of 6% per annum thereon.

Each of the CRPS shall, at the option of the CRPS holder be convertible into fully paid new ordinary shares at any time prior to an initial public offering (“IPO”). In the event of an IPO, the CRPS shall be mandatorily converted into fully paid new ordinary shares at the then applicable conversion ratio. Management has determined that the conversion option shall be classified as equity.

The carrying amount of the liability component of CRPS at the end of the reporting year is arrived at as follows:

	2020	2019
(in US$ millions)	$	$
Face value of CRPS	11,547	10,153
Less:
Equity component recognized in capital reserve	(3,850)	(3,552)

Liability component of CRPS at initial recognition	7,697	6,601
Add: Accreted interest	3,070	1,655

Liability component of CRPS at the end of the reporting year	10,767	8,256

The reconciliation of movement of CRPS liability to cash flows is presented in Note 13(iv).

13	Loans and borrowings

	2020	2019
(in US$ millions)	$	$
Non-current
Bank loans	91	163
Lease liabilities	20	21

	111	184

Current
Bank loans	121	133
Lease liabilities	19	28

	140	161

A significant portion of the bank loans are secured by the Group’s motor vehicles with a carrying amount of $294 million (2019: $416 million) (see Note 5).

The Group has borrowings denominated in Singapore Dollars (“SGD”), Malaysian Ringgit (“MYR”), Indonesian Rupiah (“IDR”) and Thailand Baht (“THB”).

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

13	Loans and borrowings (continued)

i) Terms and debt repayment schedule

Terms and conditions of outstanding loans and borrowings (including lease liabilities) are as follows:

	Currency	Nominal interest rate	Year of maturity	Carrying amount
		%		$
2020
Bank loans	SGD	1.82% to 2.16%	2021-2026	110
Bank loans	SGD	COF* + 0.85% to 1.1%	2021-2025	29
Bank loans	MYR	3.09%	2021-2024	12
Bank loans	IDR	2.48% to 11.5%	2021-2025	36
Bank loans	IDR	COF* + 1.75% to 2.00%	2021-2025	21
Bank loans	THB	7.0%	2021	4
Lease liabilities	Multiple	1.85% to 11%	2021-2030	39

				251

2019
Bank loans	SGD	1.80% to 3.60%	2020-2025	157
Bank loans	SGD	COF* + 0.85% to 1.10%	2020-2025	38
Bank loans	MYR	3.09%	2020-2024	15
Bank loans	IDR	9.9% to 11.5%	2020-2024	56
Bank loans	IDR	COF* + 1.75% to 2.00%	2020-2024	30
Lease liabilities	Multiple	3.55% to 11%	2020-2026	49

				345

*	cost of funds

ii) Breach of loan covenant

The Group has bank loans in Indonesia with carrying amounts as at December 31, 2020 of $39 million (2019: $47 million) which are repayable in 5 years. These loans which are secured against motor vehicles contain financial covenants which include debt service coverage ratios and net-worth based measures which have been breached in 2020 (and were breached in 2019).

The outstanding balances of these loans are therefore presented as current liabilities. However, the lenders have provided written acknowledgements that the loans are in good standing and it is not their intention to call the loans on demand. The banks have not requested early repayment of these loans as of the date of approval of these consolidated financial statements by the Board of Directors.

iii) Financial risk management

Information about the exposure of loans and borrowings to relevant financial risks (interest rate, foreign currency and liquidity risk) is disclosed in Note 24.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

13	Loans and borrowings (continued)

iv)	Reconciliation of movements of liabilities to cash flows arising from financing activities

	Liabilities
	Convertible redeemable preference shares (Note 12)	Bank loans	Lease liabilities	Equity component of convertible redeemable preference shares	Total
	$	$	$	$	$
(in US$ millions)
Balance at January 1, 2020	8,256	296	49	3,552	12,153
Changes from financing cash flows
Proceeds from issuance of CRPS	1,091	—	—	298	1,389
Proceeds from bank loans	—	8	—	—	8
Payment of bank loans	—	(106)	—	—	(106)
Payment of lease liabilities	—	—	(30)	—	(30)
Interest paid	—	(14)	(3)	—	(17)

Total changes from financing cash flows	1,091	(112)	(33)	298	1,244
The effect of changes in foreign exchange rates	—	(3)	1	—	(2)
Other changes
Liability-related
Issuance of CRPS	4	—	—	—	4
Recognition of lease liabilities	—	—	24	—	24
Derecognition of lease liabilities	—	—	(5)	—	(5)
Secured bank loans for asset acquisition	—	17	—	—	17
Interest expense	1,416	14	3	—	1,433

Total liability-related other changes	1,420	31	22	—	1,473

Balance at December 31, 2020	10,767	212	39	3,850	14,868

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

13	Loans and borrowings (continued)

	Liabilities
	Convertible redeemable preference shares (Note 12)	Bank loans	Lease liabilities	Equity component of convertible redeemable preference shares	Total
(in US$ millions)	$	$	$	$	$
Balance at January 1, 2019	5,847	265	41	2,987	9,140
Changes from financing cash flows
Proceeds from issuance of CRPS	1,373	—	—	565	1,938
Payment of bank loans	—	(69)	—	—	(69)
Payment of lease liabilities	—	—	(28)	—	(28)
Interest paid	—	(17)	(3)	—	(20)

Total changes from financing cash flows	1,373	(86)	(31)	565	1,821
The effect of changes in foreign exchange rates	—	4	—	—	4
Other changes
Liability-related
Issuance of CRPS	3	—	—	—	3
Recognition of lease liabilities	—	—	36	—	36
Secured bank loans for asset acquisition	—	96	—	—	96
Interest expense	1,033	17	3	—	1,053

Total liability-related other changes	1,036	113	39	—	1,188

Balance at December 31, 2019	8,256	296	49	3,552	12,153

14	Provisions

	2020	2019
(in US$ millions)	$	$
Site restoration	6	6
Legal	32	*

	38	6

	2020	2019
(in US$ millions)	$	$
Non-current	3	3
Current	35	3

	38	6

*	Amounts less than $1 million

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

14	Provisions (continued)

i) Site restoration

(in US$ millions)	2020 $	2019 $
Balance at January 1	6	4
Provisions made during the year	1	2
Provisions reversed during the year	(1)	*

Balance at December 31	6	6

The provisions relate to the cost of dismantling and removing assets and restoring the premises to its original condition as stipulated in the lease agreements.

ii) Legal

(in US$ millions)	2020 $	2019 $
Balance at January 1	*	3
Provisions made during the year	31	*
Effect of movements in exchange rates	1	*
Provisions reversed during the year	—	(3)

Balance at December 31	32	*

The legal provision has primarily arisen from the competition authority in Malaysia filing a legal claim in the context of the Groups position of market strength in the Mobility segment. The outcomes of these legal claims are not expected to give rise to any significant loss beyond the amounts provided as at December 31, 2020.

15	Trade and other payables

(in US$ millions)	2020 $	2019 $
Non-current liabilities
Other payables	3	6
Employee defined benefit	15	10

	18	16

Current liabilities
Trade payables	109	99
Accrued operating expenses	278	307
Electronic wallets	204	182
Tax payables	20	10
Deposits	17	14
Contract liabilities	13	*
Others	20	7

	661	619

*	Amounts less than $1 million

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

15	Trade and other payables (continued)

i) Employee defined benefit

Certain subsidiaries operate a non-contributory, defined benefit pension scheme that provides retirement benefits for certain employees.

ii) Tax payables

These amounts comprise VAT and withholding tax payables.

iii) Financial risk management

Information about the exposure of trade and other payables to relevant financial risks (currency and liquidity risk) is disclosed in Note 24.

16	Income taxes

i) Amounts recognized in profit or loss

(in US$ millions)	2020 $	2019 $
Current tax expense
Current year	7	6
Changes in estimates related to prior years	*	2

	7	8
Deferred tax (credit)/expense
Origination and reversal of temporary difference	(5)	(1)

Income tax expense	2	7

ii) Reconciliation of effective tax rate

(in US$ millions)	2020 $	2019 $
Loss before tax	(2,743)	(3,981)

Tax at the domestic rates applicable to profits in the countries where the Group operates	(241)	(606)
Non-deductible expenses	66	108
Current year losses for which no deferred tax asset is recognized	196	513
Benefits from previously unrecognized tax losses	(19)	(10)
Changes in estimates related to prior years	*	2

	2	7

*	Amounts less than $1 million

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

16	Income taxes (continued)

iii) Movement in deferred tax balances

(in US$ millions)	2020 $	2019 $
Deferred tax liabilities
Property, plant and equipment	1	6

(in US$ millions)	Property, plant, and equipment $
Balance at January 1, 2019	7
Recognized in profit or loss	(1)

Balance at December 31, 2019	6

Balance at January 1, 2020	6
Recognized in profit or loss	(5)

Balance at December 31, 2020	1

iv) Unrecognized deferred tax assets

Deferred tax assets have not been recognized in respect of the following items:

(in US$ millions)	2020 $	2019 $
Unutilized tax losses	4,933	3,991

Deferred tax assets are recognized in the consolidated financial statements only to the extent that it is probable that future taxable profits will be available against which the Group can utilize the benefits. The use of these tax losses is subject to the agreement of the tax authorities and compliance with certain provisions of the tax legislations of the respective countries in which the group companies operate.

v) Tax losses carried forward

Out of the $4,933 million tax losses, $3,045 million expire as below. The remaining tax losses do not expire under the current tax legislation.

Expire by	$
(in US$ millions)
2021	113
2022	344
2023	927
2024	1,038
2025	582
2026	27
2027	14

Deferred tax assets have not been recognized in respect of the tax losses carry-forward because it is not probable that future taxable profits will be available against which the Group entities can utilize benefits therefrom.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

17	Share-based payment arrangements

i) Description of the share-based payment arrangements

At December 31, 2020, the Group has the following equity-settled share-based payment arrangements:

Grab Holdings Inc. Equity Incentive Plans (equity settled)

In 2015, the Company established the 2015 Equity Incentive Plan (the 2015 Plan) under which the Company may:

1.	grant options to purchase its ordinary shares (‘Share Options’); or

2.	issue restricted share units/awards (‘RSUs’);

to selected employees, officers, directors and consultants of the Company and its subsidiaries and non-employee directors of the Company. In 2018, the Company established the 2018 Equity Incentive Plan (the 2018 Plan) which serves as the successor to the 2015 Plan.

The Share Options and RSUs granted generally vest 25% on each anniversary of the grant, over a four year-period. The maximum term of Share Options granted under the 2015 and 2018 Plan does not exceed ten years from the date of grant. The Share Options and RSUs granted to employees do not have the right of the Ordinary Shares until the Share Options and RSUs are vested, exercised and recorded into the register of members of the Company.

a) Reconciliation of outstanding Share Options

The number and weighted-average exercise prices of Share Options under the Grab Holdings Inc. Equity Incentive Plans were as follows:

	Number of Share Options ’000	Weighted average exercise price per share $	Weighted-average remaining contractual life (in years)
As of January 1, 2019	69,013	$0.79	8.23
Granted	31,628	$2.44
Exercised	(6,608)	$0.72
Cancelled and forfeited	(5,632)	$0.88

As of December 31, 2019	88,401	$1.38	8.21
Granted	9,005	$2.41
Exercised	(5,607)	$0.77
Cancelled and forfeited	(4,141)	$1.29

As of December 31, 2020	87,658	$1.53	7.54

Exercisable
As of December 31, 2019	29,546	$0.69

As of December 31, 2020	44,222	$1.04

The options outstanding as at December 31, 2020 had an exercise price in the range of $0.36 to $7.91 (2019: $0.36 to $4.82). As at December 31, 2020 and 2019, certain share options were exercised but have not been registered as ordinary shares.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

17	Share-based payment arrangements (continued)

b) Reconciliation of outstanding RSUs

The number of unvested RSUs granted were as follows:

Number of unvested restricted share units
In thousands
As of January 1, 2019	19,799
Granted	23,237
Vested	(7,898)
Cancelled and forfeited	(7,285)

As of December 31, 2019	27,853
Granted	15,231
Vested	(7,760)
Cancelled and forfeited	(7,283)

As of December 31, 2020	28,041

As at December 31, 2020 and 2019, certain RSU were vested but have not been registered as ordinary shares.

ii) Share-based payment expenses

The following table summarises total share-based payment expense by function for the years ended December 31, 2019 and December 31, 2020.

(in US$ millions)	2020 $	2019 $
Cost of revenue	10	4
Sales and marketing	2	1
Research and development	14	12
General and administrative	28	17

Total	54	34

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

17	Share-based payment arrangements (continued)

iii) Measurement of fair values

a) Share Options

The fair value of the Share Options has been measured using the Black-Scholes option-pricing model. The inputs used in the measurement of the fair values at grant date were as follow:

	2020	2019
Fair value at grant date (weighted average)	$3.21	$1.47
Share price at grant date (weighted average)	$4.68	$2.71
Exercise price at grant date (weighted average)	$2.41	$2.44
Expected volatility (weighted average)	56.46%	52.70%
Expected terms (years) (weighted average)	6.0	6.2
Expected dividend (weighted average)	0%	0%
Risk-free interest rate (weighted average)	0.40%	1.80%

Expected volatility has been based on the weighted-average historical share price volatility of comparable publicly traded companies. The expected term has been estimated based on the simplified method. The risk-free interest rate has been based on the US government bond yield curve in effect at the time of grant.

b) RSUs

The fair value of the RSU’s has been measured using a hybrid method incorporating both the Probability-Weighted Expected Return Model (“PWERM”) and the Option Pricing Model (“OPM”). The inputs used in the measurement of the fair values at grant date were as follows:

	2020	2019
Fair value at grant date (weighted average)	$2.56	$2.66
Expected volatility	49.6% to 66.3%	46.6% to 49.6%
Risk-free interest rate	0.13% to 1.6%	1.6% to 2.49%
Expected dividend (weighted average)	0%	0%
Discount for lack of marketability	20%	20% to 27.5%

18	Revenue

i) Revenue streams

	2020	2019
(in US$ millions)	$	$
Deliveries	5	(638)
Mobility	438	9
Financial services	(10)	(229)
Enterprise and new initiatives	36	13

	469	(845)

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

18	Revenue (continued)

Mobility includes rental income from motor vehicles of $95 million (2019: $140 million), refer to Note 23.

ii) Geographic information

	2020	2019
(in US$ millions)	$	$
Singapore	246	(30)
Malaysia	91	92
Vietnam	76	(26)
Rest of Southeast Asia	56	(881)

	469	(845)

iii) Major customers

Considering our service offering to a wide range of customers across multiple geographic locations no significant portion of our revenue recognized can be attributed to a particular customer or group of customers.

19	Income and expenses

i) Other income

	2020	2019
(in US$ millions)	$	$
Government grant income	18	—
Others	15	14

	33	14

Government grant income was provided by the Singapore Government under the Job Support Scheme.

ii) Other expenses

	2020	2019
(in US$ millions)	$	$
Impairment of goodwill	28	28
Others	12	2

	40	30

iii) Expenses by nature

Total cost of revenue, sales and marketing expenses, general and administrative expenses and research and development expenses include expenses of the following nature:

	2020	2019
(in US$ millions)	$	$
Staff costs	639	600
Operation costs	425	545
Depreciation and amortization	387	647
Marketing expenses	65	111
Professional fees	56	60

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

20	Net finance costs

	2020	2019
(in US$ millions)	$	$
Interest income under the effective interest method on:
– Time deposits	28	43
– Cash and cash equivalents	14	33
Net foreign exchange gain	11	9

Finance income	53	85

Financial liabilities measured at amortized cost – interest expense	(1,433)	(1,053)
Impairment loss and change in fair value on investment in associates	(15)	—
Net change in fair value of financial assets	(42)	(3)

Finance costs	(1,490)	(1,056)

Net finance costs recognized in profit or loss	(1,437)	(971)

21	Loss per share

The following table sets forth the computation of basic and diluted loss per share attributable to ordinary shareholders for the years ended December 31, 2020 and 2019 (in US$ millions, except share amounts which are reflected in thousands, and per share amounts):

	2020	2019
	$	$
Loss for the year	(2,745)	(3,988)
Add: Loss attributable to non-controlling interests	(137)	(241)

Loss for the year attributable to ordinary shareholders	(2,608)	(3,747)
Basic weighted-average ordinary shares outstanding	139,025	118,259

Basic loss per share attributable to ordinary shareholders	(18.76)	(31.68)

Diluted loss per share attributable to ordinary shareholders	(18.76)	(31.68)

As the Group incurred net losses for the years ended December 31, 2020 and 2019, basic loss per share was the same as diluted loss per share.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

21	Loss per share (continued)

The following weighted-average effects of potentially dilutive outstanding ordinary share awards and convertible redeemable preference shares were excluded from the computation of diluted loss per ordinary share because their effects would have been antidilutive for the years ended December 31, 2020 and 2019 (in thousands):

	2020	2019
Convertible redeemable preference shares (Note 12)	2,114,895	1,825,702
Share options and RSUs (Note 17)	68,322	69,233

Total	2,183,217	1,894,935

22	Related parties

i) Transactions with key management personnel compensation

The compensation to Directors and executive officers of the Group comprised the following:

	2020	2019
(in US$ millions)	$	$
Key management personnel
Short-term employee benefits	2	2
Post-employment benefits	*	*
Share-based payment	24	6

*	Amounts less than $1 million

The aggregate value of transactions and outstanding balances related to key management personnel and entities over which they have control or joint control is insignificant.

ii) Other related party transactions

The Group did not enter into other significant related party transactions.

23	Leases

i) As a lessee

The Group leases office premises, motor vehicles and office equipment. The leases typically run for a period of one to ten years and rental payments are fixed for the years.

The Group leases office equipment with contract terms of one to five years. These leases are short-term and/or leases of low-value items. The Group has elected not to recognize right-of-use assets and lease liabilities for these leases.

Information about leases for which the Group is a lessee is presented below

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

23	Leases (continued)

a) Right-of-use assets

Right-of-use assets related to leased properties that do not meet the definition of investment property are presented as property, plant and equipment.

	Property	Motor vehicles	Total
(in US$ millions)	$	$	$
Balance at January 1, 2019	37	4	41
Depreciation charge for the year	(25)	(3)	(28)
Additions to right-of-use assets	36	—	36
Effects of movement in exchange rates	*	*	*

Balance at December 31, 2019	48	1	49

	Property	Motor vehicles	Total
(in US$ millions)	$	$	$
Balance at January 1, 2020	48	1	49
Depreciation charge for the year	(29)	(1)	(30)
Additions to right-of-use assets	24	*	24
Derecognition of right-of-use assets	(5)	*	(5)
Effects of movement in exchange rates	1	*	1

Balance at December 31, 2020	39	*	39

*	Amounts less than $1 million

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

23	Leases (continued)

Amounts recognized in profit or loss

(in US$ millions)	$
2020 – Leases under IFRS 16
Interest on lease liabilities	3
Income from sub-leasing right-of-use assets presented in ‘Revenue’	(2)
Expenses relating to short-term leases	1
Expenses relating to leases of low-value assets, excluding short-term leases of low-value assets	*
Expenses relating to variable lease payments not included in the measurement of lease liabilities	1

2019 – Leases under IFRS 16
Interest on lease liabilities	3
Income from sub-leasing right-of-use assets presented in ‘Revenue’	(3)
Expenses relating to short-term leases	5
Expenses relating to leases of low-value assets, excluding short-term leases of low-value assets	*
Expenses relating to variable lease payments not included in the measurement of lease liabilities	3

*	Amounts less than $1 million

Amounts recognized in statement of cash flows

$
2020
Total cash outflow for leases	30

$
2019
Total cash outflow for leases	28

ii) As a lessor

The Group leases out its motor vehicles consisting of its owned vehicles as well as leased vehicles. All leases are classified as operating leases from a lessor perspective.

The Group leases out its motor vehicles for a period of up to 5 years (subject to the terms and conditions within the lease agreement, certain leases can be terminated by either party upon settlement of their respective dues and obligations). The Group has classified these leases as operating leases, because they do not transfer substantially all of the risks and rewards incidental to the ownership of the assets.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

23	Leases (continued)

Rental income recognized by the Group during 2020 was $95 million (2019: $140 million). The following table sets out a maturity analysis of lease receivables, showing the undiscounted lease payments to be received after the reporting date.

	2020	2019
(in US$ millions)	$	$
Not later than one year	52	80
Later than one year and not later than five years	33	173

(please also refer Note 13 – Loans and borrowings and Note 24 – Financial instruments)

24	Financial instruments

i) Financial risk management

The Group has exposure to the following risks from its use of financial instruments:

•	credit risk;

•	liquidity risk; and

•	market risk

This note presents information about the Group’s exposure to each of the above risks, the Group’s objectives, policies and processes for measuring and managing risk, and the Group’s management of capital.

a) Risk management framework

The Board of Directors has overall responsibility for the establishment and oversight of the Group’s risk management framework. Group management establishes policies and procedures around risk identification, measurement, and management; and setting and monitoring risk limits and controls, in accordance with the objectives and underlying principles in the risk management framework approved by the Board of Directors. Risk management policies and procedures are reviewed regularly to reflect changes in market conditions and the Group’s activities.

b) Credit risk

Credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Group’s trade receivables, loans and advances, payment cycle receivables, deposits and cash and cash equivalent. The Group does not have significant credit exposure to a single counterparty.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

24	Financial instruments (continued)

Impairment losses on financial assets recognized in profit or loss were as follows:

	2020	2019
(in US$ millions)	$	$
Trade receivables	33	35
Loans and advances at amortized cost	10	15
Payment cycle receivables	3	12
Other receivables	11	(5)
Time deposits	8	*
Cash and cash equivalents	(2)	(1)

	63	56

*	Amounts less than $1 million

Trade receivables

Credit risk mainly relates to current trade receivables from driver-partners and merchant-partners under the Deliveries and Mobility segments. There is no significant concentration of customer credit risk. In monitoring customer credit risk, customers are grouped according to their credit characteristics which includes geographic location and operating segment. In response to the Covid-19 pandemic, the Group has been performing more frequent reviews of receivable collection and the number of days past due in order to more closely monitor credit behaviour and when necessary to respond with swift commercial action.

The Group does not have collateral in respect of outstanding trade receivables. The Group does not have trade receivables for which no loss allowance is recognized because of collateral.

The exposure to credit risk for trade receivables at the reporting date by geographic region was as follows:

	Net carrying amount
	2020	2019
(in US$ millions)	$	$
Indonesia	39	27
Singapore	20	16
Philippines	7	11
Malaysia	6	4
Vietnam	7	7
Other countries	5	4

	84	69

Expected credit loss measurement

The Group uses an allowance matrix to measure ECLs of trade receivables which comprise a large number of small balances.

Loss rates are calculated using a ‘roll rate’ method based on the probability of a receivable progressing through successive stages of delinquency to write-off. Roll rates are calculated separately for exposures in

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

24	Financial instruments (continued)

different segments based on the common credit risk characteristics of geographic region and type of services purchased. Loss rates are based on actual payment and credit loss experience over the preceding 12 to 18 months. These rates are multiplied by scalar factors to reflect differences between economic conditions during the period over which the historical data has been collected, current conditions and the Group’s view of economic conditions over the expected lives of the receivables. The scalar factors were increased in 2020, reflecting the actual and expected impact of the COVID-19 pandemic in each geographic region.

The following table provides information about the exposure to credit risk and ECLs for trade receivables as at December 31, 2020:

	Weighted average loss rate	Gross carrying amount	Loss allowance	Credit- impaired
(in US$ millions)%		$	$
2020
Current (not past due)	7.48	68	(5)	No
1 – 30 days past due	16.65	17	(3)	No
31 – 60 days past due	45.85	4	(2)	No
61 – 90 days past due	49.32	4	(2)	No
91 – 120 days past due	76.74	3	(2)	No
More than 121 days	94.57	28	(26)	Yes

		124	(40)

	Weighted average loss rate	Gross carrying amount	Loss allowance	Credit- impaired
(in US$ millions)%		$	$
2019
Current (not past due)	7.66	43	(3)	No
1 – 30 days past due	5.64	21	(1)	No
31 – 60 days past due	11.13	8	(1)	No
61 – 90 days past due	53.22	*	*	No
91 – 120 days past due	53.66	2	(1)	No
More than 121 days	92.42	21	(20)	Yes

		95	(26)

*	Amounts less than $1 million

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

24	Financial instruments (continued)

Movements in allowance for impairment in respect of trade receivables

The movement in the allowance for impairment in respect of trade receivables during the year was as follows:

	2020	2019
(in US$ millions)	$	$
At January 1	26	13
Impairment loss recognized	33	35
Amounts written off	(20)	(22)
Exchange translation differences	1	*

At December 31	40	26

*	Amounts less than $1 million

Deposits with banks and financial institutions and cash and cash equivalents

At December 31, 2020, the Group held deposits with banks and financial institutions and cash and cash equivalents of $1,282 million (2019: $1,243 million) and $2,173 million (2019: $1,511 million) respectively. These amounts are held with reputable bank and financial institution counterparties.

Impairment on deposits with a maturity of 12 months or less from reporting date and cash and cash equivalents has been measured on the 12-month expected loss basis and reflects the short maturities of the exposures. Impairment on deposits with a maturity of more than 12 months from reporting date has been measured on an expected loss basis that reflects the longer maturities of the exposures. The Group considers that these amounts have low credit risk based on the external credit ratings of the counterparties and therefore have insignificant provision for expected credit losses.

Loans and advances

Credit risk mainly pertains to term loans provided to merchant-partners, driver-partners and consumers. The Group closely monitors credit quality for the loans and advances to manage and evaluate the Group’s related exposure to credit risk. Credit risk management begins with initial underwriting and continues through to full repayment of a loan or advance. To assess a borrower who requests a loan or advance, the Group, among other indicators, internally developed risk models using detailed information from internal historical experience including the borrower’s prior repayment history with the Group as well as other measures. The Group uses delinquency status and trends to assist in making new and ongoing credit decisions, adjust models, plan collection practices and strategies. During the year ended December 31, 2020, the Group temporarily extended credit terms for specific borrowers with liquidity constraints arising as a direct result of the COVID-19 pandemic. All extensions were granted after careful consideration of the impact of the COVID-19 pandemic on the creditworthiness of the borrower and each borrower that was granted an extension is closely monitored for credit deterioration. The Group has been performing more frequent reviews of receivable collection and the number of days past due in order to more closely monitor credit behaviour and when necessary to respond with swift commercial action.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

24	Financial instruments (continued)

Exposure to credit risk

The exposure to credit risk for loans and advances at the reporting date by geographic region was as follows:

	Carrying amount
	2020	2019
(in US$ millions)	$	$
Malaysia	2	4
Singapore	9	22
Thailand	11	5
Philippines	7	6
Indonesia	*	16
Vietnam	2	—

	31	53

*	Amounts less than $1 million

There is no concentration of credit risk for loans and advances.

Loss rates are calculated using a ‘roll rate’ method based on the probability of a receivable progressing through successive stages of delinquency to write-off. Roll rates are calculated separately for exposures in different segments based on the following common credit risk characteristics – geographic region, nature of counterparty and age of relationship.

The following table provides information about the exposure to credit risk and ECLs for loans and advances to customers.

	Weighted average loss rate	Gross carrying amount	Loss allowance	Credit- impaired
(in US$ millions)%		$	$
2020
Current (not past due)	7.19	29	(2)	No
1 – 30 days past due	42.85	5	(2)	No
31 – 60 days past due	79.55	3	(2)	No
61 – 90 days past due	80.80	1	(1)	No
91 – 120 days past due	100.00	1	(1)	Yes
More than 121 days	100.00	1	(1)	Yes

		40	(9)

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

24	Financial instruments (continued)

	Weighted average loss rate	Gross carrying amount	Loss allowance	Credit- impaired
(in US$ millions)%		$	$
2019
Current (not past due)	4.16	47	(2)	No
1 – 30 days past due	26.47	8	(2)	No
31 – 60 days past due	78.25	3	(3)	No
61 – 90 days past due	83.31	1	(1)	No
91 – 120 days past due	95.39	2	(1)	Yes
More than 121 days	95.45	5	(4)	Yes

		66	(13)

c) Liquidity risks

Risk management policy

‘Liquidity risk’ is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s objective when managing liquidity is to ensure, as far as possible, that it will have sufficient liquidity to meet its liabilities when they are due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

Management monitors rolling forecasts of the Group’s cash and cash equivalents on the basis of expected cash flows. This is generally carried out at local level in the operating companies of the Group in accordance with practice and limits set by the Group. These limits vary by location to take into account the liquidity of the market in which the entity operates. In addition, the Group’s liquidity management policy involves projecting cash flows in major currencies and considering the level of liquid assets necessary to meet these.

The Group monitors its liquidity risk and maintains a level of cash and bank balances deemed adequate by management to finance the Group’s operations and to mitigate the effects of fluctuation in cash flows.

As part of their overall liquidity management, the Group maintains sufficient levels of funds to meet its working capital requirements. The Group’s operations are financed mainly through the issuance of convertible redeemable preference shares (see Note 2).

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

24	Financial instruments (continued)

The following are the contractual maturities of financial liabilities. The amounts are gross and undiscounted and include contractual interest payments.

	Cash flows
	Carrying amount	Contractual cash flows	Less than 1 year	1 to 5 years	More than 5 years
(in US$ millions)	$	$	$	$	$
2020
Financial liabilities
Bank loans	212	(233)	(136)	(97)	—
Trade and other payables	586	(586)	(585)	(1)	—
Lease liabilities	39	(40)	(19)	(21)	*
Convertible redeemable preference shares	10,767	(15,535)	—	(15,535)	—

	11,604	(16,394)	(740)	(15,654)	*

2019
Financial liabilities
Bank loans	296	(329)	(133)	(196)	—
Trade and other payables	546	(546)	(544)	(2)	—
Lease liabilities	49	(55)	(32)	(23)	*
Convertible redeemable preference shares	8,256	(13,871)	—	(13,871)	—

	9,147	(14,801)	(709)	(14,092)	*

*	Amounts less than $1 million

d) Market risks

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Group’s income. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimising the return.

Currency risk

The Group is exposed to transactional foreign currency risk to the extent that there is a mismatch between the currencies in which sales, purchases, receivables, cash and cash equivalents and borrowings that are denominated in a currency other than the respective functional currencies of Group entities. The functional currencies of Group entities are primarily the currency of the country in which the entity operates. The currencies in which these transactions primarily are denominated are also in the currency in which the entity operates. The currencies in which these transactions are primarily denominated are the Singapore Dollar (“SGD”) and Indonesian Rupiah (“IDR”).

Interest on external borrowings is denominated in the currency of the borrowing. Generally, Group entities’ external borrowings are denominated in currencies that match the cash flows generated by the underlying operations of the Group, which is also the currency of the country in which the entity operates.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

24	Financial instruments (continued)

In respect of other monetary assets and liabilities denominated in foreign currencies, the Group’s policy is to ensure that its net exposure is kept at a reasonable level by buying or selling foreign currencies at spot rates when necessary to address short term imbalances.

Exposure to currency risk

The summary quantitative data about the exposure to currency risk as reported to the management of the Group is as follows:

December 31, 2020	SGD	IDR
(in US$ millions)	$	$
Trade receivables	27	52
Payment cycle receivables	45	4
Loans and advances	10	*
Cash and cash equivalents	202	377
Trade payables	(13)	(42)
Loans and borrowings	(139)	(57)

Net exposure	132	334

December 31, 2019	SGD	IDR
(in US$ millions)	$	$
Trade receivables	21	36
Payment cycle receivables	50	*
Loans and advances	25	24
Cash and cash equivalents	201	235
Trade payables	(6)	(61)
Loans and borrowings	(194)	(86)

Net exposure	97	148

*	Amounts less than $1 million

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

24	Financial instruments (continued)

Sensitivity analysis

A reasonable possible strengthening (weakening) of the US dollar, as indicated below, against the SGD and IDR at December 31 would have increased or (decreased) the profit or loss by the amounts shown below. The analysis assumes that all variables, in particular interest rates, remain constant.

December 31, 2020	Profit or loss
(in US$ millions)	$
SGD (5% strengthening)	7
IDR (5% strengthening)	18

SGD (5% weakening)	(6)
IDR (5% weakening)	(16)

December 31, 2019	Profit or loss
(in US$ millions)	$
SGD (5% strengthening)	5
IDR (5% strengthening)	8

SGD (5% weakening)	(5)
IDR (5% weakening)	(7)

Interest rate risks

Exposure to interest rate risk

The Group’s main interest rate risk arises from long-term borrowings with variable rates, which expose the Group to cash flow interest rate risk. During 2020 and 2019 the Group’s borrowings at variable rate were mainly denominated in Singapore Dollars and Indonesian Rupiah. The borrowings are periodically contractually repriced and to the extent are also exposed to the risk of future changes in market interest rates.

The interest rate profile of the Group’s interest-bearing financial instruments as reported to the management of the Group is as follows:

	Carrying amount
	2020	2019
(in US$ millions)	$	$
Fixed-rate instruments
Other investments	1,282	1,243
Cash and cash equivalents	2,173	1,511
CRPS (liability component – see Note 12)	10,767	8,256
Bank loans	(162)	(228)

Variable-rate instruments
Bank loans	(50)	(68)

Fair value sensitivity analysis for fixed-rate instruments

Most fixed-rate financial assets and financial liabilities of the Group are not accounted for at FVTPL. Therefore, a change in interest rates at the reporting dates would not materially affect profit or loss.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

24	Financial instruments (continued)

Cash flow sensitivity analysis for variable rate instruments

A change of 100 basis points in interest rates at the reporting date would have had an insignificant impact to the profit or loss and equity.

ii) Capital management

The Group’s objectives in managing capital are to ensure that the Group will be able to continue as a going concern and to maintain an optimal capital structure so as to enable it to execute business plans and to maximise shareholder value. The Group defines “capital” as including all components of equity, convertible redeemable preference shares and external borrowings.

The capital management strategy translates into the need to ensure that at all times the Group has the liquidity and cash to meet its obligations as they fall due while maintaining a careful balance between equity and debt to finance its assets, day-to-day operations and future growth. Having access to flexible and cost-effective financing allows the Group to respond quickly to opportunities.

The Group’s capital structure is reviewed on an ongoing basis with adjustments made in light of changes in economic conditions, regulatory requirements and business strategies affecting the Group. The Group balances its overall capital structure by considering the costs of capital and the risks associated with each class of capital. In order to maintain or achieve an optimal capital structure, the Group may issue new shares from time to time, retire or obtain new borrowings or adjust our asset portfolio.

There were no material changes in the Group’s approach to capital management during the financial year.

iii) Accounting classification and fair values

The following table shows the carrying amounts and fair values of financial assets and financial liabilities, including their levels in the fair value hierarchy. It does not include fair value information for financial assets and financial liabilities not measured at fair value if the carrying amount is a reasonable approximation of fair value.

		Carrying amount				Fair value
	Note	Mandatorily at FVTPL	Financial assets at amortized cost	Other financial liabilities	Total	Level 1	Level 2	Level 3	Total
		$	$	$	$	$	$	$	$
(in US$ millions)
December 31, 2020
Financial assets measured at fair value
Debt investments		250	—	—	250	228	22	—	250
Equity investments	7	143			143	—	—	143	143

		393	—	—	393

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

24	Financial instruments (continued)

		Carrying amount				Fair value
	Note	Mandatorily at FVTPL	Financial assets at amortized cost	Other financial liabilities	Total	Level 1	Level 2	Level 3	Total
		$	$	$	$	$	$	$	$
(in US$ millions)
Financial assets not measured at fair value
Time deposits	7	—	1,282	—	1,282
Trade and other receivables	8	—	214	—	214

Cash and cash equivalents	9	—	2,173	—	2,173

		—	3,669	—	3,669

Financial liabilities not measured at fair value
Convertible redeemable preference shares – liability component	12	—	—	(10,767)	(10,767)
Bank loans	13	—	—	(212)	(212)
Trade and other payables	15	—	—	(586)	(586)

		—	—	(11,565)	(11,565)

(in US$ millions)
December 31, 2019
Financial assets measured at fair value
Equity investments	7	132	—	—	132	—	—	132	132

Financial assets not measured at fair value
Time deposits	7	—	1,243	—	1,243
Trade and other receivables	8	—	246	—	246
Cash and cash equivalents	9	—	1,511	—	1,511

		—	3,000	—	3,000

Financial liabilities not measured at fair value
Convertible redeemable preference shares – liability component	12	—	—	(8,256)	(8,256)
Bank loans	13	—	—	(296)	(296)
Trade and other payables	15	—	—	(546)	(546)

		—	—	(9,098)	(9,098)

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

24	Financial instruments (continued)

iv) Measurement of fair values

a) Valuation techniques and significant unobservable inputs

The following tables show the valuation techniques used in measuring Level 2 and Level 3 fair values for financial instruments in the statement of financial position, as well as the significant unobservable inputs used.

Financial instruments measured at fair value

The movement in fair value arising from reasonably possible changes to the significant unobservable inputs was assessed as not significant.

	Valuation technique	Significant unobservable inputs	Inter-relationship between significant unobservable inputs
Assets
Debt investments	Quoted broker prices	Not applicable	Not applicable
Equity investment	Market comparison technique	Adjusted market multiple	The estimated fair value would increase (decrease) if the adjusted market multiple were higher (lower).

b) Level 3 fair values

The following table shows a reconciliation from the opening balances to the ending balances for Level 3 fair values:

$
(in US$ millions)
At January 1, 2019	128
Net change in fair value (unrealized)	(3)
Purchases	13
Sales	(6)

At December 31, 2019	132

At January 1, 2020	132
Net change in fair value (unrealized)	(42)
Purchases	53

At December 31, 2020	143

25	Operating segments

i) Basis for segmentation

The Group has the following strategic divisions which are its operating and also reportable segments. These segments offer different products and services, and are generally managed separately from a commercial, technological, marketing, operational and regulatory perspective. The Group’s chief executive officer (the Chief Operating Decision Maker or CODM) reviews performance of each segment on a monthly basis for the purposes of business management, resource allocation, operating decision making and performance evaluation.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

25	Operating segments (continued)

The following summary describes the operations of each reportable segment:

Reportable segments	Operations
Deliveries

Connecting driver partner and merchant partner with consumers to create a localized logistics platform, facilitating on-demand and scheduled delivery of a wide variety of daily necessities, including ready-to-eat meals and groceries, as well as point-to-point parcel delivery.

Mobility

Connecting consumers with rides provided by driver partner across a wide variety of multi-modal mobility options including private cars, taxis, motorcycles (in certain countries), and shared mobility options, such as carpooling. It also includes vehicle rental to enable driver partner to be able to offer services through the platform.

Financial services

Digital solutions offered by and with our business partners to address the financial needs of our driver and merchant partner and consumers, including digital payments, lending, receivables factoring, insurance distribution and wealth management in selected markets.

Enterprise and new initiatives

A growing suite of enterprise offerings including advertising and marketing offerings, and anti-fraud offerings. It also includes other lifestyle services offered by our business partners to consumers including domestic and home services, flights, hotel bookings and subscriptions in certain markets.

ii) Information about reportable segments

The CODM evaluates operating segments based on revenue and Segment Adjusted EBITDA. Segment reporting revenue is disclosed in Note 18 – Revenue. Total revenue for reportable segments equals consolidated revenue for the Group.

Adjusted EBITDA is defined as net loss adjusted to exclude: (i) net interest income (expenses), (ii) other income (expenses), (iii) income tax expenses, (iv) depreciation and amortization, (v) stock-based compensation expenses, (vi) costs related to mergers and acquisitions, (vii) unrealized foreign exchange gain (loss), (viii) impairment losses on goodwill and non-financial assets, (ix) fair value changes on investments, (x) restructuring costs and (xi) legal, tax and regulatory settlement provisions.

Segment Adjusted EBITDA is the Adjusted EBITDA of each operating segment, excluding, in each case regional corporate costs.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

25	Operating segments (continued)

Information about each reportable segment and reconciliation to amounts reported in consolidated financial statements is set out below:

	2020	2019
(in US$ millions)	$	$
Segment Adjusted EBITDA
Deliveries	(211)	(809)
Mobility	307	(194)
Financial services	(331)	(548)
Enterprise and new initiatives	9	(3)

Total reportable Segment Adjusted EBITDA	(226)	(1,554)
Regional corporate costs	(554)	(683)

Adjusted EBITDA	(780)	(2,237)
Net interest income (expenses)	(1,391)	(977)
Other income (expenses)	10	13
Income tax expenses	(2)	(7)
Depreciation and amortization	(387)	(647)
Stock-based compensation expenses	(54)	(34)
Unrealized foreign exchange loss	*	(4)
Impairment losses on goodwill and non-financial assets	(43)	(60)
Fair value changes on investments	(57)	(3)
Restructuring costs	(2)	(1)
Legal, tax and regulatory settlement provisions	(39)	(31)

Consolidated profit or loss after tax	(2,745)	(3,988)

*	Amounts less than $1 million

Assets and liabilities are predominantly reviewed by the CODM regionally and not at a segment level. Within the Group’s non-current assets are property, plant and equipment which are primarily located in Singapore and Indonesia. Other non-current assets such as intangible assets, goodwill and other investments are predominantly regional assets.

26	Business combinations

There were no material acquisitions of businesses during the financial year ended December 31, 2020 and 2019.

For the financial year ending December 31, 2019, a business acquired was PT Indonusa Bara Sejahtera and its subsidiary (“Taralite”), the summarised details of which are as follows:

On January 31, 2019, the Group acquired 99% of Taralite through the Group subsidiary PT Bumi Cakrawala Perkasa. Taking control of Taralite was to enable the Group to expand its lending business in Indonesia through Taralite’s peer-to-peer lending licences and credit scoring capabilities. The following table summarizes the recognized amounts of assets acquired, and liabilities assumed on the date of acquisition.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

26	Business combinations (continued)

Identifiable assets acquired and liabilities assumed

The following table summarizes the recognized amounts of assets acquired, and liabilities assumed on the date of acquisition.

(in US$ millions)	$
Identifiable net assets acquired	(2)
Less: Non-controlling interest’s share of identifiable net assets	—
Goodwill on acquisition	33

Total purchase consideration	31

The goodwill was attributable mainly to the cost and revenue synergies that were expected from integration of Taralite’s operations and assets into the Group’s expansion in the financial services sector.

However, an impairment loss has been recognized against this goodwill (see Note 6) arising primarily from a reduction in lending activity due to the impact of the COVID-19 pandemic.

27	Contingencies and commitments

i) Contingencies

The Group is involved in multiple legal proceedings in the countries in which it operates. These legal proceedings relate to a range of matters including personal injury or property damage cases, employment or labor-related disputes, contractual disputes with suppliers or commercial partners, disputes with third parties and regulatory inquiries and proceedings relating to compliance with competition, privacy or other applicable regulations.

As at December 31, 2020, in view of the uncertainty of the outcome of these proceedings, with the exception of certain specific legal claims (see Note 14), provisions for such claims have not been recognized as the Group does not consider these proceedings to result in obligations or in the outflow of resources.

These possible obligations include the following:

a) An internal investigation into potential violations of certain anti-corruption laws relating to the Group’s operations in one of the countries in which it operates. The Group has voluntarily self-reported the potential violations to the U.S. Department of Justice. As at December 31, 2020, in view of the uncertainty of the outcome of this matter, the Group does not consider it to result in a present obligation that will give rise to probable outflow of resources that can be reliably estimated; and

b) In March 2021, as part of a routine tax audit in Indonesia which commenced in September 2020, the tax authority requested for information with regards to the Group’s tax position on certain withholding tax matters relating to transactions in fiscal year 2018. Based on management’s interpretation of Indonesia tax law, the Group has not accrued for any tax liability relating to these withholding tax matters as of December 31, 2020. Depending on the outcome of this tax audit, the Group could be assessed withholding taxes by the tax authority that could be material to the Group’s financial position.

The accompanying notes form an integral part of these consolidated financial statements.

Grab Holdings Inc and its subsidiaries

Consolidated financial statements

For the financial year ended December 31, 2020

27	Contingencies and commitments (continued)

ii) Commitments

The Group has entered into non-cancellable contracts which mainly pertain to office leases and purchase of data processing and technology platform infrastructure services. The following table summarizes significant contractual obligations and commitments as of December 31, 2020:

	Payments due by period
	Total	Less than 1 year	1 to 5 years	More than 5 years
(in US$ millions)	$	$	$	$
Non-cancellable purchase obligations	542	108	434	—
Obligations for leases not yet commenced	104	4	47	53

	646	112	481	53

28	Subsequent events

i)

In April 2021, the Group announced that it set intends to become listed on Nasdaq in the United States through a merger with a special purpose acquisition vehicle (SPAC) company Altimeter Growth Corp. (Nasdaq: “AGC”) owned by Altimeter Capital Management, LP. The proposed transaction is anticipated to provide the Group with approximately $4,540 million in cash proceeds if the listing process is completed by a specific date and certain business performance metrics and criteria are maintained.

ii)

In January 2021, the Group has entered into a funding credit agreement which provides $2,000 million in term loans secured against assets of the Company and certain subsidiaries. These assets include intellectual property, bank accounts, receivables, property and any proceeds from the sale or disposal of these assets. The term loan facility matures in January 2026 and requires quarterly principal payments of 0.25% of the original principal amount per quarter through to December 2025, with any remaining balance payable in January 2026. The term loan credit agreement contains certain affirmative and negative covenants applicable to Grab and certain of Grab’s subsidiaries, including, among other things, restrictions on indebtedness, liens, and fundamental changes.

iii)

The Group conducts its payment service business in Indonesia through its subsidiary, BCP. On July 1, 2021, the Payment System Regulation in Indonesia imposed an 85% investment limit and a 49% voting power limit for foreign shareholders. The Group together with other foreign shareholders currently holds approximately 81% in BCP. The Group also holds certain special governance rights and additional contractual rights over BCP. As a result, the current foreign shareholding and governance structure of BCP could be deemed to be in non-compliance with the new regulation. As such, the shareholders will be required to adjust the voting structure and governance rights which may in turn prevent the Group from continuing to consolidate BCP in its financial statements. The regulation would also require compliance with capital, risk management, and information system capability requirements, failing which Bank Indonesia may withhold the conversion of the e-money license to the Systemic Payment Provider license, and this might materially and adversely impact BCP’s business, results of operations, financial condition and prospects.

The accompanying notes form an integral part of these consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Altimeter Growth Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Altimeter Growth Corp. (the “Company”), as of December 31, 2020, the related statements of operations, changes in shareholders’ equity and cashflows for the period from August 25, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from August 25, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the over all presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

May 17, 2021

ALTIMETER GROWTH CORP.

BALANCE SHEET

DECEMBER 31, 2020

(Restated)

ASSETS
Current assets:
Cash	$855,972
Prepaid expenses	275,591

Total Current Assets	1,131,563

Cash and marketable securities held in Trust Account	500,000,000

Total Assets	$501,131,563

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$64,100

Total Current Liabilities	64,100

Warrant liability	102,879,957
FPA liability	54,310,054
Deferred underwriting fee payable	17,500,000

Total Liabilities	174,754,111

Commitments and Contingencies

Class A ordinary shares subject to possible redemption, 32,137,745 shares at $10.00 per share	321,377,450

Shareholders’ Equity
Preferred share, $0.0001 par value; 1,000,000 shares authorized, none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized, 17,862,255 issued and outstanding (excluding 32,137,745 shares subject to possible redemption)	1,786
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized, 12,500,000 issued and outstanding	1,250
Additional paid-in capital	135,996,855
Accumulated deficit	(130,999,889)

Total Shareholders’ Equity	5,000,002

Total Liabilities and Shareholders’ Equity	$501,131,563

The accompanying notes are an integral part of the financial statements.

ALTIMETER GROWTH CORP.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM AUGUST 25, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(Restated)

Formation and general and administrative expenses	$212,799

Loss from operations	(212,799)

Other income (expense):
Transaction costs allocable to warrant liability	(869,977)
Loss resulting from issuance of private placement warrants	(6,864,584)
Change in fair value of warrant liability	(68,742,475)
Change in fair value of FPA liability	(54,310,054)

Net loss	$(130,999,889)

Weighted average shares outstanding of Class A redeemable ordinary shares	50,000,000

Basic and diluted income per share, Class A	$(0.00)

Weighted average shares outstanding of Class B non-redeemable ordinary shares	12,116,142

Basic and diluted net loss per share, Class B	$(10.81)

The accompanying notes are an integral part of these financial statements.

ALTIMETER GROWTH CORP.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM AUGUST 25, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(Restated)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance — August 25, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	12,500,000	1,250	23,750	—	25,000
Sale of 50,000,000 Units, net of underwriting discounts, offering costs and Public Warrant value	50,000,000	5,000	—	—	457,347,341	—	457,352,341
Class A ordinary shares subject to possible redemption	(32,137,745)	(3,214)	—	—	(321,374,236)	—	(321,377,450)
Net loss	—	—	—	—	—	(130,999,889)	(130,999,889)

Balance — December 31, 2020	17,862,255	$1,786	12,500,000	$1,250	$135,996,855	$(130,999,889)	$5,000,002

The accompanying notes are an integral part of these financial statements.

ALTIMETER GROWTH CORP.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM AUGUST 25, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

(Restated)

Cash Flows from Operating Activities:
Net loss	$(130,999,889)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	68,742,475
Change in fair value of FPA liability	54,310,054
Formation cost paid by Sponsor in exchange for issuance of Class B ordinary shares	5,000
Transaction costs allocable to warrant liabilities	869,977
Loss resulting from issuance of private placement warrants	6,864,584
Changes in operating assets and liabilities:
Prepaid expenses	(248,791)
Accrued expenses	64,100

Net cash used in operating activities	(392,490)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	(500,000,000)

Net cash used in investing activities	(500,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of Class A ordinary shares, net of underwriting discounts paid	490,000,000
Proceeds from sale of Private Placement Warrants	12,000,000
Repayment of promissory note - related party	(178,120)
Payment of offering costs	(573,418)

Net cash provided by financing activities	501,248,462

Net Change in Cash	855,972
Cash – Beginning of period	—

Cash – End of period	$855,972

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Initial classification of Class A ordinary shares subject to possible redemption	$444,287,348

Change in value of Class A ordinary shares subject to possible redemption	$(122,909,898)

Deferred underwriting fee payable	$17,500,000

Offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$20,000

Payment of offering costs through promissory note – related party	$151,320

Payment of prepaid expenses through promissory note – related party	$26,800

Initial measurement of warrants issued in connection with the initial Public Offering accounted for as liabilities	$34,137,482

Initial measurement of FPA units issued in connection with the initial Public Offering accounted for as liabilities	$350,430

The accompanying notes are an integral part of these financial statements.

ALTIMETER GROWTH CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Altimeter Growth Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on August 25, 2020 under the name of Altimeter Growth Opportunities Corp. On August 31, 2020 the Company’s name was changed to Altimeter Growth Corp. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from August 25, 2020 (inception) through December 31, 2020, relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on September 30, 2020. On October 5, 2020 the Company consummated the Initial Public Offering of 50,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), which included the full exercise by the underwriters of their over-allotment option in the amount of 5,000,000 Units, at $10.00 per Unit, generating gross proceeds of $500,000,000 which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 12,000,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Altimeter Growth Holdings (the “Sponsor”), generating gross proceeds of $12,000,000, which is described in Note 5.

Transaction costs amounted to $28,244,738, consisting of $10,000,000 of underwriting fees, $17,500,000 of deferred underwriting fees and $744,738 of other offering costs.

Following the closing of the Initial Public Offering on October 5, 2020, an amount of $500,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) and was invested in cash but will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earliest of: (i) the completion of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account

ALTIMETER GROWTH CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

(excluding the amount of any deferred underwriting discount held in the Trust Account and taxes payable on the income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially $10.00 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the Public

ALTIMETER GROWTH CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account and not previously released to pay taxes, divided by the number of then issued and outstanding Public Shares.

The Company will have until October 5, 2022 (or by December 5, 2022 if the Company has executed a letter of intent, agreement in principle, or definitive agreement for a Business Combination by October 5, 2022, but the Company has not completed a Business Combination by October 5, 2022) to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does

ALTIMETER GROWTH CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

On April 12, 2021, the Staff of the SEC issued a statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies.” In the statement, the SEC Staff, among other things, highlighted potential accounting implications of certain terms that are common in warrants issued in connection with the initial public offerings of special purpose acquisition companies such as the Company. As a result of the Staff statement and in light of evolving views as to certain provisions commonly included in warrants issued by special purpose acquisition companies, we re-evaluated the accounting for Warrants (as defined in Note 5) and Forward Purchase Agreements (“FPA”) (as defined in Note 7) under ASC 815-40, Derivatives and Hedging—Contracts in Entity’s Own Equity, and concluded that they do not meet the criteria to be classified in shareholders’ equity. Since the Warrants and FPAs meet the definition of a derivative under ASC 815-40, we have restated the financial statements to classify the Warrants and FPAs as liabilities on the balance sheet at fair value, with subsequent changes in their respective fair values recognized in the statement of operations at each reporting date.

The Company’s prior accounting treatment for the Warrants and FPAs was equity classification rather than as derivative liabilities. Accounting for the Warrants and FPAs as liabilities pursuant to ASC 815-40 requires that the Company re-measure the Warrants and FPAs to their fair value each reporting period and record the changes in such value in the statement of operations. Accordingly, the Company has restated the value and classification of the Warrants and FPAs in the Company’s financial statements included herein (“Restatement”).

ALTIMETER GROWTH CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The following summarizes the effect of the Restatement on each financial statement line item for each period presented herein, each prior interim period of the current fiscal year, and as of the date of the Company’s consummation of its IPO.

	As of December 31, 2020
	As Reported	As Restated	Difference
Balance Sheet
Warrant liability	$—	$102,879,957	$102,879,957
FPA liability	—	54,310,054	54,310,054
Total Liabilities	17,564,100	174,754,111	157,190,011
Class A ordinary shares subject to possible redemption	478,567,460	321,377,450	(157,190,010)
Class A ordinary shares, $0.0001 par value	214	1,786	1,572
Additional paid-in capital	5,211,338	135,996,855	130,785,517
Accumulated deficit	(212,799)	(130,999,889)	(130,787,090)
Total Shareholders’ Equity	5,000,003	5,000,002	(1)

	For the Period from August 25, 2020 Through December 31, 2020
	As Reported	As Restated	Difference
Statements of Operations
Transaction costs	$—	$(869,977)	$(869,977)
Loss on change in fair value of warrant liability	—	(68,742,475)	(68,742,475)
Loss on change in fair value of FPA liability	—	(54,310,054)	(54,310,054)
Loss resulting from issuance of private placement warrants	—	(6,864,584)	(6,864,584)
Other income (expense), net	—	(130,787,090)	(130,787,090)

Net loss	$(212,799)	$(130,999,889)	$(130,787,090)

Per Share Data:
Basic and diluted net loss per share, Class A	$—	$—	$—
Basic and diluted net loss per share, Class B	$(0.02)	$(10.81)	$(10.79)

Statement of Cash Flows
Cash flows from operating activities:
Net Loss	(212,799)	(130,999,889)	(130,787,090)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in FV of warrant liability	—	(68,742,475)	(68,742,475)
Change in FV of FPA liability	—	(54,310,054)	(54,310,054)
Transaction cost allocable to warrant liability	—	(869,977)	(869,977)
Loss resulting from issuance of private placement warrants	—	(6,864,584)	(6,864,584)
Non-cash investing and financing activities:
Initial classification of Class A ordinary shares subject to redemption	478,775,260	444,287,348	(34,487,912)
Change in value of Class A ordinary shares subject to redemption	(207,800)	(122,909,898)	(122,702,098)
Initial measurement of warrants issued in connection with the initial Public Offering accounted for as liabilities	—	34,137,482	34,137,482
Initial measurement of FPA issued in connection with the initial Public Offering accounted for as liabilities	—	350,430	350,430

ALTIMETER GROWTH CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

	As of October 5, 2020
	As Reported	As Restated	Difference
Balance Sheet
Warrant liability	$—	$34,137,482	$34,137,482
FPA liability	—	350,430	350,430
Total Liabilities	18,213,438	52,701,350	34,487,912
Class A ordinary shares subject to possible redemption	478,775,260	444,287,348	(34,487,912)
Class A ordinary shares, $0.0001 par value	212	557	345
Additional paid-in capital	5,003,540	13,088,186	8,084,646
Accumulated deficit	(5,000)	(8,089,991)	(8,084,991)

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

As described in Note 2—Restatement of Previously Issued Financial Statements, the Company’s financial statements for the year ended December 31, 2020 are restated in this Annual Report on Form 10-K/A (Amendment No. 1) to correct the misapplication of accounting guidance related to the Company’s warrants in the Company’s previously issued financial statements for such periods. The restated financial statements are indicated as “Restated” in the financial statements and accompanying notes, as applicable. See Note 2—Restatement of Previously Issued Financial Statements for further discussion.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

ALTIMETER GROWTH CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant and FPA liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.

Cash Held in Trust Account

At December 31, 2020, all of the assets held in the Trust Account were invested in cash.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020, Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Offering Costs

Offering costs consisted of legal, accounting and other expenses incurred through the balance sheet date that were directly related to the Initial Public Offering. On October 5, 2020, offering costs amounting to $28,244,738 were substantially paid through proceeds from the offering and charged to shareholders’ equity upon the completion of the Initial Public Offering. Offering costs associated with warrant liabilities are expensed as incurred and presented as non-operating expense in the Company’s Statement of Operations.

Income Taxes

ASC Topic 740, “Income Taxes,” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination

ALTIMETER GROWTH CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2020, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Warrant and FPA Liabilities

The Company accounts for the Warrants and FPAs as either equity-classified or liability-classified instruments based on an assessment of the specific terms the and of the Warrants and FPAs applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the Warrants and FPAs are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the Warrants and FPAs are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance of the Warrants and execution of the FPAs and as of each subsequent quarterly period end date while the Warrants and FPAs are outstanding. For issued or modified warrants that meet all of the criteria for equity classification, such warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, such warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of liability-classified warrants are recognized as a non-cash gain or loss on the statements of operations.

The Company accounts for the Warrants and FPAs in accordance with ASC 815-40 under which the Warrants and FPAs do not meet the criteria for equity classification and must be recorded as liabilities. The fair value of the Public Warrants has been estimated using the Public Warrants’ quoted market price, as well as a Modified Black Scholes Option Pricing Model. The Private Placement Warrants are valued using a Black Scholes Option Pricing Model. The fair value of the FPAs has been estimated using a discounted cash flow method. See Note 10 for further discussion of the pertinent terms of the Warrants and Note 11 for further discussion of the methodology used to determine the value of the Warrants and FPAs.

Net Loss Per Ordinary Share

Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, (ii) the exercise of the over-allotment option and (iii) Private Placement Warrants since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. The warrants are exercisable to purchase 22,000,000 shares of Class A ordinary shares in the aggregate.

ALTIMETER GROWTH CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The Company’s statements of operations includes a presentation of income (loss) per share for ordinary shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per share, basic and diluted, for Class A redeemable ordinary shares is calculated by dividing the interest income earned on the Trust Account, if any, by the weighted average number of Class A redeemable ordinary shares outstanding since original issuance. Net loss per share, basic and diluted, for Class B non-redeemable ordinary shares is calculated by dividing the net loss, adjusted for income attributable to Class A redeemable ordinary shares, by the weighted average number of Class B non-redeemable ordinary shares outstanding for the period. Class B non-redeemable ordinary shares includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):

For the Period From August 25, 2020 (inception) Through December 31, 2020
Redeemable Class A Ordinary Shares
Numerator: Earnings allocable to Redeemable Class A Ordinary Shares
Interest Income	$—

Net Earnings	$—

Denominator: Weighted Average Redeemable Class A Ordinary Shares
Redeemable Class A Ordinary Shares, Basic and Diluted	50,000,000

Earnings/Basic and Diluted Redeemable Class A Ordinary Shares	$0.00

Non-Redeemable Class B ordinary shares
Numerator: Net Loss minus Redeemable Net Earnings
Net Loss	$(130,999,889)
Less: Redeemable Net Earnings	—

Non-Redeemable Net Loss	$(130,999,889)

Denominator: Weighted Average Non-Redeemable Class B Ordinary Shares
Non-Redeemable Class B Ordinary Shares, Basic and Diluted	12,116,142

Loss/Basic and Diluted Non-Redeemable Class B Ordinary Shares	$(10.81)

Note: As of December 31, 2020, basic and diluted shares are the same as there are no non-redeemable securities that are dilutive to the shareholders

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

ALTIMETER GROWTH CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the Company’s balance sheet, primarily due to their short-term nature.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4 — INITIAL PUBLIC OFFERING

On October 5, 2020, pursuant to the Initial Public Offering, the Company sold 50,000,000 Units, which included the full exercise by the underwriters of their over-allotment option in the amount of 5,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-fifth of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).

NOTE 5 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, on October 5, 2020, the Sponsor purchased an aggregate of 12,000,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $12,000,000. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 6 — RELATED PARTY TRANSACTIONS

Founder Shares

On August 28, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 17,250,000 Class B ordinary shares. On September 2, 2020, the Sponsor contributed 4,750,000 Class B ordinary shares back to the Company for no consideration, resulting in 12,500,000 Class B ordinary shares (the “Founder Shares”) being issued and outstanding. All share and per- share amounts have been retroactively restated to reflect the share cancellation. On September 10, 2020, the Sponsor transferred 75,000 Founder Shares to each of its independent directors, for an aggregate amount of 225,000 Founder Shares transferred. The Founder Shares included an aggregate of up to 1,250,000 shares that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, at the Initial Public Offering, 1,250,000 Founder Shares are no longer subject to forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share

ALTIMETER GROWTH CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

(as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 120 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Support Agreement

The Company entered into an agreement, commencing on September 30, 2020 through the earlier of the Company’s consummation of a Business Combination or its liquidation, to pay an affiliate of the Sponsor a total of $20,000 per month for office space, utilities and secretarial, and administrative support services. For the period from August 25, 2020 (inception) through December 31, 2020, the Company incurred $60,000 in fees for these services, of which $60,000 are included in accrued expenses in the accompanying balance sheet as of December 31, 2020.

Promissory Note — Related Party

On August 27, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2020 or (ii) the completion of the Initial Public Offering. The outstanding balance under the Promissory Note of $178,120 was repaid on October 8, 2020.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,000,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2020, the Company had no outstanding borrowings under the Working Capital Loans.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 global pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, its results of operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ALTIMETER GROWTH CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Registration and Shareholders Rights

Pursuant to a registration rights agreement entered into on September 30, 2020, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans) will be entitled to registration rights. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Pursuant to the forward purchase agreements, as described below, the Company will agree that it will use its commercially reasonable efforts to (i) within 30 days after the closing of a Business Combination, file a registration statement with the SEC for a secondary offering of (A) the forward purchase investor’s forward purchase shares, (B) the Class A ordinary shares issuable upon exercise of the forward purchase investor’s forward purchase warrants and (C) any other Class A ordinary shares acquired by the forward purchase investors, including any acquisitions after the Company completes a Business Combination, (ii) cause such registration statement to be declared effective promptly thereafter, but in no event later than 90 days after the closing of a Business Combination and (iii) maintain the effectiveness of such registration statement and to ensure the registration statement does not contain a material omission or misstatement, including by way of amendment or other update, as required, until the earlier of (A) the date on which a forward purchase investor ceases to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act, subject to certain conditions and limitations set forth in the forward purchase agreements. The Company will bear the cost of registering these securities.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $17,500,000. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Forward Purchase Agreements

The Company entered into forward purchase agreements which provide for the purchase by each of Altimeter Partners Fund, L.P. and JS Capital LLC of up to an aggregate of 20,000,000 units (the “forward purchase securities”), with each unit consisting of one Class A ordinary share and one-fifth of one redeemable warrant to purchase one Class A ordinary share at an exercise price of $11.50 per whole share, for a purchase price of $10.00 per unit, in a private placement to close concurrently with the closing of a Business Combination.

The obligations under the forward purchase agreements do not depend on whether any Class A ordinary shares are redeemed by the Public Shareholders. The forward purchase shares and forward purchase warrants will be identical to the Class A ordinary shares and warrants, respectively, included in the Units sold in the Initial Public Offering, except that they will be subject to certain registration rights. The amount of forward purchase

ALTIMETER GROWTH CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

units sold pursuant to the forward purchase agreements will be determined by the Company at its sole discretion. If the Company does not draw upon the full forward purchase commitment, forward purchase units will be sold on a pro rata basis to the forward purchase investors based on the aggregate amount committed by the forward purchase investors.

NOTE 8 — SHAREHOLDERS’ EQUITY

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2020, there were 17,862,255 Class A ordinary shares issued and outstanding, excluding 32,137,745 Class A ordinary shares subject to possible redemption.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At December 31, 2020, there were 12,500,000 Class B ordinary shares issued and outstanding.

Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination (including the forward purchase shares, but not the forward purchase warrants), excluding any forward purchases securities and Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, its affiliates or any member of the Company’s management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

NOTE 9 — WARRANTS

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the

ALTIMETER GROWTH CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 10 trading days within a 20-trading day period ending three trading days before the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined based on the redemption date and the fair market value of the Class A ordinary shares;

ALTIMETER GROWTH CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 10 trading days within the 20-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities, excluding the forward purchase securities, for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 10. FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of

ALTIMETER GROWTH CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents the Company’s fair value hierarchy for liabilities measured at fair value on a recurring basis as of December 31, 2020:

	Level 1	Level 2	Level 3	Total
Warrant liabilities:
Public Warrants	$48,677,457	$—	$—	$48,677,457
Private Placement Warrants	—	—	54,202,500	54,202,500

Total warrant liabilities	$48,677,457	$—	$54,202,500	$102,879,957

FPA liability	—	—	54,310,054	54,310,054

Warrant Liabilities

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the statement of operations.

The Private Warrants were initially valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Warrants is the expected volatility of the common stock. The expected volatility as of the IPO date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own public warrant pricing. The Public Warrants for periods where no observable traded price was available are valued using a barrier option simulation. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

ALTIMETER GROWTH CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of August 25, 2020	$—	$—	$—
Initial measurement on October 5, 2020	18,864,584	15,272,898	34,137,482
Change in valuation inputs or other assumptions(1)	29,812,873	38,929,602	68,742,475

Fair value as of December 31, 2020	$48,677,457	$54,202,500	$102,879,957

(1)	Changes in valuation inputs or other assumptions are recognized in change in fair value of warrant liabilities in the Statement of Operations.

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in December 2020, when the Public Warrants were separately listed and traded.

FPA Liability

The liability for the FPAs were valued using an adjusted net assets method, which is considered to be a Level 3 fair value measurement. Under the adjusted net assets method utilized, the aggregate commitment of $200 million pursuant to the FPAs is discounted to present value and compared to the fair value of the common stock and warrants to be issued pursuant to the FPAs. The fair value of the common stock and warrants to be issued under the FPAs are based on the public trading price of the Units issued in the Company’s IPO. The excess (liability) or deficit (asset) of the fair value of the common stock and warrants to be issued compared to the $200 million fixed commitment is then reduced to account for the probability of consummation of the Business Combination. The primary unobservable input utilized in determining the fair value of the FPAs is the probability of consummation of the Business Combination. As of December 31, 2020, the probability assigned to the consummation of the Business Combination was 90% which was determined based on an observed success rates of business combinations for special purpose acquisition companies.

The following table presents the changes in the fair value of FPA liabilities:

FPA Liability
Fair value as of August 25, 2020	$—
Initial measurement on October 5, 2020	350,430
Change in valuation inputs or other assumptions(1)	53,959,624

Fair value as of December 31, 2020	$54,310,054

(1)	Changes in valuation inputs or other assumptions are recognized in change in fair value of FPA liability in the Statement of Operations.

NOTE 11 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

ALTIMETER GROWTH CORP.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

On April 12, 2021, Altimeter Growth Corp., a Cayman Islands exempted company (“Altimeter”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among J1 Holdings Inc., a Cayman Islands exempted company (“PubCo”), J2 Holdings Inc., a Cayman Islands exempted company and direct wholly owned subsidiary of PubCo (“Merger Sub 1”) and J3 Holdings Inc., a Cayman Islands exempted company and direct wholly owned subsidiary of PubCo (“Merger Sub 2”) and Grab Holdings Inc. a Cayman Islands exempted company (“Grab”).

The Business Combination Agreement provides for, among other things, the following transactions on the closing date: (i) Altimeter will merge with and into Merger Sub 1, with Merger Sub 1 as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly owned subsidiary of PubCo (the “Initial Merger”), (ii) following the Initial Merger, Merger Sub 2 will merge with and into Grab, with Grab as the surviving entity in the merger and, after giving effect to such merger, continuing as a wholly owned subsidiary of PubCo (the “Acquisition Merger”). The Initial Merger, the Acquisition Merger and the other transactions contemplated by the Business Combination Agreement are hereinafter referred to as the “Business Combination”.

The Business Combination is expected to close in the second quarter of 2021, following the receipt of the required approval by Altimeter’s shareholders and the fulfillment of other customary closing conditions.

ALTIMETER GROWTH CORP.

CONDENSED BALANCE SHEETS

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets
Cash	$57,423	$855,972
Prepaid expenses	166,007	275,591

Total Current Assets	223,430	1,131,563
Cash and marketable securities held in Trust Account	500,021,794	500,000,000

Total Assets	$500,245,224	$501,131,563

LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$6,902,489	$64,100
Due to related party	89,845	—

Total Current Liabilities	6,992,334	64,100
Warrant liability	53,297,928	102,879,957
FPA liability	12,368,995	54,310,054
Deferred underwriting fee payable	17,500,000	17,500,000

Total Liabilities	90,159,257	174,754,111

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 50,000,000 shares issued and outstanding at redemption value of $10.00 per share as of September 30, 2021 and December 31, 2020	500,000,000	500,000,000
Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; none outstanding	—	—
Class B ordinary shares; $0.0001 par value; 20,000,000 shares authorized, 12,500,000 issued and outstanding	1,250	1,250
Additional paid-in capital	—	—
Accumulated deficit	(89,915,283)	(173,623,798)

Total Shareholders’ Deficit	(89,914,033)	(173,622,548)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$500,245,224	$501,131,563

The accompanying notes are an integral part of these unaudited condensed financial statements.

ALTIMETER GROWTH CORP.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30, 2021	For the Nine Months Ended September 30, 2021	For the period from August 25, 2020 (inception) through September 30, 2020
Operating expenses	$6,960,518	$7,836,367	$5,000

Loss from operations	(6,960,518)	(7,836,367)	(5,000)
Other income (expense)
Unrealized gain on marketable securities held in Trust Account	7,682	21,794	—
Change in fair value of warrant liabilities	24,983,421	49,582,029	—
Change in fair value of FPA liability	31,354,748	41,941,059	—

Other income (expense), net	56,345,851	91,544,882	—

Net income (loss)	$49,385,333	$83,708,515	$(5,000)

Weighted average shares outstanding of Class A redeemable ordinary shares	50,000,000	50,000,000	—
Basic and diluted income (loss) per share, Class A redeemable ordinary shares	$0.79	$1.34	$0.00

Weighted average shares outstanding of Class B non-redeemable ordinary shares	12,500,000	12,500,000	11,250,000
Basic and diluted income (loss) per share, Class B non-redeemable ordinary shares	$0.79	$1.34	$(0.00)

The accompanying notes are an integral part of these unaudited condensed financial statements.

ALTIMETER GROWTH CORP.

CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

(Unaudited)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance—December 31, 2020	—	$—	12,500,000	$1,250	$—	$(173,623,798)	$(173,622,548)
Net income	—	—	—	—	—	43,191,798	43,191,798

Balance – March 31, 2021 (unaudited)	—	$—	12,500,000	$1,250	$—	$(130,432,000)	$(130,430,750)

Net loss						(8,868,616)	(8,868,616)
Balance – June 30, 2021 (unaudited)	—	$—	12,500,000	$1,250	$—	$(139,300,616)	$(139,299,366)
Net income	—	—	—	—	—	49,385,333	49,385,333

Balance – September 30, 2021 (unaudited)	—	$—	12,500,000	$1,250	$—	$(89,915,283)	$(89,914,033)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance – August 25, 2020 (inception)	—	$—	—	$—	$—	$—	$—

Issuance of Class B ordinary shares to Sponsor (1)	—	—	12,500,000	1,250	23,750	—	25,000
Net loss	—	—	—	—	—	(5,000)	(5,000)

Balance – September 30, 2020 (unaudited)	—	$—	12,500,000	$1,250	$23,750	$(5,000)	$20,000

(1)	Included an aggregate of up to 1,250,000 Class B ordinary shares that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised.

The accompanying notes are an integral part of these unaudited condensed financial statements.

ALTIMETER GROWTH CORP.

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021 AND

FOR THE PERIOD FROM AUGUST 25, 2020 (INCEPTION) THROUGH SEPTEMBER 30, 2020

(Unaudited)

	September 30, 2021	For the Period August 25, 2020 (Inception) Through September 30, 2020
Cash flows from operating activities:
Net income (loss)	$83,708,515	$(5,000)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Unrealized gains earned on marketable securities held in Trust Account	(21,794)	—
Change in fair value of warrant liabilities	(49,582,029)	—
Change in fair value of FPA liability	(41,941,059)	—
Changes in operating assets and liabilities
Payment of formation costs through issuance of Class B ordinary shares	—	5,000
Prepaid expenses	109,584	—
Accrued expenses	6,838,389	—

Net cash used in operating activities	(888,394)	—

Cash flows from financing activities:
Due to related party	89,845	—

Net cash provided by financing activities	89,845	—

Net change in cash	(798,549)	—

Cash at the beginning of the period	855,972	—

Cash at the end of the period	$57,423	$—

Supplemental disclosures of non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$—	$427,005
Deferred offering costs paid by Sponsor in exchange for the issuance of Class B ordinary shares	$—	$20,000
Deferred offering costs paid through promissory note – related party	$—	$178,120

The accompanying notes are an integral part of these unaudited condensed financial statements.

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Altimeter Growth Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on August 25, 2020 under the name of Altimeter Growth Opportunities Corp. On August 31, 2020 the Company’s name was changed to Altimeter Growth Corp. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2021, the Company had not commenced any operations. All activity from inception through September 30, 2021 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and identifying a target company for the Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on September 30, 2020. On October 5, 2020 the Company consummated the Initial Public Offering of 50,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), which included the full exercise by the underwriters of their over-allotment option in the amount of 5,000,000 Units, at $10.00 per Unit, generating gross proceeds of $500,000,000 which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 12,000,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Altimeter Growth Holdings (the “Sponsor”), generating gross proceeds of $12,000,000, which is described in Note 5.

Transaction costs amounted to $28,244,738, consisting of $10,000,000 of underwriting fees, $17,500,000 of deferred underwriting fees and $744,738 of other offering costs.

Following the closing of the Initial Public Offering on October 5, 2020, an amount of $500,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) which will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (excluding the amount of any deferred underwriting discount held in the Trust Account and taxes payable on the

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially $10.00 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 6) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

interest earned on the Trust Account and not previously released to pay taxes, divided by the number of then issued and outstanding Public Shares.

The Company will have until October 5, 2022 (or by December 5, 2022 if the Company has executed a letter of intent, agreement in principle, or definitive agreement for a Business Combination by October 5, 2022, but the Company has not completed a Business Combination by October 5, 2022) to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

On April 12, 2021, the Company entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among J1 Holdings Inc., a Cayman Islands exempted company (“PubCo”), J2 Holdings Inc., a Cayman Islands exempted company and direct wholly owned subsidiary of PubCo (“Merger Sub 1”) and J3 Holdings Inc., a Cayman Islands exempted company and direct wholly owned subsidiary of PubCo (“Merger Sub 2”) and Grab Holdings Inc. a Cayman Islands exempted company (“Grab”).

The Business Combination Agreement provides for, among other things, the following transactions on the closing date: (i) the Company will merge with and into Merger Sub 1, with Merger Sub 1 as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly owned subsidiary of PubCo (the “Initial Merger”), (ii) following the Initial Merger, Merger Sub 2 will merge with and into Grab, with Grab as the surviving entity in the merger and, after giving effect to such merger, continuing as a wholly owned subsidiary of PubCo (the “Acquisition Merger”). The Initial Merger, the Acquisition Merger and the other transactions contemplated by the Business Combination Agreement are hereinafter referred to as the “Business Combination”.

Going Concern and Liquidity

As of September 30, 2021, the Company had $57,423 in its cash account, $500,021,794 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and a working capital deficiency of $6,768,904. As of September 30, 2021, $21,794 of the amount on deposit in the Trust Account represented interest income, which is available for payment of taxes and expenses in connection with the liquidation of the Trust Account.

If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of a Business Combination. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the liquidity condition and date for mandatory liquidation and dissolution raise substantial doubt about the Company’s ability to continue as a going concern through approximately one year from the date of filing. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Prior to the consummation of the Initial Public Offering, the Company’s liquidity needs have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares to the Sponsor, and a $300,000 promissory note payable to the Sponsor.

Note 2 — Revision of Previously Issued Financial Statements

In the Company’s previously issued financial statements, a portion of the public shares were classified as permanent equity to maintain shareholders’ equity of at least $5,000,001 on the basis that the Company can only consummate its initial business combination if the Company has net tangible assets of at least $5,000,001.

Management has re-evaluated the Company’s application of ASC 480-10-99 to its accounting classification of public shares. Upon re-evaluation, management determined that the public shares include certain provisions

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

that require classification of the public shares as temporary equity regardless of the minimum net tangible assets required by the Company to complete its initial business combination.

In accordance with SEC Staff Accounting Bulletin No. 99, “Materiality,” and SEC Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements;” the Company evaluated the necessary revisions and has determined that the related impacts were not material to any previously presented financial statements. As such, the Company is revising in this quarterly report those periods presented herein that would have been impacted.

In connection with the change in presentation for the Class A ordinary shares subject to possible redemption, the Company has revised its earnings per ordinary share calculation to allocate income and losses shared pro rata between the two classes of ordinary shares. This presentation contemplates a Business Combination as the most likely outcome, in which case, both classes of ordinary shares share pro rata in the income and losses of the Company.

Impact of the Revision

The impact to the Company’s previously presented financial information contained in this report is presented below:

	As Previously	Revision	As Revised
	Reported	Adjustment
December 31, 2020 Balance Sheet and Statement of Changes in Shareholders’ Equity (Deficit)
Temporary Equity (Class A Ordinary Shares subject to Redemption)	321,377,450	178,622,550	500,000,000
Shareholders’ equity (deficit):
Preferred Shares	—	—	—
Class A Ordinary Shares	1,786	(1,786)	—
Class B Ordinary Shares	1,250	—	1,250
Additional Paid in Capital	$135,996,855	$(135,996,855)	$—
Accumulated Deficit	(130,999,889)	(42,623,909)	(173,623,798)

Total Shareholders’ equity (deficit)	$5,000,002	$(178,622,550)	$(173,622,548)

There is no impact to the reported amounts for total assets, total liabilities, cash flows or net income (loss).

Note 3 — Summary of Significant Accounting Policies Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the

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NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

financial position, operating results and cash flows for the periods presented. As such, these financial statements should be read in conjunction with the Company’s amended Annual Report on Form 10-K/A for the period ended December 31, 2020, as restated by the Company on May 17, 2021. The interim results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Two of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant and Forward Purchase Agreement (“FPA”) liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2021 and December 31, 2020.

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NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Marketable Securities Held in Trust Account

As of September 30, 2021, we had marketable securities held in the Trust Account of $500,021,794 (including $21,794 of unrealized gains) consisting of U.S. Treasury Bills with a maturity of 185 days or less. At December 31, 2020, all of the assets held in the Trust Account were invested in cash.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2021 and December 31, 2020, 50,000,000 Class A ordinary shares subject to possible redemption, are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s condensed balance sheets. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption value, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

At September 30, 2021, the Class A ordinary shares reflected in the condensed balance sheet are reconciled in the following table:

Gross proceeds	$500,000,000
Less:
Proceeds allocated to Public Warrants	$(15,272,898)
Class A ordinary shares issuance costs	(28,244,738)
Plus:
Accretion of carrying value to redemption value	$43,517,636

Class A ordinary shares subject to possible redemption	$500,000,000

Offering Costs

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that were directly related to the Initial Public Offering and that were charged to temporary equity upon the completion of the Initial Public Offering on October 5, 2020. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the Public Shares were charged to temporary equity.

Income Taxes

ASC Topic 740, “Income Taxes,” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return.

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NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of September 30, 2021, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Warrant and FPA Liabilities

The Company accounts for the Warrants and FPAs as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the Warrants and FPAs’ applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the Warrants and FPAs are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the Warrants and FPAs are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance of the Warrants and execution of the FPAs and as of each subsequent quarterly period end date while the Warrants and FPAs are outstanding. For issued or modified warrants that meet all of the criteria for equity classification, such warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, such warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of liability-classified warrants are recognized as a non-cash gain or loss on the statements of operations.

The Company accounts for the Warrants and FPAs in accordance with ASC 815-40 under which the Warrants and FPAs do not meet the criteria for equity classification and must be recorded as liabilities. The fair value of the Public Warrants has been estimated using the Public Warrants’ quoted market price, as well as a Modified Black Scholes Option Pricing Model. The Private Placement Warrants are valued using a Black Scholes Option Pricing Model. The fair value of the FPAs has been estimated using a discounted cash flow method. See Note 10 for further discussion of the pertinent terms of the Warrants and Note 11 for further discussion of the methodology used to determine the value of the Warrants and FPAs.

Net Income Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of shares. Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Diluted net income per share reflects the potential dilution that could occur if warrants were to be exercised or converted or otherwise resulted in issuance of Ordinary Shares that then shared in the earnings of the entity. As the exercise of the warrants are contingent upon the completion of a business combination they have

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NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

not been included in the calculation of diluted net income (loss) per share. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per share as the redemption value approximates fair value.

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts) the three and nine months ended September 30, 2021 and for the period from August 25, 2020 (inception) through September 30, 2020:

	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021		For The Period From August 25, 2020 (Inception) Through September 30, 2020
	Class A	Class B	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per ordinary share
Numerator:
Allocation of net income (loss), as adjusted	$39,508,266	$9,877,067	$66,966,811	$16,741,703	$—	$(5,000)
Denominator:
Basic and diluted weighted average ordinary shares outstanding	50,000,000	12,500,000	50,000,000	12,500,000	—	11,250,000
Basic and diluted net income (loss) per ordinary share	$0.79	$0.79	$1.34	$1.34	$—	$(0.00)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the Company’s condensed balance sheet, primarily due to their short-term nature, other than the warrant and FPA liabilities.

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in “Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and

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NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The company is currently evaluating the impact of the accounting pronouncement and therefore has not yet adopted as of September 30, 2021.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

Note 4 — Initial Public Offering

On October 5, 2020, pursuant to the Initial Public Offering, the Company sold 50,000,000 Units, which included the full exercise by the underwriters of their over-allotment option in the amount of 5,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one- fifth of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 10).

Note 5 — Private Placement

Simultaneously with the closing of the Initial Public Offering, on October 5, 2020, the Sponsor purchased an aggregate of 12,000,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $12,000,000. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 10). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

Note 6 — Related Party Transactions

Founder Shares

On August 28, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 17,250,000 Class B ordinary shares. On September 2, 2020, the Sponsor contributed 4,750,000 Class B ordinary shares back to the Company for no consideration, resulting in 12,500,000 Class B ordinary shares (the “Founder Shares”) being issued and outstanding. All share and per-share amounts have been retroactively restated to reflect the share cancellation. On September 10, 2020, the Sponsor transferred 75,000 Founder Shares to each of its independent directors, for an aggregate amount of 225,000 Founder Shares transferred. The Founder Shares included an aggregate of up to 1,250,000 shares that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, at the Initial Public Offering, 1,250,000 Founder Shares are no longer subject to forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the

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NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

like) for any 20 trading days within any 30-trading day period commencing at least 120 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Support Agreement

The Company entered into an agreement, commencing on September 30, 2020 through the earlier of the Company’s consummation of a Business Combination or its liquidation, to pay an affiliate of the Sponsor a total of $20,000 per month for office space, utilities and secretarial, and administrative support services. For the nine months ended September 30, 2021, the Company incurred $180,000 in fees for these services, which are included in accrued expenses in the accompanying unaudited condensed balance sheet. For the three months ended September 30, 2021, the Company incurred $60,000 in fees for these services.

Promissory Note — Related Party

On August 27, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2020 or (ii) the completion of the Initial Public Offering. The outstanding balance under the Promissory Note of $178,120 was repaid on October 8, 2020. Subsequent to the repayment, the promissory note is no longer available to the Company.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,000,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of September 30, 2021 and December 31, 2020, the Company had no outstanding borrowings under the Working Capital Loans.

As of September 30, 2021 and December 31, 2020, the Company had a due to related party balance of $89,845 and $0, respectively.

Note 7 — Commitments and Contingencies

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 global pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s

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NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

financial position, its results of operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration and Shareholders Rights

Pursuant to a registration rights agreement entered into on September 30, 2020, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans) will be entitled to registration rights. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy- back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Pursuant to the forward purchase agreements, as described below, the Company will agree that it will use its commercially reasonable efforts to (i) within 30 days after the closing of a Business Combination, file a registration statement with the SEC for a secondary offering of (A) the forward purchase investor’s forward purchase shares, (B) the Class A ordinary shares issuable upon exercise of the forward purchase investor’s forward purchase warrants and (C) any other Class A ordinary shares acquired by the forward purchase investors, including any acquisitions after the Company completes a Business Combination, (ii) cause such registration statement to be declared effective promptly thereafter, but in no event later than 90 days after the closing of a Business Combination and (iii) maintain the effectiveness of such registration statement and to ensure the registration statement does not contain a material omission or misstatement, including by way of amendment or other update, as required, until the earlier of (A) the date on which a forward purchase investor ceases to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act, subject to certain conditions and limitations set forth in the forward purchase agreements. The Company will bear the cost of registering these securities.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $17,500,000. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Forward Purchase Agreements

The Company entered into forward purchase agreements which provides for the purchase by each of Altimeter Partners Fund, L.P. and JS Capital LLC of up to an aggregate of 20,000,000 units (the “forward purchase securities”), with each unit consisting of one Class A ordinary share and one-fifth of one redeemable warrant to purchase one Class A ordinary share at an exercise price of $11.50 per whole share, for a purchase price of $10.00 per unit, in a private placement to close concurrently with the closing of a Business Combination.

The obligations under the forward purchase agreements do not depend on whether any Class A ordinary shares are redeemed by the Public Shareholders. The forward purchase shares and forward purchase warrants

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NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

will be identical to the Class A ordinary shares and warrants, respectively, included in the Units sold in the Initial Public Offering, except that they will be subject to certain registration rights. The amount of forward purchase units sold pursuant to the forward purchase agreements will be determined by the Company at its sole discretion. If the Company does not draw upon the full forward purchase commitment, forward purchase units will be sold on a pro rata basis to the forward purchase investors based on the aggregate amount committed by the forward purchase investors.

Note 8 — Class A Ordinary Shares Subject To Possible Redemption

The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 200,000,000 shares of Class A ordinary shares with a par value of $0.001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each shares. As of September 30, 2021 and December 31, 2020, there were 50,000,000 Class A ordinary shares outstanding which were subject to possible redemption and are classified outside of permanent equity in the condensed balance sheets.

Note 9 — Shareholders’ Deficit

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2021 and December 31, 2020, there were no preference shares issued or outstanding.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At September 30, 2021 and December 31, 2020, there were 12,500,000 Class B ordinary shares issued and outstanding.

Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity- linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination (including the forward purchase shares, but not the forward purchase warrants), excluding any forward purchases securities and Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, its affiliates or any member of the Company’s management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

Note 10 — Warrants

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of

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NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 10 trading days within a 20- trading day period ending three trading days before the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

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NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined based on the redemption date and the fair market value of the Class A ordinary shares;

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 10 trading days within the 20- trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities, excluding the forward purchase securities, for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 11 — Fair Value Measurements

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents the Company’s fair value hierarchy for assets and liabilities measured at fair value on a recurring basis as of September 30, 2021 and December 31, 2020:

As of September 30, 2021

	Level 1	Level 2	Level 3	Total
Assets held in trust account U.S. Treasury Securities	$500,021,794	$—	$—	$500,021,794
Liabilities:
Warrant liabilities
Public Warrants	$23,617,000	$—	$—	$23,617,000
Private Placement Warrants	—	—	29,680,928	29,680,928

Total warrant liabilities	$23,617,000	$—	$29,680,928	$53,297,928

FPA liability	$—	$—	$12,368,995	$12,368,995

As of December 31, 2020

	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liabilities
Public Warrants	$54,202,500	$—	$—	$54,202,500
Private Placement Warrants	$—	—	48,677,457	48,677,457

Total warrant liabilities	$54,202,500	$—	$48,677,457	$102,879,957

FPA liability	$54,310,054	$—	$—	$54,310,054

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Level 1 instruments include investments in money market funds and U.S. Treasury securities and the Public Warrants. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments. The Public Warrants for periods where no observable traded price was available are valued using a barrier option simulation. For nine months ended September 30, 2021 (the periods subsequent to the detachment of the Public Warrants from the Units), the Public Warrant quoted market price was used as the fair value as of each relevant date.

Warrant Liabilities

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our condensed balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed statements of operations.

The Private Warrants were valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Warrants is the expected volatility of the ordinary shares. The expected volatility as of the IPO date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own public warrant pricing.

Input	September 30, 2021 (Unaudited)	December 31, 2020
Risk-free interest rate	0.98%	0.36%
Expected term (years)	5.00	5.00
Expected volatility	32.0%	35.0%
Exercise price	$11.50	$11.50
Fair value of Class A ordinary shares	$10.22	$12.86

The following table presents a summary of the changes in the fair value of the Private Placement Warrants, a Level 3 liability, measured on a recurring basis.

Private Placement
Fair value as of December 31, 2020	$48,677,457
Change in valuation inputs or other assumptions(1)	(18,996,529)

Fair value as of September 30, 2021	$29,680,928

(1)

Represents the non-cash gain on the change in valuation of the Private Placement Warrants and is included in Gain on change in fair value of warrant liability in the unaudited condensed statement of operations.

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy during the three and nine months ended September 30, 2021.

FPA Liability

The liability for the FPAs were valued using a discounted cash flows method, which is considered to be a Level 3 fair value measurement. Under the discounted cash flow method utilized, the aggregate commitment of $200 million pursuant to the FPAs is discounted to present value and compared to the fair value of the ordinary shares and warrants to be issued pursuant to the FPAs. The fair value of the ordinary shares and warrants to be

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

issued under the FPAs are based on the public trading price of the Units issued in the Company’s IPO. The excess (liability) or deficit (asset) of the fair value of the ordinary shares and warrants to be issued compared to the $200 million fixed commitment is then reduced to account for the probability of consummation of the Business Combination. The primary unobservable input utilized in determining the fair value of the FPAs is the probability of consummation of the Business Combination. As of September 30, 2021, the probability assigned to the consummation of the Business Combination was 95% which was determined based on an observed success rates of business combinations for special purpose acquisition companies.

The following table presents a summary of the changes in the fair value of the FPA liability, a Level 3 liability, measured on a recurring basis.

FPA Liability
Fair value as of December 31, 2020	$54,310,054
Change in valuation inputs or other assumptions(1)	(41,941,059)

Fair value as of September 30, 2021	$12,368,995

(1)	Represents the non-cash gain on the change in valuation of the FPA liability and is included in Gain on change in fair value of FPA liability in the unaudited condensed statement of operations

Note 12 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statement was issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statement.

ALTIMETER GROWTH CORP.

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets
Cash	$272,126	$855,972
Prepaid expenses	233,821	275,591

Total Current Assets	505,947	1,131,563
Cash and marketable securities held in Trust Account	500,014,112	500,000,000

Total Assets	$500,520,059	$501,131,563

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$248,218	$64,100
Due to related party	66,116	—

Total Current Liabilities	314,334	64,100
Warrant liability	78,281,349	102,879,957
FPA liability	43,723,743	54,310,054
Deferred underwriting fee payable	17,500,000	17,500,000

Total Liabilities	139,819,426	174,754,111

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 35,570,063 and 32,137,745 shares at June 30, 2021 and December 31, 2020, respectively, at $10 per share	355,700,630	321,377,450
Shareholders’ Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized, 14,429,937 and 17,862,255 issued and outstanding (excluding 35,570,063 and 32,137,745 shares subject to possible redemption) at June 30, 2021 and December 31, 2020, respectively	1,443	1,786
Class B ordinary shares; $0.0001 par value; 20,000,000 shares authorized, 12,500,000 issued and outstanding	1,250	1,250
Additional paid-in capital	101,674,018	135,996,855
Accumulated deficit	(96,676,708)	(130,999,889)

Total Shareholders’ Equity	5,000,003	5,000,002

Total Liabilities and Shareholders’ Equity	$500,520,059	$501,131,563

The accompanying notes are an integral part of these unaudited condensed financial statements.

ALTIMETER GROWTH CORP.

CONDENSED STATEMENTS OF OPERATIONS FOR

THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

(Unaudited)

	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2021
Operating expenses	$659,384	$875,850

Loss from operations	(659,384)	(875,850)
Other income (expense)
Unrealized gain on marketable securities held in Trust Account	7,599	14,112
Change in fair value of warrant liabilities	(6,877,331)	24,598,608
Change in fair value of FPA liability	(1,339,500)	10,586,311

Other income (expense), net	(8,209,232)	35,199,031

Net income (loss)	$(8,868,616)	$34,323,181

Weighted average shares outstanding of Class A redeemable ordinary shares	50,000,000	50,000,000
Basic and diluted income per share, Class A redeemable ordinary shares	$0.00	$0.00

Weighted average shares outstanding of Class B non-redeemable ordinary shares	12,500,000	12,500,000
Basic and diluted income (loss) per share, Class B non-redeemable ordinary shares	$(0.71)	$2.74

The accompanying notes are an integral part of these unaudited condensed financial statements.

ALTIMETER GROWTH CORP.

CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’

EQUITY FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

(Unaudited)

	Class A		Class B		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Ordinary Shares		Ordinary Shares
	Shares	Amount	Shares	Amount
Balance—December 31, 2020	17,862,255	$1,786	12,500,000	$1,250	$135,996,855	$(130,999,889)	$5,000,002
Change in value of Class A ordinary shares subject to redemption	(4,319,179)	(432)	—	—	(43,191,358)	—	(43,191,790)
Net income	—	—	—	—	—	43,191,797	43,191,797

Balance – March 31, 2021 (unaudited)	13,543,076	$1,354	12,500,000	$1,250	$92,805,497	$(87,808,092)	$5,000,009

Change in value of Class A ordinary shares subject to redemption	886,861	89	—	—	8,868,521	—	8,868,610
Net loss	—	—	—	—	—	(8,868,616)	(8,868,616)

Balance – June 30, 2021 (unaudited)	14,429,937	$1,443	12,500,000	$1,250	$101,674,018	$(96,676,708)	$5,000,003

The accompanying notes are an integral part of these unaudited condensed financial statements.

ALTIMETER GROWTH CORP.

CONDENSED STATEMENT OF CASH FLOWS FOR

THE SIX MONTHS ENDED JUNE 30, 2021

(Unaudited)

Cash flows from operating activities:
Net income	$34,323,181
Adjustments to reconcile net income to net cash used in operating activities:
Unrealized gains earned on marketable securities held in Trust Account	(14,112)
Change in fair value of warrant liabilities	(24,598,608)
Change in fair value of FPA liability	(10,586,311)
Changes in operating assets and liabilities
Prepaid expenses	41,770
Accrued expenses	184,118

Net cash used in operating activities	(649,962)

Cash flows from financing activities:
Due to related party	66,116

Net cash provided by financing activities	66,116

Net change in cash	(583,846)

Cash at the beginning of the period	855,972

Cash at the end of the period	$272,126

Supplemental disclosures of non-cash investing and financing activities:
Change in value of ordinary shares subject to possible redemption	$34,323,180

The accompanying notes are an integral part of these unaudited condensed financial statements.

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL

STATEMENTS

Note 1 — Description of Organization and Business Operations

Altimeter Growth Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on August 25, 2020 under the name of Altimeter Growth Opportunities Corp. On August 31, 2020 the Company’s name was changed to Altimeter Growth Corp. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2021, the Company had not commenced any operations. All activity from inception through June 30, 2021 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and identifying a target company for the business combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on September 30, 2020. On October 5, 2020 the Company consummated the Initial Public Offering of 50,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), which included the full exercise by the underwriters of their over-allotment option in the amount of 5,000,000 Units, at $10.00 per Unit, generating gross proceeds of $500,000,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 12,000,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Altimeter Growth Holdings (the “Sponsor”), generating gross proceeds of $12,000,000, which is described in Note 4.

Transaction costs amounted to $28,244,738, consisting of $10,000,000 of underwriting fees, $17,500,000 of deferred underwriting fees and $744,738 of other offering costs.

Following the closing of the Initial Public Offering on October 5, 2020, an amount of $500,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) which will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earliest of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL

STATEMENTS

(excluding the amount of any deferred underwriting discount held in the Trust Account and taxes payable on the income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially $10.00 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus. The per-share amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the Public

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL

STATEMENTS

Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account and not previously released to pay taxes, divided by the number of then issued and outstanding Public Shares.

The Company will have until October 5, 2022 (or by December 5, 2022 if the Company has executed a letter of intent, agreement in principle, or definitive agreement for a Business Combination by October 5, 2022, but the Company has not completed a Business Combination by October 5, 2022) to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL

STATEMENTS

business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On April 12, 2021, the Company entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among J1 Holdings Inc., a Cayman Islands exempted company (“PubCo”), J2 Holdings Inc., a Cayman Islands exempted company and direct wholly owned subsidiary of PubCo (“Merger Sub 1”) and J3 Holdings Inc., a Cayman Islands exempted company and direct wholly owned subsidiary of PubCo (“Merger Sub 2”) and Grab Holdings Inc. a Cayman Islands exempted company (“Grab”).

The Business Combination Agreement provides for, among other things, the following transactions on the closing date: (i) the Company will merge with and into Merger Sub 1, with Merger Sub 1 as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly owned subsidiary of PubCo (the “Initial Merger”), (ii) following the Initial Merger, Merger Sub 2 will merge with and into Grab, with Grab as the surviving entity in the merger and, after giving effect to such merger, continuing as a wholly owned subsidiary of PubCo (the “Acquisition Merger”). The Initial Merger, the Acquisition Merger and the other transactions contemplated by the Business Combination Agreement are hereinafter referred to as the “Business Combination”.

Note 2 — Summary of Significant Accounting Policies Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. As such, these financial statements should be read in conjunction with the Company’s amended Annual Report on Form 10-K/A for the period ended December 31, 2020, as restated by the Company on May 17, 2021. The interim results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL

STATEMENTS

had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Two of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant and Foward Purchase Agreement (“FPA”) liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2021 and December 31, 2020.

Marketable Securities Held in Trust Account

As of June 30, 2021, we had marketable securities held in the Trust Account of $500,014,112 (including approximately $14,112 of unrealized gains) consisting of U.S. Treasury Bills with a maturity of 185 days or less. At December 31, 2020, all of the assets held in the Trust Account were invested in cash.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL

STATEMENTS

that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2021 and December 31, 2020, 35,570,063 and 32,137,745 Class A ordinary shares subject to possible redemption, respectively, are presented as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheets.

Offering Costs

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that were directly related to the Initial Public Offering and that were charged to shareholders’ equity upon the completion of the Initial Public Offering on October 5, 2020. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating expenses in the statement of operations. Offering costs associated with the Public Shares were charged to shareholders’ equity.

Income Taxes

ASC Topic 740, “Income Taxes,” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 30, 2021, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Warrant and FPA Liabilities

The Company accounts for the Warrants and FPAs as either equity-classified or liability-classified instruments based on an assessment of the specific terms of the Warrants and FPAs’ applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the Warrants and FPAs are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and meet all of the requirements for equity classification under ASC 815, including whether the Warrants and FPAs are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance of the Warrants and execution of the FPAs and as of each subsequent quarterly period end date while the Warrants and FPAs are outstanding. For issued or modified warrants that meet all of the criteria for equity classification, such warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, such warrants are required to be recorded at their initial

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL

STATEMENTS

fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of liability-classified warrants are recognized as a non-cash gain or loss on the statements of operations.

The Company accounts for the Warrants and FPAs in accordance with ASC 815-40 under which the Warrants and FPAs do not meet the criteria for equity classification and must be recorded as liabilities. The fair value of the Public Warrants has been estimated using the Public Warrants’ quoted market price, as well as a Modified Black Scholes Option Pricing Model. The Private Placement Warrants are valued using a Black Scholes Option Pricing Model. The fair value of the FPAs has been estimated using a discounted cash flow method. See Note 8 for further discussion of the pertinent terms of the Warrants and Note 9 for further discussion of the methodology used to determine the value of the Warrants and FPAs.

Net Income Per Ordinary Share

Net income (loss) per share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. Diluted net income per share reflects the potential dilution that could occur if warrants were to be exercised or converted or otherwise resulted in issuance of Ordinary Shares that then shared in the earnings of the entity. As the exercise of the warrants are contingent upon the completion of a business combination they have not been included in the calculation of diluted net income (loss) per share.

The Company’s condensed statements of operations includes a presentation of income (loss) per share for ordinary shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per share, basic and diluted, for Class A redeemable ordinary shares is calculated by dividing the interest income earned on the Trust Account, if any, by the weighted average number of Class A redeemable ordinary shares outstanding since original issuance. Net income (loss) per share, basic and diluted, for Class B non-redeemable ordinary shares is calculated by dividing the net income, adjusted for income attributable to Class A redeemable ordinary shares, by the weighted average number of Class B non-redeemable ordinary shares outstanding for the period. Class B non-redeemable ordinary shares includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL

STATEMENTS

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts) the three and six months ended June 30, 2021:

	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2021
Redeemable Class A Ordinary Shares
Numerator: Income allocable to Redeemable Class A Ordinary Shares
Interest income	$7,599	$14,112

Redeemable Net Income	$7,599	$14,112

Denominator: Weighted-Average Redeemable Class A Ordinary Shares
Redeemable Class A Ordinary Shares, Basic and Diluted	50,000,000	50,000,000

Redeemable Net Income/Basic and Diluted Redeemable Class A Ordinary Shares	$0.00	$0.00

Non-Redeemable Class B ordinary shares
Numerator: Net income minus Redeemable Net Earnings
Net Income (loss)	$(8,868,616)	$34,323,181
Less: Redeemable Net Income (loss)	7,599	14,112

Non-Redeemable Net Income (loss)	$(8,876,215)	$34,309,069

Denominator: Weighted Average Non-Redeemable Class B Ordinary Shares
Non-Redeemable Class B Ordinary Shares, Basic and Diluted	12,500,000	12,500,000

Non-Redeemable Net Income (loss)/Basic and Diluted Non-Redeemable Class B Ordinary Shares	$(0.71)	$2.74

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Corporation Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the Company’s condensed balance sheet, primarily due to their short-term nature.

ALTIMETER GROWTH CORP.

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STATEMENTS

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in “Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The company is currently evaluating the impact of the accounting pronouncement and therefore has not yet adopted as of June 30, 2021.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

Note 3 — Initial Public Offering

On October 5, 2020, pursuant to the Initial Public Offering, the Company sold 50,000,000 Units, which included the full exercise by the underwriters of their over-allotment option in the amount of 5,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one- fifth of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 8).

Note 4 — Private Placement

Simultaneously with the closing of the Initial Public Offering, on October 5, 2020, the Sponsor purchased an aggregate of 12,000,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $12,000,000. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 8). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

Note 5 — Related Party Transactions

Founder Shares

On August 28, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 17,250,000 Class B ordinary shares. On September 2, 2020, the Sponsor contributed 4,750,000 Class B ordinary shares back to the Company for no consideration, resulting in 12,500,000 Class B ordinary shares (the “Founder Shares”) being issued and outstanding. All share and per-share amounts have been retroactively restated to reflect the share cancellation. On September 10, 2020, the Sponsor transferred 75,000 Founder Shares to each of its independent directors, for an aggregate amount of 225,000 Founder Shares transferred. The Founder Shares included an aggregate of up to 1,250,000 shares that were subject to forfeiture

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL

STATEMENTS

depending on the extent to which the underwriters’ over-allotment option was exercised, so that the number of Founder Shares would equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, at the Initial Public Offering, 1,250,000 Founder Shares are no longer subject to forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earliest of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 120 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Support Agreement

The Company entered into an agreement, commencing on September 30, 2020 through the earlier of the Company’s consummation of a Business Combination or its liquidation, to pay an affiliate of the Sponsor a total of $20,000 per month for office space, utilities and secretarial, and administrative support services. For the six months ended June 30, 2021, the Company incurred $120,000 in fees for these services, which are included in accrued expenses in the accompanying unaudited condensed balance sheet. For the three months ended June 30, 2021, the Company incurred $60,000 in fees for these services.

Promissory Note — Related Party

On August 27, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) December 31, 2020 or (ii) the completion of the Initial Public Offering. The outstanding balance under the Promissory Note of $178,120 was repaid on October 8, 2020.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,000,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of June 30, 2021 and December 31, 2020, the Company had no outstanding borrowings under the Working Capital Loans.

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL

STATEMENTS

As of June 30, 2021 and December 31, 2020, the Company had a Due to related party balance of $66,116 and $0, respectively.

Note 6 — Commitments and Contingencies

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 global pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, its results of operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration and Shareholders Rights

Pursuant to a registration rights agreement entered into on September 30, 2020, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans) will be entitled to registration rights. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy- back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Pursuant to the forward purchase agreements, as described below, the Company will agree that it will use its commercially reasonable efforts to (i) within 30 days after the closing of a Business Combination, file a registration statement with the SEC for a secondary offering of (A) the forward purchase investor’s forward purchase shares, (B) the Class A ordinary shares issuable upon exercise of the forward purchase investor’s forward purchase warrants and (C) any other Class A ordinary shares acquired by the forward purchase investors, including any acquisitions after the Company completes a Business Combination, (ii) cause such registration statement to be declared effective promptly thereafter, but in no event later than 90 days after the closing of a Business Combination and (iii) maintain the effectiveness of such registration statement and to ensure the registration statement does not contain a material omission or misstatement, including by way of amendment or other update, as required, until the earlier of (A) the date on which a forward purchase investor ceases to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, and without the requirement to be in compliance with Rule 144(c)(1) under the Securities Act, subject to certain conditions and limitations set forth in the forward purchase agreements. The Company will bear the cost of registering these securities.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $17,500,000. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL

STATEMENTS

Forward Purchase Agreements

The Company entered into forward purchase agreements which provides for the purchase by each of Altimeter Partners Fund, L.P. and JS Capital LLC of up to an aggregate of 20,000,000 units (the “forward purchase securities”), with each unit consisting of one Class A ordinary share and one-fifth of one redeemable warrant to purchase one Class A ordinary share at an exercise price of $11.50 per whole share, for a purchase price of $10.00 per unit, in a private placement to close concurrently with the closing of a Business Combination.

The obligations under the forward purchase agreements do not depend on whether any Class A ordinary shares are redeemed by the Public Shareholders. The forward purchase shares and forward purchase warrants will be identical to the Class A ordinary shares and warrants, respectively, included in the Units sold in the Initial Public Offering, except that they will be subject to certain registration rights. The amount of forward purchase units sold pursuant to the forward purchase agreements will be determined by the Company at its sole discretion. If the Company does not draw upon the full forward purchase commitment, forward purchase units will be sold on a pro rata basis to the forward purchase investors based on the aggregate amount committed by the forward purchase investors.

Note 7 — Shareholder’s Equity

Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2021 and December 31, 2020, there were no preference shares issued or outstanding.

Class A Ordinary Shares The Company is authorized to issue 200,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At June 30, 2021 and December 31, 2020, there were 14,429,937 and 17,862,255 Class A ordinary shares issued and outstanding (excluding 35,570,063 and 32,137,745 shares subject to possible redemption), respectively.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At June 30, 2021 and December 31, 2020, there were 12,500,000 Class B ordinary shares issued and outstanding.

Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity- linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination (including the forward purchase shares, but not the forward purchase warrants), excluding any forward purchases securities and Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in a Business Combination and any Private Placement Warrants issued to the Sponsor, its affiliates or any member of the Company’s management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL

STATEMENTS

Note 8 — Warrants

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 10 trading days within a 20- trading day period ending three trading days before the date on which the Company sends the notice of redemption to the warrant holders.

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL

STATEMENTS

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined based on the redemption date and the fair market value of the Class A ordinary shares;

•

if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 10 trading days within the 20- trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities, excluding the forward purchase securities, for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL

STATEMENTS

exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Note 9 — Fair Value Measurements

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents the Company’s fair value hierarchy for assets and liabilities measured at fair value on a recurring basis as of June 30, 2021 and December 31, 2020:

As of June 30, 2021

	Level 1	Level 2	Level 3	Total
Assets held in trust account U.S. Treasury Securities	$500,014,112	$—	$—	$500,014,112
Liabilities:
Warrant liabilities
Public Warrants	$33,335,500	$—	$—	$33,335,500
Private Placement Warrants	—	—	44,945,849	44,945,849

Total warrant liabilities	$33,335,500	$—	$44,945,849	$78,281,349

FPA liability	$—	$—	$43,723,743	$43,723,743

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL

STATEMENTS

As of December 31, 2020

	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liabilities
Public Warrants	$54,202,500	$—	$—	$54,202,500
Private Placement Warrants	$—	—	48,677,457	48,677,457

Total warrant liabilities	$54,202,500	$—	$48,677,457	$102,879,957

FPA liability	$54,310,054	$—	$—	$54,310,054

Level 1 instruments include investments in money market funds and U.S. Treasury securities and the Public Warrants. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments. The Public Warrants for periods where no observable traded price was available are valued using a barrier option simulation. For six months ended June 30, 2021 (the periods subsequent to the detachment of the Public Warrants from the Units), the Public Warrant quoted market price was used as the fair value as of each relevant date.

Warrant Liabilities

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our condensed balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed statements of operations.

The Private Warrants were valued using a Modified Black Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Modified Black Scholes model’s primary unobservable input utilized in determining the fair value of the Private Warrants is the expected volatility of the ordinary shares. The expected volatility as of the IPO date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own public warrant pricing.

Input	June 30, 2021 (Unaudited)	December 31, 2020
Risk-free interest rate	0.87%	0.36%
Expected term (years)	5.00	5.00
Expected volatility	36.4%	35.0%
Exercise price	$11.50	$11.50
Fair value of Class A ordinary shares	$11.70	$12.86

ALTIMETER GROWTH CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL

STATEMENTS

The following table presents a summary of the changes in the fair value of the Private Placement Warrants, a Level 3 liability, measured on a recurring basis.

Private Placement
Fair value as of December 31, 2020	$48,677,457
Change in valuation inputs or other assumptions(1)	(3,731,608)

Fair value as of June 30, 2021	$44,945,849

(1)

Represents the non-cash gain on the change in valuation of the Private Placement Warrants and is included in Gain on change in fair value of warrant liability in the unaudited condensed statement of operations.

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy.

FPA Liability

The liability for the FPAs were valued using a discounted cash flows method, which is considered to be a Level 3 fair value measurement. Under the discounted cash flow method utilized, the aggregate commitment of $200 million pursuant to the FPAs is discounted to present value and compared to the fair value of the ordinary shares and warrants to be issued pursuant to the FPAs. The fair value of the ordinary shares and warrants to be issued under the FPAs are based on the public trading price of the Units issued in the Company’s IPO. The excess (liability) or deficit (asset) of the fair value of the ordinary shares and warrants to be issued compared to the $200 million fixed commitment is then reduced to account for the probability of consummation of the Business Combination. The primary unobservable input utilized in determining the fair value of the FPAs is the probability of consummation of the Business Combination. As of June 30, 2021, the probability assigned to the consummation of the Business Combination was 95% which was determined based on an observed success rates of business combinations for special purpose acquisition companies.

The following table presents a summary of the changes in the fair value of the FPA liability, a Level 3 liability, measured on a recurring basis.

FPA Liability
Fair value as of December 31, 2020	$54,310,054
Change in valuation inputs or other assumptions(1)	(10,586,311)

Fair value as of June 30, 2021	$43,723,743

(1)	Represents the non-cash gain on the change in valuation of the FPA liability and is included in Gain on change in fair value of FPA liability in the unaudited condensed statement of operations

Note 10 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statement was issued. Based upon this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statement.

Annex A

Execution Copy

BUSINESS COMBINATION AGREEMENT

by and among

Altimeter Growth Corp.,

J1 Holdings Inc.,

J2 Holdings Inc.,

J3 Holdings Inc.,

and

Grab Holdings Inc.

dated as of April 12, 2021

A-i

A-ii

Exhibits

Exhibit A	Amended and Restated Forward Purchase Agreements
Exhibit B	PIPE Subscription Agreements
Exhibit C	Sponsor Support Agreement
Exhibit D	Backstop Agreement

A-iii

Exhibit E	Sponsor Subscription Agreement
Exhibit F	Shareholder Deed
Exhibit G	Registration Rights Agreement
Exhibit H	Form of Plan of Acquisition Merger
Exhibit I	Form of Plan of Initial Merger
Exhibit J	Form of A&R Articles of Merger Sub 1
Exhibit K	Form of Articles of Surviving Corporation
Exhibit L	PubCo Charter
Exhibit M-1	Form of PubCo Incentive Equity Plan
Exhibit M-2	Form of PubCo Stock Purchase Plan
Exhibit N-1	Shareholder Support Agreement No. 1
Exhibit N-2	Shareholder Support Agreement No. 2
Exhibit N-3	Shareholder Support Agreement No. 3
Exhibit O	Form of Assignment, Assumption and Amendment Agreement

Schedules

SPAC Disclosure Letter
Company Disclosure Letter
Schedule 7.5(c)	PubCo Officers
Schedule 8.1(b)	Specified Governmental Authorities

A-iv

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement, dated as of April 12, 2021 (this “Agreement”), is made and entered into by and among (i) J1 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), (ii) Altimeter Growth Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“SPAC”), (iii) J2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), (iv) J3 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 2”), and (v) Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”).

RECITALS

WHEREAS, SPAC is a blank check company and was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, PubCo is a newly formed entity and was formed for the purpose of making acquisitions and investments, with the objective of acting as the publicly traded holding company for its investee entities;

WHEREAS, each of Merger Sub 1 and Merger Sub 2 is a newly incorporated Cayman Islands exempted company limited by shares, wholly owned by PubCo, and was formed for the purpose of effectuating the Mergers;

WHEREAS, the parties hereto desire and intend to effect a business combination transaction whereby (a) SPAC will merge with and into Merger Sub 1, with Merger Sub 1 being the surviving entity (the “Initial Merger”), and (b) following the Initial Merger, Merger Sub 2 will merge with and into the Company (the “Acquisition Merger” and together with the Initial Merger, the “Mergers”), with the Company being the surviving entity and becoming a wholly owned subsidiary of PubCo (the Company is hereinafter referred to for the periods from and after the Acquisition Effective Time as the “Surviving Corporation”), each Merger to occur upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Companies Act (As Revised) (the “Cayman Act”);

WHEREAS, pursuant to certain Amended and Restated Forward Purchase Agreements, each dated as of the date hereof and attached hereto as Exhibit A (the “Amended and Restated Forward Purchase Agreements”), among other things, (a) Altimeter Partners Fund, L.P., a Delaware limited partnership (“Sponsor Affiliate”) has agreed to purchase 17,500,000 PubCo Class A Ordinary Shares and 3,500,000 PubCo Warrants for an aggregate price equal to $175,000,000 immediately prior to the Acquisition Effective Time and (b) JS Capital LLC, a Delaware limited liability company (together with Sponsor Affiliate, the “Forward Purchase Investors”) has agreed to purchase 2,500,000 PubCo Class A Ordinary Shares and 500,000 PubCo Warrants for an aggregate price equal to $25,000,000 immediately prior to the Acquisition Effective Time (the purchases referred to in clauses (a) and (b) of this paragraph, the “Forward Purchase Subscriptions”);

WHEREAS, on or before the date of this Agreement, certain investors (together with the Forward Purchase Investors and the Sponsor (as defined herein) the “Investors”) have agreed to make a private investment in PubCo to purchase an aggregate of at least 326,500,000 PubCo Class A Ordinary Shares at a price per share equal to $10.00 on the day of the Acquisition Closing but immediately prior to the Acquisition Closing (the “PIPE Investments” and together with the Forward Purchase Subscriptions, the “Private Placement”), in each case, pursuant to subscription agreements substantially in the form attached hereto as Exhibit B (the “PIPE Subscription Agreements”);

WHEREAS, for U.S. federal income tax purposes, (a) it is intended that (i) the Initial Merger will qualify as a “reorganization” under Section 368(a)(1)(F) of the Code, (ii) the Acquisition Merger, together with the election described in the second sentence of Section 8.4(a), will qualify as a “reorganization” under Section 368(a)(1) of the Code, and (iii) taken together, the Private Placement and the Acquisition Merger will qualify as an exchange under Section 351 of the Code, and (b) this Agreement is intended to constitute and hereby is adopted as a “plan of reorganization” with respect to the Mergers within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder (the “Intended Tax Treatment”);

WHEREAS, the Company has received, concurrently with the execution and delivery of this Agreement, a Sponsor Support Agreement in the form attached hereto as Exhibit C (the “Sponsor Support Agreement”) signed by the Company, SPAC, PubCo and Altimeter Growth Holdings, a Cayman Islands limited liability company (“Sponsor”), pursuant to which, among other things, and subject to the terms and conditions set forth therein, Sponsor agrees (a) to vote in favor of (i) the Transactions and (ii) the other Transaction Proposals, (b) to waive the anti-dilution rights SPAC Class B Ordinary Shares under the SPAC Charter, (c) to appear at the SPAC Shareholders’ Meeting for purposes of constituting a quorum, (d) to vote against any proposals that would impede the Transactions or any other Transaction Proposal, (e) not to redeem any SPAC Shares held by Sponsor, (f) not to amend that certain letter agreement between SPAC, Sponsor and certain other parties thereto, dated as of September 30, 2020, (g) not to transfer any SPAC Securities held by Sponsor, (h) to release SPAC, PubCo, the Company and its Subsidiaries from all claims in respect of or relating to the period prior to the Acquisition Closing, subject to the exceptions set forth therein (with the Company agreeing to release the Sponsor and SPAC on a reciprocal basis) and (i) to agree to a lock-up of its PubCo Ordinary Shares (other than PubCo Ordinary Shares acquired as a result of the Sponsor Commitments) and PubCo Warrants during the period of three years from the Acquisition Closing;

WHEREAS, PubCo has received, concurrently with the execution and delivery of this Agreement, a Backstop Agreement in the form attached hereto as Exhibit D (the “Backstop Agreement”) signed by SPAC, PubCo and Sponsor Affiliate, pursuant to which, among other things, and subject to the terms and conditions set forth therein, Sponsor Affiliate agrees to, upon the Company’s request, purchase up to a number of PubCo Class A Ordinary Shares at a price per share equal to $10.00 and for an aggregate purchase price not to exceed $500,000,000, corresponding to the amounts payable by SPAC in respect of any SPAC Share Redemptions, immediately prior to the Initial Merger Effective Time;

WHEREAS, PubCo has received, concurrently with the execution and delivery of this Agreement, a subscription agreement in the form attached hereto as Exhibit E (the “Sponsor Subscription Agreement” and together with the Amended and Restated Forward Purchase Agreements, the PIPE Subscription Agreements and the Backstop Agreement, the “Subscription Agreements”) signed by PubCo, SPAC and Sponsor Affiliate, pursuant to which Sponsor Affiliate agrees to purchase 57,500,000 PubCo Class A Ordinary Shares at a price per share equal to $10.00 for an aggregate purchase price of $575,000,000 (such purchase commitment, together with Sponsor Affiliate’s commitment under the Backstop Agreement, the “Sponsor Commitment”);

WHEREAS, concurrently with the execution and delivery of this Agreement, PubCo, Sponsor, SPAC and certain holders of Company Shares have entered into a registration rights agreement in the form attached hereto as Exhibit G effective upon the Acquisition Closing (the “Registration Rights Agreement”) pursuant to which, among other things, (a) PubCo commits to file a resale shelf registration statement on Form F-1 that includes, among other things, the Shareholder Merger Consideration held by signatories to the Registration Rights Agreement within 30 days after the Acquisition Closing; and (b) that certain registration and shareholder rights agreement, dated as of September 30, 2020, is terminated effective as of the Acquisition Closing;

WHEREAS, concurrently with the execution and delivery of this Agreement, PubCo, the Company, Sponsor and certain holders of Company Shares have entered into a shareholders’ deed in the form attached hereto as Exhibit F (the “Shareholder Deed”) pursuant to which, among other things, (a) the Key Executives other than Anthony Tan Ping Yeow (the “Founder”) and certain other entities will grant voting proxies with respect to PubCo Class B Ordinary Shares to the Founder and (b) Sponsor will agree to contribute, subject to the terms and conditions set forth therein, a certain number of PubCo Class A Ordinary Shares to a newly created endowment fund that will support the Surviving Corporation’s driver community, employees and their families;

WHEREAS, SPAC has received concurrently with the execution and delivery of this Agreement, as a material inducement to SPAC to enter into this Agreement, a Shareholder Voting, Support and Lock-Up Agreement and Deed No. 1 in the form attached hereto as Exhibit N-1 (the “Shareholder Support Agreement No. 1”), a Shareholder Voting, Support and Lock-Up Agreement and Deed No. 2 in the form attached hereto as Exhibit N-2 (the “Shareholder Support Agreement No. 2”, or, as the case may be, a Shareholder Voting and Support Agreement and Deed No. 3 in the form attached hereto as Exhibit N-3 (the “Shareholder Support Agreement No. 3” and together with the Shareholder Support Agreement No. 1 and the Shareholder Support Agreement No. 2, the “Shareholder Support Agreements”) signed by the Company, PubCo and certain applicable Company Shareholders, pursuant to which, among other things, and subject to the terms and conditions set forth therein, such Company Shareholders agree (a) to vote in favor of the Transactions, (b) to appear at the Company Shareholders’ Meeting for purposes of constituting a quorum, (c) to vote against any proposals that would impede in any material respect the Transactions, (d) not to transfer any Company Shares held by such Company Shareholders and (e), with respect to Company Shareholders signing the Shareholder Voting, Support and Lock-Up Agreements only, for the period after the Acquisition Closing specified therein, not to transfer certain PubCo Ordinary Shares held by such Company Shareholders, if any, subject to certain exceptions;

WHEREAS, concurrently with the execution and delivery of this Agreement, PubCo, SPAC and the warrant agent thereunder have entered into an assignment assumption and amendment agreement in the form attached hereto as Exhibit O (the “Assignment, Assumption and Amendment Agreement”) pursuant to which SPAC assigns to PubCo all of its rights, interests, and obligations in and under the Warrant Agreement, which amends the Warrant Agreement to change all references to Warrants (as such term is defined therein) to PubCo Warrants (and all references to Ordinary Shares (as such term is defined therein) underlying such warrants to PubCo Class A Ordinary Shares) and which causes each outstanding PubCo Warrant to represent the right to receive, from the Initial Closing, one whole PubCo Class A Ordinary Share;

WHEREAS, the Board of Directors of SPAC (the “SPAC Board”) has unanimously (a) determined that this Agreement, the Mergers and the other Transactions are fair to, advisable and in the best interests of SPAC and constitute a “Business Combination” as such term is defined in the SPAC Charter, (b) (i) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (ii) approved and declared advisable the Sponsor Support Agreement, the Assignment, Assumption and Amendment Agreement (as defined herein), the Subscription Agreements, the Shareholder Support Agreements, the Registration Rights Agreement and the execution, delivery and performance thereof, (c) resolved to recommend the adoption of this Agreement by the shareholders of SPAC, and (d) directed that this Agreement be submitted to the shareholders of SPAC for their adoption;

WHEREAS, (a) the board of directors of Merger Sub 1 has (i) determined that the Initial Merger is fair to, advisable and in the best interests of Merger Sub 1, (ii) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions and (b) the sole shareholder of Merger Sub 1 has adopted a resolution by written consent approving this Agreement and the Transactions;

WHEREAS, (a) the board of directors of Merger Sub 2 has (i) determined that the Acquisition Merger is fair to, advisable and in the best interests of Merger Sub 2, (ii) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions and (b) the sole shareholder of Merger Sub 2 has adopted a resolution by written consent approving this Agreement and the Transactions;

WHEREAS, (a) the board of directors of PubCo has (i) determined that it is fair to, advisable and in the best interests of PubCo to enter into this Agreement and to consummate the Mergers and the other Transactions, and (ii) approved and declared advisable this Agreement, the Sponsor Support Agreement, the Subscription Agreements, the Registration Rights Agreement, the Assignment, Assumption and Amendment Agreement, the Shareholder Deed and the Shareholder Support Agreements and the execution, delivery and performance thereof and (b) the sole shareholder of PubCo has adopted a resolution by written consent approving this Agreement and the Transactions; and

WHEREAS, the board of directors of the Company (the “Company Board” ) has (i) determined that this Agreement, the Mergers and the other Transactions are in the best interests of the Company, (ii) (y) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (z) approved and declared advisable the Sponsor Support Agreement, the Shareholder Deed, the Shareholder Support Agreements and the execution, delivery and performance thereof, and (ii) resolved to recommend the adoption of this Agreement by the shareholders of the Company.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, SPAC, PubCo, Merger Sub 1, Merger Sub 2 and the Company agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1. Definitions. As used herein, the following terms shall have the following meanings:

“Acquisition Merger Consideration” means the sum of all PubCo Ordinary Shares receivable by Company Shareholders pursuant to
Section 2.3(e).

“Action” means any charge, claim, action, complaint, petition, investigation, appeal, suit, litigation, arbitration or other similar proceeding initiated or conducted by a mediator, arbitrator or Governmental Authority, whether administrative, civil, regulatory or criminal, and whether at law or in equity, or otherwise under any applicable Law;

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of a Person which is a fund or which is directly or indirectly Controlled by a fund, the term “Affiliate” also includes (a) any of the general partners of such fund, (b) the fund manager managing such fund, any other person which, directly or indirectly, Controls such fund or such fund manager, or any other funds managed by such fund manager and (c) trusts (excluding the Trust Account for all purposes other than for the sole purpose of the release of the proceeds of the Trust Account set forth in Section 7.2) Controlled by or for the benefit of any Person referred to in (a) or (b);

“Benefit Plan” means any (a) “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), program, policy, practice, Contract or other arrangement, including any compensation, severance, termination pay, deferred compensation, retirement, profit sharing, incentive, bonus, health, welfare, performance awards, share or share-related awards (including stock option, stock purchase, stock ownership, restricted stock unit, or other equity or equity-based compensation), disability, death benefit, life insurance, fringe benefits or other employee benefits or remuneration of any kind, and (b) any employment, indemnification, consulting, retention or stay-bonus agreement, severance, transaction or change-in control agreement, in each case, whether written, unwritten or otherwise, that is or has been sponsored, maintained, contributed to or required to be contributed to by the Company or its Affiliates for the benefit of any current or former employee, director, commissioner or officer, consultant or contractor of the Company and its Subsidiaries in each case other than any statutory benefit plan mandated by Law;

“Business Combination” has the meaning given in the SPAC Charter;

“Business Data” means confidential or proprietary data, databases, data compilations and data collections (including customer databases) technical, business and other information, including Personal Data;

“Business Day” means a day on which commercial banks are open for business in New York, USA, the Cayman Islands and the Republic of Singapore, except a Saturday, Sunday or public holiday (gazetted or ungazetted and whether scheduled or unscheduled);

“Closing Company Accounts” means the audited consolidated accounts of the Company as of December 31, 2020;

“Closing Date” shall mean each of the Initial Closing Date and the Acquisition Closing Date;

“Code” means the Internal Revenue Code of 1986;

“Company Accounts” means the audited consolidated balance sheet of the Company as of the Company Accounts Date, and the audited consolidated statements of income and profit and loss, and cash flows, for the 12 month period ending as of the Company Accounts Date;

“Company Accounts Date” means December 31, 2018 and December 31, 2019;

“Company Acquisition Proposal” means (a) any, direct or indirect, acquisition by any third party, in one transaction or a series of transactions, of the Company or of more than 20% of the consolidated total assets, Equity Securities or businesses of the Company and its Controlled Affiliates taken as a whole (whether by merger, consolidation, scheme of arrangement, business combination, reorganization, recapitalization, purchase or issuance of Equity Securities, purchase of assets, tender offer or otherwise) other than the Transactions; (b) any direct or indirect acquisition by any third party, in one transaction or a series of transactions, of voting Equity Securities representing more than 20%, by voting power, of the Company (whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise) or of the Company’s Controlled Affiliates which comprise more than 20% of the consolidated total assets, revenues or earning power of the Company and its Controlled Affiliates taken as a whole other than the Transactions, (c) any direct or indirect acquisition by any third party, in one transaction or a series of transactions, of more than 20% of the consolidated total assets, revenues or earning power of the Company and its Controlled Affiliates taken as a whole, other than by SPAC or its Affiliates or pursuant to the Transactions or (d) the issuance by the Company of more than 20% of its voting Equity Securities as consideration for the assets or securities of a third party (whether an entity, business or otherwise); provided, however, that none of the transactions or potential transactions (should they occur) listed on Section 6.1 of the Company Disclosure Letter, individually or together with any other transaction or potential transaction (should it occur) listed on Section 6.1 of the Company Disclosure Letter, shall constitute a Company Acquisition Proposal or be considered in determining whether the percentage thresholds in this definition have been met;

“Company Charter” means the Fourth Amended and Restated Memorandum and Articles of Association of the Company, adopted pursuant to a special resolution passed on October 4, 2019;

“Company Contract” means any Contract to which a Group Company is a party or by which a Group Company is bound;

“Company Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company, any of its Subsidiaries or any of the Acquisition Entities to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) any change in applicable Laws or IFRS or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action expressly required to be taken under this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any action taken or refrained from being taken in response to COVID-19 or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections, (f) any failure in and of itself of the Company and any of its Subsidiaries to meet any projections or forecasts, provided, however, that the exception in this clause (f) shall not prevent or otherwise affect a determination that any change, effect or development underlying such change has resulted in or contributed to a Company Material Adverse Effect, (g) any Events generally applicable to the industries or markets in which the Company or any of its Subsidiaries operate, (h) any matter set forth on, or deemed to be incorporated in, Section 1.1CMAE of the Company Disclosure Letter, (i) any Events that are cured by the Company prior to the Acquisition Closing, or (j) any worsening of the Events referred to in clauses (b), (d), (e), (g) or (h) to the extent existing as of the date of this Agreement; provided, however, that in the case of each of clauses (b), (d), (e) and (g), any such Event to the extent it disproportionately affects the Company or any of its Subsidiaries relative to other participants in the industries and geographies in which such Persons operate shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect;

“Company Options” means any options granted under the ESOP to purchase Company Shares other than a Key Executive Option;

“Company Restricted Stock” means all outstanding restricted stock issued pursuant to an award granted under the ESOP or otherwise other than Key Executive Restricted Stock;

“Company RSUs” means all outstanding restricted share units to acquire Company Shares issued pursuant to an award granted under the ESOP or otherwise, other than Key Executive RSUs;

“Company Shareholder” means any holder of any Company Shares;

“Company Shares” means, collectively, the Ordinary Shares and the Preferred Shares;

“Company Transaction Expenses” means any out-of-pocket fees and expenses payable by the Company or any of its Subsidiaries or Affiliates (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transactions, including (a) all fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, including consultants and public relations firms, (b) any and all filing fees payable by the Company or any of its Subsidiaries or Affiliates to the Governmental Authorities in connection with the Transactions and (c) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of the Company or any of its Subsidiaries pursuant to any agreement to which the Company or any of its Subsidiaries is a party prior to the Acquisition Closing which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the Transactions;

“Competing SPAC” means any publicly traded special purpose acquisition company other than SPAC;

“Contract” means any legally binding written, oral or other agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, mortgage, guarantee, purchase order, insurance policy or commitment or undertaking of any nature that has any outstanding rights or obligations;

“Control” in relation to any person means (a) the ownership of, or ability to direct the casting of, more than fifty percent (50%) of the total voting rights conferred by all the shares then in issue and conferring the right to vote at all general meetings of such Person or (b) the ability to direct or cause the direction of the management and policies of such Person whether by contract or otherwise, and “Controlled”, “Controlling” and “under common Control with” shall be construed accordingly;

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks;

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Singapore Ministry of Health, Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 for similarly situated companies;

“Disclosure Letter” means, as applicable, the Company Disclosure Letter and the SPAC Disclosure Letter;

“DTC” means the Depository Trust Company;

“Environmental Laws” means all Laws concerning pollution, protection of the environment, or human health or safety;

“Equity Securities” means, with respect to any Person, any capital stock, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests in such person and any options, warrants or other securities (for the avoidance of doubt, including debt securities) that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, equity interests, membership interests, partnership interests or registered capital, joint venture or other ownership interests (whether or not such derivative securities are issued by such Person);

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended;

“ERISA Affiliate” of any entity means each entity that is or was at any time treated as a single employer with such entity for purposes of Section 4001(b)(1) of ERISA or Section 414 of the Code;

“ESOP” means the Grab 2018 Equity Incentive Plan as may be amended from time to time;

“Event” means any event, state of facts, development, change, circumstance, occurrence or effect;

“Exchange Act” means the Securities Exchange Act of 1934, as amended;

“Exchange Ratio” means the quotient obtained by dividing the Price per Share by $10.00;

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time;

“GFG ESOP” means the AA Holdings Inc. 2020 GFG Equity Incentive Plan as may be amended from time to time;

“GFG Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of November 17, 2020, by and among AA Holdings Inc., A2G Holdings Inc., Standard Chartered Bank Korea Ltd. and the other shareholders parties thereto as shareholders of AA Holdings Inc.;

“Government Official” means any officer, cadre, civil servant, employee or any other person acting in an official capacity for any Governmental Authority (including any political party or official thereof), or to any candidate for political office;

“Governmental Authority” means the government of any nation, province, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, regulation or compliance, or any arbitrator or arbitral body;

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority;

“Grab” means Grab Inc., an exempted company limited by shares duly incorporated and existing under the laws of the Cayman Islands, and a wholly owned Subsidiary of the Company;

“Group” or “Group Companies” means the Company and the Material Subsidiaries, and “Group Company” means any of them;

“IFRS” shall mean the International Financial Reporting Standards issued by the International Accounting Standards Board, as in effect from time to time;

“Indebtedness” means with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, (b) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (c) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (d) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (e) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs” and “seller notes” but excluding payables arising in the Ordinary Course, (f) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the Transactions in respect of any of the items in the foregoing clauses (a) through (e), and (g) all Indebtedness of another Person referred to in clauses (a) through (f) above guaranteed directly or indirectly, jointly or severally;

“Initial Merger Consideration” means the sum of all PubCo Class A Ordinary Shares receivable by SPAC Shareholders pursuant to
Section 2.2(e)(ii);

“Intellectual Property” means all intellectual property rights in any and all jurisdictions worldwide, including: (a) Patents, (b) Trademarks, (c) copyrights, and mask works, (d) Trade Secrets, (e) ”moral” rights, rights of publicity or privacy, data base or data collection rights and other similar intellectual property rights, (f) registrations, applications, and renewals for any of the foregoing in (a)-(d), and (g) all rights in the foregoing; provided, however, that the term “Intellectual Property” shall not include and expressly excludes any Business Data (or any intellectual property or other rights therein);

“Investment Company Act” means the Investment Company Act of 1940;

“Key Executive” means (a) either of the Founder, Tan Hooi Ling and Ming Maa or (b) a Permitted Entity of any of them. For the avoidance of doubt, Hibiscus Worldwide Ltd. is a Permitted Entity of the Founder;

“Key Executive Options” means any option granted under the ESOP to purchase Company Shares that is held by a Key Executive immediately prior to the Acquisition Effective Time;

“Key Executive Restricted Stock” means all outstanding restricted stock issued pursuant to an award granted under the ESOP or otherwise that is held by a Key Executive immediately prior to the Acquisition Effective Time;

“Key Executive RSUs” means all outstanding restricted share units to acquire Company Shares issued pursuant to an award granted under the ESOP or otherwise that are held by a Key Executive immediately prior to the Acquisition Effective Time;

“Key Executive Shares” means the Company Shares held by a Key Executive immediately prior to the Acquisition Effective Time;

“Knowledge of SPAC” or any similar expression means the actual knowledge of Brad Gerstner, Hab Siam, Richard N. Barton and Chris Conforti;

“Knowledge of the Company” or any similar expression means the actual knowledge of the Founder, Ming Maa, Peter Oey and John Cordova;

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority, or any provisions or interpretations of the foregoing, including general principles of common and civil law and equity;

“Leased Real Property” means any real property subject to a Company Lease;

“Liabilities” means debts, liabilities and obligations (including Taxes), whether accrued or fixed, absolute or contingent, matured or unmatured, deferred or actual, determined or determinable, known or unknown, including those arising under any law, action or Governmental Order and those arising under any Contract;

“Management Accounts” means the unaudited consolidated balance sheet of the Group as at December 31, 2020, and the unaudited consolidated statements of income and profit and loss account, and cash flows, for the twelve-month period ending on December 31, 2020;

“Management Accounts Date” means December 31, 2020;

“Material Contracts” means, collectively, each Company Contract that:

(i)

involves obligations (contingent or otherwise), payments or revenues in excess of $20,000,000 (except, for purposes of Section 6.1, $50,000,000) in the last twelve months prior to the date of this Agreement or expected obligations (contingent or otherwise), payments or revenues in excess of $20,000,000 (except, for purposes of Section 6.1, $50,000,000) in the next twelve months after the date of this Agreement;

(ii)

is with a Related Party (other than those employment agreements, confidentiality agreements, non-competition agreements or any other agreement of similar nature entered into in the Ordinary Course with employees or technical consultants) with an amount of over $5,000,000;

(iii)

involves (A) indebtedness for borrowed money or (B) an extension of credit, a guaranty, surety or assumption of any obligation or any secondary or contingent Liabilities, deed of trust, or the grant of a Security Interest (with an amount higher than $20,000,000 except, for purposes of Section 6.1, $50,000,000);

(iv)

involves the lease, license, sale, use, disposition or acquisition of a business or assets constituting a business involving purchase price, payments or revenues in excess of $20,000,000 (except, for purposes of Section 6.1, $50,000,000);

(v)	involves the waiver, compromise, or settlement of any dispute, claim, litigation or arbitration with an amount higher than $25,000,000 (except, for purposes of Section 6.1, $50,000,000);

(vi)

involves the ownership or lease of, title to, use of, or any leasehold or other interest in, any personal property (except for personal property leases in the Ordinary Course and involving payments of less than $20,000,000 (except, for purposes of Section 6.1, $50,000,000) in the last twelve months prior to the date of this Agreement or expected payments of less than $20,000,000 (except, for purposes of Section 6.1, $50,000,000) in the next twelve months after the date of this Agreement);

(vii)

involves the establishment, contribution to, or operation of a partnership, joint venture, alliance or similar entity, or involving a sharing of profits or losses (including joint development and joint marketing Contracts), or any investment in, loan to or acquisition or sale of the securities, Equity Securities or assets of any person, involving payments of an amount higher than $30,000,000 (except, for purposes of Section 6.1, $100,000,000);

(viii)	is a collective bargaining agreement with a Union; or

(ix)

is with a Governmental Authority or sole-source supplier of any product or service (other than utilities), in each case involving payments of an amount higher than $12,500,000 (except, for purposes of Section 6.1, $25,000,000);

“Material Subsidiary” means, each Subsidiary (x) other than those which, when considered individually or in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X or (y) other than a Subsidiary that has less than $5,000,000 of assets or revenues in any fiscal year period;

“NDA” means the Confidential Disclosure Agreement, dated as of February 8, 2021, between SPAC and the Company;

“Ordinary Course” means, with respect to an action taken or refrained from being taken by a Person, that such action or omission is taken in the ordinary course of the normal day-to-day operations of such Person, including any reasonable actions taken or refrained from being taken in good faith in response to COVID-19, any COVID-19 Measures or any change in such COVID-19 Measures or interpretations whether taken prior to or following the date of this Agreement;

“Ordinary Shares” has the meaning given to that term in the Company Charter;

“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended;

“Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries;

“Patents” means patents, including utility models, industrial designs and design patents, and applications therefor (and any patents that issue as a result of those patent applications), and including all divisionals, continuations, continuations-in-part, continuing prosecution applications, substitutions, reissues, re-examinations, renewals, provisionals and extensions thereof, and any counterparts worldwide claiming priority therefrom;

“Permitted Encumbrance” means (a) Security Interests for Taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with IFRS; (b) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s or other Security Interests arising or incurred in the Ordinary Course in respect of amounts that are not yet due and payable; (c) rights of any third parties that are party to or hold an interest in any

Contract to which the Company or any of its Subsidiaries is a party; (d) defects or imperfections of title, easements, encroachments, covenants, rights-of-way, conditions, matters that would be apparent from a physical inspection or current, accurate survey of such real property, restrictions and other similar charges or Security Interests that do not materially interfere with the present use of the Leased Real Property, (e) with respect to any Leased Real Property (i) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Security Interests thereon, (ii) any Security Interests permitted under the Company Lease, and (iii) any Security Interests encumbering the real property of which the Leased Real Property is a part, (iv) zoning, building, entitlement and other land use and environmental regulations promulgated by any Governmental Authority that do not materially interfere with the current use of the Leased Real Property, (f) non-exclusive licenses of Intellectual Property entered into in the Ordinary Course, (g) Ordinary Course purchase money Security Interests and Security Interests securing rental payments under operating or capital lease arrangements for amounts not yet due or payable, (h) other Security Interests arising in the Ordinary Course and not incurred in connection with the borrowing of money and on a basis consistent with past practice in connection with workers’ compensation, unemployment insurance or other types of social security, (i) reversionary rights in favor of landlords under any Company Leases with respect to any of the buildings or other improvements owned by the Company or any of its Subsidiaries, (j) any other Security Interests that have been incurred or suffered in the Ordinary Course and do not materially impair the existing use of the property affected by such Security Interest and (k) any Security Interest disclosed in Section 1.1PE of the Company Disclosure Letter;

“Permitted Entity”, with respect to a Key Executive, has the meaning set forth in the PubCo Charter;

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, trust, estate, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind;

“Personal Data” means (a) all data and information that, whether alone or in combination with any other data or information, identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a natural person, household, or his, her or its device, including name, street address, telephone number, email address, photograph, social security number, government-issued ID number, customer or account number, health information, financial information, device identifiers, transaction identifier, cookie ID, browser or device fingerprint or other probabilistic identifier, IP addresses, physiological and behavioral biometric identifiers, viewing history, platform behaviors, and any other similar piece of data or information; or (b) all other data or information that is otherwise protected by any Privacy Laws;

“Plan of Acquisition Merger” means the plan of merger substantially in the form attached hereto as Exhibit H and any amendment or variation thereto made in accordance with the provisions of the Cayman Act with the consent of the Company;

“Plan of Initial Merger” means the plan of merger substantially in the form attached hereto as Exhibit I and any amendment or variation thereto made in accordance with the provisions of the Cayman Act with the consent of the Company;

“Preferred Shares” means, collectively, the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares, the Series D Preference Shares, the Series D-1 Preference Shares, the Series E Preference Shares, the Series F Preference Shares, the Series G Preference Shares and the Series H Preference Shares;

“Price per Share” means $13.032888;

“Privacy Laws” means all Laws applicable to or otherwise concerning the Processing of Personal Data, including incident reporting and Security Incident notifying requirements;

“Process” or “Processing” means, with respect to Personal Data, the use, collection, creation, processing, receipt, storage, recording, organization, structuring, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination, making available, alignment, combination, restriction, erasure or destruction of such Personal Data;

“Prohibited Person” means any Person that is (a) a national or organized under the laws of, or resident in, any U.S. embargoed or restricted country (which, as of the date of this Agreement, consists of Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine), (b) included on any Sanctions-related list of blocked or designated parties (including the United States Commerce Department’s Denied Parties List, Entity List, and Unverified List; the U.S. Department of Treasury’s Specially Designated Nationals and Blocked Persons List, Specially Designated Narcotics Traffickers List, Specially Designated Terrorists List, Specially Designated Global Terrorists List, or the Annex to Executive Order No. 13224; the Department of State’s Debarred List; or any list of Persons subject to sanctions issued by the United Nations Security Council, HM Treasury of the United Kingdom, and the European Union); (c) owned fifty percent or more, directly or indirectly, by a Person included on any Sanctions-related list of blocked or designated parties, as described in clause (b) above; (d) is a Person acting in his or her official capacity as a director, officer, employee, or agent of a Person included on any Sanctions-related list of blocked or designated parties, as described in clause (b) above; or (e) a Person with whom business transactions, including exports and imports, are otherwise restricted by Sanctions, including, in each clause above, any updates or revisions to the foregoing and any newly published rules;

“Proxy Statement” means the proxy statement forming part of the Proxy/Registration Statement filed with the SEC, with respect to the SPAC Shareholders’ Meeting and the Transactions, to be used for the purpose of soliciting proxies from SPAC Shareholders to approve the Transaction Proposals;

“PubCo Class A Ordinary Shares” means Class A ordinary shares of PubCo, par value $0.000001 per share, as defined in the PubCo Charter;

“PubCo Class B Ordinary Shares” means Class B ordinary shares of PubCo, par value $0.000001 per share, as defined in the PubCo Charter;

“PubCo Ordinary Shares” means, collectively PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares;

“Registered IP” means Owned IP issued by, registered, recorded or filed with, renewed by or the subject of a pending application before any Governmental Authority, Internet domain name registrar or other authority;

“Related Party” means (a) any member, shareholder or equity interest holder who, together with its Affiliates, directly or indirectly holds no less than 5% of the total outstanding share capital of the Company or any of its Subsidiaries, (b) any director, commissioner or officer of the Company or any of its Subsidiaries, in each case of clauses (a) and (b), excluding the Company or any of its Subsidiaries;

“Representatives” of a Person means, collectively, officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives of such Person or its Affiliates;

“Required Governmental Authorization” means all material franchises, approvals, permits, consents, qualifications, certifications, authorizations, licenses, orders, registrations, certificates, variances or other similar permits, rights and all pending applications therefor from or with the relevant Governmental Authority required to operate the business of the Company and any of its Material Subsidiaries, as currently conducted, in accordance with applicable Law;

“Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including the United States Commerce Department’s Denied Parties List, Entity List, and Unverified Lists, the U.S. Department of Treasury’s Specially Designated Nationals and Blocked Persons List, Specially Designated Narcotics Traffickers List, or Specially Designated Terrorists List, Specially Designated Global Terrorists List, or the Annex to Executive Order No. 13224, and the Department of State’s Debarred List), (b) the European Union and enforced by its member states, (c) the United Nations Security Council, (d) Her Majesty’s Treasury of the United Kingdom and (e) any other similar economic sanctions administered by a Governmental Authority;

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002;

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the Securities Act of 1933;

“Security Incident” means a data breach or other security incident that results in unauthorized access, disclosure, use, alteration, corruption, destruction, or loss of Personal Data;

“Security Interest” means (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other similar encumbrance of any kind, including any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable Law, (b) any proxy, voting trust agreement, option or transfer restriction in favor of any Person and (c) any adverse claim as to title, possession or use, except for any of the foregoing referred to in clauses (a), (b) or (c) above created by or arising under the Shareholders’ Agreement, the GFG Shareholders’ Agreement or any other Transaction Documents, applicable Law or otherwise arising by statutes;

“Senior Management Members” means the Founder, Tan Hooi Ling, Ming Maa and the twelve employees of the applicable Group Company listed on Section 1.1SM of the Company Disclosure Letter;

“Series A Preference Shares” has the meaning given to that term in the Company Charter;

“Series B Preference Shares” has the meaning given to that term in the Company Charter;

“Series C Preference Shares” has the meaning given to that term in the Company Charter;

“Series D Preference Shares” has the meaning given to that term in the Company Charter;

“Series D-1 Preference Shares” has the meaning given to that term in the Company Charter;

“Series E Preference Shares” has the meaning given to that term in the Company Charter;

“Series F Preference Shares” has the meaning given to that term in the Company Charter;

“Series G Preference Shares” has the meaning given to that term in the Company Charter;

“Series H Preference Shares” has the meaning given to that term in the Company Charter;

“Shareholder Merger Consideration” means the Initial Merger Consideration and the Acquisition Merger Consideration, as applicable;

“Shareholders’ Agreement” means the Second Amended and Restated Shareholders’ Agreement in respect of the Company, dated as of June 4, 2019;

“Social Insurance” means any form of social insurance required under applicable Law, including social security, employment, unemployment or employee insurance, workmen’s compensation and medical insurance, and any contribution payable therewith to any Governmental Authority or social welfare organization;

“SPAC Accounts Date” means December 31, 2020;

“SPAC Acquisition Proposal” means: (a) any, direct or indirect, acquisition, merger, domestication, reorganization, business combination, “initial business combination” under SPAC’s initial IPO prospectus or similar transaction, in one transaction or a series of transactions, involving SPAC or involving all or a material portion of the assets, Equity Securities or businesses of SPAC (whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, purchase of assets, tender offer or otherwise); or (b) any equity or similar investment in SPAC or any of its controlled Affiliates, other than the Private Placement;

“SPAC Charter” means the Amended and Restated Memorandum of Association of SPAC, as adopted by special resolution, dated as of September 30, 2020, as amended or restated from time to time;

“SPAC Class A Ordinary Shares” means Class A ordinary shares of SPAC, par value $0.0001 per share, as defined in the SPAC Charter;

“SPAC Class B Ordinary Shares” means Class B ordinary shares of SPAC, par value $0.0001 per share, as defined in the SPAC Charter;

“SPAC Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, assets and liabilities, results of operations or financial condition of SPAC or (ii) the ability of SPAC to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “SPAC Material Adverse Effect”: (a) any change in applicable Laws or GAAP or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action expressly required to be taken under this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), epidemic or pandemic (including any action taken or refrained from being taken in response to COVID-19 or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement), acts of nature or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, riots or insurrections, (f) any matter set forth on, or deemed to be incorporated in, Section 1.1SMAE of the SPAC Disclosure Letter, (g) any Events that are cured by SPAC prior to the Acquisition Closing, (h) any change in the trading price or volume of the SPAC Units, SPAC Ordinary Shares or SPAC Warrants (provided that the underlying causes of such changes referred to in this clause (h) may be considered in determining whether there is a SPAC Material Adverse Effect except to the extent such cause is within the scope of any other exception within this definition), or (i) any worsening of the Events referred to in clauses (b), (d), (e) or (f) to the extent existing as of the date of this Agreement; provided, however, that in the case of each of clauses (b), (d) and (e), any such Event to the extent it disproportionately affects SPAC relative to other special purpose acquisition companies shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a SPAC Material Adverse Effect. Notwithstanding the foregoing, with respect to SPAC, the amount of SPAC Share Redemptions or the failure to obtain SPAC Shareholders’ Approval shall not be deemed to be a SPAC Material Adverse Effect;

“SPAC Ordinary Shares” means, collectively, SPAC Class A Ordinary Shares and SPAC Class B Ordinary Shares;

“SPAC Preference Shares” means preference shares of SPAC, par value $0.0001 per share, as defined in the SPAC Charter;

“SPAC Securities” means, collectively, the SPAC Shares and the SPAC Warrants;

“SPAC Share Redemption” means the election of an eligible (as determined in accordance with the SPAC Charter) holder of SPAC Ordinary Shares to redeem all or a portion of the SPAC Ordinary Shares held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account, but net of Taxes payable and up to $100,000 to pay dissolution expenses) (as determined in accordance with SPAC Charter) in connection with the Transaction Proposals;

“SPAC Shareholder” means any holder of any SPAC Shares;

“SPAC Shareholders’ Approval” means (a) the approval of the Business Combination by Ordinary Resolution (as defined in the SPAC Charter) and the approval of this Agreement, the Plan of Merger in respect of the Initial Merger and the Initial Merger by an affirmative vote of the holders of at least two-thirds of the SPAC Shares as, being present and entitled to do so, vote in person or, where proxies are allowed, by proxy (as determined in accordance with the SPAC Charter) at a SPAC Shareholders’ Meeting duly called by the SPAC Board held for such purpose and (b) the approval of any other proposals as the SEC (or staff member thereof) indicates (i) are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto and (ii) are required to be approved by the shareholders of SPAC in order for the Acquisition Closing to be consummated;

“SPAC Shares” means, collectively, SPAC Class A Ordinary Shares and SPAC Class B Ordinary Shares;

“SPAC Transaction Expenses” means any out-of-pocket fees and expenses paid or payable by SPAC, the Acquisition Entities or Sponsor (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of the Transactions, including (a) all fees (including deferred underwriting fees), costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, (b) Transfer Taxes, and (c) any and all filing fees to the Governmental Authorities in connection with the Transactions;

“SPAC Unit” means the units issued in SPAC’s IPO or the exercise of the underwriters’ overallotment option consisting of one SPAC Class A Ordinary Share and one-fifth of a SPAC Warrant;

“SPAC Warrant” means all outstanding and unexercised warrants to acquire SPAC Class A Ordinary Shares;

“Subsidiary” means, with respect to a Person, an entity of which a majority of both the economic interests and voting interests is owned, directly or indirectly, by such Person and, in case of a limited partnership, limited liability company or similar entity, such Person is a general partner or managing member and has the power to direct the policies, management and affairs of such entity, respectively;

“Tax” or “Taxes” means all federal, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, alternative or add-on minimum, or estimated taxes, and including any interest, penalty, or addition thereto;

“Tax Returns” means all U.S. federal, state, local, provincial and non-U.S. returns, declarations, computations, notices, statements, claims, reports, schedules, forms and information returns, including any attachment thereto or amendment thereof, required or permitted to be supplied to, or filed with, a Governmental Authority with respect to Taxes;

“Trade Secrets” means confidential or proprietary information and any know how and other inventions, processes, models, methodologies and other information that (a) derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy;

“Trademarks” means trade names, logos, trademarks, service marks, service names, trade dress, company names, collective membership marks, certification marks, slogans, toll-free numbers, and other forms indicia of origin, whether or not registerable as a trademark in any given country, together with registrations and applications therefor, and the goodwill associated with any of the foregoing;

“Transaction Documents” means, collectively, this Agreement, the NDA, the PIPE Subscription Agreements, the Amended and Restated Forward Purchase Agreements, the Sponsor Support Agreement, the Shareholder Support Agreements, the Registration Rights Agreement, the Shareholder Deed, the Backstop Agreement, the Sponsor Subscription Agreement, the Assignment, Assumption and Amendment Agreement, the Initial Merger Filing Documents, the Acquisition Merger Filing Documents and any other agreements, documents or certificates entered into or delivered pursuant hereto or thereto, and the expression “Transaction Document” means any one of them;

“Transactions” means, collectively, the Mergers and each of the other transactions contemplated by this Agreement or any of the other Transaction Documents;

“Transfer Taxes” means any transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) payable in connection with the Transactions;

“Union” means any union, works council or other employee representative body; and

“Warrant Agreement” means the Warrant Agreement, dated as of September 30, 2020, by and between SPAC and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent.

Section 1.2. Other Definitions.

A&R Articles of Merger Sub 1	2.2(c)
Acquisition Closing	2.3(a)
Acquisition Closing Date	2.3(a)
Acquisition Effective Time	2.3(a)
Acquisition Entity	V
Acquisition Merger	Recitals
Acquisition Merger Filing Documents	2.3(a)
Agreement	Preamble
Agreement End Date	10.1(g)
Altimeter Group	11.19(a)
Amended and Restated Forward Purchase Agreements	Recitals
Anticorruption Laws	3.6(d)
Articles of the Surviving Corporation	2.3(c)
Assignment, Assumption and Amendment Agreement	Recitals
Assumed Key Executive Option	2.3(e)(iv)(2)
Assumed Option	2.3(e)(iv)(1)
Backstop Agreement	Recitals
Cayman Act	Recitals
Company	Preamble
Company Board	Recitals
Company Board Recommendation	8.2(b)(ii)

Company Certificates	2.5(d)
Company Cure Period	10.1(e)
Company Director	2.4(a)(ii)
Company Disclosure Letter	III
Company Financial Statements	3.8
Company Lease	3.13(b)
Company Letter of Transmittal	2.5(a)
Company Material Lease	3.13(b)
Company Non-Recourse Party	11.17
Company Shareholders’ Approval	3.4
Company Shareholders’ Meeting	8.2(c)
Converted Key Executive Restricted Stock Award	2.3(e)(vi)(2)
Converted Key Executive RSU Award	2.3(e)(vi)(2)
Converted Restricted Stock Award	2.3(e)(vi)(1)
Converted RSU Award	2.3(e)(vi)(1)
D&O Indemnified Parties	6.4(a)
Dissenting Shares	2.6(a)
Exchange Agent	2.5(a)
Forward Purchase Investors	Recitals
Forward Purchase Subscriptions	Recitals
Founder	Recitals
Grab Group	11.19(b)
Hughes Hubbard	11.19(b)
Initial Closing	2.2(a)
Initial Closing Date	2.2(a)
Initial Merger	Recitals
Initial Merger Effective Time	2.2(a)
Initial Merger Filing Documents	2.2(a)
Intended Tax Treatment	Recitals
Interim Period	6.1
Investment Amount	4.18(a)
Investors	Recitals
IPO	11.1
IT Systems	3.14(d)
JOBS Act	4.14
Letter of Transmittal	2.5(a)
Lost Certificate Affidavit	2.5(f)
MAS	8.1(b)
Material Permits	3.6(g)
Merger Sub 1	Preamble
Merger Sub 1 Share	5.2(a)
Merger Sub 2	Preamble
Merger Sub 2 Share	5.2(a)
Mergers	Recitals
Mutual Fund Investors	2.2(a)
PIPE Investments	Recitals
PIPE Subscription Agreements	Recitals
Private Placement	Recitals
Proxy/Registration Statement	8.2(a)(i)
PubCo	Preamble
PubCo Incentive Equity Plan	5.12
PubCo Share	5.2(a)

PubCo Warrant	2.2(e)(iii)
Registration Rights Agreement	Recitals
Regulatory Approvals	8.1(a)
Ropes	11.19(a)
Shareholder Deed	Recitals
Shareholder Support Agreement No. 1	Recitals
Shareholder Support Agreement No. 2	Recitals
Shareholder Support Agreement No. 3	Recitals
Shareholder Support Agreements	Recitals
SPAC	Preamble
SPAC Board	Recitals
SPAC Board Recommendation	8.2(b)(ii)
SPAC Certificates	2.5(b)
SPAC Cure Period	10.1(f)
SPAC Director	2.4(a)(ii)
SPAC Disclosure Letter	IV
SPAC Financial Statements	4.7(a)
SPAC Letter of Transmittal	2.5(a)
SPAC Non-Recourse Party	11.17
SPAC SEC Filings	4.12
SPAC Shareholders’ Meeting	8.2(b)(i)
Specified Governmental Authority	8.1(b)
Sponsor	Recitals
Sponsor Affiliate	Recitals
Sponsor Commitment	Recitals
Sponsor Subscription Agreement	Recitals
Sponsor Support Agreement	Recitals
Stockholder Certificates	2.5(d)
Stockholder Litigation	8.5
Subscription Agreements	Recitals
Subsequent Merger	2.2(f)
Subsequent Survivor	2.2(f)
Surviving Corporation	Recitals
Terminating Company Breach	10.1(e)
Terminating SPAC Breach	10.1(f)
Transaction Proposals	8.2(a)(i)
Transmittal Documents	2.5(d)
Trust Account	11.1
Trust Agreement	4.13
Trustee	4.13

Section 1.3. Construction.

(a) Unless the context of this Agreement otherwise requires or unless otherwise specified, (i) words of any gender shall be construed as masculine, feminine, neuter or any other gender, as applicable; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “herewith,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the terms “Schedule” or “Exhibit” refer to the specified Schedule or Exhibit of this Agreement; (vi) the words “including,” “included,” or “includes” shall mean “including, without limitation;” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (vii) the word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends and such phrase shall not simply mean “if;” (viii) the word “or” shall be disjunctive but not exclusive; (ix) the word “will” shall be construed to have the same meaning as the word “shall”; (x)

unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form; (xi) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (xii) references to “written” or “in writing” include in electronic form; and (xiii) a reference to any Person includes such Person’s predecessors, successors and permitted assigns;

(b) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(c) References to “$”, “dollar”, or “cents” are to the lawful currency of the United States of America.

(d) Whenever this Agreement refers to a number of days or months, such number shall refer to calendar days or months unless Business Days are expressly specified. Time periods within or following which any payment is to be made or act is to be done under this Agreement shall be calculated by excluding the calendar day on which the period commences and including the calendar day on which the period ends, and by extending the period to the next following Business Day if the last calendar day of the period is not a Business Day.

(e) All accounting terms used in this Agreement and not expressly defined in this Agreement shall have the meanings given to them under GAAP (with respect to SPAC) and IFRS (with respect to the Company or any of its Subsidiaries or Material Subsidiaries).

(f) Unless the context of this Agreement otherwise requires, references to the Company with respect to periods following the Acquisition Effective Time shall be construed to mean the Surviving Corporation and vice versa.

(g) The table of contents and the section and other headings and subheadings contained in this Agreement and the Exhibits hereto are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any Exhibit hereto.

(h) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(i) Capitalized terms used in the Exhibits and the Disclosure Letter and not otherwise defined therein have the meanings given to them in this Agreement.

(j) With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement.

ARTICLE II

TRANSACTIONS; CLOSING

Section 2.1. Pre-Closing Actions.

(a) ESOP Matters. Prior to the Acquisition Effective Time, the Company shall provide such notice (if any) to the extent required under the terms of the ESOP, obtain any necessary consents, waivers or releases, adopt applicable resolutions, amend the terms of the ESOP or any outstanding awards and take all other appropriate actions to: (a) effectuate the provisions of Section 2.3(e)(iv), Section 2.3(e)(v) and Section 2.3(e)(vi); and (b) ensure that after the Acquisition Effective Time, no holder of Company Options, Key Executive Options, Company Restricted Stock, Key Executive Restricted Stock, Company RSUs or Key Executive RSUs (or any beneficiary thereof) nor any other participant in the ESOP shall have any right thereunder to acquire any securities of the Surviving Corporation or to receive any payment or benefit with respect to any award previously granted under the ESOP, except as provided in Section 2.3(e)(iv), Section 2.3(e)(v) and 2.3(e)(vi).

(b) Organizational Documents of PubCo. At the Initial Merger Effective Time, PubCo’s Organizational Documents, as in effect immediately prior to the Initial Merger Effective Time, shall be amended and restated to read in their entirety in the form of the amended and restated memorandum and articles of association of PubCo attached hereto as Exhibit L, (the “PubCo Charter”), and, as so amended and restated, shall be the memorandum and articles of association of PubCo, until thereafter amended in accordance with the terms thereof and the Cayman Act.

Section 2.2. The Initial Merger.

(a) Initial Merger. On the date which is three Business Days after the first date on which all conditions set forth in Article IX that are required hereunder to be satisfied on or prior to the Initial Closing shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Initial Closing, but subject to the satisfaction or waiver thereof), or at such other time or in such other manner as shall be agreed upon by SPAC and the Company in writing, the closing of the Transactions contemplated by this Agreement with respect to the Initial Merger (the “Initial Closing”) shall take place remotely by conference call and exchange of documents and signatures in accordance with Section 11.9. At the Initial Closing, SPAC, PubCo and Merger Sub 1 shall cause SPAC to be merged with and into Merger Sub 1, with Merger Sub 1 being the surviving company in the Initial Merger (the day on which the Initial Closing occurs, the “Initial Closing Date”). On the Initial Closing Date, SPAC and Merger Sub 1 shall execute and cause to be filed with the Registrar of Companies of the Cayman Islands, the Plan of Initial Merger (substantially in the form attached hereto as Exhibit I) and such other documents as may be required in accordance with the applicable provisions of the Cayman Act or by any other applicable Law to make the Initial Merger effective (collectively, the “Initial Merger Filing Documents”). The Initial Merger shall become effective at the time when the Plan of Initial Merger has been accepted for filing by the Registrar of Companies of the Cayman Islands or at such later time as may be agreed by Merger Sub 1 and SPAC in writing with the prior written consent of the Company and specified in the Plan of Initial Merger (the “Initial Merger Effective Time”). Promptly following the Initial Merger Effective Time PubCo shall deliver notices to the parties to the Private Placement and the Sponsor Subscription Agreement to cause the release of funds from escrow to PubCo immediately prior to Acquisition Closing and to cause the Investors that are mutual funds (the “Mutual Fund Investors”) to complete the consummation of their respective PIPE Investments immediately prior to Acquisition Closing.

(b) Effect of the Initial Merger. At and after the Initial Merger Effective Time, the Initial Merger shall have the effects set forth in this Agreement, the Plan of Initial Merger and the applicable provisions of the Cayman Act. Without limiting the generality of the foregoing, and subject thereto, at the Initial Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of SPAC and Merger Sub 1 shall vest in and become the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of Merger Sub 1 as the surviving company (including all rights and obligations with respect to the Trust Account), which shall include the assumption by Merger Sub 1 of any and all agreements, covenants, duties and obligations of SPAC and Merger Sub 1 set forth in this Agreement and the other Transaction Documents to which SPAC or Merger Sub 1 is a party, and Merger Sub 1 shall thereafter exist as a wholly owned subsidiary of PubCo and the separate corporate existence of SPAC shall cease to exist.

(c) Organizational Documents of Merger Sub 1. At the Initial Merger Effective Time, the Organizational Documents of Merger Sub 1, as in effect immediately prior to the Initial Merger Effective Time, shall be amended and restated to read in their entirety in the form of the amended and restated memorandum and articles of association of Merger Sub 1 attached hereto as Exhibit J (the “A&R Articles of Merger Sub 1”), and, as so amended and restated, shall be the memorandum and articles of association of Merger Sub 1, until thereafter amended in accordance with the terms thereof and the Cayman Act.

(d) Directors and Officers of Merger Sub 1. At the Initial Merger Effective Time, the board of directors and officers of Merger Sub 1 and SPAC shall cease to hold office, and the board of directors of Merger Sub 1 and the officers of Merger Sub 1 shall be appointed as determined by the Company, each to hold office in accordance with the A&R Articles of Merger Sub 1 until they are removed or resign in accordance with the A&R Articles of Merger Sub 1 or until their respective successors are duly elected or appointed and qualified.

(e) Effect of the Initial Merger on Issued Securities of SPAC and Merger Sub 1. At the Initial Merger Effective Time, by virtue of and as part of the agreed consideration for the Initial Merger and without any action on the part of any party hereto or the holders of securities of SPAC or Merger Sub 1:

(i) SPAC Units. Each SPAC Unit outstanding immediately prior to the Initial Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one SPAC Class A Ordinary Share and one-fifth of a SPAC Warrant in accordance with the terms of the applicable SPAC Unit, which underlying SPAC Securities shall be adjusted in accordance with the applicable terms of this Section 2.2(e).

(ii) SPAC Ordinary Shares. Immediately following the separation of each SPAC Security in accordance with Section 2.2(e)(i), and subject to Section 2.2(e)(iv) each (A) SPAC Class A Ordinary Share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the applicable Transmittal Documents in accordance with Section 2.5, one newly issued PubCo Class A Ordinary Share and (B) SPAC Class B Ordinary Share issued and outstanding immediately prior to the Initial Merger Effective Time shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the applicable Transmittal Documents in accordance with Section 2.5, one newly issued PubCo Class A Ordinary Share. As of the Initial Merger Effective Time, each SPAC Shareholder shall cease to have any other rights in and to SPAC.

(iii) Exchange of SPAC Warrants. Each SPAC Warrant outstanding immediately prior to the Initial Merger Effective Time shall cease to be a warrant with respect to SPAC Shares and be assumed by PubCo and converted into a warrant to purchase one PubCo Class A Ordinary Share (each, a “PubCo Warrant”). Each PubCo Warrant shall continue to have and be subject to substantially the same terms and conditions as were applicable to such SPAC Warrant immediately prior to the Initial Merger Effective Time (including any repurchase rights and cashless exercise provisions) in accordance with the provisions of the Assignment, Assumption and Amendment Agreement.

(iv) SPAC Treasury Shares. Notwithstanding clause (ii) above or any other provision of this Agreement to the contrary, if there are any SPAC Shares that are owned by SPAC as treasury shares or any SPAC Shares owned by any direct or indirect subsidiary of SPAC immediately prior to the Initial Merger Effective Time, such SPAC Shares shall be canceled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(v) Merger Sub 1 Share. The Merger Sub 1 Share issued and outstanding immediately prior to the Initial Merger Effective Time shall continue existing and constitute the only issued and outstanding share in the capital of Merger Sub 1.

(vi) PubCo Shares. All PubCo Ordinary Shares, including the PubCo Share, that were outstanding immediately prior to the Initial Merger Effective Time shall be cancelled for no consideration.

(f) Subsequent Merger. In the event that following the consummation of the Initial Merger this Agreement shall have been terminated in accordance with Section 10.1 (other than Section 10.1(d) or Section 10.1(g)), then immediately prior to such termination: (i) Merger Sub 1 shall merge with and into PubCo, with PubCo continuing as the surviving company (the “Subsequent Survivor”) in such merger (the “Subsequent Merger”), and such actions shall occur automatically without the need for action by any party hereto; (ii) the memorandum and articles of association of the Subsequent Survivor shall be amended and restated in its entirety to read in the form of the SPAC Charter; (iii) (x) each PubCo Class A Ordinary Share that immediately prior to the Initial Merger Effective Time represented a SPAC Class A Ordinary Share shall be converted into the right to receive a Class A ordinary share of the Subsequent Survivor and (y) each PubCo Class A Ordinary Share that immediately prior to the Initial Merger Effective Time represented a SPAC Class B Ordinary Share shall be converted into the right to receive a Class B ordinary share of the Subsequent Survivor; (iv) the directors of the Subsequent Survivor shall be the persons who were directors of SPAC immediately prior to the Initial Merger Effective Time; (v) each PubCo Warrant that immediately prior to the Initial Merger Effective Time (excluding any PubCo Warrants that were detached immediately prior to the Initial Merger Time) was exercisable for the right to receive a SPAC Ordinary Share shall be converted into a warrant exercisable for the right to receive a corresponding ordinary share of the Subsequent Survivor; and (vi) a plan of merger shall be filed with the registrar of the Cayman Islands in respect of the Subsequent Merger consistent with the foregoing. On or prior to the date of this Agreement, the board of directors and the sole shareholder of PubCo, and the board of directors and PubCo as sole shareholder of Merger Sub 1, have approved and adopted resolutions authorizing the Subsequent Merger. It is understood and agreed that the Company shall have no obligation, liability or responsibility with respect to any of the matters covered by this Section 2.2(f).

Section 2.3. The Acquisition Merger.

(a) Acquisition Merger. As soon as practicable following the later of three hours and one minute following the Initial Merger Effective Time and the time on which all conditions set forth in Article IX that are required hereunder to be satisfied on or prior to the Acquisition Closing shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Acquisition Closing, but subject to the satisfaction or waiver thereof), or at such other time or in such other manner as shall be agreed upon by PubCo (with the prior written consent of the SPAC Director and the Company Director) and the Company in writing, the closing of the Transactions contemplated by this Agreement with respect to the Acquisition Merger (the “Acquisition Closing”) shall take place remotely by conference call and exchange of documents and signatures in accordance with Section 11.9. At the Acquisition Closing, PubCo, the Company and Merger Sub 2 shall cause Merger Sub 2 to be merged with and into the Company, with the Company being the surviving company in the Acquisition Merger (the day on which the Acquisition Closing occurs, the “Acquisition Closing Date”). On the Acquisition Closing Date, upon the Acquisition Closing, the Company and Merger Sub 2 shall execute and cause to be filed with the Registrar of Companies of the Cayman Islands the Plan of Acquisition Merger (substantially in the form attached hereto as Exhibit H) and such other documents as may be required in accordance with the applicable provisions of the Cayman Act or by any other applicable Law to make the Acquisition Merger effective (the “Acquisition Merger Filing Documents”). The Acquisition Merger shall become effective at the time when the Plan of Acquisition Merger has been accepted for filing by the Registrar of Companies of the Cayman Islands or at such later time as may be agreed by PubCo (with the prior written consent of the SPAC Director and the Company Director), Merger Sub 2 and the Company in writing and specified in the Plan of Acquisition Merger (the “Acquisition Effective Time”).

(b) Effect of the Acquisition Merger. At and after the Acquisition Effective Time, the Acquisition Merger shall have the effects set forth in this Agreement, the Plan of Acquisition Merger and the applicable provisions of the Cayman Act. Without limiting the generality of the foregoing, and subject thereto, at the Acquisition Effective Time, all the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of the Company and Merger Sub 2 shall vest in and become the property, rights, privileges, agreements, powers and franchises, Liabilities and duties of the Company as the surviving company, which shall include the assumption by the Company of any and all agreements, covenants, duties and obligations of the Company and

Merger Sub 2 set forth in this Agreement and the other Transaction Documents to which the Company or Merger Sub 2 is a party, and the Company shall thereafter exist as a wholly owned subsidiary of PubCo and the separate corporate existence of Merger Sub 2 shall cease to exist.

(c) Organizational Documents of the Surviving Corporation. At the Acquisition Effective Time, the Company’s Organizational Documents, as in effect immediately prior to the Acquisition Effective Time, shall be amended and restated to read in their entirety in the form of the amended and restated memorandum and articles of association of the Company attached hereto as Exhibit K, (the “Articles of the Surviving Corporation”), and, as so amended and restated, shall be the memorandum and articles of association of the Surviving Corporation, until thereafter amended in accordance with the terms thereof and the Cayman Act.

(d) Directors and Officers of the Surviving Corporation. At the Acquisition Effective Time, the board of directors and officers of Merger Sub 2 shall cease to hold office, and the board of directors of the Surviving Corporation and the officers of the Surviving Corporation shall be appointed as determined by the Company, each director and officer to hold office in accordance with the Articles of the Surviving Corporation until they are removed or resign in accordance with the Articles of the Surviving Corporation or until their respective successors are duly elected or appointed and qualified.

(e) Effect of the Acquisition Merger on Issued Securities of the Company and Merger Sub 2. At the Acquisition Effective Time, by virtue of and as part of the agreed consideration for the Acquisition Merger and without any action on the part of any party hereto or the holders of securities of the Company or Merger Sub 2:

(i) Ordinary Shares and Preferred Shares. Each Ordinary Share and Preferred Share issued and outstanding immediately prior to the Acquisition Effective Time, other than any (A) Key Executive Shares, (B) shares referred to in Section 2.3(e)(iii), (C) Company Restricted Stock and Key Executive Restricted Stock and (D) Dissenting Shares, shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the applicable Transmittal Documents in accordance with Section 2.5, such fraction of a newly issued PubCo Class A Ordinary Share that is equal to the Exchange Ratio, without interest, subject to rounding pursuant to Section 2.5(i). As of the Acquisition Effective Time, each Company Shareholder shall cease to have any other rights in and to the Company or the Surviving Corporation (other than the rights set forth in Section 2.6(a)).

(ii) Key Executive Shares. Each Key Executive Share issued and outstanding immediately prior to the Acquisition Effective Time, other than (A) Key Executive Restricted Stock and (B) Dissenting Shares, shall automatically be cancelled and cease to exist in exchange for the right to receive, upon delivery of the applicable Transmittal Documents in accordance with Section 2.5, such fraction of a newly issued PubCo Class B Ordinary Share that is equal to the Exchange Ratio, without interest, subject to rounding pursuant to Section 2.5(i).

(iii) Treasury Shares. Notwithstanding clause (i) above or any other provision of this Agreement to the contrary, if there are any Company Shares that are owned by the Company as treasury shares or any Company Shares owned by any direct or indirect subsidiary of the Company immediately prior to the Acquisition Effective Time, such Company Shares shall be canceled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(iv) Company Options and Key Executive Options.

(1) Each Company Option outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by PubCo and converted into an option to purchase PubCo Class A Ordinary Shares (each, an “Assumed Option”) under the PubCo Incentive Equity Plan. Each Assumed Option shall continue to have and be subject to substantially the same terms and conditions as were applicable to such

Company Option immediately prior to the Acquisition Effective Time (including expiration date, vesting conditions, and exercise provisions), except that (A) each Assumed Option shall be exercisable for that number of PubCo Class A Ordinary Shares equal to the product (rounded down to the nearest whole number) of (y) the number of Company Shares subject to such Company Option immediately prior to the Acquisition Effective Time multiplied by (z) the Exchange Ratio; and (B) the per share exercise price for each PubCo Class A Ordinary Share issuable upon exercise of the Assumed Option shall be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (y) the exercise price per Company Share subject to such Company Option immediately prior to the Acquisition Effective Time by (z) the Exchange Ratio; provided, however, that the exercise price and the number of PubCo Class A Ordinary Shares purchasable under each Assumed Option shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Company Option to which Section 422 of the Code applies, the exercise price and the number of PubCo Class A Ordinary Shares purchasable under such Assumed Option shall be determined in accordance with the foregoing in a manner that satisfies the requirements of Section 424(a) of the Code.

(2) Each Key Executive Option outstanding immediately prior to the Acquisition Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of any holder or beneficiary thereof, be assumed by PubCo and converted into an option to purchase PubCo Class B Ordinary Shares (each, an “Assumed Key Executive Option”) under the PubCo Incentive Equity Plan. Each Assumed Key Executive Option shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Key Executive Option immediately prior to the Acquisition Effective Time (including expiration date, vesting conditions, and exercise provisions), except that (i) each Assumed Key Executive Option shall be exercisable for that number of PubCo Class B Ordinary Shares equal to the product (rounded down to the nearest whole number) of (A) the number of Company Shares subject to such Key Executive Option immediately prior to the Acquisition Effective Time multiplied by (B) the Exchange Ratio; and (ii) the per share exercise price for each PubCo Class B Ordinary Share issuable upon exercise of the Assumed Key Executive Option shall be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (A) the exercise price per Company Share subject to such Key Executive Option immediately prior to the Acquisition Effective Time by (B) the Exchange Ratio; provided, however, that the exercise price and the number of PubCo Class B Ordinary Shares purchasable under each Assumed Key Executive Option shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, further, that in the case of any Key Executive Option to which Section 422 of the Code applies, the exercise price and the number of PubCo Class B Ordinary Shares purchasable under such Assumed Key Executive Option shall be determined in accordance with the foregoing in a manner that satisfies the requirements of Section 424(a) of the Code.

(v) Company Restricted Stock and Key Executive Restricted Stock

(1) Each award of Company Restricted Stock outstanding immediately prior to the Acquisition Effective Time shall be converted into an award of restricted PubCo Class A Ordinary Shares (each, a “Converted Restricted Stock Award”) under the PubCo Incentive Equity Plan. Each Converted Restricted Stock Award will have and be subject to substantially the same terms and conditions (including vesting and voting terms) as were applicable to such award of Company Restricted Stock immediately before the Acquisition Effective Time, except that each Converted Restricted Stock Award will be converted into that number of PubCo Class A Ordinary Shares equal to the product (rounded down to the nearest whole number) of (A) the number of Company Shares subject to the award of Company Restricted Stock immediately before the Acquisition Effective Time multiplied by (B) the Exchange Ratio.

(2) Each award of Key Executive Restricted Stock outstanding immediately prior to the Acquisition Effective Time shall be converted into an award of restricted PubCo Class B Ordinary Shares (each, a “Converted Key Executive Restricted Stock Award”) under the PubCo Incentive Equity Plan. Each Converted Key Executive Restricted Stock Award will have and be subject to substantially the same terms and conditions (including vesting and voting terms) as were applicable to such award of Key Executive Restricted Stock immediately before the Acquisition Effective Time, except that each Converted Key Executive Restricted Stock

Award will be converted into that number of PubCo Class B Ordinary Shares equal to the product (rounded down to the nearest whole number) of (A) the number of Company Shares subject to the award of Key Executive Restricted Stock immediately before the Acquisition Effective Time multiplied by (B) the Exchange Ratio.

(vi) Company RSUs and Key Executive RSUs

(1) Each award of Company RSUs outstanding immediately prior to the Acquisition Effective Time shall be assumed by PubCo and converted into an award of restricted share units representing the right to receive PubCo Class A Ordinary Shares (each, a “Converted RSU Award”) under the PubCo Incentive Equity Plan. Each Converted RSU Award will have and be subject to substantially the same terms and conditions (including vesting and settlement terms) as were applicable to such award of Company RSUs immediately before the Acquisition Effective Time, except that each Converted RSU Award will represent the right to receive that number of PubCo Class A Ordinary Shares equal to the product (rounded down to the nearest whole number) of (A) the number of Company Shares subject to the Company RSU award immediately before the Acquisition Effective Time multiplied by (B) the Exchange Ratio.

(2) Each award of Key Executive RSUs outstanding immediately prior to the Acquisition Effective Time shall be assumed by PubCo and converted into an award of restricted share units representing the right to receive PubCo Class B Ordinary Shares (each, a “Converted Key Executive RSU Award”) under the PubCo Incentive Equity Plan. Each Converted Key Executive RSU Award will have and be subject to substantially the same terms and conditions (including vesting and settlement terms) as were applicable to such award of Key Executive RSUs immediately before the Acquisition Effective Time, except that each Converted Key Executive RSU Award will represent the right to receive that number of PubCo Class B Ordinary Shares equal to the product (rounded down to the nearest whole number) of (A) the number of Company Shares subject to the Key Executive RSU award immediately before the Acquisition Effective Time multiplied by (B) the Exchange Ratio.

(vii) Dissenting Shares. Each of the Dissenting Shares issued and outstanding immediately prior to the Acquisition Effective Time shall be cancelled and cease to exist in accordance with Section 2.6(a) and shall thereafter represent only the right to receive the applicable payments set forth in Section 2.6(a).

(viii) Cancellation of Merger Sub 2 Share. The Merger Sub 2 Share issued and outstanding immediately prior to the Acquisition Effective Time shall automatically be converted into one ordinary share of the Surviving Corporation, which ordinary share shall constitute the only issued and outstanding share in the capital of the Surviving Corporation.

Section 2.4. Closing Deliverables.

(a) At the Initial Closing,

(i) the Company shall deliver or cause to be delivered to SPAC, a certificate signed by an officer of the Company, dated as of the Initial Closing Date, certifying that the conditions specified in Section 9.2 have been fulfilled;

(ii) PubCo shall deliver or cause to be delivered to SPAC (i) evidence of the appointment of Hab Siam (or in the event of his death or incapacity, another director of SPAC who was such prior to the Initial Closing) (the “SPAC Director”) as a director to the board of directors of PubCo, in addition to the then-existing director of PubCo (the “Company Director”), effective as of the Initial Merger Effective Time and (ii) a resignation letter, duly executed by the Company Director, providing for the Company Director’s automatic resignation from the board of directors of PubCo upon the earlier of the Acquisition Closing and the termination of this Agreement in accordance with its terms;

(iii) SPAC shall deliver or cause to be delivered to PubCo a resignation letter, duly executed by the SPAC Director, providing for the SPAC Director’s automatic resignation from the board of directors of PubCo upon the Acquisition Closing; and

(iv) SPAC shall deliver or cause to be delivered to the Company, a certificate signed by an officer of SPAC, dated as of the Initial Closing Date, certifying that the conditions specified in Section 9.3 have been fulfilled.

(b) At the Acquisition Closing,

(i) PubCo shall deliver or cause to be delivered to the Company:

(1) copies of the written resignations of (A) all of the directors and officers of PubCo and Merger Sub 2, effective as of the Acquisition Effective Time and (B) of all the directors and officers of SPAC and Merger Sub 1, effective as of the Initial Merger Effective Time;

(2) copies of resolutions of the board of directors of Merger Sub 1 changing the bank signatories of Merger Sub 1, effective as of the Acquisition Effective Time, to the Persons specified in a written notice given by the Company to PubCo prior to the Acquisition Effective Time; and

(ii) PubCo shall pay or cause to be paid by wire transfer of immediately available funds (i) all accrued and unpaid Company Transaction Expenses and (ii) all accrued and unpaid SPAC Transaction Expenses, each as set forth on a written statement to be delivered to PubCo by or on behalf of the Company and SPAC, respectively, not less than two Business Days prior to the Acquisition Closing Date, which shall include the respective amounts and wire transfer instructions for the payment thereof.

Section 2.5. Surrender of Company Equity Securities and SPAC Equity Securities and Disbursement of Shareholder Merger Consideration.

(a) Prior to the Initial Merger Effective Time, PubCo shall appoint Continental Stock Transfer & Trust Company as exchange agent, or another exchange agent reasonably acceptable to the Company (in such capacity, the “Exchange Agent”), for the purpose of exchanging (i) Company Shares for a number of PubCo Ordinary Shares and (ii) SPAC Ordinary Shares for a number of PubCo Ordinary Shares, each in accordance with the provisions of this Agreement, the Plan of Initial Merger and the Plan of Acquisition Merger, as applicable. At or prior to the Initial Merger Effective Time, PubCo shall deposit, or cause to be deposited, with the Exchange Agent the Shareholder Merger Consideration. At or as promptly as practicable following the Initial Merger Effective Time or the Acquisition Effective Time, as the case may be, PubCo shall send, or shall cause the Exchange Agent to send, to each SPAC Shareholder a letter of transmittal for use in such exchange, in a form reasonably acceptable to the Company and SPAC (a “SPAC Letter of Transmittal”) and to each Company Shareholder a letter of transmittal for use in such exchange, in a form reasonably acceptable to the Company and SPAC (a “Company Letter of Transmittal” and together with the SPAC Letter of Transmittal, each a “Letter of Transmittal”).

(b) Notwithstanding any other provision of this Section 2.5, any obligation on PubCo under this Agreement to issue PubCo Ordinary Shares to (i) SPAC Shareholders entitled to PubCo Class A Ordinary Shares or (ii) Company Shareholders entitled to receive PubCo Ordinary Shares shall be satisfied by PubCo issuing such PubCo Ordinary Shares to the DTC or to such other clearing service or issuer of depositary receipts (or their nominees, in either case) as may be necessary or expedient, and each SPAC Shareholder and Company Shareholder shall hold such PubCo Ordinary Shares in book-entry form or through a holding of depositary receipts and the DTC or its nominee or the relevant clearing service or issuer of depositary receipts (or their nominees, as the case may be), will be the holder of record of such PubCo Ordinary Shares.

(c) Each SPAC Shareholder shall be entitled to receive its portion of the Initial Merger Consideration in respect of the SPAC Ordinary Shares and in the form of PubCo Class A Ordinary Shares as set forth in Section 2.2(e)(ii) as soon as reasonably practicable after the Initial Merger Effective Time, but subject to the delivery to the Exchange Agent of the following items prior thereto: (i) the certificate(s), if any, representing such SPAC Ordinary Shares (“SPAC Certificates”) (or a Lost Certificate Affidavit) and (ii) a properly completed and duly executed SPAC Letter of Transmittal. Until so surrendered, each such SPAC Certificate shall represent after the Initial Merger Effective Time for all purposes only the right to receive such portion of the Initial Merger Consideration attributable to such SPAC Shares (as evidenced by the SPAC Certificate).

(d) Each Company Shareholder shall be entitled to receive its portion of the Shareholder Merger Consideration in respect of the Ordinary Shares and in the form of either PubCo Class A Ordinary Shares or PubCo Class B Ordinary Shares, as set forth in Section 2.3(e)(i) and (ii) (excluding any Company Shares described in Section 2.3(e)(iii) or Dissenting Shares), as soon as reasonably practicable after the Acquisition Effective Time, but subject to the delivery to the Exchange Agent of the following items prior thereto: (i) the certificate(s), if any, representing such Company Shares (“Company Certificates” and together with the SPAC Certificates, the “Stockholder Certificates” (or a Lost Certificate Affidavit) and (ii) a properly completed and duly executed Company Letter of Transmittal (the documents to be submitted to the Exchange Agent pursuant to this sentence and the first sentence of Section 2.5(c), as applicable, may be referred to herein collectively as the “Transmittal Documents”). Until so surrendered, each such Company Certificate shall represent after the Acquisition Effective Time for all purposes only the right to receive such portion of the Acquisition Merger Consideration attributable to such Company Shares (as evidenced by the Company Certificate).

(e) If any portion of the Shareholder Merger Consideration is to be delivered or issued to a Person other than the Person in whose name the surrendered Stockholder Certificate is registered immediately prior to the Initial Merger Effective Time or Acquisition Effective Time, as applicable, it shall be a condition to such delivery that (i) in the case of Company Shares, the transfer of such Company Shares shall have been permitted in accordance with the terms of the Company Charter and in case of SPAC Shares, the transfer of such SPAC Shares shall have been permitted in accordance with the terms of the SPAC Charter, (ii) the recipient of such portion of the Shareholder Merger Consideration, or the Person in whose name such portion of the Shareholder Merger Consideration is delivered or issued, shall have already executed and delivered duly executed counterparts to the applicable Transmittal Documents as are reasonably deemed necessary by the Exchange Agent and (iii) the Person requesting such delivery shall have paid to the Exchange Agent any transfer or other Taxes required as a result of such delivery to a Person other than the registered holder of such Stockholder Certificate, or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(f) Notwithstanding anything to the contrary contained herein, in the event that any Stockholder Certificate shall have been lost, stolen or destroyed, in lieu of delivery of a Stockholder Certificate to the Exchange Agent, the SPAC Shareholder or Company Shareholder, as applicable, may instead deliver to the Exchange Agent an affidavit of lost certificate and indemnity of loss in form and substance reasonably acceptable to PubCo (a “Lost Certificate Affidavit”), which at the reasonable discretion of PubCo may include a requirement that the owner of such lost, stolen or destroyed Stockholder Certificate deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against PubCo, SPAC or the Surviving Corporation with respect to the Company Shares or SPAC Shares, as applicable, represented by the Stockholder Certificates alleged to have been lost, stolen or destroyed. Any Lost Certificate Affidavit properly executed and delivered in accordance with this Section 2.5(f) shall, unless the context otherwise requires, be treated as a Stockholder Certificate for all purposes of this Agreement.

(g) After the Acquisition Effective Time, the register of members of the Company shall be closed, and thereafter there shall be no further registration on the register of members of the Surviving Corporation of transfers of Company Shares that were issued and outstanding immediately prior to the Acquisition Effective Time. After the Initial Merger Effective Time, the register of members of SPAC shall be closed, and thereafter there shall be no further registration on the register of members of SPAC of transfers of SPAC Shares that were issued and outstanding immediately prior to the Initial Merger Effective Time. No dividends or other distributions declared or made after the date of this Agreement with respect to PubCo Ordinary Shares with a record date after the Acquisition Effective Time (in the case of Company Shares) or the Initial Merger Effective Time (in the case of SPAC Shares) will be paid to the holders of any Company Shares that were issued and outstanding immediately prior to the Acquisition Effective Time or SPAC Shares that were issued and outstanding immediately prior to the Initial Merger Effective Time (as applicable) in either case until the holders of record of such Company Shares or SPAC Shares (as applicable) shall have provided the applicable Transmittal Documents in accordance with Section 2.5(c) and Section 2.5(d). Subject to applicable Law, following the delivery of the applicable Transmittal Documents, the Exchange Agent shall promptly deliver to the record holders thereof, without interest, the applicable Shareholder Merger Consideration and the amount of any such dividends or other distributions with a record date after the Acquisition Effective Time or the Initial Merger Effective Time, as applicable, theretofore paid with respect to such PubCo Ordinary Shares.

(h) All securities issued upon the surrender of Stockholder Certificates (or delivery of a Lost Certificate Affidavit) in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to SPAC Shares or Company Shares, as applicable, represented by such Stockholder Certificates. Any portion of the Shareholder Merger Consideration made available to the Exchange Agent pursuant to Section 2.5(a) that remains unclaimed by SPAC Shareholders or Company Shareholders one year after the Initial Merger Effective Time shall be returned to PubCo, upon demand, and any such SPAC Shareholder or Company Shareholder, as applicable, who has not exchanged its SPAC Shares or Company Shares, as applicable, for the applicable portion of the Shareholder Merger Consideration in accordance with this Section 2.5 prior to that time shall thereafter look only to PubCo for payment of the portion of the Shareholder Merger Consideration in respect of such SPAC Shares or Company Shares, as applicable, without any interest thereon (but with any dividends paid with respect thereto). Notwithstanding the foregoing, none of the Surviving Corporation, PubCo or any party hereto or any Representative of any of the foregoing shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(i) Notwithstanding anything to the contrary contained herein, no fraction of a PubCo Ordinary Share will be issued by virtue of the Mergers or the other Transactions, and each Person who would otherwise be entitled to a fraction of a PubCo Ordinary Share (after aggregating all fractional shares of the applicable class of PubCo Ordinary Shares that otherwise would be received by such holder) shall instead have the number of PubCo Ordinary Shares of the applicable class issued to such Person rounded up in the aggregate to the nearest whole PubCo Ordinary Share of such class.

Section 2.6. Dissenter’s Rights.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the Cayman Act, Company Shares that are outstanding immediately prior to the Acquisition Effective Time and that are held by shareholders of the Company who shall have demanded properly in writing dissenters’ rights for such Company Shares in accordance with Section 238 of the Cayman Act and otherwise complied with all of the provisions of the Cayman Act relevant to the exercise and perfection of dissenters’ rights (the “Dissenting Shares”) shall not be converted into, and such shareholders shall have no right to receive, the applicable Shareholder Merger Consideration unless and until such shareholder fails to perfect or withdraws or otherwise loses his, her or its right to dissenters’ rights under the Cayman Act. The Company Shares owned by any Company Shareholder who fails to perfect or who effectively withdraws or otherwise loses his, her or its dissenters’ rights pursuant to the Cayman Act shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Acquisition Effective Time, the right to receive the applicable Shareholder Merger Consideration, without any interest thereon.

(b) Prior to the Acquisition Closing, the Company shall give PubCo prompt notice of any demands for dissenters’ rights received by the Company and any withdrawals of such demands and the Company shall have complete control over all negotiations and proceedings with respect to such dissenters’ rights (including the ability to make any payment with respect to any exercise by a shareholder of its rights to dissent from the Acquisition Merger or any demands for appraisal or offer to settle or settle any such demands or approve any withdrawal of any such dissenter rights or demands).

Section 2.7. Withholding. Each of the Surviving Corporation, PubCo, Merger Sub 1 and Merger Sub 2 (and their Affiliates and Representatives) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or non-U.S. Tax Law. Other than in respect of amounts subject to compensatory withholding, the Surviving Corporation, PubCo, Merger Sub 1 or Merger Sub 2 (or their Affiliates or Representatives) shall use commercially reasonable efforts to notify the Person in respect of whom such deduction or withholding is expected to be made at least five Business Days prior to making any such deduction or withholding, which notice shall be in writing and include the amount of and basis for such deduction or withholding. The Surviving Corporation, PubCo, Merger Sub 1 or Merger Sub 2 (or their Affiliates or Representatives), as applicable, shall use commercially reasonable efforts to cooperate with such Person to reduce or eliminate any such requirement to deduct or withhold to the extent permitted by Law. To the extent that amounts are so withheld by the Surviving Corporation, PubCo, Merger Sub 1 or Merger Sub 2 (or their Affiliates or Representatives), as the case may be, and timely paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to SPAC and each Acquisition Entity the following, except as set forth in the disclosure letter delivered to SPAC and the Acquisition Entities by the Company on the date of this Agreement (the “Company Disclosure Letter”), which exceptions shall, subject to Section 11.10, be deemed to be part of the representations and warranties made hereunder.

Section 3.1. Organization, Good Standing and Qualification. Each Group Company has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of incorporation and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted. Each Group Company is duly licensed or qualified and in good standing (to the extent such concept is applicable in the Group Company’s jurisdiction of formation) as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing (to the extent such concept is applicable in the Group Company’s jurisdiction of formation), as applicable, except where the failure to be so licensed or qualified or in good standing would not have a Company Material Adverse Effect. As of the date of this Agreement, the Company Charter and the Shareholders’ Agreement, each as in effect as of the date of this Agreement and as previously made available by or on behalf of the Company to SPAC, are true and correct.

Section 3.2. Capitalization and Voting Rights.

(a) The Company and its Subsidiaries.

(i) The validly issued share capital, registered capital or charter capital of each Group Company as of the date of this Agreement is set forth in Section 3.2(a) of the Company Disclosure Letter. With respect to the share capital of the Company as of the date of this Agreement, Section 3.2(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the following (on an aggregate, and not holder-by-holder, basis): (A) outstanding Ordinary Shares, by class or series; (B) outstanding Preferred Shares, by class or series; (C) warrants and other share purchase rights, if any; (D) outstanding share options, restricted share units and other equity incentive awards; and (E) reserved but unissued shares under the ESOP.

(ii) All Company Shares that are issued and outstanding (A) have been duly authorized and have been validly issued and are fully paid, (B) were issued, in compliance in all material respects with applicable Law, and (C) were not issued in breach or violation of any preemptive rights or Contract.

(b) No Other Securities. Except as set forth in Section 3.2(b) of the Company Disclosure Letter, as of the date of this Agreement, (i) there are no other authorized, outstanding or issued Equity Securities of any Group Company; (ii) no Group Company is obligated to issue, sell or transfer any Equity Securities of such Group Company other than (A) pursuant to the ESOP and the GFG ESOP and (B) Equity Securities issuable upon conversion of Preferred Shares; (iii) other than the Shareholders’ Agreement and the GFG Shareholders’ Agreement, no Group Company is a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any Equity Security of such Group Company; (iv) no Group Company has granted any registration rights or information rights (other than under the Shareholders’ Agreement and the GFG Shareholders’ Agreement) to any other Person, nor is any Group Company obliged to list any of its Equity Securities on any securities exchange; (v) there are no phantom shares and there are no voting or similar agreements entered into by a Group Company which relate to the share capital, registered capital or charter capital of such Group Company; and (vi) no Group Company has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of such Group Company on any matter or any agreements to issue such bonds, debentures, notes or other obligations.

(c) Options, Restricted Stock and RSUs of Senior Management Members. Section 3.2(c) of the Company Disclosure Letter sets forth each outstanding Company Option, Company Restricted Stock and Company RSU held by a Senior Management Member and issued by the Company, including, with respect to each award, as applicable, (i) the holder, (ii) the number of units or shares underlying the award, and (iii) the exercise price.

Section 3.3. Corporate Structure; Subsidiaries. Except as set forth in Section 3.3 of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is obligated to make any investment in, or capital contribution to, or on behalf of, any other Person (other than the Company and any of its Subsidiaries or any of its Material Subsidiaries) in excess of $30,000,000 individually or $75,000,000 in the aggregate.

Section 3.4. Authorization. The Company has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is or will be a party and to consummate the transactions contemplated hereunder and thereunder, subject to receipt of the Company Shareholders’ Approval. Except for the Company Shareholders’ Approval, all corporate actions on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents to which it is or will be a party and the performance of all its obligations hereunder and thereunder (including any board approval) have been taken prior to the execution and delivery of this Agreement, subject to the filing of the Acquisition Merger Filing Documents. This Agreement and the other Transaction Documents to which the Company is or will be a party is, or when executed by the other parties thereto, will be, valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (b) as limited by applicable laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The only vote of holders of any class or series of capital stock of the Company necessary to approve and adopt this Agreement and the Transactions contemplated hereby is the approval and adoption of this Agreement by a Special Resolution (as defined in the Company Charter), which vote must include all of the Company Shares owned by DiDi, SVF, Toyota, Uni and the Founder (each as defined in the Company Charter) (collectively, the “Company Shareholders’ Approval”).

Section 3.5. Consents; No Conflicts. Assuming the representations and warranties in Article IV and Article V are true and correct, except (a) as otherwise set forth in the Company Disclosure Letter, (b) for the Company Shareholders’ Approval, (c) for the registration or filing with the Registrar of Companies of the Cayman Islands, the SEC or applicable state blue sky or other securities laws filings with respect to the Transactions and (d) for such other filings, notifications, notices, submissions, applications, or consents the failure of which to be obtained or made would not have a Company Material Adverse Effect, all filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transactions, in each case on the part of the Company, have been duly obtained or completed (as applicable) and are in full force and effect as of the date of this Agreement. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is or will be a party by the Company does not, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) (assuming compliance with the matters referred to in clauses (a) through (d) of the immediately preceding sentence) result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of any Group Company) or cancellation under, (A) any Governmental Order, (B) any provision of the Organizational Documents of any Group Company, each as currently in effect, (C) any applicable Law, (D) any Material Contract or (ii) result in the creation of any Security Interest upon any of the properties or assets of any Group Company other than any restrictions under federal or state securities laws, this Agreement, the Company Charter and Permitted Encumbrances, except in the case of sub-clauses (A), (C), and (D) of clause (i), as would not have a Company Material Adverse Effect.

Section 3.6. Compliance with Laws; Consents; Permits. Except as disclosed in Section 3.6 of the Company Disclosure Letter:

(a) Except as would not have a Company Material Adverse Effect, (i) the Company and its Subsidiaries are, and have been since December 31, 2019, in compliance with all applicable Law; and (ii) neither the Company nor any of its Subsidiaries is, to the Knowledge of the Company, under investigation with respect to a violation of any applicable Law.

(b) Since December 31, 2019, neither the Company nor any of its Subsidiaries has received any letter or other written communication from, and, to the Knowledge of the Company, there has not been any public notice of a type customary as a form of notification of such matters in the jurisdiction by, any Governmental Authority threatening in writing or providing notice of (i) the revocation or suspension of any Required Governmental Authorizations issued to the Company or any of its Subsidiaries or (ii) the need for compliance or remedial actions in respect of the activities carried out by the Company or any of its Subsidiaries, which revocation, suspension, compliance or remedial actions (or the failure of the Company or any of its Subsidiaries to undertake them) would have a Company Material Adverse Effect.

(c) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is engaged in any proceedings, demands, inquiries, or hearings or, to the Knowledge of the Company, investigations, before any court, statutory or governmental body, department, board or agency relating to applicable Anticorruption Laws or Sanctions, and to the Knowledge of the Company, no such proceeding, demand, inquiry, investigation or hearing has been threatened in writing.

(d) Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, commissioners, officers, employees, agents or any other Persons acting for or on behalf of the Company or any of its Subsidiaries has: (i) made any bribe, influence payment, kickback, payoff, benefits or any other type of payment (whether tangible or intangible) that would be unlawful under any applicable anti-bribery or anticorruption (governmental or commercial) laws (including, for the avoidance of doubt, any guiding, detailing or implementing regulations), including Laws that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official or commercial entity to obtain a business advantage such as the Foreign Corrupt Practices Act of 1977, as amended, or the U.K. Bribery Act 2010 (collectively, “Anticorruption Laws”); (ii) been in violation of any Anticorruption Law, offered, paid, promised to pay, or authorized any payment or transfer of anything of value, directly or indirectly, to any person for the purpose of (A) influencing any act or decision of any Government Official in his official capacity, (B) inducing a Government Official to do or omit to do any act in relation to his lawful duty, (C) securing any improper advantage, (D) inducing a Government Official to influence or affect any act, decision or omission of any Governmental Authority, or (E) assisting the Company or any of its Subsidiaries, or any agent or any other Person acting for or on behalf of the Company or any of its Subsidiaries, in obtaining or retaining business for or with, or in directing business to, any Person; or (iii) accepted or received any contributions, payments, gifts, or expenditures that would be unlawful under any Anticorruption Law.

(e) Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, commissioners or officers has ever been found by a Governmental Authority to have violated any Anticorruption Laws or is subject to any indictment or any government investigation with respect to any Anticorruption Laws.

(f) Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, commissioners, officers or employees, or any agent or any other Person acting for or on behalf of the Company or any of its Subsidiaries, is a Prohibited Person, and, to the Knowledge of the Company, no Prohibited Person has been given an offer to become an employee, officer, consultant, director or commissioner of the Company or any of its Subsidiaries. None of the Company nor any of its Subsidiaries has knowingly conducted or agreed to conduct any business, or knowingly entered into or agreed to enter into any transaction with a Prohibited Person or otherwise violated Sanctions.

(g) Each of the Group Companies has all approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Authority (the “Material Permits”) that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except where the failure to hold the same would not result in a Company Material Adverse Effect.

Section 3.7. Tax Matters. All material Tax Returns required to be filed by or with respect to each Group Company have been filed within the requisite period (taking into account any extensions) and such Tax Returns are true, correct and complete in all material respects. All material Taxes due and payable by any Group Company have been or will be paid in a timely fashion or have been accrued for on the financial statements of the applicable Group Company. No material deficiencies for any Taxes that are currently outstanding with respect to any Tax Returns of a Group Company have been asserted in writing by, and no written notice of any action, audit, assessment or other proceeding, in each case that is currently pending, with respect to such Tax Returns or any Taxes of a Group Company has been received from, any Tax authority, and no dispute or assessment relating to such Tax Returns or such Taxes with any such Tax authority is currently outstanding. No material claim that is currently outstanding has been made by a Tax authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction. The Company has not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

Section 3.8. Financial Statements.

(a) The Company has delivered to SPAC the Company Accounts and the Management Accounts (collectively, the “Company Financial Statements”). The Company Accounts (a) were prepared in accordance with the books and records of the Company and its subsidiaries, (b) fairly present in all material respects the financial condition and position of the Company and its subsidiaries on a consolidated basis as of the dates indicated therein, and the results of operations of the Company and its subsidiaries on a consolidated basis for the periods indicated therein and (c) were prepared in accordance with IFRS applied on a consistent basis throughout the periods involved. The Management Accounts (i) were prepared in accordance with the books and records of the Company and its subsidiaries and (ii) were prepared on a basis consistent with the Company Accounts, except that the Management Accounts (x) are subject to normal year-end adjustments and (y) do not include the footnotes required under IFRS.

(b) All financial statements delivered by the Company in accordance with Section 6.6 will, when so delivered, (i) have been prepared in accordance with the books and records of the Company and its Subsidiaries, (ii) fairly present in all material respects the financial condition and position of the Company and its Subsidiaries on a consolidated basis as of the dates indicated therein, and the results of operations of the Company and its Subsidiaries on a consolidated basis for the periods indicated therein, (iii) have been prepared in accordance with IFRS applied on a consistent basis throughout the periods involved, except that any such unaudited financial statements (A) will be subject to normal year-end adjustments, (B) will not include the footnotes required under IFRS and (C) may not contain a cash flow statement, (iv) in the case of any audited financial statements, will be audited in accordance with the standards of the U.S. Public Company Accounting Oversight Board and (v) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof (including, to the extent applicable to the Company, Regulation S-X).

(c) The Company maintains a system of internal accounting controls which the Company reasonably believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d) Since December 31, 2019, none of the Founder, Ming Maa, Peter Oey, John Cordova or the Company’s board of directors has been made aware in writing of (i) any fraud that involves the Company’s management who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (ii) any allegation, assertion or claim that the Company has engaged in any material questionable accounting or auditing practices which violate applicable Law. Since December 31, 2019, no attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar material violation by the Company to the Company Board or any committee thereof or to any director or officer of the Company.

Section 3.9. Absence of Changes. Except as set forth in Section 3.9 of the Company Disclosure Letter, since the Management Accounts Date, (a) to the date of this Agreement the Group Companies have operated their business in the Ordinary Course and collected receivables and paid payables and similar obligations in the Ordinary Course and (b) there has not been any Company Material Adverse Effect.

Section 3.10. Actions. Except as set forth in Section 3.10 of the Company Disclosure Letter or as would not have a Company Material Adverse Effect, (a) there is no Action pending or, to the Knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries and (b) there is no judgment or award unsatisfied against the Company or any of the Subsidiaries, nor is there any Governmental Order in effect and binding on the Company or any of its Subsidiaries or their respective assets or properties.

Section 3.11. Liabilities. Neither the Company nor any of its Subsidiaries has any Liabilities, except for Liabilities (a) set forth in the Company Financial Statements that have not been satisfied since the Management

Accounts Date, (b) that are Liabilities incurred since the Management Accounts Date in the Ordinary Course, (c) that are executory obligations under any Contract to which the Company or any of its Subsidiaries is a party or by which it is bound, (d) set forth in Section 3.11 of the Company Disclosure Letter, (e) arising under this Agreement or other Transaction Documents or (f) which would not have a Company Material Adverse Effect.

Section 3.12. Commitments.

(a) Section 3.12(a) of the Company Disclosure Letter contains a true and correct list of all Material Contracts as of the date of this Agreement and as of the date of this Agreement no Group Company is a party to or bound by any Material Contract that is not listed in Section 3.12(a) of the Company Disclosure Letter.

(b) Except as would not have a Company Material Adverse Effect: (i) each Material Contract listed on Section 3.12(a) of the Company Disclosure Letter is a valid and binding agreement of the applicable Group Company, the performance of which by such Group Company does not violate any applicable Law or Governmental Order, and each such Material Contract is in full force and effect and enforceable against the parties thereto in accordance with its terms, except (A) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, and (B) as may be limited by Laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies; and (ii) the applicable Group Company has duly performed all of its obligations under each such Material Contract to which it is a party to the extent that such obligations to perform have accrued, and no breach or default, alleged breach or alleged default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by the Group Company with respect thereto, or, to the Knowledge of the Company, any other party or obligor with respect thereto, has occurred (except for a breach or default of a type or nature expressly addressed in clause (D) of the last sentence of Section 3.5).

Section 3.13. Title; Properties.

(a) Each of the Group Companies has good and valid title to all of the assets (other than Intellectual Property and Business Data, which in each case is addressed in Section 3.14) owned by it, whether tangible or intangible (including those reflected in the Management Accounts, together with all assets (other than Intellectual Property and Business Data, which in each case is addressed in Section 3.14) acquired thereby since the Management Accounts Date, but excluding any tangible or intangible assets that have been disposed of since the Management Accounts Date in the Ordinary Course), and in each case free and clear of all Security Interests, other than Permitted Encumbrances.

(b) As of the date of this Agreement, no Group Company owns or has, or had ever owned or had, legal or equitable title or other right or interest in any real property other than as held pursuant to their respective leases or leasehold interests (including tenancies) in such property (each Contract evidencing such interest, a “Company Lease”, and any Company Lease involving rent payments in excess of $20,000,000 on an annual basis, a “Company Material Lease”). Section 3.14(b) of the Company Disclosure Letter sets forth as of the date of this Agreement the parties to each Company Material Lease and the address of the property demised under each such Company Material Lease. Except as would not have a Company Material Adverse Effect, each Company Lease is in compliance with applicable Law and all Governmental Orders required under applicable Law in respect of any Company Lease have been obtained, including with respect to the operation of property and conduct of business as now conducted by the applicable Group Company which is a party to such Company Lease.

Section 3.14. Intellectual Property Rights.

(a) Section 3.14(a) of the Company Disclosure Letter sets forth a true, correct and complete list as of the date of this Agreement of all Registered IP, including for each the relevant name or description, registration/

certification or application number, and filing, registration or issue date. Except as would not have a Company Material Adverse Effect, either the Company or its applicable Subsidiary has taken reasonable and appropriate steps to make required filings and registrations (and corresponding payments of fees therefor) to Governmental Authorities in connection with registrations and applications for the Registered IP material to the operation of business of the Company and its Subsidiaries. Each item of Registered IP is subsisting, and to the Knowledge of the Company, valid and enforceable, except as would not have a Company Material Adverse Effect. The Company and its Subsidiaries own or possess all right, title and interest in and to any material Owned IP, including each item of Registered IP, free and clear of any Security Interests other than Permitted Encumbrances.

(b) Except as would not have a Company Material Adverse Effect, and to the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries has not violated, infringed or misappropriated any Intellectual Property or Business Data of any Person since December 31, 2019, nor has the Company or any of its Subsidiaries received since December 31, 2019 any written notice alleging any of the foregoing. To the Knowledge of the Company, and except as would not have a Company Material Adverse Effect, (i) no Person has violated, infringed or misappropriated any Owned IP since December 31, 2019 and, (ii) except as disclosed in Section 3.14(b) of the Disclosure Letter, neither the Company nor any of its Subsidiaries has given any written notice to any other Person since December 31, 2019 alleging any of the foregoing.

(c) Except as would not have a Company Material Adverse Effect, the Company has complied with (i) applicable Law, (ii) all requirements of self-regulatory organizations, (iii) its published data privacy and data security policies, and (iv) any contractual obligations and consumer-facing statements made by the Company or any of its Subsidiaries (including any such statements on its consumer-facing website and through consumer-facing mobile applications), in each instance above, relating to the use, collection, retention, storage, security, disclosure, transfer, disposal, or other processing or dealing, in whole or in part, of any Personal Data; and the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby will not result in a material breach or violation of any applicable Law related to data privacy as it pertains to the Owned IP.

(d) Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries have implemented and maintained reasonable and appropriate disaster recovery and security plans, procedures and facilities and have taken other reasonable steps consistent with industry practices of companies offering similar services to safeguard any Trade Secrets, Personal Data, and information technology software and systems utilized by the Company or the any of its Subsidiaries in the operation of the business of the Company and its Subsidiaries (the “IT Systems”), from unauthorized or illegal access and use. Except as would not have a Company Material Adverse Effect, and to the Knowledge of the Company, there has been no breach of security or unauthorized access by third parties to (i) the IT Systems, (ii) confidential information, or (iii) any Personal Data collected, held, or otherwise managed by or on behalf of the Company or any of its Subsidiaries with respect to the business of the Company and its Subsidiaries.

(e) Except as would not have a Company Material Adverse Effect, (i) the Company and its Subsidiaries have taken reasonable steps, consistent with industry practices of companies offering similar services, to maintain the Owned IP material to the conduct of the business of the Company and its Subsidiaries and (ii) the Intellectual Property and IT Systems owned or used (or held for use) by the Company and its Subsidiaries is sufficient in all material respects for conduct of the business of the Group Companies as conducted during the twelve months prior to the date of this Agreement. Except as would not have a Company Material Adverse Effect, during the twelve months prior to the date of this Agreement, there has been no material failure or other material substandard performance of any IT System, in each case, which has caused a material disruption to the Company and has not been reasonably remedied.

(f) Notwithstanding anything to the contrary in this Agreement, the representations and warranties contained in this Section 3.14 are the sole and exclusive representations and warranties made by the Company with respect to the validity, enforcement, ownership, infringement, violation or misappropriation of, and compliance with applicable laws concerning Intellectual Property and Business Data.

Section 3.15. Labor and Employee Matters.

(a) Except as disclosed in Section 3.15(a) of the Company Disclosure Letter or as would not have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries has complied with all applicable Law related to labor or employment, including provisions thereof relating to wages and payrolls, working hours and resting hours, overtime, working conditions, benefits, recruitment, retrenchment, retirement, minimum employment and retirement age, social welfare, equal opportunity, discrimination, worker classification, occupational health and safety, statutory regular health check, wrongful discharge, layoffs or plant closings, immigration, employees provident fund, social security organization and collective bargaining, trade union, employment agreements, compulsory employment insurance, internal labor rules, company regulations, labor discipline, foreign employees, work and residence permits, public holiday and leaves, labor contracts, labor disputes, statutory labor or employment reporting and filing obligations and contracting arrangements; (ii) there is no pending or, to the Knowledge of the Company, threatened in writing Action relating to the violation of any applicable Law by the Company or any of its Subsidiaries related to labor or employment, including any charge or complaint filed by any of its current or former employees, directors, commissioners, officers, consultants or contractors with any Governmental Authority or the Company or any of its Subsidiaries; and (iii) the Company and its Subsidiaries have properly classified for all purposes (including (x) for Tax purposes, (y) for purposes of minimum wage and overtime and (z) for purposes of determining eligibility to participate in any statutory and non-statutory Benefit Plan) all Persons who have performed services for or on behalf of each such entity, and have properly withheld and paid all applicable Taxes and statutory contributions and made all required filings in connection with services provided by such persons to the Company and its Subsidiaries in accordance with such classifications.

(b) Except as would not have a Company Material Adverse Effect, (i) each of the Benefit Plans has been operated and administered in accordance with its terms, and is in compliance with all applicable Law, and all contributions to, and payments for each such Benefit Plan have been timely made, and, to the Knowledge of the Company, no event, transaction or condition has occurred or exists that would result in any such Liability to any of the Company and any of its Subsidiaries under such Benefit Plan; (ii) there are no pending or, to the Knowledge of the Company, threatened in writing Actions involving any Benefit Plan (except for routine claims for benefits payable in the normal operation of any Benefit Plan) and to the Knowledge of the Company, no facts or circumstances exist that could give rise to any such Actions; (iii) no Benefit Plan is under investigation or audit by any Governmental Authority and, to the Knowledge of the Company, no such investigation or audit is contemplated or under consideration; and (iv) the Company and each of its Subsidiaries is in compliance with all applicable Laws and Contracts relating to its provision of any form of Social Insurance, and has paid, or made provision for the payment of, all Social Insurance contributions required under applicable Law and Contracts.

(c) Except as disclosed in Section 3.15(c) of the Company Disclosure Letter, neither the execution of any of the Transaction Documents to which the Company is a party nor the consummation of the transactions contemplated thereunder (either alone or in combination with another event) will (i) result in any payment becoming due to any Company employees or any current or former director, officer, employee, independent contractor or consultant of the Company or any of its Subsidiaries; (ii) increase the amount of compensation or any benefits otherwise payable under any of the Benefit Plans; (iii) result in any acceleration of the time of payment, exercisability, funding or vesting of any such benefits; or (iv) result in any payments or benefits that, individually or in combination with any other payment, would constitute the payment of any “excess parachute payment” within the meaning of Section 280G of the Code or in the imposition of an excise Tax under Section 4999 of the Code.

(d) Neither the Company nor any of its Subsidiaries or any ERISA Affiliate thereof has any Liability with respect to or under: (i) a “multiemployer plan” within the meaning of Section 3(37) or 4001(a)(3) of ERISA;

(ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA) or a plan that is or was subject to Title IV of ERISA or Section 412 of the Code; or (iii) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 210 of ERISA.

(e) Except as disclosed in Section 3.15(e) of the Company Disclosure Letter and as would not result in a Company Material Adverse Effect, as of the date of this Agreement (i) no employee of the Company or any of its Subsidiaries is represented by a Union, (ii) neither the Company nor any of its Subsidiaries is negotiating any collective bargaining agreement or other Contract with any Union, (iii) to the Knowledge of the Company, (A) there is no effort currently being made or threatened by or on behalf of any Union to organize any employees of the Company or any of its Subsidiaries, and (B) there has been no such effort in the past three years, and (iv) there are no labor troubles (including any work slowdown, lockout, stoppage, picketing or strike) pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and, to the Knowledge of the Company, there have been no such troubles for the past three years. No notice, consent or consultation obligations with respect to any employee of the Company or any of its Subsidiaries or any Union will be a condition precedent to, or triggered by, the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.16. Brokers. Except as set forth in Section 3.16 of the Company Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the Transactions contemplated based upon arrangements made by and on behalf of the Company or any of its Controlled Affiliates.

Section 3.17. Proxy/Registration Statement. The information supplied by the Company in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) the SPAC Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the SPAC Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.18. Environmental Matters. Except as would not have a Company Material Adverse Effect, the Group Companies are in compliance with the applicable Environmental Laws in the respective jurisdictions where they conduct their business.

Section 3.19. Insurance. Each of the Group Companies has insurance policies covering such risks as are customarily carried by Persons conducting business in the industries and geographies in which the Group Companies operate. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, except as would not result in a Company Material Adverse Effect.

Section 3.20. Company Related Parties. Except for written employment agreements made available to SPAC prior the date hereof and except as set forth in Sections 3.20 or 3.12(a) of the Company Disclosure Letter, the Company has not engaged in any transactions with Related Parties that would be required to be disclosed in the Proxy/Registration Statement.

Section 3.21. Investigation. Notwithstanding anything contained in this Agreement, each of the Company, its Subsidiaries, its Material Subsidiaries and Company Shareholders has made its own investigation of SPAC and that neither SPAC nor any of its equityholders, partners, members and Representatives, including Sponsor and Sponsor Affiliate, is making any representation or warranty whatsoever, express or implied, beyond those expressly given by SPAC in Article IV.

Section 3.22. Board Approval. The Company Board has unanimously approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the Transactions and directed that this Agreement, the Transaction Documents and the Transactions be submitted to the Company Shareholders for adoption at an extraordinary general meeting called for such purpose pursuant to the terms and conditions of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SPAC

SPAC hereby represents and warrants to the Company the following, except as set forth in (i) the SPAC SEC Filings (excluding any disclosures in any risk factors section that do not constitute statements of fact, it being acknowledged that nothing disclosed in such SPAC SEC Filings will be deemed to modify or qualify the representations and warranties set forth in Section 4.2, Section 4.6 and Section 4.13) or (ii) the disclosure letter delivered to the Company by SPAC on the date of this Agreement (the “SPAC Disclosure Letter”), which exceptions shall, in the case of clause (ii), be subject to Section 11.10 and be deemed to be part of the representations and warranties made hereunder.

Section 4.1. Organization, Good Standing, Corporate Power and Qualification. SPAC is a company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and has requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted and contemplated to be conducted. SPAC is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not have a SPAC Material Adverse Effect. As of the date of this Agreement, the SPAC Charter as previously made available by or on behalf of SPAC to the Company is true and correct.

Section 4.2. Capitalization and Voting Rights.

(a) Capitalization of SPAC.

(i) The validly issued share capital of SPAC as of the date of this Agreement is set forth in Section 4.2(a) of the SPAC Disclosure Letter which sets forth, as of the date of this Agreement, the following (on an aggregate, and not holder-by-holder, basis): (i) outstanding SPAC Ordinary Shares, by class or series; (ii) outstanding SPAC Preference Shares, by class or series; and (iii) warrants and other share purchase rights, if any.

(ii) All SPAC Shares that are issued and outstanding (i) have been duly authorized and have been validly issued and are fully paid, (ii) were issued in compliance in all material respects with applicable Law, and (iii) were not issued in breach or violation of any preemptive rights or Contract. PubCo owns all Equity Securities in Merger Sub 1 and Merger Sub 2.

(b) No Other Securities. Except as set forth in Section 4.2(a) of the SPAC Disclosure Letter, (i) there are no authorized, outstanding or issued Equity Securities of SPAC; (ii) SPAC is not obligated to issue, sell or transfer any Equity Securities of SPAC; (iii) other than the SPAC Charter, SPAC is not a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any Equity Security of SPAC; (iv) SPAC has not granted any registration rights or information rights to any other Person; (v) there are no phantom shares and there are no voting or similar agreements entered into by SPAC which relate to the share capital, registered capital or charter capital of SPAC; and (vi) SPAC has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the SPAC Shareholders on any matter or any agreements to issue such bonds, debentures, notes or other obligations.

(c) SPAC does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

Section 4.3. Corporate Structure; Subsidiaries. SPAC is not obligated to make any investment in or capital contribution to or on behalf of any other Person.

Section 4.4. Authorization. SPAC has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is or will be a party and to consummate the transactions contemplated hereunder and thereunder, subject to receipt of SPAC Shareholders’ Approval. All corporate actions on the part of SPAC necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents to which it is or will be a party and the performance of all its obligations thereunder (including any board approval) have been taken, subject to (a) obtaining SPAC Shareholders’ Approval and (b) the filing of the Initial Merger Filing Documents. This Agreement and the other Transaction Document to which SPAC is or will be a party is, or when executed by the other parties thereto, will be, valid and legally binding obligations of SPAC, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by applicable laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 4.5. Consents; No Conflicts. Assuming the representations and warranties in Article III are true and correct, except (a) as otherwise set forth in the SPAC Disclosure Letter, (b) for the SPAC Shareholders’ Approval, (c) for the registration or filing with the Registrar of Companies of the Cayman Islands, the SEC or applicable state blue sky or other securities laws filings with respect to the Transactions and (d) for such other filings, notifications, notices, submissions, applications, or consents the failure of which to be obtained or made would not have a SPAC Material Adverse Effect, all filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transactions, in each case on the part of SPAC, have been duly obtained or completed (as applicable) and are in full force and effect. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is or will be a party by SPAC does not, and the consummation by SPAC of the transactions contemplated hereby and thereby will not (i) (assuming compliance with the matters referred to in clauses (a) through (d) of the immediately preceding sentence) result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of SPAC) or cancellation under, (A) any Governmental Order, (B) any provision of the Organizational Documents of SPAC, (C) any applicable Law, (D) any Contract to which SPAC is a party or by which its assets are bound, or (ii) result in the creation of any Security Interest upon any of the properties or assets of SPAC other than any restrictions under federal or state securities laws, this Agreement or the SPAC Charter, except in the case of sub-clauses (A), (C), and (D) of clause (i), as would not have a SPAC Material Adverse Effect.

Section 4.6. Tax Matters. All material Tax Returns required to be filed by or with respect to SPAC have been filed within the requisite period (taking into account any extensions) and such Tax Returns are true, correct and complete in all material respects. All material Taxes due and payable by SPAC have been or will be paid in a timely fashion or have been accrued for on the financial statements of SPAC. No material deficiencies for any Taxes that are currently outstanding with respect to any Tax Returns of SPAC have been asserted in writing by, and no written notice of any action, audit, assessment or other proceeding, in each case that is currently pending, with respect to such Tax Returns or any Taxes of SPAC has been received from, any Tax authority, and no dispute or assessment relating to such Tax Returns or such Taxes with any such Tax authority is currently outstanding. No material claim that is currently outstanding has been made by a Tax authority in a jurisdiction where SPAC does not file Tax Returns that SPAC is or may be subject to taxation by that jurisdiction. SPAC has not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

Section 4.7. Financial Statements.

(a) The financial statements of SPAC contained in SPAC SEC Filings (the “SPAC Financial Statements”) (i) have been prepared in accordance with the books and records of SPAC, (ii) fairly present in all material respects the financial condition of SPAC on a consolidated basis as of the dates indicated therein, and the results of operations and cash flows of SPAC on a consolidated basis for the periods indicated therein, and (iii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved.

(b) SPAC has in place disclosure controls and procedures that are (i) designed to reasonably ensure that material information relating to SPAC is made known to the management of SPAC by others within SPAC; and (ii) effective in all material respects to perform the functions for which they were established. SPAC maintains a system of internal accounting controls sufficient to provide reasonable assurance that (w) transactions are executed in accordance with management’s general or specific authorizations, (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (y) access to assets is permitted only in accordance with management’s general or specific authorization and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c) Neither SPAC nor, to the Knowledge of SPAC, any Representative of SPAC, has received or otherwise had or obtained knowledge of any written complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of SPAC with respect to the SPAC Financial Statements or the internal accounting controls of SPAC, including any written complaint, allegation, assertion or claim that SPAC has engaged in questionable accounting or auditing practices. No attorney representing SPAC, whether or not employed by SPAC, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by SPAC or any of its Representatives to the SPAC Board or any committee thereof or to any director or officer of SPAC.

(d) SPAC has no liability or obligation of any nature whatsoever, whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or not, due or not, individually or in the aggregate, and there is no existing condition, situation or set of circumstances which is reasonably expected to result in such a liability or obligation, other than (i) Liabilities incurred after the SPAC Accounts Date in the Ordinary Course or other Liabilities that individually and in the aggregate are immaterial and (ii) obligations and liabilities reflected, or reserved against, in the SPAC Financial Statements or as set forth in Section 4.7(d) of the SPAC Disclosure Letter.

Section 4.8. Absence of Changes.

(a) Since the SPAC Accounts Date, (i) to the date of this Agreement SPAC has operated its business in the Ordinary Course and collected receivables and paid payables and similar obligations in the Ordinary Course and (ii) there has not been any SPAC Material Adverse Effect.

(b) Between the SPAC Accounts Date and the date of this Agreement, except (i) as set forth in Section 4.8 of the SPAC Disclosure Letter or (ii) as required by applicable Law or an order by a Governmental Authority, SPAC has used commercially reasonable efforts to preserve intact the present business organizations of SPAC.

Section 4.9. Actions. Except as set forth in Section 4.9 of the SPAC Disclosure Letter or as would not have a SPAC Material Adverse Effect, (a) there is no Action pending or, to the Knowledge of SPAC, threatened in writing against or affecting SPAC; and (b) there is no judgment or award unsatisfied against SPAC, nor is there any Governmental Order in effect and binding on SPAC or its assets or properties.

Section 4.10. Brokers. Except as set forth in Section 4.10 of the SPAC Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the Transactions contemplated based upon arrangements made by and on behalf of SPAC or any of its Affiliates.

Section 4.11. Proxy/Registration Statement. The information supplied by SPAC in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) the SPAC Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the SPAC Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that SPAC is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Section 4.12. SEC Filings. SPAC has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed or furnished by it with the SEC, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing or furnishing through the date of this Agreement, the “SPAC SEC Filings”). Each of the SPAC SEC Filings, as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act applicable to such SPAC SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Acquisition Closing Date, then on the date of such filing), the SPAC SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any SPAC SEC Filing. To the Knowledge of SPAC, none of the SPAC SEC Filings filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigation as of the date of this Agreement.

Section 4.13. Trust Account. As of the date of this Agreement, SPAC has at least $500,000,000 in the Trust Account, such monies invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act pursuant to the Investment Management Trust Agreement, dated as of September 30, 2020, between SPAC and Continental Stock Transfer & Trust Company, as trustee (in such capacity, the “Trustee,” and such Investment Management Trust Agreement, the “Trust Agreement”). There are no separate Contracts or side letters that would cause the description of the Trust Agreement in the SPAC SEC Filings to be inaccurate in any material respect or that would entitle any Person (other than SPAC Shareholders holding SPAC Ordinary Shares (prior to the Acquisition Effective Time) sold in SPAC’s IPO who shall have elected to redeem their SPAC Ordinary Shares (prior to the Acquisition Effective Time) pursuant to the SPAC Charter) to any portion of the proceeds in the Trust Account. Prior to the Acquisition Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payments with respect to all SPAC Share Redemptions. There are no Actions pending or, to the Knowledge of SPAC, threatened with respect to the Trust Account. SPAC has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Acquisition Closing, the obligations of SPAC to dissolve or liquidate pursuant to the SPAC Charter shall terminate, and as of the Acquisition Closing, SPAC shall have no obligation whatsoever pursuant to the SPAC Charter to dissolve and liquidate the assets of SPAC by reason of the consummation of the Transactions. To the Knowledge of SPAC, as of the date of this Agreement, following the Acquisition Closing, no SPAC Shareholder is entitled to receive any amount from the Trust Account except to the extent such SPAC Shareholder has exercised a SPAC Share Redemption. As of the date of this Agreement, assuming the accuracy of the representations and warranties contained in Article III and the compliance by the Company with its obligations hereunder, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC on the Acquisition Closing Date.

Section 4.14. Investment Company Act; JOBS Act. SPAC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. SPAC constitutes an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

Section 4.15. Business Activities.

(a) Since its incorporation, SPAC has not conducted any business activities other than activities related to SPAC’s IPO or directed toward the accomplishment of a Business Combination. Except as set forth in the SPAC Charter or as otherwise contemplated by the Transaction Documents and the Transactions, there is no Contract to which SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice of SPAC or any acquisition of property by SPAC or the conduct of business by SPAC as currently conducted or as contemplated to be conducted as of the Acquisition Closing.

(b) Except for the Transactions, SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, SPAC has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a Business Combination.

Section 4.16. Nasdaq Quotation. SPAC Class A Ordinary Shares, SPAC Warrants and SPAC Units are each registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “AGC”, “AGCWW” and “AGCUU”, respectively. Except as set forth on Section 4.16 of the SPAC Disclosure Letter, SPAC is in compliance with the rules of Nasdaq and there is no Action pending or, to the Knowledge of SPAC, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister SPAC Class A Ordinary Shares, SPAC Warrants or SPAC Units or terminate the listing thereof on Nasdaq. SPAC has not taken any action in an attempt to terminate the registration of SPAC Class A Ordinary Shares, SPAC Warrants or SPAC Units under the Exchange Act except as contemplated by this Agreement.

Section 4.17. Board Approval. The SPAC Board has unanimously (a) determined that this Agreement, the Mergers and the other Transactions are in the best interests of SPAC and constitute a Business Combination, (b)(i) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (ii) approved and declared advisable the Sponsor Support Agreement, the Assignment, Assumption and Amendment Agreement, the Subscription Agreements, the Shareholder Support Agreements, the Registration Rights Agreement and the execution, delivery and performance thereof, (c) made the SPAC Board Recommendation and (d) directed that this Agreement be submitted to the shareholders of SPAC for their adoption.

Section 4.18. PIPE Investment.

(a) SPAC has delivered to the Company true, correct and complete copies of each of the Subscription Agreements, pursuant to which the Investors have committed to provide equity financing to PubCo solely for purposes of consummating the Transactions in the aggregate amount of $4,040,000,000 ($750,000,000 of which has been committed by Sponsor Affiliate) (the “Investment Amount”). With respect to each Investor, the Subscription Agreement with such Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any material respect, and no withdrawal or termination, or amendment or modification in any material respect is contemplated by SPAC. Each Subscription Agreement is a legal, valid and binding obligation of SPAC and each Investor, and neither the execution or delivery by any party thereto nor the performance of any party’s obligations under any such Subscription Agreement violates any Laws. There are no other agreements, side letters, or arrangements between SPAC and any Investor relating to any Subscription Agreement that could affect in any material respect the obligation of such Investor to fund the applicable portion of the Investment Amount set forth in the Subscription Agreement of such Investor and, as of the date of this Agreement, SPAC does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the Investment Amount not being made available to PubCo on the Acquisition Closing Date consistent with the terms and conditions hereof including Section 9.4. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of SPAC under any material term or condition of any Subscription Agreement and, as of the date of this Agreement, the SPAC does not have a reason to believe that SPAC will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement. The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Documents) to the obligations of the Investors to fund the applicable portion of the Investment Amount set forth in the Subscription Agreements on the terms therein.

(b) No fees, consideration or other discounts are payable or have been agreed by SPAC or any of its Affiliates (including, from and after the Acquisition Closing, the Surviving Corporation and its Subsidiaries) to any Investor in respect of its investment or, except as set forth in the Subscription Agreements.

Section 4.19. SPAC Related Parties. Except for written employment agreements made available to the Company prior the date hereof and except as set forth in Section 4.19 of the SPAC Disclosure Letter, SPAC has not engaged in any transactions with Related Parties that would be required to be disclosed in the Proxy/Registration Statement.

Section 4.20. No Outside Reliance. Notwithstanding anything contained in this Agreement, each of SPAC and its equityholders, partners, members and Representatives, including Sponsor and Sponsor Affiliate, has made its own investigation of the Company, its Subsidiaries and Material Subsidiaries and that neither the Company nor any of its Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in Article III, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or any of its Subsidiaries or Material Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Company Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by SPAC or its Representatives) or reviewed by SPAC pursuant to the NDA or otherwise) or management presentations that have been or shall hereafter be provided to SPAC or any of its Affiliates, agents or Representatives are not and will not be deemed to be representations or warranties of the Company, any of its Subsidiaries, Material Subsidiaries or Company Shareholders, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article III. Except as otherwise expressly set forth in this Agreement, SPAC understands and agrees that any assets, properties and business of the Company and any of its Subsidiaries and Material Subsidiaries are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article III, with all faults and without any other representation or warranty of any nature whatsoever.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ACQUISITION ENTITIES

PubCo, Merger Sub 1 and Merger Sub 2 (each, an “Acquisition Entity”) hereby jointly and severally represent and warrant to SPAC and the Company, the following:

Section 5.1. Organization, Good Standing, Corporate Power and Qualification. Each Acquisition Entity is a company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands.

Section 5.2. Capitalization and Voting Rights.

(a) Capitalization. As of the date of this Agreement, the authorized share capital of PubCo consists of one share (the “PubCo Share”) which is issued and outstanding as of the date of this Agreement. The authorized share capital of Merger Sub 1 consists of one share (the “Merger Sub 1 Share”) which is issued and outstanding as of the date of this Agreement. The authorized share capital of Merger Sub 2 consists of one share (the “Merger Sub 2 Share”) which is issued and outstanding as of the date of this Agreement. The PubCo Ordinary Share, the Merger Sub 1 Share and the Merger Sub 2 Share, and any PubCo Ordinary Shares and shares of Merger Sub 1 and Merger Sub 2 that will be issued pursuant to the Transactions, (i) have been, or will be prior to such issuance, duly authorized and have been, or will be at the time of issuance, validly issued and are fully paid, (ii) were, or will be, issued, in compliance in all material respects with applicable Law, and (iii) were not, and will not be, issued in breach or violation of any preemptive rights or Contract.

(b) No Other Securities. Except as set forth in Section 5.2(a), (i) no Acquisition Entity has authorized, outstanding or issued any Equity Securities; (ii) no Acquisition Entity is obligated to issue, sell or transfer any Equity Securities; (iii) no Acquisition Entity is a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any Equity Security of such Acquisition Entity; (iv) no Acquisition Entity has granted any registration rights or information rights to any other Person; (v) there are no phantom shares and there are no voting or similar agreements entered into by any Acquisition Entity which relate to the share capital, registered capital or charter capital of such Acquisition Entity; and (vi) no Acquisition Entity has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of such Acquisition Entity on any matter or any agreements to issue such bonds, debentures, notes or other obligations.

(c) PubCo does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity, other than, as of the date of this Agreement, Merger Sub 1 and Merger Sub 2 and, as of the Acquisition Closing Date, SPAC and Merger Sub 2. Neither Merger Sub 1 nor Merger Sub 2 owns or controls, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

Section 5.3. Corporate Structure; Subsidiaries. No Acquisition Entity is obligated to make any investment in or capital contribution to or on behalf of any other Person other than in connection with the Transactions.

Section 5.4. Authorization. Each Acquisition Entity has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is or will be a party and to consummate the transactions contemplated hereunder and thereunder. All corporate actions on the part of each Acquisition Entity necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents to which it is or will be a party and the performance of all its obligations thereunder (including any board or shareholder approval, as applicable) have been taken, subject to the filing of the Initial Merger Filing Documents and the Acquisition Merger Filing Documents. This Agreement and the other Transaction Document to which an Acquisition Entity is or will be a party is, or when executed by the other parties thereto, will be, valid and legally binding obligations of such Acquisition Entity enforceable against it in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other applicable laws now or hereafter in effect of general application affecting enforcement of creditors’ rights generally, and (b) as limited by applicable laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 5.5. Consents; No Conflicts. Assuming the representations and warranties in Article III are true and correct, except (a) for the registration or filing with the Registrar of Companies of the Cayman Islands, the SEC or applicable state blue sky or other securities laws filings with respect to the Transactions and (b) for such other filings, notifications, notices, submissions, applications, or consents the failure of which to be obtained or made would not have a Company Material Adverse Effect, all filings, notifications, notices, submissions, applications, or consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transactions, in each case on the part of each Acquisition Entity, have been duly obtained or completed (as applicable) and are in full force and effect. The execution, delivery and performance of this Agreement and the other each Transaction Documents to which it is or will be a party by each Acquisition Entity does not, and the consummation by such Acquisition Entity of the transactions contemplated hereby and thereby will not result in any violation of, be in conflict with, or constitute a default under, require any consent under, or give any Person rights of termination, amendment, acceleration (including acceleration of any obligation of such Acquisition Entity) or cancellation under, (a) (i) any Governmental Order, (ii) any provision of the Organizational Documents of such Acquisition Entity, (iii) any applicable Law, (iv) any Contract to which such Acquisition Entity is a party or by which its assets are bound, or (b) result in the creation of any Security Interest upon any of the properties or assets of such Acquisition Entity other than any restrictions under federal or state securities laws, this Agreement or the Organizational Documents of such Acquisition Entity, except in the case of sub-clauses (i), (iii), and (iv) of clause (a), as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of any Acquisition Entity to enter into and perform the Transaction Documents to which it is or will be a party and to consummate the Transactions.

Section 5.6. Absence of Changes. Since the date of its incorporation, each Acquisition Entity has operated its business in the Ordinary Course.

Section 5.7. Actions. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of any Acquisition Entity to enter into and perform the Transaction Documents to which it is or will be a party and to consummate the Transactions, (a) there is no Action pending or, to the Knowledge of SPAC, threatened in writing against or affecting any Acquisition Entity; and (b) there is no judgment or award unsatisfied against such Acquisition Entity, nor is there any Governmental Order in effect and binding on any Acquisition Entity or its assets or properties.

Section 5.8. Brokers. Except as set forth in Section 3.16 of the Company Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission or expense reimbursement in connection with the Transactions contemplated based upon arrangements made by and on behalf of any Acquisition Entity or any of its Affiliates.

Section 5.9. Proxy/Registration Statement. The information supplied by each Acquisition Entity in writing specifically for inclusion in the Proxy/Registration Statement shall not, at (a) the time the Proxy/Registration Statement is declared effective, (b) the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to (i) SPAC Shareholders and (ii) the Company Shareholders, and (c) the time of (i) the SPAC Shareholders’ Meeting and (ii) the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that an Acquisition Entity is responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Section 5.10. Investment Company Act; JOBS Act. No Acquisition Entity is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. No Acquisition Entity constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 5.11. Business Activities. Each Acquisition Entity was formed solely for the purpose of effecting the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions and has no, and at all times prior to the Acquisition Closing except as expressly contemplated by the Transaction Documents and the Transactions, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

Section 5.12. PubCo Incentive Equity Plan. Prior to the date of this Agreement, the board of directors and the sole shareholder of PubCo have approved and adopted (a) an incentive equity plan in substantially the form attached hereto as Exhibit M-1 (the “PubCo Incentive Equity Plan”) and (b) an employee stock purchase plan substantially the form attached hereto as Exhibit M-2.

Section 5.13. PIPE Investment.

(a) PubCo has delivered to the Company true, correct and complete copies of each of the Subscription Agreements, pursuant to which the Investors have committed to provide equity financing to PubCo solely for purposes of consummating the Transactions in the aggregate amount of the Investment Amount. With respect to each Investor, the Subscription Agreement with such Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any material respect, and no withdrawal or termination, amendment or modification in any material respect is contemplated by PubCo. Each Subscription Agreement is a legal, valid and binding obligation of PubCo and each Investor, and neither the execution or delivery by any party thereto nor the performance of any party’s obligations under any such Subscription Agreement violates any Laws. There are no other agreements, side letters, or arrangements between any Acquisition Entity and any Investor relating to any Subscription Agreement that could affect in any material respect the obligation of such Investor to contribute to PubCo the applicable portion of the Investment Amount set forth in the Subscription Agreement of such Investor and, as of the date of this Agreement, no Acquisition Entity knows of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the Investment Amount not being made available to PubCo, on the Acquisition Closing Date consistent with the terms and conditions hereof including Section 9.4. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of an Acquisition Entity under any material term or condition of any Subscription Agreement and, as of the date of this Agreement, no Acquisition Entity has a reason to believe that SPAC will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement. The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Documents) to the obligations of the Investors to contribute to PubCo the applicable portion of the Investment Amount set forth in the Subscription Agreements on the terms therein.

(b) No fees, consideration or other discounts are payable or have been agreed by PubCo or any of its Affiliates (including, from and after the Acquisition Closing, the Surviving Corporation and its Subsidiaries) to any Investor in respect of its investment or, except as set forth in the Subscription Agreements.

Section 5.14. Intended Tax Treatment. Merger Sub 1 and Merger Sub 2 have each elected or will elect to be disregarded as an entity separate from PubCo for U.S. federal income tax purposes as of the effective date of its formation and have not subsequently changed such classification. No Acquisition Entity has taken any action (nor permitted any action to be taken), or is aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

Section 5.15. Foreign Private Issuer. PubCo is and shall be at all times commencing from the date 30 days prior to the first filing of the Proxy/Registration Statement with the SEC through the Acquisition Closing, a foreign private issuer as defined in Rule 405 under the Securities Act.

Section 5.16. No Outside Reliance. Notwithstanding anything contained in this Agreement, each of the Acquisition Entities, and any of their respective equityholders, partners, members or Representatives has made its own investigation of the Company, its Subsidiaries and Material Subsidiaries and that neither the Company nor any of its Affiliates, agents or Representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in Article III, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or any of its Subsidiaries or Material Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Company Disclosure Letter or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by such Acquisition Entity or its Representatives) or reviewed by such Acquisition Entity pursuant to the NDA) or management presentations that have been or shall hereafter be provided to such Acquisition Entity or any of its Affiliates, agents or Representatives are not and will not be deemed to be representations or warranties of the Company, any of its Subsidiaries, Material Subsidiaries or the Company Shareholders, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article III. Except as otherwise expressly set forth in this Agreement, such Acquisition Entity understands and agrees that any assets, properties and business of the Company and any of its Subsidiaries and Material Subsidiaries are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article III, with all faults and without any other representation or warranty of any nature whatsoever.

ARTICLE VI

COVENANTS OF THE COMPANY AND CERTAIN OTHER PARTIES

Section 6.1. Conduct of Business. Except (i) as contemplated or permitted by the Transaction Documents, (ii) as required by applicable Law (including for this purpose any COVID-19 Measures), (iii) as set forth on Section 6.1 of the Company Disclosure Letter or (iv) as consented to by SPAC in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied, except with respect to matters set forth in
Sections 6.1(2)(a) and 6.1(2)(f)), from the date of this Agreement through the earlier of the Acquisition Closing or valid termination of this Agreement pursuant to Article X (the “Interim Period”), the Company (1) shall use commercially reasonable efforts to operate the business of the Company and the Material Subsidiaries in all material respects in the Ordinary Course and (2) shall not, and shall not permit its Material Subsidiaries to:

(a) (i) amend its memorandum and articles of association or other organizational documents (whether by merger, consolidation, amalgamation or otherwise); or (ii) propose or adopt a plan of complete or partial liquidation or dissolution, consolidation, restructuring, recapitalization or other reorganization; provided that a Material Subsidiary shall be permitted to take any action set forth in the immediately foregoing clauses (i) and (ii) so long as it does not result individually or in the aggregate in a Company Material Adverse Effect;

(b) incur, assume, guarantee or repurchase or otherwise become liable for any indebtedness for borrowed money, issue or sell any debt securities or options, warrants or other rights to acquire debt securities, in a principal amount exceeding $325,000,000, except for borrowings under credit agreements disclosed in Section 6.1 of the Company Disclosure Letter, in the form that exists on the date hereof, except for amendments thereto that are immaterial, beneficial to the Company or otherwise required in order to consummate the Transactions;

(c) transfer, issue, sell, grant, pledge or otherwise dispose of (i) any of its Equity Securities, or (ii) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitment obligations of the Company to issue, deliver or sell any Equity Securities of the Company, other than the issuance of (A) awards under the ESOP in accordance with past practice, (B) shares upon exercise of Company Options or settlement of Company RSUs under the ESOP, (C) shares pursuant to obligations incurred by the Company prior to the date hereof as set forth in Section 6.1 of the Company Disclosure Letter, or (D) Equity Securities upon conversion of Preferred Shares; provided, however, that a Material Subsidiary shall be permitted to take such actions so long as it does not result individually or in the aggregate in a Company Material Adverse Effect;

(d) Except as (x) would not have a Company Material Adverse Effect, (y) required under the terms of any Benefit Plan existing as of the date of this Agreement or (z) in the Ordinary Course or as otherwise required by Law or this Agreement, (A) amend, modify, adopt, enter into or terminate any Benefit Plan or any benefit or compensation plan, policy, program or Contract that would be a Benefit Plan if in effect as of the date of this Agreement, in each case, (x) which exists solely for the benefit of a Senior Management Member or (y) which would materially disproportionately benefit a Senior Management Member relative to the other participants in such Benefit Plan, or (B) take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any Senior Management Member;

(e) sell, lease, exclusively license, transfer, abandon, allow to lapse or dispose of any material property or assets, in any single transaction or series of related transactions, except for (i) transactions pursuant to Contracts entered into in the Ordinary Course, or (ii) (other than transactions involving the exclusive license of any material property or assets) transactions that do not exceed $10,000,000 individually and $50,000,000 in the aggregate or (iii) dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Company or its Material Subsidiaries;

(f) merge, consolidate or amalgamate with or into any Person; provided that a Material Subsidiary shall be permitted to take such actions otherwise prohibited by this subsection (f) so long as it does not result individually or in the aggregate in a Company Material Adverse Effect;

(g) make any acquisition of, or investment in, a business, by purchase of stock, securities or assets, merger or consolidation, or contributions to capital, or loans or advances, in any such case with a value or purchase price in excess of $150,000,000 individually and $300,000,000 in the aggregate;

(h) settle any Action by any Governmental Authority or any other third party material to the business of the Company in excess of $50,000,000 individually and $100,000,000 in the aggregate; provided that a Material Subsidiary shall be permitted to take such actions otherwise prohibited by this subsection (h) so long as it does not result individually or in the aggregate in a Company Material Adverse Effect;

(i) (i) split, combine or reclassify any shares of its share capital, (ii) redeem, repurchase, cancel or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its Equity Securities, except for the redemption of Equity Securities issued under the ESOP in accordance with repurchase rights existing on the date of this Agreement, (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, shares, property or otherwise, with respect to any of its share capital, or (iv) amend any term or alter any rights of any of its outstanding Equity Securities; provided that a Material Subsidiary shall be permitted to take such actions otherwise prohibited under the immediately preceding clauses (i) through (iv) so long as it does not result individually or in the aggregate in a Company Material Adverse Effect;

(j) authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith, other than any capital expenditures or obligations or liabilities in an amount not to exceed $60,000,000 in the aggregate;

(k) enter into any Material Contract, or amend any such Material Contract in any material respect, in each case in a manner that is adverse to the Company and its Subsidiaries, taken as a whole, except (i) in the Ordinary Course or (ii) for entering into any new Material Contract that does not aggregate for any such new

Material Contract more than $5,000,000 of value or obligations above the applicable threshold set forth in the definition of “Material Contract”; provided, however, that to the extent that another sub-section of this Section 6.1 would permit the entry into of a Material Contract in a higher dollar threshold than in the definition of “Material Contract”, then this Section 6.1(k) shall not prevent the entry into of such Material Contract in such higher dollar threshold;

(l) voluntarily terminate, suspend, abrogate, amend or modify any Material Permit in a manner materially adverse to the Company and its Subsidiaries, taken as a whole; provided that a Material Subsidiary shall be permitted to take such actions otherwise prohibited by this subsection (l) so long as it does not result individually or in the aggregate in a Company Material Adverse Effect;

(m) make any material change in its accounting principles or methods unless required by IFRS; or

(n) enter into any agreement or otherwise make a commitment to do any of the foregoing (except to the extent that such an agreement or commitment would be permitted by a subsection of the foregoing Section 6.1(2)).

For the avoidance of doubt, if any action taken or refrained from being taken by the Company or a Material Subsidiary is covered by a subsection of this Section 6.1(2) and not prohibited thereunder, the taking or not taking of such action shall not be deemed to be in violation of any other part of this Section 6.1(2).

Section 6.2. Access to Information. Upon reasonable prior notice and subject to applicable Law, from the date of this Agreement until the Acquisition Effective Time, the Company shall, and shall cause each of its wholly owned Subsidiaries and each of its and its wholly owned Subsidiaries’ officers, directors and employees to, and shall use its commercially reasonable efforts to cause its Representatives to, afford SPAC and its officers, directors, employees and Representatives, following notice from SPAC in accordance with this Section 6.2, reasonable access during normal business hours to the officers, employees, agents, properties, offices and other facilities, books and records of each of it and its wholly owned Subsidiaries, and all other financial, operating and other data and information as shall be reasonably requested; provided, however, that in each case, the Company shall not be required to disclose any document or information, or permit any inspection, that would, in the reasonable judgment of the Company, (a) result in the disclosure of any trade secrets or violate the terms of any confidentiality provisions in any agreement with a third party, (b) result in a violation of applicable Law, including any fiduciary duty, (c) waive the protection of any attorney-client privilege or (d) result in the disclosure of any sensitive or personal information that would expose the Company to the risk of Liabilities. All information and materials provided pursuant to this Agreement will be subject to the provisions of the NDA.

Section 6.3. Acquisition Proposals and Alternative Transactions. During the Interim Period, the Company shall not, and it shall cause its Controlled Affiliates and its and their respective Representatives not to, directly or indirectly: (a) solicit, initiate, submit, facilitate (including by means of furnishing or disclosing information), discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with any third-party (including any Competing SPAC) with respect to a Company Acquisition Proposal; (b) furnish or disclose any non-public information to any third-party (including to any Competing SPAC) in connection with or that would reasonably be expected to lead to a Company Acquisition Proposal; (c) enter into any agreement, arrangement or understanding with any third party (including a Competing SPAC) regarding a Company Acquisition Proposal; (d) other than as set forth on Section 6.1 of the Company Disclosure Letter, prepare or take any steps in connection with a public offering of any Equity Securities of the Company, any of its Material Subsidiaries, or a newly-formed holding company of the Company or such Material Subsidiaries or (d) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing.

Section 6.4. D&O Indemnification and Insurance.

(a) From and after the Acquisition Closing, the Surviving Corporation, Merger Sub 1 and PubCo shall jointly and severally indemnify and hold harmless each present and former director and officer of the Company, any of its Subsidiaries, SPAC and any Acquisition Entity (in each case, solely to the extent acting in his or her capacity as such and to the extent such activities are related to the business of the Company, its Subsidiaries, SPAC or such Acquisition Entity, respectively) (the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Acquisition Closing, whether asserted or claimed prior to, at or after the Acquisition Closing, to the fullest extent that the Company, its Subsidiaries, SPAC or such Acquisition Entity, respectively, would have been permitted under applicable Law and its respective certificate of incorporation, certificate of formation, bylaws, limited liability company agreement, limited liability partnership agreement, limited liability limited partnership agreement or other Organizational Documents in effect on the date of this Agreement to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, the Surviving Corporation and PubCo shall, and shall cause their Subsidiaries to, and Merger Sub 1 shall (i) maintain for a period of not less than six years from the Acquisition Closing provisions in its certificate of incorporation, certificate of formation, bylaws, limited liability company agreement, limited liability partnership agreement, limited liability limited partnership agreement and other Organizational Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Surviving Corporation and its Subsidiaries’ or Merger Sub 1’s and each Acquisition Entity’s, respectively, former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the certificate of incorporation, certificate of formation, bylaws, limited liability company agreement, operating agreement, limited liability partnership agreement, limited liability limited partnership agreement and other Organizational Documents of the Surviving Corporation and its Subsidiaries, Merger Sub 1 or such Acquisition Entity, respectively, in each case, as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b) For a period of six years from the Acquisition Closing, each of PubCo, the Surviving Corporation and Merger Sub 1 shall (and the Surviving Corporation shall cause its Subsidiaries to) maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Company’s, any of its Subsidiaries’, SPAC’s, Merger Sub 1’s or any Acquisition Entity’s, respectively, directors’ and officers’ liability insurance policies (including, in any event, the D&O Indemnified Parties) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall PubCo, the Surviving Corporation, its Subsidiaries, Merger Sub 1 or any Acquisition Entity be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by the Company, its Subsidiaries, SPAC, Merger Sub 1 or such Acquisition Entity, respectively, for such insurance policy for the year ended December 31, 2020; provided, however, that (i) each of PubCo, the Surviving Corporation and Merger Sub 1 may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy with respect to claims existing or occurring at or prior to the Acquisition Closing and if and to the extent such policies have been obtained prior to the Acquisition Closing with respect to any such Persons, the Surviving Corporation, Merger Sub 1 and PubCo, respectively, shall maintain such policies in effect and continue to honor the obligations thereunder, and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 6.4 shall be continued in respect of such claim until the final disposition thereof.

(c) Notwithstanding anything contained in this Agreement to the contrary, this Section 6.4 shall survive the Acquisition Closing indefinitely and shall be binding, jointly and severally, on the Surviving Corporation, Merger Sub 1 and PubCo and all of their respective successors and assigns. In the event that the Surviving Corporation, Merger Sub 1, PubCo or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Surviving Corporation, Merger Sub 1 or PubCo, respectively, shall ensure (and each of PubCo, Merger Sub 1 and the Surviving Corporation shall cause its Subsidiaries to ensure) that proper provision shall be made so that the successors and assigns of the Surviving Corporation, Merger Sub 1 or PubCo as the case may be, shall succeed to the obligations set forth in this Section 6.4.

(d) The provisions of this Section 6.4(a) through (c): (i) are intended to be for the benefit of, and shall be enforceable by, each Person who is now, or who has been at any time prior to the date of this Agreement or who becomes prior to the Acquisition Closing, a D&O Indemnified Party, his or her heirs and his or her personal representatives, (ii) shall be binding on the Surviving Corporation, Merger Sub 1 and PubCo and their respective successors and assigns, (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have, whether pursuant to Law, Contract, Organizational Documents, or otherwise and (iv) shall survive the consummation of the Acquisition Closing and shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party without the consent of such D&O Indemnified Party.

Section 6.5. Notice of Developments. From and after the date of this Agreement until the earlier of the Acquisition Closing or the termination of this Agreement in accordance with its terms, the Company shall promptly (and in any event prior to the Acquisition Closing) notify SPAC in writing, and SPAC shall promptly (and in any event prior to the Acquisition Closing) notify the Company in writing, upon any of the Group Companies or SPAC, as applicable, becoming aware (awareness being determined with reference to the Knowledge of the Company or the Knowledge of SPAC, as the case may be): (i) of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which has caused or is reasonably likely to cause any condition to the obligations of any party to effect the Transactions not to be satisfied or (ii) of any notice or other communication from any Governmental Authority which is reasonably likely to have a material adverse effect on the ability of the parties hereto to consummate the Transactions or to materially delay the timing thereof. The delivery of any notice pursuant to this Section 6.5 shall not cure any breach of any representation or warranty requiring disclosure of such matter or any breach of any covenant, condition or agreement contained in this Agreement or any other Transaction Document or otherwise limit or affect the rights of, or the remedies available to, SPAC or the Company, as applicable. Notwithstanding anything to the contrary contained herein, any failure to give such notice pursuant to this Section 6.5 shall not give rise to any liability of the Company or SPAC or be taken into account in determining whether the conditions in Article IX have been satisfied or give rise to any right of termination set forth in Article X.

Section 6.6. Financials. As promptly as reasonably practicable after the date of this Agreement, the Company shall deliver to SPAC the Closing Company Accounts and any other audited and unaudited consolidated balance sheets and the related audited or unaudited consolidated accounts of the Company that are required to be included in the Proxy/Registration Statement. The Company, SPAC and PubCo shall each use its reasonable best efforts (a) to assist the other, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Company, any of its Subsidiaries or Material Subsidiaries, SPAC or PubCo, in preparing in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Proxy/Registration Statement and any other filings to be made by SPAC or PubCo with the SEC in connection with the Transactions and (b) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC in connection therewith.

Section 6.7. No Trading. The Company acknowledges and agrees that it is aware, and that its Controlled Affiliates have been made aware of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that it shall not purchase or sell any securities of SPAC in violation of such Laws, or cause or encourage any Person to do the foregoing.

Section 6.8. PIPE Investments. The Company shall use reasonable efforts to take, or cause to be taken, and do, or cause to be done, all actions to assist SPAC and PubCo in their efforts to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein; provided, however, that the Company shall not be required to incur any expenses or make any other payments in connection therewith other than the incurrence of the Company’s ordinary course legal fees in connection with such matters.

ARTICLE VII

COVENANTS OF SPAC AND CERTAIN OTHER PARTIES

Section 7.1. PubCo Incentive Equity Plan. On the Acquisition Closing Date, PubCo shall grant awards under the PubCo Incentive Equity Plan in accordance with the terms set forth on Exhibit M-1.

Section 7.2. Trust Account Proceeds and Related Available Equity. Upon satisfaction or waiver of the conditions set forth in Article IX and provision of notice thereof to the Trustee (which notice SPAC shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Acquisition Closing, Merger Sub 1 (as the surviving company in the Initial Merger) (i) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) shall cause the Trustee to, and the Trustee shall thereupon be obligated to (A) pay as and when due all amounts payable to former SPAC Shareholders pursuant to SPAC Share Redemptions, and (B) immediately thereafter, pay all remaining amounts then available in the Trust Account to PubCo for immediate use, subject to this Agreement and the Trust Agreement and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 7.3. Nasdaq Listing. From the date of this Agreement through the closing of the Initial Merger, (a) SPAC shall ensure SPAC remains listed as a public company on Nasdaq and (b) PubCo shall apply for, and shall use reasonable best efforts to cause, the PubCo Ordinary Shares to be issued in connection with the Transactions to be approved for listing on Nasdaq and accepted for clearance by the DTC, subject to official notice of issuance, prior to the Acquisition Closing Date.

Section 7.4. Conduct of Business. Except (i) as contemplated or permitted by the Transaction Documents, (ii) as required by applicable Law (including for this purpose any COVID-19 Measures), (iii) as set forth on Section 7.4 of the SPAC Disclosure Letter or (iv) as consented to by the Company in writing (which consent with respect to the matters set forth in Section 7.4(e), (f), (g) and (i) shall not be unreasonably withheld, conditioned or delayed), during the Interim Period, SPAC and each Acquisition Entity (y) shall operate its business in the Ordinary Course and (z) shall not:

(a) (i) with respect to SPAC only, seek any approval from SPAC Shareholders to change, modify or amend the Trust Agreement or the SPAC Charter, except as contemplated by the Transaction Proposals or (ii) change, modify or amend the Trust Agreement or their respective Organizational Documents, except as expressly contemplated by the Transaction Proposals;

(b) (i) make or declare any dividend or distribution to SPAC Shareholders or make any other distributions in respect of any of its capital stock, share capital or Equity Securities, (ii) split, combine, reclassify or otherwise amend any terms of any shares or series of its capital stock or Equity Securities or (iii) purchase, repurchase, redeem or otherwise acquire any of its issued and outstanding share capital, outstanding shares of capital stock or membership interests, warrants or other Equity Securities, other than a redemption of SPAC Class A Ordinary Shares made as part of SPAC Share Redemptions;

(c) merge, consolidate or amalgamate with or into, or acquire (by purchasing a substantial portion of the assets of or equity in, or by any other manner) any other Person or be acquired by any other Person;

(d) make or change any material election in respect of material Taxes, except to comply with GAAP or applicable Law;

(e) enter into, renew or amend in any material respect, any transaction or material Contract, except for material Contracts entered into in the Ordinary Course; provided, however, that notwithstanding anything to the contrary contained in this Agreement, even if done in the Ordinary Course SPAC shall not enter into, renew or amend in any respect, any transaction or Contract involving an Affiliate of SPAC, Sponsor or any Sponsor Affiliate, except as expressly provided in the Transaction Documents;

(f) incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness or other material Liability in a principal amount or amount, as applicable, exceeding $2,000,000 in the aggregate, other than (i) Indebtedness or other Liabilities expressly contemplated by this Agreement, including as set out in the SPAC Disclosure Letter or (ii) Liabilities that qualify as SPAC Transaction Expenses;

(g) make any change in its accounting principles or methods unless required by GAAP;

(h) (i) issue any Equity Securities, other than the issuance of Equity Securities of PubCo pursuant to the Subscription Agreements or this Agreement or (ii) grant any options, warrants or other equity-based awards;

(i) settle or agree to settle any litigation, action, proceeding or investigation before any Governmental Authority or that imposes injunctive or other non-monetary relief on SPAC or an Acquisition Entity;

(j) form any Subsidiary;

(k) liquidate, dissolve, reorganize or otherwise wind-up the business and operations of SPAC; or

(l) enter into any agreement to do any action prohibited under this Section 7.4;

provided, however, that during the period from the Initial Closing through the Acquisition Closing, neither Merger Sub 1 nor PubCo shall take any action except as required or contemplated by this Agreement or the other Transaction Documents.

Section 7.5. Post-Closing Directors and Officers of PubCo. Subject to the terms of the PubCo Charter, PubCo shall take all such action within its power as may be necessary or appropriate such that immediately following the Acquisition Closing:

(a) the board of directors of PubCo (i) shall have been reconstituted to consist of seven directors, which shall be (A) Anthony Tan, Hooi Ling Tan, Dara Khosrowshahi, Shin Ein Ng and Richard Barton (or, if any such Person is unable or unwilling to serve as a director, a replacement determined by the Company) and (B) two directors determined by the Company, in each case, subject to such Persons passing customary background checks by the Company and (ii) shall have reconstituted its applicable committees to consist of the directors designated by the Company prior to the Acquisition Closing Date; provided, however, that any such directors designated by the Company in accordance with clause (ii) of this sentence as members of the audit committee shall qualify as “independent” under the Nasdaq listing rules;

(b) the Chairperson of the board of directors of PubCo shall initially be the Founder; and

(c) the officers of the Company holding such positions as set forth on Schedule 7.5(c) shall be the officers of PubCo, each such officer to hold office in accordance with the PubCo Charter until they are removed or resign in accordance with the PubCo Charter or until their respective successors are duly elected or appointed and qualified.

Section 7.6. Acquisition Proposals and Alternative Transactions. During the Interim Period SPAC will not, and it will cause its Affiliates and its and their respective Representatives not to, directly or indirectly: (a) solicit, initiate, submit, facilitate (including by means of furnishing or disclosing information), discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a SPAC Acquisition Proposal; (b) furnish or disclose any non-public information to any person or entity in connection with or that could reasonably be expected to lead to a SPAC Acquisition Proposal; (c) enter into any agreement, arrangement or understanding regarding a SPAC Acquisition Proposal; or (d) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing.

Section 7.7. SPAC Public Filings. From the date of this Agreement through the Acquisition Closing, each of SPAC and PubCo will use reasonable efforts to keep current, accurate and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.

Section 7.8. PIPE Investments. Unless otherwise consented in writing by the Company (which consent shall not be unreasonably withheld, conditioned or delayed), neither SPAC nor PubCo shall permit any amendment or modification in any material respect to be made to, any waiver (in whole or in part) or provide consent to (including consent to termination), any provision or remedy under, or any replacements of, any of the Subscription Agreements. SPAC and PubCo shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including maintaining in effect the Subscription Agreements and to: (a) satisfy on a timely basis all conditions and covenants applicable to it in the Subscription Agreements and otherwise comply with its obligations thereunder, (b) in the event that all conditions in the Subscription Agreements (other than conditions that SPAC, PubCo or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Acquisition Closing) have been satisfied, consummate transactions contemplated by the Subscription Agreements at or prior to Acquisition Closing; (c) confer with the Company regarding timing of the expected Acquisition Closing Date (as defined in the Subscription Agreements); (d) deliver notices to the counterparties to the Subscription Agreements sufficiently in advance of the Acquisition Closing to cause them to fund their obligations as far in advance of the Acquisition Closing as permitted by the Subscription Agreements; and (e) without limiting the Company’s rights to enforce certain of such Subscription Agreements in the event that all conditions in the Subscription Agreements (other than those conditions that by their nature are to be satisfied at the Acquisition Closing and will be satisfied at the Acquisition Closing) have been satisfied, to cause the applicable Investors to pay to (or as directed by) PubCo the applicable portion of the Investment Amount, as applicable, set forth in the applicable Subscription Agreement in accordance with their terms. Without limiting the generality of the foregoing, SPAC and PubCo shall each give the Company prompt written notice: (A) of any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to SPAC or PubCo; (B) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, material breach, material default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement; and (C) if SPAC or PubCo do not expect PubCo to receive, all or any portion of the Investment Amount on the terms, in the manner or from the Investors as contemplated by the Subscription Agreements. SPAC and PubCo shall take all actions required under the Subscription Agreements with respect to the timely book-entry or issuance and delivery of any physical certificates evidencing the PubCo Ordinary Shares and (in the case of the Amended and Restated Forward Purchase Agreements) PubCo Warrants as and when required under any such Subscription Agreements.

Section 7.9. Section 16 Matters. Prior to the Acquisition Closing Date, SPAC shall take all such steps (to the extent permitted under applicable Law) as are reasonably necessary to cause any acquisition or disposition of PubCo Ordinary Shares or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Transactions (including the Private Placement) by each Person who is or will be or may become subject to Section 16 of the Exchange Act with respect to PubCo, including by virtue of being deemed a director by deputization, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.10. Voting of Company Shares. At any meeting of the shareholders of the Company called to seek the Company Shareholders’ Approval, or at any adjournment thereof, or in connection with any written consent of the shareholders of the Company or in any other circumstances upon which a vote, consent or other approval with respect to this Agreement, any other Transaction Document, the Acquisition Merger, or any other Transaction is sought, SPAC (a) shall, if a meeting is held, appear at such meeting or otherwise cause the Company Shares for which SPAC has received a proxy pursuant to the Shareholder Support Agreements to be counted as present at such meeting for purposes of establishing a quorum and respond to each request by the Company for written consent, if any, and (ii) shall vote or cause to be voted (including by written consent, if applicable) such Company Shares in favor of granting the Company Shareholders’ Approval.

ARTICLE VIII

JOINT COVENANTS

Section 8.1. Regulatory Approvals; Other Filings.

(a) Each of the Company, SPAC and the Acquisition Entities shall use their commercially reasonable efforts to cooperate in good faith with any Governmental Authority and to undertake promptly any and all action required to obtain any necessary or advisable regulatory approvals, consents, Actions, nonactions or waivers in connection with the Transactions (the “Regulatory Approvals”) as soon as practicable and any and all action necessary to consummate the Transactions as contemplated hereby. Each of the Company, SPAC and the Acquisition Entities shall use commercially reasonable efforts to cause the expiration or termination of the waiting, notice or review periods under any applicable Regulatory Approval with respect to the Transactions as promptly as possible after the execution of this Agreement.

(b) With respect to each of the Regulatory Approvals and any other requests, inquiries, Actions or other proceedings by or from Governmental Authorities, each of the Company, SPAC and the Acquisition Entities shall (i) diligently and expeditiously defend and use commercially reasonable efforts to obtain any necessary clearance, approval, consent or Regulatory Approval under any applicable Laws prescribed or enforceable by any Governmental Authority for the Transactions and to resolve any objections as may be asserted by any Governmental Authority with respect to the Transactions; and (ii) cooperate fully with each other in the defense of such matters. To the extent not prohibited by Law, the Company shall promptly furnish to SPAC, and SPAC and the Acquisition Entities shall promptly furnish to the Company, copies of any material, substantive notices or written communications received by such party or any of its Affiliates from any Governmental Authority with respect to the Transactions, and each such party shall permit counsel to the other parties an opportunity to review in advance, and each such party shall consider in good faith the views of such counsel in connection with, any proposed material, substantive written communications by such party or its Affiliates to any Governmental Authority concerning the Transactions; provided, however, that none of SPAC or any of the Acquisition Entities shall enter into any agreement with any Governmental Authority relating to any Regulatory Approval contemplated in this Agreement without the written consent of the Company; provided, further, that neither the Company nor any Acquisition Entity shall enter into any agreement with any Governmental Authority with respect to the Transactions which (i) as a result of its terms delays in any material respect the consummation of, or prohibits, the Transactions or (ii) adds any condition to the consummation of the Transactions, in any such case, without the prior written consent of SPAC. To the extent not prohibited by Law, the Company agrees to provide SPAC and its counsel, and SPAC and the Acquisition Entities agree to provide to the Company and its counsel, the opportunity, to the extent practical, on reasonable advance notice, to participate in any material substantive meetings or discussions, either in person or by telephone, between such party or any of its Affiliates or Representatives, on the one hand, and any Governmental Authority (other than a Specified Governmental Authority), on the other hand, concerning or in connection with the Transactions. Each of the Company, SPAC and the Acquisition Entities agrees to make all filings, to provide all information required of such party and to reasonably cooperate with each other, in each case, in connection with the Regulatory Approvals; provided, further, that such party shall not be required to provide information to the extent that (w) any applicable Law requires it or its Affiliates to restrict or prohibit access to such information, (x) in the reasonable judgment of such party, the information is subject to confidentiality obligations to a third party, (y) in the reasonable judgment of such party, the information is commercially sensitive and disclosure of such information would have a material impact on the business, results of operations or financial condition of such party, or (z) disclosure of any such information would reasonably be likely to result in the loss or waiver of the attorney-client, work product or other applicable privilege. Notwithstanding anything to the contrary contained in this Agreement, including in this Section 8.1, the Company shall not be required to grant SPAC or the Acquisition Entities the opportunity to participate in any meetings, discussions or other communications, or to review submissions or receive from the Company any copies of notices or other communications, with the Monetary Authority of Singapore (“MAS”) or any other Governmental Authority set forth on Schedule 8.1(b) (each of MAS and such other Governmental Authority, a “Specified Governmental Authority” ) and the Company shall provide SPAC upon request from time to time with a general summary of the progress of obtaining the respective approval from such Governmental Authorities referred on Section 3.5 of the Company Disclosure Letter.

(c) Subject to Section 11.6, the Company, on the one hand, and SPAC, on the other, shall each be responsible for and pay one-half of the filing fees payable to the Governmental Authorities and the Exchange Agent in connection with the Transactions, including such filing fees payable by an Acquisition Entity.

Section 8.2. Preparation of Proxy/Registration Statement; SPAC Shareholders’ Meeting and Approvals; Company Shareholders’ Meeting and Approvals.

(a) Proxy/Registration Statement.

(i) As promptly as reasonably practicable after the execution of this Agreement, SPAC, the Acquisition Entities and the Company shall prepare, and PubCo shall file with the SEC, a registration statement on Form F-4 (as amended or supplemented from time to time, and including the Proxy Statement, the “Proxy/Registration Statement”) relating to the SPAC Shareholders’ Meeting to approve and adopt: (A) the Business Combination, this Agreement and the other Transaction Documents, the Mergers and the other Transactions, (B) any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto, (C) any other proposals as reasonably agreed by SPAC and the Company to be necessary or appropriate in connection with the transactions contemplated hereby, and (D) adjournment of the SPAC Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (D), collectively, the “Transaction Proposals”). SPAC, the Acquisition Entities and the Company each shall use their commercially reasonable efforts to (1) cause the Proxy/Registration Statement when filed with the SEC to comply in all material respects with all Laws applicable thereto and rules and regulations promulgated by the SEC, (2) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy/Registration Statement, (3) cause the Proxy/Registration Statement to be declared effective under the Securities Act as promptly as practicable and (4) keep the Proxy/Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Proxy/Registration Statement, the Company, SPAC and PubCo shall take all or any action required under any applicable federal or state securities Laws in connection with the issuance of PubCo Ordinary Shares pursuant to this Agreement. Each of the Company, SPAC and PubCo also agrees to use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the Transactions, and the Company shall furnish all information concerning the Company, its Subsidiaries and Material Subsidiaries and any of their respective members or shareholders as may be reasonably requested in connection with any such action. As promptly as practicable after finalization and effectiveness of the Proxy/Registration Statement, SPAC shall use reasonable best efforts to within five Business Days thereof, mail the Proxy/Registration Statement to the SPAC Shareholders. Each of SPAC, PubCo and the Company shall furnish to the other parties all information concerning itself, its Subsidiaries, officers, directors, managers, shareholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy/Registration Statement, or any other statement, filing, notice or application made by or on behalf of SPAC, PubCo, the Company or their respective Affiliates to any regulatory authority (including Nasdaq) in connection with the Transactions. Subject to Section 11.6, the Company, on the one hand, and SPAC, on the other, shall each be responsible for and pay one-half of the cost for the preparation, filing and mailing of the Proxy/Registration Statement and other related fees.

(ii) Any filing of, or amendment or supplement to, the Proxy/Registration Statement will be mutually prepared and agreed upon by SPAC, PubCo and the Company. SPAC and PubCo will advise the Company, promptly after receiving notice thereof, of the time when the Proxy/Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of PubCo Ordinary Shares to be issued or issuable in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy/Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information and responses thereto, and shall provide the Company a reasonable opportunity to provide comments and amendments to any such filing. SPAC, PubCo and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Proxy/Registration Statement and any amendment to the Proxy/Registration Statement filed in response thereto.

(iii) If, at any time prior to the Acquisition Effective Time, any event or circumstance relating to SPAC, an Acquisition Entity or their respective officers or directors, should be discovered by SPAC or an Acquisition Entity which should be set forth in an amendment or a supplement to the Proxy/Registration Statement, SPAC or PubCo, as the case may be, shall promptly inform the Company. If, at any time prior to the Acquisition Effective Time, any event or circumstance relating to the Company, any of its Subsidiaries or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy/Registration Statement, the Company shall promptly inform SPAC and PubCo. Thereafter, SPAC, PubCo and the Company shall promptly cooperate in the preparation and filing of an appropriate amendment or supplement to the Proxy/Registration Statement describing or correcting such information and SPAC and PubCo shall promptly file such amendment or supplement with the SEC and, to the extent required by Law, disseminate such amendment or supplement to the SPAC Shareholders.

(b) SPAC Shareholders’ Approval.

(i) Prior to or as promptly as practicable after the Proxy/Registration Statement is declared effective under the Securities Act, SPAC shall establish a record date for, duly call, give notice of, convene and hold a meeting of the SPAC Shareholders (including any adjournment or postponement thereof, the “SPAC Shareholders’ Meeting”) to be held as promptly as reasonably practicable following the date that the Proxy/Registration Statement is declared effective under the Securities Act for the purpose of voting on the Transaction Proposals and obtaining the SPAC Shareholders’ Approval (including any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of this Agreement), providing SPAC Shareholders with the opportunity to elect to effect a SPAC Share Redemption and such other matter as may be mutually agreed by SPAC and the Company. SPAC will use its reasonable best efforts to (A) solicit from its shareholders proxies in favor of the adoption of the Transaction Proposals, including the SPAC Shareholders’ Approval, and will take all other action necessary or advisable to obtain such proxies and SPAC Shareholders’ Approval and (B) to obtain the vote or consent of its shareholders required by and in compliance with all applicable Law, Nasdaq rules and the SPAC

Charter. SPAC (A) shall consult with the Company regarding the record date and the date of the SPAC Shareholders’ Meeting and (B) shall not adjourn or postpone the SPAC Shareholders’ Meeting without the prior written consent of Company (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that SPAC shall adjourn or postpone the SPAC Shareholders’ Meeting (1) to the extent necessary to ensure that any supplement or amendment to the Proxy/Registration Statement that SPAC or PubCo reasonably determines (following consultation with the Company, except with respect to any Company Acquisition Proposal) is necessary to comply with applicable Laws, is provided to the SPAC Shareholders in advance of a vote on the adoption of this Agreement, (2) if, as of the time that the SPAC Shareholders’ Meeting is originally scheduled, there are insufficient SPAC Shares represented at such meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business of the SPAC Shareholders’ Meeting, or (3) if, as of the time that the SPAC Shareholders’ Meeting is originally scheduled, adjournment or postponement of the SPAC Shareholders’ Meeting is necessary to enable SPAC to solicit additional proxies required to obtain SPAC Shareholders’ Approval; provided further, however, that SPAC shall adjourn or postpone on not more than three occasions and so long as the date of the SPAC Shareholders’ Meeting is not adjourned or postponed more than an aggregate of 45 consecutive days in connection with such adjournment or postponement.

(ii) The Proxy/Registration Statement shall include a statement to the effect that SPAC Board has unanimously recommended that the SPAC Shareholders vote in favor of the Transaction Proposals at the SPAC Shareholders’ Meeting (such statement, the “SPAC Board Recommendation”) and neither the SPAC Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the SPAC Board Recommendation.

(c) Company Shareholders’ Approval.

(i) Prior to or as promptly as practicable after the Proxy/Registration Statement is declared effective under the Securities Act, the Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of the Company Shareholders (including any adjournment thereof, the “Company Shareholders’ Meeting”) to be held as promptly as reasonably practicable following the date that the Proxy/Registration Statement is declared effective under the Securities Act for the purpose of obtaining the Company Shareholders’ Approval (including any adjournment of such meeting for the purpose of soliciting additional proxies in favor of this Agreement) and such other matter as may be mutually agreed by SPAC and the Company. The Company will use its reasonable best efforts (A) to solicit from its shareholders proxies in favor of the Company Shareholders’ Approval and (B) to obtain the vote or consent of its shareholders required by and in compliance with all applicable Law. The Company (y) shall set the date of the Company Shareholders’ Meeting to be seven days after the Proxy/Registration Statement is declared effective and (z) shall not adjourn the Company Shareholders’ Meeting without the prior written consent of SPAC (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that the Company may adjourn the Company Shareholders’ Meeting (1) if, as of the time that the Company Shareholders’ Meeting is originally scheduled, there are insufficient Company Shares represented at such meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders’ Meeting, or (2) if, as of the time that the Company Shareholders’ Meeting is originally scheduled, adjournment of the Company Shareholders’ Meeting is necessary to enable the Company to solicit additional proxies required to obtain Company Shareholder Approval; provided, however, that for both prior clauses (1) and (2) in the aggregate the Company may adjourn on only one occasion and so long as the date of the Company Shareholders’ Meeting is not adjourned or postponed more than an aggregate of three consecutive days in connection with such adjournment.

(ii) The Company shall send meeting materials to the Company Shareholders which shall seek the Company Shareholder Approval and shall include in all such meeting materials it sends to the Company Shareholders in connection with the Company Shareholders’ Meeting a statement to the effect that the Company Board has unanimously recommended that the Company Shareholders vote in favor of the Company Shareholders’ Approval (such statement, the “Company Board Recommendation”) and neither the

Company Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the Company Board Recommendation.

Section 8.3. Support of Transaction. Without limiting any covenant contained in Article VI, or Article VII (a) the Company shall, and shall cause its Subsidiaries to, and (b) each of SPAC and the Acquisition Entities shall, (i) use commercially reasonable efforts to obtain all material consents and approvals of third parties that the Company and any of its Subsidiaries or any of SPAC or any of the Acquisition Entities, as applicable, are required to obtain in order to consummate the Transactions, (ii) cooperate to cause the name of the Surviving Corporation to be changed effective as of the Acquisition Closing Date to respectively Grab Holdings Inc., including through the adoption of the appropriate corporate resolutions, and (iii) use commercially reasonable efforts to take such other action as may be reasonably necessary or as another party hereto may reasonably request to satisfy the conditions of Article IX (including, in the case of SPAC and PubCo, the use of commercially reasonable efforts to enforce its rights under the Subscription Agreements) or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable; provided, however, that, notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, including this Article VIII, shall require the Company, any of its Subsidiaries, SPAC or any Acquisition Entity or any of their respective Affiliates to (A) commence or threaten to commence, pursue or defend against any Action, whether judicial or administrative, (B) seek to have any stay or Governmental Order vacated or reversed, (C) propose, negotiate, commit to or effect by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of any assets or businesses of PubCo, the Company or any of its Subsidiaries or SPAC, (D) take or commit to take actions that limit the freedom of action of any of PubCo, the Company, any of its Subsidiaries or SPAC with respect to, or the ability to retain, control or operate, or to exert full rights of ownership in respect of, any of the businesses, product lines or assets of PubCo, the Company, any of its Subsidiaries or Material Subsidiaries or SPAC or (E) grant any financial, legal or other accommodation to any other Person, including agreeing to change any of the terms of the Transactions.

Section 8.4. Tax Matters.

(a) Each of SPAC, the Acquisition Entities and the Company shall (i) use its respective commercially reasonable efforts to cause the Mergers to qualify, and agree not to, and not to permit or cause any of their Affiliates or Subsidiaries to, take any action which to its knowledge could reasonably be expected to prevent or impede the Transactions from qualifying, for the Intended Tax Treatment and (ii) cause, in each case for U.S. federal income tax purposes, Merger Sub 1 and Merger Sub 2 to each elect to be disregarded as an entity separate from its owner for U.S. federal income tax purposes as of the effective date of its formation and not subsequently change such classification effective on or prior to the Initial Closing Date. For U.S. federal income tax purposes, the Company shall change its entity classification from an association taxable as a corporation to a disregarded entity effective two days after the Acquisition Closing Date. Each of SPAC, the Acquisition Entities and the Company shall report the Mergers consistently with the Intended Tax Treatment and the immediately preceding sentence unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(b) In the event that SPAC, the Acquisition Entities or the Company seeks a tax opinion from its respective tax advisor regarding the Intended Tax Treatment of the Mergers, or the SEC requests or requires tax opinions, each party shall use reasonable efforts to execute and deliver customary tax representation letters (not to be inconsistent with this Agreement or the other Transaction Documents) as the applicable tax advisor may reasonably request in form and substance reasonably satisfactory to such advisor. If the SEC (or its staff) requests or requires any opinion on the Intended Tax Treatment of the Initial Merger or other tax consequences to SPAC Shareholders, SPAC shall cause such opinion (as so required or requested) to be provided by Ropes & Gray LLP.

Section 8.5. Stockholder Litigation. The Company and, prior to the Initial Closing, PubCo shall promptly advise SPAC, and SPAC and, following the Initial Closing, PubCo, shall promptly advise the Company, as the case may be, of any Action commenced (or to the Knowledge of the Company or PubCo or the Knowledge of

SPAC, as applicable, threatened) on or after the date of this Agreement against such party, any of its Subsidiaries or any of its directors or officers by any Company Shareholder or SPAC Shareholder relating to this Agreement, the Mergers or any of the other Transactions (any such Action, “Stockholder Litigation”), and such party shall keep the other party reasonably informed regarding any such Stockholder Litigation. Other than with respect to any Stockholder Litigation where the parties identified in this sentence are adverse to each other or in the context of any Stockholder Litigation related to or arising out of a Company Acquisition Proposal or a SPAC Acquisition Proposal, (a) the Company and, prior to the Initial Closing, PubCo shall give SPAC a reasonable opportunity to participate in the defense or settlement of any such Stockholder Litigation (and consider in good faith the suggestions of SPAC in connection therewith) brought against the Company or PubCo, any of their respective Subsidiaries or any of their respective directors or officers and no such settlement shall be agreed to without the SPAC’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed) and (b) SPAC and, following the Initial Closing, PubCo, shall give the Company a reasonable opportunity to participate in the defense or settlement of any such Stockholder Litigation (and consider in good faith the suggestions of the Company in connection therewith) brought against SPAC, any of its Subsidiaries or any of its directors or officers, and no such settlement shall be agreed to without the Company’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed).

ARTICLE IX

CONDITIONS TO OBLIGATIONS

Section 9.1. Conditions to Obligations of SPAC, the Acquisition Entities and the Company. The obligations of SPAC and the Acquisition Entities to consummate, or cause to be consummated, the Transactions to occur at the Initial Closing (and, solely with respect to the condition set forth in Section 9.1(f), the Acquisition Closing) and the obligations of the Company to consummate, or cause to be consummated, the Transactions to occur at the Acquisition Closing, are each subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by the party or parties whose obligations are conditioned thereupon:

(a) The SPAC Shareholders’ Approval and the Company Shareholders’ Approval shall have been obtained;

(b) [Reserved];

(c) [Reserved];

(d) The Proxy/Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Proxy/Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn;

(e) (i) PubCo’s initial listing application with Nasdaq in connection with the Transactions shall have been conditionally approved and, immediately following the Acquisition Closing, PubCo shall satisfy any applicable initial and continuing listing requirements of Nasdaq and PubCo shall not have received any notice of non-compliance therewith, and (ii) the PubCo Class A Ordinary Shares to be issued in connection with the Transactions shall have been approved for listing on Nasdaq, subject to official notice of issuance; and

(f) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Governmental Order that is then in effect and which has the effect of making the Initial Closing or the Acquisition Closing illegal or which otherwise prevents or prohibits consummation of the Initial Closing or the Acquisition Closing (any of the foregoing, a “restraint”), other than any such restraint that is immaterial.

Section 9.2. Conditions to Obligations of SPAC at Initial Closing. The obligations of SPAC to consummate, or cause to be consummated, the Transactions to occur at the Initial Closing are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by SPAC:

(a) The representations and warranties contained in Section 3.4 (Authorization), Section 5.4 (Authorization) and Section 3.9(b) (Absence of Changes) shall be true and correct in all respects as of the Initial Closing Date as if made at the Initial Closing Date. The representations and warranties contained in Section 5.11 (Business Activities) shall be true and correct in all material respects as of the Initial Closing Date as if made at the Initial Closing Date. The representations and warranties contained in Section 3.2(a) (Capitalization and Voting Rights) and Section 5.2(a) (Capitalization and Voting Rights) shall be true and correct in all material respects as of the Initial Closing Date as if made at the Initial Closing Date. Each of the other representations and warranties of the Company and the Acquisition Entities contained in this Agreement shall be true and correct as of the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date) except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or another similar materiality qualification set forth therein, other than in Section 3.11(f) (Liabilities)) individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect; and

(b) Each of the covenants of the Company and the Acquisition Entities to be performed as of or prior to the Initial Closing Date shall have been performed in all material respects.

Section 9.3. Conditions to Obligations of the Acquisition Entities at Initial Closing. The obligations of the Acquisition Entities to consummate, or cause to be consummated, the Transactions to occur at the Initial Closing are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a) The representations and warranties contained in Section 4.4 (Authorization) and Section 4.8(a)(ii) (Absence of Changes) shall be true and correct in all respects as of the Initial Closing Date as if made at the Initial Closing Date. The representations and warranties contained in Section 4.2(a) (Capitalization and Voting Rights) shall be true and correct in all material respects as of the Initial Closing Date as if made at the Initial Closing Date. Each of the other representations and warranties of SPAC contained in this Agreement shall be true and correct as of the Initial Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date) except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or another similar materiality qualification set forth therein, other than in Section 4.7(d)(i) (Financial Statements)) individually or in the aggregate, has not had, and would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect;

(b) Each of the covenants of SPAC to be performed as of or prior to the Initial Closing Date shall have been performed in all material respects; and

(c) Each of the covenants of Sponsor and Sponsor Affiliate required under the Subscription Agreements to which Sponsor or Sponsor Affiliate, as applicable, is a party, and under Section 5(c) (Waiver of Anti-Dilution Protection) and Section 7 (Sponsor Affiliate Arrangements) of the Sponsor Support Agreement, to be performed as of or prior to the Initial Closing Date, shall have been performed in all material respects.

Section 9.4. Conditions to Obligations of the Company at Acquisition Closing. The obligations of the Company to consummate, or cause to be consummated, the Transactions to occur at the Acquisition Closing are subject to the satisfaction of the following additional conditions: Proceeds to PubCo from the Private Placement and under the Sponsor Subscription Agreement shall be at least $2.5 billion consisting of (i) an amount of no less than $1.9 billion in cash which has been received by PubCo and (ii) binding commitments from the Mutual Fund Investors in an amount of no less $600,000,000; provided; however, that to the extent that there would be less than $2.5 billion of proceeds to PubCo under this Section 9.4 at the Acquisition Closing, SPAC shall have the option (but not the obligation) to arrange for other investors (which may include Sponsor or its Affiliates) to subscribe for PubCo Class A Ordinary Shares up to an aggregate amount of $336,000,000 on the same terms and conditions as investors in the Private Placement such that there would be $2.5 billion of proceeds to PubCo (including binding commitments from Mutual Fund Investors of an amount no less than $600 million) at the Acquisition Closing, provided further that the foregoing option of SPAC is without prejudice to any party’s rights under Section 10.1.

Section 9.5. Frustration of Conditions. None of SPAC, the Acquisition Entities or the Company may rely on the failure of any condition set forth in this Article IX to be satisfied if such failure was caused by such party’s failure to comply in all material respects with its obligations under Section 8.3.

ARTICLE X

TERMINATION/EFFECTIVENESS

Section 10.1. Termination. This Agreement may be terminated and the Transactions abandoned:

(a) by mutual written consent of the Company and SPAC;

(b) by written notice from the Company or SPAC to the other if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which has become final and nonappealable and has the effect of making consummation of the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions;

(c) by written notice from the Company or SPAC to the other if the Acquisition Closing shall not have occurred on the 15th Business Day following the occurrence of the Initial Closing;

(d) by written notice from the Company to SPAC if the SPAC Shareholders’ Approval shall not have been obtained by reason of the failure to obtain the required vote at the SPAC Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof;

(e) by written notice to the Company from SPAC if there is any breach of any representation, warranty, covenant or agreement on the part of the Company or any Acquisition Entity set forth in this Agreement, such that the conditions specified in Section 9.2 would not be satisfied at the relevant Closing Date (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company or such Acquisition Entity then, for a period of up to 30 days after receipt by the Company of notice from SPAC of such breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period;

(f) by written notice to SPAC from the Company if there is any breach of any representation, warranty, covenant or agreement on the part of SPAC, Sponsor or Sponsor Affiliate set forth in this Agreement, such that the conditions specified in Section 9.3 or Section 9.4 would not be satisfied at the relevant Closing Date (a “Terminating SPAC Breach”), if any such Terminating SPAC Breach is curable by SPAC, Sponsor or Sponsor Affiliate then, for a period of up to 30 days after receipt by SPAC of notice from the Company of such breach (the “SPAC Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating SPAC Breach is not cured within SPAC Cure Period;

(g) by written notice from SPAC to the Company if the SPAC Shareholders’ Approval shall not have been obtained at the SPAC Shareholders’ Meeting, or at any adjournment or postponement thereof taken in accordance with this Agreement, which termination right shall not be exercisable by SPAC if SPAC has materially breached any of its obligations under the proviso to Section 8.2(b)(i); or

(h) by either SPAC or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to the 270th day after the date hereof (and if such 270th day shall not be a Business Day, then the next following Business Day) (the “Agreement End Date”).

Section 10.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or shareholders, other than liability of the Company, SPAC or any Acquisition Entity, as the case may be, for any willful and material breach of this Agreement occurring prior to such termination, except that the provisions of this Section 10.2, Section 8.1(c), Section 8.2(a)(i), Article XI and the NDA shall survive any termination of this Agreement; provided, however, that if this Agreement is terminated after the occurrence of the Initial Closing and prior to the consummation of the Acquisition Closing, then Section 2.2 and Section 11.5(iii) shall also survive such termination.

ARTICLE XI

MISCELLANEOUS

Section 11.1. Trust Account Waiver. Notwithstanding anything to the contrary set forth in this Agreement, the Company and each Acquisition Entity acknowledges that it has read the publicly filed final prospectus of SPAC, filed with the SEC on October 2, 2020 (File No. 333-248762), including the form of investment management trust agreement by and between SPAC and Continental Stock Transfer & Trust Company, a New York corporation, and understands that SPAC has established the trust account described therein (the “Trust Account”) for the benefit of SPAC’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. The Company and each Acquisition Entity further acknowledges and agrees that SPAC’s sole assets consist of the cash proceeds of SPAC’s initial public offering (the “IPO”) and private placements of its securities occurring simultaneously with the IPO, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. Accordingly, the Company (on behalf of itself and its Affiliates) and each Acquisition Entity hereby waives any past, present or future claim of any kind arising out of this Agreement against, and any right to access, the Trust Account, any trustee of the Trust Account and SPAC to collect from the Trust Account any monies that may be owed to them by SPAC or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever, including, without limitation, for any knowing and intentional material breach by any of the parties to this Agreement of any of its representations or warranties as set forth in this Agreement, or such party’s material breach of any of its covenants or other agreements set forth in this Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement; This Section 11.1 shall survive the termination of this Agreement for any reason.

Section 11.2. Waiver. Any party to this Agreement may, at any time prior to the Acquisition Closing, by action taken by its board of directors or officers or Persons thereunto duly authorized, (a) extend the time for the performance of the obligations or acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties (of another party hereto) that are contained in this Agreement or (c) waive compliance by the other parties hereto with any of the agreements or conditions contained in this Agreement, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.

Section 11.3. Notices. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set out below (or to such other address or email address as a party may from time to time notify the other parties). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt), and (d) if sent by registered post, five days after posting. The initial addresses and email addresses of the parties for the purpose of this Agreement are:

(a)	If to SPAC, to:

Altimeter Growth Corp.

2550 Sand Hill Road, Suite 150

Menlo Park, CA 94025

Email: hab@altimeter.com

Attn: Hab Siam, General Counsel

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1900 University Avenue

6th Floor, East Palo Alto, California 94303

Email: paul.scrivano@ropesgray.com

Attention: Paul S. Scrivano, Esq.

(b)	If to any Acquisition Entity, to:

Travers Thorp Alberga, Attorneys at Law

Harbour Place, 2nd Floor

PO Box 472

103 South Church Street

Grand Cayman, KY1-1106, Cayman Islands

Email: rthorp@traversthorpalberga.com

Attention: Richard Thorp

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1900 University Avenue

6th Floor, East Palo Alto, California 94303

Email: paul.scrivano@ropesgray.com

Attention: Paul S. Scrivano, Esq.

with a copy (which shall not constitute notice) to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004-1482, U.S.A.

Email: ken.lefkowitz@hugheshubbard.com

Attention: Kenneth A. Lefkowitz

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

6 Battery Road, Suite 23-02

Singapore 049909

Email: jonathan.stone@skadden.com; rajeev.duggal@skadden.com

Attention: Jonathan B. Stone/Rajeev P. Duggal, Esq.

(c)	If to the Company, to:

Grab Holdings Inc.

Attention: Mr. Anthony Tan, Mr. John Cordova

Email address: anthony.tan@grab.com, john.cordova@grabtaxi.com with a copy (which shall not constitute notice) to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004-1482, U.S.A.

Email: ken.lefkowitz@hugheshubbard.com

Attention: Kenneth A. Lefkowitz

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

6 Battery Road, Suite 23-02

Singapore 049909

Email: jonathan.stone@skadden.com; rajeev.duggal@skadden.com

Attention: Jonathan B. Stone/Rajeev P. Duggal, Esq.

Section 11.4. Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 11.5. Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to (a) confer upon or give any Person (including any equityholder, any current or former director, manager, officer, employee or independent contractor of the Company or any of its Subsidiaries, or any participant in any Benefit Plan or other employee benefit plan, agreement or other arrangement (or any dependent or beneficiary thereof)), other than the parties hereto, any right or remedies under or by reason of this Agreement, (b) establish, amend or modify any employee benefit plan, program, policy, agreement or arrangement or (c) limit the right of SPAC, the Company, any Acquisition Entity or their respective Affiliates to amend, terminate or otherwise modify any Benefit Plan or other employee benefit plan, policy, agreement or other arrangement following the Acquisition Closing; provided, however, that (i) the D&O Indemnified Parties (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 6.4, (ii) the Company Non-Recourse Parties and the SPAC Non-Recourse Parties (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 11.17 and (iii) the SPAC Director is an intended third party beneficiary of, and may enforce, after the Initial Closing and prior to the Acquisition Closing, Section 2.2 and this Section 11.5(iii) and all rights described in this Agreement as being rights of SPAC.

Section 11.6. Expenses. Except as set forth in Sections 8.1(c) and Section 8.2(a)(i), each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the Transactions, including all fees of its legal counsel, financial advisers and accountants; provided, however, that if the Acquisition Closing shall occur, PubCo shall pay or cause to be paid, in accordance with Section 2.4(b)(ii), the SPAC Transaction Expenses and the Company Transaction Expenses.

Section 11.7. Governing Law. This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other state (provided that the fiduciary duties of the Board of Directors of the Company and the Board of Directors of SPAC, the Initial Merger and the Acquisition Merger and any exercise of appraisal and dissenters’ rights with respect to the Initial Merger or Acquisition Merger, shall in each case be governed by the laws of the Cayman Islands).

Section 11.8. Consent to Jurisdiction. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 11.3 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11.8.

Section 11.9. Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

Section 11.10. Disclosure Letters. The Disclosure Letters (including any section thereof) referenced in this Agreement are a part of this Agreement as if fully set forth herein. All references in this Agreement to the Disclosure Letters (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the applicable Disclosure Letter, or any section thereof, with reference to any section of this Agreement or section of the applicable Disclosure Letter shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of the applicable Disclosure Letter to which it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the applicable Disclosure Letter. Certain information set forth in the Disclosure Letters is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality or that the facts underlying such information constitute a Company Material Adverse Effect or a SPAC Material Adverse Effect, as applicable.

Section 11.11. Entire Agreement. This Agreement (together with the Disclosure Letters), the NDA and the other Transaction Documents constitute the entire agreement among the parties to this Agreement relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the Transactions (including the Summary of Certain Proposed Terms and Conditions between SPAC and the Company, dated as of March 4, 2021). No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between such parties except as expressly set forth in the Transaction Documents.

Section 11.12. Amendments. This Agreement may be amended or modified in whole or in part prior to the Initial Merger Effective Time, only by a duly authorized agreement in writing in the same manner as this Agreement, which makes reference to this Agreement and which shall be executed by the Company and SPAC; provided, however, that after the Company Shareholder Approval or the SPAC Shareholders’ Approval has been obtained, there shall be no amendment or waiver that by applicable Law requires further approval by the shareholders of the Company or the shareholders of SPAC, respectively, without such approval having been obtained.

Section 11.13. Publicity.

(a) All press releases or other public communications relating to the Transactions, and the method of the release for publication thereof, shall prior to the Acquisition Closing be subject to the prior mutual approval of SPAC and the Company; provided, that no such party shall be required to obtain consent pursuant to this Section 11.13(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 11.13(a).

(b) The restriction in Section 11.13(a) shall not apply to the extent the public announcement is required by applicable securities Law, any Governmental Authority or stock exchange rule; provided, however, that in such an event, the party making the announcement shall, to the extent practicable, use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

Section 11.14. Confidentiality. The existence and terms of this Agreement are confidential and may not be disclosed by either party hereto, their respective Affiliates or any Representatives of any of the foregoing, and shall at all times be considered and treated as “Confidential Information” as such term is defined in the NDA. Notwithstanding anything to the contrary contained in the preceding sentence or in the NDA, (a) each party shall be permitted to disclose Confidential Information, including the Transaction Documents, the fact that the Transaction Documents have been signed and the status and terms of the Transactions to its existing or potential Affiliates, joint ventures, joint venture partners, shareholders, lenders, underwriters, financing sources and regulators, and to the extent required, in regulatory filings, and their respective Representatives; provided that such parties entered into customary confidentiality agreements or are otherwise bound by fiduciary or other duties to keep such information confidential and (b) notwithstanding the immediately preceding proviso, the Company shall be permitted to freely discuss Confidential Information to, and file such Confidential Information with MAS and Specified Governmental Authorities.

Section 11.15. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained in this Agreement is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained in this Agreement that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

Section 11.16. Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waiver any requirement for the securing or posting of any bond in connection therewith.

Section 11.17. Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the Company, SPAC, and the Acquisition Entities as named parties hereto. Except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party hereto) and, in the case of Sponsor and Sponsor Affiliate, pursuant to the Transaction Documents to which they are a party, (i) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or other Representative of the Company or any Affiliate of the Company (each, a “Company Non-Recourse Party”) or of SPAC or any Acquisition Entity (each, an “SPAC Non-Recourse Party”) and (ii) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or other Representative of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, SPAC or the Acquisition Entities under this Agreement for any claim based on, arising out of, or related to this Agreement or the Transactions.

Section 11.18. Non-Survival of Representations, Warranties and Covenants. Except as otherwise contemplated by Section 10.2, the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate (including confirmations therein), statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall not survive the Acquisition Closing and shall terminate and expire upon the occurrence of the Acquisition Closing (and there shall be no liability after the Acquisition Closing in respect thereof), except for (a) those covenants and agreements contained in this Agreement that by their terms expressly apply in whole or in part after the Acquisition Closing, and then only with respect to any breaches occurring after the Acquisition Closing and (b) this Article XI.

Section 11.19. Conflicts and Privilege.

(a) The Company, SPAC and the Acquisition Entities, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Acquisition Closing between or among (x) the Sponsor, the shareholders or holders of other equity interests of SPAC or the Sponsor or any of their respective directors, members, partners, officers, employees or Affiliates (other than PubCo or the Surviving Corporation) (collectively, the “Altimeter Group”), on the one hand, and (y) PubCo, the Surviving Corporation or any member of the Grab Group, on the other hand, any legal counsel, including Ropes & Gray LLP (“Ropes”), that represented SPAC or the Sponsor prior to the Acquisition Closing may represent the Sponsor or any other member of the Altimeter Group, in such dispute even though the interests of such Persons may be directly adverse to PubCo or the Surviving Corporation, and even though such counsel may have represented SPAC in a matter substantially related to such dispute, or may be handling ongoing matters for PubCo, the Surviving Corporation or the Sponsor. The Company, SPAC and the Acquisition Entities, on behalf of their respective successors and assigns (including, after the Acquisition Closing, the Surviving Corporation), further agree that, as to all legally privileged communications prior to the Acquisition Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Transaction Documents or the transactions contemplated hereby or thereby) between or among SPAC, the Sponsor or any other member of the Altimeter Group, on the one hand, and Ropes, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Mergers and belong to the Altimeter Group after the Acquisition Closing, and shall not pass to or be claimed or controlled by PubCo or the Surviving Corporation. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Acquisition Closing with SPAC or the Sponsor under a common interest agreement shall remain the privileged communications or information of PubCo and the Surviving Corporation.

(b) The Company, SPAC and the Acquisition Entities, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Acquisition Closing between or among (x) the shareholders or holders of other equity interests of the Company or any of their respective directors, members, partners, officers, employees or Affiliates (other than PubCo or the Surviving Corporation) (collectively, the “Grab Group”), on the one hand, and (y) the Surviving Corporation or any member of the Altimeter Group, on the other hand, any legal counsel, including Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) and Hughes Hubbard & Reed LLP (“Hughes Hubbard”) that represented the Company prior to the Acquisition Closing may represent any member of the Grab Group in such dispute even though the interests of such Persons may be directly adverse to PubCo and the Surviving Corporation, and even though such counsel may have represented the Company in a matter substantially related to such dispute, or may be handling ongoing matters for PubCo and the Surviving Corporation. The Company, SPAC and the Acquisition Entities, on behalf of their respective successors and assigns (including, after the Acquisition Closing, the Surviving Corporation), further agree that, as to all legally privileged communications prior to the Acquisition Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Action arising out of or relating to, this Agreement, any Transaction Documents or the transactions contemplated hereby or thereby) between or among the Company or any member of the Grab Group, on the one hand, and Skadden or Hughes Hubbard, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Mergers and belong to the Grab Group after the Acquisition Closing, and shall not pass to or be claimed or controlled by PubCo or the Surviving Corporation. Notwithstanding the foregoing, any privileged communications or information shared by SPAC or Sponsor prior to the Acquisition Closing with the Company under a common interest agreement shall remain the privileged communications or information of PubCo or the Surviving Corporation.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

SPAC:

Altimeter Growth Corp.

By:	/s/ Hab Siam
Name: Hab Siam
Title: General Counsel

MERGER SUB 1:

J2 Holdings Inc.

By:	/s/ Artawat Udompholkul
Name: Artawat Udompholkul
Title: Director

MERGER SUB 2:

J3 Holdings Inc.

By:	/s/ Artawat Udompholkul
Name: Artawat Udompholkul
Title: Director

PUBCO:

J1 Holdings Inc.

By:	/s/ Artawat Udompholkul
Name: Artawat Udompholkul
Title: Director

COMPANY:

Grab Holdings Inc.

By:	/s/ Anthony Tan Ping Yeow
Name: Anthony Tan Ping Yeow
Title: Director

Exhibit B

PIPE Subscription Agreements

Execution Copy

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 12th day of April, 2021, by and among J1 Holdings Inc., a Cayman Islands exempted company (the “Issuer”), Altimeter Growth Corp., a Cayman Islands exempted company (“Altimeter”), and the undersigned (“Subscriber”).

WHEREAS, this Subscription Agreement is being entered into in connection with the Business Combination Agreement, to be entered into as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), among the Issuer, Altimeter, Grab Holdings Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company”) and other parties named therein, on the terms and subject to the conditions set forth therein (the transactions contemplated by the Business Combination Agreement, the “Transactions”; and the “Acquisition Closing” as defined in the Business Combination Agreement shall be referred to herein as the “Acquisition Closing”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase such number of Class A ordinary shares in the Issuer, par value $0.000001 per share (the “Issuer Shares”) set forth on the signature page hereto (the “Shares”) for a purchase price of $10 per share (the “Per Share Purchase Price”), for the aggregate purchase price set forth on Subscriber’s signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Shares in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to the Issuer, all on the terms and conditions set forth herein;

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, the Issuer is entering into: (a) separate subscription agreements with certain other investors, severally and not jointly, that are existing directors or officers of, or otherwise affiliated or associated with or were identified by, Altimeter or Altimeter Growth Holdings, including any subscription agreement with any such investors to backstop redemptions by Altimeter’s public shareholders (any agreement, a “Backstop Agreement”) and any forward purchase commitments with such other investors (the foregoing, including any Backstop Agreement, collectively, the “Insider Subscription Agreements”), with an aggregate purchase price (excluding any securities issued pursuant to any Backstop Agreement) of $775,000,000 (collectively, the “Insider PIPE Investors” and, such investment, the “Insider PIPE Investment”); and (b) separate subscription agreements with certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) not affiliated or associated with Altimeter (each, an “Other Subscriber”) (the “Other Subscription Agreements”), severally and not jointly, with an aggregate purchase price pursuant to this Subscription Agreement and the Other Subscription Agreements of $3,265,000,000; and

WHEREAS, the aggregate number of Issuer Shares to be sold by the Issuer pursuant to this Subscription Agreement, the Other Subscription Agreements and the Insider Subscription Agreements equals 404,000,000 Issuer Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Subscription.

Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Shares (such subscription and issuance, the “Subscription”).

Settlement Date and Delivery.

2.1

Closing. The closing of the Subscription contemplated hereby (the “Closing”) shall occur on the same day, and substantially concurrent with, consummation of the Acquisition Closing (the date of the Closing, “Closing Date”) subject to the terms and conditions set forth herein; provided that the Closing shall occur no earlier than immediately after the Initial Merger Effective Time (as defined in the Business Combination Agreement). Not less than ten (10) business days prior to the anticipated Closing Date, the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of such anticipated Closing Date. Subscriber shall deliver on or before two (2) business days prior to the anticipated Closing Date the Purchase Price for the Shares by wire transfer of U.S. dollars in immediately available funds to the escrow account specified by the Issuer in the Closing Notice, to be held by the escrow agent until the Acquisition Closing. As soon as practicable following the Closing Date, but not later than one (1) business day after the Closing Date, the Issuer shall deliver to Subscriber (1) the Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable; and (2) a copy of the records of the Issuer’s transfer agent (the “Transfer Agent”) or other evidence showing Subscriber as the owner of the Shares on and as of the Closing Date. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York, the Cayman Islands or Singapore are authorized or required by law to close. In the event the Closing Date does not occur within two (2) business days after the anticipated Closing Date identified in the Closing Notice, the Issuer shall cause the escrow agent to promptly (but not later than two (2) business days thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled; provided that unless this Subscription Agreement has been terminated pursuant to Section 5, such return of funds shall not terminate this Subscription Agreement or relieve Subscriber of its obligation to purchase the Shares at the Closing upon delivery of a new Closing Notice in accordance with the terms of this Section 2.1. Prior to or at Closing, Subscriber shall deliver to Issuer a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

[In place of the above, the below will be included for mutual funds:

2.1

Closing. The closing of the Subscription contemplated hereby (the “Closing”) shall occur on a closing date (the “Closing Date”) specified in the Closing Notice (as defined below), which closing shall occur on the same day, and substantially concurrent with, the Acquisition Closing; provided that the Closing shall occur no earlier than immediately after the Initial Merger Effective Time (as defined in the Business Combination Agreement) (the “Transaction Closing Date”). Not less than ten (10) business days prior to the anticipated Transaction Closing Date, the Issuer shall provide written notice to Subscriber (the “Closing Notice”) of such anticipated Transaction Closing Date and the Closing Date. Subscriber shall deliver, as promptly as practicable following receipt of evidence of issuance of the Shares described below, on the Closing Date the Purchase Price for the Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice. On the Closing Date immediately after the Initial Merger Effective Time (as defined in the Business Combination Agreement) and prior to the delivery of the

Purchase Price for the Shares by the Subscriber, the Issuer shall deliver to Subscriber (1) the Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable; and (2) a copy of the records of the Issuer’s transfer agent (the “Transfer Agent”) or other evidence showing Subscriber as the owner of the Shares on and as of the Closing Date (it being understood that the delivery of items (1) and (2) as described in this sentence shall be a condition precedent to Subscriber’s obligation to deliver the Purchase Price). In the event that the Subscriber has not delivered the Purchase Price to the Issuer’s bank account specified in the Closing Notice within one (1) business day of such funding having been initiated in accordance with this agreement (or if such Subscriber has not initiated funding of the Purchase Price within one (1) business day of the Closing), any book entries in the name of Subscriber shall be deemed cancelled. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York, the Cayman Islands or Singapore are authorized or required by law to close. In the event the Transaction Closing Date does not occur within two (2) business days after the expected Transaction Closing Date, the Issuer shall promptly (but not later than two (2) business days thereafter) return the Purchase Price to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book entries in the name of Subscriber shall be deemed cancelled; provided that unless this Subscription Agreement has been terminated pursuant to Section 5, such return of funds shall not terminate this Subscription Agreement or relieve Subscriber of its obligation to purchase the Shares at the Closing upon delivery of a new Closing Notice in accordance with the terms of this Section 2.1. Prior to or at Closing, Subscriber shall deliver to Issuer a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.]

2.2

Conditions to Closing of the Issuer. The Issuer’s obligations to sell and issue the Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver, on or prior to the Closing Date, of each of the following conditions:

(a)

Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 3.3 shall be true and correct as of the Closing Date (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date) except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or “Subscriber Material Adverse Effect” (as defined in Section 3.3(c) below) or another similar materiality qualification set forth herein), individually or in the aggregate, has not had, and would not reasonably be expected to have, a Subscriber Material Adverse Effect.

(b)

Closing of the Transactions. All conditions precedent to the Issuer’s, the Company’s, the Acquisition Entities’ (as defined in the Business Combination Agreement) and Altimeter’s obligations to effect the Acquisition Closing shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Acquisition Closing but subject to satisfaction or waiver thereof), the Initial Closing (as defined in the Business Combination Agreement) shall have been consummated prior to the Closing and the Closing will be consummated on the same day, and substantially concurrent with, the Acquisition Closing.

(c)

Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, law, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

(d)

Performance and Compliance under Subscription Agreement. Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Subscriber to consummate the Closing.

2.3

Conditions to Closing of Subscriber. Subscriber’s obligation to subscribe for and purchase the Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver, on or prior to the Closing Date, of each of the following conditions:

(a)

Representations and Warranties Correct. The representations and warranties made by the Issuer in Section 3.1 and Altimeter in Section 3.2 shall be true and correct as of the Closing Date, with respect to the Issuer, and the Initial Closing (as defined in the Business Combination Agreement), with respect to Altimeter (except with respect to such representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date) except for inaccuracies or the failure of such representations and warranties to be true and correct that (without giving effect to any limitation as to “materiality” or Issuer Material Adverse Effect (as defined in Section 3.1(d) below) or Altimeter Material Adverse Effect (as defined in Section 3.2(c) below), as the case may be, or another similar materiality qualification set forth herein), individually or in the aggregate, has not had, and would not reasonably be expected to have, an Altimeter Material Adverse Effect or an Issuer Material Adverse Effect.

(b)

Closing of the Transactions. All conditions precedent to the Issuer’s, the Company’s, the Acquisition Entities’ (as defined in the Business Combination Agreement) and Altimeter’s obligations to effect the Acquisition Closing shall have been satisfied or waived (other than those conditions that, by their nature, may only be satisfied at the consummation of the Acquisition Closing but subject to satisfaction or waiver thereof), the Initial Closing (as defined in the Business Combination Agreement) shall have been consummated prior to the Closing, and the Closing will be consummated on the same day, and substantially concurrent with, the Acquisition Closing.

(c)

Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, law, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

(d)

Performance and Compliance under Subscription Agreement. The Issuer shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Issuer to consummate the Closing.

(e)

Business Combination Agreement. The terms of the Business Combination Agreement (including the conditions thereto) shall not have been amended or waived in a manner that would reasonably be expected to be materially adverse to the economic benefits Subscriber reasonably expects to receive under this Subscription Agreement.

(f)

Other Subscription Agreements. There shall have been no amendment, waiver or modification to any Other Subscription Agreement that materially benefits such Other Subscriber thereunder unless Subscriber has been offered the same benefits.

(g)

Listing. (i) The Issuer’s initial listing application with Nasdaq Stock Market LLC (“Nasdaq”) in connection with the Transactions shall have been conditionally approved and, immediately following the Acquisition Closing, the Issuer shall satisfy any applicable initial and continuing listing requirements of Nasdaq and the Issuer shall not have received any notice of non-compliance therewith, and (ii) the Shares shall have been approved for listing on Nasdaq, subject to official notice of issuance.

Representations, Warranties and Agreements.

3.1	Issuer’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Shares, the Issuer hereby represents and warrants to Subscriber as follows:

(a)	The Issuer is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. The Issuer has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)

At Closing, subject to the receipt of the Purchase Price in accordance with the terms of this Subscription Agreement and registration with the Transfer Agent, the Shares will be duly authorized, validly issued and allotted and fully paid, free and clear of any liens or other encumbrances (other than those arising under applicable securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s organizational documents (as in effect at such time of issuance) or the laws of the Cayman Islands.

(c)

This Subscription Agreement has been duly authorized, executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber and Altimeter, is the valid and binding obligation of the Issuer and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(d)

The execution, delivery and performance of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), issuance and sale of the Shares and the consummation of the other transactions contemplated herein, including the Transactions, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have a material adverse effect on the ability of the Issuer to enter into and timely perform its obligations under this Subscription Agreement, including the issuance and sale of the Shares (an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have an Issuer Material Adverse Effect.

(e)

As of the date of this Subscription Agreement, the authorized share capital of the Issuer consists of one (1) fully paid ordinary share, with a par value of $0.00001, and such share is duly authorized and validly issued, is fully paid and non-assessable, and is not subject to preemptive rights or encumbrances. As of the date of this Subscription Agreement, and immediately prior to Closing, except as set forth above and pursuant to the Other Subscription Agreements, the Insider Subscription Agreements, the Business Combination Agreement, the other Transaction Documents (as defined in the Business Combination Agreement) and the transactions contemplated thereby, there are no outstanding (i) shares, equity interests or voting securities of the Issuer, (ii) securities of the Issuer convertible into or exchangeable for shares or other equity interests or voting securities of the Issuer, (iii) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of the Issuer to subscribe for, purchase or acquire from any individual, entity or other person, and no obligation of the Issuer to issue, any shares or other equity interests or voting securities of the Issuer (collectively, the “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests, or (iv) other similar rights of or with respect to the Issuer, or (v) obligations of the Issuer to repurchase, redeem or otherwise acquire any of the foregoing Equity Interests, or other similar rights. As of the date of this Subscription Agreement, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than as contemplated by the Business Combination Agreement, the other Transaction Documents (as defined in the Business Combination Agreement) and the transactions contemplated thereby.

(f)	Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 3.3, in connection with the offer, sale and delivery of the Shares in the manner contemplated by this

Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Issuer to Subscriber. The Shares (i) were not offered to Subscriber by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) to Issuer’s knowledge are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(g)

The Issuer has provided Subscriber an opportunity to ask questions regarding the Issuer and made available to Subscriber all the information reasonably available to the Issuer that Subscriber has reasonably requested to make an investment decision with respect to the Shares.

(h)

Neither the Issuer, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Issuer security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Shares under the Securities Act.

(i)

Except for such matters as would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Issuer.

(j)

The Issuer is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have an Issuer Material Adverse Effect. The Issuer has not received any written communication from a governmental authority that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

(k)

The Issuer is not required to obtain any material consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state or federal securities laws, (iii) the filings required in accordance with Section 7.19; (iv) those required by Nasdaq, and (v) those required to consummate the Transactions as provided under the Business Combination Agreement.

(l)

Upon consummation of the Acquisition Closing, the Issuer Shares will be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will be listed for trading on Nasdaq, and the Shares will be approved for listing on Nasdaq, subject to official notice of issuance, and no suspension of such approval shall have occurred.

(m)

Neither the Issuer nor any person acting on its behalf is under any obligation to pay any broker’s fee or finder’s fee or other fee or commission in connection with the sale of the Shares other than to J.P. Morgan Securities LLC, Evercore Group L.L.C., Morgan Stanley & Co. L.L.C. and UBS Securities LLC (the “Placement Agents”, each a “Placement Agent”). The Issuer and Altimeter are solely responsible for the payment of any fees, costs, expenses or commissions of the Placement Agents.

(n)

The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by Subscriber in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and Subscriber effecting a pledge of Shares shall not be required to provide the Issuer with any notice thereof or otherwise make any delivery to the Issuer pursuant to this Subscription Agreement.

(o)	The Issuer is not, and immediately after receipt of payment for the Shares of the Issuer will not be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and as such subject to registration as an “investment company” under the Investment Company Act or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(p)

The Other Subscription Agreements reflect the same Per Share Purchase Price and other terms and conditions with respect to the purchase of Issuer Shares that are no more favorable to such subscriber thereunder than the terms of this Subscription Agreement, other than (i) terms particular to the regulatory requirements of such subscriber or its affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Issuer Shares and (ii) where such subscriber was identified by the Company and not any Placement Agent, the fact that (A) the Placement Agents are not third-party beneficiaries under such Other Subscription Agreement and (B) such subscriber may be a natural person. For the avoidance of doubt, this Section 3.1(p) shall not apply to any document entered into in connection with the Insider PIPE Investment; provided, however, that such Insider PIPE Investment shall be with respect to the same class of ordinary shares being acquired by Subscriber hereunder and at the same Per Share Purchase Price.

(q)

There is no civil, criminal or administrative suit, action, proceeding, arbitration, investigation, review or inquiry pending or threatened against or affecting the Issuer or any of the Issuer’s properties or rights that affects or would reasonably be expected to affect the Issuer’s ability to consummate the transactions contemplated by this Subscription Agreement, nor is there any decree, injunction, rule or order of any governmental authority or arbitrator outstanding against the Issuer or any of the Issuer’s properties or rights that affects or would reasonably be expected to affect the Issuer’s ability to consummate the transactions contemplated by this Subscription Agreement.

(r)	Upon consummation of the Acquisition Closing, the Issuer will own all of the equity securities of the Company and Altimeter or their successors.

3.2	Altimeter’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Shares, Altimeter hereby represents and warrants to Subscriber as follows:

(a)

Altimeter is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Altimeter has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)

This Subscription Agreement has been duly authorized, executed and delivered by Altimeter and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber, is the valid and binding obligation of Altimeter and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(c)

The execution, delivery and performance of this Subscription Agreement (including compliance by Altimeter with all of the provisions hereof), issuance and sale of the Shares and the consummation of the certain other transactions contemplated herein, including the Transactions, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Altimeter pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Altimeter is a party or by which Altimeter is bound or to which any of the property or assets of Altimeter is subject, which would reasonably be expected to have a material adverse effect on the ability of Altimeter to enter into and timely perform its obligations under this Subscription Agreement (an “Altimeter Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Altimeter or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Altimeter or any of its properties that would reasonably be expected to have an Altimeter Material Adverse Effect.

(d)

As of the date of this Subscription Agreement, the authorized capital shares of Altimeter consists of (i) 200,000,000 shares of Class A ordinary shares, par value $0.0001 per share (“Class A Shares”), (ii) 20,000,000 shares of Class B ordinary shares, par value $0.0001 per share (“Class B Shares”) and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date hereof: (i) 50,000,000 Class A Shares are issued and outstanding; (ii) 12,500,000 Class B Shares are issued and outstanding; and (iii) 22,000,000 warrants, each exercisable to purchase one existing Class A Share at $11.50 per share are outstanding. As of the date of this Subscription Agreement, and immediately prior to the Initial Closing (as defined in the Business Combination Agreement) other than as set forth in this clause (d) or in any form, report, statement, schedule, prospectus, proxy, registration statement or other document filed by Altimeter with the Commission prior to the date of this Subscription Agreement (each, an “SEC Document” and collectively, the “SEC Documents”) or any of the Transaction Documents, there are no outstanding (1) shares, equity interests or voting securities of Altimeter, (2) securities of Altimeter convertible into or exchangeable for shares or other equity interests or voting securities of Altimeter, or (3) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of Altimeter to subscribe for, purchase or acquire from any individual, entity or other person, and no obligation of Altimeter to issue, any shares or other equity interests or voting securities of Altimeter (collectively, the “Altimeter Equity Interests”) or securities convertible into or exchangeable or exercisable for Altimeter Equity Interests, (4) or other similar rights of or with respect to Altimeter, or (5) obligations of Altimeter to repurchase, redeem or otherwise acquire any of the foregoing Altimeter Equity Interests or other similar rights. As of the date of this Subscription Agreement, Altimeter has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which Altimeter is a party or by which it is bound relating to the voting of any securities of Altimeter, other than (A) as set forth in the SEC Documents and (B) as contemplated by the Business Combination Agreement (including the Transaction Documents). There are no securities or instruments issued by or to which Altimeter is party containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares or the issuance of the Issuer Shares under any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.

(e)

As of the date of this Subscription Agreement, and immediately prior to Initial Closing (as defined in the Business Combination Agreement), the issued and outstanding Class A Shares of Altimeter are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on Nasdaq under the symbol “AGC”. There is no suit, action, proceeding or investigation pending or, to the knowledge of Altimeter, threatened against Altimeter by Nasdaq or the Commission with respect to any intention by such entity to deregister the Class A Shares of Altimeter or prohibit or terminate the listing of the Class A Shares of Altimeter on Nasdaq. Altimeter has taken no action that is designed to terminate the registration of the shares of Class A Shares of Altimeter under the Exchange Act prior to the Initial Closing (as defined in the Business Combination Agreement).

(f)

Altimeter has made available to Subscriber (including via the Commission’s EDGAR system) a true, correct and complete copy of each SEC Document which, as of their respective filing dates, complied in all material respects with the requirements of the Securities Act and Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that Altimeter makes no such representation or warranty with respect to the proxy statement of Altimeter to be filed in connection with the approval of the Business Combination Agreement by the shareholders of Altimeter (the “Proxy Statement”) or any other information relating to the Company or any of its affiliates and consolidated affiliated entities (together with the Company, the “Group”) included in any SEC Documents or filed as an exhibit thereto. Altimeter has timely filed each SEC Document that Altimeter was required to file with the Commission since its inception and through the date hereof. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.

(g)

Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, an Altimeter Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Altimeter, threatened against Altimeter, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Altimeter.

(h)

There is no civil, criminal or administrative suit, action, proceeding, arbitration, investigation, review or inquiry pending or threatened against or affecting Altimeter or any of Altimeter’s properties or rights that affects or would reasonably be expected to affect Altimeter’s ability to consummate the transactions contemplated by this Subscription Agreement, nor is there any decree, injunction, rule or order of any governmental authority or arbitrator outstanding against Altimeter or any of Altimeter’s properties or rights that affects or would reasonably be expected to affect Altimeter’s ability to consummate the transactions contemplated by this Subscription Agreement.

(i)

Altimeter is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have an Altimeter Material Adverse Effect. Altimeter has not received any written communication from a governmental authority that alleges that Altimeter is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, an Altimeter Material Adverse Effect.

(j)

Altimeter is not required to obtain any material consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the Commission, (ii) filings required by applicable state or federal securities laws, (iii) the filings required in accordance with Section 7.19; (iv) those required by Nasdaq, and (v) those required to consummate the Transactions as provided under the Business Combination Agreement.

(k)

Neither Altimeter nor any person acting on its behalf is under any obligation to pay any broker’s fee or finder’s fee or other fee or commission in connection with the sale of the Shares other than to the Placement Agents. Altimeter and Issuer are solely responsible for the payment of any fees, costs, expenses or commissions of the Placement Agents.

3.3

Subscriber’s Representations, Warranties and Agreements. To induce the Issuer to issue the Shares to Subscriber, Subscriber hereby represents and warrants to the Issuer and Altimeter and acknowledges and agrees with the Issuer and Altimeter as follows:

(a)

Subscriber has been duly formed or incorporated and is validly existing and, where such concept is recognized, in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)

This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer and Altimeter, this Subscription Agreement is the valid and binding obligation of Subscriber and is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)

The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (where such Subscriber is an “employee benefit plan” under ERISA, subject to the assumption that the assets of the Issuer do not constitute “plan assets” under ERISA), (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the Subscriber’s ability to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.

(d)

Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) satisfying the applicable requirements set forth on Schedule I, (ii) is acquiring the Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an institutional “accredited investor” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto) and is not a party to or bound by a binding commitment to sell or otherwise dispose of the Shares. Subscriber acknowledges that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). The information provided by Subscriber on Schedule I is true and correct in all respects.

(e)

Together with its investment adviser, if applicable, Subscriber understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Shares have not been registered under the Securities Act. Subscriber understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book entries representing the Shares shall contain a legend to such effect. Subscriber acknowledges that the Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result, Subscriber may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares.

(f)

Subscriber is purchasing the Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by the Issuer, Altimeter, the Company or any of their respective affiliates, officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements of the Issuer and Altimeter expressly set forth in this Subscription Agreement, and Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth in this Subscription Agreement.

(g)

Subscriber’s acquisition and holding of the Shares will not (where such Subscriber is an “employee benefit plan” under ERISA, subject to the assumption that the assets of the Issuer do not constitute “plan assets” under ERISA) constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.

(h)

Together with its investment adviser if applicable, in making its decision to purchase the Shares, Subscriber has relied solely upon an independent investigation made by Subscriber and each of the Issuer’s and Altimeter’s representations, warranties and agreements contained in Section 3.1 and Section 3.2, respectively. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone other than the Issuer and Altimeter concerning the Issuer or Altimeter, respectively, or the Shares or the offer and sale of the Shares. Subscriber has received access to and has had an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Issuer, Altimeter, the Company, the Group and the Transactions and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Subscriber’s investment in the Shares. Subscriber has received access to and has had an adequate opportunity to review the documents made available to the Subscriber by Altimeter and the Company. Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Subscriber also acknowledges that the 2020 historical financial data concerning the Company has been derived based on the Company’s management accounts in accordance with International Financial Reporting Standards, or IFRS, and has not been reviewed or audited in accordance with PCAOB standards. There can be no assurance that the Company’s audited results for 2020 will not differ from the financial data presented to Subscriber and such changes could be material. Based on such information as Subscriber has deemed appropriate and without reliance upon any Placement Agent, Subscriber has independently made his/her/its own analysis and decision to enter into the Subscription. Except for the representations, warranties and agreements of the Issuer and Altimeter expressly set forth in this Subscription Agreement, Subscriber is relying exclusively on his/her/its own sources of information, investment analysis and the due diligence (including professional advice Subscriber deems appropriate) with respect to the Subscription, the Issuer Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer or the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Subscriber further acknowledges that the information provided to Subscriber is preliminary and subject to change.

(i)	Subscriber acknowledges and agrees that:

(i) each of the Placement Agents is acting solely as the Issuer’s placement agent in connection with the Subscription and each Placement Agent may have affiliates that act as an advisor to the Company in connection with the Transactions; none of the Placement Agents is acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for Subscriber in connection with the Subscription;

(ii) neither the Placement Agents nor any of their respective directors, officers, employees, advisors, representatives and controlling persons have made, nor will any of such persons make, any representation or warranty, whether express or implied, of any kind or character nor have any such persons provided any advice or recommendation in connection with the Subscription;

(iii) the Subscriber has not relied on any statements or other information provided by the Placement Agents, or any affiliate of a Placement Agent, with respect to its decision to invest in the Shares, and the Placement Agents will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the Subscription or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (B) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning, the Group or the Subscription; and

(iv) neither the Placement Agents nor any of their respective affiliates, subsidiaries, directors, officers, agents or employees shall have any liability (including for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, Altimeter or the Company or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Subscription.

(j)

Subscriber became aware of this offering of the Shares solely by means of direct contact from either the Placement Agents, the Issuer or Altimeter as a result of a pre-existing substantive relationship (as interpreted in guidance from the Commission under the Securities Act) with the Issuer, Altimeter or their representatives, and the Shares were offered to Subscriber solely by direct contact between Subscriber and the Placement Agents, the Issuer or Altimeter. Subscriber did not become aware of this offering of the Shares, nor were the Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Shares (i) were not offered to it by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) to its knowledge, are not being offered to it in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(k)

Together with its investment adviser, if applicable, Subscriber is aware that there are substantial risks incident to the purchase and ownership of the Shares. Subscriber is able to fend for itself in the transactions contemplated herein. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber understands and acknowledges that (A) it (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in financial and business transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares and (B) the purchase and sale of the Shares hereunder meets the institutional customer exemption under FINRA Rule 2111(b).

(l)

Subscriber, alone, or together with any professional advisor(s), has analyzed and considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.

(m)

Subscriber understands that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of an investment in the Shares.

(n)

Subscriber is not a person that is the target of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities, including, but not limited those administered by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), including (i) any person listed in any Sanctions-related list of sanctioned persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, or any EU member state, (ii) any person operating, organized or resident in a country or territory which is itself the subject or target of any Sanctions (at the time of this Subscription Agreement, Crimea, Cuba, Iran, North Korea, and Syria), (iii) any person owned or controlled by, or acting on behalf of, any such person or persons; or (iv) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided, that Subscriber is permitted to do so under applicable law. Subscriber represents that (i) if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to ensure compliance with applicable obligations under the BSA/PATRIOT Act, and (ii) to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the anti-money laundering-related laws administered and enforced by other governmental authorities. Subscriber also represents that it maintains policies and procedures reasonably designed to ensure compliance with applicable Sanctions. Subscriber further represents and warrants that it maintains policies and procedures reasonably designed to ensure the funds held by Subscriber and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(o)

If Subscriber is or is acting on behalf of an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Law”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that none of Altimeter, the Issuer, the Company, or any of their respective affiliates (the “Transaction Parties”) has provided investment advice or otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with its investment in the Shares (including with respect to any decision to acquire, continue to hold or transfer the Shares).

(p)

Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Subscriber with the Commission with respect to the beneficial ownership of Altimeter’s ordinary shares prior to the date hereof, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) acting for the purpose of acquiring, holding or disposing of equity securities of Altimeter (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(q)

No foreign person (as defined in Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations issued and effective thereunder (together, the “DPA”)) in which the national or subnational governments of a single foreign state have a “substantial interest” (as defined in the DPA) will acquire a “substantial interest” (as defined in the DPA) in the Issuer as a result of the purchase of Shares by Subscriber hereunder such that a filing before the Committee on Foreign

Investment in the United States would be required under the DPA, and no such foreign person will have “control” (as defined in the DPA) over the Issuer from and after the Closing as a result of the purchase of Shares by Subscriber hereunder.

(r)	On each date the Purchase Price would be required to be funded pursuant to Section 2.1, Subscriber will have sufficient immediately available funds to pay the Purchase Price pursuant to Section 2.1.

(s)

Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including Altimeter, the Issuer, the Company, the Placement Agents, any of their respective affiliates or any of its or their respective control persons, officers, directors or employees), other than the representations and warranties of the Issuer and Altimeter expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Issuer. Subscriber agrees that none of any Other Subscriber or Insider PIPE Investor (including the controlling persons, officers, directors, partners, agents or employees of any such Other Subscriber or Insider PIPE Investor) shall be liable to the Subscriber pursuant to this Subscription Agreement (or any Other Subscriber pursuant to any Other Subscription Agreement or any Insider PIPE Investor pursuant to any Insider Subscription Agreement) or any other agreement related to the private placement of shares of the Issuer’s capital stock for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares hereunder.

(t)

No broker, finder or other financial consultant is acting on Subscriber’s behalf in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability of Altimeter, the Issuer or the Company for the payment of any fees, costs, expenses or commissions.

Registration Statement.

4.1

The Issuer agrees that, within thirty (30) calendar days after the consummation of the Acquisition Closing (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the sixtieth (60th) calendar day (or ninetieth (90th) calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Filing Date and (ii) the tenth (10th) business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include such shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Issuer such information regarding Subscriber, the securities of the Issuer beneficially owned by Subscriber (or any unit trust beneficially owning such securities and which is managed by Subscriber) and the intended method of disposition of the Shares as shall be reasonably requested by the Issuer to effect the registration of the Shares, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as permitted hereunder; provided, however, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement, in which case the Issuer’s obligation to register the Shares will be deemed satisfied or (ii) be included as such in the Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Issuer Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Issuer Shares which is equal to the maximum number of Issuer Shares as is permitted by the Commission. In such event, the number of Issuer Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders, and the Issuer shall use its commercially reasonable efforts to file with the Commission, as promptly as practicable and as allowed by the Commission, one or more registration statements to register the resale of those Issuer Shares that were not registered on the initial Registration Statement, as so amended. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 4. For purposes of this Section 4, the Shares included in the Registration Statement, subject to the foregoing provisions, shall include, as of any date of determination, the Shares and any other equity security of the Issuer issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

4.2

In the case of the registration effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request by a Subscriber in writing, inform such Subscriber as to the status of such registration. At its sole expense, the Issuer shall, until the End Date (as defined below) or as otherwise specified:

(a)

except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions and update or amend the Registration Statement as necessary to include the Shares and provide customary notice to holders of the Shares, until the earlier of the following: (i) Subscriber ceases to hold any Shares, (ii) the date all Shares held by Subscriber who is not an affiliate of the Issuer may be sold without restriction under Rule 144, including any volume and manner of sale restrictions and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) two (2) years from the date that the initial registration statement filed hereunder is declared effective (such date, the “End Date”);

(b)	advise Subscriber as soon as reasonably practicable (and in any event within three (3) business days):

(i)	when a Registration Statement or any post-effective amendment thereto has become effective;

(ii)

after it shall have obtained knowledge thereof, of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(iii)

after it shall have obtained knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(iv)

of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v)

subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (i) through (iv) above may constitute material, nonpublic information regarding the Issuer;

(c)	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d)

upon the occurrence of any event contemplated in Section 4.2(b)(v), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e)

use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Issuer Shares are then listed beginning on, or as promptly as reasonably practicable following, the Effectiveness Date;

(f)	use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Shares contemplated hereby; and

(g)

use its commercially reasonable efforts to file all reports and other materials required to be filed by the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144 to enable the Subscriber to sell the Shares under Rule 144 for so long as the Subscriber holds Shares.

4.3

Upon Subscriber’s request, the Issuer shall deliver all the necessary documentation to cause the Transfer Agent to (i) remove the legend set forth above in Section 3.3(e), as promptly as practicable and no later than three (3) business days after such request and (ii) issue Shares without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company (“DTC”), at the Subscriber’s option, provided that in each case (a) such Shares are registered for resale under the Securities Act and the Subscriber has sold or proposes to sell such Shares pursuant to such registration or (b)(A) the Subscriber has sold or transferred, or proposes to sell or transfer, Shares pursuant to Rule 144 and (B) the Issuer, its counsel or the Transfer Agent have received customary representations and other documentation from the Subscriber that is reasonably necessary to establish that such restrictive legend is no longer required as reasonably requested by the Issuer, its counsel or the Transfer Agent (the “Legend Documents”). If the legend set forth above in Section 3.3(e) is no longer required for the Shares pursuant to the foregoing, the Issuer shall, reasonably promptly following any request therefor from Subscriber accompanied by such Legend Documents, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for the Shares. The Issuer shall be responsible for the fees of the Transfer Agent and its counsel and any fees of DTC incurred in connection with such legend removal requests.

4.4

Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event that the Issuer’s board of directors reasonably believes, upon the advice of legal counsel (which may be in-house legal counsel), would require additional disclosure by the Issuer in the Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Issuer’s board of directors, upon the advice of legal counsel

(which may be in-house legal counsel), to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than three (3) occasions or for more than sixty (60) consecutive days or for more than one hundred and twenty (120) total calendar days, in each case, during any twelve-month period; provided that the Issuer shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Subscriber of the Shares as soon as reasonably practicable thereafter. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless (a) otherwise required by law or subpoena or (b) disclosed to Subscriber’s employees, agents and professional advisors who need to know such information and are obligated to keep it confidential. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

4.5

Subscriber may deliver written notice (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by Section 4.4; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 4.5) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event promptly following its availability.

4.6

The Issuer shall, notwithstanding any termination of this Subscription Agreement, indemnify and hold harmless the Subscriber (to the extent a seller under, or named as a selling shareholder in, the Registration Statement), its officers, directors, partners, members, managers, employees, advisers and agents, and each person who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against all reasonable out-of-pocket losses, claims, damages, liabilities, costs (including reasonable and documented attorneys’ fees) and expenses (collectively, “Losses”), based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Subscriber furnished in writing to the Issuer by the Subscriber expressly for use therein, or that such Losses result from the use of the Registration Statement by Subscriber after Subscriber has received notice of a Suspension Event in accordance with Section 4.4; provided, however, that the indemnification contained in this Section 4.6 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of the Shares by Subscriber.

4.7

The Subscriber shall, severally and not jointly with any Other Subscriber or Insider PIPE Investor, indemnify and hold harmless the Issuer, its directors, officers, agents and employees, and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Subscriber furnished in writing to the Issuer by the Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 4.7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Shares giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by the Subscriber.

4.8

For the purposes of this Subscription Agreement, “Indemnifying Party” shall mean the party with an obligation to indemnify another party pursuant to Section 4.6 or Section 4.7 (as applicable) and “Indemnified Party” shall mean the party seeking indemnification pursuant to Section 4.6 or Section 4.7 (as applicable). The Indemnified Party shall promptly notify the Indemnifying Party in writing of the institution, threat or assertion of any proceeding against the Indemnified Party that the Indemnified Party believes relates to Losses the subject of indemnification pursuant to Section 4.6 or Section 4.7 (as applicable) and of which such Indemnified Party is aware (a “Third Party Proceeding”). In the case of any delay or failure by an Indemnified Party to provide the notice required by the preceding sentence, the obligation of the Indemnifying Party to indemnify the Indemnified Party shall be reduced to the extent that such Indemnifying Party is prejudiced by such delay or failure. The Indemnifying Party will be entitled to participate in any Third Party Proceeding and to assume the defense thereof with counsel it elects, in its sole discretion, and in the event the Indemnifying Party assumes such defense, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement that is not both fully resolved or settled (i) in all respects by the payment of money damages alone and no other form of relief (and such money damages are so paid in full by the indemnifying party pursuant to the terms of such order or settlement) and (ii) with an unconditional release by the claimant or plaintiff of the indemnified party and its affiliates from all liability in respect to such claim or litigation.

4.9

If the indemnification provided under Section 4.6 or Section 4.7 from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the

Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be subject to the limitations set forth in Section 4.6 and Section 4.7 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.9 from any person who was not guilty of such fraudulent misrepresentation. Each Indemnifying Party’s obligation to make a contribution pursuant to this Section 4.9 shall be individual, not joint and several, and in no event shall the liability of Subscriber hereunder exceed the net proceeds received by Subscriber upon the sale of the Shares giving rise to such indemnification obligation.

Termination.

This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, or (iii) the 270th day after the date hereof (and if such 270th day shall not be a business day, then the next following business day) if the Closing has not occurred on or prior to such date; provided, that nothing herein will relieve any party from liability for any willful and material breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Business Combination Agreement after the termination of such agreement. Upon a valid termination of this Subscription Agreement pursuant to this Section 5, after the delivery by the Subscriber of the Purchase Price for the Shares, the Issuer shall promptly (but not later than two (2) business days thereafter) cause the escrow agent or its bank (as applicable) to return the Purchase Price (to the extent such Purchase Price was received prior to such termination) to the Subscriber without any deduction for, or on account of, any tax, withholding, charges or set-off.

Trust Account Waiver.

Notwithstanding anything to the contrary set forth herein, Subscriber acknowledges that it has had access to and an adequate opportunity to review the publicly filed prospectus of Altimeter, including the form of investment management trust agreement, by and between Altimeter and Continental Stock Transfer & Trust Company, a New York corporation, and understands that Altimeter has established the trust account described therein (the “Trust Account”) for the benefit of Altimeter’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. Subscriber further acknowledges that Altimeter’s sole assets consist of the cash proceeds of Altimeter’s initial public offering and private placements of its securities, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public stockholders and agrees that Subscriber has no right, title or interest of any kind in the Trust Account and the monies that may now or in the future be deposited therein. Accordingly, Subscriber hereby waives any past, present or future claim of any kind (including with respect to claiming any right, title or interest in respect of such Trust Account) arising out of or relating to this Subscription Agreement against, and any right to access, the Trust Account, any trustee of the Trust Account and Altimeter to collect from the Trust Account any monies that may be owed to them by Altimeter or any of its affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever, including for any knowing and intentional material breach by any of the parties to this Subscription Agreement of any of its representations or warranties as set forth in this Subscription Agreement, or such party’s material breach of any of its covenants or other agreements set forth in this Subscription Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Subscription Agreement. This Section 6 shall survive the termination of this Subscription Agreement for any reason.

7.	Miscellaneous.

7.1

Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement no later than immediately prior to the consummation of the Acquisition Closing.

(a)

Subscriber acknowledges that (i) the Issuer and Altimeter will rely on the acknowledgments, understandings, agreements, covenants, representations and warranties of the Subscriber contained in this Subscription Agreement and (ii) that the Placement Agents will rely on, and are third party beneficiaries of, the acknowledgments, understandings, agreements, covenants, representations and warranties of Subscriber contained in Section 3.3 and Section 7. Prior to the Closing, Subscriber agrees to promptly notify the Issuer and Altimeter if any of the acknowledgments, understandings, agreements, covenants representations and warranties made by Subscriber set forth herein are no longer accurate in all material respects. In addition, the Issuer and Altimeter each acknowledges and agrees that each of the Placement Agents and the Company is a third-party beneficiary of the acknowledgments, understandings, agreements, covenants, representations and warranties made by the Issuer or Altimeter (as applicable) contained in this Subscription Agreement.

(b)

Each of Altimeter and the Issuer acknowledges that the Subscriber will rely on the acknowledgements, understandings, agreements, covenants, representations and warranties of Altimeter and the Issuer, respectively, contained in this Subscription Agreement. Prior to the Closing, each of the Issuer and Altimeter agrees to promptly notify the Subscriber if any of the acknowledgements, understandings, agreements, covenants, representations and warranties made by Issuer or Altimeter, as applicable, set forth herein are no longer accurate in all material respects.

(c)

Subscriber acknowledges and agrees that no party to the Business Combination Agreement (other than the Issuer and Altimeter) nor any Non-Party Affiliate (as defined below), shall have any liability to Subscriber, any Other Subscriber, or any Insider PIPE Investor pursuant to, arising out of or relating to this Subscription Agreement, any Other Subscription Agreement or any Insider Subscription Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Issuer, Altimeter, the Company, or any Non-Party Affiliate concerning the Issuer, Altimeter, the Company, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, investment manager, manager, direct or indirect equityholder, investors, representatives, agents, predecessors, successors, assigns, or affiliate of the Issuer, Altimeter, the Company, or any of the Issuer’s, Altimeter’s or the Company’s controlled affiliates or any family member of the foregoing.

(d)

Each of the Issuer, Altimeter, Subscriber and the Company is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e)

The Issuer and Altimeter may request from Subscriber such additional information as the Issuer and Altimeter may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Shares, and Subscriber shall promptly provide such information as may be reasonably requested to the extent readily available and consistent with its internal policies; provided, that (subject to Section 7.19 below) the Issuer and Altimeter agrees to keep any such information provided by Subscriber confidential.

(f)	Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

7.2

No Short Sales. Subscriber hereby agrees that neither it nor any person or entity acting on its behalf or pursuant to any understanding with the Subscriber, shall engage in any hedging activities or execute any Short Sales (as defined below) with respect to the securities of Altimeter prior to the Closing or the earlier termination of this Subscription Agreement in accordance with its terms. “Short Sales” shall mean all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, nothing herein shall prohibit (A) (x) other entities under common management with Subscriber with whom Subscriber is not acting in concert with respect to any trading in securities of Altimeter, this Subscription Agreement or Subscriber’s participation in the Subscription (including Subscriber’s controlled affiliates and/or affiliates) or (y) in the case of a Subscriber that is externally managed, advised or sub-advised by another person, any other person that is not directly controlled or managed by such manager, adviser or sub-adviser, from entering into any short sale, or (B) in the case of a Subscriber that is a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, this Section 7.2 shall apply only with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement. For the avoidance of doubt, nothing in this Section 7.2 shall restrict any transactions with respect to securities of Altimeter other than transactions that are Short Sales including the exercise of any redemption with respect to securities of Altimeter.

7.3

Additional Information. Altimeter and the Issuer may request from the Subscriber such additional information as is necessary for Altimeter or the Issuer, as applicable, to comply with public disclosure requirements of applicable securities laws or any filing requirements pursuant to the rules of any stock exchange or the Financial Industry Regulatory Authority, and the Subscriber shall provide such information; provided that, subject to Section 7.19 the Issuer and Altimeter shall keep any such information provided by Subscriber confidential. The Subscriber acknowledges that Altimeter or the Issuer may file a copy of the form of this Subscription Agreement with the Commission as an exhibit to a current or periodic report or a registration statement of Altimeter or the Issuer, as applicable.

7.4

Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder (a courtesy copy of any notice sent shall also be sent via email):

(a)	if to Subscriber, to such address or addresses set forth on the signature page hereto;

(b)	if to the Issuer, to:

J1 Holdings Inc.

c/o International Corporation Services Limited

Harbour Place, 2nd Floor

103 South Church Street

P.O. Box 472

George Town, Grand Cayman KY1-1106

Cayman Islands

Attention: John Cordova, Director

Email: Redact

with a required copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

6 Battery Road, Suite 23-02

Singapore 049909

Attention: Jonathan B. Stone, Esq./Rajeev P. Duggal, Esq.

Email: jonathan.stone@skadden.com; rajeev.duggal@skadden.com

Telephone No. +852 3740 4703

and

Hughes Hubbard and Reed LLP

One Battery Park Plaza

New York, NY 10004-1482

USA

Attention: Kenneth A. Lefkowitz, Esq.

Email: ken.lefkowitz@hugheshubbard.com

Telephone No. +1 (212) 837-6557

(c)	if to Altimeter, to:

Altimeter Growth Corp.

2550 Sand Hill Road, Suite 150

Menlo Park, CA 94025

USA

Attn: Hab Siam, General Counsel

Email: Redact

with a required copy (which copy shall not constitute notice) to:

Ropes & Gray LLP

1900 University Avenue, 6th Floor

East Palo Alto, CA 94303

USA

Attention: Paul S. Scrivano, Esq.

Email: Paul.Scrivano@ropesgray.com

7.5

Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

7.6

Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived (i) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought and (ii) without the prior written consent of Altimeter, the Issuer and Subscriber.

7.7

Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Shares) may be transferred or assigned without the prior written consent of each of the other parties hereto (other than the Shares acquired hereunder, if any, and then only in accordance with this Subscription Agreement), other than an assignment to any controlled affiliate of the Subscriber or any fund or account managed by the same investment manager as the Subscriber or a controlled affiliate thereof (as defined in Rule 12b-2 of the Exchange Act), subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Purchase Price and other terms and conditions; provided, however, that, in the case of any such transfer or assignment, the initial party to this Subscription Agreement shall remain bound by its obligations under this Subscription Agreement. For the avoidance of doubt, any transaction contemplated by the Business Combination Agreement shall be deemed not to constitute an assignment of this Subscription Agreement or any rights, interests or obligations that may accrue to the parties hereunder.

7.8

Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as set forth in

Section 4.6, Section 4.7, Section 4.8, Section 4.9, Section 7.1(a), Section 7.1(c) and Section 7.1(d), this Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

7.9

Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

7.10

Consent to Jurisdiction; Waiver of Jury Trial. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 7.4 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7.10.

7.11

Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

7.12

No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

7.13	Remedies.

(a)

The parties agree that irreparable damage would occur if this Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 7.10, this being in addition to any other remedy to which any party is entitled at law, in equity, in contract, in tort or otherwise, including money damages. The right to specific enforcement shall include the right of the Issuer and Altimeter to cause Subscriber and the right of Altimeter and Subscriber to cause the Issuer to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 7.13 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(b)

The parties acknowledge and agree that this Section 7.13 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

7.14

Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Acquisition Closing, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Acquisition Closing and remain in full force and effect.

7.15

Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

7.16

Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7.17

Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,”

“hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

7.18

Mutual Drafting. Each provision of this Subscription Agreement has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

7.19	Cleansing Statement; Consent to Disclosure.

(a)

Altimeter shall, by no later than 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one (1) or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transactions and any other material, nonpublic information that the Issuer or Altimeter or their respective representatives has provided to the Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, to the Issuer and Altimeter’s knowledge, Subscriber shall not be in possession of any material, non-public information received from the Issuer, Altimeter or the Company or any of their respective officers, directors, employees or agents (including the Placement Agents) relating to the transactions contemplated by this Subscription Agreement, and the Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with Issuer, the Company, Altimeter or any of their affiliates or agents, relating to the transactions contemplated by this Subscription Agreement.

(b)

Neither Altimeter nor the Issuer shall issue any press releases or other public communications relating to the transactions contemplated hereby that reference the Subscriber or its affiliates or investment advisers by name without the prior written consent of Subscriber. This restriction shall not apply to the extent public disclosure is required by applicable securities law, any governmental authority or stock exchange rule or as otherwise requested by the staff of the Commission or the request of any other regulatory or governmental agency; provided, that in the event such disclosure is required, Altimeter or the Issuer, as applicable, shall to the extent practicable and legally permissible, provide Subscriber with prior written notice of such permitted disclosure and consider, in good faith, any comments provided by Subscriber.

7.20

Regulatory Compliance. Subscriber hereby agrees that it shall comply with applicable requirements in connection with the Subscription and shall use commercially reasonable efforts to coordinate with the Issuer, Altimeter or the Company, as applicable, to upon request provide information regarding the Subscriber as may reasonably be requested by any applicable governmental authority relating to the Subscription or the Transactions.

8.

Independent Obligations. The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or Insider PIPE Investor under the Other Subscription Agreements or Insider Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under the Other Subscription Agreements or any Insider PIPE Investor under the Insider Subscription Agreements. The decision of Subscriber to purchase Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Insider PIPE Investor or Other Subscriber (except where such Other Subscriber is in managed by or under common management with Subscriber) and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Issuer or any of its subsidiaries which may have been made or given by any Other Subscriber or Insider PIPE Investor or by any agent or employee of any Other Subscriber or Insider PIPE Investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or Insider PIPE Investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement or Insider Subscription Agreement, and no action taken by Subscriber, any Other Subscriber or Insider PIPE Investor pursuant hereto or thereto, shall be deemed to constitute the Subscriber, on the one hand, and any Other Subscriber or Insider PIPE Investor, on the other hand, as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscriber, any Other Subscriber or Insider PIPE Investor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement, the Other Subscription Agreements and the Insider Subscription Agreements; provided that it is acknowledged that certain Subscribers may be managed by, or under common management with, an Other Subscriber. Subscriber acknowledges that no Other Subscriber or Insider PIPE Investor has acted as agent for the Subscriber in connection with making its investment hereunder and no Other Subscriber or Insider PIPE Investor will be acting as agent of the Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or Insider PIPE Investor to be joined as an additional party in any proceeding for such purpose.

9.

Certain Tax Matters. The parties acknowledge and agree that for U.S. federal income tax purposes, Subscriber shall be deemed to be the owner of any funds transferred by Subscriber to any escrow account (if applicable) unless and until such funds are disbursed to Issuer in accordance with the terms of this Subscription Agreement, which disbursement shall occur, for the avoidance of doubt, no earlier than immediately following the Initial Merger Effective Time (as defined in the Business Combination Agreement).

10.

Massachusetts Business Trust. If Subscriber is a Massachusetts Business Trust, a copy of the Declaration of Trust of Subscriber or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Subscriber or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of Subscriber or any affiliate thereof individually but are binding only upon Subscriber or any affiliate thereof and its assets and property.

[Signature Page Follows]

IN WITNESS WHEREOF, each of Altimeter, the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

J1 HOLDINGS INC.

By:
Name:

Title:

ALTIMETER GROWTH CORP.

By:
Name:

Title:

SUBSCRIBER:		Signature of Joint Subscriber, if applicable:
Signature of Subscriber:
By:		By:	N/A
Name:		Name:
Title:		Title:
Date:	April , 2021

Name of Subscriber:	Name of Joint Subscriber, if applicable:
N/A
(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)
Name in which securities are to be registered (if different from the name of Subscriber listed directly above):
Email
Address:

If there are joint investors, please check one: N/A
☐ Joint Tenants with Rights of Survivorship
☐ Tenants-in-Common
☐ Community Property
Subscriber’s EIN:	Joint Subscriber’s EIN:	N/A
Business Address-Street:	Mailing Address-Street (if different):
City, State, Zip:	City, State, Zip:
Attn:	Attn:
Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Aggregate Number of Shares subscribed for:

Aggregate Purchase Price: $

Subscriber must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice.

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1. ☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

2. ☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1. ☐ We are an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are institutional accredited investors) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an institutional “accredited investor.”

2. ☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

The Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to the Subscriber (Please check the applicable subparagraphs):

☐ The Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and:

☐ is an insurance company as defined in section 2(a)(13) of the Securities Act;

☐ is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐ is a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”);

☐ is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐ is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐ is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐ is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐ is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Securities Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Securities Act, or a foreign bank or savings and loan association or equivalent institution), partnership, limited liability company or Massachusetts or similar business trust;

☐ is an investment adviser registered under the Investment Advisers Act; or

☐ any institutional accredited investor, as defined in rule 501(a) under the Act (17 CFR 230.501(a)), of a type not listed above;

☐ The Subscriber is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the Subscriber;

☐ The Subscriber is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer;

☐ The Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies1 which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;

☐ The Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐ The Subscriber is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.

Rule 501(a) under the Securities Act, in relevant part, states that an institutional “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an institutional “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a) (48) of the Investment Company Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

1 “Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided, that (a) each series of a series company (as defined in Rule 1 8f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor).

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐ Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐ Any entity in which all of the equity owners are “accredited investors” under Rule 501(a) under the Securities Act; or

☐ Any entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000.

Exhibit L

PubCo Charter

THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

GRAB HOLDINGS LIMITED

(Adopted pursuant to a special resolution passed on April 12, 2021 and effective at the Initial Merger Effective Time (as defined herein))

Registered Office:

c/o International Corporation Services Ltd.

Harbour Place, 2nd Floor

103 South Church Street

P.O. Box 472

George Town

Grand Cayman KYI-1106

Cayman Islands

THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

GRAB HOLDINGS LIMITED

(adopted by a Special Resolution passed on April 12, 2021 and effective at the Initial Merger Effective Time)

1	The name of the Company is Grab Holdings Limited.

2

The registered office of the Company shall be at the offices of International Corporation Services Ltd., Harbour Place, 2nd Floor, 103 South Church Street, P.O. Box 472, George Town, Grand Cayman KYI-1106, Cayman Islands, or at such other place as the Directors may from time to time decide.

3

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act (Revised) as the same may be revised from time to time, or any other law of the Cayman Islands.

4

The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act (Revised).

5

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided, that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6	The liability of each Shareholder is limited to the amount, if any, from time to time unpaid on such Shareholder’s shares.

7

The authorized share capital of the Company is US$50,000.00 divided into 50,000,000,000 shares of a par value of US$0.000001 each, of which 49,500,000,000 shall be designated as Class A ordinary shares and 500,000,000 shall be designated as convertible Class B ordinary shares. Subject to the provisions of the Companies Act (Revised) and the Articles of Association, the Company has the power to redeem or purchase any of its shares and to increase or reduce the said capital and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

8

The Company has the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

9	Capitalized terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

GRAB HOLDINGS LIMITED

(adopted by a Special Resolution passed on April 12, 2021 and effective at the Initial Merger Effective Time)

INTERPRETATION	A-110
PRELIMINARY	A-115
ISSUE OF SHARES	A-115
RIGHTS AND RESTRICTIONS ATTACHING TO ORDINARY SHARES	A-117
REGISTER OF MEMBERS AND SHARE CERTIFICATES	A-119
TRANSFER OF SHARES	A-119
REDEMPTION AND PURCHASE OF OWN SHARES	A-120
TREASURY SHARES	A-120
VARIATION OF RIGHTS ATTACHING TO SHARES	A-120
COMMISSION ON SALE OF SHARES	A-121
NON-RECOGNITION OF TRUSTS	A-121
LIEN ON SHARES	A-121
CALLS ON SHARES	A-122
FORFEITURE OF SHARES	A-122
TRANSMISSION OF SHARES	A-123
ALTERATION OF CAPITAL	A-123
CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE	A-124
GENERAL MEETINGS	A-124
NOTICE OF GENERAL MEETINGS	A-125
PROCEEDINGS AT GENERAL MEETINGS	A-125
VOTES OF SHAREHOLDERS	A-126
COMPANIES ACTING BY REPRESENTATIVES AT MEETING	A-128
DEPOSITARY AND CLEARING HOUSES	A-128
SHARES THAT MAY NOT BE VOTED	A-128
DIRECTORS	A-128
DIRECTORS’ FEES AND EXPENSES	A-129
ALTERNATE DIRECTOR	A-130
POWERS AND DUTIES OF DIRECTORS	A-130
VACATION OF OFFICE OF DIRECTOR	A-131
PROCEEDINGS OF DIRECTORS	A-131
PRESUMPTION OF ASSENT	A-133
DIRECTORS’ INTERESTS	A-133
DIVIDENDS, DISTRIBUTIONS AND RESERVE	A-133
BOOK OF ACCOUNTS	A-134
ANNUAL RETURNS AND FILINGS	A-135
AUDIT	A-135
THE SEAL	A-135
OFFICERS	A-136

CAPITALISATION OF PROFITS	A-136
NOTICES	A-136
INFORMATION	A-137
INDEMNITY	A-138
FINANCIAL YEAR	A-138
WINDING UP	A-138
AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND NAME OF COMPANY	A-139
REGISTRATION BY WAY OF CONTINUATION	A-139
MERGERS AND CONSOLIDATIONS	A-139

INTERPRETATION

1	In these Articles, Table A in the Schedule in the Companies Act does not apply and unless otherwise defined, the defined terms shall have the meanings assigned to them as follows:

“Acquisition Effective Time” has the meaning ascribed to such term in the Business Combination Agreement;

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, another Person; provided, that in the case of a Key Executive, the term “Affiliate” shall include such Key Executive’s Permitted Entities, notwithstanding anything to the contrary contained herein;

“Articles” means these Articles of Association of the Company as altered or added to, from time to time;

“AT” means Anthony Tan Ping Yeow, and, where these Articles refer to AT in his capacity as Shareholder, such references shall include him, his Permitted Entities and Permitted Transferees with respect to any shares held by him, his Permitted Entities or Permitted Transferees (as applicable);

“Auditor” has the meaning ascribed to such term in Article 133;

“Board” or “Board of Directors” means the board of Directors for the time being of the Company;

“Business Combination Agreement” means that certain Business Combination Agreement among the Company, Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands, Altimeter Growth Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands, J2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and J3 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands, dated as of April 12, 2021;

“Business Day” means any day, excluding Saturdays, Sundays, and any other day on which commercial banks are authorized or required by Law to close in New York, New York, the Cayman Islands, or the Republic of Singapore;

“Cause” has the meaning ascribed to such term in AT’s employment agreement with the Company as in effect from time to time;

“Chairman” means the Chairman appointed pursuant to Article 84(c);

“Class A Ordinary Share” means a Class A ordinary share in the capital of the Company of a par value of US$0.000001;

“Class B Director” has the meaning ascribed to such term in Article 84(d);

“Class B Ordinary Share” means a convertible Class B ordinary share in the capital of the Company of a par value of US$0.000001;

“Class B Ordinary Shareholder” means a holder of Class B Ordinary Shares and any Permitted Transferee of such holder for so long as such Permitted Transferee is a holder of any Class B Ordinary Shares;

“Co-Chairman” has the meaning ascribed to such term in Article 84(c);

“Companies Act” means the Companies Act (Revised) of the Cayman Islands;

“Company” means Grab Holdings Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands;

“Company’s Website” means the website of the Company, the address or domain name of which has been notified to the Shareholders;

“Control,” “Controlling,” “under common Control with” means, directly or indirectly:

(i)	the ownership or control of a majority of the outstanding voting securities of such Person;

(ii)	the right to control the exercise of a majority of the votes at a meeting of the board of directors (or equivalent governing body) of such Person; or

(iii)	the ability to direct or cause the direction of the management and policies of such Person (whether by contract, through other legally enforceable rights or howsoever arising);

“Directors” means the directors of the Company for the time being, or as the case may be, the Directors assembled as a Board or as a committee thereof;

“electronic” has the meaning ascribed to such term in the Electronic Transactions Act;

“electronic communication” means an electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

“Electronic Record” has the meaning given to it in the Electronic Transactions Act;

“Designated Stock Exchange” means NASDAQ or any other internationally recognized stock exchange on which the Company’s securities are traded;

“Directors” means the directors of the Company for the time being, or as the case may be, the Directors assembled as a Board or as a committee thereof;

“electronic” has the meaning ascribed to such term in the Electronic Transactions Act;

“electronic communication” means an electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

“Electronic Record” has the meaning given to it in the Electronic Transactions Act;

“Electronic Transactions Act” means the Electronic Transactions Act (Revised) of the Cayman Islands;

“Family Members” means and includes only the following individuals: the applicable individual, the spouse of the applicable individual (including former spouses), the parents of the applicable individual, the lineal descendants of the applicable individual, the siblings of the applicable individual, and the lineal descendants of a sibling of the applicable individual. For purposes of the preceding sentence, the descendants of any individual shall include adopted individuals and their issue but only if the adopted individual was adopted prior to attaining age

“GrabforGood Fund” means the GrabforGood endowment fund, a subsidiary of the Company or other fund or entity designed to grant financial support for long-term social and environmental impact benefiting communities across Southeast Asia, or any successor or replacement entity approved by the Board from time to time;

“Incapacity” means, with respect to an individual, the permanent and total disability of such individual so that such individual is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner. In the event of a dispute regarding whether an individual has suffered an Incapacity, no Incapacity of such individual will be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made by a court or arbitral panel of competent jurisdiction, and such ruling has become final and non-appealable;

“Indemnified Person” has the meaning ascribed to such term in Article 149;

“Initial Merger Effective Time” has the meaning ascribed to such term in the Business Combination Agreement;

“Key Executives” means AT, Ming-Hokng Maa and Tan Hooi Ling, and the Permitted Entities and Permitted Transferees of each of them;

“Memorandum” means the Memorandum of Association of the Company;

“Notice Period” has the meaning ascribed to such term in Article 104(a);

“Ordinary Resolution” means a resolution passed by a simple majority of votes cast, including by all holders of a specific class of shares, if applicable;

“Ordinary Shares” means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares;

“paid up” means paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up;

“Permitted Entity” means, with respect to any Key Executive:

(a)	any Person in respect of which such Key Executive has, directly or indirectly:

(i)	Control with respect to the voting of all the Class B Ordinary Shares held or to be transferred to such Person;

(ii)

the ability to direct or cause the direction of the management and policies of such Person or any other Person having the authority referred to in the preceding clause (a)(i) (whether by contract, as executor, trustee, trust protector or otherwise); or

(iii)

the operational or practical control of such Person, including through the right to appoint, designate, remove or replace the Person having the authority referred to in the preceding clauses (a)(i) or (ii);

(b)	any trust the beneficiaries of which consist primarily of a Key Executive, his or her Family Members, and/or any Persons Controlled directly or indirectly Controlled by such a trust;

(c)	any Person Controlled by a trust described in the immediately preceding clause (b); or

(d)	for the avoidance of doubt, with respect to AT, Hibiscus Worldwide Ltd.;

“Permitted Transferee” means, with respect to the Class B Ordinary Shareholders, any or all of the following:

(a)	any Key Executive;

(b)	any Key Executive’s Permitted Entities;

(c)	the transferee or other recipient in any transfer of any Class B Ordinary Shares by any Class B Ordinary Shareholder:

(i)	to:

(A)	his or her Family Members;

(B)	any other relative or individual approved by the Board; or

(C)

any trust or estate planning entity (including partnerships, limited companies, and limited liability companies), that is primarily for the benefit of, or the ownership interests of which are Controlled by, such Class B Ordinary Shareholder, his or her Family Members, and/or other trusts or estate planning entities described in this paragraph (c), or any entity Controlled by such a trust or estate planning entity; or

(ii)	occurring by operation of law, including in connection with divorce proceedings;

(d)	any charitable organization, foundation, or similar entity;

(e)	the GrabforGood Fund;

(f)	the Company or any of its subsidiaries; and

(g)

in connection with a transfer as a result of, or in connection with, the death or Incapacity of a Key Executive other than AT: any Key Executive’s Family Members, another Class B Ordinary Shareholder, or a designee approved by majority of all Directors (and Class B Directors shall form a majority of such majority of all Directors);

provided, that:

(x) as a condition to the applicable transfer, any Permitted Transferee shall have executed an original, a counterpart of, or a deed of adherence with respect to, a Proxy and Voting Deed; and

(y) in case of any transfer of Class B Ordinary Shares pursuant to clauses (b) through (e) above to a Person who at any later time ceases to be a Permitted Transferee under the relevant clause, the Company shall be entitled to refuse registration of any subsequent transfer of such Class B Ordinary Shares except back to the transferor of such Class B Ordinary Shares pursuant to clauses (b) through (e) (or to a Key Executive or his or her Permitted Transferees) in which case the preceding proviso (x) shall apply, and in the absence of such transfer back to the transferor (or to a Key Executive or his or her Permitted Transferees), the applicable Class B Ordinary Shares shall convert in accordance with Article 10(d)(iv) applied mutatis mutandis;

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization, limited liability company, estate, association, joint stock company, unincorporated organization, company or other form of business or legal entity or government authority;

“Proxy and Voting Deed” means a deed or agreement conveying to AT the voting rights of outstanding Class B Ordinary Shares, which includes, for signatories thereof, the proxy and voting rights conveyed to AT by signatories thereof dated as of the date on which the Acquisition Effective Time occurs; for the avoidance of doubt, the Shareholders’ Deed dated April 12, 2021 by and among the Company, Altimeter Growth Holdings, a Cayman Islands limited liability company, Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands, AT and the other signatories thereto shall be deemed to be a Proxy and Voting Deed;

“Register of Members” means the register of Shareholders to be kept by the Company in accordance with the Companies Act;

“Seal” means the Common Seal of the Company (if adopted), including any facsimile thereof;

“Securities Act” means the U.S. Securities Act of 1933;

“share” means any share in the capital of the Company and includes a fraction of a share;

“Shareholder” has the meaning ascribed to the term “member” in the Companies Act;

“signed” includes a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a Person with the intent to sign the electronic communication;

“Special Resolution” has the meaning ascribed to such term in the Companies Act and includes a unanimous written resolution of all Shareholders;

“Statutes” means the Companies Act and every other law and regulation of the Cayman Islands for the time being in force concerning companies and affecting the Company;

“subsidiary” of any Person means any other Person in respect of which such first Person possesses ownership, or the power to direct the voting, of securities entitling to (i) more than fifty percent (50%) of the voting rights and/or (ii) the appointment of a majority of the directors (or Persons performing a similar function);

“Treasury Share” means a share held in the name of the Company as a treasury share in accordance with the Companies Act;

2.	In these Articles, save where the context requires otherwise:

(a) words importing the singular number shall include the plural number and vice versa;

(b) words importing one gender only shall include any gender, as the context requires;

(c) the terms “hereof,” “herein,” “hereby,” “herewith,” “hereto” and derivative or similar words refer to these Articles;

(d) the word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends and such phrase shall not simply mean “if;”

(e) words importing natural persons and references to a “company” shall include any Person, and references to any Person includes such Person’s predecessors, successors and permitted assigns;

(f) “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record, and, only where used in connection with a notice served by the Company on Shareholders or other Persons entitled to receive notices hereunder, shall also include a record maintained in an electronic medium which is accessible in visible form so as to be useable for subsequent reference;

(g) “may” shall be construed as permissive and “shall,” “will,” and “agrees” shall be construed as imperative;

(h) a reference to “$”, “US$”, “USD”, or dollar(s) is a reference to the lawful currency of the United States of America;

(i) references to provisions of any Statute, law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced, and including all regulations promulgated thereunder;

(j) references to any agreement, deed or other instrument (including to these Articles and the Memorandum) is a reference to that agreement or instrument as amended, restated, or novated from time to time;

(k) any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms, in each case as if followed by the words “but not limited to”;

(l) the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive, unless the context otherwise requires;

(m) headings are inserted for reference only and shall be ignored in construing the Articles;

(n) any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(o) any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(p) notwithstanding the references in these Articles to an Electronic Record and to the Electronic Transactions Act (Revised), Sections 8 and 19(3) of the Electronic Transactions Act shall not apply;

(q) “day” means calendar day, “month” means calendar month, and “year” means calendar year unless otherwise specifically stated. Time periods within or following which any payment is to be made or act is to be done under these Articles shall be calculated by excluding the calendar day on which the period commences and including the calendar day on which the period ends, and by extending the period to the next following Business Day if the last calendar day of the period is not a Business Day;

(r) the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect;

(s) “directly or indirectly” means, except where the context requires otherwise, directly or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning; and

(t) the term “holder” in relation to a share means a Person whose name is entered in the Register of Members as the holder of such share.

3	Subject to the last two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4	The business of the Company may be conducted as the Directors see fit.

5

The registered office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

ISSUE OF SHARES

6

Subject to the provisions, if any, in the Memorandum or these Articles and to any direction that may be given by the Shareholders in a general meeting, and except as set forth otherwise in Article 10(c)(iv), the Directors may, in their absolute discretion and without approval of the existing Shareholders, issue shares, grant rights over existing shares or issue other securities in one or more series as they deem necessary and appropriate and determine designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the shares held by existing Shareholders, at such times and on such other terms as they think proper. No holder of Ordinary Shares shall have preemptive rights.

7	The Company shall not issue shares in bearer form.

8

Except as set forth otherwise in Article 10(c)(iv), the Directors may provide, out of the unissued shares, for series of preference shares. Before any preference shares of any such series are issued, the Directors shall fix, by resolution or resolutions, the following provisions of the preference shares thereof, if applicable:

(a)	the designation of such series, the number of preference shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)	whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)

the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of preference shares;

(d)	whether the preference shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)

the amount or amounts payable upon preference shares of such series upon, and the rights of the holders of such series in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

(f)

whether the preference shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preference shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)

whether the preference shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preference shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)

the limitations and restrictions, if any, to be effective while any preference shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preference shares;

(i)

the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preference shares; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

Without limiting the foregoing and subject to Article 10(c)(iv), Article 72, Article 84(a), and Article 84(d), the voting powers of any series of preference shares may include the right, in the circumstances specified in the resolution or resolutions providing for the issuance of such preference shares, to elect one or more Directors who shall serve for such term and have such voting powers as shall be stated in the resolution or resolutions providing for the issuance of such preference shares. The term of office and voting powers of any Director elected in the manner provided in the immediately preceding sentence of this Article 8 may be greater than or less than those of any other Director or class of Directors.

9

The powers, preferences and relative, participating, optional and other special rights of each series of preference shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preference shares shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

RIGHTS AND RESTRICTIONS ATTACHING TO ORDINARY SHARES

10

Except as otherwise provided in these Articles (including Article 10(c)(iv) and 10(d), Article 72, Article 84(a) and Article 84(d)), the Class A Ordinary Shares and Class B Ordinary Shares have the same rights and powers, and rank equally (including as to dividends and distributions, and upon the occurrence of any liquidation or winding up of the Company), share ratably and be identical in all respects and as to all matters, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the Class A Ordinary Shares and the holders of a majority of the Class B Ordinary Shares, each voting exclusively and as a separate class.

(a)	Income

Holders of Ordinary Shares shall be entitled to such dividends as the Directors may in their absolute discretion lawfully declare from time to time.

(b)	Capital

Holders of Ordinary Shares shall be entitled to a return of capital on liquidation, dissolution or winding-up of the Company in accordance with Article 153 et seq.

(c)	Attendance at General Meetings; Class Voting

(i) Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company.

(ii) Except as otherwise provided in these Articles (including Articles 10(c)(iv), 84(a) and 84(d)), holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote for Shareholders’ consent.

(iii) On all matters subject to a vote of the Shareholders, Ordinary Shares shall be entitled to voting rights as set forth in Article 72.

(iv) In addition to any rights provided by applicable law or otherwise set forth in these Articles, the Company shall not, without the approval by vote or written consent of the holders of a majority of the voting power of the Class B Ordinary Shares, voting exclusively and as a separate class, directly or indirectly, or whether by amendment or through merger, recapitalization, consolidation or otherwise:

(A)	increase the number of authorized Class B Ordinary Shares;

(B)

issue any Class B Ordinary Shares or securities convertible into or exchangeable for Class B Ordinary Shares, other than to any Key Executive or his or her Affiliates (provided, that such Key Executive (other than AT) or his or her applicable Affiliate shall have executed an original, a counterpart of, or a deed of adherence with respect to, a Proxy and Voting Deed in respect of such Class B Ordinary Shares);

(C)	create, authorize, issue, or reclassify into, any preference shares in the capital of the Company or any shares in the capital of the Company that carry more than one (1) vote per share;

(D)

reclassify any Class B Ordinary Shares into any other class of shares or consolidate or combine any Class B Ordinary Shares without proportionately increasing the number of votes per Class B Ordinary Share; or

(E)

amend, restate, waive, adopt any provision inconsistent with or otherwise vary or alter any provision of the Memorandum or these Articles relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Ordinary Shares.

(d)	Optional and Automatic Conversion of Class B Ordinary Shares

(i)	Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective

Time) at any time at the option of the holder thereof. In no event shall any Class A Ordinary Share be convertible into any Class B Ordinary Shares.

(ii)

Each Class B Ordinary Share will automatically convert into one (1) Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time) on the earliest to occur of 5:00 p.m., Singapore time:

(A)	on the first anniversary of AT’s death or Incapacity;

(B)

on a date determined by the Board during the period commencing 90 days after, and ending 180 days after, the date on which AT is terminated for Cause (and in the event of a dispute regarding whether there was Cause, Cause will be deemed not to exist unless and until an affirmative ruling regarding such Cause has been made by a court or arbitral panel of competent jurisdiction, and such ruling has become final and non-appealable); or

(C)

on a date determined by the Board during the period commencing 90 days and ending 180 days after the date that AT and his Affiliates and Permitted Transferees together own less than thirty-three percent (33%) of the number of Class B Ordinary Shares that AT and his Affiliates and Permitted Transferees owned immediately following the Acquisition Effective Time, as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time.

For the avoidance of doubt, this Article 10(d)(ii) also applies to Class B Ordinary Shares that are not held by AT or his Affiliates or Permitted Transferees.

(iii)	No Class B Ordinary Shares shall be issued by the Company after conversion of all Class B Ordinary Shares into Class A Ordinary Shares.

(iv)

Upon any sale, pledge, transfer, assignment or other disposition of Class B Ordinary Shares by a holder thereof to any Person which is not a Permitted Transferee of such holder, each such Class B Ordinary Share shall be automatically and immediately converted into one (1) Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time); provided that, notwithstanding anything to the contrary in these Articles, any pledge of Class B Ordinary Shares by a holder thereof that creates a security interest in such Class B Ordinary Shares pursuant to a bona fide loan or indebtedness transaction shall be permitted (and not result in any such conversion) for so long as such holder or its Affiliates (or AT, if such pledgor is a Key Executive other than AT) continue to control, directly or indirectly, the exercise of the voting rights of such pledged Class B Ordinary Shares; provided, further, however, that a foreclosure on such Class B Ordinary Shares or other similar action by the pledgee will result in automatic and immediate conversion of such Class B Ordinary Shares into Class A Ordinary Shares unless the transferee in such foreclosure or similar action qualifies as a Permitted Transferee at such time. For the avoidance of doubt, any sale, pledge, transfer, assignment or disposition of Class B Ordinary Shares to a Permitted Transferee does not result in automatic conversion into Class A Ordinary Shares.

(e)

Procedures of Conversion. The Company may, from time to time, establish such policies and procedures relating to the conversion of the Class B Ordinary Shares to Class A Ordinary Shares, including the issuance of share certificates with respect thereto, as it may deem necessary or advisable.

(f)

Reservation of Class A Ordinary Shares Issuable upon Conversion of Class B Ordinary Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Class B Ordinary Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Ordinary Shares; and if at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then-outstanding

Class B Ordinary Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Class A Ordinary Shares to such numbers of shares as shall be sufficient for such purpose.

REGISTER OF MEMBERS AND SHARE CERTIFICATES

11

The Company shall maintain a register of its Shareholders. A Shareholder shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates (if any) shall specify the share or shares held by that Shareholder and the amount paid up thereon; provided, that in respect of a share or shares held jointly by several Persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all. All certificates for shares shall be delivered personally or sent through the post addressed to the Shareholder entitled thereto at the Shareholder’s registered address as appearing in the register.

12	All share certificates shall bear legends required under the applicable laws, including the Securities Act.

13

Any two or more certificates representing shares of any one class held by any Shareholder may at the Shareholder’s request be cancelled and a single new certificate for such shares issued in lieu on payment (if the Directors shall so require) of US$1.00 or such smaller sum as the Directors shall determine.

14

If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the relevant Shareholder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

15	In the event that shares are held jointly by several Persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

TRANSFER OF SHARES

16 a) Any member may transfer all or any of his Class A Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

(b)

The Directors shall not refuse to register any transfer of a share which is permitted under these Articles save that the Directors may decline to register any transfer of any share in the event that any of the following is known by the Directors not to be both applicable and true with respect to such transfer:

(i)

the instrument of transfer is lodged with the Company, or the designated transfer agent or share registrar, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of only one class of shares;

(iii)	the instrument of transfer is properly stamped, if required;

(iv)

the transferred shares are fully paid up and free of any lien in favor of the Company (it being understood and agreed that all other liens, e.g. pursuant to a bona fide loan or indebtedness transaction, shall be permitted); or

(v)	a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board may from time to time require, is paid to the Company in respect thereof.

(c)

If the Directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal stating the facts which are considered to justify the refusal to register the transfer.

17

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as the Board may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

18

The instrument of transfer of any share shall be in writing and executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members.

19	All instruments of transfer that shall be registered shall be retained by the Company.

REDEMPTION AND PURCHASE OF OWN SHARES

20

Subject to the provisions of the Companies Act, the Company may issue shares that are to be redeemed or are liable to be redeemed at the option of the Shareholder or the Company. The redemption of such shares shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of the shares.

21

Subject to the provisions of the Companies Act, the Company may purchase its own shares (including any redeemable shares) in such manner and on such other terms as the Directors may agree with the relevant Shareholder.

22	The Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Companies Act, including out of capital.

23	The Directors may accept the surrender for no consideration of any fully paid share.

TREASURY SHARES

24	The Directors may, prior to the purchase, redemption or surrender of any share, determine that such share shall be held as a Treasury Share.

25	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

VARIATION OF RIGHTS ATTACHING TO SHARES

26

Subject to Article 10(c)(iv), if at any time the share capital of the Company is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation would not have a material adverse effect upon such rights; otherwise, any such variation that would have a material adverse effect upon such rights shall be made only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

27	The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of shares except the following:

(a)	separate general meetings of the holders of a class or series of shares may be called only by:

(i)	the Chairman;

(ii)	a majority of the entire Board of Directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series); or

(iii)	with respect to general meetings of the holders of Class B Ordinary Shares, AT;

(b)

except as set forth in clause(a) above or provided in Article 59(b) below, nothing in this Article 27 or in Article 26 shall be deemed to give any Shareholder or Shareholders the right to call a class or series meeting; and

(c)

the necessary quorum shall be one or more Persons holding or representing by proxy at least one-third of the issued shares of the class or series and that any holder of shares of the class or series present in person or by proxy may demand a poll.

28

The rights conferred upon the holders of the shares of any class or series shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking in priority thereto or pari passu therewith.

COMMISSION ON SALE OF SHARES

29

The Company may, insofar as the Statutes from time to time permit, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

30

No Person shall be recognised by the Company as holding any share upon any trust (other than any trust recognized as a Permitted Entity or Permitted Transferee). The Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statutes) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder. It is understood that a Proxy and Voting Deed shall not be the holding of any share upon trust.

LIEN ON SHARES

31

The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Shareholder (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Shareholder or his estate, either alone or jointly with any other Person, whether a Shareholder or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

32

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 calendar days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the Persons entitled thereto by reason of his death or bankruptcy.

33

For giving effect to any such sale, the Directors may authorise some Person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

34

The net proceeds of the sale after payment of costs shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the Person entitled to the shares at the date of the sale.

CALLS ON SHARES

35

Subject to the terms of allotment, the Directors may from time to time make calls upon the Shareholders in respect of any money unpaid for the purchase of their shares, and each Shareholder shall (subject to receiving at least 14 calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

36	The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

37

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

38

The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

39	The Directors may make arrangements on the issue of shares for a difference between the Shareholders, or the particular shares, in the amount of calls to be paid and in the times of payment.

40

The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors. No such sum paid in advance of calls shall entitle the Shareholder paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

41

If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of such much of the call or instalment as is unpaid, together with any interest which may have accrued.

42

The notice shall name a further day (not earlier than the expiration of 14 calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

43

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

44

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

45

A Person whose shares have been forfeited shall cease to be a Shareholder in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the fully paid up amount of the shares.

46

A certificate in writing under the hand of a Director of the Company, which certifies that a share has been forfeited on a date stated in the certificate, shall be conclusive evidence of the facts therein stated as against all Persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share or any sale or disposition thereof and may execute a transfer of the share in favour of the Person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

47

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSMISSION OF SHARES

48

The legal personal representative of a deceased sole holder of a share shall be the only Person recognised by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the share.

49

Any Person becoming entitled to a share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a Shareholder in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt Person could have made. If the Person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

50

A Person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Shareholder in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, however, that the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF CAPITAL

51	The Company may by Ordinary Resolution, subject to the rights of Class B Ordinary Shares, including under Article 10(c)(iv):

(a)	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

(b)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(c)

sub-divide its existing shares or any of them into shares of a smaller amount; provided, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

(d)

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the shares so cancelled.

52

Subject to the rights of Class B Ordinary Shares, including under Article 10(c)(iv), the provisions of the Statutes and these Articles as regards to the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

53

All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture, and otherwise as the shares in the original share capital.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

54

For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case 30 calendar days. If the Register of Members shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders such register shall be so closed for at least 10 calendar days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

55

In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend, the Directors may, at or within 90 calendar days prior to the date of declaration of such dividend fix a subsequent date as the record date of such determination.

56

If the Register of Members is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS

57	All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.

(a)

The Company shall hold an annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall determine.

(b)	At these annual general meetings, the report of the Directors (if any) shall be presented.

58.	(a) The Directors may call general meetings, and they shall on a Shareholders requisition forthwith proceed to convene an extraordinary general meeting of the Company.

(b)	A Shareholders requisition is a requisition of:

(i)

Shareholders of the Company holding at the date of deposit of the requisition not less than a majority of the votes that may be cast by all of the issued share capital of the Company as at that date carries the right of voting at general meetings of the Company; or

(ii)	the holders of Class B Ordinary Shares entitled to cast (including by proxy) a majority of the votes that all Class B Ordinary Shares are entitled to cast.

(c)

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the principal place of business of the Company (with a copy forwarded to the registered office), and may consist of several documents in like form each signed by one or more requisitionists.

(d)

If the Directors do not within 21 calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 calendar days, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the second said 21 calendar days.

(e)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

60

At least seven calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided, that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting by all the Shareholders (or their proxies) entitled to attend and vote thereat; and

(b)

in the case of an extraordinary general meeting by Shareholders (or their proxies) having a right to attend and vote at the meeting, together holding shares entitling the holders thereof to not less than two thirds of the votes entitled to be cast at such extraordinary general meeting.

61	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

62

No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. One or more Shareholders holding not less than an aggregate of one-third of all votes that may be cast in respect of the share capital of the Company in issue present in person or by proxy and entitled to vote shall be a quorum for all purposes; provided, that the presence in person or by proxy of holders of a majority of Class B Ordinary Shares shall be required in any event.

63

If provided for by the Company, a Person may participate at a general meeting by conference telephone, video conference or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

64

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place or such later time or other place as may be determined by the Chairman, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.

65	The Chairman shall preside as chairman at every general meeting of the Company.

66

If at any meeting the Chairman is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Directors present shall elect one of their members to be chairman of the meeting, or, if no Director is so elected and willing to be chairman of the meeting, the Shareholders present shall choose a chairman of the meeting.

67

The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place (provided, that no special meeting called by a holder of Class B Ordinary Shares may be adjourned unless a quorum does not exist), but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten (10) calendar days or more, not less than seven (7) Business Days’ notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

68

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Shareholders present in person or by proxy entitled to vote and who together hold shares entitling to not less than ten percent (10%) of the votes entitled to be cast at such general meeting, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

69

If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn.

70

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

71

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith (provided, that no special meeting called by a holder of Class B Ordinary Shares may be adjourned unless a quorum does not exist). A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF SHAREHOLDERS

72.

Subject to any rights and restrictions for the time being attached to any class or classes of shares, including in Articles 10(c)(iv), 10(d), 84(a) and 84(d), each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to a vote of the Shareholders, and each Class B Ordinary Share shall be entitled to forty-five (45) votes on all matters subject to a vote of the Shareholders.

73

In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

74

A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may on a poll, vote by proxy.

75	No Shareholder shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

76	On a poll, votes may be given either personally or by proxy.

77

A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or, being entities, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

78

The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a company, either under seal or under the hand of an officer or attorney duly authorized. A proxy need not be a Shareholder of the Company. An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll. Any Proxy and Voting Deed is deemed approved by the Directors.

79

The instrument appointing a proxy shall be deposited at the registered office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

(a)	not less than 48 hours before the time for holding the meeting or adjourned meeting at which the Person named in the instrument proposes to vote; or

(b)

in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c)

where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any Director;

provided, that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the registered office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

80

Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

COMPANIES ACTING BY REPRESENTATIVES AT MEETING

81

Any corporation or other non-natural person which is a Shareholder may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Shareholders, and the person so authorised shall be entitled to exercise the same powers on behalf of such corporation or other non-natural person which he represents as such corporation or other non-natural person could exercise if it were an individual Shareholder.

DEPOSITARY AND CLEARING HOUSES

82

If a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Shareholder of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any class of Shareholders of the Company; provided, that, if more than one Person is so authorised, the authorisation shall specify the number and class of shares in respect of which each such Person is so authorised. A Person so authorised pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Shareholder holding the number and class of shares specified in such authorisation, including the right to vote individually on a show of hands.

SHARES THAT MAY NOT BE VOTED

83

Treasury Shares and other shares that are owned by the Company (but not by any of its subsidiaries) shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

84.

(a) The number of Directors shall not be more than seven Directors; provided, that, at any time and from time to time, the number of Directors may be increased to eight or nine (or reduced to any number smaller than nine, as the case may be, as long as the provisions in Articles 84(d) and 85 regarding the removal of Directors are complied with), if and as determined by the holders of a majority of the Class B Ordinary Shares, voting exclusively and as a separate class in a meeting or by written notice served upon the Company signed by or on behalf of the holders of a majority of the Class B Ordinary Shares for the time being in issue. Such appointment or removal shall have immediate effect when the vote is passed or the notice served, or take effect at such later time as may be stated in such resolution or notice. Such resolution or notice shall include the specifications provided for in Article 84(d) as to additional Class B Director(s), if any, to be appointed to maintain the rights of the Class B Ordinary Shares set forth in Article 84(d). Where these Articles refer to an addition to the existing Board beyond nine Directors, it is understood that this Article 84(a) shall first have been amended by Special Resolution subject to Article 10(c)(iv)(E).

(b)	Each Director shall hold office until the earlier to occur of:

(i)	his or her successor having been elected;

(ii)	his or her removal as set out in Article 84(d) or Article 85, as applicable; or

(iii)	such time as determined in accordance with Article 101.

(c)

The Board of Directors shall have a Chairman (the “Chairman”) elected and appointed by a majority of the Directors then in office. The Directors may also elect a Co-Chairman or a Vice-Chairman of the Board of Directors (the “Co-Chairman”). The Chairman shall preside as chairman at every meeting of the Board of Directors. To the extent the Chairman is not present at a meeting of the Board of Directors, the Co-Chairman, or in his absence, the attending Directors may choose one Director to be the chairman of the meeting. The Chairman’s voting right as to the matters to be decided by the Board of Directors shall be the same as other Directors.

(d)

A majority of the Directors for the time being permitted under Article 84(a) shall be designated as “Class B Directors.” The Class B Directors shall be nominated, appointed and removed only by the Class B Ordinary Shareholders, voting exclusively and as a separate class in a meeting or by written notice served upon the Company signed by or on behalf of the holders of a majority of the Class B Ordinary Shares for the time being in issue. Such appointment or removal by the Class B Ordinary Shareholders shall have immediate effect when the vote is passed or the notice served, or take effect at such later time as may be stated in such resolution or notice. Such resolution or notice shall specify whether the applicable Director is designated as a Class B Director or not.

(e)

Subject always to the rights of the Class B Ordinary Shareholders in Article 84(d) and the maximum number of Directors set forth in Article 84(a), the Shareholders may by Ordinary Resolution elect any individual to be a Director (but not a Class B Director, for the avoidance of doubt) either to fill a vacancy on the Board or as an addition to the existing Board. No Shareholder will be permitted to cumulate votes at any such election of Directors.

85	Any Director (other than any Class B Director) may be removed from office at any time before the expiration of his or her term by Ordinary Resolution.

86	A vacancy on the Board created by the removal of a Director (other than any Class B Director) under the provisions of Article 85 above may be filled in accordance with Article 84(e).

87

The Board may, from time to time, and except as required by applicable law or the listing rules of the Designated Stock Exchange where the Company’s securities are traded, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

88

A Director shall not be required to hold any shares in the Company by way of qualification. A Director who is not a Shareholder of the Company shall nevertheless be entitled to receive notice of and to attend and speak at general meetings of the Company and all classes of shares of the Company.

DIRECTORS’ FEES AND EXPENSES

89

The Directors may receive such remuneration as the Board may from time to time determine. The Directors may be entitled to be repaid all travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

90

Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Article.

ALTERNATE DIRECTOR

91

Any Director may in writing appoint another individual to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the Director appointing such alternate is not personally present and, where he is a Director, to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall be deemed for all purposes to be a Director and shall not be deemed to be the agent of the Director appointing him. An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

92

Any Director may appoint any individual, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

93.

Subject to the provisions of the Companies Act, these Articles and to any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution made by the Shareholders in a general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been made.

94

Subject to these Articles, the Directors may from time to time appoint any individual, whether or not a Director of the Company, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of the Chief Executive Officer, President, Chief Operating Officer, Chief Technology Officer, Chief Financial Officer, one or more Vice Presidents, Managers or Controllers, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. The Directors may also appoint one or more of their body (but not an alternate Director) to the office of Managing Director upon like terms, but any such appointment shall ipso facto determine if any Managing Director ceases from any cause to be a Director, or if the Shareholders by Ordinary Resolution resolves that his tenure of office be terminated.

95

The Directors may from time to time and at any time by power of attorney appoint any Person, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

96

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

97

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and, subject to the following sentence, may appoint any Persons to be members of such committees, local boards or agencies, and may appoint any managers or agents of the Company and may fix the remuneration of any of the aforesaid. Any committee of the Board (other than the audit committee) shall consist of at least one (1) Class B Director.

98

The Directors from time to time and at any time may delegate to any such committee, local board or agency any of the powers, authorities and discretions for the time being vested in the Directors, and may authorise the members for the time being of any such local board, or any of them, to fill up any vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby. Any committee, local board or agency so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

99	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested to them.

100

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

VACATION OF OFFICE OF DIRECTOR

101	Notwithstanding anything in these Articles, the office of any Director shall be vacated if:

(a)	such Director dies, becomes bankrupt or makes any arrangement or composition with his creditors;

(b)

(i) with respect to any Director other than AT, a licensed medical practitioner who has evaluated that Director gives a written opinion to the Company stating he has become physically or mentally incapable of acting as a Director and may remain so for more than three (3) months and (ii) with respect to AT, his Incapacity shall have been determined;

(c)	such Director resigns his office by notice in writing to the Company; or

(d)	such Director shall be removed from office pursuant to Article 84(d) (in the case a Class B Director) or Article 85.

PROCEEDINGS OF DIRECTORS

102	The Directors may meet together (whether within or outside the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit.

103

A Board meeting may be called by a Director by giving notice in writing to the Board specifying a date, time and agenda for such meeting. The Board shall upon receipt of such notice give a copy of such notice of such meeting to all Directors and their respective alternates (if any).

104 (a)

At least one (1) Business Day notice shall be given to all Directors and their respective alternates (if any) for a Board meeting; provided, that such notice period may be reduced or waived with the consent of all the Directors or their respective alternates (if any); provided, further, that such notice period may, in the event of an emergency as determined by a majority of all Directors (and Class B Directors shall form a majority of such majority of all Directors), be shortened to such notice period as the Chairman may determine to be appropriate. The applicable notice period under this Article 104(a) for the applicable meeting of the Board shall be referred to as the “Notice Period.”

(b)

An agenda identifying in reasonable detail the issues to be considered by the Directors at any such meeting and copies (in printed or electronic form) of any relevant papers to be discussed at the meeting together with all relevant information shall be provided to and received by all Directors and their alternates (if any) within the Notice Period. The agenda for each meeting shall include any matter submitted to the Company by any Director within the Notice Period.

(c)	Unless approved by all Directors (whether or not present or represented at such meeting), matters not set out in the agenda need not be considered at a Board meeting.

105

A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of conference telephone, video conference or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

106

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be a majority of the Directors then in office, provided, that a Director and his appointed alternate Director shall be considered only one person for this purpose.

107

If a quorum is not present at a Board meeting within thirty (30) minutes following the time appointed for such Board meeting, the relevant meeting shall be adjourned for a period of at least three (3) Business Days and the presence of any three (3) Directors shall constitute a quorum at such adjourned meeting. A meeting of the Directors at which a quorum is present when the meeting proceeds to business shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

108

Questions arising at any meeting of the Directors shall be decided by a majority of votes and each Director shall be entitled to one (1) vote in deciding matters deliberated at any meeting of the Directors.

109	The Directors shall cause minutes to be made in books or electronic records provided for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

110

When the chairman of a meeting of the Directors signs the minutes of such meeting, the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

111

A resolution signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. Such resolution may consist of several documents each signed by one or more of the Directors.

112

The continuing Directors may act, notwithstanding any vacancy in their body, but if their number is reduced below the number fixed pursuant to these Articles as the necessary quorum of Directors, then the continuing Directors may act only to summon a general meeting of the Company, but for no other purpose.

113

A committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

114

A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman of the committee shall have a second or casting vote.

115

All acts done by any meeting of the Directors or of a committee of Directors, or by any individual acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or individual acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such individual had been duly appointed and was qualified to be a Director.

PRESUMPTION OF ASSENT

116

A Director who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the individual acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such individual immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIRECTORS’ INTERESTS

117. (a)

A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of the Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

(b)

A Director or alternate Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director; provided, that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

(c)

A Director or alternate Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

(d)

No individual shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested; provided, that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

(e)

A Director or alternate Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest and he may be counted in the quorum, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

118

Subject to any rights and restrictions for the time being attached to any class or classes of shares and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

119

Subject to any rights and restrictions for the time being attached to any class or classes of shares and these Articles, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

120

The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

121

Any dividend may be paid by cheque or wire transfer to the registered address of the Shareholder entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such Person and such address as the Shareholder entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder entitled, or such joint holders as the case may be, may direct.

122

The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions may make such payment either in cash or in specie; provided, that no dividend shall be made in specie on any Class A Ordinary Shares unless a dividend in specie in equal proportion is made on the Class B Ordinary Shares.

123	No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act, the share premium account.

124

Subject to the rights of Persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid or credited as fully paid on the shares, but if and so long as nothing is paid up on any of the shares in the Company dividends may be declared and paid according to the amounts of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the share.

125	If several Persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other monies payable on or in respect of the share.

126	No dividend shall bear interest against the Company.

127

Any dividend or other distribution which cannot be paid to a Shareholder and/or which remains unclaimed after six months from the date on which such dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend or other distribution shall remain as a debt due to the Shareholder. Any dividend or other distribution which remains unclaimed after a period of six years from the date on which such dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

BOOK OF ACCOUNTS

128

The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

129	The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statutes or authorised by the Directors or by the Shareholders in a general meeting.

130

The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law and the listing rules of the Designated Stock Exchange.

131

Subject to the requirements of applicable law and the listing rules of the Designated Stock Exchange, the accounts relating to the Company’s affairs shall be audited with such financial year end as set forth in Article 152 and in such manner as may be determined from time to time by the Company by Ordinary Resolution or failing any such determination by the Directors or failing any determination as aforesaid shall not be audited.

ANNUAL RETURNS AND FILINGS

132	The Board shall make the requisite annual returns and any other requisite filings in accordance with the Companies Act.

AUDIT

133	The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration (the “Auditor”).

134

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of auditors.

135

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next special meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any time during their term of office, upon request of the Directors at any general meeting of the Shareholders.

THE SEAL

136

The Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors; provided, always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of any one or more individuals as the Directors may appoint for the purpose, and every individual as aforesaid shall sign every instrument to which the Seal of the Company is so affixed in their presence.

137

The Company may maintain a facsimile of its Seal in such countries or places as the Directors may appoint, and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors; provided, always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such individual or individuals as the Directors may for this purpose appoint, and such individual or individuals as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in their presence.

138

Notwithstanding the foregoing, a Director shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

OFFICERS

139

Subject to Article 94, the Company may have a Chief Executive Officer, President, Chief Operating Officer, Chief Technology Officer, Chief Financial Officer, one or more Vice Presidents, Manager or Controller, each appointed by the Directors. The Directors may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time determine.

CAPITALISATION OF PROFITS

140	Subject to the Companies Act and these Articles, the Board may, with the authority of an Ordinary Resolution:

(a)	resolve to capitalise any amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account) or otherwise available for distribution;

(b)

appropriate the sum resolved to be capitalised to the Shareholders in the proportions in which such sum would have been divisible amongst such Shareholders had the same been a distribution of profits by way of dividend or other distribution, and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively; or

(ii)	paying up in full unissued shares or debentures of a nominal amount equal to that sum,

and allot the shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to Shareholders credited as fully paid;

(c)

make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Shareholders concerned);

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

(ii)

the payment by the Company on behalf of the Shareholders (by the application of their respective operations of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, an agreement made under the authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to the resolution.

NOTICES

141

Except as otherwise provided in these Articles, any notice shall be in writing and may be given by the Company to any Shareholder either personally or by sending it by courier, post, fax, or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Shareholder), or by placing it on the Company’s Website. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

142	Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

143

Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

144	Any notice or other document, if served by:

(a)

post, service of the notice shall be deemed to have been served five calendar days after the time when the letter containing the same is posted (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted);

(b)	fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted;

(c)

recognised courier service, service of the notice shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly delivered to the courier; or

(d)

e-mail, service of the notice shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

145

Any notice or document delivered or sent to any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the share.

146	Notice of every general meeting shall be given to:

(a)	all Shareholders who have supplied to the Company an address for the giving of notices to them;

(b)	every Person entitled to a share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting; and

(c)	each Director and alternate Director.

No other Person shall be entitled to receive notices of general meetings.

INFORMATION

147

No Shareholder shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Shareholders of the Company to communicate to the public.

148

The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its members including, without limitation, information contained in the Register of Members and transfer books of the Company.

INDEMNITY

149

To the maximum extent permitted by applicable law, every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No Person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect, and such finding shall have become final and non-appealable.

150

To the maximum extent permitted by applicable law, the Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final and non-appealable judgment by a court of competent jurisdiction that such Indemnified Person was not entitled to indemnification pursuant to this Article, in which case such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

151

The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such Person in respect of any negligence, default, breach of fiduciary or other duty or breach of trust of which such Person may be guilty in relation to the Company.

FINANCIAL YEAR

152	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31st in each year and shall begin on January 1st in each year.

WINDING UP

153

If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any shares, in a winding up:

(a)

if the assets available for distribution amongst the Shareholders shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Shareholders in proportion to the par value of the shares held by them; or

(b)

if the assets available for distribution amongst the Shareholders shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

154

If the Company shall be wound up, the liquidator may, subject to the rights attaching to any shares and with the approval of a Special Resolution and any other approval required by the Statutes, divide amongst the Shareholders in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like approval, shall think fit, but so that no Shareholder shall be compelled to accept any asset upon which there is a liability.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND

NAME OF COMPANY

155

Subject to Article 10(c)(iv)(E), the Company may at any time and from time to time by Special Resolution alter or amend these Articles or the Memorandum, in whole or in part, or change the name of the Company.

REGISTRATION BY WAY OF CONTINUATION

156

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATIONS

157

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Companies Act) upon such terms as the Directors may determine and (to the extent required by the Companies Act) with the approval of a Special Resolution.

*    *    *

Exhibit M-1

Form of PubCo Incentive Equity Plan

[PubCo]

2021 Equity Incentive Plan

Adopted by the Board of Directors of [PubCo]: [            ], 2021

Approved by the Shareholders of [PubCo]: [            ], 2021

1.	General.

(a) Establishment. The [PubCo] 2021 Equity Incentive Plan (the “Plan”) is hereby established effective as of [            ], 2021, which is the date of the closing of the transactions contemplated by the Business Combination Agreement (the “Effective Date”).

(b) Purpose. The Plan, through the granting of Awards, is intended to help the Company to secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide means by which the eligible recipients may benefit from increases in value of the Ordinary Shares.

(c) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Options, (ii) Share Appreciation Rights, (iii) Restricted Share Awards, (iv) Restricted Share Unit Awards, and (v) Other Awards.

2.	Administration.

(a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan will be granted Awards; (B) when and how each Award will be granted; (C) what type or combination of types of Award will be granted; (D) the provisions of each Award granted (which need not be identical or comparable), including the time or times when a person will be permitted to exercise or otherwise receive an issuance of Ordinary Shares or other payment pursuant to an Award; (E) the number of Ordinary Shares or cash equivalent with respect to which an Award will be granted to each such person; and (F) the Fair Market Value applicable to an Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or Ordinary Shares may be issued).

(v) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Ordinary Shares or the share price of Ordinary Shares including any Corporate Transaction, for reasons of administrative convenience.

(vi) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Award without his or her written consent.

(vii) To amend the Plan in any respect the Board deems necessary or advisable, subject to the limitations, if any, of applicable law; provided, however that shareholder approval will be required for any amendment to the extent required by applicable law. Except as provided in the Plan or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing.

(viii) To submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 422 of the Code regarding Incentive Share Options.

(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one (1) or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one (1) or more Awards without the affected Participant’s consent (X) to maintain the tax qualified status of the Award, (Y) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code or Section 457A of the Code; or (Z) to comply with other applicable laws.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction). Without limiting the generality of the foregoing, the Board specifically is authorized to adopt rules, procedures and sub-plans, regarding, without limitation, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, which may vary according to local requirements.

(xii) To effect, at any time and from time to time, subject to the consent of any Participant whose Award is impaired by such action, (A) the reduction of the exercise, purchase or strike price of any outstanding Award (including without limitation any Option or SAR); (B) the cancellation of any outstanding Award and the grant in substitution therefor of a new (1) Option, Share Appreciation Right, Restricted Share Award, Restricted Share Unit Award, or Other Award under the Plan or another equity plan of the Company, covering the same or a different number of Ordinary Shares, (2) cash and/or (3) other valuable consideration determined by the Board, in its sole discretion; or (C) any other action that is treated as a repricing under generally accepted accounting principles; provided, that any repricing that the Board effectuates shall not require approval of the Company’s shareholders.

(xiii) To administer the provisions relating to swaps under Annex A of the Plan, including selecting from time to time who will be eligible for Swapped Awards (as such term is defined in Annex A hereto), when such Swapped Awards will be granted, the provisions of such Swapped Awards (which need not be identical or comparable), the number of Ordinary Shares subject to such Swapped Awards (and the per share exercise price, if applicable), the Fair Market Value applicable to a Swapped Award, and the timing of the Swap Window (as such term is defined in Annex A hereto), and to adopt such policies and procedures as are necessary to implement the swap provisions contained in Annex A hereto.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. To the extent an Award is intended to qualify of the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two (2) or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d) Delegation to an Officer. The Board or any Committee may delegate to one (1) or more Officers the authority to do one (1) or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Awards) and, to the extent permitted by applicable law, the terms of such Awards, (ii) determine the number of Ordinary Shares to be subject to such Awards granted to such Employees, and (iii) take any action(s) as may be necessary or required by the Board with respect to swapped equity awards (including without limitation the Swapped Awards); provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of Ordinary Shares that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on substantially the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value (pursuant to Section 13(y) below).

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons. The Board’s or any Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Board’s or any Committee’s sole discretion. The Board’s or any Committee’s decisions and determinations will be afforded the maximum deference provided by applicable law.

3.	Ordinary Shares Subject to the Plan.

(a) Share Reserve. Subject to adjustment in accordance with Section 3(c) and to any adjustment as necessary to implement any Capitalization Adjustments, the Share Reserve on the Effective Date shall be [            ]1 Ordinary Shares.

In addition, subject to any adjustment as necessary to implement any Capitalization Adjustments, such Share Reserve will automatically increase on January 1st of each year for a period of ten (10) years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to five percent (5%) of the total number of Capital Shares (on a fully-diluted basis) outstanding on December 31st of the preceding year; provided, however that the Board or any Committee may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of Ordinary Shares.

(b) Aggregate Incentive Share Option Limit. Notwithstanding anything to the contrary in Section 3(a) and subject to any adjustments as necessary to implement any Capitalization Adjustment, the aggregate number of Ordinary Shares that may be issued pursuant to the exercise of Incentive Share Options is [            ]2 Ordinary Shares.

(c) Reversion of Ordinary Shares to the Share Reserve. If an Award or any portion thereof (i) expires or otherwise terminates without all of the Ordinary Shares covered by such Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than Ordinary Shares), such expiration, termination or settlement will not reduce (or otherwise offset) the number of Ordinary Shares that may be available for issuance under the Plan. If any Ordinary Shares issued pursuant to an Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such Ordinary Shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any Ordinary Shares reacquired by the Company in satisfaction of tax withholding obligations on an Award or as consideration for the exercise or purchase price of an Award will again become available for issuance under the Plan.

(d) Source of Ordinary Shares. The Ordinary Shares issuable under the Plan will be authorized but unissued or reacquired Ordinary Shares, including Ordinary Shares repurchased by the Company on the open market or otherwise.

(e) Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, including without limitation pursuant to the Business Combination Agreement, the Board may grant Awards in substitution for any options or other share or share-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Board deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Share Reserve set forth in Section 3(a) above (nor shall Ordinary Shares subject to a Substitute Award be added to the Ordinary Shares available for Awards under the Plan as provided in Section 3(c) above), except that Ordinary Shares acquired by exercise of substitute Incentive Share Options will count against the maximum number of Ordinary Shares that may be issued pursuant to the exercise of Incentive Share Options under Section 3(b) of the Plan.

(f) Class of Ordinary Shares. Substitute Awards and other Awards, in either case, granted under the Plan to the Key Executives (as such term is defined in the Business Combination Agreement) shall be for Class B Ordinary Shares, and all other Awards under the Plan shall be for Class A Ordinary Shares. For the avoidance of doubt, to the extent that the Class B Ordinary Shares are converted into Class A Ordinary Shares in accordance

[1]

[NTD: To be 7% of number of fully-diluted outstanding Capital Shares (i.e., all classes of ordinary shares) at the time of closing of the Business Combination Agreement plus the number of shares that remain available for grant under the 2018 plan.]

[2]	[NTD: ISO limit to be 3x the initial Share Reserve.]

with the applicable terms of the Company’s Memorandum and Articles of Association (as amended and/or restated from time to time), any Awards for Class B Ordinary Shares that are outstanding under the Plan shall automatically convert into Awards for Class A Ordinary Shares in accordance with the applicable conversion provisions of the Company’s Memorandum and Articles of Association (as amended and/or restated from time to time).

4.	Eligibility and Non-Employee Director Limitation.

(a) Eligible Award Recipients. Subject to the terms of the Plan and applicable law, Awards may be granted to Employees, Directors and Consultants.

(b) Service Recipient Stock. Notwithstanding anything herein to the contrary, no Award under which a Participant may receive Ordinary Shares may be granted to an Employee, Director, or Consultant of any Affiliate of the Company if such Ordinary Shares do not constitute “service recipient stock” for purposes of Section 409A of the Code with respect to such Employee, Director or Consultant and such Ordinary Shares are required to constitute “service recipient stock” for such Award to comply with, or be exempt from, Section 409A of the Code.

(c) Non-Employee Director Compensation Limitation. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) US$750,000 total in value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such calendar year, US$1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. The limitations in this Section 4(c) shall apply commencing with the first calendar year that begins following the Effective Date. For avoidance of doubt, compensation will count towards this limit for the calendar year it was granted or earned, and not later when distributed, in the event it is deferred.

5.	Provisions Relating to Options and Share Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. The provisions of separate Options or SARs need not be identical or comparable; provided, however, that each Award Agreement for Options or SARs will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. No Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. The exercise or strike price of each Option or SAR shall be determined by the Board and set forth in the Award Agreement which, unless otherwise determined by the Board, may be a fixed or variable price determined by reference to the Fair Market Value of the Ordinary Shares over which such Award is granted; provided, however, that (i) no Option or SAR may be granted to a U.S. Participant with an exercise or strike price per Ordinary Share which is less than one hundred percent (100%) of the Fair Market Value of an Ordinary Share subject to the Option or SAR on the date of grant, without compliance with Section 409A of the Code or the Participant’s consent, (ii) the exercise or strike price of each Option or SAR granted to a Participant that is not a U.S. Participant shall comply with applicable law, and (iii) an Option or SAR may be granted with an exercise or strike price lower than that set forth herein if such Option or SAR is granted pursuant to an assumption or substitution for an option or share appreciation right granted by another company, whether in connection with an acquisition of such company or otherwise, and in a manner consistent with the provisions of Section 409A of the Code and other applicable law. Notwithstanding the foregoing, no Option or SAR may be granted with an exercise or strike price lower than the par value of the Ordinary Shares. Each SAR will be denominated in Ordinary Share equivalents.

(c) Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Company in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The purchase price of Ordinary Shares acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. Any Ordinary Shares that are not fully paid will be subject to the forfeiture provisions in the Company’s Memorandum and Articles of Association (as amended and/or restated from time to time). The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. Subject to applicable law, the permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a “cashless exercise” program (developed under Regulation T as promulgated by the U.S. Federal Reserve Board or similar regulations in other applicable jurisdictions, if required for compliance with the laws of the relevant jurisdiction) that, prior to the issuance of the Ordinary Share subject to the Option results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of Ordinary Shares that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (A) at the time of exercise the Ordinary Shares are publicly traded, (B) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (C) such delivery would not violate any applicable law or agreement restricting the redemption of the Ordinary Shares, (D) any certificated shares are endorsed or accompanied by an executed assignment separate from the certificate, and (E) such Ordinary Shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery as may be required by the Company;

(iv) if an Option is a Nonstatutory Share Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Ordinary Shares issuable upon exercise by the largest whole number of Ordinary Shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Ordinary Shares to be issued. Ordinary Shares will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) Ordinary Shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) Ordinary Shares are delivered to the Participant as a result of such exercise, and (C) Ordinary Shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and permissible under applicable law.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR or otherwise provided by the Company. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of Ordinary Shares equal to the number of Ordinary Shares equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (ii) the aggregate strike price of the number of Ordinary Shares equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Ordinary Shares, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR and subject to applicable law.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) or regulations in other applicable jurisdictions.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Ordinary Shares or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Ordinary Shares or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of Ordinary Shares subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of Ordinary Shares as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service.

(i) Termination of Continuous Service for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs (whether vested or unvested) will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the Ordinary Shares subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(ii) Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 5(h), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate ;provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 5(a)):

(1) Three (3) months following the date of such termination if the Option is an Incentive Share Option (other than any termination due to the Participant’s Disability or death);

(2) Twelve (12) months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(3) Twelve (12) months following the date of such termination if such termination is due to the Participant’s Disability;

(4) Eighteen (18) months following the date of such termination if such termination is due to the Participant’s death; or

(5) Eighteen (18) months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (1) or (2) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable post-termination exercise period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the Ordinary Shares subject to the terminated Award, or any consideration in respect of the terminated Award.

(iii) Termination of Continuous Service and Unvested Portion of Award. Except as otherwise provided in the applicable Award Agreement or other written agreement between the Participant and the Company, immediately upon termination of Continuous Service, all unvested portions of any outstanding Options or SARs of such Participant shall be forfeited without consideration as of the termination date.

(h) Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of Ordinary Shares upon such exercise would violate applicable law. Except as otherwise provided in the applicable Award Agreement or other written agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Ordinary Shares would violate applicable law, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Ordinary Shares received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Ordinary Shares received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Modification or Assumption of Options. Except as otherwise provided in the Plan, the Board may modify, extend or assume outstanding Options or may accept the cancellation of outstanding stock options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price. No modification of an Option shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Option.

6.	Provisions of Awards Other than Options and SARs.

(a) Restricted Share Awards. Each Restricted Share Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s

Memorandum and Articles of Association (as amended and/or restated from time to time) and other constitutional and governance documents, at the Board’s election, Ordinary Shares underlying a Restricted Share Award may be held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Share Award lapse; and may be evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The Company may require that any share certificates relating to Restricted Shares be held by the Company in escrow for the participant until all restrictions on such Restricted Shares have been removed. The terms and conditions of Restricted Share Award Agreements may change from time to time, and the terms and conditions of separate Restricted Share Award Agreements need not be identical or comparable. Each Restricted Share Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Share Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Ordinary Shares awarded under the Restricted Share Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board. Except as otherwise provided in an Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Share Awards will cease upon termination of a Participant’s Continuous Service.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the Ordinary Shares held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Share Award Agreement.

(iv) Transferability. Rights to acquire Ordinary Shares under the Restricted Share Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Share Award Agreement, as the Board will determine in its sole discretion, so long as Ordinary Shares awarded under the Restricted Share Award Agreement remains subject to the terms of the Restricted Share Award Agreement.

(v) Dividends. A Restricted Share Award Agreement may provide that any dividends paid on Restricted Shares will be subject to the same vesting and forfeiture restrictions as apply to the Ordinary Shares subject to the Restricted Share Award to which they relate.

(vi) Shareholder Rights. Unless otherwise determined by the Board, a Participant will have voting and other rights as a shareholder of the Company with respect to any Ordinary Shares subject to a Restricted Share Award.

(b) Restricted Share Unit Awards. Each Restricted Share Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Share Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Share Unit Award Agreements need not be identical or comparable. Each Restricted Share Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Share Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each Ordinary Share subject to the Restricted Share Unit Award. The consideration to be paid (if any) by the Participant for each Ordinary Share subject to a Restricted Share Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Share Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Share Unit Award as it, in its sole discretion, deems appropriate.

(iii) Settlement. A Restricted Share Unit Award may be settled by the delivery of Ordinary Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Share Unit Award Agreement. At the time of the grant of a Restricted Share Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Ordinary Shares (or their cash equivalent) subject to a Restricted Share Unit Award to a time after the vesting of such Restricted Share Unit Award.

(iv) Dividend Equivalents. Dividend equivalents may be credited in respect of Ordinary Shares covered by a Restricted Share Unit Award, as determined by the Board and contained in the Restricted Share Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional Ordinary Shares covered by the Restricted Share Unit Award in such manner as determined by the Board. Any additional Ordinary Shares covered by the Restricted Share Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Share Unit Award Agreement to which they relate. Any dividend equivalents distributed under the Plan shall not be counted against the Share Reserve.

(v) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Share Unit Award Agreement, such portion of the Restricted Share Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service, and the Participant will have no further right, title or interest in the Restricted Share Unit Award, the Ordinary Shares issuable pursuant to the Restricted Share Unit Award, or any consideration in respect of the Restricted Share Unit Award.

(vi) Creditors’ Rights. A holder of Restricted Share Units shall have no rights other than those of a general creditor of the Company. Restricted Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Share Unit Agreement.

(c) Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Ordinary Shares, including the appreciation in value thereof (e.g., options or share rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Ordinary Shares at the time of grant) may be granted either alone or in addition to Awards provided for under Section 5 and the preceding provisions of this Section 6. Such Other Awards may include (without limitation) Awards that may vest or may be exercised or a cash Awards that may vest or become earned and paid contingent on the attainment during a performance period of performance goals or other criteria as the Board may determine. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of Ordinary Shares (or the cash equivalent thereof) to be granted pursuant to such Other Awards, and all other terms and conditions of such Other Awards (including without limitation, with respect to any performance Awards, the length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been obtained).

7.	Covenants of the Company.

(a) Availability of Ordinary Shares. The Company will keep available at all times the number of Ordinary Shares reasonably required to satisfy then-outstanding Awards.

(b) Securities Law Compliance. The Company will use commercially reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Ordinary Shares upon exercise of the Awards; provided, however ,that this undertaking will not require the Company to register the Plan, any Award or any Ordinary Shares issued or issuable pursuant to any such Award under the Securities Act or other applicable securities regulatory scheme. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Ordinary Shares under the Plan, the Company will be relieved from any liability for failure to issue and sell Ordinary Shares upon exercise of such Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Ordinary Shares pursuant to the Award if such grant or issuance would be in violation of any applicable securities law or any other applicable law or regulation.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award

8.	Miscellaneous.

(a) Use of Proceeds from Sales of Ordinary Share. Proceeds from the sale of Ordinary Shares pursuant to Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Ordinary Shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(c) Shareholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Ordinary Shares subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of Ordinary Shares under, the Award pursuant to its terms, including but not limited to, any applicable withholding or tax obligations relating to the Award, and (ii) the issuance of the Ordinary Shares subject to the Award has been entered into the books and records of the Company and the register of members of the Company has been accordingly updated. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such Ordinary Share is issued, except as expressly provided in this Plan.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Company’s Memorandum and Articles of Association (as amended and/or restated from time to time) and other constitutional and governance documents of the Company or an Affiliate, and any provisions of the applicable laws of the jurisdiction in which the Company or the Affiliate is incorporated, as the case may be.

(e) Government and Other Regulations. The obligation of the Company to make payment of awards in Ordinary Shares or otherwise shall be subject to all applicable laws, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Ordinary Shares paid pursuant to the Plan under the Securities Act or any other similar laws in any applicable jurisdiction. If the Ordinary Shares paid pursuant to the Plan may in certain circumstance be exempt from registration pursuant to the Securities Act or other applicable laws, the Company may restrict the transfer of such Ordinary Shares in such manner as it deems advisable to ensure the availability of such exemption. The Company may, upon advice of counsel to the Company, place legends on share certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws or other applicable laws, including, but not limited to, legends restricting the transfer of the Ordinary Shares.

(f) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding Ordinary Shares from the Ordinary Shares issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from payroll and/or any other amounts otherwise payable to the Participant; (vi) by allowing a Participant to effectuate a “cashless exercise”; or (vi) by such other method as may be set forth in the Award Agreement.

(g) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(h) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Ordinary Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(i) Additional Information. The Company shall request the Participant to provide any information necessary to comply with applicable laws and regulations, including without limitation the Cayman Islands Tax Information Authority Law (2013 Revision), Tax Information Authority (International Tax Compliance) (United Kingdom) Regulations, 2014, and Tax Information Authority (International Tax Compliance) (United States of America) Regulations, 2014, and any anti-money laundering or anti-terrorist laws or regulations (the “Relevant Regulations”) and may delay updating the Company’s books and records and register of members until the relevant Participant has provided satisfactory information to the Company. The Company may disclose any information concerning the Participant necessary to comply with the Relevant Regulations.

(j) Buyout of Awards. The Board may at any time offer to buy out, and the Participants shall accept such offer, for a payment in cash or cash equivalents (including without limitation Ordinary Shares issued at Fair Market Value that may or may not be issued under this Plan), an Award previously granted based upon such terms and conditions as the Board shall establish.

(k) Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant, and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.

(l) Foreign Currency. A Participant may be required to provide evidence that any currency used to pay the exercise or strike price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with applicable laws, including foreign exchange control laws and regulations.

9.	Adjustments upon Changes in Ordinary Share; Other Corporate Events.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Share Options pursuant to Section 3(b), (iii) the class(es) and number of securities and price per share of Ordinary Shares subject to outstanding Awards, or (iv) the issuer of the Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in Section 9(a), including without limitation, any extraordinary cash dividend, spin-off, split-off, sale of a Subsidiary or business unit, public listing of a Subsidiary, or other similar transaction, the Board may make such adjustments in the issuer, number and class of shares subject to Awards outstanding on the date on which such change occurs, such as, for example, a rollover of Awards, as the Board may consider appropriate.

(c) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding Ordinary Shares not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the Ordinary Shares subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(d) Corporate Transactions. The following provisions will apply to Awards in the event of a Transaction unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one (1) or more of the following actions with respect to Awards, contingent upon the closing or completion of the Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar award for the Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Ordinary Shares issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Transaction), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(v) cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) and the Award may be cancelled with no consideration if the cash, value of the property or a combination of both that the Participant would be scheduled to receive at the consummation of the Transaction is equal to or less than the exercise price. Payments under this provision may be delayed or forfeited to the same extent that payment of consideration to the holders of the Company’s Ordinary Shares in connection with the Transaction is delayed or forfeited as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Award.

(e) Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur without Board action.

(f) Swaps. The Options and Restricted Share Unit Awards shall be subject to certain swap provisions as set forth in Annex A attached hereto.

10.	Plan Term; Earlier Termination or Suspension of the Plan.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan will automatically terminate on the day before the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the shareholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11.	Additional Provisions Applicable to U.S. Participants.

(a) Incentive Share Options.

(i) Incentive Share Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code, respectively).

(ii) A Ten Percent Shareholder shall not be granted an Incentive Share Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant or such shorter period specified in the Award Agreement. “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) Capital Shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Affiliate.

(iii) To the extent that the aggregate Fair Market Value (determined at the time of grant) of Ordinary Shares with respect to which Incentive Share Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Share Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Share Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(b) Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. In the event that any provision of the Plan or an Award agreement is determined by the Board to not comply with the applicable requirements of Section 409A of the Code or the Treasury Regulations or other guidance issued thereunder, the Board shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Board deems necessary to comply with such requirements (including without limitation, after the grant date of an Award, increasing the exercise price to equal what was the Fair Market Value on the grant date of the Award). Each payment to a Participant made pursuant to this Plan shall be considered a separate payment and not one of a series of payments for purposes of Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service (as defined in Section 409A of the Code), he/she is then a “specified employee” (as defined in Section 409A of the Code), then solely to the extent necessary to comply with Section 409A of the Code and avoid the imposition of taxes under Section 409A of the Code, the Company shall defer payment of “nonqualified deferred compensation” subject to Section 409A of the Code payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s Separation From Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. While it is intended that all payments and benefits provided under this Plan will be exempt from or comply with Section 409A of the Code, the Company makes no representation or covenant to ensure that the Awards and payments under this Plan are exempt from or compliant with Section 409A of the Code. The Company will have no liability to any Participant or any other party if a payment or benefit under this Plan or any Award is challenged by any taxing authority or is ultimately determined not to be exempt or compliant. Each Participant further understands and agrees that each Participant will be entirely responsible for any and all taxes on any benefits payable to the Participant as a result of this Plan or any Award. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or for any damages for failing to comply with Section 409A of the Code.

(c) Section 280G of the Code. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any payment or benefit that a U.S. Participant would receive pursuant to the Plan or an Award Agreement or any other agreement and/or arrangement with the Company or any of its Affiliates (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the U.S. Participant’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction will occur in the manner that results in the greatest economic benefit for the U.S. Participant.

If more than one (1) method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.

12.	Choice of Law; Arbitration.

(a) Governing Law. The laws of the Cayman Islands will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

(b) Dispute Resolution. All and any of the disputes arising from and in connection with this Agreement shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this clause. For the avoidance of doubt, the law of the arbitration shall be governed by the International Arbitration Act (Chapter 143A, 2002 Ed, Statutes of the Republic of Singapore) or its modification or re-enactment thereof.

13.	Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, (i) any Subsidiary and any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Sections 424(e) and (f) of the Code, respectively, and (ii) any other entity that, directly or indirectly, controls, is controlled by or is under common control with the Company and/or one (1) or more Subsidiaries. For the purposes of this definition, “control” of a given entity means possessing the power or authority, whether exercised or not, to direct the business, management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract, arrangement, understanding, relationship or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than thirty percent (30%) of the votes entitled to be cast at a meeting of the members or shareholders of such entity or power to control the composition of at least thirty percent (30%) a majority of the board of directors of such entity; the term “controlled” has the meaning correlative to the foregoing. The Board will have the authority to determine the time or times at which “parent corporation” or “subsidiary corporation” or “control” status is determined within the foregoing definition.

(b) “Award” means any right to receive Ordinary Shares granted under the Plan, including an Option, a Restricted Share Award, a Restricted Share Unit Award, a Share Appreciation Right or any Other Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award grant. Each Award Agreement will be subject to the terms and conditions of the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Business Combination Agreement” means the Business Combination Agreement, dated as of [            ], 2021 by and among (i) [PubCo], (ii) [Batman], an exempted company limited by shares incorporated under the laws of the Cayman Islands, (iii) [Merger Sub 1], Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo, (iv) [Merger Sub 2], Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of [PubCo] and (v) [Superman], an exempted company limited by shares incorporated under the laws of the Cayman Islands.3

(f) “Capital Shares” means each and every class of ordinary shares of the Company, regardless of the number of votes per share.

[3]	[NTD: Definition to be updated to reflect Business Combination Agreement once finalized.]

(g) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Ordinary Shares subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, large nonrecurring cash dividend, share split, reverse share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction. Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the applicable jurisdiction; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or an Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or an Affiliate or of any statutory duty owed to the Company or an Affiliate; (iv) such Participant’s unauthorized use or disclosure of the Company’s or an Affiliate’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(i) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one (1) or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the shareholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation; or

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in a written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such written agreement, the foregoing definition will apply.

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(j) “Class A Ordinary Shares” means Class A ordinary shares of the Company, par value $0.0001 per share.

(k) “Class B Ordinary Shares” means Class B ordinary shares of the Company, par value $0.0001 per share.

(l) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(m) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(n) “Company” means [PubCo], a Cayman Islands company limited by shares.

(o) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(p) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an

Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(q) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one (1) or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Ordinary Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(r) “Director” means a member of the Board.

(s) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(t) “Effective Date” has the meaning set forth in Section 1(a).

(u) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(v) “Entity” means a corporation, partnership, limited liability company or other entity.

(w) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(x) “Exchange Act Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company;(v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; or (vi) any holder of Class B Ordinary Shares as of the Effective Date.

(y) “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Ordinary Shares (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i) If the Ordinary Shares are listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Ordinary Shares) on the date of determination, as reported in a source the Board deems reliable.

(ii) If there is no closing sales price for the Ordinary Shares on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Ordinary Shares, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A of the Code and Section 422 of the Code, as applicable.

(z) “Incentive Share Option” means an Option that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(aa) “Non-Employee Director” means a Director who is not an Employee.

(bb) “Nonstatutory Share Option” means any Option that does not qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(cc) “Officer” means any person designated by the Company as an officer.

(dd) “Option” means an option to purchase Ordinary Shares granted pursuant to the Plan.

(ee) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg) “Ordinary Shares” means either Class A Ordinary Shares or Class B Ordinary Shares, as the context requires.

(hh) “Other Award” means an award based in whole or in part by reference to the Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(c).

(ii) “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(jj) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(ll) “Plan” means this [PubCo]2021Equity Incentive Plan, as may be amended and/or amended and restated from time to time.

(mm) “Restricted Share Award” means an award of Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(a).

(nn) “Restricted Share Award Agreement” means a written agreement between the Company and a holder of a Restricted Share Award evidencing the terms and conditions of a Restricted Share Award grant. Each Restricted Share Award Agreement will be subject to the terms and conditions of the Plan.

(oo) “Restricted Share Unit Award” means a right to receive Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(b).

(pp) “Restricted Share Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Share Unit Award evidencing the terms and conditions of a Restricted Share Unit Award grant. Each Restricted Share Unit Award Agreement will be subject to the terms and conditions of the Plan.

(qq) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(rr) “Share Appreciation Right” or “SAR” means a right to receive the appreciation on Ordinary Shares that is granted pursuant to the terms and conditions of Section 5.

(ss) “Share Appreciation Right Agreement” means a written agreement between the Company and a holder of a Share Appreciation Right evidencing the terms and conditions of a Share Appreciation Right grant. Each Share Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(tt) “Share Reserve” means the aggregate number of Ordinary Shares available for issuance pursuant to Awards from and after the Effective Date under the Plan as set forth in Section 3(a).

(uu) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital shares having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, share of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) .

(vv) “Substitute Awards” means Awards granted or Ordinary Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(ww) “Transaction” means a Corporate Transaction or a Change in Control.

(xx) “U.S.” means the United States.

(yy) “U.S. Participant” means a Participant that is either a U.S. resident or a U.S. taxpayer.

Annex A

Swap Provisions

(a) Swap - Affiliate Options for [PubCo] Options.

(i) Each Eligible Transfer Individual may be given the right, during an applicable Swap Window, to elect to surrender all or a portion of his or her outstanding unvested Affiliate Options (i.e., surrendered options), and in exchange, receive a grant of Options under the Plan (the “Swapped [PubCo] Options”).

(ii) The number of Swapped [PubCo] Options that an Eligible Transfer Individual will be entitled to receive in exchange for the surrendered Affiliate Options and the per share exercise price for such Swapped [PubCo] Options will be determined by the Board (or its designee) and the applicable Affiliate Board (or its designee) in a manner intended to preserve economic equivalence; provided, however, for U.S. Participants, such Swapped [PubCo] Options may not be granted at a per share exercise price that is less than one hundred percent (100%) of the Fair Market Value of an Ordinary Share on the date of grant of the Swapped GHI Option, as determined by the Board in its discretion.

(iii) Each Swapped [PubCo] Option shall be in such form and will contain such terms and conditions as the Board (or its designee) deems appropriate, and as otherwise apply to Options pursuant to the terms of the Plan, except that, unless otherwise determined by the Board (or its designee), the vesting conditions that applied to the surrendered Affiliate Options shall apply to the Swapped [PubCo] Options.

(iv) As a condition to receipt of a Swapped [PubCo] Option, each Eligible Transfer Individual shall follow any and all procedures and take any and all actions necessary or advisable, as determined by the Board (or its designee) and the applicable Affiliate Board (or its designee), to effectuate the forgoing, including without limitation executing a surrender agreement effectuating the surrender of the Affiliate Options and an Award Agreement with respect to the grant of the Swapped [PubCo] Options.

(b) Swap - Affiliate RSUs for [PubCo] RSUs.

(i) Each Eligible Transfer Individual may be given the right, during an applicable Swap Window, to elect to surrender all or a portion of his or her outstanding and unvested Affiliate RSUs (i.e., surrendered RSUs), and in exchange, receive a grant of Restricted Share Unit Awards under the Plan (the “Swapped [PubCo] RSUs”). Notwithstanding the foregoing, in the case of an Eligible Transfer Individual who is a U.S. Participant, such Eligible Transfer Individual shall only be permitted to surrender his or her Affiliate RSUs in accordance with the preceding sentence to the extent that such Affiliate RSUs are exempt from Section 409A of the Code as short-term deferral pursuant to Treasury Regulation §1.409A-1(b)(4), as determined by the Board (or its designee) in its discretion.

(ii) The number of Swapped [PubCo] RSUs that an Eligible Transfer Individual will be entitled to receive in exchange for the surrendered Affiliate RSUs will be determined by the Board (or its designee) and the applicable Affiliate Board (or its designee) in a manner intended to preserve economic equivalence.

(iii) Each Swapped [PubCo] RSU shall be in such form and will contain such terms and conditions as the Board (or its designee) deems appropriate, and as otherwise applicable to Restricted Stock Unit Awards pursuant to the terms of the Plan, except that, unless otherwise determined by the Board (or its designee), the vesting and settlement conditions that applied to the surrendered Affiliate RSUs shall apply to the Swapped [PubCo] RSUs.

(iv) As a condition to receipt of Swapped [PubCo] RSUs, each Eligible Transfer Individual shall follow any and all procedures and take any and all actions necessary or advisable, as determined by the Board (or its designee) and the applicable Affiliate Board (or its designee), to effectuate the forgoing, including without limitation executing a surrender agreement effectuating the surrender of the Affiliate RSUs and an Award Agreement with respect to the grant of the Swapped [PubCo] RSUs.

(c) Swap – Affiliate Options for [PubCo] RSUs.

(i) Each Eligible Transfer Individual (other than a U.S. Participant) may be given the right, during an applicable Swap Window, to elect to surrender all or a portion of his or her outstanding and unvested Affiliate Options (i.e., surrendered options), and in exchange, receive a grant of Swapped [PubCo] RSUs. Notwithstanding anything herein to the contrary, the provisions of this clause (c) shall not apply to U.S. Participants.

(ii) The number of Swapped [PubCo] RSUs that an Eligible Transfer Individual will be entitled to receive in exchange for the surrendered Affiliate Options will be determined by the Board (or its designee) and the applicable Affiliate Board (or its designee) in a manner intended to preserve economic equivalence.

(iii) Each Swapped [PubCo] RSU shall be in such form and will contain such terms and conditions as the Board (or its designee) deems appropriate, and as otherwise applicable to Restricted Stock Unit Awards pursuant to the terms of the Plan, except that, unless otherwise determined by the Board (or its designee), the vesting conditions that applied to the surrendered Affiliate Options shall apply to the Swapped [PubCo] RSUs.

(iv) As a condition to receipt of Swapped [PubCo] RSUs, each Eligible Transfer Individual shall follow any and all procedures and take any and all actions necessary or advisable, as determined by the Board (or its designee) and the applicable Affiliate Board (or its designee), to effectuate the forgoing, including without limitation executing a surrender agreement effectuating the surrender of the Affiliate Options and an Award Agreement with respect to the grant of the Swapped [PubCo] RSUs.

(d) Notwithstanding anything in this Annex A to the contrary, if at any time the Board determines that the grant of Swapped Awards under the Plan is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the swap provisions of this Annex A and/or any right to receive any Swapped Awards shall be suspended until the Board determines that such grant is lawful. The Company shall have no obligation to compensate the award holder for any losses caused by the implementation of this Annex A.

(e) At the Board’s discretion, the issuance of a Swapped Award may be subject to and conditioned upon the Participant’s agreement to become a party to a shareholders’ agreement and a voting proxy agreement, and be bound by their respective terms.

(f) Definitions. For purposes of this Annex A, the following terms will have the following meanings:

(i) “Affiliate Board” means the board of directors of an Affiliate of the Company.

(ii) “Affiliate ESOP” means an employee equity incentive plan maintained by an Affiliate of the Company.

(iii) “Affiliate Options” means options awarded pursuant to an Affiliate ESOP.

(iv) “Affiliate RSUs” means restricted stock units awarded pursuant to an Affiliate ESOP.

(v) “Eligible Transfer Individual” means an Employee or Consultant who (i) has outstanding unvested Affiliate Options and/or Affiliate RSUs, (ii) no longer provides fifty percent (50%) or more of his/her time supporting the business of the Affiliate (or its Subsidiaries) in which he/she holds such outstanding Affiliate Options and/or Affiliate RSUs, as determined by the Board (or its designee) in its discretion, and (iii) is selected by the Board (or its designee) and receives a Swap Election Notice from the Company.

(vi) “Swap Election Notice” means a written notice sent by the Company to an Eligible Transfer Individual, which shall notify such individual that he/she has been selected to be an Eligible Transfer Individual, the applicable Swap Window, and other procedures with respect to the swaps contained in this Annex A.

(vii) “Swap Window” means the period of time set forth in a Swap Election Notice.

(viii) “Swapped Award” means a Swapped [PubCo] Option or Swapped [PubCo] RSU, as applicable.

Exhibit M-2

Form of PubCo Stock Purchase Plan

[PubCo]

2021 Equity Stock Purchase Plan

Adopted by the Board of Directors of [PubCo]: [            ], 2021

Approved by the Shareholders of [PubCo]: [            ], 2021

Effective Date: [            ], 2021

1. General; Purpose.

(a) This [PubCo] 2021 Equity Stock Purchase Plan (the “Plan”) is intended to enable Eligible Employees and Eligible Service Providers to use payroll deductions to purchase shares of Stock in Offerings under the Plan, and thereby acquire an interest in the Company.

(b) This Plan is an omnibus plan and includes two (2) components: (i) a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”), the provisions of which shall be construed in a manner that is consistent with the requirements of Section 423 of the Code, including without limitation, to extend and limit Plan participation in a uniform and non-discriminatory basis, and (ii) a component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”), under which options shall be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to comply with applicable laws or achieve tax and other objectives. Except as otherwise provided in the Plan or determined by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2. Definitions. The following terms, when used in the Plan, will have meanings and be subject to the provisions set forth below:

(a) “423 Component” means the component of the Plan intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, as described in Section 1(b) of the Plan.

(b) “Account” means a payroll deduction account maintained in the Participant’s name on the books of the Company.

(c) “Administrator” means the Board unless and until the Board delegates administration of the Plan to the Compensation Committee. The Board may delegate some or all of the administration of the Plan to the Compensation Committee. If administration of the Plan is delegated to the Compensation Committee, the Compensation Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Compensation Committee, including the power to delegate to a subcommittee of the Compensation Committee any of the administrative powers the Compensation Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Compensation Committee or subcommittee). In addition, the Board or the Compensation Committee, as applicable, may delegate to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in this Section, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

(d) “Affiliate” means an entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

(e) “Board” means the Board of Directors of the Company.

(f) “Business Combination Agreement” means the Business Combination Agreement, dated as of [            ], 2021 by and among (i) [PubCo], (ii) [Batman], an exempted company limited by shares incorporated under the laws of the Cayman Islands, (iii) [Merger Sub 1], Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo, (iv) [Merger Sub 2], Ltd., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of [PubCo] and (v) [Superman], an exempted company limited by shares incorporated under the laws of the Cayman Islands.1

(g) “Business Day” means any day on which the established national exchange or trading system (including the Nasdaq Stock Market) on which the Stock is traded is available and open for trading.

(h) “Capital Shares” means each and every class of ordinary shares of the Company, regardless of the number of votes per share.

(i) “Code” means the U.S. Internal Revenue Code of 1986, as may be amended from time to time and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations as from time to time in effect.

(j) “Company” means [PubCo], a Cayman Islands company limited by shares, including any successor thereto.

(k) “Compensation Committee” means the compensation committee of the Board.

(l) “Effective Date” means the date of the closing of the transactions contemplated by the Business Combination Agreement.

(m) “Eligible Compensation” means base salary, wages, bonuses and commissions paid to Participants by a Participating Company as compensation for services to the Participating Company (prior to deduction for any pre-tax salary deferral contributions made by the Participant to any tax-qualified deferred compensation plans, any plan subject to Section 125 of the Code (cafeteria plans), or any plan subject to Section 132(f) of the Code (qualified transportation fringe benefit plans)), including overtime, vacation pay, holiday pay, jury duty pay and funeral leave pay, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, income received in connection with stock options or other equity-based awards, and all contributions made by the Participating Company for the Participant’s benefit under any employee benefit plan now or hereafter established. The Administrator may, in its discretion, on a uniform and nondiscriminatory basis, establish a different definition of Eligible Compensation for a subsequent Offering Periods. The Administrator shall have the discretion to determine the application of this definition to any Participants outside of the United States.

(n) “Eligible Employee” means any Employee who meets the eligibility requirements set forth in Section 4 of the Plan.

(o) “Eligible Service Provider” means a Service Provider who meets the eligibility requirements set forth in Section 4 of the Plan.

(p) “Employee” means any individual who is treated as an employee in the records of the Company or its Affiliates. For the avoidance of doubt, (i) independent contractors and consultants are not “Employees”, regardless of any subsequent reclassification as an employee of a Participating Company by any governmental agency or court, and (ii) service solely as a director of a Participating Company, or payment of a fee for such services, will not cause a director to be considered an “Employee” for purposes of the Plan.

[1]	Definition to be updated to reflect Business Combination Agreement once finalized

(q) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as may be amended from time to time and the rules and regulations promulgated thereunder.

(r) “Exercise Date” means the date set forth in Section 5 of the Plan or otherwise designated by the Administrator with respect to a particular Offering Period on which a Participant will be deemed to have exercised the Option granted to him or her for such Offering Period.

(s) “Fair Market Value” means as of a particular date, (i) the closing price for a share of Stock as reported on the Nasdaq Stock Market (or any other national securities exchange on which the shares of Stock are then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported, or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 of the Code and Section 409A of the Code to the extent applicable.

(t) “Maximum Share Limit” has the meaning set forth in Section 10 of the Plan.

(u) “Non-423 Component” means the component of the Plan that does not qualify as an “employee stock purchase plan” under Section 423 of the Code, as described in Section 1(b) of the Plan.

(v) “Offering” means an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Section 5 of the Plan. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees and/or Eligible Service Providers of one (1) or more Participating Company will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation 1.423-2(a)(2) and (a)(3).

(w) “Offering Period” means an offering period established in accordance with Section 5 of the Plan.

(x) “Option” means an option granted pursuant to the Plan entitling the holder to acquire shares of Stock upon payment of the Purchase Price per share of Stock.

(y) “Parent” means a “parent corporation” as defined in Section 424(e) of the Code.

(z) “Participant” means an Eligible Employee or Eligible Service Provider who elects to enroll in the Plan.

(aa) “Participating Company” means the Company and any Subsidiary or Affiliate that has been designated by the Administrator from time to time as eligible to participate in the Plan. For purposes of the 423 Component, only the Company and its Subsidiaries may be Participating Companies; provided, however, that at any given time, a Subsidiary that is a Participating Company under the 423 Component will not be a Participating Company under the Non-423 Component.

(bb) “Plan” means this [PubCo] 2021 Equity Stock Purchase Plan, as from time to time amended and in effect.

(cc) “Purchase Price” means the price per share of Stock with respect to an Offering Period determined in accordance with Section 9 of the Plan.

(dd) “Securities Act” means the U.S. Securities Act of 1933, as may be amended from time to time and the rules and regulations promulgated thereunder.

(ee) “Service Provider” means a person other than an Employee or director who provides bona fide services to, through or by means of the Company or an Affiliate (excluding any services provided in connection with the offer or sale of securities in a capital-raising transaction). Notwithstanding the foregoing, a person is treated as a Service Provider under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(ff) “Stock” means the Class A ordinary shares of the Company, par value $0.000001 per share.

(gg) “Subsidiary” means a “subsidiary corporation” as defined in Section 424(f) of the Code.

3. Options to Purchase. Subject to adjustment pursuant to Section 16 of the Plan, the maximum aggregate number of shares of Stock available for purchase under the Plan to Eligible Employees and Eligible Service Providers will be [                ] shares of Stock2. In addition, subject to adjustment pursuant to Section 16, such aggregate number of shares of Stock will automatically increase on January 1st of each year for a period of up to ten (10) years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to one percent (1%) of the total number of Capital Shares outstanding on December 31st of the preceding year; provided, however that the Administrator may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Stock. The shares of Stock to be delivered upon exercise of Options under the Plan may be shares of authorized but unissued Stock, treasury Stock or previously issued Stock acquired by the Company. If any Option granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Stock subject to such Option will again be available for purchase under the Plan. If, on an Exercise Date, the total number of shares of Stock that would otherwise be subject to Options granted under the Plan exceeds the number of shares of Stock then available under the Plan (after deduction of all shares of Stock for which Options have been exercised or are then outstanding), the Administrator shall make a pro-rata allocation of the shares of Stock remaining for purchase under the Plan in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Administrator shall notify each Participant of such reduction and of the effect on the Participant’s Options and may reduce the rate of payroll deductions, if necessary.

4. Eligibility.

(a) Eligibility Requirements. Subject to Section 13 of the Plan, and with the exceptions and limitations set forth in Sections 4(b),4(c),4(d), and 6 of the Plan, or as may be provided elsewhere in the Plan, each Employee of a Participating Company (i) who has been continuously employed by the Participating Company for a period of at least thirty (30) days (or such greater period of time, not to exceed two (2) years, as may be specified by the Administrator for a particular Offering) as of the first day of an Offering Period, (ii) whose customary Employment with the Participating Company is for more than five (5) months per calendar year, (iii) who customarily works more than twenty (20) hours per week, and (iv) who satisfies the requirements set forth in the Plan, will be an Eligible Employee with respect to the 423 Component of the Plan. Notwithstanding the foregoing, the Administrator may exclude from eligibility in the 423 Component of the Plan any Employees of a Participating Company who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code. In the case of the Non-423 Component of the Plan, any Employee or Eligible Service Provider of the Company or an Affiliate who is designated by the Administrator as an eligible participant will be eligible to participate in the Non-423 Component of the Plan, subject to Section 13 of the Plan, and with the exceptions and limitations set forth in Sections 4(c),4(d), and 6 of the Plan.

(b) Five Percent Shareholders. No Employee may be granted an Option under the 423 Component of the Plan if, immediately after the Option is granted, the Employee would own (or pursuant to Section 424(d) of the Code would be deemed to own) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its Parent or Subsidiaries, if any.

[2]	NTD: 2% of total shares outstanding on the Effective Date

(b) Additional or Different Requirements. The Administrator may, for Offering Periods that have not yet commenced, establish additional or different requirements; provided, that in the case of the 423 Component, such requirements are not inconsistent with Section 423 of the Code.

(c) Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the 423 Component of the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Employees and Service Providers may be excluded from participation in the Plan or the Offering, if the Administrator determines that participation of such Employees or Service Providers is not advisable or practical.

5. Offering Periods. The Plan will be implemented by a series of separate Offerings, referred to as “Offering Periods,” as determined by the Administrator in its discretion. The last Business Day of each Offering Period will be an “Exercise Date”. The Administrator shall have the authority to change the Exercise Date and the duration, frequency, start and end dates of the Offering Periods to the extent permitted by Section 423 of the Code (provided, that no Option may be exercised after twenty-seven (27) months from its grant date).

6. Option Grant. Subject to the limitations set forth in Sections 4 and 10 of the Plan and the Maximum Share Limit, on the first day of an Offering Period, each Participant automatically will be granted an Option to purchase shares of Stock on the Exercise Date; provided, however, that no Participant will be granted an Option under the Plan that permits the Participant’s right to purchase shares of Stock under the Plan and under all other employee stock purchase plans of the Company and its Parent and Subsidiaries, if any, to accrue at a rate that exceeds US$25,000 in Fair Market Value (or such other maximum as may be prescribed in the Code, or in the case of the Non-423 Component, such other amount as may be determined by the Administrator) for each calendar year during which any Option granted to such Participant is outstanding at any time, as determined in accordance with Section 423(b)(8) of the Code.

7. Method of Participation.

(a) Payroll Deduction and Participation Authorization. To participate in an Offering Period, an Eligible Employee or Eligible Service Provider must execute and deliver to the Administrator a payroll deduction and participation authorization form in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator and, in so doing, the Eligible Employee or Eligible Service Provider will thereby become a Participant as of the first day of such Offering Period. Such Eligible Employee or Eligible Service Provider will remain a Participant with respect to subsequent Offering Periods until his or her participation in the Plan is terminated as provided herein. Such payroll deduction and participation authorization must be delivered not later than five (5) Business Days prior to the first day of an Offering Period, or such other time as specified by the Administrator.

(b) Changes to Payroll Deduction Authorization for Subsequent Offering Periods. A Participant’s payroll deduction authorization will remain in effect for subsequent Offering Periods unless the Participant files a new authorization not later than five (5) Business Days prior to the first day of the subsequent Offering Period (or such other time as specified by the Administrator) or the Participant’s Option is cancelled pursuant to Sections 13 or 14 of the Plan.

(c) Changes to Payroll Deduction Authorization for Current Offering Period. Subject to any restrictions as the Administrator may impose from time to time (including in order to comply with the Company’s insider trading policy and/or any other applicable Company policies as may be in effect from time to time), during an Offering Period, a Participant may decrease his or her payroll deduction authorization once, but may not increase his or her payroll deduction authorization. Any election to decrease a Participant’s payroll deduction authorization intended to be effective for the Offering Period during which the election to decrease is made must be delivered to the Administrator in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator and will be effective as soon as administratively practicable. If a Participant’s payroll deduction authorization is reduced to zero percent (0%) during an Offering Period, payroll deductions previously accumulated during such Offering Period will be applied to purchase shares of Stock on the Exercise Date for that Offering Period and the Participant’s participation in the Plan will thereupon terminate, unless the Participant has delivered a new payroll deduction authorization for the subsequent Offering Period in accordance with the rules of Section 7(b) above. A Participant may also terminate his or her payroll deduction authorization during an Offering Period by canceling his or her Option in accordance with Section 13 of the Plan.

(d) Payroll Deduction Percentage. Each payroll deduction authorization will authorize payroll deductions as a whole percentage from one percent (1%) to fifteen percent (15%) of the Participant’s Eligible Compensation per payroll period.

(e) Payroll Deduction Account. All payroll deductions made pursuant to this Section 7 will be credited to the Participant’s Account. Amounts credited to a Participant’s Account will not be required to be set aside in trust or otherwise segregated from the Company’s general assets.

8. Method of Payment. A Participant must pay for shares of Stock purchased under the Plan with accumulated payroll deductions credited to the Participant’s Account, unless otherwise provided by the Administrator under a sub-plan or separate Offering, including the Non-423 Component, for a non-U.S. Participating Company.

9. Purchase Price. The Purchase Price of shares of Stock issued pursuant to the exercise of an Option on each Exercise Date will be eighty-five percent (85%) (or such greater percentage specified by the Administrator (with respect to the 423 Component, to the extent permitted under Section 423 of the Code)) of the lesser of: (a) the Fair Market Value of a share of Stock on the date on which the Option was granted pursuant to Section 6 of the Plan (i.e., the first day of the Offering Period), and (b) the Fair Market Value of a share of Stock on the date on which the Option is deemed exercised pursuant to Section 10 of the Plan (i.e., the Exercise Date).

10. Exercise of Options; Delivery of Shares of Stock.

(a) Purchase of Shares of Stock. Subject to the limitations set forth in Section 6 of the Plan and this Section 10, with respect to each Offering Period, on the applicable Exercise Date, each Participant will be deemed to have exercised his or her Option and the accumulated payroll deductions in the Participant’s Account will be applied to purchase the greatest number of shares of Stock (rounded down to the nearest whole share) that can be purchased with such Account balance at the applicable Purchase Price; provided, however, that no more than [                ] shares of Stock may be purchased by a Participant on any Exercise Date, or such lesser number as the Administrator may prescribe in accordance with Section 423 of the Code (the “Maximum Share Limit”). No fractional shares of Stock will be purchased pursuant to the exercise of an Option under the Plan; any accumulated payroll deductions in a Participant’s Account that are not sufficient to purchase a whole share will be retained in the Participant’s Account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 13 of the Plan.

(b) Return of Account Balance. Except as provided in Section 10(a) above with respect to fractional shares of Stock, any amount of payroll deductions in a Participant’s Account that are not used for the purchase of shares of Stock, whether because of the Participant’s withdrawal from participation in an Offering Period or for any other reason, will be returned to the Participant (or his or her estate or designated beneficiary, as applicable), without interest, as soon as administratively practicable after such withdrawal or other event, as applicable. If the Participant’s accumulated payroll deductions on the Exercise Date of an Offering Period would otherwise enable the Participant to purchase shares of Stock in excess of the Maximum Share Limit or the maximum number of shares of Stock that may be purchased by a Participant pursuant to Section 6 of the Plan, the excess of the amount of the accumulated payroll deductions over the aggregate Purchase Price of the shares of Stock actually purchased will be returned to the Participant, without interest, as soon as administratively practicable after such Exercise Date.

(c) Delivery. As soon as practicable after each Exercise Date on which a purchase of shares of Stock occurs, the Company will arrange the delivery to each Participant of the shares of Stock purchased upon exercise of his or her Option in a manner determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares of Stock are deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares of Stock be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking disqualifying dispositions of such shares of Stock. No Participant will have any voting, dividend or other stockholder rights with respect to share of Stock subject to any Option granted under the Plan until such shares of Stock have been purchased and delivered to the Participant as provide in this Section 10(c).

11. Interest. No interest will be payable on any amount held in the Account of any Participant, except as may otherwise be required by applicable law (as determined by the Administrator).

12. Taxes. Payroll deductions will be made on an after-tax basis. The Administrator will have the right to make such provision as it deems necessary for, and may condition the exercise of an Option on, the satisfaction of its obligations to withhold federal, state, local, or foreign income or other taxes incurred by reason of the purchase or disposition of shares of Stock under the Plan. In the Administrator’s discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of shares of Stock to the Company, including shares of Stock purchased under the Plan, valued at Fair Market Value.

13. Cancellation and Withdrawal. A Participant who holds an Option under the Plan may cancel all (but not less than all) of his or her Option and terminate his or her payroll deduction authorization by notice delivered to the Administrator in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator. To be effective with respect to an upcoming Exercise Date, such cancellation notice must be delivered not later than ten (10) Business Days prior to such Exercise Date (or such other time as specified by the Administrator). Upon such termination and cancellation, the balance in the Participant’s Account will be returned to the Participant, without interest, as soon as administratively practicable thereafter. For the avoidance of doubt, a Participant who reduces his or her withholding rate for a future Offering Period or future payroll periods within an ongoing Offering Period to 0% pursuant to Section 7 of the Plan, will be deemed to have terminated his or her payroll deduction authorization and cancelled his or her participation in future Offering Periods, unless the Participant delivers a new payroll deduction authorization for a subsequent Offering Period in accordance with the rules of Section 7(b) of the Plan.

14. Termination of Service; Death of Participant; Designation of Beneficiary.

(a) Termination of Service; Death of Participant. Upon the termination of a Participant’s employment or service with a Participating Company, for any reason or in the event the Participant ceases to qualify as an Eligible Employee or Eligible Service Provider, the Participant will cease to be a Participant, any Option held by the Participant under the Plan will be canceled, the balance in the Participant’s Account will be returned to the Participant (or his or her estate or designated beneficiary in the event of the Participant’s death), without interest, as soon as administratively practicable thereafter, and the Participant will have no further rights under the Plan. A Participant will be deemed to have terminated employment or service (as applicable), for this purpose, if the entity that employs or engages him or her, having been a Participating Company, ceases to be a Subsidiary or Affiliate, or if the individual is transferred to any entity other than a Participating Company. Unless otherwise determined by the Administrator, a Participant whose employment or service (as applicable) transfers between, or whose employment or service (as applicable) terminates with an immediate rehire (with no break in service) by, Participating Companies, will not be treated as having terminated employment or service (as applicable) for purposes of participating in the Plan or an Offering; provided, however, that if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Option will be qualified under the 423 Component only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an

Offering under the 423 Component, the exercise of the Participant’s Option will remain non-qualified under the Non-423 Component for such Offering. In addition, for purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave, or statutory or other leave of absence approved by the Participating Company. However, unless otherwise determined by the Administrator, where the period of leave exceeds three (3) months and the Employee’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the first day following the expiration of such three (3)-month period.

(b) Designation of Beneficiary. The Administrator may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Stock or contributions from a Participant’s Account under the Plan if the Participant dies before such shares of Stock or contributions are delivered to the Participant. Any such designation must be on a form approved by the Company. If a Participant dies, in absence of a valid beneficiary designation, the Company will deliver any shares of Stock or contributions from a Participant’s Account, to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Stock and contributions (without interest), to the Participant’s spouse, dependents or relatives, or if no spouse, dependents or relative is known to the Company, then to such other person as the Company may designate.

15. Equal Rights and Privileges; Participant’s Rights Not Transferable. Notwithstanding anything in the Plan to the contrary, all Participants granted Options in an Offering under the 423 Component will have the same rights and privileges, consistent with the requirements set forth in Section 423 of the Code. Any Option granted under the Plan will be exercisable during the Participant’s lifetime only by him or her and may not be sold, pledged, assigned or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section 15, as determined by the Administrator in its sole discretion, any Options held by the Participant under the Plan may be terminated by the Company and, upon the return to the Participant of the balance of his or her Account, without interest, all of the Participant’s rights in the Plan will terminate.

16. Change in Capitalization; Corporate Transaction.

(a) Change in Capitalization. In the event of any change in the outstanding Stock by reason of a stock dividend, stock split, reverse stock split, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares of Stock available under the Plan, the number and type of shares of Stock granted under any outstanding Options, the Maximum Share Limit and the purchase price per share of Stock under any outstanding Option will be appropriately adjusted; provided, that any such adjustment shall be made in a manner that complies with Section 423 of the Code.

(b) Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, the Administrator may, in its discretion: (i) cancel each outstanding Option and return the balances in the Participants’ Accounts to the Participants, without interest, and/or (ii) pursuant to Section 18 of the Plan, terminate the Offering Period on or before the date of the consummation of the proposed dissolution or liquidation of the Company.

(c) Corporate Transaction. In the event of a sale of all or substantially all of the Stock or a sale of all or substantially all of the assets of the Company, or a merger or similar transaction in which the Company is not the surviving corporation or that results in the acquisition of the Company by another person, the Administrator may, in its discretion: (i) if the Company is merged with or acquired by another corporation, provide that each outstanding Option will be assumed or exchanged for a substitute Option granted by the acquirer or successor corporation or by a parent or subsidiary of the acquirer or successor corporation, (ii) cancel each outstanding Option and return the balances in the Participants’ Accounts to the Participants, without interest, and/or (iii) pursuant to Section 18 of the Plan, terminate the Offering Period on or before the date of the proposed sale, merger or similar transaction.

17. Administration of the Plan. The Plan will be administered by the Administrator, which will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, determine eligibility under the Plan, prescribe forms, rules and procedures relating to the Plan, decide all disputes arising in connection with the Plan, and otherwise do all things necessary or appropriate to carry out the purposes of the Plan. All determinations and decisions by the Administrator regarding the interpretation or application of the Plan will be final and binding on all Participants and all persons. The Administrator may specify the manner in which the Company and/or Participants are to provide notices and forms under the Plan, and may require that such notices and forms be submitted electronically.

18. Amendment and Termination of Plan.

(a) Amendment. The Administrator reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable; provided, however, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code will have no force or effect unless approved by the shareholders of the Company within twelve (12) months before or after its adoption.

(b) Termination. The Administrator reserves the right at any time or times to suspend or terminate the Plan. In connection therewith, the Administrator may provide, in its sole discretion, either that outstanding Options will be exercisable either on the Exercise Date for the applicable Offering Period or on such earlier date as the Administrator may specify (in which case such earlier date will be treated as the Exercise Date for the applicable Offering Period), or that the balance of each Participant’s Account will be returned to the Participant without interest.

19. Special Rules and Sub-Plans. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules or sub-plans applicable to the Employees or Service Providers of a particular Participating Company, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Participating Company has employees or other service providers, regarding, without limitation, eligibility to participate in the Plan, handling and making of payroll deductions or contributions by other means, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligation to pay payroll tax, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements; provided that if such special rules or sub-plans are inconsistent with the requirements of Section 423 of the Code, the Employees subject to such special rules or sub-plans will participate in the Non-423 Component.

20. Section 409A of the Code; Tax Qualification.

(a) Section 409 of the Code. Options granted under the 423 Component are intended to be exempt from the application of Section 409A of the Code under U.S. Treasury Regulation Section 1.409A-1(b)(5)(ii). Options granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities will be construed and interpreted in accordance with such intent. Subject to Section 20(b) below, Options granted to U.S. taxpayers under the Non-423 Component will be subject to such terms and conditions that will permit such Option to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares of Stock subject to an Option be delivered within the short-term deferral period. Subject to Section 20(b) below, in the case of a Participant who would otherwise be subject to Section 409A of the Code, the Option will be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation, any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding the forgoing, the Company will have no liability to a Participant or any other party if the Option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto.

(b) Tax Qualification. Although the Company may endeavor to (i) qualify an Option for special tax treatment under the laws of the United States or any jurisdiction outside of the United States, or (ii) avoid adverse tax treatment, the Company makes no representations to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 20(a) above.

21. Approvals; Compliance with Law. Shareholder approval of the Plan will be obtained prior to the date that is twelve (12) months after the date of Board approval of the Plan. In the event that the Plan has not been approved by the shareholders of the Company prior to the first anniversary of the Effective Date, all Options to purchase shares of Stock under the Plan will be cancelled and become null and void. Notwithstanding anything herein to the contrary, the obligation of the Company to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of such shares of Stock and to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with any and all other applicable legal requirements in effect from time to time, including without limitation, any legal requirements under the Securities Act and the Exchange Act.

22. Participants’ Rights as Shareholders and Employees or Service Providers. A Participant will have no rights or privileges as a shareholder of the Company and will not receive any dividends in respect of any shares of Stock covered by an Option granted hereunder until such Option has been exercised, full payment has been made for such shares of Stock, and the shares of Stock have been issued to the Participant. Nothing contained in the provisions of the Plan will be construed as giving to any Employee or other Service Provider the right to be retained in the employ or engagement of any Participating Company or as interfering with the right of any Participating Company to discharge, promote, demote or otherwise re-assign any Employee or Service Provider from one position to another within any Participating Company at any time.

23. Limitation on Dispositions; Information Regarding Disqualifying Dispositions. Shares of Stock purchased under the Plan may, as determined by the Administrator in its sole discretion, be subject to a holding period during which such shares of Stock may not be sold, transferred, withdrawn or moved. By electing to participate in the Plan, each Participant agrees to provide such information about any transfer of shares of Stock acquired under the Plan that occurs within two (2) years after the first day of the Offering Period in which such shares of Stock was acquired and within one (1) year after the day such shares of Stock was purchased, as may be requested by the Company or any other Participating Company in order to assist it in complying with applicable tax laws.

24. Severability. If any provisions of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

25. Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

26. Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

27. Governing Law. The Plan will be governed by and administered in accordance with the laws of the Cayman Islands, without regard to conflict of law principles.

28. Effective Date and Term. The Plan will become effective on the Effective Date. No Options will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within twelve (12) months before or after the date the Plan is adopted (or, if required under Section 18(a) of the Plan, amended) by the Board. No rights will be granted hereunder after the earliest to occur of: (a) the Plan’s termination by the Company, (b) the issuance of all shares of Stock available for issuance under the Plan, or (c) the day before the ten (10)-year anniversary of the Effective Date.

Annex B

Registered Office:

c/o International Corporation Services Ltd.

Harbour Place, 2nd Floor

103 South Church Street

P.O. Box 472

George Town

Grand Cayman KYI-1106

Cayman Islands

THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

GRAB HOLDINGS LIMITED

(adopted by a Special Resolution passed on April 12, 2021 and effective at the Initial Merger Effective Time)

1	The name of the Company is Grab Holdings Limited.

2

The registered office of the Company shall be at the offices of International Corporation Services Ltd., Harbour Place, 2nd Floor, 103 South Church Street, P.O. Box 472, George Town, Grand Cayman KYI-1106, Cayman Islands, or at such other place as the Directors may from time to time decide.

3

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act (Revised) as the same may be revised from time to time, or any other law of the Cayman Islands.

4

The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act (Revised).

5

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided, that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6	The liability of each Shareholder is limited to the amount, if any, from time to time unpaid on such Shareholder’s shares.

7

The authorized share capital of the Company is US$50,000.00 divided into 50,000,000,000 shares of a par value of US$0.000001 each, of which 49,500,000,000 shall be designated as Class A ordinary shares and 500,000,000 shall be designated as convertible Class B ordinary shares. Subject to the provisions of the Companies Act (Revised) and the Articles of Association, the Company has the power to redeem or purchase any of its shares and to increase or reduce the said capital and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

8

The Company has the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

9	Capitalized terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

GRAB HOLDINGS LIMITED

(adopted by a Special Resolution passed on April 12, 2021 and effective at the Initial Merger Effective Time)

INTERPRETATION	B-5

PRELIMINARY	B-10

ISSUE OF SHARES	B-10

RIGHTS AND RESTRICTIONS ATTACHING TO ORDINARY SHARES	B-12

REGISTER OF MEMBERS AND SHARE CERTIFICATES	B-14

TRANSFER OF SHARES	B-14

REDEMPTION AND PURCHASE OF OWN SHARES	B-15

TREASURY SHARES	B-15

VARIATION OF RIGHTS ATTACHING TO SHARES	B-16

COMMISSION ON SALE OF SHARES	B-16

NON-RECOGNITION OF TRUSTS	B-16

LIEN ON SHARES	B-17

CALLS ON SHARES	B-17

FORFEITURE OF SHARES	B-18

TRANSMISSION OF SHARES	B-18

ALTERATION OF CAPITAL	B-19

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE	B-19

GENERAL MEETINGS	B-20

NOTICE OF GENERAL MEETINGS	B-20

PROCEEDINGS AT GENERAL MEETINGS	B-21

VOTES OF SHAREHOLDERS	B-22

COMPANIES ACTING BY REPRESENTATIVES AT MEETING	B-23

DEPOSITARY AND CLEARING HOUSES	B-23

SHARES THAT MAY NOT BE VOTED	B-23

DIRECTORS	B-23

DIRECTORS’ FEES AND EXPENSES	B-25

ALTERNATE DIRECTOR	B-25

POWERS AND DUTIES OF DIRECTORS	B-25

VACATION OF OFFICE OF DIRECTOR	B-26

PROCEEDINGS OF DIRECTORS	B-26

PRESUMPTION OF ASSENT	B-28

DIRECTORS’ INTERESTS	B-28

DIVIDENDS, DISTRIBUTIONS AND RESERVE	B-29

BOOK OF ACCOUNTS	B-30

ANNUAL RETURNS AND FILINGS	B-30

AUDIT	B-30

THE SEAL	B-31

OFFICERS	B-31

CAPITALISATION OF PROFITS	B-31

NOTICES	B-32

INFORMATION	B-33

INDEMNITY	B-33

FINANCIAL YEAR	B-34

WINDING UP	B-34

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND NAME OF COMPANY	B-34

REGISTRATION BY WAY OF CONTINUATION	B-34

MERGERS AND CONSOLIDATIONS	B-34

INTERPRETATION

1	In these Articles, Table A in the Schedule in the Companies Act does not apply and unless otherwise defined, the defined terms shall have the meanings assigned to them as follows:

“Acquisition Effective Time”	has the meaning ascribed to such term in the Business Combination Agreement;

“Affiliate”

means a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, another Person; provided, that in the case of a Key Executive, the term “Affiliate” shall include such Key Executive’s Permitted Entities, notwithstanding anything to the contrary contained herein;

“Articles”	means these Articles of Association of the Company as altered or added to, from time to time;

“AT”

means Anthony Tan Ping Yeow, and, where these Articles refer to AT in his capacity as Shareholder, such references shall include him, his Permitted Entities and Permitted Transferees with respect to any shares held by him, his Permitted Entities or Permitted Transferees (as applicable);

“Auditor”	has the meaning ascribed to such term in Article 133;

“Board” or “Board of Directors”	means the board of Directors for the time being of the Company;

“Business Combination Agreement”

means that certain Business Combination Agreement among the Company, Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands, Altimeter Growth Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands, J2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and J3 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands, dated as of April 12, 2021;

“Business Day”

means any day, excluding Saturdays, Sundays, and any other day on which commercial banks are authorized or required by Law to close in New York, New York, the Cayman Islands, or the Republic of Singapore;

“Cause”	has the meaning ascribed to such term in AT’s employment agreement with the Company as in effect from time to time;

“Chairman”	means the Chairman appointed pursuant to Article 84(c);
“Class A Ordinary Share”	means a Class A ordinary share in the capital of the Company of a par value of US$0.000001;

“Class B Director”	has the meaning ascribed to such term in Article 84(d);

“Class B Ordinary Share”	means a convertible Class B ordinary share in the capital of the Company of a par value of US$0.000001;

“Class B Ordinary Shareholder”	means a holder of Class B Ordinary Shares and any Permitted Transferee of such holder for so long as such Permitted Transferee is a holder of any Class B Ordinary Shares;

“Co-Chairman”	has the meaning ascribed to such term in Article 84(c);

“Companies Act”	means the Companies Act (Revised) of the Cayman Islands;

“Company”	means Grab Holdings Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands;

“Company’s Website”	means the website of the Company, the address or domain name of which has been notified to the Shareholders;

“Control,” “Controlling,” “under common Control with”

means, directly or indirectly:

(i) the ownership or control of a majority of the outstanding voting securities of such Person;

(ii)  the right to control the exercise of a majority of the votes at a meeting of the board of directors (or equivalent governing body) of such Person; or

(iii)  the ability to direct or cause the direction of the management and policies of such Person (whether by contract, through other legally enforceable rights or howsoever arising);

“Designated Stock Exchange”	means NASDAQ or any other internationally recognized stock exchange on which the Company’s securities are traded;

“Directors”	means the directors of the Company for the time being, or as the case may be, the Directors assembled as a Board or as a committee thereof;

“electronic”	has the meaning ascribed to such term in the Electronic Transactions Act;

“electronic communication”

means an electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

“Electronic Record”	has the meaning given to it in the Electronic Transactions Act;
“Electronic Transactions Act”	means the Electronic Transactions Act (Revised) of the Cayman Islands;

“Family Members”

means and includes only the following individuals: the applicable individual, the spouse of the applicable individual (including former spouses), the parents of the applicable individual, the lineal descendants of the applicable individual, the siblings of the applicable individual, and the lineal descendants of a sibling of the applicable individual. For purposes of the preceding sentence, the descendants of any individual shall include adopted individuals and their issue but only if the adopted individual was adopted prior to attaining age 18;

“GrabforGood Fund”

means the GrabforGood endowment fund, a subsidiary of the Company or other fund or entity designed to grant financial support for long-term social and environmental impact benefiting communities across Southeast Asia, or any successor or replacement entity approved by the Board from time to time;

“Incapacity”

means, with respect to an individual, the permanent and total disability of such individual so that such individual is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner. In the event of a dispute regarding whether an individual has suffered an Incapacity, no Incapacity of such individual will be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made by a court or arbitral panel of competent jurisdiction, and such ruling has become final and non-appealable;

“Indemnified Person”	has the meaning ascribed to such term in Article 149;

“Initial Merger Effective Time”	has the meaning ascribed to such term in the Business Combination Agreement;

“Key Executives”	means AT, Ming-Hokng Maa and Tan Hooi Ling, and the Permitted Entities and Permitted Transferees of each of them;

“Memorandum”	means the Memorandum of Association of the Company;

“Notice Period”	has the meaning ascribed to such term in Article 104(a);

“Ordinary Resolution”	means a resolution passed by a simple majority of votes cast, including by all holders of a specific class of shares, if applicable;

“Ordinary Shares”	means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares;

“paid up”	means paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up;

“Permitted Entity”

means, with respect to any Key Executive:

(a)   any Person in respect of which such Key Executive has, directly or indirectly:

(i) Control with respect to the voting of all the Class B Ordinary Shares held or to be transferred to such Person;

(ii)  the ability to direct or cause the direction of the management and policies of such Person or any other Person having the authority referred to in the preceding clause (a)(i) (whether by contract, as executor, trustee, trust protector or otherwise); or

(iii)  the operational or practical control of such Person, including through the right to appoint, designate, remove or replace the Person having the authority referred to in the preceding clauses (a)(i) or (ii);

(b)   any trust the beneficiaries of which consist primarily of a Key Executive, his or her Family Members, and/or any Persons Controlled directly or indirectly Controlled by such a trust;

(c)   any Person Controlled by a trust described in the immediately preceding clause (b); or

(d)   for the avoidance of doubt, with respect to AT, Hibiscus Worldwide Ltd.;

“Permitted Transferee”

means, with respect to the Class B Ordinary Shareholders, any or all of the following:

(a)   any Key Executive;

(b)   any Key Executive’s Permitted Entities;

(c)   the transferee or other recipient in any transfer of any Class B Ordinary Shares by any Class B Ordinary Shareholder:

(i) to:

(A)  his or her Family Members;

(B)  any other relative or individual approved by the Board; or

(C)  any trust or estate planning entity (including partnerships, limited companies, and limited liability companies), that is primarily for the benefit of, or the ownership interests of which are Controlled by, such Class B Ordinary Shareholder, his or her Family Members, and/or other trusts or estate planning entities described in this paragraph (c), or any entity Controlled by such a trust or estate planning entity; or

(ii)  occurring by operation of law, including in connection with divorce proceedings;

(d)   any charitable organization, foundation, or similar entity;

(e)   the GrabforGood Fund;

(f)   the Company or any of its subsidiaries; and

(g)   in connection with a transfer as a result of, or in connection with, the death or Incapacity of a Key Executive other than AT: any Key Executive’s Family Members, another Class B Ordinary Shareholder, or a designee approved by a majority of all Directors (and Class B Directors shall form a majority of such majority of all Directors);

provided, that:

(x)   as a condition to the applicable transfer, any Permitted Transferee shall have executed an original, a counterpart of, or a deed of adherence with respect to, a Proxy and Voting Deed; and

(y)   in case of any transfer of Class B Ordinary Shares pursuant to clauses (b) through (e) above to a Person who at any later time ceases to be a Permitted Transferee under the relevant clause, the Company shall be entitled to refuse registration of any subsequent transfer of such Class B Ordinary Shares except back to the transferor of such Class B Ordinary Shares pursuant to clauses (b) through (e) (or to a Key Executive or his or her Permitted Transferees) in which case the preceding proviso (x) shall apply, and in the absence of such transfer back to the transferor (or to a Key Executive or his or her Permitted Transferees), the applicable Class B Ordinary Shares shall convert in accordance with Article 10(d)(iv) applied mutatis mutandis;

“Person”

means any individual, corporation, partnership, joint venture, trust, unincorporated organization, limited liability company, estate, association, joint stock company, unincorporated organization, company or other form of business or legal entity or government authority;

“Proxy and Voting Deed”

means a deed or agreement conveying to AT the voting rights of outstanding Class B Ordinary Shares, which includes, for signatories thereof, the proxy and voting rights conveyed to AT by signatories thereof dated as of the date on which the Acquisition Effective Time occurs; for the avoidance of doubt, the Shareholders’ Deed dated April 12, 2021 by and among the Company, Altimeter Growth Holdings, a Cayman Islands limited liability company, Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands, AT and the other signatories thereto shall be deemed to be a Proxy and Voting Deed;

“Register of Members”	means the register of Shareholders to be kept by the Company in accordance with the Companies Act;

“Seal”	means the Common Seal of the Company (if adopted), including any facsimile thereof;

“Securities Act”	means the U.S. Securities Act of 1933;

“share”	means any share in the capital of the Company and includes a fraction of a share;

“Shareholder”	has the meaning ascribed to the term “member” in the Companies Act;

“signed”

includes a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a Person with the intent to sign the electronic communication;

“Special Resolution”	has the meaning ascribed to such term in the Companies Act and includes a unanimous written resolution of all Shareholders;

“Statutes”	means the Companies Act and every other law and regulation of the Cayman Islands for the time being in force concerning companies and affecting the Company;

“subsidiary”

of any Person means any other Person in respect of which such first Person possesses ownership, or the power to direct the voting, of securities entitling to (i) more than fifty percent (50%) of the voting rights and/or (ii) the appointment of a majority of the directors (or Persons performing a similar function);

“Treasury Share”	means a share held in the name of the Company as a treasury share in accordance with the Companies Act;

2	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing one gender only shall include any gender, as the context requires;

(c)	the terms “hereof,” “herein,” “hereby,” “herewith,” “hereto” and derivative or similar words refer to these Articles;

(d)	the word “extent” in the phrase “to the extent” means the degree to which a subject or thing extends and such phrase shall not simply mean “if;”

(e)	words importing natural persons and references to a “company” shall include any Person, and references to any Person includes such Person’s predecessors, successors and permitted assigns;

(f)

“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record, and, only where used in connection with a notice served by the Company on Shareholders or other Persons entitled to receive notices hereunder, shall also include a record maintained in an electronic medium which is accessible in visible form so as to be useable for subsequent reference;

(g)	“may” shall be construed as permissive and “shall,” “will,” and “agrees” shall be construed as imperative;

(h)	a reference to “$”, “US$”, “USD”, or dollar(s) is a reference to the lawful currency of the United States of America;

(i)

references to provisions of any Statute, law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced, and including all regulations promulgated thereunder;

(j)

references to any agreement, deed or other instrument (including to these Articles and the Memorandum) is a reference to that agreement or instrument as amended, restated, or novated from time to time;

(k)

any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms, in each case as if followed by the words “but not limited to”;

(l)

the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive, unless the context otherwise requires;

(m)	headings are inserted for reference only and shall be ignored in construing the Articles;

(n)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(o)

any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(p)	notwithstanding the references in these Articles to an Electronic Record and to the Electronic Transactions Act (Revised), Sections 8 and 19(3) of the Electronic Transactions Act shall not apply;

(q)

“day” means calendar day, “month” means calendar month, and “year” means calendar year unless otherwise specifically stated. Time periods within or following which any payment is to be made or act is to be done under these Articles shall be calculated by excluding the calendar day on which the period commences and including the calendar day on which the period ends, and by extending the period to the next following Business Day if the last calendar day of the period is not a Business Day;

(r)

the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect;

(s)

“directly or indirectly” means, except where the context requires otherwise, directly or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning; and

(t)	the term “holder” in relation to a share means a Person whose name is entered in the Register of Members as the holder of such share.

3	Subject to the last two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4	The business of the Company may be conducted as the Directors see fit.

5

The registered office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

ISSUE OF SHARES

6

Subject to the provisions, if any, in the Memorandum or these Articles and to any direction that may be given by the Shareholders in a general meeting, and except as set forth otherwise in Article 10(c)(iv), the

Directors may, in their absolute discretion and without approval of the existing Shareholders, issue shares, grant rights over existing shares or issue other securities in one or more series as they deem necessary and appropriate and determine designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the shares held by existing Shareholders, at such times and on such other terms as they think proper. No holder of Ordinary Shares shall have preemptive rights.

7	The Company shall not issue shares in bearer form.

8

Except as set forth otherwise in Article 10(c)(iv), the Directors may provide, out of the unissued shares, for series of preference shares. Before any preference shares of any such series are issued, the Directors shall fix, by resolution or resolutions, the following provisions of the preference shares thereof, if applicable:

(a)	the designation of such series, the number of preference shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)	whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)

the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of preference shares;

(d)	whether the preference shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)

the amount or amounts payable upon preference shares of such series upon, and the rights of the holders of such series in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

(f)

whether the preference shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preference shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)

whether the preference shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preference shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)

the limitations and restrictions, if any, to be effective while any preference shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preference shares;

(i)

the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preference shares; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

Without limiting the foregoing and subject to Article 10(c)(iv), Article 72, Article 84(a), and Article 84(d), the voting powers of any series of preference shares may include the right, in the circumstances specified in the resolution or resolutions providing for the issuance of such preference shares, to elect one or more Directors who shall serve for such term and have such voting powers as shall be stated in the resolution or resolutions providing for the issuance of such preference shares. The term of office and voting powers of any Director elected in the manner provided in the immediately preceding sentence of this Article 8 may be greater than or less than those of any other Director or class of Directors.

9

The powers, preferences and relative, participating, optional and other special rights of each series of preference shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preference shares shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

RIGHTS AND RESTRICTIONS ATTACHING TO ORDINARY SHARES

10

Except as otherwise provided in these Articles (including Article 10(c)(iv) and 10(d), Article 72, Article 84(a) and Article 84(d)), the Class A Ordinary Shares and Class B Ordinary Shares have the same rights and powers, and rank equally (including as to dividends and distributions, and upon the occurrence of any liquidation or winding up of the Company), share ratably and be identical in all respects and as to all matters, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the Class A Ordinary Shares and the holders of a majority of the Class B Ordinary Shares, each voting exclusively and as a separate class.

(a)	Income

Holders of Ordinary Shares shall be entitled to such dividends as the Directors may in their absolute discretion lawfully declare from time to time.

(b)	Capital

Holders of Ordinary Shares shall be entitled to a return of capital on liquidation, dissolution or winding-up of the Company in accordance with Article 153 et seq.

(c)	Attendance at General Meetings; Class Voting

(i)	Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company.

(ii)

Except as otherwise provided in these Articles (including Articles 10(c)(iv), 84(a) and 84(d)), holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote for Shareholders’ consent.

(iii)	On all matters subject to a vote of the Shareholders, Ordinary Shares shall be entitled to voting rights as set forth in Article 72.

(iv)

In addition to any rights provided by applicable law or otherwise set forth in these Articles, the Company shall not, without the approval by vote or written consent of the holders of a majority of the voting power of the Class B Ordinary Shares, voting exclusively and as a separate class, directly or indirectly, or whether by amendment or through merger, recapitalization, consolidation or otherwise:

(A)	increase the number of authorized Class B Ordinary Shares;

(B)

issue any Class B Ordinary Shares or securities convertible into or exchangeable for Class B Ordinary Shares, other than to any Key Executive or his or her Affiliates (provided, that such Key Executive (other than AT) or his or her applicable Affiliate shall have executed an original, a counterpart of, or a deed of adherence with respect to, a Proxy and Voting Deed in respect of such Class B Ordinary Shares);

(C)	create, authorize, issue, or reclassify into, any preference shares in the capital of the Company or any shares in the capital of the Company that carry more than one (1) vote per share;

(D)

reclassify any Class B Ordinary Shares into any other class of shares or consolidate or combine any Class B Ordinary Shares without proportionately increasing the number of votes per Class B Ordinary Share; or

(E)

amend, restate, waive, adopt any provision inconsistent with or otherwise vary or alter any provision of the Memorandum or these Articles relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Ordinary Shares.

(d)	Optional and Automatic Conversion of Class B Ordinary Shares

(i)

Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time) at any time at the option of the holder thereof. In no event shall any Class A Ordinary Share be convertible into any Class B Ordinary Shares.

(ii)

Each Class B Ordinary Share will automatically convert into one (1) Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time) on the earliest to occur of 5:00 p.m., Singapore time:

(A)	on the first anniversary of AT’s death or Incapacity;

(B)

on a date determined by the Board during the period commencing 90 days after, and ending 180 days after, the date on which AT is terminated for Cause (and in the event of a dispute regarding whether there was Cause, Cause will be deemed not to exist unless and until an affirmative ruling regarding such Cause has been made by a court or arbitral panel of competent jurisdiction, and such ruling has become final and non-appealable); or

(C)

on a date determined by the Board during the period commencing 90 days and ending 180 days after the date that AT and his Affiliates and Permitted Transferees together own less than thirty-three percent (33%) of the number of Class B Ordinary Shares that AT and his Affiliates and Permitted Transferees owned immediately following the Acquisition Effective Time, as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time.

For the avoidance of doubt, this Article 10(d)(ii) also applies to Class B Ordinary Shares that are not held by AT or his Affiliates or Permitted Transferees.

(iii)	No Class B Ordinary Shares shall be issued by the Company after conversion of all Class B Ordinary Shares into Class A Ordinary Shares.

(iv)

Upon any sale, pledge, transfer, assignment or other disposition of Class B Ordinary Shares by a holder thereof to any Person which is not a Permitted Transferee of such holder, each such Class B Ordinary Share shall be automatically and immediately converted into one (1) Class A Ordinary Share (as adjusted for share splits, share combinations and similar transactions occurring after the Acquisition Effective Time); provided that, notwithstanding anything to the contrary in these Articles, any pledge of Class B Ordinary Shares by a holder thereof that creates a security interest in such Class B Ordinary Shares pursuant to a bona fide loan or indebtedness transaction shall be permitted (and not result in any such conversion) for so long as such holder or its Affiliates (or AT, if such pledgor is a Key Executive other than AT) continue to control, directly or indirectly, the exercise of the voting rights of such pledged Class B Ordinary Shares; provided, further, however, that a foreclosure on such Class B Ordinary Shares or other similar action by the pledgee will result in automatic and immediate conversion of such Class B Ordinary Shares into Class A Ordinary Shares unless the transferee in such foreclosure or similar action qualifies as a Permitted Transferee at such time. For the avoidance of doubt, any sale, pledge, transfer, assignment or disposition of Class B Ordinary Shares to a Permitted Transferee does not result in automatic conversion into Class A Ordinary Shares.

(e)

Procedures of Conversion. The Company may, from time to time, establish such policies and procedures relating to the conversion of the Class B Ordinary Shares to Class A Ordinary Shares, including the issuance of share certificates with respect thereto, as it may deem necessary or advisable.

(f)

Reservation of Class A Ordinary Shares Issuable upon Conversion of Class B Ordinary Shares. The Company shall at all times reserve and keep available out of its authorized but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Class B Ordinary Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Ordinary Shares; and if at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then-outstanding Class B Ordinary Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Class A Ordinary Shares to such numbers of shares as shall be sufficient for such purpose.

REGISTER OF MEMBERS AND SHARE CERTIFICATES

11

The Company shall maintain a register of its Shareholders. A Shareholder shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates (if any) shall specify the share or shares held by that Shareholder and the amount paid up thereon; provided, that in respect of a share or shares held jointly by several Persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all. All certificates for shares shall be delivered personally or sent through the post addressed to the Shareholder entitled thereto at the Shareholder’s registered address as appearing in the register.

12	All share certificates shall bear legends required under the applicable laws, including the Securities Act.

13

Any two or more certificates representing shares of any one class held by any Shareholder may at the Shareholder’s request be cancelled and a single new certificate for such shares issued in lieu on payment (if the Directors shall so require) of US$1.00 or such smaller sum as the Directors shall determine.

14

If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the relevant Shareholder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

15	In the event that shares are held jointly by several Persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

TRANSFER OF SHARES

16 (a) Any

member may transfer all or any of his Class A Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

(b)

The Directors shall not refuse to register any transfer of a share which is permitted under these Articles save that the Directors may decline to register any transfer of any share in the event that any of the following is known by the Directors not to be both applicable and true with respect to such transfer:

(i)

the instrument of transfer is lodged with the Company, or the designated transfer agent or share registrar, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of only one class of shares;

(iii)	the instrument of transfer is properly stamped, if required;

(iv)

the transferred shares are fully paid up and free of any lien in favor of the Company (it being understood and agreed that all other liens, e.g. pursuant to a bona fide loan or indebtedness transaction, shall be permitted); or

(v)	a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board may from time to time require, is paid to the Company in respect thereof.

(c)

If the Directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal stating the facts which are considered to justify the refusal to register the transfer.

17

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as the Board may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

18

The instrument of transfer of any share shall be in writing and executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members.

19	All instruments of transfer that shall be registered shall be retained by the Company.

REDEMPTION AND PURCHASE OF OWN SHARES

20

Subject to the provisions of the Companies Act, the Company may issue shares that are to be redeemed or are liable to be redeemed at the option of the Shareholder or the Company. The redemption of such shares shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of the shares.

21

Subject to the provisions of the Companies Act, the Company may purchase its own shares (including any redeemable shares) in such manner and on such other terms as the Directors may agree with the relevant Shareholder.

22	The Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Companies Act, including out of capital.

23	The Directors may accept the surrender for no consideration of any fully paid share.

TREASURY SHARES

24	The Directors may, prior to the purchase, redemption or surrender of any share, determine that such share shall be held as a Treasury Share.

25	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

VARIATION OF RIGHTS ATTACHING TO SHARES

26

Subject to Article 10(c)(iv), if at any time the share capital of the Company is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation would not have a material adverse effect upon such rights; otherwise, any such variation that would have a material adverse effect upon such rights shall be made only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

27	The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of shares except the following:

(a)	separate general meetings of the holders of a class or series of shares may be called only by:

(i)	the Chairman;

(ii)	a majority of the entire Board of Directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series); or

(iii)	with respect to general meetings of the holders of Class B Ordinary Shares, AT;

(b)

except as set forth in clause(a) above or provided in Article 59(b) below, nothing in this Article 27 or in Article 26 shall be deemed to give any Shareholder or Shareholders the right to call a class or series meeting; and

(c)

the necessary quorum shall be one or more Persons holding or representing by proxy at least one-third of the issued shares of the class or series and that any holder of shares of the class or series present in person or by proxy may demand a poll.

28

The rights conferred upon the holders of the shares of any class or series shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking in priority thereto or pari passu therewith.

COMMISSION ON SALE OF SHARES

29

The Company may, insofar as the Statutes from time to time permit, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

30

No Person shall be recognised by the Company as holding any share upon any trust (other than any trust recognized as a Permitted Entity or Permitted Transferee). The Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statutes) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder. It is understood that a Proxy and Voting Deed shall not be the holding of any share upon trust.

LIEN ON SHARES

31

The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Shareholder (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Shareholder or his estate, either alone or jointly with any other Person, whether a Shareholder or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

32

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 calendar days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the Persons entitled thereto by reason of his death or bankruptcy.

33

For giving effect to any such sale, the Directors may authorise some Person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

34

The net proceeds of the sale after payment of costs shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the Person entitled to the shares at the date of the sale.

CALLS ON SHARES

35

Subject to the terms of allotment, the Directors may from time to time make calls upon the Shareholders in respect of any money unpaid for the purchase of their shares, and each Shareholder shall (subject to receiving at least 14 calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

36	The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

37

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

38

The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

39	The Directors may make arrangements on the issue of shares for a difference between the Shareholders, or the particular shares, in the amount of calls to be paid and in the times of payment.

40

The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors. No such sum paid in advance of calls shall entitle the Shareholder paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

41

If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of such much of the call or instalment as is unpaid, together with any interest which may have accrued.

42

The notice shall name a further day (not earlier than the expiration of 14 calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

43

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

44

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

45

A Person whose shares have been forfeited shall cease to be a Shareholder in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the fully paid up amount of the shares.

46

A certificate in writing under the hand of a Director of the Company, which certifies that a share has been forfeited on a date stated in the certificate, shall be conclusive evidence of the facts therein stated as against all Persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share or any sale or disposition thereof and may execute a transfer of the share in favour of the Person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

47

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSMISSION OF SHARES

48

The legal personal representative of a deceased sole holder of a share shall be the only Person recognised by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the share.

49

Any Person becoming entitled to a share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a Shareholder in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt Person could have made. If the Person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

50

A Person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Shareholder in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, however, that the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF CAPITAL

51	The Company may by Ordinary Resolution, subject to the rights of Class B Ordinary Shares, including under Article 10(c)(iv):

(a)	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

(b)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(c)

sub-divide its existing shares or any of them into shares of a smaller amount; provided, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

(d)

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the shares so cancelled.

52

Subject to the rights of Class B Ordinary Shares, including under Article 10(c)(iv), the provisions of the Statutes and these Articles as regards to the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

53

All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture, and otherwise as the shares in the original share capital.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

54

For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case 30 calendar days. If the Register of Members shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders such register shall be so closed for at least 10 calendar days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

55

In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend, the Directors may, at or within 90 calendar days prior to the date of declaration of such dividend fix a subsequent date as the record date of such determination.

56	If the Register of Members is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those

Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS

57	All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.

58 (a)

The Company shall hold an annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall determine.

(b)	At these annual general meetings, the report of the Directors (if any) shall be presented.

59 (a)	The Directors may call general meetings, and they shall on a Shareholders requisition forthwith proceed to convene an extraordinary general meeting of the Company.

(b)	A Shareholders requisition is a requisition of:

(i)

Shareholders of the Company holding at the date of deposit of the requisition not less than a majority of the votes that may be cast by all of the issued share capital of the Company as at that date carries the right of voting at general meetings of the Company; or

(ii)	the holders of Class B Ordinary Shares entitled to cast (including by proxy) a majority of the votes that all Class B Ordinary Shares are entitled to cast.

(c)

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the principal place of business of the Company (with a copy forwarded to the registered office), and may consist of several documents in like form each signed by one or more requisitionists.

(d)

If the Directors do not within 21 calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 calendar days, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the second said 21 calendar days.

(e)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

60

At least seven calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided, that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting by all the Shareholders (or their proxies) entitled to attend and vote thereat; and

(b)

in the case of an extraordinary general meeting by Shareholders (or their proxies) having a right to attend and vote at the meeting, together holding shares entitling the holders thereof to not less than two thirds of the votes entitled to be cast at such extraordinary general meeting.

61	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

62

No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. One or more Shareholders holding not less than an aggregate of one-third of all votes that may be cast in respect of the share capital of the Company in issue present in person or by proxy and entitled to vote shall be a quorum for all purposes; provided, that the presence in person or by proxy of holders of a majority of Class B Ordinary Shares shall be required in any event.

63

If provided for by the Company, a Person may participate at a general meeting by conference telephone, video conference or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

64

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place or such later time or other place as may be determined by the Chairman, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.

65	The Chairman shall preside as chairman at every general meeting of the Company.

66

If at any meeting the Chairman is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Directors present shall elect one of their members to be chairman of the meeting, or, if no Director is so elected and willing to be chairman of the meeting, the Shareholders present shall choose a chairman of the meeting.

67

The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place (provided, that no special meeting called by a holder of Class B Ordinary Shares may be adjourned unless a quorum does not exist), but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten (10) calendar days or more, not less than seven (7) Business Days’ notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

68

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Shareholders present in person or by proxy entitled to vote and who together hold shares entitling to not less than ten percent (10%) of the votes entitled to be cast at such general meeting, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

69

If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn.

70

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

71

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith (provided, that no special meeting called by a holder of Class B Ordinary Shares may be adjourned unless a quorum does not exist). A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF SHAREHOLDERS

72

Subject to any rights and restrictions for the time being attached to any class or classes of shares, including in Articles 10(c)(iv), 10(d), 84(a) and 84(d), each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to a vote of the Shareholders, and each Class B Ordinary Share shall be entitled to forty-five (45) votes on all matters subject to a vote of the Shareholders.

73

In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

74

A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may on a poll, vote by proxy.

75	No Shareholder shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

76	On a poll, votes may be given either personally or by proxy.

77

A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or, being entities, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

78

The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a company, either under seal or under the hand of an officer or attorney duly authorized. A proxy need not be a Shareholder of the Company. An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll. Any Proxy and Voting Deed is deemed approved by the Directors.

79

The instrument appointing a proxy shall be deposited at the registered office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

(a)	not less than 48 hours before the time for holding the meeting or adjourned meeting at which the Person named in the instrument proposes to vote; or

(b)

in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c)

where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any Director;

provided, that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the registered office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

80

Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

COMPANIES ACTING BY REPRESENTATIVES AT MEETING

81

Any corporation or other non-natural person which is a Shareholder may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Shareholders, and the person so authorised shall be entitled to exercise the same powers on behalf of such corporation or other non-natural person which he represents as such corporation or other non-natural person could exercise if it were an individual Shareholder.

DEPOSITARY AND CLEARING HOUSES

82

If a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Shareholder of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any class of Shareholders of the Company; provided, that, if more than one Person is so authorised, the authorisation shall specify the number and class of shares in respect of which each such Person is so authorised. A Person so authorised pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Shareholder holding the number and class of shares specified in such authorisation, including the right to vote individually on a show of hands.

SHARES THAT MAY NOT BE VOTED

83

Treasury Shares and other shares that are owned by the Company (but not by any of its subsidiaries) shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

84 (a)

The number of Directors shall not be more than seven Directors; provided, that, at any time and from time to time, the number of Directors may be increased to eight or nine (or reduced to any number smaller than nine, as the case may be, as long as the provisions in Articles 84(d) and 85 regarding the removal of Directors are complied with), if and as determined by the holders of a majority of the Class B Ordinary Shares, voting exclusively and as a separate class in a meeting or by written notice served upon the Company signed by or on behalf of the holders of a majority of the Class B Ordinary Shares for the time being in issue. Such appointment or removal shall have immediate effect when the vote is passed or the notice served, or take effect at such later time as may be stated in such resolution or notice. Such resolution or notice shall include the specifications provided for in Article 84(d) as to additional Class B Director(s), if any, to be appointed to maintain the rights of the Class B Ordinary Shares set forth in Article 84(d). Where these Articles refer to an addition to the existing Board beyond nine Directors, it is understood that this Article 84(a) shall first have been amended by Special Resolution subject to Article 10(c)(iv)(E).

(b)	Each Director shall hold office until the earlier to occur of:

(i)	his or her successor having been elected;

(ii)	his or her removal as set out in Article 84(d) or Article 85, as applicable; or

(iii)	such time as determined in accordance with Article 101.

(c)

The Board of Directors shall have a Chairman (the “Chairman”) elected and appointed by a majority of the Directors then in office. The Directors may also elect a Co-Chairman or a Vice-Chairman of the Board of Directors (the “Co-Chairman”). The Chairman shall preside as chairman at every meeting of the Board of Directors. To the extent the Chairman is not present at a meeting of the Board of Directors, the Co-Chairman, or in his absence, the attending Directors may choose one Director to be the chairman of the meeting. The Chairman’s voting right as to the matters to be decided by the Board of Directors shall be the same as other Directors.

(d)

A majority of the Directors for the time being permitted under Article 84(a) shall be designated as “Class B Directors.” The Class B Directors shall be nominated, appointed and removed only by the Class B Ordinary Shareholders, voting exclusively and as a separate class in a meeting or by written notice served upon the Company signed by or on behalf of the holders of a majority of the Class B Ordinary Shares for the time being in issue. Such appointment or removal by the Class B Ordinary Shareholders shall have immediate effect when the vote is passed or the notice served, or take effect at such later time as may be stated in such resolution or notice. Such resolution or notice shall specify whether the applicable Director is designated as a Class B Director or not.

(e)

Subject always to the rights of the Class B Ordinary Shareholders in Article 84(d) and the maximum number of Directors set forth in Article 84(a), the Shareholders may by Ordinary Resolution elect any individual to be a Director (but not a Class B Director, for the avoidance of doubt) either to fill a vacancy on the Board or as an addition to the existing Board. No Shareholder will be permitted to cumulate votes at any such election of Directors.

85	Any Director (other than any Class B Director) may be removed from office at any time before the expiration of his or her term by Ordinary Resolution.

86	A vacancy on the Board created by the removal of a Director (other than any Class B Director) under the provisions of Article 85 above may be filled in accordance with Article 84(e).

87

The Board may, from time to time, and except as required by applicable law or the listing rules of the Designated Stock Exchange where the Company’s securities are traded, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

88

A Director shall not be required to hold any shares in the Company by way of qualification. A Director who is not a Shareholder of the Company shall nevertheless be entitled to receive notice of and to attend and speak at general meetings of the Company and all classes of shares of the Company.

DIRECTORS’ FEES AND EXPENSES

89

The Directors may receive such remuneration as the Board may from time to time determine. The Directors may be entitled to be repaid all travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

90

Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Article.

ALTERNATE DIRECTOR

91

Any Director may in writing appoint another individual to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the Director appointing such alternate is not personally present and, where he is a Director, to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall be deemed for all purposes to be a Director and shall not be deemed to be the agent of the Director appointing him. An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

92

Any Director may appoint any individual, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

93

Subject to the provisions of the Companies Act, these Articles and to any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution made by the Shareholders in a general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been made.

94

Subject to these Articles, the Directors may from time to time appoint any individual, whether or not a Director of the Company, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of the Chief Executive Officer, President, Chief Operating Officer, Chief Technology Officer, Chief Financial Officer, one or more Vice Presidents, Managers or Controllers, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. The Directors may also appoint one or more of their body (but not an alternate Director) to the office of Managing Director upon like terms, but any such appointment shall ipso facto determine if any Managing Director ceases from any cause to be a Director, or if the Shareholders by Ordinary Resolution resolves that his tenure of office be terminated.

95

The Directors may from time to time and at any time by power of attorney appoint any Person, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of Persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

96

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

97

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and, subject to the following sentence, may appoint any Persons to be members of such committees, local boards or agencies, and may appoint any managers or agents of the Company and may fix the remuneration of any of the aforesaid. Any committee of the Board (other than the audit committee) shall consist of at least one (1) Class B Director.

98

The Directors from time to time and at any time may delegate to any such committee, local board or agency any of the powers, authorities and discretions for the time being vested in the Directors, and may authorise the members for the time being of any such local board, or any of them, to fill up any vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any Person so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby. Any committee, local board or agency so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

99	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested to them.

100

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

VACATION OF OFFICE OF DIRECTOR

101	Notwithstanding anything in these Articles, the office of any Director shall be vacated if:

(a)	such Director dies, becomes bankrupt or makes any arrangement or composition with his creditors;

(b)

(i) with respect to any Director other than AT, a licensed medical practitioner who has evaluated that Director gives a written opinion to the Company stating he has become physically or mentally incapable of acting as a Director and may remain so for more than three (3) months and (ii) with respect to AT, his Incapacity shall have been determined;

(c)	such Director resigns his office by notice in writing to the Company; or

(d)	such Director shall be removed from office pursuant to Article 84(d) (in the case a Class B Director) or Article 85.

PROCEEDINGS OF DIRECTORS

102	The Directors may meet together (whether within or outside the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit.

103

A Board meeting may be called by a Director by giving notice in writing to the Board specifying a date, time and agenda for such meeting. The Board shall upon receipt of such notice give a copy of such notice of such meeting to all Directors and their respective alternates (if any).

104 (a)

At least one (1) Business Day notice shall be given to all Directors and their respective alternates (if any) for a Board meeting; provided, that such notice period may be reduced or waived with the consent of all the Directors or their respective alternates (if any); provided, further, that such notice period may, in the event of an emergency as determined by a majority of all Directors (and Class B Directors shall form a majority of such majority of all Directors), be shortened to such notice period as the Chairman may determine to be appropriate. The applicable notice period under this Article 104(a) for the applicable meeting of the Board shall be referred to as the “Notice Period.”

(b)

An agenda identifying in reasonable detail the issues to be considered by the Directors at any such meeting and copies (in printed or electronic form) of any relevant papers to be discussed at the meeting together with all relevant information shall be provided to and received by all Directors and their alternates (if any) within the Notice Period. The agenda for each meeting shall include any matter submitted to the Company by any Director within the Notice Period.

(c)	Unless approved by all Directors (whether or not present or represented at such meeting), matters not set out in the agenda need not be considered at a Board meeting.

105

A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of conference telephone, video conference or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

106

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be a majority of the Directors then in office, provided, that a Director and his appointed alternate Director shall be considered only one person for this purpose.

107

If a quorum is not present at a Board meeting within thirty (30) minutes following the time appointed for such Board meeting, the relevant meeting shall be adjourned for a period of at least three (3) Business Days and the presence of any three (3) Directors shall constitute a quorum at such adjourned meeting. A meeting of the Directors at which a quorum is present when the meeting proceeds to business shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

108

Questions arising at any meeting of the Directors shall be decided by a majority of votes and each Director shall be entitled to one (1) vote in deciding matters deliberated at any meeting of the Directors.

109	The Directors shall cause minutes to be made in books or electronic records provided for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

110

When the chairman of a meeting of the Directors signs the minutes of such meeting, the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

111

A resolution signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. Such resolution may consist of several documents each signed by one or more of the Directors.

112

The continuing Directors may act, notwithstanding any vacancy in their body, but if their number is reduced below the number fixed pursuant to these Articles as the necessary quorum of Directors, then the continuing Directors may act only to summon a general meeting of the Company, but for no other purpose.

113

A committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

114

A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman of the committee shall have a second or casting vote.

115

All acts done by any meeting of the Directors or of a committee of Directors, or by any individual acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or individual acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such individual had been duly appointed and was qualified to be a Director.

PRESUMPTION OF ASSENT

116

A Director who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the individual acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such individual immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIRECTORS’ INTERESTS

117 (a)

A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of the Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

(b)

A Director or alternate Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director; provided, that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

(c)

A Director or alternate Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

(d)

No individual shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director or alternate Director holding office or of the fiduciary relationship thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested; provided, that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

(e)

A Director or alternate Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest and he may be counted in the quorum, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

118

Subject to any rights and restrictions for the time being attached to any class or classes of shares and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

119

Subject to any rights and restrictions for the time being attached to any class or classes of shares and these Articles, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

120

The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

121

Any dividend may be paid by cheque or wire transfer to the registered address of the Shareholder entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such Person and such address as the Shareholder entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder entitled, or such joint holders as the case may be, may direct.

122

The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions may make such payment either in cash or in specie; provided, that no dividend shall be made in specie on any Class A Ordinary Shares unless a dividend in specie in equal proportion is made on the Class B Ordinary Shares.

123	No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act, the share premium account.

124

Subject to the rights of Persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid or credited as fully paid on the shares, but if and so long as nothing is paid up on any of the shares in the Company dividends may be declared and paid according to the amounts of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the share.

125	If several Persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other monies payable on or in respect of the share.

126	No dividend shall bear interest against the Company.

127

Any dividend or other distribution which cannot be paid to a Shareholder and/or which remains unclaimed after six months from the date on which such dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the

Company shall not be constituted as a trustee in respect of that account and the dividend or other distribution shall remain as a debt due to the Shareholder. Any dividend or other distribution which remains unclaimed after a period of six years from the date on which such dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

BOOK OF ACCOUNTS

128

The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

129

The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statutes or authorised by the Directors or by the Shareholders in a general meeting.

130

The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law and the listing rules of the Designated Stock Exchange.

131

Subject to the requirements of applicable law and the listing rules of the Designated Stock Exchange, the accounts relating to the Company’s affairs shall be audited with such financial year end as set forth in Article 152 and in such manner as may be determined from time to time by the Company by Ordinary Resolution or failing any such determination by the Directors or failing any determination as aforesaid shall not be audited.

ANNUAL RETURNS AND FILINGS

132	The Board shall make the requisite annual returns and any other requisite filings in accordance with the Companies Act.

AUDIT

133	The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration (the “Auditor”).

134

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of auditors.

135

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next special meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any time during their term of office, upon request of the Directors at any general meeting of the Shareholders.

THE SEAL

136

The Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors; provided, always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of any one or more individuals as the Directors may appoint for the purpose, and every individual as aforesaid shall sign every instrument to which the Seal of the Company is so affixed in their presence.

137

The Company may maintain a facsimile of its Seal in such countries or places as the Directors may appoint, and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors; provided, always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such individual or individuals as the Directors may for this purpose appoint, and such individual or individuals as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in their presence.

138

Notwithstanding the foregoing, a Director shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

OFFICERS

139

Subject to Article 94, the Company may have a Chief Executive Officer, President, Chief Operating Officer, Chief Technology Officer, Chief Financial Officer, one or more Vice Presidents, Manager or Controller, each appointed by the Directors. The Directors may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time determine.

CAPITALISATION OF PROFITS

140	Subject to the Companies Act and these Articles, the Board may, with the authority of an Ordinary Resolution:

(a)	resolve to capitalise any amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account) or otherwise available for distribution;

(b)

appropriate the sum resolved to be capitalised to the Shareholders in the proportions in which such sum would have been divisible amongst such Shareholders had the same been a distribution of profits by way of dividend or other distribution, and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively; or

(ii)	paying up in full unissued shares or debentures of a nominal amount equal to that sum,

and allot the shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to Shareholders credited as fully paid;

(c)

make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Shareholders concerned);

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

(ii)

the payment by the Company on behalf of the Shareholders (by the application of their respective operations of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, an agreement made under the authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to the resolution.

NOTICES

141

Except as otherwise provided in these Articles, any notice shall be in writing and may be given by the Company to any Shareholder either personally or by sending it by courier, post, fax, or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Shareholder), or by placing it on the Company’s Website. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

142	Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

143

Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

144	Any notice or other document, if served by:

(a)

post, service of the notice shall be deemed to have been served five calendar days after the time when the letter containing the same is posted (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted);

(b)	fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted;

(c)

recognised courier service, service of the notice shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly delivered to the courier; or

(d)

e-mail, service of the notice shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

145

Any notice or document delivered or sent to any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the share.

146	Notice of every general meeting shall be given to:

(a)	all Shareholders who have supplied to the Company an address for the giving of notices to them;

(b)	every Person entitled to a share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting; and

(c)	each Director and alternate Director.

No other Person shall be entitled to receive notices of general meetings.

INFORMATION

147

No Shareholder shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Shareholders of the Company to communicate to the public.

148

The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its members including, without limitation, information contained in the Register of Members and transfer books of the Company.

INDEMNITY

149

To the maximum extent permitted by applicable law, every Director and officer of the Company (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former officer of the Company (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud or wilful default of such Indemnified Person. No Person shall be found to have committed actual fraud or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect, and such finding shall have become final and non-appealable.

150

To the maximum extent permitted by applicable law, the Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final and non-appealable judgment by a court of competent jurisdiction that such Indemnified Person was not entitled to indemnification pursuant to this Article, in which case such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

151

The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such Person in respect of any negligence, default, breach of fiduciary or other duty or breach of trust of which such Person may be guilty in relation to the Company.

FINANCIAL YEAR

152	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31st in each year and shall begin on January 1st in each year.

WINDING UP

153

If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any shares, in a winding up:

(a)

if the assets available for distribution amongst the Shareholders shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Shareholders in proportion to the par value of the shares held by them; or

(b)

if the assets available for distribution amongst the Shareholders shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

154

If the Company shall be wound up, the liquidator may, subject to the rights attaching to any shares and with the approval of a Special Resolution and any other approval required by the Statutes, divide amongst the Shareholders in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like approval, shall think fit, but so that no Shareholder shall be compelled to accept any asset upon which there is a liability.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND

NAME OF COMPANY

155

Subject to Article 10(c)(iv)(E), the Company may at any time and from time to time by Special Resolution alter or amend these Articles or the Memorandum, in whole or in part, or change the name of the Company.

REGISTRATION BY WAY OF CONTINUATION

156

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATIONS

157

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Companies Act) upon such terms as the Directors may determine and (to the extent required by the Companies Act) with the approval of a Special Resolution.

*    *    *

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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ALTIMETER GROWTH CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on November 29,
2021.

	Vote at the Meeting –	INTERNET –

If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend: https://www.cstproxy.com/altimetergrowth/2021

www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

PROXY – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3(A), 3(B), 3(C), 3(D), 3(E), and 4.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

1. Proposal No. 1 – The Business Combination Proposal – RESOLVED, as an ordinary resolution, that the business combination contemplated by the Business Combination Agreement, dated as of April 12, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Grab Holdings Limited (formerly known as J1 Holdings Inc.), an exempted company limited by shares incorporated under the laws of the Cayman Islands (“GHL”), Altimeter Growth Corp. (“AGC”), J2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of GHL (“AGC Merger Sub”), J3 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of GHL (“Grab Merger Sub”) and Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Grab”) pursuant to which: (i) AGC shall merge with and into AGC Merger Sub, with AGC Merger Sub surviving and remaining as a wholly-owned subsidiary of GHL (the “Initial Merger”) and (ii) following the Initial Merger, Grab Merger Sub shall merge with and into Grab, with Grab being the surviving entity and becoming a wholly-owned subsidiary of GHL (the “Acquisition Merger”) and the other transactions contemplated by the Business Combination Agreement (the business combination, the Initial Merger, the Acquisition Merger, and the other transactions contemplated by the Business Combination Agreement, the “Business Combination”) be confirmed, ratified and approved in all respects.

2. Proposal No. 2 – The Initial Merger Proposal – RESOLVED, as a special resolution, that AGC be and is hereby authorized to merge with and into AGC Merger Sub so that AGC Merger Sub be the surviving company and all the undertaking, property and liabilities of AGC vest in AGC Merger Sub by virtue of such merger pursuant to the Companies Act (As Revised) of the Cayman Islands;

    RESOLVED, as a special resolution, that the Business Combination Agreement and the plan of merger in the form annexed as Exhibit I to the Business Combination Agreement (the “Plan of Merger”) be and are hereby authorized, approved and confirmed in all respects;

    RESOLVED, as a special resolution, that AGC be and is hereby authorized to enter into the Business Combination Agreement and the Plan of Merger; and

    RESOLVED, as a special resolution, that upon the Effective Time (as defined in the Plan of Merger), the amending and restating of the memorandum and articles of AGC by adoption of the memorandum and articles of association of AGC Merger Sub in the form attached to the Plan of Merger is approved in all respects.

3. Proposal No. 3 – The Governing Documents Proposal –

    (A) Proposal No. 3 – the Governing Documents Proposal – Proposal A – RESOLVED, as a special resolution, to approve in all respects the effective change in authorized share capital from (i) the share capital of AGC of $22,100 divided into 200,000,000 AGC Class A ordinary shares (“AGC Class A Ordinary Shares”) of a par value of $0.0001 each, 20,000,000 AGC Class B ordinary shares of a par value of $0.0001 each and 1,000,000 preference shares of a par value of $0.0001 each to (ii) the share capital of GHL of 50,000,000,000 shares of all classes of capital stock, par value $0.000001 per share, consisting of 49,500,000,000 shares of GHL Class A ordinary shares (“GHL Class A Ordinary Shares”) and 500,000,000 shares of GHL Class B Ordinary Shares (“GHL Class B Ordinary Shares”), which change will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares subject to the amended and restated memorandum and articles of association of GHL.

    (B) Proposal No. 3 – the Governing Documents Proposal – Proposal B – RESOLVED, as a special resolution, to approve in all respects the effective change in voting power in respect of the AGC Class A Ordinary Shares given that, following the consummation of the Business Combination each GHL Class A Ordinary Share will be entitled to one (1) vote per share (consistent with the AGC Class A Ordinary Shares) compared with each GHL Class B Ordinary Share being entitled to forty-five (45) votes per share, which change will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares.

    (C) Proposal No. 3 – the Governing Documents Proposal – Proposal C – RESOLVED, as a special resolution, to approve in all respects the change in rights that holders of AGC Class A Ordinary Shares hold in respect of increasing the number of directors, in that the number of directors of GHL may be increased from time to time up to nine directors solely with the approval of a majority of the Class B ordinary Shares voting as a separate class without the approval of the holders of GHL Class A Ordinary Share, whereas AGC’s amended and restated memorandum and articles provided holders of Class A Ordinary Shares with the right to approve such change upon ordinary resolution, which change will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares subject to the amended and restated memorandum and articles of association of GHL.

    (D) Proposal No. 3 – the Governing Documents Proposal – Proposal D – RESOLVED, as a special resolution, to approve in all respects the effective change in quorum requirements applicable to shareholder meetings from (i) the holders of a majority of the AGC Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy shall be a quorum for a general meeting of AGC to (ii) one or more shareholders holding not less than an aggregate of one-third of all votes that may be cast in respect of the share capital of GHL in issue present in person or by proxy and entitled to vote, which change will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares subject to the amended and restated memorandum and articles of association of GHL.

    (E) Proposal No. 3 – the Governing Documents Proposal – Proposal E – RESOLVED, as a special resolution, to authorize all other changes in connection with the effective replacement of AGC’s amended and restated memorandum and articles with GHL’s amended and restated memorandum and articles effective as of the consummation of the Business Combination, including changing the name from AGC to GHL, and removing certain provisions relating to AGC’s status as a blank check company that will no longer be applicable to GHL following consummation of the Business Combination, which changes will be effected given holders of AGC Class A Ordinary Shares will, effective as of the consummation of the Business Combination (and assuming such holders do not redeem their AGC Class A Ordinary Shares) hold GHL Class A Ordinary Shares subject to the amended and restated memorandum and articles of association of GHL.

4. Proposal No. 4 – The Adjournment Proposal – RESOLVED, as an ordinary resolution, that the adjournment of the Extraordinary General Meeting to a later date or dates to be determined by the chairman of the Extraordinary General Meeting, is hereby confirmed, ratified and approved in all respects.

CONTROL NUMBER

Signature                                      Signature, if held jointly                                               Date                     , 2021

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. If signing as a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Internet Availability of Proxy

Materials for the Extraordinary General Meeting of Shareholders

of Altimeter Growth Corp.

To view the 2021 Proxy Statement and to attend the

Extraordinary General Meeting, please go to:

https://www.cstproxy.com/altimetergrowth/2021

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ALTIMETER GROWTH CORP.

The undersigned hereby appoints Brad Gerstner and Hab Siam (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the Class A ordinary shares and Class B ordinary shares of Altimeter Growth Corp. (the “Company” or “AGC”) that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting (the “Extraordinary General Meeting”) of shareholders of the Company to be held on November 30, 2021 at 12:00 p.m., Eastern time, at the offices of Ropes & Gray LLP located at 800 Boylston Street, Boston, Massachusetts 02199 or virtually at https://www.cstproxy.com/altimetergrowth/2021, and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below and in the Proxies’ discretion on such other matters as may properly come before the Extraordinary General Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the proposals presented at the Extraordinary General Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)